FILED PURSUANT TO RULE 424(h)
REGISTRATION FILE NO.: 333-257737-03

The information in this preliminary prospectus is not complete and may be changed. This preliminary prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

This preliminary prospectus, dated March 18, 2022, may be amended or completed prior to time of sale.

PROSPECTUS

$879,969,000 (Approximate)

 BBCMS Mortgage Trust 2022-C15
(Central Index Key Number 0001913593)
as Issuing Entity

Barclays Commercial Mortgage Securities LLC
(Central Index Key Number 0001541480)
as Depositor

Barclays Capital Real Estate Inc.
(Central Index Key Number 0001549574)

 Bank of Montreal
(Central Index Key Number 0000927971)

KeyBank National Association
(Central Index Key Number 0001089877)

 Starwood Mortgage Capital LLC
(Central Index Key Number 0001548405)

Societe Generale Financial Corporation
(Central Index Key Number 0001755531)

as Sponsors and Mortgage Loan Sellers

Commercial Mortgage Pass-Through Certificates, Series 2022-C15

Barclays Commercial Mortgage Securities LLC is offering certain classes of the Commercial Mortgage Pass-Through Certificates, Series 2022-C15 consisting of the certificate classes identified in the table below. The certificates being offered by this prospectus (and the non-offered certificates identified under “Summary of Certificates and VRR Interest” and the RR interest) represent the beneficial ownership interests in the issuing entity, which will be a New York common law trust named BBCMS Mortgage Trust 2022-C15. The assets of the issuing entity will primarily consist of a pool of fixed-rate commercial mortgage loans, which are generally the sole source of payments on the certificates and the RR interest. Credit enhancement will be provided solely by certain classes of subordinate certificates that will be subordinate to certain classes of senior certificates as described under “Description of the Certificates—Subordination; Allocation of Realized Losses”. Each class of certificates and the RR interest will be entitled to receive monthly distributions of interest and/or principal on the 4th business day following the 11th day of each month (or if the 11th day is not a business day, the next business day), commencing in May 2022. The rated final distribution date for the offered certificates is the distribution date in April 2055.

Class	Approximate Initial Certificate Balance or Notional Amount(1)	Approximate Initial Pass-Through Rate	Pass-Through Rate Description	Assumed Final Distribution Date(3)
Class A-1	$12,900,000%		(5)	December 2026
Class A-2	$75,600,000%		(5)	December 2026
Class A-3	$87,800,000%		(5)	February 2029
Class A-4	(6)%		(5)	(6)
Class A-5	(6)%		(5)	(6)
Class A-SB	$23,405,000%		(5)	October 2031
Class X-A	$697,005,000	(7)%	Variable(8)	NAP
Class X-B	$182,964,000	(9)%	Variable(10)	NAP
Class A-S	$94,593,000%		(5)	March 2032
Class B	$46,053,000%		(5)	March 2032
Class C	$42,318,000%		(5)	March 2032

(Footnotes on table on pages [__] and [__])

You should carefully consider the summary of risk factors and the risk factors beginning on page 61 and 63, respectively, of this prospectus.

None of the certificates, the RR interest and the mortgage loans are insured or guaranteed by any governmental agency, instrumentality or private issuer or any other person or entity.

The certificates and the RR interest will represent interests in the issuing entity only. They will not represent interests in or obligations of the sponsors, depositor, any of their affiliates or any other entity.

The United States Securities and Exchange Commission and state regulators have not approved or disapproved of the offered certificates or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense. Barclays Commercial Mortgage Securities LLC will not list the offered certificates on any securities exchange or on any automated quotation system of any securities association.

The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended, contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act (both as defined in this prospectus).

The underwriters, Barclays Capital Inc., BMO Capital Markets Corp., SG Americas Securities, LLC, KeyBanc Capital Markets Inc., Drexel Hamilton, LLC and Bancroft Capital, LLC will purchase the offered certificates from Barclays Commercial Mortgage Securities LLC and will offer them to the public at negotiated prices, plus, in certain cases, accrued interest, determined at the time of sale. Barclays Capital Inc.is acting as co-lead manager and joint bookrunner with respect to approximately 48.0% of each class of offered certificates, BMO Capital Markets Corp. is acting as co-lead manager and joint bookrunner with respect to approximately 23.8% of each class of offered certificates, KeyBanc Capital Markets Inc. is acting as co-lead manager and joint bookrunner with respect to approximately 21.6% of each class of offered certificates, and SG Americas Securities, LLC is acting as co-lead manager and joint bookrunner with respect to approximately 6.6% of each class of offered certificates. Drexel Hamilton, LLC and Bancroft Capital, LLC are acting as co-managers.

The underwriters expect to deliver the offered certificates to purchasers in book-entry form only through the facilities of The Depository Trust Company in the United States and Clearstream Banking, Luxembourg and Euroclear Bank, as operator of the Euroclear System, in Europe, against payment in New York, New York on or about April 13, 2022. Barclays Commercial Mortgage Securities LLC expects to receive from this offering approximately % of the aggregate certificate balance of the offered certificates, plus accrued interest from April 1, 2022, before deducting expenses payable by the depositor.

Barclays	BMO Capital Markets	Société Générale	KeyBanc Capital Markets
Co-Lead Managers and Joint Bookrunners
Drexel Hamilton		Bancroft Capital, LLC
Co-Managers

March, 2022

BBCMS Mortgage Trust 2022-C15

Commercial Mortgage Pass-Through Certificates, Series 2022-C15

Idaho
1 property
$12,176,738
1.2% of total
Colorado
2 properties
$20,700,000
2.0% of total
Missouri
1 property
$3,486,425
0.3% of total
Illinois
2 properties
$11,770,035
1.1% of total
Wisconsin
1 property
$24,750,000
2.4% of total
Indiana
8 properties
$2,568,508
0.2% of total
Pennsylvania
3 properties
$7,782,191
0.8% of total
New York
14 properties
$168,829,490
16.4% of total
Maine
3 properties
$37,374,105
3.6% of total
Washington
3 properties
$69,641,903
6.8% of total
Michigan
17 properties
$41,544,391
4.0% of total
Massachusetts
2 properties
$4,250,606
0.4% of total
Ohio
20 properties
$29,861,953
2.9% of total
Connecticut
1 property
$4,180,000
0.4% of total
Nevada
9 properties
$73,608,097
7.1% of total
New Jersey
1 property
$50,000,000
4.8% of total
Maryland
2 properties
$24,022,596
2.3% of total
California
7 properties
$152,848,464
14.8% of total
Delaware
14 properties
$60,000,000
5.8% of total
Virginia
3 properties
$34,529,524
3.3% of total
District of Columbia
2 properties
$21,000,000
2.0% of total
South Carolina
2 properties
$5,015,614
0.5% of total
North Carolina
2 properties
$33,900,000
3.3% of total
Arizona
4 properties
$19,147,087
1.9% of total
Georgia
8 properties
$2,289,539
0.2% of total
Oklahoma
1 property
$1,819,110
0.2% of total
Texas
8 properties
$49,698,217
4.8% of total
Arkansas
1 property
$3,100,000
0.3% of total
Louisiana
1 property
$3,857,000
0.4% of total
Alabama
2 properties
$8,994,870
0.9% of total
Florida
9 properties
$48,555,309
4.7% of total
Percentage of
Initial Pool Balance
0.2% – 5.0%
5.1% – 10.0%
10.1% – 16.4%

Summary of Certificates and VRR Interest

Class	Approx. Initial Certificate Balance or Notional Amount(1)		Approx. Initial Credit Support(2)	Approx. Initial Pass- Through Rate	Pass- Through Rate Description	Assumed Final Distribution Date(3)	Expected Weighted Average Life (Years)(4)	Expected Principal Window(4)
Offered Certificates
A-1	$12,900,000		30.000%	%	(5)	December 2026	2.71	05/22-12/26
A-2	$75,600,000		30.000%	%	(5)	December 2026	4.67	12/26-12/26
A-3	$87,800,000		30.000%	%	(5)	February 2029	6.82	01/29-02/29
A-4	(6)		30.000%	%	(5)	(6)	(6)	(6)
A-5	(6)		30.000%	%	(5)	(6)	(6)	(6)
A-SB	$23,405,000		30.000%	%	(5)	October 2031	7.25	12/26-10/31
X-A	$697,005,000	(7)	NAP	%	Variable(8)	NAP	NAP	NAP
X-B	$182,964,000	(9)	NAP	%	Variable(10)	NAP	NAP	NAP
A-S	$94,593,000		20.500%	%	(5)	March 2032	9.92	03/32-03/32
B	$46,053,000		15.875%	%	(5)	March 2032	9.92	03/32-03/32
C	$42,318,000		11.625%	%	(5)	March 2032	9.92	03/32-03/32
Non-Offered Certificates
X-D	$47,296,000	(11)	NAP	%	Variable(12)	NAP	NAP	NAP
X-F	$22,404,000	(13)	NAP	%	Variable(14)	NAP	NAP	NAP
D	$27,382,000		8.875%	%	(5)	April 2032	9.93	03/32-04/32
E	$19,914,000		6.875%	%	(5)	April 2032	10.01	04/32-04/32
F	$22,404,000		4.625%	%	(5)	April 2032	10.01	04/32-04/32
G-RR	$9,957,000		3.625%	%	(5)	April 2032	10.01	04/32-04/32
H-RR	$36,095,861		0.000%	%	(5)	April 2032	10.01	04/32-04/32
S(15)	NAP		NAP	NAP	NAP	NAP	NAP	NAP
R(16)	NAP		NAP	NAP	NAP	NAP	NAP	NAP

(1)	Approximate, subject to a permitted variance of plus or minus 5%. The VRR interest balance of the VRR interest is not included in the certificate balance or notional amount of any class of certificates set forth under “Offered Certificates” and “Non-Offered Certificates” in the table above, and the VRR interest is not offered by this prospectus. See “VRR Interest Summary” below. In addition, the notional amounts of the Class X-A, Class X-B, Class X-D and Class X-F certificates may vary depending upon the final pricing of the classes of principal balance certificates whose certificate balances comprise such notional amounts, and, if as a result of such pricing the pass-through rate of any class of the Class X-A, Class X-B, Class X-D and Class X-F certificates, as applicable, would be equal to zero at all times, such class of certificates will not be issued on the closing date.

(2)	The approximate initial credit support percentages set forth for the certificates are approximate and, for the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates, are represented in the aggregate. The approximate initial credit support percentages shown in the table above take into account the VRR interest. The VRR interest provides credit support only to the limited extent that it is allocated a portion of any losses incurred on the underlying mortgage loans, which such losses are allocated between it, on the one hand, and the non-VRR certificates (other than the Class X-A, Class X-B, Class X-D and Class X-F certificates), on the other hand, pro rata, in accordance with their respective percentage allocation entitlement. See “Description of the Certificates”.

(3)	The assumed final distribution dates set forth in this prospectus have been determined on the basis of the assumptions described in “Description of the Certificates—Assumed Final Distribution Date; Rated Final Distribution Date”.

(4)	The expected weighted average life and expected principal window during which distributions of principal would be received as set forth in the foregoing table with respect to each class of certificates having a certificate balance are based on the assumptions set forth under “Yield and Maturity Considerations—Weighted Average Life” and on the assumptions that there are no prepayments, modifications or losses in respect of the mortgage loans and that there are no extensions or forbearances of maturity dates or anticipated repayment dates of the mortgage loans.

(5)	The pass-through rates for the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class A-S, Class B, Class C, Class D, Class E, Class F, Class G-RR and Class H-RR certificates (collectively, the “principal balance certificates”) for any distribution date will be one of the following: (i) a fixed rate per annum, (ii) a variable rate per annum equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, (iii) a variable rate per annum equal to the lesser of (a) a fixed rate and (b) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date or (iv) a variable rate per annum equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date minus a specified percentage. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(6)	The exact initial certificate balances of the Class A-4 and Class A-5 certificates are unknown and will be determined based on the final pricing of those classes of certificates. However, the respective initial certificate balances, assumed final distribution dates, expected weighted average lives and expected principal windows of the Class A-4 and Class A-5 certificates are expected to be within the applicable ranges reflected in the following chart. The aggregate initial certificate balance of the Class A-4 and Class A-5 certificates is expected to be approximately $497,300,000, subject to a variance of plus or minus 5%.

Class of Certificates	Expected Range of Approximate Initial Certificate Balance	Expected Range of Assumed Final Distribution Date	Expected Range of Weighted Average Life (Years)	Expected Range of Principal Window
Class A-4	$0 – $220,000,000	NAP – January 2032	NAP – 9.70	NAP / 10/31-01/32
Class A-5	$277,300,000 – $497,300,000	March 2032	9.81 – 9.76	01/32-03/32 / 10/31-03/32

(7)	The Class X-A certificates are notional amount certificates. The notional amount of the Class X-A certificates will be equal to the aggregate certificate balance of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates outstanding from time to time. The Class X-A certificates will not be entitled to distributions of principal.

(8)	The pass-through rate for the Class X-A certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates for the related distribution date, weighted on the basis of their respective certificate balances outstanding immediately prior to that distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(9)	The Class X-B certificates are notional amount certificates. The notional amount of the Class X-B certificates will be equal to the aggregate certificate balance of the Class A-S, Class B and Class C certificates outstanding from time to time. The Class X-B certificates will not be entitled to distributions of principal.

(10)	The pass-through rate for the Class X-B certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-S, Class B and Class C certificates for the related distribution date, weighted on the basis of their respective certificate balances outstanding immediately prior to that distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(11)	The Class X-D certificates are notional amount certificates. The notional amount of the Class X-D certificates will be equal to the aggregate certificate balance of the Class D and Class E certificates outstanding from time to time. The Class X-D certificates will not be entitled to distributions of principal.

(12)	The pass-through rate for the Class X-D certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class D and Class E certificates for the related distribution date, weighted on the basis of their respective certificate balances outstanding immediately prior to that distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(13)	The Class X-F certificates are notional amount certificates. The notional amount of the Class X-F certificates will be equal to the certificate balance of the Class F certificates outstanding from time to time. The Class X-F certificates will not be entitled to distributions of principal.

(14)	The pass-through rate for the Class X-F certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the pass-through rate on the Class F certificates for the related distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(15)	The Class S certificates will not have a certificate balance, notional amount, credit support, pass-through rate, assumed final distribution date, rated final distribution date or rating. Excess interest accruing after the related anticipated repayment date on any mortgage loan with an anticipated repayment date will, to the extent collected, be allocated to the Class S certificates and the VRR interest. The Class S certificates will only be entitled to a specified portion of distributions of excess interest accrued on the mortgage loans with an anticipated repayment date. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—ARD Loan” in this prospectus.

(16)	The Class R certificates will not have a certificate balance, notional amount, credit support, pass-through rate, assumed final distribution date, rated final distribution date or rating. The Class R certificates represent the residual interest in each Trust REMIC as further described in this prospectus. The Class R certificates will not be entitled to distributions of principal or interest.

VRR Interest Summary

Non-Offered Eligible Vertical Interests(1)	Approximate Initial VRR Interest Balance	Approximate Initial VRR Interest Rate	VRR Interest Rate Description	Assumed Final Distribution Date(2)	Weighted Average Life (Years)(3)	Expected Principal Window(3)
Class RR	$27,124,997%		(4)	April 2032	9.02	05/22 – 04/32
RR Interest	$8,454,915%		(4)	April 2032	9.02	05/22 – 04/32

(1)	The Class RR certificates and the RR interest will collectively constitute an “eligible vertical interest” (as such term is defined in the Credit Risk Retention Rules) and is expected to be acquired and retained by the applicable sponsors (or their “majority-owned affiliates”, as such term is defined in the Credit Risk Retention Rules) as described under “Credit Risk Retention”. The Class RR certificates and the RR interest collectively comprise the “VRR interest”. The VRR interest represents the right to receive approximately 3.45% of all amounts collected on the mortgage loans (net of all expenses of the issuing entity) that are available for distribution to the certificates and the RR interest on each distribution date, as further described under “Credit Risk Retention”. The owner of the RR interest is referred to in this prospectus as the “RR interest owner” and the RR interest owner and the holders of the Class RR certificates (the “Class RR certificateholders”) are referred to collectively in this prospectus as the “VRR interest owners”.

(2)	The assumed final distribution dates set forth in this prospectus have been determined on the basis of the assumptions described in “Description of the Certificates—Assumed Final Distribution Date; Rated Final Distribution Date”.

(3)	The weighted average life and expected principal window during which distributions of principal would be received as set forth in the foregoing table with respect to the VRR interest are based on the assumptions set forth under “Yield and Maturity Considerations—Weighted Average Life” and on the assumptions that there are no prepayments, modifications or losses in respect of the mortgage loans or whole loans and that there are no extensions or forbearances of maturity dates or anticipated repayment dates of the mortgage loans or whole loans.

(4)	Although it does not have a specified pass-through rate (other than for tax reporting purposes), the effective interest rate for the RR interest and the Class RR certificates will be a per annum rate equal to the weighted average of the net mortgage interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of their respective due dates in the month preceding the month in which the related distribution date occurs.

The Class X-D, Class X-F, Class D, Class E, Class F, Class G-RR, Class H-RR, Class RR, Class S and Class R certificates and the RR interest are not offered by this prospectus. Any information in this prospectus concerning such non-offered certificates or the RR interest is presented solely to enhance your understanding of the offered certificates.

TABLE OF CONTENTS

Summary of Certificates and VRR Interest	3
Important Notice Regarding the Offered Certificates	16
Important Notice About Information Presented in this Prospectus	17
Summary of Terms	26
Summary of Risk Factors	61
Risk Factors	63
Risks Related to Market Conditions and Other External Factors	63
Current Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans	63
Risks Relating to the Mortgage Loans	66
Mortgage Loans Are Non-Recourse and Are Not Insured or Guaranteed	66
Risks of Commercial and Multifamily Lending Generally	67
Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases	69
General	69
A Tenant Concentration May Result in Increased Losses	69
Mortgaged Properties Leased to Multiple Tenants Also Have Risks	70
Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks	70
Tenant Bankruptcy Could Result in a Rejection of the Related Lease	71
Leases That Are Not Subordinated to the Lien of the Mortgage or Do Not Contain Attornment Provisions May Have an Adverse Impact at Foreclosure	71
Early Lease Termination Options May Reduce Cash Flow	72
Mortgaged Properties Leased to Not-for-Profit Tenants Also Have Risks	73
Office Properties Have Special Risks	73
Self Storage Properties Have Special Risks	74
Multifamily Properties Have Special Risks	75
Retail Properties Have Special Risks	77
Changes in the Retail Sector, Such as Online Shopping and Other Uses of Technology, Could Affect the Business Models and Viability of Retailers.	78
The Performance of the Retail Properties is Subject to Conditions Affecting the Retail Sector.	78
Some Retail Properties Depend on Anchor Stores or Major Tenants to Attract Shoppers and Could be Materially Adversely Affected by the Loss of, or a Store Closure by, One or More of These Anchor Stores or Major Tenants.	79
Industrial Properties Have Special Risks	80
Hotel Properties Have Special Risks	81
Risks Relating to Affiliation with a Franchise or Hotel Management Company	83
Manufactured Housing Community Properties Have Special Risks	84
Mixed Use Properties Have Special Risks	85
Healthcare-Related Properties Have Special Risks	85
Parking Properties Have Special Risks	86
Condominium Ownership May Limit Use and Improvements	87
Operation of a Mortgaged Property Depends on the Property Manager’s Performance	88
Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses	89
Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses	90
Risks Related to Redevelopment, Expansion and Renovation at Mortgaged Properties	91
Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses	92
Risks Related to Zoning Non-Compliance and Use Restrictions	94
Risks Relating to Inspections of Properties	96
Risks Relating to Costs of Compliance with Applicable Laws and Regulations	96

Energy Efficiency and Greenhouse Gas Emission Standards Set By New York City’s Local Law 97 May Adversely Affect Future Net Operating Income at Mortgaged Properties Located in New York City.	96
Insurance May Not Be Available or Adequate	97
Inadequacy of Title Insurers May Adversely Affect Distributions on Your Certificates	98
Terrorism Insurance May Not Be Available for All Mortgaged Properties	98
Risks Associated with Blanket Insurance Policies or Self-Insurance	99
Condemnation of a Mortgaged Property May Adversely Affect Distributions on Certificates	100
Limited Information Causes Uncertainty	100
Historical Information	100
Ongoing Information	100
Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions	101
Frequent and Early Occurrence of Borrower Delinquencies and Defaults May Adversely Affect Your Investment	101
The Mortgage Loans Have Not Been Reviewed or Re-Underwritten by Us; Some Mortgage Loans May Not Have Complied With Another Originator’s Underwriting Criteria	102
Static Pool Data Would Not Be Indicative of the Performance of this Pool	103
Appraisals May Not Reflect Current or Future Market Value of Each Property	103
The Performance of a Mortgage Loan and Its Related Mortgaged Property Depends in Part on Who Controls the Borrower and Mortgaged Property	104
The Borrower’s Form of Entity May Cause Special Risks	105
A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans	107
Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions	108
Other Financings or Ability to Incur Other Indebtedness Entails Risk	109
Tenancies-in-Common May Hinder Recovery	110
Risks Relating to Delaware Statutory Trusts	111
Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions	111
Risks Associated with One Action Rules	111
State Law Limitations on Assignments of Leases and Rents May Entail Risks	111
Various Other Laws Could Affect the Exercise of Lender’s Rights	112
Risks of Anticipated Repayment Date Loans	112
The Absence of Lockboxes Entails Risks That Could Adversely Affect Distributions on Your Certificates	112
Borrower May Be Unable to Repay Remaining Principal Balance on Maturity Date or Anticipated Repayment Date; Longer Amortization Schedules and Interest-Only Provisions Increase Risk	113
Risks Related to Ground Leases and Other Leasehold Interests	114
Sale-Leaseback Transactions Have Special Risks	116
Risks Relating to Shari’ah Compliant Loans	117
Increases in Real Estate Taxes May Reduce Available Funds	117
Risks Relating to Tax Credits	118
State and Local Mortgage Recording Taxes May Apply Upon a Foreclosure or Deed-in-Lieu of Foreclosure and Reduce Net Proceeds	118
Risks Related to Conflicts of Interest	118
Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned With Your Interests	118
Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests	121
Potential Conflicts of Interest of the Master Servicer and the Special Servicer	122
Potential Conflicts of Interest of the Operating Advisor	125
Potential Conflicts of Interest of the Asset Representations Reviewer	125

Potential Conflicts of Interest of the Directing Certificateholder and the Companion Holders	126
Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans	128
The Servicing of the Meadowood Mall Whole Loan Will Shift to Other Servicers	129
Conflicts of Interest May Occur as a Result of the Rights of the Applicable Directing Certificateholder To Terminate the Special Servicer of the Applicable Whole Loan	129
Other Potential Conflicts of Interest May Affect Your Investment	130
Other Risks Relating to the Certificates	130
EU Securitization Regulation and UK Securitization Regulation Due Diligence Requirements	130
Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded	132
Your Yield May Be Affected by Defaults, Prepayments and Other Factors	135
General	135
The Timing of Prepayments and Repurchases May Change Your Anticipated Yield	136
Your Yield May Be Adversely Affected By Prepayments Resulting From Earnout Reserves	137
Losses and Shortfalls May Change Your Anticipated Yield	138
Risk of Early Termination	138
Subordination of the Subordinated Certificates Will Affect the Timing of Distributions and the Application of Losses on the Subordinated Certificates	139
Your Lack of Control Over the Issuing Entity and the Mortgage Loans Can Impact Your Investment	139
You Have Limited Voting Rights	139
The Rights of the Directing Certificateholder, the Risk Retention Consultation Parties and the Operating Advisor Could Adversely Affect Your Investment	140
You Have Limited Rights to Replace the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Operating Advisor or the Asset Representations Reviewer	142
The Rights of Companion Holders and Mezzanine Debt May Adversely Affect Your Investment	143
Risks Relating to Modifications of the Mortgage Loans	144
Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans or Pay Any Loss of Value Payment Sufficient to Cover All Losses on a Defective Mortgage Loan	145
Payments Allocated to the VRR Interest Will Not Be Available to Make Payments on the Non-VRR Certificates, and Payments Allocated to the Non-VRR Certificates Will Not Be Available to Make Payments on the VRR Interest	146
Risks Relating to Interest on Advances and Special Servicing Compensation	146
Bankruptcy of a Servicer May Adversely Affect Collections on the Mortgage Loans and the Ability to Replace the Servicer	147
The Sponsors, the Depositor and the Issuing Entity Are Subject to Bankruptcy or Insolvency Laws That May Affect the Issuing Entity’s Ownership of the Mortgage Loans	147
The Requirement of the Special Servicer to Obtain FIRREA-Compliant Appraisals May Result in an Increased Cost to the Issuing Entity	148
The Master Servicer, any Sub-Servicer, the Special Servicer, the Certificate Administrator or the Custodian May Have Difficulty Performing Under the Pooling and Servicing Agreement or a Related Sub-Servicing Agreement	148
Tax Matters and Changes in Tax Law May Adversely Impact the Mortgage Loans or Your Investment	149
Tax Considerations Relating to Foreclosure	149
Changes to REMIC Restrictions on Loan Modifications May Impact an Investment in the Certificates	149
REMIC Status	150

Material Federal Tax Considerations Regarding Original Issue Discount	151
General Risks	151
The Certificates May Not Be a Suitable Investment for You	151
Combination or “Layering” of Multiple Risks May Significantly Increase Risk of Loss	151
The Volatile Economy, Credit Crisis and Downturn in the Real Estate Market Adversely Affected the Value of CMBS and Similar Factors May in the Future Adversely Affect the Value of CMBS	151
Other Events May Affect the Value and Liquidity of Your Investment	151
The Certificates Are Limited Obligations	152
The Certificates May Have Limited Liquidity and the Market Value of the Certificates May Decline	152
Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates	153
Description of the Mortgage Pool	155
General	155
Co-Originated and Third-Party Originated Mortgage Loans	156
Certain Calculations and Definitions	157
Definitions	157
Mortgage Pool Characteristics	169
Overview	169
Property Types	170
Office Properties	171
Self Storage Properties	171
Multifamily Properties	171
Retail Properties	173
Industrial Properties	173
Hotel Properties	173
Manufactured Housing Community Properties	174
Mixed Use Properties	174
Parking Properties	175
Specialty Use Concentrations	175
Mortgage Loan Concentrations	176
Top Fifteen Mortgage Loans	176
Multi-Property Mortgage Loans and Related Borrower Mortgage Loans	176
Geographic Concentrations	178
Mortgaged Properties with Limited Prior Operating History	178
Tenancies-in-Common or Diversified Ownership	179
Delaware Statutory Trusts	179
Shari’ah Compliant Loan	181
Condominium and Other Shared Interests	182
Fee & Leasehold Estates; Ground Leases	182
COVID-19 Considerations	183
Environmental Considerations	183
Mortgaged Properties Subject to Local Law 97	186
Redevelopment, Renovation and Expansion	186
Assessment of Property Value and Condition	186
Litigation and Other Considerations	187
Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings	189
Tenant Issues	190
Tenant Concentrations	190
Lease Expirations and Terminations	190
Expirations	190
Terminations	191
Other	192
Purchase Options and Rights of First Refusal	193
Affiliated Leases	195

Competition from Certain Nearby Properties	196
Insurance Considerations	196
Use Restrictions	197
Appraised Value	199
Non-Recourse Carveout Limitations	199
Real Estate and Other Tax Considerations	199
Delinquency Information	201
Certain Terms of the Mortgage Loans	201
Amortization of Principal	201
Due Dates; Mortgage Rates; Calculations of Interest	202
Single Purpose Entity Covenants	202
ARD Loan	203
Prepayment Protections and Certain Involuntary Prepayments and Voluntary Prepayments	204
Voluntary Prepayments	204
“Due-On-Sale” and “Due-On-Encumbrance” Provisions	205
Defeasance	206
Releases; Partial Releases	207
Escrows	210
Mortgaged Property Accounts	211
Exceptions to Underwriting Guidelines	212
Additional Indebtedness	213
General	213
Whole Loans	213
Mezzanine Indebtedness	213
Other Secured Indebtedness	216
Preferred Equity	216
Other Unsecured Indebtedness	216
The Whole Loans	217
General	217
The Serviced Pari Passu Whole Loans	222
Intercreditor Agreement	223
Control Rights with respect to Serviced Pari Passu Whole Loans	223
Certain Rights of each Non-Controlling Holder	223
Sale of Defaulted Mortgage Loan	224
The Non-Serviced Pari Passu Whole Loans	224
Intercreditor Agreement	225
Control Rights	225
Certain Rights of each Non-Controlling Holder	226
Custody of the Mortgage File	227
Sale of Defaulted Mortgage Loan	227
The Non-Serviced A/B Whole Loans	227
The Summit Whole Loan	227
The Coleman Highline Phase IV Whole Loan	234
The 26 Broadway Whole Loan	240
The Meadowood Mall Whole Loan	245
Additional Information	255
Transaction Parties	256
The Sponsors and Mortgage Loan Sellers	256
Barclays Capital Real Estate Inc.	256
General	256
Barclays’ Securitization Program	256
Review of Barclays Mortgage Loans	257
Barclays’ Underwriting Guidelines and Processes	259
Compliance with Rule 15Ga-1 under the Exchange Act	261
Retained Interests in This Securitization	262

Bank of Montreal	262
General	262
BMO’s Commercial Mortgage Origination and Securitization Program	263
Review of the BMO Mortgage Loans	263
BMO’s Underwriting Guidelines and Processes	266
Compliance with Rule 15Ga-1 under the Exchange Act	269
Retained Interests in This Securitization	269
KeyBank National Association	270
General	270
KeyBank’s Securitization Program	270
Review of KeyBank Mortgage Loans	270
KeyBank’s Underwriting Guidelines and Process	272
Exceptions	275
Compliance with Rule 15Ga-1 under the Exchange Act	275
Retained Interests in This Securitization	275
Starwood Mortgage Capital LLC	275
General	275
Starwood’s Securitization Program	276
Review of SMC Mortgage Loans	276
SMC’s Underwriting Guidelines and Processes	277
Exceptions to SMC’s Underwriting Guidelines	281
Servicing	281
Compliance with Rule 15Ga-1 under the Exchange Act	281
Retained Interests in This Securitization	281
Societe Generale Financial Corporation	281
General	281
Societe Generale Financial Corporation’s Commercial Mortgage Securitization Program	282
Societe Generale Financial Corporation’s Underwriting Standards	283
Review of the Mortgage Loans for Which Societe Generale Financial Corporation is the Sponsor	286
Compliance with Rule 15Ga-1 under the Exchange Act	288
Retained Interests in This Securitization	288
The Depositor	288
The Issuing Entity	289
The Master Servicer	290
The Special Servicer	293
The Primary Servicer	296
Summary of the KeyBank Primary Servicing Agreement	299
The Affiliated Special Servicer	304
The Trustee	308
The Certificate Administrator	309
The Operating Advisor and Asset Representations Reviewer	311
Credit Risk Retention	312
General	312
The VRR Interest	314
Material Terms of the VRR Interest	314
General	314
VRR Available Funds	314
Allocation of VRR Realized Losses	314
Priority of Distributions on the VRR Interest	315
Yield Maintenance Charges and Prepayment Premiums	316
Excess Interest	316
Qualifying CRE Loans	317
HRR Certificates	317
The Third-Party Purchaser	318
Determination of Amount of Required Horizontal Credit Risk Retention	319

General	319
Swap-Priced Principal Balance Certificates	320
Swap Yield Curve	320
Credit Spread Determination	320
Discount Yield Determination	321
Determination of Class Sizes	321
Target Price Determination	322
Determination of Assumed Certificate Coupon	322
Determination of Swap-Priced Expected Price	323
Treasury-Priced Interest-Only Certificates	323
Treasury Yield Curve	324
Credit Spread Determination	324
Discount Yield Determination	324
Determination of Scheduled Certificate Interest Payments	325
Determination of Interest-Only Expected Price	325
Yield-Priced Certificates	325
Determination of Class Size	325
Determination of Yield-Priced Expected Price	326
Calculation of Estimated Fair Value of All Certificates	326
Hedging, Transfer and Financing Restrictions	327
Operating Advisor	327
Representations and Warranties	329
Description of the Certificates	330
General	330
Distributions	332
Method, Timing and Amount	332
Available Funds	333
Priority of Distributions	334
Pass-Through Rates	338
Interest Distribution Amount	340
Principal Distribution Amount	340
Certain Calculations with Respect to Individual Mortgage Loans	342
Excess Interest	343
Application Priority of Mortgage Loan Collections or Whole Loan Collections	344
Allocation of Yield Maintenance Charges and Prepayment Premiums	346
Assumed Final Distribution Date; Rated Final Distribution Date	348
Prepayment Interest Shortfalls	349
Subordination; Allocation of Realized Losses	350
Reports to Certificateholders and the RR Interest Owner; Certain Available Information	352
Certificate Administrator Reports	352
Information to be Provided to Risk Retention Consultation Parties	358
Information Available Electronically	359
Voting Rights	363
Delivery, Form, Transfer and Denomination	364
Book-Entry Registration	364
Definitive Certificates	367
Certificateholder Communication	367
Access to Certificateholders’ Names and Addresses	367
Requests to Communicate	367
List of Certificateholders	368
Description of the Mortgage Loan Purchase Agreements	368
General	368
Dispute Resolution Provisions	378
Asset Review Obligations	378
Pooling and Servicing Agreement	378
General	378

Assignment of the Mortgage Loans	379
Servicing Standard	380
Subservicing	381
Advances	382
P&I Advances	382
Servicing Advances	383
Nonrecoverable Advances	384
Recovery of Advances	385
Accounts	386
Withdrawals from the Collection Account	388
Servicing and Other Compensation and Payment of Expenses	390
General	390
Master Servicing Compensation	395
Special Servicing Compensation	398
Disclosable Special Servicer Fees	402
Certificate Administrator and Trustee Compensation	402
Operating Advisor Compensation	403
Asset Representations Reviewer Compensation	403
CREFC® Intellectual Property Royalty License Fee	404
Appraisal Reduction Amounts	404
Maintenance of Insurance	411
Modifications, Waivers and Amendments	414
Enforcement of “Due-on-Sale” and “Due-on-Encumbrance” Provisions	420
Inspections	422
Collection of Operating Information	423
Special Servicing Transfer Event	423
Asset Status Report	426
Realization Upon Mortgage Loans	429
Sale of Defaulted Loans and REO Properties	431
The Directing Certificateholder	434
General	434
Major Decisions	436
Asset Status Report	438
Replacement of the Special Servicer	439
Control Termination Event, Operating Advisor Consultation Event and Consultation Termination Event	439
Servicing Override	441
Rights of the Directing Certificateholder with respect to Non-Serviced Mortgage Loans	442
Rights of the Holders of Serviced Pari Passu Companion Loans	442
Limitation on Liability of Directing Certificateholder	442
The Operating Advisor	443
General	443
Duties of Operating Advisor At All Times	444
Additional Duties of the Operating Advisor While an Operating Advisor Consultation Event Has Occurred and Is Continuing	447
Recommendation of the Replacement of the Special Servicer	447
Eligibility of Operating Advisor	447
Other Obligations of Operating Advisor	448
Delegation of Operating Advisor’s Duties	449
Termination of the Operating Advisor With Cause	449
Rights Upon Operating Advisor Termination Event	450
Waiver of Operating Advisor Termination Event	450
Termination of the Operating Advisor Without Cause	450
Resignation of the Operating Advisor	451
Operating Advisor Compensation	451
The Asset Representations Reviewer	451

Asset Review	451
Asset Review Trigger	451
Asset Review Vote	453
Review Materials	453
Asset Review	454
Eligibility of Asset Representations Reviewer	456
Other Obligations of Asset Representations Reviewer	457
Delegation of Asset Representations Reviewer’s Duties	457
Assignment of Asset Representations Reviewer’s Rights and Obligations	457
Asset Representations Reviewer Termination Events	457
Rights Upon Asset Representations Reviewer Termination Event	458
Termination of the Asset Representations Reviewer Without Cause	459
Resignation of Asset Representations Reviewer	459
Asset Representations Reviewer Compensation	459
Limitation on Liability of Risk Retention Consultation Parties	459
Replacement of the Special Servicer Without Cause	460
Replacement of the Special Servicer After Operating Advisor Recommendation and Investor Vote	462
Resignation of Master Servicer, Trustee, Certificate Administrator, Operating Advisor or Asset Representations Reviewer Upon Prohibited Risk Retention Affiliation	463
Termination of the Master Servicer or Special Servicer for Cause	464
Servicer Termination Events	464
Rights Upon Servicer Termination Event	465
Waiver of Servicer Termination Event	467
Resignation of the Master Servicer or Special Servicer	467
Limitation on Liability; Indemnification	468
Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA	470
Dispute Resolution Provisions	471
Certificateholder’s Rights When a Repurchase Request Is Initially Delivered by a Certificateholder	471
Repurchase Request Delivered by a Party to the PSA	471
Resolution of a Repurchase Request	472
Mediation and Arbitration Provisions	474
Servicing of the Non-Serviced Mortgage Loans	475
General	475
Servicing of The Summit Mortgage Loan	478
Servicing of the Coleman Highline Phase IV Mortgage Loan	479
Servicing of the 26 Broadway Mortgage Loan	479
Servicing of the Meadowood Mall Mortgage Loan	480
Rating Agency Confirmations	480
Evidence as to Compliance	482
Limitation on Rights of Certificateholders and the RR Interest Owner to Institute a Proceeding	483
Termination; Retirement of Certificates	484
Amendment	485
Resignation and Removal of the Trustee and the Certificate Administrator	487
Governing Law; Waiver of Jury Trial; and Consent to Jurisdiction	489
Certain Legal Aspects of Mortgage Loans	489
General	490
Types of Mortgage Instruments	490
Leases and Rents	490
Personalty	491
Foreclosure	491
General	491
Foreclosure Procedures Vary from State to State	491
Judicial Foreclosure	491
Equitable and Other Limitations on Enforceability of Certain Provisions	492

Nonjudicial Foreclosure/Power of Sale	492
Public Sale	492
Rights of Redemption	493
Anti-Deficiency Legislation	494
Leasehold Considerations	494
Bankruptcy Laws	495
Environmental Considerations	501
General	501
Superlien Laws	501
CERCLA	501
Certain Other Federal and State Laws	502
Additional Considerations	502
Due-on-Sale and Due-on-Encumbrance Provisions	503
Subordinate Financing	503
Default Interest and Limitations on Prepayments	503
Applicability of Usury Laws	503
Americans with Disabilities Act	504
Servicemembers Civil Relief Act	504
Anti-Money Laundering, Economic Sanctions and Bribery	504
Potential Forfeiture of Assets	505
Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties	505
Pending Legal Proceedings Involving Transaction Parties	508
Use of Proceeds	508
Yield and Maturity Considerations	508
Yield Considerations	508
General	508
Rate and Timing of Principal Payments	508
Losses and Shortfalls	510
Certain Relevant Factors Affecting Loan Payments and Defaults	510
Delay in Payment of Distributions	511
Yield on the Certificates with Notional Amounts	511
Weighted Average Life	512
Material Federal Income Tax Considerations	521
General	521
Qualification as a REMIC	522
Status of Offered Certificates	523
Taxation of Regular Interests	524
General	524
Original Issue Discount	524
Acquisition Premium	526
Market Discount	526
Premium	527
Election To Treat All Interest Under the Constant Yield Method	527
Treatment of Losses	528
Yield Maintenance Charges and Prepayment Premiums	528
Sale or Exchange of Regular Interests	529
Taxes That May Be Imposed on a REMIC	529
Prohibited Transactions	529
Contributions to a REMIC After the Startup Day	530
Net Income from Foreclosure Property	530
REMIC Partnership Representative	530
Taxation of Certain Foreign Investors	530
FATCA	531
Backup Withholding	532
Information Reporting	532

3.8% Medicare Tax on “Net Investment Income”	532
Reporting Requirements	532
Certain State and Local Tax Considerations	533
Method of Distribution (Underwriter)	533
Incorporation of Certain Information by Reference	536
Where You Can Find More Information	537
Financial Information	537
Certain ERISA Considerations	537
General	537
Plan Asset Regulations	538
Administrative Exemptions	538
Insurance Company General Accounts	541
Legal Investment	541
Legal Matters	542
Ratings	542
Index of Defined Terms	545

Annex A-1:	Certain Characteristics of the Mortgage Loans and Mortgaged Properties	A-1-1

Annex A-2:	Mortgage Pool Information (Tables)	A-2-1

Annex A-3:	Summaries of the Fifteen Largest Mortgage Loans	A-3-1

Annex B:	Form of Distribution Date Statement	B-1

Annex C:	Form of Operating Advisor Annual Report	C-1

Annex D-1:	Mortgage Loan Representations and Warranties	D-1-1

Annex D-2:	Exceptions to Mortgage Loan Representations and Warranties	D-2-1

Annex E:	Class A-SB Planned Principal Balance Schedule	E-1

Annex F:	Assumed Principal and Interest Payment Schedule for the AMF Portfolio Whole Loan	F-1

Important Notice Regarding the Offered Certificates

WE HAVE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION A REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, WITH RESPECT TO THE CERTIFICATES OFFERED IN THIS PROSPECTUS. HOWEVER, THIS PROSPECTUS DOES NOT CONTAIN ALL OF THE INFORMATION CONTAINED IN OUR REGISTRATION STATEMENT. FOR FURTHER INFORMATION REGARDING THE DOCUMENTS REFERRED TO IN THIS PROSPECTUS, YOU SHOULD REFER TO OUR REGISTRATION STATEMENT AND THE EXHIBITS TO IT. OUR REGISTRATION STATEMENT AND THE EXHIBITS TO IT CAN BE OBTAINED ELECTRONICALLY THROUGH THE SEC’S INTERNET WEBSITE (HTTP://WWW.SEC.GOV).

THIS PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE OR OTHER JURISDICTION WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED.

THE INFORMATION IN THIS PROSPECTUS IS PRELIMINARY AND MAY BE SUPPLEMENTED OR AMENDED PRIOR TO THE TIME OF SALE. IN ADDITION, THE OFFERED CERTIFICATES REFERRED TO IN THIS PROSPECTUS, AND THE ASSET POOL BACKING THEM, ARE SUBJECT TO MODIFICATION OR REVISION (INCLUDING THE POSSIBILITY THAT ONE OR MORE CLASSES OF OFFERED CERTIFICATES MAY BE SPLIT, COMBINED OR ELIMINATED) AT ANY TIME PRIOR TO ISSUANCE, AND ARE OFFERED ON A “WHEN, AS AND IF ISSUED” BASIS.

THE UNDERWRITERS DESCRIBED IN THESE MATERIALS MAY FROM TIME TO TIME PERFORM INVESTMENT BANKING SERVICES FOR, OR SOLICIT INVESTMENT BANKING BUSINESS FROM, ANY COMPANY NAMED IN THESE MATERIALS. THE UNDERWRITERS AND/OR THEIR RESPECTIVE EMPLOYEES MAY FROM TIME TO TIME HAVE A LONG OR SHORT POSITION IN ANY CONTRACT OR CERTIFICATE DISCUSSED IN THESE MATERIALS.

THE INFORMATION CONTAINED IN THIS PROSPECTUS SUPERSEDES ANY PREVIOUS SUCH INFORMATION DELIVERED TO ANY PROSPECTIVE INVESTOR AND MAY BE SUPERSEDED BY INFORMATION DELIVERED TO SUCH PROSPECTIVE INVESTOR PRIOR TO THE TIME OF SALE.

THE OFFERED CERTIFICATES DO NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, THE SPONSORS, THE MORTGAGE LOAN SELLERS, THE MASTER SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE OPERATING ADVISOR, THE ASSET REPRESENTATIONS REVIEWER, THE CERTIFICATE ADMINISTRATOR, THE DIRECTING CERTIFICATEHOLDER, THE RISK RETENTION CONSULTATION PARTIES, THE UNDERWRITERS OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE OFFERED CERTIFICATES NOR THE MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR PRIVATE INSURER.

THERE IS CURRENTLY NO SECONDARY MARKET FOR THE OFFERED CERTIFICATES. WE CANNOT ASSURE YOU THAT A SECONDARY MARKET WILL DEVELOP OR, IF A SECONDARY MARKET DOES DEVELOP, THAT IT WILL PROVIDE HOLDERS OF THE OFFERED CERTIFICATES WITH LIQUIDITY OF INVESTMENT OR THAT IT WILL CONTINUE FOR THE TERM OF THE OFFERED CERTIFICATES. THE UNDERWRITERS CURRENTLY INTEND TO MAKE A MARKET IN THE OFFERED CERTIFICATES BUT ARE UNDER NO OBLIGATION TO DO SO. ACCORDINGLY, PURCHASERS MUST BE PREPARED TO BEAR THE RISKS OF THEIR INVESTMENTS FOR AN INDEFINITE PERIOD. SEE “RISK FACTORS—GENERAL RISKS—THE CERTIFICATES MAY HAVE LIMITED LIQUIDITY AND THE MARKET VALUE OF THE CERTIFICATES MAY DECLINE” IN THIS PROSPECTUS.

Important Notice About Information Presented in this Prospectus

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information that is different from that contained in this prospectus. The information contained in this prospectus is accurate only as of the date of this prospectus.

This prospectus begins with several introductory sections describing the offered certificates and the issuing entity in abbreviated form:

●	Summary of Certificates and VRR Interest, commencing on the page set forth on the table of contents of this prospectus, which sets forth important statistical information relating to the certificates;

●	Summary of Terms, commencing on the page set forth on the table of contents of this prospectus, which gives a brief introduction of the key features of the certificates and a description of the mortgage loans; and

●	Summary of Risk Factors and Risk Factors, commencing on the pages set forth on the table of contents of this prospectus, which describes risks that apply to the certificates.

This prospectus includes cross references to sections in this prospectus where you can find further related discussions. The table of contents in this prospectus identifies the pages where these sections are located.

Certain capitalized terms are defined and used in this prospectus to assist you in understanding the terms of the offered certificates and this offering. The capitalized terms used in this prospectus are defined on the pages indicated under the caption “Index of Defined Terms” in this prospectus.

All annexes and schedules attached to this prospectus are a part of this prospectus.

In this prospectus:

●	the terms “depositor”, “we”, “us” and “our” refer to Barclays Commercial Mortgage Securities LLC;

●	references to any specified mortgage loan should be construed to refer to the mortgage loan secured by the mortgaged property (or portfolio of mortgaged properties) with the same name identified on Annex A-1, representing the approximate percentage of the initial pool balance set forth on Annex A-1;

●	any parenthetical with a percentage next to a mortgage loan name or a group of mortgage loans indicates the approximate percentage (or approximate aggregate percentage) of the initial pool balance that the outstanding principal balance of such mortgage loan (or the aggregate outstanding principal balance of such group of mortgage loans) represents, as set forth on Annex A-1;

●	any parenthetical with a percentage next to a mortgaged property (or portfolio of mortgaged properties) indicates the approximate percentage (or approximate aggregate percentage) of the initial pool balance that the outstanding principal balance of the related mortgage loan (or, if applicable, the allocated loan amount or aggregate allocated loan amount with respect to such mortgaged property or mortgaged properties) represents, as set forth on Annex A-1;

●	references to a “pooling and servicing agreement” (other than the BBCMS 2022-C15 pooling and servicing agreement) governing the servicing of any mortgage loan should be construed to refer to any relevant pooling and servicing agreement, trust and servicing agreement or other primary transaction agreement governing the servicing of such mortgage loan; and

●	references to “lender” or “mortgage lender” with respect to a mortgage loan generally should be construed to mean, from and after the date of initial issuance of the offered certificates, the trustee on behalf of the issuing entity as the holder of record title to the mortgage loans or the master servicer or special servicer, as applicable, with respect to the obligations and rights of the lender as described under “Pooling and Servicing Agreement”.

NOTICE TO INVESTORS IN THE EUROPEAN ECONOMIC AREA

PROHIBITION ON SALES TO EEA RETAIL INVESTORS

THE OFFERED CERTIFICATES ARE NOT INTENDED TO BE OFFERED, SOLD OR OTHERWISE MADE AVAILABLE TO AND SHOULD NOT BE OFFERED, SOLD OR OTHERWISE MADE AVAILABLE TO ANY EEA RETAIL INVESTOR IN THE EUROPEAN ECONOMIC AREA (THE “EEA”). FOR THESE PURPOSES, AN “EEA RETAIL INVESTOR” MEANS A PERSON WHO IS ONE (OR MORE) OF: (I) A RETAIL CLIENT AS DEFINED IN POINT (11) OF ARTICLE 4(1) OF DIRECTIVE 2014/65/EU (AS AMENDED, “MIFID II” ); OR (II) A CUSTOMER WITHIN THE MEANING OF DIRECTIVE (EU) 2016/97 (AS AMENDED), WHERE THAT CUSTOMER WOULD NOT QUALIFY AS A PROFESSIONAL CLIENT AS DEFINED IN POINT (10) OF ARTICLE 4(1) OF MIFID II; OR (III) NOT A QUALIFIED INVESTOR AS DEFINED IN ARTICLE 2 OF REGULATION 2017/1129/EU (AS AMENDED OR SUPERSEDED, THE “EU PROSPECTUS REGULATION”).

CONSEQUENTLY NO KEY INFORMATION DOCUMENT REQUIRED BY REGULATION (EU) NO 1286/2014 (AS AMENDED, THE “EU PRIIPS REGULATION”) FOR OFFERING OR SELLING THE OFFERED CERTIFICATES OR OTHERWISE MAKING THEM AVAILABLE TO EEA RETAIL INVESTORS IN THE EEA HAS BEEN PREPARED AND THEREFORE OFFERING OR SELLING THE OFFERED CERTIFICATES OR OTHERWISE MAKING THEM AVAILABLE TO ANY EEA RETAIL INVESTOR IN THE EEA MAY BE UNLAWFUL UNDER THE EEA PRIIPS REGULATION.

EU PRODUCT GOVERNANCE

SOLELY FOR THE PURPOSES OF EACH MANUFACTURER’S PRODUCT APPROVAL PROCESS, THE TARGET MARKET ASSESSMENT IN RESPECT OF THE OFFERED CERTIFICATES HAS LED TO THE CONCLUSION THAT: (I) THE TARGET MARKET FOR THE OFFERED CERTIFICATES IS ELIGIBLE COUNTERPARTIES AND PROFESSIONAL CLIENTS ONLY, EACH AS DEFINED IN MIFID II; AND (II) ALL CHANNELS FOR DISTRIBUTION OF THE OFFERED CERTIFICATES TO ELIGIBLE COUNTERPARTIES AND PROFESSIONAL CLIENTS ARE APPROPRIATE. ANY PERSON SUBSEQUENTLY OFFERING, SELLING OR RECOMMENDING THE OFFERED CERTIFICATES (A “DISTRIBUTOR”) SHOULD TAKE INTO CONSIDERATION THE MANUFACTURERS; TARGET MARKET ASSESSMENT; HOWEVER, A DISTRIBUTOR SUBJECT TO MIFID II IS RESPONSIBLE FOR UNDERTAKING ITS OWN TARGET MARKET ASSESSMENT IN RESPECT OF THE OFFERED CERTIFICATES (BY EITHER ADOPTING OR REFINING THE MANUFACTURERS’ TARGET MARKET ASSESSMENT) AND DETERMINING APPROPRIATE DISTRIBUTION CHANNELS.

NOTICE TO INVESTORS IN THE UNITED KINGDOM

PROHIBITION ON SALES TO UK RETAIL INVESTORS

THE OFFERED CERTIFICATES ARE NOT INTENDED TO BE OFFERED, SOLD OR OTHERWISE MADE AVAILABLE TO AND SHOULD NOT BE OFFERED, SOLD OR OTHERWISE MADE AVAILABLE TO ANY UK RETAIL INVESTOR IN THE UNITED KINGDOM (THE “UK”). FOR THESE PURPOSES, A

“UK RETAIL INVESTOR” MEANS A PERSON WHO IS ONE (OR MORE) OF THE FOLLOWING: (I) A RETAIL CLIENT AS DEFINED IN POINT (8) OF ARTICLE 2 OF REGULATION (EU) 2017/565 as it forms part of UK domestic law by virtue of the European Union (Withdrawal) Act 2018 (as amended, the “EUWA”); OR (II) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (as amended, the “FSMA”) and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of UK domestic law by virtue of the EUWA; OR (III) not a qualified investor as defined in Article 2 of Regulation (EU) 2017/1129 as it forms part of UK domestic law by virtue of the EUWA.

CONSEQUENTLY NO KEY INFORMATION DOCUMENT REQUIRED BY REGULATION (EU) NO 1286/2014 AS IT FORMS PART OF UK DOMESTIC LAW BY VIRTUE OF THE EUWA (AS AMENDED, THE “UK PRIIPS REGULATION”) FOR OFFERING OR SELLING THE OFFERED CERTIFICATES OR OTHERWISE MAKING THEM AVAILABLE TO UK RETAIL INVESTORS HAS BEEN PREPARED AND THEREFORE OFFERING OR SELLING THE OFFERED CERTIFICATES OR OTHERWISE MAKING THEM AVAILABLE TO UK RETAIL INVESTORS IN THE UK MAY BE UNLAWFUL UNDER THE UK PRIIPS REGULATION.

UK PRODUCT GOVERNANCE

SOLELY FOR THE PURPOSES OF EACH MANUFACTURER’S PRODUCT APPROVAL PROCESS, THE TARGET MARKET ASSESSMENT IN RESPECT OF THE OFFERED CERTIFICATES HAS LED TO THE CONCLUSION THAT: (I) THE TARGET MARKET FOR THE OFFERED CERTIFICATES IS ONLY ELIGIBLE COUNTERPARTIES, AS DEFINED IN THE FCA HANDBOOK CONDUCT OF BUSINESS SOURCEBOOK, AND PROFESSIONAL CLIENTS, AS DEFINED IN REGULATION (EU) NO 6000/2014 AS IT FORMS PART OF UK DOMESTIC LAW BY VIRTUE OF THE EUWA; AND (II) ALL CHANNELS FOR DISTRIBUTION OF THE OFFERED CERTIFICATES TO ELIGIBLE COUNTERPARTIES AND PROFESSIONAL CLIENTS ARE APPROPRIATE. ANY PERSON SUBSEQUENTLY OFFERING, SELLING OR RECOMMENDING THE OFFERED CERTIFICATES (A “DISTRIBUTOR”) SHOULD TAKE INTO CONSIDERATION THE MANUFACTURERS; TARGET MARKET ASSESSMENT; HOWEVER, A DISTRIBUTOR SUBJECT TO THE FCA HANDBOOK PRODUCT INTERVENTION AND PRODUCT GOVERNANCE SOURCEBOOK IS RESPONSIBLE FOR UNDERTAKING ITS OWN TARGET MARKET ASSESSMENT IN RESPECT OF THE OFFERED CERTIFICATES (BY EITHER ADOPTING OR REFINING THE MANUFACTURERS’ TARGET MARKET ASSESSMENT) AND DETERMINING APPROPRIATE DISTRIBUTION CHANNELS.

EEA AND UK SELLING RESTRICTIONS

EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT:

(A) IT HAS NOT OFFERED, SOLD OR OTHERWISE MADE AVAILABLE AND WILL NOT OFFER, SELL OR OTHERWISE MAKE AVAILABLE ANY OFFERED CERTIFICATES TO ANY EEA RETAIL INVESTOR IN THE EUROPEAN ECONOMIC AREA. FOR THE PURPOSES OF THIS PROVISION:

(i) THE EXPRESSION “EEA RETAIL INVESTOR” MEANS A PERSON WHO IS ONE (OR MORE) OF THE FOLLOWING:

(A) A RETAIL CLIENT AS DEFINED IN POINT (11) OF ARTICLE 4(1) OF DIRECTIVE 2014/65/EU (AS AMENDED, “MIFID II”); OR

(B) A CUSTOMER WITHIN THE MEANING OF DIRECTIVE (EU) 2016/97 (AS AMENDED), WHERE THAT CUSTOMER WOULD NOT QUALIFY AS A PROFESSIONAL CLIENT AS DEFINED IN POINT (10) OF ARTICLE 4(1) OF MIFID II; OR

(C) NOT A QUALIFIED INVESTOR AS DEFINED IN ARTICLE 2 OF REGULATION (EU) 2017/1129; AND

(ii) THE EXPRESSION “OFFER” INCLUDES THE COMMUNICATION IN ANY FORM AND BY ANY MEANS OF SUFFICIENT INFORMATION ON THE TERMS OF THE OFFER AND THE OFFERED CERTIFICATES TO BE OFFERED SO AS TO ENABLE AN INVESTOR TO DECIDE TO PURCHASE OR SUBSCRIBE FOR THE OFFERED CERTIFICATES.

(B) it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any OFFERED CERTIFICATES to any UK Retail Investor in the UK. For the purposes of this provision:

(i) THE EXPRESSION “UK RETAIL INVESTOR” MEANS A PERSON WHO IS ONE (OR MORE) OF THE FOLLOWING:

(A) a retail client as defined in point (8) of Article 2 of Regulation (EU) 2017/565 as it forms part of UK domestic law by virtue of the European Union (Withdrawal) Act 2018 (as amended, the “EUWA”); or

(B) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (as amended, the “FSMA”) and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of UK domestic law by virtue of the EUWA; or

(C) not a qualified investor as defined in Article 2 of Regulation (EU) 2017/1129 as it forms part of UK domestic law by virtue of the EUWA; and

(ii) THE EXPRESSION “OFFER” INCLUDES THE COMMUNICATION IN ANY FORM AND BY ANY MEANS OF SUFFICIENT INFORMATION ON THE TERMS OF THE OFFER AND THE OFFERED CERTIFICATES TO BE OFFERED SO AS TO ENABLE AN INVESTOR TO DECIDE TO PURCHASE OR SUBSCRIBE FOR THE OFFERED CERTIFICATES.

(C) IT HAS ONLY COMMUNICATED OR CAUSED TO BE COMMUNICATED AND WILL ONLY COMMUNICATE OR CAUSE TO BE COMMUNICATED AN INVITATION OR INDUCEMENT TO ENGAGE IN INVESTMENT ACTIVITY (WITHIN THE MEANING OF SECTION 21 OF THE FSMA) RECEIVED BY IT IN CONNECTION WITH THE ISSUE OR SALE OF THE OFFERED CERTIFICATES IN CIRCUMSTANCES IN WHICH SECTION 21(1) OF THE FSMA DOES NOT APPLY TO THE ISSUING ENTITY OR THE DEPOSITOR; AND

(D) IT HAS COMPLIED AND WILL COMPLY WITH ALL APPLICABLE PROVISIONS OF THE FSMA WITH RESPECT TO ANYTHING DONE BY IT IN RELATION TO THE OFFERED CERTIFICATES IN, FROM OR OTHERWISE INVOLVING THE UNITED KINGDOM.

EU SECURITIZATION REGULATION AND UK SECURITIZATION REGULATION

NONE OF THE SPONSORS, THE DEPOSITOR, THE ISSUING ENTITY, THE UNDERWRITERS NOR ANY OTHER PARTY TO THE TRANSACTION INTENDS TO RETAIN A MATERIAL NET ECONOMIC INTEREST IN THE SECURITIZATION TRANSACTION CONSTITUTED BY THE ISSUE OF THE CERTIFICATES, OR TAKE ANY OTHER ACTION, IN A MANNER PRESCRIBED BY (A) EUROPEAN UNION REGULATION 2017/2402 (THE “EU SECURITIZATION REGULATION”) OR (B) REGULATION (EU) 2017/2402, AS IT FORMS PART OF UK DOMESTIC LAW BY VIRTUE OF THE EUWA, AND AS AMENDED BY THE SECURITISATION (AMENDMENT) (EU EXIT) REGULATIONS 2019 (THE “UK SECURITIZATION REGULATION”). IN ADDITION, NO SUCH PARTY WILL TAKE ANY ACTION THAT MAY BE REQUIRED BY ANY PROSPECTIVE INVESTOR OR CERTIFICATEHOLDER

FOR THE PURPOSES OF ITS COMPLIANCE WITH ANY REQUIREMENT OF THE EU SECURITIZATION REGULATION OR THE UK SECURITIZATION REGULATION.

CONSEQUENTLY, THE OFFERED CERTIFICATES MAY NOT BE A SUITABLE INVESTMENT FOR ANY PERSON THAT IS NOW OR MAY IN THE FUTURE BE SUBJECT TO ANY REQUIREMENT OF THE EU SECURITIZATION REGULATION OR THE UK SECURITIZATION REGULATION.

FOR ADDITIONAL INFORMATION REGARDING THE EU SECURITIZATION REGULATION AND THE UK SECURITIZATION REGULATION, SEE “RISK FACTORS—OTHER RISKS RELATING TO THE CERTIFICATES—EU Securitization Regulation and UK Securitization Regulation Due Diligence Requirements” IN THIS PROSPECTUS.

UK FINANCIAL PROMOTION REGIME AND PROMOTION OF COLLECTIVE INVESTMENT SCHEMES REGIME

THE ISSUING ENTITY MAY CONSTITUTE A “COLLECTIVE INVESTMENT SCHEME” AS DEFINED BY SECTION 235 OF THE FSMA THAT IS NOT A “RECOGNIZED COLLECTIVE INVESTMENT SCHEME” FOR THE PURPOSES OF THE FSMA AND THAT HAS NOT BEEN AUTHORIZED, REGULATED OR OTHERWISE RECOGNIZED OR APPROVED. AS AN UNREGULATED SCHEME, THE OFFERED CERTIFICATES CANNOT BE MARKETED IN THE UNITED KINGDOM TO THE GENERAL PUBLIC, EXCEPT IN ACCORDANCE WITH THE FSMA.

THE DISTRIBUTION OF THIS PROSPECTUS (A) IF MADE BY A PERSON WHO IS NOT AN AUTHORIZED PERSON UNDER THE FSMA, IS BEING MADE ONLY TO, OR DIRECTED ONLY AT, PERSONS WHO (I) ARE OUTSIDE THE UNITED KINGDOM, OR (II) HAVE PROFESSIONAL EXPERIENCE IN MATTERS RELATING TO INVESTMENTS AND QUALIFY AS INVESTMENT PROFESSIONALS IN ACCORDANCE WITH ARTICLE 19(5) OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (FINANCIAL PROMOTION) ORDER 2005 (AS AMENDED, THE “FINANCIAL PROMOTION ORDER”), OR (III) ARE PERSONS FALLING WITHIN ARTICLE 49(2)(A) THROUGH (D) (“HIGH NET WORTH COMPANIES, UNINCORPORATED ASSOCIATIONS, ETC.”) OF THE FINANCIAL PROMOTION ORDER (ALL SUCH PERSONS TOGETHER BEING REFERRED TO AS “FPO PERSONS”) or (iv) are any other persons to whom it may otherwise lawfully be communicated or directed; AND (B) IF MADE BY A PERSON WHO IS AN AUTHORIZED PERSON UNDER THE FSMA, IS BEING MADE ONLY TO, OR DIRECTED ONLY AT, PERSONS WHO (I) ARE OUTSIDE THE UNITED KINGDOM, OR (II) HAVE PROFESSIONAL EXPERIENCE OF PARTICIPATING IN UNREGULATED SCHEMES (AS DEFINED FOR PURPOSES OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (PROMOTION OF COLLECTIVE INVESTMENT SCHEMES) (EXEMPTIONS) ORDER 2001 (AS AMENDED, THE “PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER”)) AND QUALIFY AS INVESTMENT PROFESSIONALS IN ACCORDANCE WITH ARTICLE 14(5) OF THE PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER, OR (III) ARE PERSONS FALLING WITHIN ARTICLE 22(2)(A) THROUGH (D) (HIGH NET WORTH COMPANIES, UNINCORPORATED ASSOCIATIONS, ETC.) OF THE PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER, OR (IV) ARE PERSONS TO WHOM THE ISSUING ENTITY MAY LAWFULLY BE PROMOTED IN ACCORDANCE WITH SECTION 4.12 OF THE UK FINANCIAL CONDUCT AUTHORITY’S CONDUCT OF BUSINESS SOURCEBOOK (TOGETHER WITH THE FPO PERSONS, THE “RELEVANT PERSONS”).

THIS PROSPECTUS MUST NOT BE ACTED ON OR RELIED ON BY PERSONS WHO ARE NOT RELEVANT PERSONS. ANY INVESTMENT OR INVESTMENT ACTIVITY TO WHICH THIS PROSPECTUS RELATES, INCLUDING THE OFFERED CERTIFICATES, IS AVAILABLE ONLY TO RELEVANT PERSONS AND WILL BE ENGAGED IN ONLY WITH RELEVANT PERSONS. Any persons other than Relevant Persons should not act or rely on this PROSPECTUS.

POTENTIAL INVESTORS IN THE UNITED KINGDOM ARE ADVISED THAT ALL, OR MOST, OF THE PROTECTIONS AFFORDED BY THE UNITED KINGDOM REGULATORY SYSTEM WILL NOT

APPLY TO AN INVESTMENT IN THE OFFERED CERTIFICATES AND THAT COMPENSATION WILL NOT BE AVAILABLE UNDER THE UNITED KINGDOM FINANCIAL SERVICES COMPENSATION SCHEME.

PEOPLE’S REPUBLIC OF CHINA

THE OFFERED CERTIFICATES WILL NOT BE OFFERED OR SOLD IN THE PEOPLE’S REPUBLIC OF CHINA (EXCLUDING HONG KONG, MACAU AND TAIWAN, THE “PRC”) AS PART OF THE INITIAL DISTRIBUTION OF THE OFFERED CERTIFICATES BUT MAY BE AVAILABLE FOR PURCHASE BY INVESTORS RESIDENT IN THE PRC FROM OUTSIDE THE PRC.

THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES IN THE PRC TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE THE OFFER OR SOLICITATION IN THE PRC.

THE DEPOSITOR DOES NOT REPRESENT THAT THIS PROSPECTUS MAY BE LAWFULLY DISTRIBUTED, OR THAT ANY OFFERED CERTIFICATES MAY BE LAWFULLY OFFERED, IN COMPLIANCE WITH ANY APPLICABLE REGISTRATION OR OTHER REQUIREMENTS IN THE PRC, OR PURSUANT TO AN EXEMPTION AVAILABLE THEREUNDER, OR ASSUME ANY RESPONSIBILITY FOR FACILITATING ANY SUCH DISTRIBUTION OR OFFERING. IN PARTICULAR, NO ACTION HAS BEEN TAKEN BY THE DEPOSITOR WHICH WOULD PERMIT AN OFFERING OF ANY OFFERED CERTIFICATES OR THE DISTRIBUTION OF THIS PROSPECTUS IN THE PRC. ACCORDINGLY, THE OFFERED CERTIFICATES ARE NOT BEING OFFERED OR SOLD WITHIN THE PRC BY MEANS OF THIS PROSPECTUS OR ANY OTHER DOCUMENT. NEITHER THIS PROSPECTUS NOR ANY ADVERTISEMENT OR OTHER OFFERING MATERIAL MAY BE DISTRIBUTED OR PUBLISHED IN THE PRC, EXCEPT UNDER CIRCUMSTANCES THAT WILL RESULT IN COMPLIANCE WITH ANY APPLICABLE LAWS AND REGULATIONS.

HONG KONG

THIS PROSPECTUS HAS NOT BEEN DELIVERED FOR REGISTRATION TO THE REGISTRAR OF COMPANIES IN HONG KONG AND THE CONTENTS OF THIS PROSPECTUS HAVE NOT BEEN REVIEWED OR APPROVED BY ANY REGULATORY AUTHORITY IN HONG KONG. THIS PROSPECTUS DOES NOT CONSTITUTE NOR INTEND TO BE AN OFFER OR INVITATION TO THE PUBLIC IN HONG KONG TO ACQUIRE THE OFFERED CERTIFICATES.

EACH UNDERWRITER HAS REPRESENTED, WARRANTED AND AGREED THAT: (1) IT HAS NOT OFFERED OR SOLD AND WILL NOT OFFER OR SELL IN HONG KONG, BY MEANS OF ANY DOCUMENT, ANY OFFERED CERTIFICATES (EXCEPT FOR CERTIFICATES WHICH ARE A “STRUCTURED PRODUCT” AS DEFINED IN THE SECURITIES AND FUTURES ORDINANCE (CAP. 571) (THE “SFO”) OF HONG KONG) OTHER THAN (A) TO “PROFESSIONAL INVESTORS” AS DEFINED IN THE SFO AND ANY RULES OR REGULATIONS MADE UNDER THE SFO; OR (B) IN OTHER CIRCUMSTANCES WHICH DO NOT RESULT IN THE DOCUMENT BEING A “PROSPECTUS” AS DEFINED IN THE COMPANIES (WINDING UP AND MISCELLANEOUS PROVISIONS) ORDINANCE (CAP. 32) (THE “C(WUMP)O”) OF HONG KONG OR WHICH DO NOT CONSTITUTE AN OFFER TO THE PUBLIC WITHIN THE MEANING OF THE C(WUMP)O; AND (2) IT HAS NOT ISSUED OR HAD IN ITS POSSESSION FOR THE PURPOSES OF ISSUE, AND WILL NOT ISSUE OR HAVE IN ITS POSSESSION FOR THE PURPOSES OF ISSUE, WHETHER IN HONG KONG OR ELSEWHERE, ANY ADVERTISEMENT, INVITATION OR DOCUMENT RELATING TO THE OFFERED CERTIFICATES, WHICH IS DIRECTED AT, OR THE CONTENTS OF WHICH ARE LIKELY TO BE ACCESSED OR READ BY, THE PUBLIC OF HONG KONG (EXCEPT IF PERMITTED TO DO SO UNDER THE SECURITIES LAWS OF HONG KONG) OTHER THAN WITH RESPECT TO OFFERED CERTIFICATES WHICH ARE OR ARE INTENDED TO BE DISPOSED OF ONLY TO PERSONS OUTSIDE HONG KONG OR ONLY TO “PROFESSIONAL INVESTORS” AS DEFINED IN THE SFO AND ANY RULES MADE UNDER THE SFO.

W A R N I N G

THE CONTENTS OF THIS PROSPECTUS HAVE NOT BEEN REVIEWED OR APPROVED BY ANY REGULATORY AUTHORITY IN HONG KONG. YOU ARE ADVISED TO EXERCISE CAUTION IN RELATION TO THE OFFER. IF YOU ARE IN ANY DOUBT ABOUT ANY OF THE CONTENTS OF THIS PROSPECTUS, YOU SHOULD OBTAIN INDEPENDENT PROFESSIONAL ADVICE.

SINGAPORE

This PROSPECTUS or any other document related to the subscription of certificates has not been and will not be lodged or registered as a prospectus with the Monetary Authority of Singapore (the “MAS”) under the Securities and Futures Act, Chapter 289 of Singapore, as may be amended from time to time (the “SFA”). The MAS assumes no responsibility for the contents of this PROSPECTUS or any such document. Accordingly, statutory liability under the SFA in relation to the content of prospectuses would not apply.

No certificates may be offered or sold or caused to be made the subject of an invitation for subscription or purchase, nor may this PROSPECTUS or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the certificates be circulated or distributed, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor (as defined in section 4A(1)(c) of the SFA) pursuant to section 274 of the SFA (each an “Institutional Investor”), (ii) to a relevant person (as defined in section 275(2) of the SFA) pursuant to section 275(1), or any person pursuant to section 275(1A), and in accordance with the conditions specified in section 275 of the SFA, provided always that none of such person shall be an individual other than an individual who is an accredited investor (as defined in section 4A(1)(a) of the SFA) (each a “Relevant Investor”).

No certificates acquired by (i) an Institutional Investor; or (ii) a Relevant Investor in accordance with the conditions specified in section 275 of the SFA may be offered or sold, made the subject of an invitation for subscription or purchase, or otherwise transferred, whether directly or indirectly, to persons in Singapore, other than to (i) an Institutional Investor; or (ii) a Relevant Investor in accordance with the conditions specified in section 275 of the SFA.

Unless otherwise permitted under the SFA, where the certificates are subscribed or purchased pursuant to section 275 of the SFA by a Relevant Investor which is:

●	A CORPORATION (WHICH IS NOT AN ACCREDITED INVESTOR) THE SOLE BUSINESS OF WHICH IS TO HOLD INVESTMENTS AND THE ENTIRE SHARE CAPITAL OF WHICH IS OWNED BY ONE OR MORE INDIVIDUALS, EACH OF WHOM IS AN ACCREDITED INVESTOR; OR

●	A TRUST (WHERE THE TRUSTEE IS NOT AN ACCREDITED INVESTOR) WHOSE SOLE PURPOSE IS TO HOLD INVESTMENTS AND EACH BENEFICIARY IS AN INDIVIDUAL WHO IS AN ACCREDITED INVESTOR,

●	SECURITIES (AS DEFINED IN SECTION 239(1) OF THE SFA) OF THAT CORPORATION OR THE BENEFICIARIES’ RIGHTS AND INTERESTS (HOWSOEVER DEFINED) IN THAT TRUST

SHALL NOT BE TRANSFERABLE FOR SIX MONTHS AFTER THAT CORPORATION OR THAT TRUST HAS ACQUIRED THE SECURITIES UNDER SECTION 275 OF THE SFA EXCEPT:

●	TO AN INSTITUTIONAL INVESTOR OR TO A RELEVANT PERSON AS DEFINED IN SECTION 275(2) OF THE SFA OR (IN THE CASE OF SUCH CORPORATION) WHERE THE TRANSFER ARISES FROM AN OFFER REFERRED TO IN SECTION 276(3)(I)(B) OF THE SFA OR (IN THE CASE OF SUCH TRUST) WHERE THE TRANSFER ARISES FROM AN OFFER REFERRED TO IN SECTION 276(4)(I)(B) OF THE SFA;

●	WHERE NO CONSIDERATION IS OR WILL BE GIVEN FOR THE TRANSFER;

●	WHERE THE TRANSFER IS BY OPERATION OF LAW; OR

●	PURSUANT TO SECTION 276(7) OF THE SFA OR REGULATION 32 OF THE SECURITIES AND FUTURES (OFFERS OF INVESTMENTS) (SHARES AND DEBENTURES) REGULATIONS 2005 OF SINGAPORE.

REPUBLIC OF KOREA

THESE CERTIFICATES HAVE NOT BEEN REGISTERED WITH THE FINANCIAL SERVICES COMMISSION OF THE REPUBLIC OF KOREA FOR A PUBLIC OFFERING IN THE REPUBLIC OF KOREA. THE UNDERWRITERS HAVE THEREFORE REPRESENTED AND AGREED THAT THE CERTIFICATES HAVE NOT BEEN AND WILL NOT BE OFFERED, SOLD OR DELIVERED DIRECTLY OR INDIRECTLY, OR OFFERED, SOLD OR DELIVERED TO ANY PERSON FOR RE-OFFERING OR RESALE, DIRECTLY OR INDIRECTLY, IN THE REPUBLIC OF KOREA OR TO ANY RESIDENT OF THE REPUBLIC OF KOREA, EXCEPT AS OTHERWISE PERMITTED UNDER APPLICABLE LAWS AND REGULATIONS OF THE REPUBLIC OF KOREA, INCLUDING THE FINANCIAL INVESTMENT SERVICES AND CAPITAL MARKETS ACT AND THE FOREIGN EXCHANGE TRANSACTIONS LAW AND THE DECREES AND REGULATIONS THEREUNDER.

JAPAN

THE OFFERED CERTIFICATES HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE FINANCIAL INSTRUMENTS AND EXCHANGE LAW OF JAPAN, AS AMENDED (THE “FIEL”), AND DISCLOSURE UNDER THE FIEL HAS NOT BEEN AND WILL NOT BE MADE WITH RESPECT TO THE OFFERED CERTIFICATES. ACCORDINGLY, EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT IT HAS NOT, DIRECTLY OR INDIRECTLY, OFFERED OR SOLD AND WILL NOT, DIRECTLY OR INDIRECTLY, OFFER OR SELL ANY OFFERED CERTIFICATES IN JAPAN OR TO, OR FOR THE BENEFIT OF, ANY RESIDENT OF JAPAN (WHICH TERM AS USED IN THIS PROSPECTUS MEANS ANY PERSON RESIDENT IN JAPAN, INCLUDING ANY CORPORATION OR OTHER ENTITY ORGANIZED UNDER THE LAWS OF JAPAN) OR TO OTHERS FOR REOFFERING OR RE-SALE, DIRECTLY OR INDIRECTLY, IN JAPAN OR TO, OR FOR THE BENEFIT OF, ANY RESIDENT OF JAPAN EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF, AND OTHERWISE IN COMPLIANCE WITH, THE FIEL AND OTHER RELEVANT LAWS, REGULATIONS AND MINISTERIAL GUIDELINES OF JAPAN. AS PART OF THIS OFFERING OF THE OFFERED CERTIFICATES, THE UNDERWRITERS MAY OFFER THE OFFERED CERTIFICATES IN JAPAN TO UP TO 49 OFFEREES IN ACCORDANCE WITH THE ABOVE PROVISIONS.

JAPANESE RISK RETENTION REQUIREMENT

THE JAPANESE FINANCIAL SERVICES AGENCY (“JFSA” ) PUBLISHED A RISK RETENTION RULE AS PART OF THE REGULATORY CAPITAL REGULATION OF CERTAIN CATEGORIES OF JAPANESE INVESTORS SEEKING TO INVEST IN SECURITIZATION TRANSACTIONS (THE “JRR RULE” ). THE JRR RULE MANDATES AN “INDIRECT” COMPLIANCE REQUIREMENT, MEANING THAT CERTAIN CATEGORIES OF JAPANESE INVESTORS WILL BE REQUIRED TO APPLY HIGHER RISK WEIGHTING TO SECURITIZATION EXPOSURES THEY HOLD UNLESS THE SPONSORS

COMMIT TO HOLD A RETENTION INTEREST IN THE SECURITIES ISSUED IN THE SECURITIZATION TRANSACTION EQUAL TO AT LEAST 5% OF THE EXPOSURE OF THE TOTAL UNDERLYING ASSETS IN THE SECURITIZATION TRANSACTION (THE “JAPANESE RETENTION REQUIREMENT” ), OR SUCH INVESTORS DETERMINE THAT THE UNDERLYING ASSETS WERE NOT “INAPPROPRIATELY ORIGINATED.” IN THE ABSENCE OF SUCH A DETERMINATION BY SUCH INVESTORS THAT SUCH UNDERLYING ASSETS WERE NOT “INAPPROPRIATELY ORIGINATED,” THE JAPANESE RETENTION REQUIREMENT WOULD APPLY TO AN INVESTMENT BY SUCH INVESTORS IN SUCH SECURITIES.

NO PARTY TO THE TRANSACTION DESCRIBED IN THIS PROSPECTUS HAS COMMITTED TO HOLD A RISK RETENTION INTEREST IN COMPLIANCE WITH THE JAPANESE RETENTION REQUIREMENT, AND WE MAKE NO REPRESENTATION AS TO WHETHER THE TRANSACTION DESCRIBED IN THIS PROSPECTUS WOULD OTHERWISE COMPLY WITH THE JRR RULE.

NOTICE TO RESIDENTS OF CANADA

THE OFFERED CERTIFICATES MAY BE SOLD IN CANADA ONLY TO PURCHASERS PURCHASING, OR DEEMED TO BE PURCHASING, AS PRINCIPAL THAT ARE ACCREDITED INVESTORS, AS DEFINED IN NATIONAL INSTRUMENT 45-106 PROSPECTUS EXEMPTIONS OR SUBSECTION 73.3(1) OF THE SECURITIES ACT (ONTARIO), AND ARE PERMITTED CLIENTS, AS DEFINED IN NATIONAL INSTRUMENT 31-103 REGISTRATION REQUIREMENTS, EXEMPTIONS AND ONGOING REGISTRANT OBLIGATIONS. ANY RESALE OF THE OFFERED CERTIFICATES MUST BE MADE IN ACCORDANCE WITH AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE PROSPECTUS REQUIREMENTS OF APPLICABLE SECURITIES LAWS.

SECURITIES LEGISLATION IN CERTAIN PROVINCES OR TERRITORIES OF CANADA MAY PROVIDE A PURCHASER WITH REMEDIES FOR RESCISSION OR DAMAGES IF THIS PROSPECTUS (INCLUDING ANY AMENDMENT THERETO) CONTAINS A MISREPRESENTATION, PROVIDED THAT THE REMEDIES FOR RESCISSION OR DAMAGES ARE EXERCISED BY THE PURCHASER WITHIN THE TIME LIMIT PRESCRIBED BY THE SECURITIES LEGISLATION OF THE PURCHASER’S PROVINCE OR TERRITORY. THE PURCHASER SHOULD REFER TO ANY APPLICABLE PROVISIONS OF THE SECURITIES LEGISLATION OF THE PURCHASER’S PROVINCE OR TERRITORY FOR PARTICULARS OF THESE RIGHTS OR CONSULT WITH A LEGAL ADVISOR.

PURSUANT TO SECTION 3A.3 OF NATIONAL INSTRUMENT 33-105 UNDERWRITING CONFLICTS (“NI 33-105”), THE UNDERWRITERS ARE NOT REQUIRED TO COMPLY WITH THE DISCLOSURE REQUIREMENTS OF NI 33-105 REGARDING UNDERWRITER CONFLICTS OF INTEREST IN CONNECTION WITH THIS OFFERING.

Summary of Terms

This summary highlights selected information from this prospectus. It does not contain all of the information you need to consider in making your investment decision. To understand all of the terms of the offering of the offered certificates, read this entire document carefully.

Relevant Parties

Title of Certificates	BBCMS Mortgage Trust 2022-C15, Commercial Mortgage Pass-Through Certificates, Series 2022-C15.

Depositor	Barclays Commercial Mortgage Securities LLC, a Delaware limited liability company, a wholly-owned subsidiary of Barclays Capital Real Estate Inc. The depositor’s address is 745 Seventh Avenue, New York, New York 10019, and its telephone number is (212) 412-4000. See “Transaction Parties—The Depositor”.

Issuing Entity	BBCMS Mortgage Trust 2022-C15, a New York common law trust, to be established on the closing date under the pooling and servicing agreement. For more detailed information, see “Transaction Parties—The Issuing Entity”.

Sponsors; Mortgage
Loan Sellers; Originators	The sponsors of this transaction are:

●	Barclays Capital Real Estate Inc., a Delaware corporation

●	Bank of Montreal, a Canadian chartered bank

●	KeyBank National Association, a national banking association

●	Starwood Mortgage Capital LLC, a Delaware limited liability company

●	Societe Generale Financial Corporation, a Delaware corporation

The sponsors are sometimes also referred to in this prospectus as the “mortgage loan sellers”.

The mortgage loan sellers will transfer to the depositor the mortgage loans set forth in the following chart, and the depositor will in turn sell the mortgage loans to the issuing entity.

Sellers of the Mortgage Loans

Mortgage Loan Seller(1)	Number of Mortgage Loans	Aggregate Principal Balance of Mortgage Loans	Approx. % of Initial Pool Balance
Barclays Capital Real Estate Inc.	18	$417,396,822	40.5%
KeyBank National Association	10	222,850,000	21.6
Bank of Montreal	8	192,570,000	18.7
Starwood Mortgage Capital LLC	6	77,484,951	7.5
Societe Generale Financial Corporation	6	68,000,000	6.6
Bank of Montreal / Starwood Mortgage Capital LLC(2)	1	53,000,000	5.1
Total	49	$1,031,301,773	100.0%

(1)	Certain of the mortgage loans were co-originated by the related mortgage loan seller and another entity or were originated by another entity and transferred to the mortgage loan seller. See “Description of the Mortgage Pool—Co-Originated and Third-Party Originated Mortgage Loans”.

(2)	With respect to the Rose Castle Apartments mortgage loan (5.1%) Bank of Montreal is contributing notes with an outstanding principal balance of $52,500,000, and Starwood Mortgage Capital LLC is contributing a note with an outstanding principal balance of $500,000.

All of the mortgage loans were originated or co-originated by their respective mortgage loan sellers or affiliates thereof. See “Description of the Mortgage Pool—Co-Originated and Third-Party Originated Mortgage Loans”.

See “Transaction Parties—The Sponsors and Mortgage Loan Sellers”.

Master Servicer	Midland Loan Services, a Division of PNC Bank, National Association, a national banking association, is expected to be the master servicer. The master servicer will be responsible for the master servicing and administration of the mortgage loans and any related companion loan pursuant to the pooling and servicing agreement (other than any mortgage loan or companion loan that is part of a whole loan and serviced under the related trust and servicing agreement or pooling and servicing agreement, as applicable, related to the transaction indicated in the table entitled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans” below). The principal servicing office of the master servicer is located at 10851 Mastin Street, Building 82, Suite 300, Overland Park, Kansas 66210, and its telephone number is (913) 253-9000. See “Transaction Parties—The Master Servicer” and “Pooling and Servicing Agreement”.

The non-serviced mortgage loans will be serviced by the non-serviced master servicer set forth in the table below under the heading “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans”. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Special Servicer	Rialto Capital Advisors, LLC, a Delaware limited liability company, is expected to be the special servicer with respect to the mortgage loans (other than any excluded special servicer loans) and any related companion loans other than with respect to the non-serviced mortgage loans and any related companion loan(s) set forth in the table entitled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans” below. The special servicer will be primarily responsible for (i) making decisions and performing certain servicing functions with respect to such mortgage loans and any related serviced companion loan as to which a special servicing transfer event (such as a default or an imminent default) has occurred and (ii) reviewing, evaluating, processing and providing or withholding consent as to major decisions and certain other transactions and performing certain enforcement actions relating to such mortgage loans and any related serviced companion loan for which a special servicing transfer event has not occurred, in each case pursuant to the pooling and servicing agreement for this transaction. The principal servicing office of the special servicer is located at 200 S. Biscayne Boulevard, Suite 3550, Miami, Florida 33131. See “Transaction Parties—The Special Servicer” and “Pooling and Servicing Agreement”.

If the special servicer obtains knowledge that it has become a borrower party with respect to any mortgage loan (other than a non-serviced mortgage loan) or serviced whole loan (such mortgage loan or serviced whole loan referred to herein as an “excluded special servicer loan”), the special servicer will be required to resign as special servicer of that excluded special servicer loan. Prior to the occurrence and continuance of a control termination event under the pooling and servicing agreement, the directing certificateholder will be required to select a separate special servicer that is not a borrower party (referred to herein as an “excluded special servicer”) with respect to any excluded special servicer loan, unless such excluded special servicer loan is also an excluded loan. After the occurrence and during the continuance of a control termination event or if at any time the applicable excluded special servicer loan is also an excluded loan, the resigning special servicer will be required to use commercially reasonable efforts to select the related excluded special servicer. See “—Directing Certificateholder” below and “Pooling and Servicing Agreement—Termination of the Master Servicer or Special Servicer for Cause”. Any excluded special servicer will be required to perform all of the obligations of the special servicer and will be entitled to all special servicing compensation with respect to such excluded special servicer loan earned during such time as the related mortgage loan is an excluded special servicer loan.

Rialto Capital Advisors, LLC is expected to be appointed as the special servicer by RREF IV-D AIV RR, LLC or another affiliate of Rialto Capital Advisors, LLC, which, on the closing date, is expected to be the initial directing certificateholder. See “Pooling and Servicing Agreement—The Directing Certificateholder”.

The special servicer of each non-serviced mortgage loan is set forth in the table below entitled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans”. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Primary Servicer	KeyBank National Association, a national banking association, will act as primary servicer pursuant to a primary servicing agreement with the master servicer with respect to all the KeyBank mortgage loans. KeyBank National Association is also the master servicer and special servicer with respect to (i) The Summit mortgage loan, which is serviced under the SUMIT 2022-BVUE trust and servicing agreement, (ii) the Coleman Highline Phase IV mortgage loan, which is serviced under the COLEM 2022-HLNE trust and servicing agreement, and (iii) the 26 Broadway mortgage loan, which is serviced under the BWAY 2022-26BW trust and servicing agreement. KeyBank National Association is also the master servicer with respect to (i) the IPCC National Storage Portfolio XVI mortgage loan, which is serviced under the BMO 2022-C1 pooling and servicing agreement, (ii) the 1100 & 820 First Street NE mortgage loan and the AMF Portfolio mortgage loan, each of which is serviced under the BBCMS 2021-C12 pooling and servicing agreement, and (iii) the NYC MFRT Portfolio mortgage loan, which is serviced under the BMO 2022-C1 pooling and servicing agreement. KeyBank National Association is also the special servicer with respect (i) to the Moonwater Office Portfolio mortgage loan, which is serviced under the Benchmark 2022-B32 pooling and servicing agreement, and (ii) the Bedrock Portfolio mortgage loan, which is serviced under the Benchmark 2022-B32 pooling and servicing agreement. See “Transaction Parties—The Primary Servicer”. The principal servicing office of KeyBank National Association is located at 11501 Outlook Street, Suite #300, Overland Park, Kansas 66211. The master servicer will pay the fees of the primary servicer or servicers to the extent such fees are received. KeyBank National Association is a sponsor, a mortgage loan seller, a risk retention consultation party and an originator and is an affiliate of KeyBanc Capital Markets Inc., an underwriter.

Affiliated Special Servicer	LNR Partners, LLC, the special servicer with respect to the 1100 & 820 First NE whole loan and the AMF Portfolio whole loan, is anticipated to be the special servicer under the MSC 2022-L8 pooling and servicing agreement, which is anticipated to govern the servicing of the Visions Hotel Portfolio III whole loan, and is an affiliate of (i) Starwood Mortgage Capital LLC, a sponsor, an originator and a mortgage loan seller, (ii) LNR Securities Holdings, LLC, the entity anticipated to be the initial directing certificateholder under the MSC 2022-L8 pooling and servicing agreement, and (iii) Starwood Mortgage Funding II LLC, the current holder of certain of the Rose Castle Apartments Companion Loans, the 26 Broadway Companion Loans, the Bedrock Portfolio Companion Loans and the Visions Hotel Portfolio III Companion Loan. See “Transaction Parties—The Affiliated Special Servicer—LNR Partners, LLC”.

Trustee	Wilmington Trust, National Association, a national banking association, will act as trustee. The corporate trust office of the trustee is located at 1100 North Market Street, Wilmington, Delaware 19890, Attention: BBCMS 2022-C15. Following the transfer of the mortgage loans, the trustee, on behalf of the issuing entity, will become the mortgagee of record for each mortgage loan (other than a non-serviced mortgage loan) and any related companion loan. See “Transaction Parties—The Trustee” and “Pooling and Servicing Agreement”.

With respect to each non-serviced mortgage loan, the entity set forth in the table entitled “Non-Serviced Whole Loans” under
“—The Mortgage Pool—Whole Loans” below, in its capacity as trustee under the trust and servicing agreement or pooling and servicing agreement, as applicable, for the indicated transaction, is the mortgagee of record for that non-serviced mortgage loan and any related companion loan. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Certificate Administrator	Computershare Trust Company, National Association, a national banking association, will act as certificate administrator. The certificate administrator will also be required to act as custodian, certificate registrar, REMIC administrator, 17g-5 information provider and authenticating agent. The corporate trust offices of Computershare Trust Company, National Association are located at 9062 Old Annapolis Road, Columbia, Maryland 21045, and for certificate transfer purposes are located at 600 South 4th Street, 7th Floor, Minneapolis, Minnesota 55415. See “Transaction Parties—The Certificate Administrator” and “Pooling and Servicing Agreement”.

The custodian with respect to each non-serviced mortgage loan will be the entity set forth in the table below entitled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans”, as custodian under the trust and servicing agreement or pooling and servicing agreement, as applicable, for the indicated transaction. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Operating Advisor	Pentalpha Surveillance LLC, a Delaware limited liability company, will be the operating advisor. The operating advisor will have certain review and reporting responsibilities with respect to the performance of the special servicer, and in certain circumstances may recommend to the certificateholders and the RR interest owner that the special servicer be replaced. The operating advisor will generally have no obligations or consultation rights as operating advisor under the pooling and servicing agreement for this transaction with respect to a non-serviced mortgage loan or any related REO property. See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer” and “Pooling and Servicing Agreement—The Operating Advisor”.

Asset Representations
Reviewer	Pentalpha Surveillance LLC, a Delaware limited liability company, will also be serving as the asset representations reviewer. The asset representations reviewer will be required to review certain delinquent mortgage loans after a specified delinquency threshold has been exceeded and the required percentage of certificateholders vote to direct a review of such delinquent mortgage loans. See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer” and “Pooling and Servicing Agreement—The Asset Representations Reviewer”.

Directing Certificateholder	The directing certificateholder will have certain consent and consultation rights in certain circumstances with respect to the mortgage loans (other than (i) any non-serviced mortgage loans and (ii) any excluded loan as described in the next paragraph), as further described in this prospectus. The directing certificateholder will generally be the controlling class certificateholder (or its representative) selected by more than a specified percentage of the controlling class certificateholders (by certificate balance, as certified by the certificate registrar from time to time as provided for in the pooling and servicing agreement). However, in certain circumstances (such as when no directing certificateholder has been appointed and no one holder owns the largest aggregate certificate balance of the controlling class) there may be no directing certificateholder even if there is a controlling class. See “Pooling and Servicing Agreement—The Directing Certificateholder”.

With respect to the directing certificateholder or the holder of the majority of the controlling class certificates, an “excluded loan” is a mortgage loan or whole loan with respect to which the directing certificateholder or the holder of the majority of the controlling class certificates is a borrower, a mortgagor, a manager of a mortgaged property, the holder of a mezzanine loan that has accelerated the related mezzanine loan (subject to certain exceptions) or commenced foreclosure or enforcement proceedings against the equity collateral pledged to secure the related mezzanine loan, or any borrower party affiliate thereof.

The controlling class will be, as of any date of determination, the most subordinate class of the Class G-RR and Class H-RR certificates then-outstanding that has an aggregate certificate balance, as notionally reduced by any cumulative appraisal reduction amounts allocable to such class, at least equal to 25% of the initial certificate balance of that class. As of the closing date, the controlling class will be the Class H-RR certificates. No class of certificates, other than as described above, will be eligible to act as the controlling class or appoint a directing certificateholder.

It is anticipated that (i) RREF IV Debt AIV, LP or another affiliate of Rialto Capital Advisors, LLC, will receive the Class S certificates, (ii) Rialto Real Estate Fund IV – Debt, LP is expected to purchase the Class F and Class X-F certificates, and (iii) RREF IV-D AIV RR, LLC is expected to be the holder of the “eligible horizontal residual interest” and the initial controlling class certificateholder and be appointed as the initial directing certificateholder with respect to each mortgage loan (other than (a) any non-serviced mortgage loan or (b) any excluded loan).

Each entity identified in the table entitled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans” below is the initial directing certificateholder (or the equivalent) under the trust and servicing agreement or pooling and servicing agreement, as applicable, for the indicated transaction and will have certain consent and consultation rights with respect to the related non-serviced whole loan, which are substantially similar, but not identical, to those of the directing certificateholder under the pooling and servicing agreement for this securitization, subject to similar appraisal mechanics. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Risk Retention
Consultation Party	Each risk retention consultation party will have certain non-binding consultation rights with respect to certain matters relating to specially serviced loans (other than certain excluded loans as described in the next paragraph), as further described in this prospectus. The risk retention consultation parties will be the parties selected by the holders of the VRR interest. Barclays Bank PLC (a majority owned affiliate of Barclays Capital Real Estate Inc.), Bank of Montreal and KeyBank National Association are expected to be appointed as the initial risk retention consultation parties.

With respect to any risk retention consultation party, an “excluded loan” is a mortgage loan or whole loan with respect to which such risk retention consultation party (or the holder of the related portion of the VRR interest entitled to appoint such risk retention consultation party) is a borrower, a mortgagor, a manager of a mortgaged property, the holder of a related mezzanine loan who has accelerated such mezzanine loan or commenced foreclosure or enforcement proceedings against the equity collateral pledged to secure such mezzanine loan, or a borrower party affiliate thereof.

Certain Affiliations
and Relationships	The originators, the sponsors, the underwriters and the parties to the pooling and servicing agreement have various roles in this transaction as well as certain relationships with parties to this transaction and certain of their affiliates. These roles and other potential relationships may give rise to conflicts of interest as further described in this prospectus under “Risk Factors—Risks Related to Conflicts of Interest” and “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

Relevant Dates and Periods

Cut-off Date	The mortgage loans will be considered part of the trust fund as of their respective cut-off dates. The cut-off date with respect to each mortgage loan is the respective due date for the monthly debt service payment that is due in April 2022 (or, in the case of any mortgage loan that has its first due date after April 2022, the date that would have been its due date in April 2022 under the terms of that mortgage loan if a monthly debt service payment were scheduled to be due in that month).

Closing Date	On or about April 13, 2022.

Distribution Date	The 4th business day following each determination date. The first distribution date will be in May 2022.

Determination Date	The 11th day of each month or, if the 11th day is not a business day, then the business day immediately following such 11th day.

Record Date	With respect to any distribution date, the last business day of the month preceding the month in which that distribution date occurs.

Business Day	Under the pooling and servicing agreement, a business day will be any day other than a Saturday, a Sunday or a day on which banking institutions in Florida, Pennsylvania, Maryland, New York, Kansas, Ohio or any of the jurisdictions in which the respective primary servicing offices of the master servicer or the special servicer or the corporate trust offices of either the certificate administrator or the trustee are located, or the New York Stock Exchange or the Federal Reserve System of the United States of America, are authorized or obligated by law or executive order to remain closed.

Interest Accrual Period	The interest accrual period for each class of offered certificates for each distribution date will be the calendar month immediately preceding the month in which that distribution date occurs. Interest on the offered certificates will be calculated assuming that each month has 30 days and each year has 360 days.

Collection Period	For any mortgage loan to be held by the issuing entity and any distribution date, the period commencing on the day immediately following the due date for such mortgage loan in the month preceding the month in which that distribution date occurs and ending on and including the due date for such mortgage loan in the month in which that distribution date occurs. However, in the event that the last day of a collection period is not a business day, any periodic payments received with respect to the mortgage loans relating to that collection period on the business day immediately following that last day will be deemed to have been received during that collection period and not during any other collection period.

Assumed Final
Distribution Date; Rated
Final Distribution Date	The assumed final distribution dates set forth below for each class of offered certificates have been determined on the basis of the assumptions described in “Description of the Certificates—Assumed Final Distribution Date; Rated Final Distribution Date”:

Class	Assumed Final Distribution Date
Class A-1	December 2026
Class A-2	December 2026
Class A-3	February 2029
Class A-4	NAP – January 2032(1)
Class A-5	March 2032
Class A-SB	October 2031
Class X-A	NAP
Class X-B	NAP
Class A-S	March 2032
Class B	March 2032
Class C	March 2032

(1)	The range of Assumed Final Distribution Dates is based on the initial certificate balance of the Class A-4 certificates ranging from $0 to $ 220,000,000.

The rated final distribution date for the offered certificates will be the distribution date in April 2055.

Transaction Overview

On the closing date, each sponsor will sell its respective mortgage loans to the depositor, which will in turn deposit the mortgage loans into the issuing entity, a common law trust created on the closing date. The issuing entity will be formed by a pooling and servicing agreement to be entered into among the depositor, the master servicer, the special servicer, the certificate administrator, the trustee, the operating advisor and the asset representations reviewer.

The transfers of the mortgage loans from the sponsors to the depositor and from the depositor to the issuing entity in exchange for the offered certificates are illustrated below:

The following illustration does not take into account the sale of any non-offered certificates or the RR interest.

Offered Certificates

General	We are offering the following classes of commercial mortgage pass-through certificates as part of Series 2022-C15:

●	Class A-1

●	Class A-2

●	Class A-3

●	Class A-4

●	Class A-5

●	Class A-SB

●	Class X-A

●	Class X-B

●	Class A-S

●	Class B

●	Class C

The certificates of this Series will consist of the above classes (referred to as the “offered certificates”) and the following classes that are not being offered by this prospectus: Class X-D, Class X-F, Class D, Class E, Class F, Class G-RR, Class H-RR, Class RR, Class S and Class R certificates (referred to as the “non-offered certificates”). The certificates (other than the Class RR certificates and the Class R certificates) are collectively referred to as the “non-VRR certificates.” In addition, the RR interest is not being offered by this prospectus.

Certificate Balances and
Notional Amounts	Your certificates will have the approximate aggregate initial certificate balance or notional amount set forth below, subject to a variance of plus or minus 5%:

Class	Approx. Initial Certificate Balance or Notional Amount(1)	Approx. % of Initial Pool Balance	Approx. Initial Credit Support(2)
Class A-1	$12,900,000	1.251%	30.000%
Class A-2	$75,600,000	7.331%	30.000%
Class A-3	$87,800,000	8.514%	30.000%
Class A-4	$0 - $220,000,000(3)	0.000% – 21.332%(3)	30.000%
Class A-5	$277,300,000 - $497,300,000(3)	26.888% – 48.221%(3)	30.000%
Class A-SB	$23,405,000	2.269%	30.000%
Class X-A	$697,005,000	NAP	NAP
Class X-B	$182,964,000	NAP	NAP
Class A-S	$94,593,000	9.172%	20.500%
Class B	$46,053,000	4.466%	15.875%
Class C	$42,318,000	4.103%	11.625%

(1)	Approximate, subject to a permitted variance of plus or minus 5%.

(2)	The approximate initial credit support with respect to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates represents the approximate credit enhancement for the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates in the aggregate. The VRR interest provides credit support only to the limited extent that it is allocated a portion of any losses incurred on the underlying mortgage loans, which such losses are allocated between it, on the one hand, and the non-VRR certificates, on the other hand, pro rata, in accordance with their respective percentage allocation entitlement. See “Credit Risk Retention”.

(3)	The exact initial certificate balances of the Class A-4 and Class A-5 certificates are unknown and will be determined based on the final pricing of those classes of certificates. However, the respective initial certificate balances of the Class A-4 and Class A-5 certificates are expected to be within the applicable ranges reflected in the above chart. The aggregate initial certificate balance of the Class A-4 and Class A-5 certificates is expected to be approximately $497,300,000, subject to a variance of plus or minus 5%.

Pass-Through Rates
A. Offered Certificates	Your certificates will accrue interest at an annual rate called a pass-through rate. The approximate initial pass-through rate is set forth below for each class of offered certificates:

Class	Approx. Initial Pass-Through Rate(1)
Class A-1%
Class A-2%
Class A-3%
Class A-4%
Class A-5%
Class A-SB	%
Class X-A	%
Class X-B	%
Class A-S	%
Class B	%
Class C	%

(1)	The pass-through rates for the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class A-S, Class B and Class C certificates for any distribution date will be a per annum rate equal to one of the following: (i) a fixed rate, (ii) a variable rate equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, (iii) a variable rate equal to the lesser of (a) a fixed rate and (b) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date or (iv) a variable rate equal to the weighted average of the net mortgage interest rates for the related distribution date minus a specified percentage. The pass-through rate for the Class X-A certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates for the related distribution date, weighted on the basis of their respective certificate balances outstanding immediately prior to that distribution date. The pass-through rate for the Class X-B certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-S, Class B and Class C certificates for the related distribution date, weighted on the basis of their respective certificate balances outstanding immediately prior to that distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

B. Interest Rate
Calculation Convention	Interest on the offered certificates at their applicable pass-through rates will be calculated based on a 360-day year consisting of twelve 30-day months, or a “30/360 basis”.

For purposes of calculating the pass-through rates on the Class X-A and Class X-B certificates and any other class of offered certificates that has a pass-through rate limited by, equal to or based on the weighted average net mortgage interest rate (which calculation does not include any companion loan interest rate), the mortgage loan interest rates will not reflect any default interest rate, any loan term modifications agreed to by the special servicer or any modifications resulting from a borrower’s bankruptcy or insolvency.

For purposes of calculating the pass-through rates on the offered certificates, the interest rate for each mortgage loan that accrues interest based on the actual number of days in each month and assuming a 360-day year, or an “actual/360 basis”, will be recalculated, if necessary, so that the amount of interest that would accrue at that recalculated rate in the applicable month, calculated on a 30/360 basis, will equal the amount of interest that is required to be paid on that mortgage loan in that month, subject to certain adjustments as described in “Description of the

Certificates—Distributions—Pass-Through Rates” and “—Interest Distribution Amount”.

C. Servicing and
Administration Fees	Each of the master servicer and the special servicer is entitled to a servicing fee or special servicing fee, as the case may be, from the interest payments on each mortgage loan (other than any non-serviced mortgage loan with respect to the special servicing fee only), any related serviced companion loan and any related REO loans and, with respect to the special servicing fees, if the related mortgage loan interest payments (or other collections in respect of the related mortgage loan or mortgaged property) are insufficient, then from general collections on all mortgage loans.

The servicing fee for each distribution date, including the master servicing fee and the portion of the servicing fee payable to any primary servicer or subservicer, is calculated on the outstanding principal amount of each mortgage loan (including any non-serviced mortgage loan) and any related serviced companion loan at a servicing fee rate equal to a per annum rate ranging from 0.00250% to 0.07125%.

The special servicing fee for each distribution date is calculated based on the outstanding principal amount of each mortgage loan (other than any non-serviced mortgage loan) and any related serviced companion loan as to which a special servicing transfer event has occurred (including any REO loans), on a loan-by-loan basis at the special servicing fee rate equal to the greater of (i) a per annum rate of 0.25000% and (ii) the per annum rate that would result in a special servicing fee of $5,000 for the related month. The special servicer will not be entitled to a special servicing fee with respect to any non-serviced mortgage loan.

Any primary servicing fees or sub-servicing fees with respect to each mortgage loan (other than any non-serviced mortgage loan) and any related serviced companion loan will be paid by the master servicer or special servicer, respectively, out of the fees described above.

The master servicer and special servicer are also entitled to additional fees and amounts, including income on the amounts held in certain accounts and certain permitted investments, liquidation fees and workout fees. See “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”.

The certificate administrator fee for each distribution date is calculated on the outstanding principal amount of each mortgage loan (including any REO loan and any non-serviced mortgage loan, but not any companion loan) at a per annum rate equal to 0.00771%. The trustee fee is payable by the certificate administrator from the certificate administrator fee.

As compensation for the performance of its routine duties, the operating advisor will be entitled to a fee on each distribution date calculated on the outstanding principal amount of each mortgage loan and REO loan (excluding any companion loan) at a per annum rate equal to 0.00133%. The operating advisor will also be entitled under certain circumstances to a consulting fee.

As compensation for the performance of its routine duties, the asset representations reviewer will be entitled to a fee on each distribution date calculated on the outstanding principal amount of each mortgage loan and REO loan (including any non-serviced mortgage loan, but excluding any related companion loan(s)) at a per annum rate equal to 0.00030%. Upon the completion of any asset review with respect to each delinquent loan, the asset representations reviewer will be entitled to a per loan fee in an amount described in “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses—Asset Representations Reviewer Compensation”.

Each party to the pooling and servicing agreement will also be entitled to be reimbursed by the issuing entity for costs, expenses and liabilities borne by them in certain circumstances. Fees and expenses payable by the issuing entity to any party to the pooling and servicing agreement are generally payable prior to any distributions to certificateholders and the RR interest owner.

Additionally, with respect to each distribution date, an amount equal to the product of 0.00050% per annum multiplied by the outstanding principal amount of each mortgage loan and any REO loan will be payable to CRE Finance Council® as a license fee for use of its name and trademarks, including an investor reporting package. This fee will be payable prior to any distributions to certificateholders and the RR interest owner.

Payment of the fees and reimbursement of the costs and expenses described above will generally have priority over the distribution of amounts payable to the certificateholders and the RR interest owner. See “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”, “—Termination of the Master Servicer or Special Servicer For Cause” and “—Limitation on Liability; Indemnification”.

With respect to each non-serviced mortgage loan set forth in the table below, the master servicer under the related trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of that mortgage loan will be entitled to a primary servicing fee at a rate equal to a per annum rate set forth in the table below, and the special servicer under the related trust and servicing agreement or pooling and servicing agreement, as applicable, will be entitled to a special servicing fee at a rate equal to the per annum rate set forth below. In addition, each party to the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of a non-serviced whole loan will be entitled to receive other fees and reimbursements with respect to the related non-serviced mortgage loan in amounts, from sources, and at frequencies, that are similar, but not necessarily identical, to those described above and, in certain cases (for example, with respect to unreimbursed special servicing fees and servicing advances with respect to the related non-serviced whole loan), such amounts will be reimbursable from general collections on the mortgage loans to the extent not recoverable from the related non-serviced whole loan and to the extent allocable to the related non-serviced mortgage loan pursuant to the related intercreditor agreement. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Non-Serviced Mortgage Loans

Non-Serviced Mortgage Loan	Primary Servicing Fee Rate(1)	Special Servicing Fee Rate
The Summit	0.02500% per annum	0.2500% per annum
1888 Century Park East	0.00125% per annum	0.2500% per annum
Coleman Highline Phase IV	0.01200% per annum	0.2500% per annum
IPCC National Storage Portfolio XVI	0.01000% per annum	0.2500% per annum
Moonwater Office Portfolio	0.00125% per annum	0.2500% per annum
26 Broadway	0.01125% per annum	0.2500% per annum
Bedrock Portfolio	0.05000% per annum	0.2500% per annum
1100 & 820 First Street NE	0.00125% per annum	0.2500% per annum
Meadowood Mall(2)	0.00250% per annum	0.2500% per annum
Visions Hotel Portfolio III	0.00250% per annum	0.2500% per annum
NYC MFRT Portfolio	0.00125% per annum	0.2500% per annum
AMF Portfolio	0.00125% per annum	0.2500% per annum

(1)	Each primary servicing fee rate described in the table is included as part of the servicing fee rate.

(2)	From and after the securitization of the related controlling pari passu companion loan, such mortgage loan will be serviced under the pooling and servicing agreement governing such securitization and the related special servicing fee rate will be as specified in such pooling and servicing agreement.

Distributions

A. Allocation Between VRR
Interest and Non-VRR
Certificates	The aggregate amount available for distributions to holders of the non-VRR certificates and the VRR interest owners on each distribution date (net of specified expenses of the issuing entity, including fees payable to, and costs and expenses reimbursable to, the master servicer, the special servicer, the certificate administrator, the trustee, the operating advisor and the asset representations reviewer) will be allocated between amounts available for distribution to the holders of the VRR interest, on the one hand, and for distribution to non-VRR certificates, on the other hand. The portion of such amount allocable to (a) the VRR interest will at all times be the product of such amount multiplied by the VRR percentage and (b) the non-VRR certificates will at all times be the product of such amount multiplied by the non-VRR percentage, in each case such percentages being referred to in this prospectus as their respective “percentage allocation entitlement”.

The “non-VRR percentage” is an amount expressed as a percentage equal to 100% minus the VRR percentage. At all times, the sum of the VRR percentage and the non-VRR percentage will equal 100%.

The “VRR percentage” will equal a fraction, expressed as a percentage, the numerator of which is the initial VRR interest balance of the VRR interest, and the denominator of which is the aggregate initial certificate balance of all of the classes of principal balance certificates and the VRR interest balance of the VRR interest.

B. Amount and Order
of Distributions on the Non-VRR
Certificates	On each distribution date, funds available for distribution to the non-VRR certificates (other than any yield maintenance charges and prepayment premiums and any excess interest attributable to the Class S certificates) and the Class R certificates will be distributed in the following amounts and order of priority:

First, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class X-A, Class X-B, Class X-D and Class X-F certificates, in respect of interest, up to an amount equal to, and pro rata in accordance with, the interest entitlements for those classes;

Second, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates, as follows: (i) to the extent of funds allocated to principal and available for distribution: (a) first, to principal on the Class A-SB certificates, until the certificate balance of the Class A-SB certificates is reduced to the planned principal balance for the related distribution date set forth in Annex E to this prospectus, (b) second, to principal on the Class A-1 certificates, until the certificate balance of the Class A-1 certificates has been reduced to zero, (c) third, to principal on the Class A-2 certificates, until the certificate balance of the Class A-2 certificates has been reduced to zero, (d) fourth, to principal on the Class A-3 certificates, until the certificate balance of the Class A-3 certificates has been reduced to zero, (e) fifth, to principal on the Class A-4 certificates until the certificate balance of the Class A-4 certificates has been reduced to zero, (f) sixth, to principal on the Class A-5 certificates, until the certificate balance of the Class A-5 certificates has been reduced to zero, and (g) seventh, to principal on the Class A-SB certificates, until the certificate balance of the Class A-SB certificates has been reduced to zero, or (ii) if the certificate balance of each class of principal balance certificates other than the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates has been reduced to zero as a result of the allocation of mortgage loan losses to those classes of certificates, funds available for distributions of principal will be distributed to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates, pro rata, without regard to the distribution priorities described above or the planned principal balance of the Class A-SB certificates.

Third, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates, to reimburse the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates, pro rata, based upon the aggregate unreimbursed losses previously allocated to each such class, first, in an amount equal to any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by those classes, and then in an amount equal to interest on that amount at the pass-through rate for such class;

Fourth, to the Class A-S certificates as follows: (a) to interest on the Class A-S certificates up to the amount of its interest entitlement; (b) to the extent of funds allocable to principal remaining after distributions in respect of principal to each class with a higher priority (as set forth in prior enumerated clauses set forth above), to principal on the Class A-S certificates until its certificate balance has been reduced to zero; and (c) to reimburse the Class A-S certificates first, in an amount equal to any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by those certificates, and then in an amount equal to interest on that amount at the pass-through rate for such class;

Fifth, to the Class B certificates as follows: (a) to interest on the Class B certificates up to the amount of its interest entitlement; (b) to the extent of funds allocable to principal remaining after distributions in respect of principal to each class with a higher priority (as set forth in prior enumerated clauses set forth above), to principal on the Class B certificates until its certificate balance has been reduced to zero; and (c) to reimburse the Class B certificates first, in an amount equal to any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by those certificates, and then in an amount equal to interest on that amount at the pass-through rate for such class;

Sixth, to the Class C certificates as follows: (a) to interest on the Class C certificates up to the amount of its interest entitlement; (b) to the extent of funds allocable to principal remaining after distributions in respect of principal to each class with a higher priority (as set forth in prior enumerated clauses set forth above), to principal on the Class C certificates until its certificate balance has been reduced to zero; and (c) to reimburse the Class C certificates first, in an amount equal to any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by those certificates, and then in an amount equal to interest on that amount at the pass-through rate for such class;

Seventh, to the Class D, Class E, Class F, Class G-RR and Class H-RR certificates in the amounts and order of priority described in “Description of the Certificates—Distributions”; and

Eighth, to the Class R certificates, any remaining amounts.

For more detailed information regarding distributions on the certificates, see “Description of the Certificates—Distributions—Priority of Distributions”.

C. Interest and Principal
Entitlements	A description of the interest entitlement of each class of non-VRR certificates (other than the Class S certificates) and the

VRR interest can be found in “Description of the Certificates—Distributions—Interest Distribution Amount” and “Credit Risk Retention—The VRR Interest—Material Terms of the VRR Interest—Priority of Distributions on the VRR Interest”. As described in these sections, there are circumstances in which your interest entitlement for a distribution date could be less than one full month’s interest at the pass-through rate on your certificate’s balance or notional amount.

A description of the amount of principal required to be distributed to each class of non-VRR certificates entitled to principal and the VRR interest on a particular distribution date can be found in “Description of the Certificates—Distributions—Principal Distribution Amount” and “Credit Risk Retention—The VRR Interest”, respectively.

D. Yield Maintenance
Charges, Prepayment
Premiums	Yield maintenance charges and prepayment premiums with respect to the mortgage loans will be allocated to the holders of the VRR interest, on the one hand, and to the holders of certain of the non-VRR certificates, on the other hand, in accordance with their respective percentage allocation entitlement as described in “Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums”. Yield maintenance charges and prepayment premiums with respect to the mortgage loans that are allocated to the non-VRR certificates will be further allocated as described in “Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums”.

For an explanation of the calculation of yield maintenance charges, see “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans”.

E. Subordination,
Allocation of Losses
and Certain Expenses	The following chart generally sets forth the manner in which the payment rights of certain classes of non-VRR certificates will be senior or subordinate, as the case may be, to the payment rights of other classes of non-VRR certificates. On any distribution date, the aggregate amount available for distributions on the certificates and the RR interest will be allocated between the VRR interest and the non-VRR certificates in accordance with their respective percentage allocation entitlement, and principal and interest (other than excess interest that accrues on a mortgage loan that has an anticipated repayment date (if any)) allocated to the non-VRR certificates will be further allocated to the specified classes of those certificates in descending order (beginning with the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class X-A, Class X-B, Class X-D and Class X-F certificates), in each case as set forth in the following chart. Certain payment rights between the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class X-A, Class X-B, Class X-D and Class X-F certificates are more particularly described under “Description of the Certificates—Distributions”.

On any distribution date, mortgage loan losses will be allocated between the VRR interest and non-VRR certificates in accordance with their respective percentage allocation entitlement, and the mortgage loan losses allocated to the non-VRR certificates will be further allocated to the specified classes of those certificates in ascending order (beginning with certain non-VRR certificates that are not being offered by this prospectus), in each case as set forth in the chart below.

*	The Class A-SB certificates have certain priority with respect to reducing the principal balance of those certificates to their planned principal balance as described in this prospectus.

**	The Class X-A, Class X-B, Class X-D and Class X-F certificates are interest-only certificates and the Class X-D and Class X-F certificates are not offered by this prospectus. The VRR interest is not offered by this prospectus.

***	Other than the Class X-D, Class X-F, Class RR, Class S and Class R certificates.

Other than the subordination of certain classes of certificates, as described above, no other form of credit enhancement will be available for the benefit of the holders of the offered certificates. The right to payment of owners of the VRR interest will be pro rata and pari passu with the right to payment of holders of the non-VRR certificates (as a collective whole), and, as described above, any losses incurred on the mortgage loans will be allocated between the VRR interest, on the one hand, and the non-VRR certificates, on the other hand, pro rata in accordance with their respective percentage allocation entitlements.

Principal losses and principal payments, if any, on mortgage loans that are allocated to a class of non-VRR certificates (other than the Class X-A, Class X-B, Class X-D and Class X-F certificates) will reduce the certificate balance of that class of certificates. Principal losses and principal payments, if any, on mortgage loans that are allocated to the VRR interest will reduce the VRR interest balance.

The notional amount of the Class X-A certificates will be reduced by the aggregate amount of principal losses or principal payments, if any, allocated to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates. The notional amount of the Class X-B certificates will be reduced by the aggregate amount of principal losses or principal payments, if any, allocated to the Class A-S, Class B and Class C certificates. The notional amount of the Class X-D certificates will be reduced by the aggregate amount of principal losses or principal payments, if any, allocated to the Class D and Class E certificates. The notional amount of the Class X-F certificates will be reduced by the amount of principal losses or principal payments, if any, allocated to the Class F certificates.

To the extent funds are available on a subsequent distribution date for distribution on your offered certificates, you will be reimbursed for any losses allocated to your offered certificates with interest at the pass-through rate on those offered certificates in accordance with the distribution priorities.

See “Description of the Certificates—Subordination; Allocation of Realized Losses” and “Credit Risk Retention—The VRR Interest” for more detailed information regarding the subordination provisions applicable to the non-VRR certificates and the VRR interest and the allocation of losses to the non-VRR certificates and the VRR interest.

F. Shortfalls in Available
Funds	The following types of shortfalls will reduce the aggregate available funds and will correspondingly reduce the amount allocated to the VRR interest and the non-VRR certificates. The reduction in amounts available for distribution to the non-VRR certificates will reduce distributions to the classes of non-VRR certificates with the lowest payment priorities. Shortfalls may occur as a result of:

●	the payment of special servicing fees and other additional compensation that the special servicer is entitled to receive;

●	interest on advances made by the master servicer, the special servicer or the trustee (to the extent not covered by late payment charges or default interest paid by the related borrower);

●	the application of appraisal reductions to reduce interest advances;

●	extraordinary expenses of the issuing entity including indemnification payments payable to the parties to the pooling and servicing agreement;

●	a modification of a mortgage loan’s interest rate or principal balance; and

●	other unanticipated or default-related expenses of the issuing entity.

In addition, prepayment interest shortfalls on the mortgage loans that are not covered by certain compensating interest payments made by the master servicer are required to be allocated between the VRR interest, on the one hand, and the non-VRR certificates, on the other hand, in accordance with their respective percentage allocation entitlement. The prepayment interest shortfalls allocated to the non-VRR certificates (other than the Class S certificates) are required to be further allocated among the classes of non-VRR certificates entitled to interest, on a pro rata basis, to reduce the amount of interest payable on each such class of certificates to the extent described in this prospectus. See “Description of the Certificates—Prepayment Interest Shortfalls”.

G. Excess Interest	On each distribution date, any excess interest in respect of the increase in the interest rate on any mortgage loan with an anticipated repayment date (which accrues after the related anticipated repayment date), to the extent actually collected and applied as interest during a collection period, will be allocated between the VRR interest, on the one hand, and the Class S certificates, on the other hand, in accordance with their respective percentage allocation entitlement on the related distribution date. See “Description of the Certificates—Distributions—Excess Interest”. This excess interest will not be available to make distributions to any other class of certificates, to provide credit support for other classes of certificates, to offset any interest shortfalls or to pay any other amounts to any other party under the pooling and servicing agreement.

Advances

A. P&I Advances	The master servicer is required to advance a delinquent periodic payment on each mortgage loan (including any non-serviced mortgage loan) and any REO loan (other than any portion of an REO loan related to a companion loan) (unless in each case, the master servicer or the special servicer determines that the advance would be nonrecoverable). Neither the master servicer nor the trustee will be required to advance balloon payments due at maturity or outstanding on the related anticipated repayment date, as applicable, in excess of the regular periodic payment, interest in excess of a mortgage loan’s regular interest rate, default interest, late payment charges, prepayment premiums or yield maintenance charges.

The amount of the interest portion of any advance will be subject to reduction to the extent that an appraisal reduction of the related mortgage loan has occurred (and with respect to any mortgage loan that is part of a whole loan, to the extent such appraisal reduction amount is allocated to the related mortgage loan). There may be other circumstances in which the master servicer will not be required to advance a full month of principal and/or interest. If the master servicer fails to make a required advance, the trustee will be required to make the advance, unless the trustee determines that the advance would be nonrecoverable. If an interest advance is made by the master servicer, the master servicer will not advance the portion of interest that constitutes its servicing fee, but will advance the portion of interest that constitutes the monthly fees payable to the certificate administrator, the trustee, the operating advisor, the asset representations reviewer and the CREFC® license fee.

Neither the master servicer nor the trustee will make, or be permitted to make, any principal or interest advance with respect to any companion loan and the special servicer will not make any principal or interest advance with respect to any mortgage loan or companion loan.

See “Pooling and Servicing Agreement—Advances”.

B. Property Protection
Advances	The master servicer may be required to make advances with respect to the mortgage loans (excluding any non-serviced mortgage loan) and any related companion loan to pay delinquent real estate taxes, assessments and hazard insurance premiums and similar expenses necessary to:

●	protect and maintain (and in the case of REO properties, lease and manage) the related mortgaged property;

●	maintain the lien on the related mortgaged property; and/or

●	enforce the related mortgage loan documents.

The special servicer will have no obligation to make any property protection advances (although it may elect to make them in an emergency circumstance). If the special servicer makes a property protection advance, the master servicer will be required to reimburse the special servicer for that advance (with interest thereon) (unless the master servicer determines that the advance would be nonrecoverable, in which case the advance will be reimbursed out of the collection account) and the master servicer will be deemed to have made that advance as of the date made by the special servicer.

If the master servicer fails to make a required advance of this type, the trustee will be required to make this advance. None of the master servicer, the special servicer or the trustee is required to advance amounts determined by such party to be nonrecoverable.

See “Pooling and Servicing Agreement—Advances”.

With respect to each non-serviced mortgage loan, the master servicer (and the trustee, as applicable) under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of that non-serviced whole loan will be required to make similar advances with respect to delinquent real estate taxes, assessments and hazard insurance premiums as described above.

C. Interest on Advances	The master servicer, the special servicer and the trustee, as applicable, will be entitled to interest on the above described advances compounded annually at the “Prime Rate” as published in The Wall Street Journal, subject to a floor of 2.0% per annum as described in this prospectus. Interest accrued on outstanding advances may result in reductions in amounts otherwise payable on the certificates and the RR interest. Neither the master servicer nor the trustee will be entitled to interest on advances made with respect to principal and interest due on a mortgage loan until the related due date has passed and any grace period for late payments applicable to the mortgage loan has expired. See “Pooling and Servicing Agreement—Advances”.

With respect to each non-serviced mortgage loan, the applicable makers of advances under the related trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of the non-serviced whole loan will similarly be entitled to interest on advances, and any accrued and unpaid interest on property protection advances made in respect of such non-serviced mortgage loan may be reimbursed from general collections on the other mortgage loans included in the issuing entity to the extent not recoverable from such non-serviced whole loan and to the extent allocable to such non-serviced mortgage loan in accordance with the related intercreditor agreement.

The Mortgage Pool

The Mortgage Pool	The issuing entity’s primary assets will be forty-nine (49) fixed-rate commercial mortgage loans, each evidenced by one or more promissory notes secured by first mortgages, deeds of trust, deeds to secure debt or similar security instruments on the fee and/or leasehold estate of the related borrower in 154 commercial, multifamily or manufactured housing community properties. See “Description of the Mortgage Pool—General”.

The aggregate principal balance of the mortgage loans as of the cut-off date will be approximately $1,031,301,773.

Whole Loans

Unless otherwise expressly stated in this prospectus, the term “mortgage loan” refers to each of the forty-nine (49) commercial mortgage loans to be held by the issuing entity. Of the mortgage loans, each mortgage loan in the table below is part of a larger whole loan, which is comprised of (i) the related mortgage loan, (ii) one or more loans that are pari passu in right of payment to the related mortgage loan (each referred to in this prospectus as a “pari passu companion loan” or a “companion loan”) and (iii) in the case of four (4) mortgage loans in the following table, one or more loans that are subordinate in right of payment to the related mortgage loan and any related pari passu companion loans

(each referred to in this prospectus as a “subordinate companion loan” or a “companion loan”). The companion loans, together with their related mortgage loan, are referred to in this prospectus as a “whole loan”.

Whole Loan Summary

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	% of Initial Pool Balance	Pari Passu Companion Loan Cut-off Date Balance	Additional Subordinate Debt Cut-off Date Balance	Mortgage Loan LTV Ratio(1)(3)	Mortgage Loan Underwritten NCF DSCR(1)		Mortgage Loan Underwritten NOI Debt Yield(1)	Whole Loan LTV Ratio(2)(3)	Whole Loan Underwritten NCF DSCR(2)		Whole Loan Underwritten NOI Debt Yield(2)
The Summit	$65,000,000	6.3%	$262,000,000	$198,000,000	36.5%	4.11	x	12.6%	58.6%	2.56	x	7.8%
1888 Century Park East	$65,000,000	6.3%	$135,000,000	N/A	41.8%	4.35	x	12.1%	41.8%	4.35	x	12.1%
Coleman Highline Phase IV	$62,600,000	6.1%	$182,400,000	$268,500,000	31.0%	5.54	x	14.1%	65.0%	2.64	x	6.7%
Twin Spans Business Park and Delaware River Industrial Park	$60,000,000	5.8%	$78,000,000	N/A	61.5%	2.23	x	8.7%	61.5%	2.23	x	8.7%
IPCC National Storage Portfolio XVI(3)	$57,000,000	5.5%	$60,000,000	N/A	47.8%	2.29	x	8.6%	47.8%	2.29	x	8.6%
Rose Castle Apartments	$53,000,000	5.1%	$53,000,000	N/A	58.7%	1.88	x	7.8%	58.7%	1.88	x	7.8%
2 Riverfront Plaza	$50,000,000	4.8%	$60,000,000	N/A	60.4%	2.05	x	9.4%	60.4%	2.05	x	9.4%
IPCC National Storage Portfolio XV(3)	$46,000,000	4.5%	$40,000,000	N/A	46.9%	2.29	x	8.7%	46.9%	2.29	x	8.7%
Moonwater Office Portfolio	$40,000,000	3.9%	$76,000,000	N/A	59.1%	1.42	x	9.0%	59.1%	1.42	x	9.0%
26 Broadway	$33,900,000	3.3%	$79,100,000	$177,000,000	24.3%	3.43	x	18.2%	62.4%	1.34	x	7.1%
Bedrock Portfolio	$26,000,000	2.5%	$404,000,000	N/A	59.4%	3.30	x	13.6%	59.4%	3.30	x	13.6%
1100 & 820 First Street NE	$21,000,000	2.0%	$190,000,000	N/A	63.6%	2.87	x	9.4%	63.6%	2.87	x	9.4%
Meadowood Mall	$17,859,822	1.7%	$61,517,165	$27,933,367	35.0%	2.98	x	20.0%	47.3%	1.81	x	14.8%
Visions Hotel Portfolio III(3)	$15,979,490	1.5%	$28,063,980	N/A	52.1%	2.44	x	15.7%	52.1%	2.44	x	15.7%
NYC MFRT Portfolio	$15,200,000	1.5%	$45,000,000	N/A	51.5%	2.08	x	8.5%	51.5%	2.08	x	8.5%
AMF Portfolio	$10,000,000	1.0%	$162,000,000	N/A	61.3%	1.51	x	9.8%	61.3%	1.51	x	9.8%

(1)	Calculated based on the balance of or debt service on, as applicable, the related whole loan excluding any related subordinate companion loan(s) and any related mezzanine debt.

(2)	Calculated including any related companion loan(s) but excluding any related mezzanine debt.

(3)	In the case of the IPCC National Storage Portfolio XVI, the IPCC National Storage Portfolio XV and the Visions Hotel Portfolio III mortgage loans, the cut-off date LTV ratio was calculated based a value other than an “as-is” value. See “—Assessment of Property Value and Condition” for additional information.

Each whole loan identified in the table below will not be serviced under the pooling and servicing agreement for this transaction and instead will be serviced under a separate trust and servicing agreement or pooling and servicing agreement, as applicable, identified in the table below entered into in connection with the securitization of one or more related companion loan(s) and is referred to in this prospectus as a “non-serviced whole loan”. The related mortgage loan is referred to as a “non-serviced mortgage loan” and the related companion loans are each referred to in this prospectus as a “non-serviced companion loan”. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

For further information regarding the whole loans, see “Description of the Mortgage Pool—The Whole Loans”.

Non-Serviced Whole Loans(1)

Mortgage Loan Name	Transaction/ Pooling Agreement	% of Initial Pool Balance	Master Servicer	Special Servicer	Trustee
The Summit	SUMIT 2022-BVUE	6.3%	KeyBank National Association	KeyBank National Association	Wilmington Trust, National Association
1888 Century Park East	BBCMS 2022-C14	6.3%	Midland Loan Services, a Division of PNC Bank, National Association	Midland Loan Services, a Division of PNC Bank, National Association	Wilmington Trust, National Association
Coleman Highline Phase IV	COLEM 2022-HLNE	6.1%	KeyBank National Association	KeyBank National Association	Wilmington Trust, National Association
IPCC National Storage Portfolio XVI	BMO 2022-C1	5.5%	KeyBank National Association	CWCapital Asset Management LLC	Wilmington Trust, National Association
Moonwater Office Portfolio	Benchmark 2022-B32	3.9%	Midland Loan Services, a Division of PNC Bank, National Association	KeyBank National Association	Wilmington Trust, National Association
26 Broadway	BWAY 2022-26BW	3.3%	KeyBank National Association	KeyBank National Association	Wilmington Trust, National Association
Bedrock Portfolio	Benchmark 2022-B32	2.5%	Midland Loan Services, a Division of PNC Bank, National Association	KeyBank National Association	Wilmington Trust, National Association
1100 & 820 First Street NE	BBCMS 2021-C12	2.0%	KeyBank National Association	LNR Partners, LLC	Wilmington Trust, National Association
Meadowood Mall(2)	WFCM 2021-C61	1.7%	Wells Fargo Bank, National Association	CWCapital Asset Management LLC	Wilmington Trust, National Association
Visions Hotel Portfolio III	MSC 2022-L8	1.5%	Midland Loan Services, a Division of PNC Bank, National Association	LNR Partners, LLC	Wilmington Trust, National Association
NYC MFRT Portfolio	BMO 2022-C1	1.5%	KeyBank National Association	CWCapital Asset Management LLC	Wilmington Trust, National Association
AMF Portfolio	BBCMS 2021-C12	1.0%	KeyBank National Association	LNR Partners, LLC	Wilmington Trust, National Association

Mortgage Loan Name	Certificate Administrator	Custodian	Operating Advisor	Asset Representations Reviewer	Initial Directing Party(3)
The Summit	Computershare Trust Company, National Association	Computershare Trust Company, National Association	Pentalpha Surveillance LLC	N/A	Prima Capital Advisors LLC
1888 Century Park East	Computershare Trust Company, National Association	Computershare Trust Company, National Association	Park Bridge Lender Services LLC	Park Bridge Lender Services LLC	KKR CMBS II Aggregator Type 2 L.P.
Coleman Highline Phase IV	Computershare Trust Company, National Association	Computershare Trust Company, National Association	N/A	N/A	Prima Capital Advisors LLC
IPCC National Storage Portfolio XVI	Computershare Trust Company, National Association	Computershare Trust Company, National Association	Park Bridge Lender Services LLC	Park Bridge Lender Services LLC	Sabal Strategic Opportunity Fund, L.P.
Moonwater Office Portfolio	Computershare Trust Company, National Association	Computershare Trust Company, National Association	Pentalpha Surveillance LLC	Pentalpha Surveillance LLC	Ellington Management Group, LLC
26 Broadway	Computershare Trust Company, National Association	Computershare Trust Company, National Association	Pentalpha Surveillance LLC	N/A	SIP V RA REIT Rockefeller, LLC
Bedrock Portfolio	Computershare Trust Company, National Association	Computershare Trust Company, National Association	Pentalpha Surveillance LLC	Pentalpha Surveillance LLC	Ellington Management Group, LLC
1100 & 820 First Street NE	Computershare Trust Company, National Association	Computershare Trust Company, National Association	Pentalpha Surveillance LLC	Pentalpha Surveillance LLC	LD III Sub III, LLC
Meadowood Mall	Computershare Trust Company, National Association	Computershare Trust Company, National Association	Pentalpha Surveillance LLC	Pentalpha Surveillance LLC	LD III Sub IV LLC(4)
Visions Hotel Portfolio III	Computershare Trust Company, National Association	Computershare Trust Company, National Association	Park Bridge Lender Services LLC	Park Bridge Lender Services LLC	LNR Securities Holdings, LLC
NYC MFRT Portfolio	Computershare Trust Company, National Association	Computershare Trust Company, National Association	Park Bridge Lender Services LLC	Park Bridge Lender Services LLC	Sabal Strategic Opportunity Fund, L.P.
AMF Portfolio	Computershare Trust Company, National Association	Computershare Trust Company, National Association	Pentalpha Surveillance LLC	Pentalpha Surveillance LLC	LD III Sub III, LLC

(1)	As of the closing date of the related securitization.

(2)	After the securitization of the related controlling pari passu companion loan, the related whole loan will be serviced under (and by the service provider parties thereto) and the initial directing certificateholder will be the initial directing certificateholder under the related trust and servicing agreement or the pooling and servicing agreement for that securitization transaction.

(3)	The entity with the heading “Initial Directing Party” above reflects the party entitled to exercise control and consultation rights with respect to the related mortgage loan similar to those of the directing certificateholder under the pooling and servicing agreement for this securitization until such party’s rights are terminated pursuant to the related trust and servicing agreement, pooling and servicing agreement or intercreditor agreement, as applicable.

(4)	The Meadowood Mall whole loan is expected to be serviced under the pooling and servicing agreement governing the WFCM 2021-C61 securitization. From and after the securitization of the related controlling pari passu companion loan, such whole loan will be serviced under the pooling and servicing agreement governing such securitization, such securitization will be the related controlling noteholder and the directing party will be the directing certificateholder (or equivalent) specified in such pooling and servicing agreement.

For further information regarding the whole loans, see “Description of the Mortgage Pool—The Whole Loans”, and for information regarding the servicing of the non-serviced whole loans, see “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Mortgage Loan Characteristics

The following tables set forth certain anticipated characteristics of the mortgage loans as of the cut-off date (unless otherwise indicated). Except as specifically provided in this prospectus, various information presented in this prospectus (including loan-to-value ratios, debt service coverage ratios, debt yields and cut-off date balances per net rentable square foot, pad, room or unit, as applicable) with respect to any mortgage loan with a pari passu companion loan or subordinate companion loan is calculated including the principal balance and debt service payment of the related pari passu companion loan(s), but is calculated excluding the principal balance and debt service payment of the related subordinate companion loan(s) (or any other subordinate debt encumbering the related mortgaged property, any related mezzanine debt or preferred equity). Unless specifically indicated, no subordinate companion loans are included in the presentation of numerical and statistical information with respect to the composition of the mortgage pool contained in this prospectus (including any tables, charts and information set forth on Annex A-1 and Annex A-2 to this prospectus).

The sum of the numerical data in any column may not equal the indicated total due to rounding. Unless otherwise indicated, all figures and percentages presented in this “Summary of Terms” are calculated as described under “Description of the Mortgage Pool—Certain Calculations and Definitions” and, unless otherwise indicated, such figures and percentages are approximate and in each case, represent the indicated figure or percentage of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. The principal balance of each mortgage loan as of the cut-off date assumes (or, in the case of each mortgage loan with a cut-off date prior to the date of this prospectus, reflects) the timely receipt of principal scheduled to be paid on or before the cut-off date and no defaults, delinquencies or prepayments on, or modifications of, any mortgage loan on or prior to the cut-off date. Whenever percentages and other information in this prospectus are presented on the mortgaged property level rather than the mortgage loan level, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts as stated in Annex A-1.

The mortgage loans will have the following approximate characteristics as of the cut-off date:

Cut-off Date Mortgage Loan Characteristics

All Mortgage Loans
Initial Pool Balance(1)	$1,031,301,773
Number of mortgage loans	49
Number of mortgaged properties	154
Range of Cut-off Date Balances	$3,100,000 to $65,000,000
Average Cut-off Date Balance	$21,046,975
Range of Mortgage Rates	2.49450% to 5.53000%
Weighted average Mortgage Rate	3.85034%
Range of original terms to maturity(2)	60 months to 120 months
Weighted average original term to maturity(2)	112 months
Range of remaining terms to maturity(2)	56 months to 120 months
Weighted average remaining term to maturity(2)	110 months
Range of original amortization terms(3)	300 months to 360 months
Weighted average original amortization term(3)	356 months
Range of remaining amortization terms(3)	296 months to 360 months
Weighted average remaining amortization term(3)	356 months
Range of Cut-off Date LTV Ratios(4)(5)	24.3% to 72.5%
Weighted average Cut-off Date LTV Ratio(4)(5)	51.9%
Range of LTV Ratios as of the maturity date or anticipated repayment date(2)(4)(5)	24.3% to 66.0%
Weighted average LTV Ratio as of the maturity date or anticipated repayment date(2)(4)(5)	49.6%
Range of U/W NCF DSCRs(5)(6)	1.27x to 5.54x
Weighted average U/W NCF DSCR(5)(6)	2.63x
Range of U/W NOI Debt Yields(5)	7.1% to 20.0%
Weighted average U/W NOI Debt Yield(5)(7)	10.8%
Percentage of Initial Pool Balance consisting of:
Interest-only, Balloon	66.7%
Interest-only, Amortizing Balloon	16.4%
Amortizing Balloon	10.9%
Interest-only, ARD	6.1%

(1)	Subject to a permitted variance of plus or minus 5%.

(2)	With respect to one (1) mortgage loan with an anticipated repayment date, secured by the mortgaged property identified on Annex A-1 to this prospectus as Coleman Highline Phase IV (6.1%), calculated as of the related anticipated repayment date.

(3)	Excludes thirty-two (32) mortgage loans (collectively, 72.7%) that are interest-only for the entire term or until the anticipated repayment date, as applicable.

(4)	Loan-to-value ratios (such as, for example, the loan-to-value ratios as of the cut-off date and the loan-to-value ratios at the maturity date or anticipated repayment date, as applicable) with respect to the mortgage loans were generally calculated using “as-is” values as described under “Description of the Mortgage Pool—Certain Calculations and Definitions” in this prospectus; provided, that with respect to certain mortgage loans, the related loan-to-value ratios have been calculated using “as-complete”, “as-stabilized” or similar hypothetical values. In addition, with respect to certain mortgage loans secured by multiple mortgaged properties, the appraised value may be an “as-portfolio” value that assigns a premium to the value of the mortgaged properties as a whole, which value exceeds the sum of their individual appraised values. Such mortgage loans are identified under the definition of “LTV Ratio” set forth under “Description of the Mortgage Pool—Certain Calculations and Definitions” in this prospectus. For further information, see Annex A-1 to this prospectus. See also “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property” and “Description of the Mortgage Pool—Appraised Value” in this prospectus.

(5)	In the case of sixteen (16) mortgage loans (collectively, 61.9%), each of which has one or more pari passu companion loan(s) that are not included in the issuing entity, the debt service coverage ratio, loan-to-value ratio and debt yield have been calculated including the related pari passu companion loan(s). With respect to each of the mortgage loans identified as The Summit mortgage loan, the Coleman Highline Phase IV mortgage loan, the 26 Broadway mortgage loan and the Meadowood Mall mortgage loan (collectively, 17.4%), the loan-to-value ratio and debt yield include any pari passu companion loan(s), as applicable, but exclude the related subordinate companion loan(s). The underwritten net cash flow debt service coverage ratio, related loan-to-value ratio as of the cut-off date, related loan-to-value ratio as of the maturity date or anticipated repayment date, and underwritten net operating income debt yield for each whole loan, including the related subordinate companion loans, are: (i) 2.56x, 58.6%, 58.6% and 7.8%, (ii) 2.64x, 65.0%, 65.0% and 6.7%, (iii) 1.34x, 62.4%, 62.4% and 7.1%, and (iv) 1.81x, 47.3%, 42.6% and 14.8%, respectively.

(6)	Debt service coverage ratios are calculated using the aggregate of the principal and interest payments for the first twelve payment periods of the mortgage loan following the cut-off date, provided that (i) in the case of a mortgage loan that provides for interest-only payments through maturity or its anticipated repayment date, as applicable, such items are calculated based on the interest payments scheduled to be due on the first due date following the cut-off date and the 11 due dates thereafter for such mortgage loan and (ii) in the case of a mortgage loan that provides for an initial interest-only period that ends prior to maturity or its anticipated repayment date, as applicable, and provides for scheduled amortization payments thereafter, such items are calculated based on the monthly payment of principal and interest payable for the 12 payment periods immediately following the expiration of the interest-only period. In the case of the AMF Portfolio whole loan, the principal and interest payments beginning with the payment in November 2028 used for calculating the underwritten net cash flow debt service coverage ratio were based on the assumed principal and interest payment schedule set forth on Annex F. For specific discussions on those particular assumptions and adjustments, see “Description of the Mortgage Pool—Certain Calculations and Definitions”, “—Mortgage Pool Characteristics—Property Types”, “—Tenant Issues—Tenant Concentrations”, “—Tenant Issues—Lease Expirations and Terminations—Other”, “—Real Estate and Other Tax Considerations” and “—Additional Information”. See also Annex A-1 and Annex A-3. Certain other similar assumptions and/or adjustments may have been made to other mortgage loans in the mortgage pool.

(7)	In the case of the Statesville Mini Storage mortgage loan (0.9%), the underwritten net operating income debt yield is based on the cut-off date balance after netting out a $440,000 holdback reserve. The underwritten net operating income debt yield is based on the cut-off date balance without netting out the holdback reserve is 8.6%.

All of the mortgage loans accrue interest on an actual/360 basis.

For further information regarding the mortgage loans, see “Description of the Mortgage Pool”.

Modified and Refinanced
Loans	As of the cut-off date, none of the mortgage loans were modified due to a delinquency or were a refinancing of a loan in default at the time of refinancing and/or otherwise involved discounted payoffs in connection with the origination of such mortgage loan.

See “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings”.

Properties with Limited
Operating History	With respect to twelve (12) of the mortgaged properties (collectively, 20.1%), such mortgaged properties (i) were constructed, substantially renovated, opened for business or in a lease-up period within 12 calendar months prior to the cut-off date and, therefore, the related mortgaged property has either no prior operating history or limited prior operating history, (ii) were acquired by the related borrower or any affiliate of such borrower within 12 calendar months prior to the cut-off date and such borrower or affiliate was unable to provide the related mortgage loan seller with historical financial information for such acquired mortgaged property or (iii) are single tenant properties subject to triple-net leases with the related tenant where the related borrower did not provide the related mortgage loan seller with historical financial information for the related mortgaged property.

See “Description of the Mortgage Pool—Certain Calculations and Definitions” and “Description of the Mortgage Pool—Mortgage Pool Characteristics—Mortgaged Properties With Limited Prior Operating History”.

Certain Variances from
Underwriting Standards	Certain of the mortgage loans may vary from the related mortgage loan seller’s underwriting guidelines described under “Transaction Parties—The Sponsors and Mortgage Loan Sellers”.

With respect to one (1) mortgage loan (1.7%) being contributed by Barclays Capital Real Estate Inc., there was an exception from the applicable mortgage loan seller’s underwriting guidelines with respect to satisfaction of certain underwriting criteria (e.g., occupancy, minimum debt service coverage ratio, underwritten revenue, underwritten management fees, underwritten vacancies, underwritten occupancy, reserves, single purpose entity covenants, etc.).

See “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines”; “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Barclays Capital Real Estate Inc.—Barclays’ Underwriting Guidelines and Processes”; “—Bank of Montreal—BMO’s Underwriting Guidelines and Processes”; “—KeyBank National Association—KeyBank’s Underwriting Guidelines and Process”; “—Starwood Mortgage Capital LLC—SMC’s Underwriting Guidelines and Processes”; and “—Societe Generale Financial Corporation—Societe Generale Financial Corporation’s Underwriting Standards”.

Additional Aspects of Certificates

Denominations	The offered certificates with certificate balances that are initially offered and sold to purchasers will be issued in minimum denominations of $10,000 and integral multiples of $1 in excess of $10,000. The offered certificates with notional amounts will be issued, maintained and transferred only in minimum denominations of authorized initial notional amounts of not less than $1,000,000 and in integral multiples of $1 in excess of $1,000,000.

Registration, Clearance
and Settlement	Each class of offered certificates will initially be registered in the name of Cede & Co., as nominee of The Depository Trust Company, or DTC.

You may hold offered certificates through: (1) DTC in the United States; or (2) Clearstream Banking, Luxembourg or Euroclear Bank, as operator of the Euroclear System. Transfers within DTC, Clearstream Banking, Luxembourg or Euroclear Bank, as operator of the Euroclear System, will be made in accordance with the usual rules and operating procedures of those systems.

We may elect to terminate the book-entry system through DTC (with the consent of the DTC participants), Clearstream Banking, Luxembourg or Euroclear Bank, as operator of the Euroclear

System, with respect to all or any portion of any class of the offered certificates.

See “Description of the Certificates—Delivery, Form, Transfer and Denomination” and “—Book-Entry Registration”.

Credit Risk Retention	For a discussion of the manner in which the U.S. credit risk retention requirements will be satisfied by Barclays Capital Real Estate Inc., as retaining sponsor, see “Credit Risk Retention”.

None of the sponsors, the depositor or any other party to the transaction intends to retain a material net economic interest in the securitization constituted by the issue of the certificates and the RR interest in a manner that would satisfy the requirements of European Union Regulation (EU) 2017/2402. In addition, no such person undertakes to take any other action which may be required by any investor for the purposes of its compliance with any applicable requirement under such Regulation. Furthermore, the arrangements described under “Credit Risk Retention” have not been structured with the objective of ensuring compliance by any person with any requirements of such Regulation. Consequently, the certificates and the RR interest may not be a suitable investment for investors which are subject to any such requirements. See “Risk Factors—General Risks—Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates”.

Information Available to
Certificateholders
and the RR Interest Owner	On each distribution date, the certificate administrator will prepare and make available to each certificateholder of record and the RR interest owner, a statement as to the distributions being made on that date. Additionally, under certain circumstances, certificateholders of record and the RR interest owner may be entitled to certain other information regarding the issuing entity. See “Description of the Certificates—Reports to Certificateholders and the RR Interest Owner; Certain Available Information”.

Deal Information/Analytics	Certain information concerning the mortgage loans and the certificates may be available to subscribers through the following services:

●	Bloomberg, L.P., Trepp, LLC, Intex Solutions, Inc., Interactive Data Corp., Markit Group Limited, BlackRock Financial Management, Inc., CMBS.com, Inc., Moody’s Analytics, MBS Data, LLC, RealInsight, KBRA Analytics, LLC, Thomson Reuters Corporation, DealView Technologies Ltd. and CRED iQ;

●	The certificate administrator’s website initially located at www.ctslink.com; and

●	The master servicer’s website initially located at www.pnc.com/midland.

Optional Termination	On any distribution date on which the aggregate principal balance of the pool of mortgage loans is less than 1.0% of the aggregate principal balance of the mortgage loans as of the cut-off date, certain entities specified in this prospectus will have the option to purchase all of the remaining mortgage loans (and all property acquired through exercise of remedies in respect of any mortgage loan) at the price specified in this prospectus.

The issuing entity may also be terminated in connection with a voluntary exchange of all of the then-outstanding certificates (other than the Class S and Class R certificates) and the RR interest for the mortgage loans then held by the issuing entity, provided that (i) the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class A-S, Class B, Class C, Class D and Class E certificates are no longer outstanding, (ii) there is only one holder (or multiple holders acting unanimously) of the outstanding certificates (other than the Class S and Class R certificates) and the RR interest, (iii) such holder (or holders) pay an amount equal to the VRR interest’s proportionate share of the price specified in this prospectus and (iv) the master servicer consents to the exchange.

See “Pooling and Servicing Agreement—Termination; Retirement of Certificates”.

Required Repurchases or
Substitutions of Mortgage
Loans; Loss of Value
Payment	Under certain circumstances, the related mortgage loan seller (or (i) Barclays Capital Holdings Inc., with respect to the repurchase and substitution obligations of Barclays Capital Real Estate Inc. to the same extent as Barclays Capital Real Estate Inc. and (ii) Société Générale, with respect to the repurchase and substitution obligations of Societe Generale Financial Corporation to the same extent as Societe Generale Financial Corporation) may be obligated to (i) repurchase (without payment of any yield maintenance charge or prepayment premium) or substitute for an affected mortgage loan from the issuing entity or (ii) make a cash payment that would be deemed sufficient to compensate the issuing entity in the event of a document defect or a breach of a representation and warranty made by the related mortgage loan seller with respect to the mortgage loan in the related mortgage loan purchase agreement that materially and adversely affects the value of the mortgage loan, the value of the related mortgaged property or the interests of any certificateholders or the RR interest owner in the mortgage loan or mortgaged property or causes the mortgage loan to be other than a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Internal Revenue Code of 1986, as amended (but without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) that causes a defective loan to be treated as a “qualified mortgage”); provided that with respect to the Rose Castle Apartments mortgage loan, each related mortgage loan seller will be obligated to take the above remedial actions only with respect to the related promissory note sold by it to the depositor as if the note contributed by each mortgage loan seller and evidencing such mortgage loan were a separate mortgage loan. See “Description of the Mortgage Loan Purchase Agreements—General”.

Sale of Defaulted Loans	Pursuant to the pooling and servicing agreement, under certain circumstances the special servicer is required to use reasonable efforts to solicit offers for defaulted mortgage loans (other than non-serviced mortgage loans) or a defaulted serviced whole loan and/or related REO properties and, in the absence of a cash offer at least equal to its outstanding principal balance plus all accrued and unpaid interest and outstanding costs and expenses and certain other amounts under the pooling and servicing agreement, may accept the first (and, if multiple offers are received, the highest) cash offer from any person that constitutes a fair price for the defaulted mortgage loan (other than non-serviced mortgage loans), defaulted whole loan or related REO property, determined as described in “Pooling and Servicing Agreement—Realization Upon Mortgage Loans” and “—Sale of Defaulted Loans and REO Properties”, unless the special servicer determines, in accordance with the servicing standard (and subject to the requirements of any related intercreditor agreement), that rejection of such offer would be in the best interests of the certificateholders, the RR interest owner and any related companion loan holders (as a collective whole as if such certificateholders, RR interest owner and such companion loan holders constituted a single lender).

With respect to any non-serviced mortgage loan, if a related pari passu companion loan becomes a defaulted mortgage loan under the trust and servicing agreement or pooling and servicing agreement, as applicable, for the related pari passu companion loan and the special servicer under the related trust and servicing agreement or pooling and servicing agreement, as applicable, for the related pari passu companion loan(s) determines to sell such pari passu companion loan(s), then such special servicer will be required to sell such non-serviced mortgage loan together with the related pari passu companion loan(s), and, in the case of each of The Summit whole loan, the Coleman Highline Phase IV whole loan, the 26 Broadway whole loan and the Meadowood Mall whole loan, the related subordinate companion loan(s), in a manner similar to that described above. See “Description of the Mortgage Pool—The Whole Loans”.

Additionally, in the case of mortgage loans that permit certain equity owners of the borrower to incur future mezzanine debt as described in “Description of the Mortgage Pool—Additional Indebtedness—Mezzanine Indebtedness”, the related mezzanine lender may have the option to purchase the related mortgage loan after certain defaults. See “Pooling and Servicing Agreement—Realization Upon Mortgage Loans”, “—Sale of Defaulted Loans and REO Properties” and “Description of the Mortgage Pool—The Whole Loans”.

Tax Status	Elections will be made to treat designated portions of the issuing entity (exclusive of the portion of the issuing entity consisting of the entitlement to collections of excess interest accrued on any mortgage loan with an anticipated repayment date and the related distribution account) as two separate REMICs (the “lower-tier REMIC” and the “upper-tier REMIC”) for federal income tax purposes. The upper-tier REMIC and the lower-tier REMIC will be designated as the “trust REMICs”.

In addition, (1) the portion of the issuing entity consisting of the entitlement to collections of excess interest accrued on any mortgage loan with an anticipated repayment date and the related distribution account will be classified as a “trust” under Treasury Regulations Section 301.7701-4(c) (the “grantor trust”); and (2) the Class S certificates and the VRR interest will represent undivided beneficial ownership interests in their respective portions of such entitlement for federal income tax purposes, as further described under “Material Federal Income Tax Considerations”.

Pertinent federal income tax consequences of an investment in the offered certificates include:

●	Each class of offered certificates will constitute REMIC “regular interests”.

●	The offered certificates will be treated as newly originated debt instruments for federal income tax purposes.

●	You will be required to report income on your offered certificates using the accrual method of accounting.

●	It is anticipated that the Class and Class certificates will be issued with original issue discount and that the Class certificates will be issued at a premium for federal income tax purposes.

See “Material Federal Income Tax Considerations”.

Certain ERISA
Considerations	Subject to important considerations described under “Certain ERISA Considerations”, the offered certificates are eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts.

Legal Investment	None of the certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended.

If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the certificates. You should consult your own legal advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership and sale of the certificates.

The issuing entity will not be registered under the Investment Company Act of 1940, as amended. The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended, contained in Section 3(c)(5) of the Investment Company Act of 1940, as amended, or Rule 3a-7 under the Investment Company Act of 1940, as amended, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act (both as defined in this prospectus). See “Legal Investment”.

Ratings	The offered certificates will not be issued unless each of the offered classes receives a credit rating from one or more of the nationally recognized statistical rating organizations engaged by the depositor to rate the offered certificates. The decision not to engage one or more other rating agencies in the rating of certain classes of certificates to be issued in connection with this transaction, may negatively impact the liquidity, market value and regulatory characteristics of those classes of certificates. Neither the depositor nor any other person or entity will have any duty to notify you if any other nationally recognized statistical rating organization issues, or delivers notice of its intention to issue, unsolicited ratings on one or more classes of certificates after the date of this prospectus.

See “Risk Factors—Other Risks Relating to the Certificates—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded” and “Ratings”.

Summary of Risk Factors

Investing in the certificates involves risks. Any of the risks set forth in this prospectus under the heading “Risk Factors” may have a material adverse effect on the cash flow on one or more mortgaged properties, the related borrowers’ ability to meet their respective payment obligations under the mortgage loans, and/or on your certificates. As a result, the market price of the certificates could decline significantly and you could lose a part or all of your investment. You should carefully consider all the information set forth in this prospectus and, in particular, evaluate the risks set forth in this prospectus under the heading “Risk Factors” before deciding to invest in the certificates. The following is a summary of some of the principal risks associated with an investment in the certificates:

Special Risks

●	COVID-19: Economic conditions and restrictions on enforcing landlord rights due to the COVID-19 pandemic and related governmental countermeasures may adversely affect the borrowers and/or the tenants and, therefore, the certificates. In addition, the underwriting of certain mortgage loans and the appraisals and property condition reports for certain mortgaged properties were conducted prior to the COVID-19 pandemic and therefore may not reflect current conditions with respect to the mortgaged properties or the borrowers.

Risks Relating to the Mortgage Loans

●	Non-Recourse Loans: The mortgage loans are non-recourse loans, and in the event of a default on a mortgage loan, recourse generally may only be had against the specific mortgaged property(ies) and other assets that have been pledged to secure the mortgage loan. Consequently, payment on the certificates is dependent primarily on the sufficiency of the net operating income or market value of the mortgaged properties, each of which may be volatile.

●	Borrowers: Frequent and early occurrence of borrower delinquencies and defaults may adversely affect your investment. Bankruptcy proceedings involving borrowers, borrower organizational structures and additional debt incurred by a borrower or its sponsors may increase risk of loss. In addition, borrowers may be unable to refinance or repay their mortgage loans at the maturity date or anticipated repayment date.

●	Property Performance: Certificateholders are exposed to risks associated with the performance of the mortgaged properties, including location, competition, condition (including environmental conditions), maintenance, ownership, management, and litigation. Property values may decrease even when current operating income does not. The property type (e.g., office, self storage, multifamily, retail, industrial, hospitality, manufactured housing and mixed use) may present additional risks.

●	Loan Concentration: Certain of the mortgage loans represent significant concentrations of the mortgage pool as of the cut-off date. A default on one or more of such mortgage loans may have a disproportionate impact on the performance of the certificates.

●	Property Type Concentration: Certain property types represent significant concentrations of the mortgaged properties securing the mortgage pool as of the cut-off date, based on allocated loan amounts. Adverse developments with respect to those property types or related industries may have a disproportionate impact on the performance of the certificates.

●	Other Concentrations: Losses on loans to related borrowers or cross-collateralized and cross-defaulted loan groups, geographical concentration of the mortgaged properties, and concentration of tenants among the mortgaged properties, may disproportionately affect distributions on the offered certificates.

●	Tenant Performance: The repayment of a commercial or multifamily mortgage loan is typically dependent upon the ability of the related mortgaged property to produce cash flow through the collection of rents. Therefore, the performance of the mortgage loans will be highly dependent on the performance of tenants and tenant leases.

●	Significant Tenants: Properties that are leased to a single tenant or a tenant that comprises a significant portion of the rental income are disproportionately susceptible to interruptions of cash flow in the event of a lease expiration or termination or a downturn in the tenant’s business.

●	Underwritten Net Cash Flow: Underwritten net cash flow for the mortgaged properties could be based on incorrect or flawed assumptions.

●	Appraisals: Appraisals may not reflect the current or future market value of the mortgaged properties.

●	Inspections: Property inspections may not identify all conditions requiring repair or replacement.

●	Insurance: The absence or inadequacy of terrorism, fire, flood, earthquake and other insurance may adversely affect payment on the certificates.

●	Zoning: Changes in zoning laws may affect the ability to repair or restore a mortgaged property. Properties or structures considered to be “legal non-conforming” may not be able to be restored or rebuilt “as-is” following a casualty or loss.

Risks Relating to Conflicts of Interest

●	Transaction Parties: Conflicts of interest may arise from the transaction parties’ relationships with each other or their economic interests in the transaction.

●	Directing Certificateholder and Companion Holders: Certain certificateholders and companion loan holders have control and/or consent rights regarding the servicing of the mortgage loans and related whole loans. Such rights include rights to remove and replace the special servicer without cause and/or to direct or recommend the applicable special servicer or non-serviced special servicer to take actions that conflict with the interests of holders of certain classes of certificates. The right to remove and replace the special servicer may give the directing certificateholder the ability to influence the special servicer’s servicing actions in a manner that may be more favorable to the directing certificateholder relative to other certificateholders.

Other Risks Relating to the Certificates

●	Limited Obligations: The certificates will only represent ownership interests in the issuing entity, and will not be guaranteed by the sponsors, the depositor or any other person. The issuing entity’s assets may be insufficient to repay the offered certificates in full.

●	Uncertain Yields to Maturity: The offered certificates have uncertain yields to maturity. Prepayments on the underlying mortgage loans will affect the average lives of the certificates; and the rate and timing of prepayments may be highly unpredictable. Optional early termination of the issuing entity may also adversely impact your yield or may result in a loss.

●	Rating Agency Feedback: Future events could adversely impact the credit ratings and value of your certificates.

●	Limited Credit Support: Credit support provided by subordination of certain certificates is limited and may not be sufficient to prevent loss on the offered certificates.

Risk Factors

You should carefully consider the following risks before making an investment decision. In particular, distributions on your certificates will depend on payments received on, and other recoveries with respect to the mortgage loans. Therefore, you should carefully consider the risk factors relating to the mortgage loans and the mortgaged properties.

If any of the following events or circumstances identified as risks actually occur or materialize, your investment could be materially and adversely affected. We note that additional risks and uncertainties not presently known to us may also impair your investment.

This prospectus also contains forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described below and elsewhere in this prospectus.

Risks Related to Market Conditions and Other External Factors

Current Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans

There has been an emergence of a novel coronavirus (SARS-CoV-2) and a related respiratory disease (“COVID-19”), which has spread to countries throughout the world, including the United States, and has been declared a global pandemic. The COVID-19 pandemic has been declared to be a public health emergency of international concern by the World Health Organization, and the former president of the United States has made a declaration under the Robert T. Stafford Disaster Relief and Emergency Assistance Act. A significant number of countries and the majority of United States state governments have also made emergency declarations and have attempted to slow the spread of the virus by providing social distancing guidelines, issuing stay-at-home orders and mandating the closure of certain non-essential businesses. Although vaccines have been approved and more are in development, there can be no assurance as to the availability of vaccines, the rate of vaccination or the effectiveness of vaccination against the COVID-19 virus or any mutations. We cannot assure you when states will permit full resumption of economic activity, whether or when people will feel comfortable in resuming economic activity, that vaccines, containment or other measures will be successful in limiting the spread of the virus or that future regional or broader outbreaks of COVID-19 or other diseases will not result in resumed or additional countermeasures from governments.

The COVID-19 outbreak has led to severe disruptions in the global supply chain, financial and other markets, significant increases in unemployment, significant reductions in consumer demand and downturns in the economies of many nations, including the United States, and those disruptions will likely continue for some time. While the United States government and other governments have implemented unprecedented financial support and relief measures (such as the Coronavirus Aid, Relief and Economic Security Act, the Consolidated Appropriations Act of 2021 and the American Rescue Plan of 2021), the effectiveness of such measures cannot be predicted. The United States economy has experienced contraction and expansion during the pandemic, and it is unclear when any contraction will cease and when steady economic expansion will resume.

In addition to these general concerns, investors should consider what effect, if any, the COVID-19 pandemic, as well as any resulting recession or economic slowdown, may have on the ability of borrowers to make timely payments on the mortgage loans, which in turn may have an adverse impact on the performance and market value of the certificates. Mortgage lenders in certain counties implemented payment holidays for mortgagors affected by COVID-19, and the D.C. City Council has enacted legislation requiring lenders under the jurisdiction of the Department of Insurance, Securities and Banking to offer deferrals of mortgage loans to borrowers that request them. We cannot assure you that lenders or servicers in other states will not offer or be compelled by governmental authorities to offer payment holidays to borrowers affected by COVID-19, resulting in potential losses or delays in payments on the certificates. Investors should also consider that COVID-19 could significantly impact volatility, liquidity and/or the market value of securities, including the certificates.

While the COVID-19 pandemic has created personnel, supply-chain and other logistical issues that affect all property types, the effects are particularly severe for certain property types. For example:

●	office properties, due to prohibitions on use of space at full capacity and changes to leasing activity arising from the need for increased distancing between workers, changes to elevator practices, increased prevalence of telework and changes to the willingness of employees to commute;

●	self storage properties, due to increasing unemployment rates and a general reduction in disposable income available for non-essential expenses for their tenants, who typically lease space under short-term leases;

●	multifamily, manufactured housing and/or student housing properties, due to federal, state and local moratoria on eviction proceedings and other mandated tenant forbearance programs, as well as increasing unemployment rates and changes to leasing activity arising from limitations on in-person showings of units;

●	retail properties, due to store closures, either government mandated or voluntary, declining interest in visiting large shared spaces such as shopping malls, restaurants, bars and movie theatres, and tenants (including certain national and regional chains, such as Equinox, Staples and Cheesecake Factory) refusing to pay rent;

●	industrial properties, due to restrictions or shutdowns of tenant operations at such properties or as a result of general financial distress of such tenants;

●	office properties have been impacted, particularly those with significant tenants who operate co-working or office-sharing spaces, due to restrictions on such spaces or declining interest in such spaces by their users, who typically are unaffiliated and license or sublease space for shorter durations; and

●	hospitality properties, due to travel limitations implemented by governments and businesses as well as declining interest in travel generally;

●	properties with significant tenants who operate co-working or office-sharing spaces, due to restrictions on such spaces or declining interest in such spaces by their users, who typically are unaffiliated and license or sublease space for shorter durations; and

●	properties with significant tenants with executed leases but not yet in place and whose leases are conditioned on tenant improvements being completed, the delivery of premises, or the vacancy of a current tenant by a date certain, due to lack of access to the mortgaged property and disruptions in labor and the global supply chain.

With respect to the mortgage pool, it is unclear how many borrowers have been adversely affected by the COVID-19 pandemic. It is expected that many borrowers will be (or continue to be) adversely affected by the cumulative effects of COVID-19 and the measures implemented by governments to combat the pandemic. As a result, borrowers may not and/or may be unable to meet their payment obligations under the mortgage loans, which may result in significant losses, including shortfalls in distributions of interest and/or principal to the holders of the certificates. Shortfalls and losses will be particularly pronounced to the extent that the related mortgaged properties are located in geographic areas with significant numbers of COVID-19 cases or relatively restrictive COVID-19 countermeasures. Certain geographic regions of the United States, such as New York City, have experienced a larger concentration of COVID-19 infections and deaths than other regions, which is expected to result in lengthier stay at home orders than in other less-impacted regions. However, as the COVID-19 emergency has continued, various regions of the United States have seen fluctuations in rates of COVID-19 cases. Therefore, we cannot assure you that any region will not experience an increase in such rates, and corresponding governmental countermeasures and economic distress. In addition, we cannot assure you that declining economic conditions precipitated by COVID-19 and the measures implemented by governments to combat the pandemic will not result in downgrades to the ratings of the certificates.

We cannot assure you that the cash flow at the mortgaged properties will be sufficient for the borrowers to pay all required insurance premiums. While certain mortgage loans provide for insurance premium reserves, we cannot assure you that the borrowers will be able to continue to fund such reserves or that such reserves will be sufficient to pay all required insurance premiums.

Although each mortgage loan generally requires the related borrower to maintain business interruption insurance, certain insurance companies have reportedly taken the position that such insurance does not cover closures due to the COVID-19 emergency. In addition, the COVID-19 emergency could adversely affect future availability and coverage of business interruption insurance. Furthermore, it is unclear whether such closures due to COVID-19 will trigger co-tenancy provisions.

Investors should understand that the underwriting of certain mortgage loans and the appraisals and property condition reports for certain mortgaged properties were conducted prior to the COVID-19 pandemic and therefore may not reflect current conditions with respect to the mortgaged properties or the borrowers. In addition, the underwriting of mortgage loans originated during the COVID-19 pandemic may be based on assumptions that do not reflect current conditions. When evaluating the financial information, occupancy percentages and mortgaged property valuations presented in this prospectus (including certain information set forth in “Summary of Certificates and VRR Interest”, “Description of the Mortgage Pool—Mortgage Pool Characteristics”, “Description of the Mortgage Pool—Certain Calculations and Definitions”, Annex A-1, Annex A-2 and Annex A-3), investors should take into consideration the dates as of which historical financial information and occupancy percentages are presented and appraisals and property condition reports were conducted and that the underwritten information may not reflect (or fully reflect) the events described in this risk factor or any potential impacts of the COVID-19 pandemic. Because a pandemic of the scale and scope of the COVID-19 pandemic has not occurred in recent history, historical delinquency and loss experience is unlikely to accurately predict the performance of the mortgage loans in the mortgage pool. Investors should expect higher-than-average delinquencies and losses on the mortgage loans. The aggregate number and size of delinquent loans in a given collection period may be significant, and the master servicer may determine that advances of payments on such mortgage loans are not or would not be recoverable or may not be able to make such advances given the severity of delinquencies (in this transaction or other transactions), which would result in shortfalls and losses on the certificates. See “Description of the Mortgage Pool—Certain Calculations and Definitions—Definitions”.

Some borrowers may seek forbearance arrangements at some point in the near future, if they have not already made such request. We cannot assure you that the borrowers will be able to make debt service payments (including deferred amounts that were previously subject to forbearance) after the expiration of any such forbearance period. Some borrowers may also seek to use funds on deposit in reserve or escrow accounts to make debt service payments, rather than for the explicit purpose set forth in the mortgage loan documents. We cannot assure you that the cash flow at the mortgaged properties will be sufficient for the borrowers to replenish those reserves or escrows, which would then be unavailable for their original intended use.

In addition, you should expect that a number of borrowers may not make timely payment on their mortgage loans at some point during the continuance of the COVID-19 pandemic. In response, the master servicer and the special servicer may implement a range of actions with respect to affected borrowers and the related mortgage loans to forbear or modify the loan terms consistent with the applicable servicer’s customary servicing practices. Such actions may also lead to shortfalls and losses on the certificates.

Although the borrowers and certain tenants may have made their recent debt service and rent payments, we cannot assure you that they will be able to make future payments. While certain mortgage loans may provide for debt service or rent reserves, we cannot assure you that any such reserve will be sufficient to satisfy any or all debt service payments on the affected mortgage loans.

Furthermore, we cannot assure you that future failure to make rent or debt service payments will not trigger cash sweeps or defaults under the mortgage loan documents.

In addition, servicers have reported an increase in borrower requests as a result of the COVID-19 pandemic. It is likely that the volume of requests will continue to increase as the COVID-19 pandemic progresses. The increased volume of borrower requests and communication may result in delays in the servicers’ ability to respond to such requests and their ability to perform their respective obligations under the related transaction documents. Further, some federal, state and local administrative offices and courts have closed due to the outbreak of the COVID-19 pandemic. Foreclosures, recordings of assignments and similar activities may not be processed in such offices and courts until such offices and courts reopen and may be further delayed as such offices and courts address any backlogs of such actions that accumulated during the period they were closed. Furthermore, to the extent the related jurisdiction has implemented a moratorium on foreclosures as discussed above, any processing of foreclosure actions would not commence until such moratorium has ended.

There can be no assurances that the NRSROs engaged by the depositor will issue the expected ratings on the closing date (or at all) or that such ratings will not be withdrawn or placed on watch immediately or shortly after the closing date. We cannot assure you that declining economic conditions precipitated by the COVID-19 pandemic and the measures implemented by governments to combat the pandemic will not result in downgrades to the ratings of the certificates.

The widespread and cascading effects of the COVID-19 pandemic, including those described above, also heighten many of the other risks described in this “Risk Factors” section, such as those related to timely payments by borrowers and tenants, mortgaged property values and the performance, market value, credit ratings and secondary market liquidity of your certificates.

Risks Relating to the Mortgage Loans

Mortgage Loans Are Non-Recourse and Are Not Insured or Guaranteed

The mortgage loans are not insured or guaranteed by any person or entity, governmental or otherwise unrelated to the related borrowers.

Investors should treat each mortgage loan as a non-recourse loan. If a default occurs, recourse generally may be had only against the specific mortgaged properties and other assets that have been pledged to secure the mortgage loan. Consequently, payment prior to maturity is dependent primarily on the sufficiency of the net operating income of the mortgaged property. Payment at maturity or anticipated repayment date is primarily dependent upon the market value of the mortgaged property or the borrower’s ability to refinance or sell the mortgaged property.

Although the mortgage loans generally are non-recourse in nature, certain mortgage loans contain non-recourse carveouts for liabilities such as liabilities as a result of fraud by the borrower, certain voluntary insolvency proceedings or other matters. Certain mortgage loans set forth under “Description of the Mortgage Pool—Non-Recourse Carveout Limitations” either do not contain non-recourse carveouts or contain material limitations to non-recourse carveouts. Often these obligations are guaranteed by an affiliate of the related borrower, although liability under any such guaranty may be capped or otherwise limited in amount or scope. Furthermore, certain guarantors may be foreign entities or individuals which, while subject to the domestic governing law provisions in the guaranty and related mortgage loan documents, could nevertheless require enforcement of any judgment in relation to a guaranty in a foreign jurisdiction, which could, in turn, cause a significant time delay or result in the inability to enforce the guaranty under foreign law. Additionally, the guarantor’s net worth and liquidity may be less (and in some cases, materially less) than amounts due under the related mortgage loan or the guarantor’s sole asset may be its interest in the related borrower. Certain mortgage loans may have the benefit of a general payment guaranty of all or a portion of the indebtedness under the mortgage loan. In all cases, however, the mortgage loans should be considered to be non-recourse obligations because neither the depositor nor the sponsors make any representation or warranty as to the obligation or ability of any borrower or guarantor to pay any deficiencies between any foreclosure proceeds and the mortgage loan indebtedness. In addition, certain mortgage loans may provide for recourse to a guarantor for all or a portion of the indebtedness or for any loss or costs that may be incurred by the borrower or the lender with respect to certain borrower obligations under the related mortgage loan documents. In such cases, we cannot assure you any recovery from such guarantor will be made or that such guarantor will have assets sufficient to pay any otherwise recoverable claim under a guaranty.

Risks of Commercial and Multifamily Lending Generally

The mortgage loans will be secured by various income-producing commercial and multifamily properties. The repayment of a commercial or multifamily loan is typically dependent upon the ability of the related mortgaged property to produce cash flow through the collection of rents. Even the liquidation value of a commercial property is determined, in substantial part, by the capitalization of the property’s ability to produce cash flow. However, net operating income can be volatile and may be insufficient to cover debt service on the loan at any given time.

The net operating incomes and property values of the mortgaged properties may be adversely affected by a large number of factors. Some of these factors relate to the properties themselves, such as:

●	the age, design and construction quality of the properties;

●	perceptions regarding the safety, convenience and attractiveness of the properties;

●	the characteristics and desirability of the area where the property is located;

●	the strength and nature of the local economy, including labor costs and quality, tax environment and quality of life for employees;

●	the proximity and attractiveness of competing properties;

●	the adequacy of the property’s management and maintenance;

●	increases in interest rates, real estate taxes and operating expenses at the property and in relation to competing properties;

●	an increase in the capital expenditures needed to maintain the properties or make improvements;

●	the dependence upon a single tenant or concentration of tenants in a particular business or industry;

●	a decline in the businesses operated by tenants or in their financial condition;

●	an increase in vacancy rates; and

●	a decline in rental rates as leases are renewed or entered into with new tenants.

Other factors are more general in nature, such as:

●	national or regional economic conditions, including plant closings, military base closings, industry slowdowns, oil and/or gas drilling facility slowdowns or closings and unemployment rates;

●	local real estate conditions, such as an oversupply of competing properties, retail space, office space, multifamily housing or hotel capacity;

●	demographic factors;

●	consumer confidence;

●	consumer tastes and preferences;

●	political factors;

●	environmental factors;

●	seismic activity risk;

●	retroactive changes in building codes;

●	changes or continued weakness in specific industry segments;

●	location of certain mortgaged properties in less densely populated or less affluent areas; and

●	the public perception of safety for customers and clients.

The volatility of net operating income will be influenced by many of the foregoing factors, as well as by:

●	the length of tenant leases (including that in certain cases, all or substantially all of the tenants, or one or more sole, anchor or other major tenants, at a particular mortgaged property may have leases that expire or permit the tenant(s) to terminate its lease during the term of the loan);

●	the quality and creditworthiness of tenants;

●	tenant defaults;

●	in the case of rental properties, the rate at which new rentals occur; and

●	the property’s “operating leverage”, which is generally the percentage of total property expenses in relation to revenue, the ratio of fixed operating expenses to those that vary with revenues, and the level of capital expenditures required to maintain the property and to retain or replace tenants.

Further, changes to tax laws as they relate to property ownership, depreciation schedules and interest and mortgage deductibility could affect the value of the mortgaged properties.

A decline in the real estate market or in the financial condition of a major tenant will tend to have a more immediate effect on the net operating income of properties with relatively higher operating leverage or short term revenue sources, such as short term or month-to-month leases, and may lead to higher rates of delinquency or defaults.

Most of the mortgage loans have 10 year terms to maturity. Rapid technological advances and changes in consumer tastes over the course of those 10 years may impact the use, occupancy and demand for the products or services related to the mortgaged properties securing such mortgage loans. In addition, tenant needs may change due to such factors and the related property may not be able to quickly adapt to such changes. We cannot assure you that any such changes will not impact the performance of the related mortgaged properties, the ability of the related mortgagors to continue to make payments of debt service on the related mortgage loans or to secure refinancing of the mortgage loans or to pay the principal balance of their mortgage loans at maturity.

In addition, certain mortgaged properties may be located in an area that is primarily dependent on a single company or industry. In that case, any change that adversely affects that company or industry could reduce occupancy at the related mortgaged properties.

Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases

General

Any tenant may, from time to time, experience a downturn in its business, which may weaken its financial condition and result in a reduction or failure to make rental payments when due. Tenants under certain leases included in the underwritten net cash flow, underwritten net operating income or occupancy may nonetheless be in financial distress. If tenants’ sales were to decline, percentage rents may decline and, further, tenants may be unable to pay their base rent or other occupancy costs. If a tenant defaults in its obligations to a property owner, that property owner may experience delays in enforcing its rights as lessor and may incur substantial costs and experience significant delays associated with protecting its investment, including costs incurred in renovating and reletting the property.

Additionally, the income from, and market value of, the mortgaged properties leased to various tenants would be adversely affected if:

●	space in the mortgaged properties could not be leased or re-leased or substantial re-leasing costs were required and/or the cost of performing landlord obligations under existing leases materially increased;

●	leasing or re-leasing is restricted by exclusive rights of tenants to lease the mortgaged properties or other covenants not to lease space for certain uses or activities, or covenants limiting the types of tenants to which space may be leased;

●	a significant tenant were to become a debtor in a bankruptcy case;

●	rental payments could not be collected for any other reason; or

●	a borrower fails to perform its obligations under a lease resulting in the related tenant having a right to terminate such lease.

In addition, certain tenants may be part of a chain that is in financial distress as a whole, or the tenant’s parent company may have implemented or expressed an intent to implement a plan to consolidate or reorganize its operations, close a number of stores in the chain, reduce exposure, relocate stores or otherwise reorganize its business to cut costs.

There may be (and there may exist from time to time) pending or threatened legal proceedings against, or disputes with, certain tenants and/or their parent companies that may have a material adverse effect on the related tenant’s ability to pay rent or remain open for business. We cannot assure you that any such litigation or dispute will not result in a material decline in net operating income at the related mortgaged property.

Certain tenants currently may be in a rent abatement period. We cannot assure you that such tenants will be in a position to pay full rent when the abatement period expires. We cannot assure you that the net operating income contributed by the mortgaged properties will remain at its current or past levels.

A Tenant Concentration May Result in Increased Losses

Mortgaged properties that are owner-occupied or leased to a single tenant, or a tenant that makes up a significant portion of the rental income, also are more susceptible to interruptions of cash flow if that tenant’s business operations are negatively impacted or if such tenant fails to renew its lease. This is so because:

●	the financial effect of the absence of rental income may be severe;

●	more time may be required to re-lease the space; and

●	substantial capital costs may be incurred to make the space appropriate for replacement tenants.

In the event of a default by that tenant, if the related lease expires prior to the mortgage loan maturity date and the related tenant fails to renew its lease or if such tenant exercises an early termination option, there would likely be an interruption of rental payments under the lease and, accordingly, insufficient funds available to the borrower to pay the debt service on the mortgage loan. In certain cases where the tenant owns the improvements on the mortgaged property, the related borrower may be required to purchase such improvements in connection with the exercise of its remedies.

With respect to certain of these mortgaged properties that are leased to a single tenant, the related leases may expire prior to, or soon after, the maturity dates of the mortgage loans or the related tenant may have the right to terminate the lease prior to the maturity date of the mortgage loan. If the current tenant does not renew its lease on comparable economic terms to the expired lease, if a single tenant terminates its lease or if a suitable replacement tenant does not enter into a new lease on similar economic terms, there could be a negative impact on the payments on the related mortgage loan.

A deterioration in the financial condition of a tenant, the failure of a tenant to renew its lease or the exercise by a tenant of an early termination right can be particularly significant if a mortgaged property is owner-occupied, leased to a single tenant, or if any tenant makes up a significant portion of the rental income at the mortgaged property.

Concentrations of particular tenants among the mortgaged properties or within a particular business or industry at one or multiple mortgaged properties increase the possibility that financial problems with such tenants or such business or industry sectors could affect the mortgage loans. In addition, the mortgage loans may be adversely affected if a tenant at the mortgaged property is highly specialized, or dependent on a single industry or only a few customers for its revenue. See “—Tenant Bankruptcy Could Result in a Rejection of the Related Lease” below, and “Description of the Mortgage Pool—Tenant Issues—Tenant Concentrations” for information on tenant concentrations in the mortgage pool.

Mortgaged Properties Leased to Multiple Tenants Also Have Risks

If a mortgaged property has multiple tenants, re-leasing expenditures may be more frequent than in the case of mortgaged properties with fewer tenants, thereby reducing the cash flow available for payments on the related mortgage loan. Multi-tenant mortgaged properties also may experience higher continuing vacancy rates and greater volatility in rental income and expenses. See Annex A-1 for tenant lease expiration dates for the 5 largest tenants at each mortgaged property.

Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks

If a mortgaged property is leased in whole or substantial part to the borrower under the mortgage loan or to an affiliate of the borrower, there may be conflicts of interest. For instance, it is more likely a landlord will waive lease conditions for an affiliated tenant than it would for an unaffiliated tenant. We cannot assure you that the conflicts of interest arising where a borrower is affiliated with a tenant at a mortgaged property will not adversely impact the value of the related mortgage loan.

In certain cases, an affiliated lessee may be a tenant under a master lease with the related borrower, under which the tenant is obligated to make rent payments but does not occupy any space at the mortgaged property. Master leases in these circumstances may be used to bring occupancy to a “stabilized” level with the intent of finding additional tenants to occupy some or all of the master leased space, but may not provide additional economic support for the mortgage loan. If a mortgaged property is leased in whole or substantial part to the borrower or to an affiliate of the borrower, a deterioration in the financial condition of the borrower or its affiliates could significantly affect the borrower’s ability to perform under the mortgage loan as it would directly interrupt the cash flow from the mortgaged property if the borrower’s or its affiliate’s financial condition worsens. We cannot assure you that any space leased by a borrower or an affiliate of the borrower will eventually be occupied by third party tenants.

See “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases” for information on properties leased in whole or in part to borrowers and their affiliates.

Tenant Bankruptcy Could Result in a Rejection of the Related Lease

The bankruptcy or insolvency of a major tenant or a number of smaller tenants, such as in retail properties, may have an adverse impact on the mortgaged properties affected and the income produced by such mortgaged properties. Under the federal bankruptcy code in Title 11 of the United States Code, as amended from time to time (“Bankruptcy Code”), a tenant has the option of assuming or rejecting or, subject to certain conditions, assuming and assigning to a third party, any unexpired lease. If the tenant rejects the lease, the landlord’s claim for breach of the lease would (absent collateral securing the claim) be treated as a general unsecured claim against the tenant and a lessor’s damages for lease rejection are generally subject to certain limitations. We cannot assure you that tenants of the mortgaged properties will continue making payments under their leases or that tenants will not file for bankruptcy protection in the future or, if any tenants do file, that they will continue to make rental payments in a timely manner. See “Certain Legal Aspects of Mortgage Loans—Foreclosure—Bankruptcy Laws”. See “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” for information regarding bankruptcy issues with respect to certain mortgage loans.

In the case of certain mortgage loans included in the mortgage pool, it may be possible that the related master lease could be construed in a bankruptcy as a financing lease or other arrangement under which the related master lessee (and/or its affiliates) would be deemed as effectively the owner of the related mortgaged property, rather than a tenant, which could result in potentially adverse consequences for the trust, as the holder of such mortgage loan, including a potentially greater risk of an unfavorable plan of reorganization and competing claims of creditors of the related master lessee and/or its affiliates. See “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases”.

Leases That Are Not Subordinated to the Lien of the Mortgage or Do Not Contain Attornment Provisions May Have an Adverse Impact at Foreclosure

In certain jurisdictions, if tenant leases are subordinated to the liens created by the mortgage but do not contain attornment provisions that require the tenant to recognize a successor owner, the tenants may terminate their leases upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants’ leases were terminated. This is particularly likely if those tenants were paying above-market rents or could not be replaced. If a lease is not subordinate to a mortgage, the issuing entity will not possess the right to dispossess the tenant upon foreclosure of the mortgaged property (unless otherwise agreed to with the tenant). Also, if the lease contains provisions inconsistent with the mortgage (e.g., provisions relating to application of insurance proceeds or condemnation awards) or which could affect the enforcement of the lender’s rights (e.g., a right of first refusal to purchase the property), the provisions of the lease will take precedence over the provisions of the mortgage. Not all leases were reviewed to ascertain the existence of attornment or subordination provisions.

With respect to certain of the mortgage loans, the related borrower may have given to certain tenants or others an option to purchase, a right of first refusal and/or a right of first offer to purchase all or a portion of the mortgaged property in the event a sale is contemplated, and such right is not subordinate to the related mortgage. This may impede the mortgagee’s ability to sell the related mortgaged property at foreclosure, or, upon foreclosure, this may affect the value and/or marketability of the related mortgaged property. See “Description of the Mortgage Pool—Tenant Issues—Purchase Options and Rights of First Refusal” for information regarding material purchase options and/or rights of first refusal, if any, with respect to mortgaged properties securing certain mortgage loans. See the representations and warranties in Annex D-1 and the identified exceptions, if any, to those representations and warranties in Annex D-2.

Early Lease Termination Options May Reduce Cash Flow

Leases often give tenants the right to terminate the related lease, reduce the amount of space they are leasing, abate or reduce the related rent, and/or exercise certain remedies against the related borrower for various reasons or upon various conditions, including:

●	if the borrower for the applicable mortgaged property allows uses at the mortgaged property in violation of use restrictions in current tenant leases,

●	if the borrower or any of its affiliates owns other properties within a certain radius of the mortgaged property and allows uses at those properties in violation of use restrictions (or transfers the other property to a third party without recording a restrictive covenant evidencing the restricted use),

●	if the related borrower fails to provide a designated number of parking spaces,

●	if there is construction at the related mortgaged property or an adjacent property (whether or not such adjacent property is owned or controlled by the borrower or any of its affiliates) that may interfere with visibility of, access to or a tenant’s use of the mortgaged property or otherwise violate the terms of a tenant’s lease,

●	upon casualty or condemnation with respect to all or a portion of the mortgaged property that renders such mortgaged property unsuitable for a tenant’s use or if the borrower fails to rebuild such mortgaged property within a certain time,

●	if a tenant’s use is not permitted by zoning or applicable law,

●	if the tenant is unable to exercise an expansion right,

●	if the landlord defaults on its obligations under the lease,

●	if a landlord leases space at the mortgaged property or within a certain radius of the mortgaged property to a competitor,

●	if the tenant fails to meet certain sales targets or other business objectives for a specified period of time,

●	if significant tenants at the subject property go dark or terminate their leases, or if a specified percentage of the mortgaged property is unoccupied,

●	if the landlord violates the tenant’s exclusive use rights for a specified period of time,

●	if the related borrower violates covenants under the related lease or if third parties take certain actions that adversely affect such tenants’ business or operations,

●	in the case of government sponsored tenants, at any time or for lack of appropriations,

●	if an authorized retailer is no longer authorized by a parent or unaffiliated corporate entity, or

●	if the related borrower violates covenants under the related lease or if third parties take certain actions that adversely affect such tenants’ business or operations.

In certain cases, compliance or satisfaction of landlord covenants may be the responsibility of a third party affiliated with the borrower or, in the event that partial releases of the applicable mortgaged property are permitted, an unaffiliated or affiliated third party.

Any exercise of a termination or contraction right by a tenant at a mortgaged property could result in vacant space at the related mortgaged property, renegotiation of the lease with the related tenant or re-letting of the space. Any such vacated space may not be re-let. Furthermore, such foregoing termination and/or abatement rights may arise in the future or materially adversely affect the related borrower’s ability to meet its obligations under the related mortgage loan documents. See “Description of the Mortgage Pool—Tenant Issues—Lease Expirations and Terminations” for information on material tenant lease expirations and early termination options.

Mortgaged Properties Leased to Not-for-Profit Tenants Also Have Risks

Certain mortgaged properties may have tenants that are charitable institutions that generally rely on contributions from individuals and government grants or other subsidies to pay rent on office space and other operating expenses. We cannot assure you that the rate, frequency and level of individual contributions or governmental grants and subsidies will continue with respect to any such institution. A reduction in contributions or grants may impact the ability of the related institution to pay rent, and we cannot assure you that the related borrower will be in a position to meet its obligations under the related mortgage loan documents if such tenant fails to pay its rent.

Office Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, other factors may adversely affect the financial performance and value of office properties, including:

●	the quality of an office building’s tenants;

●	an economic decline in the business operated by the tenant;

●	the physical attributes of the building in relation to competing buildings (e.g., age, condition, design, appearance, access to transportation and ability to offer certain amenities, such as sophisticated building systems and/or business wiring requirements);

●	the physical attributes of the building with respect to the technological needs of the tenants, including the adaptability of the building to changes in the technological needs of the tenants;

●	the diversity of an office building’s tenants (or reliance on a single or dominant tenant);

●	an adverse change in population, patterns of telecommuting or sharing of office space, and employment growth (which creates demand for office space);

●	the desirability of the area as a business location;

●	the strength and nature of the local economy, including labor costs and quality, tax environment and quality of life for employees;

●	in the case of a medical office property, (a) the proximity of such property to a hospital or other healthcare establishment, (b) reimbursements for patient fees from private or government sponsored insurers, (c) its ability to attract doctors and nurses to be on staff, and (d) its ability to afford and acquire the latest medical equipment. Issues related to reimbursement (ranging from nonpayment to delays in payment) from such insurers could adversely impact cash flow at such mortgaged property; and

●	in the case of tenants that offer co-working or office-sharing space designed for multiple, unaffiliated space users, licenses or subleases of space to users are of shorter-term duration and user turnover is greater than with typical office leases. Co-working tenants may experience higher operating costs than typical office tenants, and revenues may lag expenses until the co-working space is filled out. Further, if office rents decrease, shorter-term space users may move to properties with lower rent, while co-working tenants would be left with longer-term lease obligations.

Moreover, the cost of refitting office space for a new tenant is often higher than the cost of refitting other types of properties for new tenants.

If one or more major tenants at a particular office property were to close or remain vacant, we cannot assure you that such tenants would be replaced in a timely manner or without incurring material additional costs to the related borrower and resulting in an adverse effect on the financial performance of the property.

Certain office tenants may operate co-working businesses through which they sublease their space to sublessees under subleases of varying duration. The ability of any such co-working tenants to make payments under their respective leases may depend on the availability of such sublessees and the ability of such sublessees to make payments under their respective subleases. Further, some of these subleases may be short-term, or may be to individuals or entities that are more susceptible to economic downturns, in which case their short-term nature, or the nature of the underlying sublessees, may lead to income volatility for any such co-working tenants. In addition, office tenants that operate co-working businesses may principally generate revenues through the sale of memberships, most of which have short-term commitments. In many cases, the members may terminate their membership agreements at any time upon as little notice as one calendar month. Demand for such memberships may be negatively affected by a number of factors, including geopolitical uncertainty, competition, cybersecurity incidents, decline in the co-working tenant’s reputation and saturation in the markets where the co-working tenant operates.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Office Properties”.

Self Storage Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” above, other factors may adversely affect the financial performance and value of self storage properties, including:

●	decreased demand;

●	lack of proximity to apartment complexes or commercial users;

●	apartment tenants moving to single family homes;

●	decline in services rendered, including security;

●	dependence on business activity ancillary to renting units;

●	security concerns;

●	age of improvements; or

●	competition or other factors.

Self storage properties are considered vulnerable to competition, because both acquisition costs and break-even occupancy are relatively low. The conversion of self storage facilities to alternative uses would generally require substantial capital expenditures. Thus, if the operation of any of the self storage properties becomes unprofitable, the liquidation value of that self storage mortgaged property may be substantially less, relative to the amount owing on the mortgage loan, than if the self storage mortgaged property were readily adaptable to other uses. In addition, because the cost to replace the improvements at a self storage property is typically low, the insurable value of a self storage property is often lower than the mortgage loan balance and in the event of a casualty when a borrower is not required to rebuild or cannot rebuild, insurance proceeds may be insufficient to pay the mortgage loan and there is no “gap” insurance required to cover any shortfall. There is also risk because storage units are typically engaged for shorter time frames than traditional commercial leases for office or retail space.

Tenants at self storage properties tend to require and receive privacy, anonymity and efficient access, each of which may heighten environmental and other risks related to such property as the borrower may be unaware of the contents in any self storage unit. No environmental assessment of a self storage mortgaged property included an inspection of the contents of the self storage units at that mortgaged property, and there is no assurance that all of the units included in the self storage mortgaged properties are free from hazardous substances or other pollutants or contaminants or will remain so in the future.

Certain mortgage loans secured by self storage properties may be affiliated with a franchise company through a franchise agreement. The performance of a self storage property affiliated with a franchise company may be affected by the continued existence and financial strength of the franchisor, the public perception of a service mark, and the duration of the franchise agreement. The transferability of franchise license agreements is restricted. In the event of a foreclosure, the lender or its agent would not have the right to use the franchise license without the franchisor’s consent. In addition, certain self storage properties may derive a material portion of revenue from business activities ancillary to self storage such as truck rentals, parking fees and similar activities which require special use permits or other discretionary zoning approvals and/or from leasing a portion of the subject property for office or retail purposes. See Annex A-1 and the footnotes related thereto.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Self Storage Properties”.

Multifamily Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, other factors may adversely affect the financial performance and value of multifamily properties, including:

●	the physical attributes of the apartment building such as its age, condition, design, appearance, access to transportation and construction quality;

●	the quality of property management;

●	the ability of management to provide adequate maintenance and insurance;

●	the types of services or amenities that the property provides;

●	the property’s reputation;

●	the level of mortgage interest rates, which may encourage tenants to purchase rather than lease housing;

●	the generally short terms of residential leases and the need for continued reletting;

●	rent concessions and month-to-month leases, which may impact cash flow at the property;

●	outstanding building code violations or tenant complaints at the property;

●	the tenant mix, such as the tenant population being predominantly students or being heavily dependent on workers from a particular business or industry or personnel from or workers related to a local military base or oil and/or gas drilling industries;

●	in the case of student housing facilities or properties leased primarily to students, which may be more susceptible to damage or wear and tear than other types of multifamily housing, the reliance on the financial well-being of the college or university to which it relates, competition from on campus housing units and new competitive student housing properties, which may adversely affect occupancy, the physical layout of the housing, which may not be readily convertible to traditional multifamily use, and that student tenants have a higher turnover rate than other types of multifamily tenants, which in certain cases is compounded by the fact that student leases are available for periods of less than 12 months;

●	certain multifamily properties may be considered to be “flexible apartment properties”. Such properties have a significant percentage of units leased to tenants under short-term leases (less than one year in term), which creates a higher turnover rate than for other types of multifamily properties;

●	restrictions on the age or income of tenants who may reside at the property;

●	dependence upon governmental programs that provide rent subsidies to tenants pursuant to tenant voucher programs, which vouchers may be used at other properties and influence tenant mobility;

●	adverse local, regional or national economic conditions, which may limit the amount of rent that may be charged and may result in a reduction of timely rent payments or a reduction in occupancy levels;

●	state and local regulations, which may affect the building owner’s ability to increase rent to market rent for an equivalent apartment; and

●	the existence of government assistance/rent subsidy programs, and whether or not they continue and provide the same level of assistance or subsidies.

Certain of the mortgage loans are secured by multifamily properties that have been the site of criminal activities. Perceptions by prospective tenants of the safety and reputation of the mortgaged real property may influence the cash flow produced by these mortgaged properties, particularly in the case of student housing facilities or properties leased primarily to students. In addition, litigation may be brought against a borrower in connection with any criminal activities that occur at the related mortgaged property.

Certain states regulate the relationship between an owner and its tenants. Commonly, these laws require a written lease, good cause for eviction, disclosure of fees, and notification to residents of changed land use, while prohibiting unreasonable rules, retaliatory evictions, and restrictions on a resident’s choice of unit vendors. Apartment building owners have been the subject of suits under state “Unfair and Deceptive Practices Acts” and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices. A few states offer more significant protection. For example, in some states, there are provisions that limit the bases on which a landlord may terminate a tenancy or increase a tenant’s rent or prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner’s building.

In addition to state regulation of the landlord tenant relationship, numerous counties and municipalities impose rent control on apartment buildings. These ordinances may limit rent increases to fixed percentages, to percentages of increases in the consumer price index, to increases set or approved by a governmental agency, or to increases determined through mediation or binding arbitration. Any limitations on a borrower’s ability to raise property rents may impair such borrower’s ability to repay its multifamily loan from its net operating income or the proceeds of a sale or refinancing of the related multifamily property.

Some counties and municipalities may later impose stricter rent control regulations on apartment buildings. For example, on June 14, 2019, the New York State Senate passed the Housing Stability and Tenant Protection Act of 2019 (the “HSTP Act”), which, among other things, limits the ability of landlords to increase rents in rent stabilized apartments at the time of lease renewal and after a vacancy. The HSTP Act also limits potential rent increases for major capital improvements and for individual apartment improvements. In addition, the HSTP Act permits certain qualified localities in the State of New York to implement the rent stabilization system. In particular, the impact of the HSTP Act on the appraised value of mortgaged real properties located in the City of New York that have significant numbers of rent stabilized units, such as the Rose Castle Apartments mortgaged property (5.1%),the 64-68 Maspeth Avenue mortgaged property (0.8%) and the 65 Maspeth Avenue mortgaged property (0.8%), is uncertain.

We cannot assure you that the rent stabilization laws or regulations will not cause a reduction in rental income or the appraised value of mortgage real properties. If rents are reduced, we cannot assure you that any such mortgaged real property will be able to generate sufficient cash flow to satisfy debt service payments and operating expenses.

Certain of the mortgage loans may be secured currently or in the future by mortgaged properties that are subject to certain affordable housing covenants and other covenants and restrictions with respect to various tax credit, city, state and federal housing subsidies, rent stabilization or similar programs, in respect of various units within the mortgaged properties. The limitations and restrictions imposed by these programs could result in losses on the mortgage loans. In addition, in the event that the program is cancelled, it could result in less income for the project. These programs may include, among others:

●	rent limitations that would adversely affect the ability of borrowers to increase rents to maintain the condition of their mortgaged properties and satisfy operating expenses; and

●	tenant income restrictions that may reduce the number of eligible tenants in those mortgaged properties and result in a reduction in occupancy rates.

The difference in rents between subsidized or supported properties and other multifamily rental properties in the same area may not be a sufficient economic incentive for some eligible tenants to reside at a subsidized or supported property that may have fewer amenities or be less attractive as a residence. As a result, occupancy levels at a subsidized or supported property may decline, which may adversely affect the value and successful operation of such property.

Moreover, legislative or judicial actions concerning the status of rent-stabilized properties may adversely affect existing market rent units and a borrower’s ability to convert rent-stabilized units to market rent units in the future and may give rise to liability in connection with previously converted units.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Multifamily Properties”.

Retail Properties Have Special Risks

Some of the mortgage loans are secured by retail properties. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Retail Properties.” The value of retail properties is significantly affected by the quality of the tenants as well as fundamental aspects of real estate, such as location and market demographics, and by changes in shopping methods and choices. Some of the risks related to these matters are further described in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, and “—Some Retail Properties Depend on Anchor Stores or Major Tenants to Attract Shoppers and Could be Materially Adversely Affected by the Loss of, or a Store Closure by, One or More of These Anchor Stores or Major Tenants” below.

Rental payments from tenants of retail properties typically comprise the largest portion of the net operating income of those mortgaged properties. The correlation between success of tenant business and a retail property’s value may be more direct with respect to retail properties than other types of commercial property because a component of the total rent paid by certain retail tenants is often tied to a percentage of gross sales. To the extent that a tenant changes the manner in which its gross sales are reported, it could result in lower rent paid by that tenant. For example, if a tenant takes into account customer returns of merchandise purchased online and reduces the gross sales, this could result in lower gross sales relative to gross sales previously reported at that location even if the actual performance of the store remains unchanged. We cannot assure you that the net operating income contributed by the retail mortgaged properties or the rates of occupancy at the retail stores will remain at the levels specified in this prospectus or remain consistent with past performance.

Changes in the Retail Sector, Such as Online Shopping and Other Uses of Technology, Could Affect the Business Models and Viability of Retailers.

Online shopping and the use of technology, such as smartphone shopping applications, to transact purchases or to aid purchasing decisions have increased in recent years and are expected to continue to increase in the future. This trend is affecting business models, sales and profitability of some retailers and could adversely affect the demand for retail real estate and occupancy at retail properties securing the mortgage loans. Any resulting decreases in rental revenue could have a material adverse effect on the value of retail properties securing the mortgage loans.

Some of these developments in the retail sector have led to many retailers, including several national retailers, filing for bankruptcy and/or voluntarily closing certain of their stores. Borrowers may be unable to re-lease such space or to re-lease it on comparable or more favorable terms. As a result, the bankruptcy or closure of a national tenant may adversely affect a retail borrower’s revenues. In addition, such closings may allow other tenants to modify their leases to terms that are less favorable for borrowers or to terminate their leases, also adversely impacting their revenues. See also “—Some Retail Properties Depend on Anchor Stores or Major Tenants to Attract Shoppers and Could be Materially Adversely Affected by the Loss of, or a Store Closure by, One or More of These Anchor Stores or Major Tenants” below.

In addition to competition from online shopping, retail properties face competition from sources outside a specific geographical real estate market. For example, all of the following compete with more traditional retail properties for consumer dollars: factory outlet centers, discount shopping centers and clubs, catalog retailers, home shopping networks, and telemarketing. Continued growth of these alternative retail outlets (which often have lower operating costs) could adversely affect the rents collectible at the retail properties included in the pool of mortgage loans, as well as the income from, and market value of, the mortgaged properties and the related borrower’s ability to refinance such property. Moreover, additional competing retail properties may be built in the areas where the retail properties are located.

We cannot assure you that these developments in the retail sector will not adversely affect the performance of retail properties securing the mortgage loans.

The Performance of the Retail Properties is Subject to Conditions Affecting the Retail Sector.

Retail properties are also subject to conditions that could negatively affect the retail sector, such as increased unemployment, increased federal income and payroll taxes, increased health care costs, increased state and local taxes, increased real estate taxes, industry slowdowns, lack of availability of consumer credit, weak income growth, increased levels of consumer debt, poor housing market conditions, adverse weather conditions, natural disasters, plant closings, and other factors. Similarly, local real estate conditions, such as an oversupply of, or a reduction in demand for, retail space or retail goods, and the supply and creditworthiness of current and prospective tenants may negatively impact those retail properties.

In addition, the limited adaptability of certain shopping malls that have proven unprofitable may result in high (and possibly extremely high) loss severities on mortgage loans secured by those shopping malls. For example, it is possible that a significant amount of advances made by the applicable servicer(s) of a mortgage loan secured by a shopping mall property, combined with low liquidation proceeds in respect of that property, may result in a loss severity exceeding 100% of the outstanding principal balance of that mortgage loan.

Some Retail Properties Depend on Anchor Stores or Major Tenants to Attract Shoppers and Could be Materially Adversely Affected by the Loss of, or a Store Closure by, One or More of These Anchor Stores or Major Tenants.

The presence or absence of an “anchor tenant” or a “shadow anchor tenant” in or near a retail property also can be important to the performance of a retail property because anchors play a key role in generating customer traffic and making a retail property desirable for other tenants. Retail properties may also have shadow anchor tenants. An “anchor tenant” is located on the related mortgaged property, usually proportionately larger in size than most or all other tenants at the mortgaged property, and is vital in attracting customers to a retail property. A “shadow anchor tenant” is usually proportionally larger in size than most tenants at the mortgaged property, is important in attracting customers to a retail property and is located sufficiently close and convenient to the mortgaged property so as to influence and attract potential customers, but is not located on the mortgaged property.

If anchor stores in a mortgaged property were to close, the related borrower may be unable to replace those anchors in a timely manner or without suffering adverse economic consequences. In addition, anchor tenants and non-anchor tenants at anchored or shadow anchored retail centers may have co-tenancy clauses and/or operating covenants in their leases or operating agreements that permit those tenants or anchor stores to cease operating, reduce rent or terminate their leases if the anchor tenant, the shadow anchor tenant or another major tenant goes dark, a specified percentage of the property is vacant or if the subject store is not meeting the minimum sales requirement under its lease. Even if non-anchor tenants do not have termination or rent abatement rights, the loss of an anchor tenant or a shadow anchor tenant may have a material adverse impact on the non-anchor tenant’s ability to operate because the anchor tenant or shadow anchor tenant plays a key role in generating customer traffic and making a center desirable for other tenants. This, in turn, may adversely impact the borrower’s ability to meet its obligations under the related mortgage loan documents. In addition, in the event that a “shadow anchor” fails to renew its lease, terminates its lease or otherwise ceases to conduct business within a close proximity to the mortgaged property, customer traffic at the mortgaged property may be substantially reduced. If an anchor tenant goes dark, generally the borrower’s only remedy may be to terminate that lease after the anchor tenant has been dark for a specified amount of time.

Certain anchor tenants may have the right to demolish and rebuild, or substantially alter, their premises. Exercise of such rights may result in disruptions at the mortgaged property or reduce traffic to the mortgaged property, may trigger co-tenancy clauses if such activities result in the anchor tenants being dark for the period specified in the co-tenancy clause, and may result in reduced value of the structure or in loss of the structure if the tenant fails to rebuild.

If anchor tenants or shadow anchor tenants at a particular mortgaged property were to close or otherwise become vacant or remain vacant, we cannot assure you that the related borrower’s ability to repay its mortgage loan would not be materially and adversely affected.

Certain anchor tenant and tenant estoppels will have been obtained in connection with the origination of the mortgage loans. These estoppels may identify disputes between the related borrower and the applicable anchor tenant or tenant, or alleged defaults or potential defaults by the applicable property owner under the lease or a reciprocal easement and/or operating agreement (each, an “REA”). Such disputes, defaults or potential defaults could lead to a termination or attempted termination of the applicable lease or REA by the anchor tenant or tenant, the tenant withholding some or all of its rental payments or litigation against the related borrower. We cannot assure you that the anchor tenant or tenant estoppels obtained identify all potential disputes that may arise with respect to the retail mortgaged properties, or that anchor tenant or tenant disputes will not have a material adverse effect on the ability of borrowers to repay their mortgage loans.

Certain retail properties have specialty use tenants. See “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” below. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Retail Properties” and “—Mortgage Pool Characteristics—Property Types—Specialty Use Concentrations”.

Industrial Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, other factors may adversely affect the financial performance and value of industrial properties, including:

●	reduced demand for industrial space because of a decline in a particular industry segment;

●	the property becoming functionally obsolete;

●	building design and adaptability;

●	unavailability of labor sources;

●	changes in access, energy prices, strikes, relocation of highways, the construction of additional highways or other factors;

●	changes in proximity of supply sources;

●	the expenses of converting a previously adapted space to general use;

●	the location of the property; and

●	the property may be leased pursuant to a master lease with the related borrower.

Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment in which the related tenants conduct their businesses (for example, a decline in consumer demand for products sold by a tenant using the property as a distribution center). In addition, a particular industrial or warehouse property that suited the needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties. Furthermore, lease terms with respect to industrial properties are generally for shorter periods of time and may result in a substantial percentage of leases expiring in the same year at any particular industrial property. In addition, mortgaged properties used for many industrial purposes are more prone to environmental concerns than other property types.

Aspects of building site design and adaptability affect the value of an industrial property. Site characteristics that are generally desirable to a warehouse/industrial property include high clear ceiling heights, wide column spacing, a large number of bays (loading docks) and large bay depths, divisibility, a layout that can accommodate large truck minimum turning radii and overall functionality and accessibility.

In addition, because of unique construction requirements of many industrial properties, any vacant industrial property space may not be easily converted to other uses. Thus, if the operation of any of the industrial properties becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that industrial property may be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if the industrial property were readily adaptable to other uses.

Location is also important because an industrial property requires the availability of labor sources, proximity to supply sources and customers and accessibility to rail lines, major roadways and other distribution channels.

Further, certain of the industrial properties may have tenants that are subject to risks unique to their business, such as cold storage facilities. Cold storage facilities may have unique risks such as short lease terms due to seasonal use, making income potentially more volatile than for properties with longer term leases, and customized refrigeration design, rendering such facilities less readily convertible to alternative uses. Because of seasonal use, leases at such facilities are customarily for shorter terms, making income potentially more volatile than for properties with longer term leases. In addition, such facilities require customized refrigeration design, rendering them less readily convertible to alternative uses.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Industrial Properties”.

Hotel Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” above, various other factors may adversely affect the financial performance and value of hotel properties, including:

●	adverse economic and social conditions, either local, regional or national (which may limit the amount that can be charged for a room and reduce occupancy levels);

●	continuing expenditures for modernizing, refurbishing and maintaining existing facilities prior to the expiration of their anticipated useful lives;

●	ability to convert to alternative uses which may not be readily made;

●	a deterioration in the financial strength or managerial capabilities of the owner or operator of a hotel property;

●	changes in travel patterns caused by general adverse economic conditions, fear of terrorist attacks, adverse weather conditions and changes in access, energy prices, strikes, travel costs, relocation of highways, the construction of additional highways, concerns about travel safety or other factors;

●	relative illiquidity of hotel investments which limits the ability of the borrowers and property managers to respond to changes in economic or other conditions; and

●	competition.

Because hotel rooms are generally rented for short periods of time, the financial performance of hotel properties tends to be affected by adverse economic conditions and competition more quickly than other commercial properties. Additionally, as a result of high operating costs, relatively small decreases in revenue can cause significant stress on a property’s cash flow.

Hotel properties also continue to face competition from new channels of distribution in the travel industry. Additional sources of competition could include “daily deal” websites, such as Groupon Getaways, or peer-to-peer inventory sources, such as Airbnb. Airbnb and similar websites facilitate the short-term rental of homes and apartments from owners, thereby providing an alternative to hotel rooms. The growth of peer-to-peer inventory sources could affect the demand for the property managers’ services in facilitating reservations at hotel properties.

Moreover, the hotel and lodging industry is generally seasonal in nature and different seasons affect different hotel properties differently depending on type and location. This seasonality can be expected to cause periodic fluctuations in a hotel property’s room and restaurant revenues, occupancy levels, room rates and operating expenses. We cannot assure you that cash flow will be sufficient to offset any shortfalls that occur at the mortgaged property during slower periods or that the related mortgage loans provide for seasonality reserves, or if seasonality reserves are provided for, that such reserves will be funded or will be sufficient or available to fund such shortfalls.

In addition, certain hotel properties are limited-service, select service or extended stay hotels. Hotel properties that are limited-service, select service or extended stay hotels may subject a lender to more risk than full-service hotel properties as they generally require less capital for construction than full-service hotel properties. In addition, as limited-service, select service or extended stay hotels generally offer fewer amenities than full-service hotel properties, they are less distinguishable from each other. As a result, it is easier for limited-service, select service or extended stay hotels to experience increased or unforeseen competition.

In addition to hotel operations, some hotel properties also operate entertainment and sports complexes that include restaurants, theaters, lounges, bars, nightclubs and/or banquet and meeting spaces and may derive a significant portion of the related property’s revenue from such operations. Consumer demand for entertainment resorts is particularly sensitive to downturns in the economy and the corresponding impact on discretionary spending on leisure activities. Changes in discretionary consumer spending or consumer preferences could be driven by factors such as perceived or actual general economic conditions, high energy, fuel and food costs, the increased cost of travel, the weakened job market, perceived or actual disposable consumer income and wealth, fears of recession and changes in consumer confidence in the economy, or fears of war and future acts of terrorism. These factors could reduce consumer demand for the leisure activities that the property offers, thus imposing practical limits on pricing and harming operations. Restaurants and nightclubs are particularly vulnerable to changes in consumer preferences. In addition, a nightclub’s, restaurant’s or bar’s revenue is extremely dependent on its popularity and perception. These characteristics are subject to change rapidly and we cannot assure you that any of a hotel property’s restaurants, theaters, lounges, bars or nightclubs will maintain their current level of popularity or perception in the market. With respect to mortgaged properties that operate entertainment venues, the entertainment industry’s brand perception of the mortgaged property’s entertainment venue may have a significant impact on the ability to book talent and sell shows at the property. Any such change could have a material adverse effect on the net cash flow of the property. Any change in perception of entertainment venues by consumers or by the entertainment industry could have a material adverse effect on the net cash flow of the property. Furthermore, because of the unique construction requirements of restaurants, theaters, lounges, bars or nightclubs, the space at those hospitality properties would not easily be converted to other uses.

Some of the hotel properties have liquor licenses associated with the mortgaged property. The liquor licenses for these mortgaged properties are generally held by affiliates of the related borrowers, unaffiliated managers or operating lessees. The laws and regulations relating to liquor licenses generally prohibit the transfer of such licenses to any person, or condition such transfer on the prior approval of the governmental authority that issued the license. In the event of a foreclosure of a hotel property that holds a liquor license, the special servicer on behalf of the issuing entity or a purchaser in a foreclosure sale would likely have to apply for a new license, which might not be granted or might be granted only after a delay that could be significant. We cannot assure you that a new license could be obtained promptly or at all. The lack of a liquor license in a hotel property could have an adverse impact on the revenue from the related mortgaged property or on the hotel property’s occupancy rate. In addition, certain state laws prohibit the assignment of liquor revenues. In such case, the lender may not be able to obtain a security interest in such revenues, which may constitute a material portion of the revenues at the related hospitality property. As a result, the lender may lose its ability to obtain such revenues in a foreclosure in certain scenarios, including if there is bankruptcy of the liquor license holder. In certain cases, the liquor license holder may not be a single purpose entity.

Further, liquor licenses are subject to extensive regulation. A revocation of the liquor license at a hospitality property, particularly a property with significant revenues from nightclubs, casinos, other entertainment venues, restaurants and lounges, could have a material adverse effect on revenues from such property.

In addition, hotel properties may be structured with a master lease (or operating lease) in order to minimize potential liabilities of the borrower. Under the master lease structure, an operating lessee (typically affiliated with the borrower) is also an obligor under the related mortgage loan and the operating lessee borrower pays rent to the fee owner borrower.

In addition, there may be risks associated with hotel properties that have not entered into or become a party to any franchise agreement, license agreement or other “flag”. Hotel properties often enter into these types of agreements in order to align the hotel property with a certain public perception or to benefit from a centralized reservation system. We cannot assure you that hotel properties that lack such benefits will be able to operate successfully on an independent basis.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Hotel Properties”.

Risks Relating to Affiliation with a Franchise or Hotel Management Company

The performance of a hotel property affiliated with a franchise or hotel management company depends in part on:

●	the continued existence and financial strength of the franchisor or hotel management company;

●	the public perception of the franchise or hotel chain service mark; and

●	the duration of the franchise licensing or management agreements.

The continuation of a franchise agreement, license agreement or management agreement is subject to specified operating standards and other terms and conditions set forth in such agreements. The failure of a borrower to maintain such standards or adhere to other applicable terms and conditions, such as property improvement plans, could result in the loss or cancellation of their rights under the franchise, license or hotel management agreement. We cannot assure you that a replacement franchise could be obtained in the event of termination or that such replacement franchise affiliation would be of equal quality to the terminated franchise affiliation. In addition, a replacement franchise, license and/or hotel property manager may require significantly higher fees as well as the investment of capital to bring the hotel property into compliance with the requirements of the replacement franchisor, licensor and/or hotel property manager. Any provision in a franchise agreement, license agreement or management agreement providing for termination because of a bankruptcy of a franchisor, licensor or manager generally will not be enforceable.

The transferability of franchise agreements, license agreements and property management agreements may be restricted. In the event of a foreclosure, the lender may not have the right to use the franchise license without the franchisor’s consent or the manager might be able to terminate the management agreement. Conversely, in the case of certain mortgage loans, the lender may be unable to remove a franchisor/licensor or a hotel management company that it desires to replace following a foreclosure and, further, may be limited as regards the pool of potential transferees for a foreclosure or real estate owned property.

In some cases where a hotel property is subject to a license, franchise or management agreement, the licensor, franchisor or manager has required or may in the future require the completion of various repairs and/or renovations pursuant to a property improvement plan issued by the licensor, franchisor or manager. Failure to complete those repairs and/or renovations in accordance with the plan could result in the hotel property losing its license or franchise or in the termination of the management agreement. Annex A-1 and the related footnotes set forth the amount of reserves, if any, established under the related mortgage loans in connection with any of those repairs and/or renovations. We cannot assure you that any amounts reserved will be sufficient to complete the repairs and/or renovations required with respect to any affected hotel property. In addition, in some cases, those reserves will be maintained by the franchisor, licensor or property manager. Furthermore, the lender may not require a reserve for repairs and/or renovations in all instances.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Hotel Properties”.

Manufactured Housing Community Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, other factors may adversely affect the financial performance and value of manufactured housing community properties, including:

●	the number of competing residential developments in the local market, such as other manufactured housing community properties apartment buildings and site-built single family homes;

●	the physical attributes of the community, including its age and appearance;

●	the location of the manufactured housing community property;

●	the presence and/or continued presence of sufficient manufactured homes at the manufactured housing community property (manufactured homes are not generally part of the collateral for a mortgage loan secured by a manufactured housing community property; rather, the pads upon which manufactured homes are located are leased to the owners of such manufactured homes; accordingly, manufactured homes may be moved from a manufactured housing community property);

●	the type of services or amenities it provides;

●	any age restrictions;

●	the property’s reputation; and

●	state and local regulations, including rent control and rent stabilization, and tenant association rights.

The manufactured housing community properties have few improvements (which are highly specialized) and are “single-purpose” properties that could not be readily converted to general residential, retail or office use. Thus, if the operation of any of the manufactured housing community properties becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that manufactured housing community property may be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if the manufactured housing community property were readily adaptable to other uses.

Some manufactured housing community properties are either recreational vehicle resorts or have a significant portion of the properties that are intended for short-term recreational vehicle hook-ups, and tenancy of these communities may vary significantly by season. This seasonality may cause periodic fluctuations in revenues, tenancy levels, rental rates and operating expenses for these properties.

Some of the manufactured housing community mortgaged properties securing the mortgage loans in the trust may have a material number of leased homes that are currently owned by the related borrower or an affiliate thereof and rented by the respective tenants like apartments. In circumstances where the leased homes are owned by an affiliate of the borrower, the related pads may, in some cases, be subject to a master lease with that affiliate. In such cases, the tenants will tend to be more transient and less tied to the property than if they owned their own home. Such leased homes do not, in all (or, possibly, in any) such cases, constitute collateral for the related mortgage loan. Some of the leased homes that are not collateral for the related mortgage loan are rented on a lease-to-own basis. In some cases, the borrower itself owns, leases, sells and/or finances the sale of homes, although generally the related income therefrom will be excluded for loan underwriting purposes. See also representation and warranty no. 32 on Annex D-1 to this prospectus and the exceptions thereto, if any, in Annex D-2 to this prospectus (subject to the limitations and qualifications set forth in the preamble to Annex D-1 to this prospectus).

Some of the leased homes owned by a borrower or its affiliate may be financed and a default on that financing may materially adversely affect the performance of the manufactured housing community mortgaged property.

Certain of the manufactured housing community mortgaged properties may not be connected in their entirety to public water and/or sewer systems. In such cases, the borrower could incur a substantial expense if it were required to connect the property to such systems in the future. In addition, the use of well water enhances the likelihood that the property could be adversely affected by a recognized environmental condition that impacts soil and groundwater.

Furthermore, certain of the manufactured housing communities are, in whole or in part, in a flood zone. Even if no material borrower-owned improvements are located in the flood zone, the related borrower’s business could be adversely affected by flooding or the potential of flooding.

In addition, certain of the manufactured housing community properties are subject to government rent control regulations, which can limit the borrower’s ability to institute, and/or the amount of, periodic tenant rent increases.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Manufactured Housing Community Properties”.

Mixed Use Properties Have Special Risks

Certain properties are mixed use properties. Such mortgaged properties are subject to the risks relating to the property types described in “—Office Properties Have Special Risks”, “—Multifamily Properties Have Special Risks”, “—Industrial Properties Have Special Risks”, “—Retail Properties Have Special Risks”, “—Self Storage Properties Have Special Risks” and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”, as applicable. See Annex A-1 for the five largest tenants (by net rentable area leased) at each mixed use property. A mixed use property may be subject to additional risks, including the property manager’s inexperience in managing the different property types that comprise such mixed use property.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Mixed Use Properties”.

Healthcare-Related Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” and “—Multifamily Properties Have Special Risks” above, other factors may adversely affect the financial performance and value of healthcare-related properties that provide assisted living, memory care and/or independent living services.

Healthcare-related properties may receive a substantial portion of their revenues from government reimbursement programs, primarily Medicaid and Medicare. Medicaid and Medicare are subject to:

●	statutory and regulatory changes;

●	retroactive rate adjustments;

●	administrative rulings;

●	policy interpretations;

●	delays by fiscal intermediaries; and

●	government funding restrictions.

Providers of assisted living and other medical services are affected by the reimbursement policies of private insurers to the extent that providers are dependent on patients whose fees are reimbursed by such insurers. The foregoing can adversely affect revenues from the operation of a healthcare related property.

Providers of assisted living and other medical services are highly regulated by federal, state and local law. They are subject to numerous factors which can increase the cost of operation, limit growth and, in extreme cases, require or result in suspension or cessation of operations, including:

●	federal and state licensing requirements;

●	facility inspections;

●	rate setting;

●	reimbursement policies; and

●	laws relating to the adequacy of medical care, distribution of pharmaceuticals, use of equipment personnel operating policies and maintenance of and additions to facilities and services.

In the event of foreclosure, we cannot assure you that a lender or other purchaser in a foreclosure sale would be entitled to the rights under any required licenses and regulatory approvals. The lender or other purchaser (or an operator on its behalf) may have to apply in its own right for those licenses and approvals. We cannot assure you that a new license could be obtained or that a new approval would be granted.

Healthcare-related properties are generally special purpose properties that could not be readily converted to general residential, retail or office use. This will adversely affect their liquidation value. Furthermore, transfers of healthcare related properties may be subject to regulatory approvals under state and, in some cases, federal law that is not required for transfers of most other types of commercial properties.

We cannot assure you that any licensing requirements related to services provided at healthcare-related mortgaged real properties will not adversely impact operations at or the value of the mortgaged real properties or that any such licenses or permits will be renewed or kept in place.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Multifamily Properties”.

Parking Properties Have Special Risks

Certain of the mortgaged properties are comprised in whole or in part of, or contain, a parking lot or parking garage. The primary source of income for parking lots and garages is the rental fees charged for parking spaces (or in the case of a parking lot or parking garage leased in whole or part to a parking garage or parking lot operator, rents from such operating lease). Factors affecting the success of a parking lot or garage include:

●	the number of rentable parking spaces and rates charged;

●	the location of the lot or garage and, in particular, its proximity to places where large numbers of people work, shop or live;

●	the amount of alternative parking spaces in the area;

●	the availability of mass transit; and

●	the perceptions of the safety, convenience and services of the lot or garage.

Aspects of building site design and adaptability affect the value of a parking garage facility. Site characteristics that are valuable to a parking garage facility include location, clear ceiling heights, column spacing, zoning restrictions, number of spaces and overall functionality and accessibility.

In addition, because of the unique construction requirements of many parking garages and because a parking lot is often vacant paved land without any structure, a vacant parking garage facility or parking lot may not be easily converted to other uses. See “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

With respect to parking properties leased to a parking garage, parking lot operator or single tenant user, such leases generally provide the parking operator the right to terminate such leases upon various contingencies, which may include if there are specified reductions in gross receipts, or specified income targets are not met, if certain subleases of such parking properties are terminated or reduced, or upon a specified amount of capital expenditures to such properties being required in order to comply with applicable law, or other adverse events. There can be no assurance that the operating lessee of a parking property will not terminate its lease upon such an event.

Condominium Ownership May Limit Use and Improvements

The management and operation of a condominium is generally controlled by a condominium board representing the owners of the individual condominium units, subject to the terms of the related condominium rules or by-laws. Generally, the consent of a majority of the board members is required for any actions of the condominium board and a unit owner’s ability to control decisions of the board are generally related to the number of units owned by such owner as a percentage of the total number of units in the condominium. In certain cases, the related borrower does not have a majority of votes on the condominium board, which result in the related borrower not having control of the related condominium or owners association.

The board of managers or directors of the related condominium generally has discretion to make decisions affecting the condominium, and we cannot assure you that the related borrower under a mortgage loan secured by one or more interests in that condominium will have any control over decisions made by the related board of managers or directors. Even if a borrower or its designated board members, either through control of the appointment and voting of sufficient members of the related condominium board or by virtue of other provisions in the related condominium documents, has consent rights over actions by the related condominium associations or owners, we cannot assure you that the related condominium board will not take actions that would materially adversely affect the related borrower’s unit. Thus, decisions made by that board of managers or directors, including regarding assessments to be paid by the unit owners, insurance to be maintained on the condominium and many other decisions affecting the maintenance of that condominium, may have a significant adverse impact on the related mortgage loans in the issuing entity that are secured by mortgaged properties consisting of such condominium interests. We cannot assure you that the related board of managers or directors will always act in the best interests of the related borrower under the related mortgage loans.

The condominium board is generally responsible for administration of the affairs of the condominium, including providing for maintenance and repair of common areas, adopting rules and regulations regarding common areas, and obtaining insurance and repairing and restoring the common areas of the property after a casualty. Notwithstanding the insurance and casualty provisions of the related mortgage loan documents, the condominium board may have the right to control the use of casualty proceeds.

In addition, the condominium board generally has the right to assess individual unit owners for their share of expenses related to the operation and maintenance of the common elements. In the event that an owner of another unit fails to pay its allocated assessments, the related borrower may be required to pay such assessments in order to properly maintain and operate the common elements of the property. Although the condominium board generally may obtain a lien against any unit owner for common expenses that are not paid, such lien generally is extinguished if a lender takes possession pursuant to a foreclosure. Each unit owner is responsible for maintenance of its respective unit and retains essential operational control over its unit.

In addition, due to the nature of condominiums, a default on the part of the borrower with respect to such mortgaged properties will not allow the special servicer the same flexibility in realizing on the collateral as is generally available with respect to commercial properties that are not condominium units. The rights of other unit or property owners, the documents governing the management of the condominium units and the state and local laws applicable to condominium units must be considered. In addition, in the event of a casualty with respect to a condominium, due to the possible existence of multiple loss payees on any insurance policy covering such property, there could be a delay in the allocation of related insurance proceeds, if any. Consequently, servicing and realizing upon the collateral described above could subject the certificateholders and the RR interest owner to a greater delay, expense and risk than with respect to a mortgage loan secured by a commercial property that is not a condominium unit.

Certain condominium declarations and/or local laws provide for the withdrawal of a property from a condominium structure under certain circumstances. For example, the New York Condominium Act provides for a withdrawal of the property from a condominium structure by vote of 80% of unit owners. If the condominium is terminated, the building will be subject to an action for partition by any unit owner or lienor as if owned in common. This could cause an early and unanticipated prepayment of the mortgage loan. We cannot assure you that the proceeds from partition would be sufficient to satisfy borrower’s obligations under the mortgage loan. See also “—Risks Related to Zoning Non-Compliance and Use Restrictions” for certain risks relating to use restrictions imposed pursuant to condominium declarations or other condominium especially in a situation where the mortgaged property does not represent the entire condominium building.

A condominium regime can also be established with respect to land only, as an alternative to land subdivision in those jurisdictions where it is so permitted. In such circumstances, the condominium board’s responsibilities are typically limited to matters such as landscaping and maintenance of common areas, including private roadways, while individual unit owners have responsibility for the buildings constructed on their respective land units. Likewise, in land condominium regimes, individual unit owners would typically have responsibility for property insurance, although the condominium board might maintain liability insurance for the common areas. Accordingly, while some attributes of a building condominium form are shared by a land condominium, the latter would have a more limited scope of board responsibilities and shared costs.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Condominium and Other Shared Interests”.

Operation of a Mortgaged Property Depends on the Property Manager’s Performance

The successful operation of a real estate project depends upon the property manager’s performance and viability. The property manager is responsible for:

●	responding to changes in the local market;

●	planning and implementing the rental structure;

●	operating the property and providing building services;

●	managing operating expenses; and

●	assuring that maintenance and capital improvements are carried out in a timely fashion.

Properties deriving revenues primarily from short term sources, such as hotel guests or short term or month-to-month leases, are generally more management intensive than properties leased to creditworthy tenants under long term leases.

Certain of the mortgaged properties will be managed by affiliates of the related borrower. If a mortgage loan is in default or undergoing special servicing, such relationship could disrupt the management of the related mortgaged property, which may adversely affect cash flow. However, the related mortgage loans will generally permit, in the case of mortgaged properties managed by borrower affiliates, the lender to remove the related property manager upon the occurrence of an event of default under the related mortgage loan beyond applicable cure periods (or, in some cases, in the event of a foreclosure following such default), and in some cases a decline in cash flow below a specified level or the failure to satisfy some other specified performance trigger.

We make no representation or warranty as to the skills of any present or future managers. In many cases, the property manager will be an affiliate of the borrower and may not manage properties for non-affiliates. Additionally, we cannot assure you that the property managers will be in a financial condition to fulfill their management responsibilities throughout the terms of their respective management agreements. Further, certain individuals involved in the management or general business development at certain mortgaged properties may engage in unlawful activities or otherwise exhibit poor business judgment that adversely affect operations and ultimately cash flow at such properties.

Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses

The effect of mortgage pool loan losses will be more severe if the losses relate to mortgage loans that account for a disproportionately large percentage of the pool’s aggregate principal balance. As mortgage loans pay down or properties are released, the remaining certificateholders may face a higher risk with respect to the diversity of property types and property characteristics and with respect to the number of borrowers.

See the table entitled “Range of Remaining Terms to Maturity or ARD as of the Cut-off Date” in Annex A-2 for a stratification of the remaining terms to maturity or anticipated repayment date of the mortgage loans. Because principal on the certificates is payable in sequential order of payment priority, and a class receives principal only after the preceding class(es) have been paid in full, classes that have a lower sequential priority are more likely to face these types of risks of concentration than classes with a higher sequential priority.

Several of the mortgage loans have cut-off date balances that are substantially higher than the average cut-off date balance. In general, concentrations in mortgage loans with larger-than-average balances can result in losses that are more severe, relative to the size of the mortgage loan pool, than would be the case if the aggregate balance of the mortgage loan pool were more evenly distributed.

A concentration of mortgage loans secured by the same mortgaged property types can increase the risk that a decline in a particular industry or business would have a disproportionately large impact on the pool of mortgage loans. Mortgaged property types representing more than 5.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (based on allocated loan amount) are office, self storage, multifamily, retail, industrial and hotel properties. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types” for information on the types of mortgaged properties securing the mortgage loans in the mortgage pool.

Repayments by borrowers and the market value of the related mortgaged properties could be affected by economic conditions generally or specific to particular geographic areas or regions of the United States, and concentrations of mortgaged properties in particular geographic areas may increase the risk that conditions in the real estate market where the mortgaged property is located, or other adverse economic or other developments or natural disasters (e.g., earthquakes, floods, forest fires, tornadoes or hurricanes or changes in governmental rules or fiscal policies) affecting a particular region of the country, could increase the frequency and severity of losses on mortgage loans secured by those mortgaged properties. As a result, areas affected by such events may experience disruptions in travel, transportation and tourism, loss of jobs, an overall decrease in consumer activity, or a decline in real estate-related investments. We cannot assure you that the economies in such impacted areas will recover sufficiently to support income-producing real estate at pre-event levels or that the costs of the related clean-up will not have a material adverse effect on the local or national economy.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Geographic Concentrations” in this prospectus. We cannot assure you that any hurricane damage would be covered by insurance.

Mortgaged properties securing 5.0% or more of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (based on allocated loan amount) are located in New York, California, Nevada, Washington and Delaware. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Geographic Concentrations”.

Some of the mortgaged properties are located in areas that, based on low population density, poor economic demographics (such as higher than average unemployment rates, lower than average annual household income and/or overall loss of jobs) and/or negative trends in such regards, would be considered secondary or tertiary markets.

A concentration of mortgage loans with the same borrower or related borrowers also can pose increased risks, such as:

●	if a borrower that owns or controls several properties (whether or not all of them secure mortgage loans in the mortgage pool) experiences financial difficulty at one such property, it could defer maintenance at a mortgaged property or debt service payments on the related mortgage loan in order to satisfy current expenses with respect to the first property or, alternatively, it could direct leasing activity in ways that are adverse to the mortgaged property;

●	a borrower could also attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting debt service payments on the mortgage loans in the mortgage pool secured by that borrower’s mortgaged properties (subject to the master servicer’s and the trustee’s obligation to make advances for monthly payments) for an indefinite period; and

●	mortgaged properties owned by the same borrower or related borrowers are likely to have common management, common general partners and/or common managing members, thereby increasing the risk that financial or other difficulties experienced by such related parties could have a greater impact on the pool of mortgage loans. See “—A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans” below.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics” for information on the composition of the mortgage pool by property type and geographic distribution and loan concentration.

Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses

The issuing entity could become liable for a material adverse environmental condition at an underlying mortgaged property. Any such potential liability could reduce or delay payments on the offered certificates.

Each of the mortgaged properties was either (i) subject to environmental site assessments prior to the time of origination of the related mortgage loan (or, in certain limited cases, after origination) including Phase I environmental site assessments or updates of previously performed Phase I environmental site assessments, or (ii) subject to a secured creditor environmental insurance policy or other environmental insurance policy. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Environmental Considerations”.

We cannot assure you that the environmental assessments revealed all existing or potential environmental risks or that all adverse environmental conditions have been or will be completely abated or remediated or that any reserves, insurance or operations and maintenance plans will be sufficient to remediate the environmental conditions. Moreover, we cannot assure you that:

●	future laws, ordinances or regulations will not impose any material environmental liability; or

●	the current environmental condition of the mortgaged properties will not be adversely affected by tenants or by the condition of land or operations in the vicinity of the mortgaged properties (such as underground storage tanks).

We cannot assure you that with respect to any mortgaged property any remediation plan or any projected remedial costs or time is accurate or sufficient to complete the remediation objectives, or that no additional contamination requiring environmental investigation or remediation will be discovered on any mortgaged property. Likewise, all environmental policies naming the lender as named insured cover certain risks or events specifically identified in the policy, but the coverage is limited by its terms, conditions, limitations and exclusions, and does not purport to cover all environmental conditions whatsoever affecting the applicable mortgaged property, and we cannot assure you that any environmental conditions currently known, suspected, or unknown and discovered in the future will be covered by the terms of the policy.

Before the trustee or the special servicer, as applicable, acquires title to a mortgaged property on behalf of the issuing entity or assumes operation of the property, it will be required to obtain an environmental assessment of such mortgaged property, or rely on a recent environmental assessment. This requirement is intended to mitigate the risk that the issuing entity will become liable under any environmental law. There is accordingly some risk that the mortgaged property will decline in value while this assessment is being obtained or remedial action is being taken. Moreover, we cannot assure you that this requirement will effectively insulate the issuing entity from potential liability under environmental laws. Any such potential liability could reduce or delay distributions to certificateholders and the RR interest owner.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Environmental Considerations” for additional information on environmental conditions at mortgaged properties securing certain mortgage loans in the issuing entity. See also representation and warranty no. 41 in Annex D-1 to this prospectus and the exceptions thereto, if any, in Annex D-2 to this prospectus (subject to the limitations and qualifications set forth in the preamble to Annex D-1 to this prospectus).

See “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Barclays Capital Real Estate Inc.—Barclays’ Underwriting Guidelines and Processes”; “—Bank of Montreal—BMO’s Underwriting Guidelines and Processes”; “—KeyBank National Association—KeyBank’s Underwriting Guidelines and Process”; “—Starwood Mortgage Capital LLC—SMC’s Underwriting Guidelines and Processes”; and “—Societe Generale Financial Corporation—Societe Generale Financial Corporation’s Underwriting Standards”.

See “Certain Legal Aspects of Mortgage Loans—Environmental Considerations”.

Risks Related to Redevelopment, Expansion and Renovation at Mortgaged Properties

Certain of the mortgaged properties are currently undergoing or, in the future, are expected to undergo redevelopment, expansion or renovation. In addition, the related borrower may be permitted under the related mortgage loan documents, at its option and cost but subject to certain conditions, to undergo future construction, renovation or alterations of the mortgaged property. To the extent applicable, we cannot assure you that any escrow or reserve collected, if any, will be sufficient to complete the current renovation or be otherwise sufficient to satisfy any tenant improvement expenses at a mortgaged property. Failure to complete those planned improvements may have a material adverse effect on the cash flow at the mortgaged property and the related borrower’s ability to meet its payment obligations under the mortgage loan documents.

Certain of the hotel properties securing the mortgage loans are currently undergoing or are scheduled to undergo renovations or property improvement plans. In some circumstances, these renovations or property improvement plans may necessitate taking a portion of the available guest rooms temporarily offline, temporarily decreasing the number of available rooms and the revenue generating capacity of the related hotel property. In other cases, these renovations may involve renovations of common spaces or external features of the related hotel property, which may cause disruptions or otherwise decrease the attractiveness of the related hotel property to potential guests. These property improvement plans may be required under the related franchise or management agreement and a failure to timely complete them may result in a termination or expiration of a franchise or management agreement and may be an event of default under the related mortgage loan.

Certain of the properties securing the mortgage loans may currently be undergoing or are scheduled to undergo renovations or property expansions. Such renovations or expansions may be required under tenant leases and a failure to timely complete such renovations or expansions may result in a termination of such lease and may have a material adverse effect on the cash flow at the mortgaged property and the related borrower’s ability to meet its payment obligations under the mortgage loan documents.

We cannot assure you that current or planned redevelopment, expansion or renovation will be completed at all, that such redevelopment, expansion or renovation will be completed in the time frame contemplated, or that, when and if such redevelopment, expansion or renovation is completed, such redevelopment, expansion or renovation will improve the operations at, or increase the value of, the related mortgaged property. Failure of any of the foregoing to occur could have a material negative impact on the related mortgaged property, which could affect the ability of the related borrower to repay the related mortgage loan.

In the event the related borrower fails to pay the costs for work completed or material delivered in connection with such ongoing redevelopment, expansion or renovation, the portion of the mortgaged property on which there are renovations may be subject to mechanic’s or materialmen’s liens that may be senior to the lien of the related mortgage loan.

The existence of construction or renovation at a mortgaged property may take rental units or rooms or leasable space “off-line” or otherwise make space unavailable for rental, impair access or traffic at or near the mortgaged property, or, in general, make that mortgaged property less attractive to tenants or their customers, and accordingly could have a negative effect on net operating income. In addition, any such construction or renovation at a mortgaged property may temporarily interfere with the use and operation of any portion of such mortgaged property. See “Description of the Mortgage Pool—Redevelopment, Renovation and Expansion” for information regarding mortgaged properties which are currently undergoing or, in the future, are expected to undergo redevelopment, expansion or renovation. See also Annex A-3 to this prospectus for additional information on redevelopment, renovation and expansion at the mortgaged properties securing the 15 largest mortgage loans.

Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses

Certain mortgaged properties securing the mortgage loans may have specialty use tenants and may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable for any reason.

For example, retail, mixed-use or office properties may have theater tenants. Properties with theater tenants are exposed to certain unique risks. Aspects of building site design and adaptability affect the value of a theater. In addition, decreasing attendance at a theater could adversely affect revenue of the theater, which may, in turn, cause the tenant to experience financial difficulties, resulting in downgrades in their credit ratings and, in certain cases, bankruptcy filings. In addition, because of unique construction requirements of theaters, any vacant theater space would not easily be converted to other uses.

Retail, mixed-use or office properties may also have health clubs as tenants. Several factors may adversely affect the value and successful operation of a health club, including:

●	the physical attributes of the health club (e.g., its age, appearance and layout);

●	the reputation, safety, convenience and attractiveness of the property to users;

●	management’s ability to control membership growth and attrition;

●	competition in the tenant’s marketplace from other health clubs and alternatives to health clubs; and

●	adverse changes in economic and social conditions and demographic changes (e.g., population decreases or changes in average age or income), which may result in decreased demand.

In addition, there may be significant costs associated with changing consumer preferences (e.g., multipurpose clubs from single-purpose clubs or varieties of equipment, classes, services and amenities). In addition, health clubs may not be readily convertible to alternative uses if those properties were to become unprofitable for any reason. The liquidation value of any such health club consequently may be less than would be the case if the property were readily adaptable to changing consumer preferences for other uses.

Certain retail, mixed use or office properties may be partially comprised of a parking garage, or certain properties may be entirely comprised of a parking garage. Parking garages and parking lots present risks not associated with other properties. The primary source of income for parking lots and garages is the rental fees charged for parking spaces.

Factors affecting the success of a parking lot or garage include:

●	the number of rentable parking spaces and rates charged;

●	the location of the lot or garage and, in particular, its proximity to places where large numbers of people work, shop or live;

●	the amount of alternative parking spaces in the area;

●	the availability of mass transit; and

●	the perceptions of the safety, convenience and services of the lot or garage.

In instances where a parking garage does not have a long-term leasing arrangement with a parking lessee, but rather relies on individual short-term (i.e., daily or weekly) parking tenants for parking revenues, variations in any or all of the foregoing factors can result in increased volatility in the net operating income for such parking garage.

Aspects of building site design and adaptability affect the value of a parking garage facility. Site characteristics that are valuable to a parking garage facility include location, clear ceiling heights, column spacing, zoning restrictions, number of spaces and overall functionality and accessibility.

In addition, because of the unique construction requirements of many parking garages and because a parking lot is often vacant paved land without any structure, a vacant parking garage facility or parking lot may not be easily converted to other uses.

Mortgaged properties may have other specialty use tenants, such as retail banks, medical and dental offices, lab space, gas stations, car washes, data centers, urgent care facilities, daycare centers, design showrooms and/or restaurants, as part of the mortgaged property. Re-tenanting certain specialty use tenants, such as gas stations and dry cleaners, may also involve substantial costs related to environmental remediation.

In the case of specialty use tenants such as restaurants and theaters, aspects of building site design and adaptability affect the value of such properties and other retailers at the mortgaged property. Decreasing patronage at such properties could adversely affect revenue of the property, which may, in turn, cause the tenants to experience financial difficulties, resulting in downgrades in their credit ratings, lease defaults and, in certain cases, bankruptcy filings. See “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Tenant Bankruptcy Could Result in a Rejection of the Related Lease” above. Additionally, receipts at such properties are also affected not only by objective factors but by subjective factors. For instance, restaurant receipts are affected by such varied influences as the current personal income levels in the community, an individual consumer’s preference for type of food, style of dining and restaurant atmosphere, the perceived popularity of the restaurant, food safety concerns related to personal health with the handling of food items at the restaurant or by food suppliers and the actions and/or behaviors of staff and management and level of service to the customers. In addition, because of unique construction requirements of such properties, any vacant space would not easily be converted to other uses.

Retail bank branches are specialty use tenants that are often outfitted with vaults, teller counters and other customary installations and equipment that may have required significant capital expenditures to install. The ability to lease these types of properties may be difficult due to the added cost and time to retrofit the property to allow for other uses.

Mortgaged properties with specialty use tenants may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable, or the leased spaces were to become vacant, for any reason due to their unique construction requirements. In addition, converting commercial properties to alternate uses generally requires substantial capital expenditures and could result in a significant adverse effect on, or interruption of, the revenues generated by such properties.

In addition, a mortgaged property may not be readily convertible due to restrictive covenants related to such mortgaged property, including, in the case of mortgaged properties that are subject to a condominium regime or subject to a ground lease, the use and other restrictions imposed by the condominium declaration and other related documents, especially in a situation where a mortgaged property does not represent the entire condominium regime. See “—Condominium Ownership May Limit Use and Improvements” above.

Some of the mortgaged properties may be part of tax-reduction programs that apply only if the mortgaged properties are used for certain purposes. Such properties may be restricted from being converted to alternative uses because of such restrictions.

Some of the mortgaged properties have government tenants or other tenants which may have space that was “built to suit” that particular tenant’s uses and needs. For example, a government tenant may require enhanced security features that required additional construction or renovation costs and for which the related tenant may pay above market rent. However, such enhanced features may not be necessary for a new tenant (and such new tenant may not be willing to pay the higher rent associated with such features). While a government office building or government leased space may be usable as a regular office building or tenant space, the rents that may be collected in the event the government tenant does not renew its lease may be significantly lower than the rent currently collected.

Additionally, zoning, historical preservation or other restrictions also may prevent alternative uses. See “—Risks Related to Zoning Non-Compliance and Use Restrictions” below.

Risks Related to Zoning Non-Compliance and Use Restrictions

Certain of the mortgaged properties may not comply with current zoning laws, including use, density, parking, height, landscaping, open space and set back requirements, due to changes in zoning requirements after such mortgaged properties were constructed. These properties, as well as those for which variances or special permits were issued or for which non-conformity with current zoning laws is otherwise permitted, are considered to be a “legal non-conforming use” and/or the improvements are considered to be “legal non-conforming structures”. This means that the borrower is not required to alter its structure to comply with the existing or new law; however, the borrower may not be able to rebuild the premises “as-is” in the event of a substantial casualty loss. This may adversely affect the cash flow of the property following the loss. If a substantial casualty were to occur, we cannot assure you that insurance proceeds would be available to pay the mortgage loan in full. In addition, if a non-conforming use were to be discontinued and/or the property were repaired or restored in conformity with the current law, the value of the property or the revenue-producing potential of the property may not be equal to that before the casualty.

In some cases, the related borrower has obtained law and ordinance insurance to cover additional costs that result from rebuilding the mortgaged property in accordance with current zoning requirements, including, within the policy’s limitations, demolition costs, increased costs of construction due to code compliance and loss of value to undamaged improvements resulting from the application of zoning laws. However, if as a result of the applicable zoning laws the rebuilt improvements are smaller or less attractive to tenants than the original improvements, you should not assume that the resulting loss in income will be covered by law and ordinance insurance. Zoning protection insurance, if obtained, will generally reimburse the lender for the difference between (i) the mortgage loan balance on the date of damage loss to the mortgaged property from an insured peril and (ii) the total insurance proceeds at the time of the damage to the mortgaged property if such mortgaged property cannot be rebuilt to its former use due to new zoning ordinances.

In addition, certain of the mortgaged properties that do not conform to current zoning laws may not be “legal non-conforming uses” or “legal non-conforming structures”, thus constituting a zoning violation. The failure of a mortgaged property to comply with zoning laws or to be a “legal non-conforming use” or “legal non-conforming structure” may adversely affect the market value of the mortgaged property or the borrower’s ability to continue to use it in the manner it is currently being used or may necessitate material additional expenditures to remedy non-conformities. See representation and warranty no. 25 in Annex D-1 to this prospectus and the exceptions thereto, if any, in Annex D-2 to this prospectus (subject to the limitations and qualifications set forth in the preamble to Annex D-1 to this prospectus). Further, current uses may not in all instances have all necessary licenses and permits, which may subject the borrower or tenant to penalties or disruption of the related use.

The limited availability of zoning information and/or extent of zoning diligence may also present risks. Zoning information contained in appraisals may be based on limited investigation, and zoning comfort letters obtained from jurisdictions, while based on available records, do not customarily involve any contemporaneous site inspection. The extent of zoning diligence will also be determined based on perceived risk and the cost and benefit of obtaining additional information. Even if law and ordinance insurance is required to mitigate rebuilding-related risks, we cannot assure you that other risks related to material zoning violations will have been identified under such circumstances, and that appropriate borrower covenants or other structural mitigants will have been required as a result.

In addition, certain of the mortgaged properties may be subject to certain use restrictions and/or operational requirements imposed pursuant to development agreements, regulatory agreements, ground leases, restrictive covenants, environmental restrictions, reciprocal easement agreements or operating agreements or historical landmark designations or, in the case of those mortgaged properties that are condominiums, condominium declarations or other condominium use restrictions or regulations, especially in a situation where the mortgaged property does not represent the entire condominium building. Such use restrictions could include, for example, limitations on the character of the improvements or the properties, limitations affecting noise and parking requirements, among other things, and limitations on the borrowers’ right to operate certain types of facilities within a prescribed radius. These limitations impose upon the borrower stricter requirements with respect to repairs and alterations, including following a casualty loss. These limitations could adversely affect the ability of the related borrower to lease the mortgaged property on favorable terms, thus adversely affecting the borrower’s ability to fulfill its obligations under the related mortgage loan. In addition, any alteration, reconstruction, demolition, or new construction affecting a mortgaged property designated a historical landmark or that is subject to a condominium regime or development association, may require prior approval. Any such approval process, even if successful, could delay any redevelopment or alteration of a related property. The liquidation value of such property, to the extent subject to limitations of the kind described above or other limitations on convertibility of use, may be substantially less than would be the case if such property was readily adaptable to other uses or redevelopment. Further, such agreements may give the related owners’ association the right to impose assessments which, if unpaid, would constitute a lien prior to that of the Mortgage Loan. See “Description of the Mortgage Pool—Use Restrictions” for examples of mortgaged properties that are subject to restrictions relating to the use of the mortgaged properties.

Additionally, some of the mortgaged properties may have current or past tenants that handle or have handled hazardous materials and, in some cases, related contamination at some of the mortgaged properties was previously investigated and, as warranted, remediated with regulatory closure, the conditions of which in some cases may include restrictions against any future redevelopment for residential use or other land use restrictions. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Environmental Considerations” for additional information on environmental conditions at mortgaged properties securing certain mortgage loans in the issuing entity. See also representation and warranty no. 41 in Annex D-1 and any exceptions thereto in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Risks Relating to Inspections of Properties

Licensed engineers or consultants inspected the mortgaged properties at or about the time of the origination of the mortgage loans to assess items such as structural integrity of the buildings and other improvements on the mortgaged property, including exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements. However, we cannot assure you that all conditions requiring repair or replacement were identified. No additional property inspections were conducted in connection with the issuance of the offered certificates.

In addition, as a result of the COVID-19 pandemic, third party inspectors were utilized to inspect some of the mortgaged properties due to restrictions in travel. Further, the COVID-19 pandemic has resulted in less access to tenant spaces, which may impact whether all conditions requiring repair or replacement were identified.

Risks Relating to Costs of Compliance with Applicable Laws and Regulations

A borrower may be required to incur costs to comply with various existing and future federal, state or local laws and regulations applicable to the related mortgaged property, for example, zoning laws and the Americans with Disabilities Act of 1990, as amended, which requires all public accommodations to meet certain federal requirements related to access and use by persons with disabilities. See “Certain Legal Aspects of Mortgage Loans—Americans with Disabilities Act”. The expenditure of these costs or the imposition of injunctive relief, penalties or fines in connection with the borrower’s noncompliance could negatively impact the borrower’s cash flow and, consequently, its ability to pay its mortgage loan.

Energy Efficiency and Greenhouse Gas Emission Standards Set By New York City’s Local Law 97 May Adversely Affect Future Net Operating Income at Mortgaged Properties Located in New York City.

With respect to any of the underlying mortgage loans secured by mortgaged properties located in New York City, the related borrowers may face fines or retrofitting costs related to compliance with New York City Local Law 97 of 2019 (“Local Law 97”). Local Law 97 generally requires, with some exceptions, that (i) buildings that exceed 25,000 gross square feet, (ii) two or more buildings on the same tax lot that together exceed 50,000 square feet and (iii) two or more buildings owned by a condominium association that are governed by the same board of managers and that together exceed 50,000 square feet meet new energy efficiency and greenhouse gas emissions limits by 2024, with stricter limits coming into effect in 2030. Noncompliant building owners may face fines starting in 2025, unless they are able to bring their building into timely compliance by retrofitting their buildings. We cannot assure you that fines or retrofitting costs as a result of Local Law 97 will not adversely affect the future net operating income at any of the mortgaged properties located in New York City.

Insurance May Not Be Available or Adequate

Although the mortgaged properties are required to be insured, or self-insured by a sole tenant of a related building or group of buildings, against certain risks, there is a possibility of casualty loss with respect to the mortgaged properties for which insurance proceeds may not be adequate or which may result from risks not covered by insurance.

In addition, certain types of mortgaged properties, such as manufactured housing and recreational vehicle communities, have few or no insurable buildings or improvements and thus do not have casualty insurance or low limits of casualty insurance in comparison with the related mortgage loan balances.

In addition, hazard insurance policies will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the improvements on the related mortgaged property in order to recover the full amount of any partial loss. As a result, even if insurance coverage is maintained, if the insured’s coverage falls below this specified percentage, those clauses generally provide that the insurer’s liability in the event of partial loss does not exceed the lesser of (1) the replacement cost of the improvements less physical depreciation and (2) that proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of those improvements.

Certain of the mortgaged properties may be located in areas that are considered a high earthquake risk (seismic zones 3 or 4). See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Geographic Concentrations”.

Furthermore, with respect to certain mortgage loans, the insurable value of the related mortgaged property as of the origination date of the related mortgage loan was lower than the principal balance of the related mortgage loan. In the event of a casualty when a borrower is not required to rebuild or cannot rebuild, we cannot assure you that the insurance required with respect to the related mortgaged property will be sufficient to pay the related mortgage loan in full and there is no “gap” insurance required under such mortgage loan to cover any difference. In those circumstances, a casualty that occurs near the maturity date may result in an extension of the maturity date of the mortgage loan if the special servicer, in accordance with the servicing standard, determines that such extension was in the best interest of certificateholders and the RR interest owner.

The mortgage loans do not all require flood insurance on the related mortgaged properties unless they are in a flood zone and flood insurance is available and, in certain instances, even where the related mortgaged property was in a flood zone and flood insurance was available, flood insurance was not required.

The National Flood Insurance Program is scheduled to expire on September 30, 2022. We cannot assure you if or when the program will be reauthorized by Congress. If the program is not reauthorized, it could have an adverse effect on the value of properties in flood zones or their ability to be repaired after flood damage.

We cannot assure you that the borrowers will in the future be able to comply with requirements to maintain adequate insurance with respect to the mortgaged properties, and any uninsured loss could have a material adverse impact on the amount available to make payments on the related mortgage loan, and consequently, the offered certificates. As with all real estate, if reconstruction (for example, following fire or other casualty) or any major repair or improvement is required to the damaged property, changes in laws and governmental regulations may be applicable and may materially affect the cost to, or ability of, the borrowers to effect such reconstruction, major repair or improvement. As a result, the amount realized with respect to the mortgaged properties, and the amount available to make payments on the related mortgage loan, and consequently, the offered certificates, could be reduced. In addition, we cannot assure you that the amount of insurance required or provided would be sufficient to cover damages caused by any casualty, or that such insurance will be available in the future at commercially reasonable rates. See representation and warranty no. 17 in Annex D-1 and the exceptions thereto, if any, in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Inadequacy of Title Insurers May Adversely Affect Distributions on Your Certificates

Title insurance for a mortgaged property generally insures a lender against risks relating to a lender not having a first lien with respect to a mortgaged property, and in some cases can insure a lender against specific other risks. The protection afforded by title insurance depends on the ability of the title insurer to pay claims made upon it. We cannot assure you that with respect to any mortgage loan:

●	a title insurer will have the ability to pay title insurance claims made upon it;

●	the title insurer will maintain its present financial strength; or

●	a title insurer will not contest claims made upon it.

Certain of the mortgaged properties are either completing initial construction or undergoing renovation or redevelopment. Under such circumstances, there may be limitations to the amount of coverage or other exceptions to coverage that could adversely affect the issuing entity if losses are suffered.

Terrorism Insurance May Not Be Available for All Mortgaged Properties

The occurrence or the possibility of terrorist attacks could (1) lead to damage to one or more of the mortgaged properties if any terrorist attacks occur or (2) result in higher costs for security and insurance premiums or diminish the availability of insurance coverage for losses related to terrorist attacks, particularly for large properties, which could adversely affect the cash flow at those mortgaged properties.

After the September 11, 2001 terrorist attacks in New York City and the Washington, D.C. area, all forms of insurance were impacted, particularly from a cost and availability perspective, including comprehensive general liability and business interruption or rent loss insurance policies required by typical mortgage loans. To give time for private markets to develop a pricing mechanism for terrorism risk and to build capacity to absorb future losses that may occur due to terrorism, the Terrorism Risk Insurance Act of 2002 was enacted on November 26, 2002 (as amended, “TRIPRA”), establishing the Terrorism Insurance Program. The Terrorism Insurance Program was reauthorized on December 20, 2019 through December 31, 2027 pursuant to the Terrorism Risk Insurance Program Reauthorization Act of 2019.

The Terrorism Insurance Program requires insurance carriers to provide terrorism coverage in their basic “all-risk” policies. Any commercial property and casualty terrorism insurance exclusion that was in force on November 26, 2002 is automatically void to the extent that it excluded losses that would otherwise be insured losses. Any state approval of those types of exclusions in force on November 26, 2002 is also void.

Under the Terrorism Insurance Program, the federal government shares in the risk of losses occurring within the United States resulting from acts committed in an effort to influence or coerce United States civilians or the United States government. The federal share of compensation for insured losses of an insurer equals 80% of the portion of such insured losses that exceed a deductible equal to 20% of the value of the insurer’s direct earned premiums over the calendar year immediately preceding that program year. Federal compensation in any program year is capped at $100 billion (with insurers being liable for any amount that exceeds such cap), and no compensation is payable with respect to a terrorist act unless the aggregate industry losses relating to such act exceed $200 million. The Terrorism Insurance Program does not cover nuclear, biological, chemical or radiological attacks. Unless a borrower obtains separate coverage for events that do not meet the thresholds or other requirements above, such events will not be covered.

If the Terrorism Insurance Program is not reenacted after its expiration in 2027, premiums for terrorism insurance coverage will likely increase and the terms of such insurance policies may be materially amended to increase stated exclusions or to otherwise effectively decrease the scope of coverage available (perhaps to the point where it is effectively not available). In addition, to the extent that any insurance policies contain “sunset clauses” (i.e., clauses that void terrorism coverage if the federal insurance backstop program is not renewed), such policies may cease to provide terrorism insurance upon the expiration of the Terrorism Insurance Program. We cannot assure you that the Terrorism Insurance Program or any successor program will create any long term changes in the availability and cost of such insurance. Moreover, future legislation, including regulations expected to be adopted by the Treasury Department pursuant to TRIPRA, may have a material effect on the availability of federal assistance in the terrorism insurance market. To the extent that uninsured or underinsured casualty losses occur with respect to the related mortgaged properties, losses on the mortgage loans may result. In addition, the failure to maintain such terrorism insurance may constitute a default under the related mortgage loan.

Some of the mortgage loans do not require the related borrower to maintain terrorism insurance. In addition, most of the mortgage loans contain limitations on the related borrower’s obligation to obtain terrorism insurance, such as (i) waiving the requirement that such borrower maintain terrorism insurance if such insurance is not available at commercially reasonable rates, (ii) providing that the related borrower is not required to spend in excess of a specified dollar amount (or in some cases, a specified multiple of what is spent on other insurance) in order to obtain such terrorism insurance, (iii) requiring coverage only for as long as the TRIPRA is in effect, or (iv) requiring coverage only for losses arising from domestic acts of terrorism or from terrorist acts certified by the federal government as “acts of terrorism” under the TRIPRA. See Annex A-3 to this prospectus for a summary of the terrorism insurance requirements under each of the 15 largest mortgage loans. See representation and warranty no. 30 in Annex D-1 to this prospectus and the exceptions thereto, if any, in Annex D-2 to this prospectus (subject to the limitations and qualifications set forth in the preamble to Annex D-1 to this prospectus).

We cannot assure you that all of the mortgaged properties will be insured against the risks of terrorism and similar acts. As a result of any of the foregoing, the amount available to make distributions on your certificates could be reduced.

Other mortgaged properties securing mortgage loans may also be insured under a blanket policy or self-insured or insured by a sole tenant. See “—Risks Associated with Blanket Insurance Policies or Self-Insurance” below.

Risks Associated with Blanket Insurance Policies or Self-Insurance

Certain of the mortgaged properties are covered by blanket insurance policies, which also cover other properties of the related borrower or its affiliates (including certain properties in close proximity to the mortgaged properties). In the event that such policies are drawn on to cover losses on such other properties, the amount of insurance coverage available under such policies would thereby be reduced and could be insufficient to cover each mortgaged property’s insurable risks. In addition, with respect to some of the mortgaged properties, a sole or significant tenant is allowed to provide self-insurance against risks.

Additionally, the risks related to blanket or self-insurance may be aggravated if the mortgage loans that allow such coverage are part of a group of mortgage loans with related borrowers, and some or all of the related mortgaged properties are covered under the same self-insurance or blanket insurance policy, which may also cover other properties owned by affiliates of such borrowers.

Certain mortgaged properties may also be insured or self-insured by a sole or significant tenant, as further described under “Description of the Mortgage Pool—Insurance Considerations”. We cannot assure you that any insurance obtained by a sole or significant tenant will be adequate or that such sole or significant tenant will comply with any requirements to maintain adequate insurance. Additionally, to the extent that insurance coverage relies on self-insurance, there is a risk that the “insurer” will not be willing or have the financial ability to satisfy a claim if a loss occurs. See representation and warranty nos. 17 and 30 in Annex D-1 and the exceptions thereto, if any, in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Condemnation of a Mortgaged Property May Adversely Affect Distributions on Certificates

From time to time, there may be condemnations pending or threatened against one or more of the mortgaged properties securing the mortgage loans. The proceeds payable in connection with a total condemnation may not be sufficient to restore the related mortgaged property or to satisfy the remaining indebtedness of the related mortgage loan. The occurrence of a partial condemnation may have a material adverse effect on the continued use of, or income generated by, the affected mortgaged property. The application of condemnation proceeds may be subject to the leases of certain major tenants and, in some cases, the tenant may be entitled to a portion of the condemnation proceeds. Therefore, we cannot assure you that the occurrence of any condemnation will not have a negative impact upon distributions on your offered certificates. See “Description of the Mortgage Pool—Litigation and Other Considerations” in this prospectus.

Limited Information Causes Uncertainty

Historical Information

Some of the mortgage loans that we intend to include in the issuing entity are secured in whole or in part by mortgaged properties for which limited or no historical operating information is available. As a result, you may find it difficult to analyze the historical performance of those mortgaged properties.

A mortgaged property may lack prior operating history or historical financial information because it is newly constructed or renovated, it is a recent acquisition by the related borrower or it is a single-tenant property that is subject to a triple-net lease. In addition, a tenant’s lease may contain confidentiality provisions that restrict the sponsors’ access to or disclosure of such tenant’s financial information. The underwritten net cash flows and underwritten net operating income for such mortgaged properties are derived principally from current rent rolls or tenant leases and historical expenses, adjusted to account for, among other things, inflation, rent steps, significant occupancy increases and/or a market rate management fee. In some cases, underwritten net cash flows and underwritten net operating income for mortgaged properties are based all or in part on leases (or letters of intent) that are not yet in place (and may still be under negotiation) or on tenants that may have signed a lease (or letter of intent), or lease amendment expanding the leased space, but are not yet in occupancy and/or paying rent, which present certain risks described in “—Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions” below and “Description of the Mortgage Pool—Certain Calculations and Definitions” and “—Mortgage Pool Characteristics—Mortgaged Properties with Limited Prior Operating History” in this prospectus.

See Annex A-1 for certain historical financial information relating to the mortgaged properties, including net operating income for the most recent reporting period and prior three calendar years, to the extent available.

Ongoing Information

The primary source of ongoing information regarding the offered certificates, including information regarding the status of the related mortgage loans and any credit support for the offered certificates, will be the periodic reports delivered to you. See “Description of the Certificates—Reports to Certificateholders and the RR Interest Owner; Certain Available Information”. We cannot assure you that any additional ongoing information regarding the offered certificates will be available through any other source. The limited nature of the available information in respect of the offered certificates may adversely affect their liquidity, even if a secondary market for the offered certificates does develop.

We are not aware of any source through which pricing information regarding the offered certificates will be generally available on an ongoing basis or on any particular date.

Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions

As described under “Description of the Mortgage Pool—Certain Calculations and Definitions”, underwritten net cash flow generally includes cash flow (including any cash flow from master leases) adjusted based on a number of assumptions used by the sponsors. We make no representation that the underwritten net cash flow set forth in this prospectus as of the cut-off date or any other date represents actual future net cash flows. For example, with respect to certain mortgage loans included in the issuing entity, the occupancy of the related mortgaged property reflects tenants that (i) may not have yet actually executed leases (but have in some instances signed letters of intent), (ii) have signed leases but have not yet taken occupancy and/or are not paying full contractual rent, (iii) are seeking or may in the future seek to sublet all or a portion of their respective spaces, (iv) are “dark” tenants but paying rent, or (v) are affiliates of the related borrower and are leasing space pursuant to a master lease or a space lease. Similarly, with respect to certain mortgage loans included in the issuing entity, the underwritten net cash flow may be based on certain tenants that have not yet executed leases or that have signed leases but are not yet in place and/or are not yet paying rent, or have a signed lease or lease amendment expanding the leased space, but are not yet in occupancy of all or a portion of their space and/or paying rent, or may assume that future contractual rent steps (during some or all of the remaining term of a lease) have occurred. In many cases, co-tenancy provisions were assumed to be satisfied and vacant space was assumed to be occupied and space that was due to expire was assumed to have been re-let, in each case at market rates that may have exceeded current rent. You should review these and other similar assumptions and make your own determination of the appropriate assumptions to be used in determining underwritten net cash flow.

In addition, underwritten or adjusted cash flows, by their nature, are speculative and are based upon certain assumptions and projections. The failure of these assumptions or projections in whole or in part could cause the underwritten net operating income (calculated as described in “Description of the Mortgage Pool—Certain Calculations and Definitions”) to vary substantially from the actual net operating income of a mortgaged property.

In the event of the inaccuracy of any assumptions or projections used in connection with the calculation of underwritten net cash flow, the actual net cash flow could be significantly different (and, in some cases, may be materially less) than the underwritten net cash flow presented in this prospectus, and this would change other numerical information presented in this prospectus based on or derived from the underwritten net cash flow, such as the debt service coverage ratios or debt yield presented in this prospectus. We cannot assure you that any such assumptions or projections made with respect to any mortgaged property will, in fact, be consistent with that mortgaged property’s actual performance.

Frequent and Early Occurrence of Borrower Delinquencies and Defaults May Adversely Affect Your Investment

If you calculate the anticipated yield of your offered certificates based on a rate of default or amount of losses lower than that actually experienced on the mortgage loans and those additional losses result in a reduction of the total distributions on, or the certificate balance of, your offered certificates, your actual yield to maturity will be lower than expected and could be negative under certain extreme scenarios. The timing of any loss on a liquidated mortgage loan that results in a reduction of the total distributions on or the certificate balance of your offered certificates will also affect the actual yield to maturity of your offered certificates, even if the rate of defaults and severity of losses are consistent with your expectations. In general, the earlier a loss is borne by you, the greater the effect on your yield to maturity.

Delinquencies on the mortgage loans, if the delinquent amounts are not advanced, may result in shortfalls in distributions of interest and/or principal to the holders of the offered certificates for the current month. Furthermore, no interest will accrue on this shortfall during the period of time that the payment is delinquent. Additionally, in instances where the principal portion of any balloon payment scheduled with respect to a mortgage loan is collected by the master servicer following the end of the related collection period, no portion of the principal received on such payment will be passed through for distribution to the certificateholders or the RR interest owner until the subsequent distribution date, which may result in shortfalls in distributions of interest to the holders of the offered certificates in the following month. Furthermore, in such instances no provision is made for the master servicer or any other party to cover any such interest shortfalls that may occur as a result. In addition, if interest and/or principal advances and/or servicing advances are made with respect to a mortgage loan after a default and the related mortgage loan is thereafter worked out under terms that do not provide for the repayment of those advances in full at the time of the workout, then any reimbursements of those advances prior to the actual collection of the amount for which the advance was made may also result in shortfalls in distributions of principal to the holders of the offered certificates with certificate balances for the current month. Even if losses on the mortgage loans are not allocated to a particular class of offered certificates with certificate balances, the losses may affect the weighted average life and yield to maturity of that class of offered certificates. In the case of any material monetary or material non-monetary default, the special servicer may accelerate the maturity of the related mortgage loan, which could result in an acceleration of principal distributions to the certificateholders and the RR interest owner. The special servicer may also extend or modify a mortgage loan, which could result in a substantial delay in principal distributions to the certificateholders and the RR interest owner. In addition, losses on the mortgage loans, even if not allocated to a class of offered certificates with certificate balances, may result in a higher percentage ownership interest evidenced by those offered certificates in the remaining mortgage loans than would otherwise have resulted absent the loss. The consequent effect on the weighted average life and yield to maturity of the offered certificates will depend upon the characteristics of those remaining mortgage loans in the trust fund.

Due to the COVID-19 pandemic, the aggregate number and size of delinquent loans in a given collection period may be significant, and the master servicer may determine that advances of payments on such mortgage loans are not or would not be recoverable or may not be able to make such advances given the severity of delinquencies (in this transaction or other transactions), which would result in shortfalls and losses on the certificates. See also “Risk Factors—Risks Related to Market Conditions and Other External Factors—Current Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans”.

The Mortgage Loans Have Not Been Reviewed or Re-Underwritten by Us; Some Mortgage Loans May Not Have Complied With Another Originator’s Underwriting Criteria

Although the sponsors have conducted a review of the mortgage loans to be sold to us for this securitization transaction, we, as the depositor for this securitization transaction, have neither originated the mortgage loans nor conducted a review or re-underwriting of the mortgage loans. Instead, we have relied on the representations and warranties made by the applicable sponsors and the remedies for breach of a representation and warranty as described under “Description of the Mortgage Loan Purchase Agreements” and each sponsor’s description of its underwriting criteria described under “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Barclays’ Underwriting Guidelines and Processes”; “—Bank of Montreal—BMO’s Underwriting Guidelines and Processes”; “—KeyBank National Association—KeyBank’s Underwriting Guidelines and Process”; “—Starwood Mortgage Capital LLC—SMC’s Underwriting Guidelines and Processes”; and “—Societe Generale Financial Corporation—Societe Generale Financial Corporation’s Underwriting Standards”. A description of the review conducted by each sponsor for this securitization transaction is set forth under each of the foregoing headings.

The representations and warranties made by the sponsors may not cover all of the matters that one would review in underwriting a mortgage loan and you should not view them as a substitute for re-underwriting the mortgage loans. Furthermore, these representations and warranties in some respects represent an allocation of risk rather than a confirmed description of the mortgage loans. If we had re-underwritten the mortgage loans, it is possible that the re-underwriting process may have revealed problems with a mortgage loan not covered by a representation or warranty or may have revealed inaccuracies in the representations and warranties. See “—Other Risks Relating to the Certificates—Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans or Pay Any Loss of Value Payment Sufficient to Cover All Losses on a Defective Mortgage Loan” below, and “Description of the Mortgage Loan Purchase Agreements”.

In addition, we cannot assure you that all of the mortgage loans would have complied with the underwriting criteria of the other originators or, accordingly, that each originator would have made the same decision to originate every mortgage loan included in the issuing entity or, if they did decide to originate an unrelated mortgage loan, that they would have been underwritten on the same terms and conditions.

As a result of the foregoing, you are advised and encouraged to make your own investment decision based on a careful review of the information set forth in this prospectus and your own view of the mortgage pool.

Static Pool Data Would Not Be Indicative of the Performance of this Pool

As a result of the distinct nature of each pool of commercial mortgage loans, and the separate mortgage loans within the pool, this prospectus does not include disclosure concerning the delinquency and loss experience of static pools of periodic originations by any sponsor of assets of the type to be securitized (known as “static pool data”). In particular, static pool data showing a low level of delinquencies and defaults would not be indicative of the performance of this pool or any other pools of mortgage loans originated by the same sponsor or sponsors.

While there may be certain common factors affecting the performance and value of income-producing real properties in general, those factors do not apply equally to all income-producing real properties and, in many cases, there are unique factors that will affect the performance and/or value of a particular income-producing real property. Moreover, the effect of a given factor on a particular real property will depend on a number of variables, including but not limited to property type, geographic location, competition, sponsorship and other characteristics of the property and the related commercial mortgage loan. Each income-producing real property represents a separate and distinct business venture and, as a result, each of the mortgage loans requires a unique underwriting analysis. Furthermore, economic and other conditions affecting real properties, whether worldwide, national, regional or local, vary over time. The performance of a pool of mortgage loans originated and outstanding under a given set of economic conditions may vary significantly from the performance of an otherwise comparable mortgage pool originated and outstanding under a different set of economic conditions.

Therefore, you should evaluate this offering on the basis of the information set forth in this prospectus with respect to the mortgage loans, and not on the basis of the performance of other pools of securitized commercial mortgage loans.

Appraisals May Not Reflect Current or Future Market Value of Each Property

Appraisals were obtained with respect to each of the mortgaged properties at or about the time of origination of the related mortgage loan (or whole loan, if applicable) or at or around the time of the acquisition of the mortgage loan (or whole loan, if applicable) by the related originator or sponsor. See Annex A-1 for the dates of the latest appraisals for the mortgaged properties. We have not obtained new appraisals of the mortgaged properties or assigned new valuations to the mortgage loans in connection with the offering of the offered certificates. The market values of the mortgaged properties could have declined since the origination of the related mortgage loans. In addition, in certain cases where a mortgage loan is funding the acquisition of the related mortgaged property or portfolio of mortgaged properties, the purchase price may be less than the related appraised value set forth herein.

In general, appraisals represent the analysis and opinion of qualified appraisers and are not guarantees of present or future value. One appraiser may reach a different conclusion than that of a different appraiser with respect to the same property. The appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller and, in certain cases, may have taken into consideration the purchase price paid by the borrower. The amount could be significantly higher than the amount obtained from the sale of a mortgaged property in a distress or liquidation sale.

Information regarding the appraised values of the mortgaged properties (including loan-to-value ratios) presented in this prospectus is not intended to be a representation as to the past, present or future market values of the mortgaged properties. For example, in some cases, a borrower or its affiliate may have acquired the related mortgaged property for a price or otherwise for consideration in an amount that is less than the related appraised value specified on Annex A-1, including at a foreclosure sale or through acceptance of a deed-in-lieu of foreclosure. Historical operating results of the mortgaged properties used in these appraisals, as adjusted by various assumptions, estimates and subjective judgments on the part of the appraiser, may not be comparable to future operating results. In addition, certain appraisals may be based on extraordinary assumptions, including without limitation, that certain tenants are in-place and paying rent when such tenants have not yet taken occupancy and/or begun paying rent or that certain renovations or property improvement plans have been completed. Additionally, certain appraisals with respect to mortgage loans secured by multiple mortgaged properties may have been conducted on a portfolio basis rather than on an individual property basis, and the sum of the values of the individual properties may be different from (and in some cases may be less than) the appraised value of the aggregate of such properties on a portfolio basis. In addition, other factors may impair the mortgaged properties’ value without affecting their current net operating income, including:

●	changes in governmental regulations, zoning or tax laws;

●	potential environmental or other legal liabilities;

●	the availability of refinancing; and

●	changes in interest rate levels.

In certain cases, appraisals may reflect “as-is” values or values other than “as-is”. However, the appraised value reflected in this prospectus with respect to each mortgaged property, except as described under “Description of the Mortgage Pool—Certain Calculations and Definitions”, reflects only the “as-is” value (or, in certain cases, may reflect certain values other than “as-is” values as a result of the satisfaction of the related conditions or assumptions or the establishment of reserves estimated to complete the renovations) unless otherwise specified. Any such values other than “as-is” may contain certain assumptions, such as future construction completion, projected re-tenanting or increased tenant occupancies. See “Description of the Mortgage Pool—Appraised Value”.

Additionally, with respect to the appraisals setting forth assumptions, particularly those setting forth extraordinary assumptions, as to the “as-is” values and values other than “as-is” value, we cannot assure you that those assumptions are or will be accurate or that any such values will be the value of the related mortgaged property at maturity or the anticipated repayment date (if any) or at the indicated stabilization date or upon completion of the renovations, as applicable. Any engineering report, site inspection or appraisal represents only the analysis of the individual consultant, engineer or inspector preparing such report at the time of such report, and may not reveal all necessary or desirable repairs, maintenance and capital improvement items. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Barclays Capital Real Estate Inc.—Barclays’ Underwriting Guidelines and Processes”; “—Bank of Montreal—BMO’s Underwriting Guidelines and Processes”; “—KeyBank National Association—KeyBank’s Underwriting Guidelines and Process”; “—Starwood Mortgage Capital LLC—SMC’s Underwriting Guidelines and Processes”; and “—Societe Generale Financial Corporation—Societe Generale Financial Corporation’s Underwriting Standards” for additional information regarding the appraisals. We cannot assure you that the information set forth in this prospectus regarding the appraised values or loan-to-value ratios accurately reflects past, present or future market values of the mortgaged properties or the amount that would be realized upon a sale of the related mortgaged property.

The Performance of a Mortgage Loan and Its Related Mortgaged Property Depends in Part on Who Controls the Borrower and Mortgaged Property

The operation and performance of a mortgage loan will depend in part on the identity of the persons or entities who control the borrower and the mortgaged property. The performance of a mortgage loan may be adversely affected if control of a borrower changes, which may occur, for example, by means of transfers of direct or indirect ownership interests in the borrower, or if the mortgage loan is assigned to and assumed by another person or entity along with a transfer of the property to that person or entity.

Many of the mortgage loans generally place certain restrictions on the transfer and/or pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, although some have current or permit future mezzanine or subordinate debt. We cannot assure you the ownership of any of the borrowers would not change during the term of the related mortgage loan and result in a material adverse effect on your certificates. See “Description of the Mortgage Pool—Additional Indebtedness” and “—Certain Terms of the Mortgage Loans—“Due-On-Sale” and “Due-On-Encumbrance” Provisions”.

The Borrower’s Form of Entity May Cause Special Risks

The borrowers are legal entities rather than individuals. Mortgage loans made to legal entities may entail greater risks of loss than those associated with mortgage loans made to individuals. For example, a legal entity, as opposed to an individual, may be more inclined to seek legal protection from its creditors under the bankruptcy laws. Unlike individuals involved in bankruptcies, most legal entities generally, but not in all cases, do not have personal assets and creditworthiness at stake.

The terms of certain of the mortgage loans require that the borrowers be single-purpose entities and, in most cases, such borrowers’ organizational documents or the terms of the mortgage loans limit their activities to the ownership of only the related mortgaged property or mortgaged properties and limit the borrowers’ ability to incur additional indebtedness. Such provisions are designed to mitigate the possibility that the borrower’s financial condition would be adversely impacted by factors unrelated to the related mortgaged property and mortgage loan. Such borrower may also have previously owned property other than the related mortgaged property or may be a so-called “recycled” single-purpose entity that previously had other business activities and liabilities. However, we cannot assure you that such borrowers have in the past complied, or in the future will comply, with such requirements. Additionally, in some cases unsecured debt exists and/or is allowed in the future. Furthermore, in many cases such borrowers are not required to observe all covenants and conditions which typically are required in order for such borrowers to be viewed under standard rating agency criteria as “single-purpose entities”.

Although a borrower may currently be a single-purpose entity, in certain cases the borrowers were not originally formed as single-purpose entities, but at origination of the related mortgage loan their organizational documents were amended. Such borrower may have previously owned property other than the related mortgaged property and may not have observed all covenants that typically are required to consider a borrower a “single-purpose entity” and thus may have liabilities arising from events prior to becoming a single-purpose entity.

In addition, certain mortgage loans may have been structured similarly to a Maryland indemnity deed of trust (an “IDOT”). An IDOT is structured so that the lender makes the loan to the owner of the property owner and the property owner guarantees in full the payment of the loan and secures such guaranty with a mortgage on the property owner’s property. Accordingly, the mortgagor/payment guarantor and the borrower are two different, but affiliated, entities. In the case of a mortgage loan structured as an IDOT, references herein to “borrower” will mean the actual borrower or the mortgagor/payment guarantor, as the context may require.

The organizational documents of a borrower or the direct or indirect managing partner or member of a borrower may also contain requirements that there be one or two independent directors, managers or trustees (depending on the entity form of such borrower) whose vote is required before the borrower files a voluntary bankruptcy or insolvency petition or otherwise institutes insolvency proceedings. Generally, but not always, the independent directors, managers or trustees may only be replaced with certain other independent successors. Although the requirement of having independent directors, managers or trustees is designed to mitigate the risk of a voluntary bankruptcy filing by a solvent borrower, a borrower could file for bankruptcy without obtaining the consent of its independent director(s) (and we cannot assure you that such bankruptcy would be dismissed as an unauthorized filing), and in any case the independent directors, managers or trustees may determine that a bankruptcy filing is an appropriate course of action to be taken by such borrower. Although the independent directors, managers or trustees generally owe no fiduciary duties to entities other than the borrower itself, such determination might take into account the interests and financial condition of such borrower’s parent entities and such parent entities’ other subsidiaries in addition to those of the borrower. Consequently, the financial distress of an affiliate of a borrower might increase the likelihood of a bankruptcy filing by a borrower.

The bankruptcy of a borrower, or a general partner or managing member of a borrower, may impair the ability of the lender to enforce its rights and remedies under the related mortgage loan. Certain of the mortgage loans have been made to single-purpose limited partnerships that have a general partner or general partners that are not themselves single-purpose entities. Such loans are subject to additional bankruptcy risk. The organizational documents of the general partner in such cases do not limit it to acting as the general partner of the partnership. Accordingly there is a greater risk that the general partner may become insolvent for reasons unrelated to the mortgaged property. The bankruptcy of a general partner may dissolve the partnership under applicable state law. In addition, even if the partnership itself is not insolvent, actions by the partnership and/or a bankrupt general partner that are outside the ordinary course of their business, such as refinancing the related mortgage loan, may require prior approval of the bankruptcy court in the general partner’s bankruptcy case. The proceedings required to resolve these issues may be costly and time-consuming.

Any borrower, even an entity structured as a single-purpose entity, as an owner of real estate, will be subject to certain potential liabilities and risks as an owner of real estate. We cannot assure you that any borrower will not file for bankruptcy protection or that creditors of a borrower or a corporate or individual general partner or managing member of a borrower will not initiate a bankruptcy or similar proceeding against such borrower or corporate or individual general partner or managing member.

Certain mortgage loans may have the benefit of a general payment guaranty of a portion of the indebtedness under the mortgage loan. A payment guaranty for a portion of the indebtedness under the mortgage loan that is greater than 10% presents a risk for consolidation of the assets of a borrower and the guarantor. In addition, certain borrowers’ organizational documents or the terms of certain mortgage loans permit an affiliated property manager to maintain a custodial account on behalf of such borrower and certain affiliates of such borrower into which funds available to such borrower under the terms of the related mortgage loans and funds of such affiliates are held, but which funds are and will continue to be separately accounted for as to each item of income and expense for each related mortgaged property and each related borrower. A custodial account structure for affiliated entities, while common among certain REITs, institutions or independent owners of multiple properties, presents a risk for consolidation of the assets of such affiliates as commingling of funds is a factor a court may consider in considering a request by other creditors for substantive consolidation. Substantive consolidation is an equitable remedy that could result in an otherwise solvent company becoming subject to the bankruptcy proceedings of an insolvent affiliate, making its assets available to repay the debts of affiliated companies. A court has the discretion to order substantive consolidation in whole or in part and may include non-debtor affiliates of the bankrupt entity in the proceedings. In particular, consolidation may be ordered when corporate funds are commingled and used for a principal’s personal purposes, inadequate records of transfers are made and corporate entities are deemed an alter ego of a principal. Strict adherence to maintaining separate books and records, avoiding commingling of assets and otherwise maintaining corporate policies designed to preserve the separateness of corporate assets and liabilities make it less likely that a court would order substantive consolidation, but we cannot assure you that the related borrowers, property managers or affiliates will comply with these requirements as set forth in the related mortgage loans.

Furthermore, with respect to any affiliated borrowers, creditors of a common parent in bankruptcy may seek to consolidate the assets of such borrowers with those of the parent. Consolidation of the assets of such borrowers would likely have an adverse effect on the funds available to make distributions on your certificates, and may lead to a downgrade, withdrawal or qualification of the ratings of your certificates.

See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans” and “Certain Legal Aspects of Mortgage Loans—Foreclosure—Bankruptcy Laws”. See also representation and warranty

no. 32 in Annex D-1 and the exceptions thereto, if any, in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

In addition, borrowers may own a mortgaged property as a Delaware statutory trust or as tenants-in-common. Delaware statutory trusts may be restricted in their ability to actively operate a property, and in the case of a mortgaged property that is owned by a Delaware statutory trust or by tenants-in-common, there is a risk that obtaining the consent of the holders of the beneficial interests in the Delaware statutory trust or the consent of the tenants-in-common will be time consuming and cause delays with respect to the taking of certain actions by or on behalf of the borrower, including with respect to the related mortgaged property. See “—Tenancies-in-Common May Hinder Recovery” and “—Risks Relating to Delaware Statutory Trusts” below. See also “Description of the Mortgage Pool—Mortgage Pool Characteristics—Tenancies-in-Common or Diversified Ownership” and “—Delaware Statutory Trusts” in this prospectus.

In addition, certain of the mortgage loans may have borrowers that are wholly or partially (directly or indirectly) owned by one or more crowd funding investor groups or other diversified ownership structures. Investments in the commercial real estate market through crowd funding investor groups are a relatively recent development and there may be certain unanticipated risks to this new ownership structure which may adversely affect the related mortgage loan. Typically, the crowd funding investor group is made up of a large number of individual investors who invest relatively small amounts in the group pursuant to a securities offering. With respect to an equity investment in the borrower, the crowd funding investor group in turn purchases a stake in the borrower. Accordingly, equity in the borrower is indirectly held by the individual investors in the crowd funding group. We cannot assure you that either the crowd funding investor group or the individual investors in the crowd funding investor group or other diversified ownership structure have relevant expertise in the commercial real estate market. Additionally, crowd funding investor groups are required to comply with various securities regulations related to offerings of securities and we cannot assure you that any enforcement action or legal proceeding regarding failure to comply with such securities regulations would not delay enforcement of the related mortgage loan or otherwise impair the borrower’s ability to operate the related mortgaged property. Furthermore, we cannot assure you that a bankruptcy proceeding by the crowd funding investor group or other diversified ownership structure will not delay enforcement of the related mortgage loan. See “—Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions”, “—Frequent and Early Occurrence of Borrower Delinquencies and Defaults May Adversely Affect Your Investment” and “—The Performance of a Mortgage Loan and Its Related Mortgaged Property Depends in Part on Who Controls the Borrower and Mortgaged Property” and “Description of the Mortgage Pool—Mortgage Pool Characteristics—Tenancies-in-Common or Diversified Ownership” in this prospectus.

A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans

Numerous statutory provisions, including the Bankruptcy Code and state laws affording relief to debtors, may interfere with and delay the ability of a secured mortgage lender to obtain payment of a loan, to realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of a bankruptcy petition, and, often, no interest or principal payments are made during the course of the bankruptcy proceeding. Also, under federal bankruptcy law, the filing of a petition in bankruptcy by or on behalf of a junior lien holder may stay the senior lender from taking action to foreclose out such junior lien. Certain of the mortgage loans have borrower sponsors that have previously filed bankruptcy and we cannot assure you that such borrower sponsors will not be more likely than other borrower sponsors to utilize their rights in bankruptcy in the event of any threatened action by the mortgagee to enforce its rights under the related mortgage loan documents. As a result, the issuing entity’s recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed. See “—Other Financings or Ability To Incur Other Indebtedness Entails Risk” below, “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” and “Certain Legal Aspects of Mortgage Loans—Foreclosure—Bankruptcy Laws”.

Additionally, the courts of any state may refuse the foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the action unconscionable. See “Certain Legal Aspects of Mortgage Loans—Foreclosure”.

See also “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Tenant Bankruptcy Could Result in a Rejection of the Related Lease” above.

Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions

There may be (and there may exist from time to time) pending or threatened legal proceedings against, or disputes with, the borrowers, the borrower sponsors, the managers of the mortgaged properties and their respective affiliates arising out of their ordinary business. We have not undertaken a search for all legal proceedings that relate to the borrowers, borrower sponsors, managers for the mortgaged properties or their respective affiliates. Potential investors are advised and encouraged to perform their own searches related to such matters to the extent relevant to their investment decision. Any such litigation or dispute may materially impair distributions to certificateholders and the RR interest owner if borrowers must use property income to pay judgments, legal fees or litigation costs. We cannot assure you that any litigation or dispute or any settlement of any litigation or dispute will not have a material adverse effect on your investment. See representation and warranty no. 14 in Annex D-1 and the exceptions thereto, if any, in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Additionally, a borrower or a principal of a borrower or affiliate may have been a party to a bankruptcy, foreclosure, litigation or other proceeding, particularly against a lender, or may have been convicted of a crime in the past. In addition, certain of the borrower sponsors, property managers, affiliates of any of the foregoing and/or entities controlled thereby have been a party to bankruptcy proceedings, mortgage loan defaults and restructures, discounted payoffs, foreclosure proceedings or deed-in-lieu of foreclosure transactions, or other material proceedings (including criminal proceedings) in the past, whether or not related to the mortgaged property securing a mortgage loan in this securitization transaction. In some cases, mortgaged properties securing certain of the mortgage loans previously secured other loans that had been in default, restructured or the subject of a discounted payoff, foreclosure or deed-in-lieu of foreclosure.

Certain of the borrower sponsors may have a history of litigation or other proceedings against their lender, in some cases involving various parties to a securitization transaction. We cannot assure you that the borrower sponsors that have engaged in litigation or other proceedings in the past will not commence action against the issuing entity in the future upon any attempt by the special servicer to enforce the mortgage loan documents. Any such actions by the borrower or borrower sponsor may result in significant expense and potential loss to the issuing entity and a shortfall in funds available to make payments on the offered certificates. In addition, certain principals or borrower sponsors may have in the past been convicted of, or pled guilty to, a felony. We cannot assure you that such borrower or principal will not be more likely than other borrowers or principals to avail itself or cause a borrower to avail itself of its legal rights, under the Bankruptcy Code or otherwise, in the event of an action or threatened action by the lender or its servicer to enforce the related mortgage loan documents, or otherwise conduct its operations in a manner that is in the best interests of the lender and/or the mortgaged property. We cannot assure you that any such proceedings or actions will not have a material adverse effect upon distributions on your certificates. Further, borrowers, principals of borrowers, property managers and affiliates of such parties may, in the future, be involved in bankruptcy proceedings, foreclosure proceedings or other material proceedings (including criminal proceedings), whether or not related to the mortgage loans. We cannot assure you that any such proceedings will not negatively impact a borrower’s or borrower sponsor’s ability to meet its obligations under the related mortgage loan and, as a result could have a material adverse effect upon your certificates.

Often it is difficult to confirm the identity of owners of all of the equity in a borrower, which means that past issues may not be discovered as to such owners. See “Description of the Mortgage Pool—Litigation and Other Considerations” and “—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” for additional information on certain mortgage loans in the issuing entity. Accordingly, we cannot assure you that there are no undisclosed bankruptcy proceedings, foreclosure proceedings, deed-in-lieu-of-foreclosure transaction and/or mortgage loan workout matters that involved one or more mortgage loans or mortgaged properties, and/or a guarantor, borrower sponsor or other party to a mortgage loan.

In addition, in the event the owner of a borrower experiences financial problems, we cannot assure you that such owner would not attempt to take actions with respect to the mortgaged property that may adversely affect the borrower’s ability to fulfill its obligations under the related mortgage loan. See “Description of the Mortgage Pool—Litigation and Other Considerations” for information regarding litigation matters with respect to certain mortgage loans.

Other Financings or Ability to Incur Other Indebtedness Entails Risk

When a borrower (or its constituent members) also has one or more other outstanding loans (even if they are pari passu, subordinated, mezzanine, preferred equity or unsecured loans or another type of equity pledge), the issuing entity is subjected to additional risk such as:

●	the borrower (or its constituent members) may have difficulty servicing and repaying multiple financings;

●	the existence of other financings will generally also make it more difficult for the borrower to obtain refinancing of the related mortgage loan (or whole loan, if applicable) or sell the related mortgaged property and may thereby jeopardize repayment of the mortgage loan (or whole loan, if applicable);

●	the need to service additional financings may reduce the cash flow available to the borrower to operate and maintain the mortgaged property and the value of the mortgaged property may decline as a result;

●	if a borrower (or its constituent members) defaults on its mortgage loan and/or any other financing, actions taken by other lenders such as a suit for collection, foreclosure or an involuntary petition for bankruptcy against the borrower could impair the security available to the issuing entity, including the mortgaged property, or stay the issuing entity’s ability to foreclose during the course of the bankruptcy case;

●	the bankruptcy of another lender also may operate to stay foreclosure by the issuing entity; and

●	the issuing entity may also be subject to the costs and administrative burdens of involvement in foreclosure or bankruptcy proceedings or related litigation.

Although no companion loan related to a whole loan will be an asset of the issuing entity, the related borrower is still obligated to make interest and principal payments on such companion loan. As a result, the issuing entity is subject to additional risks, including:

●	the risk that the necessary maintenance of the related mortgaged property could be deferred to allow the borrower to pay the required debt service on these other obligations and that the value of the mortgaged property may fall as a result; and

●	the risk that it may be more difficult for the borrower to refinance these loans or to sell the related mortgaged property for purposes of making any balloon payment on the entire balance of such loans and the related additional debt at maturity or on the related anticipated repayment date.

With respect to mezzanine financing (if any), while a mezzanine lender has no security interest in the related mortgaged properties, a default under a mezzanine loan could cause a change in control of the related borrower. With respect to mortgage loans that permit mezzanine financing, the relative rights of the mortgagee and the related mezzanine lender will generally be set forth in an intercreditor agreement, which agreements typically provide that the rights of the mezzanine lender (including the right to payment) against the borrower and mortgaged property are subordinate to the rights of the mortgage lender and that the mezzanine lender may not take any enforcement action against the mortgage borrower and mortgaged property. See “Description of the Mortgage Pool—Additional Indebtedness—Mezzanine Indebtedness” and representation and warranty number 8 in Annex D-1 and the matters scheduled in Schedule D-1 and Schedule D-2 in Annex D-1.

In addition, the mortgage loan documents related to certain mortgage loans may have or permit future “preferred equity” structures, where one or more special limited partners or members receive a preferred return in exchange for an infusion of capital or other type of equity pledge that may require payments of a specified return or of excess cash flow. Such arrangements can present risks that resemble mezzanine debt, including dilution of the borrower’s equity in the mortgaged property, stress on the cash flow in the form of a preferred return or excess cash payments, and/or potential changes in the management of the related mortgaged property in the event the preferred return is not satisfied.

Additionally, the terms of certain mortgage loans permit or require the borrowers to post letters of credit and/or surety bonds for the benefit of the related mortgage loan, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee.

In addition, borrowers under most of the mortgage loans are generally permitted to incur trade payables and equipment financing, which may not be limited or may be significant, in order to operate the related mortgaged properties. Also, with respect to certain mortgage loans the related borrower either has incurred or is permitted to incur unsecured debt from an affiliate of either the borrower or the sponsor of the borrower. See “Description of the Mortgage Pool—Additional Indebtedness—Other Unsecured Indebtedness”.

For additional information, see “Description of the Mortgage Pool—Additional Indebtedness” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Tenancies-in-Common May Hinder Recovery

Certain of the mortgage loans included in the issuing entity have borrowers that own the related mortgaged properties as tenants-in-common. In general, with respect to a tenant-in-common ownership structure, each tenant-in-common owns an undivided share in the property and if such tenant-in-common desires to sell its interest in the property (and is unable to find a buyer or otherwise needs to force a partition) the tenant-in-common has the ability to request that a court order a sale of the property and distribute the proceeds to each tenant in common proportionally. As a result, if a tenant-in-common that has not waived its right of partition or similar right exercises a right of partition, the related mortgage loan may be subject to prepayment. The bankruptcy, dissolution or action for partition by one or more of the tenants-in-common could result in an early repayment of the related mortgage loan, significant delay in recovery against the tenant-in-common borrowers, particularly if the tenant-in-common borrowers file for bankruptcy separately or in series (because each time a tenant-in-common borrower files for bankruptcy, the bankruptcy court stay will be reinstated), a material impairment in property management and a substantial decrease in the amount recoverable upon the related mortgage loan. Not all tenants-in-common under the mortgage loans will be single-purpose entities. Each tenant-in-common borrower has waived its right to partition, reducing the risk of partition. However, we cannot assure you that, if challenged, this waiver would be enforceable. In addition, in some cases, the related mortgage loan documents may provide for full recourse (or in an amount equal to its pro rata share of the debt) to the related tenant-in-common borrower or the guarantor if a tenant-in-common files for partition. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Tenancies-in-Common or Diversified Ownership” in this prospectus.

Risks Relating to Delaware Statutory Trusts

Certain of the mortgage loans included in the issuing entity have borrowers that each own the related mortgaged properties as a Delaware statutory trust. A Delaware statutory trust is restricted in its ability to actively operate a property, including with respect to loan workouts, leasing and re-leasing, making material improvements and other material actions affecting the related Mortgaged Properties. Accordingly, the related borrower has master leased the property to a newly formed, single-purpose entity that is wholly owned by the same entity that owns the signatory trustee or manager for the related borrower. The master lease has been collaterally assigned to the lender and has been subordinated to the related mortgage loan documents. In the case of a mortgaged property that is owned by a Delaware statutory trust, there is a risk that obtaining the consent of the holders of the beneficial interests in the Delaware statutory trust will be time consuming and cause delays with respect to the taking of certain actions by or on behalf of the borrower, including with respect to the related mortgaged property.

Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions

Provisions requiring yield maintenance charges, prepayment premiums or lockout periods may not be enforceable in some states and under federal bankruptcy law. Provisions requiring prepayment premiums or yield maintenance charges also may be interpreted as constituting the collection of interest for usury purposes. Accordingly, we cannot assure you that the obligation to pay a yield maintenance charge or prepayment premium will be enforceable. Also, we cannot assure you that foreclosure proceeds will be sufficient to pay an enforceable yield maintenance charge or prepayment premium.

Additionally, although the collateral substitution provisions related to defeasance do not have the same effect on the certificateholders and the RR interest owner as prepayment, we cannot assure you that a court would not interpret those provisions as the equivalent of a yield maintenance charge or prepayment premium. In certain jurisdictions those collateral substitution provisions might therefore be deemed unenforceable or usurious under applicable law or public policy.

Risks Associated with One Action Rules

Several states (such as California) have laws that prohibit more than one “judicial action” to enforce a mortgage obligation, and some courts have construed the term “judicial action” broadly. Accordingly, the special servicer will be required to obtain advice of counsel prior to enforcing any of the issuing entity’s rights under any of the mortgage loans that include mortgaged properties where a “one action” rule could be applicable. In the case of a multi-property mortgage loan which is secured by mortgaged properties located in multiple states, the special servicer may be required to foreclose first on properties located in states where “one action” rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure. See “Certain Legal Aspects of Mortgage Loans—Foreclosure”.

State Law Limitations on Assignments of Leases and Rents May Entail Risks

Generally mortgage loans included in an issuing entity secured by mortgaged properties that are subject to leases typically will be secured by an assignment of leases and rents pursuant to which the related borrower (or, with respect to any indemnity deed of trust structure, the related property owner) assigns to the lender its right, title and interest as landlord under the leases of the related mortgaged properties, and the income derived from those leases, as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. Some state laws may require that the lender take possession of the related property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender’s ability to collect the rents may be adversely affected. In particular, with respect to properties that are master leased, state law may provide that the lender will not have a perfected security interest in the underlying rents (even if covered by an assignment of leases and rents), unless there is also a mortgage on the master tenant’s leasehold interest. Such a mortgage is not typically obtained. See “Certain Legal Aspects of Mortgage Loans—Leases and Rents” and “—Foreclosure—Bankruptcy Laws”.

Various Other Laws Could Affect the Exercise of Lender’s Rights

The laws of the jurisdictions in which the mortgaged properties are located (which laws may vary substantially) govern many of the legal aspects of the mortgage loans. These laws may affect the ability to foreclose on, and, in turn the ability to realize value from, the mortgaged properties securing the mortgage loans. For example, state law determines:

●	what proceedings are required for foreclosure;

●	whether the borrower and any foreclosed junior lienors may redeem the property and the conditions under which these rights of redemption may be exercised;

●	whether and to what extent recourse to the borrower is permitted; and

●	what rights junior mortgagees have and whether the amount of fees and interest that lenders may charge is limited.

In addition, the laws of some jurisdictions may render certain provisions of the mortgage loans unenforceable or subject to limitations which may affect lender’s rights under the mortgage loans. Delays in liquidations of defaulted mortgage loans and shortfalls in amounts realized upon liquidation as a result of the application of these laws may create delays and shortfalls in payments to certificateholders and the RR interest owner. For example, Florida statutes render any prohibition on a property owners’ ability to obtain property assessed clean energy (commonly referred to as “PACE”) financing unenforceable. Consequently, we cannot assure you that borrowers owning assets in Florida will not obtain PACE financing notwithstanding any prohibition on such financing set forth in the related mortgage loan documents given that such restrictions are not enforceable in Florida. See also “Certain Legal Aspects of Mortgage Loans”.

Risks of Anticipated Repayment Date Loans

Certain of the mortgage loans provide that, if after a certain date (referred to as the anticipated repayment date) the related borrower has not prepaid the mortgage loan in full, any principal outstanding after that anticipated repayment date will accrue interest at an increased interest rate rather than the stated mortgage loan rate. Generally, from and after the anticipated repayment date, cash flow in excess of that required for debt service, the funding of reserves and certain approved operating expenses with respect to the related mortgaged property will be applied toward the payment of principal (without payment of a yield maintenance charge) of the related mortgage loan until its principal balance has been reduced to zero. Although these provisions may create an incentive for the borrower to repay the mortgage loan in full on its anticipated repayment date, a substantial payment would be required and the borrower has no obligation to do so. While interest at the initial mortgage rate continues to accrue and be payable on a current basis on the mortgage loan after its anticipated repayment date, the payment of excess interest will be deferred and will be required to be paid only after the outstanding principal balance of the related mortgage loan has been paid in full, at which time the excess interest that has been deferred, to the extent actually collected, will be paid to the holders of the Class S certificates and the VRR interest, neither of which are offered by this prospectus. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—ARD Loan”.

The Absence of Lockboxes Entails Risks That Could Adversely Affect Distributions on Your Certificates

Certain of the mortgage loans may not require the related borrower to cause rent and other payments to be made into a lockbox account maintained on behalf of the mortgagee, although some of those mortgage loans do provide for a springing lockbox. If rental payments are not required to be made directly into a lockbox account, there is a risk that the borrower will divert such funds for other purposes. Furthermore, there is no guarantee that a springing lockbox will be able to be implemented in the future as required by the loan documents.

Borrower May Be Unable to Repay Remaining Principal Balance on Maturity Date or Anticipated Repayment Date; Longer Amortization Schedules and Interest-Only Provisions Increase Risk

Mortgage loans with substantial remaining principal balances at their stated maturity date or anticipated repayment date, as applicable, involve greater risk than fully-amortizing mortgage loans because the borrower may be unable to repay the mortgage loan at that time. In addition, fully amortizing mortgage loans which may pay interest on an “actual/360” basis but have fixed monthly payments may, in effect, have a small balloon payment due at maturity or on the related anticipated repayment date.

All of the mortgage loans have amortization schedules that are significantly longer than their respective terms to maturity or anticipated repayment date, as applicable, and many of the mortgage loans require only payments of interest for part or all of their respective terms. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Due Dates; Mortgage Rates; Calculations of Interest”. A longer amortization schedule or an interest-only provision in a mortgage loan will result in a higher amount of principal outstanding under the mortgage loan at any particular time, including at the maturity date or anticipated repayment date, as applicable, of the mortgage loan, than would have otherwise been the case had a shorter amortization schedule been used or had the mortgage loan had a shorter interest-only period or not included an interest-only provision at all. That higher principal amount outstanding could both (i) make it more difficult for the related borrower to make the required balloon payment at maturity or to repay the outstanding principal amount at the anticipated repayment date and (ii) lead to increased losses for the issuing entity either during the loan term or at maturity or at the anticipated repayment date if the mortgage loan becomes a defaulted mortgage loan.

A borrower’s ability to repay a mortgage loan on its stated maturity date or anticipated repayment date, as applicable, typically will depend upon its ability either to refinance the mortgage loan or to sell the mortgaged property at a price sufficient to permit repayment. A borrower’s ability to achieve either of these goals will be affected by a number of factors, including:

●	the availability of, and competition for, credit for commercial, multifamily or manufactured housing community real estate projects, which fluctuate over time;

●	the prevailing interest rates;

●	the net operating income generated by the mortgaged property;

●	the fair market value of the related mortgaged property;

●	the borrower’s equity in the related mortgaged property;

●	significant tenant rollover at the related mortgaged properties (see “—Retail Properties Have Special Risks” and “—Office Properties Have Special Risks” above);

●	the borrower’s financial condition;

●	the operating history and occupancy level of the mortgaged property;

●	reductions in applicable government assistance/rent subsidy programs;

●	the tax laws; and

●	prevailing general and regional economic conditions.

With respect to any mortgage loan that is part of a whole loan, the risks relating to balloon payment obligations are enhanced by the existence and amount of any related companion loan.

None of the sponsors, any party to the pooling and servicing agreement or any other person will be under any obligation to refinance any mortgage loan. However, in order to maximize recoveries on defaulted mortgage loans, the pooling and servicing agreement permits the special servicer (and the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of a non-serviced whole loan may permit the related special servicer) to extend and modify mortgage loans in a manner consistent with the servicing standard, subject to the limitations described under “Pooling and Servicing Agreement—Realization Upon Mortgage Loans” and “—Modifications, Waivers and Amendments”.

Neither the master servicer nor the special servicer will have the ability to extend or modify a non-serviced mortgage loan because such mortgage loan is being serviced by the master servicer or special servicer pursuant to the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of the applicable non-serviced whole loan. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

We cannot assure you that any extension or modification will increase the present value of recoveries in a given case. Whether or not losses are ultimately sustained, any delay in collection of a balloon payment that would otherwise be distributable on your certificates, whether such delay is due to borrower default or to modification of the related mortgage loan, will likely extend the weighted average life of your certificates.

In any event, we cannot assure you that each borrower under a balloon loan will have the ability to repay the principal balance of such mortgage loan on the related maturity date or anticipated repayment date, as applicable.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics”.

Risks Related to Ground Leases and Other Leasehold Interests

With respect to certain mortgaged properties, the encumbered interest will be characterized as a “fee interest” if (i) the borrower has a fee interest in all or substantially all of the mortgaged property (provided that if the borrower has a leasehold interest in any portion of the mortgaged property, such portion is not material to the use or operation of the mortgaged property), or (ii) the mortgage loan is secured by the borrower’s leasehold interest in the mortgaged property as well as the borrower’s (or other fee owner’s) overlapping fee interest in the related mortgaged property.

Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the related borrower’s leasehold were to be terminated upon a lease default, the lender would lose its security in the leasehold interest. Generally, each related ground lease or a lessor estoppel requires the lessor to give the lender notice of the borrower’s defaults under the ground lease and an opportunity to cure them, permits the leasehold interest to be assigned to the lender or the purchaser at a foreclosure sale, in some cases only upon the consent of the lessor, and contains certain other protective provisions typically included in a “mortgageable” ground lease, although not all these protective provisions are included in each case.

Upon the bankruptcy of a lessor or a lessee under a ground lease, the debtor has the right to assume or reject the lease. If a debtor lessor rejects the lease, the lessee has the right pursuant to the Bankruptcy Code to treat such lease as terminated by rejection or remain in possession of its leased premises for the rent otherwise payable under the lease for the remaining term of the ground lease (including renewals) and to offset against such rent any damages incurred due to the landlord’s failure to perform its obligations under the lease. If a debtor lessee/borrower rejects any or all of the lease, the leasehold lender could succeed to the lessee/borrower’s position under the lease only if the lease specifically grants the lender such right. If both the lessor and the lessee/borrower are involved in bankruptcy proceedings, the issuing entity may be unable to enforce the bankrupt lessee/borrower’s pre-

petition agreement to refuse to treat a ground lease rejected by a bankrupt lessor as terminated. In such circumstances, a ground lease could be terminated notwithstanding lender protection provisions contained in the ground lease or in the mortgage.

Some of the ground leases securing the mortgage loans may provide that the ground rent payable under the related ground lease increases during the term of the mortgage loan. These increases may adversely affect the cash flow and net income of the related borrower.

A leasehold lender could lose its security unless (i) the leasehold lender holds a fee mortgage, (ii) the ground lease requires the lessor to enter into a new lease with the leasehold lender upon termination or rejection of the ground lease, or (iii) the bankruptcy court, as a court of equity, allows the leasehold lender to assume the ground lessee’s obligations under the ground lease and succeed to the ground lessee’s position. Although not directly covered by the 1994 amendments to the Bankruptcy Code, such a result would be consistent with the purpose of the 1994 amendments to the Bankruptcy Code granting the holders of leasehold mortgages permitted under the terms of the lease the right to succeed to the position of a leasehold mortgagor. Although consistent with the Bankruptcy Code, such position may not be adopted by the applicable bankruptcy court.

Further, in a decision by the United States Court of Appeals for the Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d 537 (7th Cir. 2003)) the court ruled with respect to an unrecorded lease of real property that where a sale of the fee interest in leased property occurs under the Bankruptcy Code upon the bankruptcy of a landlord, such sale terminates a lessee’s possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to the Bankruptcy Code, a lessee may request the bankruptcy court to prohibit or condition the sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. While there are certain circumstances under which a “free and clear” sale under the Bankruptcy Code would not be authorized (including that the lessee could not be compelled in a legal or equitable proceeding to accept a monetary satisfaction of his possessory interest, and that none of the other conditions of the Bankruptcy Code otherwise permits the sale), we cannot assure you that those circumstances would be present in any proposed sale of a leased premises. As a result, we cannot assure you that, in the event of a sale of leased property pursuant to the Bankruptcy Code, the lessee will be able to maintain possession of the property under the ground lease. In addition, we cannot assure you that the lessee and/or the lender will be able to recoup the full value of the leasehold interest in bankruptcy court. Most of the ground leases contain standard protections typically obtained by securitization lenders. Certain of the ground leases with respect to a mortgage loan included in the issuing entity may not. See also representation and warranty no. 35 in Annex D-1 and the exceptions thereto, if any, in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Except as noted in “Description of the Mortgage Pool—Mortgage Pool Characteristics—Fee & Leasehold Estates; Ground Leases” in this prospectus and/or the exceptions, if any, to representation and warranty no. 35 in Annex D-1 (as indicated in Annex D-2), each of the ground leases has a term that extends at least 20 years beyond the maturity date of the mortgage loan (taking into account all freely exercisable extension options) and contains customary mortgagee protection provisions, including notice and cure rights and the right to enter into a new lease with the applicable ground lessor in the event a ground lease is rejected or terminated.

With respect to certain of the mortgage loans, the related borrower may have given to certain lessors under the related ground lease a right of first refusal in the event a sale is contemplated or an option to purchase all or a portion of the mortgaged property, and these provisions, if not waived, may impede the mortgagee’s ability to sell the related mortgaged property at foreclosure or adversely affect the foreclosure process.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Fee & Leasehold Estates; Ground Leases” and “Certain Legal Aspects of Mortgage Loans—Foreclosure—Bankruptcy Laws”.

Sale-Leaseback Transactions Have Special Risks

Certain mortgaged properties were each the subject of a sale-leaseback transaction in connection with the acquisition of such property (or a portion of such property) by the related borrower or following such acquisition. Each of these mortgaged properties (or a portion thereof) is leased to a tenant, who is the former owner of the mortgaged property or portion thereof, pursuant to a lease. We cannot assure you that any of these tenants will not file for bankruptcy protection.

A bankruptcy with respect to a tenant in a sale-leaseback transaction could result in the related lease being recharacterized as a loan from the borrower to the tenant. If the lease were recharacterized as a loan, the lease would be a deemed loan and the tenant would gain a number of potential benefits in a bankruptcy case. The tenant could retain possession of the mortgaged property during the pendency of its bankruptcy case without having to comply with the ongoing post-petition rent requirements of section 365(d)(3) of the Bankruptcy Code, which requires a tenant to start paying rent within 60 days following the commencement of its bankruptcy case, while deciding whether to assume or reject a lease of nonresidential real property. The tenant desiring to remain in possession of the mortgaged property would not have to assume the lease within 210 days following the commencement of its bankruptcy case pursuant to section 365(d)(4) of the Bankruptcy Code or comply with the conditions precedent to assumption, including curing all defaults, compensating for damages and giving adequate assurance of future performance. To the extent the deemed loan is under-secured, the tenant would be able to limit the secured claim to the then-current value of the mortgaged property and treat the balance as a general unsecured claim. The tenant also might assert that the entire claim on the deemed loan is an unsecured claim. In Liona Corp., Inc. v. PCH Associates (In re PCH Associates), 949 F.2d 585 (2d Cir. 1991), the court considered the effect of recharacterizing a sale-leaseback transaction as a financing rather than a true lease. The court held that the landlord’s record title to the leased property should be treated as an equitable mortgage securing the deemed loan. Under the reasoning of that case, if a lease were recharacterized as a loan, the related borrower would have a claim against the tenant secured by an equitable mortgage. Here, that secured claim has been collaterally assigned to the mortgagees. However, the legal authority considering the effects of such a recharacterization is limited, and we cannot assure you that a bankruptcy court would follow the reasoning of the PCH Associates case.

There is also a risk that a tenant that files for bankruptcy protection may reject the related lease. Pursuant to section 502(b)(6) of the Bankruptcy Code, a lessor’s damages for lease rejection are limited to the amount owed for the unpaid rent reserved under the lease for the periods prior to the bankruptcy petition (or earlier surrender of the leased premises) which are unrelated to the rejection, plus the greater of one year’s rent or 15% of the remaining rent reserved under the lease (but not to exceed three years’ rent).

It is likely that each lease constitutes an “unexpired lease” for purposes of the Bankruptcy Code. Federal bankruptcy law provides generally that rights and obligations under an unexpired lease of a debtor may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely on the basis of a provision in such lease providing for the termination or modification of such rights or obligations upon the filing of a bankruptcy petition or the occurrence of certain other similar events. This prohibition on so called “ipso facto clauses” could limit the ability of a borrower to exercise certain contractual remedies with respect to a lease. In addition, the Bankruptcy Code provides that a trustee in bankruptcy or debtor in possession may, subject to approval of the court, (a) assume an unexpired lease and (i) retain it or (ii) unless applicable law excuses a party other than the debtor from accepting performance from or rendering performance to an entity other than the debtor, assign it to a third party (notwithstanding any other restrictions or prohibitions on assignment) or (b) reject such contract. In a bankruptcy case of a tenant, if the lease were to be assumed, the trustee in bankruptcy on behalf of the tenant, or the tenant as debtor in possession, or the assignee, if applicable, must cure any defaults under the lease, compensate the related borrower for its losses and provide such borrower with “adequate assurance” of future performance. Such remedies may be insufficient, however, as the borrower may be forced to continue under the lease with a tenant that is a poor credit risk or an unfamiliar tenant if the lease was assigned (if applicable state law does not otherwise prevent such an assignment), and any assurances provided to the borrower may, in fact, be inadequate. If the lease is rejected, such rejection generally constitutes a breach of the lease immediately before the date of the filing of the petition. As a consequence, the borrower would have only an unsecured claim against the tenant for damages resulting from such breach, which could adversely affect the security for the certificates.

Furthermore, there is likely to be a period of time between the date upon which a tenant files a bankruptcy petition and the date upon which the lease is assumed or rejected. Although the tenant is obligated to make all lease payments within 60 days following the commencement of the bankruptcy case, there is a risk that such payments will not be made due to the tenant’s poor financial condition. If the lease is rejected, the lessor will be treated as an unsecured creditor with respect to its claim for damages for termination of the lease and the borrower must re-let the mortgaged property before the flow of lease payments will recommence. In addition, pursuant to section 502(b)(6) of the Bankruptcy Code, a lessor’s damages for lease rejection are limited to the amount owed for the unpaid rent reserved under the lease for the periods prior to the bankruptcy petition (or earlier surrender of the leased premises) which are unrelated to the rejection, plus the greater of one year’s rent or 15% of the remaining rent reserved under the lease (but not to exceed three years’ rent).

As discussed above, bankruptcy courts, in the exercise of their equitable powers, have the authority to recharacterize a lease as a financing. We cannot assure you such recharacterization would not occur with respect to the mortgage loans as to which the related mortgaged properties were the subject of sale-leaseback transactions.

The application of any of these doctrines to any one of the sale-leaseback transactions could result in substantial, direct and material impairment of the rights of the certificateholders.

Risks Relating to Shari’ah Compliant Loans

Certain of the mortgage loans may be structured to comply with Islamic law (Shari’ah). The related borrower, which is a non-Shari’ah compliant party, holds the fee interest in the mortgaged property and is owned by a U.S. division of the borrower sponsor. The related borrower has master leased the related mortgaged property to a master lessee, which is directly or indirectly owned in whole or in part by certain investors of the Islamic faith. The rent payable pursuant to the applicable master lease is intended to cover the debt service payments required under the related mortgage loan, as well as (in some cases) reserve payments and any other sums due under the mortgage loan. By its terms, the master lease is expressly subordinate to the related mortgage loan.

There is a risk that in a bankruptcy case of a master lessee, the master lease could be recharacterized as a financing lease in connection with an acquisition of the mortgaged property by the master lessee. If such recharacterization occurred, the master lessee could be deemed to own the fee interest in the related mortgaged property and the master lease would be viewed as a loan. In Shari’ah compliant mortgage loans, the master lessee typically does not grant a leasehold mortgage to the lender. Therefore, there is a risk that if the master lease were recharacterized as a financing lease, the lender could lose its mortgage on the property. To mitigate the effect of such recharacterization, (i) each master lessee has been formed and is obligated to continue as a single purpose entity, (ii) a bankruptcy by a master lessee is a “bad act” that would trigger guarantor liability under the recourse carveout guaranty for the related mortgage loan, (iii) the master lease is expressly subordinate to the related mortgage loan, and (iv) title insurance was obtained insuring that the related borrower is the fee owner of the related mortgaged property.

Increases in Real Estate Taxes May Reduce Available Funds

Certain of the mortgaged properties securing the mortgage loans have or may in the future have the benefit of reduced real estate taxes in connection with a local government “payment in lieu of taxes” program or other tax abatement arrangements. Upon expiration of such program or if such programs were otherwise terminated, the related borrower would be required to pay higher, and in some cases substantially higher, real estate taxes. Prior to expiration of such program, the tax benefit to the mortgaged property may decrease throughout the term of the expiration date until the expiration of such program. An increase in real estate taxes may impact the ability of the borrower to pay debt service on the mortgage loan.

See “Description of the Mortgage Pool—Real Estate and Other Tax Considerations” for descriptions of real estate tax matters relating to certain mortgaged properties.

Risks Relating to Tax Credits

With respect to certain mortgage loans secured by multifamily properties, the related property owners may be entitled to receive low income housing tax credits pursuant to Section 42 of the Internal Revenue Code of 1986, as amended, which provides a tax credit from the state tax credit allocating agency to owners of multifamily rental properties meeting the definition of low income housing. The total amount of tax credits to which a property owner is entitled is generally based upon the percentage of total units made available to qualified tenants. The owners of the mortgaged properties subject to the tax credit provisions may use the tax credits to offset income tax that they may otherwise owe, and the tax credits may be shared among the equity owners of the project. In general, the tax credits on the applicable mortgage loans will be allocated to equity investors in the borrower.

The tax credit provisions limit the gross rent for each low income unit. Under the tax credit provisions, a property owner must comply with the tenant income restrictions and rental restrictions over a minimum 15 year compliance period, although the property owner may take the tax credits on an accelerated basis over a 10 year period. In the event a multifamily rental property does not maintain compliance with the tax credit restrictions on tenant income or rental rates or otherwise satisfy the tax credit provisions of the Internal Revenue Code of 1986, as amended, the property owner may suffer a reduction in the amount of available tax credits and/or face the recapture of all or part of the tax credits related to the period of noncompliance and face the partial recapture of previously taken tax credits. The loss of tax credits, and the possibility of recapture of tax credits already taken, may provide significant incentive for the property owner to keep the related multifamily rental property in compliance with these tax credit restrictions, which may limit the income derived from the related property.

If the issuing entity were to foreclose on such a property it would be unable to take advantage of the tax credits, but could sell the property with the right to the remaining credits to a tax paying investor. Any subsequent property owner would continue to be subject to rent limitations unless an election was made to terminate the tax credits, in which case the property could be operated as a market rate property after the expiration of three years. The limitations on rent and on the ability of potential buyers to take advantage of the tax credits may limit the issuing entity’s recovery on that property.

State and Local Mortgage Recording Taxes May Apply Upon a Foreclosure or Deed-in-Lieu of Foreclosure and Reduce Net Proceeds

Many jurisdictions impose recording taxes on mortgages which, if not paid at the time of the recording of the mortgage, may impair the ability of the lender to foreclose the mortgage. Such taxes, interest, and penalties could be significant in amount and would, if imposed, reduce the net proceeds realized by the issuing entity in liquidating the real property securing the related mortgage loan.

Risks Related to Conflicts of Interest

Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned With Your Interests

The originators, the sponsors and their affiliates (including certain of the underwriters) expect to derive ancillary benefits from this offering and their respective incentives may not be aligned with those of purchasers of the offered certificates. The sponsors originated or purchased the mortgage loans in order to securitize the mortgage loans by means of a transaction such as the offering of the offered certificates. The sponsors will sell the mortgage loans to the depositor (an affiliate of (i) Barclays Capital Real Estate Inc., one of the sponsors and originators, (ii) Barclays Bank PLC, the expected holder of a portion of the VRR interest (as a “majority-owned affiliate” of Barclays Capital Real Estate Inc.) and one of the expected initial risk retention consultation parties and (iii) Barclays Capital Inc., one of the underwriters) on the closing date in exchange for cash, derived from the sale of the offered certificates to investors and/or in exchange for offered certificates. A completed offering would reduce the originators’ exposure to the mortgage loans. The originators made the mortgage loans with a view toward securitizing them and distributing the exposure by means of a transaction such as this offering of offered certificates. In addition, certain mortgaged properties may have tenants that are affiliated with the related originator. See “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases”. This offering of offered certificates will effectively transfer the originators’ exposure to the mortgage loans to purchasers of the offered certificates.

The originators, the sponsors and their affiliates expect to receive various benefits, including compensation, commissions, payments, rebates, remuneration and business opportunities, in connection with or as a result of this offering of offered certificates and their interests in the mortgage loans. The sponsors and their affiliates will effectively receive compensation, and may record a profit, in an amount based on, among other things, the amount of proceeds (net of transaction expenses) received from the sale of the offered certificates to investors relative to their investment in the mortgage loans. The benefits to the originators, the sponsors and their affiliates arising from the decision to securitize the mortgage loans may be greater than they would have been had other assets been selected.

Furthermore, the sponsors and/or their affiliates may benefit from a completed offering of the offered certificates because the offering would establish a market precedent and a valuation data point for securities similar to the offered certificates, thus enhancing the ability of the sponsors and their affiliates to conduct similar offerings in the future and permitting them to adjust the fair value of the mortgage loans or other similar assets or securities held on their balance sheet, including increasing the carrying value or avoiding decreasing the carrying value of some or all of such similar positions.

In some cases, the originators, the sponsors or their affiliates are the holders of the mezzanine loans, subordinate loans, unsecured loans and/or companion loans related to their mortgage loans. The originators, the sponsors and/or their respective affiliates may retain existing mezzanine loans, subordinate loans, unsecured loans and/or companion loans or originate future permitted mezzanine indebtedness, subordinate indebtedness or unsecured indebtedness with respect to the mortgage loans. These transactions may cause the originators, the sponsors and their affiliates or their clients or counterparties who purchase the mezzanine loans, subordinate loans, unsecured loans and/or companion loans, as applicable, to have economic interests and incentives that do not align with, and that may be directly contrary to, those of an investor in the offered certificates. In addition, these transactions or actions taken to maintain, adjust or unwind any positions in the future, may, individually or in the aggregate, have a material effect on the market for the offered certificates (if any), including adversely affecting the value of the offered certificates, particularly in illiquid markets. The originators, the sponsors and their affiliates will have no obligation to take, refrain from taking or cease taking any action with respect to such companion loans or any existing or future mezzanine loans, subordinate loans and/or unsecured loans, based on the potential effect on an investor in the offered certificates, and may receive substantial returns from these transactions. In addition, the originators, the sponsors or any of their respective affiliates may benefit from certain relationships, including financial dealings, with any borrower, any non-recourse carveout guarantor or any of their respective affiliates, aside from the origination of mortgage loans or contribution of mortgage loans into this securitization. Conflicts may also arise because the sponsors and their respective affiliates intend to continue to actively acquire, develop, operate, finance and dispose of real estate-related assets in the ordinary course of their businesses. During the course of their business activities, the sponsors and their respective affiliates may acquire, sell or lease properties, or finance loans secured by properties, which may include the properties securing the mortgage loans or properties that are in the same markets as the mortgaged properties. Such other properties, similar to other third-party owned real estate, may compete with the mortgaged properties for existing and potential tenants. The sponsors may also, from time to time, be among the tenants at the mortgaged properties, and they should be expected to make occupancy-related decisions based on their self-interest and not that of the issuing entity. We cannot assure you that the activities of these parties with respect to such other properties will not adversely impact the performance of the mortgaged properties.

In addition, certain of the mortgage loans included in the issuing entity may have been refinancings of debt previously held by a sponsor, an originator or one of their respective affiliates, or a sponsor, an originator or one of their respective affiliates may have or have had equity investments in the borrowers or mortgaged properties under certain of the mortgage loans included in the issuing entity. Each of the sponsors, the originators and their respective affiliates have made and/or may make loans to, or equity investments in, affiliates of the borrowers under the related mortgage loans. In the circumstances described above, the interests of the sponsors, the originators and their respective affiliates may differ from, and compete with, the interests of the issuing entity.

In addition, each of (i) Barclays Bank PLC (as a “majority-owned affiliate” of Barclays Capital Real Estate Inc.), (ii) Bank of Montreal and (iii) KeyBank National Association is expected to hold a portion of the VRR Interest as described in “Credit Risk Retention” and is (or is affiliated with the entities) expected to be appointed as one of the initial risk retention consultation parties. Each risk retention consultation party may, in certain circumstances and on a strictly non-binding basis, consult with the special servicer and recommend that the special servicer take actions that conflict with the interests of holders of certain classes of the certificates. However, the special servicer is not required to follow any such recommendations or take directions from any risk retention consultation party and is not permitted to take actions that are prohibited by law or that violate the servicing standard or the terms of the mortgage loan documents. The risk retention consultation parties and the VRR interest owners by whom they are appointed may have interests that are in conflict with those of certain other certificateholders, in particular if any risk retention consultation party or such VRR interest owner holds companion loan securities, or has financial interests in or other financial dealings (as a lender or otherwise) with a borrower or an affiliate of a borrower under any of the mortgage loans. In order to minimize the effect of certain of these conflicts of interest, for so long as, with respect to any mortgage loan, any related borrower party is a risk retention consultation party or VRR interest owner by whom such risk retention consultation party was appointed (any such mortgage loan referred to in this context as an “excluded loan” as to such party), then such risk retention consultation party will not have consultation rights solely with respect to any such excluded loan. See “Credit Risk Retention”.

In addition, for so long as Barclays Bank PLC (as a “majority-owned affiliate” of Barclays Capital Real Estate Inc.), Bank of Montreal or KeyBank National Association (in each case as a VRR interest owner or a risk retention consultation party) is a borrower party with respect to any mortgage loan or whole loan, such party will be required to certify that it will not directly or indirectly provide any information related to any such mortgage loan or whole loan to the related borrower party, its employees, personnel or affiliates involved in the management of any investment in the related borrower party or the related mortgaged property or, to its actual knowledge, any non-affiliate that holds a direct or indirect ownership interest in the related borrower party, and will maintain sufficient internal controls and appropriate policies and procedures in place in order to comply with those obligations. Notwithstanding those restrictions, there can be no assurance that the related borrower party will not obtain sensitive information related to the strategy of any contemplated workout or liquidation related to any such mortgage loan or whole loan. Notwithstanding such restriction, there can be no assurance that any of Barclays Bank PLC (as a “majority-owned affiliate” of Barclays Capital Real Estate Inc.), Bank of Montreal or KeyBank National Association as holder of a portion of the VRR interest or a risk retention consultation party will not obtain sensitive information related to the strategy of any contemplated workout or liquidation related to any such mortgage loan or whole loan or otherwise seek to exert its influence over the special servicer in the event such mortgage loan or whole loan becomes subject to a workout or liquidation. See “Description of the Certificates—Reports to Certificateholders and the RR Interest Owner; Certain Available Information”.

In addition, Starwood Mortgage Capital LLC, a sponsor, mortgage loan seller and originator, is an affiliate of LNR Partners, LLC, the special servicer under the BBCMS 2021-C12 pooling and servicing agreement, which governs the servicing of the 1100 & 820 First NE Whole Loan and the AMF Portfolio Whole Loan, and is anticipated to be the special servicer under the MSC 2022-L8 pooling and servicing agreement, which is anticipated to govern the servicing of the Visions Hotel Portfolio III Whole Loan.

Further, various originators, sponsors and their respective affiliates are acting in multiple capacities in or with respect to this transaction, which may include, without limitation, acting as one or more transaction parties or a subcontractor or vendor of such party, participating in or contracting for interim servicing and/or custodial services with certain transaction parties, providing warehouse financing to, or receiving warehouse financing from, certain other originators or sponsors prior to transfer of the related mortgage loans to the issuing entity, and/or conducting due diligence on behalf of an investor with respect to the mortgage loans prior to their transfer to the issuing entity.

Each of these relationships may create a conflict of interest. For a description of certain of the foregoing relationships and arrangements that exist among the parties to this securitization, see “Certain Affiliations, Relationships And Related Transactions Involving Transaction Parties” and “Transaction Parties”.

These roles and other potential relationships may give rise to conflicts of interest as described in “—Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests”, “—Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans” and “—Other Potential Conflicts of Interest May Affect Your Investment” below. Each of the foregoing relationships and related interests should be considered carefully by you before you invest in any offered certificates.

Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests

The activities and interests of the underwriters and their respective affiliates (collectively, the “Underwriter Entities”) will not align with, and may in fact be directly contrary to, those of the certificateholders. The Underwriter Entities are each part of separate global investment banking, securities and investment management firms that provide a wide range of financial services to a substantial and diversified client base that includes corporations, financial institutions, governments and high-net-worth individuals. As such, they actively make markets in and trade financial instruments for their own account and for the accounts of customers. These financial instruments include debt and equity securities, currencies, commodities, bank loans, indices, baskets and other products. The Underwriter Entities’ activities include, among other things, executing large block trades and taking long and short positions directly and indirectly, through derivative instruments or otherwise. The securities and instruments in which the Underwriter Entities take positions, or expect to take positions, include loans similar to the mortgage loans, securities and instruments similar to the offered certificates and other securities and instruments. Market making is an activity where the Underwriter Entities buy and sell on behalf of customers, or for their own account, to satisfy the expected demand of customers. By its nature, market making involves facilitating transactions among market participants that have differing views of securities and instruments. Any short positions taken by the Underwriter Entities and/or their clients through marketing or otherwise will increase in value if the related securities or other instruments decrease in value, while positions taken by the Underwriter Entities and/or their clients in credit derivative or other derivative transactions with other parties, pursuant to which the Underwriter Entities and/or their clients sell or buy credit protection with respect to one or more classes of the offered certificates, may increase in value if the offered certificates default, are expected to default, or decrease in value.

The Underwriter Entities and their clients acting through them may execute such transactions, modify or terminate such derivative positions and otherwise act with respect to such transactions, and may exercise or enforce, or refrain from exercising or enforcing, any or all of their rights and powers in connection therewith, without regard to whether any such action might have an adverse effect on the offered certificates or the certificateholders. Additionally, none of the Underwriter Entities will have any obligation to disclose any of these securities or derivatives transactions to you in your capacity as a certificateholder. As a result, you should expect that the Underwriter Entities will take positions that are inconsistent with, or adverse to, the investment objectives of investors in the offered certificates.

As a result of the Underwriter Entities’ various financial market activities, including acting as a research provider, investment advisor, market maker or principal investor, you should expect that personnel in various businesses throughout the Underwriter Entities will have and express research or investment views and make recommendations that are inconsistent with, or adverse to, the objectives of investors in the offered certificates.

If an Underwriter Entity becomes a holder of any of the certificates, through market-making activity or otherwise, any actions that it takes in its capacity as a certificateholder, including voting, providing consents or otherwise will not necessarily be aligned with the interests of other holders of the same class or other classes of the certificates. Each expected VRR interest owner and the parties expected to be designated to consult with the special servicer on its behalf as a risk retention consultation party is each an Underwriter Entity. There can be no assurance that any actions that these parties take in these capacities will necessarily be aligned with the interests of the holders of any class of certificates. To the extent an Underwriter Entity makes a market in the certificates (which it is under no obligation to do), it would expect to receive income from the spreads between its bid and offer prices for the certificates. The price at which an Underwriter Entity may be willing to purchase certificates, if it makes a market, will depend on market conditions and other relevant factors and may be significantly lower than the issue price for the certificates and significantly lower than the price at which it may be willing to sell certificates.

In addition, none of the Underwriter Entities will have any obligation to monitor the performance of the certificates or the actions of the parties to the pooling and servicing agreement and will have no authority to advise any party to the pooling and servicing agreement or to direct their actions.

Furthermore, each Underwriter Entity expects that a completed offering will enhance its ability to assist clients and counterparties in the transaction or in related transactions (including assisting clients in additional purchases and sales of the certificates and hedging transactions). The Underwriter Entities expect to derive fees and other revenues from these transactions. In addition, participating in a successful offering and providing related services to clients may enhance the Underwriter Entities’ relationships with various parties, facilitate additional business development, and enable them to obtain additional business and generate additional revenue.

Further, certain Underwriter Entities and their respective affiliates are acting in multiple capacities in or with respect to this transaction, which may include, without limitation, acting as one or more transaction parties or a subcontractor or vendor of such party, participating in or contracting for interim servicing and/or custodial services with certain transaction parties, providing warehouse financing to, or receiving warehouse financing from, certain other originators or sponsors prior to transfer of the related mortgage loans to the issuing entity, and/or conducting due diligence on behalf of an investor with respect to the mortgage loans prior to their transfer to the issuing entity.

For a description of certain of the foregoing and additional relationships and arrangements that exist among the parties to this securitization, see “Transaction Parties—The Sponsors and Mortgage Loan Sellers” and “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Potential Conflicts of Interest of the Master Servicer and the Special Servicer

The pooling and servicing agreement provides that the mortgage loans serviced thereunder are required to be administered in accordance with the servicing standard without regard to ownership of any certificate by the master servicer, the special servicer or any of their respective affiliates. See “Pooling and Servicing Agreement—Servicing Standard”. The trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of a non-serviced whole loan provides that such non-serviced whole loan is required to be administered in accordance with a servicing standard that is substantially similar in all material respects but not necessarily identical to the servicing standard set forth in the pooling and servicing agreement. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Notwithstanding the foregoing, the master servicer, each sub-servicer and the special servicer or any of their respective affiliates and, as it relates to servicing and administration of a non-serviced mortgage loan, the master servicer, sub-servicer, special servicer or any of their respective affiliates under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of a non-serviced whole loan, may have interests when dealing with the mortgage loans that are in conflict with those of holders of the certificates, especially if the master servicer, sub-servicer, special servicer or any of their respective affiliates holds certificates or securities relating to any applicable companion loan, or has financial interests in or financial dealings with a borrower or a borrower sponsor.

Furthermore, nothing in the pooling and servicing agreement or otherwise will prohibit the master servicer or special servicer or an affiliate thereof from soliciting the refinancing of any of the mortgage loans. In the event that the master servicer or special servicer or an affiliate thereof refinances any of the mortgage loans included in the mortgage pool, an earlier than expected payoff of any such mortgage loan could occur, which would result in a prepayment, which such prepayment could have an adverse effect on the yield of the certificates. See “—Other Risks Relating to the Certificates—Your Yield May Be Affected by Defaults, Prepayments and Other Factors” in this prospectus.

In order to minimize the effect of certain of these conflicts of interest as they relate to the special servicer, for so long as the special servicer obtains knowledge that it has become a borrower party with respect to a mortgage loan (each such mortgage loan referred to herein as an “excluded special servicer loan”), the special servicer will be required to resign as special servicer with respect to that mortgage loan and, prior to the occurrence of a control termination event under the pooling and servicing agreement, the directing certificateholder will be required to select a separate special servicer that is not a borrower party (referred to herein as an “excluded special servicer”) with respect to any excluded special servicer loan, unless such excluded special servicer loan is also an excluded loan with respect to the directing certificateholder. After the occurrence and during the continuance of a control termination event or at any time the applicable excluded special servicer loan is also an excluded loan with respect to the directing certificateholder, the resigning special servicer will be required to use commercially reasonable efforts to appoint the excluded special servicer. See “Pooling and Servicing Agreement—Replacement of the Special Servicer Without Cause”. Any excluded special servicer will be required to perform all of the obligations of the special servicer with respect to such excluded special servicer loan and will be entitled to all special servicing compensation with respect to such excluded special servicer loan earned during such time as the related mortgage loan is an excluded special servicer loan. While the special servicer will have the same access to information related to the excluded special servicer loan as it does with respect to the other mortgage loans, the special servicer will covenant in the pooling and servicing agreement that it will not directly or indirectly provide any information related to any excluded special servicer loan to the related borrower party, any of the special servicer’s employees or personnel or any of its affiliates involved in the management of any investment in the related borrower party or the related mortgaged property or, to its actual knowledge, any non-affiliate that holds a direct or indirect ownership interest in the related borrower party, and will maintain sufficient internal controls and appropriate policies and procedures in place in order to comply with those obligations. Notwithstanding those restrictions, there can be no assurance that the related borrower party will not obtain sensitive information related to the strategy of any contemplated workout or liquidation related to an excluded special servicer loan.

Each of these relationships may create a conflict of interest. For instance, if the special servicer or its affiliate holds a subordinate class of certificates, the special servicer might seek to reduce the potential for losses allocable to those certificates from the mortgage loans by deferring acceleration in hope of maximizing future proceeds. However, that action could result in less proceeds to the issuing entity than would be realized if earlier action had been taken. The initial special servicer is an affiliate of the entity that is expected to be the holder of the “eligible horizontal residual interest” and the entities that are expected to purchase the Class F, Class X-F, Class G-RR and Class H-RR certificates, and will receive the Class S certificates. In addition, no servicer is required to act in a manner more favorable to the offered certificates or any particular class of certificates than to the BBCMS 2022-C15 non-offered certificates or the RR interest owner. In addition, in some cases, the master servicer or special servicer or their respective affiliates may be the holder of a mezzanine or subordinate loan related to a mortgage loan in the mortgage pool. Any such interest in a mezzanine or subordinate loan may result in economic interests and incentives that do not align with, and that may be directly contrary to, those of an investor in the offered certificates. In addition, these transactions or actions taken to maintain, adjust or unwind any positions in the future may, individually or in the aggregate, have a material effect on the market for the offered certificates (if any), including adversely affecting the value of the offered certificates, particularly in illiquid markets. In any such instance, neither the master servicer nor the special servicer will have any obligation to take, refrain from taking or cease taking any action with respect to any existing or future mezzanine or subordinate loans based on the potential effect on an investor in the offered certificates, and may receive substantial returns from these transactions.

Each of the master servicer and the special servicer is expected to continue to service, in the ordinary course of their respective businesses, existing and new mortgage loans for third parties, including portfolios of mortgage loans similar to the mortgage loans. The real properties securing these other mortgage loans may be in the same markets as, and compete with, certain of the mortgaged properties securing the mortgage loans. Consequently, personnel of the master servicer or the special servicer, as applicable, may perform services, on behalf of the issuing entity, with respect to the mortgage loans at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans. In addition, the mortgage loan sellers will determine who will service mortgage loans that the mortgage loan sellers originate in the future, and that determination may be influenced by the mortgage loan seller’s opinion of servicing decisions made by the master servicer or the special servicer under the pooling and servicing agreement including, among other things, the manner in which the master servicer or special servicer enforces breaches of representations and warranties against the related mortgage loan seller. This may pose inherent conflicts for the master servicer or special servicer.

The special servicer may enter into one or more arrangements with the directing certificateholder, a controlling class certificateholder, other certificateholders (or an affiliate or a third party representative of one or more of the preceding parties) or a serviced companion loan holder to provide for a discount and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, the special servicer’s appointment (or continuance) as special servicer under the pooling and servicing agreement and/or the related intercreditor agreement and limitations on the right of such person to replace the special servicer. See “—Other Potential Conflicts of Interest May Affect Your Investment” below.

Although the master servicer and special servicer will be required to service and administer the mortgage loan pool in accordance with the servicing standard and, accordingly, without regard to their rights to receive compensation under the pooling and servicing agreement and without regard to any potential obligation to repurchase or substitute a mortgage loan if the master servicer or special servicer is a mortgage loan seller, the possibility of receiving additional servicing compensation in the nature of assumption and modification fees, the continuation of receiving fees to service or specially service a mortgage loan, or the desire to avoid a repurchase demand resulting from a breach of a representation and warranty or material document default may under certain circumstances provide the master servicer or the special servicer, as the case may be, with an economic disincentive to comply with this standard.

Rialto Capital Advisors, LLC assisted RREF IV-D AIV RR, LLC (or its affiliate), which entity is expected to purchase the Class G-RR and Class H-RR certificates and is expected to be appointed as the initial directing certificateholder, with due diligence relating to the mortgage loans to be included in the mortgage pool.

It is expected that RREF IV-D AIV RR, LLC or another affiliate of Rialto Capital Advisors, LLC will be the initial directing certificateholder (other than with respect to (i) any non-serviced mortgage loan or (ii) any excluded loan as to the directing certificateholder). Rialto Capital Advisors, LLC, is expected to be appointed by RREF IV-D AIV RR, LLC (or another affiliate of Rialto Capital Advisors, LLC) to act as the special servicer.

Rialto Capital Advisors, LLC, the expected special servicer under the pooling and servicing agreement, is an affiliate of (i)  RREF IV-D AIV RR, LLC, the entity that is expected to be the holder of the “eligible horizontal residual interest” and the initial controlling class certificateholder and be appointed as the initial directing certificateholder, (ii) RREF IV Debt AIV, LP, which will receive the Class S certificates, and (iii) Rialto Real Estate Fund IV – Debt, LP, which entity is expected to purchase the Class F and Class X-F certificates.

Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Potential Conflicts of Interest of the Operating Advisor

Pentalpha Surveillance LLC has been appointed as the initial operating advisor with respect to all of the mortgage loans other than any non-serviced mortgage loan. See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer”. In the normal course of conducting its business, the initial operating advisor and its affiliates may have rendered services to, performed surveillance of, provided valuation services to, and negotiated with, numerous parties engaged in activities related to structured finance and commercial mortgage securitization. These parties may have included institutional investors, the depositor, the sponsors, the mortgage loan sellers, the originators, the certificate administrator, the trustee, the master servicer, the special servicer, the directing certificateholder, the risk retention consultation parties, mortgaged property owners and their vendors or affiliates of any of those parties. In the normal course of business, Pentalpha Surveillance LLC and its affiliates are hired by trustees and other transaction parties to perform valuation services with respect to properties that may have mortgages attached. Each of these relationships, to the extent they exist, may continue in the future and may involve a conflict of interest with respect to the initial operating advisor’s duties as operating advisor. We cannot assure you that the existence of these relationships and other relationships in the future will not impact the manner in which the initial operating advisor performs its duties under the pooling and servicing agreement.

Additionally, Pentalpha Surveillance LLC or its affiliates may have duties with respect to existing and new mortgage loans for itself, its affiliates or third parties, including portfolios of mortgage loans similar to the mortgage loans that will be included in the issuing entity. These other mortgage loans and the related mortgaged properties may be in the same markets as, or have owners, obligors or property managers in common with, one or more of the mortgage loans that will be included in the issuing entity. Consequently, personnel of Pentalpha Surveillance LLC may perform services, on behalf of the issuing entity, with respect to the mortgage loans included in the issuing entity at the same time as they are performing services with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans included in the issuing entity. This may pose inherent conflicts for Pentalpha Surveillance LLC. Although the operating advisor is required to consider the servicing standard in connection with its activities under the pooling and servicing agreement, the operating advisor will not itself be bound by the servicing standard.

In addition, the operating advisor and its affiliates may acquire or have interests that are in conflict with those of certificateholders and the RR interest owner if the operating advisor or any of its affiliates has financial interests in or financial dealings with a borrower, a parent or a sponsor of a borrower, a servicer or any of their affiliates. Each of these relationships may also create a conflict of interest.

Potential Conflicts of Interest of the Asset Representations Reviewer

Pentalpha Surveillance LLC has been appointed as the initial asset representations reviewer with respect to all of the mortgage loans. See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer”. In the normal course of conducting its business, the initial asset representations reviewer and its affiliates have rendered services to, performed surveillance of, provided valuation services to, and negotiated with, numerous parties engaged in activities related to structured finance and commercial mortgage securitization. These parties may have included institutional investors, the depositor, the sponsors, the mortgage loan sellers, the originators, the certificate administrator, the trustee, the master servicer, the special servicer or the directing certificateholder, the risk retention consultation parties, collateral property owners and their vendors or affiliates of any of those parties. Each of these relationships, to the extent they exist, may continue in the future and may involve a conflict of interest with respect to the initial asset representations reviewer’s duties as asset representations reviewer. We cannot assure you that the existence of these relationships and other relationships in the future will not impact the manner in which the initial asset representations reviewer performs its duties under the pooling and servicing agreement.

Additionally, Pentalpha Surveillance LLC or its affiliates may have duties with respect to existing and new mortgage loans for itself, its affiliates or third parties, including portfolios of mortgage loans similar to the mortgage loans that will be included in the issuing entity. These other mortgage loans and the related mortgaged properties may be in the same markets as, or have owners, obligors or property managers in common with, one or more of the mortgage loans that will be included in the issuing entity. Consequently, personnel of Pentalpha Surveillance LLC may perform services, on behalf of the issuing entity, with respect to the mortgage loans included in the issuing entity at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans included in the issuing entity. This may pose inherent conflicts for Pentalpha Surveillance LLC.

In addition, the asset representations reviewer and its affiliates may acquire or have interests that are in conflict with those of certificateholders and the RR interest owner if the asset representations reviewer or any of its affiliates has financial interests in or financial dealings with a borrower, a parent or a sponsor of a borrower, a servicer or any of their affiliates. Each of these relationships may also create a conflict of interest.

Potential Conflicts of Interest of the Directing Certificateholder and the Companion Holders

It is expected that RREF IV-D AIV RR, LLC or another affiliate of Rialto Capital Advisors, LLC will be appointed as the initial directing certificateholder (other than with respect to (i) any non-serviced mortgage loan or (ii) any excluded loan as to the directing certificateholder). The special servicer may, (i) at the direction of the directing certificateholder (for so long as a control termination event does not exist and, at all times, other than with respect to any excluded loan), take actions with respect to the specially serviced loans that could adversely affect the holders of some or all of the classes of certificates. The directing certificateholder will be controlled by the controlling class certificateholders.

The controlling class certificateholders and the holder of any companion loan or securities backed by such companion loan may have interests in conflict with those of the other certificateholders and the RR interest owner. As a result, it is possible that (i) the directing certificateholder on behalf of the controlling class certificateholders (for so long as a control termination event does not exist and, at all times, other than with respect to any excluded loan or non-serviced whole loan) or (ii) the directing certificateholder (or equivalent entity) under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of a non-serviced whole loan (or, if applicable, a controlling noteholder), may direct the special servicer under the pooling and servicing agreement or the special servicer under such trust and servicing agreement or pooling and servicing agreement, as applicable, relating to the securitization transaction governing the servicing of such non-serviced whole loan, as the case may be, to take actions that conflict with the interests of holders of certain classes of the certificates or the interests of the RR interest owner.

The table titled “Non-Serviced Whole Loans” under “Summary of Terms—The Mortgage Pool” provides the identity of the initial directing certificateholder (or equivalent entity) for each non-serviced whole loan, the expected securitization trust or other entity holding the controlling note in such non-serviced whole loan and the trust and servicing agreement or pooling and servicing agreement, as applicable, under which it is expected to be serviced.

The controlling noteholder or directing certificateholder for each non-serviced whole loan has certain consent and/or consultation rights with respect to the related non-serviced whole loan under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of that non-serviced whole loan. Such controlling noteholder or directing certificateholder does not have any duties to the holders of any class of certificates and may have similar conflicts of interest with the holders of other certificates backed by the companion loans. As a result, it is possible that a controlling noteholder of a non-serviced whole loan (solely with respect to the related non-serviced whole loan) may advise a non-serviced special servicer to take actions that conflict with the interests of holders of certain classes of the certificates. However, such non-serviced special servicer is not permitted to take actions that are prohibited by law or that violate its servicing standard or the terms of the related mortgage loan documents. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”. In addition, except as limited by certain conditions described under “Description of the Mortgage Pool—The Whole Loans”, a non-serviced special servicer may be replaced by the related directing certificateholder or controlling noteholder for cause at any time and without cause for so long as a control termination event (or its equivalent) does not exist. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” and “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”.

With respect to serviced whole loans, the special servicer, upon strictly non-binding consultation with a serviced companion loan holder or its representative, may take actions with respect to the related serviced whole loan that could adversely affect the holders of some or all of the classes of certificates or the RR interest, to the extent described under “Description of the Mortgage Pool—The Whole Loans”. In connection with a pari passu whole loan serviced under the pooling and servicing agreement for this securitization, a serviced companion loan holder does not have any duties to the holders of any class of certificates or the RR interest, and it may have interests in conflict with those of the certificateholders and the RR interest owner. As a result, it is possible that a serviced companion loan holder with respect to a serviced whole loan (solely with respect to the related serviced whole loan) may, on a strictly non-binding basis, consult with the special servicer and recommend that the special servicer take actions that conflict with the interests of holders of certain classes of the certificates or the interests of the RR interest owner. However, the special servicer is not required to follow such recommendations and is not permitted to take actions that are prohibited by law or that violate the servicing standard or the terms of the mortgage loan documents and is otherwise under no obligation to take direction from a serviced companion loan holder.

In addition, except as limited by certain conditions described under “Pooling and Servicing Agreement—Termination of the Master Servicer or Special Servicer for Cause—Servicer Termination Events”, the special servicer may be replaced by the directing certificateholder at any time for cause or without cause (for so long as a control termination event does not exist and other than in respect of any excluded loan). See “Pooling and Servicing Agreement—The Directing Certificateholder” and “—Termination of the Master Servicer or Special Servicer for Cause—Servicer Termination Events”.

The directing certificateholder, any controlling noteholder or their respective affiliates (and the directing certificateholder (or equivalent entity) under a trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of a non-serviced whole loan and their respective affiliates) may have interests that are in conflict with those of certain certificateholders and the RR interest owner, especially if the applicable directing certificateholder, controlling noteholder or any of their respective affiliates holds certificates or companion loan securities, or has financial interests in or other financial dealings (as lender or otherwise) with a borrower or an affiliate of a borrower. In order to minimize the effect of certain of these conflicts of interest, for so long as any borrower party is the directing certificateholder or the holder of the majority of the controlling class (any such mortgage loan referred to herein as an “excluded loan” with respect to the directing certificateholder or the holder of the majority of the controlling class), the directing certificateholder will not have consent or consultation rights solely with respect to the related excluded loan (however, the directing certificateholder will be provided certain notices and certain information relating to such excluded loan as described in the pooling and servicing agreement). In addition, for so long as any borrower party is the directing certificateholder or a controlling class certificateholder, as applicable, the directing certificateholder or such controlling class certificateholder, as applicable, will not be given access to any “excluded information” solely relating to the related excluded loan and/or the related mortgaged properties pursuant to the terms of the pooling and servicing agreement. Notwithstanding those restrictions, there can be no assurance that the directing certificateholder or any controlling class certificateholder will not obtain sensitive information related to the strategy of any contemplated workout or liquidation related to an excluded loan or otherwise seek to exert its influence over the special servicer in the event an excluded loan becomes subject to a workout or liquidation. See “Description of the Certificates—Reports to Certificateholders and the RR Interest Owner; Certain Available Information” in this prospectus. Each of these relationships may create a conflict of interest.

The special servicer, in connection with obtaining the consent of, or upon consultation with, the directing certificateholder or a serviced companion loan holder or its representative, may take actions with respect to the related serviced whole loan that could adversely affect the holders of some or all of the classes of certificates, to the extent described under “Description of the Mortgage Pool—The Whole Loans”. In connection with the serviced whole loan, the serviced companion loan holder does not have any duties to the holders of any class of certificates, and it may have interests in conflict with those of the certificateholders. As a result, it is possible that the serviced companion loan holder may advise the special servicer to take actions with respect to the related serviced whole loan that conflict with the interests of holders of certain classes of the certificates.

Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans

The anticipated initial investor in the Class G-RR and Class H-RR certificates, which is referred to in this prospectus as the “b-piece buyer” (see “Pooling and Servicing Agreement—The Directing Certificateholder—General”), was given the opportunity by the sponsors to perform due diligence on the mortgage loans originally identified by the sponsors for inclusion in the issuing entity, and to request the removal, re-sizing or change in the expected repayment dates or other features of some or all of the mortgage loans. The mortgage pool as originally proposed by the sponsors was adjusted based on certain of these requests. In addition, the b-piece buyer received or may have received price adjustments or cost mitigation arrangements in connection with accepting certain mortgage loans in the mortgage pool.

We cannot assure you that you or another investor would have made the same requests to modify the original pool as the b-piece buyer or that the final pool as influenced by the b-piece buyer’s feedback will not adversely affect the performance of your certificates and benefit the performance of the b-piece buyer’s certificates. Because of the differing subordination levels, the b-piece buyer has interests that may, in some circumstances, differ from those of purchasers of other classes of certificates, and may desire a portfolio composition that benefits the b-piece buyer but that does not benefit other investors. In addition, the b-piece buyer may enter into hedging or other transactions (except as may be restricted pursuant to the credit risk retention rules) or otherwise have business objectives that also could cause its interests with respect to the mortgage pool to diverge from those of other purchasers of the certificates. The b-piece buyer performed due diligence solely for its own benefit and has no liability to any person or entity for conducting its due diligence. The b-piece buyer is not required to take into account the interests of any other investor in the certificates in exercising remedies or voting or other rights in its capacity as owner of its certificates or in making requests or recommendations to the sponsors as to the selection of the mortgage loans and the establishment of other transaction terms. Investors are not entitled to rely on in any way the b-piece buyer’s acceptance of a mortgage loan. The b-piece buyer’s acceptance of a mortgage loan does not constitute, and may not be construed as, an endorsement of such mortgage loan, the underwriting for such mortgage loan or the originator of such mortgage loan.

The b-piece buyer will have no liability to any certificateholder for any actions taken by it as described in the preceding two paragraphs and the pooling and servicing agreement will provide that each certificateholder, by its acceptance of a certificate, waives any claims against such buyers in respect of such actions.

RREF IV-D AIV RR, LLC, or an affiliate thereof, will constitute the initial directing certificateholder (other than with respect to (i) any non-serviced mortgage loan or (ii) any excluded loan as to the directing certificateholder). The directing certificateholder will have certain rights to direct and consult with the special servicer. In addition, the directing certificateholder will generally have certain consultation rights with regard to the non-serviced mortgage loans under the trust and servicing agreements or pooling and servicing agreements, as applicable, governing the servicing of such non-serviced whole loans and the related intercreditor agreements. See “Pooling and Servicing Agreement—The Directing Certificateholder” and “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”.

Rialto Capital Advisors, LLC, the expected special servicer for this transaction, is an affiliate of (a)  RREF IV-D AIV RR, LLC, the entity that is expected to be the holder of the “eligible horizontal residual interest” and the initial controlling class certificateholder and to be appointed as the initial directing certificateholder, (b) RREF IV Debt AIV, LP, which will receive the Class S certificates, (c) Rialto Real Estate Fund IV – Debt, LP, which entity is expected to purchase the Class F and Class X-F certificates, and (d) Prima Capital Advisors, LLC, the directing certificateholder with respect to The Summit Whole Loan and the Coleman Highline Phase IV Whole Loan, through common control by Stone Point Capital LLC. Rialto Capital Advisors, LLC is expected to act as the special servicer and it or an affiliate assisted RREF IV-D AIV RR, LLC and/or one or more of its affiliates with its due diligence of the mortgage loans prior to the closing date.

Because the incentives and actions of the b-piece buyer may, in some circumstances, differ from or be adverse to those of purchasers of the offered certificates, you are advised and encouraged to make your own investment decision based on a careful review of the information set forth in this prospectus and your own view of the mortgage pool.

The Servicing of the Meadowood Mall Whole Loan Will Shift to Other Servicers

The servicing of the Meadowood Mall whole loan is expected to be governed by the WFCM 2021-C61 pooling and servicing agreement until the securitization of the lead note. At that time, the servicing and administration of the related whole loan will shift to the applicable master servicer and the applicable special servicer under the related pooling and servicing agreement and will be governed exclusively by such pooling and servicing agreement and the related intercreditor agreement. Neither the closing date of any such securitization nor the identity of any such master servicer or special servicer has been determined. In addition, the provisions of the related pooling and servicing agreement have not yet been determined. Prospective investors should be aware that they will not have any control over the identity of any such master servicer or special servicer, nor will they have any assurance as to the particular terms of the pooling and servicing agreement except to the extent of compliance with any requirements set forth in the related intercreditor agreement. Moreover, the directing certificateholder for this securitization will not have any consent or consultation rights with respect to the servicing of the related whole loan other than those limited consent and consultation rights as are provided in the related intercreditor agreement, and the holder of the related controlling companion loan or the controlling party in the related securitization of the controlling pari passu companion loan or such other party specified in the related intercreditor agreement is expected to have rights substantially similar to, but not necessarily identical to, those granted to the directing certificateholder in this transaction. See “Description of the Mortgage Pool—The Whole Loans”.

Conflicts of Interest May Occur as a Result of the Rights of the Applicable Directing Certificateholder To Terminate the Special Servicer of the Applicable Whole Loan

With respect to each whole loan, the directing certificateholder or companion loan holder, as applicable, exercising control rights over that whole loan (or with respect to any mortgage loan with one or more subordinate companion loans, prior to the occurrence and continuance of a “control appraisal period” or “control termination event” under the related intercreditor agreement with respect to the related subordinate companion loan, the holder of the related subordinate companion loan) will be entitled, under certain circumstances, to remove the special servicer under the applicable pooling and servicing agreement or trust and servicing agreement governing the servicing of such whole loan and, in such circumstances, appoint a successor special servicer for such whole loan (or have certain consent rights with respect to such removal or replacement). The party with this appointment power may have special relationships or interests that conflict with those of the holders of one or more classes of certificates. In addition, that party does not have any duties to the holders of any class of certificates, may act solely in its own interests, and will have no liability to any certificateholders for having done so. No certificateholder may take any action against the directing certificateholder or, if applicable, a non-serviced whole loan, the holder of the related controlling companion loan under the pooling and servicing agreement for this securitization or under the pooling and servicing agreement or trust and servicing agreement governing the servicing of a non-serviced whole loan, or against any other parties for having acted solely in their respective interests. See “Description of the Mortgage Pool—The Whole Loans” for a description of these rights to terminate the special servicer.

Other Potential Conflicts of Interest May Affect Your Investment

The managers of the mortgaged properties and the borrowers may experience conflicts in the management and/or ownership of the mortgaged properties because:

●	a substantial number of the mortgaged properties are managed by property managers affiliated with the respective borrowers;

●	these property managers also may manage and/or franchise additional properties, including properties that may compete with the mortgaged properties;

●	affiliates of the managers and/or the borrowers, or the managers and/or the borrowers themselves, also may own other properties, including competing properties; and

●	tenants at the mortgaged property may have signed leases or letters of intent at a competing property controlled by the borrower sponsor.

None of the borrowers, property managers or any of their affiliates or any employees of the foregoing has any duty to favor the leasing of space in the mortgaged properties over the leasing of space in other properties, one or more of which may be adjacent to or near the mortgaged properties. In many such cases where the borrower under a mortgage loan in this transaction is affiliated with the owner of a competing property, the related mortgage loan documents will contain so-called “anti-poaching” provisions, which are designed to prevent borrowers and their affiliates from steering or directing existing or prospective tenants to the competing property. However, violations of such anti-poaching provisions might not trigger the non-recourse carve-out and may not be easily discovered and/or proven. See “Description of the Mortgage Pool—Non-Recourse Carveout Limitations”.

Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Other Risks Relating to the Certificates

EU Securitization Regulation and UK Securitization Regulation Due Diligence Requirements

Investors should be aware, and in some cases are required to be aware, of the investor diligence requirements that apply in the EU (the “EU Due Diligence Requirements”) under the EU Securitization Regulation, and in the UK (the “UK Due Diligence Requirements”) under the UK Securitization Regulation, in addition to any other regulatory requirements that are (or may become) applicable to them and/or with respect to their investment in the certificates.

The EU Due Diligence Requirements apply to “institutional investors” (as defined in the EU Securitization Regulation), being (subject to certain conditions and exceptions) (a) institutions for occupational retirement provision; (b) credit institutions (as defined in Regulation (EU) No 575/2013, as amended (the “CRR”)); (c) alternative investment fund managers who manage and/or market alternative investment funds in the EU; (d) investment firms (as defined in the CRR); (e) insurance and reinsurance undertakings; and (f) management companies of UCITS funds (or internally managed UCITS); and the EU Due Diligence Requirements apply also to certain consolidated affiliates of such credit institutions and investment firms. Each such institutional investor and each relevant affiliate is referred to herein as an “EU Institutional Investor.”

The UK Due Diligence Requirements apply to “institutional investors” (as defined in the UK Securitization Regulation) being (subject to certain conditions and exceptions): (a) insurance undertakings and reinsurance undertakings as defined in the FSMA; (b) occupational pension schemes as defined in the Pension Schemes Act 1993 that have their main administration in the UK, and certain fund managers of such schemes; (c) alternative investment fund managers as defined in the Alternative Investment Fund Managers Regulations 2013 which market or manage alternative investment funds in the UK; (d) UCITS as defined in the FSMA, which are authorized open ended investment companies as defined in the FSMA, and management companies as defined in the FSMA; and (e) CRR firms as defined in Regulation (EU) No 575/2013 as it forms part of UK domestic law by virtue of the EUWA; and the UK Due Diligence Requirements apply also to certain consolidated affiliates of such CRR firms. Each such institutional investor and each relevant affiliate is referred to herein as a “UK Institutional Investor.”

EU Institutional Investors and UK Institutional Investors are referred to together as “Institutional Investors.” EU Securitization Regulation and UK Securitization Regulation are each a “Securitization Regulation” and EU Due Diligence Requirements and UK Due Diligence Requirements are each “Due Diligence Requirements”, and a reference to the “applicable Securitization Regulation” or “applicable Due Diligence Requirements” means, in relation to an Institutional Investor, as the case may be, the Securitization Regulation or the Due Diligence Requirements to which such Institutional Investor is subject. In addition, for the purpose of the following paragraph, a reference to a “third country” means (i) in respect of an EU Institutional Investor and the EU Securitization Regulation, a country other than an EU member state, or (ii) in respect of a UK Institutional Investor and the UK Securitization Regulation, a country other than the UK.

The applicable Due Diligence Requirements restrict an Institutional Investor from investing in a securitization unless:

(a)	in each case, it has verified that the originator, sponsor or original lender will retain, on an ongoing basis, a material net economic interest of not less than five per cent. in the securitization, determined in accordance with Article 6 of the applicable Securitization Regulation, and the risk retention is disclosed to the Institutional Investor (the “Risk Retention Requirements”);

(b)	in the case of an EU Institutional Investor, it has verified that the originator, sponsor or SSPE has, where applicable, made available the information required by Article 7 of the EU Securitization Regulation (the “EU Transparency Requirements”) in accordance with the frequency and modalities provided for thereunder;

(c)	in the case of a UK Institutional Investor, it has verified that the originator, sponsor or securitization special purpose entity:

(i)	if established in the UK has, where applicable, made available the information required by Article 7 of the UK Securitization Regulation (the “UK Transparency Requirements”) in accordance with the frequency and modalities provided for thereunder; and

(ii)	if established in a third country has, where applicable, made available information which is substantially the same as that which it would have made available under the UK Transparency Requirements if it had been established in the UK, and has done so with such frequency and modalities as are substantially the same as those with which it would have made information available if it had been established in the UK; and

(d)	in each case, it has verified that, where the originator or original lender either (i) is not a credit institution or an investment firm (each as defined in the applicable Securitization Regulation) or (ii) is established in a third country, the originator or original lender grants all the credits giving rise to the underlying exposures on the basis of sound and well-defined criteria and clearly established processes for approving, amending, renewing and financing those credits and has effective systems in place to apply those criteria and processes in order to ensure that credit-granting is based on a thorough assessment of the obligor’s creditworthiness.

The applicable Due Diligence Requirements further require that an Institutional Investor carry out a due diligence assessment which enables it to assess the risks involved prior to investing, including but not limited to the risk characteristics of the individual investment position and the underlying assets and all the structural features of the securitization that can materially impact the performance of the investment. In addition, pursuant to the applicable Securitization Regulation, while holding an exposure to a securitization, an Institutional Investor is subject to various monitoring obligations in relation to such exposure, including but not limited to: (i) establishing appropriate written procedures to monitor compliance with the due diligence requirements and the performance of the investment and of the underlying assets; (ii) performing stress tests on the cash flows and collateral values supporting the underlying assets; (iii) ensuring internal reporting to its management body; and (iv) being able to demonstrate to its competent authorities, upon request, that it has a comprehensive and thorough understanding of the investment and underlying assets and that it has implemented written policies and procedures for the risk management and as otherwise required by the applicable Securitization Regulation.

Failure on the part of an Institutional Investor to comply with the applicable Due Diligence Requirements may result in various penalties including, in the case of those investors subject to regulatory capital requirements, the imposition of a punitive capital charge in respect of the investment in the securitization acquired by the relevant investor. Aspects of the requirements and what is or will be required to demonstrate compliance to national regulators remain unclear.

Prospective investors should make themselves aware of the applicable Due Diligence Requirements described above (and any corresponding implementing rules of their regulator), where applicable to them, in addition to any other applicable regulatory requirements with respect to their investment in the certificates.

None of the sponsors, the depositor, nor any other party to the transaction described in this prospectus intends to retain a material net economic interest in the securitization constituted by the issuance of the certificates in a manner that would satisfy the either of the Risk Retention Requirements or to take any other action that may be required by Institutional Investors for the purposes of their compliance with any of the Due Diligence Requirements and no such person assumes (i) any obligation to so retain or take any such other action or (ii) any liability whatsoever in connection with any certificateholder’s non-compliance with the applicable Due Diligence Requirements. Consequently, the certificates are not a suitable investment for Institutional Investors. As a result, a certificateholder’s ability to transfer its certificates, or the price it may receive upon its sale of certificates, may be adversely affected.

Consequently, the offered certificates may not be a suitable investment for any Institutional Investor; and this may, amongst other things, have a negative impact on the value and liquidity of the offered certificates, and otherwise affect the secondary market for the offered certificates.

Prospective investors and certificateholders are responsible for analyzing their own legal and regulatory position; and are encouraged (where relevant) to consult their own legal, accounting and other advisors and/or any relevant regulator or other authority regarding the suitability of the offered certificates for investment, and, in particular, the scope and applicability of the Due Diligence Requirements and their compliance with any applicable Due Diligence Requirements.

Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded

Ratings assigned to the offered certificates by the nationally recognized statistical rating organizations engaged by the depositor:

●	are based on, among other things, the economic characteristics of the mortgaged properties and other relevant structural features of the transaction;

●	do not represent any assessment of the yield to maturity that a certificateholder or RR interest owner may experience;

●	reflect only the views of the respective rating agencies as of the date such ratings were issued;

●	may be reviewed, revised, suspended, downgraded, qualified or withdrawn entirely by the applicable rating agency as a result of changes in or unavailability of information;

●	may have been determined based on criteria that included an analysis of historical mortgage loan data that may not reflect future experience;

●	may reflect assumptions by such rating agencies regarding performance of the mortgage loans that are not accurate, as evidenced by the significant amount of downgrades, qualifications and withdrawals of ratings assigned to previously issued CMBS by the hired rating agencies and other nationally recognized statistical rating organizations during the recent credit crisis; and

●	do not consider to what extent the offered certificates will be subject to prepayment or that the outstanding principal amount of any class of offered certificates will be prepaid.

The loss models used by any NRSRO engaged to rate the offered certificates may not have accounted for the possible economic effects of the COVID-19 pandemic or the borrowers’ ability to make payments on the mortgage loans. We cannot assure you that any NRSRO will not downgrade any of the ratings on the certificates after the closing date due to any impact of the COVID-19 pandemic or otherwise. See “—Risks Related to Market Conditions and Other External Factors—Current Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” above.

The nationally recognized statistical rating organizations that assign ratings to any class of offered certificates will establish the amount of credit support, if any, for such class of offered certificates based on, among other things, an assumed level of defaults, delinquencies and losses with respect to the mortgage loans. Actual losses may, however, exceed the assumed levels. If actual losses on the mortgage loans exceed the assumed levels, you may be required to bear the additional losses.

In addition, the rating of any class of offered certificates below an investment grade rating by any nationally recognized statistical rating organization, whether upon initial issuance of such class of certificates or as a result of a ratings downgrade, could adversely affect the ability of an employee benefit plan or other investor to purchase or retain those offered certificates. See “Certain ERISA Considerations” and “Legal Investment”.

Nationally recognized statistical rating organizations that were not engaged by the depositor to rate the offered certificates may nevertheless issue unsolicited credit ratings on one or more classes of offered certificates, relying on information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended, or otherwise. If any such unsolicited ratings are issued, we cannot assure you that they will not be different from any ratings assigned by a rating agency engaged by the depositor. The issuance of unsolicited ratings by any nationally recognized statistical rating organization on a class of the offered certificates that are lower than ratings assigned by a rating agency engaged by the depositor may adversely impact the liquidity, market value and regulatory characteristics of that class.

As part of the process of obtaining ratings for the offered certificates, the depositor had initial discussions with and submitted certain materials to five nationally recognized statistical rating organizations. Based on preliminary feedback from those nationally recognized statistical rating organizations at that time, the depositor selected three of those nationally recognized statistical rating organizations to rate certain classes of the certificates and not the other nationally recognized statistical rating organizations, due in part to their initial subordination levels for the various classes of the certificates. If the depositor had selected the other nationally recognized statistical rating organizations to rate the certificates, we cannot assure you that the ratings such other nationally recognized statistical rating organizations would have assigned to the certificates would not have been lower than the ratings assigned by the nationally recognized statistical rating organizations engaged by the depositor. Further, in the case of one nationally recognized statistical rating organization engaged by the depositor, the depositor only requested ratings for certain classes of offered certificates, due in part to the final subordination levels provided by that nationally recognized statistical rating organization for the classes of certificates. If the depositor had selected that nationally recognized statistical rating organization to rate those classes of offered certificates not rated by it, its ratings of those other certificates may have been different, and potentially lower, than those ratings ultimately assigned to those certificates by the other nationally recognized statistical rating organizations hired by the depositor. In addition, the decision not to engage one or more other rating agencies in the rating of certain classes of certificates to be issued in connection with this transaction may negatively impact the liquidity, market value and regulatory characteristics of those classes of certificates. Although unsolicited ratings may be issued by any nationally recognized statistical rating organization, a nationally recognized statistical rating organization might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the depositor. Neither the depositor nor any other person or entity will have any duty to notify you if any other nationally recognized statistical rating organization issues, or delivers notice of its intention to issue, consolidated ratings on one or more classes of certificates after the date of this prospectus.

Furthermore, the Securities and Exchange Commission may determine that any or all of the rating agencies engaged by the depositor to rate the certificates no longer qualifies as a nationally recognized statistical rating organization, or is no longer qualified to rate the certificates or may no longer rate similar securities for a limited period as a result of an enforcement action, and that determination may also have an adverse effect on the liquidity, market value and regulatory characteristics of the offered certificates. The Securities and Exchange Commission may also take other types of enforcement actions against any or all of such rating agencies. To the extent that the provisions of any mortgage loan or the pooling and servicing agreement condition any action, event or circumstance on the delivery of a rating agency confirmation, the pooling and servicing agreement will require delivery or deemed delivery of a rating agency confirmation only from the rating agencies engaged to rate the certificates or, in the case of a serviced whole loan, any related companion loan securities.

On September 29, 2020, a settlement was reached between Kroll Bond Rating Agency, LLC and the Securities and Exchange Commission in connection with an investigation into the policies and procedures deployed by Kroll Bond Rating Agency, LLC to establish, maintain, enforce and document an effective internal control structure governing the implementation of and adherence to policies, procedures, and methodologies for determining credit ratings for conduit/fusion commercial mortgage-backed securities in accordance with Section 15E(c)(3)(A) of the Exchange Act. The Securities and Exchange Commission found that Kroll Bond Rating Agency, LLC’s internal controls relating to its rating of conduit/fusion commercial mortgage-backed securities had deficiencies that resulted in material weaknesses in its internal control structure. Under the settlement, Kroll Bond Rating Agency, LLC, without admitting or denying the findings of the Securities and Exchange Commission, agreed (a) to pay a civil penalty of $1.25 million, (b) to undertake, among other things, a review of the application of its internal processes, policies and procedures regarding the implementation of and adherence to procedures and methodologies for determining credit ratings, and (c) to take the necessary actions to ensure that such internal processes, policies and procedures accurately reflect the strictures of Section 15E(c)(3)(A) of the Exchange Act. Any change in Kroll Bond Rating Agency, LLC’s rating criteria or methodology could result in a downgrade, withdrawal or qualification of any rating assigned to any class of certificates, despite the fact that such class might still be performing fully to the specifications described in this prospectus and set forth in the pooling and servicing agreement.

We are not obligated to maintain any particular rating with respect to the certificates, and the ratings initially assigned to the certificates by any or all of the rating agencies engaged by the depositor to rate the certificates could change adversely as a result of changes affecting, among other things, the mortgage loans, the mortgaged properties, the parties to the pooling and servicing agreement, or as a result of changes to ratings criteria employed by any or all of the rating agencies engaged by the depositor to rate the certificates. Although these changes would not necessarily be or result from an event of default on any mortgage loan, any adverse change to the ratings of the offered certificates would likely have an adverse effect on the market value, liquidity and/or regulatory characteristics of those certificates.

Further, certain actions provided for in loan agreements may require a rating agency confirmation be obtained from the rating agencies engaged to rate the certificates and, in the case of a serviced whole loan, any companion loan securities as a precondition to taking such action. In certain circumstances, this condition may be deemed to have been met or waived without such a rating agency confirmation being obtained. In the event such an action is taken without a rating agency confirmation being obtained, we cannot assure you that the applicable rating agency will not downgrade, qualify or withdraw its ratings as a result of the taking of such action. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—“Due-On-Sale” and “Due-On-Encumbrance” Provisions”, “Pooling and Servicing Agreement—Rating Agency Confirmations” and “Ratings” for additional considerations regarding the ratings, including a description of the process of obtaining confirmations of ratings for the offered certificates.

Your Yield May Be Affected by Defaults, Prepayments and Other Factors

General

The yield to maturity on each class of offered certificates will depend in part on the following:

●	the purchase price for the certificates;

●	the rate and timing of principal payments on the mortgage loans (both voluntary and involuntary), and the allocation of principal prepayments to the respective classes of offered certificates with certificate balances; and

●	the allocation of shortfalls and losses on the mortgage loans to the respective classes of offered certificates.

For this purpose, principal payments include voluntary and involuntary prepayments, such as prepayments resulting from the application of loan reserves, property releases, casualty or condemnation, defaults and liquidations as well as principal payments resulting from repurchases due to material breaches of representations and warranties or material document defects or purchases by a companion loan holder or mezzanine lender (if any) pursuant to a purchase option or sales of defaulted mortgage loans.

Any changes in the weighted average lives of your certificates may adversely affect your yield. In general, if you buy a certificate at a premium, and principal distributions occur faster than expected, your actual yield to maturity will be lower than expected. If principal distributions are very high, holders of certificates purchased at a premium might not fully recover their initial investment. Conversely, if you buy a certificate at a discount and principal distributions occur more slowly than expected, your actual yield to maturity will be lower than expected.

Prepayments resulting in a shortening of weighted average lives of your certificates may be made at a time of low interest rates when you may be unable to reinvest the resulting payment of principal on your certificates at a rate comparable to the effective yield anticipated by you in making your investment in the certificates, while delays and extensions resulting in a lengthening of those weighted average lives may occur at a time of high interest rates when you may have been able to reinvest principal payments that would otherwise have been received by you at higher rates.

In addition, the extent to which prepayments on the mortgage loans in the issuing entity ultimately affect the weighted average life of the certificates will depend on the terms of the certificates, more particularly:

●	a class of certificates that entitles the holders of those certificates to a disproportionately larger share of the prepayments on the mortgage loans increases the “call risk” or the likelihood of early retirement of that class if the rate of prepayment is relatively fast; and

●	a class of certificates that entitles the holders of the certificates to a disproportionately smaller share of the prepayments on the mortgage loans increases the likelihood of “extension risk” or an extended average life of that class if the rate of prepayment is relatively slow.

The Timing of Prepayments and Repurchases May Change Your Anticipated Yield

The rate at which voluntary prepayments occur on the mortgage loans will be affected by a variety of factors, including:

●	the terms of the mortgage loans, including, the length of any prepayment lockout period and the applicable yield maintenance charges and prepayment premiums and the extent to which the related mortgage loan terms may be practically enforced;

●	the level of prevailing interest rates;

●	the availability of credit for commercial real estate;

●	the master servicer’s or special servicer’s ability to enforce yield maintenance charges and prepayment premiums;

●	the failure to meet certain requirements for the release of escrows;

●	the occurrence of casualties or natural disasters; and

●	economic, demographic, tax, legal or other factors.

Although a yield maintenance charge or other prepayment premium provision of a mortgage loan is intended to create an economic disincentive for a borrower to prepay voluntarily a mortgage loan, we cannot assure you that mortgage loans that have such provisions will not prepay.

The extent to which the special servicer forecloses upon, takes title to and disposes of any mortgaged property related to a mortgage loan or sells defaulted mortgage loans will affect the weighted average lives of your certificates. If the special servicer forecloses upon a significant number of the related mortgage loans, and depending upon the amount and timing of recoveries from the related mortgaged properties or sells defaulted mortgage loans, your certificates may have a shorter weighted average life.

Delays in liquidations of defaulted mortgage loans and modifications extending the maturity of mortgage loans will tend to delay the payment of principal on the mortgage loans. The ability of the related borrower to make any required balloon payment at maturity or to repay any ARD loan at the related anticipated repayment date typically will depend upon its ability either to refinance the mortgage loan or to sell the related mortgaged property. A significant number of the mortgage loans require balloon payments at maturity and there is a risk that a number of those mortgage loans may default at maturity or that the special servicer may extend the maturity of a number of those mortgage loans in connection with workouts. We cannot assure you as to the borrowers’ abilities to make mortgage loan payments on a full and timely basis, including any balloon payments at maturity or on the related anticipated repayment date. Bankruptcy of the borrower or adverse conditions in the market where the mortgaged property is located may, among other things, delay the recovery of proceeds in the case of defaults. Losses on the mortgage loans due to uninsured risks or insufficient hazard insurance proceeds may create shortfalls in distributions to certificateholders and the RR interest owner. Any required indemnification of a party to the pooling and servicing agreement in connection with legal actions relating to the issuing entity, the related agreements or the certificates may also result in shortfalls.

See “—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions” above and “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Prepayment Protections and Certain Involuntary Prepayments and Voluntary Prepayments” and “Description of the Mortgage Pool—Redevelopment, Renovation and Expansion”.

In addition, if a sponsor repurchases a mortgage loan from the issuing entity due to a material breach of one or more of its representations or warranties or a material document defect, the repurchase price paid will be passed through to the holders of the certificates with the same effect as if the mortgage loan had been prepaid in part or in full, and no yield maintenance charge or other prepayment premium would be payable. Additionally, any mezzanine lender (if any) may have the option to purchase the related mortgage loan after certain defaults, and the purchase price may not include any yield maintenance charges or prepayment premiums. As a result of such a repurchase or purchase, investors in the Class X-A and Class X-B certificates and any other certificates purchased at a premium might not fully recoup their initial investment. A repurchase, a prepayment or the exercise of a purchase option may adversely affect the yield to maturity on your certificates. In this respect, see “Description of the Mortgage Loan Purchase Agreements” and “Pooling and Servicing Agreement—Realization Upon Mortgage Loans”.

The certificates with notional amounts will not be entitled to distributions of principal but instead will accrue interest on their respective notional amounts. Because the notional amount of the certificates indicated in the table below is based upon the outstanding certificate balances of the related class of certificates, the yield to maturity on the indicated certificates will be extremely sensitive to the rate and timing of prepayments of principal, liquidations and principal losses on the mortgage loans to the extent allocated to the related certificates.

Interest-Only Class of Certificates	Underlying Classes
Class X-A	Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates
Class X-B	Class A-S, Class B and Class C certificates

A rapid rate of principal prepayments, liquidations and/or principal losses on the mortgage loans could result in the failure to recoup the initial investment in the Class X-A and/or Class X-B certificates. Investors in the Class X-A or Class X-B certificates should fully consider the associated risks, including the risk that an extremely rapid rate of amortization, prepayment or other liquidation of the mortgage loans could result in the failure of such investors to recoup fully their initial investments. The yield to maturity of the certificates with notional amounts may be adversely affected by the prepayment of mortgage loans with higher net mortgage loan rates. See “Yield and Maturity Considerations—Yield on the Certificates with Notional Amounts”.

In addition, with respect to the Class A-SB certificates, the extent to which the planned balances are achieved and the sensitivity of the Class A-SB certificates to principal prepayments on the mortgage loans will depend in part on the period of time during which the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-5 certificates remain outstanding. As such, the Class A-SB certificates will become more sensitive to the rate of prepayments on the mortgage loans than they were when the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-5 certificates were outstanding.

Your Yield May Be Adversely Affected By Prepayments Resulting From Earnout Reserves

With respect to certain mortgage loans, earnout escrows may have been established at origination, which funds may be released to the related borrower upon satisfaction of certain conditions. If such conditions with respect to any such mortgage loan are not satisfied, the amounts reserved in such escrows may be, or may be required to be, applied to the payment of the mortgage loan, which would have the same effect on the offered certificates as a prepayment of the mortgage loan, except that such application of funds would not be accompanied by any prepayment premium or yield maintenance charge. See Annex A-1. The pooling and servicing agreement will provide that unless required by the mortgage loan documents, the master servicer will not apply such amounts as a prepayment if no event of default has occurred.

Losses and Shortfalls May Change Your Anticipated Yield

If losses on the mortgage loans allocated to the non-VRR certificates exceed the aggregate certificate balance of the classes of certificates subordinated to a particular class, that class will suffer a loss equal to the full amount of the excess (up to the outstanding certificate balance of that class). Even if losses on the mortgage loans are not borne by your certificates, those losses may affect the weighted average life and yield to maturity of your certificates.

For example, certain shortfalls in interest as a result of involuntary prepayments may reduce the funds available to make payments on your certificates. In addition, if the master servicer, the special servicer or the trustee reimburses itself (or the master servicer, special servicer, trustee or other party to a trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of a non-serviced whole loan) out of general collections on the mortgage loans included in the issuing entity for any advance that it (or any such other party) has determined is not recoverable out of collections on the related mortgage loan, then to the extent that this reimbursement is made from collections of principal on the mortgage loans in the issuing entity, that reimbursement will reduce the amount of principal ultimately available to be distributed on the certificates and the RR interest and will result in a reduction of the certificate balance (or notional amount) of one or more classes of non-VRR certificates and the interest balance of the VRR interest, pro rata based on their respective percentage allocation entitlement as described in this prospectus. See “Description of the Certificates—Distributions”. Likewise, if the master servicer or the trustee reimburses itself out of principal collections on the mortgage loans for any workout-delayed reimbursement amounts, that reimbursement will reduce the amount of principal available to be distributed on the non-VRR certificates and the VRR interest, pro rata based on their respective percentage allocation entitlement as described in this prospectus on that distribution date. This reimbursement would have the effect of reducing current payments of principal on the offered certificates (other than the certificates with notional amounts and the Class R certificates) and extending the weighted average lives of the offered certificates with certificate balances. See “Description of the Certificates—Distributions”.

In addition, to the extent losses are realized on the mortgage loans and allocated to the principal balance certificates, first to Class H-RR certificates, then, the Class G-RR certificates, then the Class F certificates, then the Class E certificates, then the Class D certificates, then the Class C certificates, then the Class B certificates, then the Class A-S certificates and, then, pro rata, the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates, based on their respective certificate balances, will bear such losses up to an amount equal to the respective outstanding certificate balance of that class. A reduction in the certificate balance of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates will result in a corresponding reduction in the notional amount of the Class X-A certificates and a reduction of the certificate balance of the Class A-S, Class B or Class C certificates will result in a corresponding reduction of the notional amount of the Class X-B certificates. We make no representation as to the anticipated rate or timing of prepayments (voluntary or involuntary) or rate, timing or amount of liquidations or losses on the mortgage loans or as to the anticipated yield to maturity of any such offered certificate. See “Yield and Maturity Considerations”.

Risk of Early Termination

The issuing entity is subject to optional termination under certain circumstances. See “Pooling and Servicing Agreement—Termination; Retirement of Certificates”. In the event of this termination, you might receive some principal payments earlier than otherwise expected, which could adversely affect your anticipated yield to maturity.

Subordination of the Subordinated Certificates Will Affect the Timing of Distributions and the Application of Losses on the Subordinated Certificates

As described in this prospectus, the rights of the holders of Class A-S, Class B and Class C certificates to receive payments of principal and interest otherwise payable on the certificates they hold will be subordinated to such rights of the holders of the more senior certificates having an earlier alphabetical or alphanumeric class designation. If you acquire any Class A-S, Class B or Class C certificates, then your rights to receive distributions of amounts collected or advanced on or in respect of the mortgage loans that are allocated to the non-VRR certificates will generally be subordinated to those of the holders of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class X-A, Class X-B, Class X-D and Class X-F certificates and, if your certificates are Class B or Class C certificates, to those of the holders of the Class A-S certificates and, if your certificates are Class C certificates, to those of the holders of the Class B certificates. See “Description of the Certificates”. As a result, investors in those classes of certificates that are subordinated in whole or part to other classes of certificates will generally bear the effects of losses on the mortgage loans and unreimbursed expenses of the issuing entity before the holders of those other classes of certificates. See “Description of the Certificates—Distributions” and “—Subordination; Allocation of Realized Losses”.

Your Lack of Control Over the Issuing Entity and the Mortgage Loans Can Impact Your Investment

You Have Limited Voting Rights

Except as described in this prospectus, you and other certificateholders and the RR interest owner generally do not have a right to vote and do not have the right to make decisions with respect to the administration of the issuing entity and the mortgage loans. With respect to mortgage loans (other than the mortgage loans that will be serviced under a separate trust and servicing agreement or pooling and servicing agreement, as applicable), those decisions are generally made, subject to the express terms of the pooling and servicing agreement for this transaction, by the master servicer, the special servicer, the trustee or the certificate administrator, as applicable, subject to any rights of the directing certificateholder or the risk retention consultation parties under the pooling and servicing agreement for this transaction and the rights of the holders of any related companion loan and mezzanine debt under the related intercreditor agreement. With respect to a non-serviced mortgage loan, you will generally not have any right to vote or make decisions, and those decisions will generally be made by the master servicer or the special servicer under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of such non-serviced mortgage loan and the related companion loan, subject to the rights of the directing certificateholder appointed under such trust and servicing agreement or pooling and servicing agreement, as applicable, or a controlling noteholder under the related intercreditor agreement. See “Pooling and Servicing Agreement” and “Description of the Mortgage Pool—The Whole Loans”. In particular, with respect to the risks relating to a modification of a mortgage loan, see “—Risks Relating to Modifications of the Mortgage Loans” below.

In certain limited circumstances where certificateholders have the right to vote on matters affecting the issuing entity, in some cases, these votes are by certificateholders taken as a whole and in others the vote is by class. Your interests as an owner of certificates of a particular class may not be aligned with the interests of owners of one or more other classes of certificates in connection with any such vote. In addition, in all cases voting is based on the outstanding certificate balance, which is reduced by realized losses. In certain cases with respect to the termination of the special servicer and the operating advisor, certain voting rights will also be reduced by cumulative appraisal reduction amounts, as described below. These limitations on voting could adversely affect your ability to protect your interests with respect to matters voted on by certificateholders. See “Description of the Certificates—Voting Rights”. You will have no rights to vote on any servicing matters related to the mortgage loan that will be serviced under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of a non-serviced whole loan.

In general, a certificate beneficially owned by any borrower affiliate, any property manager, the master servicer, the special servicer, the trustee, the certificate administrator, the depositor, any mortgage loan seller or respective affiliates or agents will be deemed not to be outstanding and a holder of such certificate will not have the right to vote, subject to certain exceptions, as further described in the definition of “Certificateholder” under “Description of the Certificates—Reports to Certificateholders and the RR Interest Owner; Certain Available Information—Certificate Administrator Reports”.

The Class S and Class R certificates will not have any voting rights.

The Rights of the Directing Certificateholder, the Risk Retention Consultation Parties and the Operating Advisor Could Adversely Affect Your Investment

The directing certificateholder will have certain consent and consultation rights with respect to certain matters relating to the mortgage loans (other than any excluded loan and, with respect to any non-serviced mortgage loan, will have limited consultation rights) and the right to replace the special servicer (other than with respect to a non-serviced mortgage loan and any excluded loan) with or without cause, except that if a control termination event (i.e., an event in which the certificate balance of the most senior class of certificates that is eligible to be a controlling class, as reduced by the application of cumulative appraisal reduction amounts and realized losses, is less than 25% of its initial certificate balance) occurs and is continuing, the directing certificateholder will lose the consent rights and the right to replace the special servicer, but will retain consultation rights, and if a consultation termination event (i.e., an event in which the certificate balance of the most senior class of certificates that is eligible to be a controlling class (as reduced by the application of realized losses) is less than 25% of its initial certificate balance) occurs and is continuing, then the directing certificateholder will no longer have any consultation rights with respect to any mortgage loans. See “Pooling and Servicing Agreement—The Directing Certificateholder”.

In addition, each risk retention consultation party will have certain consultation rights with respect to certain matters relating to the specially serviced loans (other than any applicable excluded loans). See “Pooling and Servicing Agreement—The Directing Certificateholder—Major Decisions”.

These actions and decisions with respect to which the directing certificateholder has consent or consultation rights and any risk retention consultation party has consultation rights include, among others, certain modifications to the mortgage loans or any serviced whole loan, including modifications of monetary terms, foreclosure or comparable conversion of the related mortgaged properties, and certain sales of mortgage loans or REO properties for less than the outstanding principal amount plus accrued interest, fees and expenses. As a result of the exercise of these rights by the directing certificateholder and any risk retention consultation party, the special servicer may take actions with respect to a mortgage loan that could adversely affect the interests of investors in one or more classes of offered certificates.

Similarly, with respect to the non-serviced mortgage loans, the special servicer under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of a non-serviced mortgage loan may, at the direction or upon the advice of the directing certificateholder (or the equivalent), of the related securitization trust (or any other party) holding the controlling note for a non-serviced whole loan, take actions with respect to such non-serviced mortgage loan and related companion loan that could adversely affect such non-serviced mortgage loan, and therefore, the holders of some or all of the classes of certificates. The issuing entity (as the holder of a non-controlling note) will have limited consultation rights with respect to major decisions and the implementation of any recommended actions outlined in an asset status report relating to a non-serviced whole loan and in connection with a sale of a defaulted loan, and such rights will be exercised by the directing certificateholder for this transaction so long as no consultation termination event has occurred and is continuing and by the special servicer if a consultation termination event has occurred and is continuing. Additionally, with respect to each non-serviced whole loan, in circumstances similar to those described above, the directing certificateholder (or the equivalent) of the related securitization trust will have the right to replace the special servicer of such securitization with or without cause, and without the consent of the issuing entity. See “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Although the special servicer under the pooling and servicing agreement and the special servicer for a non-serviced mortgage loan are not permitted to take actions which are prohibited by law or violate the servicing standard under the applicable pooling and servicing agreement or trust and servicing agreement or the terms of the related mortgage loan documents, it is possible that the directing certificateholder (or the equivalent) under such pooling and servicing agreement or trust and servicing agreement may direct or advise, as applicable, the related special servicer to take actions with respect to such mortgage loan that conflict with the interests of the holders of certain classes of the certificates.

You will be acknowledging and agreeing, by your purchase of offered certificates, that the directing certificateholder, the risk retention consultation parties, the controlling companion loan holder with respect to any AB whole loan, and the directing certificateholder (or the equivalent) under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of a non-serviced mortgage loan:

(i)        may have special relationships and interests that conflict with those of holders of one or more classes of certificates;

(ii)       may act solely in its interests or the interests of the holders of the controlling class or the VRR interest owners, as applicable (or, in the case of a non-serviced mortgage loan, the controlling class of the securitization trust formed under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of a non-serviced mortgage loan) or, in the case of any AB whole loan, the related controlling companion loan holder may act solely in its own best interests;

(iii)      does not have any duties to the holders of any class of certificates other than the controlling class or the VRR interest owners, as applicable (or, in the case of a non-serviced mortgage loan, the controlling class of the securitization trust formed under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of a non-serviced mortgage loan), in the case of any risk retention consultation party, the holder of the portion of the VRR interest that appointed such risk retention consultation party or, in the case of any AB whole loan, the related controlling companion noteholder does not have any duties to any other person;

(iv)      may take actions that favor its interests or the interests of the holders of the controlling class or the VRR interest owners, as applicable (or, in the case of a non-serviced mortgage loan, the controlling class of the securitization trust formed under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of a non-serviced mortgage loan) over the interests of the holders of one or more other classes of certificates, or in the case of any AB whole loan, the related controlling companion loan holder may take actions that favor only its own interests; and

(v)       will have no liability whatsoever (other than, in the case of the directing certificateholder, to a controlling class certificateholder) for having so acted as set forth in clauses (i) – (iv) above, and that no certificateholder may take any action whatsoever against the directing certificateholder, any risk retention consultation party or the directing certificateholder (or the equivalent) under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of a non-serviced mortgage loan, or the controlling companion loan holder of any AB whole loan, or any of their respective affiliates, directors, officers, employees, shareholders, members, partners, agents or principals for having so acted.

In addition, if the certificate balances of the classes of the HRR Certificates in the aggregate (taking into account the application of any cumulative appraisal reduction amounts to notionally reduce the certificate balances of such classes) is 25% or less of the initial certificate balances of such classes in the aggregate (such event being referred to in this prospectus as an “operating advisor consultation event”), then so long as an operating advisor consultation event has occurred and is continuing, the operating advisor will have certain consultation rights with respect to certain matters relating to the mortgage loans (other than any non-serviced mortgage loan). Further, the operating advisor will have the right to recommend a replacement of the special servicer at any time, as described under “Pooling and Servicing Agreement—The Operating Advisor” and “—Replacement of the Special Servicer After Operating Advisor

Recommendation and Investor Vote”. The operating advisor is generally required to act on behalf of the issuing entity and in the best interest of, and for the benefit of, the certificateholders and the RR interest owner and, with respect to any serviced whole loan, for the benefit of any holder of a related companion loan (as a collective whole as if the certificateholders, RR interest owner and the companion loan holder constituted a single lender taking into account the pari passu or subordinate nature of such companion loans). We cannot assure you that any actions taken by the special servicer or the master servicer as a result of a recommendation or consultation by the operating advisor will not adversely affect the interests of investors in one or more classes of certificates. With respect to any non-serviced mortgage loan, any operating advisor appointed under the related trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of such non-serviced mortgage loan may have rights and duties under such trust and servicing agreement or pooling and servicing agreement, as applicable, that vary in certain respects from those under the pooling and servicing agreement relating to this transaction, including, for example, variations in the duties of the operating advisor that may result if the related securitization is not satisfying its risk retention requirements through retention by a “third-party purchaser”. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans—General”. Further, the operating advisor will generally have no obligations or consultation rights under the pooling and servicing agreement for this transaction with respect to any non-serviced mortgage loan or any related REO Property. There will be no operating advisor under the COLEM 2022-HLNE trust and servicing agreement with respect to the Coleman Highline Phase IV whole loan. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

You Have Limited Rights to Replace the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Operating Advisor or the Asset Representations Reviewer

In general, the directing certificateholder will have the right to terminate and replace the special servicer with or without cause so long as no control termination event has occurred and is continuing and other than in respect of any excluded loan as described in this prospectus. After the occurrence and during the continuance of a control termination event under the pooling and servicing agreement, the special servicer may also be removed in certain circumstances (x) if a request is made by certificateholders evidencing not less than 25% of the voting rights (taking into account the application of appraisal reductions to notionally reduce the respective certificate balances) and (y) upon receipt of approval by certificateholders holding at least 66-2/3% of a quorum of the certificateholders (which quorum consists of the holders of certificates evidencing at least 50% of the aggregate voting rights (taking into account the application of realized losses and the application of appraisal reductions to notionally reduce the respective certificate balances)). See “Pooling and Servicing Agreement—Replacement of the Special Servicer Without Cause”.

In addition, if at any time the operating advisor determines, in its sole discretion exercised in good faith, that (1) the special servicer is not performing its duties as required under the pooling and servicing agreement or is otherwise not acting in accordance with the servicing standard, and (2) the replacement of the special servicer would be in the best interest of the certificateholders as a collective whole, then the operating advisor will have the right to recommend the replacement of the special servicer and deliver a report supporting such recommendation in the manner described in “Pooling and Servicing Agreement—Replacement of the Special Servicer After Operating Advisor Recommendation and Investor Vote”. The operating advisor’s recommendation to replace the special servicer must be confirmed by an affirmative vote of holders of voting rights of principal balance certificates evidencing at least a majority of a quorum (which, for this purpose, is holders that (i) evidence at least 20% of the voting rights (taking into account the application of appraisal reduction amounts to notionally reduce the respective certificate balances) of all principal balance certificates on an aggregate basis, and (ii) consist of at least three certificateholders or certificate owners that are not “risk retention affiliated” with each other).

The certificateholders will generally have no right to replace and terminate any of the master servicer, the trustee or the certificate administrator without cause. The vote of the requisite percentage of certificateholders may terminate the operating advisor or the asset representations reviewer without cause. The vote of the requisite percentage of the certificateholders will be required to replace the master servicer, the special servicer, the operating advisor and the asset representations reviewer even for cause, and certain termination events may be waived by the vote of the requisite percentage of the certificateholders. With respect to each non-serviced whole loan, in circumstances similar to those described above, the directing certificateholder (or the equivalent) and the certificateholders of the securitization trust related to such other trust and servicing agreement or pooling and servicing agreement, as applicable, will have the right to replace the special servicer of such securitization with or without cause, and without the consent of the issuing entity. The certificateholders generally will have no right to replace the master servicer or the special servicer of a trust and servicing agreement or pooling and servicing agreement, as applicable, relating to any non-serviced mortgage loan, though under certain circumstances the certificateholders may have a limited right to replace the master servicer or special servicer for cause solely with respect to such non-serviced whole loan under such trust and servicing agreement or pooling and servicing agreement, as applicable. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” in this prospectus. We cannot assure that your lack of control over the replacement of these parties will not have an adverse impact on your investment.

The Rights of Companion Holders and Mezzanine Debt May Adversely Affect Your Investment

The holders of a serviced pari passu companion loan relating to a serviced pari passu mortgage loan will have certain consultation rights (on a non-binding basis) with respect to major decisions and implementation of any recommended actions outlined in an asset status report relating to the related whole loan under the related intercreditor agreement. Such companion loan holder and its representative may have interests in conflict with those of the holders of some or all of the classes of certificates, and may advise the special servicer to take actions that conflict with the interests of the holders of certain classes of the certificates. Although any such consultation is non-binding and the special servicer may not be required to consult with such a companion loan holder unless required to do so under the servicing standard, we cannot assure you that the exercise of the rights of such companion loan holder will not delay any action to be taken by the special servicer and will not adversely affect your investment.

With respect to certain mortgage loans with one or more related subordinate companion loans, the holders of such companion loan(s) will have the right under certain limited circumstances to (i) cure certain defaults with respect to the related mortgage loan and to purchase (without payment of any yield maintenance charge or prepayment premium) the related mortgage loan and (ii) prior to the occurrence and continuance of a “control appraisal period” or a “control termination event” under the related intercreditor agreement with respect to such subordinate companion loan, approve certain modifications and consent to certain actions to be taken with respect to the related whole loan and replace the special servicer with respect to the related whole loan. The rights of the holder of such subordinate companion loan could adversely affect your ability to protect your interests with respect to matters relating to the related mortgage loan. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced A/B Whole Loans”.

With respect to mortgage loans that have mezzanine debt or permit mezzanine debt in the future, the related mezzanine lender generally will have the right under certain limited circumstances to (i) cure certain defaults with respect to, and under certain default scenarios, purchase (without payment of any yield maintenance charge or prepayment premium) the related mortgage loan and (ii) so long as no event of default with respect to the related mortgage loan continues after the mezzanine lender’s cure right has expired, approve certain modifications and consent to certain actions to be taken with respect to the related mortgage loan. See “Description of the Mortgage Pool—Mortgage Pool Characteristics” and
“—Additional Indebtedness”.

The purchase option that the holder of a subordinate companion loan or mezzanine debt holds pursuant to the related intercreditor agreement generally permits such holder to purchase its related defaulted mortgage loan for a purchase price generally equal to the outstanding principal balance of the related defaulted mortgage loan, together with accrued and unpaid interest (exclusive of default interest) on, and unpaid servicing expenses, protective advances and interest on advances related to, such defaulted mortgage loan. However, in the event such holder is not obligated to pay some or all of those fees and additional expenses, including any liquidation fee payable to the special servicer under the terms of the pooling and servicing agreement, then the exercise of such holder’s rights under the intercreditor agreement to purchase the related mortgage loan from the issuing entity may result in a loss to the issuing entity in the amount of those fees and additional expenses. In addition, such holder’s right to cure defaults under the related defaulted mortgage loan could delay the issuing entity’s ability to realize on or otherwise take action with respect to such defaulted mortgage loan.

In addition, with respect to a non-serviced mortgage loan, you will generally not have any right to vote or consent with respect to any matters relating to the servicing and administration of such non-serviced mortgage loan, however, the directing certificateholder (or equivalent) of the related securitization trust holding (or any other party holding) the controlling note for the related non-serviced whole loan, will have the right to vote or consent with respect to certain specified matters relating to the servicing and administration of such non-serviced mortgage loan. The interests of the securitization trust or other party holding the controlling note may conflict with those of the holders of some or all of the classes of certificates, and accordingly the directing certificateholder (or the equivalent) of such securitization trust or any other party holding the controlling note for a non-serviced whole loan may direct or advise the special servicer for the related securitization trust to take actions that conflict with the interests of the holders of certain classes of the certificates. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

You will be acknowledging and agreeing, by your purchase of offered certificates, that any companion loan holder:

●	may have special relationships and interests that conflict with those of holders of one or more classes of certificates;

●	may act solely in its own interests, without regard to your interests;

●	do not have any duties to any other person, including the holders of any class of certificates or the RR interest owner;

●	may take actions that favor its interests over the interests of the holders of one or more classes of certificates; and

●	will have no liability whatsoever for having so acted and that no certificateholder or RR interest owner may take any action whatsoever against the companion loan holder or its representative or any director, officer, employee, agent or principal of the companion loan holder or its representative for having so acted.

Risks Relating to Modifications of the Mortgage Loans

As delinquencies or defaults occur, the related special servicer will be required to utilize an increasing amount of resources to work with borrowers to maximize collections on the mortgage loans serviced by it. This may include modifying the terms of such mortgage loans that are in default or whose default is reasonably foreseeable. At each step in the process of trying to bring a defaulted mortgage loan current or in maximizing proceeds to the issuing entity, the special servicer will be required to invest time and resources not otherwise required when collecting payments on performing mortgage loans. Modifications of mortgage loans implemented by the special servicer in order to maximize ultimate proceeds of such mortgage loans to the issuing entity may have the effect of, among other things, reducing or otherwise changing the mortgage rate, forgiving or forbearing payments of principal, interest or other amounts owed under the mortgage loan, extending the final maturity date of the mortgage loan, capitalizing or deferring delinquent interest and other amounts owed under the mortgage loan, forbearing payment of a portion of the principal balance of the mortgage loan or any combination of these or other modifications.

Any modified mortgage loan may remain in the issuing entity, and the modification may result in a reduction in (or may eliminate) the funds received in respect of such mortgage loan. In particular, any modification to reduce or forgive the amount of interest payable on the mortgage loan will reduce the amount of cash flow available to make distributions of interest on the certificates, which will likely impact the most subordinated classes of certificates that suffer the shortfall. To the extent the modification defers principal payments on the mortgage loan (including as a result of an extension of its stated maturity date), certificates entitled to principal distributions will likely be repaid more slowly than anticipated, and if principal payments on the mortgage loan are forgiven, the reduction will cause a write-down of the certificate balances of the certificates in reverse order of seniority. See “Description of the Certificates—Subordination; Allocation of Realized Losses”.

The ability to modify mortgage loans by the special servicer may be limited by several factors. First, if the special servicer has to consider a large number of modifications, operational constraints may affect the ability of the special servicer to adequately address all of the needs of the borrowers. Furthermore, the terms of the related servicing agreement may prohibit the special servicer from taking certain actions in connection with a loan modification, such as an extension of the loan term beyond a specified date such as a specified number of years prior to the rated final distribution date. You should consider the importance of the role of the special servicer in maximizing collections for the transaction and the impediments the special servicer may encounter when servicing delinquent or defaulted mortgage loans. In some cases, failure by the special servicer to timely modify the terms of a defaulted mortgage loan may reduce amounts available for distribution on the certificates in respect of such mortgage loan, and consequently may reduce amounts available for distribution to the related certificates. In addition, even if a loan modification is successfully completed, we cannot assure you that the related borrower will continue to perform under the terms of the modified mortgage loan.

Modifications that are designed to maximize collections in the aggregate may adversely affect a particular class of certificates or the RR interest. The pooling and servicing agreement obligates the special servicer not to consider the interests of individual classes of certificates. You should note that in connection with considering a modification or other type of loss mitigation, the special servicer may incur or bear related out-of-pocket expenses, such as appraisal fees, which would be reimbursed to the special servicer from the transaction as servicing advances and paid from amounts received on the modified loan or from other mortgage loans in the mortgage pool but in each case, prior to distributions being made on the certificates and the RR interest.

Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans or Pay Any Loss of Value Payment Sufficient to Cover All Losses on a Defective Mortgage Loan

Each sponsor is the sole warranting party in respect of the mortgage loans sold by such sponsor to us. Neither we nor any of our affiliates (except Barclays Capital Real Estate Inc. in its capacity as a sponsor, with respect to the mortgage loans it will contribute to this securitization) is obligated to repurchase or substitute any mortgage loan or make any payment to compensate the issuing entity in connection with a breach of any representation or warranty of a sponsor or any document defect, if the sponsor defaults on its obligation to do so. However, (i) Barclays Capital Holdings Inc. will agree in the related mortgage loan purchase agreement to repurchase or replace defective Barclays Mortgage Loans to the same extent as Barclays Capital Real Estate Inc. in connection with any repurchase by Barclays Capital Real Estate Inc. and (ii) Société Générale will agree in the related mortgage loan purchase agreement to repurchase or replace defective Societe Generale Financial Corporation Mortgage Loans to the same extent as Societe Generale Financial Corporation in connection with any repurchase by Societe Generale Financial Corporation. We cannot assure you that the sponsors will effect such repurchases or substitutions or make such payment to compensate the issuing entity. Although a loss of value payment may only be made by the related mortgage loan seller to the extent that the special servicer deems such amount to be sufficient to compensate the issuing entity for such material defect or material breach, we cannot assure you that such loss of value payment will fully compensate the issuing entity for such material defect or material breach in all respects. In particular, in the case of a non-serviced whole loan that is serviced under the related non-serviced trust and servicing agreement or pooling and servicing agreement, as applicable, entered into in connection with the securitization of the related pari passu companion loan, the asset representations reviewer under that pooling and servicing agreement or trust and servicing agreement (if any) may review the diligence file relating to such pari passu companion loan concurrently with the review of the asset representations reviewer of the related mortgage loan for this transaction, and their findings may be inconsistent, and such inconsistency may allow the related mortgage loan seller to challenge the findings of the asset representations reviewer of the affected mortgage loan. In addition, the sponsors (or (i) Barclays Capital Holdings Inc., with respect to the repurchase and substitution obligations of Barclays Capital Real Estate Inc. to the same extent as Barclays Capital Real Estate Inc. and (ii) Société Générale, with respect to the repurchase and substitution obligations of Societe Generale Financial Corporation to the same extent as Societe Generale Financial Corporation) may have various legal defenses available to them in connection with a repurchase or substitution obligation or an obligation to pay the loss of value payment. Any mortgage loan that is not repurchased or substituted and that is not a “qualified mortgage” for a REMIC may cause designated portions of the issuing entity to fail to qualify as a REMIC or cause the issuing entity to incur a tax.

In addition, with respect to the Rose Castle Apartments mortgage loan, each related mortgage loan seller will be obligated to take the remediation actions described above as a result of a material document defect or material breach only with respect to the related promissory note(s) sold by it to the depositor as if the note(s) contributed by each such mortgage loan seller and evidencing such mortgage loan were a separate mortgage loan. In addition to the foregoing, it is also possible that under certain circumstances, only one of such mortgage loan sellers will repurchase, or otherwise comply with any remediation obligations with respect to, its interest in such mortgage loan if there is a material breach or material document defect.

Each sponsor (or in the case of mortgage loans sold by (i) Barclays Capital Real Estate Inc., each of that sponsor and Barclays Capital Holdings Inc. and (ii) Societe Generale Financial Corporation, each of that sponsor and Société Générale) has only limited assets with which to fulfill any obligations on its part that may arise as a result of a material document defect or a material breach of any of the sponsor’s representations or warranties. We cannot assure you that a sponsor (or in the case of mortgage loans sold by (i) Barclays Capital Real Estate Inc., each of that sponsor and Barclays Capital Holdings Inc. and (ii) Societe Generale Financial Corporation, each of that sponsor and Société Générale) has or will have sufficient assets with which to fulfill any obligations on its part that may arise, or that any such entity will maintain its existence.

See “Description of the Mortgage Loan Purchase Agreements”.

Payments Allocated to the VRR Interest Will Not Be Available to Make Payments on the Non-VRR Certificates, and Payments Allocated to the Non-VRR Certificates Will Not Be Available to Make Payments on the VRR Interest

As described in this prospectus, payments of principal and interest in respect of the mortgage loans will be distributed to the holders of the non-VRR certificates and the VRR interest owners, pro rata, based upon their respective percentage allocation entitlement. Amounts received and allocated to the non-VRR certificates will not be available to satisfy any amounts due and payable to the VRR interest. Likewise, amounts received and allocated to the VRR interest will not be available to satisfy any amounts due and payable to the non-VRR certificates. Accordingly, any losses incurred by the issuing entity will also be effectively allocated between the non-VRR certificates (collectively) and the VRR interest, pro rata, based upon their respective percentage allocation entitlement. See “Description of the Certificates—Distributions” and “Credit Risk Retention”.

Risks Relating to Interest on Advances and Special Servicing Compensation

To the extent described in this prospectus, the master servicer, the special servicer and the trustee will each be entitled to receive interest on unreimbursed advances made by it compounded annually at the “Prime Rate” as published in The Wall Street Journal, subject to a floor of 2.0% per annum. This interest will generally accrue from the date on which the related advance is made or the related expense is incurred to the date of reimbursement. In addition, under certain circumstances, including delinquencies in the payment of principal and/or interest, a mortgage loan will be specially serviced and the special servicer will be entitled to compensation for special servicing activities. The right to receive interest on advances or special servicing compensation is senior to the rights of certificateholders and the

RR interest owner to receive distributions on the offered certificates and the RR interest, respectively. The payment of interest on advances and the payment of compensation to the special servicer may lead to shortfalls in amounts otherwise distributable on your certificates.

Bankruptcy of a Servicer May Adversely Affect Collections on the Mortgage Loans and the Ability to Replace the Servicer

The master servicer or the special servicer may be eligible to become a debtor under the Bankruptcy Code or enter into receivership under the Federal Deposit Insurance Act (“FDIA”). If the master servicer or special servicer, as applicable, were to become a debtor under the Bankruptcy Code or enter into receivership under the FDIA, although the pooling and servicing agreement provides that such an event would entitle the issuing entity to terminate the master servicer or special servicer, as applicable, such an “ipso facto” provision would most likely be unenforceable. However, a rejection of the pooling and servicing agreement by the master servicer or special servicer, as applicable, in a bankruptcy proceeding or repudiation of the pooling and servicing agreement in a receivership under the FDIA would be treated as a breach of the pooling and servicing agreement and give the issuing entity a claim for damages and the ability to appoint a successor master servicer or special servicer, as applicable. An assumption under the Bankruptcy Code would require the master servicer or special servicer, as applicable, to cure its pre-bankruptcy defaults, if any, and demonstrate that it is able to perform following assumption. The bankruptcy court may permit the master servicer or special servicer, as applicable, to assume the servicing agreement and assign it to a third party. An insolvency by an entity governed by state insolvency law would vary depending on the laws of the particular state. We cannot assure you that a bankruptcy or receivership of the master servicer or special servicer, as applicable, would not adversely impact the servicing of the related mortgage loans or the issuing entity would be entitled to terminate the master servicer or special servicer, as applicable, in a timely manner or at all.

If the master servicer or special servicer, as applicable, becomes the subject of bankruptcy or similar proceedings, the issuing entity claim to collections in that master servicer or special servicer’s, as applicable, possession at the time of the bankruptcy filing or other similar filing may not be perfected. In this event, funds available to pay principal and interest on your certificates may be delayed or reduced.

The Sponsors, the Depositor and the Issuing Entity Are Subject to Bankruptcy or Insolvency Laws That May Affect the Issuing Entity’s Ownership of the Mortgage Loans

In the event of the bankruptcy or insolvency of a sponsor or the depositor, it is possible the issuing entity’s right to payment from or ownership of the mortgage loans could be challenged, and if such challenge were successful, delays, reductions in payments and/or losses on the certificates could occur.

The transfer of the mortgage loans by the sponsors in connection with this offering is not expected to qualify for the securitization safe harbor adopted by the Federal Deposit Insurance Corporation (the “FDIC”) for securitizations sponsored by insured depository institutions. In any event, the safe harbor is non-exclusive.

In the case of each sponsor, an opinion of counsel will be rendered on the closing date, based on certain facts and assumptions and subject to certain qualifications, to the effect that the transfer of the related mortgage loans by such sponsor to the depositor would generally be respected in the event of a bankruptcy or insolvency of such sponsor. A legal opinion is not a guaranty as to what any particular court would actually decide, but rather an opinion as to the decision a court would reach if the issues are competently presented and the court followed existing precedent as to legal and equitable principles applicable in bankruptcy or insolvency cases. In this regard, legal opinions on bankruptcy and insolvency law matters unavoidably have inherent limitations primarily because of the pervasive equity powers of bankruptcy courts, the overriding goal of reorganization to which other legal rights and policies may be subordinated, the potential relevance to the exercise of judicial discretion of future arising facts and circumstances, and the nature of the bankruptcy or insolvency process. In any event, we cannot assure you that the Federal Deposit Insurance Corporation, a bankruptcy trustee or another interested party, as applicable, would not attempt to assert that such transfer was not a sale. Even if a challenge were not successful, it is possible that payments on the certificates would be delayed while a court resolves the claim.

In addition, since the issuing entity is a New York common law trust, it may not be eligible for relief under the federal bankruptcy laws, unless it can be characterized as a “business trust” for purposes of the federal bankruptcy laws. Bankruptcy courts look at various considerations in making this determination, so it is not possible to predict with any certainty whether or not the issuing entity would be characterized as a “business trust”. Regardless of whether a bankruptcy court ultimately determines that the issuing entity is a “business trust”, it is possible that payments on the offered certificates would be delayed while the court resolved the issue.

Title II of the Dodd-Frank Act provides for an orderly liquidation authority (“OLA”) under which the FDIC can be appointed as receiver of certain systemically important non-bank financial companies and their direct or indirect subsidiaries in certain cases. We make no representation as to whether this would apply to any of the sponsors. In January 2011, the then-acting general counsel of the FDIC issued a letter (the “Acting General Counsel’s Letter”) in which he expressed his view that, under then-existing regulations, the FDIC, as receiver under the OLA, would not, in the exercise of its OLA repudiation powers, recover as property of a financial company assets transferred by the financial company, provided that the transfer satisfies the conditions for the exclusion of assets from the financial company’s estate under the Bankruptcy Code. The letter further noted that, while the FDIC staff may be considering recommending further regulations under OLA, the acting general counsel would recommend that such regulations incorporate a 90-day transition period for any provisions affecting the FDIC’s statutory power to disaffirm or repudiate contracts. If, however, the FDIC were to adopt a different approach than that described in the Acting General Counsel’s Letter, delays or reductions in payments on the offered certificates would occur.

The Requirement of the Special Servicer to Obtain FIRREA-Compliant Appraisals May Result in an Increased Cost to the Issuing Entity

Each appraisal obtained pursuant to the pooling and servicing agreement is required to contain a statement, or is accompanied by a letter from the appraiser, to the effect that the appraisal was performed in accordance with the requirements of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 (“FIRREA”), as in effect on the date such appraisal was obtained. Any such appraisal is likely to be more expensive than an appraisal that is not FIRREA compliant. Such increased cost could result in losses to the issuing entity. Additionally, FIRREA compliant appraisals are required to assume a value determined by a typically motivated buyer and seller, and could result in a higher appraised value than one prepared assuming a forced liquidation or other distress situation. In addition, because a FIRREA compliant appraisal may result in a higher valuation than a non-FIRREA compliant appraisal, there may be a delay in calculating and applying appraisal reductions, which could result in the holders of a given class of certificates or the RR interest owner continuing to hold the full non-notionally reduced amount of such certificates or the RR interest for a longer period of time than would be the case if a non-FIRREA compliant appraisal were obtained.

The Master Servicer, any Sub-Servicer, the Special Servicer, the Certificate Administrator or the Custodian May Have Difficulty Performing Under the Pooling and Servicing Agreement or a Related Sub-Servicing Agreement

The issuing entity relies on the ability of the master servicer, any sub-servicer, the special servicer, the certificate administrator and the custodian to perform their respective duties under the Pooling and Servicing Agreement or any related sub-servicing agreement. Any economic downturn or recession, whether resulting from COVID-19 or otherwise, may adversely affect the master servicer’s, any sub-servicer’s or the special servicer’s ability to perform its duties under the PSA or the related sub-servicing agreement, including, if applicable, performance as it relates to the making of debt service or property protection advances or the ability to effectively service the underlying mortgage loans. Accordingly, this may adversely affect the performance of the underlying mortgage loans or the performance of the certificates. Any economic downturn or recession may similarly adversely affect the ability of the certificate administrator and the custodian to perform their respective duties, including the duty of the trustee to make P&I Advances in the event that the master servicer fails to make such advances and the duties of the certificate administrator relating to securities administration.

The performance of such parties may also be affected by future events that occur with respect to each such party.

Any of the above-described factors may adversely affect the performance of the underlying mortgage loans or the performance of the certificates.

Tax Matters and Changes in Tax Law May Adversely Impact the Mortgage Loans or Your Investment

Tax Considerations Relating to Foreclosure

If the issuing entity acquires a mortgaged property (or, in the case of a non-serviced mortgage loan, a beneficial interest in a mortgaged property) subsequent to a default on the related mortgage loan pursuant to a foreclosure or deed-in-lieu of foreclosure, the special servicer (or, in the case of a non-serviced mortgage loan, the related non-serviced special servicer) would be required to retain an independent contractor to operate and manage such mortgaged property. Among other items, the independent contractor generally will not be able to perform construction work other than repair, maintenance or certain types of tenant build-outs, unless the construction was more than 10% completed when the mortgage loan defaulted or when the default of the mortgage loan became imminent. Generally, any (i) net income from such operation (other than qualifying “rents from real property”), (ii) rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of property involved and (iii) rental income attributable to personal property leased in connection with a lease of real property, if the rent attributable to the personal property exceeds 15% of the total rent for the taxable year, will subject the Lower-Tier REMIC to federal tax (and possibly state or local tax) on such income at the corporate tax rate. No determination has been made whether any portion of the income from the mortgaged properties constitutes “rent from real property”. Any such imposition of tax will reduce the net proceeds available for distribution to certificateholders and the RR interest owner. The special servicer (or, in the case of a non-serviced mortgage loan, the related non-serviced special servicer) may permit the Lower-Tier REMIC to earn “net income from foreclosure property” that is subject to tax if it determines that the net after-tax benefit to certificateholders, the RR interest owner and any related companion loan holder(s), as a collective whole, could reasonably be expected to be greater than under another method of operating or leasing the mortgaged property. See “Pooling and Servicing Agreement—Realization Upon Mortgage Loans”. In addition, if the issuing entity were to acquire one or more mortgaged properties (or, in the case of a non-serviced mortgage loan, a beneficial interest in a mortgaged property) pursuant to a foreclosure or deed-in-lieu of foreclosure, upon acquisition of those mortgaged properties (or, in the case of a non-serviced mortgage loan, a beneficial interest in a mortgaged property), the issuing entity may in certain jurisdictions, particularly in New York, be required to pay state or local transfer or excise taxes upon liquidation of such properties. Such state or local taxes may reduce net proceeds available for distribution to the certificateholders and the RR interest owner. In most circumstances, the special servicer (or in the case of a non-serviced mortgage loan, the related non-serviced special servicer) will be required to sell such mortgaged property prior to the close of the third calendar year beginning after the year of acquisition.

When foreclosing on a real estate mortgage, a REMIC is generally limited to taking only the collateral that will qualify as “foreclosure property” within the meaning of the Treasury Regulations. Foreclosure property includes only the real property (ordinarily the land and structures) securing the real estate mortgage and personal property incident to such real property.

Changes to REMIC Restrictions on Loan Modifications May Impact an Investment in the Certificates

The Internal Revenue Service (“IRS”) has issued guidance easing the tax requirements for a servicer to modify a commercial or multifamily mortgage loan held in a REMIC by interpreting the circumstances when default is “reasonably foreseeable” to include those where the servicer reasonably believes that there is a “significant risk of default” with respect to the underlying mortgage loan upon maturity of the loan or at an earlier date, and that by making such modification the risk of default is substantially reduced. Accordingly, if the master servicer or the special servicer determined that a Mortgage Loan was at significant risk of default and permitted one or more modifications otherwise consistent with the terms of the Pooling and Servicing Agreement, any such modification may impact the timing of payments and ultimate recovery on the underlying mortgage loan, and likewise on one or more classes of certificates.

The IRS has also issued Revenue Procedure 2020-26 (extended by Revenue Procedure 2021-12) easing the tax requirements for a servicer to modify certain mortgage loans held in a REMIC by permitting certain forbearances (and related modifications) for up to 6 months that are agreed to by a borrower between March 27, 2020 and September 30, 2021, and that are made under certain forbearance programs for borrowers experiencing a financial hardship due, directly or indirectly, to the COVID-19 emergency. Under the revenue procedure, these forbearances (a) are not treated as resulting in a newly issued mortgage loan for purposes of Treasury Regulations Section 1.860G-2(b)(1), (b) are not prohibited transactions under Code Section 860F(a)(2), and (c) do not result in a deemed reissuance of related REMIC regular interests. Accordingly, the special servicer may grant certain forbearances (and engage in related modifications), whether or not covered under Revenue Procedure 2020-26 and Revenue Procedure 2021-12, with respect to a Mortgage Loan in connection with the COVID-19 emergency, which may impact the timing of payments and ultimate recovery on the Mortgage Loan, and likewise on one or more classes of certificates. It is unclear whether the IRS will issue new guidance or otherwise extend the application of Revenue Procedure 2020-26 or Revenue Procedure 2021-12, with possible retroactive effect, for forbearances granted after September 30, 2021.

In addition, the IRS has issued final regulations under the Treasury Regulations that modify the tax restrictions imposed on a servicer’s ability to modify the terms of the underlying mortgage loans held by a REMIC relating to changes in the collateral, credit enhancement and recourse features. The IRS has also issued Revenue Procedure 2010-30, describing circumstances in which it will not challenge the treatment of mortgage loans as “qualified mortgages” on the grounds that the underlying mortgage loan is not “principally secured by real property,” that is, has a real property loan-to-value ratio greater than 125% following a release of liens on some or all of the real property securing such underlying mortgage loan. The general rule is that a mortgage loan must continue to be “principally secured by real property” following any such lien release, unless the lien release is pursuant to a defeasance permitted under the original loan documents and occurs more than two years after the startup day of the REMIC, all in accordance with the Treasury Regulations. Revenue Procedure 2010-30 also allows lien releases in certain “grandfathered transactions” and transactions in which the release is part of a “qualified pay-down transaction” even if the underlying mortgage loan after the transaction might not otherwise be treated as principally secured by a lien on real property. If the value of the real property securing a mortgage loan were to decline, the need to comply with the rules of Revenue Procedure 2010-30 could restrict the servicers’ actions in negotiating the terms of a workout or in allowing minor lien releases in circumstances in which, after giving effect to the release, the underlying mortgage loan would not have a real property loan-to-value ratio of 125% or less (calculated as described above). This could impact the timing of payments and ultimate recovery on a Mortgage Loan, and likewise on one or more classes of certificates.

You should consider the possible impact on your investment of any existing REMIC restrictions as well as any potential changes to the REMIC rules.

REMIC Status

If an entity intended to qualify as a REMIC fails to satisfy one or more of the Treasury Regulations of the United States Internal Revenue Code of 1986, as amended, (the “Code”) during any taxable year, the Code, provides that such entity will not be treated as a REMIC for such year and any year thereafter. In such event, the relevant entity would likely be treated as an association taxable as a corporation under the Code. If designated portions of the issuing entity are so treated, the offered certificates may be treated as stock interests in an association and not as debt instruments.

Material Federal Tax Considerations Regarding Original Issue Discount

One or more classes of offered certificates may be issued with “original issue discount” for federal income tax purposes, which generally would result in the holder recognizing taxable income in advance of the receipt of cash attributable to that income. Investors must have sufficient sources of cash to pay any federal, state or local income taxes with respect to the original issue discount. In addition, such original issue discount will be required to be accrued and included in income based on the assumption that no defaults will occur and no losses will be incurred with respect to the mortgage loans. This could lead to the inclusion of amounts in ordinary income early in the term of the certificate that later prove uncollectible, giving rise to a bad debt deduction. In the alternative, an investor may be required to treat such uncollectible amount as a capital loss under Section 166 of the Code.

General Risks

The Certificates May Not Be a Suitable Investment for You

The certificates will not be suitable investments for all investors. In particular, you should not purchase any class of certificates unless you understand and are able to bear the risk that the yield to maturity and the aggregate amount and timing of distributions on the certificates will be subject to material variability from period to period and give rise to the potential for significant loss over the life of the certificates. The interaction of the foregoing factors and their effects are impossible to predict and are likely to change from time to time. As a result, an investment in the certificates involves substantial risks and uncertainties and should be considered only by sophisticated institutional investors with substantial investment experience with similar types of securities and who have conducted appropriate due diligence on the mortgage loans, the mortgaged properties and the certificates.

Combination or “Layering” of Multiple Risks May Significantly Increase Risk of Loss

Although the various risks discussed in this prospectus are generally described separately, you should consider the potential effects of the interplay of multiple risk factors. Where more than one significant risk factor is present, the risk of loss to an investor in the certificates may be significantly increased.

The Volatile Economy, Credit Crisis and Downturn in the Real Estate Market Adversely Affected the Value of CMBS and Similar Factors May in the Future Adversely Affect the Value of CMBS

During the financial crisis of 2007-2008 and the resulting recession, the real estate and securitization markets, including the market for commercial mortgage-backed securities (“CMBS”), experienced significant dislocations, illiquidity and volatility. We cannot assure you that another dislocation in CMBS will not occur.

Any economic downturn may adversely affect the financial resources of borrowers under commercial mortgage loans and may result in their inability to make payments on, or refinance, their outstanding mortgage debt when due or to sell their mortgaged properties for an aggregate amount sufficient to pay off the outstanding debt when due. As a result, distributions of principal and interest on your certificates, and the value of your certificates, could be adversely affected.

Other Events May Affect the Value and Liquidity of Your Investment

Moreover, other types of events, domestic or international, may affect general economic conditions and financial markets:

●	Wars, revolts, terrorist attacks, armed conflicts, energy supply or price disruptions, political crises, natural disasters, civil unrest and/or protests and man-made disasters, including without limitation, the invasion of Ukraine by Russia and the economic sanctions triggered thereby, may have an adverse effect on the mortgaged properties and/or your certificates; and

●	Trading activity associated with indices of CMBS may drive spreads on those indices wider than spreads on CMBS, thereby resulting in a decrease in value of such CMBS, including your certificates, and spreads on those indices may be affected by a variety of factors, and may or may not be affected for reasons involving the commercial and multifamily real estate markets and may be affected for reasons that are unknown and cannot be discerned.

You should consider that the foregoing factors may adversely affect the performance of the mortgage loans and accordingly the performance of the offered certificates.

The Certificates Are Limited Obligations

The certificates, when issued, will only represent ownership interests in the issuing entity. The certificates will not represent an interest in or obligation of, and will not be guaranteed by, the sponsors, the depositor, or any other person. The primary assets of the issuing entity will be the mortgage loans, and distributions on any class of non-VRR certificates and the VRR interest will depend solely on the amount and timing of payments and other collections in respect of the mortgage loans, and the subsequent allocation of such amounts between the VRR interest, on one hand, and the non-VRR certificates, on the other hand, as described in “Credit Risk Retention—The VRR Interest”. We cannot assure you that the cash flow from the mortgaged properties and the proceeds of any sale or refinancing of the mortgaged properties will be sufficient to pay the principal of, and interest on, the mortgage loans or to distribute in full the amounts of interest and principal to which the certificateholders and the RR interest owner will be entitled. See “Description of the Certificates—General”.

The Certificates May Have Limited Liquidity and the Market Value of the Certificates May Decline

Your certificates will not be listed on any national securities exchange or traded on any automated quotation systems of any registered securities association, and there is currently no secondary market for your certificates. The underwriters have no obligation to make a market in the offered certificates and may discontinue any market making activities at any time without notice. In addition, the ability of the underwriters to make a market in the certificates may be impacted by changes in any regulatory requirements applicable to marketing and selling of, and issuing quotations with respect to, commercial mortgage-backed securities generally (including, without limitation, the application of Rule 15c2-11 under the Exchange Act, to the publication or submission of quotations, directly or indirectly, in any quotation medium by a broker or dealer for securities such as the certificates). We cannot assure you that an active secondary market for the certificates will develop. Additionally, one or more investors may purchase substantial portions of one or more classes of certificates. Accordingly, you may not have an active or liquid secondary market for your certificates.

The market value of the certificates will also be influenced by the supply of and demand for CMBS generally. A number of factors will affect investors’ demand for CMBS, including:

●	the availability of alternative investments that offer higher yields or are perceived as being a better credit risk than CMBS, or as having a less volatile market value or being more liquid than CMBS;

●	legal and other restrictions that prohibit a particular entity from investing in CMBS or limit the amount or types of CMBS that it may acquire or require it to maintain increased capital or reserves as a result of its investment in CMBS;

●	increased regulatory compliance burdens imposed on CMBS or securitizations generally, or on classes of securitizers, that may make securitization a less attractive financing option for commercial mortgage loans; and

●	investors’ perceptions of commercial real estate lending or CMBS, which may be adversely affected by, among other things, a decline in real estate values or an increase in defaults and foreclosures on commercial mortgage loans.

We cannot assure you that your certificates will not decline in value.

Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates

We make no representation as to the proper characterization of the offered certificates for legal investment, financial institution regulatory, financial reporting or other purposes, as to the ability of particular investors to purchase the offered certificates under applicable legal investment or other restrictions or as to the consequences of an investment in the offered certificates for such purposes or under such restrictions. Changes in federal banking and securities laws and other laws and regulations may have an adverse effect on issuers, investors or other participants in the asset-backed securities markets including the CMBS market and may have adverse effects on the liquidity, market value and regulatory characteristics of the certificates. While the general effects of such changes are uncertain, regulatory or legislative provisions applicable to certain investors may have the effect of limiting or restricting their ability to hold or acquire CMBS, which in turn may adversely affect the ability of investors in the offered certificates who are not subject to those provisions to resell their certificates in the secondary market. For example:

●	Changes in federal banking and securities laws, including those resulting from the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) enacted in the United States, may have an adverse effect on issuers, investors, or other participants in the asset-backed securities markets. In particular, capital regulations issued by the U.S. banking regulators in 2013; implement the increased capital requirements established under the Basel Accord and are being phased in over time. These capital regulations eliminate reliance on credit ratings and otherwise alter, and in most cases increase, the capital requirements imposed on depository institutions and their holding companies, including with respect to ownership of asset-backed securities such as CMBS. Further changes in capital requirements have been announced by the Basel Committee on Banking Supervision and it is uncertain when such changes will be implemented in the United States. When fully implemented in the United States, these changes may have an adverse effect with respect to investments in asset-backed securities, including CMBS. As a result of these regulations, investments in CMBS such as the certificates by financial institutions subject to bank capital regulations may result in greater capital charges to these financial institutions and these new regulations may otherwise adversely affect the treatment of CMBS for their regulatory capital purposes.

●	Regulations were adopted on December 10, 2013 to implement Section 619 of the Dodd-Frank Act (such statutory provision together with such implementing regulations, the “Volcker Rule”). The Volcker Rule generally prohibits “banking entities” (which is broadly defined to include U.S. banks and bank holding companies and many non-U.S. banking entities, together with their respective subsidiaries and other affiliates) from (i) engaging in proprietary trading, (ii) acquiring or retaining an ownership interest in or sponsoring a “covered fund” and (iii) entering into certain relationships with such funds. Subject to certain exceptions, banking entities were required to be in conformance with the Volcker Rule by July 21, 2015. Under the Volcker Rule, unless otherwise jointly determined otherwise by specified federal regulators, a “covered fund” does not include an issuer that may rely on an exclusion or exemption from the definition of “investment company” under the Investment Company Act other than the exclusions contained in Section 3(c)(1) and Section 3(c)(7) of the Investment Company Act.

The issuing entity will be relying on an exclusion or exemption under the Investment Company Act contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the issuing entity. Accordingly, the issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule. The general effects of the Volcker Rule remain uncertain. Any prospective investor in the certificates, including a U.S. or foreign bank or a subsidiary or other bank affiliate, should consult its own legal advisors regarding such matters and other effects of the Volcker Rule.

●	The Financial Accounting Standards Board has adopted changes to the accounting standards for structured products. These changes, or any future changes, may affect the accounting for entities such as the issuing entity, could under certain circumstances require an investor or its owner generally to consolidate the assets of the issuing entity in its financial statements and record third parties’ investments in the issuing entity as liabilities of that investor or owner or could otherwise adversely affect the manner in which the investor or its owner must report an investment in CMBS for financial reporting purposes.

●	For purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, no class of offered certificates will constitute “mortgage related securities”.

●	In addition, compliance with legal requirements, such as the credit risk retention regulations under the Dodd-Frank Act, could cause commercial real estate lenders to tighten their lending standards and reduce the availability of debt financing for commercial real estate borrowers. This, in turn, may adversely affect a borrower’s ability to refinance the mortgage loan or sell the related mortgaged property on the related maturity date. We cannot assure you that any borrower will be able to generate sufficient cash from the sale or refinancing of the related mortgaged property to make the balloon payment on the related mortgage loan.

Further changes in federal banking and securities laws and other laws and regulations may have an adverse effect on issuers, investors, or other participants in the asset-backed securities markets (including the CMBS market) and may have adverse effects on the liquidity, market value and regulatory characteristics of the certificates.

Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal, accounting and other advisors in determining whether, and to what extent, the offered certificates will constitute legal investments for them or are subject to investment or other restrictions, unfavorable accounting treatment, capital charges or reserve requirements. See “Legal Investment”.

In addition, this transaction is structured to comply with the Credit Risk Retention Rules as and to the extent set forth under “Credit Risk Retention”. We cannot assure you that the retaining sponsor, the other VRR interest owners and the third-party purchaser will at all times satisfy such credit risk retention requirements. At this time, it is unclear what effect a failure of the retaining sponsor or the third-party purchaser to be in compliance with the Credit Risk Retention Rules at any time will have on the certificateholders or the market value or liquidity of the certificates.

Description of the Mortgage Pool

General

The assets of the issuing entity will consist of a pool of forty-nine (49) fixed-rate mortgage loans (the “Mortgage Loans” or, collectively, the “Mortgage Pool”) with an aggregate principal balance as of the Cut-off Date of approximately $1,031,301,773 (the “Initial Pool Balance”). The “Cut-off Date” means the respective due dates for such Mortgage Loans in April 2022 (or, in the case of any Mortgage Loan that has its first due date after April 2022, the date that would have been its due date in April 2022 under the terms of such Mortgage Loan if a monthly debt service payment were scheduled to be due in that month).

Sixteen (16) Mortgage Loans (collectively, 61.9%) are each part of a larger whole loan, each of which is comprised of (i) the related Mortgage Loan and one or more loans that are pari passu in right of payment to the related Mortgage Loan (collectively referred to in this prospectus as “Pari Passu Companion Loan(s)”) and (ii) in the case of four (4) Mortgage Loans (collectively, 17.4%), one or more loans that are subordinate in right of payment to the related Mortgage Loan and the related Pari Passu Companion Loans (each referred to in this prospectus as a “Subordinate Companion Loan(s)”). The Pari Passu Companion Loans and the Subordinate Companion Loans are collectively referred to herein as the “Companion Loan(s)”, and each Mortgage Loan and the related Companion Loan(s) are collectively referred to as a “Whole Loan”. Each Companion Loan is secured by the same mortgage and the same single assignment of leases and rents securing the related Mortgage Loan. See “—The Whole Loans” below for more information regarding the rights of the holders of the related Mortgage Loans and Companion Loans.

The Mortgage Loans were selected for this transaction from mortgage loans specifically originated for securitizations of this type by the mortgage loan sellers and their respective affiliates, or originated by others and acquired by the mortgage loan sellers specifically for a securitization of this type, in either case, taking into account, among other factors, rating agency criteria and anticipated feedback from investors in the most subordinate certificates, property type and geographic location.

The mortgage loan sellers will transfer to the depositor the Mortgage Loans set forth in the following chart, and the depositor will in turn sell the Mortgage Loans to the issuing entity:

Sellers of the Mortgage Loans

Mortgage Loan Seller(1)	Number of Mortgage Loans	Number of Mortgaged Properties	Aggregate Cut-Off Date Balance of Mortgage Loans	Approx. % of Initial Pool Balance
Barclays Capital Real Estate Inc.	18	38	$417,396,822	40.5%
KeyBank National Association	10	44	222,850,000	21.6
Bank of Montreal	8	42	192,570,000	18.7
Starwood Mortgage Capital LLC	6	23	77,484,951	7.5
Societe Generale Financial Corporation	6	6	68,000,000	6.6
Bank of Montreal / Starwood Mortgage Capital LLC(2)	1	1	53,000,000	5.1
Total	49	154	$1,031,301,773	100.0%

(1)	Certain of the Mortgage Loans were co-originated by the related mortgage loan seller and another entity or were originated by another entity and transferred to the mortgage loan seller. See “Description of the Mortgage Pool—Co-Originated and Third-Party Originated Mortgage Loans”.

(2)	With respect to the Rose Castle Apartments Mortgage Loan (5.1%) Bank of Montreal is contributing notes with an outstanding principal balance of $52,500,000, and Starwood Mortgage Capital LLC is contributing a note with an outstanding principal balance of $500,000.

All of the Mortgage Loans were originated or co-originated by their respective sellers or affiliates thereof.

Each Mortgage Loan is evidenced by one or more promissory notes or similar evidence of indebtedness (each a “Mortgage Note”) and, in each case, is secured by (or, in the case of an indemnity deed of trust, backed by a guaranty that is secured by) one or more mortgages, deeds of trust or other similar security instruments (each, a “Mortgage”) creating a first lien on a fee and/or leasehold interest in one or more commercial, multifamily or manufactured housing community real properties (each, a “Mortgaged Property”). For purposes of this prospectus, a Mortgage Loan will be considered secured by a multifamily property or properties if each multifamily property consists of a single parcel or two or more contiguous or non-contiguous parcels that have an aggregate of five or more residential rental units that are collectively managed and operated.

The Mortgage Loans are generally non-recourse loans. In the event of a borrower default on a non-recourse Mortgage Loan, recourse may be had only against the specific Mortgaged Property or Mortgaged Properties and the other limited assets securing such Mortgage Loan, and not against the related borrower’s other assets. The Mortgage Loans are not insured or guaranteed by the sponsors, the mortgage loan sellers or any other person or entity unrelated to the respective borrower. You should consider all of the Mortgage Loans to be non-recourse loans as to which recourse in the case of default will be limited to the specific property and other assets, if any, pledged to secure the related Mortgage Loan.

Co-Originated and Third-Party Originated Mortgage Loans

The following Mortgage Loans were co-originated or were part of the Whole Loans that were co-originated by the related mortgage loan seller (or one of its affiliates) and another entity or were originated by another entity and transferred to the mortgage loan seller:

●	The Summit Mortgage Loan (6.3%), is part of a Whole Loan that was co-originated by Barclays Capital Real Estate Inc. and Goldman Sachs Bank USA. Such Mortgage Loan was underwritten pursuant to Barclays Capital Real Estate Inc.’s underwriting guidelines.

●	The Coleman Highline Phase IV Mortgage Loan (6.1%), is part of a Whole Loan that was co-originated by Barclays Capital Real Estate Inc. and Bank of Montreal. Such Mortgage Loan was underwritten pursuant to Barclays Capital Real Estate Inc.’s underwriting guidelines.

●	The Twin Spans Business Park and Delaware River Industrial Park Mortgage Loan (5.8%), is part of a Whole Loan that was co-originated by Barclays Capital Real Estate Inc. and Citi Real Estate Funding Inc. Such Mortgage Loan was underwritten pursuant to Barclays Capital Real Estate Inc.’s underwriting guidelines.

●	The Rose Castle Apartments Mortgage Loan (5.1%) is part of a Whole Loan that was co-originated by Starwood Mortgage Capital LLC and Bank of Montreal. Such Mortgage Loan was underwritten pursuant to Starwood Mortgage Capital LLC and Bank of Montreal’s underwriting guidelines.

●	The Moonwater Office Portfolio Mortgage Loan (3.9%), is part of a Whole Loan that was co-originated by Citi Real Estate Funding Inc. and Barclays Capital Real Estate Inc. Such Mortgage Loan was underwritten pursuant to Barclays Capital Real Estate Inc.’s underwriting guidelines.

●	The 26 Broadway Mortgage Loan (3.3%) is part of a Whole Loan that was co-originated by Bank of Montreal and Starwood Mortgage Capital LLC. Such Mortgage Loan was underwritten pursuant to Bank of Montreal’s underwriting guidelines.

●	The Bedrock Portfolio Mortgage Loan (2.5%) is part of a Whole Loan that was co-originated by Starwood Mortgage Capital LLC and JPMorgan Chase Bank, National Association. Such Mortgage Loan was underwritten pursuant to Starwood Mortgage Capital LLC and Bank of Montreal’s underwriting guidelines.

●	The 1100 & 820 First Street NE Mortgage Loan (2.0%), is part of a Whole Loan that was co-originated by Barclays Capital Real Estate Inc. and Citi Real Estate Funding Inc. Such Mortgage Loan was underwritten pursuant to Barclays Capital Real Estate Inc.’s underwriting guidelines.

●	The Meadowood Mall Mortgage Loan (1.7%), is part of a Whole Loan that was co-originated by Wells Fargo Bank, National Association, Barclays Capital Real Estate Inc., Bank of Montreal, 3650 Real Estate Investment Trust 2 LLC and 3650 Cal Bridge Reno LLC. Such Mortgage Loan was underwritten pursuant to Barclays Capital Real Estate Inc.’s underwriting guidelines, with one exception. See “—Exceptions to Underwriting Guidelines” more information.

●	The AMF Portfolio Mortgage Loan (1.0%) is part of a Whole Loan that was co-originated by Starwood Mortgage Capital LLC and Bank of Montreal. Such Mortgage Loan was underwritten pursuant to Bank of Montreal’s underwriting guidelines.

Certain Calculations and Definitions

This prospectus sets forth certain information with respect to the Mortgage Loans and the Mortgaged Properties. The sum in any column of the tables presented in Annex A-2 or Annex A-3 may not equal the indicated total due to rounding. The information in Annex A-1 with respect to the Mortgage Loans (or Whole Loans, if applicable) and the Mortgaged Properties is based upon the pool of the Mortgage Loans as it is expected to be constituted as of the close of business on April 13, 2022 (the “Closing Date”), assuming that (i) all scheduled principal and interest payments due on or before the Cut-off Date will be made and (ii) there will be no principal prepayments on or before the Closing Date. The statistics in Annex A-1, Annex A-2 and Annex A-3 were primarily derived from information provided to the depositor by each sponsor, which information may have been obtained from the borrowers.

From time to time, a particular Mortgage Loan or Whole Loan may be identified in this prospectus by name (for example, the Twin Spans Business Park and Delaware River Industrial Park Mortgage Loan or the Twin Spans Business Park and Delaware River Industrial Park Whole Loan); when that occurs, we are referring to the Mortgage Loan or Whole Loan, as the case may be, secured by the Mortgaged Property or portfolio of Mortgaged Properties identified by that name on Annex A-1 to this prospectus. From time to time, a particular Companion Loan may be identified by name (for example, the Twin Spans Business Park and Delaware River Industrial Park Companion Loan); when that occurs, we are referring to the (or, if applicable, an individual) Companion Loan secured by the Mortgaged Property or portfolio of Mortgaged Properties identified by that name on Annex A-1 to this prospectus. From time to time, a particular Mortgaged Property or portfolio of Mortgaged Properties may be identified in this prospectus by name (for example, the Twin Spans Business Park and Delaware River Industrial Park Mortgaged Property); when that occurs, we are referring to the Mortgaged Property identified by that name on Annex A-1 to this prospectus.

All percentages of the Mortgage Loans and Mortgaged Properties, or of any specified group of Mortgage Loans and Mortgaged Properties, referred to in this prospectus without further description are approximate percentages of the Initial Pool Balance by Cut-off Date Balances and/or the allocated loan amount allocated to such Mortgaged Properties as of the Cut-off Date.

All information presented in this prospectus with respect to each Mortgage Loan with one or more Pari Passu Companion Loans is calculated in a manner that reflects the aggregate indebtedness evidenced by that Mortgage Loan and the related Pari Passu Companion Loan(s), unless otherwise indicated. All information presented in this prospectus with respect to the Mortgage Loans with a related Subordinate Companion Loan is calculated without regard to any such Subordinate Companion Loan, unless otherwise indicated.

Definitions

For purposes of this prospectus, including the information presented in the Annexes, the indicated terms have the following meanings:

“ADR” means, for any hotel property, average daily rate.

“Annual Debt Service” generally means, for any Mortgage Loan, 12 times the average of the principal and interest payments for the first 12 payment periods of the Mortgage Loan following the Cut-off Date, provided that:

●	in the case of a Mortgage Loan that provides for interest-only payments through maturity or the Anticipated Repayment Date, as applicable, Annual Debt Service means the aggregate interest payments scheduled to be due on the Due Date following the Cut-off Date and the 11 Due Dates thereafter for such Mortgage Loan based on a 365-day year;

●	in the case of a Mortgage Loan that provides for an initial interest-only period and provides for scheduled amortization payments after the expiration of such interest-only period prior to the maturity date or the Anticipated Repayment Date, as applicable, Annual Debt Service means 12 times the monthly payment of principal and interest payable during the amortization period; and

●	with respect to the AMF Portfolio Mortgage Loan (1.0%),the Annual Debt Service is calculated with respect to the AMF Portfolio Whole Loan based on the sum of the 12 principal and interest payments beginning with the November 2028 payment based on the assumed principal and interest payment schedule set forth on Annex F.

Monthly debt service and the debt service coverage ratios are also calculated using the average (with respect to monthly debt service) or aggregate (with respect to the debt service coverage ratios) of the principal and interest payments for the first 12 payment periods of the Mortgage Loan following the Cut-off Date, subject to the proviso to the prior sentence. In the case of any Whole Loan, Annual Debt Service is calculated with respect to the Mortgage Loan including any related Companion Loan(s) (other than any related Subordinate Companion Loan). Annual Debt Service is calculated with regard to the related Mortgage Loan included in the issuing entity only, unless otherwise indicated.

“Appraised Value” means, for any Mortgaged Property, the appraiser’s adjusted value of such Mortgaged Property as determined by the most recent third party appraisal of the Mortgaged Property available to the related mortgage loan seller as set forth under “Appraised Value” on Annex A-1. The Appraised Value set forth on Annex A-1 is the “as-is” value unless otherwise specified in this prospectus, on Annex A-1 and/or the related footnotes. In certain cases, the appraisals state values other than “as-is” as well as the “as-is” value for the related Mortgaged Property that assume that certain events will occur with respect to the re-tenanting, construction, renovation or repairs at such Mortgaged Property or may state only an “as-is” value, that may be based on certain assumptions relating to certain reserves collected by the related lender and the timely completion of work associated with those reserves. In certain other cases, the Appraised Value includes property that does not qualify as real property. In most such cases, the related appraisals take into account the reserves that the mortgage loan seller has taken to complete such re-tenanting, construction, renovation or repairs. We make no representation that sufficient amounts have been reserved or that the appraised value would approximate either the value that would be determined in a current appraisal of the related Mortgaged Property or the amount that would be realized upon a sale. In addition, with respect to certain of the Mortgage Loans secured by a portfolio of Mortgaged Properties, the Appraised Value represents the “as-is” value, or values other than “as-is” for the portfolio of Mortgaged Properties as a collective whole, which is generally higher than the aggregate of the “as-is” or appraised values other than “as-is” of the individual Mortgaged Properties. For more information see the definition of “LTV Ratio” and the related table and discussion below. With respect to any Mortgage Loan that is a part of a Whole Loan, the Appraised Value is based on the appraised value of the related Mortgaged Property that secures the entire Whole Loan. The appraisals for certain of the Mortgage Loans were conducted prior to the market impact of the COVID-19 pandemic, and as a result, the appraised value of the Mortgaged Properties as of the Closing Date could be materially different from the Appraised Value provided herein.

“Cash Flow Analysis” means, with respect to one or more of the Mortgaged Properties securing a Mortgage Loan among the 15 largest Mortgage Loans, a summary presentation of certain adjusted historical financial information provided by the related borrower, and a calculation of the Underwritten Net

Cash Flow expressed as (a) “Effective Gross Income” minus (b) “Total Operating Expenses” and underwritten replacement reserves and (if applicable) tenant improvements and leasing commissions. For this purpose:

“Effective Gross Income” means, with respect to any Mortgaged Property, the revenue derived from the use and operation of that property, less allowances for vacancies, concessions and credit losses. The “revenue” component of such calculation was generally determined on the basis of the information described with respect to the “revenue” component described under the definition of “Underwritten Net Cash Flow” below. In general, any non-recurring revenue items and non-property related revenue are eliminated from the calculation of Effective Gross Income.

“Total Operating Expenses” means, with respect to any Mortgaged Property, all operating expenses associated with that property, including, but not limited to, utilities, administrative expenses, repairs and maintenance, management fees, advertising costs, insurance premiums, real estate taxes and (if applicable) ground rent. Such expenses were generally determined on the basis of the same information as the “expense” component described under the definition of “Underwritten Net Cash Flow” below.

To the extent available, selected historical income, expenses and net income associated with the operation of the related Mortgaged Property securing each Mortgage Loan appear in each cash flow summary contained in Annex A-3 to this prospectus. Such information is one of the sources (but not the only source) of information on which calculations of Underwritten Net Cash Flow are based. The historical information presented is derived from audited and/or unaudited financial statements provided by the borrowers. The historical information in the cash flow summaries reflects adjustments made by the mortgage loan seller to exclude certain items contained in the related financial statements that were not considered in calculating Underwritten Net Cash Flow and is presented in a different format from the financial statements to show a comparison to the Underwritten Net Cash Flow. In general, solely for purposes of the presentation of historical financial information, the amount set forth under the caption “gross income” consists of the “total revenues” set forth in the applicable financial statements (including (as and to the extent stated) rental revenues, tenant reimbursements and recovery income and, in the case of hotel properties and certain other property types, parking income, telephone income, food and beverage income, laundry income and other income), with adjustments to exclude amounts recognized on the financial statements under a straight-line method of recognizing rental income (including increases in minimum rents and rent abatements) from operating leases over their lives and items indicated as extraordinary or one-time revenue collections or considered nonrecurring in property operations. The amount set forth under the caption “expenses” in the historical financial information consists of the total expenses set forth in the applicable financial statements, with adjustments to exclude allocated parent company expenses, restructuring charges and charges associated with employee severance and termination benefits, interest expenses paid to company affiliates or unrelated third parties, charges for depreciation and amortization and items indicated as extraordinary or one-time losses or considered nonrecurring in property operations.

The selected historical information presented in the cash flow summaries is derived from audited and/or unaudited financial statements furnished by the respective borrowers which have not been verified by the depositor, any underwriters, the mortgage loan sellers or any other person. Audits or other verification of such financial statements could result in changes thereto, which could in turn result in the historical net income presented herein being overstated or understated.

The “Cut-off Date Balance” of any Mortgage Loan, will be the unpaid principal balance of that Mortgage Loan, as of the Cut-off Date for such Mortgage Loan, after application of all payments due on or before that date, whether or not received.

An “LTV Ratio” for any Mortgage Loan, as of any date of determination, is a fraction, expressed as a percentage, the numerator of which is the scheduled principal balance of the Mortgage Loan as of that date (assuming no defaults or prepayments on the Mortgage Loan prior to that date), and the denominator of which is the “as-is” Appraised Value (including “as-is” Appraised Values that reflect a portfolio premium) as determined by an appraisal of the Mortgaged Property obtained at or about the time of the origination of the related Mortgage Loan (or, in the case of each of the Mortgage Loans as set forth below, a value other than the “as-is” Appraised Value or on a portfolio basis).

With respect to the IPCC National Storage Portfolio XVI Mortgage Loan (5.5%) secured by a portfolio of Mortgaged Properties, the Appraised Value of $244,900,000 reflects a premium attributed to the value of the related Mortgaged Properties as a whole, and such Appraised Value results in a Cut-off Date LTV Ratio and LTV Ratio at Maturity of approximately 47.8% and 47.8%, respectively. The sum of the individual as-is appraised values of each of the related Mortgaged Properties is $212,410,000. The Cut-off Date LTV Ratio and LTV Ratio at Maturity based on the sum of the individual appraised values are approximately 55.1% and 55.1%, respectively.

With respect to the IPCC National Storage Portfolio XV Mortgage Loan (4.5%) secured by a portfolio of Mortgaged Properties, the Appraised Value of $183,300,000 reflects a premium attributed to the value of the related Mortgaged Properties as a whole, and such Appraised Value results in a Cut-off Date LTV Ratio and LTV Ratio at Maturity of approximately 46.9% and 46.9%, respectively. The sum of the individual as-is appraised values of each of the related Mortgaged Properties is $159,570,000. The Cut-off Date LTV Ratio and LTV Ratio at Maturity based on the sum of the individual appraised values are approximately 53.9% and 53.9%, respectively.

With respect to the Visions Hotel Portfolio III Mortgage Loan (1.5%) secured by a portfolio of Mortgaged Properties, the Appraised Value of $84,500,000 reflects a premium attributed to the value of the related Mortgaged Properties as a whole, and such Appraised Value results in a Cut-off Date LTV Ratio and LTV Ratio at Maturity of approximately 52.1% and 41.7%, respectively. The sum of the individual as-is appraised values of each of the related Mortgaged Properties is $82,000,000. The Cut-off Date LTV Ratio and LTV Ratio at Maturity based on the sum of the individual appraised values are approximately 53.7% and 43.0%, respectively.

The LTV Ratio as of the related maturity date or, if applicable, the Anticipated Repayment Date, set forth in Annex A-2 was calculated based on the principal balance of the related Mortgage Loan on the related maturity date or Anticipated Repayment Date, as the case may be, assuming all principal payments required to be made on or prior to the related maturity date or, if applicable, the Anticipated Repayment Date (in either case, not including the Maturity Date Balloon or ARD Payment) are made. In addition, because it is based on the value of a Mortgaged Property determined as of loan origination, the information set forth in this prospectus in Annex A-1 and in Annex A-2 is not necessarily a reliable measure of the related borrower’s current equity in each Mortgaged Property. In a declining real estate market, the appraised value of a Mortgaged Property could have decreased from the appraised value determined at origination and the current actual LTV Ratio of a Mortgage Loan and the LTV Ratio at maturity or Anticipated Repayment Date may be higher than its LTV Ratio at origination even after taking into account amortization since origination. See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property”.

In the case of a Mortgage Loan that is part of a Whole Loan, unless otherwise indicated, LTV Ratios with respect to such Mortgage Loan were calculated including any related Companion Loan(s) (except that, in the case of a Mortgage Loan with a Subordinate Companion Loan, LTV Ratios were calculated without regard to any related Subordinate Companion Loan).

The characteristics described above and in Annex A-2, along with certain additional characteristics of the Mortgage Loans presented on a loan-by-loan basis, are set forth in Annex A-1.

“Cut-off Date Loan-to-Value Ratio” or “Cut-off Date LTV Ratio” generally means the ratio, expressed as a percentage, of the Cut-off Date Balance of a Mortgage Loan to the Appraised Value of the related Mortgaged Property or Mortgaged Properties determined as described under “—Appraised Value” in this prospectus. See also the footnotes to Annex A-1 in this prospectus. Because the Appraised Values of the Mortgaged Properties were determined prior to origination, the information set forth in this prospectus, including the Annexes hereto, is not necessarily a reliable measure of property value or the related borrower’s current equity in each Mortgaged Property. In a declining real estate market, the appraised value of a Mortgaged Property may have decreased from the appraised value determined at origination and the current actual Cut-off Date loan-to-value ratio of a Mortgage Loan may be higher than the Cut-off Date LTV Ratio that we present in this prospectus, even after taking into account any amortization since origination. No representation is made that any Appraised Value presented in this prospectus would approximate either the value that would be determined in a current appraisal of the related Mortgaged Property or the amount that would be realized upon a sale of that property. See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property” in this prospectus. In the case of a Mortgage Loan that is part of a Whole Loan, the related Cut-off Date LTV Ratio was calculated based on the aggregate principal balance of the Mortgage Loan and the related Pari Passu Companion Loan(s) (but excluding any related Subordinate Companion Loans) as of the Cut-off Date.

“Debt Service Coverage Ratio”, “DSCR”, “Underwritten Net Cash Flow Debt Service Coverage Ratio”, “Underwritten Debt Service Coverage Ratio”, “U/W NCF DSCR” or “U/W DSCR” generally means the ratio of the Underwritten Net Cash Flow for the related Mortgaged Property or Mortgaged Properties to the Annual Debt Service as shown on Annex A-1 to this prospectus.

Underwritten Net Cash Flow Debt Service Coverage Ratios for all partial interest-only loans, if any, were calculated based on the first 12 principal and interest payments required to be made to the issuing entity during the term of the Mortgage Loan, and the Underwritten Net Cash Flow Debt Service Coverage Ratio for all interest-only loans were calculated based on the sum of the first 12 interest payments following the Cut-off Date assuming a 365-day year. With respect to the AMF Portfolio Whole Loan, the Underwritten Net Cash Flow Debt Service Coverage Ratio was calculated based upon the sum of the 12 principal and interest payments beginning with the November 2028 payment based on the assumed principal and interest payment schedule set forth on Annex F.

In the case of a Mortgage Loan that is part of a Whole Loan, such debt service coverage ratio was calculated based on the aggregate Annual Debt Service of the Pari Passu Mortgage Loan and the related Pari Passu Companion Loan(s) (but excluding any related Subordinate Companion Loans).

In general, debt service coverage ratios are used by income property lenders to measure the ratio of (a) cash currently generated by a property or expected to be generated by a property based upon executed leases that is available for debt service to (b) required debt service payments. However, debt service coverage ratios only measure the current, or recent, ability of a property to service mortgage debt. If a property does not possess a stable operating expectancy (for instance, if it is subject to material leases that are scheduled to expire during the loan term and that provide for above-market rents and/or that may be difficult to replace), a debt service coverage ratio may not be a reliable indicator of a property’s ability to service the mortgage debt over the entire remaining loan term. See the definition of “Underwritten Net Cash Flow” below.

The Underwritten Debt Service Coverage Ratios presented in this prospectus appear for illustrative purposes only and, as discussed above, are limited in their usefulness in assessing the current, or predicting the future, ability of a Mortgaged Property or Mortgaged Properties to generate sufficient cash flow to repay the related Mortgage Loan. No representation is made that the Underwritten Debt Service Coverage Ratios presented in this prospectus accurately reflect that ability.

“GLA” means gross leasable area.

“In-Place Cash Management” means, for funds directed into a lockbox, such funds are generally not made immediately available to the related borrower, but instead are forwarded to a cash management account controlled by the lender and the funds are disbursed according to the related Mortgage Loan documents with any excess remitted to the related borrower (unless an event of default under the Mortgage Loan documents or one or more specified trigger events have occurred and are outstanding) generally on a daily basis.

“Loan Per Unit” means the principal balance per unit of measure (as applicable) as of the Cut-off Date. With respect to any Mortgage Loan that is part of a Whole Loan, the Loan Per Unit is calculated with regard to both the related Pari Passu Companion Loan(s) and the related Mortgage Loan, but without regard to any related Subordinate Companion Loan, unless otherwise indicated.

“LTV Ratio at Maturity or ARD”, “LTV Ratio at Maturity or Anticipated Repayment Date” and “Balloon or ARD LTV Ratio” generally means the ratio, expressed as a percentage, of (a) the principal balance of a Mortgage Loan scheduled to be outstanding on the stated maturity date (or, in the case of an ARD Loan, scheduled to be outstanding on the Anticipated Repayment Date), assuming (among other things) no prepayments or defaults, to (b) the Appraised Value of the related Mortgaged Property or Mortgaged Properties determined as described under “—Appraised Value”. Each Mortgage Loan requires that a regular monthly debt service payment be made on the stated maturity date or Anticipated Repayment Date, as applicable, and accordingly the principal balance referenced in clause (a) of the immediately preceding sentence will be net of the principal portion, if any, of the monthly debt service payment due on such date. Because the Appraised Values of the Mortgaged Properties were determined prior to origination, the information set forth in this prospectus, including the Annexes hereto, is not necessarily a reliable measure of the related borrower’s current equity in each Mortgaged Property. In a declining real estate market, the appraised value of a Mortgaged Property may have decreased from the appraised value determined at origination and the actual loan-to-value ratio at maturity or Anticipated Repayment Date, as applicable, of a Mortgage Loan may be higher than the LTV Ratio at Maturity or ARD that we present in this prospectus. See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property” in this prospectus. In the case of each Mortgage Loan that is part of a Whole Loan, unless otherwise indicated, such loan-to-value ratio was calculated based on the aggregate principal balance that will be due at maturity (or, in the case of an ARD Loan, scheduled to be outstanding on the Anticipated Repayment Date) with respect to such Pari Passu Mortgage Loan and the related Pari Passu Companion Loan(s) but without regard to any related Subordinate Companion Loan.

“Maturity Date Balloon or ARD Payment” or “Balloon or ARD Payment” means, for any balloon Mortgage Loan or ARD Loan, the payment of principal due upon its stated maturity date or Anticipated Repayment Date. Each Mortgage Loan requires that a regular monthly debt service payment be made on the stated maturity date or Anticipated Repayment Date, as applicable, and accordingly the payment of principal referenced in the immediately preceding sentence will be net of the principal portion, if any, of the monthly debt service payment due on such date.

“Net Operating Income” generally means, for any given period, the total operating revenues derived from a Mortgaged Property during that period, minus the total operating expenses incurred in respect of that Mortgaged Property during that period other than:

●	non-cash items such as depreciation and amortization,

●	capital expenditures, and

●	debt service on the related Mortgage Loan or on any other loans that are secured by that Mortgaged Property.

“NRA” means net rentable area.

“Occupancy Rate” means (i) in the case of multifamily rental properties and manufactured housing community properties, the percentage of rental units, pads or beds, as applicable, that are rented (generally without regard to the length of the lease or rental period) as of the Occupancy As-Of Date; (ii) in the case of office, retail and industrial/warehouse properties, the percentage of the net rentable square footage rented as of the Occupancy As-Of Date (subject to, in the case of certain Mortgage Loans, one or more of the additional lease-up assumptions); (iii) in the case of hotel properties, the percentage of available rooms occupied for the trailing 12-month period ending on the Occupancy As-Of Date; and (iv) in the case of self storage facilities, either the percentage of the net rentable square footage rented or the percentage of units rented as of the Occupancy As-Of Date, depending on borrower reporting. In the case of some of the Mortgage Loans, the calculation of Occupancy Rate for one or more related properties was based on assumptions regarding occupancy, such as: the assumption that a particular tenant at the subject Mortgaged Property that has executed a lease (or, in some cases, a letter of intent to execute a lease), but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy and/or commence paying rent, as applicable, on a future date generally expected to occur within 12 months of the Cut-off Date; assumptions regarding the renewal of particular leases and/or the re-leasing of certain space at the subject Mortgaged Property; and certain additional lease-up assumptions as may be described in the footnotes to Annex A-1 to this prospectus. For information regarding the determination of the occupancy rates with respect to the 15 largest Mortgage Loans and related Mortgaged Properties, see the individual Mortgage Loan and portfolio descriptions in Annex A-3.

“Occupancy As-Of Date” means the date of determination of the Occupancy Rate of a Mortgaged Property.

“Prepayment Provisions” denotes a general summary of the provisions of a Mortgage Loan that restrict the ability of the related borrower to voluntarily prepay the Mortgage Loan. In each case, some exceptions may apply that are not described in the general summary, such as provisions that permit a voluntary partial prepayment in connection with the release of a portion of a Mortgaged Property, or require the application of tenant holdback reserves or performance escrows following failure to satisfy release conditions to a partial prepayment, in each case notwithstanding any lockout period or yield maintenance charge that may otherwise apply. In describing Prepayment Provisions, we use the following symbols with the indicated meanings:

“D(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which voluntary prepayments of principal are prohibited, but the related borrower is permitted to defease that Mortgage Loan in order to obtain a release of the related Mortgaged Property.

“L(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which voluntary prepayments of principal are prohibited and defeasance is not permitted.

“O(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which prepayments of principal are permitted without the payment of any Prepayment Premium or Yield Maintenance Charge and the lender is not entitled to require a defeasance in lieu of prepayment.

“YM(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which prepayments of principal are permitted with the payment of a Yield Maintenance Charge and the lender is not entitled to require a defeasance in lieu of prepayment.

“D or @%(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which the related borrower is permitted to defease that Mortgage Loan in order to obtain a release of the related Mortgaged Property and during which prepayments of principal are permitted with the payment of a Prepayment Premium (equal to @% of the prepaid amount).

“D or YM(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which the related borrower is permitted to defease that Mortgage Loan in order to obtain a release of the related Mortgaged Property and during which prepayments of principal are permitted with the payment of a Yield Maintenance Charge.

“D or GRTR of @% or YM(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which the related borrower is permitted to defease that Mortgage Loan in order to obtain a release of the related Mortgaged Property and during which prepayments of principal are permitted with the payment of the greater of a Yield Maintenance Charge and a Prepayment Premium (equal to @% of the prepaid amount).

“GRTR of @% or YM(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which prepayments of principal are permitted with the payment of the greater of a Yield Maintenance Charge and a Prepayment Premium (equal to @% of the prepaid amount) and the lender is not entitled to require a defeasance in lieu of prepayment.

“Remaining Term to Maturity or ARD” means, with respect to any Mortgage Loan, the number of months from the Cut-off Date to the related stated maturity date or Anticipated Repayment Date.

“RevPAR” means, with respect to any hotel property, revenue per available room.

“Square Feet”, “SF” or “Sq. Ft.” means, in the case of a Mortgaged Property operated as a retail center, office, self storage or industrial/warehouse facility, any other single-purpose property or any combination of the foregoing, the square footage of the net rentable or leasable area.

“T-12” and “TTM” each means trailing 12 months.

“Term to Maturity” means, with respect to any Mortgage Loan, the remaining term, in months, from the Cut-off Date for such Mortgage Loan to the related maturity date or, in the case of an ARD Loan, the related Anticipated Repayment Date, as applicable. Annex A-1 indicates which Mortgage Loans are ARD Loans.

“Underwritten Expenses” or “U/W Expenses” means, with respect to any Mortgage Loan or Mortgaged Property, an estimate of (a) operating expenses (such as utilities, administrative expenses, repairs and maintenance, management and franchise fees and advertising); and (b) estimated fixed expenses (such as insurance, real estate taxes and, if applicable, ground, space or air rights lease payments), as determined by the related mortgage loan seller and generally derived from historical expenses at the Mortgaged Property, the borrower’s budget or appraiser’s estimate, in some cases adjusted for significant occupancy increases and a market rate management fee and subject to certain assumptions and subjective judgments of each mortgage loan seller as described under the definition of “Underwritten Net Operating Income” below.

“Underwritten Net Cash Flow”, “Underwritten NCF”, “U/W Net Cash Flow” or “U/W NCF” means an amount based on assumptions relating to cash flow available for debt service. In general, it is the Underwritten Net Operating Income less all reserves for capital expenditures, including tenant improvement costs and leasing commissions. Underwritten Net Cash Flow generally does not reflect interest expenses, non-cash items such as depreciation and amortization and other non-reoccurring expenses.

In determining the “revenue” component of Underwritten Net Cash Flow for each Mortgaged Property, the related mortgage loan seller generally relied on a rent roll and/or other known, signed tenant leases, executed extension options, property financial statements, estimates in the related appraisal, or other indications of anticipated income (generally supported by market considerations, cash reserves or letters of credit) supplied by the related borrower and, where the actual vacancy shown thereon and, if available, the market vacancy was less than 5%, assumed a minimum 5% vacancy in determining revenue from rents (in certain cases, inclusive of rents under master leases with an affiliate of the borrower that relate to space not used or occupied by the master lease tenant, or, in the case of a hotel property, room rent, food and beverage revenues and other hotel property income), except that in the case of certain non-multifamily and non-manufactured housing community properties, space occupied by such anchor or single tenants or other large creditworthy tenants may have been disregarded (or a rate of less than 5% has been assumed) in performing the vacancy adjustment due to the length of the related leases or creditworthiness of such tenants. Where the actual or market vacancy was greater than 5%, the mortgage loan seller determined revenue from rents (in certain cases, inclusive of rents under master leases with an affiliate of the borrower that relate to space not used or occupied by the master lease tenant, or, in the case of a hotel property, room rent, food and beverage revenues and other hotel property income) by generally relying on a rent roll and/or other known, signed leases, executed lease extension options, property financial statements, estimates in the related appraisal, or other indications of anticipated income (generally supported by market considerations, cash reserves or letters of credit) supplied and generally (but not in all cases) the greatest of (a) actual current vacancy at the related Mortgaged Property or a vacancy otherwise based on performance of the related Mortgaged Property (e.g., an economic vacancy based on actual collections for a specified trailing period), (b) if available, current vacancy according to third-party-provided market information or at comparable properties in the same or similar market as the related Mortgaged Property, subject to adjustment to address special considerations (such as where market vacancy may have been ignored with respect to space covered by long-term leases or because it was deemed inapplicable by reason of, among other things, below market rents at or unique characteristics of the subject Mortgaged Property) and/or to reflect the appraiser’s conclusion of a supportable or stabilized occupancy rate, and (c) subject to the discussion above, 5%. In some cases involving a multi-property Mortgage Loan, the foregoing vacancy assumptions may be applied to the portfolio of the related Mortgaged Properties in the entirety, but may not apply to each related Mortgaged Property. In addition, for some Mortgaged Properties, the actual vacancy may reflect the average vacancy over the course of a year (or trailing 12-month period). In determining revenue for multifamily, manufactured housing community and self storage properties, the mortgage loan sellers generally reviewed rental revenue shown on the rolling one-to-twelve month (or some combination thereof) operating statements or annualized the rental revenue and reimbursement of expenses shown on rent rolls or operating statements with respect to the prior one-to-twelve-month periods. In the case of hotel properties, gross receipts were generally determined based upon the average occupancy not to exceed 80% and daily rates based on third-party-provided market information or average daily rates achieved during the prior one-to-three year annual reporting period.

In determining the “expense” component of Underwritten Net Cash Flow for each Mortgaged Property, the related mortgage loan seller generally relied on, to the extent available, historical operating statements, full-year or year-to-date financial statements, rolling 12-month operating statements, year-to-date financial statements and/or budgets supplied by the related borrower, as well as estimates in the related appraisal, except that: (i) if tax or insurance expense information more current than that reflected in the financial statements was available and verified, the newer information was generally used; (ii) property management fees were generally assumed to be 1% to 6% (depending on the property type) of effective gross revenue (or, in the case of a hotel property, gross receipts); (iii) in general, depending on the property type, assumptions were made with respect to the average amount of reserves for leasing commissions, tenant improvement expenses and capital expenditures; (iv) expenses were assumed to include annual replacement reserves; and (v) recent changes in circumstances at the Mortgaged Properties were taken into account (for example, physical changes that would be expected to reduce utilities costs). Annual replacement reserves were generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or minimum requirements by property type designated by the mortgage loan seller, and are: (a) in the case of retail, office, self storage and industrial/warehouse properties, generally not more than $0.40 per square foot of net rentable commercial area (and may be zero); (b) in the case of multifamily rental apartments, generally not more than approximately $400 per residential unit per year, depending on the condition of the property (and may be zero); (c) in the case of manufactured housing community properties, generally not more than approximately $80 per pad per year, depending on the condition of the property (and may be zero); and (d) in the case of hotel properties, generally 4% to 5%, inclusive, of gross revenues (and may be zero). In addition, in some cases, the mortgage loan seller recharacterized as capital expenditures items that are reported by borrowers as operating expenses (thus increasing the “net cash flow”).

Historical operating results may not be available for Mortgaged Properties with newly constructed improvements, Mortgaged Properties with triple-net leases, Mortgaged Properties that have recently undergone substantial renovations and newly acquired Mortgaged Properties. In such cases, items of revenue and expense used in calculating Underwritten Net Cash Flow were generally derived from rent rolls, estimates set forth in the related appraisal, leases with tenants, other third-party-provided market information or from other borrower-supplied information. We cannot assure you with respect to the accuracy of the information provided by any borrowers, or the adequacy of the procedures used by the related mortgage loan seller in determining the presented operating information.

For purposes of calculating Underwritten Net Cash Flow for Mortgage Loans where leases have been executed by one or more affiliates of the borrower, the rents under some of such leases, if applicable, have been adjusted downward to reflect market rents for similar properties if the rent actually paid under the lease was significantly higher than the market rent for similar properties.

The amounts described as revenue and expense above are often highly subjective values. In the case of some of the Mortgage Loans, the calculation of Underwritten Net Cash Flow for the related Mortgaged Properties was based on assumptions regarding projected rental income, expenses and/or occupancy, including, without limitation, one or more of the following: (i) the assumption that a particular tenant at a Mortgaged Property that has executed a lease or letter of intent, but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy and commence paying rent on a future date generally expected to occur within 12 months of the Cut-off Date; (ii) the assumption that certain rental income that is to be payable commencing on a future date under a signed lease, but where the subject tenant is in an initial rent abatement or free rent period, will be paid commencing on such future date; (iii) assumptions regarding the probability of renewal or extension of particular leases and/or the re-leasing of certain space at a Mortgaged Property and the anticipated effect on capital and re-leasing expenditures; (iv) assumptions regarding the costs and expenses, including leasing commissions and tenant improvements, associated with leasing vacant space or releasing occupied space at a future date; and (v) assumptions regarding future increases or decreases in expenses, or whether certain expenses are capital expenses or should be treated as expenses which are not recurring. In addition, in the case of some commercial properties, the underwritten revenues were adjusted upward to account for a portion or average of the additional rents provided for under any rent step-ups scheduled to occur over the terms of the executed leases. We cannot assure you that the assumptions made with respect to any Mortgage Loan will, in fact, be consistent with actual property performance. Actual annual net cash flow for a Mortgaged Property may be less than the Underwritten Net Cash Flow presented with respect to that property in this prospectus. In addition, the underwriting analysis of any particular Mortgage Loan as described herein by a particular mortgage loan seller may not conform to an analysis of the same property by other persons or entities.

See “Risk Factors—Risks Relating to the Mortgage Loans—Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions” in this prospectus. See also Annex A-1 and the footnotes thereto.

“Underwritten NCF Debt Yield” or “U/W NCF Debt Yield” generally means, with respect to any Mortgage Loan, the related Underwritten NCF divided by the Cut-off Date Balance of that Mortgage Loan. However, in the case of a Mortgage Loan that is part of a Whole Loan, unless otherwise indicated, such debt yield was calculated based on the aggregate principal balance of such Mortgage Loan and the related Pari Passu Companion Loan(s) as of the Cut-off Date (and, for the avoidance of doubt, without regard to any related Subordinate Companion Loan).

“Underwritten Net Operating Income”, “Underwritten NOI”, “U/W Net Operating Income” or “U/W NOI” means an amount based on assumptions of the cash flow available for debt service before deductions for capital expenditures, including replacement reserves, tenant improvement costs and leasing commissions. In general, Underwritten Net Operating Income is the assumed revenue derived from the use and operation of a Mortgaged Property, consisting primarily of rental income, less the sum of (a) assumed operating expenses (such as utilities, administrative expenses, repairs and maintenance, management fees and advertising) and (b) fixed expenses, such as insurance, real estate taxes and, if applicable, ground lease payments. Underwritten Net Operating Income is generally estimated in the same manner as Underwritten Net Cash Flow, except that no deduction is made for capital expenditures, including replacement reserves, tenant improvement costs and leasing commissions.

The Underwritten NOI for each Mortgaged Property is calculated on the basis of numerous assumptions and subjective judgments, which, if ultimately proven erroneous, could cause the actual operating income for such Mortgaged Property to differ materially from the Underwritten NOI set forth in this prospectus. Some assumptions and subjective judgments are related to future events, conditions and circumstances, including future expense levels and the re-leasing of occupied space, which will be affected by a variety of complex factors over which none of the issuing entity, the depositor, the sponsors, the mortgage loan sellers, the master servicer, the special servicer, the certificate administrator or the trustee has control. In some cases, the Underwritten NOI for any Mortgaged Property is higher, and may be materially higher, than the actual annual net operating income for that Mortgaged Property, based on historical operating statements. No guaranty can be given with respect to the accuracy of the information provided by any borrowers, or the adequacy of the procedures used by a mortgage loan seller in determining the relevant operating information. See “Risk Factors—Risks Relating to the Mortgage Loans—Underwritten Net Cash Flow Could Be Based on Incorrect or Flawed Assumptions”. The Mortgage Loan amount used in this prospectus for purposes of calculating the LTV Ratios, debt service coverage ratios and debt yields for each Whole Loan is the aggregate principal balance of the related Mortgage Loan and the related Pari Passu Companion Loan(s), but excludes any related Subordinate Companion Loan(s). Further, in the case of certain Mortgaged Properties identified on Annex A-1, certain tenants among the five largest tenants (based on net rentable area leased) at the respective related Mortgaged Properties or tenants, which in the aggregate constitute a significant portion of the Mortgaged Property, have executed leases (or subleases) but are not currently fully occupying the related space and/or not paying full contractual rent and/or are entitled to periodic rent abatements (which in some cases were not reserved for). In certain cases, the U/W NOI includes rent from those tenants (without deduction for abated rent) even though the related tenants are not paying full contractual rent or are paying reduced or no rent or will receive such periodic rent abatements. In certain cases the related lender has reserved funds for rent abatements and/or tenant buildouts at the related space.

The amounts representing net operating income, Underwritten NOI and U/W NCF are not a substitute for or an improvement upon net income, as determined in accordance with generally accepted accounting principles, as a measure of the results of the Mortgaged Property’s operations or a substitute for cash flows from operating activities, as determined in accordance with generally accepted accounting principles, as a measure of liquidity. We make no representation as to the future cash flow of the Mortgaged Properties, nor are the net operating income, Underwritten NOI and U/W NCF set forth in this prospectus intended to represent such future cash flow.

The U/W NCFs and U/W NOIs used as a basis for calculating the U/W NCF DSCRs presented in this prospectus, including the tables presented on Annex A-1 and Annex A-2, were derived principally from operating statements obtained from the respective borrowers (the “Operating Statements”) and appraiser’s estimates. With respect to Mortgage Loans secured by newly constructed or recently acquired Mortgaged Properties, the U/W NCFs used as a basis for calculating U/W NCF DSCRs are derived principally from rent rolls, tenant leases and the borrowers’ or appraisers’ projected expense levels. In certain cases when the information is available, U/W NCFs for newly constructed or recently acquired Mortgaged Properties are based on historical data provided by the borrower. The Operating Statements and rent rolls were not audited and in most cases were not prepared in accordance with generally accepted accounting principles. To increase the level of consistency between the Operating Statements and rent rolls, in some instances, adjustments were made to such Operating Statements. As regards expenses, these adjustments were principally for real estate tax and insurance expenses (e.g., adjusting for the payment of two years of expenses in one year), and to eliminate obvious items not related to the operation of the Mortgaged Property. However, such adjustments were subjective in nature and may not have been made in a uniform manner.

“Underwritten Net Operating Income Debt Service Coverage Ratio” or “U/W NOI DSCR” for any Mortgage Loan for any period, as presented in this prospectus, including the tables presented on Annex A-1 and Annex A-2, is the ratio of Underwritten NOI calculated for the related Mortgaged Property to the amount of total Annual Debt Service on such Mortgage Loan except that the Underwritten Net Operating Income Debt Service Coverage Ratio for all partial interest-only loans, if any, was calculated based on the first 12 principal and interest payments required to be made to the issuing entity during the term of the Mortgage Loan. However, in the case of a Mortgage Loan that is part of a Whole Loan, unless otherwise indicated, such debt service coverage ratio was calculated based on the aggregate Annual Debt Service of the related Mortgage Loan and the related Pari Passu Companion Loan(s) as of the Cut-off Date. The Underwritten Net Operating Income Debt Service Coverage Ratios for all interest-only Mortgage Loans were calculated based on the sum of the first 12 interest payments following the Cut-off Date assuming a 365-day year. With respect to the AMF Portfolio Whole Loan, the Underwritten Net Operating Income

Debt Service Coverage Ratio was calculated based upon the sum of the 12 principal and interest payments beginning with November 2028 payment based on the assumed principal and interest payment schedule set forth on Annex F.

“Underwritten NOI Debt Yield” or “U/W NOI Debt Yield” means, with respect to any Mortgage Loan, the related Underwritten NOI divided by the Cut-off Date Balance of that Mortgage Loan. In the case of a Mortgage Loan that is part of a Whole Loan, unless otherwise indicated, such debt yield was calculated based on the aggregate principal balance of such Mortgage Loan and the related Pari Passu Companion Loan(s) as of the Cut-off Date (and, for the avoidance of doubt, without regard to any related Subordinate Companion Loan).

With respect to the Statesville Mini Storage Mortgage Loan (0.9%), the Mortgage Loan has an U/W NOI Debt Yield calculated based on the related Cut-off Date Balance less a related earnout or holdback reserve. With respect to the Statesville Mini Storage Mortgage Loan, the U/W NOI Debt Yield including the related holdback reserve is 9.3%. See “—Certain Terms of the Mortgage Loans—Escrows”.

“Underwritten Revenues” or “U/W Revenues” with respect to any Mortgage Loan means the gross potential rent (in certain cases, inclusive of rents under master leases with an affiliate of the borrower that relate to space not used or occupied by the master lease tenant, or, in the case of a hotel property, room rent, food and beverage revenues and other hotel property income), subject to the assumptions and subjective judgments of each mortgage loan seller as described under the definition of “Underwritten Net Operating Income” above.

“Units”, “Rooms” or “Pads” means (a) in the case of certain Mortgaged Properties operated as multifamily housing, the number of apartments, regardless of the size of or number of rooms in such apartment, (b) in the case of a Mortgaged Property operated as a hotel property, the number of guest rooms, (c) in the case of a Mortgaged Property operated as a manufactured housing community property, the number of pads for manufactured homes, or (d) in the case of certain Mortgaged Properties operated as self storage properties, the number of self storage units.

“Weighted Average Mortgage Rate” means the weighted average of the Mortgage Rates as of the Cut-off Date.

You should review the footnotes to Annex A-1 in this prospectus for information regarding certain other loan-specific adjustments regarding the calculation of debt service coverage ratio information, loan-to-value ratio information, debt yield information and/or loan per net rentable square foot or unit with respect to certain of the Mortgage Loans.

Except as otherwise specifically stated, the Cut-off Date LTV Ratio, Underwritten Debt Service Coverage Ratio, LTV Ratio at Maturity or ARD, Underwritten NCF Debt Yield, Underwritten NOI Debt Yield and loan per net rentable square foot or unit statistics with respect to each Mortgage Loan are calculated and presented without regard to any indebtedness other than the Mortgage Loan, whether or not secured by the related Mortgaged Property, ownership interests in the related borrower or otherwise, that currently exists or that may be incurred by the related borrower or its owners in the future.

References to “weighted averages” of the Mortgage Loans or any particular sub-group of the Mortgage Loans are references to averages weighted on the basis of the Cut-off Date Balances of the subject Mortgage Loans.

If we present a debt rating for some tenants and not others in the tables, you should assume that the other tenants are not rated and/or have below-investment grade ratings. If a tenant has a rated parent or affiliate, we present the rating of that parent or affiliate, notwithstanding that the parent or affiliate may itself have no obligations under the lease. Presentation of a rating opposite a tenant should not be construed as a statement that the relevant tenant will perform or be able to perform its obligations.

The sum in any column of any of the tables in Annex A-2 to this prospectus may not equal the indicated total due to rounding.

Historical information presented in this prospectus, including information in Annexes A-1 and A-3 to this prospectus, is derived from audited and/or unaudited financial statements provided by the borrowers. In each case, the historical information is taken from the same source with respect to a Mortgage Loan and subject to the same adjustments and considerations as described above with respect to the 15 largest Mortgage Loans under the definition of “Cash Flow Analysis”.

Mortgage Pool Characteristics

Overview

Cut-off Date Mortgage Loan Characteristics

All Mortgage Loans
Initial Pool Balance(1)	$1,031,301,773
Number of Mortgage Loans	49
Number of Mortgaged Properties	154
Range of Cut-off Date Balances	$3,100,000 to $65,000,000
Average Cut-off Date Balance	$21,046,975
Range of Mortgage Rates	2.49450% to 5.53000%
Weighted average Mortgage Rate	3.85034%
Range of original terms to maturity(2)	60 months to 120 months
Weighted average original term to maturity(2)	112 months
Range of remaining terms to maturity(2)	56 months to 120 months
Weighted average remaining term to maturity(2)	110 months
Range of original amortization terms(3)	300 months to 360 months
Weighted average original amortization term(3)	356 months
Range of remaining amortization terms(3)	296 months to 360 months
Weighted average remaining amortization term(3)	356 months
Range of Cut-off Date LTV Ratios(4)(5)	24.3% to 72.5%
Weighted average Cut-off Date LTV Ratio(4)(5)	51.9%
Range of LTV Ratios at Maturity or ARD(2)(4)(5)	24.3% to 66.0%
Weighted average LTV Ratio at Maturity or ARD(2)(4)(5)	49.6%
Range of U/W NCF DSCRs(5)(6)	1.27x to 5.54x
Weighted average U/W NCF DSCR(5)(6)	2.63x
Range of U/W NOI Debt Yields(5)	7.1% to 20.0%
Weighted average U/W NOI Debt Yield(5)(7)	10.8%
Percentage of Initial Pool Balance consisting of:
Interest-only, Balloon	66.7%
Interest-only, Amortizing Balloon	16.4%
Amortizing Balloon	10.9%
Interest-only, ARD	6.1%

(1)	Subject to a permitted variance of plus or minus 5%.

(2)	With respect to one (1) Mortgage Loan with an Anticipated Repayment Date, secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Coleman Highline Phase IV (6.1%), calculated as of the related Anticipated Repayment Date.

(3)	Excludes thirty-two (32) Mortgage Loans (collectively, 72.7%) that are interest-only for the entire term or until the Anticipated Repayment Date, as applicable.

(4)	Loan-to-value ratios (such as, for example, the Cut-Off Date LTV Ratio and the LTV Ratio at Maturity or ARD) with respect to the Mortgage Loans were generally calculated using “as-is” values as described under “Description of the Mortgage Pool—Certain Calculations and Definitions” in this prospectus; provided that with respect to certain Mortgage Loans, the related loan-to-value ratios have been calculated using “as-complete”, “as-stabilized” or similar hypothetical values. In addition, with respect to certain Mortgage Loans secured by multiple Mortgaged Properties, the appraised value may be an “as-portfolio” value that assigns a premium to the value of the Mortgaged Properties as a whole, which value exceeds the sum of their individual appraised values. Such Mortgage Loans are identified under the definition of “LTV Ratio” set forth under “Description of the Mortgage Pool—Certain Calculations and Definitions” in this prospectus. For further information, see Annex A-1 to this prospectus. See also “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property” and “Description of the Mortgage Pool—Appraised Value” in this prospectus.

(5)	In the case of sixteen (16) Mortgage Loans (collectively, 61.9%), each of which has one or more pari passu companion loan(s) that are not included in the issuing entity, the DSCR, LTV Ratio and Debt Yield have been calculated including the related pari passu companion loan(s). With respect to each of the Mortgage Loans identified as The Summit Mortgage Loan, the Coleman Highline Phase IV Mortgage Loan, the 26 Broadway Mortgage Loan and the Meadowood Mall Mortgage Loan (collectively, 17.4%), the LTV Ratio and Debt Yield include any pari passu companion loan(s), as applicable, but exclude the related subordinate companion loan(s). The U/W NCF DSCR, related Cut-off Date LTV Ratio, related LTV Ratio at Maturity or ARD, and U/W NOI DY for each Whole Loan, including the related subordinate companion loan(s), are: (i) 2.56x, 58.6%, 58.6% and 7.8%, (ii) 2.64x, 65.0%, 65.0% and 6.7%, (iii) 1.34x, 62.4%, 62.4% and 7.1%, and (iv) 1.81x, 47.3%, 42.6% and 14.8%, respectively.

(6)	Debt service coverage ratios are calculated using the aggregate of the principal and interest payments for the first twelve payment periods of the Mortgage Loan following the cut-off date; provided that (i) in the case of a Mortgage Loan that provides for interest-only payments through maturity or its Anticipated Repayment Date, as applicable, such items are calculated based on the interest payments scheduled to be due on the first due date following the cut-off date and the 11 due dates thereafter for such Mortgage Loan and (ii) in the case of a Mortgage Loan that provides for an initial interest-only period that ends prior to maturity or its Anticipated Repayment Date, as applicable, and provides for scheduled amortization payments thereafter, such items are calculated based on the monthly payment of principal and interest payable for the 12 payment periods immediately following the expiration of the interest-only period. In the case of the AMF Portfolio Whole Loan, the principal and interest payments beginning with the payment in November 2028 used for calculating the Underwritten Net Cash Flow Debt Service Coverage Ratio were based on the assumed principal and interest payment schedule set forth on Annex F. For specific discussions on those particular assumptions and adjustments, see “Description of the Mortgage Pool—Certain Calculations and Definitions”, “—Mortgage Pool Characteristics—Property Types”, “—Tenant Issues—Tenant Concentrations”, “—Tenant Issues—Lease Expirations and Terminations—Other”, “—Real Estate and Other Tax Considerations” and “—Additional Information”. See also Annex A-1 and Annex A-3. Certain other similar assumptions and/or adjustments may have been made to other Mortgage Loans in the mortgage pool.

(7)	In the case of the Statesville Mini Storage Mortgage Loan (0.9%), the U/W NOI Debt Yield is based on the Cut-off Date Balance after netting out a $440,000 holdback reserve. The U/W NOI Debt Yield is based on the Cut-off Date Balance without netting out the holdback reserve is 8.6%.

The issuing entity will include three (3) Mortgage Loans (collectively, 5.4%) that represent the obligations of multiple borrowers that are liable (other than by reason of cross-collateralization provisions and/or tenancies-in-common borrower structures) on a joint and several basis for the repayment of the entire indebtedness evidenced by the Mortgage Loan.

See also “—Certain Calculations and Definitions” above for important general and specific information regarding the manner of calculation of the underwritten debt service coverage ratios and loan-to-value ratios. See also “—Certain Terms of the Mortgage Loans” below for important information relating to certain payment and other terms of the Mortgage Loans.

Property Types

The table below shows the property type concentrations of the Mortgaged Properties:

Property Type Distribution(1)

Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance(1)	Approx. % of Initial Pool Balance
Office	26	$419,971,040	40.7%
CBD	15	316,871,040	30.7
Suburban	8	75,000,000	7.3
Medical	3	28,100,000	2.7
Self Storage	44	$179,300,000	17.4%
Self Storage	44	179,300,000	17.4
Multifamily	40	$119,750,000	11.6%
Mid Rise	3	65,950,000	6.4
Garden	35	41,000,000	4.0
Low Rise	2	12,800,000	1.2
Retail	10	$105,339,341	10.2%
Anchored	4	48,192,519	4.7
Single Tenant	4	35,887,000	3.5
Regional Mall	1	17,859,822	1.7
Unanchored	1	3,400,000	0.3
Industrial	16	$93,804,332	9.1%
Warehouse / Distribution	14	60,000,000	5.8
Manufacturing	1	20,820,000	2.0
Flex	1	12,984,332	1.3
Hospitality	7	$59,979,490	5.8%
Extended Stay	3	37,384,588	3.6
Limited Service	3	18,391,681	1.8
Full Service	1	4,203,222	0.4
Manufactured Housing	2	$30,494,391	3.0%
Manufactured Housing	2	30,494,391	3.0
Mixed Use	4	$17,318,619	1.7%
Multifamily / Retail	2	8,989,219	0.9
Office / Retail	1	7,500,000	0.7
Multifamily / Office / Retail	1	829,400	0.1

Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance(1)	Approx. % of Initial Pool Balance
Other	5	$5,344,560	0.5%
Parking Garage	5	5,344,560	0.5
Total	154	$1,031,301,773	100.0%

(1)	Because this table presents information relating to Mortgaged Properties and not Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on allocated loan amounts as set forth in Annex A-1.

Office Properties

In the case of the office properties or mixed use properties with office components set forth in the above chart, we note the following:

●	With respect to the 2 Riverfront Plaza Mortgage Loan (4.8%), the related Mortgaged Property benefits from a payment-in-lieu of taxes (“PILOT”) program with the City of Newark, New Jersey. See “—Real Estate and Other Tax Considerations” for additional information.

●	The borrowers with respect to Mortgage Loans secured by office properties may face increased incidence of non-payment of rent due to the COVID-19 pandemic and may have difficulty evicting non-paying tenants due to a variety of factors including (but not limited to): government-mandated moratoriums on evictions, court closures, and local officials refusing to enforce eviction orders. We cannot assure you that other borrowers of Mortgage Loans secured by office properties will not request forbearance or modifications or otherwise fail to make timely debt service payments due to the ongoing COVID-19 pandemic. See “Risk Factors—Risks Related to Market Conditions and Other External Factors—Current Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans”.

See “Risk Factors—Risks Relating to the Mortgage Loans—Office Properties Have Special Risks” and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

Self Storage Properties

The borrowers with respect to Mortgage Loans secured by self storage properties may face increased incidence of non-payment of rent due to the COVID-19 pandemic and may have difficulty evicting non-paying tenants due to a variety of factors including (but not limited to): government-mandated moratoriums on evictions, court closures, and local officials refusing to enforce eviction orders. We cannot assure you that other borrowers of Mortgage Loans secured by self storage properties will not request forbearance or modifications or otherwise fail to make timely debt service payments due to the ongoing COVID-19 pandemic. See “Risk Factors—Risks Related to Market Conditions and Other External Factors—Current Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans”.

See “Risk Factors—Risks Relating to the Mortgage Loans—Self Storage Properties Have Special Risks” and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

Multifamily Properties

In the case of the multifamily properties or mixed use properties with multifamily components set forth in the above chart, we note the following:

●	With respect to the Rose Castle Apartments Mortgage Loan (5.1%), the related borrower has applied for, and the Mortgaged Property is expected to benefit from, a 35-year 421-a tax abatement under the New York City Department of Housing Preservation and Development 421-a tax abatement program (the “421a Tax Abatement Program” ). In connection with the expected 421-a tax abatement, the borrower will be required to reserve at least 30.0% of the units at the

Mortgaged Property for tenants earning no more than 130.0% of the area median income, subject to certain rental restrictions. See “—Real Estate and Other Tax Considerations.”

●	With respect to the Autumn Lakes Mortgage Loan (3.0%), in connection with federal low-income housing tax credits received in connection with the development of the related Mortgaged Property, the Mortgaged Property remains subject to certain restrictive covenants and a use agreement with the Virginia Housing Development Authority (collectively, the “LIHTC Restrictions”). Pursuant to the LIHTC Restrictions, all of the related multifamily units at the Mortgaged Property may only (i) be leased to households with incomes equal to or less than 60% of the area median income (the “Maximum Income Limit”) and (ii) have a maximum rent equal to or less than 30% of the Maximum Income Limit (the “Maximum Rent Limit”), in each instance through April 4, 2030 (the “LIHTC Termination Date”). In addition, for a period of three years after the LIHTC Termination Date, (i) there may be no eviction or termination of any tenancy (other than for good cause) of an existing tenant of any Low-Income Unit and (ii) the gross rent with respect to any Low-Income Unit may not be increased to an amount in excess of the then-current Maximum Rent Limit for such Low-Income Unit (collectively, the “Tail Period Restrictions”). The LIHTC Restrictions run with the land and will be binding on any successors or assigns of the borrower, provided, however, that the LIHTC Restrictions will terminate in the event of a foreclosure or deed-in-lieu of foreclosure, subject only to the Tail Period Restrictions.

●	With respect to the 64-68 Maspeth Avenue Mortgage Loan and the 65 Maspeth Avenue Mortgage Loan (collectively, 1.6%), as a condition to the enrollment of each of the related Mortgaged Properties in the 421a Tax Abatement Program, all of the multifamily units at each of the Mortgaged Properties are rent stabilized and any increases in rent are subject to New York State rent control regulations. See “—Real Estate and Other Tax Considerations” for additional information.

●	With respect to the AMF Portfolio Mortgage Loan (1.0%), crime searches conducted by the lender in connection with the origination of the Mortgage Loan revealed elevated incidents of shootings, vandalism, theft and robbery at or near four of the Mortgaged Properties in the portfolio (namely, Olivewood (0.04%), Annhurst (0.03%), Sherbrook (0.02%) and Stonehenge Apartments (0.02%; collectively 0.10%)) over the preceding 12-month period. These four Mortgaged Properties represent 10.4% by allocated loan amount of the AMF Portfolio Whole Loan.

●	With respect to the AMF Portfolio Mortgage Loan (1.0%), 90 of the 3,299 total units (representing approximately 2.7% of all units by number) are currently rented to tenants that rely on rent subsidies under the Section 8 Tenant-Based Assistance Rental Certificate Program of the U.S. Department of Housing and Urban Development.

●	With respect to the Minnesota Lake MHC Mortgage Loan (0.4%), 68 of the 161 total pads (representing approximately 42.2% of all pads by number) are currently rented to tenants that rely on rent subsidies under the Section 8 Tenant-Based Assistance Rental Certificate Program of the U.S. Department of Housing and Urban Development.

●	The borrowers with respect to Mortgage Loans secured by multifamily properties may face increased incidence of non-payment of rent due to the COVID-19 pandemic and increasing unemployment amongst tenants and may have difficulty evicting non-paying tenants due to a variety of factors, including (but not limited to): government-mandated moratoriums on evictions, court closures, and local officials refusing to enforce eviction orders. We cannot assure you that other borrowers of Mortgage Loans secured by multifamily properties will not request forbearance or modifications or otherwise fail to make timely debt service payments due to the ongoing COVID-19 pandemic. See “Risk Factors—Risks Related to Market Conditions and Other External Factors—Current Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans”.

See “Risk Factors—Risks Relating to the Mortgage Loans—Multifamily Properties Have Special Risks”. See also representation and warranty no. 7 in Annex D-1 and the exceptions thereto, if any, in Annex D-2 to this prospectus (subject to the limitations and qualifications set forth in the preamble to Annex D-1 to this prospectus).

Retail Properties

The borrowers with respect to Mortgage Loans secured by retail properties may face increased incidence of non-payment of rent due to the COVID-19 pandemic and may have difficulty evicting non-paying tenants due to a variety of factors including (but not limited to): government-mandated moratoriums on evictions, court closures, and local officials refusing to enforce eviction orders. We cannot assure you that other borrowers of Mortgage Loans secured by retail properties will not request forbearance or modifications or otherwise fail to make timely debt service payments due to the ongoing COVID-19 pandemic. See “Risk Factors—Risks Related to Market Conditions and Other External Factors—Current Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans”.

See “Risk Factors—Risks Relating to the Mortgage Loans—Retail Properties Have Special Risks” and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” in this prospectus, and “—Specialty Use Concentrations” below.

Industrial Properties

The borrowers with respect to Mortgage Loans secured by industrial properties may face increased incidence of non-payment of rent due to the COVID-19 pandemic and may have difficulty evicting non-paying tenants due to a variety of factors including (but not limited to): government-mandated moratoriums on evictions, court closures, and local officials refusing to enforce eviction orders. We cannot assure you that other borrowers of Mortgage Loans secured by industrial properties will not request forbearance or modifications or otherwise fail to make timely debt service payments due to the ongoing COVID-19 pandemic. See “Risk Factors—Risks Related to Market Conditions and Other External Factors—Current Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans”.

See “Risk Factors—Risks Relating to the Mortgage Loans—Industrial Properties Have Special Risks” and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

Hotel Properties

In the case of the hotel properties set forth in the above chart, we note the following:

●	All such hotel properties are flagged hotel properties that are affiliated with a franchise or hotel management company through a franchise or management agreement unless otherwise described below.

●	The borrowers with respect to Mortgage Loans secured by hotel properties may face decreased demand and increased operating costs. We cannot assure you that other borrowers of Mortgage Loans secured by hotel properties will not request forbearance or modifications or otherwise fail to make timely debt service payments due to the ongoing COVID-19 pandemic. See “Risk Factors—Risks Related to Market Conditions and Other External Factors—Current Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans”.

For more information regarding the 15 largest Mortgage Loans secured by hotel properties, see the individual Mortgage Loan and portfolio descriptions in Annex A-3 to this prospectus.

The following table shows the breakdown of each Mortgaged Property associated with a hotel brand through a license agreement, franchise agreement, operating agreement or management agreement.

Mortgaged Property Name	Cut-off Date Balance by Allocated Loan Amount	Approx. % of Initial Pool Balance by Allocated Loan Amount	Expiration/Termination of Related License/Franchise Agreement, Operating Agreement, Management Agreement or Membership Agreement	Maturity Date of the Related Mortgage Loan
Residence Inn Portland	$ 30,500,000	3.0%	10/13/2032	03/01/2032
HIX Bradenton	$ 13,500,000	1.3%	02/02/2037	04/06/2032
Visions Hotel Portfolio III – DoubleTree Utica	$ 4,203,222	0.4%	09/01/2032	03/06/2032
Visions Hotel Portfolio III – TownPlace Suites New Hartford	$ 3,442,294	0.3%	04/30/2037	03/06/2032
Visions Hotel Portfolio III – Home2 Suites Utica	$ 3,442,294	0.3%	11/30/2037	03/06/2032
Visions Hotel Portfolio III – Best Western Fishkill	$ 2,898,774	0.3%	08/31/2036	03/06/2032
Visions Hotel Portfolio III – Fairfield Inn Cortland	$ 1,992,907	0.2%	10/01/2040	03/06/2032

See “Risk Factors—Risks Relating to the Mortgage Loans—Hotel Properties Have Special Risks”, “—Risks Relating to Affiliation with a Franchise or Hotel Management Company” and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” in this prospectus, and “—Specialty Use Concentrations” below.

Manufactured Housing Community Properties

In the case of the manufactured housing community properties set forth in the above chart, we note the following:

●	With respect to the Kings Row MHC Mortgage Loan (2.5%), the related Mortgaged Property has a total of 336 pads, of which 22 are occupied by homes owned by an affiliate of the related borrower (the “Kings Row Owner”). The homes owned at the Kings Row Owner are not part of the collateral for the related Mortgage Loan, however income derived from the rental of all the pad sites, including those pad sites occupied by homes owned by the Kings Row Owner, was underwritten. The Kings Row Owner may not remove any affiliate-owned homes from the Mortgaged Property, other than in the ordinary course of business or with the lender’s prior approval.

●	The borrowers with respect to Mortgage Loans secured by manufactured housing properties may face increased incidence of non-payment of rent due to the COVID-19 pandemic and may have difficulty evicting non-paying tenants due to a variety of factors including (but not limited to): government-mandated moratoriums on evictions, court closures, and local officials refusing to enforce eviction orders. We cannot assure you that other borrowers of Mortgage Loans secured by manufactured housing properties will not request forbearance or modifications or otherwise fail to make timely debt service payments due to the ongoing COVID-19 pandemic. See “Risk Factors—Risks Related to Market Conditions and Other External Factors—Current Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans”.

See “Risk Factors—Risks Relating to the Mortgage Loans—Manufactured Housing Community Properties Have Special Risks” and “—Some Mortgaged Properties May Not be Readily Convertible to Alternative Uses” in this prospectus, and “—Specialty Use Concentrations” below.

Mixed Use Properties

Each such mixed use Mortgaged Property has one or more office, multifamily and retail components. The borrowers with respect to Mortgage Loans secured by mixed-use properties may face increased incidence of non-payment of rent due to the COVID-19 pandemic and may have difficulty evicting non-paying tenants due to a variety of factors including (but not limited to): government-mandated moratoriums on evictions, court closures, and local officials refusing to enforce eviction orders. We cannot assure you that borrowers of Mortgage Loans secured by mixed-use properties will not request forbearance or modifications or otherwise fail to make timely debt service payments due to the ongoing COVID-19 pandemic. See “Risk Factors—Risks Related to Market Conditions and Other External

Factors—Current Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans”.

See “Risk Factors—Risks Relating to the Mortgage Loans—Mixed Use Properties Have Special Risks”, “—Office Properties Have Special Risks”, “—Multifamily Properties Have Special Risks”, “—Industrial Properties Have Special Risks”, “—Retail Properties Have Special Risks”, “—Self Storage Properties Have Special Risks” and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”. See Annex A-1 to this prospectus and the footnotes thereto.

Parking Properties

The borrowers with respect to Mortgage Loans secured by parking properties may face increased incidence of non-payment of rent due to the COVID-19 pandemic and may have difficulty evicting non-paying tenants due to a variety of factors including (but not limited to): government-mandated moratoriums on evictions, court closures, and local officials refusing to enforce eviction orders. We cannot assure you that other borrowers of Mortgage Loans secured by parking properties will not request forbearance or modifications or otherwise fail to make timely debt service payments due to the ongoing COVID-19 pandemic. See “Risk Factors—Risks Related to Market Conditions and Other External Factors—Current Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans”.

See “Risk Factors—Risks Relating to the Mortgage Loans—Parking Properties Have Special Risks” and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”. See Annex A-1 to this prospectus and the footnotes thereto.

Specialty Use Concentrations

Certain Mortgaged Properties have one of the 5 largest tenants by net rentable area that operates its space as a specialty use that may not allow the space to be readily converted to be suitable for another type of tenant, as set forth in the following table.

Specialty Use	Number of Mortgaged Properties	Approx. % of Initial Pool Balance (by allocated loan amount)
Bank branch(1)	6	14.7%
Grocery store(2)	2	6.3%
Medical i.e., medical, dental, physical therapy or veterinary offices or clinics, outpatient facilities, research or diagnostic laboratories or health management services and/or health professional schools(3)	5	3.8%
Gym, fitness center, spa or a health club(4)	2	2.9%
Restaurant/Bakery(5)	1	0.7%

(1)	Includes the Mortgaged Properties identified on Annex A-1 to this prospectus as The Summit – 1,2, The Summit - 3, 1888 Century Park East, Bedrock Portfolio – The Qube, 7 Corporate Park and Il Palazzo.

(2)	Includes the Mortgaged Properties identified on Annex A-1 to this prospectus as Rose Castle Apartments and 5 Mile Plaza.

(3)	Includes the Mortgaged Properties identified on Annex A-1 to this prospectus as NeoGenomics Laboratories, Brush Hill Office Flex, Il Palazzo, Orange Professional Building and Murrells Inlet Station.

(4)	Includes the Mortgaged Properties identified on Annex A-1 to this prospectus as Meadowood Mall and 5 Mile Plaza.

(5)	Includes the Mortgaged Property identified on Annex A-1 to this prospectus as Il Palazzo.

In addition, the Fleet Farm Green Bay Mortgaged Property (2.4%) includes one or more tenants that operate an on-site gas station or automobile repair and servicing company.

See “Risk Factors—Risks Relating to the Mortgage Loans—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” and “—Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses”.

Mortgage Loan Concentrations

Top Fifteen Mortgage Loans

The following table shows certain information regarding the 15 largest Mortgage Loans by Cut-off Date Balance:

Loan Name	Mortgage Loan Cut-off Date Balance	Approx. % of Initial Pool Balance	Loan per Unit(1)	U/W NCF DSCR(1)	Cut-off Date LTV Ratio(1)	Property Type
The Summit	$ 65,000,000	6.3%	$360.41	4.11x	36.5%	Office
1888 Century Park East	$ 65,000,000	6.3%	$398.00	4.35x	41.8%	Office
Coleman Highline Phase IV	$ 62,600,000	6.1%	$372.38	5.54x	31.0%	Office
Twin Spans Business Park and Delaware River Industrial Park	$ 60,000,000	5.8%	$63.30	2.23x	61.5%	Industrial
IPCC National Storage Portfolio XVI	$ 57,000,000	5.5%	$103.26	2.29x	47.8%	Self Storage
Rose Castle Apartments	$ 53,000,000	5.1%	$504,807.69	1.88x	58.7%	Multifamily
2 Riverfront Plaza	$ 50,000,000	4.8%	$325.88	2.05x	60.4%	Office
IPCC National Storage Portfolio XV	$ 46,000,000	4.5%	$94.23	2.29x	46.9%	Self Storage
Moonwater Office Portfolio	$ 40,000,000	3.9%	$189.75	1.42x	59.1%	Office
26 Broadway	$ 33,900,000	3.3%	$134.57	3.43x	24.3%	Office
Autumn Lakes	$ 31,000,000	3.0%	$105,084.75	1.35x	62.9%	Multifamily
Residence Inn Portland	$ 30,500,000	3.0%	$170,391.06	4.03x	41.4%	Hospitality
Bedrock Portfolio	$ 26,000,000	2.5%	$159.58	3.30x	59.4%	Various
Kings Row MHC	$ 26,000,000	2.5%	$77,380.95	1.27x	61.2%	Manufactured Housing
Salina Meadows Office Park	$ 25,000,000	2.4%	$105.26	1.44x	60.4%	Office
Top 3 Total/Weighted Average	$192,600,000	18.7%		4.66x	36.5%
Top 5 Total/Weighted Average	$309,600,000	30.0%		3.75x	43.4%
Top 15 Total/Weighted Average	$671,000,000	65.1%		2.92x	48.9%

(1)	In the case of each of the Mortgage Loans that is part of a Whole Loan, the calculation of the Loan per Unit, U/W NCF DSCR and Cut-off Date LTV Ratio for each such Mortgage Loan is calculated based on the principal balance, debt service payment and Underwritten Net Cash Flow for the Mortgage Loan included in the issuing entity and any related Pari Passu Companion Loan(s) in the aggregate.

See “—Assessment of Property Value and Condition” below for additional information.

For more information regarding the 15 largest Mortgage Loans and/or loan concentrations and related Mortgaged Properties, see the individual Mortgage Loan and portfolio descriptions in Annex A-3. Other than with respect to the top 15 Mortgage Loans identified in the table above, each of the other Mortgage Loans represents no more than approximately 2.4% of the Initial Pool Balance.

See “Risk Factors—Risks Relating to the Mortgage Loans—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses”.

Multi-Property Mortgage Loans and Related Borrower Mortgage Loans

Certain Mortgage Loans set forth in the table below entitled “Multi-Property Mortgage Loans” are secured by two or more properties. In some cases, however, the amount of the mortgage lien encumbering a particular property or group of those properties may be less than the full amount of indebtedness under the Mortgage Loan, generally to minimize recording tax. In such instances, the mortgage amount may equal a specified percentage (generally ranging from 100% to 150%, inclusive) of the appraised value or allocated loan amount for the particular Mortgaged Property. This would limit the extent to which proceeds from that property would be available to offset declines in value of the other Mortgaged Properties securing the same Mortgage Loan.

The table below shows each individual Mortgage Loan that is secured by two or more Mortgaged Properties.

Multi-Property Mortgage Loans(1)

Mortgage Loan/Property Portfolio Names	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
The Summit	$ 65,000,000	6.3%
Twin Spans Business Park and Delaware River Industrial Park	60,000,000	5.8
IPCC National Storage Portfolio XVI	57,000,000	5.5
IPCC National Storage Portfolio XV	46,000,000	4.5
Moonwater Office Portfolio	40,000,000	3.9
Bedrock Portfolio	26,000,000	2.5
1100 & 820 First Street NE	21,000,000	2.0
Visions Hotel Portfolio III	15,979,490	1.5
NYC MFRT Portfolio	15,200,000	1.5
AMF Portfolio	10,000,000	1.0
Total	$ 356,179,490	34.5%

(1)	Total may not equal the sum of such amounts listed due to rounding.

In some cases, in addition to portfolios comprised of multiple Mortgaged Properties, an individual Mortgaged Property may be comprised of two or more parcels that may not be contiguous or may be owned by separate borrowers.

Four (4) groups of Mortgage Loans, set forth in the table below entitled “Related Borrower Loans,” are not cross-collateralized but have borrowers that are related to each other. See “Risk Factors—Risks Relating to the Mortgage Loans—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses” in addition to Annex A-1 and the related footnotes.

The following table shows each group of Mortgage Loans that are not cross-collateralized but have borrowers that are related to each other.

Related Borrower Loans(1)

Mortgage Loan	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Group 1:
IPCC National Storage Portfolio XVI	19	$57,000,000	5.5%
IPCC National Storage Portfolio XV	17	46,000,000	4.5
Total for Group 1:	36	$103,000,000	10.0%
Group 2:
Adams County Self Storage	1	$15,500,000	1.5%
Statesville Mini Storage	1	9,750,000	0.9
Brush Hill Office Flex	1	8,700,000	0.8
Total for Group 2:	3	$33,950,000	3.3%
Group 3:
64-68 Maspeth Avenue	1	$8,330,000	0.8%
65 Maspeth Avenue	1	8,200,000	0.8
484 Humboldt Street	1	4,470,000	0.4
Total for Group 3:	3	$21,000,000	2.0%
Group 4:
Il Palazzo	1	$7,500,000	0.7%
Orange Professional Building	1	3,900,000	0.4
Total for Group 4:	2	$11,400,000	1.1%

(1)	Totals may not equal the sum of such amounts listed due to rounding.

Mortgage Loans with related borrowers are identified under “Related Group” on Annex A-1. See “Risk Factors—Risks Relating to the Mortgage Loans—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses” in addition to Annex A-1 and the related footnotes.

See also representation and warranty no. 40 in Annex D-1 to this prospectus and the exceptions thereto, if any, in Annex D-2 to this prospectus (subject to the limitations and qualifications set forth in the preamble to Annex D-1 to this prospectus).

Geographic Concentrations

The table below shows the states that have concentrations of Mortgaged Properties that secure 5.0% or more of the Initial Pool Balance:

Geographic Distribution(1)

State	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Pool Balance
New York	14	$ 168,829,490	16.4%
California	7	$ 152,848,464	14.8%
Nevada	9	$ 73,608,097	7.1%
Washington	3	$ 69,641,903	6.8%
Delaware	14	$ 60,000,000	5.8%

(1)	Because this table presents information relating to Mortgaged Properties and not the Mortgage Loans, the information for any Mortgaged Property that is one of multiple Mortgaged Properties securing a particular Mortgage Loan is based on an allocated loan amount as stated in Annex A-1.

The remaining Mortgaged Properties are located throughout twenty-six (26) other states and Washington D.C., with no more than approximately 4.8% of the Initial Pool Balance by allocated loan amount secured by Mortgaged Properties located in any such jurisdiction.

In addition, with respect to the Mortgaged Properties in the Mortgage Pool, we note the following in respect of their geographic concentration:

●	Nineteen (19) Mortgaged Properties (collectively, 8.3%) are located within the state of Florida or within approximately 25 miles of the coast of the Gulf of Mexico or the Atlantic coast of Florida, Georgia, South Carolina, North Carolina, Texas, Virginia, Louisiana or Puerto Rico, and are therefore more susceptible to hurricanes. See representation and warranty nos. 17 and 25 in Annex D-1 and the exceptions thereto, if any, in Annex D-2 (subject to the limitations and qualifications set forth in the preamble in Annex D-1).

●	Eleven (11) Mortgaged Properties (collectively, 23.3%) are located in areas that are considered a high earthquake risk (seismic zones 3 or 4), and seismic reports were prepared with respect to these Mortgaged Properties, and based on those reports, no Mortgaged Property has a seismic expected loss greater than 17% (in the aggregate, with respect to Mortgaged Properties comprised of multiple structures).

Mortgaged Properties with Limited Prior Operating History

Twelve (12) of the Mortgaged Properties (collectively, 20.1%) (i) were constructed, substantially renovated, opened for business or in a lease-up period within 12 calendar months prior to the Cut-off Date and, therefore, the related Mortgaged Property has no or limited prior operating history, (ii) were acquired by the related borrower or any affiliate of such borrower within 12 calendar months prior to the Cut-off Date and such borrower or affiliate was unable to provide the related mortgage loan seller with historical financial information for such acquired Mortgaged Property or (iii) are single tenant properties subject to triple-net leases with the related tenant where the related borrower did not provide the related mortgage loan seller with historical financial information for the related Mortgaged Property.

See Annex A-3 for more information on the Mortgaged Properties with limited prior operating history relating to the largest 15 Mortgage Loans.

See “Risk Factors—Risks Relating to the Mortgage Loans—Limited Information Causes Uncertainty”.

Tenancies-in-Common or Diversified Ownership

Three (3) Mortgage Loans secured by the Mortgaged Properties identified on Annex A-1 to this prospectus as Moonwater Office Portfolio, Balch Springs Self Storage and NSC Secure II Monroe Storage (collectively, 5.4%) each have two or more borrowers that own all or a portion of the related Mortgaged Property as tenants-in-common, and the respective tenants-in-common have agreed to a waiver of their rights of partition. See “Risk Factors—Risks Relating to the Mortgage Loans—The Borrower’s Form of Entity May Cause Special Risks” and “—Tenancies-in-Common May Hinder Recovery”.

With respect to the IPCC National Storage Portfolio XVI and IPCC National Storage Portfolio XV Mortgage Loans (collectively, 10.0%), the related Mortgage Loans are structured as a Delaware statutory trust, which permit up to 1,999 members.

With respect to the Fleet Farm Green Bay Mortgage Loan (2.4%), the Mortgage Loan is structured as a Delaware statutory trust, which permits up to 499 members.

With respect to the VVF Mortgage Loan (2.0%), the related borrower is structured as a Delaware statutory trust that permits up to 499 accredited investors.

With respect to the Mini U Storage Columbia Mortgage Loan (2.0%), the related borrower is a limited partnership with 31 limited partners, one owning 25%, and no others owning more than 17%, of the related borrower in the aggregate. The general partner, which is controlled by the related borrower sponsor, controls the related borrower.

Delaware Statutory Trusts

With respect to the IPCC National Storage Portfolio XVI, the IPCC National Storage Portfolio XV, the Fleet Farm Green Bay and the VVF Mortgage Loans (collectively, 14.4%), the related borrower is a Delaware statutory trust. See “Risk Factors—Risks Relating to the Mortgage Loans—The Borrower’s Form of Entity May Cause Special Risks” and “—Risks Relating to Delaware Statutory Trusts”.

With respect to the IPCC National Storage Portfolio XVI Mortgage Loan (5.5%), if the related borrower desires to (i) convert to a different form of entity under Delaware law (an “IPCC XVI Conversion Event”) or (ii) contribute one or more of the related Mortgaged Properties to a new special purpose entity owned by the same beneficial owners as the related borrower in substantially the same proportions as immediately prior to the transfer of the related Mortgaged Properties (an “IPCC XVI Drop Down Contribution”), then the lender will not withhold or delay its consent, provided that, among other things, (i) the related lender has not undertaken any of its remedies under the related Mortgage Loan documents following an event of default, and approved the new special purpose entity’s organizational documents, and (ii) the new special purpose entity has executed an assumption agreement with the related lender, and acknowledged its obligations under the related Mortgage Loan documents. In addition, under the related Mortgage Loan documents, the lender has the right to convert the related borrower’s structure from a Delaware statutory trust to a Delaware limited liability company, if the lender notifies the borrower that the related Mortgaged Property is in jeopardy of being foreclosed upon due to default under the related Mortgage Loan documents (an “IPCC XVI Conversion Notice”). In turn, the borrower is required to effect an IPCC XVI Conversion Event or an IPCC XVI Drop Down Contribution, unless it delivers to the lender within 10 days of the receipt of the IPCC XVI Conversion Notice a tax opinion (an “IPCC XVI Conversion Opinion”) outlining that (i) the borrower is able to remedy the default situation giving rise to the jeopardy of foreclosure or (ii) that effectuating an IPCC XVI Conversion Event or IPCC XVI Drop Down Contribution, in light of the circumstances, would not reasonably improve the ability of the borrower to remedy the default situation, provided that if the borrower fails to remedy the default situation within 30 days of the lender’s receipt of the IPCC XVI Conversion Opinion, then the borrower is required to effect a IPCC XVI Conversion Event or IPCC XVI Drop Down Contribution, as applicable. The IPCC National Storage Portfolio XVI Mortgaged Property is subject to a master lease which is subordinated to the related Mortgage Loan and can be terminated upon foreclosure of the Mortgage Loan. Furthermore, the master tenant is a signatory of the deed of trust, the assignment of leases and rents and the cash management agreement. Under the master lease, the monthly rent owed by the master tenant is equal to the monthly debt service and reserve amounts under the related Mortgage Loan. The master tenant is a Delaware limited liability company structured to be bankruptcy remote and is owned by the related borrower sponsor.

With respect to the IPCC National Storage Portfolio XV Mortgage Loan (4.5%), if the related borrower desires to (i) convert to a different form of entity under Delaware law (an “IPCC XV Conversion Event”) or (ii) contribute one or more of the related Mortgaged Properties to a new special purpose entity owned by the same beneficial owners as the related borrower in substantially the same proportions as immediately prior to the transfer of the related Mortgaged Properties (an “IPCC XV Drop Down Contribution”), then the lender will not withhold or delay its consent, provided that, among other things, (i) the related lender has not undertaken any of its remedies under the related Mortgage Loan documents following an event of default, and approved the new special purpose entity’s organizational documents, and (ii) the new special purpose entity has executed an assumption agreement with the related lender, and acknowledged its obligations under the related Mortgage Loan documents. In addition, under the related Mortgage Loan documents, the lender has the right to convert the related borrower’s structure from a Delaware statutory trust to a Delaware limited liability company, if the lender notifies the borrower that the related Mortgaged Property is in jeopardy of being foreclosed upon due to default under the related Mortgage Loan documents (an “IPCC XV Conversion Notice”). In turn, the borrower is required to effect an IPCC XV Conversion Event or an IPCC XV Drop Down Contribution, unless it delivers to the lender within 10 days of the receipt of the IPCC XV Conversion Notice a tax opinion (an “IPCC XV Conversion Opinion”) outlining that (i) the borrower is able to remedy the default situation giving rise to the jeopardy of foreclosure or (ii) that effectuating an IPCC XV Conversion Event or IPCC XV Drop Down Contribution, in light of the circumstances, would not reasonably improve the ability of the borrower to remedy the default situation, provided that if the borrower fails to remedy the default situation within 30 days of the lender’s receipt of the IPCC XV Conversion Opinion, then the borrower is required to effect a IPCC XV Conversion Event or IPCC XV Drop Down Contribution, as applicable. The IPCC National Storage Portfolio XV Mortgaged Property is subject to a master lease which is subordinated to the related Mortgage Loan and can be terminated upon foreclosure of the Mortgage Loan. Furthermore, the master tenant is a signatory of the deed of trust, the assignment of leases and rents and the cash management agreement. Under the master lease, the monthly rent owed by the master tenant is equal to the monthly debt service and reserve amounts under the related Mortgage Loan. The master tenant is a Delaware limited liability company structured to be bankruptcy remote and is owned by the related borrower sponsor.

With respect to the Fleet Farm Green Bay Mortgage Loan (2.4%), the related borrower is structured as a Delaware statutory trust that permits up to 499 accredited investors. Under the related Mortgage Loan documents, if the related borrower, desires to (i) convert to a different form of entity under Delaware law (a “Fleet Farm Conversion Event”) or (ii) contribute one or more of the related Mortgaged Properties to a new special purpose entity owned by the same beneficial owners as the related borrower in substantially the same proportions as immediately prior to the transfer of the related Mortgaged Properties (a “Fleet Farm Drop Down Contribution”), then the lender will not withhold or delay its consent, provided that, among other things, (i) the related lender has not undertaken any of its remedies under the related Mortgage Loan documents following an event of default, and approved the new special purpose entity’s organizational documents, and (ii) the new special purpose entity has executed an assumption agreement with the related lender, and acknowledged its obligations under the related Mortgage Loan documents. In addition, under the related Mortgage Loan documents, the lender has the right to convert the related borrower’s structure from a Delaware statutory trust to a Delaware limited liability company, if the lender notifies the borrower that the related Mortgaged Property is in jeopardy of being foreclosed upon due to default under the related Mortgage Loan documents (an “Fleet Farm Conversion Notice”). Under the related Mortgage Loan documents, upon receipt of a Fleet Farm Conversion Notice, the borrower is required to effect a Fleet Farm Conversion Event or an Fleet Farm Drop Down Contribution,

unless it delivers to the lender within 10 days of the receipt of the Fleet Farm Conversion Notice a tax opinion (a “Fleet Farm Conversion Opinion”) outlining that (i) the borrower is able to remedy the default situation giving rise to the jeopardy of foreclosure or (ii) that effectuating an Fleet Farm Conversion Event or Fleet Farm Drop Down Contribution, in light of the circumstances, would not reasonably improve the ability of the borrower to remedy the default situation, provided that if the borrower fails to remedy the default situation within 30 days of the lender’s receipt of the Fleet Farm Conversion Opinion, then the borrower is required to effect a Fleet Farm Conversion Event or Fleet Farm Drop Down Contribution, as applicable. The Fleet Farm Green Bay Mortgaged Property is subject to a master lease which is subordinated to the related Mortgage Loan and can be terminated upon foreclosure of the Mortgage Loan. Furthermore, the master tenant is a signatory of the deed of trust, the assignment of leases and rents and the cash management agreement. Under the master lease, the monthly rent owed by the master tenant is equal to the monthly debt service and reserve amounts under the related Mortgage Loan. The master tenant is a Delaware limited liability company structured to be bankruptcy remote and is owned by the related borrower sponsor.

With respect to the VVF Mortgage Loan (2.0%), the related borrower is structured as a Delaware statutory trust that permits up to 499 accredited investors. Under the related Mortgage Loan documents, the lender possesses the right to convert the structure of the related borrower from a Delaware statutory trust to a Delaware limited liability company upon the occurrence of (i) any event that causes the signatory trustee to cease being the signatory trustee of the related borrower (unless the signatory trustee is replaced with a new signatory trustee satisfying the requirements of the Loan Agreement within ten (10) Business Days), (ii) any event causing the dissolution of the related borrower, (iii) an event of default under the related Mortgage Loan documents or (iv) the date that is ninety (90) days prior to April 6, 2032. The related Mortgaged Property is subject to a master lease between the borrower, the Delaware statutory trust, and an affiliate of the borrower which is subordinated to the related Mortgage Loan and can be terminated upon foreclosure of the Mortgage Loan. Furthermore, the master tenant is a signatory of the assignment of leases and rents and the cash management agreement. Under the master lease, the monthly rent owed by the master tenant is equal to the monthly debt service and reserve amounts under the related Mortgage Loan. The master tenant is a Delaware limited liability company structured to be bankruptcy remote and is owned by the related borrower sponsor.

Shari’ah Compliant Loan

The 2 Riverfront Plaza Mortgage Loan (4.8%) was structured as a Shari’ah compliant loan. See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to Shari’ah Compliant Loans”.

The purpose of Shari’ah compliant lending structures is to provide financing to those that follow the Islamic faith and want to comply with Shari’ah laws. Although there are many requirements under Shari’ah laws that affect lending, the rule most affecting the standard loan structure is that Shari’ah laws prohibit transaction involving the payment of interest. This is based on the Shari’ah principle that it is unacceptable, in and of itself, for money to increase in value merely by being lent to another person. To accommodate the prohibition on interest, the structure is generally set up so that, although the Shari’ah compliant party is paying the amount that the lender would expect to receive as principal and interest payments, the payments themselves are characterized as rent. This is accomplished through the use of a non-compliant party that receives a traditional loan, and leases the property to the Shari’ah compliant party using a master lease (with the Shari’ah compliant party having an option to purchase at the end of the term of the Mortgage Loan).

With respect to the 2 Riverfront Plaza Mortgage Loan (4.8%), title to the Mortgaged Property is held by the borrower, who master leases the Mortgaged Property to a master lessee, which is indirectly owned by certain investors, including the borrower sponsor. The rent payable pursuant to the master lease is intended to cover the debt service payments required under the related Mortgage Loan, as well as reserve payments and any other sums due thereunder. At origination, the lender received a fee mortgage from the borrower of its interest in the Mortgaged Property. The lender also secured a full subordination of the master lease to the mortgage loan, which permits the lender (or the borrower, at lender’s election), after an event of default, to terminate the master lease. In addition, the related master lessee entered into an assignment of leases and rents in favor of the borrower as security for the obligations under the master lease and the borrower entered into an assignment of leases and rents in favor of the lender as security for the related Mortgage Loan.

Condominium and Other Shared Interests

The NYC MFRT Portfolio Mortgage Loan (1.5%) is secured, in whole or in part, by the related borrower’s interest in one or more units in a condominium. With respect to such Mortgage Loan (other than as described below), the borrower generally controls the appointment of a majority of the members and voting of the condominium board or the condominium owners cannot take actions or cause the condominium association to take actions that would affect the borrower’s unit(s) without the borrower’s consent.

See “Risk Factors—Risks Relating to the Mortgage Loans—Condominium Ownership May Limit Use and Improvements”. See also representation and warranty no. 7 in Annex D-1 to this prospectus and the exceptions thereto, if any, in Annex D-2 to this prospectus (subject to the limitations and qualifications set forth in the preamble to Annex D-1 to this prospectus).

Fee & Leasehold Estates; Ground Leases

The table below shows the distribution of underlying interests encumbered by the mortgages related to the Mortgaged Properties:

Underlying Estate Distribution(1)

Underlying Estate	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Fee(2)	153	$1,029,155,733	99.8%
Leasehold	1	2,146,040	0.2
Total	154	$1,031,301,773	100.0%

(1)	Because this table presents information relating to Mortgaged Properties and not Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on allocated loan amounts as set forth in Annex A-1 to this prospectus.

(2)	For purposes of this prospectus, an encumbered interest will be characterized as a “fee interest” and not a leasehold interest if (i) the borrower has a fee interest in all or substantially all of the Mortgaged Property (provided that if the borrower has a leasehold interest in any portion of the Mortgaged Property, such portion is not, individually or in the aggregate, material to the use or operation of the Mortgaged Property), or (ii) the Mortgage Loan is secured by the borrower’s leasehold interest in the Mortgaged Property as well as the borrower’s (or other fee owner’s) overlapping fee interest in the related Mortgaged Property.

(3)	The related Mortgages create a first lien on a combination of fee simple estates and leasehold estates in one or more commercial properties.

With respect to the Bedrock Portfolio Mortgage Loan (2.5%), the Mortgagor’s leasehold interest in two parcels at the One Woodward Mortgaged Property are each evidenced by a ground lease. The first ground lease (the “Parcel B Ground Lease”) covers a portion of the One Woodward Mortgaged Property, including a portion of the building and patio. The second ground lease (the “Parcel C Ground Lease”) is with the City of Detroit and pertains to the sidewalk area around the building, including the ramp to the underground parking at the One Woodward Mortgaged Property. The Parcel C Ground Lease is silent with respect to (i) whether any restrictions on the identity of the mortgagee, (ii) whether the ground lease is assignable to the holder of the Mortgage Loan and its successors and assigns without the consent of the lessor thereunder, (iii) in the event it is so assigned, whether it is further assignable by the holder of the Mortgage Loan and its successors and assigns without the consent of the lessor; and (iv) whether the leasehold interest of the lessee is permitted to be encumbered by the related Mortgage Loan. Furthermore, the Parcel C Ground Lease does not require the lessor to give the lender written notice of any default. Each of the Parcel B Ground Lease and the Parcel C Ground Lease (i) are silent on whether (a) the ground lease may not be amended, modified, canceled or terminated without the prior written consent of the lender, (b) any related insurance proceeds or the portion of the condemnation award allocable to the related ground lessee’s interest will be applied either to the repair or restoration of the Mortgaged Property or to the payment of the outstanding principal balance of the Mortgage Loan, and (c) any related insurance proceeds or the portion of the condemnation award allocable to the related ground lessee’s interest will be applied first to the payment of the outstanding principal balance of the Mortgage Loan in the event of a total or substantially total taking or loss, and (ii) do not expressly provide the lender a reasonable opportunity to cure any default under the related ground lease. In addition, the Parcel C Ground Lease does not expressly provide that a new ground lease is required in connection with the termination of such ground lease for any reason.

In general, except as noted in the exceptions to representation and warranty no. 35 in Annex D-1 indicated in Annex D-2 or otherwise discussed below, and unless the related fee interest is also encumbered by the related Mortgage, each of the ground leases: (i) has a term that extends at least 20 years beyond the maturity date of the Mortgage Loan (taking into account all freely exercisable extension options); and (ii) contains customary mortgagee protection provisions, including notice and cure rights and the right to enter into a new lease with the applicable ground lessor in the event the ground lease is rejected or terminated.

Mortgage Loans secured by ground leases present certain bankruptcy and foreclosure risks not present with Mortgage Loans secured by fee simple estates. See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Related to Ground Leases and Other Leasehold Interests”, “Certain Legal Aspects of Mortgage Loans—Foreclosure” and “Certain Legal Aspects of Mortgage Loans—Foreclosure—Bankruptcy Laws”.

COVID-19 Considerations

In addition, certain of the Mortgaged Properties may experience unique challenges due to the COVID-19 pandemic.

See “Risk Factors—Risks Related to Market Conditions and Other External Factors—Current Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans”.

Environmental Considerations

An environmental report was prepared for each Mortgaged Property securing a Mortgage Loan no more than twenty-eight (28) months prior to the Cut-off Date. See Annex A-1 for the date of the environmental report for each Mortgaged Property. The environmental reports were generally prepared pursuant to the American Society for Testing and Materials standard for a “Phase I” environmental site assessment (the “ESA”). In addition to the Phase I standards, some of the environmental reports will include additional research, such as limited sampling for asbestos-containing material, lead-based paint, radon or water damage with limited areas of potential or identified mold, depending on the property use and/or age. Additionally, as needed pursuant to American Society for Testing and Materials standards, supplemental “Phase II” site investigations have been completed for some Mortgaged Properties to further evaluate certain environmental issues, including certain recognized environmental conditions (each, a “REC”). A Phase II investigation generally consists of sampling and/or testing.

See “Risk Factors—Risks Relating to the Mortgage Loans—Adverse Environmental Conditions at or Near Mortgaged Properties May Result In Losses” in this prospectus. See also representation and warranty no. 41 in Annex D-1 to this prospectus and the exceptions thereto, if any, in Annex D-2 to this prospectus (subject to the limitations and qualifications set forth in the preamble to Annex D-1 to this prospectus).

Described below is certain additional information regarding environmental issues at the Mortgaged Properties securing the Mortgage Loans:

●	With respect to the Coleman Highline Phase IV Mortgage Loan (6.1%), CBRE, Inc. prepared two environmental site assessment reports with respect to the Mortgaged Property, dated October 7, 2021 (collectively, the “Coleman Highline Environmental Assessment”). The Coleman Highline Environmental Assessment stated that the Mortgaged Property was formerly a portion of the Test Track Area of the FMC Corporation, which designed, produced, and tested military tracked vehicles under United States Department of Defense contracts. Manufacturing operations included fabrication of metal parts, electroplating, chemical conversion coating, metal finishing, welding, painting, and parts assembly. Potentially hazardous materials used on-site include solvents, oils, paints, lubricants, acids, alkalis, metals and diesel fuel. Soil and groundwater were found to be contaminated with various chlorinated solvents and hazardous metals. Over 20,000 cubic yards of volatile organic compounds (“VOCs”) and metal-contaminated soils were excavated and removed from the site, achieving soil remediation below relevant risk based levels. FMC Corporation, the prior owner, is operating a groundwater extraction and treatment system and is responsible for the completion of the groundwater remediation. Groundwater remedial activities consisted primarily of a groundwater extraction and treatment system to prevent off-site migration of chlorinated VOCs, primarily TCE. Treated groundwater is being discharged to the city storm drain under a National Pollutant Discharge Elimination System permit. Until the remediation of the contaminated groundwater is complete, the environmental consultant considered impacted groundwater to be a REC to the Mortgaged Property. A Land Use Covenant (“LUC”) to restrict sensitive use of the Mortgaged Property was issued in 2002. A Subsurface Site Investigation Report in 2019 confirmed that VOCs from the contaminated groundwater were present in soil-gas at levels above the California Department of Toxic Substances Control recommend risk-based screening levels for future commercial/industrial buildings. Redevelopment of the Mortgaged Property is currently governed under the City of San Jose Soil Management Plan and the LUC. A vapor intrusion mitigation system, designed to mitigate soil gas levels was installed and tested for the office buildings. None was required for the open-air parking garage. The environmental consultant considered remaining soil contamination to be a CREC to the Mortgaged Property.

●	With respect to the Twin Spans Business Park and Delaware River Industrial Park Mortgage Loan (5.8%), the related ESA identified as a controlled recognized environmental condition (“CREC”) for the 100 Ships Landing, 200 Anchor Mill Road, 250 Anchor Mill Road, 301 Anchor Mill Road, 350 Anchor Mill Road, 300 Anchor Mill Road, 400 Ships Landing Way, 501 Ships Landing Way, 800 Ships Landing Way and 600 Ships Landing Mortgaged Properties a certificate of completion of remedy (“COCR”) issued by the Delaware Department of Natural Resources and Environmental Control (“DNREC”) in association with impacts to soil and groundwater caused by the historic, onsite operations of Chicago Bridge & Iron (“CB&I”). These impacts were addressed through various investigations and remediations conducted during the 1990s on a larger CB&I site which encompasses portions of the Mortgaged Properties and received closure via the COCR in 1996. The COCR, amended in 2007, establishes, among other things, a groundwater management zone restricting the withdrawal of water and requiring that an off-site public water supply be used for all purposes. In addition to the COCR, the Mortgaged Properties received conditional no further action status from the Delaware DNREC on July 10, 2014 for a release of off-road diesel fuel on a portion of the Mortgaged Properties previously known as the Buttonwood Dike Oil contamination site. Any restrictions that may be associated with this conditional no further action status have been identified in the related ESA as an additional CREC for the Mortgaged Property. Given that the known impacts to the Mortgaged Properties have received closure from the governing authority, the related ESA consultant did not recommend any additional investigation, but did recommend continued adherence to any restrictions identified in the COCR and/or associated with the conditional no further action.

●	With respect to the Rose Castle Apartments Mortgaged Property (5.1%), the related ESA identified a CREC related to the historic manufacturing use of the Mortgaged Property. The related environmental consultant reported that a remedial investigation conducted in 2017 showed soil and groundwater impacted by VOCs, that remedial actions took place in 2019 and 2020, including soil excavation, removal of buried tanks and dewatering, and that the remaining groundwater impacts are being managed under a site management plan. Accordingly, the environmental consultant recommended compliance with the requirements of the site management plan until the Mortgaged Property achieves regulatory closure.

●	With respect to the IPCC National Storage Portfolio XV Mortgage Loan (4.5%), the related ESA for the 49th Street South and 8th Avenue South Mortgaged Property noted that: (i) the discovery in 2019 of concentrations of 1-methylnaphthalene and naphthalene at the related Mortgaged Property and (ii) the documented presence of 1-methylnaphthalene and 2-methylnaphthalene in excess of Florida’s groundwater and surface water cleanup levels (“GCTL Levels”) at an adjacent property that is located directly to the east of the related Mortgaged Property and upgradient based on the impacts noted (the “Open Release Site”) constituted a REC. The concentrations of 1-methylnaphthalene and naphthalene discovered at the related Mortgaged Property in 2019 were above laboratory detection limits, but were below statutory limits. However, the environmental engineer noted that a previous subsurface investigation that was conducted at the Open Release Site in 2017 found concentrations of 1-methylnaphthalene and 2-methylnaphthalene that were in excess of Florida’s acceptable GCTL Levels. The release that generated the contamination at the Open Release Site was reported in 1988 and 1991, but the Open Release Site is still listed as being in need of cleanup and regulatory discharge. The environmental engineer recommended that the Open Release Site continue to be monitored for progress and closure and that any groundwater monitoring wells at the related Mortgaged Property be abandoned upon the closure of the Open Release Site.

●	With respect to the Bedrock Portfolio Mortgage Loan (2.5%), the related ESA for The Assembly Mortgaged Property identified impacts associated with heavy metals and volatile organic compounds in the soil in connection with the related Mortgaged Property’s prior industrial use. The related ESA concluded that the impacts identified, including a potential vapor encroachment condition at the related Mortgaged Property’s mixed-use building, represent a continued REC at the related Mortgaged Property. The environmental consultant recommended a subslab vapor investigation to determine the presence of a receptor pathway into the mixed-use building. The borrower was required at loan origination to reserve $250,000 in connection with the REC.

●	With respect to the Fleet Farm Green Bay Mortgage Loan (2.4%), the related ESA determined that (i) all nine USTs located at the related Mortgaged Property have reached the end of their expected useful life and (ii) the continued presence of these USTs at the related Mortgaged Property constitutes a REC. The related ESA also noted that Wisconsin state records indicated that a hydrocarbon release occurred at the related Mortgaged Property in 1996. This release was remediated through the removal of 277 tons of soil and the installation of multiple groundwater monitoring wells. In 1999, the Wisconsin Department of Natural Resources (“WDNR”) issued a conditional regulatory closure letter that required continued groundwater use restrictions. Based on the remediation efforts and the WDNR closure letter, the environmental engineer determined that this hydrocarbon release could be categorized as a CREC. The environmental engineer noted in the related ESA that under the related lease, the sole tenant, Fleet Farms Group, LLC (“Fleet Farm”), has indemnified the related borrower for all environmental liabilities associated with the USTs. Due to the presence of these indemnification provisions in Fleet Farm’s lease, the environmental engineer recommended no further action at the related Mortgaged Property.

●	With respect to the Adams County Self Storage Mortgage Loan (1.5%), the related ESA identified a REC in connection with the former use of the Mortgaged Property as a landfill for construction materials. The county required methane systems to be installed for the two new enclosed storage buildings that were constructed in 2004 and 2013. The related ESA identified methane systems for the storage buildings and three former vents located near the leasing office area. There are no use restrictions associated with the Mortgaged Property and no elevated levels of toxins or chemicals. The landfill activities represent a REC in connection with the Mortgaged Property. The related ESA recommended that an indoor investigation be completed within all buildings on the Mortgaged Property to evaluate the presence or absence of methane and to ensure that methane is not present above the applicable assessment level. Such investigation was completed during the landfill gas assessment and a landfill gas assessment report was completed in connection with the related ESA, which concluded that no methane or hydrogen sulfide was detected. The landfill gas assessment report concluded that the methane systems appeared to be in satisfactory condition with all fans operational, except for one fan. The landfill gas assessment report recommended that the inoperable fan be replaced at an approximate range of costs of $500 to $750. The landfill gas assessment report recommended an O&M plan given the need to maintain electric exhaust fans.

Mortgaged Properties Subject to Local Law 97

With respect to each of the Rose Castle Apartments, the 26 Broadway and the NYC MFRT Portfolio Mortgage Loans (collectively, 9.9%), the related Mortgaged Property is located in New York City and is subject to Local Law 97. See “Risk Factors—Risks Relating to the Mortgage Loans—Energy Efficiency and Greenhouse Gas Emission Standards Set By New York City’s Local Law 97 May Adversely Affect Future Net Operating Income at Mortgaged Real Properties Located in New York City”.

Redevelopment, Renovation and Expansion

Certain of the Mortgaged Properties are properties which are currently undergoing or are expected to undergo material redevelopment, renovation or expansion, including with respect to hotel properties, executing property improvement plans (“PIPs”) required by the franchisors. Below are descriptions of certain of such Mortgaged Properties related to the 15 largest Mortgage Loans with PIP amounts exceeding 10% of the related Cut-off Date Balance.

●	With respect to the 1100 & 820 First Street NE Mortgage Loan (2.0%), the borrower sponsor plans to complete substantial renovations at the 820 First Street NE Mortgaged Property in early 2022. As part of Turner Broadcasting System’s lease renewal, the borrower sponsor is required to complete several upgrades including the renovation of the lobby, elevators and HVAC. The elevator upgrades are already underway and are approximately 95% complete. At the origination of the Mortgage Loan, the borrower reserved $5,714,955 into a reserve account in connection with such renovations. The amount reserved at the origination of the Mortgage Loan represented the total remaining cost to complete such renovations.

We cannot assure you that any of these redevelopments, renovations or expansions will be completed, that any amounts reserved in connection therewith will be sufficient to complete any such redevelopment, renovation or expansion or that the failure to do so will not have a material adverse impact on the related Mortgaged Properties. Additionally, other Mortgaged Properties may, and likely do, have property improvement or renovation plans in various stages of completion or planning.

Certain risks related to redevelopment, renovation and expansion at a Mortgaged Property are described in “Risk Factors—Risks Relating to the Mortgage Loans—Risks Related to Redevelopment, Expansion and Renovation at Mortgaged Properties”.

Assessment of Property Value and Condition

In connection with the origination or acquisition of each Mortgage Loan or otherwise in connection with this offering, an appraisal was conducted in respect of the related Mortgaged Property by an independent appraiser that was state certified and/or a member of the Appraisal Institute or an update of an existing appraisal was obtained. In each case, the appraisal complied, or the appraiser certified that it complied, with the real estate appraisal regulations issued jointly by the federal bank regulatory agencies under the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended. In general, those appraisals represent the analysis and opinion of the person performing the appraisal and are not guarantees of, and may not be indicative of, present or future value. We cannot assure you that another person would not have arrived at a different valuation, even if such person used the same general approach to and same method of valuing the property or that different valuations would not have been reached separately by the mortgage loan sellers based on their internal review of such appraisals. The appraisals obtained as described above sought to establish the amount a typically motivated buyer would pay a typically motivated seller. Such amount could be significantly higher than the amount obtained from the sale of a Mortgaged Property under a distress or liquidation sale.

In addition, in general, a licensed engineer, architect or consultant inspected the related Mortgaged Property, in connection with the origination or acquisition of each of the Mortgage Loans or otherwise in connection with this offering, to assess the condition of the structure, exterior walls, roofing, interior structure and mechanical and electrical systems. Engineering reports by licensed engineers, architects or consultants generally were prepared, except for newly constructed properties, certain manufactured housing community properties and properties for which the borrower’s interest consists of a fee interest solely on the land and not any improvements, for the Mortgaged Properties in connection with the origination of the related Mortgage Loan or in connection with this offering. None of these engineering reports are more than eight (8) months old as of the Cut-off Date. In certain cases where material deficiencies were noted in such reports, the related borrower was required to establish reserves for replacement or repair or remediate the deficiency.

Litigation and Other Considerations

There may be material pending or threatened legal proceedings against, or other past or present material criminal or material adverse regulatory circumstances experienced by, the borrowers, their sponsors and managers of the Mortgaged Properties and their respective affiliates. In addition, the Mortgaged Properties may be subject to ongoing litigation. For example:

●	With respect to the Rose Castle Apartments Mortgage Loan (5.1%), the related borrower sponsor and the borrower, among others, are defendants in a lawsuit seeking to enforce a settlement agreement that was filed on April 30, 2021. The settlement agreement contemplated that, upon fulfilling certain obligations, the plaintiff and defendants would receive title to certain parcels and entities owned by each of the parties, and the parties would then split the costs of maintaining and developing the properties. The plaintiff filed a notice of pendency as to the Mortgaged Property and another parcel unrelated to the Mortgaged Property. The plaintiff requested that title to the unrelated parcel be assigned to him, and that he be admitted as a member of the entity that previously owned the Mortgaged Property. The borrower’s motion to cancel the notice of pendency was granted, and the court dismissed the lawsuit as against various defendants, including the borrower. The plaintiff has filed an appeal and the defendants’ motion to dismiss the appeal is pending.

●	With respect to the Rose Castle Apartments Mortgage Loan (5.1%), the related borrower sponsor is a defendant in a lawsuit in connection with a borrower sponsor-affiliate’s lease of a property unrelated to the Mortgaged Property. The plaintiff, as lessor, alleged that the borrower sponsor-affiliate, as lessee, failed to make rent payments, failed to provide the plaintiff with financial information concerning the related hotel’s cash flows and operations, and refused to cooperate in turning over and vacating the premises. In addition, the plaintiff alleges that the borrower sponsor caused the lessee to pay substantial management fees to various management companies, at least one of which is owned and/or controlled by the borrower sponsor. The plaintiff alleges damages of at least $165,000,000, plus interest. As of March 2022, the parties are in preliminary settlement discussions.

●	With respect to the Rose Castle Apartments Mortgage Loan (5.1%), the related borrower is a defendant in four pending lawsuits filed between 2020 and 2022 related to injuries allegedly incurred in connection with the construction of the Mortgaged Property. According to borrower’s counsel, the total anticipated liability in connection with three of the claims is estimated to be approximately $975,000, plus potential lost earnings, and the amount in controversy with respect to the May 2021 claim near the primary policy limit.

●	With respect to the 26 Broadway Mortgage Loan (3.3%), Meyer Chetrit, a sponsor and non-recourse guarantor, is currently a defendant in a commercial lawsuit filed by SHEDDF3 VNB, LLC (the “Lender Plaintiff”), on February 4, 2021 and amended on July 21, 2021, in the Circuit Court of the Eleventh Judicial District in Miami-Dade County, Florida. The litigation relates to a loan, secured by a hotel property in Miami Beach Florida, in respect of which the sponsor was a guarantor. The prior loan was the subject of maturity extensions by the original lender following damage to the property from Hurricane Irma. The current holder of the loan acquired the mortgage loan and declared a default under the terms of the loan and allegedly refused a par payoff while charging back-dated default interest related to an insurance payment received by the sponsor as a result of the hurricane damage. The amended complaint alleges, and the sponsor contests, that the defendants breached the loan agreement. The Lender Plaintiff seeks compensatory damages of $41,793,695 plus interest, default interest of approximately $20,000,000, attorney’s fees, and costs. The defendants answered the amended complaint on December 31, 2021, and filed a counterclaim alleging that the Lender Plaintiff’s suit is an abuse of the legal process. The case is currently in discovery.

●	With respect to the Adams County Self Storage Mortgage Loan, the Statesville Mini Storage Mortgage Loan and the Brush Hill Office Flex Mortgage Loan (collectively, 3.3%), two of the guarantors, Larry Kaplan and George Thacker, as well as certain companies partially owned by Mr. Kaplan and Mr. Thacker are named as defendants in ongoing litigation. The litigation was commenced in 2018 by a former partner of Mr. Kaplan and Mr. Thacker. The plaintiff alleges that the plaintiff was wrongfully terminated from the management of the companies and as a result, was suspended distributions of any income generated by the companies. In addition, the plaintiff claims that the defendants paid themselves millions of dollars in unjustified and unearned compensation, used the company’s assets for personal profit and diverted business opportunities and improperly diluted plaintiff’s interest. The plaintiff sought various damages awards ranging between $1.2 million and $68 million for the plaintiff’s claims. In October 2020, the claims against Mr. Kaplan and Mr. Thacker, in their individual capacities, were dismissed; however, the plaintiff has appealed the dismissal of those claims. The claims asserted against the companies partially owned by Mr. Kaplan and Mr. Thacker are still pending and the plaintiff is seeking $15.2 million in total for such open claims.

●	With respect to the Mini U Storage Columbia Mortgage Loan (2.0%), the related sponsor, along with other parties, is a defendant in a lawsuit alleging that the plaintiff, Robert Brine, was fraudulently induced to purchase a $360,000 membership interest in a fund due to misrepresentations and omissions in the related offering documents. On June 17, 2021, all defendants, including the sponsor, moved to dismiss the plaintiff’s complaint. This motion to dismiss was granted, but the motion also granted the related plaintiff leave to amend his complaint. On October 25, 2021, the plaintiff filed a second complaint and the defendants again moved to dismiss it. On February 2, 2022, the judge heard oral arguments related to the motion and asked all parties to submit additional briefs addressing certain aspects of the case.

●	With respect to the AMF Portfolio Mortgage Loan (1.0%), the Arbor Realty Sr, Inc. (“Arbor”), the sponsor and non-recourse carveout guarantor, is a defendant in a commercial lawsuit filed on August 19, 2021 and amended on December 23, 2021 in the Supreme Court of New York, Nassau County, by a group of plaintiffs (collectively, “Tzadik ”). The complaint, which arises from Tzadik’s and Arbor’s business relationship, alleges tortious interference with economic advantage, promissory estoppel, libel and slander per se, negligent misrepresentation and breach of the covenant of good faith and fair dealing. Tzadik seeks $160.5 million in compensatory damages, and seeks prejudgment interest and punitive damages. The plaintiffs claim, which Arbor contests, is that, among other things, Arbor failed to offer Tzadik suitable refinancing terms, interfered with Tzadik’s ability to refinance its debt with other lenders, declined to waive certain closing costs when Tzadik acquired an Arbor entity, and refused to permit Tzadik to assume one of its loans. Arbor moved to dismiss the amended complaint on February 22, 2022, for failing to state a claim on which relief may be granted.

See “Risk Factors—Risks Relating to the Mortgage Loans—Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions”. See also “—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” below and representation and warranty no. 14 in Annex D-1 and the exceptions thereto, if any, in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings

●	Twenty-two (22) of the Mortgage Loans (collectively, 47.4%) were originated in connection with borrower’s refinancing of a previous mortgage loan.

●	Twenty-three (23) of the Mortgage Loans (collectively, 37.9%) were originated in connection with the borrower’s acquisition of related Mortgaged Property.

●	Four (4) of the Mortgage Loans (collectively, 14.7%) were originated in connection with the borrower’s recapitalization of the related Mortgaged Property.

Certain of the borrowers, principals of the borrowers and other entities under the control of such principals or single tenants at the related Mortgaged Properties or in certain cases a Mortgaged Property that secures a Mortgage Loan are, or previously have been, parties to bankruptcy proceedings, foreclosure proceedings, deed-in-lieu of foreclosure transactions and/or mortgage loan workouts resulting from mortgage loan defaults, which in some cases involved a Mortgaged Property that secures a Mortgage Loan to be included in the issuing entity. For example:

●	With respect to the IPCC National Storage Portfolio XVI, the IPCC National Storage Portfolio XV, the 26 Broadway, the Fleet Farm Green Bay, the 1100 & 820 First Street NE, the Meadowood Mall, the Il Palazzo, the Orange Professional Building and the New Highland Self Storage Mortgage Loans (collectively, 21.1%), (a) within the last 10 years, related borrowers, sponsors and/or key principals (or affiliates thereof) have previously (i) sponsored, been a key principal with respect to, or been a payment or non-recourse carveout guarantor on mortgage loans secured by, real estate projects (including in some such cases, the particular Mortgaged Property or Mortgaged Properties referenced above in this sentence) that became the subject of foreclosure proceedings or a deed-in-lieu of foreclosure or bankruptcy proceedings or directly or indirectly secured a real estate loan or a real estate related mezzanine loan that was the subject of a discounted payoff, sale at a loss or modification, or (ii) been the subject of personal bankruptcy proceedings, (b) the related Mortgage Loan refinanced a prior loan secured by, or a mezzanine loan secured by interests in the owner of, the Mortgaged Property which prior loan was the subject of a maturity default, a maturity extension or a discounted payoff, short sale or other restructuring, (c) within the last 10 years, the Mortgaged Property was acquired by the related borrower or an affiliate thereof or a seller thereto from a foreclosing lender or through foreclosure or a deed-in-lieu of foreclosure, as part of an REO transaction, at a foreclosure sale or out of receivership, or (d) the Mortgaged Property has been or currently is involved in a borrower or principal bankruptcy.

In particular, with respect to the 15 largest Mortgage Loans, we note the following:

●	With respect to the IPCC National Storage Portfolio XVI Mortgage Loan and the IPCC National Storage Portfolio XV Mortgage Loan (collectively, 10.0%), between 2010 and 2021, the related borrower sponsor has sponsored loans that have resulted in seven previous foreclosures, two previous deeds-in-lieu of foreclosure, one active foreclosure and one property in special servicing, all unrelated to the Mortgaged Properties.

●	With respect to the 26 Broadway Mortgage Loan (3.3%), one or more of the related borrower sponsors have sponsored loans, unrelated to the Mortgaged Property, that have experienced defaults and been the subject of lender enforcement proceedings. See “—Litigation and Other Considerations” above.

Certain risks relating to bankruptcy proceedings are described in “Risk Factors—Risks Relating to the Mortgage Loans—A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans” and “—Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions” and “Certain Legal Aspects of Mortgage Loans—Foreclosure—Bankruptcy Laws”. See also representation and warranty no. 39 and no. 40 in Annex D-1 to this prospectus and the exceptions thereto, if any, in Annex D-2 to this prospectus (subject to the limitations and qualifications set forth in the preamble to Annex D-1 to this prospectus).

Tenant Issues

Tenant Concentrations

The Mortgaged Properties have tenant concentrations as set forth below:

●	Ten (10) of the Mortgaged Properties (collectively, 10.7%) have a tenant that leases over 50% (by net rentable area) of the Mortgaged Property.

●	Eight (8) of the Mortgaged Properties (collectively, 17.9%) are each leased to a single tenant (excluding any that are part of a portfolio with Mortgaged Properties leased to two or more tenants in the aggregate). See Annex A-1 to this prospectus.

See “—Lease Expirations and Terminations” below, and “Risk Factors—Risks Relating to the Mortgage Loans—Risks of Commercial and Multifamily Lending Generally”, “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—A Tenant Concentration May Result in Increased Losses” and “—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses” in this prospectus.

Lease Expirations and Terminations

Expirations

Certain of the Mortgaged Properties are subject to tenant leases that expire before the maturity date of the related Mortgage Loan. For tenant lease expiration information in the form of a lease rollover chart relating to each of the top 15 Mortgage Loans, see the related summaries attached as Annex A-3 to this prospectus. In addition, see Annex A-1 to this prospectus for tenant lease expiration dates for the 5 largest tenants (based on net rentable area leased) at each retail, office, mixed use and industrial Mortgaged Property. Whether or not any of the 5 largest tenants at a particular Mortgaged Property have leases that expire before, or shortly after, the maturity of the related Mortgage Loan, there may be a significant percentage of leases at a particular Mortgaged Property that expire in a single calendar year, a rolling 12-month period or prior to, or shortly after, the maturity of a Mortgage Loan. Prospective investors are encouraged to review the charts entitled “Top Tenant Summary” and “Lease Rollover Schedule” for the 15 largest Mortgage Loans presented on Annex A-3 to this prospectus, in particular those related to the Mortgaged Properties identified on Annex A-1 to this prospectus.

The Mortgaged Properties identified in the table below are occupied by a single tenant under a lease which expires prior to, or within 12 months after, the related maturity date (in the case of Mortgage Loans that are not ARD Loans) or Anticipated Repayment Date (in the case of the ARD Loan), as applicable.

Mortgaged Property	% of the Initial Pool Balance by Allocated Loan Amount	Owner Occupied	Lease Expiration Date	Maturity Date or Anticipated Repayment Date
2 Riverfront Plaza	4.8%	No	04/30/2031	01/06/2032
Moonwater Office Portfolio – 6226 West Sahara Avenue	0.9%	No	01/31/2029	01/06/2032
Twin Spans Business Park and Delaware River Industrial Park – 301 Anchor Mill Road	0.8%	No	06/30/2027	02/06/2032
Twin Spans Business Park and Delaware River Industrial Park – 400 Ships Landing Way	0.6%	No	03/31/2027	02/06/2032
Moonwater Office Portfolio – 10190 Covington Cross Drive	0.4%	No	07/31/2031	01/06/2032
Moonwater Office Portfolio – 1450 Center Crossing Road	0.4%	No	12/31/2023	01/06/2032
Moonwater Office Portfolio – 6551 Las Vegas Boulevard South	0.3%	No	12/31/2026	01/06/2032
Twin Spans Business Park and Delaware River Industrial Park – 300 Anchor Mill Road	0.2%	No	05/31/2026	02/06/2032
Twin Spans Business Park and Delaware River Industrial Park – 100 Ships Landing	0.1%	No	11/30/2027	02/06/2032

If a Mortgaged Property loses its sole tenant, whether upon expiration of the related lease or otherwise, the “dark value” of such Mortgaged Property may be materially below the “as-is” value of such Mortgaged Property or even the unpaid principal balance of the related Mortgage Loan because of the difficulties of finding a new tenant that will lease the space on comparable terms as the old tenant. Such difficulties may arise from an oversupply of comparable space, high vacancy rates, low rental rates or the Mortgaged Property’s lack of suitability for most potential replacement tenants.

With respect to certain Mortgaged Properties, there are leases that represent in the aggregate a material (greater than 25%) portion of the NRA of the related Mortgaged Property that expire in a single calendar year prior to, or shortly after, the maturity of the related Mortgage Loan.

See Annex A-1 for tenant lease expiration dates for the 5 largest tenants (based on net rentable area leased) at each retail, office, mixed use and industrial Mortgaged Property.

Terminations

In addition to termination options tied to certain triggers as described in “Risk Factors—Risks Relating to the Mortgage Loans—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Early Lease Termination Options May Reduce Cash Flow” that are common with respect to retail properties, certain tenant leases permit the related tenant to unilaterally terminate its lease at any time. For more information on lease terminations see the footnotes to Annex A-1 to this prospectus.

For more information related to tenant termination options held by the 5 largest tenants (by net rentable area leased) see Annex A-1 to this prospectus and the accompanying footnotes for additional information, as well as the charts entitled “Top Tenant Summary” and “Lease Rollover Schedule” for the 15 largest Mortgage Loans presented on Annex A-3 to this prospectus, in particular those related to the Mortgaged Properties identified on Annex A-1 to this prospectus as The Summit, Twin Spans Business Park and Delaware River Industrial Park, Bedrock Portfolio, Moonwater Office Portfolio and 26 Broadway.

Set forth below are certain government leases that individually are among the top 5 tenants at the related Mortgaged Property and have termination options associated with appropriation rights or are otherwise unilaterally terminable by the tenant.

Mortgaged Property	Percent of Initial Pool Balance	Tenant	Percent of Net Rentable Area	Percent of U/W Base Rent
26 Broadway	3.3%	New York Department of Education (Construction Authority)	34.3%	40.8%
26 Broadway	3.3%	People of the State of New York (Court of Claims)	5.2%	7.2%
1100 & 820 First Street NE – 1100 First Street NE	1.2%	GSA – Department Veteran Affairs	37.7%	22.0%
1100 & 820 First Street NE – 1100 First Street NE	1.2%	GSA – FERC	8.7%	4.9%
7 Corporate Park	1.0%	GSA	16.3%	17.2%

Other

Tenants under certain leases included in the Underwritten Net Cash Flow, Underwritten NOI and/or Occupancy Rate may not be in physical occupancy, may not have begun paying rent or may be in negotiation. For example, with respect to single tenant properties or tenants that are one of the top 5 tenants (by net rentable area leased) for the 15 largest Mortgage Loans, certain of such tenants have not taken possession or commenced paying rent or sublease a material portion of their property, as set forth below:

●	With respect to The Summit Mortgage Loan (6.3%), the entirety of WeWork Companies, Inc.’s (“WeWork”), the third largest tenant, 133,059 square foot footprint at the Mortgaged Property, including floors 8-12 and suite 650 at the Summit 2 building, is subleased to Amazon through an enterprise lease. Amazon has been the sole subtenant at the WeWork space. The terms of the sublease between WeWork and Amazon are not known to the lender. In addition, the fourth largest tenant at the Mortgaged Property, First Republic Bank, is currently in occupancy of 20,680 square feet of space at the Summit 2 building and has exercised several rights of first offer, which will bring its total footprint at the Mortgaged Property to 73,910 square feet with all leases expiring January 31, 2032. All free rent and gap rent with respect to such tenant has been reserved by the borrowers.

●	With respect to the Coleman Highline Phase IV Mortgage Loan (6.1%), the space has been turned over to the sole tenant at the Mortgaged Property, Oath Holdings Inc. (guaranteed by Verizon Communications Inc.), and the lease commenced on October 30, 2021 with a six month rent abatement period, resulting in a rent commencement date of May 1, 2022. The tenant has not yet moved into its space. The lender has reserved free rent. In addition, Oath Holdings Inc. is currently marketing approximately 245,000 square feet of its space (37.2% NRA) for sublease.

●	With respect to the Twin Spans Business Park and Delaware River Industrial Park Mortgage Loan (5.8%), the largest tenant at the 300 Anchor Mill Road Mortgaged Property, Speakman Co, has subleased 83,850 square feet to Hermann Warehouse Corp., which sublease expires on May 31, 2026.

●	With respect to the Rose Castle Apartments Mortgage Loan (5.1%), Chestnut Supermarket, the sole retail tenant is currently in a free rent period. Rent is scheduled to commence on September 4, 2022.

●	With respect to the 2 Riverfront Plaza Mortgage Loan (4.8%), the sole tenant at the Mortgaged Property, Panasonic Corporation of North America, currently subleases approximately 11.0% of the net rentable square footage at the Mortgaged Property to a subtenant and is currently marketing for sublease an additional 34.6% of the net rentable square footage at the Mortgaged Property. The sublease currently in place expires on the expiration date of the sole tenant’s lease, which is in April 2031.

●	With respect to the Moonwater Office Portfolio Mortgage Loan (3.9%), the sole tenant at the 6543 Las Vegas Boulevard South Mortgaged Property, is WeWork. WeWork subleases approximately 50.0% of the net rentable area at the Mortgaged Property to DraftKings.

●	With respect to the 26 Broadway Mortgage Loan (3.3%), the third largest tenant at the Mortgaged Property, NYFA 26 Broadway LLC (New York Film Academy) (which leases 43,865 square feet, representing 5.2% of the net rentable area at the Mortgaged Property), is currently subleasing its space to two separate tenants, (i) New York City Charter School of the Arts (26,208 square feet) through June 2028, and (ii) Empire Education d/b/a Mildred Elley College (17,657 square foot), which has been a subtenant since 2016 and most recently renewed for a three-year term in September 2020.

●	With respect to the 26 Broadway Mortgage Loan (3.3%), the fourth largest tenant, People of the State of New York (Court of Claims), leasing approximately 5.2% of the net rentable square footage at the Mortgaged Property, has taken occupancy and has a rent abatement period which ends July 31, 2022. The lender has reserved this free rent.

●	With respect to the Bedrock Portfolio Mortgage Loan (2.5%), Fifth Third Bank, the third largest tenant at the One Woodward Mortgaged Property, representing approximately 8.4% of the net rentable square footage of the One Woodward Mortgaged Property, subleases approximately 48.3% of its space to Quicken Loans Inc.

For more information see Annex A-3 to this prospectus and the accompanying footnotes, in particular those related to the Mortgaged Properties identified on Annex A-1 to this prospectus as Coleman Highline Phase IV.

Certain of the Mortgaged Properties may have tenants that sublet a portion of their space or have provided notice of their intent to sublet out a portion of their space in the future. For more information see Annex A-3 to this prospectus and the accompanying footnotes for additional information.

See “Risk Factors—Risks Relating to the Mortgage Loans—Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions”.

Purchase Options and Rights of First Refusal

Below are certain purchase options and rights of first refusal to purchase all or a portion of the Mortgaged Property with respect to certain of the Mortgaged Properties.

●	The Summit – Summit, 1, 2, The Summit – Summit 3, the IPCC National Storage Portfolio XV, the Moonwater Office Portfolio – 6226 West Sahara Avenue, the Residence Inn Portland, the Fleet Farm Green Bay, the Visions Hotel Portfolio III – TownePlace Suites New Hartford, Fairfield Inn Cortland, the 5 Mile Plaza, the Walgreens - Waterbury, the Walgreens - Port Allen and the Walgreens Fayetteville Mortgaged Properties (collectively, 19.8%) are each subject to a purchase option, right of first refusal (“ROFR”) or right of first offer (“ROFO”) to purchase such Mortgaged Property, a portion thereof or a related pad site; such rights are held by either a tenant at the related Mortgaged Property, a tenant at a neighboring property, a hotel franchisor, a licensee, a homeowner’s association, another unit owner of the related condominium, a neighboring property owner, a master tenant, a lender or another third party. See “Yield and Maturity Considerations” in this prospectus. See representation and warranties no. 6 and no. 7 in Annex D-1 and the exceptions thereto, if any, in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

In particular, with respect to the 15 largest Mortgage Loans presented on Annex A-3 to this prospectus, we note the following:

●	With respect to The Summit Mortgage Loan (6.3%), the sole tenant at the Summit 3 Mortgaged Property, Amazon.com Services, Inc., has a ROFO to purchase the building it occupies at the

Summit 3 Mortgaged Property or the Summit 1, 2 Mortgaged Property and the Summit 3 Mortgaged Property as a whole. The tenant has agreed that such ROFO will not apply in connection with any exercise of remedies pursuant to the mortgage, including (i) a purchase of the Mortgaged Property (or any portion thereof) at a foreclosure sale, (ii) a transfer of the Mortgaged Property (or any portion thereof) to the lender or its designee pursuant to a deed-in-lieu of foreclosure, or (iii) any subsequent sale of the Mortgaged Property (or any portion thereof) by the lender or its designee after such foreclosure or deed-in-lieu of foreclosure.

●	With respect to the IPCC National Storage Portfolio XV Mortgage Loan (4.5%), T-Mobile West Tower LLC (“T-Mobile”), maintains a cell tower on the southern portion of the East Southern Avenue Mortgaged Property. Under the terms of the related lease, if the related borrower receives an offer to purchase the fee title, an easement, a lease, a license or any other form of interest in the portion of the related Mortgaged Property on which the cell tower is located from any entity or individual that owns cell towers or other wireless telecommunications facilities, then T-Mobile has the right of first refusal to buy that portion of the related Mortgaged Property on the same terms and conditions in the offer, provided that (i) the related borrower must give written notice of the conditions of the offer to T-Mobile; (ii) the written notice must provide for a 90 day due diligence period; and (iii) T-Mobile must give notice within 30 days of receiving the offer from the related borrower of its intention to exercise its right of first refusal. T-Mobile has agreed through a recorded subordination, non-disturbance and attornment agreement that its right of first refusal will not apply in connection with a foreclosure or a deed-in-lieu of foreclosure.

●	With respect to the Moonwater Office Portfolio Mortgage Loan (3.9%), the sole tenant at the 6226 West Sahara Avenue Mortgaged Property, Nevada Power Company has a ROFO to purchase the Mortgaged Property on the last day of each of the second extended term (January 31, 2024) and fifth extended term (January 31, 2039) upon 360 days’ prior notice, at a price equal to the fair market value of the Mortgaged Property. The tenant has agreed that such ROFO will not apply in connection with any exercise of remedies pursuant to the mortgage, including: (i) the judicial or nonjudicial foreclosure of the security instrument, (ii) the delivery of deed-in-lieu of judicial foreclosure or nonjudicial foreclosure of the security instrument, (c) any offer, notice, pleading, agreement, transaction or other event or condition of any kind arising out of or relating to any of the events referred to in the foregoing clauses (i) or (ii), or (iv) the first subsequent transfer following any of the events referred to in the foregoing clauses (i) or (ii).

●	With respect to the Residence Inn Portland Mortgage Loan (3.0%), under the related franchise agreement, Marriott International, Inc. (“Marriott”), has a right of first refusal to any proposed transfer of the related Mortgaged Property or interests in the related borrower. Pursuant to the related franchise agreement, (i) if the proposed transfer is a sale or lease of the Mortgaged Property and is for cash consideration, then Marriott will have the right to purchase or lease the related Mortgaged Property at the same price and under the same conditions as any third party offer, and the related borrower must then enter into a binding purchase and sale agreement with Marriott, and (ii) if the proposed transfer is a sale or lease of the related Mortgaged Property and is for non-cash consideration, then Marriott will have the right to purchase or lease the related Mortgaged Property for its fair market value, provided that if the related borrower and Marriott are not able to agree to terms within 14 days of Marriott’s election to engage in the purchase or lease of the related Mortgaged Property, then both Marriott and the related borrower will be subject to the appraisal and arbitration process outlined in the related franchise agreement. Pursuant to the related franchise agreement and comfort letter, in the event that the related lender initiates a foreclosure or deed-in-lieu of foreclosure, the related lender may remove the related Mortgaged Property from the Marriot system and may designate a wholly-owned subsidiary to acquire the hotel, provided that such entity does not have direct or indirect interest in a hotel brand that competes with Marriott. Moreover, pursuant to the related franchise agreement, the Marriott ROFR will survive the early termination of the related franchise agreement and will apply to any transfer of the related Mortgaged Property to any competitor hotel brand that occurs within six months of such franchise agreement termination.

See “Risk Factors—Risks Relating to the Mortgage Loans—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Leases That Are Not Subordinated to the Lien of the Mortgage or Do Not Contain Attornment Provisions May Have an Adverse Impact at Foreclosure”.

Affiliated Leases

Certain of the Mortgaged Properties are leased in whole or in part by borrowers or borrower affiliates. Set forth below are examples of Mortgaged Properties or portfolios of Mortgaged Properties, excluding master leases with respect to Mortgage Loans identified under “—Mortgage Pool Characteristics—Delaware Statutory Trusts,” at which at least 20% of (i) the gross income at the Mortgaged Property or portfolio of Mortgaged Properties relates to leases between the borrower and an affiliate of the borrower or (ii) the net rentable area at the Mortgaged Property or portfolio of Mortgaged Properties is leased to an affiliate of the borrower:

●	With respect to the Rose Castle Apartments Mortgage Loan (5.1%), 77 units at the Mortgaged Property are not yet leased and are subject to a master lease between the borrower, as lessor, and the borrower sponsor, as tenant. The term of the master lease is for 15 years, and each unit will be removed from the master lease upon placement by the New York City Housing Authority of third-party tenants in such units. The borrower sponsor has guaranteed the master tenant’s payment obligations under the master lease. In addition, certain parking spaces at the Mortgaged Property are subject to a master lease between the borrower, as lessor, and the borrower sponsor, as tenant. The term of the master lease is for 15 years, and the parking spaces will be removed from the master lease upon the debt yield of the Mortgaged Property achieving a debt yield of 7.5% or greater (after giving effect to the termination of the master lease).

●	With respect to the Bedrock Portfolio Mortgage Loan (2.5%), the borrower sponsor was founded and is controlled by Dan Gilbert, who also controls certain office and retail tenants at the Mortgaged Properties, which comprise approximately 62.3% of the underwritten base rent and approximately 54.6% of the net rentable area at the Mortgaged Properties.

●	With respect to the Bedrock Portfolio Mortgage Loan (2.5%), The Qube Mortgaged Property, Chrysler House Mortgaged Property and 1001 Woodward Mortgaged Property, collectively representing 44.0% of the net rentable area at the Bedrock Portfolio Mortgaged Properties, are each subject to a master lease with an affiliate of the borrower for the purpose of securing historic tax credit investors. No tax credit investors currently hold an equity interest in the master tenants.

●	With respect to the Decatur Business Center Mortgage Loan (1.3%), 38.4% of the net rentable area at the Mortgaged Property is vacant and subject to a master lease between the borrower and an affiliate of the borrower sponsor. The master lease will terminate the earlier of (i) March 1, 2037 or (ii) when the vacant space is leased to a third-party.

●	With respect to the Minnesota Lake MHC Mortgage Loan (0.4%), 111 of the 161 homes at the Mortgaged Property are park-owned and subject to a master lease between the borrower and an affiliate of the borrower sponsor to cover rent for the park-owned homes. Rent collected for the park-owned homes is excluded from underwritten income for the Mortgage Loan.

See “Risk Factors—Risks Relating to the Mortgage Loans—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks”. For more information on affiliated leases see the footnotes to Annex A-1 to this prospectus.

Competition from Certain Nearby Properties

Certain of the Mortgaged Properties may be subject to competition from nearby properties that are owned by affiliates of the related borrowers, or such borrowers themselves. In particular, with respect to the 15 largest Mortgage Loans, we note the following:

●	With respect to The Summit, Rose Castle Apartments, the Bedrock Portfolio, the 1100 & 820 First Street NE and Twin Spans Business Park and Delaware River Industrial Park (collectively, 21.8%), the related borrower sponsor owns competing properties within five miles of the Mortgaged Property.

Additionally, borrower sponsors may own or operate other properties that are directly or indirectly competitive with the Mortgaged Properties. See “Risk Factors—Risks Related to Conflicts of Interest—Other Potential Conflicts of Interest May Affect Your Investment”.

Insurance Considerations

The Mortgage Loans generally require that each Mortgaged Property be insured by a hazard insurance policy in an amount (subject to an approved deductible) at least equal to the lesser of the outstanding principal balance of the related Mortgage Loan and 100% of the replacement cost of the improvements located on the related Mortgaged Property, and if applicable, that the related hazard insurance policy contain appropriate endorsements or have been issued in an amount sufficient to avoid the application of co-insurance and not permit reduction in insurance proceeds for depreciation; provided that, in the case of certain of the Mortgage Loans, the hazard insurance may be in such other amounts as was required by the related originators.

In general, the standard form of hazard insurance policy covers physical damage to, or destruction of, the improvements on the Mortgaged Property by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion, subject to the conditions and exclusions set forth in each policy. Each Mortgage Loan generally also requires the related borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the related Mortgaged Property in an amount generally equal to at least $1,000,000. Each Mortgage Loan generally further requires the related borrower to maintain business interruption insurance in an amount not less than approximately 100% of the gross rental income from the related Mortgaged Property for not less than 12 months. In general, the Mortgage Loans (including those secured by Mortgaged Properties located in California) do not require earthquake insurance. Eleven (11) of the Mortgaged Properties (collectively, 23.3%) are located in areas that are considered a high earthquake risk (seismic zones 3 and 4). Seismic reports were prepared with respect to these Mortgaged Properties, and based on those reports, no Mortgaged Property has a probable maximum loss greater than 17% (in the aggregate, with respect to Mortgaged Properties comprised of multiple structures).

With respect to thirty (30) Mortgage Loans (collectively, 68.9%) the related borrowers (or, in some cases, tenants which are permitted to maintain insurance in lieu of the related borrowers) maintain insurance under blanket policies. See representation and warranty nos. 17 and 30 in Annex D-1 to this prospectus and the exceptions thereto, if any, in Annex D-2 to this prospectus (subject to the limitations and qualifications set forth in the preamble to Annex D-1 to this prospectus).

Certain of the Mortgaged Properties may permit the borrower’s obligations to provide all or certain required insurance (including property, rent loss, liability and terrorism coverage) to be suspended if a sole or significant tenant or the property manager elects to provide third party insurance or self-insurance in accordance with its lease or management agreement. Described below are Mortgage Loans having such third party insurance or self-insurance conditions:

●	With respect to the Fleet Farm Green Bay, the VVF, the NeoGenomics Laboratories, the Walgreens – Waterbury and the Walgreens Fayetteville Mortgage Loans (collectively, 6.6%), the related borrower may rely on the single tenant’s, owner’s association, ground lease tenant’s or owner’s association’s insurance or, in some cases, self-insurance, so long as the single tenant’s, significant tenant’s, owner’s association or ground lease tenant’s lease is in effect and no default has occurred under the lease and the tenant’s insurance or, if applicable, self-insurance meets the requirements under the related loan documents or (in certain cases) of the related lease. Under certain circumstances generally relating to a material casualty, a sole tenant entitled to self-insure may have the right to terminate its lease at the related Mortgaged Property under the terms of that lease. If the tenant or owner’s association fails to provide acceptable insurance coverage or, if applicable, self-insurance, the borrower generally (but not in all cases) must obtain or provide supplemental coverage to meet the requirements under the Mortgage Loan documents. See representation and warranty nos. 17 and 30 in Annex D-1 and the exceptions, if any, to representation and warranty nos. 17 and 30 in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

●	With respect to the VVF Mortgage Loan (2.0%), under the related Mortgage Loan documents, if the related Mortgaged Property is 100% leased to VVF, the sole tenant is allowed to obtain insurance for the related Mortgaged Property, so long as no default has occurred under the lease and the sole tenant’s insurance meets the requirements under the related Mortgage loan documents and the lease.

In situations involving leased fee properties, where the tenant or other non-borrower party constructed improvements and either maintains its own insurance or self-insures, the borrower will typically have no right to available casualty proceeds. Subject to applicable restoration obligations, casualty proceeds are payable to the tenant or other non-borrower party and/or its leasehold mortgagee. Further, with respect to Mortgaged Properties that are part of condominium regimes, the insurance may be maintained by the condominium association rather than the related borrower. Many Mortgage Loans contain limitations on the obligation to obtain terrorism insurance. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties”. See also representation and warranty nos. 17 and 30 in Annex D-1 and the exceptions thereto, if any, in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Associated with Blanket Insurance Policies or Self-Insurance”.

Use Restrictions

Certain of the Mortgaged Properties are subject to restrictions that restrict the use of such Mortgaged Properties to its current use, place other use restrictions on such Mortgaged Property or limit the related borrower’s ability to make changes to such Mortgaged Property. In certain cases, use of a Mortgaged Property may be restricted due to environmental conditions at the Mortgaged Property or tax abatements benefiting the Mortgaged Property. See “—Mortgage Pool Characteristics—Environmental Considerations” and “—Real Estate and Other Tax Considerations”.

In the case of certain such Mortgage Loans subject to such restrictions the related borrower is generally required pursuant to the related Mortgage Loan documents to maintain law or ordinance insurance coverage if any of the improvements or the use of a Mortgaged Property constitutes a legal non-conforming structure or use, which provides coverage for loss to the undamaged portion of such property, demolition costs and the increased cost of construction. However, the related property may not be able to be restored or repaired to the full extent necessary to maintain the pre-casualty/pre-destruction use of the subject structure/property, and such law and ordinance insurance coverage does not provide any coverage for lost future rents or other damages from the inability to restore the property to its prior use or structure or for any loss of value to the related property. Certain of the Mortgaged Properties are subject to such restrictions or have other zoning issues. For example:

●	With respect to the 26 Broadway Mortgage Loan (3.3%), the Mortgaged Property is designated as a landmark by the NYC Landmarks Preservation Commission (“NYC LPC”). The landmark designation requires that NYC LPC approval be obtained in advance for any alteration, reconstruction, demolition or new construction affecting the designated building.

●	With respect to the Autumn Lakes Mortgage Loan (3.0%), the related Mortgaged Property is divided between two zoning districts. The portion of the Mortgaged Property located in the “C-1 Retail Commercial District” is legal non-conforming as to use as multifamily uses are no longer permitted under the current zoning code for such district. If a structure containing a legal non-conforming use is destroyed by fire, natural disaster or other act of God, such structure may be restored to its prior legal non-conforming use, provided that such restoration does not exceed the degree of non-conformity which existed prior to such destruction and is commenced within two years of the date of destruction. Otherwise, such structure may only be restored in accordance with the current zoning code.

●	With respect to the Visions Hotel Portfolio III Mortgage Loan (1.5%), the DoubleTree Utica Mortgaged Property was constructed prior to the adoption of the current zoning code and is considered a pre-existing legal non-conforming use. If such non-conforming use is discontinued for a period of 24 or more consecutive calendar months, the DoubleTree Utica Mortgaged Property will lose its legal non-conforming status and such legal non-conforming use may not be restored. Law and ordinance coverage has been obtained for the DoubleTree Utica Mortgaged Property.

●	With respect to the Visions Hotel Portfolio III Mortgage Loan (1.5%), the DoubleTree Utica Mortgaged Property is designated as a landmark in the City of Utica’s Scenic and Historic Preservation District. As a result, alterations, restorations, reconstructions, or demolitions of any portion of the DoubleTree Utica Mortgaged Property is not permitted without first obtaining a certificate of appropriateness from the Scenic and Historic Preservation Commission.

●	With respect to the NYC MFRT Portfolio Mortgage Loan (1.5%), the building located at 45 John Street Mortgaged Property does not have a certificate of occupancy. The NYC MFRT Portfolio Mortgage Loan documents require the related borrower to take all actions required to obtain temporary and final certificates of occupancy for the 45 John Street Mortgaged Property. Additionally, (i) the related borrower is liable for losses incurred by the lender in connection with the failure of the 45 John Street Mortgaged Property to have a certificate of occupancy in effect and (ii) the NYC MFRT Portfolio Mortgage Loan provides for recourse to the borrower if the 45 John Street Mortgaged Property does not have a temporary certificate of occupancy in effect.

●	With respect to the 5 Mile Plaza Mortgage Loan (1.2%), the Mortgaged Property constitutes a legal non-conforming use due to annexation of the Mortgaged Property into Boise, Idaho in 1999. If the Mortgaged Property is destroyed by fire or other calamity and the cost of restoration is 50% or more of the assessed value, except upon issuance of a conditional use permit, the Mortgaged Property will lose its legal non-conforming status and such legal non-conforming use may not be restored. Law and ordinance coverage has been obtained for the Mortgaged Property.

●	With respect to the New Highlands Self Storage Mortgage Loan (0.6%), the related Mortgaged Property is legal non-conforming as to use as self-storage uses are no longer permitted under the current zoning code. If a structure containing a legal-non-conforming use suffers a calamity or is damaged or demolished, such structure may be restored to its prior legal non-conforming use within its original foundation or footprint, provided that a building permit is issued prior to 24 months from the date of demolition or calamity and construction meets applicable development standards as well as any applicable building or environmental health codes. If the building permit lapses or is otherwise revoked after the 24 month period has expired, the Mortgaged Property may only be restored in accordance with the current zoning code.

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Related to Zoning Non-Compliance and Use Restrictions” and representation and warranty nos. 7 and 25 in Annex D-1 and the exceptions thereto, if any, in Annex D-2.

In addition, certain of the Mortgaged Properties are subject to “historic” or “landmark” designations, which results in restrictions and in some cases prohibitions on modification of certain aspects of the related Mortgaged Property.

Appraised Value

In certain cases, appraisals may reflect “as-is” values and values other than an “as-is” value. However, the Appraised Value reflected in this prospectus with respect to each Mortgaged Property reflects only the “as-is” value, except as set forth in the table under “Description of the Mortgage Pool—Certain Calculations and Definitions—Definitions”, above. The values other than the “as-is” value may be based on certain assumptions, such as future construction completion, projected re-tenanting or increased tenant occupancies. We cannot assure you that those assumptions are or will be accurate or that any such non-“as-is” value will be the value of the related mortgaged property at maturity or other specified date. In addition, with respect to certain mortgage loans secured by multiple mortgaged properties, the appraised value may be an “as-portfolio” value that assigns a premium to the value of the mortgaged properties as a whole, which value exceeds the sum of their individual appraised values. Such appraised values, the related “as-is” appraised values, and the Cut-off Date LTV Ratio and LTV Ratio at Maturity or ARD based on both such hypothetical value and the “as-is” appraised value, are set forth under the definition of “LTV Ratio” set forth under “Description of the Mortgage Pool— Certain Calculations and Definitions—Definitions”.

See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property”.

Non-Recourse Carveout Limitations

While the Mortgage Loans generally contain non-recourse carveouts for liabilities such as liabilities as a result of fraud by the borrower, certain voluntary insolvency proceedings or other matters, certain of the Mortgage Loans may not contain such carveouts or contain limitations to such carveouts. In general, the liquidity and net worth of a non-recourse guarantor under a Mortgage Loan will be less, and may be materially less, than the outstanding principal amount of that Mortgage Loan. In addition, certain Mortgage Loans have additional limitations to the non-recourse carveouts. See representation and warranty no. 27 in Annex D-1 and the exceptions thereto, if any, in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1). For example:

●	With respect to each of the 1888 Century Park East Mortgage Loan, the Coleman Highline Phase IV Mortgage Loan and the 2 Riverfront Plaza Mortgage Loan (collectively, 17.2%), the related Mortgage Loan documents do not provide for a separate carveout guarantor that is distinct from the borrower.

In addition, there may be impediments and/or difficulties in enforcing some or all of the non-recourse carveout liability obligations of individual guarantors depending on the domicile or citizenship of the guarantor.

See “Risk Factors—Risks Relating to the Mortgage Loans—Mortgage Loans Are Non-Recourse and Are Not Insured or Guaranteed”. See also representation and warranty no. 27 in Annex D-1 and the exceptions thereto, if any, in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Real Estate and Other Tax Considerations

Below are descriptions of real estate tax matters relating to certain Mortgaged Properties.

●	With respect to the Rose Castle Apartments Mortgage Loan (5.1%), the related borrower has applied for, and the Mortgaged Property is expected to benefit from, a 35-year 421a Tax Abatement. In connection with the expected 421a Tax Abatement, the borrower will be required to reserve at least 30.0% of the units at the Mortgaged Property for tenants earning no more than 130.0% of the area median income, subject to certain rental restrictions. The 421a Tax Abatement is expected to provide (i) a 100% tax exemption for the first 25 years; and (ii) a 30% tax exemption for years 26 through 35 with full taxes commencing at the end of the 35th applicable tax year. The 421a Tax Abatement is pending and the abatement period has not yet started. The full unabated estimated taxes for the 2022/2023 tax year are $2,049,460 compared to the underwritten abated taxes of $10,982.

●	With respect to the 2 Riverfront Plaza Mortgage Loan (4.8%), the related Mortgaged Property benefits from a PILOT program with the City of Newark, New Jersey (the “2 Riverfront Issuer”) designed to promote the redevelopment of the Newark Plaza Urban Renewal Area. The PILOT program provides for a 100% abatement in real estate taxes and assessments until the expiration of the term of the financial agreement (the “2 Riverfront PILOT Agreement”) with the 2 Riverfront Issuer, which will occur on the earlier of (i) twenty-five (25) years from the execution date of the 2 Riverfront PILOT Agreement, (ii) twenty (20) years from the completion date of the project, and (iii) the date on which no bonds are outstanding within the meaning of the applicable trust indenture; provided that, among other conditions, the borrower is required to make an annual payment-in-lieu of taxes in an amount equal to the annual service charge, which is $622,926 as of the date of origination, and may not exceed $673,757. Taxes were written based on the abated tax amounts. The 2 Riverfront PILOT Agreement permits the related borrower to sell, transfer, lease, or otherwise convey all or a portion of the 2 Riverfront Property, provided that (for as long as the 2 Riverfront PILOT Agreement is in effect) such conveyance (i) is to an Urban Renewal Entity (as defined in the 2 Riverfront PILOT Agreement) and is in compliance with the Tax Exemption (as defined in the 2 Riverfront PILOT Agreement), and (ii) would not otherwise result in the 2 Riverfront property being no longer subject to local property taxation. The 2 Riverfront PILOT Agreement also requires the sole tenant of the 2 Riverfront Property, Panasonic Corporation of North America (“Panasonic”), to meet certain required employment levels. Panasonic executed a limited joinder to the 2 Riverfront PILOT Agreement whereby it covenanted to meet such requirements and indemnified the related borrower for any damages caused in connection with the breach, default or violation of Panasonic’s obligations under the 2 Riverfront PILOT Agreement.

●	With respect to the Visions Hotel Portfolio III Mortgage Loan (1.5%), each of the DoubleTree Utica Mortgaged Property and the Home2 Suites Utica Mortgaged Property are subject to PILOT leases pursuant to which the borrower, as lessor, leases the Mortgaged Properties to the City of Utica Industrial Development Agency, which subleases the Mortgaged Properties back to the borrower. The DoubleTree Utica Mortgaged Property PILOT program is scheduled to continue through the 2036/2037 tax year. Taxes were underwritten based on the 15-year average of $85,667 compared to the full unabated taxes for the 2022/2023 tax year of $227,132. The Home2 Suites Utica Mortgaged Property PILOT program is scheduled to continue through the 2029/2030 tax year. Taxes were underwritten based on the 15-year average of $136,150 compared to the full unabated taxes for the 2022/2023 tax year of $178,661.

●	With respect to the 64-68 Maspeth Avenue Mortgage Loan (0.8%), the Mortgaged Property is enrolled in the 421a Tax Abatement Program through the 2032/2033 tax year. The Mortgaged Property is scheduled to benefit from a property tax exemption equal to 100% of the increased value of the Mortgaged Property due to certain qualified improvements through the 2028/2029 tax year, after which the tax exemption is scheduled to decrease to 80% in the 2029/2030 tax year, 60% in the 2030/2031 tax year, 40% in the 2031/2032 tax year and 20% in the 2032/2033 tax year. The lender underwrote taxes based on the 10-year average of estimated abated taxes. According to the related appraisal, estimated abated taxes for the 2021/2022 tax year would be $2,220 as opposed to unabated taxes of $215,880. See “—Mortgage Pool Characteristics—Property Types—Multifamily Properties” for additional information.

●	With respect to the 65 Maspeth Avenue Mortgage Loan (0.8%), the Mortgaged Property is enrolled in the 421a Tax Abatement Program through the 2035/2036 tax year. The Mortgaged Property is scheduled to benefit from a property tax exemption equal to 100% of the increased value of the Mortgaged Property due to certain qualified improvements through the 2031/2032 tax year, after which the tax exemption is scheduled to decrease to 80% during the 2032/2033 tax year, 60% during the 2033/2034 tax year, 40% during the 2034/2035 tax year and 20% during the 2035/2036 tax year. The lender underwrote taxes based on the 10-year average of estimated abated taxes. According to the related appraisal, estimated abated taxes for the 2021/2022 tax year would be $10,573 as opposed to unabated taxes of $235,811. See “—Mortgage Pool Characteristics—Property Types—Multifamily Properties” for additional information.

Certain risks relating to real estate taxes regarding the Mortgaged Properties or the borrowers are described in “Risk Factors—Risks Relating to the Mortgage Loans—Increases in Real Estate Taxes May Reduce Available Funds”.

Delinquency Information

As of the Cut-off Date, none of the Mortgage Loans were 30 days or more delinquent and none of the Mortgage Loans have been 30 days or more delinquent since origination. A Mortgage Loan will be treated as 30 days delinquent if the scheduled payment for a due date is not received from the related borrower by the immediately following due date.

Certain Terms of the Mortgage Loans

Amortization of Principal

The Mortgage Loans provide for one or more of the following:

Thirty-one (31) Mortgage Loans (collectively, 66.7%) provide for interest-only payments for the entire term to stated maturity, with no scheduled amortization prior to that date.

Eight (8) Mortgage Loans (collectively, 16.4%) provide for an initial interest-only period that expires between twelve (12) and eight-two (82) months following the related origination date and thereafter require monthly payments of principal and interest based on amortization schedules significantly longer than the remaining term to stated maturity.

Nine (9) Mortgage Loans (collectively, 10.9%) require monthly payments of principal and interest for the entire term to stated maturity.

One (1) Mortgage Loan (6.1%) provides for interest-only payments for the entire term to Anticipated Repayment Date, with no scheduled amortization prior to that date; provided that if such Mortgage Loan is outstanding from and after the related Anticipated Repayment Date, interest will accrue at the related Revised Rate.

Amortization Type	Number of Mortgage Loans	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Interest-Only	31	$687,607,000	66.7%
Interest-Only, Amortizing Balloon	8	169,100,000	16.4
Amortizing Balloon	9	111,994,773	10.9
Interest Only, ARD	1	62,600,000	6.1
Total	49	$1,031,301,773	100.0%

Information regarding the scheduled amortization characteristics of each Mortgage Loan is set forth on Annex A-1 to this prospectus and the footnotes thereto.

Due Dates; Mortgage Rates; Calculations of Interest

Subject in some cases to a next business day convention, all of the Mortgage Loans have due dates upon which scheduled payments of principal, interest or both are required to be made by the related borrower under the related Mortgage Note (each such date, a “Due Date”) that occur as described in the following table:

Overview of Due Dates

Due Date	Number of Mortgage Loans	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
1	18	$324,709,822	31.5%
5	1	31,000,000	3.0
6	30	675,591,951	65.5
Total	49	$1,031,301,773	100.0%

The Mortgage Loans have grace periods as set forth in the following table:

Overview of Grace Periods

Grace Period (Days)	Number of Mortgage Loans	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
0	44	$1,001,201,773	97.1%
5	5	30,100,000	2.9
Total	49	$1,031,301,773	100.0%

As used in this prospectus, “grace period” is the number of days before a payment default is an event of default under the terms of each Mortgage Loan. See Annex A-1 for information on the number of days before late payment charges are due under the Mortgage Loans. The information on Annex A-1 regarding the number of days before a late payment charge is due is based on the express terms of the Mortgage Loans. Some jurisdictions may impose a statutorily longer period.

All of the Mortgage Loans are secured by first liens on, or security interests in fee, leasehold or subleasehold or a similar interest in the related Mortgaged Properties, subject to the permitted exceptions reflected in the related title insurance policy. All of the Mortgage Loans bear fixed interest rates. In the case of the AMF Portfolio Mortgage Loan (1.0%), the fixed interest rate for the first 83 months of the Mortgage Loan’s term is 3.72381004379935% per annum, which rate thereafter steps up to a fixed interest rate of 3.93100% per annum.

All of the Mortgage Loans accrue interest on the basis of the actual number of days in a month, assuming a 360-day year (“Actual/360 Basis”).

Single Purpose Entity Covenants

With respect to each of the Kings Row MHC Mortgage Loan, the Mini U Storage Columbia Mortgage Loan and the HIX Bradenton Mortgage Loan (collectively, 5.8%), the related borrower does not have an independent director, and a non-consolidation opinion was not delivered in connection with the origination of the related Mortgage Loan.

With respect to the New Highland Self Storage Mortgage Loan (0.6%), the borrower is a recycled single-purpose entity that previously owned two parcels adjacent to the Mortgaged Property that were transferred prior to the origination of the Mortgage Loan.

See “—Additional Indebtedness” below. See “Certain Legal Aspects of Mortgage Loans—Foreclosure—Bankruptcy Laws”.

ARD Loan

One (1) Mortgage Loan secured by the Coleman Highline Phase IV Mortgaged Properties (6.1%) (the “ARD Loan”), provides that, after a certain date (the “Anticipated Repayment Date” or “ARD”), if the related borrower has not prepaid the ARD Loan in full, any principal outstanding on that date will accrue interest at an increased interest rate (the “Revised Rate”) rather than the stated Mortgage Rate (the “Initial Rate”) and any monthly additional interest amounts (i.e. interest at the Revised Rate minus the scheduled monthly debt service payment) not paid (or the failure to have sufficient funds available in the excess cash flow account) will be added to the principal balance of the Mortgage Loan except as described below. See Annex A-1 for the Anticipated Repayment Date for the ARD Loan.

With respect to the Coleman Highline Phase IV Mortgage Loan (6.1%), on each payment date after the related Anticipated Repayment Date, interest will accrue on the Mortgage Loan at the higher adjusted interest rate, and the borrower will continue to be obligated to make payments of interest in monthly installments. Following the related Anticipated Repayment Date, on each payment date thereafter up to and including the related maturity date, the borrower will be required to pay to the lender, (i) first, an amount equal to the scheduled monthly debt service payment amount and (ii) second, to the extent of funds available in the excess cash flow reserve account, an amount equal to the monthly additional interest amount (i.e., the amount accrued at the adjusted interest rate minus the amount of interest due as the scheduled monthly debt service payment). The failure to make the payment in clause (i) immediately above as and when due constitutes a Mortgage Loan event of default, but the failure to make the payment in clause (ii) immediately above (or the failure to have sufficient funds available in the excess cash flow reserve account to make such payment) as and when due will not constitute a Mortgage Loan event of default. If the borrower does not pay any such monthly additional interest amount (such amount not paid, together with interest accrued thereon at the adjusted interest rate, the “Accrued Interest”), the Accrued Interest will remain an obligation of borrower but borrower’s obligation to pay such Accrued Interest will be deferred and such Accrued Interest will be added to the principal balance of the related note (such additional principal, the “Accrued and Deferred Principal”) and will be paid on the maturity date to the extent not sooner paid pursuant to the related Mortgage Loan agreement.

With respect to the Coleman Highline Phase IV Mortgage Loan (6.1%), from and after the Anticipated Repayment Date, all cash flow available from the Mortgaged Property after payment of the periodic payments required under the terms of the related Mortgage Loan documents and all escrows and property expenses required under the related Mortgage Loan documents will be used (i) first to accelerate amortization of principal (without payment of any yield maintenance premium or prepayment charge) on the Mortgage Loan and (ii) second to Excess Interest (defined below). From and after the Anticipated Repayment Date, interest is required to be paid on a current basis at the Initial Rate; payment of the difference between the interest paid at the Initial Rate and interest accruing at the Revised Rate (the “Excess Interest”) will be deferred and will be required to be paid, on or before the maturity date of April 6, 2032.

With respect to the Coleman Highline Phase IV Mortgage Loan (6.1%), the related Revised Rate is an annual rate equal to the related Initial Rate plus 250 basis points.

The ARD Loan (6.1%) is interest-only until its Anticipated Repayment Date. Consequently, the repayment of such ARD Loan in full on its Anticipated Repayment Date would require a substantial payment of principal on that date (except to the extent that such ARD Loan is repaid prior thereto).

The ARD provisions described above, to the extent applicable, may result in an incentive for the borrower to repay the related ARD Loan on or before its Anticipated Repayment Date but the borrower will have no obligation to do so. We make no statement regarding the likelihood that such ARD Loan will be repaid on its Anticipated Repayment Date.

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks of Anticipated Repayment Date Loans”.

Prepayment Protections and Certain Involuntary Prepayments and Voluntary Prepayments

Voluntary prepayments, if permitted, generally require the payment of a Yield Maintenance Charge or a Prepayment Premium unless the Mortgage Loan (or Whole Loan, if applicable) is prepaid within a specified period (ranging from approximately three to seven months) up to and including the stated maturity date (or, in the case of an ARD Loan, the Anticipated Repayment Date). See Annex A-1 and Annex A-2 for more information on the prepayment protections attributable to the Mortgage Loans on a loan-by-loan basis and a pool basis.

Additionally, certain Mortgage Loans may provide that in the event of the exercise of a purchase option by a tenant or the sale of real property or the release of a portion of the Mortgaged Property, that the related Mortgage Loans may be prepaid in part prior to the expiration of a prepayment/defeasance lockout provision. See “—Releases; Partial Releases” below.

Generally, no Yield Maintenance Charge will be required for prepayments in connection with a casualty or condemnation, unless, in the case of most of the Mortgage Loans, an event of default has occurred and is continuing. See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions” in the prospectus. In addition, certain of the Mortgage Loans permit the related borrower, after a total or partial casualty or partial condemnation, to prepay the remaining principal balance of the Mortgage Loan or, if the affected Mortgaged Property is part of a portfolio, a property-specific release price (after application of the related insurance proceeds or condemnation award to pay the principal balance of the Mortgage Loan), which may not be accompanied by any prepayment consideration.

Certain of the Mortgage Loans are secured in part by letters of credit and/or cash reserves that in each such case:

●	will be released to the related borrower upon satisfaction by the related borrower of certain performance related conditions, which may include, in some cases, meeting debt service coverage ratio levels and/or satisfying leasing conditions; and

●	if not so released, may, at the discretion of the lender, prior to loan maturity (or earlier loan default or loan acceleration), be drawn on and/or applied to prepay the subject Mortgage Loan if such performance related conditions are not satisfied within specified time periods.

See Annex A-1 and Annex A-3 for more information on reserves relating to the largest 15 Mortgage Loans.

Voluntary Prepayments

As of origination, the following prepayment restrictions and defeasance provisions applied to the Mortgage Loans:

●	Thirty-one (31) Mortgage Loans (collectively, 53.2%) each prohibit voluntary principal prepayments during a specified period of time (each, a “Lock-out Period”) but permit the related borrower (after an initial period of at least two years following the date of initial issuance of the Offered Certificates) for a specified period to defease the related Mortgage Loan by pledging non-callable United States Treasury obligations and other non-callable government securities within the meaning of Section 2(a)(16) of the Investment Company Act, as amended (“Government Securities”) that provide for payment on or prior to each Due Date through and including the maturity date or Anticipated Repayment Date, as applicable (or, in some cases, such earlier Due Date on which the Mortgage Loan becomes freely prepayable), of amounts at least equal to the amounts that would have been payable or outstanding, as applicable, on those dates under the terms of the subject Mortgage Loan and obtaining the release of the related Mortgaged Property from the lien of the related mortgage, and thereafter such Mortgage Loan is freely prepayable.

●	Thirteen (13) Mortgage Loans (collectively, 25.5%) permit the related borrower for a specified period of time to make voluntary principal prepayments upon the payment of a Yield Maintenance Charge and thereafter such Mortgage Loan is freely prepayable.

●	Five (5) Mortgage Loans (collectively, 21.3%) permit the related borrower to make voluntary principal prepayments upon the payment of the greater of a Yield Maintenance Charge or Prepayment Premium for a specified period of time, and then, for a specified period of time, permits the related borrower to make voluntary principal prepayments upon the payment of the greater of a Yield Maintenance Charge or Prepayment Premium or to defease the related Mortgage Loan by pledging Government Securities that provide for payment on or prior to each Due Date through and including the maturity date or ARD, as applicable (or, in some cases, such earlier Due Date on which the Mortgage Loan becomes freely prepayable), of amounts at least equal to the amounts that would have been payable on those dates under the terms of the subject Mortgage Loan and obtaining the release of the related mortgage, and thereafter such Mortgage Loan is freely prepayable.

Prepayment restrictions for each Mortgage Loan reflect the entire life of the Mortgage Loan. Some Mortgage Loans may be sufficiently seasoned that their Lock-out Periods have expired. See Annex A-1 to this prospectus, including the footnotes thereto, for individual prepayment restrictions and seasoning applicable to each Mortgage Loan.

The Mortgage Loans generally permit voluntary prepayment without payment of a Yield Maintenance Charge or any Prepayment Premium during a limited “open period” immediately prior to and including the stated maturity date (or, in the case of an ARD Loan, the Anticipated Repayment Date), as follows:

Prepayment Open Periods

Open Periods (Payments)	Number of Mortgage Loans	% of Initial Pool Balance
3	9	21.3%
4	26	35.1
5	9	25.6
6	2	9.3
7	3	8.8
Total	49	100.0%

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions”.

“Due-On-Sale” and “Due-On-Encumbrance” Provisions

The Mortgage Loans generally contain “due-on-sale” and “due-on-encumbrance” clauses, which in each case permits the holder of the Mortgage Loan to accelerate the maturity of the related Mortgage Loan if the related borrower sells or otherwise transfers or encumbers (subject to certain exceptions set forth in the Mortgage Loan documents) the related Mortgaged Property or a controlling interest in the borrower without the consent of the mortgagee (which, in some cases, may not be unreasonably withheld). Many of the Mortgage Loans place certain restrictions (subject to certain exceptions set forth in the Mortgage Loan documents) on the transfer and/or pledging of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations. The terms of the mortgages generally permit, subject to certain limitations, affiliate, estate planning and family transfers, transfers at death, transfers of interest in a public company, the transfer or pledge of less than, or other than, a controlling portion of the partnership, members’ or other equity interests in a borrower, the transfer or pledge of passive equity interests in a borrower (such as limited partnership interests and non-managing member interests in a limited liability company) and transfers to persons specified in or satisfying qualification criteria set forth in the related Mortgage Loan documents. Certain of the Mortgage Loans do not restrict the pledging of direct or indirect ownership interests in the related borrower, but do restrict the transfer of ownership interests in the related borrower by imposing a specific percentage, a control limitation or requiring the consent of the mortgagee to any such transfer. Generally, the Mortgage

Loans do not prohibit (i) transfers of non-controlling interests so long as no change of control results or, (ii) with respect to Mortgage Loans to tenant-in-common borrowers, transfers to new tenant-in-common borrowers. Certain of the Mortgage Loans do not prohibit the pledge by direct or indirect owners of the related borrower of equity distributions that may be made from time to time by the borrower to its equity owners.

Additionally, certain of the Mortgage Loans provide that transfers of the Mortgaged Property are permitted if certain conditions are satisfied, which may include one or more of the following:

●	no event of default has occurred;

●	the proposed transferee is creditworthy and has sufficient experience in the ownership and management of properties similar to the Mortgaged Property;

●	a Rating Agency Confirmation has been obtained from each of the Rating Agencies;

●	the transferee has executed and delivered an assumption agreement evidencing its agreement to abide by the terms of the Mortgage Loan together with legal opinions and title insurance endorsements; and

●	the assumption fee has been received (which assumption fee will be paid as described under “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”, but will in no event be paid to the Certificateholders or the VRR Interest Owners); however, certain of the Mortgage Loans allow the borrower to sell or otherwise transfer the related Mortgaged Property a limited number of times without paying an assumption fee.

Transfers resulting from the foreclosure of a pledge of the collateral for a mezzanine loan (if any) will also result in a permitted transfer. See “—Additional Indebtedness” and representation and warranty no. 31 in Annex D-1 to this prospectus and the exceptions thereto, if any, in Annex D-2 to this prospectus (subject to the limitations and qualifications set forth in the preamble to Annex D-1 to this prospectus).

Defeasance

The terms of thirty-six (36) Mortgage Loans (the “Defeasance Loans”) (collectively, 74.5%) permit the applicable borrower at any time (provided that no event of default exists) after a specified period (the “Defeasance Lock-Out Period”) to obtain a release of a Mortgaged Property from the lien of the related Mortgage (a “Defeasance Option”) in connection with a defeasance.

Exercise of a Defeasance Option is also generally conditioned on, among other things, (a) the borrower providing the mortgagee with at least 30 days prior written notice of the date on which such defeasance will occur (such date, the “Release Date”), and (b) the borrower (A) paying on any Release Date (i) all accrued and unpaid interest on the principal balance of the Mortgage Loan (or, the related Whole Loan) up to and including the Release Date, (ii) all other sums (excluding scheduled interest or principal payments due following the Release Date), due under the Mortgage Loan (or Whole Loan, if applicable) and under all other Mortgage Loan documents executed in connection with the Defeasance Option, (iii) an amount (the “Defeasance Deposit”) that will be sufficient to (x) purchase non-callable obligations of, or backed by the full faith and credit of, the United States of America or, in certain cases, other “government securities” (within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 and otherwise satisfying REMIC requirements for defeasance collateral), that provide payments (1) on or prior to, but as close as possible to, all successive scheduled due dates occurring during the period from the Release Date to the related maturity date or Anticipated Repayment Date (or to the first day of the open period for such Mortgage Loan) (or Whole Loan, if applicable) and (2) in amounts equal to the scheduled payments due on such due dates under the Mortgage Loan (or Whole Loan, if applicable), or under the defeased portion of the Mortgage Loan (or Whole Loan, if applicable) in the case of a partial defeasance, including, in the case of a Mortgage Loan with a balloon payment due at maturity, or anticipated to be outstanding on the related Anticipated Repayment Date or at the commencement of the open prepayment period, as applicable, the related balloon payment, and (y) pay any costs and expenses incurred in connection with the purchase of such government securities, and (B) delivering a security agreement granting the issuing entity a first priority lien on the Defeasance Deposit and, in certain cases, the government securities purchased with the Defeasance Deposit and an opinion of counsel to such effect. See “Risk Factors—Other Risks Relating to the Certificates—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded”. See also representation and warranty no. 33 in Annex D-1 and the exceptions thereto, if any, in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

For additional information on Mortgage Loans that permit partial defeasance, see “—Releases; Partial Releases” below.

In general, if consistent with the related Mortgage Loan documents, a successor borrower established, designated or approved by the master servicer will assume the obligations of the related borrower exercising a Defeasance Option and the borrower will be relieved of its obligations under the Mortgage Loan. If a Mortgage Loan (or Whole Loan, if applicable) is partially defeased, if consistent with the related Mortgage Loan documents, generally the related promissory note will be split and only the defeased portion of the borrower’s obligations will be transferred to the successor borrower.

Releases; Partial Releases

The Mortgage Loans described below permit the release of one or more of the Mortgaged Properties or a portion of a single Mortgaged Property in connection with a partial defeasance, a partial prepayment or a partial substitution, subject to the satisfaction of certain specified conditions, including the REMIC requirements. Additionally, certain Mortgage Loans permit the addition of real property to the Mortgage Loan collateral.

●	With respect to the Twin Spans Business Park and Delaware River Industrial Park Mortgage Loan (5.8%), after the date that is the earlier of (a) January 28, 2025 and (b) the date that is two years after the closing of the securitization that includes the last note to be securitized, the borrower may deliver defeasance collateral and obtain a release of one or more individual Mortgaged Properties (the “Twin Spans Release Property”) upon at least 30 days’ but no more than 90 days’ prior written notice, and satisfaction of the conditions set forth in the Mortgage Loan documents, including: (i) the borrower prepays the Mortgage Loan, in an amount equal to 110% of the allocated loan amount of each Twin Spans Release Property; (ii) after the release of the Twin Spans Release Property, the lender will have determined that the debt service coverage ratio for the Mortgaged Properties then-remaining must be equal to the greater of (x) 2.21x and (y) the debt service coverage ratio for all of the then-remaining Mortgaged Properties (including the Twin Spans Release Property) for the 12 full calendar months immediately preceding the release of the Twin Spans Release Property; (iii) after the release of the Twin Spans Release Property, the lender will have determined that the loan-to-value ratio for the Mortgaged Properties then -remaining must be no greater than the lesser of (x) 61.5% and (y) the loan-to-value ratio for all of the then-remaining Mortgaged Properties (including the Twin Spans Release Property) immediately preceding the release of the Twin Spans Release Property; (iv) the after the release of the Twin Spans Release Property, the lender will have determined that the debt yield for the remaining Mortgaged Properties must be no less than the greater of (x) 8.60% and (y) the debt yield for all of the then-remaining Mortgaged Properties (including the Twin Spans Release Property) for the 12 full calendar months immediately preceding the release of the Twin Spans Release Property; (v) the delivery of a rating agency confirmation; and (vi) the delivery of a REMIC opinion.

●	With respect to the IPCC National Storage Portfolio XVI Mortgage Loan (5.5%), at any time after February 1, 2024, and prior to January 1, 2032, the related borrower may obtain the release of any of the related Mortgaged Properties, provided that, among other things, (i) no event of default has occurred and is continuing, (ii) the related borrower prepays a portion of the related Mortgage

Loan equal to the adjusted release amount of the property being released along with a yield maintenance premium pursuant to the related Mortgage Loan documents, (iii) the debt service coverage ratio for the remaining properties following the release based on the trailing 12 months must be at least equal to the greater of (x) the debt service coverage ratio immediately preceding such release (provided, however, that for the purposes of this clause (x) the debt service coverage ratio will be deemed to be no greater than 2.30x) and (y) 2.15x, (iv) the debt yield for the remaining properties based on the trailing 12 months must be at least equal to (x) the debt yield immediately preceding such release (provided, however, that for the purposes of this clause (x) the debt yield will be deemed to be no greater than 8.55%) and (y) 8.20%, (v) the loan-to-value ratio for the remaining properties is no greater than the lesser of (x) the loan-to-value ratio immediately preceding such release and (y) 50% (provided, however, that this clause (v) will not apply to the release of any individual property to the extent that, after giving effect to such release, the aggregate allocated loan amount of all the individual properties which have been released is less than 20% of the total original principal balance), and (vi) the release is permitted under REMIC requirements. The adjusted release amount will be equal to 120% of the stated release amount of the related property.

●	With respect to the IPCC National Storage Portfolio XV Mortgage Loan (4.5%), at any time after February 1, 2024, and prior to January 1, 2032, the related borrower may obtain the release of any of the related Mortgaged Properties, provided that, among other things, (i) no event of default has occurred and is continuing, (ii) the related borrower prepays a portion of the related Mortgage Loan equal to the adjusted release amount of the property being released along with a yield maintenance premium pursuant to the related Mortgage Loan documents, (iii) the debt service coverage ratio for the remaining properties following the release based on the trailing 12 months must be at least equal to the greater of (x) the debt service coverage ratio immediately preceding such release (provided, however, that for the purposes of this clause (x) the debt service coverage ratio will be deemed to be no greater than 2.30x) and (y) 2.15x, (iv) the debt yield for the remaining properties based on the trailing 12 months must be at least equal to (x) the debt yield immediately preceding such release (provided, however, that for the purposes of this clause (x) the debt yield will be deemed to be no greater than 8.55%) and (y) 8.20%, (v) the loan-to-value ratio for the remaining properties is no greater than the lesser of (x) the loan-to-value ratio immediately preceding such release and (y) 50% (provided, however, that this clause (v) will not apply to the release of any individual property to the extent that, after giving effect to such release, the aggregate allocated loan amount of all the individual properties which have been released is less than 20% of the total original principal balance), and (vi) the release is permitted under REMIC requirements. The adjusted release amount will be equal to 120% of the stated release amount of the related property.

●	With respect to the Moonwater Office Portfolio Mortgage Loan (3.9%), provided that no event of default has occurred and is continuing, the Mortgage Loan documents provide that at any time (I) after the earlier of (x) December 30, 2024 and (y) the date that is two years after the closing of the securitization that includes the last note to be securitized (the “Moonwater Release Date”), the borrower may obtain release of the 6543 Las Vegas Boulevard South Mortgaged Property or the 6226 West Sahara Avenue Mortgaged Property and (II) prior to the Moonwater Release Date, the borrower has the one-time right to partially prepay the Mortgage Loan and obtain the release of the 6226 West Sahara Avenue Mortgaged Property upon the sole tenant at such Mortgaged Property exercising the purchase option contained in such sole tenant’s lease, provided that, among other conditions: (i) the borrower prepays the Mortgage Loan in an amount equal to the greater of (x) 120% of the allocated loan amount for the individual Mortgaged Property to be released, and (y) 100% of the net sales proceeds applicable to such individual Mortgaged Property, together with all accrued and unpaid interest on the principal being prepaid and any applicable yield maintenance premium, (ii) the borrower delivers a REMIC opinion, (iii) the borrower delivers a rating agency confirmation (if requested by the lender), (iv) as of the date of notice of the partial release and the consummation of the partial release, after giving effect to the release, the debt service coverage ratio and debt yield with respect to the remaining Mortgaged Properties is greater than the greater of (x) the debt service coverage ratio and debt yield for all of the Mortgaged Properties immediately prior to the date of notice of the partial release or the consummation of the partial release (as applicable) and (y) 1.42x and 9.0%, respectively; (v) as of the date of notice of the partial release and the consummation of the partial release, after giving effect to the release, loan-to-value with respect to the remaining Mortgaged Properties is no greater than the lesser of (x) the loan–to-value ratio for all of the Mortgaged Properties immediately prior to the date of notice of the partial release or the consummation of the partial release (as applicable) and (y) 59.1%; and (vi) a partial release event with respect to the 6543 Las Vegas Boulevard South Mortgaged Property will only be permitted to the extent a trigger period is then-continuing and which is caused directly with respect to the sole tenant or the sole tenant’s lease.

●	With respect to the Bedrock Portfolio Mortgage Loan (2.5%), at any time after February 1, 2024, and prior to the Mortgage Loan maturity date, the Mortgage Loan documents permit the borrower to obtain the release of an individual Mortgaged Property, provided that, among other things, (a) the borrower pays to the lender an amount no less than 115% of the allocated loan amount for the Mortgaged Property to be released, (b) after giving effect to the release of the applicable Mortgaged Property, the debt service coverage ratio for the remaining Mortgaged Property is no less than 3.10x, and (c) satisfaction of customary REMIC requirements.

●	With respect to the Visions Hotel Portfolio III Mortgage Loan (1.5%), at any time after the earlier to occur of (x) March 4, 2025 and (y) the second anniversary of the last securitization involving any portion or interest in the related Whole Loan, the Mortgage Loan documents permit the borrower to obtain the release of an individual Mortgaged Property in connection with a partial defeasance of the Mortgage Loan, provided that, among other things, (i) no less than 60 days’ written notice specifying the date the defeasance collateral is to be delivered and the principal amount of the Mortgage Loan to be defeased, (ii) the borrower defeases the Whole Loan in an amount equal to the greatest of (a) 140% of the allocated loan amount for the Mortgaged Property to be released, (b) an amount, which after giving effect to the release of the applicable Mortgaged Property, would result in the debt service coverage ratio for the remaining Mortgaged Properties being no less than 2.44x, (c) an amount, which after giving effect to the release of the applicable Mortgaged Property, would result in the loan-to-value ratio for the remaining Mortgaged Properties being no greater than 53.8%, (d) an amount, which after giving effect to the release of the applicable Mortgaged Property, would result in the debt yield for the remaining Mortgaged Properties being no less than 14.26%, and (e) an amount as may be required such that the securitization trust will not fail to maintain its status as a REMIC trust as a result of such release, and (iii) satisfaction of customary REMIC requirements. Additionally, the first Mortgaged Property to be released must be the DoubleTree Utica Mortgaged Property, and no release of any of the other Visions Hotel Portfolio III Mortgaged Properties is permitted until a release of the DoubleTree Utica Mortgaged Property has occurred.

●	With respect to the AMF Portfolio Mortgage Loan (1.0%), at any time after the earlier to occur of (x) December 6, 2024 and (y) the second anniversary of the last securitization involving any portion or interest in the related Whole Loan, the borrower may obtain the release of one or more individual Mortgaged Properties (each an “AMF Portfolio Release Property”), provided that, among other conditions, (i) the related mezzanine loan is partially defeased, in accordance with the requirements of the related mezzanine loan agreement, (ii) the borrower delivers defeasance collateral in an amount equal to the greater of (a) 115% of the allocated loan amount—for the AMF Portfolio Release Property and (b) an amount such that after giving effect to such release, (x) the debt service coverage ratio for the remaining Mortgaged Properties is no less than the greater of (1) 1.40x and (2) and the debt service coverage ratio immediately prior to such release, (y) the loan-to-value ratio for the remaining Mortgaged Properties shall not exceed 70% and (z) the post-defeasance debt yield shall be no less than the greater of 8.35% and the debt yield immediately prior to the release of the AMF Portfolio Release Property, (iii) the borrower delivers a REMIC opinion, (iv) if a securitization of the AMF Portfolio Loan has occurred, the borrower delivers a non-consolidation opinion with respect to the successor borrower and (v) the borrower delivers a rating agency confirmation from each applicable rating agency. The financial tests described in clause (b) above will be determined based on the then outstanding principal balances of the related AMF Portfolio Whole Loan and the AMF Portfolio mezzanine loan.

Furthermore, some of the Mortgage Loans permit the release or substitution of specified parcels of real estate or improvements that secure the Mortgage Loans but were not assigned any material value or considered a source of any material cash flow for purposes of determining the related Appraised Value or Underwritten Net Cash Flow or considered material to the use or operation of the property or permit the general right to release as yet unidentified parcels if they are non-income producing so long as such release does not materially adversely affect the use or value of the remaining property, among other things. Such real estate may be permitted to be released, subject to certain REMIC rules, without payment of a release price and consequent reduction of the principal balance of the subject Mortgage Loan or substitution of additional collateral if zoning and other conditions are satisfied. We cannot assure you that the development of a release parcel, even if approved by the special servicer as having no material adverse effect to the remaining property, may not for some period of time either disrupt operations or lessen the value of the remaining property.

Escrows

Forty (40) Mortgage Loans (collectively, 72.3%) provide for monthly or upfront escrows to cover ongoing replacements and capital repairs.

Thirty-five (35) Mortgage Loans (collectively, 54.8%) provide for monthly or upfront escrows to cover property taxes on the Mortgaged Properties.

Twenty (20) Mortgage Loans (collectively, 43.4%) are secured in whole or in part by retail, office, multifamily, self storage, industrial and mixed use properties, provide for upfront or monthly escrows (or credit) for the full term or a portion of the term of the related Mortgage Loan to cover anticipated re-leasing costs, including tenant improvements and leasing commissions or other lease termination or occupancy issues. Such escrows are typically considered for office, retail, industrial, mixed use and other properties only.

Twenty-eight (28) Mortgage Loans (collectively, 40.9%) provide for monthly or upfront escrows to cover insurance premiums on the Mortgaged Properties.

Five (5) Mortgage Loans (collectively, 18.7%) provide for monthly or upfront escrows to cover planned capital expenditures or franchise-mandated property improvement plans.

Three (3) Mortgage Loans (collectively, 3.7%) provides for upfront escrows that may be applied to pay down principal if certain performance criteria are not satisfied.

One (1) Mortgage Loan (1.3%) requires a seasonality reserve that was deposited in connection with the origination of such Mortgage Loan and/or that is required to be funded on an ongoing basis or, in certain cases, is required to be funded upon specified trigger events. See “Risk Factors—Risks Relating to the Mortgage Loans—Hotel Properties Have Special Risks”.

Certain of the Mortgage Loans described above permit the related borrower to post a letter of credit or guaranty in lieu of maintaining cash reserves.

In addition, in certain cases, the related borrower may not be required to maintain the escrows described above until the occurrence of a specified trigger.

Many of the Mortgage Loans provide for other escrows and reserves, including, in certain cases, reserves for debt service, operating expenses, vacancies or negative tenant events at the related Mortgaged Property and other shortfalls or reserves to be released under circumstances described in the related Mortgage Loan documents.

See the footnotes to Annex A-1 for more information regarding escrows under the Mortgage Loan documents.

Mortgaged Property Accounts

Cash Management. The Mortgage Loan documents prescribe the manner in which the related borrowers are permitted to collect rents from tenants at each Mortgaged Property. The following table sets forth the account mechanics prescribed for the Mortgage Loans:

Cash Management Types

Type of Lockbox	Mortgage Loans	Aggregate Cut-off Date Balance of Mortgage Loans	Approx. % of Initial Pool Balance (%)
Hard/Springing Cash Management	15	$ 477,759,822	46.3%
Springing Cash Management	27	330,841,951	32.1
Soft/Springing Cash Management	2	25,000,000	2.5
Springing (Residential) / Hard (Commercial) / Springing Cash Management	1	26,000,000	2.5
Soft (Residential)/ Hard (Commercial)/ Springing Cash Management	1	15,200,000
Soft/Upfront Cash Management	1	53,000,000	5.1
None/Springing Cash Management	2	103,000,000	10.0
Total:	49	$ 1,031,301,773	100.0%

The following is a description of the types of cash management provisions to which the borrowers under the Mortgage Loans are subject:

●	Hard/Springing Cash Management. The related borrower is required to instruct the tenants and other payors (including any third party property managers) to pay all rents and other revenue directly to a lockbox account controlled by the applicable servicer on behalf of the issuing entity. Until the occurrence of a “trigger” event, which typically includes an event of default under the Mortgage Loan documents, such funds are forwarded to an account controlled by the related borrower or are otherwise made available to the related borrower. From and after the occurrence of such a “trigger” event, only the portion of such funds remaining after the payment of current debt service, the funding of reserves and, in some cases, expenses at the related Mortgaged Property are to be forwarded or otherwise made available to the related borrower or, in some cases, maintained in an account controlled by the servicer as additional collateral for the loan until the “trigger” event ends or terminates in accordance with the loan documentation.

●	Springing Cash Management. A lockbox account is established at origination or upon the occurrence of certain “trigger” events. Revenue from the related Mortgaged Property is generally paid by the tenants and other payors to the related borrower or property manager. The Mortgage Loan documents provide that, upon the occurrence of a “trigger” event, which typically includes an event of default under the Mortgage Loan documents, the related borrower would be required to instruct tenants to pay directly into such lockbox account or, if tenants are directed to pay to the related borrower or the property manager, the related borrower or property manager, as applicable, would then forward such funds to a lockbox account controlled by the applicable servicer on behalf of the issuing entity. Funds are then swept into a cash management account controlled by the applicable servicer on behalf of the issuing entity and applied by the servicer in accordance with the related Mortgage Loan documents. This typically includes the payment of debt service and, in some cases, expenses at the related Mortgaged Property. Excess funds may then be remitted to the related borrower.

●	Hard/Upfront Cash Management. The related borrower is required to instruct the tenants and other payors (including any third party property managers) to pay all rents and other revenue directly to a lockbox account controlled by the applicable servicer on behalf of the issuing entity. Funds are then swept into a cash management account controlled by the applicable servicer on behalf of the issuing entity and then applied by the applicable servicer in accordance with the related Mortgage Loan documents. This typically includes the payment of debt service and, in some cases, expenses at the related Mortgaged Property. Generally, excess funds may then be remitted to the related borrower.

●	Soft/Springing Cash Management. Revenue from the related Mortgaged Property is generally paid by the tenants and other payors (including any third party property managers) to the related borrower or the property manager. The related borrower or property manager, as applicable, then forwards such funds to a lockbox account controlled by the applicable servicer on behalf of the issuing entity. Until the occurrence of a “trigger” event, which typically includes an event of default under the Mortgage Loan documents, such funds are forwarded to an account controlled by the related borrower or are otherwise made available to the related borrower. In some cases, upon the occurrence of such a “trigger” event, the Mortgage Loan documents will require the related borrower to instruct tenants and/or other payors to pay directly into an account controlled by the applicable servicer on behalf of the issuing entity. All funds held in such lockbox account controlled by the applicable servicer following such “trigger” event will be applied by the applicable servicer in accordance with the related Mortgage Loan documents. From and after the occurrence of such a trigger event, only the portion of such funds remaining after the payment of current debt service and, in some cases, expenses at the related Mortgaged Property are to be forwarded or otherwise made available to the related borrower.

●	None. Revenue from the related Mortgaged Property is paid to the related borrower and is not subject to a lockbox account as of the Closing Date, and no lockbox account is required to be established during the term of the related Mortgage Loan.

In connection with any hard lockbox cash management, income deposited directly into the related lockbox account may not include amounts paid in cash and/or checks that are paid directly to the related property manager, notwithstanding requirements to the contrary. Furthermore, with respect to certain multifamily and hotel properties considered to have a hard lockbox, cash, checks and “over-the-counter” receipts (net of certain fees and expenses payable therefrom) may be deposited into the lockbox account by the property manager. Mortgage Loans whose terms call for the establishment of a lockbox account require that the amounts paid to the property manager will be deposited into the applicable lockbox account on a regular basis. Lockbox accounts will not be assets of the issuing entity. See the footnotes to Annex A-1 for more information regarding lockbox provisions for the Mortgage Loans.

Exceptions to Underwriting Guidelines

See “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Barclays Capital Real Estate Inc.—Barclays’ Underwriting Guidelines and Processes”; “—Bank of Montreal—BMO’s Underwriting Guidelines and Processes”; “—KeyBank National Association—KeyBank’s Underwriting Guidelines and Process”; “—Starwood Mortgage Capital LLC—SMC’s Underwriting Guidelines and Processes”; and “—Societe Generale Financial Corporation—Societe Generale Financial Corporation’s Underwriting Standards”.

One (1) Mortgage Loan (1.7%) was originated or acquired by Barclays Capital Real Estate Inc. with an exception to the related mortgage loan seller’s underwriting guidelines as described in the following bullet point:

●	With respect to the Meadowood Mall Mortgage Loan (1.7%), the lender typically requires estoppels representing 65% of rent prior to the origination of the Mortgage Loan. The lender did not receive any estoppels prior to the origination of the Mortgage Loan. The Mortgage Loan documents require the lender to receive estoppels representing 75% of the square feet of the Mortgaged Property within 60 days of the origination of the Mortgage Loan and such estoppels were received.

Additional Indebtedness

General

The Mortgage Loans generally prohibit borrowers from incurring any additional debt secured by their Mortgaged Property without the consent of the lender. However:

●	substantially all of the Mortgage Loans permit the related borrower to incur limited indebtedness in the ordinary course of business that is not secured by the related Mortgaged Property;

●	the borrowers under certain of the Mortgage Loans have incurred and/or may incur in the future unsecured debt other than in the ordinary course of business;

●	any borrower that is not required pursuant to the terms of the related Mortgage Loan documents to meet single-purpose entity criteria may not be restricted from incurring unsecured debt or mezzanine debt;

●	the terms of certain Mortgage Loans permit the borrowers to post letters of credit and/or surety bonds for the benefit of the mortgagee under the Mortgage Loans, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee;

●	although the Mortgage Loans generally place certain restrictions on incurring mezzanine debt by the pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, the terms of the Mortgage Loan documents generally permit, subject to certain limitations, the pledge of the limited partnership or non-managing membership equity interests in a borrower or less than a controlling interest of any other equity interests in a borrower; and

●	certain of the Mortgage Loans do not restrict the pledging of ownership interests in the borrower, but do restrict the transfer of ownership interests in a borrower by imposing limitations on transfer of control or a specific percentage of ownership interests.

Whole Loans

Certain Mortgage Loans are subject to the rights of a related Companion Holder, as further described in “—The Whole Loans” below.

Mezzanine Indebtedness

Although the Mortgage Loans generally place certain restrictions on incurring mezzanine debt by the pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, the terms of the Mortgage Loan documents generally permit, subject to certain limitations, the pledge of less than a controlling portion of the equity interests in a borrower or the pledge of limited partnership or non-managing membership equity interests in a borrower. Certain Mortgage Loans described below permit the incurrence of mezzanine debt subject to satisfaction of certain conditions including a certain maximum combined loan-to-value ratio and/or a minimum combined debt service coverage ratio. Also, certain of the Mortgage Loans do not restrict the pledging of ownership interests in the related borrower, but do restrict the transfer of ownership interests in a borrower by imposing limitations on transfer of control or a specific percentage of ownership interests. In addition, in general, a borrower (or its direct or indirect owners) that does not meet single-purpose entity criteria may not be restricted in any way from incurring mezzanine debt.

As of the Cut-off Date, each sponsor has informed us that it is aware of the following existing mezzanine indebtedness with respect to the Mortgage Loans it is selling to the depositor:

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	Percentage of Initial Pool Balance	Mezzanine Debt Cut-off Date Balance	Pari Passu Companion Loan Cut-off Date Balance	Subordinate Companion Loan Cut-off Date Balance	Cut-off Date Total Debt Balance	Approx. Cut-off Date Wtd. Avg. Total Debt Interest Rate(1)	Cut-off Date Mortgage Loan LTV Ratio	Cut-off Date Total Debt LTV Ratio(1)	Cut-off Date Mortgage Loan Underwritten NCF DSCR	Cut-off Date Total Debt Underwritten NCF DSCR(1)
26 Broadway	$33,900,000	3.3%	$ 40,000,000	$ 79,100,000	$ 177,000,000	$ 330,000,000	5.3755%	24.3%	71.0%	3.43x	1.07x
AMF Portfolio	$10,000,000	1.0%	$ 13,000,000	$ 162,000,000	N/A	$ 185,000,000	3.9310%	61.3%	65.9%	1.51x	1.51x

(1)	Calculated including the mezzanine debt and any subordinate debt. Approx. Cut-off Date Wtd. Avg. Total Debt Interest Rate is based on the interest rate of the related Mortgage Loan, any Companion Loans and the related mezzanine loan as of the Cut-off Date, and the Cut-off Date Total Debt Underwritten NCF DSCR is calculated based on such initial interest rates.

Other than with respect to the AMF Portfolio Mortgage Loan, which has a related mezzanine loan that matures 3 years prior to the maturity date of the AMF Portfolio Mortgage Loan, the mezzanine indebtedness is coterminous with the related Mortgage Loan. Each of the mezzanine loans related to the Mortgage Loans identified in the table above is subject to an intercreditor agreement between the holder of the related mezzanine loan and the related lender under the related Mortgage Loan that, in each case, sets forth the relative priorities between the related Mortgage Loan and the related mezzanine loan. Each intercreditor agreement provides, among other things, generally that (a) all payments due under the related mezzanine loan are subordinate after an event of default under the related Mortgage Loan (taking into account the cure rights of the mezzanine lender) to any and all payments required to be made under the related Mortgage Loan (except for any payments from funds other than the mortgaged property or proceeds of any enforcement upon the mezzanine loan collateral and any mezzanine loan guarantees), (b) so long as there is no event of default under the related Mortgage Loan (taking into account the cure rights of the related mezzanine lender), the related mezzanine lender may accept payments on and prepayments of the related mezzanine loan; provided, however, that prepayment of the mezzanine loan is not permitted prior to the prepayment in full of the related Mortgage Loan, unless (i) no event of default under the related Mortgage Loan is then continuing (taking into account the cure rights of the related mezzanine lender) and (ii) either (A) such prepayment of the mezzanine loan is from a source of funds other than the mortgage borrower, the Mortgaged Property, the guarantor and/or other collateral for the related Mortgage Loan or (B) such prepayments are in strict accordance with, and expressly permitted by, the Mortgage Loan documents, (c) the related mezzanine lender will have certain rights to receive notice of and cure defaults under the related Mortgage Loan prior to any acceleration or enforcement of the related Mortgage Loan, (d) the related mezzanine lender may amend or modify the related mezzanine loan in certain respects without the consent of the related mortgage lender, and the mortgage lender must obtain the mezzanine lender’s consent to amend or modify the Mortgage Loan in certain respects, (e) upon the occurrence of an event of default under the related mezzanine loan documents, the related mezzanine lender may foreclose upon the membership interests in the related Mortgage Loan borrower, which could result in a change of control with respect to the related Mortgage Loan borrower and a change in the management of the related Mortgaged Properties, (f) if the related Mortgage Loan is accelerated or, in some cases, becomes specially serviced or if a monetary or material non-monetary default occurs and continues for a specified period of time under the related Mortgage Loan or if the Mortgage Loan borrower becomes a debtor in a bankruptcy or if the related Mortgage Loan lender exercises any enforcement action under the related Mortgage Loan documents with respect to the related Mortgage Loan borrower or the related Mortgaged Properties, the related mezzanine lender has the right to purchase the related Mortgage Loan, in whole but not in part, for a price generally equal to the outstanding principal balance of the related Mortgage Loan, together with all accrued interest and other amounts due thereon, plus (without duplication) any advances made by the related Mortgage Loan lender or its servicer and any interest thereon plus, subject to certain limitations, any Liquidation Fees and Special Servicing Fees payable under the PSA, but generally excluding any late charges, default interest, exit fees, special maintenance charges payable in connection with a prepayment or yield maintenance charges and prepayment premiums, and (g) an event of default under the related Mortgage Loan will trigger an event of default under the mezzanine loan.

The Mortgage Loans generally place certain restrictions on the transfer and/or pledging of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations as described under “—Certain Terms of the Mortgage Loans—“Due-On-Sale” and “Due-On-Encumbrance” Provisions” above.

Certain of the Mortgage Loans do not prohibit the pledge by direct or indirect owners of the related borrower of equity distributions that may be made from time to time by the borrower to its equity owners.

With respect to the Mortgage Loans listed in the following chart, the direct and indirect equity owners of the borrower are permitted to incur future mezzanine debt, subject to the satisfaction of conditions contained in the related Mortgage Loan documents, including, among other things, a combined maximum loan-to-value ratio, a combined minimum debt service coverage ratio and/or a combined minimum debt yield, as listed in the following chart and determined in accordance with the related Mortgage Loan documents:

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	Maximum Principal Amount Permitted (If Specified)	Combined Maximum LTV Ratio	Combined Minimum DSCR	Combined Minimum Debt Yield	Intercreditor Agreement Required	Mortgage Lender Allowed to Require Rating Agency Confirmation
1888 Century Park East	$ 65,000,000	N/A	41.8%	3.65x	9.76%	Yes	Yes

The specific rights of the related mezzanine lender with respect to any such future mezzanine loan will be specified in the related intercreditor agreement and may include cure rights and a default-related repurchase option. The intercreditor agreement required to be entered into in connection with any future mezzanine loan will either be substantially in the form attached to the related loan agreement or be subject to receipt of a Rating Agency Confirmation or to the related lender’s approval. The direct and/or indirect owners of a borrower under a Mortgage Loan are also generally permitted to pledge their interest in such borrower as security for a mezzanine loan in circumstances where the ultimate transfer of such interest to the mezzanine lender would be a permitted transfer under the related Mortgage Loan documents.

Generally, upon a default under a mezzanine loan, subject to the terms of any applicable intercreditor or subordination agreement, the holder of the mezzanine loan would be entitled to foreclose upon the equity in the related borrower, which has been pledged to secure payment of such debt. Although this transfer of equity may not trigger the due-on-sale clause under the related Mortgage Loan, it could cause a change in control of the borrower and/or cause the obligor under the mezzanine loan to file for bankruptcy, which could negatively affect the operation of the related Mortgaged Property and the related borrower’s ability to make payments on the related Mortgage Loan in a timely manner.

The Mortgage Loans generally permit a pledge of the same direct and indirect ownership interests in any borrower that could be transferred without the lender consent. See “—Certain Terms of the Mortgage Loans—“Due-on-Sale” and “Due-on-Encumbrance” Provisions” above.

Some of the Mortgage Loans permit certain affiliates of the related borrower to pledge their indirect ownership interests in the borrower including, but not limited to, pledges to an institutional lender providing a corporate line of credit or corporate credit facility as collateral for such corporate line of credit or corporate credit facility. In connection with those pledges, the Mortgage Loan documents for such Mortgage Loans may: (i) contain limitations on the amounts that such collateral may secure and prohibit foreclosure of such pledges unless such foreclosure would represent a transfer otherwise permitted under the Mortgage Loan documents but do not prohibit a change in control in the event of a permitted foreclosure; or (ii) require that such financing be secured by at least a certain number of assets other than such ownership interests in the related borrower.

See “Risk Factors—Risks Relating to the Mortgage Loans—Other Financings or Ability to Incur Other Indebtedness Entails Risk”.

Other Secured Indebtedness

The borrowers under some of the Mortgage Loans have incurred or are permitted to incur other secured subordinate debt subject to the terms of the related Mortgage Loan document or otherwise expressly permitted by applicable law. For example:

●	With respect to the Meadowood Mall Mortgage Loan (1.7%), the related loan documents permit the borrower to enter into a PACE loan for an amount not to exceed $5,000,000, subject to the lender’s approval and delivery of a rating agency confirmation. The lien resulting from any unpaid and delinquent PACE loan payments would have property tax lien status.

In addition, with respect to any Mortgaged Properties located in Florida, Florida’s Property Assessed Clean Energy (“PACE”) statute renders loan document provisions prohibiting PACE loans unenforceable.

Preferred Equity

The borrowers, sponsors or restricted pledge parties of certain Mortgage Loans may have issued preferred equity. Because preferred equity often provides for a higher rate of return to be paid to the holders of such preferred equity, preferred equity in some respects functions like mezzanine indebtedness, and reduces a principal’s economic stake in the related Mortgaged Property, reduces cash flow on the borrower’s Mortgaged Property after the payment of debt service and payments on the preferred equity may increase the likelihood that the owner of a borrower will permit the value or income-producing potential of a Mortgaged Property to fall and may create a greater risk that a borrower will default on the Mortgage Loan secured by a Mortgaged Property whose value or income is relatively weak.

●	With respect to the VVF Mortgage Loan (2.0%), an investor (“Preferred Equity Holder”) holds a preferred equity interest in the parent of the borrower in the amount of $19,000,000 in accordance with the limited liability company agreement of the parent of the borrower (the “Parent LLC Agreement”). The Preferred Equity Holder is entitled to a return of its preferred equity via (i) proceeds of sales of beneficial interests in the Delaware statutory trust; (ii) monthly payments of all excess cash flow after the payment of debt service, operating expenses and other amounts due under the VVF Mortgage Loan Documents; and (iii) starting 45 days after the closing date, a preferred rate of return on its investment in an amount equal to 10.00% per annum, which is payable monthly on a current basis. In the event of default under the Parent LLC Agreement, the Preferred Equity Holder will have the right to (i) exercise the powers granted to it under the Parent LLC Agreement, including forcing the sale of the related Mortgaged Property, and (ii) subject to the consent of the lender, taking control (indirectly) of borrower and the related Mortgaged Property.

Other Unsecured Indebtedness

The borrowers under some of the Mortgage Loans have incurred or are permitted to incur unsecured subordinate debt (in addition to trade payables, equipment financing and other debt incurred in the ordinary course) subject to the terms of the related Mortgage Loan documents.

Prospective investors should assume that all or substantially all of the Mortgage Loans permit their borrowers to incur a limited amount (generally in an amount not more than 5% of the original Mortgage Loan balance or an amount otherwise normal and reasonable under the circumstances) of trade payables, equipment financing and/or other unsecured indebtedness in the ordinary course of business or an unsecured credit line to be used for working capital purposes. In addition, certain of the Mortgage Loans allow the related borrower to receive unsecured loans from equity owners, provided that such loans are subject to and subordinate to the applicable Mortgage Loan.

●	With respect to the IPCC National Storage Portfolio XVI Mortgage Loan (5.5%), the related borrower may obtain unsecured loans from the related guarantor, subject to the conditions set forth in the related Mortgage Loan documents, including: (i) such loans will be subordinate in all respects to the related Mortgage Loan; (ii) the guarantor and borrower will enter into a subordination and standstill agreement with the lender; (iii) the proceeds of such loans will be used solely to pay operating expenses and debt service at the related Mortgaged Properties; and (iv) the aggregate amount of all such loans that may be entered into without the lender’s consent may not exceed $8,775,000 (which is equal to 7.5% of the original principal amount of the related Mortgage Loan).

●	With respect to the IPCC National Storage Portfolio XV Mortgage Loan (4.5%), the related borrower may obtain unsecured loans from the related guarantor, subject to the conditions set forth in the related Mortgage Loan documents, including: (i) such loans will be subordinate in all respects to the related Mortgage Loan; (ii) the guarantor and borrower will enter into a subordination and standstill agreement with the lender; (iii) the proceeds of such loans will be used solely to pay certain operating expenses and debt service at the related Mortgaged Properties; and (iv) the aggregate amount of all such loans that may be entered into without the lender’s consent may not exceed $6,450,000 (which is equal to 7.5% of the original principal amount of the related Mortgage Loan).

●	With respect to the Bedrock Portfolio Mortgage Loan (2.5%), the related borrower may obtain unsecured loans from affiliates of the borrower, subject to the conditions set forth in the related Mortgage Loan documents, including but not limited to, (i) such loans will be subordinate in all respects to the related Mortgage Loan, (iii) the guarantor and borrower will enter into a subordination and standstill agreement with the lender and (iii) the aggregate amount of all such loans that may be entered into without the lender’s consent may not exceed 10.0% of the aggregate unpaid principal amount of the related Mortgage Loan.

Certain risks relating to additional debt are described in “Risk Factors—Risks Relating to the Mortgage Loans—Other Financings or Ability to Incur Other Indebtedness Entails Risk”. In addition, certain borrowers may have obtained Paycheck Protection Program loans.

The Whole Loans

General

Each of The Summit, the 1888 Century Park East, the Coleman Highline Phase IV, the Twin Spans Business Park and Delaware River Industrial Park, the IPCC National Storage Portfolio XVI, the Rose Castle Apartments, the 2 Riverfront Plaza, the IPCC National Storage Portfolio XV, the Moonwater Office Portfolio, the 26 Broadway, the Bedrock Portfolio, the 1100 & 820 First Street NE, the Meadowood Mall, the Visions Hotel Portfolio III, the NYC MFRT Portfolio and the AMF Portfolio Mortgage Loan is part of a Whole Loan consisting of such Mortgage Loan and the related Companion Loan(s). In connection with each Whole Loan, the rights between the trustee on behalf of the issuing entity and the holder(s) of the related Companion Loan(s) (the “Companion Holder” or “Companion Holders”) are generally governed by an intercreditor agreement or a co-lender agreement (each, an “Intercreditor Agreement”). With respect to each of the Whole Loans, the related Mortgage Loan and the related Companion Loan(s) are cross-collateralized and cross-defaulted.

The following terms are used in reference to the Whole Loans:

“AB Whole Loan” means the Non-Serviced AB Whole Loan.

“Companion Loan Rating Agency” means any NRSRO rating any serviced pari passu companion loan securities.

“Control Note” means, with respect to any Whole Loan, the “Controlling Note” or other similar term specified in the related Intercreditor Agreement. As of the Closing Date, the Control Note with respect to each Whole Loan will be the promissory note(s) listed as “Control” in the column “Control Note/Non-Control Note” in the table below entitled “Whole Loan Control Notes and Non-Control Notes”.

“Controlling Holder” means, with respect to any Whole Loan, the holder of the related Control Note (or its designee). As of the Closing Date, the Controlling Holder with respect to each Whole Loan will be the holder listed next to the related Control Note in the column “Note Holder” in the table below entitled “Whole Loan Control Notes and Non-Control Notes”.

“Non-Control Note” means, with respect to any Whole Loan, any “Non-Controlling Note” or other similar term specified in the related Intercreditor Agreement. As of the Closing Date, the Non-Control Notes with respect to each Whole Loan will be the promissory notes listed as “Non-Control” in the column “Control Note/Non-Control Note” in the table below entitled “Whole Loan Control Notes and Non-Control Notes”.

“Non-Controlling Holder” means, with respect to any Whole Loan, the holder of a Non-Control Note (or its designee). As of the Closing Date, the Non-Controlling Holders with respect to each Whole Loan will be the holders listed next to the related Non-Control Notes in the column “Note Holder” in the table below entitled “Whole Loan Control Notes and Non-Control Notes”.

“Non-Serviced AB Whole Loan” means The Summit Whole Loan, the Coleman Highline Phase IV Whole Loan, the 26 Broadway Whole Loan and the Meadowood Mall Whole Loan.

“Non-Serviced Certificate Administrator” means with respect to any Non-Serviced Whole Loan, the certificate administrator relating to the related Non-Serviced PSA.

“Non-Serviced Companion Loan” means each of the Companion Loans identified as “Non-Serviced” under the column entitled “Mortgage Loan Type” in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

“Non-Serviced Custodian” means with respect to any Non-Serviced Whole Loan, the custodian relating to the related Non-Serviced PSA.

“Non-Serviced Directing Certificateholder” means with respect to any Non-Serviced Whole Loan, the directing certificateholder (or equivalent) under the related Non-Serviced PSA.

“Non-Serviced Master Servicer” means with respect to any Non-Serviced Whole Loan, the master servicer relating to the related Non-Serviced PSA.

“Non-Serviced Mortgage Loan” means each of the Mortgage Loans identified as “Non-Serviced” under the column entitled “Mortgage Loan Type” in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

“Non-Serviced Pari Passu Companion Loan” means each of the Companion Loans identified as “Non-Serviced” under the column entitled “Mortgage Loan Type” that is pari passu in right of payment with the related Mortgage Loan in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

“Non-Serviced Pari Passu Mortgage Loan” means each of the Mortgage Loans identified as “Non-Serviced” under the column entitled “Mortgage Loan Type” in the table entitled “Whole Loan Control Notes and Non-Control Notes” below that has a Non-Serviced Pari Passu Companion Loan below.

“Non-Serviced Pari Passu Whole Loan” means each of the Whole Loans identified as “Non-Serviced” under the column entitled “Mortgage Loan Type” with one or more Non-Serviced Pari Passu Companion Loans in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

“Non-Serviced PSA” means with respect to any Non-Serviced Whole Loan, the pooling and servicing agreement or trust and servicing agreement relating to the transaction identified under the column entitled “Note Holder” in the table entitled “Non-Serviced Whole Loans” under “Summary of Terms—The Mortgage Pool—Whole Loans” above.

“Non-Serviced Special Servicer” means with respect to any Non-Serviced Whole Loan, the special servicer relating to the related Non-Serviced PSA.

“Non-Serviced Trustee” means with respect to any Non-Serviced Whole Loan, the trustee relating to the related Non-Serviced PSA.

“Non-Serviced Whole Loan” means each of (i) the Non-Serviced Pari Passu Whole Loans and (ii) the Non-Serviced AB Whole Loans.

“Other Master Servicer” means with respect to each Serviced Whole Loan, the master servicer appointed under the related Other PSA.

“Other PSA” means with respect to each Serviced Whole Loan, any pooling and servicing agreement, trust and servicing agreement or other servicing agreement governing the securitization of a related Serviced Companion Loan.

“Other Special Servicer” means with respect to each Serviced Whole Loan, the special servicer appointed under the related Other PSA.

“Pari Passu Mortgage Loan” means any of the Serviced Pari Passu Mortgage Loans or the Non-Serviced Pari Passu Mortgage Loans.

“Serviced Companion Loan” means each of the Serviced Pari Passu Companion Loans.

“Serviced Mortgage Loan” means each of the Mortgage Loans identified as “Serviced” under the column entitled “Mortgage Loan Type” in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

“Serviced Pari Passu Companion Loan” means each of the Companion Loans identified as “Serviced” under the column entitled “Mortgage Loan Type” that is pari passu in right of payment with the related Mortgage Loan in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

“Serviced Pari Passu Mortgage Loan” means a Serviced Mortgage Loan.

“Serviced Pari Passu Whole Loan” means each of the Whole Loans identified as “Serviced” under the column entitled “Mortgage Loan Type” with one or more Serviced Pari Passu Companion Loans in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

“Serviced Whole Loan” means each of the Whole Loans identified as “Serviced” under the column entitled under the column entitled “Mortgage Loan Type” in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

“Subordinate Companion Loan” means, with respect to any Whole Loan, any subordinate promissory note that is part of such Whole Loan that is subordinate to the related Serviced Mortgage Loan.

The table entitled “Whole Loan Summary” under “Summary of Terms—The Mortgage Pool” provides certain information with respect to each Mortgage Loan that has a corresponding Companion Loan. With respect to each Whole Loan, the related Control Note and Non-Control Note(s) and the respective holders thereof as of the date hereof are set forth in the table below. In addition, with respect to each Non-Serviced Whole Loan, the lead securitization servicing agreement and master servicer, special servicer, trustee, certificate administrator, custodian, operating advisor and initial directing party under the related Non-Serviced PSA are set forth in the table titled “Non-Serviced Whole Loans” under “Summary of Terms—The Mortgage Pool”.

See “Risk Factors—Risks Related to Conflicts of Interest—Potential Conflicts of Interest of the Directing Certificateholder and the Companion Holders”.

Whole Loan Control Notes and Non-Control Notes

Mortgage Loan	Mortgage Loan Type	Note Name	Control Note/ Non-Control Note(1)	Original Principal Balance	Note Holder
The Summit	Non-Serviced	Note A-1-S	Non-Control	$64,200,000	SUMIT 2022-BVUE
		Note A-1-1	Non-Control	$50,000,000	BBCMS 2022-C14
		Note A-1-2	Non-Control	$65,000,000	BBCMS 2022-C15
		Note A-1-3	Non-Control	$10,000,000	An affiliate of Barclays Capital Real Estate Inc.
		Note A-1-4	Non-Control	$7,000,000	An affiliate of Barclays Capital Real Estate Inc.
		Note A-2-S	Non-Control	$42,800,000	SUMIT 2022-BVUE
		Note A-2-1	Non-Control	$65,000,000	Benchmark 2022-B32
		Note A-2-2	Non-Control	$23,000,000	Benchmark 2022-B33
		Note B-1-1	Control	$118,800,000	SUMIT 2022-BVUE
		Note B-2-1	Non-Control	$79,200,000	SUMIT 2022-BVUE

1888 Century Park East	Non-Serviced	Note A-1	Control	$70,000,000	BBCMS 2022-C14
		Note A-2	Non-Control	$65,000,000	BBCMS 2022-C15
		Note A-3	Non-Control	$35,000,000	An affiliate of Barclays Capital Real Estate Inc.
		Note A-4	Non-Control	$30,000,000	An affiliate of Barclays Capital Real Estate Inc.

Coleman Highline Phase IV	Non-Serviced	Note A-1	Non-Control	$26,650,000	COLEM 2022-HLNE
		Note A-2	Non-Control	$14,350,000	COLEM 2022-HLNE
		Note A-3	Non-Control	$40,000,000	BBCMS 2022-C14
		Note A-4	Non-Control	$30,000,000	BBCMS 2022-C14
		Note A-5	Non-Control	$35,000,000	BBCMS 2022-C15
		Note A-6	Non-Control	$27,600,000	BBCMS 2022-C15
		Note A-7	Non-Control	$30,000,000	MSC 2022-L8(2)
		Note A-8	Non-Control	$25,000,000	BMO 2022-C1
		Note A-9	Non-Control	$16,400,000	BMO 2022-C1
		Note B-1	Control	$174,525,000	COLEM 2022-HLNE
		Note B-2	Non-Control	$93,975,000	COLEM 2022-HLNE

Twin Spans Business Park and Delaware River Industrial Park	Serviced	Note A-1	Control	$60,000,000	BBCMS 2022-C15
		Note A-2	Non-Control	$28,000,000	An affiliate of Barclays Capital Real Estate Inc.
		Note A-3	Non-Control	$50,000,000	Benchmark 2022-B33

IPCC National Storage Portfolio XVI	Non-Serviced	Note A-1	Control	$50,000,000	BMO 2022-C1
		Note A-2	Non-Control	$30,000,000	BBCMS 2022-C15
		Note A-3	Non-Control	$20,000,000	BBCMS 2022-C15
		Note A-4	Non-Control	$10,000,000	BMO 2022-C1
		Note A-5	Non-Control	$7,000,000	BBCMS 2022-C15

Rose Castle Apartments	Serviced	Note A-1	Control	$500,000	BBCMS 2022-C15
		Note A-2	Non-Control	$40,000,000	BBCMS 2022-C15
		Note A-3	Non-Control	$25,000,000	MSC 2022-L8(2)
		Note A-4	Non-Control	$10,000,000	BBCMS 2022-C15
		Note A-5	Non-Control	$25,000,000	MSC 2022-L8(2)
		Note A-6	Non-Control	$1,500,000	BBCMS 2022-C15

Mortgage Loan	Mortgage Loan Type	Note Name	Control Note/ Non-Control Note(1)	Original Principal Balance	Note Holder
		Note A-7	Non-Control	$1,500,000	MSC 2022-L8(2)
		Note A-8	Non-Control	$500,000	BBCMS 2022-C15
		Note A-9	Non-Control	$500,000	MSC 2022-L8(2)
		Note A-10	Non-Control	$500,000	BBCMS 2022-C15

2 Riverfront Plaza	Serviced	Note A-1	Non-Control	$37,500,000	BMO 2022-C1
		Note A-2	Non-Control	$45,000,000	BBCMS 2022-C15
		Note A-3	Non-Control	$17,000,000	Bank of Montreal
		Note A-4	Non-Control	$5,000,000	Bank of Montreal
		Note A-5	Control	$5,000,000	BBCMS 2022-C15

IPCC National Storage Portfolio XV	Serviced	Note A-1	Control	$40,000,000	BBCMS 2022-C15
		Note A-2	Non-Control	$30,000,000	BMO 2022-C1
		Note A-3	Non-Control	$10,000,000	BMO 2022-C1
		Note A-4	Non-Control	$6,000,000	BBCMS 2022-C15

Moonwater Office Portfolio	Non-Serviced	Note A-1	Control	$40,000,000	Benchmark 2022-B32
		Note A-2	Non-Control	$23,000,000	Benchmark 2022-B32
		Note A-3	Non-Control	$40,000,000	BBCMS 2022-C15
		Note A-4	Non-Control	$13,000,000	An affiliate of Barclays Capital Real Estate Inc.

26 Broadway	Non-Serviced	Note A-1	Non-Control	$22,600,000	BWAY 2022-26BW
		Note A-2	Non-Control	$22,600,000	BWAY 2022-26BW
		Note A-3	Non-Control	$20,000,000	BBCMS 2022-C15
		Note A-4	Non-Control	$20,000,000	MSC 2022-L8(2)
		Note A-5	Non-Control	$13,900,000	BBCMS 2022-C15
		Note A-6	Non-Control	$13,900,000	MSC 2022-L8(2)
		Note B-1	Control	$88,500,000	BWAY 2022-26BW
		Note B-2	Non-Control	$88,500,000	BWAY 2022-26BW

Bedrock Portfolio	Non-Serviced	Note A-1-1	Control	$125,000,000	Benchmark 2022-B32
		Note A-1-2	Non-Control	$50,000,000	JPMorgan Chase Bank, National Association
		Note A-1-3	Non-Control	$50,000,000	JPMorgan Chase Bank, National Association
		Note A-1-4	Non-Control	$50,000,000	Benchmark 2022-B33
		Note A-1-5	Non-Control	$30,000,000	Benchmark 2022-B33
		Note A-1-6	Non-Control	$39,000,000	JPMorgan Chase Bank, National Association
		Note A-2-1	Non-Control	$40,000,000	BMO 2022-C1
		Note A-2-2	Non-Control	$26,000,000	BBCMS 2022-C15
		Note A-2-3	Non-Control	$10,000,000	MSC 2022-L8(2)
		Note A-2-4	Non-Control	$10,000,000	MSC 2022-L8(2)

1100 & 820 First Street NE	Non-Serviced	Note A-1	Control	$65,000,000	BBCMS 2021-C12
		Note A-2	Non-Control	$35,000,000	BBCMS 2022-C14
		Note A-3	Non-Control	$25,000,000	BBCMS 2022-C14
		Note A-4	Non-Control	$40,000,000	Benchmark 2021-B30

Mortgage Loan	Mortgage Loan Type	Note Name	Control Note/ Non-Control Note(1)	Original Principal Balance	Note Holder
		Note A-5	Non-Control	$25,000,000	Benchmark 2021-B30
		Note A-6	Non-Control	$11,000,000	BBCMS 2022-C15
		Note A-7	Non-Control	$10,000,000	BBCMS 2022-C15

Meadowood Mall	Non-Serviced	Note A-1	Non-Control	$19,000,000	WFCM 2021-C61
		Note A-2	Non-Control	$18,000,000	BBCMS 2022-C15
		Note A-3	Non-Control	$18,000,000	BMO 2022-C1
		Note A-4	Non-Control	$25,000,000	3650 Real Estate Investment Trust 2 LLC
		Note B	Control(3)	$28,000,000	3650 Cal Bridge Reno LLC

Visions Hotel Portfolio III	Non-Serviced	Note A-1	Control	$28,100,000	MSC 2022-L8(2)
		Note A-2	Non-Control	$16,000,000	BBCMS 2022-C15

NYC MFRT Portfolio	Non-Serviced	Note A-1	Control	$30,000,000	BMO 2022-C1
		Note A-2	Non-Control	$15,200,000	BBCMS 2022-C15
		Note A-3	Non-Control	$15,000,000	MSC 2022-L8(2)

AMF Portfolio	Non-Serviced	Note A-1	Control	$32,000,000	BBCMS 2021-C12
		Note A-2	Non-Control	$32,000,000	BBCMS 2021-C12
		Note A-3	Non-Control	$24,000,000	GSMS 2021-GSA3
		Note A-4	Non-Control	$24,000,000	BMO 2022-C1
		Note A-5-1	Non-Control	$16,000,000	BMO 2022-C1
		Note A-5-2	Non-Control	$4,000,000	GSMS 2021-GSA3
		Note A-6	Non-Control	$20,000,000	BBCMS 2021-C12
		Note A-7	Non-Control	$5,000,000	GSMS 2021-GSA3
		Note A-8	Non-Control	$5,000,000	BBCMS 2022-C15
		Note A-9	Non-Control	$5,000,000	GSMS 2021-GSA3
		Note A-10	Non-Control	$5,000,000	BBCMS 2022-C15

(1)	With respect to the AB Whole Loans, the initial Control Note may become a Non-Control Note if a control appraisal period has occurred and is continuing with respect to the related AB Whole Loan. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced A/B Whole Loans”.

(2)	The MSC 2022-L8 securitization is expected to close on or about April 7, 2022.

(3)	With respect to the Meadowood Mall Whole Loan, the initial Control Note is Note B. During the continuance of certain control appraisal periods, Note A-4 will be the Control Note. See “—The Non-Serviced A/B Whole Loans—Meadowood Mall Whole Loan” below.

The Serviced Pari Passu Whole Loans

The Serviced Pari Passu Whole Loans will be serviced pursuant to the PSA in accordance with the terms of the PSA and the related Intercreditor Agreement. None of the master servicer, the special servicer or the trustee will be required to make a monthly payment advance on any Serviced Pari Passu Companion Loan, but the master servicer or the trustee, as applicable, will be required to (and the special servicer, at its option in emergency situations, may) make Servicing Advances on the Serviced Pari Passu Whole Loans unless such advancing party (or, even if it is not the advancing party, the special servicer) determines that such a Servicing Advance would be a Nonrecoverable Advance.

Intercreditor Agreement

The Intercreditor Agreement related to each Serviced Pari Passu Whole Loan provides that:

●	The promissory notes comprising such Serviced Pari Passu Whole Loan (and consequently, the related Serviced Mortgage Loan and each related Serviced Pari Passu Companion Loan) are of equal priority with each other and none of such promissory notes (or mortgage loans) will have priority or preference over any other such promissory note (or mortgage loan).

●	All payments, proceeds and other recoveries on the Serviced Pari Passu Whole Loan will be applied to the promissory notes comprising such Serviced Pari Passu Whole Loan on a pro rata and pari passu basis (subject, in each case, to (a) the allocation of certain amounts to escrows and reserves, certain repairs or restorations or payments to the applicable borrower required by the Mortgage Loan documents and (b) certain payment and reimbursement rights of the parties to the PSA, in accordance with the terms of the PSA).

●	The transfer of up to 49% of the beneficial interest of a promissory note comprising the Serviced Pari Passu Whole Loan is generally permitted. The transfer of more than 49% of the beneficial interest of any such promissory note is generally prohibited unless (i) the transferee is a large institutional lender or investment fund (other than a related borrower or an affiliate thereof) that satisfies minimum net worth and/or experience requirements or certain securitization vehicles that satisfy certain ratings and other requirements or (ii)(a) each non-transferring holder has consented to such transfer (which consent may not be unreasonably withheld), and/or (b) if any such non-transferring holder’s interest in the related Serviced Whole Loan is held in a securitization, a rating agency communication is provided to each applicable rating agency (or, in certain cases, a rating agency confirmation is obtained from each applicable rating agency). The foregoing restrictions do not apply to a sale of the related Serviced Mortgage Loan together with the related Serviced Pari Passu Companion Loans in accordance with the terms of the PSA (or, in certain cases, any sale by a securitization trust).

With respect to each Serviced Pari Passu Whole Loan, certain costs and expenses (such as a pro rata share of a Servicing Advance) allocable to a related Serviced Pari Passu Companion Loan may be paid or reimbursed out of payments and other collections on the Mortgage Pool, subject to the Trust’s right to reimbursement from future payments and other collections on such Serviced Pari Passu Companion Loan or from general collections with respect to any securitization of such Serviced Pari Passu Companion Loan.

Control Rights with respect to Serviced Pari Passu Whole Loans

With respect to any Serviced Pari Passu Whole Loan, the related Control Note will be included in the Trust, and the Directing Certificateholder will have certain consent rights (prior to the occurrence and continuance of a Control Termination Event) and consultation rights (after the occurrence of a Control Termination Event, but prior to the occurrence and continuance of a Consultation Termination Event) with respect to such Whole Loan as described under “Pooling and Servicing Agreement—The Directing Certificateholder”.

Certain Rights of each Non-Controlling Holder

With respect to each Serviced Pari Passu Whole Loan, the holder of any related Non-Control Note (or if such Non-Control Note has been securitized, the directing certificateholder with respect to such securitization or other designated party under the related pooling and servicing agreement) will be entitled to certain consultation rights described below; provided, that if such party or its representative is (or is an affiliate of) the related borrower or if all or a specified portion of the subject Non-Control Note is held by the borrower or an affiliate thereof, such party will not be entitled to exercise the rights of a Non-Controlling Holder, and/or there will be deemed to be no such Non-Controlling Holder under the related Intercreditor Agreement with respect to such Non-Control Note.

The special servicer will be required (i) to provide to each Non-Controlling Holder copies of any notice, information and report that it is required to provide to the Directing Certificateholder with respect to the implementation of any recommended actions outlined in an Asset Status Report relating to such Serviced Pari Passu Whole Loan or any proposed action to be taken in respect of a Major Decision with respect to such Serviced Pari Passu Whole Loan (for this purpose, without regard to whether such items are actually required to be provided to the Directing Certificateholder due to the occurrence of a Control Termination Event or Consultation Termination Event) and (ii) to use reasonable efforts to consult each Non-Controlling Holder on a strictly non-binding basis (to the extent such party requests consultation after having received the aforementioned notices, information and reports) with respect to any such recommended actions by the special servicer or any proposed action to be taken by the special servicer in respect of such Serviced Pari Passu Whole Loan that constitutes a Major Decision.

Such consultation right will expire ten (10) business days after the delivery to such Non-Controlling Holder of written notice of a proposed action (together with copies of the notices, information and reports required to be delivered thereto) (unless the special servicer proposes a new course of action that is materially different from the action previously proposed, in which case such ten (10) business day period will be deemed to begin anew). In no event will the special servicer be obligated to follow or take any alternative actions recommended by any Non-Controlling Holder (or its representative). In addition, if the special servicer determines that immediate action is necessary to protect the interests of the holders of the promissory notes comprising a Serviced Pari Passu Whole Loan, it may take, in accordance with the Servicing Standard, any action constituting a Major Decision with respect to such Serviced Pari Passu Whole Loan or any action set forth in any applicable Asset Status Report before the expiration of the aforementioned ten (10) business day period.

In addition to the aforementioned consultation right, each Non-Controlling Holder will have the right to annual meetings (which may be held telephonically) with the master servicer or special servicer, as applicable, upon reasonable notice and at times reasonably acceptable to the master servicer or special servicer, as applicable, in which servicing issues related to the related Serviced Pari Passu Whole Loan are discussed.

If a Servicer Termination Event has occurred with respect to the special servicer that affects a Non-Controlling Holder, such holder will have the right to direct the trustee to terminate the special servicer solely with respect to the related Serviced Pari Passu Whole Loan, other than with respect to any rights such special servicer may have as a Certificateholder, entitlements to amounts payable to such special servicer at the time of termination, entitlements to indemnification amounts and any other entitlements of the terminated party that survive the termination.

Sale of Defaulted Mortgage Loan

If any Serviced Pari Passu Whole Loan becomes a Defaulted Loan, and if the special servicer decides to sell the related Serviced Pari Passu Mortgage Loan, such special servicer will be required to sell such Serviced Pari Passu Mortgage Loan and each related Serviced Pari Passu Companion Loan together as interests evidencing one whole loan. Notwithstanding the foregoing, such special servicer will not be permitted to sell a Serviced Pari Passu Whole Loan without the consent of each Non-Controlling Holder unless it has delivered to such holder (a) at least fifteen (15) business days prior written notice of any decision to attempt to sell the related Serviced Pari Passu Whole Loan, (b) at least ten (10) days prior to the proposed sale date, a copy of each bid package (together with any amendments to such bid packages) received by such special servicer, a copy of the most recent appraisal and certain other supplementary documents (if requested by such holder), and (c) until the sale is completed, and a reasonable period (but no less time than is afforded to other offerors and the Directing Certificateholder) prior to the proposed sale date, all information and documents being provided to offerors or otherwise approved by the master servicer or special servicer in connection with the proposed sale.

The Non-Serviced Pari Passu Whole Loans

Each Non-Serviced Pari Passu Whole Loan will be serviced pursuant to the related Non-Serviced PSA in accordance with the terms of such Non-Serviced PSA and the related Intercreditor Agreement.

No Non-Serviced Master Servicer, Non-Serviced Special Servicer or Non-Serviced Trustee will be required to make monthly payment advances on a Non-Serviced Mortgage Loan, but the related Non-Serviced Master Servicer or Non-Serviced Trustee, as applicable, will be required to (and the Non-Serviced Special Servicer, at its option in certain cases, may) make servicing advances on the related Non-Serviced Pari Passu Whole Loan in accordance with the terms of the related Non-Serviced PSA unless such advancing party (or, in certain cases, the related Non-Serviced Special Servicer, even if it is not the advancing party) determines that such a servicing advance would be a nonrecoverable advance. Monthly payment advances on each Non-Serviced Mortgage Loan will be made by the master servicer or the trustee, as applicable, to the extent provided under the PSA. None of the master servicer, the special servicer or the trustee will be obligated to make servicing advances with respect to a Non-Serviced Pari Passu Whole Loan. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” for a description of the servicing terms of the Non-Serviced PSAs.

Intercreditor Agreement

The Intercreditor Agreement related to each Non-Serviced Pari Passu Whole Loan provides that:

●	The promissory notes comprising such Non-Serviced Pari Passu Whole Loan (and consequently, the related Non-Serviced Mortgage Loan and each related Non-Serviced Pari Passu Companion Loan) are of equal priority with each other and none of such promissory notes (or mortgage loans) will have priority or preference over any other such promissory note (or mortgage loan).

●	All payments, proceeds and other recoveries on the Non-Serviced Pari Passu Whole Loan will be applied to the promissory notes comprising such Non-Serviced Pari Passu Whole Loan on a pro rata and pari passu basis (subject, in each case, to (a) the allocation of certain amounts to escrows and reserves, certain repairs or restorations or payments to the applicable borrower required by the Mortgage Loan documents and (b) certain payment and reimbursement rights of the parties to the related Non-Serviced PSA, in accordance with the terms of the related Non-Serviced PSA).

●	The transfer of up to 49% of the beneficial interest of a promissory note comprising the Non-Serviced Pari Passu Whole Loan is generally permitted. The transfer of more than 49% of the beneficial interest of any such promissory note is generally prohibited unless (i) the transferee is a large institutional lender or investment fund (other than a related borrower or an affiliate thereof) that satisfies minimum net worth and/or experience requirements or certain securitization vehicles that satisfy certain ratings and other requirements or (ii)(a) each non-transferring holder has consented to such transfer (which consent may not be unreasonably withheld), and/or (b) if any such non-transferring holder’s interest in the related Non-Serviced Pari Passu Whole Loan is held in a securitization, a rating agency communication is provided to each applicable rating agency (or, in certain cases, a rating agency confirmation is obtained from each applicable rating agency). The foregoing restrictions do not apply to a sale of the related Non-Serviced Mortgage Loan together with the related Non-Serviced Pari Passu Companion Loans in accordance with the terms of the related Non-Serviced PSA (or, in certain cases, any sale by a securitization trust).

Any losses, liabilities, claims, costs and expenses incurred in connection with a Non-Serviced Pari Passu Whole Loan that are not otherwise paid out of collections on such Whole Loan may, to the extent allocable to the related Non-Serviced Mortgage Loan, be payable or reimbursable out of general collections on the mortgage pool for this securitization.

Control Rights

With respect to each Non-Serviced Pari Passu Whole Loan, the related Control Note will be held as of the Closing Date by the Controlling Holder listed in the table entitled “Whole Loan Control Notes and Non-Control Notes” above under “—General”. The related Controlling Holder (or a designated representative) will be entitled (i) to direct the servicing of such Whole Loan in a manner that is substantially similar to the rights of the directing certificateholder for this securitization, (ii) to consent to certain servicing decisions in respect of such Whole Loan and actions set forth in a related asset status report and (iii) to replace the special servicer with respect to such Whole Loan with or without cause; provided, that with respect to each Non-Serviced Pari Passu Whole Loan, if such holder (or its designated representative) is (or is an affiliate of) the related borrower or if all or a specified portion of the subject Control Note is held by the borrower or an affiliate thereof, such party will not be entitled to exercise the rights of the “Controlling Holder”, and/or there will be deemed to be no such “Controlling Holder” under the related Intercreditor Agreement.

Certain Rights of each Non-Controlling Holder

With respect to any Non-Serviced Pari Passu Whole Loan, the holder of any related Non-Control Note (or if such Non-Control Note has been securitized, the directing certificateholder with respect to such securitization (or other designated party under the related pooling and servicing agreement)) will be entitled to certain consent and consultation rights described below; provided, that if such party or its representative is (or is an affiliate of) the related borrower or if all or a specified portion of the subject Non-Control Note is held by the borrower or an affiliate thereof, such party will not be entitled to exercise the rights of a Non-Controlling Holder, and/or there will be deemed to be no “Non-Controlling Holder” with respect to such Non-Control Note under the related Intercreditor Agreement. With respect to each Non-Serviced Pari Passu Whole Loan, one or more related Non-Control Notes will be included in the Trust, and the Directing Certificateholder, prior to the occurrence and continuance of a Consultation Termination Event, or the special servicer (consistent with the Servicing Standard), following the occurrence and during the continuance of a Consultation Termination Event, will be entitled to exercise the consultation rights described below.

With respect to any Non-Serviced Pari Passu Whole Loan, the related Non-Serviced Special Servicer or Non-Serviced Master Servicer, as applicable pursuant to the related Intercreditor Agreement, will be required (i) to provide to each Non-Controlling Holder copies of any notice, information and report that it is required to provide to the related Non-Serviced Directing Certificateholder under the related Non-Serviced PSA with respect to the implementation of any recommended actions outlined in an asset status report relating to the related Non-Serviced Pari Passu Whole Loan or any proposed action to be taken in respect of a major decision under the related Non-Serviced PSA with respect to such Non-Serviced Pari Passu Whole Loan (for this purpose, without regard to whether such items are actually required to be provided to the related Non-Serviced Directing Certificateholder due to the occurrence and continuance of a “control termination event” or a “consultation termination event” (or analogous concepts) under such Non-Serviced PSA) and (ii) to consult (or to use reasonable efforts to consult) each Non-Controlling Holder on a strictly non-binding basis (to the extent such party requests consultation after having received the aforementioned notices, information and reports) with respect to any such recommended actions by such Non-Serviced Special Servicer or Non-Serviced Master Servicer, as applicable, or any proposed action to be taken by such Non-Serviced Special Servicer or Non-Serviced Master Servicer, as applicable, in respect of the applicable major decision.

Such consultation right will generally expire ten (10) business days after the delivery to such Non-Controlling Holder of written notice of a proposed action (together with copies of the notices, information and reports required to be delivered thereto), whether or not such Non-Controlling Holder has responded within such period (unless the related Non-Serviced Special Servicer or Non-Serviced Master Servicer, as applicable, proposes a new course of action that is materially different from the action previously proposed, in which case such ten (10) business day period will be deemed to begin anew). In no event will the related Non-Serviced Special Servicer or Non-Serviced Master Servicer, as applicable, be obligated to follow or take any alternative actions recommended by any Non-Controlling Holder (or its representative).

If the related Non-Serviced Special Servicer or Non-Serviced Master Servicer, as applicable, determines that immediate action is necessary to protect the interests of the holders of the promissory notes comprising a Non-Serviced Pari Passu Whole Loan, it may take, in accordance with the servicing standard under the Non-Serviced PSA, any action constituting a major decision with respect to such Non-Serviced Pari Passu Whole Loan or any action set forth in any applicable asset status report before the expiration of the aforementioned typical ten (10) business day period.

In addition to the aforementioned consultation right, each Non-Controlling Holder will have the right to annual meetings (which may be held telephonically) with the related Non-Serviced Master Servicer or the related Non-Serviced Special Servicer, as applicable, upon reasonable notice and at times reasonably acceptable to such Non-Serviced Master Servicer or Non-Serviced Special Servicer, as applicable, in which servicing issues related to the related Non-Serviced Pari Passu Whole Loan are discussed.

If a special servicer termination event under the related Non-Serviced PSA has occurred that affects a Non-Controlling Holder, such holder will generally have the right to direct the related Non-Serviced Trustee to terminate the related Non-Serviced Special Servicer under such Non-Serviced PSA solely with respect to the related Non-Serviced Pari Passu Whole Loan, other than with respect to any rights such Non-Serviced Special Servicer may have as a certificateholder under such Non-Serviced PSA, entitlements to amounts payable to such Non-Serviced Special Servicer at the time of termination, entitlements to indemnification amounts and any other entitlements of the terminated party that survive the termination.

Custody of the Mortgage File

The Non-Serviced Custodian is the custodian of the mortgage file related to the related Non-Serviced Pari Passu Whole Loan (other than any promissory notes not contributed to the related non-serviced securitization trust).

Sale of Defaulted Mortgage Loan

If any Non-Serviced Pari Passu Whole Loan becomes a defaulted mortgage loan, and if the related Non-Serviced Special Servicer decides to sell the related Companion Loan contributed to the non-serviced securitization trust, such Non-Serviced Special Servicer will be required to sell the related Non-Serviced Mortgage Loan and each Non-Serviced Pari Passu Companion Loan together as interests evidencing one whole loan. Notwithstanding the foregoing, the related Non-Serviced Special Servicer will not be permitted to sell a Non-Serviced Pari Passu Whole Loan without the consent of each Non-Controlling Holder (except, in certain cases, if the Non-Controlling Holder is the borrower or an affiliate of the borrower) unless it has delivered to such holder (a) at least fifteen (15) business days prior written notice of any decision to attempt to sell the related Non-Serviced Pari Passu Whole Loan, (b) at least ten (10) days prior to the proposed sale date, a copy of each bid package (together with any amendments to such bid packages) received by the related Non-Serviced Special Servicer, a copy of the most recent appraisal and certain other supplementary documents (if requested by such holder), and (c) until the sale is completed, and a reasonable period (but no less time than is afforded to other offerors and the applicable Non-Serviced Directing Certificateholder under the related Non-Serviced PSA) prior to the proposed sale date, all information and documents being provided to offerors or otherwise approved by the related Non-Serviced Master Servicer or Non-Serviced Special Servicer in connection with the proposed sale.

The Non-Serviced A/B Whole Loans

The Summit Whole Loan

General

The Summit Mortgage Loan (6.3%) is part of a split loan structure comprised of eight (8) senior promissory notes (“The Summit Senior Notes”) and two (2) subordinate promissory notes (“The Summit Junior Notes” and, together with The Summit Senior Notes, “The Summit Notes”), each of which is secured by the same mortgage instrument on the same underlying Mortgaged Property, with an aggregate initial principal balance of $525,000,000. One (1) such senior promissory note designated as Note A-1-2, with an initial principal balance of $65,000,000 (“The Summit Mortgage Loan”) will be deposited into this securitization. The Summit Whole Loan is evidenced by (i) The Summit Mortgage Loan, (ii) two (2) senior promissory notes designated Note A-1-S and Note A-2-S (“The Summit Standalone Pari Passu Companion Loans”), which have an aggregate initial principal balance of $107,000,000; (iii) the remaining senior promissory notes (see the table titled “Whole Loan Control Notes and Non-Control Notes” under “Description of the Mortgage Pool—The Whole Loans—General”) (“The Summit Non-Standalone Pari Passu Companion Loans” and, together with The Summit Standalone Pari Passu Companion Loans, “The Summit Pari Passu Companion Loans”), which have an aggregate initial principal balance of $155,000,000; and (iv) two (2) subordinate promissory notes designated Note B-1-1 and Note B-2-1 (“The Summit Subordinate Companion Loans” and, together with The Summit Standalone Pari Passu Companion Loans, “The Summit Standalone Companion Loans”), which have an aggregate initial principal balance of $198,000,000. The Summit Mortgage Loan, The Summit Pari Passu Companion Loans and The Summit Subordinate Companion Loans are referred to herein, collectively, as “The Summit Whole Loan”.

Only The Summit Mortgage Loan is included in the issuing entity. The Summit Standalone Companion Loans have been contributed to a securitization trust (the “SUMIT 2022-BVUE Securitization”) governed by the SUMIT 2022-BVUE Trust and Servicing Agreement (the “SUMIT 2022-BVUE TSA”). The Summit Non-Standalone Pari Passu Companion Loans have either been contributed to other securitizations or are expected to be contributed to other securitizations from time to time in the future, however, the holders of the related unsecuritized Summit Non-Standalone Pari Passu Companion Loans are under no obligation to do so.

The holders (“The Summit Noteholders”) of each promissory note comprising The Summit Whole Loan have entered into a Co-Lender Agreement (“The Summit Co-Lender Agreement”) that sets forth the respective rights of each holder of a The Summit Note.

Servicing

The Summit Whole Loan (including The Summit Mortgage Loan) and any related foreclosed property will be serviced and administered by KeyBank National Association, the master servicer for the SUMIT 2022-BVUE securitization (“The Summit Master Servicer”) and, if necessary, KeyBank National Association, the special servicer for the SUMIT 2022-BVUE securitization (“The Summit Special Servicer”), in the manner described under “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”, but subject to the terms of The Summit Co-Lender Agreement. In servicing The Summit Whole Loan, the accepted servicing practices set forth in the SUMIT 2022-BVUE TSA will require The Summit Master Servicer and The Summit Special Servicer to take into account the interests, as a collective whole, of the Certificateholders and the holders of The Summit Standalone Pari Passu Companion Loans.

Application of Payments

Amounts payable to the SUMIT 2022-BVUE trust pursuant to the Co-Lender Agreement will be included in the available funds for the related distribution date to the extent described under “The Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”, and amounts payable to the holders of The Summit Standalone Pari Passu Companion Loans will be distributed to each such holder net of certain fees and expenses on The Summit Senior Pari Passu Companion Loans as set forth in the Co-Lender Agreement and will not be available for distributions on the Certificates.

Each of The Summit Junior Notes and the right of the related holders to receive payments of interest, principal and other amounts with respect to its respective The Summit Junior Note will at all times be junior, subject and subordinate to each Summit Senior Note and the right of the related holder to receive payments of interest, principal and other amounts with respect to such Summit Senior Note, in each case as further described below.

All amounts tendered by the related borrower or otherwise available for payment on or with respect to or in connection with The Summit Whole Loan or The Summit Mortgaged Property or amounts realized as proceeds thereof, but excluding (x) all amounts for required reserves or escrows required by The Summit Whole Loan documents to be held as reserves or escrows and (y) all amounts that are then due, payable or reimbursable to The Summit Master Servicer or The Summit Special Servicer pursuant to the SUMIT

2022-BVUE TSA other than those specifically addressed below will be applied and distributed by The Summit Master Servicer in the following order of priority without duplication:

(i)    first, (A) to each Note Holder of a The Summit Senior Note (or The Summit Master Servicer or the trustee under the SUMIT 2022-BVUE TSA (“The Summit Trustee”) and, if applicable, the master servicers of the related other securitization trusts), up to the amount of any property protection advances that are nonrecoverable advances (or in the case of a master servicer of any other securitization trust, if applicable, its pro rata share of any property protection advances that are nonrecoverable advances previously reimbursed to The Summit Master Servicer or The Summit Trustee from general collections of the related other securitization trust) that remain unreimbursed (together with interest thereon at the applicable advance rate), (B) second, to each Note Holder of a The Summit Senior Note (or The Summit Master Servicer or) The Summit Trustee and the master servicers or trustees of the related other securitization trust, up to the amount of any monthly payment advance that is a nonrecoverable advance or analogous concept under the related servicing agreement with respect to such Summit Senior Note, as applicable, on a pro rata and pari passu basis (based on the total outstanding principal balance of Summit Senior Notes) that remain unreimbursed (together with interest thereon at the applicable advance rate or analogous concept under such other securitization trust), (C) third, to each Summit Junior Note Holder (or The Summit Master Servicer or The Summit Trustee), up to the amount of any monthly payment advance that is a nonrecoverable advance with respect to such Summit Junior Note, as applicable, on a pro rata and pari passu basis, based on the total outstanding principal balance of The Summit Junior Notes, that remain unreimbursed (together with interest thereon at the applicable advance rate) and (D) fourth, to the holder of The Summit Standalone Companion Loans (or The Summit Master Servicer or The Summit Trustee), up to the amount of any nonrecoverable administrative advances (or in the case of a master servicer of any other securitization trust, if applicable, its pro rata share of any nonrecoverable administrative advances previously reimbursed to The Summit Master Servicer or The Summit Trustee from general collections of the related other securitization trust);

(ii)    second, to each Note Holder of a The Summit Senior Note (or any servicer or trustee (if any), as applicable) on a pro rata and pari passu basis (based on the unreimbursed amount of costs paid or payable) up to the amount of any unreimbursed costs paid or any costs currently payable or paid or advanced by The Summit Senior Notes (or any servicer or the trustee (if any), as applicable), with respect to The Summit Whole Loan pursuant to The Summit Co-Lender Agreement or the SUMIT 2022-BVUE TSA, including, without limitation, unreimbursed property protection advances and administrative advances and interest thereon at the applicable advance rate, to the extent such costs, property protection advances and administrative advances and interest thereon are then payable or reimbursable under The Summit Co-Lender Agreement or under the SUMIT 2022-BVUE TSA;

(iii)   third, to pay accrued and unpaid interest on The Summit Senior Notes to each Note Holder of a The Summit Senior Note, pro rata (based on their respective entitlements to interest) in an amount equal to the accrued and unpaid interest on the applicable note principal balances at the applicable Note interest rate minus the servicing fee;

(iv)   fourth, to pay accrued and unpaid interest on The Summit Junior Notes to each Note Holder of a The Summit Junior Note, pro rata (based on their respective entitlements to interest) in an amount equal to the accrued and unpaid interest on the applicable note principal balances at the applicable Note interest rate minus the servicing fee;

(v)    fifth, to each Note Holder of a The Summit Senior Note, pro rata (based on the principal balances of such Notes) in an amount equal to all principal payments received, including any insurance and condemnation proceeding received, if any, with respect to such monthly payment date, allocated as principal on The Summit Whole Loan and payable to The Summit Noteholders, until the respective Note principal balances have been reduced to zero;

(vi)   sixth, if the proceeds of any foreclosure sale or any liquidation of The Summit Whole Loan or The Summit Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses (i)-(v) and, as a result of a workout the aggregate principal balance of The Summit Senior Notes has been reduced, such excess amount to each Summit Senior Note Holder, pro rata (based on the principal balances of such Notes) in an aggregate amount up to the reduction, if any, of the principal balance of the each Summit Senior Note as a result of such workout, plus interest on such aggregate amount at the related Note interest rate;

(vii)  seventh, to each Note Holder of a The Summit Junior Note, pro rata (based on the principal balances of such Notes) in an amount equal to all principal payments received, including any insurance and condemnation proceeding received, if any, with respect to such monthly payment date, allocated as principal on The Summit Whole Loan and payable to the noteholders, until the respective Note principal balances have been reduced to zero;

(viii)  eighth, to any Summit Junior Note Holder that has made any payments or advances to cure defaults pursuant to the Co-Lender Agreement, to such Summit Junior Note Holders, pro rata (based on their respective entitlements to reimbursements for cure payments) to reimburse them for all such cure payments;

(ix)   ninth, if the proceeds of any foreclosure sale or any liquidation of The Summit Whole Loan or Summit Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses (i)-(viii) and, as a result of a workout the aggregate principal balance of The Summit Junior Notes has been reduced, such excess amount to each Summit Junior Note Holder, pro rata, in an amount up to the reduction, if any, of the principal balance of the each Junior Note as a result of such workout, plus interest on such aggregate amount at the related Note interest rate;

(x)   tenth, to each Note Holder of a The Summit Senior Note, pro rata (based on their respective entitlements) in an amount equal to the product of (i) a fraction, the numerator of which is the principal balance of such Note and the denominator of which is the sum of the principal balances of all Notes multiplied by (ii) the ratio of the related Note’s interest rate to the weighted average of the interest rates of all Notes based on their principal balances and (iii) any yield maintenance premium to the extent paid by the related borrower;

(xi)   eleventh, to each Note Holder of a The Summit Junior Note, pro rata (based on their respective entitlements) in an amount equal to the product of (a) a fraction, the numerator of which is the principal balance of such Note and the denominator of which is the sum of the principal balances of all Notes multiplied by (b) the ratio of the related Note’s interest rate to the weighted average of the interest rates of all Notes based on their principal balances and (c) any yield maintenance premium to the extent paid by the related borrower;

(xii)  twelfth, to pay default interest and late payment charges (to the extent remaining after reimbursement of any special servicing fees, liquidation fees or work-out fees payable in accordance with the SUMIT 2022-BVUE TSA or payment of any additional servicing compensation payable in accordance with the SUMIT 2022-BVUE TSA) then due and owing under The Summit Whole Loan, all of which will be applied in accordance with the SUMIT 2022-BVUE TSA paid pro rata to each Note Holder of a The Summit Senior Note and each Note Holder of a The Summit Junior Note based on their initial principal balances; and

(xiii) thirteenth, if any excess amount is available to be distributed in respect of The Summit Whole Loan, and not otherwise applied in accordance with the foregoing clauses (i)-(xii), any remaining amount will be paid pro rata to each Note Holder of a The Summit Senior Note and each Note Holder of a The Summit Junior Note based on their initial principal balances.

Workout

If The Summit Special Servicer, in connection with a workout or proposed workout of The Summit Whole Loan, modifies the terms thereof such that (i) the principal balance of The Summit Loan is decreased, (ii) the applicable Note interest rate or scheduled amortization payments on The Summit Whole Loan are reduced, (iii) payments of interest or principal on any Note are waived, reduced or deferred or (iv) any other adjustment is made to any of the payment terms of The Summit Whole Loan, such modification will not alter, and any modification of The Summit Whole Loan documents will be structured to preserve, the sequential order of payment of the Notes as set forth in The Summit Loan Agreement and the priority of payment described under “—Application of Payments” above. Accordingly, any modification, amendment or waiver resulting in a reduction in the principal entitlement as a result of a work-out of The Summit Whole Loan will be applied to the Notes in the following order: (a) first, to the reduction of the Note principal balance of each of the Junior Notes, on a pari passu basis, until the Note principal balance of each such Note is reduced to zero; and (b) second, to the reduction of the Note principal balance of each of the Senior Notes, on a pari passu basis, until the Note principal balance of each such Note is reduced to zero.

Sale of Defaulted Mortgage Loan

Upon The Summit Whole Loan becoming a defaulted mortgage loan, The Summit Special Servicer will be required to sell The Summit Non-Standalone Pari Passu Notes together with The Summit Standalone Pari Passu Notes as notes evidencing one whole loan in accordance with the terms of the Trust and Servicing Agreement.

Notwithstanding the foregoing, The Summit Special Servicer will not be permitted to sell The Summit Whole Loan if The Summit Whole Loan becomes a defaulted whole loan without the written consent of The Summit Non-Controlling Note Holders (as defined below) (provided that such consent is not required if a holder of a The Summit Non-Controlling Note is a Borrower Affiliate) unless The Summit Special Servicer has delivered to The Summit Non-Controlling Note Holder: (a) at least 15 business days’ prior written notice of any decision to attempt to sell The Summit Whole Loan; (b) at least 10 days prior to the proposed sale date, a copy of each bid package (together with any material amendments to such bid packages) received by The Summit Special Servicer in connection with any such proposed sale; (c) at least 10 days prior to the proposed sale date, a copy of the most recent appraisal for The Summit Whole Loan, and any documents in the servicing file reasonably requested by any Summit Non-Controlling Note Holder that are material to the price of The Summit Whole Loan; and (d) until the sale is completed, and a reasonable period of time (but no less time than is afforded to other offerors and The Summit Directing Holder) prior to the proposed sale date, all information and other documents being provided to other offerors and all leases or other documents that are approved by The Summit Master Servicer or The Summit Special Servicer in connection with the proposed sale; provided that The Summit Non-Controlling Note Holder may waive any of the delivery or timing requirements described in this sentence.

“The Summit Non-Controlling Note Holders” means each holder (or its related representative) other than the controlling holder.

See “The Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Consultation and Control Rights

Pursuant to The Summit Co-Lender Agreement, the controlling noteholder with respect to The Summit Whole Loan (“The Summit Controlling Noteholder”), as of any date of determination, will be (i) the holder of a majority of The Summit Subordinate Companion Loans, unless a The Summit Control Appraisal Period (as defined below) has occurred and is continuing, (ii) if a The Summit Control Appraisal Period has occurred and is continuing, the holder of note A-1-S; provided that if the holder of a majority of The Summit Subordinate Companion Loans would be the Controlling Noteholder pursuant to the terms of The Summit Co-Lender Agreement, but any interest in The Summit Subordinate Companion Loans is held by the borrower or a borrower affiliate, or the borrower or borrower affiliate would otherwise be entitled to exercise the rights of The Summit Controlling Noteholder, a The Summit Control Appraisal Period will be deemed to have occurred.

Pursuant to The Summit Co-Lender Agreement, if any consent, modification, amendment or waiver under or other action in respect of The Summit Whole Loan (whether or not a servicing transfer event has occurred and is continuing) that would constitute a The Summit Major Decision (as defined below), The Summit Master Servicer or The Summit Special Servicer, as applicable, will be required to provide The Summit Controlling Noteholder (or its junior operating advisor) with at least ten (10) business days (or, in the case of a determination of an acceptable insurance default, twenty (20) days) prior notice requesting consent to the requested The Summit Major Decision. The Summit Master Servicer or The Summit Special Servicer, as applicable, is not permitted take any action with respect to such The Summit Major Decision (or make a determination not to take action with respect to such The Summit Major Decision), unless and until The Summit Special Servicer receives the written consent of The Summit Controlling Noteholder (or its junior operating advisor) before implementing a decision with respect to such The Summit Major Decision. Notwithstanding the foregoing, following the occurrence of an extraordinary event with respect to The Summit Mortgaged Property, or if a failure to take any such action at such time would be inconsistent with the servicing standard under the SUMIT 2022-BVUE TSA, the SUMIT 2022-BVUE Securitization (or The Summit Master Servicer or The Summit Special Servicer, as applicable, acting on its behalf) may take actions with respect to such The Summit Mortgaged Property before obtaining the consent of The Summit Controlling Noteholder (or its junior operating advisor) if the SUMIT 2022-BVUE Securitization (or The Summit Master Servicer or The Summit Special Servicer, as applicable, acting on its behalf) reasonably determines in accordance with the servicing standard under the SUMIT 2022-BVUE TSA that failure to take such actions prior to such consent would materially and adversely affect the interest of the holders of The Summit Whole Loan as a collective whole, and the SUMIT 2022-BVUE Securitization (or The Summit Master Servicer or The Summit Special Servicer, as applicable, acting on its behalf) has made a reasonable effort to contact The Summit Controlling Noteholder (or its junior operating advisor). Notwithstanding the foregoing, the SUMIT 2022-BVUE Securitization (or The Summit Master Servicer or The Summit Special Servicer acting, as applicable, on its behalf) will not follow any advice or consultation provided by The Summit Controlling Noteholder (or its junior operating advisor) that would require or cause the SUMIT 2022-BVUE Securitization (or The Summit Master Servicer or The Summit Special Servicer, as applicable, acting on its behalf) to violate any applicable law, including the Treasury Regulations, be inconsistent with the servicing standard under the SUMIT 2022-BVUE TSA, require or cause the SUMIT 2022-BVUE Securitization (or The Summit Master Servicer or The Summit Special Servicer, as applicable, acting on its behalf) to violate provisions of The Summit Co-Lender Agreement or the SUMIT 2022-BVUE TSA, require or cause the SUMIT 2022-BVUE Securitization (or The Summit Master Servicer or The Summit Special Servicer, as applicable, acting on its behalf) to violate the terms of The Summit Mortgage Loan, or materially expand the scope of any SUMIT 2022-BVUE Securitization’s (or The Summit Master Servicer or The Summit Special Servicer, as applicable, acting on its behalf) responsibilities under The Summit Co-Lender Agreement or the SUMIT 2022-BVUE TSA.

“The Summit Major Decision” means (i) any proposed or actual foreclosure upon or comparable conversion (which may include acquisitions of a foreclosed property) of the ownership of The Summit Mortgaged Property; (ii) any modification, consent to a modification or waiver of any monetary term (other than late fees and default interest) or material non-nonmonetary term (including, without limitation, the timing of payments and acceptance of discounted payoffs) of The Summit Whole Loan or any extension of the maturity date of The Summit Whole Loan, other than as permitted pursuant to the terms of The Summit Whole Loan without the consent of the lenders; (iii) any sale of the defaulted The Summit Whole Loan or the foreclosed property for less than the applicable purchase price for The Summit Whole Loan; (iv) any determination to bring The Summit Mortgaged Property or the foreclosed property into compliance with applicable environmental laws or to otherwise address hazardous material located at the foreclosed property; (v) any release of material collateral (excluding letters of credit) or any acceptance of substitute or additional collateral for The Summit Whole Loan or any consent to either of the foregoing, other than if required pursuant to the specific terms of the related The Summit Whole Loan and for which there is no material lender discretion; (vi) any waiver of a “due-on-sale” or “due-on-encumbrance” clause with respect to The Summit Whole Loan or any consent to such a waiver or consent to a transfer of The

Summit Mortgaged Property or interests in the borrower other than for which there is no material lender discretion; (vii) any incurrence of additional debt (including any PACE debt) by the borrower or any additional mezzanine financing (or issuance of preferred equity that is substantially equivalent to a mezzanine loan) by any beneficial owner of the borrower other than pursuant to the specific terms of The Summit Whole Loan and for which there is no material lender discretion; (viii) any changes to the manager or any property management agreement with respect to The Summit Whole Loan for which the lender is required to consent or approve under The Summit Whole Loan documents; (ix) releases of any escrow accounts, reserve accounts or letters of credit held as performance escrows or reserves, other than those required pursuant to the specific terms of The Summit Whole Loan and for which there is no material lender discretion; (x) any acceptance of an assumption agreement or any other agreement releasing the borrower, the guarantor or other obligor from liability under The Summit Whole Loan or The Summit Whole Loan documents other than pursuant to the specific terms of The Summit Whole Loan and for which there is no material lender discretion; (xi) any determination of an acceptable insurance default; (xii) any material modification, waiver or amendment of The Summit Co-Lender Agreement, or any action to enforce rights (or decision not to enforce rights) with respect to such agreement, other than splitting the related notes in accordance with The Summit Co-Lender Agreement; (xiii) (i) any material modification, waiver or amendment of the intercreditor agreement, participation agreement or similar agreement with any mezzanine lender or subordinate debt holder (or holder of preferred equity that is substantially equivalent to a mezzanine loan) related to The Summit Whole Loan, or any material modification, waiver or amendment of such agreements and/or (ii) the exercise of rights and powers granted under a mezzanine intercreditor agreement, co-lender agreement, participation agreement or similar agreement to the lenders to the extent such rights or powers affect the priority of payment, consent rights or security interest with respect to The Summit Whole Loan, to the extent the controlling class certificateholder, the directing holder or any affiliate of the foregoing does not own any interest (whether legally, beneficially or otherwise) in such mezzanine loan; provided that any amendment to split or reallocate the balance of notes pursuant to the terms of the related agreement shall not constitute a The Summit Major Decision; (xiv) approval of any lease that constitutes a “major lease” under The Summit Whole Loan documents, the execution, termination or renewal of such a lease, including any consent to entering into any subordination, non-disturbance and attornment agreement, in each case, to the extent the lender’s approval or discretion is required by The Summit Whole Loan documents; (xv) any calculation of debt yield or determination of whether a cash sweep period is in effect when required for any purposes under The Summit Whole Loan documents to the extent such calculation or determination waives a requirement in any material respect or reflects a material change in the methodology of the applicable calculation or determination; (xvi) the voting on any plan of reorganization, restructuring or similar plan in the bankruptcy of a borrower or a The Summit Mortgaged Property or the guarantor (or a replacement guarantor); (xvii) the waiver or modification of any documentation relating to the guarantor’s obligations under the guaranty; (xviii) any proposed modification or waiver of any provision of any The Summit Whole Loan documents which reduces the types, nature or amounts of insurance coverage, including terrorism insurance, required to be obtained and maintained by the borrowers (to the extent the lender’s approval is required under The Summit Whole Loan documents); (xix) any enforcement of any cure right or exercise of any remedies under the management agreement, recognition agreement or similar agreement related thereto; (xx) if a The Summit Mortgaged Property is a foreclosed property, approval of operating and business plans or asset sale and disposition plans of such foreclosed property (including incurring financing, restructuring or refinancing debt, engaging or replacing the manager or leasing agent, decisions with respect to operating and capital expenses, etc.); (xxi) following a default with respect to The Summit Whole Loan or an event of default under The Summit Whole Loan documents, any exercise of material remedies, including the acceleration of The Summit Whole Loan or initiation of judicial, bankruptcy or similar proceedings under The Summit Whole Loan documents or with respect to a borrower or a The Summit Mortgaged Property; (xxii) approving any proposed alterations that exceed $1,000,000 in cost for which the lender’s consent is required under The Summit Whole Loan agreement; and (xxiii) approval of casualty or condemnation settlements, any determination to apply casualty or condemnation proceeds or awards to the reduction of The Summit Whole Loan rather than to restoration of any applicable The Summit Mortgaged Property, except in accordance with the express provisions of The Summit Whole Loan documents.

“The Summit Control Appraisal Period” will exist with respect to The Summit Subordinate Companion Loans if and for so long as (a)(1) the sum of the aggregate initial principal balances of The Summit Subordinate Companion Loans minus (2) the sum (without duplication) of (x) any payments of principal (whether as principal prepayments or otherwise) allocated to, and received on, any The Summit Subordinate Companion Loans after the date of its creation, (y) any appraisal reduction amount for The Summit Whole Loan that is allocated to such The Summit Subordinate Companion Loans and (z) any losses realized with respect to The Summit Mortgaged Property or The Summit Whole Loan that are allocated to The Summit Subordinate Companion Loans, is less than (b) 25% of the remainder of (i) the sum of the aggregate initial principal balances of The Summit Subordinate Companion Loans less (ii) any payments of principal (whether as principal prepayments or otherwise) allocated to, and received on, The Summit Subordinate Companion Loans after the date of their creation.

Special Servicer Appointment Rights

Pursuant to The Summit Co-Lender Agreement and the SUMIT 2022-BVUE TSA, The Summit Directing Holder will have the right, at any time prior to a “control termination event” under the SUMIT 2022-BVUE TSA, with or without cause, to replace The Summit Special Servicer then acting with respect to The Summit Whole Loan and appoint a replacement special servicer without the consent of the issuing entity (or its representative), as holder of The Summit Mortgage Loan in a manner that is substantially similar to that as described under “Pooling and Servicing Agreement—Special Servicing Transfer Event” and “—Rights Upon Servicer Termination Event” in this prospectus.

The Coleman Highline Phase IV Whole Loan

General

The Coleman Highline Phase IV Mortgage Loan (6.1%) is part of a split loan structure comprised of eleven (11) promissory notes, each of which is secured by the same mortgage instrument on the same underlying Mortgaged Property.

The Coleman Highline Phase IV Mortgage Loan is evidenced by two (2) promissory notes, notes A-5 and A-6, with a Cut-off Date Balance of $62,600,000. The “Coleman Highline Phase IV Whole Loan” consists of (a) the Coleman Highline Phase IV Mortgage Loan, (b) seven (7) pari passu companion notes (and, together with the Coleman Highline Phase IV Mortgage Loan, the “Coleman Highline Phase IV A Notes”) evidenced by promissory notes A-1, A-2, A-3, A-4, A-7, A-8 and A-9 and (c) two subordinate companion B notes (the “Coleman Highline Phase IV Subordinate Companion Loans” or the “Coleman Highline Phase IV B Note”)) evidenced by promissory notes B-1 and B-2. The Coleman Highline Phase IV Subordinate Companion Loans and the Coleman Highline Phase IV A Notes (excluding the Coleman Highline Phase IV Mortgage Loan) are collectively referred to as the “Coleman Highline Phase IV Companion Loans”.

Servicing

Pursuant to the terms of the related Co-Lender Agreement (the “Coleman Highline Phase IV Co-Lender Agreement”), the Coleman Highline Phase IV Whole Loan will be serviced and administered in accordance with the servicing agreement governing the securitization of note A-1, which is the trust and servicing agreement (the “COLEM 2022-HLNE TSA”), dated March 15, 2022, among Barclays Commercial Mortgage Securities LLC, as depositor, KeyBank National Association, as servicer (in such capacity, the “COLEM 2022-HLNE Servicer”) and as special servicer (in such capacity, the “COLEM 2022-HLNE Special Servicer”), Computershare Trust Company, National Association, as certificate administrator and custodian, and Wilmington Trust, National Association, as trustee (the “COLEM 2022-HLNE Trustee”).

“Coleman Highline Phase IV Lead Securitization Note” means note A-1.

Custody of the Mortgage File

Computershare Trust Company, National Association, as custodian under the COLEM 2022-HLNE TSA, is the custodian of the mortgage file related to the Coleman Highline Phase IV Whole Loan.

Application of Payments

The Coleman Highline Phase IV Co-Lender Agreement sets forth the respective rights of the holders of the Coleman Highline Phase IV Mortgage Loan and the related the Coleman Highline Phase IV Companion Loans with respect to distributions of funds received in respect of the Coleman Highline Phase IV Whole Loan, and provides, in general that the Coleman Highline Phase IV Subordinate Companion Loans are, at all times, junior, subject and subordinate to the Coleman Highline Phase IV A Notes and the rights of the related holders to receive payments of interest, principal and other amounts with respect to the Coleman Highline Phase IV A Notes, as further described below. All amounts tendered by the related borrower or otherwise available for payment on the Coleman Highline Phase IV Whole Loan (excluding amounts for required reserves, escrows and certain other fees, costs and expenses) will be applied in the following order of priority:

(i)    First, (i) first, to the holders of the Coleman Highline Phase IV A Notes (or the COLEM 2022-HLNE Servicer or the COLEM 2022-HLNE Trustee), up to the amount of any servicing advances that are nonrecoverable advances that remain unreimbursed (together with interest thereon at the applicable advance rate), (ii) second, to the holders of the Coleman Highline Phase IV A Notes (or the COLEM 2022-HLNE Servicer or the COLEM 2022-HLNE Trustee), up to the amount of any monthly payment advance that is a nonrecoverable advance or analogous concept under the related servicing agreement with respect to such Coleman Highline Phase IV A Note, as applicable, on a pro rata and pari passu basis (based on the total outstanding principal balance of the Coleman Highline Phase IV A Notes) that remain unreimbursed, (iii) third, to the holders of the Coleman Highline Phase IV Notes (or the COLEM 2022-HLNE Servicer or the COLEM 2022-HLNE Trustee), up to the amount of any monthly payment advance that is a nonrecoverable advance with respect to such Coleman Highline Phase IV Subordinate Companion Loan, as applicable, on a pro rata and pari passu basis, based on the total outstanding principal balance of the Coleman Highline Phase IV Subordinate Companion Loans, that remain unreimbursed (together with interest thereon at the applicable advance rate) and (iv) fourth, to the holder of the Coleman Highline Phase IV Lead Securitization Note (or the COLEM 2022-HLNE Servicer or the COLEM 2022-HLNE Trustee), up to the amount of any administrative advances that are nonrecoverable advances;

(ii)    Second, to the holders of the Coleman Highline Phase IV A Notes (or any servicer or trustee (if any), as applicable) on a pro rata and pari passu basis (based on the unreimbursed amount of costs paid or payable) up to the amount of any unreimbursed costs paid or any costs currently payable or paid or advanced by the Coleman Highline Phase IV A Notes (or any servicer or the trustee (if any), as applicable), with respect to the Coleman Highline Phase IV Whole Loan pursuant to the Coleman Highline Phase IV Co-Lender Agreement or the COLEM 2022-HLNE TSA, including, without limitation, unreimbursed servicing advances and administrative advances and interest thereon at the applicable advance rate, to the extent such costs, servicing advances and administrative advances and interest thereon are then payable or reimbursable hereunder, or under the COLEM 2022-HLNE TSA;

(iii)   Third, to the holders of the Coleman Highline Phase IV A Notes, pro rata (based on their respective entitlements to interest) in an amount equal to the accrued and unpaid interest on the principal balance of such Coleman Highline Phase IV A Notes at the net note rate of such note;

(iv)    Fourth, to the holders of the Coleman Highline Phase IV Subordinate Companion Loans, pro rata (based on their respective entitlements to interest) in an amount equal to the accrued and unpaid interest on the principal balance of such Coleman Highline Phase IV Subordinate Companion Loan at the net note rate of such note;

(v)    Fifth, (A) prior to the Anticipated Repayment Date, to the holders of the Coleman Highline Phase IV A Notes, pro rata (based on the principal balances of such notes) in an amount equal to all principal payments received, including any insurance and condemnation proceeds received, if any, with respect to such monthly payment date allocated as principal on the Coleman Highline Phase IV Whole Loan and payable to the holders of the Coleman Highline Phase IV Whole Loan, until their respective principal balances have been reduced to zero and (B) on and after the Anticipated Repayment Date, first (1) to the holders of the Coleman Highline Phase IV A Notes, pro rata (based on the principal balances of such notes) in an amount equal to funds sufficient to pay the monthly amount determined by the lender to be required to fully amortize the then outstanding principal balance of the Coleman Highline Phase IV Whole Loan over an amortization schedule of 30 years using an assumed interest rate of the initial interest rate for the Coleman Highline Phase IV A Notes and the initial interest for the Coleman Highline Phase IV Subordinate Companion Loans, and then (2) to the holders of the Coleman Highline Phase IV A Notes, pro rata (based on the principal balances of such notes) in an amount equal to all principal payments received with respect to such monthly payment date allocated as principal on the Coleman Highline Phase IV Whole Loan and payable to the holders of the Coleman Highline Phase IV Whole Loan, until their respective principal balances have been reduced to zero;

(vi)   Sixth, to the holders of the Coleman Highline Phase IV A Notes, pro rata (based on their respective entitlements) in an amount equal to the product of (i) the percentage interest of such note multiplied by (ii) the relative spread of such note and (iii) any prepayment premium to the extent paid by the borrower;

(vii)  Seventh, if the proceeds of any foreclosure sale or any liquidation of the Coleman Highline Phase IV Whole Loan or the Coleman Highline Phase IV Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing and, as a result of a workout the aggregate principal balance of applied in accordance with the foregoing and, as a result of a workout the aggregate principal balance of the Coleman Highline Phase IV A Notes has been reduced, such excess amount will be paid to the holders of the Coleman Highline Phase IV A Notes pro rata (based on the principal balances of such notes) in an aggregate amount up to the reduction, if any, of the principal balance of the Coleman Highline Phase IV A Notes as a result of such workout, plus interest on such aggregate amount at the related rate for the Coleman Highline Phase IV A Notes;

(viii)  Eighth, (A) prior to the Anticipated Repayment Date, to the holders of the Coleman Highline Phase IV Subordinate Companion Loans, pro rata (based on the principal balances of such notes) in an amount equal to all principal payments received, including any insurance and condemnation proceeds received, if any, with respect to such monthly payment date allocated as principal on the Coleman Highline Phase IV Whole Loan and payable to the holders of the Coleman Highline Phase IV Whole Loan remaining after giving effect to the allocation in clause (ii) above, until their respective principal balances have been reduced to zero and (B) on and after the Anticipated Repayment Date, first, (1) to the holders of the Coleman Highline Phase IV Subordinate Companion Loans, pro rata (based on the principal balances of such notes) in an amount equal to funds sufficient to pay the monthly amount determined by the lender to be required to fully amortize the then outstanding principal balance of the Coleman Highline Phase IV Whole Loan over an amortization schedule of 30 years using an assumed interest rate of the initial interest rate for the Coleman Highline Phase IV A Notes and the initial interest rate for the Coleman Highline Phase IV Subordinate Companion Loans (to the extent such amounts remain after applicable of such amounts under clause (v) above), and then, (2) to the holders of the Coleman Highline Phase IV Subordinate Companion Loans, pro rata (based on the principal balances of such notes) in an amount equal to all principal payments received with respect to such monthly payment date allocated as principal on the Coleman Highline Phase IV Whole Loan and payable to the holders of the Coleman Highline Phase IV Whole Loan, until their respective principal balances have been reduced to zero;

(ix)   Ninth, to the holders of the Coleman Highline Phase IV Subordinate Companion Loans, pro rata (based on their respective entitlements) in an amount equal to the product of (i) the percentage interest of such note multiplied by (ii) the relative spread of such note and (iii) any prepayment premium to the extent paid by the borrower;

(x)    Tenth, to the extent the holder of a Coleman Highline Phase IV Subordinate Companion Loan has made any payments or advances to cure defaults pursuant to the Coleman Highline Phase IV Co-Lender Agreement, to the holders of the Coleman Highline Phase IV Subordinate Companion Loans, pro rata (based on their respective entitlements to reimbursement for cure payments) to reimburse the such noteholder for all such cure payments;

(xi)   Eleventh, if the proceeds of any foreclosure sale or any liquidation of the Coleman Highline Phase IV Whole Loan or Coleman Highline Phase IV Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing and, as a result of a workout the aggregate principal balance of a Coleman Highline Phase IV Subordinate Companion Loan has been reduced, to the holders of the Coleman Highline Phase IV Notes, pro rata, in an amount up to the reduction, if any, of the principal balance of such note as a result of such workout, plus interest on such aggregate amount at the related interest rate of such Coleman Highline Phase IV Subordinate Companion Loan;

(xii)  Twelfth, to the holders of the Coleman Highline Phase IV A Notes, pro rata (based on their respective entitlements to interest) in an amount equal to all ARD interest for the Coleman Highline Phase IV A Notes on such notes;

(xiii) Thirteenth, to the holders of the Coleman Highline Phase IV Subordinate Companion Loans, pro rata (based on their respective entitlements to interest) in an amount equal to all ARD interest for the Coleman Highline Phase IV Subordinate Companion Loans on such notes;

(xiv)  Fourteenth, to pay default interest and late payment charges then due and owing under the Coleman Highline Phase IV Whole Loan, all of which will be applied in accordance with the COLEM 2022-HLNE TSA; and

(xv)   Fifteenth, if any excess amount is available to be distributed in respect of the Coleman Highline Phase IV Whole Loan, and not otherwise applied in accordance with the foregoing, any remaining amount will be paid pro rata to the holders of the Coleman Highline Phase IV Whole Loan in accordance with their respective initial percentage interests.

Consultation and Control

Pursuant to the Coleman Highline Phase IV Co-Lender Agreement, the controlling noteholder with respect to the Coleman Highline Phase IV Whole Loan (the “Coleman Highline Phase IV Controlling Noteholder”), as of any date of determination, will be (i) the holder or holders of a majority of the Coleman Highline Phase IV B Notes (by principal balance) (the “Coleman Highline Phase IV Majority B Noteholder”), unless a Coleman Highline Phase IV Control Appraisal Period (as defined below) has occurred and is continuing; and (ii) for so long as a Coleman Highline Phase IV Control Appraisal Period has occurred and is continuing, the Coleman Highline Phase IV Lead Securitization Note; provided that, if the Coleman Highline Phase IV Majority B Noteholder would be the Coleman Highline Phase IV Controlling Noteholder pursuant to the terms of the Coleman Highline Phase IV Co-Lender Agreement, but any interest in the Coleman Highline Phase IV B Notes is held by the borrower or a borrower affiliate, or the borrower or borrower affiliate would otherwise be entitled to exercise the rights of the Coleman Highline Phase IV Controlling Noteholder, a Coleman Highline Phase IV Control Appraisal Period will be deemed to have occurred.

Pursuant to the Coleman Highline Phase IV Co-Lender Agreement, if any consent, modification, amendment or waiver under or other action in respect of the Coleman Highline Phase IV Whole Loan (whether or not a servicing transfer event has occurred and is continuing) that would constitute a Coleman Highline Phase IV Major Decision (as defined below), the COLEM 2022-HLNE Servicer or

COLEM 2022-HLNE Special Servicer, as applicable, will provide the Coleman Highline Phase IV Controlling Noteholder (or its junior operating advisor) with at least ten (10) business days (or, in the case of a determination of an acceptable insurance default, twenty (20) days) prior notice requesting consent to the requested Coleman Highline Phase IV Major Decision. The COLEM 2022-HLNE Servicer or COLEM 2022-HLNE Special Servicer, as applicable, will not take any action with respect to such Coleman Highline Phase IV Major Decision (or make a determination not to take action with respect to such Coleman Highline Phase IV Major Decision), unless and until the COLEM 2022-HLNE Special Servicer receives the written consent of the Coleman Highline Phase IV Controlling Noteholder (or its junior operating advisor) before implementing a decision with respect to such Coleman Highline Phase IV Major Decision. Notwithstanding the foregoing, or if a failure to take any such action at such time would be inconsistent with the servicing standard under the COLEM 2022-HLNE TSA, the COLEM 2022-HLNE Servicer or COLEM 2022-HLNE Special Servicer, as applicable, may take actions with respect to such Coleman Highline Phase IV Mortgaged Property before obtaining the consent of the Coleman Highline Phase IV Controlling Noteholder (or its junior operating advisor) if the COLEM 2022-HLNE Servicer or COLEM 2022-HLNE Special Servicer, as applicable, reasonably determines in accordance with the servicing standard under the COLEM 2022-HLNE TSA that failure to take such actions prior to such consent would materially and adversely affect the interest of the holders of the Coleman Highline Phase IV Whole Loan as a collective whole, and the COLEM 2022-HLNE Servicer or COLEM 2022-HLNE Special Servicer, as applicable, has made a reasonable effort to contact the Coleman Highline Phase IV Controlling Noteholder. Notwithstanding the foregoing, the holder of the Lead Securitization Note (or the COLEM 2022-HLNE Servicer or COLEM 2022-HLNE Special Servicer, as applicable, acting on its behalf) will not follow any advice or consultation provided by the Coleman Highline Phase IV Controlling Noteholder (or its junior operating advisor) that would require or cause the holder of the Lead Securitization Note (or the COLEM 2022-HLNE Servicer or COLEM 2022-HLNE Special Servicer, as applicable, acting on its behalf) to violate any applicable law, including the Treasury Regulations, be inconsistent with the servicing standard under the COLEM 2022-HLNE TSA, require or cause the holder of the Coleman Highline Phase IV Lead Securitization Note (or the COLEM 2022-HLNE Servicer or COLEM 2022-HLNE Special Servicer, as applicable, acting on its behalf) to violate provisions of the Coleman Highline Phase IV Co-Lender Agreement or the COLEM 2022-HLNE TSA, require or cause the holder of the Coleman Highline Phase IV Lead Securitization Note (or the COLEM 2022-HLNE Servicer or COLEM 2022-HLNE Special Servicer, as applicable, acting on its behalf) to violate the terms of the Coleman Highline Phase IV Whole Loan, or materially expand the scope of responsibilities of the holder of the Coleman Highline Phase IV Lead Securitization Note (or the COLEM 2022-HLNE Servicer or COLEM 2022-HLNE Special Servicer, as applicable, acting on its behalf) under the Coleman Highline Phase IV Agreement or the COLEM 2022-HLNE TSA.

A “Coleman Highline Phase IV Control Appraisal Period” will exist with respect to the Coleman Highline Phase IV B Notes, if and for so long as: (a) (1) the sum of the aggregate initial principal balances of the Coleman Highline Phase IV B Notes minus (2) the sum (without duplication) of (x) any payments of principal (whether as principal prepayments or otherwise) allocated to, and received on, any Coleman Highline Phase IV B Note after the date of its creation, (y) any appraisal reduction amount for the Coleman Highline Phase IV Whole Loan that is allocated to such Coleman Highline Phase IV B Notes and (z) any losses realized with respect to the Coleman Highline Phase IV Mortgaged Property or the Coleman Highline Phase IV Whole Loan that are allocated to the Coleman Highline Phase IV B Notes, is less than (b) 25% of the remainder of (i) the sum of the aggregate initial principal balances of the Coleman Highline Phase IV B Notes less (ii) any payments of principal (whether as principal prepayments or otherwise) allocated to, and received by, the holders of the Coleman Highline Phase IV B Notes after the date of their creation.

“Coleman Highline Phase IV Major Decision” means (i) any proposed or actual foreclosure upon or comparable conversion (which may include acquisitions of a foreclosed property) of the ownership of the Coleman Highline Phase IV Mortgaged Property; (ii) any modification, consent to a modification or waiver of any monetary term (other than late fees and default interest) or material non-monetary term (including, without limitation, the timing of payments and acceptance of discounted payoffs) of the Coleman Highline Phase IV Whole Loan or any extension of the maturity date of the Coleman Highline Phase IV Whole Loan, other than as permitted pursuant to the terms of the Coleman Highline Phase IV Whole Loan;

(iv) any determination to bring the Coleman Highline Phase IV Mortgaged Property or the foreclosed property into compliance with applicable environmental laws or to otherwise address hazardous material located at the foreclosed property; (v) any release of material collateral (excluding letters of credit) or any acceptance of substitute or additional collateral for the Coleman Highline Phase IV Whole Loan or any consent to either of the foregoing, other than if required pursuant to the specific terms of the related Coleman Highline Phase IV Whole Loan and for which there is no material lender discretion; (vi) any waiver of a “due-on-sale” or “due-on-encumbrance” clause with respect to the Coleman Highline Phase IV Whole Loan or any consent to such a waiver or consent to a transfer of the Coleman Highline Phase IV Mortgaged Property or interests in the borrower other than for which there is no material lender discretion; (vii) any incurrence of additional debt (including any PACE debt) by the borrower or any additional mezzanine financing (or issuance of preferred equity that is substantially equivalent to a mezzanine loan) by any beneficial owner of the borrower other than pursuant to the specific terms of the Coleman Highline Phase IV Whole Loan and for which there is no material lender discretion; (viii) any changes to a manager or franchisor with respect to the Coleman Highline Phase IV Whole Loan for which the lender is required to consent or approve under the Coleman Highline Phase IV Whole Loan documents; (ix) releases of any escrow accounts, reserve accounts or letters of credit held as performance escrows or reserves, other than those required pursuant to the specific terms of the Coleman Highline Phase IV Whole Loan and for which there is no material lender discretion; (x) any acceptance of an assumption agreement or any other agreement releasing the borrower or other obligor from liability under the Coleman Highline Phase IV Whole Loan or the Coleman Highline Phase IV Whole Loan documents other than pursuant to the specific terms of the Coleman Highline Phase IV Whole Loan and for which there is no material lender discretion; (xi) any determination of an acceptable insurance default; (xii) any material modification, waiver or amendment of the Coleman Highline Phase IV Co-Lender Agreement, or any action to enforce rights (or decision not to enforce rights) with respect to such agreement, other than splitting the related notes in accordance with the Coleman Highline Phase IV Co-Lender Agreement; and (xiii) (i) any material modification, waiver or amendment of the intercreditor agreement, co-lender agreement, participation agreement or similar agreement with any mezzanine lender or subordinate debt holder (or holder of preferred equity that is substantially equivalent to a mezzanine loan) related to the Coleman Highline Phase IV Whole Loan, or any material modification, waiver or amendment of such agreements and/or (ii) the exercise of rights and powers granted under a mezzanine intercreditor agreement, co-lender agreement, participation agreement or similar agreement to the lenders to the extent such rights or powers affect the priority of payment, consent rights or security interest with respect to the Coleman Highline Phase IV Whole Loan, to the extent the controlling class certificateholder, the directing holder or any affiliate of the foregoing does not own any interest (whether legally, beneficially or otherwise) in such mezzanine loan; provided that any amendment to split or reallocate the balance of notes pursuant to the terms of the related agreement will not constitute a Coleman Highline Phase IV Major Decision.

Sale of Defaulted Whole Loan

If the Coleman Highline Phase IV Whole Loan becomes a defaulted mortgage loan under the COLEM 2022-HLNE TSA and the COLEM 2022-HLNE Special Servicer desires to sell the Coleman Highline Phase IV Mortgage Loan, the COLEM 2022-HLNE Special Servicer will be required to sell the Coleman Highline Phase IV Mortgage Loan and the Coleman Highline Phase IV Companion Loans, together as notes evidencing one whole loan in accordance with the COLEM 2022-HLNE TSA.

Notwithstanding the foregoing, the holder of the Coleman Highline Phase IV Lead Securitization Note (or the COLEM 2022-HLNE Special Servicer acting on behalf of the holder of the Coleman Highline Phase IV Lead Securitization Note) will not be permitted to sell the Coleman Highline Phase IV A Notes other than the Coleman Highline Phase IV Lead Securitization Note (the “Coleman Highline Phase IV Non-Lead Securitization Notes”) if they become a defaulted mortgage loan without the written consent of the holders of the Coleman Highline Phase IV Non-Lead Securitization Notes (provided that such consent is not required if such holders of the Coleman Highline Phase IV Non-Lead Securitization Notes is the borrower or a borrower affiliate) unless the COLEM 2022-HLNE Special Servicer has delivered to such holders of the Coleman Highline Phase IV Non-Lead Securitization Notes: (a) at least fifteen (15) business days’ prior written notice of any decision to attempt to sell the Coleman Highline Phase IV Non-

Lead Securitization Notes; (b) at least ten (10) days prior to the proposed sale date, a copy of each bid package (together with any material amendments to such bid packages) received by COLEM 2022-HLNE Special Servicer in connection with any such proposed sale, (c) at least ten (10) days prior to the proposed sale date, a copy of the most recent appraisal for the Coleman Highline Phase IV Whole Loan, and any documents in the servicing file reasonably requested by the holders of the Coleman Highline Phase IV Non-Lead Securitization Notes that are material to the price of the Coleman Highline Phase IV Non-Lead Securitization Notes and (d) until the sale is completed, and a reasonable period of time (but no less time than is afforded to the other offerors and the controlling class representative) prior to the proposed sale date, all information and other documents being provided to other offerors and all leases or other documents that are approved by the special servicer in connection with the proposed sale; provided that such holders of the Coleman Highline Phase IV Non-Lead Securitization Notes may waive any of the delivery or timing requirements set forth in this sentence.

Special Servicer Appointment Rights

Pursuant to the Coleman Highline Phase IV Co-Lender Agreement, the Coleman Highline Phase IV Controlling Noteholder will be entitled to terminate the rights and obligations of the COLEM 2022-HLNE Special Servicer, with or without cause, and appoint a replacement special servicer with respect to the Coleman Highline Phase IV Whole Loan.

The 26 Broadway Whole Loan

General

The 26 Broadway Mortgage Loan (3.3%) is part of a whole loan comprised of eight notes, each of which is secured by the same mortgage instrument on the same underlying Mortgaged Property (the “26 Broadway Mortgaged Property”).

The 26 Broadway Whole Loan (as defined below) is evidenced by:

●	(i) two (2) senior pari passu promissory notes designated as Note A-3, having a Cut-off Date Balance of $20,000,000 (the “26 Broadway Note A-3”), and Note A-5, having a Cut-off Date Balance of $13,900,000 (and, together with the 26 Broadway Note A-3, the “26 Broadway Mortgage Loan”) that together evidence the 26 Broadway Mortgage Loan, and which will be included in the Issuing Entity;

●	(ii) four (4) senior pari passu notes designated as Note A-1, having a Cut-off Date balance of $22,600,000 (the “26 Broadway Note A-1”), Note A-2, having a Cut-off Date balance of $22,600,000 (the “26 Broadway Note A-2”), Note A-4, having a Cut-off Date balance of $20,000,000 (the “26 Broadway Note A-4”), Note A-6, having a Cut-off Date balance of $13,900,000 (and, collectively with the 26 Broadway Note A-1, the 26 Broadway Note A-2 and the 26 Broadway Note A-4, and the 26 Broadway Mortgage Loan, the “26 Broadway Senior Notes”), which will not be included in the Issuing Entity; and

●	(iii) two (2) promissory notes designated as Note B-1, having a principal balance as of the Cut-off Date of $88,500,000 (the “26 Broadway Note B-1”) and Note B-2 having a principal balance as of the Cut-off Date of $88,500,000 (and, together with the 26 Broadway Note B-1, the “26 Broadway Subordinate Companion Loan”), which are subordinate to the 26 Broadway Senior Notes and will not be included in the Issuing Entity.

Each holder of the 26 Broadway Subordinate Companion Loan is referred to as the “26 Broadway Subordinate Companion Loan Holder”. The 26 Broadway Senior Notes and the 26 Broadway Subordinate Companion Loan are collectively referred to as the “26 Broadway Whole Loan”.

The rights of the holders of the promissory notes evidencing the 26 Broadway Whole Loan (the “26 Broadway Noteholders”) are subject to a Co-Lender Agreement (the “26 Broadway Co-Lender

Agreement”). The following summaries describe certain provisions of the 26 Broadway Co-Lender Agreement.

Servicing

Pursuant to the terms of the 26 Broadway Co-Lender Agreement, the 26 Broadway Whole Loan is currently serviced and administered in accordance with the BWAY 2022-26BW trust and servicing Agreement (the “26 Broadway Trust and Servicing Agreement”) among the depositor associated with the 26 Broadway Trust and Servicing Agreement, as depositor, the servicer appointed pursuant to the 26 Broadway Trust and Servicing Agreement, as servicer (the “26 Broadway Servicer”), the special servicer appointed pursuant to the 26 Broadway Trust and Servicing Agreement, as special servicer (the “26 Broadway Special Servicer”), the trustee appointed pursuant to the 26 Broadway Trust and Servicing Agreement, as trustee (the “26 Broadway Trustee”), the certificate administrator appointed pursuant to the 26 Broadway Trust and Servicing Agreement, as certificate administrator, the custodian appointed pursuant to the 26 Broadway Trust and Servicing Agreement, as custodian, by the 26 Broadway Servicer and 26 Broadway Special Servicer.

Application of Payments

(a)       All amounts tendered by the related borrower t(the “26 Broadway Borrower”) or otherwise available for payment on or with respect to or in connection with the 26 Broadway Whole Loan or the 26 Broadway Mortgaged Property or amounts realized as proceeds thereof, whether received in the form of monthly interest payments, the balloon payment, liquidation proceeds, proceeds under any guaranty, letter of credit or other collateral or instrument securing the 26 Broadway Whole Loan, or insurance proceeds or condemnation awards (other than proceeds, awards or settlements that are required to be applied to the restoration or repair of the 26 Broadway Mortgaged Property or released to the 26 Broadway Borrower in accordance with the terms of the 26 Broadway Whole Loan documents, to the extent permitted by the REMIC provisions of the Code), but excluding (x) all amounts for required reserves or escrows required by the 26 Broadway Whole Loan documents (to the extent, in accordance with the terms of the 26 Broadway Whole Loan documents) to be held as reserves or escrows or received as reimbursements on account of recoveries in respect of Advances then due and payable or reimbursable to the 26 Broadway Servicer or the 26 Broadway Trustee under the 26 Broadway Trust and Servicing Agreement, and (y) all amounts that are then due, payable or reimbursable to the 26 Broadway Servicer, 26 Broadway Special Servicer, 26 Broadway Trustee, Certificate Administrator or Operating Advisor with respect to the 26 Broadway Whole Loan pursuant to the 26 Broadway Trust and Servicing Agreement (excluding master servicing fees, trustee fees, certificate administrator fees, operating advisor fees and principal and interest Advances, all of which will be payable to such party on a first priority basis from collections allocable to the respective holders of 26 Broadway Senior Notes or the 26 Broadway B Notes in respect of which such fees accrued or such Advances were made, in each case prior to any distributions made to any 26 Broadway Noteholders in respect of each such Note, respectively (or, as and to the extent provided in the 26 Broadway Trust and Servicing Agreement, out of Default Interest and late payment charges collected on the 26 Broadway Whole Loan), and excluding interest on principal and interest advances which are reimbursable pursuant to clause (b) below), with respect to the 26 Broadway Whole Loan pursuant to the 26 Broadway Trust and Servicing Agreement, will be distributed by the 26 Broadway Servicer in the following order of priority without duplication (and payments will be made at such times as are set forth in the 26 Broadway Trust and Servicing Agreement):

(i)    first, to the holders of 26 Broadway Senior Notes, on a pro rata and pari passu basis based on their respective entitlements, up to, in the case of each holder of a 26 Broadway Senior Note, an amount equal to the accrued and unpaid interest on the 26 Broadway Principal Balance for the related 26 Broadway Senior Note at the applicable Interest Rate, net of the primary servicing fee rate;

(ii)    second, to the holders of the 26 Broadway B Notes, up to, an amount equal to the accrued and unpaid interest on the 26 Broadway Principal Balance for the 26 Broadway B Notes at the applicable Interest Rate, net of the primary servicing fee rate;

(iii)    third, to the holders of 26 Broadway Senior Notes, on a pro rata and pari passu basis based on the respective 26 Broadway Principal Balances of the 26 Broadway Senior Notes, (i) at any time that no 26 Broadway Triggering Event of Default has occurred and is continuing, in an aggregate amount equal to the principal payments received, if any, with respect to such Payment Date with respect to the 26 Broadway Whole Loan, until the 26 Broadway Principal Balance for each 26 Broadway Senior Note has been reduced to zero, and (ii) at any time that a 26 Broadway Triggering Event of Default has occurred and is continuing, all remaining funds, if any, until the 26 Broadway Principal Balance for each 26 Broadway Senior Note has been reduced to zero;

(iv)    fourth, to the holders of the 26 Broadway B Notes, (i) at any time that no 26 Broadway Triggering Event of Default has occurred and is continuing, in an aggregate amount equal to the remaining principal payments received, if any, with respect to such Payment Date with respect to the 26 Broadway Whole Loan, until the 26 Broadway Principal Balance for the 26 Broadway B Notes has been reduced to zero, and (ii) at any time that a 26 Broadway Triggering Event of Default has occurred and is continuing, all remaining funds, if any, until the 26 Broadway Principal Balance for the 26 Broadway B Notes has been reduced to zero;

(v)    fifth, if the proceeds of any foreclosure sale or any liquidation of the 26 Broadway Whole Loan or the 26 Broadway Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses (i)-(iv) and, as a result of a workout the 26 Broadway Principal Balances for the 26 Broadway Senior Notes have been reduced, such excess amount will be paid to the holders of 26 Broadway Senior Notes, on a pro rata and pari passu basis based on their respective entitlements, up to, in the case of each holder of a 26 Broadway Senior Note, an amount equal to the reduction, if any, of the 26 Broadway Principal Balance for the related 26 Broadway Senior Note as a result of such workout, plus interest on such amount at the applicable Interest Rate, net of the primary servicing fee rate;

(vi)    sixth, if the proceeds of any foreclosure sale or any liquidation of the 26 Broadway Whole Loan or the 26 Broadway Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses (i)-(v) and, as a result of a workout the 26 Broadway Principal Balance for the 26 Broadway B Notes has been reduced, such excess amount will be paid to the holder of the 26 Broadway B Notes, up to, an amount equal to the reduction, if any, of the 26 Broadway Principal Balance for the 26 Broadway B Notes as a result of such workout, plus interest on such amount at the applicable Interest Rate, net of the primary servicing fee rate;

(vii)   seventh, to the holders of 26 Broadway Senior Notes on a pro rata and pari passu basis based on their respective entitlements, up to, in the case of each holder of a 26 Broadway Senior Note, an amount equal to all Yield Maintenance Premiums allocated to the related 26 Broadway Senior Note in accordance with the 26 Broadway Mortgage Loan Agreement;

(viii)  eighth, to the holder of the 26 Broadway B Notes, up to, an amount equal to all Yield Maintenance Premiums allocated to the 26 Broadway B Notes in accordance with the 26 Broadway Mortgage Loan Agreement;

(ix)    ninth, to the extent assumption or transfer fees actually paid by the 26 Broadway Borrower are not required to be otherwise applied under the 26 Broadway Trust and Servicing Agreement, including, without limitation, to provide reimbursement for interest on any Advances, to pay any additional servicing expenses or to compensate the 26 Broadway Servicer or the 26 Broadway Special Servicer (in each case, provided that such reimbursements or payments relate to the 26 Broadway Whole Loan), any such assumption or transfer fees, to the extent actually paid by the 26 Broadway Borrower, will be paid to the holders of 26 Broadway Senior Notes, pro rata, based on their respective Percentage Interests, and the holder of the 26 Broadway B Notes; and

(x)    tenth, if any excess amount is available to be distributed in respect of the 26 Broadway Whole Loan, and not otherwise applied in accordance with the foregoing clauses (i)-(ix), any remaining amount will be paid to the holders of 26 Broadway Senior Notes (pro rata, based on their respective Percentage Interests) and the holder of the 26 Broadway B Notes, in accordance with their respective initial percentage interests in the 26 Broadway Whole Loan.

(b)       All expenses and losses relating to the 26 Broadway Whole Loan and the 26 Broadway Mortgaged Property (including. without limitation. losses of principal and interest, 26 Broadway Mortgaged Property protection Advances, interest on Advances, Special Servicing Fees, Liquidation Fees and Workout Fees), Appraisal Reduction Amounts and certain other trust expenses, will be allocated, first, to the 26 Broadway B Notes, and then, to the 26 Broadway Senior Notes. Notwithstanding anything to the contrary in the 26 Broadway Co-Lender Agreement, if an advance of principal or interest is made with respect to any Note, then interest on such advance will only be reimbursed from Default Interest and late payment charges collected on the 26 Broadway Whole Loan, as and to the extent provided in the 26 Broadway Trust and Servicing Agreement, from amounts paid by the 26 Broadway Borrower to cover such interest on advances and otherwise (i) in the case of the 26 Broadway Senior Notes, first, out of any amounts received with respect to the 26 Broadway Whole Loan that would otherwise be distributable to the holders of the 26 Broadway B Notes, and second, out of any amounts received with respect to the 26 Broadway Whole Loan that would otherwise be distributable to the holder of such Note as to which the advance of principal or interest was made, and (ii) in the case of the 26 Broadway B Notes, out of any amounts received with respect to the 26 Broadway Whole Loan that would otherwise be distributable to the holder of such Note as to which the advance of principal or interest was made.

“26 Broadway Triggering Event of Default” means (i) any event of default under the 26 Broadway Whole Loan (a “26 Broadway Mortgage Loan Event of Default”) with respect to an obligation of the 26 Broadway Borrower to pay money due under the 26 Broadway Whole Loan or (ii) any non-monetary 26 Broadway Mortgage Loan Event of Default as a result of which the 26 Broadway Whole Loan becomes a specially serviced 26 Broadway Whole Loan (which, for clarification, will not include any imminent 26 Broadway Mortgage Loan Event of Default).

“26 Broadway Principal Balance” in general means, with respect to any Note, the outstanding principal balance of thereof.

Consultation and Control

The controlling note holder under the 26 Broadway Co-Lender Agreement is the holder of 26 Broadway Note B-1 (such party, the “26 Broadway Controlling Note Holder”). The applicable Consenting Party will be entitled to exercise the rights of the 26 Broadway Controlling Note Holder with respect to the 26 Broadway Whole Loan. Pursuant to the terms of the 26 Broadway Co-Lender Agreement, 26 Broadway Major Decisions to be made with respect to the 26 Broadway Whole Loan will require the approval of the applicable Consenting Party as and to the extent described in the 26 Broadway Mortgage Loan Documents.

Pursuant to the 26 Broadway Co-Lender Agreement, with respect to any consent, modification, amendment or waiver under or other action in respect of the 26 Broadway Whole Loan (whether or not a servicing transfer event has occurred and is continuing) that would constitute a 26 Broadway Major Decision, the 26 Broadway Servicer will be required to provide the 26 Broadway Controlling Note Holder (or its representative) with at least ten (10) Business Days (or, in the case of a determination of an acceptable insurance default, twenty (20) days) prior notice requesting consent to the requested 26 Broadway Major Decision. The 26 Broadway Servicer or the 26 Broadway Special Servicer, as applicable, is not permitted to take any action with respect to such 26 Broadway Major Decision (or make a determination not to take action with respect to such 26 Broadway Major Decision), unless and until the 26 Broadway Special Servicer receives the written consent of 26 Broadway Controlling Note Holder (or its representative) before implementing a decision with respect to such 26 Broadway Major Decision; provided that following the securitization of the 26 Broadway B Notes, the provisions of the 26 Broadway Trust and Servicing Agreement will govern the consent and consultation rights under the 26 Broadway Co-Lender Agreement.

Notwithstanding the foregoing, the 26 Broadway Controlling Note Holder (or any servicer acting on its behalf) will not be permitted to follow any advice or consultation provided by the 26 Broadway Controlling Note Holder (or its representative) that would require or cause the 26 Broadway Controlling Note Holder (or any servicer acting on its behalf) to violate any applicable law, including the REMIC Regulations, be inconsistent with the Servicing Standard, require or cause the 26 Broadway Controlling Note Holder (or any servicer acting on its behalf) to violate provisions of the 26 Broadway Co-Lender Agreement or the 26 Broadway Trust and Servicing Agreement, require or cause the 26 Broadway Controlling Note Holder (or any servicer acting on its behalf) to violate the terms of the 26 Broadway Whole Loan, or materially expand the scope of the 26 Broadway Controlling Note Holder’s (or any servicer’s) responsibilities under the 26 Broadway Co-Lender Agreement or the 26 Broadway Trust and Servicing Agreement.

The 26 Broadway Special Servicer will be required to provide copies to each of the Note A-3 Holder, Note A-4 Holder, Note A-5 Holder and Note A-6 Holder (each, a “26 Broadway Non-Lead Securitization Note Holder”) of any notice, information and report that is (or, without regard to the occurrence of any CCR Control Termination Event or CCR Consultation Termination Event, would be) required to be provided to the Consenting Party pursuant to the 26 Broadway Trust and Servicing Agreement with respect to any 26 Broadway Major Decisions, or the implementation of any recommended actions outlined in an asset status report, within the same time frame that such notice, information and report is (or, if applicable, would be) required to be provided to the Consenting Party. The 26 Broadway Special Servicer will be required to consult with each other 26 Broadway Subordinate Companion Loan Holder on a strictly non-binding basis, if after having received such notices, information and reports, any 26 Broadway Subordinate Companion Loan Holder requests consultation with respect to any such 26 Broadway Major Decisions or the implementation of any recommended actions outlined in an asset status report, and the 26 Broadway Special Servicer will be required to consider alternative actions recommended by such 26 Broadway Subordinate Companion Loan Holder; provided that after the expiration of a period of ten (10) Business Days from the delivery to any 26 Broadway Subordinate Companion Loan Holder by the 26 Broadway Special Servicer of written notice of a proposed action, together with copies of the notice, information and reports, the 26 Broadway Special Servicer will no longer be obligated to consult with 26 Broadway Subordinate Companion Loan Holder, whether or not such 26 Broadway Subordinate Companion Loan Holder has responded within such ten (10) Business Day period.

“26 Broadway Major Decision” means a Major Decision under the 26 Broadway Trust and Servicing Agreement.

Sale of Defaulted Whole Loan

If the 26 Broadway Whole Loan becomes a Defaulted Mortgage Loan (as defined in the 26 Broadway Trust and Servicing Agreement), and if the 26 Broadway Special Servicer decides to sell the 26 Broadway notes securitized pursuant to the 26 Broadway Trust and Servicing Agreement, the 26 Broadway Special Servicer will be required to sell the 26 Broadway Senior Notes and the 26 Broadway Subordinate Companion Loan, together as interests evidencing one whole loan. Notwithstanding the foregoing, the 26 Broadway Special Servicer will not be permitted to sell the 26 Broadway Whole Loan without the consent of the 26 Broadway Non-Lead Securitization Note Holder unless it has delivered to such holder (a) at least fifteen (15) business days’ prior written notice of any decision to attempt to sell the Companion Loan Notes, (b) at least ten (10) days prior to the proposed sale date, a copy of each bid package (together with any material amendments to such bid packages) received by the 26 Broadway Special Servicer, a copy of the most recent appraisal and certain other supplementary documents (if reasonably requested by the 26 Broadway Non-Lead Securitization Note Holder), (c) at least ten (10) days prior to the proposed sale date, a copy of the most recent appraisal for the 26 Broadway Whole Loan, and any documents in the servicing file maintained by the 26 Broadway Servicer and/or 26 Broadway Special Servicer with respect to the 26 Broadway Whole Loan reasonably requested by the holder of the 26 Broadway Non-lead Securitization Notes that are material to the price of the 26 Broadway Non-Lead Securitization Notes and (d) until the sale is completed, and a reasonable period (but no less time than is afforded to other offerors and the 26 Broadway Controlling Note Holder) prior to the proposed sale date, all information and documents being provided to offerors or otherwise approved by the 26 Broadway Special Servicer in connection with the proposed sale. Special Servicer Appointment Rights

Subject to the terms of the 26 Broadway Co-Lender Agreement and the 26 Broadway Trust and Servicing Agreement, the 26 Broadway Controlling Note Holder (or its representative), at its expense (including, without limitation, the reasonable costs and expenses of counsel to any third parties and costs and expenses of the terminated special servicer), will have the right, at any time from time to time, to appoint a replacement special servicer with respect to the 26 Broadway Whole Loan. The 26 Broadway Controlling Note Holder (or its representative) will be entitled to terminate the rights and obligations of the 26 Broadway Special Servicer under the 26 Broadway Trust and Servicing Agreement, with or without cause, upon at least ten (10) Business Days’ prior written notice to the 26 Broadway Special Servicer (provided, however, that 26 Broadway Controlling Note Holder (and/or its representative) will not be liable for any termination or similar fee in connection with the removal of the 26 Broadway Special Servicer in accordance with the 26 Broadway Co-Lender Agreement); such termination will not be effective unless and until (A) each Rating Agency delivers a Rating Agency Confirmation and each credit rating agency rating any securities backed by the Companion Loans delivers a comparable confirmation; (B) the initial or successor special servicer has assumed in writing (from and after the date such successor special servicer becomes the 26 Broadway Special Servicer) all of the responsibilities, duties and liabilities of the 26 Broadway Special Servicer under the 26 Broadway Trust and Servicing Agreement from and after the date it becomes the 26 Broadway Special Servicer as they relate to the 26 Broadway Whole Loan pursuant to an assumption agreement reasonably satisfactory to the 26 Broadway Trustee; and (C) the 26 Broadway Trustee has received an opinion of counsel reasonably satisfactory to the 26 Broadway Trustee to the effect that (x) the designation of such replacement to serve as 26 Broadway Special Servicer is in compliance with the 26 Broadway Trust and Servicing Agreement, (y) such replacement will be bound by the terms of the 26 Broadway Trust and Servicing Agreement with respect to the 26 Broadway Whole Loan and (z) subject to customary qualifications and exceptions, the 26 Broadway Trust and Servicing Agreement will be enforceable against such replacement in accordance with its terms. The 26 Broadway Controlling Note Holder will be required to promptly provide copies to any terminated special servicer of the documents referred to in the preceding sentence.

The Meadowood Mall Whole Loan

General

The Meadowood Mall Mortgage Loan (1.7%) is part of a split loan structure comprised of four (4) senior promissory notes and one (1) subordinate promissory note, each of which is secured by the same mortgage instrument on the same underlying Mortgaged Property, with an aggregate initial principal balance of $108,000,000. One such senior promissory note designated Note A-2, with an initial aggregate principal balance of $18,000,000 (the “Meadowood Mall Mortgage Loan”) will be deposited into this securitization. The Meadowood Mall Whole Loan (as defined below) is evidenced by (i) the Meadowood Mall Mortgage Loan, (ii) three senior promissory notes designated Note A-1, Note A-3 and Note A-4 (the “Meadowood Mall Pari Passu Companion Loans” and, together with the Meadowood Mall Mortgage Loan, the “Meadowood Mall Senior Notes”), which have an aggregate initial principal balance of $62,000,000; and (iii) one subordinate promissory note designated Note B (the “Meadowood Mall Subordinate Companion Loan”), which has an initial principal balance of $28,000,000.

The Meadowood Mall Mortgage Loan, the Meadowood Mall Pari Passu Companion Loans and the Meadowood Mall Subordinate Companion Loans are referred to herein, collectively, as the “Meadowood Mall Whole Loan”, and the Meadowood Mall Pari Passu Companion Loans and the Meadowood Mall Subordinate Companion Loan are referred to herein as the “Meadowood Mall Companion Loans”. The Meadowood Mall Pari Passu Companion Loans are generally pari passu in right of payment with each other and with the Meadowood Mall Mortgage Loan. The Meadowood Mall Subordinate Companion Loan is subordinate in right of payment with respect to the Meadowood Mall Mortgage Loan and Meadowood Mall Pari Passu Companion Loans.

Only the Meadowood Mall Mortgage Loan is included in the issuing entity. The Meadowood Mall Pari Passu Companion Loans have either been contributed to other securitizations or are expected to be contributed to other securitizations from time to time in the future, however, the holders of the related unsecuritized Meadowood Mall Pari Passu Companion Loans are under no obligation to do so. The Meadowood Mall Subordinate Companion Loan is currently held by 3650 Cal Bridge Reno LLC.

The Meadowood Mall Mortgage Loan, the Meadowood Mall Pari Passu Companion Loans and the Meadowood Mall Subordinate Companion Loan are cross-defaulted and have the same borrower, maturity date, amortization schedule and prepayment structure. Interest is payable on each of the Meadowood Mall Senior Notes at a rate equal to 3.93000% per annum (the “Meadowood Mall Note A Rate”) and on the Meadowood Mall Subordinate Companion Loan at a rate equal to 10.50000% per annum (the “Meadowood Mall Note B Rate”).

The rights of the holders of the promissory notes evidencing the Meadowood Mall Whole Loan are subject to a Co-Lender Agreement (the “Meadowood Mall Co-Lender Agreement”). The following summaries describe certain provisions of the Meadowood Mall Co-Lender Agreement.

Servicing

The Meadowood Mall Whole Loan (including the Meadowood Mall Mortgage Loan) and any related REO Property is currently serviced and administered by the master servicer and, if necessary, the special servicer, pursuant to the Pooling and Servicing Agreement under Wells Fargo Commercial Trust 2021-C61 and the Meadowood Mall Co-Lender Agreement, until the securitization of Note A-4, at which time the Meadowood Mall Whole Loan will be serviced pursuant to the related Non-Serviced PSA and the Meadowood Mall Co-Lender Agreement by the applicable master servicer and, if necessary, the applicable special servicer named in such Non-Serviced PSA (respectively, the “Servicing Shift Master Servicer” and “Servicing Shift Special Servicer”). The pooling and servicing agreement under which the Meadowood Mall Whole Loan is being serviced at any time is referred to herein as the “Meadowood Mall Non-Serviced PSA”.

In servicing the Meadowood Mall Whole Loan, the Meadowood Mall Co-Lender Agreement requires the applicable master servicer and the applicable special servicer then servicing the Whole Loan (respectively, the “Meadowood Mall Master Servicer” and “Meadowood Mall Special Servicer”) to observe a servicing standard that requires it to take into account the interests of the Certificateholders and the holders of the Meadowood Mall Companion Loans as a collective whole (taking into account that the Meadowood Mall Subordinate Companion Loan is a junior interest).

Amounts payable to the issuing entity as holder of the Meadowood Mall Mortgage Loan pursuant to the Meadowood Mall Co-Lender Agreement will be included in the Available Funds for the related Distribution Date to the extent described in this prospectus and amounts payable to the holders of the Meadowood Mall Companion Loans will be distributed to such holders net of certain fees and expenses on the Meadowood Mall Companion Loans as set forth in the Meadowood Mall Co-Lender Agreement.

Advances

The master servicer or the trustee, as applicable, will be responsible for making any required principal and interest advances on the Meadowood Mall Mortgage Loan (but not on the Meadowood Mall Companion Loans) pursuant to the terms of the Pooling and Servicing Agreement unless the master servicer, the special servicer or the trustee, as applicable, determines that such an advance would not be recoverable from collections on the Meadowood Mall Mortgage Loan.

Prior to the Servicing Shift Date, the master servicer or the trustee, as applicable, will be required to (and the special servicer, at its option in emergency situations, may) make Servicing Advances on the Meadowood Mall Whole Loan unless such advancing party (or, even if it is not the advancing party, the special servicer) determines that such a Servicing Advance would be a Nonrecoverable Advance. After the Servicing Shift Date, the Servicing Shift Master Servicer or, if provided in the Non-Serviced PSA, the trustee named in the Non-Serviced PSA, as applicable, will be required to (and, if provided in the Non-Serviced PSA, the Servicing Shift Special Servicer, at its option in emergency situations, may) make Servicing Advances on the Meadowood Mall Whole Loan unless such advancing party (or, even if it is not the advancing party, the Servicing Shift Special Servicer) determines that such a Servicing Advance would be nonrecoverable in accordance with the terms of the Non-Serviced PSA.

Application of Payments

The Meadowood Mall Co-Lender Agreement sets forth the respective rights of the holder of the Meadowood Mall Mortgage Loan, the holders of the Meadowood Mall Pari Passu Companion Loans and the holder of the Meadowood Mall Subordinate Companion Loan with respect to distributions of funds received in respect of the Meadowood Mall Whole Loan, and provides, in general, that:

●	the Meadowood Mall Mortgage Loan and the Meadowood Mall Pari Passu Companion Loans are of equal priority with each other and no portion of any of them will have priority or preference over any portion of any other or security therefor;

●	the Meadowood Mall Subordinate Companion Loan is, generally, at all times, junior, subject and subordinate to the Meadowood Mall Mortgage Loan and the Meadowood Mall Pari Passu Companion Loans, and the right of the holder of the Meadowood Mall Subordinate Companion Loan to receive payments with respect to the Meadowood Mall Whole Loan are, at all times, junior, subject and subordinate to the rights of the holders of the Meadowood Mall Mortgage Loan and the Meadowood Mall Pari Passu Companion Loans to receive payments with respect to the Meadowood Mall Whole Loan;

●	all expenses and losses relating to the Meadowood Mall Whole Loan will, to the extent not paid by the related borrowers, be allocated first to the holder of Meadowood Mall Subordinate Companion Loan and second to the issuing entity, as holder of the Meadowood Mall Mortgage Loan, and the holders of the Meadowood Mall Pari Passu Companion Loans on a pro rata and pari passu basis.

●	if no Meadowood Mall Sequential Pay Event (as defined below) has occurred and is continuing, then all amounts tendered by the related borrower or otherwise available for payment on or with respect to or in connection with the Meadowood Mall Whole Loan or the Meadowood Mall Mortgaged Property (net of certain amounts for required reserves and escrows and certain fees, costs and expenses of the parties to the Meadowood Mall Non-Serviced PSA) will be applied and distributed as follows:

(i)    first, to the holders of the Meadowood Mall Senior Notes, pro rata, in an amount equal to the accrued and unpaid interest on the aggregate principal balance of the Meadowood Mall Senior Notes at the Meadowood Mall Net Note A Rate;

(ii)    second, (i) to the holders of the Meadowood Mall Senior Notes on a pro rata and pari passu basis in an amount equal to the product of (A) the sum of the percentage interests of the Meadowood Mall Senior Notes, multiplied by (B) the sum of principal payments received, if any, with respect to the related monthly payment date (or otherwise received on any other date, including, for the avoidance of doubt, any voluntary prepayments made pursuant to and in accordance with the related mortgage loan agreement), until their respective principal balances have been reduced to zero, and (ii) 100% of any insurance and condemnation proceeds payable as principal to the holders of the Meadowood Mall Notes are required to be distributed to the holders of the Meadowood Mall Senior Notes on a pro rata and pari passu basis until the principal balances thereof have been reduced to zero;

(iii)   third, to the holders of the Meadowood Mall Senior Notes that have paid any unreimbursed costs and expenses, on a pro rata and pari passu basis, up to the amount of any such unreimbursed costs and expenses paid by such holders including any Meadowood Mall Recovered Costs not previously reimbursed to such holders (or paid or advanced by the Meadowood Mall Master Servicer or Meadowood Mall Special Servicer, as applicable, on any such holder’s behalf and not previously paid or reimbursed) with respect to the Meadowood Mall

Whole Loan pursuant to the Meadowood Mall Non-Serviced PSA or the Meadowood Mall Co-Lender Agreement;

(iv)    fourth, if the proceeds of any foreclosure sale or any liquidation of the Meadowood Mall Whole Loan or the Meadowood Mall Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clause first through fourth, such excess amount is required to be paid to the holders of the Meadowood Mall Senior Notes, on a pro rata and pari passu basis in an amount up to the aggregate of unreimbursed realized principal losses previously allocated to such holders, plus interest thereon at the Meadowood Mall Net Note A Rate;

(v)    fifth, to the extent the holder of the Meadowood Mall Subordinate Companion Loan has made any payments or advances to cure defaults as described below under “—Cure Rights”, to reimburse such holder for all such amounts;

(vi)    sixth, to the holder of the Meadowood Mall Subordinate Companion Loan in an amount equal to the accrued and unpaid interest on the related principal balance at the Meadowood Mall Net Note B Rate;

(vii)   seventh, (i) to the holder of the Meadowood Mall Subordinate Companion Loan in an amount equal to its percentage interest of principal payments received, if any, with respect to such monthly payment date (or otherwise received on any other date, including, for the avoidance of doubt, any voluntary prepayments made pursuant to and in accordance with the mortgage loan agreement), until the principal balance thereof has been reduced to zero; and (ii) with respect to any insurance and condemnation proceeds payable as principal to the holders of the Meadowood Mall Notes, the portion thereof remaining after distribution to the holders of the Meadowood Mall Senior Notes pursuant to clause second above is required to be distributed to the holder of the Meadowood Mall Subordinate Companion Loan until the principal balance thereof has been reduced to zero;

(viii)   eighth, to the holders of the Meadowood Mall Senior Notes, on a pro rata and pari passu basis, in an aggregate amount equal to the product of (i) the sum of the percentage interests of the Meadowood Mall Senior Notes, multiplied by (ii) Meadowood Mall Note A Relative Spread, multiplied by (iii) any prepayment premium paid by the related borrower;

(ix)    ninth, to the holder of the Meadowood Mall Subordinate Companion Loans in an amount equal to the product of (i) its percentage interest multiplied by (ii) the Meadowood Mall Note B Relative Spread and (iii) any prepayment premium paid by the borrower;

(x)    tenth, if the proceeds of any foreclosure sale or any liquidation of the Meadowood Mall Whole Loan or the Meadowood Mall Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clause first through ninth such excess amount is required to be paid to the holder of the Meadowood Mall Subordinate Companion Loan in an amount up to aggregate of unreimbursed realized principal losses previously allocated to such holder, plus interest on such amount at the Meadowood Mall Net Note B Rate;

(xi)    eleventh, to the extent assumption or transfer fees actually paid by the related borrower are not required to be otherwise applied under the Meadowood Mall Non-Serviced PSA, including, without limitation, to provide reimbursement for interest on any advances, to pay any additional servicing expenses or to compensate the Meadowood Mall Master Servicer or Meadowood Mall Special Servicer, as applicable (in each case, provided that such reimbursements or payments relate to the Meadowood Mall Whole Loan), any such assumption or transfer fees, to the extent actually paid by the related borrower, are required to be paid to the holders of the Meadowood Mall Mortgage Loan, the Meadowood Mall Companion Loans and the

Meadowood Mall Subordinate Companion Loan, pro rata based on their respective percentage interests; and

(xii)    twelfth, if any excess amount is available to be distributed in respect of the Meadowood Mall Whole Loan, and not otherwise applied in accordance with the foregoing clauses first through eleventh, any remaining amount is required to be paid pro rata to the holders of the Meadowood Mall Mortgage Loan, the Meadowood Mall Companion Loans and the Meadowood Mall Subordinate Companion Loan, in accordance with their respective initial percentage interests.

Upon the occurrence and during the continuance of (i) any monetary event of default with respect to the Meadowood Mall Whole Loan, (ii) any other event of default with respect to the Meadowood Mall Whole Loan that causes the Meadowood Mall Whole Loan to become accelerated or a specially serviced loan or (iii) any bankruptcy or insolvency event that constitutes an event of default, in each case, provided that the holder of the Meadowood Mall Subordinate Companion Loan has not exercised its cure rights under the Meadowood Mall Co-Lender Agreement (as described below under “—Cure Rights”) (each, a “Meadowood Mall Sequential Pay Event”), all amounts tendered by the related borrower or otherwise available for payment on or with respect to or in connection with the Meadowood Mall Whole Loan or the Meadowood Mall Mortgaged Property (net of certain amounts for required reserves and escrows and certain fees, costs and expenses of the parties to the Meadowood Mall Non-Serviced PSA) will be applied and distributed as follows:

(i)    first, to the holders of the Meadowood Mall Senior Notes, pro rata, in an amount equal to the accrued and unpaid interest (exclusive of default interest) on the aggregate principal balance of the Meadowood Mall Senior Notes at the Meadowood Mall Net Note A Rate;

(ii)    second, to the holders of the Meadowood Mall Senior Notes, pro rata based on their outstanding principal balances, until their respective principal balances have been reduced to zero;

(iii)   third, to the holders of the Meadowood Mall Senior Notes that have paid any unreimbursed costs and expenses, on a pro rata and pari passu basis up to the amount of any such unreimbursed costs and expenses paid by such holders including any Meadowood Mall Recovered Costs not previously reimbursed to such holders (or paid or advanced by the Meadowood Mall Master Servicer or Meadowood Mall Special Servicer, as applicable, on any such holder’s behalf and not previously paid or reimbursed) with respect to the Meadowood Mall Whole Loan pursuant to the Meadowood Mall Co-Lender Agreement or Meadowood Mall Non-Serviced PSA;

(iv)   fourth, if the proceeds of any foreclosure sale or any liquidation of the Meadowood Mall Whole Loan or the related Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses first through fourth, such excess amount is required to be paid to the holders of the Meadowood Mall Senior Notes, on a pro rata and pari passu basis in an amount up to the aggregate of unreimbursed realized principal losses previously allocated to such holders, plus interest thereon at the Meadowood Mall Net Note A Rate;

(v)    fifth, to the extent the holder of the Meadowood Mall Subordinate Companion Loan has made any payments or advances to cure defaults as described below under “—Cure Rights,” to reimburse such holder for all such amounts;

(vi)   sixth, to the holder of the Meadowood Mall Subordinate Companion Loan in an amount equal to the accrued and unpaid interest (exclusive of default interest) on the related principal balance at the Meadowood Mall Net Note B Rate;

(vii)  seventh, to the holder of the Meadowood Mall Subordinate Companion Loan, until the outstanding principal balance thereof has been reduced to zero;

(viii)  eighth, to the holders of the Meadowood Mall Senior Notes on a pro rata and pari passu basis, in an amount equal to the product of (i) the sum of the percentage interests of the Meadowood Mall Senior Notes multiplied by (ii) the Meadowood Mall Note A Relative Spread and (iii) any prepayment premium paid by the borrower;

(ix)   ninth, to the holder of the Meadowood Mall Subordinate Companion Loan in an amount equal to the product of (i) its percentage interest multiplied by (ii) the Meadowood Mall Note B Relative Spread and (iii) any prepayment premium paid by the borrower;

(x)    tenth, if the proceeds of any foreclosure sale or any liquidation of the Meadowood Mall Whole Loan or the Meadowood Mall Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses first through ninth, such excess amount is required to be paid to the holder of the Meadowood Mall Subordinate Companion Loan in an amount up to aggregate of unreimbursed realized principal losses previously allocated to such holder, plus interest on such amount at the Meadowood Mall Net Note B Rate;

(xi)   eleventh, to the holders of the Meadowood Mall Senior Notes, on a pro rata and pari passu basis, in an amount equal to the accrued and unpaid default interest on the Meadowood Mall Senior Notes at the default interest rate;

(xii)  twelfth, to the holder of the Meadowood Mall Subordinate Companion Loan in an amount equal to the accrued and unpaid default interest on the Meadowood Mall Subordinate Companion Loan at the default interest rate;

(xiii) thirteenth, to the extent assumption or transfer fees actually paid by the related borrower are not required to be otherwise applied under the Meadowood Mall Non-Serviced PSA, including, without limitation, to provide reimbursement for interest on any advances, to pay any additional servicing expenses or to compensate the Meadowood Mall Master Servicer or Meadowood Mall Special Servicer, as applicable (in each case, provided that such reimbursements or payments relate to the Meadowood Mall Whole Loan), any such assumption or transfer fees, to the extent actually paid by the related borrower, are required to be paid to the holders of the Meadowood Mall Mortgage Loan, the Meadowood Mall Companion Loans and the Meadowood Mall Subordinate Companion Loan, pro rata based on their respective initial percentage interests; and

(xiv)    fourteenth, if any excess amount is available to be distributed in respect of the Meadowood Mall Whole Loan, and not otherwise applied in accordance with the foregoing clauses first through thirteenth, any remaining amount shall be paid pro rata to the holders of the Meadowood Mall Mortgage Loan, the Meadowood Mall Companion Loans and the Meadowood Mall Subordinate Companion Loan in accordance with their respective initial percentage interests.

“Meadowood Mall Net Note A Rate” means the Meadowood Mall Note A Rate less the applicable servicing fee rate.

“Meadowood Mall Net Note B Rate” means the Meadowood Mall Note B Rate less the applicable servicing fee rate.

“Meadowood Mall Note A Relative Spread” means the ratio of the Meadowood Mall Note A Rate to the Meadowood Mall Whole Loan Rate.

“Meadowood Mall Note B Relative Spread” means the ratio of the Meadowood Mall Note B Rate to the Meadowood Mall Whole Loan Rate.

“Meadowood Mall Whole Loan Rate” means as of any date of determination, the weighted average of the Meadowood Mall Note A Rate and the Meadowood Mall Note B Rate, weighted based on the outstanding principal balances of the Meadowood Mall Notes.

Workout

If the Meadowood Mall Whole Loan is modified in connection with a workout such that (i) the unpaid principal balance of the Meadowood Mall Whole Loan is decreased, (ii) the interest rate or scheduled amortization payments on the Meadowood Mall Whole Loan are reduced, (iii) payments of interest or principal on the Meadowood Mall Whole Loan are waived, reduced or deferred or (iv) any other adjustment (other than an increase in the interest rate or increase in scheduled amortization payments) is made to any of the terms of such Whole Loan, all payments to the holders of the Meadowood Mall Senior Notes as described under “—Application of Payments” above are required to be made as though such workout did not occur, with the payment terms of the Meadowood Mall Senior Notes remaining the same as they are on the date of the related Co-Lender Agreement, and the Meadowood Mall Subordinate Companion Loan will be required to bear the full economic effect of all waivers, reductions or deferrals of amounts due on the Meadowood Mall Whole Loan attributable to such workout.

Consultation and Control

Pursuant to the Meadowood Mall Co-Lender Agreement, the controlling holder with respect to the Meadowood Mall Mortgaged Property (the “Meadowood Mall Controlling Noteholder”), as of any date of determination, will be (i) the holder of the Meadowood Mall Subordinate Companion Loan, unless a Meadowood Mall Control Appraisal Period (as defined below) has occurred and is continuing, and (ii) if and for so long as a Meadowood Mall Control Appraisal Period has occurred and is continuing, the holder of the Meadowood Mall Pari Passu Companion Loan Note A-4; provided that if any holder would be the Meadowood Mall Controlling Noteholder pursuant to the terms of the Meadowood Mall Co-Lender Agreement but any interest in the note of such holder is held by the related borrower or a Meadowood Mall Borrower Related Party, or the related borrower or Meadowood Mall Borrower Related Party would otherwise be entitled to exercise the rights of the Meadowood Mall Controlling Noteholder, a Meadowood Mall Control Appraisal Period shall be deemed to have occurred with respect to such holder.

“Meadowood Mall Control Appraisal Period” means any period with respect to the Meadowood Mall Whole Loan, if and for so long as:

(a)       (1) the initial principal balance of the Meadowood Mall Subordinate Companion Loan minus (2) the sum (without duplication) of (x) any payments of principal (whether as principal prepayments or otherwise) allocated to, and received on, the Meadowood Mall Subordinate Companion Loan, (y) any appraisal reduction amount for the Meadowood Mall Whole Loan that is allocated to the Meadowood Mall Subordinate Companion Loan in accordance with the terms of the Meadowood Mall Co-Lender Agreement and (z) without duplication, any realized principal losses with respect to the Meadowood Mall Mortgaged Property (or portion thereof) or the Meadowood Mall Whole Loan that are allocated to the Meadowood Mall Subordinate Companion Loan, plus (3) any Meadowood Mall Threshold Event Collateral (to the extent such amount is not already taken into account in the related appraisal reduction amount for the Meadowood Mall Whole Loan) delivered pursuant to and in accordance with the Meadowood Mall Co-Lender Agreement, plus (4) without duplication of any items set forth above in clauses (1) through (3), the product of (x) the percentage interest of the Meadowood Mall Subordinate Companion Loan and (y) the amount of insurance and condemnation proceeds that constitute collateral for the Meadowood Mall Whole Loan (whether paid or then payable by any insurance company or governmental authority, provided that, if not then paid, such amounts are payable to lender pursuant to the terms of the related mortgage loan agreement for application to the Meadowood Mall Whole Loan or to pay the costs of restoring the Meadowood Mall Mortgaged Property), is less than

(b)       25% of the remainder of (i) the initial principal balance of the Meadowood Mall Subordinate Companion Loan less (ii) any payments of principal (whether as principal prepayments or otherwise) allocated to, and received by, the holder of the Meadowood Mall Subordinate Companion Loan in respect of the Meadowood Mall Subordinate Companion Loan.

“Meadowood Mall Borrower Related Party” means, with respect to the Meadowood Mall Whole Loan, (a) the related borrower, (b) any direct or indirect parent or affiliate thereof (as defined in the Meadowood

Mall Co-Lender Agreement), any entity that is a holder of debt secured by direct or indirect ownership interests in the related borrower or any affiliate thereof (as defined in the Meadowood Mall Co-Lender Agreement) or any entity that is a holder of a preferred equity interest in the related borrower or any affiliate thereof (as defined in the Meadowood Mall Co-Lender Agreement).

For purposes of determining whether a Meadowood Mall Control Appraisal Period is in effect, appraisal reduction amounts for the Meadowood Mall Whole Loan and realized principal losses will be allocated to reduce first, the principal balance of the Meadowood Mall Subordinate Companion Loan, and second, the principal balances of the Meadowood Mall Senior Notes (on a pro rata and pari passu basis), in each case, up to the outstanding amount thereof.

In addition, the holder of the Meadowood Mall Subordinate Companion Loan will be entitled to avoid (or terminate) a Meadowood Mall Control Appraisal Period caused by application of an appraisal reduction amount upon the satisfaction of certain conditions (which must be completed within 30 days of the Meadowood Mall Master Servicer’s or Meadowood Mall Special Servicer’s, as applicable, receipt of a third party appraisal (or update thereof) that indicates such Meadowood Mall Control Appraisal Period has occurred) (a “Meadowood Mall Threshold Event Cure”), including delivery of additional collateral in the form of either (x) cash or (y) an unconditional and irrevocable standby letter of credit issued by a bank or other financial institution(s) that meets the rating requirements as described in the Meadowood Mall Co-Lender Agreement to be held by or on behalf of the Meadowood Mall Master Servicer or Meadowood Mall Special Servicer, as applicable, in each case, in an amount which, when added to the appraised value of the Meadowood Mall Mortgaged Property as determined pursuant to the Meadowood Mall Non-Serviced PSA, would cause the applicable Meadowood Mall Control Appraisal Period not to occur (the “Meadowood Mall Threshold Event Collateral”).

The Meadowood Mall Threshold Event Cure will continue until (i) the Meadowood Mall Threshold Event Collateral would not be sufficient to prevent a Meadowood Mall Control Appraisal Period from occurring pursuant to the definition of “Meadowood Mall Control Appraisal Period”; or (ii) the occurrence of a final recovery determination in respect of the Meadowood Mall Whole Loan. If the appraised value of the Meadowood Mall Mortgaged Property, upon any redetermination thereof, is sufficient to avoid the occurrence of a Meadowood Mall Control Appraisal Period without taking into consideration any, or some portion of, the Meadowood Mall Threshold Event Collateral previously delivered by the holder of the Meadowood Mall Subordinate Companion Loan, then any or such portion of Meadowood Mall Threshold Event Collateral held by the Meadowood Mall Master Servicer or Meadowood Mall Special Servicer is required to be promptly returned to the holder of the Meadowood Mall Subordinate Companion Loan (at its sole expense). Upon a final recovery determination with respect to the Meadowood Mall Whole Loan, such Meadowood Mall Threshold Event Collateral will be available to reimburse each holder of the Meadowood Mall Whole Loan for any realized principal loss in accordance with the priority of distributions described under “—Application of Payments” above with respect to the Meadowood Mall Whole Loan after application of the net proceeds of liquidation, not in excess of the principal balance of the Meadowood Mall Whole Loan, plus accrued and unpaid interest thereon at the applicable interest rate and all other additional servicing expenses reimbursable under the Meadowood Mall Co-Lender Agreement and under the Meadowood Mall Non-Serviced PSA.

In addition, pursuant to the terms of the Meadowood Mall Co-Lender Agreement, the issuing entity, as a non-controlling note holder will (i) have the right to receive copies of all notices, information and reports that the Meadowood Mall Special Servicer is required to provide to the Meadowood Mall Controlling Noteholder (within the same time frame such notices, information and reports to the Meadowood Mall Controlling Noteholder without regard to whether or not such directing certificateholder actually has lost any rights to receive such information as a result of a consultation termination event or control termination event under the Meadowood Mall Non-Serviced PSA) with respect to any major decisions to be taken with respect to the Meadowood Mall Whole Loan or the implementation of any recommended action outlined in an asset status report relating to the Meadowood Mall Whole Loan and (ii) have the right to be consulted on a strictly non-binding basis to the extent the issuing entity requests consultation with respect to certain major decisions to be taken with respect to the Meadowood Mall Whole Loan. The consultation rights of the issuing entity will expire 10 business days following the delivery of written notice and information relating to the matter subject to consultation whether or not the issuing entity has responded within such period (unless the Meadowood Mall Master Servicer or Meadowood Mall Special Servicer, as applicable, proposes a new course of action that is materially different from the action previously proposed, in which case such ten (10) business day period shall be deemed to begin anew from the date of such proposal and delivery of all information relating thereto). Neither the Meadowood Mall Master Servicer nor the Meadowood Mall Special Servicer will be obligated at any time to follow or take any alternative actions recommended by the holder of the Meadowood Mall Mortgage Loan (or its representative).

Sale of Defaulted Whole Loan

Pursuant to the terms of the Meadowood Mall Co-Lender Agreement, if the Meadowood Mall Whole Loan becomes a defaulted mortgage loan, and if the Meadowood Mall Special Servicer determines to sell the Meadowood Mall Whole Loan in accordance with the Meadowood Mall Non-Serviced PSA, then the Meadowood Mall Special Servicer will be required to sell the Meadowood Mall Pari Passu Companion Loans, together with the Meadowood Mall Mortgage Loan, as one Whole Loan, and may sell the Meadowood Mall Subordinate Companion Loan as part of such sale. In connection with any such sale, the Meadowood Mall Special Servicer will be required to follow the procedures contained in the Meadowood Mall Non-Serviced PSA.

Notwithstanding the foregoing, the Meadowood Mall Special Servicer will not be permitted to sell the Meadowood Mall Whole Loan if it becomes a defaulted mortgage loan under the Meadowood Mall Non-Serviced PSA without the written consent of the issuing entity (or its representative), as holder of the Meadowood Mall Mortgage Loan, or the holders of the Meadowood Mall Pari Passu Companion Loans (provided that such consent is not required if such holder is a related borrower or a Meadowood Mall Borrower Related Party) unless the Meadowood Mall Special Servicer has delivered to each such holder (or its representative): (a) at least 15 business days’ prior written notice of any decision to attempt to sell the Meadowood Mall Whole Loan; (b) at least 10 days prior to the proposed sale date, a copy of each bid package (together with any material amendments to such bid packages) received by the Meadowood Mall Special Servicer in connection with any such proposed sale; (c) at least 10 days prior to the proposed sale date, a copy of the most recent appraisal for the Meadowood Mall Mortgaged Property, and any documents in the servicing file reasonably requested by such holder (or its representative) that are material to the price of the Meadowood Mall Whole Loan; and (d) until the sale is completed, and a reasonable period of time (but no less time than is afforded to other offerors) prior to the proposed sale date, all information and other documents being provided to other offerors and all leases or other documents that are approved by the Meadowood Mall Master Servicer or the Meadowood Mall Special Servicer in connection with the proposed sale; provided that the issuing entity (or its representative), as holder of the Meadowood Mall Mortgage Loan or the holders of the Meadowood Mall Pari Passu Companion Loans may waive as to itself any of the delivery or timing requirements set forth in this sentence. The issuing entity (or its representative), as holder of the Meadowood Mall Mortgage Loan, or the holders of the Meadowood Mall Pari Passu Companion Loans will be permitted to submit an offer at any sale of the Meadowood Mall Mortgage Loan and Meadowood Mall Pari Passu Companion Loans (unless a Meadowood Mall Borrower Related Party or an agent thereof).

Cure Rights

In the event that the related borrower fails to make any monetary payment with respect to the Meadowood Mall Whole Loan, then the Meadowood Mall Subordinate Companion Loan noteholder, so long as it is not a Meadowood Mall Borrower Related Party, will have the right, but not the obligation, to: (A) cure such monetary event of default within 10 business days of receipt of notice of such default If the Meadowood Mall Subordinate Companion Loan noteholder elects to cure a default by way of a payment of money (a “Meadowood Mall Cure Payment”), the Meadowood Mall Subordinate Companion Loan noteholder will be required to also pay in addition to such Meadowood Mall Cure Payment for all out-of-pocket costs, expenses, losses, liabilities, obligations, damages, penalties and disbursements imposed on, incurred by or asserted against the Meadowood Mall Master Servicer or Meadowood Mall Special Servicer or the other holders of the Meadowood Mall Whole Loan, including all unreimbursed advances and any interest charged thereon. So long as an event of default exists that is being cured by the

Meadowood Mall Subordinate Companion Loan noteholder and the applicable cure period has not expired, the default will not be treated as (i) a Meadowood Mall Sequential Pay Event, (ii) modifying, amending or waiving any provisions of the related Mortgage Loan documents, (iii) triggering an acceleration of the Meadowood Mall Whole Loan or commencing foreclosure proceedings or similar legal proceedings with respect to the related Mortgaged Property, or (iv) for purposes of treating the Meadowood Mall Whole Loan as a specially serviced loan. Notwithstanding anything to the contrary, the right of the Meadowood Mall Subordinate Companion Loan noteholder to cure a default will be limited to a combined total of fourteen (14) cures, no more than six (6) of which may occur within any 12-month period.

In the event that an event of default occurs with respect to the Meadowood Mall Whole Loan that is non-monetary in nature, the Meadowood Mall Controlling Noteholder shall have the right to cure such non-monetary default; provided, if such non-monetary default is susceptible of cure but cannot reasonably be cured within such period and if curative action was promptly commenced and is being diligently pursued by the Meadowood Mall Controlling Noteholder, the Meadowood Mall Controlling Noteholder shall be given an additional period of time as is reasonably necessary to enable the Meadowood Mall Controlling Noteholder in the exercise of due diligence to cure such non-monetary default for so long as (i) the Meadowood Mall Controlling Noteholder diligently and expeditiously proceeds to cure such non-monetary default, (ii) the Meadowood Mall Controlling Noteholder makes all cure payments that it is permitted to make in accordance with the terms and provisions of the Meadowood Mall Co-Lender Agreement, (iii) such additional period of time does not exceed ninety (90) days, (iv) such non-monetary default is not caused by an insolvency proceeding of the related borrower and during such period of time that the Meadowood Mall Controlling Noteholder has to cure a non-monetary default, no insolvency proceeding of the related borrower occurs and (v) there is no material adverse effect on the related borrower or the mortgaged property or the value of the Meadowood Mall Whole Loan as a result of such non-monetary default or the attempted cure.

Purchase Option

At any time an event of default under the Meadowood Mall Whole Loan has occurred and is continuing, the Meadowood Mall Subordinate Companion Loan noteholder, will have the right, by written notice to the Meadowood Mall Senior Notes, to purchase in immediately available funds, the Meadowood Mall Senior Notes in whole, but not in part, at the applicable Meadowood Mall Defaulted Mortgage Loan Purchase Price on a date selected by such holder that is not earlier than seven business days after, or later than 45 days after, the date of the Meadowood Mall Noteholder Purchase Notice. All out-of-pocket costs and expenses related to such purchase are required to be paid by the holder of the Meadowood Mall Subordinate Companion Loan.

The right of the holder of the Meadowood Mall Subordinate Companion Loan to purchase the Meadowood Mall Senior Notes will automatically terminate upon a foreclosure sale, sale by power of sale or delivery of a deed in lieu of foreclosure with respect to the Meadowood Mall Mortgaged Property (and the Meadowood Mall Special Servicer will be required to give the holder of the Meadowood Mall Subordinate Companion Loan at least 15 days’ prior written notice of its intent with respect to any such action).

“Meadowood Mall Defaulted Mortgage Loan Purchase Price” means the sum, without duplication, of (a) the aggregate principal balance of the Meadowood Mall Senior Notes, (b) accrued and unpaid interest thereon at the Meadowood Mall Note A Rate, from the date as to which interest was last paid in full by related borrower up to and including the end of the interest accrual period relating to the monthly payment date next following the date of purchase, (c) any other amounts due under the Meadowood Mall Whole Loan, other than prepayment premiums, default interest, late fees, exit fees and any other similar fees, provided that if the related borrower or a borrower related party is the purchaser, the Meadowood Mall Defaulted Mortgage Loan Purchase Price will include prepayment premiums, default interest, late fees, exit fees and any other similar fees, (d) without duplication of amounts under clause (c), any unreimbursed property protection or servicing advances and any expenses incurred in enforcing the mortgage loan documents (including, without limitation, servicing advances payable or reimbursable to any servicer, and earned and unpaid special servicing fees), (e) without duplication of amounts under clause (c), any accrued and unpaid interest on advances, (f) (x) if the related borrower or a borrower related party is the purchaser or (y) if the Meadowood Mall Whole Loan is purchased after 90 days after such option first becomes exercisable, any liquidation or workout fees payable under the Meadowood Mall Non-Serviced PSA with respect to the Meadowood Mall Whole Loan (provided that in no event shall both a workout fee and a liquidation fee be payable in connection with the same purchase event) and (g) any Meadowood Mall Recovered Costs, but only to the extent not reimbursed previously to a Meadowood Mall Senior Note pursuant to the Meadowood Mall Co-Lender Agreement. Notwithstanding the foregoing, if the Meadowood Mall Subordinate Companion Loan holder is purchasing from the related borrower or a Meadowood Mall Borrower Related Party, the Meadowood Mall Defaulted Mortgage Loan Purchase Price will not include the amounts described under clauses (d) through (f) of this definition. If the Meadowood Mall Whole Loan is converted into a REO Property, for purposes of determining the Meadowood Mall Defaulted Mortgage Loan Purchase Price, interest will be deemed to continue to accrue on each Meadowood Mall Senior Note at the Meadowood Mall Note A Rate as if the related Whole Loan were not so converted. In no event will the Meadowood Mall Defaulted Mortgage Loan Purchase Price include amounts due or payable to the Meadowood Mall Subordinate Companion Loan holder under the Meadowood Mall Co-Lender Agreement.

“Meadowood Mall Recovered Costs” means any amounts referred to in clause (d) and/or (e) of the definition of “Meadowood Mall Defaulted Mortgage Loan Purchase Price” that at the time of determination have been paid from sources other than the Meadowood Mall Whole Loan or Mortgaged Property.

Special Servicer Appointment Rights

Pursuant to the Meadowood Mall Co-Lender Agreement, the Meadowood Mall Controlling Noteholder (or its representative) will have the right, at any time, with or without cause, to replace the Meadowood Mall Special Servicer then acting with respect to the Meadowood Mall Whole Loan and appoint a replacement special servicer without the consent of the issuing entity (or its representative), as holder of the Meadowood Mall Mortgage Loan or any holder of a Meadowood Mall Pari Passu Companion Loan in a manner that is substantially similar to that as described under “Pooling and Servicing Agreement—Special Servicing Transfer Event” and “—Rights Upon Servicer Termination Event” in this prospectus.

Additional Information

Each of the tables presented in Annex A-2 sets forth selected characteristics of the pool of Mortgage Loans as of the Cut-off Date, if applicable. For a detailed presentation of certain additional characteristics of the Mortgage Loans and the Mortgaged Properties on an individual basis, see Annex A-1. For a brief summary of the largest 15 Mortgage Loans in the pool of Mortgage Loans, see Annex A-3.

The description in this prospectus, including Annex A-1, A-2 and A-3, of the Mortgage Pool and the Mortgaged Properties is based upon the Mortgage Pool as expected to be constituted at the close of business on the Cut-off Date, as adjusted for the scheduled principal payments due on the Mortgage Loans on or before the Cut-off Date. Prior to the issuance of the Offered Certificates, a Mortgage Loan may be removed from the Mortgage Pool if the depositor deems such removal necessary or appropriate or if it is prepaid. This may cause the range of Mortgage Rates and maturities as well as the other characteristics of the Mortgage Loans to vary from those described in this prospectus.

A Form ABS-EE with the information required by Item 1125 of Regulation AB (17 C.F.R. § 229.1125), Schedule AL – Asset-Level Information will be filed or caused to be filed by the depositor with respect to the issuing entity on or prior to the date of the filing of this prospectus and will provide such information for a reporting period commencing on the day after the hypothetical Determination Date in February 2022 and ending on the hypothetical Determination Date in March 2022. In addition, a Current Report on Form 8-K containing detailed information regarding the Mortgage Loans will be available to persons (including beneficial owners of the Offered Certificates) who receive this prospectus and will be filed pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), together with the PSA, with the United States Securities and Exchange Commission (the “SEC”) on or prior to the date of the filing of the final prospectus.

Transaction Parties

The Sponsors and Mortgage Loan Sellers

Barclays Capital Real Estate Inc., Bank of Montreal, KeyBank National Association, Starwood Mortgage Capital LLC and Societe Generale Financial Corporation are referred to in this prospectus as the “originators”. The depositor will acquire the Mortgage Loans from Barclays Capital Real Estate Inc., Bank of Montreal, KeyBank National Association, Starwood Mortgage Capital LLC and Societe Generale Financial Corporation, on or about April 13, 2022 (the “Closing Date”). Each mortgage loan seller is a “sponsor” of the securitization transaction described in this prospectus. The depositor will cause the Mortgage Loans in the Mortgage Pool to be assigned to the trustee pursuant to the PSA.

Barclays Capital Real Estate Inc.

General

Barclays Capital Real Estate Inc., a Delaware corporation (“Barclays”), a sponsor, a mortgage loan seller and the retaining sponsor, is an affiliate of the depositor and Barclays Capital Inc., one of the underwriters and Barclays Bank PLC (as a “majority-owned affiliate” of Barclays), one of the expected initial Risk Retention Consultation Parties and an expected VRR Interest Owner. Barclays is an indirect subsidiary of Barclays Capital Holdings Inc., a Delaware corporation (“Barclays Holdings”). The principal offices of Barclays in the United States are located at 745 Seventh Avenue, New York, New York 10019, telephone number (212) 412-4000.

Barclays’ Securitization Program

As a sponsor, Barclays originates or acquires mortgage loans and initiates a securitization transaction by selecting the portfolio of mortgage loans to be securitized and transferring those mortgage loans to a securitization depositor who in turn transfers those mortgage loans to the issuing entity. In selecting a portfolio to be securitized, consideration is given to geographic concentration, property type concentration and rating agency models and criteria. Barclays’ role also includes leading and participating in the selection of third-party service providers such as the master servicer, the special servicer, the trustee and the certificate administrator, and engaging the rating agencies. In coordination with the underwriters for the related offering, Barclays works with rating agencies, investors, mortgage loan sellers and servicers in structuring the securitization transaction.

Barclays was engaged in commercial mortgage loan securitization in the United States from 2004 through 2008 and reengaged in commercial mortgage loan securitization in the United States in 2018. Certain affiliates of Barclays have been engaged in commercial mortgage loan securitization in the United States since 2011. The vast majority of commercial mortgage loans originated by Barclays are intended to be either sold through securitization transactions in which Barclays acts as a sponsor or sold to third parties in individual loan sale transactions. The following is a general description of the types of commercial mortgage loans that Barclays originates for securitization:

●	Fixed rate mortgage loans generally having maturities between five and ten years and secured by commercial real estate such as office, retail, hotel, multifamily, manufactured housing, healthcare, self storage and industrial properties. These loans are primarily originated for the purpose of securitization.

●	Floating rate loans generally having shorter maturities and secured by stabilized and non-stabilized commercial real estate properties. These loans are primarily originated for securitization, though in certain cases only a senior interest in the loan is intended to be securitized.

●	Subordinate mortgage loans and mezzanine loans. These loans are generally not originated for securitization and are sold in individual loan sale transactions.

In general, Barclays does not hold the loans it originates until maturity.

Neither Barclays nor any of its affiliates act as servicer of the commercial mortgage loans in its securitization transactions. Instead, Barclays contracts with other entities to service the mortgage loans in the securitization transactions.

Barclays commenced selling commercial mortgage loans into U.S. securitizations in 2004. During the period commencing in 2004 and ending on March 10, 2022, Barclays or its affiliates were the loan sellers in approximately 183 commercial mortgage-backed securitization transactions. Approximately $50.7 billion of the mortgage loans included in those transactions were originated or acquired by Barclays.

The following table sets forth information with respect to originations and securitizations of fixed rate and floating rate commercial and multifamily mortgage loans by Barclays or its affiliates for the years ending on December 31, 2007, 2008, 2009, 2010, 2011, 2012, 2013, 2014, 2015, 2016, 2017, 2018, 2019, 2020 and through March 10, 2022.

Fixed and Floating Rate Commercial Loans

Year	Aggregate Principal Balance of Fixed and Floating Rate Loans Securitized in CMBS by Barclays or its Affiliates (as loan seller) (approximate)
2022	$ 2,411,920,000
2021	$ 7,252,313,300
2020	$ 3,115,245,750
2019	$ 4,983,162,802
2018	$ 3,937,789,900
2017	$ 4,971,606,254
2016	$ 3,031,242,500
2015	$ 5,276,099,519
2014	$ 3,351,106,750
2013	$ 2,723,393,594
2012	$ 2,056,096,250
2011	$ 0
2010	$ 0
2009	$ 0
2008	$ 196,399,012
2007	$ 2,470,879,020

Review of Barclays Mortgage Loans

Overview. Barclays has conducted a review of the mortgage loans for which Barclays is a sponsor in this securitization (the “Barclays Mortgage Loans”) in connection with the securitization described in this prospectus. The review of the Barclays Mortgage Loans was performed by a team comprised of real estate and securitization professionals at Barclays’ offices (in certain cases remotely) (the “Barclays Review Team”). The review procedures described below were employed with respect to all of the Barclays Mortgage Loans. No sampling procedures were used in the review process.

Database. To prepare for securitization, members of the Barclays Review Team created a database of loan-level and property-level information relating to each Barclays Mortgage Loan. The database was compiled from, among other sources, the related loan documents, underwriting cash flow file, appraisals, environmental assessment reports, property condition reports, seismic studies, zoning reports, insurance review summaries, borrower-supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by the Barclays Review Team during the underwriting process. After origination of each Barclays Mortgage Loan, the Barclays Review Team updated the information in the database with respect to such Barclays Mortgage Loan based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the Barclays Review Team.

A data tape (the “Barclays Data Tape”) containing detailed information regarding each Barclays Mortgage Loan was created from the information in the database referred to in the prior paragraph. The Barclays Data Tape was used to provide the numerical information regarding the Barclays Mortgage Loans in this prospectus. With respect to the Coleman Highline Phase IV Mortgage Loan (6.1%) and the Meadowood Mall Mortgage Loan (1.7%), each of which was co-originated by Barclays and Bank of Montreal, the Barclays Data Tape was used to provide the numerical information regarding the related Mortgage Loan in this prospectus.

Data Comparison and Recalculation. The depositor, Barclays, and Barclays Capital Inc. engaged a third party accounting firm to perform certain data comparison and recalculation procedures, the nature, extent and timing of which were designed by Barclays, relating to information in this prospectus regarding the Barclays Mortgage Loans. These procedures included:

●	comparing the information in the Barclays Data Tape against various source documents provided by Barclays that are described above under “—Database”;

●	comparing numerical information regarding the Barclays Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the Barclays Data Tape; and

●	recalculating certain percentages, ratios and other formulae relating to the Barclays Mortgage Loans disclosed in this prospectus.

Legal Review. Barclays and the other originators of the Barclays Mortgage Loans engaged various law firms to conduct certain legal reviews of the Barclays Mortgage Loans for disclosure in this prospectus. In anticipation of the securitization of each Barclays Mortgage Loan, Barclays’ and the other originators’ origination counsel reviewed a form of securitization representations and warranties at origination and, if applicable, identified exceptions to those representations and warranties. Barclays’ and the other originators’ origination and underwriting staff also performed a review of the representations and warranties.

Legal counsel was also engaged in connection with this securitization to assist in the review of the Barclays Mortgage Loans. Such assistance included, among other things, (i) a review of Barclays’ asset summary reports for each Barclays Mortgage Loan, (ii) a review of the representations and warranties and exception reports referred to above relating to the Barclays Mortgage Loans prepared by origination counsel, (iii) the review and assistance in the completion by the Barclays Review Team of a due diligence questionnaire relating to the Barclays Mortgage Loans, and (iv) the review of certain loan documents with respect to the Barclays Mortgage Loans.

Other Review Procedures. With respect to any material pending litigation of which Barclays was aware at the origination of any Barclays Mortgage Loan, Barclays requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel.

The Barclays Review Team, with the assistance of counsel engaged in connection with this securitization, also reviewed the Barclays Mortgage Loans to determine whether any Barclays Mortgage Loan materially deviated from the underwriting guidelines set forth under “—Barclays’ Underwriting Guidelines and Processes—Exceptions” below.

Findings and Conclusions. Based on the foregoing review procedures, Barclays determined that the disclosure regarding the Barclays Mortgage Loans in this prospectus is accurate in all material respects. Barclays also determined that the Barclays Mortgage Loans were originated in accordance with Barclays’ origination procedures and underwriting criteria, except as described under “—Barclays’ Underwriting Guidelines and Processes—Exceptions” below. Barclays attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Review Procedures in the Event of a Mortgage Loan Substitution. Barclays will perform a review of any mortgage loan that it elects to substitute for a mortgage loan in the pool in connection with a material breach of a representation or warranty or a material document defect. Barclays, and if appropriate its legal counsel, will review the mortgage loan documents and servicing history of the substitute mortgage loan to confirm it meets each of the criteria required under the terms of the related mortgage loan purchase agreement and the pooling and servicing agreement (“Barclays’ Qualification Criteria”). Barclays will engage a third party accounting firm to compare the Barclays’ Qualification Criteria against the underlying source documentation to verify the accuracy of the review by Barclays and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by Barclays to render any tax opinion required in connection with the substitution.

Barclays’ Underwriting Guidelines and Processes

After review and participation in the pre-closing due diligence and closing process by Barclays, each of the Barclays Mortgage Loans was generally originated in accordance with the underwriting criteria described below. Additionally, Barclays reviews the underwriting guidelines of the applicable originator for any Barclays Mortgage Loans that were acquired by Barclays to ensure that each acquired Barclays Mortgage Loan was underwritten pursuant to the underwriting criteria described below. Each lending situation is unique, however, and the facts and circumstances surrounding a particular mortgage loan, such as the quality and location of the real estate collateral, the sponsorship of the borrower and the tenancy of the collateral, will impact the extent to which the general guidelines below are applied to that specific loan. These underwriting criteria are general, and we cannot assure you that every loan will comply in all respects with the guidelines. For additional information with respect to exceptions to the underwriting guidelines, see “—Exceptions” below. Barclays originates mortgage loans principally for securitization.

General. Barclays originates commercial mortgage loans from its headquarters in New York and its West Coast office. Barclays may use table funding arrangements through third party origination platforms that have origination offices in additional locations. Bankers at Barclays and at any table funded lenders focus on sourcing, structuring, underwriting and performing due diligence on their loans. Structured finance bankers work closely with the loans’ originators to ensure that the loans are suitable for securitization and satisfy rating agency criteria. All mortgage loans, including any originated by table funded lenders, must be approved by Barclays’ credit department, as described below under “—Loan Approval”.

Loan Analysis. Generally, Barclays performs both a credit analysis and collateral analysis with respect to a loan applicant and the real estate that will secure a mortgage loan. In general, the analysis of a borrower includes a review of anti-money laundering or OFAC checks, as well as background checks and the analysis of its loan sponsor includes a review of money laundering and background checks, third-party credit reports, bankruptcy and lien searches, general banking references and commercial mortgage related references. In general, the analysis of the collateral includes a site visit (in certain cases by a third party) and a review of the property’s historical operating statements (if available), independent market research, an appraisal with an emphasis on rental and sales comparables, engineering and environmental reports, the property’s historic and current occupancy, financial strengths of tenants, the duration and terms of tenant leases and the use of the property. Each report is reviewed for acceptability by a real estate finance loan underwriter. The borrower’s and property manager’s experience and presence in the subject market are also reviewed. Consideration is also given to anticipated changes in cash flow that may result from changes in lease terms or market considerations.

Borrowers are generally required to be single purpose entities although they are generally not required to be structured to reduce the possibility of becoming insolvent or bankrupt unless the loan has a principal balance of greater than $20 million, in which case additional limitations including the requirement that the borrower have at least one independent director are required.

Loan Approval. All mortgage loans originated or table funded by Barclays must be approved by a credit committee. The credit committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Debt Service Coverage Ratio and LTV Ratio. Barclays’ underwriting standards generally mandate minimum debt service coverage ratios and maximum loan-to-value ratios. A loan-to-value ratio, generally based upon the appraiser’s determination of value as well as the value derived using a stressed capitalization rate, is considered. The debt service coverage ratio is based upon the underwritten net cash flow and is given particular importance. However, notwithstanding such guidelines, in certain circumstances the actual debt service coverage ratios, loan-to-value ratios and amortization periods for the mortgage loans originated by Barclays may vary from these guidelines.

Escrow Requirements. Generally, Barclays requires most borrowers to fund escrows for expenses such as taxes and insurance, capital expenses and replacement reserves, in some cases upon the occurrence of a trigger event. In the case of certain hotel loans, FF&E reserves may be held by the franchisor or manager rather than the lender. Generally, the required escrows for mortgage loans originated or acquired by Barclays are as follows (see Annex A-1 for instances in which reserves were not taken):

●	Taxes – Typically an initial deposit and monthly escrow deposits equal to 1/12 of the annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide the lender with sufficient funds to satisfy all taxes and assessments. Barclays may waive this escrow requirement under appropriate circumstances including, but not limited to, (i) where a tenant is required to pay the taxes directly, (ii) where there is institutional sponsorship or a high net worth individual, (iii) where there is a low loan-to-value ratio or (iv) any Escrow/Reserve Mitigating Circumstances.

●	Insurance – If the property is insured under an individual policy (i.e., the property is not covered by a blanket policy), typically an initial deposit and monthly escrow deposits equal to 1/12 of the annual property insurance premium are required to provide the lender with sufficient funds to pay all insurance premiums. Barclays may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where a property is covered by a blanket insurance policy maintained by the borrower or loan sponsor, (ii) where there is institutional sponsorship or a high net worth individual, (iii) where an investment grade or creditworthy tenant is responsible for paying all insurance premiums, (iv) the Mortgaged Property is a single tenant property (or substantially leased to a single tenant) and the tenant maintains the property insurance or self-insures (or may waive the escrow for a portion of the Mortgaged Property which is leased to a tenant that maintains property insurance for its portion of the Mortgaged Property),(v) where there is a low loan-to-value ratio or (vi) any Escrow/Reserve Mitigating Circumstances.

●	Replacement Reserves – Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan plus two years. Barclays relies on information provided by an independent engineer to make this determination. Barclays may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where an investment grade or creditworthy tenant is responsible for replacements under the terms of its lease, (ii) the Mortgaged Property is a single tenant property (or substantially leased to a single tenant) and the tenant repairs and maintains the Mortgaged Property (or may waive the escrow for a portion of the Mortgaged Property which is leased to a tenant that repairs and maintains its portion of the Mortgaged Property), (iii) where there is institutional sponsorship or a high net worth individual, (iv) where there is a low loan-to-value ratio or (v) any Escrow/Reserve Mitigating Circumstances.

●	Completion Repair/Environmental Remediation – Typically, a completion repair or remediation reserve is required where an environmental or engineering report suggests that such reserve is necessary. Upon funding of the applicable mortgage loan, Barclays generally requires that at least 100% – 125% of the estimated costs of repairs or replacements be reserved and generally requires that repairs or replacements be completed within a year after the funding of the applicable mortgage loan. Barclays may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where a secured creditor insurance policy or borrower insurance policy is in place, (ii) where an investment grade or creditworthy party has agreed to take responsibility, and pay, for any required repair or remediation, (iii) the Mortgaged Property is a single tenant property (or substantially leased to a single tenant) and the tenant is responsible for the repairs, (iv) the amount recommended is less than $50,000, (v) a repair or replacement item that does not materially impact the function, performance or value of the property or (vi) any Escrow/Reserve Mitigating Circumstances.

●	Tenant Improvement/Lease Commissions – In most cases, various tenants have lease expirations within the mortgage loan term. To mitigate this risk, special reserves may be required to be funded either at origination of the mortgage loan and/or during the mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants. Barclays may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where there is institutional sponsorship or a high net worth individual, (ii) where tenant improvement costs are the responsibility of tenants, (iii) where rents at the Mortgaged Property are considered to be sufficiently below market, (iv) where no material leases expire within the mortgage loan term, or the lease roll is not concentrated,(v) where there is a low loan-to-value ratio or (vi) any Escrow/Reserve Mitigating Circumstances.

●	For certain mortgage loans, Barclays requires reserves only upon the occurrence of certain trigger events, such as debt service coverage ratios or tenant-specific tests or occurrences.

●	Other Factors – Other factors that are considered in the origination of a commercial mortgage loan include current operations, occupancy and tenant base.

Barclays may determine that establishing any of the foregoing escrows or reserves is not warranted in one or more of the following instances (collectively, the “Escrow/Reserve Mitigating Circumstances”): (i) the amounts involved are de minimis, (ii) Barclays’ evaluation of the ability of the Mortgaged Property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve, (iii) based on the Mortgaged Property maintaining a specified debt service coverage ratio, (iv) Barclays has structured springing escrows that arise for identified risks, (v) Barclays has an alternative to a cash escrow or reserve, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower; (vi) Barclays believes there are credit positive characteristics of the borrower, the sponsor of the borrower and/or the Mortgaged Property that would offset the need for the escrow or reserve; or (vii) the reserves are being collected and held by a third party, such as a management company, a franchisor, or an association.

Servicing. Interim servicing for all loans originated or acquired by Barclays prior to securitization is typically performed by Wells Fargo Bank, National Association.

Exceptions. Notwithstanding the discussion under “—Barclays’ Underwriting Guidelines and Processes” above, one or more of the Barclays Mortgage Loans may vary from, or do not comply with, Barclays underwriting guidelines described above. In addition, in the case of one or more of the Barclays Mortgage Loans, Barclays may not have strictly applied the underwriting guidelines described above as the result of a case by case permitted exception based upon other compensating factors. In some cases, due to the impact of COVID-19, some tenants may have received rent relief/forbearances or may not have paid their rent when due. On a case-by-case basis, the lender may be adjusting underwritten rent to reflect these situations. For any material exceptions to Barclays’ underwriting guidelines described above in respect of the Barclays Mortgage Loans, see “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” in this prospectus.

Compliance with Rule 15Ga-1 under the Exchange Act

Barclays has most recently filed a Form ABS-15G on February 10, 2022 in connection with it being a securitizer of certain types of mortgage loans. Barclays’ Central Index Key is 0001549574. As of December 31, 2021, it has no history of repurchases or repurchase requests required to be reported by Barclays under Rule 15Ga-1 under the Exchange Act, as amended, with respect to breaches of representations and warranties made by it as a sponsor of commercial mortgage loan securitizations.

Retained Interests in This Securitization

Neither Barclays nor any of its affiliates intends to retain on the Closing Date any certificates issued by the issuing entity or any other economic interest in this securitization, except that Barclays Bank PLC (as a “majority-owned affiliate” of Barclays) is expected to retain the Class RR certificates. In addition, Barclays or its affiliates may retain or own in the future certain classes of certificates. Any such party will have the right to dispose of such certificates (other than its portion of the Class RR certificates) at any time. Barclays Bank PLC (as a “majority-owned affiliate” of Barclays) will be required to retain its portion of the Class RR certificates for so long as retention thereof is necessary for it to remain in compliance with the Credit Risk Retention Rules. See “Credit Risk Retention”.

Neither Barclays nor any of its affiliates will insure or guarantee distributions on the certificates. The Certificateholders and the RR Interest Owner will have no rights or remedies against Barclays for any losses or other claims in connection with the certificates or the mortgage loans except in respect of the repurchase and substitution obligations for material document defects or the material breaches of representations and warranties made by Barclays in the related MLPA as described under “Description of the Mortgage Loan Purchase Agreements”. Barclays Holdings will agree to repurchase or substitute Barclays Mortgage Loans with material document defects or material breaches of representations and warranties to the same extent as Barclays. Notwithstanding the existence of any such agreement, no assurance can be provided that Barclays or Barclays Holdings will have the financial ability to effect or cause any such repurchase or substitution and no other entity will be responsible for doing so if Barclays and Barclays Holdings fail with respect to such obligations.

From time to time, Barclays is engaged in various legal and/or regulatory matters, which may include legal proceedings by or against Barclays, enquiries and examinations, requests for information, audits, investigations and legal and other proceedings by regulators, governmental and other public bodies in connection with areas of banking and business activities in which Barclays is or has been engaged.

The information set forth under “—Barclays Capital Real Estate Inc.” has been provided by Barclays.

Bank of Montreal

General

Bank of Montreal (“BMO”) started its business in Montreal in 1817 and was incorporated in 1821 by an Act of Lower Canada as the first Canadian chartered bank. Since 1871, BMO has been a chartered bank under the Bank Act (Canada) (the “Bank Act”), and is named in Schedule I of the Bank Act. The Bank Act is the charter of BMO and governs its operations. BMO is a registered bank holding company and is a financial holding company under the United States Bank Holding Company Act of 1956. BMO’s head office is located at 129 rue Saint Jacques, Montreal, Quebec, H2Y 1L6. Its executive offices are located at 100 King Street West, 1 First Canadian Place, Toronto, Ontario, M5X 1A1. BMO offers a broad range of products and services directly and through Canadian and non-Canadian subsidiaries, offices, and branches. BMO has bank branches in Canada and the United States and operates internationally in major financial markets and trading areas through its offices in other jurisdictions, including the United States.

BMO originated or co-originated all of the Mortgage Loans that it is contributing to this securitization (the “BMO Mortgage Loans”), and funded the BMO Mortgage Loans through its Chicago branch. BMO originates, and may purchase from other lenders, commercial and multifamily mortgage loans primarily for the purpose of securitizing them in CMBS transactions. Since 1984, BMO’s Chicago branch has been registered as a United States branch of the BMO with the Illinois Department of Financial and Professional Regulation and, accordingly, is regulated by the Chicago Federal Reserve under the United States International Banking Act. BMO’s Chicago branch maintains its principal office at 111 West Monroe Street, Chicago, Illinois 60603.

In addition to CMBS, BMO has been engaged in the securitization of other asset classes, including auto leases and/or auto loans, consumer installment loans, credit card receivables, student loans, and residential mortgages, among others.

BMO is an affiliate of BMO Capital Markets Corp., one of the underwriters and a wholly-owned subsidiary of BMO Financial Corp. (“BMO Financial”). BMO Financial is a wholly-owned subsidiary of BMO. As a financial holding company, BMO Financial is subject to the supervision of the Federal Reserve Board. BMO Financial and its subsidiaries provide retail and commercial financial products and services through more than 500 banking offices located throughout the United States. BMO Financial is required to file with the Federal Reserve Board reports and other information regarding its business operations and business operations of its subsidiaries.

BMO’s Commercial Mortgage Origination and Securitization Program

BMO, directly or through correspondents or affiliates, originates or co-originates multifamily and commercial mortgage loans throughout the United States. Although BMO did not originate multifamily and commercial mortgage loans prior to 2021, BMO is an affiliate of BMO Harris Bank, N.A. (“BMO Harris”), which has been engaged in the origination of multifamily and commercial mortgage for over ten years. In addition, since 2019, BMO Harris has originated or co-originated several large commercial mortgage loans that were contributed to single asset single borrower (SASB) securitizations, and BMO Harris acted as loan seller and sponsor in such securitizations. Many BMO staff – such as members of the BMO Credit and Corporate Banking teams – provide services on an enterprise level, including to both BMO Harris and BMO. Further, BMO’s securitization financing guidelines, underwriting guidelines, and credit approval process are substantially similar to those utilized for other securitization programs within the BMO enterprise.

The total amount of loans securitized by BMO from December 17, 2019 through December 31, 2021 is approximately $2.5 billion.

In addition, in the normal course of its business, BMO may also acquire multifamily and commercial mortgage loans from various third-party originators. These mortgage loans may have been originated using underwriting guidelines not established by BMO.

The multifamily and commercial mortgage loans originated, co-originated or acquired by BMO include both fixed rate and floating-rate loans and both smaller “conduit” loans and large loans.

In connection with the commercial mortgage securitization transactions in which it participates, BMO generally transfers the subject mortgage assets to a depositor, who then transfers those mortgage assets to the issuing entity for the related securitization. In return for the transfer of the subject mortgage assets by the depositor to the issuing entity, the issuing entity issues commercial mortgage pass-through certificates that are in whole or in part backed by, and supported by the cash flows generated by, those mortgage assets.

BMO will generally act as a sponsor, originator and/or mortgage loan seller in the commercial mortgage securitization transactions in which it participates. In such transactions there may be a co-sponsor and/or other mortgage loan sellers and originators.

BMO generally works with rating agencies, unaffiliated mortgage loan sellers, servicers, affiliates and underwriters in structuring a securitization transaction. Generally BMO and/or the related depositor contract with other entities to service the multifamily and commercial mortgage loans following their transfer into a trust fund in exchange for a series of certificates and, in certain cases, uncertificated interests.

Review of the BMO Mortgage Loans

General. In connection with the preparation of this prospectus, BMO conducted a review of the Mortgage Loans that it is selling to the depositor. The review was conducted as set forth below and was conducted with respect to each of the BMO Mortgage Loans. No sampling procedures were used in the review process.

Database. First, BMO created a database of information (the “BMO Securitization Database”) obtained in connection with the origination of the BMO Mortgage Loans, including:

●	certain information from the BMO Mortgage Loan documents;

●	certain information from the rent rolls and operating statements for, and certain leases relating to, the related Mortgaged Properties (in each case to the extent applicable);

●	insurance information for the related Mortgaged Properties;

●	information from third party reports such as the appraisals, environmental and property condition reports, seismic reports, zoning reports and other zoning information;

●	bankruptcy searches with respect to the related borrowers; and

●	certain information and other search results obtained by BMO’s deal team for each of the BMO Mortgage Loans during the underwriting process.

BMO also included in the BMO Securitization Database certain updates to such information received by BMO’s securitization team after origination, such as information from the interim servicer regarding loan payment status and current escrows, updated rent rolls and leasing activity information provided pursuant to the Mortgage Loan documents, and information otherwise brought to the attention of BMO’s securitization team. Such updates were not intended to be, and do not serve as, a re-underwriting of any BMO Mortgage Loan.

Using the information in the BMO Securitization Database, BMO created a Microsoft Excel file (the “BMO Data File”) and provided that file to the depositor for the inclusion in this prospectus (particularly in Annexes A, B and C to this prospectus) of information regarding the BMO Mortgage Loans. With respect to the 26 Broadway Mortgage Loan (3.3%) and the AMF Portfolio Mortgage Loan (1.0%), each of which was co-originated by BMO and Starwood Mortgage Capital LLC, the BMO Data File was used to provide the numerical information regarding the related Mortgage Loan in this prospectus.

Data Comparison and Recalculation. BMO engaged a third-party accounting firm to perform certain data comparison and recalculation procedures designed by BMO, relating to information in this prospectus regarding the BMO Mortgage Loans. These procedures included:

●	comparing the information in the BMO Data File against various source documents provided by BMO that are described above under “—Database”;

●	comparing numerical information regarding the BMO Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the BMO Data File; and

●	recalculating certain percentages, ratios and other formulae relating to the BMO Mortgage Loans disclosed in this prospectus.

Legal Review. BMO also reviewed and responded to a due diligence questionnaire (a “Due Diligence Questionnaire”) relating to the BMO Mortgage Loans, which questionnaire was prepared by the depositor’s legal counsel for use in eliciting information relating to the BMO Mortgage Loans and including such information in this prospectus to the extent material.

Although the Due Diligence Questionnaire may be revised from time to time, it typically contains various questions regarding the BMO Mortgage Loans, the related Mortgaged Properties, the related borrowers, sponsors and tenants, and any related additional debt.

BMO also provided to origination counsel a set of mortgage loan representations and warranties substantially similar to those attached as Annex D-1 to this prospectus and requested that origination counsel identify exceptions to such representations and warranties. BMO compiled and reviewed the draft exceptions received from origination counsel, engaged separate counsel to review the exceptions, revised the exceptions and provided them to the depositor for inclusion on Annex D-2 to this prospectus. In addition, for each BMO Mortgage Loan originated by BMO or one of its affiliates, BMO prepared and delivered to its securitization counsel for review an asset summary, which summary includes important loan terms and certain property level information obtained during the origination process. The loan terms included in each asset summary may include, without limitation, the principal amount, the interest rate, the loan term, the interest calculation method, the due date, any applicable interest-only period, any applicable amortization period, a summary of any prepayment and/or defeasance provisions, a summary of any lockbox and/or cash management provisions, a summary of any release provisions, and a summary of any requirement for the related borrower to fund up-front and/or on-going reserves. The property level information obtained during the origination process included in each asset summary may include, without limitation, a description of the related Mortgaged Property (including property type, ownership structure, use, location, size, renovations, age and physical attributes), information relating to the commercial real estate market in which the Mortgaged Property is located, information relating to the related borrower and sponsor of the related borrower, an underwriter’s assessment of strengths and risks of the loan transaction, tenant analysis, and summaries of third party reports such as appraisal, environmental and property condition reports.

For each BMO Mortgage Loan, if any, purchased by BMO or its affiliates from a third-party originator of such Mortgage Loan, BMO reviewed the purchase agreement and related representations and warranties, and exceptions to those representations and warranties, made by the seller of such BMO Mortgage Loan to BMO or its affiliates, reviewed certain provisions of the related Mortgage Loan documents and third party reports concerning the related mortgaged property provided by the originator of such BMO Mortgage Loan, prepared exceptions to the representations and warranties in the Mortgage Loan Purchase Agreement based upon such review, and provided them to the depositor for inclusion on Annex D-2 to this prospectus. With respect to any BMO Mortgage Loan that is purchased by BMO or its affiliates from a third party originator, the representations and warranties made by the third party originator in the related purchase agreement between BMO or its affiliates, on the one hand, and the third party originator, on the other hand, are solely for the benefit of BMO or its affiliates. The rights, if any, that BMO or its affiliates may have under such purchase agreement upon a breach of such representations and warranties made by the third party originator will not be assigned to the Trustee, and none of the Certificateholders, the Uncertificated VRR Interest Owner or the Trustee will have any recourse against the third party originator in connection with any breach of the representations and warranties made by such third party originator. As described under “Description of the Mortgage Loan Purchase Agreements ”, the substitution or repurchase obligation of, or the obligation to make a Loss of Value Payment on the part of, BMO, as Mortgage Loan Seller, with respect to the BMO Mortgage Loans under the related Mortgage Loan Purchase Agreement constitutes the sole remedy available to the Certificateholders, the Uncertificated VRR Interest Owner and the Trustee for any uncured material breach of any BMO’s representations and warranties regarding the BMO Mortgage Loans, including any BMO Mortgage Loan that is purchased by BMO or its affiliates from a third party originator.

In addition, with respect to each BMO Mortgage Loan, BMO reviewed, and in certain cases requested that its counsel review, certain Mortgage Loan document provisions as necessary for disclosure of such provisions in this prospectus, such as property release provisions and other provisions specifically disclosed in this prospectus.

Certain Updates. Furthermore, BMO requested the borrowers under the BMO Mortgage Loans (or the borrowers’ respective counsel) for updates on any significant pending litigation that existed at origination. Moreover, if BMO became aware of a significant natural disaster in the vicinity of a mortgaged property relating to a BMO Mortgage Loan, BMO requested information on the property status from the related borrower in order to confirm whether any material damage to the property had occurred.

Large Loan Summaries. Finally, BMO prepared, and reviewed with origination counsel and/or securitization counsel, the loan summaries for those of the BMO Mortgage Loans included in the 10 largest Mortgage Loans (considering any crossed group as a single Mortgage Loan) in the mortgage pool, and the abbreviated loan summaries for those of the BMO Mortgage Loans included in the next 5 largest Mortgage Loans (considering any crossed group as a single Mortgage Loan) in the mortgage pool, which loan summaries and abbreviated loan summaries are incorporated in the “Summaries of the Fifteen Largest Mortgage Loans” in Annex A-3-1 to this prospectus.

Findings and Conclusions. Based on the foregoing review procedures, BMO found and concluded with reasonable assurance that the disclosure regarding the BMO Mortgage Loans in this prospectus is accurate in all material respects. BMO also found and concluded with reasonable assurance that the BMO Mortgage Loans were originated in accordance with BMO’s origination procedures and underwriting guidelines, except for any material deviations described under “—Exceptions to Underwriting Guidelines” below. BMO attributes to itself all findings and conclusions resulting from the foregoing review procedures.

BMO’s Underwriting Guidelines and Processes

General. BMO’s commercial mortgage loans (including any co-originated mortgage loans) are primarily originated in accordance with the origination procedures and underwriting guidelines described below. However, variations from these origination procedures and underwriting guidelines may be implemented as a result of various conditions including each loan’s specific terms, the quality or location of the underlying real estate, the property’s tenancy profile, the background or financial strength of the borrower/sponsor or any other pertinent information deemed material by BMO. Therefore, this general description of BMO’s origination procedures and underwriting guidelines is not intended as a representation that every commercial mortgage loan originated by it or on its behalf complies entirely with all procedures and guidelines set forth below.

Process. The credit underwriting process for each of the BMO Mortgage Loans is performed by a deal team comprised of real estate professionals which typically includes an originator, an underwriter, a commercial closer and a third party due diligence provider operating under the review of BMO or an affiliate thereof. This team conducts a thorough review of the related mortgaged property, which in most cases includes an examination of the following information, to the extent both applicable and available: historical operating statements, rent rolls, tenant leases, current and historical real estate tax information, insurance policies and/or schedules, and third party reports pertaining to appraisal/valuation, zoning, environmental status and physical condition/seismic condition/engineering (see “—Escrow Requirements”, “—Title Insurance Policy”, “—Property Insurance”, “—Third Party Reports—Appraisal”, “—Third Party Reports—Environmental Report” and “—Third Party Reports—Property Condition Report” below). In some cases (such as a property having a limited operating history or having been recently acquired by its current owner), historical operating statements may not be available. Rent rolls would not be examined for certain property types, such as hospitality properties or single tenant properties, and tenant leases would not be examined for certain property types, such as hospitality, self storage, multifamily and manufactured housing community properties.

A member of BMO’s deal team or one of its agents performs an inspection of the property as well as a review of the surrounding market environment, including demand generators and competing properties (if any), in order to confirm tenancy information, assess the physical quality of the collateral, determine visibility and access characteristics, and evaluate the property’s competitiveness within its market.

BMO’s deal team or one of its agents also performs a detailed review of the financial status, credit history, credit references and background of the borrower and certain key principals using financial statements, income tax returns, credit reports, criminal/background investigations, and specific searches for judgments, liens, bankruptcy and pending litigation. Circumstances may also warrant an examination of the financial strength and credit of key tenants as well as other factors that may impact the tenants’ ongoing occupancy or ability to pay rent.

After the compilation and review of all documentation and other relevant considerations, the deal team finalizes its detailed underwriting analysis of the property’s cash flow in accordance with BMO’s property-specific, cash flow underwriting guidelines. Determinations are also made regarding the implementation of appropriate loan terms to structure in a manner to mitigate risks, resulting in features such as ongoing escrows or up-front reserves, letters of credit, lockboxes/cash management agreements or guarantees. A complete credit approval package is prepared to summarize all of the above referenced information.

Credit Approval. As part of the mortgage loan approval process, all commercial mortgage loans must be presented to one or more senior real estate professionals (which may consist of the group head, the securitization finance head, and/or representatives from underwriting, securitization, capital markets or closing) for review. After a review of the credit package and/or term sheet and a discussion of the loan, the designated reviewer(s) may approve the loan as recommended or request additional due diligence or loan structure, modify the terms, or reject the loan entirely.

Debt Service Coverage Ratio and Loan-to-Value Ratio Requirements. BMO’s underwriting guidelines generally require a minimum debt service coverage ratio (DSCR) of 1.20x and a maximum loan-to-value ratio (LTV) of 80%. However these thresholds are guidelines and exceptions are permitted under the guidelines on the merits of each individual loan, such as reserves, letters of credit and/or guarantees and BMO’s assessment of the property’s future prospects. Property and loan information is not updated for securitization unless BMO determines that information in its possession has become stale.

Certain properties may also be encumbered by subordinate debt secured by such property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower and when such mezzanine or subordinate debt is taken into account, may result in aggregate debt that does not conform to the aforementioned DSCR and LTV parameters.

Amortization Requirements. While BMO’s underwriting guidelines generally permit a maximum amortization period of 30 years, certain loans may provide for interest-only payments through maturity or for a portion of the loan term. If the loan entails only a partial interest-only period, the monthly debt service, annual debt service and DSCR set forth in this prospectus and Annex A to this prospectus reflect a calculation on the future (larger) amortizing loan payment. See “Description of the Mortgage Pool”.

Escrow Requirements. BMO may require borrowers to fund escrows for taxes, insurance, capital expenditures and replacement reserves. In addition, BMO may identify certain risks that warrant additional escrows or holdbacks for items to be released to the borrower upon the satisfaction of certain conditions. Such escrows or holdbacks may cover tenant improvements/leasing commissions, deferred maintenance, environmental remediation or unfunded obligations, among other things. Springing escrows may also be structured for identified risks such as specific rollover exposure, to be triggered upon the non-renewal of one or more key tenants. In some cases, the borrower may be allowed to post a letter of credit or guaranty in lieu of a cash reserve, or provide periodic evidence of timely payment of a typical escrow item. Escrows are evaluated on a case-by-case basis and are not required for all of BMO’s commercial mortgage loans.

Generally, subject to the discussion in the prior paragraph, BMO requires escrows as follows:

●	Taxes—An initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are typically required to satisfy real estate taxes and assessments, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional property sponsor or the sponsor is a high net-worth individual or (ii) if and to the extent that a single or major tenant (which may be a ground tenant) at the related mortgaged property is required to pay taxes directly or to reimburse the landlord for real estate taxes paid.

●	Insurance—An initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are typically required to pay all insurance premiums, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional property sponsor or the sponsor is a high net-worth individual, (ii) if the related borrower or an affiliate thereof maintains a blanket insurance policy, (iii) if and to the extent that a single or major tenant (which may be a ground tenant) at the related mortgaged property is obligated to maintain the insurance or is permitted to self-insure, or (iv) if and to the extent that another third party unrelated to the borrower (such as a condominium board, if applicable) is obligated to maintain the insurance.

●	Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the mortgaged property during the term of the mortgage loan. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements depending on the property type, except that such escrows are not required in certain circumstances, including, but not limited to, if and to the extent that a single or major tenant (which may be a ground tenant) at the related mortgaged property is responsible for all repairs and maintenance, including those required with respect to the roof and structure of the improvements.

●	Tenant Improvement / Leasing Commissions—In the case of retail, office and industrial properties, a tenant improvement / leasing commission reserve may be required to be funded either at loan origination and/or during the term of the mortgage loan to cover anticipated leasing commissions or tenant improvement costs that might be associated with re-leasing certain space involving major tenants, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the tenant’s lease extends beyond the loan term or (ii) if the rent for the space in question is considered below market.

●	Deferred Maintenance—A deferred maintenance reserve may be required to be funded at loan origination in an amount equal to 100% of the estimated cost of material immediate repairs or replacements identified in the property condition report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee to complete the immediate repairs in a specified amount of time, (ii) if the deferred maintenance amount does not materially impact the related mortgaged property’s function, performance or value or (iii) if a single or major tenant (which may be a ground tenant) at the related mortgaged property is responsible for the repairs.

●	Environmental Remediation—An environmental remediation reserve may be required to be funded at loan origination in an amount equal to 100% of the estimated remediation cost identified in the environmental report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee wherein it agrees to take responsibility and pay for the identified environmental issues, (ii) if environmental insurance is obtained or already in place or (iii) if a third party unrelated to the borrower is identified as the responsible party.

For a description of the escrows collected with respect to the BMO Mortgage Loans, please see Annex A to this prospectus.

Title Insurance Policy. The borrower is required to provide, and BMO or its counsel typically will review, a title insurance policy for each property. The provisions of the title insurance policy are required to comply with the sponsor representation and warranty set forth in paragraph (6) on Annex D-1 to this prospectus without any exceptions that BMO deems material.

Property Insurance. BMO requires the borrower to provide, or authorizes the borrower to rely on a tenant or other third party to obtain, insurance policies meeting the requirements set forth in the sponsor representations and warranties in paragraphs (16) and (29) on Annex D-1 to this prospectus without any exceptions that BMO deems material (other than with respect to deductibles and allowing a tenant to self-insure).

Third Party Reports. In addition to or as part of applicable origination guidelines or reviews described above, in the course of originating the BMO Mortgage Loans, BMO generally considered the results of third party reports as described below. In many instances, however, one or more provisions of the guidelines were waived or modified in light of the circumstances of the relevant loan or property.

Appraisal. BMO obtains an appraisal meeting the requirements described in the sponsor representation and warranty set forth in paragraph (41) on Annex D-1 to this prospectus without any exceptions that BMO deems material. In addition, the appraisal (or a separate letter) includes a statement by the appraiser that the guidelines in Title XI of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended, were followed in preparing the appraisal.

Environmental Report. BMO generally obtains a Phase I site assessment or an update of a previously obtained site assessment for each mortgaged property prepared by an environmental firm approved by BMO. BMO or its designated agent typically reviews the Phase I site assessment to verify the presence or absence of potential adverse environmental conditions. In cases in which the Phase I site assessment identifies any such conditions, BMO generally requires that the condition be addressed in a manner that complies with the sponsor representation and warranty set forth in paragraph (40) on Annex D-1 to this prospectus without any exceptions that BMO deems material.

Property Condition Report. BMO generally obtains a current property condition report (a “PCR”) for each mortgaged property prepared by a structural engineering firm approved by BMO. BMO or an agent typically reviews the PCR to determine the physical condition of the property and to determine the anticipated costs of necessary repair, replacement and major maintenance or capital expenditure over the term of the mortgage loan. In cases in which the PCR identifies an immediate need for material repairs or replacements with an anticipated cost that is over a certain minimum threshold or percentage of loan balance, BMO often requires that funds be put in escrow at the time of origination of the mortgage loan to complete such repairs or replacements or obtains a guarantee from a sponsor of the borrower in lieu of reserves. See “—Escrow Requirements” above.

Servicing. Interim servicing for all BMO’s mortgage loans prior to securitization is typically performed by a nationally recognized rated third party interim servicer. In addition, primary servicing is occasionally retained by certain qualified mortgage brokerage firms under established sub-servicing agreements with BMO, which firms may continue primary servicing certain loans following the securitization closing date. Otherwise, servicing responsibilities are transferred from the interim servicer to the master servicer of the securitization trust (and a primary servicer when applicable) at closing of the securitization. From time to time, the interim servicer may retain primary servicing.

Exceptions to Underwriting Guidelines. One or more of the BMO Mortgage Loans may vary from the specific BMO underwriting guidelines described above when additional credit positive characteristics are present as discussed above. In addition, in the case of one or more of the BMO Mortgage Loans, BMO may not have applied each of the specific underwriting guidelines described above as the result of case-by-case permitted flexibility based upon other compensating factors.

None of the BMO Mortgage Loans have exceptions to the related underwriting guidelines.

Compliance with Rule 15Ga-1 under the Exchange Act

BMO most recently filed a Form ABS-15G pursuant to Rule 15Ga-1 under the Exchange Act on February 11, 2022. BMO’s Central Index Key is 0000927971. As of December 31, 2021, BMO had no demand, repurchase or replacement history to report as required by Rule 15Ga-1 under the Exchange Act with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

Retained Interests in This Securitization

Neither BMO nor any of its affiliates will retain any Certificates issued by the issuing entity or any other economic interest in this securitization as of the Closing Date, except that BMO intends to retain approximately $8,454,915 in the form of the RR Interest as described under “Credit Risk Retention” in this prospectus. However, BMO and/or its affiliates may own in the future certain classes of certificates. Any such party will have the right to dispose of any such certificates at any time. BMO will be required to retain its portion of the VRR Interest as and to the extent described under “Credit Risk Retention” in this prospectus.

The information set forth above under “—Bank of Montreal” has been provided by BMO.

KeyBank National Association

General

KeyBank National Association (“KeyBank”) is a national banking association and wholly-owned bank subsidiary of KeyCorp (NYSE: KEY), an Ohio corporation. KeyBank is the originator or co-originator of all of the Mortgage Loans that KeyBank is contributing to this securitization, representing approximately 21.6% of the Initial Pool Balance. The principal office of KeyBank is located at Key Tower, 127 Public Square, Cleveland, Ohio 44114, and its telephone number is (216) 689-6300. KeyBank offers a wide range of consumer and commercial banking services to its customers, including commercial real estate financing, throughout the United States. It is chartered and its business is subject to examination and regulation by the Office of the Comptroller of the Currency.

In 2021, KeyBank’s Real Estate Capital Group originated a total of $21.8 billion in permanent, bridge, development and construction commercial mortgage loans from 27 offices nationwide. Of this total, $11.8 billion commercial mortgage loans were originated for sale through CMBS transactions, acquisition by Fannie Mae or Freddie Mac, sale of Ginnie Mae certificates to third party investors, or arranged financing for life insurance companies and pension funds.

KeyBank’s Securitization Program

KeyBank underwrites and originates mortgage loans secured by commercial or multifamily properties and, together with other sponsors and loan sellers, participates in securitization transactions by transferring the mortgage loans to an unaffiliated third party acting as depositor, which then transfers the mortgage loans to the issuing entity.

KeyBank has been engaged in originating commercial and multifamily mortgage loans for inclusion in CMBS transactions since 2000. As of December 31, 2021, KeyBank had originated approximately $20.527 billion of commercial mortgage loans that have been securitized in 103 securitized transactions. KeyBank’s commercial mortgage loans that are originated for sale into a CMBS transaction (or through a sale of whole loan interests to third party investors) are generally fixed-rate and secured by retail, office, multifamily, industrial, self storage, manufactured housing, and hospitality properties. KeyBank also originates other commercial and multifamily mortgage loans that are not securitized, including subordinated and mezzanine loans.

In addition to the origination of commercial and multifamily mortgage loans, KeyBank acts as the primary servicer of many of KeyBank’s commercial and multifamily mortgage loans that are securitized. KeyBank provides interim, primary, master and special servicing for institutional clients and commercial and multifamily securitized products, including CMBS transactions in which KeyBank has sold commercial mortgage loans.

Review of KeyBank Mortgage Loans

Overview. KeyBank has conducted a review of the mortgage loans (the “KeyBank Mortgage Loans”) it is contributing in the securitization described in this prospectus. The review of the KeyBank Mortgage Loans was performed by a team comprised of real estate and securitization professionals who are employees of KeyBank or one or more of its affiliates (the “KeyBank Review Team”). The review procedures described below were employed with respect to all of the KeyBank Mortgage Loans. No sampling procedures were used in the review process.

Database. To prepare for securitization, members of the KeyBank Review Team created a database of loan-level and property-level information relating to each KeyBank Mortgage Loan. The database was compiled from, among other sources, the related mortgage loan documents, appraisals, environmental assessment reports, property condition reports, seismic studies, zoning reports, insurance review summaries, borrower-supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by the KeyBank Review Team during the underwriting process. After origination of each KeyBank Mortgage Loan, the KeyBank Review Team updated the information in the database with respect to such KeyBank Mortgage Loan based on applicable information from KeyBank, as servicer of the KeyBank Mortgage Loans, relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the KeyBank Review Team.

A data tape (the “KeyBank Data Tape”) containing detailed information regarding each KeyBank Mortgage Loan was created from the information in the database referred to in the prior paragraph. The KeyBank Data Tape was used to provide the numerical information regarding the KeyBank Mortgage Loans in this prospectus.

Data Comparison and Recalculation. KeyBank engaged a third party accounting firm to perform certain data comparison and recalculation procedures, the nature, extent and timing of which were designed by KeyBank, relating to information in this prospectus regarding the KeyBank Mortgage Loans. These procedures included:

●	comparing the information in the KeyBank Data Tape against various source documents provided by KeyBank that are described in “—Database” above;

●	comparing numerical information regarding the KeyBank Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the KeyBank Data Tape; and

●	recalculating certain percentages, ratios and other formulae relating to the KeyBank Mortgage Loans disclosed in this prospectus.

Legal Review. KeyBank engaged legal counsel in connection with this securitization to provide, among other things, (i) a review of the representations and warranties and exception reports relating to the KeyBank Mortgage Loans prepared by origination counsel, (ii) a review and assistance in the completion by the KeyBank Review Team of a due diligence questionnaire relating to the KeyBank Mortgage Loans, and (iii) a review of certain loan documents with respect to the KeyBank Mortgage Loans. Securitization counsel also reviewed the property release provisions, if any, for each KeyBank mortgage loan with multiple Mortgaged Properties for compliance with the Treasury Regulations.

Counsel also assisted in the preparation of the risk factors and mortgage loan summaries set forth in this prospectus, based on their review of pertinent sections of the related mortgage loan documents.

Other Review Procedures. With respect to any material pending litigation of which KeyBank was aware at the origination of any KeyBank Mortgage Loan, KeyBank requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel. If KeyBank became aware of a significant natural disaster in the immediate vicinity of any Mortgaged Property securing a KeyBank Mortgage Loan, KeyBank obtained information on the status of the Mortgaged Property from the related borrower to confirm no material damage to the Mortgaged Property.

The KeyBank Review Team, with the assistance of counsel engaged in connection with this securitization, also reviewed the KeyBank Mortgage Loans to determine whether any KeyBank Mortgage Loan materially deviated from the underwriting guidelines set forth in “—KeyBank’s Underwriting Guidelines and Process” below. See “—Exceptions” below.

Findings and Conclusions. Based on the foregoing review procedures, KeyBank determined that the disclosure regarding the KeyBank Mortgage Loans in this prospectus is accurate in all material respects. KeyBank also determined that the KeyBank Mortgage Loans were originated in accordance with

KeyBank’s origination procedures and underwriting criteria, except as described in “—Exceptions” below. KeyBank attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Review Procedures in the Event of a Mortgage Loan Substitution. KeyBank will perform a review of any KeyBank mortgage loan that it elects to substitute for a KeyBank mortgage loan in the pool in connection with a material breach of a representation or warranty or a material document defect. KeyBank, and if appropriate its legal counsel, will review the mortgage loan documents and servicing history of the substitute mortgage loan to confirm it meets each of the criteria required under the terms of the related mortgage loan purchase agreement and the related pooling and servicing agreement (the “KeyBank Qualification Criteria”). KeyBank may engage a third party accounting firm to compare the KeyBank Qualification Criteria against the underlying source documentation to verify the accuracy of the review by KeyBank and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by KeyBank to render any tax opinion required in connection with the substitution.

KeyBank’s Underwriting Guidelines and Process

General. KeyBank has developed guidelines establishing certain procedures with respect to underwriting the KeyBank Mortgage Loans. All of the KeyBank Mortgage Loans were generally underwritten in accordance with the guidelines below. In some instances, one or more provisions of the guidelines were waived or modified by KeyBank at origination where it was determined not to adversely affect the related mortgage loan originated by it in any material respect. The KeyBank Mortgage Loans to be included in the trust were originated by KeyBank generally in accordance with the CMBS program of KeyBank. For a description of any material exceptions to the underwriting guidelines in this prospectus, see “—Exceptions” below.

Notwithstanding the discussion below, given the differences between individual commercial mortgaged properties, the underwriting and origination procedures and the credit analysis with respect to any particular commercial mortgage loan may significantly differ from one asset to another, and will be driven by circumstances particular to that property, including, among others, its type, current and alternative uses, size, location, market conditions, reserve requirements and additional collateral, tenants and leases, borrower identity, sponsorship, and/or performance history. However, except as described in the exceptions to the underwriting guidelines (see “—Exceptions” below), the underwriting of the KeyBank Mortgage Loan will conform to the general guidelines described below.

Property Analysis. KeyBank performs or causes to be performed a site inspection to evaluate the location and quality of the related Mortgaged Properties. Such inspection generally includes an evaluation of functionality, attractiveness, visibility and accessibility, as well as location to major thoroughfares, transportation centers, employment sources, and other applicable demand drivers. KeyBank assesses the submarket in which the property is located to evaluate competitive or comparable properties as well as market trends. In addition, KeyBank evaluates the property’s age, physical condition, operating history, lease and tenant mix, and management.

Cash Flow Analysis. KeyBank reviews, among other things, historical operating statements, rent rolls, tenant leases and/or budgeted income and expense statements provided by the borrower and makes adjustments in order to determine a debt service coverage ratio.

Evaluation of the Borrower. KeyBank evaluates the borrower and its principals with respect to credit history and prior experience as an owner and operator of commercial real estate properties. The evaluation will generally include a review of anti-money laundering or OFAC checks, obtaining and reviewing a credit report or other reliable indication of the borrower’s financial capacity; and obtaining and reviewing certifications provided by the borrower as to prior real estate experience and current contingent liabilities.

Loan Approval. All mortgage loans originated by KeyBank must be approved by a credit committee. The credit committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms, or decline a prospective mortgage loan transaction.

Debt Service Coverage Ratio and LTV Ratio. KeyBank’s underwriting includes a calculation of debt service coverage ratio and loan-to-value ratio in connection with the origination of each mortgage loan.

Generally, the debt service coverage ratios for KeyBank mortgage loans will be equal to or greater than 1.30x; provided, however, variances may be made when consideration is given to circumstances particular to the mortgage loan (including amortization), the related mortgaged property (including tenant composition), loan-to-value ratio, reserves, borrower or other factors.

Generally, the loan-to-value ratio for KeyBank mortgage loans will be equal to or less than 75%; provided, however, variances may be made when consideration is given to circumstances particular to the mortgage loan (including amortization), the related mortgaged property (including tenant composition), debt service coverage ratio, reserves, sponsorship or other factors.

Additional Debt. When underwriting a multifamily or commercial mortgage loan, KeyBank will take into account whether the mortgaged property and/or direct or indirect interest in a related borrower are encumbered by additional debt and will analyze the likely effect of that additional debt on repayment of the subject mortgage loan. It is possible that KeyBank or an affiliate will be the lender on that additional debt, and may either sell such debt to an unaffiliated third party or hold it in inventory.

Appraisals. KeyBank will, in most cases, require that the real property collateral for a prospective multifamily or commercial mortgage loan be appraised by a state certified appraiser, an appraiser belonging to the Appraisal Institute, a membership association of professional real estate appraisers, or an otherwise qualified appraiser. In addition, KeyBank will generally require that those appraisals be conducted in accordance with the Uniform Standards of Professional Appraisal Practices developed by The Appraisal Foundation, a not-for-profit organization established by the appraisal profession. Furthermore, the appraisal report will usually include or be accompanied by a separate letter that includes a statement by the appraiser that the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 were followed in preparing the appraisal.

Environmental Assessments. KeyBank will, in most cases, require a Phase I environmental assessment with respect to the real property collateral for a prospective multifamily or commercial mortgage loan. However, when circumstances warrant, KeyBank may utilize an update of a prior environmental assessment, a transaction screen or a desktop review. Alternatively, KeyBank might forego an environmental assessment in limited circumstances, such as when it has obtained the benefits of an environmental insurance policy or an environmental guarantee. An environmental assessment conducted at any particular real property collateral will not necessarily uncover all potential environmental issues. In some instances, KeyBank will engage an independent third party to review an environmental assessment and provide a summary of its findings. Depending on the findings of the initial environmental assessment, KeyBank may require additional record searches or environmental testing, such as a Phase II environmental assessment with respect to the real property collateral.

Engineering Assessments. In connection with the origination process, KeyBank may require that an engineering firm inspect the real property collateral for any prospective multifamily or commercial mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems. Based on the resulting report, KeyBank will determine the appropriate response, if any, to any recommended repairs, corrections or replacements and any identified deferred maintenance.

Seismic Report. A seismic report is required for all Mortgaged Properties located in seismic zones 3 or 4.

Zoning and Building Code Compliance. In connection with the origination of a multifamily or commercial mortgage loan, KeyBank will generally consider whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions; surveys; recorded documents; temporary or permanent certificates of occupancy; letters from government officials or agencies, including applicable land use and zoning regulations; title insurance endorsements; engineering or consulting reports; and/or representations by the related borrower.

Escrow Requirements. KeyBank may require borrowers to fund various escrows for taxes, insurance, capital expenses and replacement reserves, which reserves in many instances will be limited to certain capped amounts. In addition, KeyBank may identify certain risks that warrant additional escrows or holdbacks for items such as leasing-related matters, deferred maintenance, environmental remediation or unfunded obligations, which escrows or holdbacks would be released upon satisfaction of the applicable conditions. Springing escrows may also be structured for identified risks such as specific rollover exposure, to be triggered upon the non-renewal of one or more key tenants. Escrows are evaluated on a case-by-case basis and are not required for all commercial mortgage loans originated by KeyBank. The typical required escrows for mortgage loans originated by KeyBank are as follows:

●	Taxes - Typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide the lender with sufficient funds to satisfy all taxes and assessments. KeyBank may waive this escrow requirement under appropriate circumstances including, but not limited to, (i) where a tenant is required to pay the taxes directly, (ii) where there is institutional sponsorship or a high net worth individual, or (iii) where there is a low loan-to-value ratio (i.e., 65% or less).

●	Insurance - If the property is insured under an individual policy (i.e., the property is not covered by a blanket policy), typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are required to provide the lender with sufficient funds to pay all insurance premiums. KeyBank may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where a property is covered by a blanket insurance policy maintained by the borrower or loan sponsor, (ii) where there is institutional sponsorship or a high net worth individual, (iii) where an investment grade tenant is responsible for paying all insurance premiums, or (iv) where there is a low loan-to-value ratio (i.e., 65% or less).

●	Replacement Reserves - Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan plus two years. KeyBank relies on information provided by an independent engineer to make this determination. KeyBank may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where an investment grade tenant is responsible for replacements under the terms of its lease, (ii) where there is institutional sponsorship or a high net worth individual, or (iii) where there is a low loan-to-value ratio (i.e., 65% or less).

●	Completion Repair/Environmental Remediation - Typically, a completion repair or remediation reserve is required where an environmental or engineering report suggests that such reserve is necessary. Upon funding of the applicable mortgage loan, KeyBank generally requires that at least 100% - 125% of the estimated costs of repairs or replacements be reserved and generally requires that repairs or replacements be completed within a year after the funding of the applicable mortgage loan. KeyBank may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where a secured creditor insurance policy or borrower insurance policy is in place, (ii) where an investment grade party has agreed to take responsibility, and pay, for any required repair or remediation or (iii) recommended costs do not exceed $50,000.

●	Tenant Improvement/Lease Commissions - In most cases, various tenants have lease expirations within the mortgage loan term. To mitigate this risk, special reserves may be required to be funded either at origination of the mortgage loan and/or during the mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants. KeyBank may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where there is institutional sponsorship or a high net worth individual, (ii) where tenant improvement costs are the responsibility of tenants, (iii) where rents at the mortgaged property are considered to be sufficiently below market, (iv) where no material leases expire within the mortgage loan term, or the lease roll is not concentrated or (v) where there is a low loan-to-value ratio (i.e., 65% or less).

Exceptions

None of the KeyBank Mortgage Loans were originated with any material exceptions from KeyBank’s underwriting guidelines described above.

Compliance with Rule 15Ga-1 under the Exchange Act

KeyBank has filed its most recent Rule 15Ga-1 filing on February 2, 2022 and had no demand, repurchase, or replacement claims to report for the annual reporting period ending December 31, 2021 as a sponsor of commercial mortgage loan securitizations.  KeyBank’s Central Index Key is 0001089877.  With respect to the period from and including October 1, 2015 to and including December 31, 2021, KeyBank does not have any activity to report as required by Rule 15Ga-1 under the Exchange Act with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

Retained Interests in This Securitization

Neither KeyBank nor any of its affiliates intends to retain on the Closing Date any certificates issued by the issuing entity or any other economic interest in this securitization, except that KeyBank will retain $7,688,325 certificate balance of the Class RR certificates. However, KeyBank and its affiliates may, from time to time after the initial sale of the certificates to investors on the Closing Date, acquire additional certificates pursuant to secondary market transactions. Any such party will have the right to dispose of any such certificates (other than its portion of the Class RR certificates) at any time. KeyBank will be required to retain its portion of the Class RR certificates in compliance with the Credit Risk Retention Rules. See “Credit Risk Retention”.

The information set forth under “—KeyBank National Association” has been provided by KeyBank.

Starwood Mortgage Capital LLC

General

Starwood Mortgage Capital LLC (“SMC” and, together with its subsidiaries, “Starwood”) is a sponsor of certain mortgage loans into this securitization. The Mortgage Loans to be contributed to this securitization by SMC are referred to herein as the “SMC Mortgage Loans”. Starwood was formed to invest in commercial real estate debt. The executive offices of Starwood are located at 2340 Collins Avenue, Suite 700, Miami Beach, Florida 33139. Starwood also maintains offices in Charlotte, North Carolina, Manhattan Beach, California and New York, New York.

SMC is an affiliate of (i) LNR Partners, LLC, the entity which is (a) the special servicer under the BBCMS 2021-C12 pooling and servicing agreement, which governs the servicing of the 1100 & 820 First Street NE Whole Loan and the AMF Portfolio Whole Loan, and (b) anticipated to be the special servicer under the pooling and servicing agreement for another securitization transaction, which is expected to govern the servicing of the Visions Hotel Portfolio III Whole Loan, (ii) LNR Securities Holdings, LLC, the entity which is anticipated to be the controlling class representative under the MSC 2022-L8 pooling and servicing agreement, which is expected to govern the servicing of the Visions Hotel Portfolio III Whole Loan, and (iii) Starwood Mortgage Funding II LLC, the current holder of certain of the Rose Castle Apartments Companion Loans, the 26 Broadway Companion Loans, the Bedrock Portfolio Companion Loans and the Visions Hotel Portfolio III Companion Loan.

Pursuant to interim custodial agreements between Computershare and SMC, Computershare acts as interim custodian with respect to four (4) of the SMC Mortgage Loans (4.7%).

Starwood’s Securitization Program

This is the 101st commercial mortgage securitization to which Starwood is contributing loans. Certain key members of the senior management team of SMC were senior officers at Donaldson, Lufkin & Jenrette, Deutsche Bank Mortgage Capital, LLC, Wachovia Bank, National Association and Banc of America Securities. These members of the senior management team have been active in the commercial mortgage securitization business since 1992, and have been directly and/or indirectly responsible for the origination and/or securitization of several billion dollars of loans. Starwood securitized approximately $15.03 billion of commercial loans in its prior securitizations.

Starwood originates commercial mortgage loans that are secured by retail shopping centers, office buildings, multifamily apartment complexes, hotels, mixed use, self storage and industrial properties located in North America. Starwood’s securitization program generally provides fixed rate mortgage loans having maturities between five (5) and ten (10) years. Additionally, Starwood may from time to time provide bridge/transitional loans, mezzanine/subordinate loans and preferred equity structures.

For a description of certain affiliations, relationships and related transactions between SMC and the other transaction parties, see “Risk Factors—Risks Related to Conflicts of Interest” and “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

Review of SMC Mortgage Loans

Overview. SMC has conducted a review of the SMC Mortgage Loans in connection with the securitization described in this prospectus. The review of the SMC Mortgage Loans was performed by a team comprised of real estate and securitization professionals who are employees of Starwood or one or more of its affiliates (the “Starwood Review Team”). The review procedures described below were employed with respect to all of the SMC Mortgage Loans. No sampling procedures were used in the review process.

Database. To prepare for securitization, members of the Starwood Review Team created a database of loan-level and property-level information relating to each SMC Mortgage Loan. The database was compiled from, among other sources, the related mortgage loan documents, appraisals, environmental assessment reports, property condition reports, seismic studies, zoning reports, insurance review summaries, borrower-supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by the Starwood Review Team during the underwriting process. After origination of each SMC Mortgage Loan, the Starwood Review Team updated the information in the database with respect to such SMC Mortgage Loan based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the Starwood Review Team.

A data tape (the “SMC Data Tape”) containing detailed information regarding each SMC Mortgage Loan was created from the information in the database referred to in the prior paragraph.

Data Comparison and Recalculation. SMC engaged a third-party accounting firm to perform certain data comparison and recalculation procedures, the nature, extent and timing of which were designed by SMC, relating to information in this prospectus regarding the SMC Mortgage Loans.

These procedures included:

●	comparing the information in the SMC Data Tape against various source documents provided by SMC that are described above under “—Database”;

●	comparing numerical information regarding the SMC Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the SMC Data Tape; and

●	recalculating certain percentages, ratios and other formulae relating to the SMC Mortgage Loans disclosed in this prospectus.

Legal Review. Starwood engaged various law firms to conduct certain legal reviews of the SMC Mortgage Loans for disclosure in this prospectus. In anticipation of the securitization of each SMC Mortgage Loan, Starwood’s origination counsel reviewed a form of securitization representations and warranties at origination and, if applicable, identified exceptions to those representations and warranties. Starwood’s origination and underwriting staff performed a similar review and prepared similar exception reports.

Legal counsel was also engaged in connection with this securitization to assist in the review of the SMC Mortgage Loans. Such assistance included, among other things, (i) a review of Starwood’s internal credit memorandum for each SMC Mortgage Loan, (ii) a review of the representations and warranties and exception reports referred to above relating to the SMC Mortgage Loans prepared by origination counsel, (iii) the review and assistance in the completion by the Starwood Review Team of a due diligence questionnaire relating to the SMC Mortgage Loans, and (iv) the review of certain loan documents with respect to the SMC Mortgage Loans.

Other Review Procedures. With respect to any material pending litigation of which Starwood was aware at the origination of any SMC Mortgage Loan, Starwood requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel.

The Starwood Review Team, with the assistance of counsel engaged in connection with this securitization, also reviewed the SMC Mortgage Loans to determine whether any SMC Mortgage Loan materially deviated from the underwriting guidelines set forth under “—SMC’s Underwriting Guidelines and Processes” below.

Findings and Conclusions. Based on the foregoing review procedures, Starwood determined that the disclosure regarding the SMC Mortgage Loans in this prospectus is accurate in all material respects. Starwood also determined that the SMC Mortgage Loans were originated in accordance with SMC’s origination procedures and underwritten in accordance with SMC’s underwriting criteria, except as described in “—Exceptions to SMC’s Underwriting Guidelines” below. SMC attributes to itself all findings and conclusions resulting from the foregoing review procedures.

SMC’s Underwriting Guidelines and Processes

Overview. Set forth below is a discussion of certain general underwriting guidelines with respect to mortgage loans originated by Starwood for securitization (which guidelines are also applicable to mortgage loans acquired by Starwood and re-underwritten prior to contribution to a securitization).

Notwithstanding the discussion below, given the unique nature of commercial mortgaged properties, the underwriting and origination procedures and the credit analysis with respect to any particular commercial mortgage loan may significantly differ from one asset to another, and will be driven by circumstances particular to that property, including, among others, the property type, current use, size, location, market conditions, reserve requirements, additional collateral, tenant quality and lease terms, borrower identity, sponsorship, performance history and/or other factors. Therefore, this general description of Starwood’s origination procedures and underwriting criteria is not intended as a representation that every commercial mortgage loan originated by it complies entirely with all procedures and criteria set forth below. For important information about the circumstances that have affected the underwriting of an SMC Mortgage Loan in the mortgage pool, see the “Risk Factors” section of this prospectus, the other subsections of this “Transaction Parties—The Sponsors and Mortgage Loan Sellers” section and “Exceptions to Mortgage Loan Representations and Warranties” of Annex D-2 to this prospectus.

If a mortgage loan exhibits any one or more of the following characteristics, variances from general underwriting/origination procedures described below may be considered acceptable under the circumstances indicated: (i) low loan-to-value ratio; (ii) high debt service coverage ratio; (iii) experienced property loan sponsor(s)/guarantor(s) with financial wherewithal; (iv) additional springing reserves; (v) cash flow sweeps; and (vi) elements of recourse included in the mortgage loan.

Loan Analysis. Generally, both a credit analysis and a collateral analysis are conducted with respect to each mortgage loan. The credit analysis of the borrower generally includes a review of third-party credit reports and/or judgment, lien, bankruptcy and pending litigation searches. The collateral analysis generally includes a review of, in each case to the extent available and applicable, the historical property operating statements, rent rolls and certain significant tenant leases. The credit underwriting also generally includes a review of third party appraisals, as well as environmental reports, engineering assessments, zoning reports and seismic reports, if applicable, and obtained. Generally, a member of the mortgage loan underwriting team also conducts a site inspection to ascertain the overall quality, functionality and competitiveness of the property, including its neighborhood and market, accessibility and visibility, and to assess the tenancy of the property. The submarket in which the property is located is assessed to evaluate competitive or comparable properties as well as market trends. Unless otherwise specified in this prospectus, all financial, occupancy and other information contained in this prospectus is based on such information and we cannot assure you that such financial, occupancy and other information remains accurate.

Loan Approval. All mortgage loans originated by Starwood require approval by a loan credit committee which includes senior executives of SMC. The committee may approve a mortgage loan as recommended, request additional due diligence prior to approval, approve it subject to modifications of the loan terms or decline a loan transaction.

Debt Service Coverage Ratio and Loan-to-Value Ratio. Generally, the debt service coverage ratio for mortgage loans originated by Starwood will be equal to or greater than 1.20x and the loan-to-value ratio for mortgage loans originated by Starwood will be equal to or less than 80%; provided, however, the underwriting guidelines provide that exceptions may be made when consideration is given to circumstances particular to the mortgage loan, the related property, loan-to-value ratio, reserves or other factors. For example, Starwood may originate a mortgage loan with a debt service coverage ratio below 1.20x based on, among other things, the amortization features of the mortgage loan (for example, if the mortgage loan provides for relatively rapid amortization), the type of tenants and leases at the property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, Starwood’s judgment of improved property and/or market performance and/or other relevant factors.

In addition, with respect to certain mortgage loans originated by Starwood, there may exist subordinate debt secured by the related property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower. Such mortgage loans may have a lower debt service coverage ratio, and a higher loan-to-value ratio, if such subordinate or mezzanine debt is taken into account. Also, certain mortgage loans may provide for only interest payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan. The debt service coverage ratio guideline discussed above is calculated based on values determined at the origination of the mortgage loan.

Additional Debt. Certain mortgage loans originated by Starwood may have, or permit in the future, certain additional pari passu or subordinate debt, whether secured or unsecured. It is possible that an affiliate of Starwood may be the lender on that additional debt.

The debt service coverage ratios described above will be lower based on the inclusion of the payments related to such additional debt and the loan-to-value ratios described above will be higher based on the inclusion of the amount of any such additional debt.

Assessments of Property Condition. As part of the underwriting process, the property assessments and reports described below generally will be obtained:

●	Appraisals. Independent appraisals or an update of an independent appraisal is required in connection with the origination of each mortgage loan. Starwood requires that the appraiser comply with and abide by Title XI of the Financial Institution Reform, Recovery and Enforcement Act of 1989 (although such act is not applicable to Starwood) and the Uniform Standards of Professional Appraisal Practice.

●	Environmental Assessment. Phase I environmental assessments that conform to the American Society for Testing and Materials (ASTM) Standard E1527-13 entitled, “Standard Practices for Environmental Site Assessment: Phase I Environmental Site Assessment Process,” as may be amended from time to time, are performed on all properties. However, when circumstances warrant, an update of a prior environmental assessment, a transaction screen or a desktop review may be utilized. Nevertheless, an environmental assessment conducted at any particular real property collateral will not necessarily uncover all potential environmental issues.

●	Depending on the findings of the initial environmental assessment, any of the following may be required: additional environmental testing, such as a Phase II environmental assessment with respect to the subject real property collateral; an environmental insurance policy; and/or a guaranty or reserves with respect to environmental matters.

●	Property Condition Assessments. Inspections or updates of previously conducted inspections are conducted by independent licensed engineers or architects or both for all properties in connection with the origination of a mortgage loan. The inspections are conducted to inspect the exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements located at a property. The resulting reports on some of the properties may indicate a variety of deferred maintenance items and recommended capital expenditures. In some instances, repairs or maintenance are completed before closing or cash reserves are established to fund the deferred maintenance or replacement items or both.

●	Seismic Report. Generally, a seismic report is required for all properties located in seismic zones 3 or 4.

●	Zoning and Building Code Compliance. With respect to each mortgage loan, Starwood will generally consider whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions; surveys; recorded documents; temporary or permanent certificates of occupancy; letters from government officials or agencies; title insurance endorsements; engineering or consulting reports; and/or representations by the related borrower.

However, the underwriting guidelines provide that Starwood may, on a case-by-case basis, consider a loan secured by a property that does not conform to current zoning regulations governing density, size, set-backs or parking for the property under certain circumstances including, but not limited to, when (i) legislation or the local zoning or housing authority permits the improvements to be rebuilt to pre-damage use, size and density in the event of partial or full destruction; and (ii) documentation of such permission is submitted in the form of legislation or a variance letter or certificate of rebuildability from the zoning authority.

Escrow Requirements. Generally, Starwood requires most borrowers to fund various escrows for taxes and insurance, capital expenses and replacement reserves. Generally, the required escrows for mortgage loans originated by Starwood are as follows:

●	Taxes. Typically, an initial deposit and monthly escrow deposits equal to one-twelfth (1/12) of the annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide Starwood with sufficient funds to satisfy all taxes and assessments, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional loan sponsor or high net worth individual loan sponsor, or (ii) if the related mortgaged property is a single tenant property in which the related tenant is required to pay taxes directly.

●	Insurance. If the property is insured under an individual policy (i.e., the property is not covered by a blanket policy), typically an initial deposit and monthly escrow deposits equal to one-twelfth (1/12) of the annual property insurance premium are required to provide Starwood with sufficient funds to pay all insurance premiums, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the related borrower maintains a blanket insurance policy, or (ii) if the related mortgaged property is a single tenant property and the related tenant self-insures.

●	Replacement Reserves. Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan, except that such escrows are not required in certain circumstances, including, but not limited to, if the related mortgaged property is a single tenant property and the related tenant is responsible for all repairs and maintenance, including those required with respect to the roof and improvement structure.

●	Completion Repair/Environmental Remediation. Typically, a completion repair or remediation reserve is required where an environmental or engineering report suggests that such reserve is necessary. Upon funding of the applicable mortgage loan, Starwood generally requires that at least 125% of the estimated costs of repairs or replacements be reserved and generally requires that repairs or replacements be completed within a year after the funding of the applicable mortgage loan, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee with respect to such matter, (ii) if the estimated cost of such repair or remediation does not materially impact the property’s function, performance or value, or if the related mortgaged property is a single tenant property for which the tenant is responsible for such repair or remediation or (iii) if environmental insurance is obtained or already in place.

●	Tenant Improvement/Lease Commissions. In most cases, various tenants have lease expirations within the loan term. To mitigate this risk, special reserves may be required to be funded either at closing of the mortgage loan and/or during the related loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the related mortgaged property is a single tenant property and the related tenant’s lease extends beyond the loan term, or (ii) where rent at the related mortgaged property is considered below market.

Furthermore, Starwood may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed. In some cases, Starwood may determine that establishing an escrow or reserve is not warranted given the amounts that would be involved and Starwood’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve.

For a description of certain escrows collected with respect to the SMC Mortgage Loans, please see Annex A-1.

Title Insurance Policy. The borrower is required to provide, and Starwood or its origination counsel typically will review, a title insurance policy for each property. The title insurance policies provided typically must meet the following requirements: (a) written by a title insurer licensed to do business in the jurisdiction where the mortgaged property is located, (b) in an amount at least equal to the original principal balance of the mortgage loan, (c) protection and benefits run to the mortgagee and its successors and assigns, (d) written on an American Land Title Association form or equivalent policy promulgated in the jurisdiction where the mortgaged property is located and (e) if a survey was prepared, the legal description of the mortgaged property in the title policy conforms to that shown on the survey.

Property Insurance. Starwood typically requires the borrower to provide one or more of the following insurance policies: (1) commercial general liability insurance for bodily injury or death and property damage; (2) an “All Risk of Physical Loss” policy; (3) if applicable, boiler and machinery coverage; and (4) if the mortgaged property is located in a special flood hazard area where mandatory flood insurance purchase requirements apply, flood insurance. In some cases, a sole tenant is responsible for maintaining insurance and, subject to the satisfaction of rating conditions or net worth criteria, is allowed to self-insure against the risks.

Exceptions to SMC’s Underwriting Guidelines

One or more of the SMC Mortgage Loans may vary from the specific SMC underwriting guidelines described above when additional credit positive characteristics are present as discussed above. In addition, in the case of one or more of the SMC Mortgage Loans, SMC may not have applied each of the specific underwriting guidelines described above on a case-by-case basis, as a result of other compensating factors.

Except as described above, none of the Starwood Mortgage Loans was originated with any material exceptions from the Starwood underwriting guidelines and procedures. See “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines.”

Servicing

Interim servicing for all loans originated (or acquired) by Starwood prior to securitization is typically performed by Wells Fargo Bank, National Association. Generally, servicing responsibilities are transferred from the interim servicer to the master servicer of the securitization trust at the closing of the securitization. From time to time, the interim servicer may retain primary servicing.

Compliance with Rule 15Ga-1 under the Exchange Act

Starwood has no history as a securitizer prior to February 2012. SMC most recently filed a Form ABS-15G on January 19, 2022. SMC’s Central Index Key is 0001548405. Starwood has no demand, repurchase or replacement history to report as required by Rule 15Ga-1.

Retained Interests in This Securitization

Neither Starwood nor any of its affiliates intends to retain any certificates issued by the issuing entity or any other economic interest in this securitization, except that (i) LNR Partners, LLC, the entity which is (a) the special servicer under the BBCMS 2021-C12 pooling and servicing agreement, which governs the servicing of the 1100 & 820 First Street NE Whole Loan and the AMF Portfolio Whole Loan, and (b) anticipated to be the special servicer under the pooling and servicing agreement for another securitization transaction, which is expected to govern the servicing of the Visions Hotel Portfolio III Whole Loan, (ii) LNR Securities Holdings, LLC, the entity which is anticipated to be the controlling class representative under the MSC 2022-L8 pooling and servicing agreement, which is expected to govern the servicing of the Visions Hotel Portfolio III Whole Loan, and (iii) Starwood Mortgage Funding II LLC, the current holder of certain of the Rose Castle Apartments Companion Loans, the 26 Broadway Companion Loans, the Bedrock Portfolio Companion Loans and the Visions Hotel Portfolio III Companion Loan. In addition, Starwood or its affiliates may, from time to time after the initial sale of the certificates to investors on the Closing Date, acquire certificates pursuant to secondary market transactions. Any such party will have the right to dispose of such certificates at any time.

The information set forth under “—Starwood Mortgage Capital LLC” has been provided by SMC.

Societe Generale Financial Corporation

General

Societe Generale Financial Corporation, a Delaware corporation (“Societe Generale Financial Corporation”), is a sponsor, a mortgage loan seller, the RR Interest Owner and an affiliate of SG Americas Securities, LLC, one of the underwriters. Societe Generale Financial Corporation is an indirect subsidiary of Société Générale, a limited company (société anonyme) licensed in France as a credit institution (établissement de crédit) (“Société Générale”). The principal offices of Societe Generale Financial Corporation are located at 245 Park Avenue, New York, New York 10167, telephone number (212) 278-6461.

Societe Generale Financial Corporation’s Commercial Mortgage Securitization Program

Societe Generale Financial Corporation or its affiliates (collectively, the “SGFC Entities”) have been engaged in commercial mortgage securitization in the United States since January 2015, although the SGFC Entities were also engaged in mortgage securitization businesses prior to 2009. Prior to November 2018, the SGFC Entities originated commercial mortgage loans through the New York Branch of Société Générale (“SGNY”). The vast majority of mortgage loans originated by Societe Generale Financial Corporation’s commercial real estate securitization business line are intended to be either sold through securitization transactions in which Societe Generale Financial Corporation acts as a sponsor or sold to third parties in individual loan sale transactions. Other business lines within the SGFC Entities may from time to time engage in the business of making commercial real estate loans that are not originated for the purposes of securitization and that may in fact be held by the SGFC Entities through maturity. The following is a general description of the types of mortgage loans related to commercial real estate that Societe Generale Financial Corporation’s commercial real estate securitization team originates for securitization purposes:

●	Fixed rate mortgage loans generally having maturities between five and ten years and generally secured by commercial real estate such as office, retail, hotel, multifamily, residential, healthcare, self storage and industrial properties. These loans are Societe Generale Financial Corporation’s commercial real estate securitization team’s principal loan product and are primarily originated for the purpose of securitization.

●	Floating rate loans generally having shorter maturities and secured by stabilized and non-stabilized commercial real estate properties. These loans are primarily originated for securitization, though in certain cases only a senior interest in the loan is intended to be securitized.

●	Subordinate mortgage loans and mezzanine loans are generally not originated for securitization by Societe Generale Financial Corporation and are sold in individual loan sale transactions.

In general, Societe Generale Financial Corporation does not hold the loans that its commercial real estate securitization team originates until maturity.

Societe Generale Financial Corporation originates mortgage loans and initiates a securitization transaction by selecting the portfolio of mortgage loans to be securitized and transferring those mortgage loans to a securitization depositor, who in turn transfers those mortgage loans to the issuing trust fund. In selecting a portfolio to be securitized, consideration is given to geographic concentration, property type concentration and rating agency models and criteria, such that the overall value and capital structure is maximized for the benefit of Societe Generale Financial Corporation. Societe Generale Financial Corporation’s role may also include engaging third-party service providers such as the master servicer, the special servicer, the trustee and the certificate administrator, and engaging the rating agencies. In coordination with the underwriters for the related offering, Societe Generale Financial Corporation works with rating agencies, investors, mortgage loan sellers and servicers in structuring the securitization transaction.

None of the SGFC Entities act as servicer of the mortgage loans in its securitization transactions it participates in. Instead, other entities will be contracted to service the mortgage loans in such securitization transactions.

SGNY sold mortgage loans into securitizations until 2009 and resumed this activity with the WFCM 2015-SG1 transaction. For the period beginning in January 2015 through December 31, 2018, SGNY securitized 196 fixed rate commercial mortgage loans with an aggregate original principal balance of approximately $4.8 billion. For the period beginning in February 2019 through December 31, 2020, Societe Generale Financial Corporation securitized 108 fixed rate commercial mortgage loans with an aggregate original principal balance of approximately $3.0 billion.

Societe Generale Financial Corporation’s Underwriting Standards

Each of the Mortgage Loans originated by Societe Generale Financial Corporation (“Societe Generale Financial Corporation Mortgage Loans”) was generally originated or co-originated in accordance with the underwriting criteria described below. Each lending situation is unique, however, and the facts and circumstances surrounding a particular mortgage loan, such as the quality and location of the real estate collateral, the sponsorship of the borrower and the tenancy of the collateral, will impact the extent to which the general guidelines below are applied to that specific loan. These underwriting criteria are general, and Societe Generale Financial Corporation cannot assure you that every loan will comply in all respects with the guidelines. Societe Generale Financial Corporation’s commercial real estate securitization business line originates mortgage loans principally for securitization. Commercial real estate loans originated by other business lines within the SGFC Entities for purposes other than securitization are not required to be originated in accordance with the underwriting criteria described below.

General. Societe Generale Financial Corporation originates mortgage loans for securitization from its headquarters in New York, New York. Bankers within the origination group focus on sourcing, structuring, underwriting and performing due diligence on their loans. Bankers within the structured finance group work closely with the loans’ originators to ensure that the loans are suitable for securitization and satisfy rating agency criteria. All mortgage loans must be approved by at least one or more members of Societe Generale Financial Corporation’s credit committee, depending on the size of the mortgage loan.

Loan Analysis. Generally, Societe Generale Financial Corporation performs both a credit analysis and collateral analysis with respect to a loan applicant and the real estate that will secure a mortgage loan. In general, the analysis of a borrower includes a review of money laundering and background checks and the analysis of its sponsor includes a review of money laundering and background checks, third-party credit reports, bankruptcy and lien searches, general banking references and commercial mortgage related references. In general, the analysis of the collateral includes a site visit and a review of the property’s historical operating statements (if available), independent market research, an appraisal with an emphasis on rental and sales comparables, engineering and environmental reports, the property’s historic and current occupancy, financial strengths of tenants, the duration and terms of tenant leases and the use of the property. Each report is reviewed for acceptability by a real estate finance officer of Societe Generale Financial Corporation. The borrower’s and property manager’s experience and presence in the subject market are also reviewed. Consideration is also given to anticipated changes in cash flow that may result from changes in lease terms or market considerations.

Borrowers are generally required to be single purpose entities although they are generally not required to be structured to limit the possibility of becoming insolvent or bankrupt unless the loan has a principal balance of greater than $30 million, in which case additional limitations including the requirement that the borrower have at least one independent director are required.

Loan Approval. All mortgage loans originated by Societe Generale Financial Corporation must be approved by at least one real estate finance credit officer and the head of commercial real estate securitization. Prior to closing loans, a credit memorandum is produced and delivered to the credit committee. If deemed appropriate a member of the real estate credit department will visit the subject property. The credit committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Property Analysis. Prior to origination of a loan, Societe Generale Financial Corporation typically performs, or causes to be performed, site inspections at each property. Depending on the property type, such inspections generally include an evaluation of one or more of the following: functionality, design, attractiveness, visibility and accessibility of the property as well as proximity to major thoroughfares, transportation centers, employment sources, retail areas, educational facilities and recreational areas. Such inspections generally assess the submarket in which the property is located, which may include evaluating competitive or comparable properties.

Appraisal and Loan-to-value Ratio. Societe Generale Financial Corporation typically obtains an appraisal that complies, or is certified by the appraiser to comply, with the real estate appraisal regulations issued jointly by the federal bank regulatory agencies under the Uniform Standards of Professional Appraisal Practices as amended from time to time. The loan-to-value ratio of the mortgage loan is generally based on the “as-is” value set forth in the appraisal. In certain cases, the loan-to-value ratio of the mortgage loan is based on the “as-complete” or “as-stabilized” value set forth in the appraisal. In certain cases, an updated appraisal is obtained.

Debt Service Coverage Ratio and Loan-to-value Ratio. Societe Generale Financial Corporation’s underwriting standards generally mandate minimum debt service coverage ratios and maximum loan-to-value ratios. A loan-to-value ratio generally based upon the appraiser’s determination of value as well as the value derived using a stressed capitalization rate is considered. The debt service coverage ratio is based upon the underwritten net cash flow and is given particular importance. However, notwithstanding such guidelines, in certain circumstances the actual debt service coverage ratios, loan-to-value ratios and amortization periods for the mortgage loans originated by Societe Generale Financial Corporation may vary from these guidelines.

Escrow Requirements. Generally, Societe Generale Financial Corporation requires most borrowers to fund various escrows for taxes and insurance, capital expenses and replacement reserves. In the case of certain hotel loans, FF&E reserves may be held by the franchisor or manager rather than the lender. Generally, the required escrows for mortgage loans originated by Societe Generale Financial Corporation are as follows (see Annex A-1 for instances in which reserves were not taken):

●	Taxes—Typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide the lender with sufficient funds to satisfy all taxes and assessments. Societe Generale Financial Corporation may waive this escrow requirement under appropriate circumstances including, but not limited to, (i) where a tenant is required to pay the taxes directly, (ii) where there is institutional sponsorship or a high net worth individual, or (iii) where there is a low loan-to-value ratio (i.e., less than 60%).

●	Insurance—If the property is insured under an individual policy (i.e., the property is not covered by a blanket policy), typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are required to provide the lender with sufficient funds to pay all insurance premiums. Societe Generale Financial Corporation may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where a property is covered by a blanket insurance policy maintained by the borrower or borrower sponsor, (ii) where there is institutional sponsorship or a high net worth individual, (iii) where an investment grade tenant is responsible for paying all insurance premiums, or (iv) where there is a low loan-to-value ratio (i.e., less than 60%).

●	Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan plus two years. Societe Generale Financial Corporation relies on information provided by an independent engineer to make this determination. Societe Generale Financial Corporation may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where an investment grade tenant is responsible for replacements under the terms of its lease, (ii) where there is institutional sponsorship or a high net worth individual, or (iii) where there is a low loan-to-value ratio (i.e., less than 60%).

●	Completion Repair/Environmental Remediation—Typically, a completion repair or remediation reserve is required where an environmental or engineering report suggests that such reserve is necessary. Upon funding of the related mortgage loan, Societe Generale Financial Corporation generally requires that at least 115%-125% of the estimated costs of repairs or replacements be reserved and generally requires that repairs or replacements be completed within a year after the funding of the related mortgage loan. Societe Generale Financial Corporation may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where a secured creditor insurance policy or borrower insurance policy is in place, or (ii) where an investment grade party has agreed to take responsibility, and pay, for any required repair or remediation.

●	Tenant Improvement/Lease Commissions—In most cases, various tenants have lease expirations within the mortgage loan term. To mitigate this risk, special reserves may be required to be funded either at origination of the mortgage loan and/or during the mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants. Societe Generale Financial Corporation may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where there is institutional sponsorship or a high net worth individual, (ii) where tenant improvement costs are the responsibility of investment grade tenants who do not have termination rights under their leases, (iii) where rents at the mortgaged property are considered to be significantly below market, (iv) where no material leases expire within the mortgage loan term, or (v) where there is a low loan-to-value ratio (i.e., less than 60%).

Environmental Report. Societe Generale Financial Corporation generally obtains a Phase I ESA or an update of a previously obtained Phase I ESA for each mortgaged property prepared by an approved environmental consulting firm. Societe Generale Financial Corporation or its designated agent typically reviews the Phase I ESA to verify the presence or absence of potential adverse environmental conditions. In cases in which the Phase I ESA identifies any such conditions and no third party is identified as responsible for such condition, or the condition has not otherwise been satisfactorily mitigated, Societe Generale Financial Corporation generally requires the borrower to conduct remediation activities, or to establish an operations and maintenance plan or to place funds in escrow to be used to address any required remediation. In cases in which the Phase I ESA recommends that a Phase II ESA be obtained, Societe Generale Financial Corporation generally requires such Phase II ESA to be obtained.

Physical Condition Report. Societe Generale Financial Corporation generally obtains a current Physical Condition Report (“PCR”) for each mortgaged property prepared by an approved structural engineering firm. Societe Generale Financial Corporation, or an agent, typically reviews the PCR to determine the physical condition of the property, and to determine the anticipated costs of necessary repair, replacement and major maintenance or capital expenditure over the term of the mortgage loan. In cases in which the PCR identifies an immediate need for material repairs or replacements with an anticipated cost that is over a certain minimum threshold or percentage of loan balance, Societe Generale Financial Corporation often requires that funds be put in escrow at the time of origination of the mortgage loan to complete such repairs or replacements or obtains a guarantee from a borrower sponsor in lieu of reserves.

Title Insurance Policy. The borrower is required to provide, and Societe Generale Financial Corporation or its counsel typically will review, a title insurance policy for each property. The title insurance policies provided typically must meet the following requirements: (a) written by a title insurer licensed to do business in the jurisdiction where the mortgaged property is located, (b) in an amount at least equal to the original principal balance of the mortgage loan, (c) protection and benefits run to the mortgagee and its successors and assigns, (d) written on an American Land Title Association (“ALTA”) form or equivalent policy promulgated in the jurisdiction where the mortgaged property is located and (e) if a survey was prepared, the legal description of the mortgaged property in the title policy conforms to that shown on the survey.

Property Insurance. Societe Generale Financial Corporation typically requires the borrower to provide one or more of the following insurance policies: (1) commercial general liability insurance for bodily injury or death and property damage; (2) an “All Risk of Physical Loss” policy; (3) if applicable, boiler and machinery coverage; and (4) if the mortgaged property is located in a special flood hazard area where mandatory flood insurance purchase requirements apply, flood insurance. In some cases, a sole tenant is responsible for maintaining insurance and, subject to the satisfaction of rating conditions or net worth criteria, is allowed to self-insure against the risks.

Other Factors. Other factors that are considered by Societe Generale Financial Corporation in the origination of a commercial mortgage loan include current operations, occupancy and tenant base.

Exceptions. Notwithstanding the discussion under “—Societe Generale Financial Corporation’s Underwriting Standards” above, one or more of the Societe Generale Financial Corporation Mortgage Loans may vary from, or do not comply with, Societe Generale Financial Corporation’s underwriting guidelines described above. In addition, in the case of one or more of the Societe Generale Financial Corporation Mortgage Loans, Societe Generale Financial Corporation may not have strictly applied the underwriting guidelines described above as the result of a case by case permitted exception based upon other compensating factors. None of the Societe Generale Financial Corporation Mortgage Loans were originated with any material exceptions to Societe Generale Financial Corporation’s underwriting policies.

Review of the Mortgage Loans for Which Societe Generale Financial Corporation is the Sponsor

Overview. In connection with the securitization described in this prospectus, Societe Generale Financial Corporation, as a sponsor of this offering, has conducted a review of the Societe Generale Financial Corporation Mortgage Loans it is selling to the depositor designed and effected to provide reasonable assurance that the disclosure related to such Societe Generale Financial Corporation Mortgage Loans is accurate in all material respects. Societe Generale Financial Corporation determined the nature, extent and timing of the review and the level of assistance provided by any third parties. The review of the Societe Generale Financial Corporation Mortgage Loans was conducted as described below with respect to each of those Societe Generale Financial Corporation Mortgage Loans. The review of the Societe Generale Financial Corporation Mortgage Loans was performed by a deal team comprised of real estate and securitization professionals who are employees and contractors of Societe Generale Financial Corporation or its affiliates (collectively, the “Societe Generale Financial Corporation Deal Team”) with the assistance of certain third parties. Societe Generale Financial Corporation has ultimate authority and control over, and assumes all responsibility for and attributes to itself, the review of the Societe Generale Financial Corporation Mortgage Loans and the review’s findings and conclusions. The review procedures described below were employed with respect to all of the Societe Generale Financial Corporation Mortgage Loans (rather than relying on sampling procedures), except that certain review procedures were only relevant to the large loan disclosures in this prospectus, as further described below.

Database. To prepare for securitization, members of the Societe Generale Financial Corporation Deal Team created a database of loan level and property level information, and prepared an asset summary report, regarding each of the Societe Generale Financial Corporation Mortgage Loans. The database and the respective asset summary reports were compiled from, among other sources, the related mortgage loan documents, appraisals, environmental reports, seismic reports, property condition reports, zoning reports, insurance review summaries, borrower supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by Societe Generale Financial Corporation during the underwriting process. After origination of each of the Societe Generale Financial Corporation Mortgage Loans, the Societe Generale Financial Corporation Deal Team may have updated the information in the database and the related asset summary report with respect to the Societe Generale Financial Corporation Mortgage Loans based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the Societe Generale Financial Corporation Deal Team. Such updates were not intended to be, and do not serve as, a re-underwriting of any Societe Generale Financial Corporation Mortgage Loan.

A data tape (the “Societe Generale Financial Corporation Data Tape”) containing detailed information regarding each of the Societe Generale Financial Corporation Mortgage Loans was created from the information in the database referred to in the prior paragraph. The Societe Generale Financial Corporation Data Tape was used by the Societe Generale Financial Corporation Deal Team to provide the numerical information regarding the Societe Generale Financial Corporation Mortgage Loans in this prospectus.

Data Comparisons and Recalculation. Societe Generale Financial Corporation engaged a third party accounting firm to perform certain data comparison and recalculation procedures designed or provided by

Societe Generale Financial Corporation, relating to information in this prospectus regarding the Societe Generale Financial Corporation Mortgage Loans. These procedures included:

●	comparing the information in the Societe Generale Financial Corporation Data Tape against various source documents provided by Societe Generale Financial Corporation;

●	comparing numerical information regarding the Societe Generale Financial Corporation Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the information contained in the Societe Generale Financial Corporation Data Tape; and

●	recalculating certain percentages, ratios and other formulae relating to the Societe Generale Financial Corporation Mortgage Loans disclosed in this prospectus.

Legal Review. Societe Generale Financial Corporation engaged various law firms to conduct certain legal reviews of the Societe Generale Financial Corporation Mortgage Loans for disclosure in this prospectus. In anticipation of the securitization of the Societe Generale Financial Corporation Mortgage Loans, origination counsel prepared a loan summary that sets forth salient loan terms and summarizes material deviations from Societe Generale Financial Corporation’s standard form loan documents. In addition, origination counsel for each Societe Generale Financial Corporation Mortgage Loan reviewed Societe Generale Financial Corporation’s representations and warranties set forth on Annex D-1 and, if applicable, identified exceptions to those representations and warranties.

Loan seller’s counsel was also engaged to assist in the review of the Societe Generale Financial Corporation Mortgage Loans. Such assistance included, among other things, (i) a review of sections of the Mortgage Loan documents that deviate materially from Societe Generale Financial Corporation’s standard form documents, as identified by Societe Generale Financial Corporation and origination counsel, (ii) a review of the asset summary reports and the loan summaries prepared by Societe Generale Financial Corporation relating to the Societe Generale Financial Corporation Mortgage Loans, and (iii) a review of due diligence questionnaires completed by origination counsel.

Societe Generale Financial Corporation prepared, and both originating counsel and loan seller’s counsel reviewed, the loan summaries for the Societe Generale Financial Corporation Mortgage Loans included in the 10 largest Mortgage Loans in the Mortgage Pool, and the abbreviated loan summaries for the Societe Generale Financial Corporation Mortgage Loans included in the next 5 largest Mortgage Loans in the Mortgage Pool, which loan summaries and abbreviated loan summaries are incorporated in “Summaries of the Fifteen Largest Mortgage Loans” in the attached Annex A-3.

Other Review Procedures. With respect to any pending litigation that existed at the origination of any of the Societe Generale Financial Corporation Mortgage Loans, Societe Generale Financial Corporation requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel. In connection with the origination of each Societe Generale Financial Corporation Mortgage Loan, Societe Generale Financial Corporation, together with origination counsel, conducted a search with respect to each borrower under the related Societe Generale Financial Corporation Mortgage Loan to determine whether it filed for bankruptcy. If Societe Generale Financial Corporation became aware of a significant natural disaster in the vicinity of any Mortgaged Property securing one of the Societe Generale Financial Corporation Mortgage Loans, Societe Generale Financial Corporation obtained information on the status of the Mortgaged Property from the related borrower to confirm that there was no material damage to the Mortgaged Property.

Additionally, with respect to each Societe Generale Financial Corporation Mortgage Loan, the Societe Generale Financial Corporation Deal Team also consulted with the applicable Societe Generale Financial Corporation mortgage loan origination team to confirm that each of the Societe Generale Financial Corporation Mortgage Loans was originated in compliance with the origination and underwriting criteria described above under “—Societe Generale Financial Corporation’s Underwriting Standards”, as well as to identify any material deviations from those origination and underwriting criteria. See “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines”.

Review Procedures in the Event of a Mortgage Loan Substitution. Societe Generale Financial Corporation will perform a review of any Societe Generale Financial Corporation Mortgage Loan that it elects to substitute for a Societe Generale Financial Corporation Mortgage Loan in the pool in connection with a material breach of a representation or warranty or a material document defect. Societe Generale Financial Corporation, and if appropriate its legal counsel, will review the mortgage loan documents and servicing history of the substitute mortgage loan to confirm it meets each of the criteria required under the terms of the related MLPA and the PSA (the “Qualification Criteria”). Societe Generale Financial Corporation may engage a third party to compare the Qualification Criteria against the underlying source documentation to verify the accuracy of the review by Societe Generale Financial Corporation and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by Societe Generale Financial Corporation to render any tax opinion required in connection with the substitution.

Findings and Conclusions. Societe Generale Financial Corporation found and concluded with reasonable assurance that the disclosure regarding the Societe Generale Financial Corporation Mortgage Loans in this prospectus is accurate in all material respects. Societe Generale Financial Corporation also found and concluded with reasonable assurance that the Societe Generale Financial Corporation Mortgage Loans were originated in accordance with Societe Generale Financial Corporation’s origination procedures and underwriting criteria.

Compliance with Rule 15Ga-1 under the Exchange Act

Societe Generale Financial Corporation has no history as a securitizer prior to February 2019. Societe Generale Financial Corporation’s Central Index Key number is 0001755531. Societe Generale Financial Corporation most recently filed a Form ABS-15G with the SEC pursuant to Rule 15Ga-1 on February 14, 2022. Societe Generale Financial Corporation has no history of repurchases or repurchase requests through and including December 31, 2021 required to be reported by Societe Generale Financial Corporation under Rule 15Ga-1 under the Exchange Act, as amended, with respect to breaches of representations and warranties made by it as a sponsor of commercial mortgage loan securitizations. Further, with respect to the SGFC Entities past commercial mortgage loan securitization activities, SGNY most recently filed a Form ABS-15G with the SEC pursuant to Rule 15Ga-1 on February 14, 2022. SGNY’s Central Index Key number is 0001238163. With respect to the period from and including January 1, 2012 to and including December 31, 2021, SGNY does not have any activity to report as required by Rule 15Ga-1 under the Exchange Act with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

Retained Interests in This Securitization

Neither Societe Generale Financial Corporation nor any of its affiliates intends to retain on the Closing Date any certificates issued by the issuing entity or any other economic interest in this securitization, except that Societe Generale Financial Corporation is expected to retain the SGFC VRR Interest Portion. However, Societe Generale Financial Corporation or its affiliates may retain or own in the future certain classes of certificates. Any such party will have the right to dispose of such certificates at any time. Societe Generale Financial Corporation will be required to retain the SGFC VRR Interest Portion for so long as retention thereof is necessary for it to remain in compliance with the Credit Risk Retention Rules. See “Credit Risk Retention”.

The information set forth under “—Societe Generale Financial Corporation” has been provided by Societe Generale Financial Corporation.

The Depositor

The depositor is Barclays Commercial Mortgage Securities LLC. The depositor is a special purpose limited liability company formed in the State of Delaware on August 18, 2004 for the purpose of engaging in the business, among other things, to acquire, own and hold loans, including commercial and multifamily mortgage loans, securities, notes, participations or any other assets or rights relating to an interest in real property or consumer receivables, to deposit the same into one or more trusts or other entities, to cause such trusts or other entities to issue pass-through certificates representing undivided beneficial ownership interests in the assets of such trusts or entities or notes collateralized by the assets of such trusts or entities, in addition to other related activities. The depositor is an affiliate of Barclays Capital Inc., an underwriter, and a direct wholly-owned subsidiary of Barclays Capital Real Estate Inc., a sponsor, mortgage loan seller and originator, which is an indirect wholly-owned subsidiary of Barclays Bank PLC, a public limited company registered in England and Wales, an expected VRR Interest Owner (as a “majority-owned affiliate” of Barclays) and one of the expected initial Risk Retention Consultation Parties. The depositor maintains its principal office at 745 Seventh Avenue, New York, New York 10019.

The depositor does not have, nor is it expected in the future to have, any significant assets and is not engaged in activities unrelated to the securitization of mortgage loans. The depositor will not have any business operations other than securitizing mortgage loans and related activities.

The depositor has minimal ongoing duties with respect to the certificates and the Mortgage Loans. The depositor’s duties will include, without limitation, the duty (i) to appoint a successor trustee in the event of the resignation or removal of the trustee, (ii) to provide information in its possession to the certificate administrator to the extent necessary to perform REMIC tax administration and to prepare disclosure required under the Exchange Act, and (iii) to indemnify the trustee and certificate administrator against certain expenses and liabilities resulting from the depositor’s willful misconduct, bad faith, fraud or negligence. The depositor is required under the underwriting agreement to indemnify the underwriters for certain securities law liabilities.

The depositor purchases commercial mortgage loans and interests in commercial mortgage loans for the purpose of selling those assets to trusts created in connection with the securitization of pools of assets and does not engage in any activities unrelated to those securitizations. On the Closing Date, the depositor will acquire the Mortgage Loans from each mortgage loan seller and will simultaneously transfer them, without recourse, to the trustee for the benefit of the Certificateholders and the RR Interest Owner.

The depositor remains responsible under the PSA for providing the master servicer, special servicer, certificate administrator and trustee with certain information and other assistance requested by those parties and reasonably necessary to performing their duties under the PSA. The depositor also remains responsible for mailing notices to the Certificateholders and the RR Interest Owner upon the appointment of certain successor entities under the PSA.

The Issuing Entity

The issuing entity, BBCMS Mortgage Trust 2022-C15 (the “Trust”), will be a New York common law trust, formed on the Closing Date pursuant to the PSA.

The only activities that the issuing entity may perform are those set forth in the PSA, which are generally limited to owning and administering the Mortgage Loans and any REO Property, disposing of defaulted mortgage loans and REO Property, issuing the certificates, making distributions, providing reports to Certificateholders and the RR Interest Owner and other activities described in this prospectus. Accordingly, the issuing entity may not issue securities other than the certificates, or invest in securities, other than investing of funds in the Collection Account and other accounts maintained under the PSA in certain short-term permitted investments. The issuing entity may not lend or borrow money, except that the master servicer and the trustee may make Advances of delinquent monthly debt service payments and they and the special servicer may make Servicing Advances to the issuing entity, but only to the extent it does not deem such Advances to be nonrecoverable from the related mortgage loan; such Advances are intended to provide liquidity, rather than credit support. The PSA may be amended as set forth under “Pooling and Servicing Agreement—Amendment”. The issuing entity administers the Mortgage Loans through the trustee, the certificate administrator, the master servicer and the special servicer. A discussion of the duties of the trustee, the certificate administrator, the master servicer and the special servicer, including any discretionary activities performed by each of them, is set forth in this prospectus under “Transaction Parties—The Master Servicer”, “—The Special Servicer”, “—The Trustee” and “—The Certificate Administrator” and “Pooling and Servicing Agreement”.

The only assets of the issuing entity other than the Mortgage Loans and any REO Properties are the Collection Account and other accounts maintained pursuant to the PSA, the short-term investments in which funds in the Collection Account and other accounts are invested. The issuing entity has no present liabilities, but has potential liability relating to ownership of the Mortgage Loans and any REO Properties and certain other activities described in this prospectus, and indemnity obligations to the trustee, the certificate administrator, the depositor, the master servicer, the special servicer and the operating advisor. The fiscal year of the issuing entity is the calendar year. The issuing entity has no executive officers or board of directors and acts through the trustee, the certificate administrator, the master servicer and the special servicer.

The depositor will be contributing the Mortgage Loans to the issuing entity. The depositor will be purchasing the Mortgage Loans from the mortgage loan sellers, as described under “Description of the Mortgage Loan Purchase Agreements” in this prospectus.

The Master Servicer

Midland Loan Services, a Division of PNC Bank, National Association, a national banking association (“Midland”), is expected to be the master servicer and in this capacity will initially be responsible for the master servicing and administration of the Mortgage Loans and any Serviced Companion Loans pursuant to the PSA. Certain servicing and administrative functions may also be provided by one or more primary servicers that previously serviced the mortgage loans for the mortgage loan seller. Midland’s principal servicing office is located at 10851 Mastin Street, Building 82, Suite 300, Overland Park, Kansas 66210.

Midland is a commercial financial services company that provides loan servicing, asset management and technology solutions for large pools of commercial and multifamily real estate assets. Midland is approved as a master servicer, special servicer and primary servicer for investment-grade commercial mortgage-backed securities (“CMBS”) by Standard & Poor’s Rating Services (“S&P”), Moody’s Investors Service, Inc., Fitch Ratings, Inc., DBRS, Inc. (“DBRS Morningstar”) and Kroll Bond Rating Agency, LLC. Midland has received rankings as a master, primary and special servicer of real estate assets under U.S. CMBS transactions from S&P, Fitch, and DBRS Morningstar. For each category, S&P ranks Midland as “Above Average”. DBRS Morningstar ranks Midland as “MOR CS2” for master servicer and primary servicer, and “MOR CS1” for special servicer. Fitch ranks Midland as “CMS2” for master servicer, “CPS2” for primary servicer, and “CSS2+” for special servicer. Midland is also a HUD/FHA-approved mortgagee and a Fannie Mae approved multifamily loan servicer.

Midland has detailed operating procedures across the various servicing functions to maintain compliance with its servicing obligations and the servicing standards under Midland’s servicing agreements, including procedures for managing delinquent and specially serviced loans. The policies and procedures are reviewed annually and centrally managed. Furthermore, Midland’s business continuity and disaster recovery plans are reviewed and tested annually. Midland’s policies, operating procedures and business continuity plan anticipate and provide the mechanism for some or all of Midland’s personnel to work remotely as determined by management to comply with changes in federal, state or local laws, regulations, executive orders, other requirements and/or guidance, to address health and/or other concerns related to a pandemic or other significant event or to address market or other business purposes. In light of the COVID-19 pandemic and related federal, state, and local orders, requirements and/or guidance, Midland implemented part of its business continuity plan that includes the requirement that most of its personnel work remotely until management determines otherwise. However, beginning on June 14, 2021, Midland personnel who have been working remotely during the COVID-19 pandemic are generally permitted to voluntarily return to the workplace, subject to certain exceptions and limitations.

Midland will not have primary responsibility for custody services of original documents evidencing the underlying Mortgage Loans or the Serviced Companion Loans. Midland may from time to time have custody of certain of such documents as necessary for enforcement actions involving particular Mortgage Loans or the Serviced Companion Loans or otherwise. To the extent that Midland has custody of any such documents for any such servicing purposes, such documents will be maintained in a manner consistent with the Servicing Standard.

No securitization transaction involving commercial or multifamily mortgage loans in which Midland was acting as master servicer, primary servicer or special servicer has experienced a servicer event of default as a result of any action or inaction of Midland as master servicer, primary servicer or special servicer, as applicable, including as a result of Midland’s failure to comply with the applicable servicing criteria in connection with any securitization transaction. Midland has made all advances required to be made by it under the servicing agreements on the commercial and multifamily mortgage loans serviced by Midland in securitization transactions.

From time to time Midland is a party to lawsuits and other legal proceedings as part of its duties as a loan servicer (e.g., enforcement of loan obligations) and/or arising in the ordinary course of business. Midland does not believe that any such lawsuits or legal proceedings would, individually or in the aggregate, have a material adverse effect on its business or its ability to service loans pursuant to the PSA.

Midland currently maintains an Internet-based investor reporting system, CMBS Investor Insight®, that contains performance information at the portfolio, loan and property levels on the various commercial mortgage backed securities transactions that it services. Certificateholders, prospective transferees of the certificates and other appropriate parties may obtain access to CMBS Investor Insight® through Midland’s website at www.pnc.com/midland. Midland may require registration and execution of an access agreement in connection with providing access to CMBS Investor Insight®.

As of December 31, 2021, Midland was master and primary servicing approximately 24,801 commercial and multifamily mortgage loans with a principal balance of approximately $530 billion. The collateral for such loans is located in all 50 states, the District of Columbia, Puerto Rico, Guam and Canada. Approximately 13,442 of such loans, with a total principal balance of approximately $302 billion, pertain to commercial and multifamily mortgage-backed securities. The related loan pools include multifamily, office, retail, hospitality and other income producing properties.

Midland has been servicing mortgage loans in CMBS transactions since 1992. The table below contains information on the size of the portfolio of commercial and multifamily loans and leases in CMBS and other servicing transactions for which Midland has acted as master and/or primary servicer from 2019 to 2021.

Portfolio Size – Master/Primary Servicing	Calendar Year End (Approximate amounts in billions)
	2019	2020	2021
CMBS	$219	$256	$302
Other	$387	$317	$301
Total	$606	$573	$603

As of December 31, 2021, Midland was named the special servicer in approximately 399 commercial mortgage backed securities transactions with an aggregate outstanding principal balance of approximately $163 billion. With respect to such commercial mortgage-backed securities transactions as of such date, Midland was administering approximately 291 assets with an outstanding principal balance of approximately $5.9 billion.

Midland has acted as a special servicer for commercial and multifamily mortgage loans in CMBS transactions since 1992. The table below contains information on the size of the portfolio of specially serviced commercial and multifamily loans, leases and REO properties that have been referred to Midland as special servicer in CMBS transactions from 2019 to 2021.

Portfolio Size – Special Servicing	Calendar Year End (Approximate amounts in billions)
	2019	2020	2021
Total	$171	$170	$163

PNC Bank, National Association and its affiliates may use some of the same service providers (e.g., legal counsel, accountants and appraisal firms) as are retained on behalf of the issuing entity. In some cases, fee rates, amounts or discounts may be offered to PNC Bank, National Association and its affiliates by a third party vendor which differ from those offered to the issuing entity as a result of scheduled or ad hoc rate changes, differences in the scope, type or nature of the service or transaction, alternative fee arrangements, and negotiation by PNC Bank, National Association or its affiliates other than Midland.

From time to time, Midland and/or its affiliates may purchase or sell securities, including CMBS certificates. Midland and/or its affiliates may review this prospectus and purchase or sell certificates issued in this offering, including in the secondary market.

Pursuant to a certain interim servicing agreement between Bank of Montreal or one of its affiliates, on the one hand, and Midland, on the other hand, Midland acts as interim servicer with respect to certain Bank of Montreal or one of its affiliates’ mortgage loans, including, prior to their inclusion in the issuing entity, certain of the Bank of Montreal Mortgage Loans.

Midland will acquire the right to act as master servicer and/or primary servicer (and the related right to receive and retain the excess servicing strip) with respect to the Mortgage Loans sold to the issuing entity by the sponsor pursuant to one or more servicing rights appointment agreements entered into on the Closing Date. The “excess servicing strip” means a portion of the Servicing Fee payable to Midland that accrues at a per annum rate initially equal to the Servicing Fee Rate minus (A) with respect to the Serviced Mortgage Loans (i) if no primary servicing fee rate or subservicing fee rate is payable to a party other than Midland, 0.00125% or (ii) if a primary servicing fee rate or subservicing fee rate is payable to a party other than Midland, 0.000625% plus any such primary servicing fee rate or subservicing fee rate payable to a party other than Midland; or (B) with respect to any Non-Serviced Mortgage Loan, 0.000625%, but which may be reduced under certain circumstances as provided in the PSA.

Midland is also (i) the master servicer and special servicer under the BBCMS 2022-C14 pooling and servicing agreement, pursuant to which the 1888 Century Park East Whole Loan is serviced, (ii) the master servicer under the Benchmark 2022-B32 pooling and servicing agreement, pursuant to which the Bedrock Portfolio and the Moonwater Office Portfolio Whole Loans are serviced, and (iii) anticipated to be the master servicer under the MSC 2022-L8 pooling and servicing agreement, pursuant to which the Visions Hotel Portfolio III Whole Loan is serviced.

The reports on assessment of compliance with applicable servicing criteria for the twelve-month periods ending on December 31, 2020 and December 31, 2021, respectively, furnished pursuant to Item 1122 of Regulation AB for Midland, did not identify a material instance of noncompliance.

The report on assessment of compliance with applicable servicing criteria for the twelve month period ending on December 31, 2019 furnished pursuant to Item 1122 of Regulation AB for Midland, identified a material instance of noncompliance relating to the servicing criterion described in Item 1122(d)(3)(i)(A) of Regulation AB, which requires that:

“Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports: (A) Are prepared in accordance with timeframes and other terms set forth in the transaction agreements….”

For CMBS transactions subject to the reporting requirements of Regulation AB on and after November 23, 2016 (the effective date of the most recent amendment to Regulation AB), Midland as master servicer of certain of those CMBS transactions became responsible for Schedule AL (Asset-Level) reporting on behalf of the related CMBS trusts. Midland’s Schedule AL reporting process was enhanced in April of 2019, however, the process remained manual throughout the 2019 calendar year and additional errors during such year were identified during the related audit. Following identification, Midland made staffing changes and additional improvements to its processes and procedures to support its Schedule AL reporting obligations and has moved to an automated solution for this process.

The foregoing information regarding Midland under this section titled “—The Master Servicer” has been provided by Midland. None of the depositor, the underwriters, the special servicer, the operating advisor, the asset representations reviewer, the trustee, the certificate administrator or any of their affiliates takes any responsibility for this information or makes any representation or warranty as to its accuracy or completeness.

For a description of any material affiliations, relationships and related transactions between Midland, in its capacity as master servicer, and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

The master servicer will have various duties under the PSA. Certain duties and obligations of Midland are described under “Pooling and Servicing Agreement—General” and “—Enforcement of “Due-on-Sale” and “Due-on-Encumbrance” Provisions”. The ability of the master servicer to waive or modify any terms, fees, penalties or payments on the Mortgage Loans (other than a Non-Serviced Mortgage Loan), and the effect of that ability on the potential cash flows from such Mortgage Loans, are described under “Pooling and Servicing Agreement—Modifications, Waivers and Amendments”. The master servicer’s obligations as the servicer to make advances, and the interest or other fees charged for those advances and the terms of the master servicer’s recovery of those advances, are described under “Pooling and Servicing Agreement—Advances”.

Midland, in its capacity as master servicer, will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA. Certain terms of the PSA regarding the master servicer’s removal, replacement or resignation are described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”, “—Termination of the Master Servicer or Special Servicer for Cause—Servicer Termination Events”, “—Rights Upon Servicer Termination Event” and “—Waiver of Servicer Termination Event”. The master servicer’s rights and obligations with respect to indemnification, and certain limitations on the master servicer’s liability under the PSA, are described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”.

The Special Servicer

Rialto Capital Advisors, LLC, a Delaware limited liability company (“RCA”), is expected to be appointed as the special servicer under the PSA. In such capacity, the special servicer will be responsible for the servicing and administration of the Specially Serviced Loans (other than any Excluded Special Servicer Loan) and REO Properties, pursuant to the PSA.

RCA maintains its principal servicing office at 200 S. Biscayne Blvd., Suite 3550, Miami, Florida 33131.

RCA has been engaged in the special servicing of commercial mortgage loans for commercial real estate securitizations since approximately May 2012. RCA currently has a commercial mortgage-backed securities special servicer rating of “CSS2” by Fitch, a commercial loan special servicer ranking of “Above Average” by S&P and a commercial mortgage special servicer ranking of “MOR CS2” by DBRS Morningstar. RCA is also rated by Kroll Bond Rating Agency, LLC.

RCA is an affiliate of Rialto Capitol Management, LLC, a Delaware limited liability company (“RCM”) and a Securities and Exchange Commission registered investment adviser. RCM is a vertically integrated commercial real estate investment and asset manager. Previously an indirect wholly-owned subsidiary of Lennar Corporation (“Lennar”) (NYSE: LEN and LEN.B), a national homebuilder, RCM and RCA were acquired on November 30, 2018 by investment funds managed by Stone Point Capitol LLC (“Stone Point”) in partnership with RCM’s management team. Stone Point is a financial services and asset management focused private equity firm based in Greenwich, Connecticut. As of September 30, 2021, RCM was the sponsor of, and certain of its affiliates were investors in, twelve private equity fund structures (collectively, the “Funds”) and RCM also advised several other investment vehicles such as co-investments, joint ventures and separately managed accounts, having over $8.0 billion of regulatory assets under management in the aggregate. Of the twelve Funds, seven are focused in whole or in part on investments in commercial mortgage-backed securities, with the remaining Funds focused on distressed and value add real estate related investments, mezzanine debt and/or credit investments.

As of September 30, 2021, RCM has underwritten and purchased, primarily for the Funds, over $9.0 billion in face value of subordinate commercial mortgage-backed securities certificates in approximately 147 securitizations totaling approximately $155 billion in overall transaction size. RCM (or an affiliate) has the right to appoint the special servicer in a majority of these transactions.

Rialto Management Group, LLC, together with its subsidiaries RCA and RCM (excluding Stone Point), had 261 employees as of September 30, 2021 and is headquartered in Miami with offices located in New York City and Atlanta and additional offices across the United States and in Europe.

RCA has detailed operating policies and procedures which are reviewed at least annually and updated as appropriate. These policies and procedures for the performance of its special servicing obligations are, among other things, in compliance with the applicable servicing criteria set forth in Item 1122 of Regulation AB under the Securities Act. RCA has developed strategies and procedures for managing delinquent loans, loans subject to bankruptcies of the borrowers and other breaches by borrowers of the underlying loan documents that are designed to maximize value from the assets for the benefit of Certificateholders and the RR Interest Owner. These strategies and procedures vary on a case by case basis, and include, but are not limited to, liquidation of the underlying collateral, note sales, discounted payoffs, and borrower negotiation or workout in accordance with the related servicing standard. The strategy pursued by RCA for any particular property depends upon, among other things, the terms and provisions of the underlying loan documents, the jurisdiction where the underlying property is located and the condition and type of underlying property. Standardization and automation have been pursued, and continue to be pursued, wherever possible so as to provide for continued accuracy, efficiency, transparency, monitoring and controls.

RCA is subject to an annual external audit. As part of such external audit, auditors perform test work and review internal controls throughout the year. While RCA was a part of Lennar, RCA was determined to be Sarbanes-Oxley compliant.

RCA maintains a web-based asset management system that contains performance information at the portfolio, loan and property levels on the various loan and REO assets that it services. Additionally, RCA has a formal, documented disaster recovery and business continuity plan.

As of September 30, 2021, RCA and its affiliates were actively special servicing approximately 504 portfolio loans (and REO properties) with an unpaid principal balance of approximately $9.93 billion (see footnote 2 to the chart below).

As of September 30, 2021, RCA is also performing special servicing for approximately 135 commercial real estate securitizations. With respect to such securitization transactions, RCA is administering approximately 8,670 assets with an unpaid principal balance at securitization of approximately $140.5 billion. The asset pools specially serviced by RCA include residential, multifamily/condo, office, retail, hotel, healthcare, industrial, manufactured housing and other income-producing properties as well as residential and commercial land.

The following table sets forth information about RCA’s portfolio of specially serviced commercial and multifamily mortgage loans and REO properties in commercial mortgage-backed securitization transactions as of the dates indicated:

CMBS Pools	As of 12/31/2018	As of 12/31/2019	As of 12/31/2020	As of 3/31/2021
Number of CMBS Pools Named Special Servicer	105	120	129	138
Approximate Aggregate Unpaid Principal Balance(1)	$110.9 billion	$125.0 billion	$133.3 billion	$140.5 billion
Approximate Number of Specially Serviced Loans or REO Properties(2)	136	179	617	504
Approximate Aggregate Unpaid Principal Balance of Specially Serviced Loans or REO Properties(2)	$2.02 billion	$2.55 billion	$11.67 billion	$9.93 billion

(1)	Includes all commercial and multifamily mortgage loans and related REO properties in RCA’s portfolio for which RCA is the named special servicer, regardless of whether such mortgage loans and related REO properties are, as of the specified date, specially serviced by RCA.

(2)	Includes only those commercial and multifamily mortgage loans and related REO properties in RCA’s portfolio for which RCA is the named special servicer that are, as of the specified date, specially serviced by RCA. Does not include any resolutions during the specified year.

In its capacity as the special servicer, RCA will not have primary responsibility for custody services of original documents evidencing the underlying mortgage loans. RCA may from time to time have custody of certain of such documents as necessary for enforcement actions involving particular underlying mortgage loans or otherwise. To the extent that RCA has custody of any such documents for any such servicing purposes, such documents will be maintained in a manner consistent with the Servicing Standard.

RCA does not have any material advancing rights or obligations with respect to the commercial mortgage-backed securities pools as to which it acts as special servicer. In certain instances RCA may have the right or be obligated to make property related servicing advances in emergency situations with respect to certain commercial mortgage-backed securities pools as to which it acts as special servicer.

There are, to the actual current knowledge of RCA, no special or unique factors of a material nature involved in special servicing the particular types of assets included in this securitization transaction, as compared to the types of assets specially serviced by RCA in other commercial mortgage-backed securitization pools generally, for which RCA has developed processes and procedures which materially differ from the processes and procedures employed by RCA in connection with its special servicing of commercial mortgage-backed securitization pools generally. There have not been, during the past three years, any material changes to the policies or procedures of RCA in the servicing function it will perform under the PSA for assets of the same type included in this securitization transaction.

No securitization transaction in which RCA was acting as special servicer has experienced a servicer event of default as a result of any action or inaction of RCA as special servicer, including as a result of a failure by RCA to comply with the applicable servicing criteria in connection with any securitization transaction. RCA has not been terminated as special servicer in any securitization, either due to a servicing default or the application of a servicing performance test or trigger. RCA has made all advances required to be made by it under the servicing agreements related to the securitization transactions in which RCA is acting as special servicer. There has been no previous disclosure of material noncompliance with the applicable servicing criteria by RCA in connection with any securitization in which RCA was acting as special servicer.

RCA does not believe that its financial condition will have any adverse effect on the performance of its duties under the PSA and, accordingly, RCA believes that its financial condition will not have any material impact on the Mortgage Pool performance or the performance of the certificates.

From time to time RCA is a party to lawsuits and other legal proceedings as part of its duties as a loan servicer (e.g., enforcement of loan obligations) and/or arising in the ordinary course of business. RCA does not believe that any such lawsuits or legal proceedings would, individually or in the aggregate, have a material adverse effect on its business or its ability to service loans pursuant to the PSA. There are currently no legal proceedings pending, and no legal proceedings known to be contemplated by governmental authorities, against RCA or of which any of its property is the subject, that are material to the Certificateholders.

RCA occasionally engages consultants to perform property inspections and to provide surveillance on a property and its local market; it currently does not have any plans to engage sub-servicers to perform on its behalf any of its duties with respect to this transaction with the exception of some outsourced base servicing functions.

In the commercial mortgage-backed securitizations in which RCA acts as special servicer, RCA may enter into one or more arrangements with any party entitled to appoint or remove and replace the special servicer to provide for a discount and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, RCA’s appointment as special servicer under the applicable servicing agreement and limitations on such person’s right to replace RCA as the special servicer.

RCA is an affiliate of (i) RREF IV-D AIV RR, LLC, the entity expected to be the holder of the “eligible horizontal residual interest” and be appointed as the initial Controlling Class Certificateholder and the initial Directing Certificateholder, (ii) RREF IV-D AIV RR, LLC, the entity that will receive the Class S certificates on the Closing Date, (iii) Rialto Real Estate Fund IV – Debt, LP, which entity is expected to purchase the Class F and Class X-F certificates, and (iv) Prima Capital Advisors, LLC, the directing certificateholder with respect to The Summit Whole Loan and the Coleman Highline Phase IV Whole Loan, through common control by Stone Point Capital LLC. Except as described above, neither RCA nor any of its affiliates intends to retain any certificates issued by the issuing entity or any other economic interest in this securitization. However, RCM or its affiliates may, in the future, retain or own interests in certain other classes of certificates. Any such party will have the right to dispose of such certificates at any time.

The foregoing information regarding the special servicer set forth in this section entitled “—The Special Servicer” has been provided by RCA. None of the depositor, the underwriters, the master servicer, the operating advisor, the asset representations reviewer, the trustee, the certificate administrator, or any of their affiliates takes any responsibility for this information or makes any representation or warranty as to its accuracy or completeness.

The special servicer will be required to pay all expenses incurred in connection with its responsibilities under the PSA (subject to reimbursement as described in this prospectus).

The special servicer may be terminated, with respect to the Mortgage Loans and Serviced Companion Loans, without cause, by (i) the applicable Certificateholders (if a Control Termination Event has occurred and is continuing) and (ii) the Directing Certificateholder (for so long as a Control Termination Event does not exist).

The special servicer may resign under the PSA as described under “Pooling and Servicing Agreement—Resignation of the Master Servicer or Special Servicer” in this prospectus.

Certain duties and obligations of RCA as the special servicer and the provisions of the PSA are described under “Pooling and Servicing Agreement”, “Certain Legal Aspects of Mortgage Loans—Enforcement of “Due-On-Sale” and “Due-On-Encumbrance” Provisions” and “—Inspections” in this prospectus. RCA’s ability to waive or modify any terms, fees, penalties or payments on the Mortgage Loans and the potential effect of that ability on the potential cash flows from the Mortgage Loans are described under “Pooling and Servicing Agreement—Modifications, Waivers and Amendments” below.

The special servicer and various related persons and entities will be entitled to be indemnified by the issuing entity for certain losses and liabilities incurred by the special servicer as described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification” in this prospectus.

The special servicer will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA. Certain terms of the PSA regarding the special servicer’s removal, replacement, resignation or transfer are described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”, “—Termination of Master Servicer and Special Servicer for Cause—Servicer Termination Events” and “—Rights Upon Servicer Termination Event”. The special servicer’s rights and obligations with respect to indemnification, and certain limitations on the special servicer’s liability under the PSA, are described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”.

The Primary Servicer

KeyBank will be appointed as a primary servicer with respect to the KeyBank Mortgage Loans (collectively, the “KeyBank Serviced Mortgage Loans”). KeyBank is a wholly-owned subsidiary of KeyCorp. KeyBank maintains a servicing office at 11501 Outlook Street, Suite 300, Overland Park, Kansas 66211. KeyBank is not an affiliate of the issuing entity, the depositor, any other Mortgage Loan Seller, the trustee, the certificate administrator, the paying agent, the custodian, the master servicer, the special servicer, the operating advisor, the asset representations reviewer, or any other sub-servicer. KeyBank National Association is also the master servicer and special servicer with respect to (i) The Summit Mortgage Loan, which is serviced under the SUMIT 2022-BVUE trust and servicing agreement, (ii) the Coleman Highline Phase IV Mortgage Loan, which is serviced under the COLEM 2022-HLNE trust and servicing agreement, and (iii) the 26 Broadway Mortgage Loan, which is serviced under the BWAY 2022-26BW trust and servicing agreement. KeyBank National Association is also the master servicer with respect to (i) the IPCC National Storage Portfolio XVI Mortgage Loan, which is serviced under the BMO 2022-C1 pooling and servicing agreement, (ii) the 1100 & 820 First Street NE Mortgage Loan and the AMF Portfolio Mortgage Loan, each of which is serviced under the BBCMS 2021-C12 pooling and servicing agreement, and (iii) the NYC MFRT Portfolio Mortgage Loan, which is serviced under the BMO 2022-C1 pooling and servicing agreement. KeyBank National Association is also the special servicer with respect to (i) the Moonwater Office Portfolio Mortgage Loan, which is serviced under the Benchmark 2022-B32 pooling and servicing agreement, and (ii) the Bedrock Portfolio Mortgage Loan, which is serviced under the Benchmark 2022-B32 pooling and servicing agreement.

KeyBank has been engaged in the servicing of commercial mortgage loans since 1995 and commercial mortgage loans originated for securitization since 1998.  The following table sets forth information about KeyBank’s portfolio of master or primary serviced commercial mortgage loans as of the dates indicated.

Loans	As of 12/31/19	As of 12/31/20	As of 12/31/2021
By Approximate Number	18,882	17,008	18,122
By Approximate Aggregate Principal Balance (in billions)	$289.6	$308.5	$379.3

Within this servicing portfolio are, as of December 31, 2021, approximately 11,586 loans with a total principal balance of approximately $275.4 billion that are included in approximately 852 commercial mortgage-backed securitization transactions.

KeyBank’s servicing portfolio includes mortgage loans secured by multifamily, office, retail, hospitality and other types of income-producing properties that are located throughout the United States. KeyBank also services newly-originated commercial mortgage loans and mortgage loans acquired in the secondary market for issuers of commercial and multifamily mortgage-backed securities, financial institutions and a variety of investors and other third parties. Based on the aggregate outstanding principal balance of loans being serviced as of December 31, 2021, the Mortgage Bankers Association of America ranked KeyBank the third largest commercial mortgage loan servicer for loans related to commercial mortgage-backed securities in terms of total master and primary servicing volume.

KeyBank is approved as the master servicer, primary servicer, and special servicer for commercial mortgage-backed securities rated by Moody’s, S&P Global Ratings (“S&P”), Fitch, and DBRS, Inc. (“DBRS Morningstar”). Moody’s does not assign specific ratings to servicers. KeyBank is on S&P’s Select Servicer list as a U.S. Commercial Mortgage Master Servicer and as a U.S. Commercial Mortgage Special Servicer, and S&P has assigned to KeyBank the rating of “Strong” as a master servicer, primary servicer, and special servicer. Fitch has assigned to KeyBank the ratings of “CMS1” as a master servicer, “CPS1” as a primary servicer, and “CSS1-” as a special servicer. DBRS Morningstar has assigned to KeyBank the rankings of “MOR CS1” as master servicer, “MOR CS1” as primary servicer, and “MOR CS1” as special servicer. S&P’s, Fitch’s, and DBRS Morningstar’s ratings of a servicer are based on an examination of many factors, including the servicer’s financial condition, management team, organizational structure, and operating history.

KeyBank’s servicing system utilizes a mortgage-servicing technology platform with multiple capabilities and reporting functions. This platform allows KeyBank to process mortgage servicing activities including: (i) performing account maintenance; (ii) tracking borrower communications; (iii) tracking real estate tax escrows and payments, insurance escrows and payments, replacement reserve escrows and operating statement data and rent rolls; (iv) entering and updating transaction data; and (v) generating various reports. KeyBank generally uses the CREFC® format to report to trustees of commercial mortgage-backed securities (CMBS) transactions and maintains a website (www.key.com/key2cre) that provides access to reports and other information to investors in CMBS transactions that KeyBank is the primary servicer or the master servicer.

KeyBank maintains the accounts it uses in connection with servicing commercial mortgage loans. The following table sets forth the ratings assigned to KeyBank’s deposits and debt obligations.

	S&P	Fitch	Moody’s
Long-Term Deposits	N/A	A	A1
Short-Term Deposits	N/A	F1	P-1
Long-Term Debt Obligations	A-	A-	A3
Short-Term Debt Obligations	A-2	F1	P-2

KeyBank believes that its financial condition will not have any material adverse effect on the performance of its duties under the KeyBank Primary Servicing Agreement and, accordingly, will not have any material adverse impact on the performance of the KeyBank Serviced Mortgage Loans or the performance of the certificates.

KeyBank has developed policies, procedures and controls for the performance of its servicing obligations in compliance with applicable servicing agreements, servicing standards and the servicing criteria set forth in Item 1122 of Regulation AB under the Securities Act of 1933, as amended. These policies, procedures and controls include, among other things, procedures to (i) notify borrowers of payment delinquencies and other loan defaults, (ii) work with borrowers to facilitate collections and performance prior to the occurrence of a servicing transfer event, (iii) if a servicing transfer event occurs as a result of a delinquency, loss, bankruptcy or other loan default, transfer the subject loan to the special servicer, and (iv) manage delinquent loans and loans subject to the bankruptcy of the borrower.

KeyBank’s servicing policies and procedures for the servicing functions it will perform under the KeyBank Primary Servicing Agreement for assets of the same type included in this transaction are updated periodically to keep pace with the changes in the CMBS industry. For example, KeyBank has, in response to changes in federal or state law or investor requirements, (i) made changes in its insurance monitoring and risk-management functions as a result of the Terrorism Risk Insurance Act of 2002, as amended, and (ii) established a website where investors and mortgage loan borrowers can access information regarding their investments and mortgage loans. Otherwise, KeyBank’s servicing policies and procedures have been generally consistent for the last three years in all material respects.

KeyBank is, as the primary servicer of the KeyBank Serviced Mortgage Loans, generally responsible for the primary servicing functions for the KeyBank Serviced Mortgage Loans. KeyBank may from time to time perform some of its servicing obligations under the KeyBank Primary Servicing Agreement through one or more third-party vendors that provide servicing functions such as tracking and reporting of flood zone changes, performing UCC searches, filing UCC financing statements and amendments, appraisals, environmental assessments, property condition assessments, property management, real estate brokerage services and other services necessary in the routine course of acquiring, managing and disposing of any REO Property. KeyBank will, in accordance with its internal procedures and applicable law, monitor and review the performance of any third-party vendors retained by it to perform servicing functions, and KeyBank will remain liable for its servicing obligations under the KeyBank Primary Servicing Agreement as if KeyBank had not retained any such vendors.

Generally, all amounts received by KeyBank on the KeyBank Serviced Mortgage Loans are initially deposited into a common clearing account with collections on other commercial mortgage loans serviced by KeyBank and are then allocated and transferred to the appropriate account within the time required by the KeyBank Primary Servicing Agreement. Similarly, KeyBank generally transfers any amount that is to be disbursed to a common disbursement account on the day of the disbursement.

KeyBank will not have primary responsibility for custody services of original documents evidencing the KeyBank Serviced Mortgage Loans. KeyBank may from time to time have custody of certain of such documents as necessary for enforcement actions involving particular KeyBank Serviced Mortgage Loans or otherwise. To the extent that KeyBank has custody of any such documents for any such servicing purposes, such documents will be maintained in a manner consistent with the servicing standard described in the KeyBank Primary Servicing Agreement.

No securitization transaction involving commercial or multifamily mortgage loans in which KeyBank was acting as primary servicer has experienced a servicer event of default as a result of any action or inaction of KeyBank as primary servicer including as a result of KeyBank’s failure to comply with the applicable servicing criteria in connection with any securitization transaction.

From time to time KeyBank is a party to lawsuits and other legal proceedings as part of its duties as a loan servicer and otherwise arising in the ordinary course of its business. KeyBank does not believe that any lawsuits or legal proceedings that are pending at this time would, individually or in the aggregate, have a material adverse effect on its business or its ability to service the KeyBank Serviced Mortgage Loans pursuant to the KeyBank Primary Servicing Agreement.

As of the Closing Date, neither KeyBank nor any of its affiliates will retain any certificates issued by the issuing entity or any other economic interest in this securitization, except that KeyBank will retain $7,688,325 certificate balance of the VRR Interest and, for the avoidance of doubt, KeyBank, as primary servicer for certain of the KeyBank Serviced Mortgage Loans, will be entitled to, or is expected to be entitled to, primary servicing fees described in this prospectus with respect to such Mortgage Loans. However, KeyBank and its affiliates may, from time to time after the Closing Date, acquire certificates pursuant to secondary market transactions. Any such party will have the right to dispose of any such certificates (other than its portion of the VRR Interest) at any time.

The information set forth above under this heading “—The Primary Servicer” has been provided by KeyBank.

Summary of the KeyBank Primary Servicing Agreement

General. KeyBank has acquired the right to be appointed as the primary servicer of the KeyBank Serviced Mortgage Loans (collectively, 21.6%). Accordingly, Midland, as master servicer, and KeyBank, as primary servicer, will enter into a Primary Servicing Agreement, dated as of April 1, 2022 (the “KeyBank Primary Servicing Agreement”). The primary servicing of such KeyBank Serviced Mortgage Loans will be governed by the KeyBank Primary Servicing Agreement. The following summary describes certain provisions of the KeyBank Primary Servicing Agreement relating to the primary servicing and administration of the KeyBank Serviced Mortgage Loans. The summary does not purport to be complete and is subject, and qualified in its entirety, by reference to the provisions of the KeyBank Primary Servicing Agreement.

Summary of Duties. With respect to the KeyBank Serviced Mortgage Loans, KeyBank, as primary servicer, will be responsible for performing the primary servicing of such KeyBank Serviced Mortgage Loans in a manner consistent with the PSA and the Servicing Standard. Primary servicing will include:

●	maintaining the servicing file and releasing files upon borrower request or payoff of such KeyBank Serviced Mortgage Loan as approved by the master servicer,

●	(i) within five (5) business days of receipt of a repurchase demand, reporting any such repurchase demand to the master servicer and forwarding a copy of such repurchase demand to the master servicer, (ii) within five (5) business days of discovery or notice of a document defect or breach, notifying the master servicer in writing of any discovered document defect or breach of mortgage loan representation, and (iii) cooperating with the master servicer in pursuing its obligations to make a repurchase claim against the related mortgage loan seller,

●	collecting monthly payments and escrow and reserve payments and maintaining a primary servicer collection account and applicable escrow and reserve accounts to hold such collections,

●	remitting to the master servicer on a timely basis monthly payments less any primary servicing fees and compensation in the nature of additional servicing compensation due to KeyBank, as primary servicer and any escrow and reserve payments to be held by KeyBank,

●	preparing such reports, including a monthly remittance report and such other reports as reasonably requested by the master servicer from time to time,

●	collecting monthly and quarterly borrower reports, rent rolls, and operating statements,

●	performing annual inspections of the related mortgaged property and providing inspection reports to the master servicer,

●	monitoring borrower insurance obligations on such KeyBank Serviced Mortgage Loans and related Specially Serviced Loans and obtaining such property level insurance when the borrower fails to maintain such insurance,

●	maintaining errors and omissions insurance and an appropriate fidelity bond,

●	notifying the master servicer of any borrower requests or transactions; provided, however, that KeyBank will not approve or consummate any borrower request or transaction without obtaining the prior written consent of the master servicer,

●	promptly notifying master servicer of any defaults under the KeyBank Serviced Mortgage Loans, collection issues or customer issues; provided that KeyBank will not take any action with respect to enforcing such KeyBank Serviced Mortgage Loans without the prior written approval of the master servicer, and

●	with respect to all servicing responsibilities of the master servicer under the PSA which are not being performed by KeyBank under the KeyBank Primary Servicing Agreement, KeyBank will reasonably cooperate with the master servicer to facilitate the timely performance of such servicing responsibilities.

KeyBank’s custodial responsibilities are limited to original letters of credit as long as it (i) has a vault or other adequate safety procedures in place satisfactory to the master servicer, in its sole discretion, or (ii) outsources such responsibility to a third party vendor satisfactory to the master servicer, who has a vault or other adequate safety procedures in place satisfactory to the master servicer, in its sole discretion.

KeyBank will provide to master servicer access to all the servicing files, mortgage loan files and servicing systems maintained by KeyBank with respect to the KeyBank Serviced Mortgage Loans for audit and review. KeyBank will not take any action (whether or not authorized under the KeyBank Primary Servicing Agreement) as to which the master servicer has advised it in writing that the master servicer or the trustee has received an opinion of counsel to the effect that such action if taken would result in the imposition of a tax on any portion of the trust fund or cause either Trust REMIC to fail to qualify as a REMIC. KeyBank will fully cooperate with the master servicer in connection with avoiding the imposition of a tax on any portion of the trust fund or cause either Trust REMIC to fail to qualify as a REMIC.

KeyBank will also timely provide such certifications, reports and registered public accountant attestations required by the KeyBank Primary Servicing Agreement or by the master servicer to permit it to comply with the PSA and the depositor to comply with its Exchange Act reporting obligations.

The master servicer and KeyBank will each designate a portfolio manager and other appropriate personnel to receive documents and communications between each other such that KeyBank is able to perform its obligations under the KeyBank Primary Servicing Agreement and the master servicer is able to perform its supervisory authority over KeyBank. KeyBank will not communicate directly with the special servicer, the Directing Certificateholder or any Rating Agency except in very limited circumstances set forth in the KeyBank Primary Servicing Agreement.

KeyBank will have no obligation to make any principal and interest advance or any servicing advances KeyBank will not make any Master Servicer Decisions, Special Servicer Decisions, Major

Decisions or any other action requiring the approval of the Master Servicer under the KeyBank Primary Servicing Agreement without the prior written approval of the master servicer.

Such consent may be subject to: (a) the prior approval of the special servicer, the Directing Certificateholder or any mezzanine loan lender, as applicable, if so required under the PSA or the related Mortgage Loan documents, which approval may be withheld in such person’s sole discretion, and (b) obtaining any Rating Agency Confirmation required under the PSA or the related Mortgage Loan documents, which confirmation may be withheld in such person’s sole discretion. The master servicer will request any such approvals or Rating Agency Confirmation.

Compensation. As compensation for its activities under the KeyBank Primary Servicing Agreement, the primary servicing fee will be paid only to the extent that the master servicer receives the Servicing Fee with respect to each KeyBank Serviced Mortgage Loan under the PSA. KeyBank is not entitled to any Prepayment Interest Excess. KeyBank will be entitled to such additional primary servicing compensation as set forth in the KeyBank Primary Servicing Agreement. Generally, if received and the master servicer is entitled to retain such amounts under the PSA, KeyBank will also be entitled to retain, with respect to each related KeyBank Serviced Mortgage Loan, as additional primary servicing compensation (the “Additional Primary Servicing Compensation”), the following:

●	100% of the master servicer’s share of any assumption application fees and 50% of the master servicer’s share of any defeasance fees;

●	100% of the master servicer’s share of any charges for beneficiary statements to the extent such beneficiary statements were prepared by KeyBank and amounts collected for checks returned for insufficient funds actually paid by the borrower relating to the accounts held by KeyBank;

●	100% of late payment charges, demand charges and default interest paid by the related borrowers, except as required to offset outstanding interest on Advances or certain additional trust fund expenses incurred with respect to the related KeyBank Serviced Mortgage Loan;

●	50% of the master servicer’s share of any Excess Modification Fees, assumption fees, waiver fees, consent and earnout fees, review fees and similar fees; and

●	subject to certain limitations set forth in the PSA, any interest or other income earned on deposits in the related accounts held by KeyBank.

KeyBank will be entitled to 50% of the master servicer’s share of any fees received by the master servicer with respect to any Major Decision and any Special Servicer Decision regardless as to whether KeyBank processes such action or not. The special servicer will process all (A) Major Decisions and (B) Special Servicer Decisions, unless the master servicer and the special servicer mutually agree that the master servicer will process such Major Decision or Special Servicer Decision. If the master servicer and the special servicer mutually agree that the master servicer will process such Major Decision or Special Servicer Decision, KeyBank will be required to process such Major Decision or Special Servicer Decision.

KeyBank will be required to promptly remit to the master servicer any additional servicing compensation or other amounts received by it which KeyBank is not entitled to retain. Except as otherwise provided, KeyBank will pay all its overhead and similar expenses incurred by it in connection with its servicing activities under the KeyBank Primary Servicing Agreement.

Indemnification; Limitation of Liability. Neither KeyBank nor any partners, directors, officers, shareholders, members, managers, employees or agents of KeyBank (the “KeyBank Parties”) will be under any liability to the master servicer for any action taken, or for refraining from the taking of any action, in good faith pursuant to the KeyBank Primary Servicing Agreement, or for errors in judgment. However, this will not protect the KeyBank Parties against losses resulting from any breach of warranties or representations made in the KeyBank Primary Servicing Agreement, or against any liability that would otherwise be imposed on KeyBank by reason of its willful misconduct, bad faith or negligence (or by reason of any specific liability imposed under the KeyBank Primary Servicing Agreement for a breach of the accepted primary servicing practices) in the performance of its duties under the KeyBank Primary Servicing Agreement or by reason of its negligent disregard of its obligations or duties under the KeyBank Primary Servicing Agreement. The KeyBank Parties will be indemnified and held harmless by the master servicer against any and all claims, losses, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and any other costs, liabilities, fees and expenses (including, without limitation, costs and expenses of litigation and of enforcement of this indemnity, and of investigation, counsel fees, damages, judgments and amounts paid in settlement) incurred in connection with any actual or threatened legal or administrative action (whether in equity or at law) or claim relating to the KeyBank Primary Servicing Agreement (collectively, the “Losses”) incurred by KeyBank (a) resulting from (i) any breach by the master servicer of a representation or warranty made by it under the KeyBank Primary Servicing Agreement or (ii) the master servicer’s willful misconduct, bad faith or negligence in the performance of its obligations and duties under the KeyBank Primary Servicing Agreement or negligent disregard of its obligations and duties under the KeyBank Primary Servicing Agreement or (b) that may be imposed on, incurred by or asserted against it in connection with, related to, or arising out of, the KeyBank Primary Servicing Agreement or the transactions contemplated by the KeyBank Primary Servicing Agreement, other than any Losses incurred by KeyBank (i) that are specifically required to be borne by KeyBank without right of reimbursement pursuant to the terms of the KeyBank Primary Servicing Agreement or (ii) incurred by reason of (A) a breach of any representation or warranty by KeyBank, or (B) willful misconduct, bad faith or negligence of KeyBank in the performance of its respective obligations or duties under the KeyBank Primary Servicing Agreement or negligent disregard of its respective obligations or duties under the KeyBank Primary Servicing Agreement; provided, however, that the indemnification under clause (b) above will be strictly limited to any actual amount of indemnification received by the master servicer under the PSA as a result of pursuing the Trust on behalf of the KeyBank for such indemnification. The master servicer agrees to use reasonable efforts to pursue the Trust for any indemnification against any Losses incurred by KeyBank under clause (b) above.

KeyBank will indemnify and hold harmless the master servicer and its partners, directors, officers, shareholders, members, managers, employees or agents against any Losses incurred by the master servicer resulting from (1) any breach by KeyBank of a representation or warranty made by KeyBank in the KeyBank Primary Servicing Agreement or (2) any willful misconduct, bad faith or negligence by KeyBank in the performance of its obligations or duties under the KeyBank Primary Servicing Agreement or by reason of negligent disregard of such obligations or duties.

Termination. The KeyBank Primary Servicing Agreement will be terminated with respect to KeyBank if any of the following occurs:

●	the master servicer elects to terminate KeyBank following a KeyBank Primary Servicer Termination Event (as defined below) (except as provided in the following bullet);

●	immediately by the master servicer (or at the depositor’s request to the extent the depositor has the right to request termination of KeyBank under the PSA) pursuant to the final two bullets listed under KeyBank Primary Servicer Termination Events below;

●	promptly following KeyBank being or becoming Risk Retention Affiliated with or a Risk Retention Affiliate (as defined under the Credit Risk Retention Rules) of any Third-Party Purchaser;

●	upon resignation by KeyBank;

●	with respect to any KeyBank Serviced Mortgage Loan, in the event such KeyBank Serviced Mortgage Loan is substituted pursuant to the PSA;

●	at the option of the master servicer in its sole discretion, in the event a KeyBank Serviced Mortgage Loan is purchased or repurchased pursuant to the PSA;

●	with respect to a KeyBank Serviced Mortgage Loan, upon defeasance of such KeyBank Serviced Mortgage Loan; or

●	if the master servicer’s responsibilities and duties as master servicer under the PSA have been assumed by the trustee, and the trustee has the right to terminate KeyBank pursuant to the PSA.

“KeyBank Primary Servicer Termination Event”, means any one of the following events:

●	any failure by KeyBank to remit amounts due to the accounts maintained by KeyBank or to the master servicer, any amount required to be so remitted by KeyBank which failure continues unremedied for one (1) business day following the date on which such deposit or remittance was required to be made;

●	any failure on the part of KeyBank duly to observe or perform in any material respect any of its other covenants or obligations under the KeyBank Primary Servicing Agreement, which failure continues unremedied for a period of twenty (20) days (or (i) with respect to any year that a report on Form 10-K is required to be filed, three (3) business days in the case of KeyBank’s obligations under the KeyBank Primary Servicing Agreement in respect of Exchange Act reporting items (after any applicable grace periods) or (ii) ten (10) days in the case of a failure to pay the premium for any property insurance policy required to be maintained under the KeyBank Primary Servicing Agreement) after the date on which written notice of such failure, requiring the same to be remedied, will have been given to KeyBank by the master servicer, provided, however, if such failure is capable of being cured and KeyBank is diligently pursuing such cure, such period will be extended an additional twenty (20) days; provided, further, however, that such extended period will not apply to the obligations regarding Exchange Act reporting;

●	any breach on the part of KeyBank of any representation or warranty made pursuant to the KeyBank Primary Servicing Agreement which materially and adversely affects the interests of any class of certificateholders or holders of any related Serviced Pari Passu Companion Loan or the RR Interest Owner and which continues unremedied for a period of twenty (20) days after the date on which notice of such breach, requiring the same to be remedied, will have been given to KeyBank by the master servicer, provided, however, that if such breach is capable of being cured and KeyBank is diligently pursuing such cure, such twenty (20) day period will be extended for an additional thirty (30) days;

●	a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, will have been entered against KeyBank and such decree or order will have remained in force, undischarged, undismissed or unstayed for a period of fifty (50) days;

●	KeyBank consents to the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to KeyBank, or of or relating to all or substantially all of its property;

●	KeyBank admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations or takes any corporate action in furtherance of the foregoing;

●	any Rating Agency (or any Companion Loan Rating Agency) has (A) qualified, downgraded or withdrawn its rating or ratings of one or more classes of certificates, or (B) placed one or more classes of certificates on “watch status” in contemplation of a ratings downgrade or withdrawal

(and in the case of clause (A) or (B), such action has not been withdrawn by such Rating Agency within 60 days of such rating action) and, in the case of either of clauses (A) or (B), such Rating Agency publicly cited servicing concerns with the master servicer (because of actions of KeyBank) or KeyBank as the sole or a material factor in such rating action;

●	KeyBank is no longer rated at least “CPS3” by Fitch and KeyBank is not reinstated to at least that rating within 60 days of the delisting;

●	KeyBank is removed from S&P’s Select Servicer List as a U.S. Commercial Mortgage Primary Servicer and is not restored to such status on such list within sixty (60) days;

●	a Servicer Termination Event by the master servicer under the PSA, which Servicer Termination Event occurred as a result of the direct failure of KeyBank to perform any obligation required under the KeyBank Primary Servicing Agreement;

●	the failure of KeyBank to comply with any of the requirements to deliver any reports or certificates at the time such report or certification is required under the KeyBank Primary Servicing Agreement, which failure continues for five (5) days after KeyBank’s receipt of written notice thereof;

●	subject to the PSA, any failure by KeyBank to comply with any of the requirements under Article XI of the PSA applicable to KeyBank, including the failure to deliver any reports, certificates or disclosure information under the Exchange Act or the rules and regulations promulgated under the Exchange Act, at the time such report, certification or information is required under Article XI of the PSA; or

●	any failure by KeyBank to comply with any requirements to deliver any items required by Items 1122 and 1123 of Regulation AB under any other pooling and servicing agreement relating to any other series of certificates offered by the depositor.

Notwithstanding the foregoing, upon any termination of KeyBank, KeyBank will be entitled to receive all accrued and unpaid primary servicing fees through the date of termination and will cooperate fully with the master servicer to transition primary servicing of the KeyBank Serviced Mortgage Loans to the master servicer or its designee.

The foregoing information set forth in this “—The Primary Servicer—Summary of the KeyBank Primary Servicing Agreement” section has been provided by KeyBank.

The Affiliated Special Servicer

LNR Partners, LLC (“LNR Partners”), a Florida limited liability company and a subsidiary of Starwood Property Trust, Inc. (“STWD”), a Maryland corporation, is the current special servicer under the BBCMS 2021-C12 pooling and servicing agreement, which governs the servicing for the for the 1100 & 820 First NE Whole Loan and the AMF Portfolio Whole Loan, and is anticipated to be the special servicer under the MSC 2022-L8 pooling and servicing agreement, which is anticipated to govern the servicing of the Visions Hotel Portfolio III Whole Loan. The principal executive offices of LNR Partners are located at 2340 Collins Avenue, Suite 700, Miami Beach, Florida 33139 and its telephone number is (305) 695-5600.

STWD through its subsidiaries, affiliates and joint ventures, is involved in the real estate finance, management and development business and engages in, among other activities:

●	acquiring, developing, repositioning, managing and selling commercial and multifamily residential real estate properties,

●	investing in high-yielding real estate-related debt and equity, and

●	investing in, and managing as special servicer, unrated, below investment grade rated and investment grade rated commercial mortgage backed securities.

LNR Partners and its affiliates have substantial experience in working out loans and in performing the other obligations of the special servicer as more particularly described in the BBCMS 2021-C12 pooling and servicing agreement, including, but not limited to, processing borrower requests for lender consent to assumptions, leases, easements, partial releases and expansion and/or redevelopment of the mortgaged properties. LNR Partners and its affiliates have been engaged in the special servicing of commercial real estate assets for over 22 years. The number of commercial mortgage backed securitization pools specially serviced by LNR Partners and its affiliates has increased from 46 in December 1998 to 172 as of December 31, 2021. More specifically, LNR Partners (and its predecessors in interest) acted as special servicer with respect to:

●	84 domestic commercial mortgage backed securitization pools as of December 31, 2001, with a then current face value in excess of $53 billion;

●	101 domestic commercial mortgage backed securitization pools as of December 31, 2002, with a then current face value in excess of $67 billion;

●	113 domestic commercial mortgage backed securitization pools as of December 31, 2003, with a then current face value in excess of $79 billion;

●	134 domestic commercial mortgage backed securitization pools as of December 31, 2004, with a then current face value in excess of $111 billion;

●	142 domestic commercial mortgage backed securitization pools as of December 31, 2005, with a then current face value in excess of $148 billion;

●	143 domestic commercial mortgage backed securitization pools as of December 31, 2006, with a then current face value in excess of $201 billion;

●	143 domestic commercial mortgage backed securitization pools as of December 31, 2007 with a then current face value in excess of $228 billion;

●	138 domestic commercial mortgage backed securitization pools as of December 31, 2008 with a then current face value in excess of $210 billion;

●	136 domestic commercial mortgage backed securitization pools as of December 31, 2009 with a then current face value in excess of $191 billion;

●	144 domestic commercial mortgage backed securitization pools as of December 31, 2010 with a then current face value in excess of $201 billion;

●	140 domestic commercial mortgage backed securitization pools as of December 31, 2011 with a then current face value in excess of $176 billion;

●	131 domestic commercial mortgage backed securitization pools as of December 31, 2012 with a then current face value in excess of $136 billion;

●	141 domestic commercial mortgage backed securitization pools as of December 31, 2013 with a then current face value in excess of $133 billion;

●	152 domestic commercial mortgage backed securitization pools as of December 31, 2014 with a then current face value in excess of $135 billion;

●	159 domestic commercial mortgage backed securitization pools as of December 31, 2015 with a then current face value in excess of $111 billion;

●	153 domestic commercial mortgage backed securitization pools as of December 31, 2016 with a then current face value in excess of $87 billion;

●	160 domestic commercial mortgage backed securitization pools as of December 31, 2017 with a then current face value in excess of $68.9 billion;

●	175 domestic commercial mortgage backed securitization pools as of December 31, 2018 with a then current face value in excess of $84.2 billion;

●	185 domestic commercial mortgage backed securitization pools as of December 31, 2019 with a then current face value in excess of $93.9 billion;

●	162 domestic commercial mortgage backed securitization pools as of December 31, 2020 with a then current face value in excess of $82.2 billion; and

●	172 domestic commercial mortgage backed securitization pools as of December 31, 2021 with a then current face value in excess of $97.4 billion.

As of December 31, 2021, LNR Partners has resolved approximately $84.8 billion of U.S. commercial and multifamily loans over the past 23 years, including approximately $1.1 billion of U.S. commercial and multifamily mortgage loans during 2001, approximately $1.9 billion of U.S. commercial and multifamily mortgage loans during 2002, approximately $1.5 billion of U.S. commercial and multifamily mortgage loans during 2003, approximately $2.1 billion of U.S. commercial and multifamily mortgage loans during 2004, approximately $2.4 billion of U.S. commercial and multifamily mortgage loans during 2005, approximately $0.9 billion of U.S. commercial and multifamily mortgage loans during 2006, approximately $1.4 billion of U.S. commercial and multifamily mortgage loans during 2007, approximately $1.0 billion of U.S. commercial and multifamily mortgage loans during 2008, approximately $1.2 billion of U.S. commercial and multifamily mortgage loans during 2009, approximately $7.7 billion of U.S. commercial and multifamily mortgage loans during 2010, approximately $10.9 billion of U.S. commercial and multifamily mortgage loans during 2011, approximately $11.7 billion of U.S. commercial and multifamily mortgage loans during 2012, approximately $6.5 billion of U.S. commercial and multifamily mortgage loans during 2013, approximately $6.3 billion of U.S. commercial and multifamily mortgage loans during 2014, approximately $6 billion of U.S. commercial and multifamily mortgage loans during 2015, approximately $3.9 billion of U.S. commercial and multifamily mortgage loans during 2016, approximately $4.5 billion of U.S. commercial and multifamily mortgage loans during 2017, approximately $3.8 billion of U.S. commercial and multifamily mortgage loans during 2018, approximately $2.6 billion of U.S. commercial and multifamily mortgage loans through December 31, 2019, approximately $2.9 billion of U.S. commercial and multifamily mortgage loans during 2020, and approximately $4.8 billion of U.S. commercial and multifamily mortgage loans through December 31, 2021.

STWD or one of its affiliates generally seeks CMBS investments where it has the right to appoint LNR Partners as the special servicer. LNR Partners and its affiliates have regional offices located across the country in Florida, Georgia, Massachusetts, California, New York and North Carolina. As of December 31, 2021, LNR Partners and its affiliates specially service a portfolio, which included approximately 6,133 assets across the United States with a then current face value of approximately $97.4 billion, all of which are commercial real estate assets. Those commercial real estate assets include mortgage loans secured by the same types of income producing properties as secure the mortgage loans backing the certificates. Accordingly, the assets of LNR Partners and its affiliates may, depending upon the particular circumstances, including the nature and location of such assets, compete with the mortgaged real properties securing the underlying mortgage loans for tenants, purchasers, financing and so forth. LNR Partners does not service any assets other than commercial real estate assets.

LNR Partners maintains internal and external watch lists, corresponds with master servicers on a monthly basis and conducts overall deal surveillance and shadow servicing. LNR Partners has developed distinct strategies and procedures for working with borrowers on problem loans (caused by delinquencies, bankruptcies or other breaches of the loan documents) designed to maximize value from the assets for the benefit of the certificateholders. These strategies and procedures vary on a case by case basis, and include, but are not limited to, liquidation of the underlying collateral, note sales, discounted payoffs, and borrower negotiation or workout in accordance with the applicable servicing standard. Generally, four basic factors are considered by LNR Partners as part of its analysis and determination of what strategies and procedures to utilize in connection with problem loans. They are (i) the condition and type of mortgaged property, (ii) the borrower, (iii) the jurisdiction in which the mortgaged property is located and (iv) the actual terms, conditions and provisions of the underlying loan documents. After each of these items is evaluated and considered, LNR Partners’ strategy is guided by the servicing standard and all relevant provisions of the applicable pooling and servicing agreement pertaining to specially serviced and REO mortgage loans.

LNR Partners has the highest ratings afforded to special servicers by S&P and is rated “CSS1” Fitch.

There have not been, during the past three years, any material changes to the policies or procedures of LNR Partners in the servicing function it will perform under the BBCMS 2021-C12 pooling and servicing agreement for assets of the same type included in this securitization transaction. LNR Partners has not engaged, and currently does not have any plans to engage, any sub-servicers to perform on its behalf any of its duties with respect to this securitization transaction. LNR Partners does not believe that its financial condition will have any adverse effect on the performance of its duties under the BBCMS 2021-C12 pooling and servicing agreement and, accordingly, will not have any material impact on the Mortgage Pool performance or the performance of the certificates. Generally, LNR Partners’ servicing functions under pooling and servicing agreements do not include collection on the pool assets, however LNR Partners does maintain certain operating accounts with respect to REO mortgage loans in accordance with the terms of the applicable pooling and servicing agreements and consistent with the servicing standard set forth in each of such pooling and servicing agreements. LNR Partners does not have any material advancing obligations with respect to the commercial mortgage backed securitization pools as to which it acts as special servicer. Generally, LNR Partners has the right, but not the obligation, to make property related servicing advances in emergency situations with respect to commercial mortgage backed securitization pools as to which it acts as special servicer.

LNR Partners will not have primary responsibility for custody services of original documents evidencing the underlying mortgage loans. On occasion, LNR Partners may have custody of certain of such documents as necessary for enforcement actions involving particular mortgage loans or otherwise. To the extent that LNR Partners has custody of any such documents, such documents will be maintained in a manner consistent with the Servicing Standard and the applicable servicing standard under the BBCMS 2021-C12 pooling and servicing agreement or the MSC 2022-L8 pooling and servicing agreement, as applicable.

No securitization transaction involving commercial or multifamily mortgage loans in which LNR Partners was acting as special servicer has experienced an event of default as a result of any action or inaction by LNR Partners as special servicer. LNR Partners has not been terminated as servicer in a commercial mortgage loan securitization, either due to a servicing default or to application of a servicing performance test or trigger. In addition, there has been no previous disclosure of material noncompliance with servicing criteria by LNR Partners with respect to any other securitization transaction involving commercial or multifamily mortgage loans in which LNR Partners was acting as special servicer.

There are, to the actual current knowledge of LNR Partners, no special or unique factors of a material nature involved in special servicing the particular types of assets included in BBCMS 2021-C12 securitization, as compared to the types of assets specially serviced by LNR Partners in other commercial mortgage backed securitization pools generally, for which LNR Partners has developed processes and procedures which materially differ from the processes and procedures employed by LNR Partners in connection with its special servicing of commercial mortgaged backed securitization pools generally.

There are currently no legal proceedings pending, and no legal proceedings known to be contemplated, by governmental authorities, against LNR Partners or of which any of its property is the subject, that are material to the Certificateholders.

LNR Partners is not an affiliate of the depositor, the underwriters, the Trust, the master servicer, the trustee, the certificate administrator, the operating advisor, the asset representations reviewer, any sponsor (other than Starwood Mortgage Capital LLC (“SMC”)), any originator (other than SMC) or any significant obligor. LNR Partners, however, is an affiliate of (i) SMC, one of the sponsors, originators and mortgage loan sellers, (ii) LNR Securities Holdings, LLC, the entity anticipated to be the initial directing certificateholder under the MSC 2022-L8 pooling and servicing agreement, and (iii) Starwood Mortgage Funding II LLC, the current holder of certain of the Rose Castle Apartments Companion Loans, the 26 Broadway Companion Loans, the Bedrock Portfolio Companion Loans and the Visions Hotel Portfolio III Companion Loan.

Except as disclosed in this prospectus and except for LNR Partners acting as special servicer for under the BBCMS 2021-C12 pooling and servicing agreement and the MSC 2022-L8 pooling and servicing agreement, there are no specific relationships that are material involving or relating to this securitization transaction or the securitized mortgage loans between LNR Partners or any of its affiliates, on the one hand, and the issuing entity, the sponsors, the trustee, the certificate administrator, any originator, any significant obligor, the master servicer, the operating advisor or the asset representations reviewer, on the other hand, that currently exist or that existed during the past two years. In addition, other than as disclosed in this prospectus, there are no business relationships, agreements, arrangements, transactions or understandings that have been entered into outside the ordinary course of business or on terms other than would be obtained in an arm’s length transaction with an unrelated third party – apart from this securitization transaction – between LNR Partners or any of its affiliates, on the one hand, and the issuing entity, the sponsors, the trustee, the certificate administrator, any originator, any significant obligor, the master servicer, the operating advisor or the asset representations reviewer, on the other hand, that currently exist or that existed during the past two years and that are material to an investor’s understanding of the certificates.

In the commercial mortgage backed securitizations in which LNR Partners acts as special servicer, LNR Partners may enter into one or more arrangements with any party entitled to appoint or remove and replace the special servicer to provide for a discount and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, LNR Partners’ appointment as special servicer under the applicable servicing agreement and limitations on such person’s right to replace LNR Partners as the special servicer.

Except as described above, neither LNR Partners nor any of its affiliates will retain on the Closing Date any certificates issued by the Trust or any other economic interest in this securitization (although for the avoidance of doubt, LNR Partners will be entitled special servicing fees and certain other fees and compensation under the BBCMS 2021-C12 pooling and servicing agreement and the MSC 2022-L8 pooling and servicing agreement). However, LNR Partners or its affiliates may, from time to time after the initial sale of the certificates to investors on the Closing Date, acquire certificates pursuant to secondary market transactions. Any such party will have the right to dispose of such certificates at any time.

The information set forth under this heading “—The Affiliated Special Servicer” regarding LNR Partners has been provided by LNR Partners.

The Trustee

Wilmington Trust, National Association (“WTNA”) will act as trustee (in such capacity, the “Trustee”) on behalf of the Certificateholders pursuant to the PSA. WTNA is a national banking association with trust powers incorporated in 1995. WTNA’s principal place of business is located at 1100 North Market Street, Wilmington, Delaware 19890. WTNA is an affiliate of Wilmington Trust Company and both WTNA and Wilmington Trust Company are subsidiaries of Wilmington Trust Corporation and Wilmington Trust Corporation is a wholly-owned subsidiary of M&T Bank Corporation. Since 1998, Wilmington Trust Company has served as trustee in numerous asset-backed securities transactions. As of December 31,

2021, WTNA served as trustee on over 2,064 mortgage-backed related securities transactions having an aggregate original principal balance in excess of $599 billion, of which approximately 797 transactions were commercial mortgage-backed securities transactions having an aggregate original principal balance of approximately $545 billion.

The parties to this transaction may maintain banking and other commercial relationships with WTNA and its affiliates. In its capacity as trustee on commercial mortgage securitizations, WTNA and its affiliates are generally required to make an advance if the related servicer or special servicer fails to make a required advance. In the past three years, WTNA and its affiliates have not been required to make an advance on a commercial mortgage-backed securities transaction.

WTNA is subject to various legal proceedings that arise from time to time in the ordinary course of business. WTNA does not believe that the ultimate resolution of any of these proceedings will have a material adverse effect on its services as Trustee for this transaction.

The foregoing information regarding WTNA is set forth under this heading “—The Trustee” has been provided by WTNA. None of the depositor, the underwriters or any other person, other than WTNA, makes any representation or warranty as to the accuracy or completeness of such information.

The responsibilities of the trustee are set forth in the PSA. A discussion of the role of the trustee and its continuing duties, including: (1) any actions required by the trustee, including whether notices are required to investors, rating agencies or other third parties, upon an event of default, potential event of default (and how defined) or other breach of a transaction covenant and any required percentage of a class or classes of asset-backed securities that is needed to require the trustee to take action, (2) limitations on the trustee’s liability under the transaction agreements regarding the asset-backed securities transaction, (3) any indemnification provisions that entitle the trustee to be indemnified from the cash flow that otherwise would be used to pay the asset-backed securities, and (4) any contractual provisions or understandings regarding the trustee’s removal, replacement or resignation, as well as how the expenses associated with changing from one trustee to another trustee will be paid, is set forth in this prospectus under “Pooling and Servicing Agreement”. In its capacity as trustee on commercial mortgage loan securitizations, WTNA and its affiliates are generally required to make an advance if the related servicer or special servicer fails to make a required advance. See “Pooling and Servicing Agreement—Advances” in this prospectus.

For a description of any material affiliations, relationships and related transactions between the WTNA and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

The trustee will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA. For further information regarding the duties, responsibilities, rights and obligations of the trustee under the PSA, including those related to indemnification, see “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”. Certain terms of the PSA regarding the trustee’s removal, replacement or resignation are described under “Pooling and Servicing Agreement—Resignation and Removal of the Trustee and the Certificate Administrator” in this prospectus.

The Certificate Administrator

Computershare Trust Company, National Association (“Computershare Trust Company”) will act as Certificate Administrator and Custodian under the PSA. Computershare Trust Company is a national banking association and a wholly-owned subsidiary of Computershare Limited (“Computershare Limited”), an Australian financial services company with approximately $5.251 billion (USD) in assets as of June 30, 2021. Computershare Limited and its affiliates have been engaging in financial service activities, including stock transfer related services, since 1997, and corporate trust related services since 2000. Computershare Trust Company provides corporate trust, custody, securities transfer, cash management, investment management and other financial and fiduciary services, and has been engaged in providing financial services, including corporate trust services, since 2000. The transaction parties may maintain commercial relationships with Computershare Trust Company and its affiliates. Computershare Trust

Company maintains corporate trust offices at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951 (among other locations), and its office for correspondence related to certificate transfer services is located at 600 South 4th Street, 7th Floor, Minneapolis, Minnesota 55415.

On March 23, 2021, Wells Fargo Bank, N.A. (“Wells Fargo Bank”) announced that it had entered into a definitive agreement with Computershare Trust Company, Computershare Delaware Trust Company (“CDTC”) and Computershare Limited (collectively, “Computershare”) to sell substantially all of its Corporate Trust Services (“CTS”) business. The sale to Computershare closed on November 1, 2021, and virtually all CTS employees of Wells Fargo Bank, along with most existing CTS systems, technology, and offices transferred to Computershare as part of the sale. On November 1, 2021, for some of the transactions in its CTS business, Wells Fargo Bank transferred its roles, and the duties, rights, and liabilities for such roles, under the relevant transaction agreements to Computershare Trust Company. For other transactions in its CTS business, Wells Fargo Bank intends to transfer such roles, duties, rights, and liabilities to Computershare Trust Company or CDTC, as applicable, in stages after November 1, 2021. For any transaction where Wells Fargo Bank’s roles did not transfer to Computershare Trust Company or CDTC on November 1, 2021, Computershare Trust Company or CDTC performs all or virtually all of Wells Fargo Bank’s obligations as its agent as of such date.

Under the terms of the PSA, Computershare Trust Company is responsible for securities administration, which includes pool performance calculations, distribution calculations, and the preparation of monthly distribution reports. As certificate administrator, Computershare Trust Company is responsible for the preparation and filing of all REMIC tax returns on behalf of the Trust REMICs and grantor trust tax returns on behalf of the Grantor Trust and, to the extent required under the PSA, the preparation of monthly reports on Form 10-D, certain current reports on Form 8-K, and annual reports on Form 10-K that are required to be filed with the Securities and Exchange Commission on behalf of the issuing entity. With its acquisition of the CTS business from Wells Fargo Bank on November 1, 2021, Computershare Trust Company acquired a business that has been engaged in the business of securities administration since June 30, 1995. As of November 1, 2021, when it acquired the CTS business from Wells Fargo Bank, Computershare Trust Company was acting as agent for the certificate administrator on approximately 1102 commercial mortgage-backed securities transactions with an aggregate outstanding principal balance of more than $622 billion (USD).

As a result of Computershare Trust Company not being a deposit-taking institution, any accounts that the Certificate Administrator is required to maintain pursuant to the PSA will be established and maintained with one or more institutions in a manner satisfying the requirements of the PSA, including any applicable eligibility criteria for account banks set forth in the PSA.

Computershare Trust Company will act as the custodian of the mortgage loan files pursuant to the PSA. In that capacity, Computershare Trust Company is responsible to hold and safeguard the mortgage notes and other contents of the mortgage files on behalf of the Trustee and for the benefit of the Certificateholders. Computershare Trust Company maintains each mortgage loan file in a separate file folder marked with a unique bar code to assure loan-level file integrity and to assist in inventory management. Files are segregated by transaction or investor. With its acquisition of the CTS business from Wells Fargo Bank on November 1, 2021, Computershare Trust Company acquired a business that has been engaged in the mortgage document custody business for more than 25 years. As of November 1, 2021, when it acquired the CTS business from Wells Fargo Bank, Computershare Trust Company was acting primarily as agent for the custodian, but in some cases as custodian, for approximately for approximately 320,000 commercial mortgage loan files.

Computershare Trust Company, through the CTS business acquired from Wells Fargo Bank, serves or may have served within the past two years as loan file custodian or the agent of the loan file custodian for various mortgage loans owned by the sponsor or an affiliate of the sponsor and anticipates that one or more of those mortgage loans may be included in the Trust. The terms of any custodial agreement under which those services are provided are customary for the mortgage-backed securitization industry and provide for the delivery, receipt, review, and safekeeping of mortgage loan files.

For two CMBS transactions, Wells Fargo Bank through its Corporate Trust Services division disclosed transaction-level noncompliance related to its CMBS bond administration function on its 2021 Annual Statement of Compliance furnished pursuant to Item 1123 of Regulation AB (each, a “Subject 2021 Wells Fargo CTS CMBS Annual Statement of Compliance”). One Subject 2021 Wells Fargo CTS CMBS Annual Statement of Compliance stated that a distribution was paid one day late due to an inadvertent administrative error. The other Subject 2021 Wells Fargo CTS CMBS Annual Statement of Compliance stated that there were payment errors that occurred in two successive months that were each corrected in the third month. In both cases, the transaction-level noncompliance disclosed on the Subject 2021 Wells Fargo CTS CMBS Annual Statement of Compliance occurred prior to the sale by Wells Fargo Bank of its Corporate Trust Services division to Computershare on November 1, 2021.

Neither Computershare Trust Company nor any of its affiliates intends to retain any economic interest in this securitization, including without limitation any certificates issued by the issuing entity. However, each of Computershare Trust Company and its affiliates will be entitled at their discretion to acquire certificates issued by the issuing entity, and in each such case will have the right to dispose of any such certificates at any time.

The foregoing information regarding Computershare Trust Company set forth under this heading
“—The Certificate Administrator” has been provided by Computershare Trust Company. None of the depositor, the underwriters or any other person, other than Computershare Trust Company, makes any representation or warranty as to the accuracy or completeness of such information.

For a description of any material affiliations, relationships and related transactions between the Wells Fargo Bank and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

The certificate administrator will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA. For further information regarding the duties, responsibilities, rights and obligations of the certificate administrator under the PSA, including those related to indemnification, see “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”. Certain terms of the PSA regarding the certificate administrator’s removal, replacement or resignation are described under “Pooling and Servicing Agreement—Resignation and Removal of the Trustee and the Certificate Administrator” in this prospectus.

The Operating Advisor and Asset Representations Reviewer

Pentalpha Surveillance LLC, a Delaware limited liability company (“Pentalpha Surveillance”), will act as the operating advisor under the PSA. The operating advisor will have certain review and consultation duties with respect to activities of the special servicer, including the right to recommend the replacement of the special servicer at any time. Pentalpha Surveillance will also be serving as the asset representations reviewer under the PSA. The asset representations reviewer generally will be required to review certain delinquent Mortgage Loans after a specified delinquency threshold has been exceeded and notification from the certificate administrator that the required percentage of Certificateholders have voted to direct a review of such delinquent Mortgage Loans.

The principal office of Pentalpha Surveillance is located at Two Greenwich Office Park, Greenwich, Connecticut 06831. Pentalpha Surveillance is a privately held firm founded in 2005 that is primarily dedicated to providing independent oversight of loan securitization trusts’ ongoing operations.

Pentalpha Surveillance and its affiliates have been engaged by individual securitization trusts, financial institutions, institutional investors and agencies of the U.S. Government. Pentalpha Surveillance’s platform utilizes compliance checking software and has a team of industry operations specialists focused on loan origination and servicing oversight, with engagements in surveillance, valuation, collections optimization, representation and warranty failures, derivative contract errors, litigation support, and expert testimony as well as other advisory assignments.

As of December 31, 2021, Pentalpha Surveillance was acting as operating advisor or trust advisor for approximately 256 commercial mortgage-backed securitizations with an aggregate initial unpaid principal balance of approximately $247 billion. As of December 31, 2021, Pentalpha Surveillance was acting as asset representations reviewer for 104 commercial mortgage-backed securitizations with an aggregate initial unpaid principal balance of approximately $99 billion.

Pentalpha Surveillance has not been operating advisor on a transaction for which any Rating Agency has qualified, downgraded or withdrawn its rating or ratings of, one or more classes of certificates for such transaction citing servicing concerns with the operating advisor as the sole or a material factor in such rating action.

Pentalpha Surveillance is not an affiliate of the issuing entity, the depositor, the sponsors, the mortgage loan sellers, the trustee, the certificate administrator, the master servicer, the special servicer, the Directing Certificateholder, any “originators” (within the meaning of Item 1110 of Regulation AB) or any “significant obligor” (within the meaning of Item 1112 of Regulation AB) with respect to the Trust.

There are currently no legal proceedings pending against Pentalpha Surveillance, or to which any of its property is the subject, that are material to the holders of the certificates, nor does Pentalpha Surveillance have actual knowledge of any proceedings of this type contemplated by governmental authorities.

The foregoing information under this heading “Transaction Parties—The Operating Advisor and Asset Representations Reviewer” has been provided by Pentalpha Surveillance LLC.

For a description of any material affiliations, relationships and related transactions between the operating advisor, the asset representations reviewer and the other transaction parties, see “Certain Legal Aspects of Mortgage Loans” and “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties” in this prospectus.

The operating advisor and the asset representations reviewer will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA, and no implied duties or obligations may be asserted against the operating advisor or the asset representations reviewer. For further information regarding the duties, responsibilities, rights and obligations of the operating advisor and the asset representations reviewer, as the case may be, under the PSA, including those related to indemnification, see “Pooling and Servicing Agreement—The Operating Advisor”, “—The Asset Representations Reviewer” and “—Limitation on Liability; Indemnification”. Certain terms of the PSA regarding the operating advisor’s or asset representations reviewer’s, as the case may be, removal, replacement, resignation or transfer are described under “Pooling and Servicing Agreement—The Operating Advisor” and “—The Asset Representations Reviewer” in this prospectus.

Credit Risk Retention

General

This securitization transaction is required to comply with the Credit Risk Retention Rules. Barclays Capital Real Estate Inc. has been designated by the sponsors to act as the “retaining sponsor” under the Credit Risk Retention Rules (in such capacity, the “Retaining Sponsor”) and the Retaining Sponsor intends to satisfy its risk retention requirements of the Credit Risk Retention Rules as follows:

●	The “VRR Interest” is an interest in the issuing entity representing the right to receive the VRR Percentage of all amounts collected on the Mortgage Loans, net of all expenses of the issuing entity, and distributed on the certificates (other than the Class R certificates) and the RR Interest (i.e., representing the right to receive the VRR Allocation Percentage of all amounts distributed on the Non-VRR Certificates on each Distribution Date). The two types of interests comprising the VRR Interest will be the definitive Class RR certificates retained by the Retaining Sponsor (or its MOA) and KeyBank National Association as described below and the uncertificated interest acquired by Bank of Montreal (the “RR Interest”) as described below. The VRR Interest will constitute an “eligible vertical interest” (as such term is defined in the Credit Risk Retention Rules) in the issuing entity and will have an aggregate initial VRR Interest Balance of $35,579,912. The owner of the RR Interest is referred to in this prospectus as the “RR Interest Owner” and the RR Interest Owner and the holder of the Class RR certificates (the “Class RR Certificateholder”) are referred to collectively in this prospectus as the “VRR Interest Owners”.

●	The Retaining Sponsor (through its “majority-owned affiliate”, Barclays Bank PLC) is expected to retain a portion of the VRR Interest, in the form of Class RR certificates, with a VRR Interest Balance equal to $19,436,672 and representing approximately 54.6% of the VRR Interest on the Closing Date.

●	The Retaining Sponsor is expected to offset a portion of its risk retention requirements by the portion of the VRR Interest acquired on the Closing Date by KeyBank National Association (“KeyBank”), in the form of the Class RR Certificates, with a VRR Interest Balance equal to $7,688,325, representing approximately 21.6% of the entire VRR Interest as of the Closing Date (the “KeyBank VRR Interest Portion”); KeyBank originated Mortgage Loans representing approximately 21.6% of the Initial Pool Balance, which is equal to at least 20% of the total Initial Pool Balance and is equal to its percentage ownership of the aggregate VRR Interest Balance of the entire VRR Interest as of the Closing Date, in accordance with the Credit Risk Retention Rules; KeyBank will acquire the KeyBank VRR Interest Portion from the Retaining Sponsor on the Closing Date.

●	The Retaining Sponsor is expected to offset a portion of its risk retention requirements by the portion of the VRR Interest acquired on the Closing Date by Bank of Montreal (“BMO”), in the form of the RR Interest, with a VRR Interest Balance equal to $8,454,915 (the “Original RR Interest Balance”), representing approximately 23.8% of the entire VRR Interest as of the Closing Date (the “BMO VRR Interest Portion”); BMO originated Mortgage Loans representing approximately 23.8% of the Initial Pool Balance, which is equal to at least 20% of the total Initial Pool Balance and is equal to its percentage ownership of the aggregate VRR Interest Balance of the entire VRR Interest as of the Closing Date, in accordance with the Credit Risk Retention Rules; BMO will acquire the BMO VRR Interest Portion from the Retaining Sponsor on the Closing Date.

●	RREF IV-D AIV RR, LLC or its affiliate (the “Third-Party Purchaser”) is expected to purchase for cash the Class G-RR and Class H-RR certificates (collectively, the “HRR Certificates”), with an aggregate initial Certificate Balance of $46,052,861 representing approximately 1.5921% of the aggregate fair value of all Classes of Regular Certificates. The HRR Certificates will constitute an “eligible horizontal residual interest” (as such term is defined in the Credit Risk Retention Rules).

The percentage of all amounts collected on the Mortgage Loans, net of all expenses of the issuing entity, and distributed on the certificates (other than the Class R certificates) and the RR Interest represented by the VRR Interest and the percentage of the fair value of the HRR Certificates will equal at least 5% as of the Closing Date.

“Credit Risk Retention Rules” means Regulation RR, 12 C.F.R. Part 244.

“MOA” means a “majority-owned affiliate” (as defined in the Credit Risk Retention Rules).

“VRR Percentage” means a fraction, expressed as a percentage, the numerator of which is the initial VRR Interest Balance of the VRR Interest, and the denominator of which is the aggregate initial Certificate Balance of all of the classes of Principal Balance Certificates and the VRR Interest Balance of the VRR Interest.

None of the sponsors, the depositor or any other party to the transaction intends to retain a material net economic interest in the securitization constituted by the issue of the certificates in a manner that would satisfy the requirements of the Risk Retention Requirements. In addition, no such person undertakes to take any other action which may be required by any investor for the purposes of its compliance with any requirement of the Risk Retention Requirements. Furthermore, the arrangements described under “Credit Risk Retention” have not been structured with the objective of ensuring compliance by any person with any requirement of the Risk Retention Requirements. Consequently, the certificates may not be a suitable investment for investors who are subject to the Risk Retention Requirements. See “Risk Factors—General Risks—Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates”.

Notwithstanding any references in this prospectus to the Credit Risk Retention Rules, the Retaining Sponsor, the VRR Interest Owners, the Third-Party Purchaser and other risk retention related matters, in the event the Credit Risk Retention Rules (or any relevant portion thereof) are repealed or determined by applicable regulatory agencies to be no longer applicable to this securitization transaction, each of the VRR Interest Owners, the Third-Party Purchaser or any other party may not be required to comply with or act in accordance with the Credit Risk Retention Rules (or such relevant portion thereof).

The VRR Interest

Material Terms of the VRR Interest

General

The right to payment of the VRR Interest Owners is pro rata and pari passu with the right to payment of holders of the Non-VRR Certificates (as a collective whole). On each Distribution Date, the portion of Aggregate Available Funds allocable to: (a) the VRR Interest will be the product of such Aggregate Available Funds multiplied by the VRR Percentage; and (b) the Non-VRR Certificates will be the product of such Aggregate Available Funds multiplied by the Non-VRR Percentage. In addition, any losses incurred on the Mortgage Loans will be allocated between the VRR Interest, on the one hand, and the Principal Balance Certificates, on the other hand, pro rata in accordance with the VRR Percentage and the Non-VRR Percentage, respectively.

VRR Available Funds

The aggregate amount available for distribution to the VRR Interest Owners on each Distribution Date will, in general, equal the sum of (i) the product of the VRR Percentage multiplied by the Aggregate Available Funds (described under “Description of the Certificates—Distributions—Available Funds”) for such Distribution Date and (ii) the VRR Interest Gain-on-Sale Remittance Amount (such amount, the “VRR Available Funds”).

Allocation of VRR Realized Losses

In addition, on each Distribution Date, any VRR Realized Losses will be allocated to the VRR Interest, pro rata based on the VRR Interest Balances of each of the RR Interest and the Class RR certificates; and, in connection therewith, the VRR Interest Balance of the VRR Interest will be reduced without distribution, as a write-off, to the extent of such VRR Realized Loss.

The “VRR Realized Loss”, with respect to each Distribution Date, is the amount, if any, by which (i) the aggregate VRR Interest Balance, after giving effect to distributions of principal on such Distribution Date, exceeds (ii) the product of (A) the VRR Percentage and (B) the aggregate Stated Principal Balance of the Mortgage Loans in the Mortgage Pool (for purposes of this calculation, the aggregate Stated Principal Balance will not be reduced by the amount of principal payments received on the Mortgage Loans that were used to reimburse the master servicer, the special servicer or the trustee from general collections of principal on the Mortgage Loans for Workout-Delayed Reimbursement Amounts, to the extent those amounts are not otherwise determined to be Nonrecoverable Advances), including any REO Loans (but in each case, excluding any Companion Loan), as of the end of the last day of the related Collection Period.

In the event that VRR Realized Losses previously allocated to the VRR Interest in reduction of its VRR Interest Balance are recovered subsequent to such VRR Interest Balance being reduced to zero, VRR Interest Owners may receive distributions in respect of such recoveries (with interest) in accordance with the distribution priorities described under “—Priority of Distributions on the VRR Interest” below.

Priority of Distributions on the VRR Interest

On each Distribution Date, for so long as the aggregate VRR Interest Balance has not been reduced to zero, the certificate administrator is required to apply amounts on deposit in the Distribution Account for distribution to the VRR Interest, to the extent of the VRR Available Funds, in the following order of priority:

First, to the RR Interest and the Class RR certificates, pro rata based on their respective VRR Interest Balances, in respect of interest, up to an amount equal to the VRR Interest Distribution Amount for such Distribution Date;

Second, to the RR Interest and the Class RR certificates, pro rata based on their respective VRR Interest Balances, in reduction of the VRR Interest Balance thereof, up to an amount equal to the VRR Principal Distribution Amount for such Distribution Date, until the VRR Interest Balance has been reduced to zero; and

Third, to the RR Interest and the Class RR certificates, pro rata based on their respective VRR Interest Balances, to reimburse (with interest) prior write-offs of the VRR Interest Balance of the VRR Interest, up to an amount equal to the unreimbursed VRR Realized Losses previously allocated to the VRR Interest, plus interest in an amount equal to the VRR Realized Loss Interest Distribution Amount for such Distribution Date; provided, however, that to the extent any VRR Available Funds remain in the Distribution Account after applying amounts as set forth in clauses First through Third above, any such amounts will be disbursed to the Class R certificates, which evidence the REMIC residual interest in each of the Upper-Tier REMIC and the Lower-Tier REMIC, in compliance with the Code and applicable Treasury Regulations. The REMIC residual interest, sometimes commonly referred to as a “non-economic residual”, is a tax-based certificate required to be issued as part of any REMIC securitization and the holder of that interest will incur certain tax liability for the net income of the REMIC trust. The REMIC residual interest is not entitled to any interest or principal in the securitization trust; however, Treasury Regulations require that the amount, if any, remaining in a REMIC trust after all amounts are paid to the regular interests be paid to the REMIC residual interest.

Except for tax reporting purposes, the VRR Interest does not have a specified Pass-Through Rate, however, the effective interest rate on the VRR Interest will be a per annum rate equal to the WAC Rate for the related Distribution Date (the “VRR Interest Rate”).

The “Non-VRR Percentage” is an amount expressed as a percentage equal to 100% minus the VRR Percentage. For the avoidance of doubt, at all times, the sum of the VRR Percentage and the Non-VRR Percentage will equal 100%.

“RR Interest Balance” means, with respect to the RR Interest (i) on or prior to the first Distribution Date, an amount equal to the Original RR Interest Balance and (ii) as of any date of determination after the first Distribution Date, the RR Interest Balance on the Distribution Date immediately prior to such date of determination after giving effect to (a) any distributions made on such Distribution Date as described in clauses First, Second and Third above in this “—Priority of Distributions on the VRR Interest”, (b) any VRR Realized Losses allocated to the RR Interest on such Distribution Date, and (c) any recoveries on the Mortgage Loans of Nonrecoverable Advances (plus interest on such Nonrecoverable Advances) that were previously reimbursed from principal collections on the related Mortgage Loans, that resulted in a reduction of the VRR Principal Distribution Amount, which recoveries are allocated to the RR Interest and added to the RR Interest Balance.

The “VRR Allocation Percentage” will equal a fraction, expressed as a percentage, equal to the VRR Percentage divided by the Non-VRR Percentage.

The “VRR Interest Balance” means the Certificate Balance of the Class RR certificates and/or the RR Interest Balance of the RR Interest, as applicable.

The “VRR Interest Distribution Amount” with respect to any Distribution Date and the VRR Interest will equal the product of (a) the VRR Allocation Percentage and (b) the aggregate amount of interest distributed on the Non-VRR Certificates according to clauses First, Fourth, Seventh, Tenth, Thirteenth, Sixteenth, Nineteenth, Twenty-second and Twenty-fifth in “Description of the Certificates—Distributions—Priority of Distributions” in this prospectus.

The “VRR Principal Distribution Amount” with respect to any Distribution Date and the VRR Interest will equal the product of (a) the VRR Allocation Percentage and (b) the aggregate amount of principal distributed on the Non-VRR Certificates according to clauses Second, Fifth, Eighth, Eleventh, Fourteenth, Seventeenth, Twentieth, Twenty-third and Twenty-sixth in “Description of the Certificates—Distributions—Priority of Distributions” in this prospectus.

The “VRR Realized Loss Interest Distribution Amount”, with respect to any Distribution Date and the VRR Interest, an amount equal to the product of (a) the VRR Allocation Percentage and (b) the aggregate amount of interest on unreimbursed Realized Losses distributed to the holders of the Non-VRR Certificates according to clauses Third, Sixth, Ninth, Twelfth, Fifteenth, Eighteenth, Twenty-first, Twenty-fourth and Twenty-seventh in “Description of the Certificates—Distributions—Priority of Distributions” in this prospectus.

The initial VRR Interest Balance of the VRR Interest is subject to change depending on the final pricing of all Classes of Regular Certificates with the final initial VRR Interest Balance of the VRR Interest determined such that, upon initial issuance, the percentage of the fair value of the HRR Certificates and the percentage of the VRR Interest (in the aggregate) will equal at least 5%. If the initial VRR Interest Balance of the VRR Interest is reduced, the initial Certificate Balance of each Class of Principal Balance Certificates (and correspondingly, the initial Notional Amount of each Class of Class X Certificates) will be increased on a pro rata basis (based on the initial Certificate Balance set forth in “Description of the Certificates—General”) in an aggregate amount equal to such reduction in the initial VRR Interest Balance of the VRR Interest, and the VRR Percentage will decrease and the Non-VRR Percentage will increase. If the initial VRR Interest Balance of the VRR Interest is increased, the initial Certificate Balance of each Class of Principal Balance Certificates (and correspondingly, the initial Notional Amount of each Class of Class X Certificates) will be decreased on a pro rata basis (based on the initial Certificate Balance set forth in “Description of the Certificates—General”) in an aggregate amount equal to such increase in the initial VRR Interest Balance of the VRR Interest, and the VRR Percentage will increase and the Non-VRR Percentage will decrease.

Yield Maintenance Charges and Prepayment Premiums

Holders of the VRR Interest will be entitled to the VRR Percentage of each yield maintenance charge and prepayment premium collected on the Mortgage Loans, as described in “Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums”.

Excess Interest

On each Distribution Date, the certificate administrator is required to distribute a portion of any Excess Interest received with respect to any ARD Loan during the applicable one-month Collection Period to the holders of the VRR Interest, pro rata based on the VRR Interest Balances of each of the RR Interest and the Class RR certificates in an amount equal to the VRR Percentage of such Excess Interest. Excess Interest will not be available to make distributions to any other class of Certificates (other than the Class S certificates as described in “Description of the Certificates—Distributions—Excess Interest”) or to provide credit support for other Classes of Certificates or offset any interest shortfalls or to pay any other amounts to any other party under the PSA.

Qualifying CRE Loans

The sponsors have determined that 0.0% of the Initial Pool Balance (the “Qualifying CRE Loan Percentage”) is comprised of mortgage loans that are “qualifying CRE loans” as such term is described in the Credit Risk Retention Rules.

The total required credit risk retention percentage (the “Required Credit Risk Retention Percentage”) for this transaction is 5.0%. The Required Credit Risk Retention Percentage is equal to the product of (i) 1 minus the Qualifying CRE Loan Percentage (expressed as a decimal) and (ii) 5%; subject to a minimum Required Credit Risk Retention Percentage of no less than 2.50% if the issuing entity includes any non-qualifying CRE loans.

HRR Certificates

General

The Third-Party Purchaser is expected to purchase the HRR Certificates, consisting of the classes of certificates identified in the table below.

Class of HRR Certificates	Expected Initial Certificate Balance	Estimated Range of Fair Values of the HRR Certificates (in % and $)(1)(2)	Expected Purchase Price(3)
Class G-RR	$ 9,957,000	0.335% - 0.354% / $ 3,523,882	35.3910%
Class H-RR	$ 36,095,861	1.215% - 1.285% / $ 12,774,686	35.3910%

(1)	The estimated fair value of the applicable Certificate Balance of the indicated class of certificates expressed as a percentage of the estimated fair value of all of the certificates (other than the Class R certificates) issued by the issuing entity and as a dollar amount. For a description of the manner in which the sponsors determined the estimated fair value of the certificates, see “—Determination of Amount of Required Horizontal Credit Risk Retention” below.

(2)	The fair value dollar amount of the Yield-Priced Certificates is not subject to a range, but is based on a targeted discount yield, and has been determined as described under “—Determination of Amount of Required Horizontal Credit Risk Retention—Calculation of Estimated Fair Value of All Certificates”. The fair value of the other Regular Certificates is unknown and has been determined by the sponsors as described under “—Determination of Amount of Required Horizontal Credit Risk Retention—Swap-Priced Principal Balance Certificates—Determination of Swap-Priced Expected Price” below.

(3)	Expressed as a percentage of the expected initial Certificate Balance of each related class of Yield-Priced Certificates, excluding accrued interest. The aggregate purchase price expected to be paid for such Yield-Priced Certificates to be acquired by the Third Party Purchaser is approximately $16,298,568 excluding accrued interest.

The Retaining Sponsor estimates that, if it had relied solely on retaining an “eligible horizontal residual interest” in order to meet the credit risk retention requirements of the Credit Risk Retention Rules with respect to this securitization transaction, it would have retained an eligible horizontal residual interest with an aggregate fair value dollar amount of approximately $51,184,521, representing 5.0% of the aggregate fair value, as of the Closing Date, of all of the certificates (other than the Class R certificates).

A reasonable time after the Closing Date, the Retaining Sponsor will be required to disclose to, or cause to be disclosed to, Certificateholders the following: (a) the fair value (expressed as a percentage of the fair value of all the Classes of certificates (other than the Class R certificates) and as a dollar amount) of the Yield-Priced Certificates that were retained by the Third Party Purchaser based on actual sale prices and finalized tranche sizes, (b) the fair value (expressed as a percentage of the fair value of all the Classes of certificates (other than the Class R certificates) and as a dollar amount) of the “eligible horizontal residual interest” (as such term is defined in the Credit Risk Retention Rules) that the Retaining Sponsor is required to retain under the Credit Risk Retention Rules, and (c) to the extent the valuation methodology or any of the key inputs and assumptions that were used in calculating the fair value or range of fair values disclosed in the preliminary prospectus under the heading “—Determination of Amount of Required Horizontal Credit Risk Retention” prior to the pricing of the certificates materially differs from the methodology or key inputs and assumptions used to calculate the fair value at the time of the Closing Date, descriptions of those material differences. Any such disclosures are expected to be included in a Current Report on Form 8-K on or a reasonable period after the Closing Date.

On any Distribution Date, the aggregate amount available for distributions from the Mortgage Loans, net of specified servicing and administrative costs and expenses, will be distributed to the certificates in sequential order in accordance with their respective principal and interest entitlements (beginning with the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class X-A, Class X-B, Class X-D and Class X-F certificates), in each case as set forth under “Description of the Certificates—Distributions—Priority of Distributions”. On any Distribution Date, Realized Losses on the Mortgage Loans will be allocated first, to the Yield-Priced Certificates (other than the Class X-F certificates) (in reverse sequential order), second, to the Class E certificates, third, to the Class D certificates, fourth, to the Class C certificates, fifth, to the Class B certificates, sixth, to the Class A-S certificates, and seventh, to the Senior Certificates (other than the Class X Certificates) (pro rata), in each case until the Certificate Balance of that class has been reduced to zero. See “Description of the Certificates—Distributions—Priority of Distributions”.

For a description of other material terms of the classes of Yield-Priced Certificates identified in the table above in this “—HRR Certificates” section, see “Description of the Certificates—Distributions—Priority of Distributions” and “Pooling and Servicing Agreement—The Directing Certificateholder” in this prospectus.

For a description of other material payment terms of the Classes of Yield-Priced Certificates identified in the table above in “—General”, see “Description of the Certificates”.

The Third-Party Purchaser

It is anticipated that RREF IV-D AIV RR, LLC, a Delaware limited liability company (the “Third Party Purchaser”), will act as the “third-party purchaser” by purchasing the Yield-Priced Certificates set forth in the table above under “—HRR Certificates—General”, and will agree to hedging, transfer, financing and other restrictions applicable to a “third-party purchaser” (and its affiliates) under the Credit Risk Retention Rules. The Third Party Purchaser is wholly owned, directly or indirectly, by RREF IV Debt AIV, LP, which was formed with a primary purpose of investing in commercial mortgaged-backed securities, including the junior tranches of such securities (“CMBS B-Piece Securities”). The HRR Certificates will represent the Third Party Purchaser’s third purchase of CMBS B-Piece Securities, but its affiliates have been a third party purchaser in many other CMBS securitizations and have held CMBS B-Piece Securities and served as controlling class representative and directing certificate holder (or in a similar capacity) in other CMBS securitizations. The Third Party Purchaser is advised by Rialto Capital Management, LLC, a Delaware limited liability company (“RCM”), an affiliate of the expected special servicer and experienced commercial real estate debt investor. RCM has underwritten and purchased, primarily for funds under its management, as of September 30, 2021 over $9.0 billion in face value of subordinate commercial mortgage-backed securities certificates in approximately 139 securitizations totaling approximately $155 billion in overall transaction size. RCM (or an affiliate) has the right to appoint the special servicer in the majority of these transactions.

RREF IV-D AIV RR, LLC or its affiliate is expected to (i) act as the initial Third Party Purchaser and (ii) retain the Class G-RR and H-RR certificates. Rialto Capital Advisors, LLC, the expected special servicer for this transaction is an affiliate of RREF IV-D AIV RR, LLC. Rialto Capital Advisors, LLC is expected to act as the special servicer and it or an affiliate assisted RREF IV-D AIV RR, LLC and/or one or more of its affiliates with its due diligence of the mortgage loans prior to the closing date. Any review by the Third Party Purchaser and its affiliates of the credit risk of the securitized assets is solely for their own benefit, may not be relied upon by any other person, and is not intended to be, and may not be, construed as an approval or endorsement of any of the sponsors’ underwriting standards or any loan-level disclosure in this prospectus. The Third Party Purchaser makes no representations or warranties with respect to any such underwriting standards or disclosure and the Third Party Purchaser has not independently verified the truth or accuracy of any representations or warranties of any of the sponsors or any other party to this transaction or any related documents.

Solely for its own purposes and benefit, the Third Party Purchaser has completed an independent review of the credit risk of each mortgage loan. The review consisted of a review of the sponsors’

underwriting standards as provided by the sponsors, the collateral securing each mortgage loan and expected cash flows related to the mortgage loans. Such review was based on the mortgage loan files and information regarding the mortgage loans provided by or on behalf of the sponsors and was not independently verified by the Third Party Purchaser. The Third Party Purchaser performed its due diligence solely for its own benefit. The Third Party Purchaser has no liability to any person or entity for the manner in which it conducted its due diligence or the extent of such due diligence. Third Party Purchaser’s review and conclusions may not be relied upon by anyone else and may not be construed as an approval or endorsement of the sponsors’ underwriting standards or of any mortgage loan or any loan level disclosure in this prospectus. The Third Party Purchaser makes no representations or warranties with respect to any such underwriting standards, information or disclosure and has not independently verified the truth or accuracy of any representations and warranties made by the sponsors or any other party to the transaction or any related documents.

The Third Party Purchaser is not required to take into account the interests of any other investor in the certificates or any other party in conducting its due diligence or in exercising remedies or voting or other rights in its capacity as owner of its certificates or in making requests or recommendations to the sponsors as to the selection of the mortgage loans and the establishment of other transaction terms. Investors and other third parties are not entitled to rely on in any way the Third Party Purchaser’s due diligence or acceptance of a mortgage loan. The Third Party Purchaser’s acceptance of a mortgage loan does not constitute, and may not be construed as, an endorsement or approval of any such mortgage loan, the underwriting for such mortgage loan or of the originator of such mortgage loan.

The Third Party Purchaser will have no liability to any certificateholder for any actions taken by it and the pooling and servicing agreement will provide that each certificateholder, by its acceptance of a certificate, forever waives and releases any claims against Third Party Purchaser and such buyers, and their respective affiliates, in respect of such actions.

See “Risk Factors—Risks Related to Conflicts of Interest—Potential Conflicts of Interest of the Master Servicer and the Special Servicer”.

Determination of Amount of Required Horizontal Credit Risk Retention

General

CMBS such as the Principal Balance Certificates are typically priced based relative to either the swap yield curve or to a targeted yield. The method of pricing used is primarily a function of the rating, but can also be determined by prevailing market conditions or investor preference. For this transaction, the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class A-S, Class B, Class C, Class D and Class E Certificates (the “Swap-Priced Principal Balance Certificates”) are anticipated to be priced based on the swap yield curve, and the Class X-F, Class F, Class G-RR and Class H-RR Certificates (the “Yield-Priced Certificates”) are anticipated to be priced based on a targeted yield. The Retaining Sponsor calculated the expected scheduled principal payments (the “Scheduled Certificate Principal Payments”) on each class of Swap-Priced Principal Balance Certificates and each class of Yield Priced Principal Balance Certificates as described below. CMBS such as the Class X-A, Class X-B and Class X-D Certificates (the “Treasury-Priced Interest-Only Certificates”) are typically priced relative to the treasury yield curve. The Retaining Sponsor made its determination of the fair value of the Swap-Priced Principal Balance Certificates and the Treasury-Priced Interest-Only Certificates based on a number of inputs and assumptions consistent with these typical pricing methodologies in the manner described below for the applicable class of Certificates. It should be noted in reviewing the fair value discussion below, that certain of the inputs and assumptions, such as yields, credit spreads, prices and coupons, are not directionally correlated. Variations from the base case in the direction of the high or low estimates will not necessarily occur in the same manner, in the same direction or to the same degree for each applicable input or assumption at any given point in time or as a result of any particular market condition. For example, with respect to any particular class of Certificates, swap yields may widen in the direction of the high estimate provided, while credit spreads and/or prices move in the direction of the low estimate provided.

The Third Party Purchaser is expected to purchase the Yield-Priced Certificates identified in the table above that collectively comprise the eligible horizontal residual interest for cash on the Closing Date.

Swap-Priced Principal Balance Certificates

Based on the Modeling Assumptions and assuming a 0% CPR prepayment rate, the Retaining Sponsor calculated what the Scheduled Certificate Principal Payments on each Class of Swap-Priced Principal Balance Certificates would be over the course of this securitization transaction based on when principal payments were required to be made under the terms of the underlying mortgage loan documents during each Collection Period and which classes of Swap-Priced Principal Balance Certificates would be entitled to receive principal payments based on the certificate payment priorities described in “Description of the Certificates—Distributions—Priority of Distributions”. On the basis of the Scheduled Certificate Principal Payments, the Retaining Sponsor calculated the weighted average life for each class of Swap-Priced Principal Balance Certificates.

Swap Yield Curve

The Retaining Sponsor utilized the assumed swap yield curve in the table below in determining the range of estimated fair values of the Swap-Priced Principal Balance Certificates. The actual swap yield curve that will be used as a basis for determining the price of the Swap-Priced Principal Balance Certificates is not known at this time and differences in the swap yield curve will ultimately result in higher or lower fair value calculations. For an expected range of values at specified points along the swap yield curve, see the table below titled “Range of Swap Yields for the Swap-Priced Principal Balance Certificates”. The Retaining Sponsor identified the range presented in the table below at each maturity on the swap yield curve, which represents the Retaining Sponsor’s estimate of the largest increase or decrease in the swap yield at that maturity reasonably expected to occur prior to pricing of the Swap-Priced Principal Balance Certificates, based on 10 business day rolling periods over the past 6 months.

Range of Swap Yields for the Swap-Priced Principal Balance Certificates

Tenor	Low Estimate of Swap Yield	Base Case Swap Yield	High Estimate of Swap Yield
2YR	1.484%	1.806%	2.233%
3YR	1.571%	1.923%	2.328%
4YR	1.579%	1.945%	2.319%
5YR	1.608%	1.951%	2.297%
6YR	1.616%	1.945%	2.275%
7YR	1.652%	1.964%	2.282%
8YR	1.692%	1.989%	2.298%
9YR	1.721%	2.006%	2.309%
10YR	1.670%	1.994%	2.292%

Based on the swap yield curve, the Retaining Sponsor will determine for each class of Swap-Priced Principal Balance Certificates (other than the Class E) the swap yield reflected on the swap yield curve (the “Interpolated Yield”) that corresponds to that class’s weighted average life, by using a linear straight-line interpolation using the swap yield curve with 2, 3, 4, 5, 6, 7, 8, 9 and 10 year maturities if the weighted average life does not correspond to a specified maturity on the swap yield curve. The Class E Certificates are priced to a swap yield curve with a 10 year maturity, and not based on the Interpolated Yield.

Credit Spread Determination

The Retaining Sponsor determined the credit spread for each class of Swap-Priced Principal Balance Certificates on the basis of market bids obtained for similar CMBS with similar credit ratings, pool composition and asset quality, payment priority and weighted average lives of the related class of Swap-Priced Principal Balance Certificates as of the date of this prospectus. The actual credit spread for a particular class of Swap-Priced Principal Balance Certificates at the time of pricing is not known at this time and differences in the then-current credit spread demanded by investors for similar CMBS will ultimately result in higher or lower fair values. The Retaining Sponsor identified the range presented in the table below from the base case credit spread percentage, which represents the Retaining Sponsor’s estimate of the largest increase or decrease in the credit spread for newly issued CMBS reasonably expected to occur prior to pricing of the Swap-Priced Principal Balance Certificates based on the Retaining Sponsor’s observation and experience in the placement of CMBS with similar characteristics.

Range of Credit Spreads for the Swap-Priced Principal Balance Certificates

Class of Certificates	Low Estimate of Credit Spread	Base Case Credit Spread	High Estimate of Credit Spread
Class A-1	0.65%	0.70%	0.80%
Class A-2	1.00%	1.05%	1.15%
Class A-3	1.23%	1.28%	1.38%
Class A-4	1.23%	1.28%	1.38%
Class A-5	1.25%	1.30%	1.40%
Class A-SB	1.15%	1.20%	1.30%
Class A-S	1.55%	1.60%	1.75%
Class B	1.65%	1.75%	1.90%
Class C	2.10%	2.20%	2.40%
Class D	3.45%	3.65%	3.85%
Class E	4.20%	4.40%	4.60%

Discount Yield Determination

The discount yield (the “Discount Yield”) for each class of Swap-Priced Principal Balance Certificates is the sum of the Interpolated Yield for such class and the related credit spread established at pricing. For an expected range of estimated values for each class of Swap-Priced Principal Balance Certificates, see the table titled “Range of Discount Yields for the Swap-Priced Principal Balance Certificates” below. The Retaining Sponsor identified the range presented in the table below for each such class of Swap-Priced Principal Balance Certificates (other than the Class E Certificates) as the range from (i) the sum of the lowest estimated Interpolated Yield for that class and the lowest estimated credit spread to (ii) the sum of the highest estimated Interpolated Yield for that class and the highest estimated credit spread.

Range of Discount Yields for the Swap-Priced Principal Balance Certificates

Class of Certificates	Low Estimate of Discount Yield	Base Case Discount Yield	High Estimate of Discount Yield
Class A-1	2.19539%	2.58859%	3.10004%
Class A-2	2.59850%	2.99903%	3.45421%
Class A-3	2.87534%	3.24049%	3.66070%
Class A-4	2.91541%	3.27762%	3.67714%
Class A-5	2.92956%	3.29626%	3.69518%
Class A-SB	2.81213%	3.17033%	3.58605%
Class A-S	3.22397%	3.59493%	4.04332%
Class B	3.32397%	3.74493%	4.19332%
Class C	3.77397%	4.19494%	4.69332%
Class D	5.12382%	5.64489%	6.14328%
Class E	5.87000%	6.39400%	6.89200%

Determination of Class Sizes

The Retaining Sponsor was provided credit support levels for each class of Swap-Priced Principal Balance Certificates by each Rating Agency. A credit support level for a particular class of Swap-Priced Principal Balance Certificates reflects the Rating Agency’s assessment of the aggregate principal balance of Swap-Priced Principal Balance Certificates that would be required to be subordinate to that class of Swap-Priced Principal Balance Certificates in order to satisfy that Rating Agency’s internal ratings criteria to permit it to issue a particular credit rating. Based on the individual credit support levels (expressed as a percentage) provided by the Rating Agencies, or a stipulation by the b-piece buyer, if applicable, the Retaining Sponsor determined the highest required credit support level of the Rating Agencies selected to rate a particular class of Swap-Priced Principal Balance Certificates, or the b-piece buyer, if applicable (the “Constraining Level”). In certain circumstances the Retaining Sponsor may have elected not to engage an NRSRO for particular Classes of Yield-Priced Certificates, based in part on the credit support levels provided by that NRSRO.  See “Risk Factors—Other Risks Relating to the Certificates—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded”. The Certificate Balances of the Senior Certificates were also based in part on anticipated investor demand for such classes. The Certificate Balance for the class of Swap-Priced Principal Balance Certificates with the highest credit rating was determined by multiplying the Initial Pool Balance by a percentage equal to 1.0 minus such class’s Constraining Level. For each other subordinate class of Swap-Priced Principal Balance Certificates, that class’s Certificate Balance was determined by multiplying the Initial Pool Balance by a percentage equal to the difference of the Constraining Level for the immediately senior class of Swap-Priced Principal Balance Certificates minus such subordinate class’s Constraining Level.

Target Price Determination

The Retaining Sponsor determined a target price (the “Target Price”) for each class of Swap-Priced Principal Balance Certificates (other than the Class D and Class E Certificates) on the basis of the price (expressed as a percentage of the certificate balance of that class) that similar CMBS with similar credit ratings and similar average lives have priced at in recent securitization transactions. The Target Price that was utilized for each class of Swap-Priced Principal Balance Certificates (other than the Class D and Class E Certificates) is set forth in the table below. The Target Prices utilized by the Retaining Sponsor have not changed materially during the prior year.

Class of Certificates	Target Price (Low Estimate)	Target Price (Base Case)	Target Price (High Estimate)
Class A-1	100%	100%	100%
Class A-2	103%	103%	103%
Class A-3	103%	103%	103%
Class A-4	101%	101%	101%
Class A-5	103%	103%	103%
Class A-SB	103%	103%	103%
Class A-S	103%	103%	103%
Class B	100%	100%	100%
Class C	100%	100%	100%

Determination of Assumed Certificate Coupon

Based on the Target Price, the Discount Yield and the Scheduled Certificate Principal Payments for each class of Swap-Priced Principal Balance Certificates, the Retaining Sponsor determined the assumed certificate coupon (the “Assumed Certificate Coupon”) by calculating what coupon would be required to be used based on the Scheduled Certificate Principal Payments for such class of Swap-Priced Principal Balance Certificates in order to achieve the related Target Price for that class of Swap-Priced Principal Balance Certificates when utilizing the related Discount Yield in determining that Target Price. With respect to the Class D Certificates, the Retaining Sponsor determined the Assumed Certificate Coupon to be 2.50%, which was set based on expected market demand for the Class D and Class X-D Certificates. With respect to the Class E Certificates, the Retaining Sponsor determined the Assumed Certificate Coupon to be 2.50%, which was set based on expected market demand for the Class E and Class X-D Certificates. The Assumed Certificate Coupon for each class of Swap-Priced Principal Balance Certificates and Range of Assumed Certificate Coupons generated as a result of the estimated range of Discount Yields as of the Closing Date is set forth in the table below.

Range of Assumed Certificate Coupons for the Swap-Priced Principal Balance Certificates

Class of Certificates	Low Estimate of Assumed Certificate Coupon	Base Case Assumed Certificate Coupon	High Estimate of Assumed Certificate Coupon
Class A-1	2.218%	2.613%	3.127%
Class A-2	3.296%	3.702%	3.831%(1)
Class A-3	3.364%	3.733%	3.831%(1)
Class A-4	3.030%	3.391%	3.789%
Class A-5	3.278%	3.648%	3.831%(1)
Class A-SB	3.274%	3.636%	3.831%(1)
Class A-S	3.572%	3.765%	3.831%(1)
Class B	3.316%	3.733%	3.831%(1)
Class C	3.762%	3.831%(1)	3.831%(1)
Class D	2.500%	2.500%	2.500%
Class E	2.500%	2.500%	2.500%

(1)	Equal to the WAC Rate.

Determination of Swap-Priced Expected Price

Based on the Assumed Certificate Coupons, the Discount Yield and the Scheduled Certificate Principal Payments for each class of Swap-Priced Principal Balance Certificates, the Retaining Sponsor determined the price (the “Swap-Priced Expected Price”) expressed as a percent of the certificate balance of that class by determining the net present value of the Scheduled Certificate Principal Payments and interest accruing at the related Assumed Certificate Coupon discounted at the related Discount Yield.

However, if the Assumed Certificate Coupon for any class of Swap-Priced Principal Balance Certificates is greater than or equal to the WAC Rate, then the WAC Rate was used for the foregoing calculation. The Retaining Sponsor determined the range of Swap-Priced Expected Prices for each class of Swap-Priced Principal Balance Certificates based on the low estimate of the Assumed Certificate Coupons and the high estimate of the Assumed Certificate Coupons. The lower the Assumed Certificate Coupon, the higher the corresponding Swap-Priced Expected Price for a class of Swap-Priced Principal Balance Certificates will be. Therefore, the low range of estimated fair values for the Swap-Priced Principal Balance Certificates will correspond to the high range of the estimate of potential Assumed Certificate Coupons and correspondingly, the high range of estimated fair values for the Swap-Priced Principal Balance Certificates will correspond to the low range of the estimate of potential Assumed Certificate Coupons.

Treasury-Priced Interest-Only Certificates

Based on the Modeling Assumptions and assuming a 100% CPY prepayment rate for the Class X-A, Class X-B and Class X-D Certificates, the Retaining Sponsor calculated what the expected scheduled interest payments on each class of Treasury-Priced Interest-Only Certificates would be over the course of the transaction (for each class of certificates, the “Scheduled Certificate Interest Payments”) based on what the Notional Amount of the related class of Treasury-Priced Interest-Only Certificates would be during each Collection Period as a result of the application of the expected principal payments during such Collection Period under the terms of the underlying Mortgage Loan documents assuming a 100% CPY prepayment rate and the classes of certificates that would be entitled to those principal payments based on the payment priorities described in “Description of the Certificates—Distributions—Priority of Distributions”. On the basis of the periodic reduction in the Notional Amount of each Class of Treasury-Priced Interest-Only Certificates, the Retaining Sponsor calculated the weighted average life for each such class of Treasury-Priced Interest-Only Certificates.

Treasury Yield Curve

The Retaining Sponsor utilized the assumed treasury yield curve in the table below in determining the range of estimated fair value for each class of Class X-A, Class X-B and Class X-D certificates. The actual treasury yield curve that will be used as a basis for determining the price of each class of Class X-A, Class X-B and Class X-D certificates is not known at this time and differences in the treasury yield curve will ultimately result in higher or lower fair value calculations. For an expected range of values at specified points along the treasury yield curve, see the table below titled “Range of Treasury Yield Curve Values”. The Retaining Sponsor identified the range presented in the table below at each maturity on the treasury yield curve, which represents the Retaining Sponsor’s estimate of the largest increase or decrease in the treasury yield at that maturity reasonably expected to occur prior to pricing of the Class X-A, Class X-B and Class X-D certificates, based on 10 business day rolling periods over the past 6 months.

Range of Treasury Yield Curve Values

Tenor	Low Estimate of Treasury Yield	Base Case Treasury Yield	High Estimate of Treasury Yield
7YR	1.852%	2.200%	2.541%
10YR	1.862%	2.178%	2.486%

Based on the treasury yield curve, the Retaining Sponsor will determine for each class of Class X-A, Class X-B and Class X-D certificates the yield reflected on the treasury yield curve (the “Interpolated Yield”) that corresponds to that class’s weighted average life, by using a linear interpolation using treasury yield curves with 7 and 10 year maturity if the weighted average life does not correspond to a specified maturity on the treasury yield curve.

Credit Spread Determination

The Retaining Sponsor determined the credit spread for each class of Class X-A, Class X-B and Class X-D Certificates on the basis of market bids obtained for similar CMBS with similar credit ratings, pool composition and asset quality, payment priority and weighted average lives of such class of Class X-A, Class X-B and Class X-D Certificates as of the date of this prospectus. The actual credit spread for a particular class of Class X-A, Class X-B and Class X-D Certificates at the time of pricing is not known at this time and differences in the then-current credit spread demanded by investors for similar CMBS will ultimately result in higher or lower fair values. The Retaining Sponsor identified the range presented in the table below from the base case credit spread percentage, which is the Retaining Sponsor’s estimate of the largest percentage increase or decrease in the credit spread for newly issued CMBS reasonably expected to occur prior to pricing of the Certificates.

Range of Credit Spreads for the Class X-A, Class X-B and Class X-D Certificates

Class of Certificates	Low Estimate of Credit Spread	Base Case Credit Spread	High Estimate of Credit Spread
Class X-A	1.650%	1.750%	1.948%
Class X-B	1.500%	1.750%	NAP
Class X-D	2.400%	3.000%	3.000%

Discount Yield Determination

Discount Yield for the Class X-A, Class X-B and Class X-D Certificates is the sum of the Interpolated Yield for such class and the related credit spread. For an expected range of values for each class of Treasury-Priced Interest-Only Certificates, see the table titled “Range of Discount Yields for the Class X-A, Class X-B and Class X-D Certificates” below. The Retaining Sponsor identified the range presented in the table below for each such class of certificates as the range from (i) the sum of the lowest estimated Interpolated Yield for that class and the lowest estimated credit spread to (ii) the sum of the highest estimated Interpolated Yield for that class and the highest estimated credit spread.

Range of Discount Yields for the Class X-A, Class X-B and Class X-D Certificates

Class of Certificates	Low Estimate of Discount Yield	Base Case Discount Yield	High Estimate of Discount Yield
Class X-A	3.50628%	3.94009%	4.46474%
Class X-B	3.36089%	3.93018%	NAP
Class X-D	4.26110%	5.17978%	5.49045%

Determination of Scheduled Certificate Interest Payments

Based on the range of Assumed Certificate Coupons determined for the Principal Balance Certificates, the Retaining Sponsor determined the range of Scheduled Certificate Interest Payments for each scenario for each Class of Treasury-Priced Interest-Only Certificates based on the difference between the WAC Rate in effect from time to time, over the weighted average of the Pass-Through Rate(s) of the underlying Class(es) of Principal Balance Certificates upon which the Notional Amount of such Class of Treasury-Priced Interest-Only Certificates is based.

Determination of Interest-Only Expected Price

Based on the Discount Yield and the Scheduled Certificate Interest Payments for each class of Treasury-Priced Interest-Only Certificates, the Retaining Sponsor determined the price (the “Interest-Only Expected Price”) expressed as a percent of the Notional Amount of that class by determining the net present value of the Scheduled Certificate Interest Payments discounted at the related Discount Yield. The Retaining Sponsor determined the Interest-Only Expected Price for each class of Treasury-Priced Interest-Only Certificates based on the low estimate and high estimate of Assumed Certificate Coupons. The lower the Assumed Certificate Coupon for the Principal Balance Certificates, the higher the corresponding Interest-Only Expected Price for a class of certificates will be, therefore, the low range of estimated fair values of the Treasury-Priced Interest-Only Certificates will correspond to the high range of the estimate of Assumed Certificate Coupons for the Principal Balance Certificates and correspondingly, the high range of estimated fair values of the Treasury-Priced Interest-Only Certificates will correspond to the low range of the estimate of Assumed Certificate Coupons for the Principal Balance Certificates.

Yield-Priced Certificates

On the basis of the Scheduled Certificate Principal Payments and certain Scheduled Certificate Interest Payments, the Retaining Sponsor calculated the weighted average life for each such class of Yield-Priced Certificates. The Yield-Priced Certificates are expected to be acquired based on a targeted discount yield as set forth in the chart below for each class of Yield-Priced Certificates, an Assumed Certificate Coupon equal to (i) 2.500% for the Class F Certificates, (ii) the WAC Rate minus the Class F Assumed Certificate Coupon for the Class X-F Certificates, and (iii) the WAC Rate for each of the Class G-RR and Class H-RR Certificates, the Modeling Assumptions and 0% CPY.

Targeted Discount Yields for the Yield-Priced Certificates

Class of Certificates	Targeted Discount Yield
Class X-F	9.99997%
Class F	10.00000%
Class G-RR	18.39805%
Class H-RR	18.39805%

Determination of Class Size

The Retaining Sponsor determined the Certificate Balance or Notional Amount of each class of Yield-Priced Certificates in the same manner described above under “—Determination of Amount of Required Horizontal Credit Risk Retention—Swap-Priced Principal Balance Certificates—Determination of Class Sizes”.

Determination of Yield-Priced Expected Price

Based on the Assumed Certificate Coupons, the targeted discount yield and the Scheduled Certificate Principal Payments (if any) for each class of Yield-Priced Certificates, the Retaining Sponsor determined the price (the “Yield-Priced Expected Price”) expressed as a percent of the Certificate Balance or Notional Amount of that class by determining the net present value of the Scheduled Certificate Principal Payments and interest accruing at the related Assumed Certificate Coupon discounted at the related Discount Yield.

Calculation of Estimated Fair Value of All Certificates

Based on the Swap-Priced Expected Prices, the Interest-Only Expected Prices and the Yield-Priced Expected Prices, as applicable, the Retaining Sponsor determined the estimated fair value of each class of certificates (other than the Class S and R certificates) by multiplying the range of the Swap-Priced Expected Prices, the Interest-Only Expected Prices and the Yield-Priced Expected Prices, as applicable, by the related Certificate Balance or Notional Amount. The Retaining Sponsor determined the range of estimated fair values for each class of certificates and RR Interest based on the low estimate and high estimate of expected prices.

The Retaining Sponsor determined that the Class S Certificates have a fair value equal to zero based on the fact that no Excess Interest is expected to be received and, accordingly, there is no market for the Class S Certificates.

Range of Estimated Fair Values for the Certificates and RR Interest

Class of Certificates	Low Estimate of Fair Value	Base Case Estimate of Fair Value	High Estimate of Fair Value
Class A-1	$12,899,819	$12,899,678	$12,899,832
Class A-2	$76,973,047	$77,867,546	$77,867,924
Class A-3	$89,128,063	$90,431,805	$90,431,805
Class A-4(1)	$222,183,280	$222,186,800	$222,196,040
Class A-5(1)	$283,314,637	$285,604,026	$285,603,749
Class A-SB	$23,905,961	$24,106,518	$24,106,776
Class X-A	$2,920,451	$18,580,759	$37,279,312
Class X-B	$0	$2,279,914	$6,138,991
Class X-D	$5,198,540	$5,272,842	$5,501,896
Class X-F	$2,047,233	$2,047,233	$2,047,233
Class A-S	$94,004,064	$96,007,355	$97,429,087
Class B	$45,215,204	$46,050,882	$46,051,296
Class C	$39,911,756	$41,542,734	$42,316,942
Class D	$20,087,599	$20,939,864	$21,876,000
Class E	$13,697,228	$14,275,849	$14,915,626
Class F	$11,980,718	$11,980,718	$11,980,718
Class G-RR	$3,523,882	$3,523,882	$3,523,882
Class H-RR	$12,774,686	$12,774,686	$12,774,686
Class S	$0	$0	$0
Class RR	$26,145,513	$26,924,815	$27,648,591
RR Interest	$8,149,608	$8,392,518	$8,618,120

(1)	The approximate initial Certificate Balances of the Class A-4 and Class A-5 certificates are unknown and will be determined based on the final pricing of those Classes of Certificates. However, the respective initial Certificate Balances of the Class A-4 certificates are expected to be within a range of $0 and $220,000,000 and the respective initial Certificate Balances of the Class A-5 certificates are expected to be within a range of $277,300,000 and $497,300,000. The aggregate initial Certificate Balance of the Class A-4 and Class A-5 certificates is expected to be approximately $497,300,000, subject to a variance of plus or minus 5%. For purposes of providing the range of estimated fair values for the certificates in the table above, the Certificate Balance of the Class A-4 certificates is assumed to be $220,000,000 and the Certificate Balance of the Class A-5 certificates is assumed to be $277,300,000.

The estimated range of fair values for all the certificates and RR Interest is approximately $994,061,289 to $1,051,208,507.

Hedging, Transfer and Financing Restrictions

The Third Party Purchaser will be required to comply with the hedging, transfer and financing restrictions applicable to a “retaining sponsor” related to its ownership of the HRR Certificates consistent with all applicable hedging, transfer and financing restrictions that apply to “third party purchasers” under the Credit Risk Retention Rules.

These restrictions will include an agreement by the Third Party Purchaser not to transfer the HRR Certificates (which, in the aggregate, are an “eligible horizontal residual interest” for this securitization) until on and after the fifth anniversary of the Closing Date. On and after that date, the Third Party Purchaser may transfer the eligible horizontal residual interest to a successor third-party purchaser as long as the Third Party Purchaser satisfies all applicable provisions of the Credit Risk Retention Rules, including providing the sponsors with complete identifying information for the successor third-party purchaser and the successor third-party purchaser agreeing to comply with the hedging, transfer, financing and other restrictions applicable to subsequent third-party purchasers (and its affiliates) under the Credit Risk Retention Rules.

The restrictions on hedging and transfer under the Credit Risk Retention Rules as in effect on the Closing Date of this transaction will expire on and after the date that is the earliest of (A) the date that is the latest of (i) the date on which the aggregate principal balance of the Mortgage Loans has been reduced to 33% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date; (ii) the date on which the total unpaid principal obligations under the Principal Balance Certificates has been reduced to 33% of the aggregate total unpaid principal obligations under the Principal Balance Certificates as of the Closing Date; or (iii) two years after the Closing Date, (B) the date on which all of the Mortgage Loans have been defeased in accordance with 12 C.F.R. §244.7(b)(8)(i) of the Credit Risk Retention Rules or (C) the date that the Credit Risk Retention Rules applicable to a holder of the HRR Certificates or the VRR Interest is withdrawn, repealed, amended or modified as it relates to the restrictions on hedging and transfer as to this securitization or the HRR Certificates or the VRR Interest.

In addition, neither the VRR Interest Owners nor their respective affiliates intend to transfer its respective VRR Interest or enter into any hedging, financing, pledging, hypothecation or any other similar transaction or activity with respect to its respective VRR Interest, unless such transaction complies with the Credit Risk Retention Rules (as then in effect).

Operating Advisor

The operating advisor for this securitization transaction will be Pentalpha Surveillance LLC, a Delaware limited liability company. As described under “Pooling and Servicing Agreement—The Operating Advisor”, the operating advisor will, in general and under certain circumstances described in this prospectus, have the following responsibilities with respect to the Mortgage Loans:

●	review the actions of the special servicer with respect to any Specially Serviced Loan to the extent set forth in the PSA;

●	review reports provided by the special servicer to the extent set forth in the PSA;

●	review for accuracy certain calculations made by the special servicer to the extent set forth in the PSA; and

●	issue an annual report generally (if any Mortgage Loan was a Specially Serviced Loan at any time during the prior calendar year or if an Operating Advisor Consultation Event occurred during the prior calendar year) setting forth whether the operating advisor believes, in its sole discretion exercised in good faith, that the special servicer is operating in compliance with the Servicing Standard with respect to its performance of its duties under the PSA with respect to Specially Serviced Loans.

In addition, if the operating advisor determines, in its sole discretion exercised in good faith, that (1) the special servicer has failed to comply with the Servicing Standard and (2) a replacement of the special servicer would be in the best interest of the Certificateholders (as a collective whole), the operating advisor will have the right at any time to recommend the replacement of the special servicer with respect to the Mortgage Loans. See “Pooling and Servicing Agreement—The Operating Advisor—Recommendation of the Replacement of the Special Servicer” and “—Termination of the Master Servicer or Special Servicer for Cause”.

Further, after the occurrence and during the continuance of an Operating Advisor Consultation Event, the operating advisor will be required to consult on a non-binding basis with the special servicer with respect to Asset Status Reports prepared for each Specially Serviced Loan and with respect to Major Decisions in respect of the Mortgage Loans for which the operating advisor has received a Major Decision Reporting Package. The operating advisor will generally have no obligations or consultation rights as operating advisor under the PSA for this transaction with respect to any Non-Serviced Mortgage Loan or any related REO Property; provided, however, that the operating advisor may have limited consultation rights with a Non-Serviced Special Servicer pursuant to the Non-Serviced Pooling and Servicing Agreement. See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer” and “Pooling and Servicing Agreement—The Operating Advisor”.

An “Operating Advisor Consultation Event” will occur when the Certificate Balances of the classes of HRR Certificates in the aggregate (taking into account the application of any Appraisal Reduction Amounts to notionally reduce the Certificate Balances of such classes) is 25% or less of the initial Certificate Balances of such classes in the aggregate.

The certificate administrator will be required to notify the operating advisor, the master servicer and the special servicer of the commencement or cessation of any Operating Advisor Consultation Event.

The operating advisor will be entitled to compensation in the form of the Operating Advisor Fee, the Operating Advisor Consulting Fee and reimbursement of any Operating Advisor Expenses.  For additional information, see “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses—Operating Advisor Compensation”.

The operating advisor is required to be an Eligible Operating Advisor at all times that it is acting as operating advisor under the PSA. As a result of Pentalpha Surveillance LLC’s experience and independence as described under “Transaction Parties—The Operating Advisor and Asset Representations Reviewer”, the representations and warranties being given by Pentalpha Surveillance LLC under the PSA and satisfaction that no payments have been paid by any special servicer to Pentalpha Surveillance LLC of any fees, compensation or other remuneration (x) in respect of its obligations under the PSA, or (y) for the appointment or recommendation for replacement of a successor special servicer to become the special servicer, Pentalpha Surveillance LLC qualifies as an Eligible Operating Advisor under the PSA.

For additional information regarding the operating advisor, a description of how the operating advisor satisfies the requirements of an Eligible Operating Advisor, a description of the material terms of the PSA with respect to the operating advisor’s obligations under the PSA and any material conflicts of interest or material potential conflicts of interest between the operating advisor and another party to this securitization transaction, see “Risk Factors—Risks Related to Conflicts of Interest—Potential Conflicts of Interest of the Operating Advisor”, “Transaction Parties—The Operating Advisor and Asset Representations Reviewer” and “Pooling and Servicing Agreement—The Operating Advisor”.

The disclosures set forth in this prospectus under the headings referenced in the preceding paragraphs are hereby incorporated by reference in this “Credit Risk Retention—Operating Advisor” section.

Representations and Warranties

Each of Barclays, Bank of Montreal, KeyBank, SMC and Societe Generale Financial Corporation will make the representations and warranties identified in Annex D-1 with respect to their respective Mortgage Loans, subject in each case to the exceptions to these representations and warranties set forth in Annex D-2, the “Exception Schedules”.

At the time of the decision to include its Mortgage Loans in this transaction, each of Barclays, Bank of Montreal, SMC and Societe Generale Financial Corporation determined either that the risks associated with the matters giving rise to each exception in respect of its Mortgage Loans set forth in Annex D-2 were not material or were mitigated by one or more compensating factors, including without limitation, reserves, title insurance or other relevant insurance, opinions of legal counsel, letters of credit, a full or partial recourse guaranty from the mortgage loan sponsor, a full or partial cash sweep, positive credit metrics (such as low loan-to-value ratio, high debt service coverage ratio or debt yield, or any combination of such factors), or by other circumstances, such as strong sponsorship, a desirable property type, strong tenancy at the related Mortgaged Property, the likelihood that the related mortgage loan borrower or a third party may (and/or is required to under the related loan documents) resolve the matter soon, any requirements to obtain rating agency confirmation prior to taking an action related to such exception, a determination by Barclays, Bank of Montreal, SMC or Societe Generale Financial Corporation, as applicable, that the acceptance of the related fact or circumstance by the related originator was prudent and consistent with market standards after consultation with appropriate industry experts or a determination by Barclays, Bank of Montreal, SMC or Societe Generale Financial Corporation, as applicable, that the circumstances that gave rise to such exception should not have a material adverse effect on the use, operation or value of the related Mortgaged Property or on any related lender’s security interest in such Mortgaged Property. However, there can be no assurance that the compensating factors or other circumstances upon which each of Barclays, Bank of Montreal, SMC and Societe Generale Financial Corporation based its decisions will in fact sufficiently mitigate those risks. In particular, we note that an evaluation of the risks presented by such exceptions, including whether any mitigating factors or circumstances are sufficient, may necessarily involve an assessment as to the likelihood of future events as to which no assurance can be given.

At the time of its decision to include each of the KeyBank Mortgage Loans in this transaction, KeyBank determined either that the risks associated with the matters giving rise to each exception set forth on Annex D-2 to this prospectus with respect to each of its Mortgage Loans were not material or were mitigated by one or more compensating factors, including without limitation, reserves, title insurance or other relevant insurance, opinions of legal counsel, letters of credit, a full or partial recourse guaranty from the mortgage loan sponsor, a full or partial cash sweep, positive credit metrics (such as low loan-to-value ratio, high debt service coverage ratio or debt yield, or any combination of such factors), or by other circumstances, such as strong sponsorship, a desirable property type, strong tenancy at the related Mortgaged Property, the likelihood that the related mortgage loan borrower or a third party may (and/or is required to under the related loan documents) resolve the matter soon, any requirements to obtain rating agency confirmation prior to taking an action related to such exception, a determination by KeyBank that the acceptance of the related fact or circumstance by the related originator was prudent and consistent with market standards after consultation with appropriate industry experts or a determination by KeyBank that the circumstances that gave rise to such exception should not have a material adverse effect on the use, operation or value of the related Mortgaged Property or on any related lender’s security interest in such Mortgaged Property. However, there can be no assurance that the compensating factors or other circumstances upon which KeyBank based its decisions will in fact sufficiently mitigate those risks. In particular, we note that an evaluation of the risks presented by such exceptions, including whether any mitigating factors or circumstances are sufficient, may necessarily involve an assessment as to the likelihood of future events as to which no assurance can be given. Additional information regarding the applicable Mortgage Loans, including the risks related thereto, is described under “Risk Factors” and “Description of the Mortgage Pool”.

Additional information regarding the applicable Mortgage Loans, including the risks related thereto, is described under “Risk Factors” and “Description of the Mortgage Pool”.

Description of the Certificates

General

The certificates will be issued and the RR interest will be created pursuant to a pooling and servicing agreement, among the depositor, the master servicer, the special servicer, the trustee, the certificate administrator, the operating advisor and the asset representations reviewer (the “PSA”) and will represent in the aggregate the entire ownership interest in the issuing entity. The assets of the issuing entity will consist of: (1) the Mortgage Loans and all payments under and proceeds of the Mortgage Loans received after the Cut-off Date (exclusive of payments of principal and/or interest due on or before the Cut-off Date and interest relating to periods prior to, but due after, the Cut-off Date); (2) any REO Property but, with respect to any Whole Loan, only to the extent of the issuing entity’s interest in such Whole Loan; (3) those funds or assets as from time to time are deposited in the accounts discussed in “Pooling and Servicing Agreement—Accounts” (such accounts collectively, the “Securitization Accounts”) (but, with respect to any Whole Loan, only to the extent of the issuing entity’s interest in such Whole Loan), if established; (4) the rights of the mortgagee under all insurance policies with respect to its Mortgage Loans; and (5) certain rights of the depositor under each MLPA relating to Mortgage Loan document delivery requirements and the representations and warranties of each mortgage loan seller regarding the Mortgage Loans it sold to the depositor.

The Commercial Mortgage Pass-Through Certificates, Series 2022-C15 will consist of the following classes: the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates (collectively, with the Class A-S certificates, the “Class A Certificates”), Class X-A, Class X-B, Class X-D, Class X-F, Class A-S, Class B, Class C, Class D, Class E, Class F, Class G-RR, Class H-RR, Class RR, Class S and Class R certificates and the RR Interest.

The Class X-A, Class X-B, Class X-D and Class X-F certificates are referred to collectively in this prospectus as the “Class X Certificates”. The Class A Certificates (other than the Class A-S certificates) and the Class X Certificates are referred to collectively in this prospectus as the “Senior Certificates”. The Class A-S, Class B, Class C, Class D, Class E, Class F, Class G-RR and Class H-RR certificates are referred to collectively in this prospectus as the “Subordinate Certificates”. The Class R certificates are sometimes referred to in this prospectus as the “Residual Certificates”. The Senior Certificates and the Subordinate Certificates are collectively referred to in this prospectus as the “Regular Certificates”. The Senior Certificates (other than the Class X-A, Class X-B, Class X-D and Class X-F certificates) and the Subordinate Certificates are collectively referred to in this prospectus as the “Principal Balance Certificates”. The Class A Certificates and the Class X-A, Class X-B, Class B and Class C certificates are collectively referred to in this prospectus as the “Offered Certificates”. The Class G-RR and Class H-RR certificates are also referred to in this prospectus as the “HRR Certificates” and are expected to be purchased by RREF IV-D AIV RR, LLC. The Certificates (other than the Class RR certificates and the Residual Certificates) are collectively referred to in this prospectus as the “Non-VRR Certificates”. The Class RR certificates and the RR Interest are collectively referred to in this prospectus as the “VRR Interest”.

Upon initial issuance, the Principal Balance Certificates, the Class RR Certificates and the RR Interest will have the respective Certificate Balances, and the Class X Certificates will have the respective Notional Amounts, shown below (in each case, subject to a variance of plus or minus 5%):

Class	Approx. Initial Certificate Balance, RR Interest Balance or Notional Amount(1)
Offered Certificates
A-1	$12,900,000
A-2	$75,600,000
A-3	$87,800,000
A-4	(2)
A-5	(2)
A-SB	$23,405,000
X-A	$697,005,000
X-B	$182,964,000
A-S	$94,593,000

Class	Approx. Initial Certificate Balance, RR Interest Balance or Notional Amount(1)
B	$46,053,000
C	$42,318,000

Non-Offered Certificates
X-D	$47,296,000
X-F	$22,404,000
D	$27,382,000
E	$19,914,000
F	$22,404,000
G-RR	$9,957,000
H-RR	$36,095,861
RR	$27,124,997
S	NAP
R	NAP
RR Interest	$8,454,915

(1)	Approximate, subject to a permitted variance of plus or minus 5%.

(2)	The approximate initial Certificate Balances of the Class A-4 and Class A-5 certificates are unknown and will be determined based on the final pricing of those classes of certificates. However, the respective initial Certificate Balance of the Class A-4 certificates is expected to be within a range of $0 and $220,000,000, and the respective initial Certificate Balance of the Class A-5 certificates is expected to be within a range of $277,300,000 and $497,300,000. The aggregate initial Certificate Balance of the Class A-4 and Class A-5 certificates is expected to be approximately $497,300,000, subject to a variance of plus or minus 5%.

The “Certificate Balance” of any class of Principal Balance Certificates or Class RR certificates outstanding at any time represents the maximum amount that its holders are entitled to receive as distributions allocable to principal from the cash flow on the Mortgage Loans and the other assets in the issuing entity, all as described in this prospectus. On each Distribution Date, the Certificate Balance of each class of Principal Balance Certificates and the Class RR certificates will be reduced by any distributions of principal actually made on, and by any Realized Losses actually allocated to, that class of certificates on that Distribution Date. In the event that Realized Losses previously allocated to a class of certificates in reduction of its Certificate Balance are recovered subsequent to such Certificate Balance being reduced to zero, holders of such class of certificates may receive distributions in respect of such recoveries in accordance with the distribution priorities described under “—Distributions—Priority of Distributions” below and “Credit Risk Retention—The VRR Interest—Material Terms of the VRR Interest—Priority of Distributions on the VRR Interest” above.

The Residual Certificates will not have a Certificate Balance or entitle their holders to distributions of principal or interest.

The Class X Certificates will not have Certificate Balances, nor will they entitle their holders to distributions of principal, but the Class X Certificates will represent the right to receive distributions of interest in an amount equal to the aggregate interest accrued on their respective notional amounts (each, a “Notional Amount”). The Notional Amount of the Class X-A certificates will equal the aggregate of the Certificate Balances of the Class A Certificates (other than the Class A-S certificates) outstanding from time to time. The initial Notional Amount of the Class X-A certificates will be approximately $697,005,000. The Notional Amount of the Class X-B certificates will equal the aggregate of the Certificate Balances of the Class A-S, Class B and Class C certificates outstanding from time to time. The initial Notional Amount of the Class X-B certificates will be approximately $182,964,000. The Notional Amount of the Class X-D certificates will equal the aggregate Certificate Balance of the Class D and Class E certificates outstanding from time to time. The initial Notional Amount of the Class X-D certificates will be approximately $47,296,000. The Notional Amount of the Class X-F certificates will equal the Certificate Balance of the Class F certificates outstanding from time to time. The initial Notional Amount of the Class X-F certificates will be approximately $22,404,000.

The Class S certificates will not have a Certificate Balance nor will they entitle their holders to distributions of principal, but the Class S certificates will represent the right to receive their allocable portion of Excess Interest received on any ARD Loan allocated as described under “—Distributions—Excess Interest” below.

“Excess Interest” with respect to an ARD Loan is the interest accrued at the Revised Rate in respect of such ARD Loan in excess of the interest accrued at the Initial Rate, plus any related interest accrued on such amounts, to the extent permitted by applicable law and the related Mortgage Loan documents.

The Mortgage Loans (exclusive of Excess Interest) will be held by the lower-tier REMIC (the “Lower-Tier REMIC”). The certificates (other than the Class S certificates and the rights of the VRR Interest to receive a portion of the Excess Interest) will be issued by the upper-tier REMIC (the “Upper-Tier REMIC”) (collectively with the Lower-Tier REMIC, the “Trust REMICs”). The Class S certificates will be issued by the grantor trust (the “Grantor Trust”).

Distributions

Method, Timing and Amount

Distributions on the certificates and the RR Interest are required to be made by the certificate administrator, to the extent of available funds as described in this prospectus, on the 4th business day following each Determination Date (each, a “Distribution Date”). The “Determination Date” will be the 11th day of each calendar month (or, if the 11th calendar day of that month is not a business day, then the next business day) commencing in May 2022.

All distributions to Certificateholders (other than the final distribution on any certificate) are required to be made to the Certificateholders in whose names the certificates are registered at the close of business on each Record Date. With respect to any Distribution Date, the “Record Date” will be the last business day of the month immediately preceding the month in which that Distribution Date occurs. These distributions to Certificateholders are required to be made by wire transfer in immediately available funds to the account specified by the Certificateholder at a bank or other entity having appropriate facilities to accept such funds, if the Certificateholder has provided the certificate administrator with written wiring instructions no less than 5 business days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions) or otherwise by check mailed to the Certificateholder. The final distribution on any certificate is required to be made in like manner, but only upon presentation and surrender of the certificate at the location that will be specified in a notice of the pendency of the final distribution. All distributions made with respect to a class of certificates will be allocated pro rata among the outstanding certificates of that class based on their respective Percentage Interests.

The “Percentage Interest” evidenced by any certificate (other than a Class S or Class R certificate) will equal its initial denomination as of the Closing Date divided by the initial Certificate Balance or Notional Amount, as applicable, of the related class.

The master servicer is authorized but not required to direct the investment of funds held in the Collection Account and the Companion Distribution Account, in U.S. government securities and other obligations that satisfy criteria established by the Rating Agencies (“Permitted Investments”). The master servicer will be entitled to retain any interest or other income earned on such funds and the master servicer will be required to bear any losses resulting from the investment of such funds, as provided in the PSA. The certificate administrator is authorized but not required to direct the investment of funds held in the Lower-Tier REMIC Distribution Account, the Upper-Tier REMIC Distribution Account, the Interest Reserve Account, the Excess Interest Distribution Account, the Non-VRR Gain-on-Sale Reserve Account and the VRR Interest Gain-on-Sale Reserve Account in Permitted Investments. The certificate administrator will be entitled to retain any interest or other income earned on such funds and the certificate administrator will be required to bear any losses resulting from the investment of such funds, as provided in the PSA.

Available Funds

The aggregate amount available for distribution to holders of the certificates, the RR Interest Owner and the holder of the Class R certificates on each Distribution Date (the “Aggregate Available Funds”) will, in general, equal the sum of the following amounts (without duplication):

(a)       the aggregate amount of all cash received on the Mortgage Loans (in the case of each Non-Serviced Mortgage Loan, only to the extent received by the issuing entity pursuant to the related Non-Serviced PSA) and any REO Property that is on deposit in the Collection Account (in each case, exclusive of any amount on deposit in or credited to any portion of the Collection Account that is held for the benefit of the holder of any related Companion Loan), as of the related P&I Advance Date, exclusive of (without duplication):

●	all scheduled payments of principal and/or interest and any balloon payments paid by the borrowers of a Mortgage Loan (such amounts, other than any Excess Interest, the “Periodic Payments”) that are due on a Due Date after the end of the related Collection Period, excluding interest relating to periods prior to, but due after, the Cut-off Date;

●	all unscheduled payments of principal (including prepayments), unscheduled interest, liquidation proceeds, insurance proceeds and condemnation proceeds and other unscheduled recoveries received subsequent to the related Determination Date (or, with respect to voluntary prepayments of principal of each Mortgage Loan with a Due Date occurring after the related Determination Date, subsequent to the related Due Date) allocable to the Mortgage Loans;

●	all amounts in the Collection Account that are due or reimbursable to any person other than the Certificateholders and the RR Interest Owner;

●	with respect to each Actual/360 Loan and any Distribution Date occurring in each February and in any January occurring in a year that is not a leap year (in each case, unless such Distribution Date is the final Distribution Date), the related Withheld Amount to the extent those funds are on deposit in the Collection Account;

●	all Excess Interest allocable to the Mortgage Loans (which is separately distributed to holders of the Class S certificates and the VRR Interest);

●	all Yield Maintenance Charges and Prepayment Premiums allocable to the Mortgage Loans;

●	all amounts deposited in the Collection Account in error; and

●	any late payment charges or accrued interest on a Mortgage Loan actually collected thereon and allocable to the default interest rate for such Mortgage Loan, to the extent permitted by law, excluding any interest calculated at the Mortgage Rate for the related Mortgage Loan;

(b)       if and to the extent not already included in clause (a), the aggregate amount transferred from the REO Accounts allocable to the Mortgage Loans to the Collection Account for such Distribution Date;

(c)       all Compensating Interest Payments made by the master servicer with respect to the Mortgage Loans with respect to such Distribution Date and P&I Advances made by the master servicer or the trustee, as applicable, with respect to the Distribution Date (net of certain amounts that are due or reimbursable to persons other than the Certificateholders); and

(d)       with respect to each Actual/360 Loan and any Distribution Date occurring in each March (or February, if such Distribution Date is the final Distribution Date), the related Withheld Amounts as required to be deposited in the Lower-Tier REMIC Distribution Account pursuant to the PSA.

The amount available for distribution to holders of the Non-VRR Certificates on each Distribution Date will, in general, equal the sum of (i) the Non-VRR Percentage of the Aggregate Available Funds for such

Distribution Date and (ii) the Non-VRR Gain-on-Sale Remittance Amount for such Distribution Date (such sum, the “Available Funds”).

The “Aggregate Gain-on-Sale Entitlement Amount” for each Distribution Date will be equal to the aggregate amount of (i) the sum of (a)(x) the aggregate portion of the Interest Distribution Amount for each Class of Regular Certificates that would remain unpaid as of the close of business on such Distribution Date, divided by (y) the Non-VRR Percentage, and (b)(x) the amount by which the Non-VRR Principal Distribution Amount exceeds the aggregate amount that would actually be distributed on such Distribution Date in respect of such Non-VRR Principal Distribution Amount, divided by (y) the Non-VRR Percentage, and (ii) any Non-VRR Realized Losses and VRR Realized Losses outstanding immediately after such Distribution Date, in each case, to the extent such amounts would occur on such Distribution Date or would be outstanding immediately after such Distribution Date, as applicable, without the inclusion of the Non-VRR Gain-on-Sale Remittance Amount as part of the definition of Available Funds and the VRR Interest Gain-on-Sale Remittance Amount as part of the definition of VRR Available Funds.

The “Collection Period” for each Distribution Date and any Mortgage Loan (including any Companion Loan) will be the period commencing on the day immediately succeeding the Due Date for such Mortgage Loan (including any Companion Loan) in the month preceding the month in which that Distribution Date occurs or the date that would have been the Due Date if such Mortgage Loan (including any Companion Loan) had a Due Date in such preceding month and ending on and including the Due Date for such Mortgage Loan (including any related Companion Loan) occurring in the month in which that Distribution Date occurs. Notwithstanding the foregoing, in the event that the last day of a Collection Period is not a business day, any Periodic Payments received with respect to Mortgage Loans (including any periodic payments for any Companion Loan) relating to such Collection Period on the business day immediately following such day will be deemed to have been received during such Collection Period and not during any other Collection Period.

“Due Date” means, with respect to each Mortgage Loan (including any Companion Loan), the date on which scheduled payments of principal, interest or both are required to be made by the related borrower.

The “Non-VRR Gain-on-Sale Remittance Amount” for each Distribution Date will be equal to the lesser of (i) the amount on deposit in the Non-VRR Gain-on-Sale Reserve Account on such Distribution Date, and (ii) the Non-VRR Percentage of the Aggregate Gain-on-Sale Entitlement Amount.

The “VRR Interest Gain-on-Sale Remittance Amount” for each Distribution Date will be equal to the lesser of (i) the amount on deposit in the VRR Interest Gain-on-Sale Reserve Account on such Distribution Date, and (ii) the VRR Percentage of the Aggregate Gain-on-Sale Entitlement Amount.

Priority of Distributions

On each Distribution Date, for so long as the Certificate Balances or Notional Amounts of the Non-VRR Certificates have not been reduced to zero, the certificate administrator is required to apply amounts on deposit in the Distribution Account, to the extent of the Available Funds, in the following order of priority:

First, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class X-A, Class X-B, Class X-D and Class X-F certificates, in respect of interest, up to an amount equal to, and pro rata in accordance with, the respective Interest Distribution Amounts for such classes;

Second, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates, in reduction of the Certificate Balances of those classes, in the following priority:

(i)    prior to the Cross-Over Date:

(a)       to the Class A-SB certificates, in an amount equal to the Non-VRR Principal Distribution Amount for such Distribution Date until the Certificate Balance of the Class A-SB certificates is reduced to the Class A-SB Planned Principal Balance for such Distribution Date;

(b)       to the Class A-1 certificates, in an amount equal to the Non-VRR Principal Distribution Amount (or the portion of it remaining after payments specified in clause (a) above have been made) for such Distribution Date until the Certificate Balance of the Class A-1 certificates is reduced to zero;

(c)       to the Class A-2 certificates, in an amount equal to the Non-VRR Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (a) and (b) above have been made) for such Distribution Date until the Certificate Balance of the Class A-2 certificates is reduced to zero;

(d)       to the Class A-3 certificates, in an amount equal to the Non-VRR Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (a), (b) and (c) above have been made) for such Distribution Date until the Certificate Balance of the Class A-3 certificates is reduced to zero;

(e)       to the Class A-4 certificates, in an amount equal to the Non-VRR Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (a), (b), (c) and (d) above have been made) for such Distribution Date until the Certificate Balance of the Class A-4 certificates is reduced to zero;

(f)        to the Class A-5 certificates, in an amount equal to the Non-VRR Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (a), (b), (c), (d) and (e) above have been made) for such Distribution Date, until the Certificate Balance of the Class A-5 certificates is reduced to zero;

(g)       to the Class A-SB certificates, in an amount equal to the Non-VRR Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (a), (b), (c), (d), (e) and (f) above have been made) for such Distribution Date, until the Certificate Balance of the Class A-SB certificates is reduced to zero;

(ii)       on or after the Cross-Over Date, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates, pro rata (based upon their respective Certificate Balances), in an amount equal to the Non-VRR Principal Distribution Amount for such Distribution Date, until the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates are reduced to zero;

Third, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates, first, (i) up to an amount equal to, and pro rata in accordance with, the aggregate unreimbursed Non-VRR Realized Losses previously allocated to each such class, then, (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Non-VRR Realized Loss was allocated to such class until the date such Non-VRR Realized Loss is reimbursed;

Fourth, to the Class A-S certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Fifth, after the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates have been reduced to zero, to the Class A-S certificates, in reduction of their Certificate Balance, up to an amount equal to the Non-VRR Principal Distribution Amount for such Distribution Date less the portion of such Non-VRR Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Sixth, to the Class A-S certificates, first, (i) up to an amount equal to the aggregate unreimbursed Non-VRR Realized Losses previously allocated to such class, then, (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Non-VRR Realized Loss was allocated to such class until the date such Non-VRR Realized Loss is reimbursed;

Seventh, to the Class B certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Eighth, after the Certificate Balances of the Class A Certificates have been reduced to zero, to the Class B certificates, in reduction of their Certificate Balance, up to an amount equal to the Non-VRR Principal Distribution Amount for such Distribution Date less the portion of such Non-VRR Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Ninth, to the Class B certificates, first, (i) up to an amount equal to the aggregate unreimbursed Non-VRR Realized Losses previously allocated to such class, then, (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Non-VRR Realized Loss was allocated to such class until the date such Non-VRR Realized Loss is reimbursed;

Tenth, to the Class C certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Eleventh, after the Certificate Balances of the Class A Certificates and the Class B certificates have been reduced to zero, to the Class C certificates, in reduction of their Certificate Balance, up to an amount equal to the Non-VRR Principal Distribution Amount for such Distribution Date less the portion of such Non-VRR Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Twelfth, to the Class C certificates, first, (i) up to an amount equal to the aggregate unreimbursed Non-VRR Realized Losses previously allocated to such class, then, (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Non-VRR Realized Loss was allocated to such class until the date such Non-VRR Realized Loss is reimbursed;

Thirteenth, to the Class D certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Fourteenth, after the Certificate Balances of the Class A Certificates and the Class B and Class C certificates have been reduced to zero, to the Class D certificates, in reduction of their Certificate Balance, up to an amount equal to the Non-VRR Principal Distribution Amount for such Distribution Date less the portion of such Non-VRR Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Fifteenth, to the Class D certificates, first, (i) up to an amount equal to the aggregate unreimbursed Non-VRR Realized Losses previously allocated to such class, then, (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Non-VRR Realized Loss was allocated to such class until the date such Non-VRR Realized Loss is reimbursed;

Sixteenth, to the Class E certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Seventeenth, after the Certificate Balances of the Class A Certificates and the Class B, Class C and Class D certificates have been reduced to zero, to the Class E certificates, in reduction of their Certificate Balance, up to an amount equal to the Non-VRR Principal Distribution Amount for such Distribution Date less the portion of such Non-VRR Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Eighteenth, to the Class E certificates, first, (i) up to an amount equal to the aggregate unreimbursed Non-VRR Realized Losses previously allocated to such class, then, (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Non-VRR Realized Loss was allocated to such class until the date such Non-VRR Realized Loss is reimbursed;

Nineteenth, to the Class F certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Twentieth, after the Certificate Balances of the Class A Certificates and the Class B, Class C, Class D and Class E certificates have been reduced to zero, to the Class F certificates, in reduction of their Certificate Balance, up to an amount equal to the Non-VRR Principal Distribution Amount for such Distribution Date less the portion of such Non-VRR Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Twenty-first, to the Class F certificates, first, (i) up to an amount equal to the aggregate unreimbursed Non-VRR Realized Losses previously allocated to such class, then, (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Non-VRR Realized Loss was allocated to such class until the date such Non-VRR Realized Loss is reimbursed;

Twenty-second, to the Class G-RR certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Twenty-third, after the Certificate Balances of the Class A Certificates and the Class B, Class C, Class D, Class E and Class F certificates have been reduced to zero, to the Class G-RR certificates, in reduction of their Certificate Balance, up to an amount equal to the Non-VRR Principal Distribution Amount for such Distribution Date less the portion of such Non-VRR Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Twenty-fourth, to the Class G-RR certificates, first, (i) up to an amount equal to the aggregate unreimbursed Non-VRR Realized Losses previously allocated to such class, then, (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Non-VRR Realized Loss was allocated to such class until the date such Non-VRR Realized Loss is reimbursed;

Twenty-fifth, to the Class H-RR certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Twenty-sixth, after the Certificate Balances of the Class A Certificates and the Class B, Class C, Class D, Class E, Class F and Class G-RR certificates have been reduced to zero, to the Class H-RR certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Twenty-seventh, to the Class H-RR certificates, first, (i) up to an amount equal to the aggregate unreimbursed Non-VRR Realized Losses previously allocated to such class, then, (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Non-VRR Realized Loss was allocated to such class until the date such Non-VRR Realized Loss is reimbursed; and

Twenty-eighth, to the Class R certificates, any remaining amounts.

The “Cross-Over Date” means the Distribution Date on which the Certificate Balances of the Subordinate Certificates have all previously been reduced to zero as a result of the allocation of Non-VRR Realized Losses to those certificates.

Reimbursement of previously allocated Non-VRR Realized Losses will not constitute distributions of principal for any purpose and will not result in an additional reduction in the Certificate Balance of the class of certificates in respect of which a reimbursement is made.

If and to the extent that any Nonrecoverable Advances (plus interest on such Nonrecoverable Advances) that were reimbursed from principal collections on the Mortgage Loans (including REO Loans) and previously resulted in a reduction of the Aggregate Principal Distribution Amount are subsequently recovered on the related Mortgage Loan or REO Property, then (on the Distribution Date related to the Collection Period during which the recovery occurred): (i) the VRR Percentage of the amount of such recovery will be added to the VRR Interest Balance of the VRR Interest, up to the lesser of (A) the VRR Percentage of the amount of such recovery and (B) the amount of unreimbursed VRR Realized Loss previously allocated to the VRR Interest; (ii) the Non-VRR Percentage of the amount of such recovery will be added to the Certificate Balance(s) of the class or classes of Principal Balance Certificates that previously were allocated Realized Losses, in the order of distributions set forth in “—Priority of Distributions” above (and in the case of the Principal Balance Certificates that are Senior Certificates, on a pro rata basis according to the amount of unreimbursed Realized Losses on such Classes), in each case up to the lesser of (A) the unallocated portion of the Non-VRR Percentage of the amount of such recovery and (B) the amount of the unreimbursed Realized Losses previously allocated to the subject class of certificates; and (iii) the Interest Shortfall with respect to each affected class of Non-VRR Certificates for the next Distribution Date will be increased by the amount of interest that would have accrued through the then-current Distribution Date if the restored write-down for the reimbursed class of Principal Balance Certificates had never been written down (and correspondingly the VRR Interest Distribution Amount will increase as a result of such increase). If the Certificate Balance of any class of Principal Balance Certificates is so increased, the amount of unreimbursed Non-VRR Realized Losses or VRR Realized Losses, as applicable, of such class of certificates will be decreased by such amount.

Pass-Through Rates

The interest rate (the “Pass-Through Rate”) applicable to each class of Non-VRR Certificates (other than the Class S certificates) for any Distribution Date will equal the rates set forth below:

The Pass-Through Rate on the Class A-1 certificates will be a per annum rate equal to %.

The Pass-Through Rate on the Class A-2 certificates will be a per annum rate equal to %.

The Pass-Through Rate on the Class A-3 certificates will be a per annum rate equal to %.

The Pass-Through Rate on the Class A-4 certificates will be a per annum rate equal to %.

The Pass-Through Rate on the Class A-5 certificates will be a per annum rate equal to %.

The Pass-Through Rate on the Class A-SB certificates will be a per annum rate equal to %.

The Pass-Through Rate on the Class A-S certificates will be a per annum rate equal to %.

The Pass-Through Rate on the Class B certificates will be a per annum rate equal to %.

The Pass-Through Rate on the Class C certificates will be a per annum rate equal to %.

The Pass-Through Rate on the Class D certificates will be a per annum rate equal to %.

The Pass-Through Rate on the Class E certificates will be a per annum rate equal to %.

The Pass-Through Rate on the Class F certificates will be a per annum rate equal to %.

The Pass-Through Rate on the Class G-RR certificates will be a per annum rate equal to %.

The Pass-Through Rate on the Class H-RR certificates will be a per annum rate equal to %.

The Pass-Through Rate for the Class X-A certificates for any Distribution Date will be a per annum rate equal to the excess, if any of (a) the WAC Rate for the related Distribution Date, over (b) the weighted average of the Pass-Through Rates on the Class A-1, Class A-2, Class A-3, Class A-4,

Class A-5 and Class A-SB certificates for such Distribution Date, weighted on the basis of their respective Certificate Balances outstanding immediately prior to that Distribution Date.

The Pass-Through Rate for the Class X-B certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the WAC Rate for the related Distribution Date, over (b) the weighted average of the Pass-Through Rates on the Class A-S, Class B and Class C certificates for the related Distribution Date, weighted on the basis of their respective Certificate Balances outstanding immediately prior to that Distribution Date.

The Pass-Through Rate for the Class X-D certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the WAC Rate for the related Distribution Date, over (b) the weighted average of the Pass-Through Rates on the Class D and Class E certificates for the related Distribution Date, weighted on the basis of their respective Certificate Balances outstanding immediately prior to that Distribution Date.

The Pass-Through Rate for the Class X-F certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the WAC Rate for the related Distribution Date, over (b) the Pass-Through Rate on the Class F certificates for the related Distribution Date.

The Class S certificates will not have a Pass-Through Rate or be entitled to distributions in respect of interest other than the Non-VRR Percentage of any Excess Interest, if any, with respect to any ARD Loan.

Although it does not have a specified Pass-Through Rate (other than for tax reporting purposes), the effective interest rate for the VRR Interest will be the VRR Interest Rate.

The “WAC Rate” with respect to any Distribution Date is equal to the weighted average of the applicable Net Mortgage Rates of the Mortgage Loans (including any Non-Serviced Mortgage Loan) as of the first day of the related Collection Period, weighted on the basis of their respective Stated Principal Balances as of the first day of such Collection Period (after giving effect to any payments received during any applicable grace period).

The “Net Mortgage Rate” for each Mortgage Loan (including any Non-Serviced Mortgage Loan) and any REO Loan (other than the portion of the REO Loan related to any Companion Loan) is equal to the related Mortgage Rate then in effect (without regard to any increase in the interest rate of any ARD Loan after the related Anticipated Repayment Date), minus the related Administrative Cost Rate; provided, however, that for purposes of calculating Pass-Through Rates, the Net Mortgage Rate for any Mortgage Loan will be determined without regard to any modification, waiver or amendment of the terms of the related Mortgage Loan, whether agreed to by the master servicer, the special servicer, a Non-Serviced Master Servicer or a Non-Serviced Special Servicer or resulting from a bankruptcy, insolvency or similar proceeding involving the related borrower. Notwithstanding the foregoing, for Mortgage Loans that do not accrue interest on a 30/360 Basis, then, solely for purposes of calculating the Pass-Through Rates and the WAC Rate on the Regular Certificates, the Net Mortgage Rate of any Mortgage Loan for any one-month period preceding a related Due Date will be the annualized rate at which interest would have to accrue in respect of the Mortgage Loan on the basis of a 360-day year consisting of twelve 30-day months in order to produce the aggregate amount of interest actually required to be paid in respect of the Mortgage Loan during the one-month period at the related Net Mortgage Rate; provided, however, that with respect to each Actual/360 Loan, the Net Mortgage Rate for the one-month period (1) prior to the Due Dates in January and February in any year which is not a leap year or in February in any year which is a leap year (in either case, unless the related Distribution Date is the final Distribution Date) will be determined exclusive of Withheld Amounts, and (2) prior to the Due Date in March (or February, if the related Distribution Date is the final Distribution Date), will be determined inclusive of Withheld Amounts for the immediately preceding February and January, as applicable. With respect to any REO Loan, the Net Mortgage Rate will be calculated as described above, as if the predecessor Mortgage Loan had remained outstanding.

“Administrative Cost Rate” as of any date of determination will be a per annum rate equal to the sum of the Servicing Fee Rate, the Certificate Administrator/Trustee Fee Rate, the Operating Advisor Fee Rate, the Asset Representations Reviewer Fee Rate and the CREFC® Intellectual Property Royalty License Fee Rate.

“Mortgage Rate” with respect to any Mortgage Loan (including any Non-Serviced Mortgage Loan) or any related Companion Loan is the per annum rate at which interest accrues on the Mortgage Loan or the related Companion Loan as stated in the related Mortgage Note or the promissory note evidencing such Companion Loan without giving effect to any default rate or Revised Rate.

Interest Distribution Amount

The “Interest Distribution Amount” with respect to any Distribution Date and each class of Non-VRR Certificates will equal (A) the sum of (i) the Interest Accrual Amount with respect to such class for such Distribution Date and (ii) the Interest Shortfall, if any, with respect to such class for such Distribution Date, less (B) any Aggregate Excess Prepayment Interest Shortfall allocated to such class on such Distribution Date.

The “Interest Accrual Amount” with respect to any Distribution Date and any class of Non-VRR Certificates will be equal to the interest for the related Interest Accrual Period accrued at the Pass-Through Rate for such class on the Certificate Balance or Notional Amount, as applicable, for such class immediately prior to that Distribution Date. Calculations of interest for each Interest Accrual Period will be made on 30/360 Basis.

An “Interest Shortfall” with respect to any Distribution Date for any class of Non-VRR Certificates will be equal to the sum of (a) the portion of the Interest Distribution Amount for such class remaining unpaid as of the close of business on the preceding Distribution Date, and (b) to the extent permitted by applicable law, (i) other than in the case of certificates with a Notional Amount, one month’s interest on that amount remaining unpaid at the Pass-Through Rate applicable to such class for the current Distribution Date and (ii) in the case of the certificates with a Notional Amount, one-month’s interest on that amount remaining unpaid at the WAC Rate for such Distribution Date.

The “Interest Accrual Period” for each Distribution Date will be the calendar month prior to the month in which that Distribution Date occurs.

Principal Distribution Amount

The “Aggregate Principal Distribution Amount” for any Distribution Date will be equal to the sum of the following amounts:

(a)       the Scheduled Principal Distribution Amount for that Distribution Date,

(b)       the Unscheduled Principal Distribution Amount for that Distribution Date, and

(c)       the Aggregate Principal Shortfall for such Distribution Date;

provided that the Aggregate Principal Distribution Amount for any Distribution Date will be reduced, to not less than zero, by the amount of any reimbursements of:

(A)       Nonrecoverable Advances (including any servicing advance with respect to any Non-Serviced Mortgage Loan under the related Non-Serviced PSA reimbursed out of general collections on the Mortgage Loans), with interest on such Nonrecoverable Advances at the Reimbursement Rate, that are paid or reimbursed from principal collections on the Mortgage

Loans in a period during which such principal collections would have otherwise been included in the Aggregate Principal Distribution Amount for such Distribution Date, and

(B)       Workout-Delayed Reimbursement Amounts paid or reimbursed from principal collections on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Aggregate Principal Distribution Amount for such Distribution Date, provided, further, that in the case of clauses (A) and (B) above, if any of the amounts that were reimbursed from principal collections on the Mortgage Loans (including REO Loans) are subsequently recovered on the related Mortgage Loan (or REO Loan), such recovery will increase the Aggregate Principal Distribution Amount for the Distribution Date related to the period in which such recovery occurs.

The “Non-VRR Principal Distribution Amount” with respect to any Distribution Date and the Principal Balance Certificates will equal the Non-VRR Percentage of the Aggregate Principal Distribution Amount for such Distribution Date.

The “Scheduled Principal Distribution Amount” for each Distribution Date will equal the aggregate of the principal portions of (a) all Periodic Payments (excluding balloon payments) with respect to the Mortgage Loans due during or, if and to the extent not previously received or advanced and distributed to Certificateholders on a preceding Distribution Date, prior to the related Collection Period and all Assumed Scheduled Payments with respect to the Mortgage Loans for the related Collection Period, in each case to the extent paid by the related borrower as of the related Determination Date (or, with respect to each Mortgage Loan with a Due Date occurring, or a grace period ending, after the related Determination Date, the related Due Date or, last day of such grace period, as applicable, to the extent received by the master servicer as of the business day preceding the related P&I Advance Date) or advanced by the master servicer or the trustee, as applicable, and (b) all balloon payments with respect to the Mortgage Loans to the extent received on or prior to the related Determination Date (or, with respect to each Mortgage Loan with a Due Date occurring, or a grace period ending, after the related Determination Date, the related Due Date or, last day of such grace period, as applicable, to the extent received by the master servicer as of the business day preceding the related P&I Advance Date), and to the extent not included in clause (a) above. The Scheduled Principal Distribution Amount from time to time will include all late payments of principal made by a borrower with respect to the Mortgage Loans, including late payments in respect of a delinquent balloon payment, received by the times described above in this definition, except to the extent those late payments are otherwise available to reimburse the master servicer or the trustee, as the case may be, for prior Advances, as described above.

The “Unscheduled Principal Distribution Amount” for each Distribution Date will equal the aggregate of the following: (a) all prepayments of principal received on the Mortgage Loans on or prior to the Determination Date; and (b) any other collections (exclusive of payments by borrowers) received on the Mortgage Loans and any REO Properties on or prior to the related Determination Date whether in the form of Liquidation Proceeds, Insurance and Condemnation Proceeds, net income, rents, and profits from REO Property or otherwise, that were identified and applied by the master servicer as recoveries of previously unadvanced principal of the related Mortgage Loan; provided that all such Liquidation Proceeds and Insurance and Condemnation Proceeds will be reduced by any unpaid Special Servicing Fees, Liquidation Fees, any amount related to the Loss of Value Payments to the extent that such amount was transferred into the Collection Account during the related Collection Period, accrued interest on Advances and other additional trust fund expenses incurred in connection with the related Mortgage Loan, thus reducing the Unscheduled Principal Distribution Amount.

The “Assumed Scheduled Payment” for any Collection Period and with respect to any Mortgage Loan (including any Non-Serviced Mortgage Loan) that is delinquent in respect of its balloon payment or any REO Loan (excluding, for purposes of any P&I Advances, the portion allocable to any related Companion Loan), is an amount equal to the sum of (a) the principal portion of the Periodic Payment that would have been due on such Mortgage Loan or REO Loan on the related Due Date based on the constant payment required by such related Mortgage Note or the original amortization schedule of the Mortgage Loan, as the case may be (as calculated with interest at the related Mortgage Rate), if applicable, assuming the related balloon payment has not become due, after giving effect to any reduction in the principal balance occurring in connection with a modification of such Mortgage Loan in connection with a default or a bankruptcy (or similar proceeding), and (b) interest on the Stated Principal Balance of that Mortgage Loan or REO Loan (excluding, for purposes of any P&I Advances, the portion allocable to any related Companion Loan) at its Mortgage Rate (net of interest at the applicable rate at which the Servicing Fee is calculated).

The “Aggregate Principal Shortfall” for any Distribution Date means the amount, if any, by which (1) the Aggregate Principal Distribution Amount for the prior Distribution Date exceeds (2) the aggregate amount actually distributed on the preceding Distribution Date to holders of the Principal Balance Certificates in respect of such Aggregate Principal Distribution Amount.

The “Class A-SB Planned Principal Balance” for any Distribution Date is the balance shown for such Distribution Date in the table set forth in Annex E. Such balances were calculated using, among other things, certain weighted average life assumptions. See “Yield and Maturity Considerations—Weighted Average Life”. Based on such assumptions, the Certificate Balance of the Class A-SB certificates on each Distribution Date would be expected to be reduced to the balance indicated for such Distribution Date in the table set forth in Annex E. We cannot assure you, however, that the mortgage loans will perform in conformity with our assumptions. Therefore, we cannot assure you that the balance of the Class A-SB certificates on any Distribution Date will be equal to the balance that is specified for such Distribution Date in the table.

Certain Calculations with Respect to Individual Mortgage Loans

The “Stated Principal Balance” of each Mortgage Loan will be an amount equal to its unpaid principal balance as of the Cut-off Date or, in the case of a replacement Mortgage Loan, as of the date it is added to the trust, after application of all payments of principal due during or prior to the month of substitution, whether or not those payments have been received, minus the sum of:

(i)    the principal portion of each Periodic Payment due on such Mortgage Loan after the Cut-off Date (or in the case of a replacement Mortgage Loan, due after the Due Date in the related month of substitution), to the extent received from the borrower or advanced by the master servicer;

(ii)    all principal prepayments received with respect to such Mortgage Loan after the Cut-off Date (or in the case of a replacement Mortgage Loan, after the Due Date in the related month of substitution);

(iii)    the principal portion of all Insurance and Condemnation Proceeds (to the extent allocable to principal on such Mortgage Loan) and Liquidation Proceeds received with respect to such Mortgage Loan after the Cut-off Date (or in the case of a replacement Mortgage Loan, after the Due Date in the related month of substitution); and

(iv)    any reduction in the outstanding principal balance of such Mortgage Loan resulting from a valuation by a court in a bankruptcy proceeding that is less than the then-outstanding principal amount of such Mortgage Loan or a modification of such Mortgage Loan pursuant to the terms and provisions of the PSA that occurred prior to the end of the Collection Period for the most recent Distribution Date.

The Stated Principal Balance of any REO Loan that is a successor to a Mortgage Loan, as of any date of determination, will be an amount equal to (x) the Stated Principal Balance of the predecessor Mortgage Loan as of the date the related REO Property was acquired for U.S. federal tax purposes, minus (y) the sum of:

(i)	the principal portion of any P&I Advance made with respect to such REO Loan; and

(ii)	the principal portion of all Insurance and Condemnation Proceeds (to the extent allocable to principal on the related Mortgage Loan), Liquidation Proceeds and all income rents and profits received with respect to such REO Loan.

See “Certain Legal Aspects of Mortgage Loans” below.

With respect to any Companion Loan on any date of determination, the Stated Principal Balance will equal the unpaid principal balance of such Companion Loan as of such date. On any date of determination, the Stated Principal Balance of any Whole Loan will equal the sum of the Stated Principal Balances of the related Mortgage Loan and the related Companion Loan(s), as applicable, on such date.

With respect to any REO Loan that is a successor to a Companion Loan as of any date of determination, the Stated Principal Balance will equal (x) the Stated Principal Balance of the predecessor Companion Loan as of the date of the related REO acquisition, minus (y) the principal portion of any amounts allocable to the related Companion Loan in accordance with the related Intercreditor Agreement.

If any Mortgage Loan or REO Loan is paid in full or the Mortgage Loan or REO Loan (or any REO Property) is otherwise liquidated, then, as of the first Distribution Date that follows the end of the Collection Period in which that payment in full or liquidation occurred and notwithstanding that a loss may have occurred in connection with any liquidation, the Stated Principal Balance of the Mortgage Loan or REO Loan will be zero.

For purposes of calculating allocations of, or recoveries in respect of, Non-VRR Realized Losses and VRR Realized Losses, as well as for purposes of calculating the Servicing Fee, Certificate Administrator/Trustee Fee, Operating Advisor Fee and Asset Representations Reviewer Fee payable each month, each REO Property (including any REO Property with respect to a Non-Serviced Mortgage Loan held pursuant to the related Non-Serviced PSA) will be treated as if there exists with respect to such REO Property an outstanding Mortgage Loan and, if applicable, each related Companion Loan (an “REO Loan”), and all references to Mortgage Loan or Companion Loan and pool of Mortgage Loans in this prospectus, when used in that context, will be deemed to also be references to or to also include, as the case may be, any REO Loans. Each REO Loan will generally be deemed to have the same characteristics as its actual predecessor Mortgage Loan (including any related Companion Loan), including the same fixed Mortgage Rate (and, accordingly, the same Net Mortgage Rate) and the same unpaid principal balance and Stated Principal Balance. Amounts due on the predecessor Mortgage Loan (including any related Companion Loan) including any portion of it payable or reimbursable to the master servicer, the special servicer, the operating advisor, the asset representations reviewer, the certificate administrator or the trustee, as applicable, will continue to be “due” in respect of the REO Loan; and amounts received in respect of the related REO Property, net of payments to be made, or reimbursement to the master servicer or the special servicer for payments previously advanced, in connection with the operation and management of that property, generally will be applied by the master servicer as if received on the predecessor Mortgage Loan or related Companion Loan.

With respect to any Serviced Whole Loan, no amounts relating to the related REO Property or REO Loan allocable to any related Companion Loan will be available for amounts due to the Certificateholders and the RR Interest Owner or to reimburse the issuing entity, other than in the limited circumstances related to Servicing Advances, indemnification payments, Special Servicing Fees and other reimbursable expenses related to such Serviced Whole Loan incurred with respect to such Serviced Whole Loan in accordance with the PSA.

Excess Interest

On each Distribution Date, the certificate administrator is required to distribute (i) to the holders of the Class S Certificates, the Non-VRR Percentage of any Excess Interest received by the issuing entity with respect to an ARD Loan on or prior to the related Determination Date and (ii) to the holders of the VRR Interest, the remainder of such Excess Interest. Excess Interest will not be available to make distributions to any other class of certificates or to provide credit support for other classes of certificates or offset any interest shortfalls or to pay any other amounts to any other party under the PSA. The VRR Interest will be entitled to such distributions of Excess Interest notwithstanding any reduction of its related Certificate Balance or VRR Interest Balance, as applicable, to zero.

Application Priority of Mortgage Loan Collections or Whole Loan Collections

Absent express provisions in the related Mortgage Loan documents (and, with respect to any Serviced Whole Loan, the related Intercreditor Agreement) or to the extent otherwise agreed to by the related borrower in connection with a workout of a Mortgage Loan, all amounts collected by or on behalf of the issuing entity in respect of any Mortgage Loan in the form of payments from the related borrower, Liquidation Proceeds, condemnation proceeds or insurance proceeds (excluding, if applicable, in the case of any Serviced Whole Loan, any amounts payable to the holder of the related Companion Loan(s) pursuant to the related Intercreditor Agreement) will be applied pursuant to the PSA in the following order of priority:

First, as a recovery of any unreimbursed Advances (including any Workout-Delayed Reimbursement Amount) with respect to the related Mortgage Loan and unpaid interest at the Reimbursement Rate on such Advances and, if applicable, unreimbursed and unpaid additional trust fund expenses;

Second, as a recovery of Nonrecoverable Advances and any interest on those Nonrecoverable Advances at the Reimbursement Rate, to the extent previously paid or reimbursed from principal collections on the Mortgage Loans (as described in the first proviso in the definition of Aggregate Principal Distribution Amount);

Third, to the extent not previously so allocated pursuant to clause First or Second above, as a recovery of accrued and unpaid interest on such Mortgage Loan to the extent of the excess of (i) accrued and unpaid interest (exclusive of default interest and Excess Interest) on such Mortgage Loan at the related Mortgage Rate in effect from time to time through the end of the applicable mortgage interest accrual period, over (ii) after taking into account any allocations pursuant to clause Fifth below on earlier dates, the aggregate portion of the accrued and unpaid interest described in subclause (i) of this clause Third that either (A) (x) was not advanced because of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts or (y) with respect to any accrued and unpaid interest that was not advanced due to a determination that the related P&I Advance would be a Nonrecoverable Advance, the amount of interest that (absent such determination of nonrecoverability preventing such P&I Advance from being made) would not have been advanced because of the reductions in the amount of related P&I Advances for such Mortgage Loan that would have occurred in connection with the related Appraisal Reduction Amounts, or (B) accrued at the related Net Mortgage Rate on the portion of the Stated Principal Balance of such Mortgage Loan equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made;

Fourth, to the extent not previously so allocated pursuant to clause First or Second above, as a recovery of principal of such Mortgage Loan then due and owing, including by reason of acceleration of such Mortgage Loan following a default thereunder (or, if the Mortgage Loan has been liquidated, as a recovery of principal to the extent of its entire remaining unpaid principal balance);

Fifth, as a recovery of accrued and unpaid interest on such Mortgage Loan to the extent of the sum of (A) the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts or would have occurred in connection with related Appraisal Reduction Amounts but for such P&I Advance not having been made as a result of a determination by the master servicer that such P&I Advance would have been a Nonrecoverable Advance, plus (B) any unpaid interest (exclusive of default interest and Excess Interest) that accrued at the related Net Mortgage Rate on the portion of the Stated Principal Balance of such Mortgage Loan equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made (to the extent collections have not been allocated as recovery of such accrued and unpaid interest pursuant to this clause Fifth on earlier dates);

Sixth, as a recovery of amounts to be currently allocated to the payment of, or, to the extent required under the loan documents, escrowed for the future payment of, real estate taxes, assessments and insurance premiums and similar items relating to such Mortgage Loan;

Seventh, as a recovery of any other reserves to the extent then required to be held in escrow with respect to such Mortgage Loan;

Eighth, as a recovery of any Yield Maintenance Charge or Prepayment Premium then due and owing under such Mortgage Loan;

Ninth, as a recovery of any late payment charges and default interest then due and owing under such Mortgage Loan;

Tenth, as a recovery of any assumption fees and Modification Fees then due and owing under such Mortgage Loan;

Eleventh, as a recovery of any other amounts then due and owing under such Mortgage Loan other than remaining unpaid principal and other than, if applicable, accrued and unpaid Excess Interest (if both consent fees and Operating Advisor Consulting Fees are due and owing, first, allocated to consent fees and then, allocated to Operating Advisor Consulting Fees);

Twelfth, as a recovery of any remaining principal of such Mortgage Loan to the extent of its entire remaining unpaid principal balance; and

Thirteenth, in the case of an ARD Loan after the related Anticipated Repayment Date, any accrued but unpaid Excess Interest;

provided that, to the extent required under the Treasury Regulations of the Code, payments or proceeds received (or receivable by exercise of the lender’s rights under the related Mortgage Loan documents) with respect to any partial release of a Mortgaged Property (including in connection with a condemnation) at a time when the loan-to-value ratio of the related Mortgage Loan or Serviced Whole Loan exceeds 125%, or would exceed 125% following any partial release (based solely on the value of real property and excluding personal property and going concern value, if any, unless otherwise permitted under the applicable REMIC rules as evidenced by an opinion of counsel provided to the trustee) may be required to be collected and allocated to reduce the principal balance of the Mortgage Loan or Serviced Whole Loan in the manner required by such Treasury Regulations.

Collections by or on behalf of the issuing entity in respect of any REO Property (exclusive of the amounts to be allocated to the payment of the costs of operating, managing, leasing, maintaining and disposing of such REO Property and, if applicable, in the case of any Serviced Whole Loan, exclusive of any amounts payable to the holder of the related Companion Loan(s), as applicable, pursuant to the related Intercreditor Agreement) will be applied pursuant to the PSA in the following order of priority:

First, as a recovery of any unreimbursed Advances (including any Workout-Delayed Reimbursement Amount) with respect to the related Mortgage Loan and interest at the Reimbursement Rate on all Advances and, if applicable, unreimbursed and unpaid additional trust fund expenses with respect to the related Mortgage Loan;

Second, as a recovery of Nonrecoverable Advances and any interest on those Nonrecoverable Advances at the Reimbursement Rate, to the extent previously paid or reimbursed from principal collections on the Mortgage Loans (as described in the first proviso in the definition of Aggregate Principal Distribution Amount);

Third, to the extent not previously so allocated pursuant to clause First or Second above, as a recovery of accrued and unpaid interest on such Mortgage Loan to the extent of the excess of (i) accrued and unpaid interest (exclusive of default interest and Excess Interest) on such Mortgage Loan at the related Mortgage Rate in effect from time to time through the end of the applicable mortgage interest accrual period, over (ii) after taking into account any allocations pursuant to clause Fifth below or clause Fifth of the prior paragraph on earlier dates, the aggregate portion of the accrued and unpaid interest described in subclause (i) of this clause Third that either (A) (x) was not advanced because of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts or (y) with respect to any accrued and unpaid interest that was not advanced due to a determination that the related P&I Advance would be a Nonrecoverable Advance, the amount of interest that (absent such determination of nonrecoverability preventing such P&I Advance from being made) would not have been advanced because of the reductions in the amount of P&I Advances for such Mortgage Loan that would have occurred in connection with related Appraisal Reduction Amounts, or (B) accrued at the related Net Mortgage Rate on the portion of the Stated Principal Balance of such Mortgage Loan equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made;

Fourth, to the extent not previously so allocated pursuant to clause First or Second above, as a recovery of principal of such Mortgage Loan to the extent of its entire unpaid principal balance;

Fifth, as a recovery of accrued and unpaid interest on such Mortgage Loan to the extent of the sum of (A) the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts or would have occurred in connection with related Appraisal Reduction Amounts but for such P&I Advance not having been made as a result of a determination by the master servicer that such P&I Advance would have been a Nonrecoverable Advance, plus (B) any unpaid interest (exclusive of default interest and Excess Interest) that accrued at the related Net Mortgage Rate on the portion of the Stated Principal Balance of such Mortgage Loan equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made (to the extent collections have not been allocated as recovery of accrued and unpaid interest pursuant to this clause Fifth or clause Fifth of the prior paragraph on earlier dates);

Sixth, as a recovery of any Yield Maintenance Charge or Prepayment Premium then due and owing under such Mortgage Loan;

Seventh, as a recovery of any late payment charges and default interest then due and owing under such Mortgage Loan;

Eighth, as a recovery of any assumption fees and Modification Fees then due and owing under such Mortgage Loan;

Ninth, as a recovery of any other amounts then due and owing under such Mortgage Loan other than remaining unpaid principal and other than, if applicable, accrued and unpaid Excess Interest (if both consent fees and Operating Advisor Consulting Fees are due and owing, first, allocated to consent fees and then, allocated to Operating Advisor Consulting Fees); and

Tenth, in the case of an ARD Loan after the related Anticipated Repayment Date, any accrued but unpaid Excess Interest.

Allocation of Yield Maintenance Charges and Prepayment Premiums

If any Yield Maintenance Charge or Prepayment Premium is collected during any particular Collection Period with respect to any Mortgage Loan, then on the Distribution Date corresponding to that Collection Period, the certificate administrator will pay that Yield Maintenance Charge or Prepayment Premium (net of liquidation fees or workout fees payable therefrom) in the following manner: (x)(1) to each of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class A-S, Class B, Class C, Class D and Class E certificates, the product of (a) the Non-VRR Percentage of such Yield Maintenance Charge or Prepayment Premium, (b) the related Base Interest Fraction for such class, and (c) a fraction, the numerator of which is equal to the amount of principal distributed to such class for that Distribution Date, and the denominator of which is the total amount of principal distributed to all Principal Balance Certificates for that Distribution Date, (2) to the Class X-A certificates, the excess, if any, of (a) the product of (i) the Non-VRR Percentage of such Yield Maintenance Charge or Prepayment Premium and (ii) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to all Principal Balance Certificates for that Distribution Date, over (b) the amount of such Yield Maintenance Charge or Prepayment Premium distributed to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates as described above, (3) to the Class X-B certificates, the excess, if any, of (a) the product of (i) the Non-VRR Percentage of such Yield Maintenance Charge or Prepayment Premium and (ii) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-S, Class B and Class C certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to all Principal Balance Certificates for that Distribution Date, over (b) the amount of such Yield Maintenance Charge or Prepayment Premium distributed to the Class A-S, Class B and Class C certificates as described above and (4) to the Class X-D certificates, any remaining portion of such Non-VRR Percentage of such Yield Maintenance Charge or Prepayment Premium not distributed as described above, and (y) to the VRR Interest, the VRR Percentage of such Yield Maintenance Charge or Prepayment Premium.

“Base Interest Fraction” means, with respect to any principal prepayment of any Mortgage Loan that provides for the payment of a Yield Maintenance Charge or Prepayment Premium, and with respect to any class of Principal Balance Certificates, a fraction (A) the numerator of which is the greater of (x) zero and (y) the difference between (i) the pass-through rate on that class, and (ii) the applicable Discount Rate and (B) the denominator of which is the difference between (i) the mortgage interest rate on the related Mortgage Loan and (ii) the applicable Discount Rate; provided, however, that:

●	under no circumstances will the Base Interest Fraction be greater than one;

●	if the applicable Discount Rate is greater than or equal to the mortgage interest rate on the related Mortgage Loan and is greater than or equal to the pass-through rate on that class, then the Base Interest Fraction will equal zero; and

●	if the applicable Discount Rate is greater than or equal to the mortgage interest rate on the related Mortgage Loan and is less than the pass-through rate on that class, then the Base Interest Fraction will be equal to 1.0.

“Discount Rate” means, with respect to any principal prepayment of any Mortgage Loan that provides for the payment of a Yield Maintenance Charge or Prepayment Premium—

●	if a discount rate was used in the calculation of the applicable Yield Maintenance Charge or Prepayment Premium pursuant to the terms of the Mortgage Loan or REO Loan, that discount rate, converted (if necessary) to a monthly equivalent yield, or

●	if a discount rate was not used in the calculation of the applicable Yield Maintenance Charge or Prepayment Premium pursuant to the terms of the Mortgage Loan or REO Loan, the yield calculated by the linear interpolation of the yields, as reported in Federal Reserve Statistical Release H.15 (519)—Selected Interest Rates under the heading “U.S. government securities/treasury constant maturities” for the week ending prior to the date of the relevant prepayment (or deemed prepayment), of U.S. Treasury constant maturities with a maturity date, one longer and one shorter, most nearly approximating the maturity date or Anticipated Repayment Date, as applicable, of that Mortgage Loan or REO Loan, such interpolated treasury yield converted to a monthly equivalent yield.

For purposes of the immediately preceding bullet, the master servicer will select a comparable publication as the source of the applicable yields of U.S. Treasury constant maturities if Federal Reserve Statistical Release H.15 is no longer published.

“Prepayment Premium” means, with respect to any Mortgage Loan, any premium, fee or other additional amount (other than a Yield Maintenance Charge) paid or payable, as the context requires, by a borrower in connection with a principal prepayment on, or other early collection of principal of, that Mortgage Loan or any successor REO Loan with respect thereto (including any payoff of a Mortgage Loan by a mezzanine lender on behalf of the subject borrower if and as set forth in the related intercreditor agreement).

“Yield Maintenance Charge” means, with respect to any Mortgage Loan, any premium, fee or other additional amount paid or payable, as the context requires, by a borrower in connection with a principal prepayment on, or other early collection of principal of, a Mortgage Loan, calculated, in whole or in part, pursuant to a yield maintenance formula or otherwise pursuant to a formula that reflects the lost interest, including any specified amount or specified percentage of the amount prepaid which constitutes the minimum amount that such Yield Maintenance Charge may be.

No Prepayment Premiums or Yield Maintenance Charges will be distributed to the holders of the Class X-F, Class F, Class G-RR, Class H-RR, Class S or Class R certificates.

For a description of Yield Maintenance Charges, see “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans” and “Certain Legal Aspects of Mortgage Loans—Default Interest and Limitations on Prepayments”.

Assumed Final Distribution Date; Rated Final Distribution Date

The “Assumed Final Distribution Date” with respect to any class of certificates and the RR Interest is the Distribution Date on which the aggregate Certificate Balance of that class of certificates or the VRR Interest Balance of the RR Interest, as applicable, would be reduced to zero based on the assumptions set forth below. The Assumed Final Distribution Date with respect to each class of Offered Certificates will in each case be as follows:

Class	Assumed Final Distribution Date
Class A-1	December 2026
Class A-2	December 2026
Class A-3	February 2029
Class A-4	NAP – January 2032(1)
Class A-5	March 2032
Class A-SB	October 2031
Class X-A	NAP
Class X-B	NAP
Class A-S	March 2032
Class B	March 2032
Class C	March 2032

(1)	The range of Assumed Final Distribution Dates is based on the initial Certificate Balance of the Class A-4 certificates ranging from $0 to $220,000,000.

The Assumed Final Distribution Dates set forth above were calculated without regard to any delays in the collection of balloon payments and without regard to delinquencies, defaults or liquidations. Accordingly, in the event of defaults on the Mortgage Loans, the actual final Distribution Date for one or more classes of the Offered Certificates may be later, and could be substantially later, than the related Assumed Final Distribution Date(s).

In addition, the Assumed Final Distribution Dates set forth above were calculated on the basis of a 0% CPR prepayment rate and the Modeling Assumptions. Since the rate of payment (including prepayments) of the Mortgage Loans may exceed the scheduled rate of payments, and could exceed the scheduled rate by a substantial amount, the actual final Distribution Date for one or more classes of the Offered Certificates may be earlier, and could be substantially earlier, than the related Assumed Final Distribution Date(s). The rate of payments (including prepayments) on the Mortgage Loans will depend on the characteristics of the Mortgage Loans, as well as on the prevailing level of interest rates and other economic factors, and we cannot assure you as to actual payment experience.

The “Rated Final Distribution Date” for each class of Offered Certificates will be the Distribution Date in April 2055. See “Ratings”.

Prepayment Interest Shortfalls

If a borrower prepays a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan in whole or in part, after the due date but on or before the Determination Date in any calendar month, the amount of interest (net of related Servicing Fees and any Excess Interest) accrued on such prepayment from such due date to, but not including, the date of prepayment (or any later date through which interest accrues) will, to the extent actually collected (without regard to any Prepayment Premium or Yield Maintenance Charge actually collected) constitute a “Prepayment Interest Excess”. Conversely, if a borrower prepays a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan in whole or in part after the related Determination Date in any calendar month (or, with respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Pari Passu Companion Loan, as applicable, with a due date occurring after the related Determination Date, the related Due Date) and does not pay interest on such prepayment through the following Due Date, then the shortfall in a full month’s interest (net of related Servicing Fees and any Excess Interest) on such prepayment will constitute a “Prepayment Interest Shortfall”. Prepayment Interest Excesses (to the extent not offset by Prepayment Interest Shortfalls or required to be paid as Compensating Interest Payments) collected on the Mortgage Loans (other than a Non-Serviced Mortgage Loan) and any related Serviced Pari Passu Companion Loan will be retained by the master servicer as additional servicing compensation.

The master servicer will be required to deliver to the certificate administrator for deposit in the Distribution Account (other than the portion of any Compensating Interest Payment described below that is allocable to a Serviced Pari Passu Companion Loan) on each P&I Advance Date, without any right of reimbursement thereafter, a cash payment (a “Compensating Interest Payment”) in an aggregate amount, with respect to each Serviced Mortgage Loan and any related Pari Passu Companion Loan, equal to the lesser of:

(i)    the aggregate amount of Prepayment Interest Shortfalls incurred in connection with voluntary principal prepayments received in respect of the Mortgage Loans (other than a Non-Serviced Mortgage Loan) and any related Serviced Pari Passu Companion Loan (in each case other than a Specially Serviced Loan or a Mortgage Loan or any related Serviced Pari Passu Companion Loan on which the special servicer allowed a prepayment on a date other than the applicable Due Date) for the related Distribution Date; and

(ii)    the aggregate of (A) that portion of the master servicer’s Servicing Fees for the related Distribution Date that is, in the case of each Mortgage Loan (other than a Non-Serviced Mortgage Loan), Serviced Pari Passu Companion Loan and REO Loan for which such Servicing Fees are being paid to the master servicer in such Collection Period, calculated at a rate of 0.00125% per annum for each Mortgage Loan, Serviced Pari Passu Companion Loan and REO Loan not referred to in clause (A)(ii) hereof, or (ii) a rate of 0.00125% per annum for each Mortgage Loan, Serviced Pari Passu Companion Loan and REO Loan with a sub-servicer, (B) all Prepayment Interest Excesses received by the master servicer during such Collection Period with respect to the Mortgage Loans (other than a Non-Serviced Mortgage Loan) (and, so long as a Whole Loan is serviced under the PSA, any related Serviced Pari Passu Companion Loan) subject to such prepayment and (C) to the extent earned on voluntary principal prepayments, net investment earnings payable to the master servicer for such Collection Period received by the master servicer during such Collection Period with respect to the applicable Mortgage Loans (other than a Non-Serviced Mortgage Loan) or any related Serviced Pari Passu Companion Loan, as applicable, subject to such prepayment. In no event will the rights of the Certificateholders or the RR Interest Owner to the offset of the aggregate Prepayment Interest Shortfalls be cumulative.

If a Prepayment Interest Shortfall occurs with respect to a Mortgage Loan as a result of the master servicer allowing the related borrower to deviate (a “Prohibited Prepayment”) from the terms of the related Mortgage Loan documents regarding principal prepayments (other than (v) any Non-Serviced Mortgage

Loan, (w) subsequent to a default under the related Mortgage Loan documents or if the Mortgage Loan is a Specially Serviced Loan, (x) pursuant to applicable law or a court order or otherwise in such circumstances where the master servicer is required to accept such principal prepayment in accordance with the Servicing Standard, (y)(i) at the request or with the consent of the special servicer or, (ii) so long as no Control Termination Event has occurred or is continuing, and with respect to the Mortgage Loans other than an Excluded Loan as to the Directing Certificateholder, at the request or with the consent of the Directing Certificateholder or (z) in connection with the payment of any insurance proceeds or condemnation awards), then for purposes of calculating the Compensating Interest Payment for the related Distribution Date, the master servicer will pay, without regard to clause (ii) of the definition of “Compensating Interest Payment” above, the aggregate amount of Prepayment Interest Shortfalls with respect to such Mortgage Loan otherwise described in clause (i) of the definition of “Compensating Interest Payment” above in connection with such Prohibited Prepayments.

Compensating Interest Payments with respect to any Serviced Whole Loan will be allocated among the related Mortgage Loan and any related Serviced Pari Passu Companion Loans, pro rata, in accordance with their respective principal amounts, and the master servicer will be required to pay the portion of such Compensating Interest Payments allocable to the related Serviced Pari Passu Companion Loan to the related Other Master Servicer. See “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses—Certificate Administrator and Trustee Compensation”.

The aggregate of any Prepayment Interest Shortfalls resulting from any principal prepayments made on the Mortgage Loans to be included in the Aggregate Available Funds for any Distribution Date that are not covered by the master servicer’s Compensating Interest Payment for the related Distribution Date and the portion of the compensating interest payments allocable to each Non-Serviced Mortgage Loan to the extent received from the related Non-Serviced Master Servicer is referred to in this prospectus as the “Aggregate Excess Prepayment Interest Shortfall” and will be allocated on that Distribution Date among each class of Regular Certificates, pro rata, in accordance with their respective Interest Accrual Amounts for that Distribution Date. Any Aggregate Excess Prepayment Interest Shortfall allocated to the Mortgage Loans for any Distribution Date will, to the extent of the Non-VRR Percentage thereof, be allocated on that Distribution Date among each class of Non-VRR Certificates (other than the Class S Certificates), pro rata in accordance with their respective Interest Accrual Amounts for that Distribution Date, with the remaining portion thereof being allocated to the VRR Interest.

Subordination; Allocation of Realized Losses

The rights of holders of the Subordinate Certificates to receive the Non-VRR Percentage of distributions of amounts collected or advanced on the Mortgage Loans will be subordinated, to the extent described in this prospectus, to the rights of holders of the Senior Certificates. In particular, the rights of the holders of the Class A-S, Class B, Class C, Class D, Class E, Class F, Class G-RR and Class H-RR certificates to receive distributions of interest and principal, as applicable, will be subordinated to such rights of the holders of the Senior Certificates. The Class A-S certificates will likewise be protected by the subordination of the Class B, Class C, Class D, Class E, Class F, Class G-RR and Class H-RR certificates. The Class B certificates will likewise be protected by the subordination of the Class C, Class D, Class E, Class F, Class G-RR and Class H-RR certificates. The Class C certificates will likewise be protected by the subordination of the Class D, Class E, Class F, Class G-RR and Class H-RR certificates.

This subordination will be effected in two ways: (i) by the preferential right of the holders of a class of Non-VRR Certificates to receive on any Distribution Date the amounts of interest and/or principal distributable to the Non-VRR Certificates to them prior to any distribution being made on such Distribution Date in respect of any classes of certificates subordinate to that class (as described above under “—Distributions—Priority of Distributions”) and (ii) by the allocation of Non-VRR Realized Losses to classes of Principal Balance Certificates that are subordinate to more senior classes, as described below.

No other form of credit support will be available for the benefit of the Offered Certificates.

Prior to the Cross-Over Date, allocation of principal that is allocable to the Non-VRR Certificates on any Distribution Date will be made as described under “—Distributions—Priority of Distributions” above. On or after the Cross-Over Date, allocation of principal will be made to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates that are still outstanding, pro rata (based upon their respective Certificate Balances), without regard to the Class A-SB Planned Principal Balance, until their Certificate Balances have been reduced to zero. See “—Distributions—Priority of Distributions” above.

Allocation to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates, for so long as they are outstanding, of the entire Non-VRR Principal Distribution Amount for each Distribution Date will have the effect of reducing the aggregate Certificate Balance of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates at a proportionately faster rate than the rate at which the aggregate Stated Principal Balance of the pool of Mortgage Loans will decline. Therefore, as principal is distributed to the holders of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates, the percentage interest in the issuing entity evidenced by the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates will be decreased (with a corresponding increase in the percentage interest in the issuing entity evidenced by the Subordinate Certificates), thereby increasing, relative to their respective Certificate Balances, the subordination afforded to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates by the Subordinate Certificates.

Following retirement of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates, the successive allocation on each Distribution Date of the remaining Non-VRR Principal Distribution Amount to the Class A-S, Class B, Class C, Class D, Class E, Class F, Class G-RR and Class H-RR certificates, in that order, for so long as they are outstanding, will provide a similar, but diminishing benefit to those certificates (other than to the Class H-RR certificates) as to the relative amount of subordination afforded by the outstanding classes of certificates with later sequential designations.

On each Distribution Date, immediately following the distributions to be made to the Certificateholders and the RR Interest Owner on that date, the certificate administrator is required to calculate the Non-VRR Realized Loss and the VRR Realized Loss for such Distribution Date.

The “Non-VRR Realized Loss” with respect to any Distribution Date is the amount, if any, by which (i) the product of (A) the Non-VRR Percentage and (B) the aggregate Stated Principal Balance (for purposes of this calculation only, the aggregate Stated Principal Balance will not be reduced by the amount of principal payments received on the Mortgage Loans that were used to reimburse the master servicer, the special servicer or the trustee from general collections of principal on the Mortgage Loans for Workout-Delayed Reimbursement Amounts, to the extent those amounts are not otherwise determined to be Nonrecoverable Advances) of the Mortgage Loans, including any REO Loans (but in each case, excluding any Companion Loan) expected to be outstanding immediately following that Distribution Date is less than (ii) the then aggregate Certificate Balance of the Principal Balance Certificates after giving effect to distributions of principal on that Distribution Date. The certificate administrator will be required to allocate any Non-VRR Realized Losses among the respective classes of Principal Balance Certificates in the following order, until the Certificate Balance of each such class is reduced to zero:

first, to the Class H-RR certificates;

second, to the Class G-RR certificates;

third, to the Class F certificates;

fourth, to the Class E certificates;

fifth, to the Class D certificates;

sixth, to the Class C certificates;

seventh, to the Class B certificates; and

eighth, to the Class A-S certificates.

Following the reduction of the Certificate Balances of all classes of Subordinate Certificates to zero, the certificate administrator will be required to allocate Non-VRR Realized Losses among the Senior Certificates (other than the Class X-A, Class X-B, Class X-D and Class X-F certificates), pro rata, based upon their respective Certificate Balances, until their respective Certificate Balances have been reduced to zero.

Realized Losses will not be allocated to the Class S certificates or the Class R certificates and will not be directly allocated to the Class X Certificates. However, the Notional Amounts of the classes of Class X Certificates will be reduced if the related classes of Principal Balance Certificates are reduced by such Non-VRR Realized Losses. VRR Realized Losses, rather than Non-VRR Realized Losses, will be allocated to the VRR Interest. The VRR Realized Losses and the Non-VRR Realized Losses are referred to in this prospectus as “Realized Losses”. See “Credit Risk Retention—The VRR Interest—Material Terms of the VRR Interest—Allocation of VRR Realized Losses”.

In general, Realized Losses could result from the occurrence of: (1) losses and other shortfalls on or in respect of the Mortgage Loans, including as a result of defaults and delinquencies on the related Mortgage Loans, Nonrecoverable Advances made in respect of the Mortgage Loans, the payment to the special servicer of any compensation as described in “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”, and the payment of interest on Advances and certain servicing expenses; and (2) certain unanticipated, non-Mortgage Loan-specific expenses of the issuing entity, including certain reimbursements to the certificate administrator or trustee as described under “Transaction Parties—The Trustee” and “—The Certificate Administrator”, and certain federal, state and local taxes, and certain tax-related expenses, payable out of the issuing entity, as described under “Material Federal Income Tax Considerations”.

Losses on each Whole Loan will be allocated, pro rata, between the related Mortgage Loan and the related Pari Passu Companion Loan(s), based upon their respective principal balances. With respect to the AB Whole Loans, losses will be allocated first to each related Subordinate Companion Loan until each such Subordinate Companion Loan is reduced to zero and then to the related Mortgage Loan and the related Pari Passu Companion Loans (if any), pro rata, based upon their respective principal balances.

A class of Regular Certificates or the VRR Interest will be considered outstanding until its Certificate Balance, Notional Amount or VRR Interest Balance, as the case may be, is reduced to zero, except that the Class S certificates will be considered outstanding so long as holders of such certificates are entitled to receive Excess Interest. However, notwithstanding a reduction of its Certificate Balance or VRR Interest Balance to zero, reimbursements of any previously allocated Non-VRR Realized Losses and VRR Realized Losses, as applicable, are required thereafter to be made to a class of Principal Balance Certificates and the VRR Interest, as applicable, in accordance with the payment priorities set forth in “—Distributions—Available Funds” and “—Distributions—Priority of Distributions” above and, with respect to the VRR Interest in accordance with the payment priorities set forth in “Credit Risk Retention—The VRR Interest—Material Terms of the VRR Interest—Priority of Distributions on the VRR Interest”.

Reports to Certificateholders and the RR Interest Owner; Certain Available Information

Certificate Administrator Reports

On each Distribution Date, based in part on information delivered to it by the master servicer or special servicer, as applicable, the certificate administrator will be required to prepare and make available to each Certificateholder and the RR Interest Owner of record a Distribution Date Statement providing the information required under Regulation AB and in the form of Annex B relating to distributions made on that date for the relevant class and the recent status of the Mortgage Loans.

In addition, the certificate administrator will include (to the extent it receives such information) (i) the identity of any Mortgage Loans permitting additional secured debt, identifying (A) the amount of any additional secured debt incurred during the related Collection Period, (B) the total DSCR calculated on the basis of the mortgage loan and such additional secured debt and (C) the aggregate loan-to-value ratio calculated on the basis of the mortgage loan and the additional secured debt in each applicable Form 10-D filed on behalf of the issuing entity and (ii) the beginning and ending account balances for each of the Securitization Accounts (for the applicable period) in each Form 10-D filed on behalf of the issuing entity.

Within a reasonable period of time after the end of each calendar year, the certificate administrator is required to furnish to each person or entity who at any time during the calendar year was a holder of a certificate or the RR Interest Owner, a statement with (i) the amount of the distribution on each Distribution Date in reduction of the Certificate Balance of the certificates and in reduction in the RR Interest Balance of the RR Interest and (ii) the amount of the distribution on each Distribution Date of the applicable Interest Accrual Amount, in each case, as to the applicable class, aggregated for the related calendar year or applicable partial year during which that person was a Certificateholder, together with any other information that the certificate administrator deems necessary or desirable, or that a Certificateholder, RR Interest Owner or Certificate Owner reasonably requests, to enable Certificateholders and the RR Interest Owner to prepare their tax returns for that calendar year. This obligation of the certificate administrator will be deemed to have been satisfied to the extent that substantially comparable information will be provided by the certificate administrator pursuant to any requirements of the Code as from time to time are in force.

In addition, the certificate administrator will make available on its website (www.ctslink.com), to the extent received from the applicable person, on each Distribution Date to each Privileged Person the following reports (other than clause (1) below, the “CREFC® Reports”) prepared by the master servicer, the certificate administrator or the special servicer, as applicable (substantially in the form provided in the PSA, in the case of the Distribution Date Statement, which form is subject to change, and as required in the PSA in the case of the CREFC® Reports) and including substantially the following information:

(1)       a report as of the close of business on the immediately preceding Determination Date, containing the information provided for in Annex B (the “Distribution Date Statement”);

(2)       a Commercial Real Estate Finance Council (“CREFC®”) delinquent loan status report;

(3)       a CREFC® historical loan modification/forbearance and corrected mortgage loan report;

(4)       a CREFC® advance recovery report;

(5)       a CREFC® total loan report;

(6)       a CREFC® operating statement analysis report;

(7)       a CREFC® comparative financial status report;

(8)       a CREFC® net operating income adjustment worksheet;

(9)       a CREFC® real estate owned status report;

(10)     a CREFC® servicer watch list;

(11)     a CREFC® loan level reserve and letter of credit report;

(12)     a CREFC® property file;

(13)     a CREFC® financial file;

(14)     a CREFC® loan setup file (to the extent delivery is required under the PSA); and

(15)     a CREFC® loan periodic update file.

The master servicer or special servicer, as applicable, may omit any information from these reports that the master servicer or special servicer regards as confidential. Subject to any potential liability for willful misconduct, bad faith or negligence as described under “Pooling and Servicing Agreement—Termination of the Master Servicer or Special Servicer for Cause” and “—Limitation on Liability; Indemnification”, none of the master servicer, the special servicer, the trustee or the certificate administrator will be responsible for the accuracy or completeness of any information supplied to it by a borrower, a mortgage loan seller or another party to the PSA or a party under any Non-Serviced PSA that is included in any reports, statements, materials or information prepared or provided by it. Some information will be made available to Certificateholders and the RR Interest Owner by electronic transmission as may be agreed upon between the depositor and the certificate administrator.

Before each Distribution Date, the master servicer will deliver to the certificate administrator by electronic means:

●	a CREFC® property file;

●	a CREFC® financial file;

●	a CREFC® loan setup file (to the extent delivery is required under the PSA);

●	a CREFC® loan periodic update file;

●	a CREFC® appraisal reduction template (to the extent received by the master servicer from the special servicer); and

●	No later than two (2) calendar days following each Distribution Date (provided that if the second calendar day is not a business day, then the immediately succeeding business day), the master servicer will deliver to the certificate administrator by electronic means a CREFC® Schedule AL file.

In addition, the master servicer (with respect to a Mortgage Loan that is not a Specially Serviced Loan, an REO Loan or a Non-Serviced Mortgage Loan) or special servicer (with respect to Specially Serviced Loans and REO Properties), as applicable, is also required to prepare the following for each Mortgaged Property securing a Mortgage Loan (other than a Non-Serviced Mortgage Loan) and REO Property:

●	Within 45 days after receipt of a quarterly operating statement, if any, commencing within 45 days of receipt of such quarterly operating statement for the quarter ending June 30, 2022, a CREFC® operating statement analysis report but only to the extent the related borrower is required by the Mortgage Loan documents to deliver and does deliver, or otherwise agrees to provide and does provide, that information, for the Mortgaged Property or REO Property as of the end of that calendar quarter, provided, however, that any analysis or report with respect to the first calendar quarter of each year will not be required to the extent provided in the then-current applicable CREFC® guidelines (it being understood that as of the date of this prospectus, the applicable CREFC® guidelines provide that such analysis or report with respect to the first calendar quarter (in each year) is not required for a Mortgaged Property or REO Property unless such Mortgaged Property or REO Property is analyzed on a trailing 12-month basis, or if the related Mortgage Loan (other than a Non-Serviced Mortgage Loan) is on the CREFC® Servicer Watch List).

●	Within 45 days after receipt by the special servicer (with respect to Specially Serviced Loans and REO Properties) or the master servicer (with respect to a Mortgage Loan that is not a Specially Serviced Loan, an REO Loan or a Non-Serviced Mortgage Loan) of any annual operating statements or rent rolls (if and to the extent any such information is in the form of normalized year-end financial statements that has been based on a minimum number of months of operating results as recommended by CREFC® in the instructions to the CREFC® guidelines) commencing within 45 days of receipt of such annual operating statement for the calendar year ending December 31, 2022, a CREFC® net operating income adjustment worksheet, but only to the extent the related borrower is required by the Mortgage Loan documents to deliver and does deliver, or otherwise agrees to provide and does provide, that information, presenting the computation made in accordance with the methodology in the PSA to “normalize” the full year net operating income and debt service coverage numbers used by the master servicer to prepare the CREFC® comparative financial status report.

Certificate Owners and any holder of a Serviced Companion Loan who are also Privileged Persons may also obtain access to any of the certificate administrator reports upon request and pursuant to the provisions of the PSA. Otherwise, until the time Definitive Certificates are issued to evidence the certificates, the information described above will be available to the related Certificate Owners only if DTC and its participants provide the information to the Certificate Owners.

“Privileged Person” includes the depositor and its designees, the initial purchasers, the underwriters, the mortgage loan sellers, the master servicer, the special servicer (including, for the avoidance of doubt any Excluded Special Servicer), the trustee, the certificate administrator, any additional servicer designated by the master servicer or the special servicer, the operating advisor, any affiliate of the operating advisor designated by the operating advisor, the asset representations reviewer, any holder of a Companion Loan who provides an Investor Certification, any Non-Serviced Master Servicer, any Non-Serviced Special Servicer, any Other Master Servicer, any Other Special Servicer and any person (including the Directing Certificateholder, the Risk Retention Consultation Parties or a VRR Interest Owner) who provides the certificate administrator with an Investor Certification and any nationally recognized statistical rating organization within the meaning of Section 3(a)(62) of the Exchange Act (“NRSRO”), including any Rating Agency, that delivers an NRSRO Certification to the certificate administrator, which Investor Certification and NRSRO Certification may be submitted electronically via the certificate administrator’s website; provided that in no event may a Borrower Party (other than a Borrower Party that is a Risk Retention Consultation Party or the special servicer) be entitled to receive (i) if such party is the Directing Certificateholder or any Controlling Class Certificateholder (each such party, as applicable, an “Excluded Controlling Class Holder”), any Excluded Information via the certificate administrator’s website unless a loan-by-loan segregation is later performed by the certificate administrator, in which case such access will only be prohibited with respect to the related Excluded Loans, and (ii) if such party is not the Directing Certificateholder or any Controlling Class Certificateholder, any information other than the Distribution Date Statement; provided, further, however, that, if the special servicer obtains knowledge that it has become a Borrower Party, the special servicer will not directly or indirectly provide any information solely related to any related Excluded Special Servicer Loan, which may include any asset status reports, Final Asset Status Reports (or summaries thereof), and such other information as may be specified in the PSA pertaining to such Excluded Special Servicer Loan to the related Borrower Party, any of the special servicer’s employees or personnel or any of its affiliates involved in the management of any investment in the related Borrower Party or the related Mortgaged Property or, to its actual knowledge, any non-affiliate that holds a direct or indirect ownership interest in the related Borrower Party, and will maintain sufficient internal controls and appropriate policies and procedures in place in order to comply with those obligations; provided, further, however, that the special servicer will at all times be a Privileged Person, despite such restriction on information; provided, further, however, that any Excluded Controlling Class Holder will be permitted to reasonably request and obtain from the master servicer or the special servicer, in accordance with terms of the PSA, any Excluded Information relating to any Excluded Loan with respect to which such Excluded Controlling Class Holder is not a Borrower Party (if such Excluded Information is not otherwise available to such Excluded Controlling Class Holder via the certificate administrator’s website on account of it constituting Excluded Information). Notwithstanding any provision to the contrary herein, neither the master servicer nor the certificate administrator will have any obligation to restrict access by the special servicer or any Excluded Special Servicer to any information related to any Excluded Special Servicer Loan.

The “Risk Retention Consultation Parties” will be each of (i) the party selected by Barclays Bank PLC (as a “majority-owned affiliate” of Barclays Capital Real Estate Inc.) (such party, the “VRR-A Risk Retention Consultation Party”), (ii) the party selected by Bank of Montreal (such party, the “VRR-B Risk Retention Consultation Party”) and (iii) the party selected by KeyBank National Association (such party, the “VRR-C Risk Retention Consultation Party”). The certificate administrator and the other parties to the PSA will be entitled to assume that the identity of any Risk Retention Consultation Party has not changed until such parties receive written notice of (including the identity and contact information for) a replacement of such Risk Retention Consultation Party from Barclays Bank PLC (in the case of the VRR-A Risk Retention Consultation Party), Bank of Montreal (in the case of the VRR-B Risk Retention Consultation Party) (as confirmed by the certificate registrar) or KeyBank National Association (in the case of the VRR-C Risk Retention Consultation Party). Notwithstanding the foregoing, no Risk Retention Consultation Party will have any consultation rights with respect to any related Excluded Loan. The initial Risk Retention Consultation Parties are expected to be Barclays Bank PLC, Bank of Montreal and KeyBank National Association.

In determining whether any person is an additional servicer or an affiliate of the operating advisor, the certificate administrator may rely on a certification by the master servicer, the special servicer, a mortgage loan seller or the operating advisor, as the case may be.

“Borrower Party” means a borrower, a mortgagor, a manager of a Mortgaged Property, an Accelerated Mezzanine Loan Lender, or any Borrower Party Affiliate.

“Borrower Party Affiliate” means, with respect to a borrower, a mortgagor, a manager of a Mortgaged Property or an Accelerated Mezzanine Loan Lender, (a) any other person controlling or controlled by or under common control with such borrower, mortgagor, manager or Accelerated Mezzanine Loan Lender, as applicable, or (b) any other person owning, directly or indirectly, 25% or more of the beneficial interests in such borrower, mortgagor, manager or Accelerated Mezzanine Loan Lender, as applicable. For purposes of this definition, “control” when used with respect to any specified person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Accelerated Mezzanine Loan Lender” means a mezzanine lender under a mezzanine loan that has been accelerated or as to which foreclosure or enforcement proceedings have been commenced against the equity collateral pledged to secure such mezzanine loan.

“Excluded Information” means, with respect to any Excluded Loan, any information solely related to such Excluded Loan, which may include any asset status reports, Final Asset Status Reports (or summaries thereof), inspection reports related to Specially Serviced Loans conducted by the special servicer or any Excluded Special Servicer and such other information as may be specified in the PSA specifically pertaining to such Excluded Loan and/or the related Mortgaged Properties, other than such information with respect to such Excluded Loan(s) that is aggregated with information of other Mortgage Loans at a pool level.

“Excluded Loan” means a Mortgage Loan or Whole Loan with respect to which, as of any date of determination, (a) with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class is a Borrower Party or (b) with respect to a Risk Retention Consultation Party or the holder of the majority of the related VRR Interest is a Borrower Party. As of the Closing Date, it is expected that there will be no Excluded Loans with respect to this securitization.

“Investor Certification” means a certificate (which may be in electronic form), substantially in the form attached to the PSA or in the form of an electronic certification contained on the certificate administrator’s website (which may be a click-through confirmation), representing (i) that such person executing the certificate is a Certificateholder, the RR Interest Owner, the Directing Certificateholder or a Risk Retention Consultation Party (in each case, to the extent such person is not a Certificateholder), a beneficial owner of a certificate, a Companion Holder or a prospective purchaser of a certificate (or any investment advisor, manager or other representative of the foregoing), (ii) that either (a) such person is not a

Borrower Party, in which case such person will have access to all the reports and information made available to Certificateholders via the certificate administrator’s website under the PSA, or (b) such person is a Borrower Party, in which case (1) if such person is the Directing Certificateholder or a Controlling Class Certificateholder, such person will have access to all the reports and information made available to Certificateholders via the certificate administrator’s website under the PSA other than any Excluded Information as set forth in the PSA or (2) if such person is not the Directing Certificateholder or a Controlling Class Certificateholder, such person will only receive access to the Distribution Date Statements prepared by the certificate administrator, (iii) (other than with respect to a Companion Holder) that such person has received a copy of the final prospectus and (iv) such person agrees to keep any Privileged Information confidential and will not violate any securities laws; provided, however, that any Excluded Controlling Class Holder (i) will be permitted to reasonably request and obtain from the master servicer or the special servicer, as applicable, in accordance with terms of PSA, any Excluded Information relating to any Excluded Loan with respect to which such Excluded Controlling Class Holder is not a Borrower Party (if such Excluded Information is not otherwise available to such Excluded Controlling Class Holder via the certificate administrator’s website on account of it constituting Excluded Information) and (ii) will be considered a Privileged Person for all other purposes, except with respect to its ability to obtain information with respect to any related Excluded Loan. The certificate administrator may require that Investor Certifications be re-submitted from time to time in accordance with its policies and procedures and will restrict access to the certificate administrator’s website to any mezzanine lender upon notice from any party to the PSA that such mezzanine lender has become an Accelerated Mezzanine Loan Lender.

A “Certificateholder” is the person in whose name a certificate (including the Class RR certificates) is registered in the certificate register or any beneficial owner thereof; provided, however, that solely for the purposes of giving any consent, approval, waiver or taking any action pursuant to the PSA, any certificate (including the Class RR certificates) registered in the name of or beneficially owned by the master servicer, the special servicer (including, for the avoidance of doubt, any Excluded Special Servicer), the trustee, the certificate administrator, the depositor, any mortgage loan seller, a Borrower Party, or any affiliate of any of such persons will be deemed not to be outstanding (provided that notwithstanding the foregoing, any Controlling Class certificates owned by an Excluded Controlling Class Holder will not be deemed to be outstanding as to such Excluded Controlling Class Holder solely with respect to any related Excluded Loan; and provided, further, that any Controlling Class certificates owned by the special servicer or an affiliate thereof will not be deemed to be outstanding as to the special servicer or such affiliate solely with respect to any related Excluded Special Servicer Loan), and the Voting Rights to which it is entitled will not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent, approval, waiver or take any such action has been obtained; provided, however, that the foregoing restrictions will not apply in the case of the master servicer, the special servicer (including, for the avoidance of doubt, any Excluded Special Servicer), the trustee, the certificate administrator, the depositor, any mortgage loan seller or any affiliate of any of such persons unless such consent, approval or waiver sought from such party would in any way increase its compensation or limit its obligations in the named capacities under the PSA, waive a Servicer Termination Event or trigger an Asset Review (with respect to an Asset Review and any mortgage loan seller, solely with respect to any related Mortgage Loan subject to the Asset Review); provided, further, that so long as there is no Servicer Termination Event with respect to the master servicer or the special servicer, as applicable, the master servicer or special servicer or such affiliate of either will be entitled to exercise such Voting Rights with respect to any issue which could reasonably be believed to adversely affect such party’s compensation or increase its obligations or liabilities under the PSA; and provided, further, that such restrictions will not apply to (i) the exercise of the special servicer’s, the master servicer’s or any mortgage loan seller’s rights, if any, or any of their affiliates as a member of the Controlling Class or (ii) any affiliate of the depositor, the master servicer, the special servicer, the trustee or the certificate administrator that has provided an Investor Certification in which it has certified as to the existence of certain policies and procedures restricting the flow of information between it and the depositor, the master servicer, the special servicer, the trustee or the certificate administrator, as applicable.

“NRSRO Certification” means a certification (a) executed by an NRSRO or (b) provided electronically and executed by such NRSRO by means of a “click-through” confirmation on the 17g-5 Information Provider’s website in favor of the 17g-5 Information Provider that states that such NRSRO is a Rating Agency as such term is defined in the PSA or that such NRSRO has provided the depositor with the appropriate certifications pursuant to paragraph (e) of Rule 17g-5 under the Exchange Act (“Rule 17g-5”), that such NRSRO has access to the depositor’s 17g-5 website, and that such NRSRO will keep such information confidential except to the extent such information has been made available to the general public.

Under the PSA, the master servicer or the special servicer, as applicable, is required to provide or make available to the holders of any Serviced Companion Loan (or their designee, including the Other Master Servicer or Other Special Servicer) certain other reports, copies and information relating to the related Serviced Whole Loan to the extent required under the related Intercreditor Agreement.

Certain information concerning the Mortgage Loans and the certificates, including the Distribution Date Statements, CREFC® reports and supplemental notices with respect to such Distribution Date Statements and CREFC® reports, may be provided by the certificate administrator at the direction of the depositor to certain market data providers, such as Bloomberg, L.P., Trepp, LLC, Intex Solutions, Inc., Interactive Data Corp., Markit Group Limited, BlackRock Financial Management, Inc., CMBS.com, Inc., Moody’s Analytics, MBS Data, LLC, RealInsight, KBRA Analytics, LLC, Thomson Reuters Corporation, DealView Technologies Ltd. and CRED iQ (each, a “Financial Market Publisher”), pursuant to the terms of the PSA.

Upon the reasonable request of any Certificateholder or the RR Interest Owner that has delivered an Investor Certification to the master servicer or special servicer, as applicable, the master servicer (with respect to non-Specially Serviced Loans) and the special servicer (with respect to Specially Serviced Loans) may provide (or make available electronically) at the expense of such Certificateholder or the RR Interest Owner copies of any appraisals, operating statements, rent rolls and financial statements obtained by the master servicer or special servicer, as the case may be, at the expense of such Certificateholder or the RR Interest Owner; provided that in connection with such request, the master servicer or special servicer, as applicable, may require a written confirmation executed by the requesting person substantially in such form as may be reasonably acceptable to the master servicer or special servicer, as applicable, generally to the effect that such person will keep such information confidential and will use such information only for the purpose of analyzing asset performance and evaluating any continuing rights the Certificateholder and the RR Interest Owner may have under the PSA. Upon the request of any Privileged Person (other than the NRSROs) to receive copies of annual operating statements, budgets and rent rolls either collected by the master servicer or the special servicer or caused to be prepared by the special servicer in respect of each REO Property, the master servicer or the special servicer, as the case may be, will be required to deliver copies of such items to the certificate administrator to be posted on the certificate administrator’s website. Certificateholders and the RR Interest Owner will not, however, be given access to or be provided copies of, any Mortgage Files or Diligence Files.

Information to be Provided to Risk Retention Consultation Parties

In addition to the reports and other information to be delivered or made available to the Risk Retention Consultation Parties, the PSA will provide that for so long as a Control Termination Event has occurred and is continuing, all information to be delivered or made available to the operating advisor will also be delivered or made available to each Risk Retention Consultation Party (except for information relating to an Excluded Loan with respect to such party).

Information Available Electronically

The certificate administrator will make available to any Privileged Person via the certificate administrator’s website initially located at www.ctslink.com (and will make available to the general public this prospectus, Distribution Date Statements, the PSA, the MLPAs and the SEC EDGAR filings referred to below):

●	the following “deal documents”:

●	this prospectus;

●	the PSA, each sub-servicing agreement delivered to the certificate administrator from and after the Closing Date, if any, and the MLPAs and any amendments and exhibits to those agreements; and

●	the CREFC® loan setup file delivered to the certificate administrator by the master servicer;

●	the following “SEC EDGAR filings”:

●	any reports on Forms 10-D, 10-K, 8-K and ABS-EE that have been filed by the certificate administrator with respect to the issuing entity through the SEC’s Electronic Data Gathering and Retrieval (EDGAR) system;

●	the following documents, which will be made available under a tab or heading designated “periodic reports”:

●	the Distribution Date Statements;

●	the CREFC® bond level files;

●	the CREFC® collateral summary files;

●	the CREFC® Reports, other than the CREFC® loan setup file and CREFC® Special Servicer Loan File (provided that they are received by the certificate administrator); and

●	the annual reports as provided by the operating advisor;

●	the following documents, which will be made available under a tab or heading designated “additional documents”:

●	the summary of any Final Asset Status Report as provided by the special servicer;

●	any property inspection reports, any environmental reports and appraisals delivered to the certificate administrator in electronic format;

●	any appraisals delivered in connection with any Asset Status Report; and

●	any CREFC® appraisal reduction template received by the certificate administrator;

●	the following documents, which will be made available under a tab or heading designated “special notices”:

●	notice of any release based on an environmental release under the PSA;

●	notice of any waiver, modification or amendment of any term of any Mortgage Loan;

●	notice of final payment on the certificates or the RR Interest;

●	all notices of the occurrence of any Servicer Termination Event received by the certificate administrator or any notice to Certificateholders or the RR Interest Owner of the termination of the master servicer or special servicer;

●	any notice of resignation or termination of the master servicer or special servicer;

●	notice of resignation of the trustee or the certificate administrator, and notice of the acceptance of appointment by the successor trustee or the successor certificate administrator, as applicable;

●	any notice of any request by requisite percentage of Certificateholders for a vote to terminate the special servicer, the operating advisor or the asset representations reviewer;

●	any notice to Certificateholders or the RR Interest Owner of the operating advisor’s recommendation to replace the special servicer and the related report prepared by the operating advisor in connection with such recommendation;

●	notice of resignation or termination of the operating advisor or the asset representations reviewer and notice of the acceptance of appointment by the successor operating advisor or the successor asset representations reviewer;

●	notice of the certificate administrator’s determination that an Asset Review Trigger has occurred and a copy of any Asset Review Report Summary received by the certificate administrator;

●	officer’s certificates supporting any determination that any Advance was (or, if made, would be) a Nonrecoverable Advance;

●	any notice of the termination of the issuing entity;

●	any notice that a Control Termination Event has occurred or is terminated or that a Consultation Termination Event has occurred or is terminated (provided that with respect to a Control Termination Event or a Consultation Termination Event deemed to exist due solely to the existence of an Excluded Loan with respect to the Directing Certificateholder, the certificate administrator will only be required to make available such notice of the occurrence and continuance of a Control Termination Event or the notice of the occurrence and continuance of a Consultation Termination Event to the extent the certificate administrator has been notified of such Excluded Loan);

●	any notice that an Operating Advisor Consultation Event has occurred or is terminated;

●	any notice of the occurrence of an Operating Advisor Termination Event;

●	any notice of the occurrence of an Asset Representations Reviewer Termination Event;

●	any Proposed Course of Action Notice;

●	any assessment of compliance delivered to the certificate administrator;

●	any Attestation Reports delivered to the certificate administrator;

●	any “special notices” requested by a Certificateholder to be posted on the certificate administrator’s website described under “—Certificateholder Communication” below; and

●	any notice or documents provided to the certificate administrator by the depositor or the Master Servicer directing the certificate administrator to post to the “Special Notices” tab;

●	the “Investor Q&A Forum”;

●	solely to Certificateholders and Certificate Owners that are Privileged Persons, the “Investor Registry”; and

●	the “U.S. Risk Retention Special Notices” tab,

provided that with respect to a Control Termination Event or a Consultation Termination Event that is deemed to exist due solely to the existence of an Excluded Loan, the certificate administrator will only be required to provide notice of the occurrence and continuance of such event if it has been notified of or has knowledge of the existence of such Excluded Loan.

For purposes of obtaining information or access to the certificate administrator’s website, all Excluded Information will be made available under one separate tab or heading rather than under the headings described above in the preceding paragraph.

Notwithstanding the foregoing, if the Directing Certificateholder or any Controlling Class Certificateholder, as applicable, is an Excluded Controlling Class Holder, such Excluded Controlling Class Holder is required to promptly notify the master servicer, the special servicer, the operating advisor, the trustee and the certificate administrator pursuant to the PSA and provide an Investor Certification pursuant to the PSA and will not be entitled to access any Excluded Information (unless a loan-by-loan segregation is later performed by the certificate administrator in which case such access will only be prohibited with respect to the related Excluded Loan(s)) made available on the certificate administrator’s website for so long as it is an Excluded Controlling Class Holder. The PSA will require each Excluded Controlling Class Holder in such new Investor Certification to certify that it acknowledges and agrees that it is prohibited from accessing and reviewing (and it agrees not to access and review) any Excluded Information. In addition, if the Directing Certificateholder or any Controlling Class Certificateholder is not an Excluded Controlling Class Holder, such person will certify and agree that they will not share any Excluded Information with any Excluded Controlling Class Holder.

Notwithstanding the foregoing, nothing set forth in the PSA will prohibit the Directing Certificateholder or any Controlling Class Certificateholder from receiving, requesting or reviewing any Excluded Information relating to any Excluded Loan with respect to which the Directing Certificateholder or such Controlling Class Certificateholder is not a Borrower Party and, if such Excluded Information is not available to such Directing Certificateholder or Controlling Class Certificateholder via the certificate administrator’s website on account of it constituting Excluded Information, such Directing Certificateholder or Controlling Class Certificateholder that is not a Borrower Party with respect to the related Excluded Loan will be permitted to reasonably request and obtain such information in accordance with the terms of the PSA, and each of the master servicer and special servicer may require and rely on such certifications and other reasonable information prior to releasing any such information.

Any reports on Form 10-D filed by the certificate administrator will (i) contain the information required by Rule 15Ga-1(a) concerning all Mortgage Loans held by the issuing entity that were the subject of a demand to repurchase or replace due to a breach or alleged breach of one or more representations and warranties made by the related mortgage loan seller, (ii) contain a reference to the most recent Form ABS-15G filed by the depositor and the mortgage loan sellers, if applicable, and the SEC’s assigned “Central Index Key” for each such filer, (iii) contain certain account balances to the extent available to the certificate administrator, and (iv) incorporate the most recent Form ABS-EE filing by reference (which such Form ABS-EE will be filed on or prior to the filing of the applicable report on Form 10-D).

The certificate administrator will not make any representation or warranty as to the accuracy or completeness of any report, document or other information made available on the certificate administrator’s website and will assume no responsibility for any such report, document or other information, other than with respect to such reports, documents or other information prepared by the certificate administrator. In addition, the certificate administrator may disclaim responsibility for any information distributed by it for which it is not the original source.

In connection with providing access to the certificate administrator’s website (other than with respect to access provided to the general public in accordance with the PSA), the certificate administrator may require registration and the acceptance of a disclaimer, including an agreement to keep certain nonpublic information made available on the website confidential, as required under the PSA. The certificate administrator will not be liable for the dissemination of information in accordance with the PSA.

The certificate administrator will make the “Investor Q&A Forum” available to Privileged Persons via the certificate administrator’s website under a tab or heading designated “Investor Q&A Forum”, where (i) Certificateholders, the RR Interest Owner and beneficial owners that are Privileged Persons may submit inquiries to (a) the certificate administrator relating to the Distribution Date Statements, (b) the master servicer or special servicer relating to servicing reports prepared by that party, the Mortgage Loans (excluding each Non-Serviced Mortgage Loan) or the related Mortgaged Properties or (c) the operating advisor relating to annual or other reports prepared by the operating advisor or actions by the special servicer referenced in such reports, and (ii) Privileged Persons may view previously submitted inquiries and related answers. The certificate administrator will forward such inquiries to the appropriate person and, in the case of an inquiry relating to a Non-Serviced Mortgage Loan, to the applicable party under the related Non-Serviced PSA. The certificate administrator, the master servicer, the special servicer or the operating advisor, as applicable, will be required to answer each inquiry, unless such party determines (i) the question is beyond the scope of the topics detailed above, (ii) that answering the inquiry would not be in the best interests of the issuing entity and/or the Certificateholders and/or the RR Interest Owner, (iii) that answering the inquiry would be in violation of applicable law, the PSA (including requirements in respect of non-disclosure of Privileged Information) or the Mortgage Loan documents, (iv) that answering the inquiry would materially increase the duties of, or result in significant additional cost or expense to, the certificate administrator, the master servicer, the special servicer or the operating advisor, as applicable, (v) that answering the inquiry would require the disclosure of Privileged Information (subject to the Privileged Information Exception), (vi) that answering the inquiry would or is reasonably expected to result in a waiver of an attorney-client privilege or disclosure of attorney work product or (vii) that answering the inquiry is otherwise, for any reason, not advisable. In addition, no party will post or otherwise disclose any direct communications with the Directing Certificateholder or a Risk Retention Consultation Party as part of its responses to any inquiries. In the case of an inquiry relating to a Non-Serviced Mortgage Loan, the certificate administrator is required to make reasonable efforts to obtain an answer from the applicable party under the related Non-Serviced PSA; provided that the certificate administrator will not be responsible for the content of such answer, or any delay or failure to obtain such answer. The certificate administrator will be required to post the inquiries and related answers, if any, on the Investor Q&A Forum, subject to and in accordance with the PSA. The Investor Q&A Forum may not reflect questions, answers and other communications that are not submitted through the certificate administrator’s website. Answers posted on the Investor Q&A Forum will be attributable only to the respondent, and will not be deemed to be answers from any of the depositor, the underwriters or any of their respective affiliates. None of the underwriters, depositor, any of their respective affiliates or any other person will certify as to the accuracy of any of the information posted in the Investor Q&A Forum and no such person will have any responsibility or liability for the content of any such information.

The certificate administrator will make the “Investor Registry” available to any Certificateholder, the RR Interest Owner and beneficial owner that is a Privileged Person via the certificate administrator’s website. Certificateholders, the RR Interest Owner and beneficial owners may register on a voluntary basis for the “Investor Registry” and obtain contact information for any other Certificateholder, the RR Interest Owner or beneficial owner that has also registered, provided that they comply with certain requirements as provided for in the PSA.

The certificate administrator’s internet website will initially be located at www.ctslink.com. Access will be provided by the certificate administrator to such persons upon receipt by the certificate administrator from such person of an Investor Certification or NRSRO Certification in the form(s) attached to the PSA, which form(s) will also be located on and submitted electronically via the certificate administrator’s internet website. The parties to the PSA will not be required to provide that certification. In connection with providing access to the certificate administrator’s internet website, the certificate administrator may require registration and the acceptance of a disclaimer. The certificate administrator will not be liable for the dissemination of information in accordance with the terms of the PSA. The certificate administrator will make no representation or warranty as to the accuracy or completeness of such documents and will assume no responsibility for them. In addition, the certificate administrator may disclaim responsibility for any information distributed by the certificate administrator for which it is not the original source. Assistance in using the certificate administrator’s internet website can be obtained by calling the certificate administrator’s customer service desk at 866-846-4526.

The certificate administrator is responsible for the preparation of tax returns on behalf of the issuing entity and the preparation of Distribution Reports on Form 10-D (based on information included in each monthly Distribution Date Statement and other information provided by other transaction parties) and Annual Reports on Form 10-K and certain other reports on Form 8-K that are required to be filed with the SEC on behalf of the issuing entity.

“17g-5 Information Provider” means the certificate administrator.

The PSA will permit the master servicer and the special servicer, at their respective sole cost and expense, to make available by electronic media, bulletin board service or internet website any reports or other information the master servicer or the special servicer, as applicable, is required or permitted to provide to any party to the PSA, the Rating Agencies or any Certificateholder or any prospective Certificateholder that has provided the master servicer or the special servicer, as applicable, with an Investor Certification or has executed a “click-through” confidentiality agreement in accordance with the PSA to the extent such action does not conflict with the terms of the PSA (including, without limitation, any requirements to keep Privileged Information confidential), the terms of the Mortgage Loans or applicable law. However, the availability of such information or reports on the internet or similar electronic media will not be deemed to satisfy any specific delivery requirements in the PSA except as set forth therein.

Except as otherwise set forth in this paragraph, until the time definitive certificates are issued, notices and statements required to be mailed to holders of certificates will be available to Certificate Owners of certificates only to the extent they are forwarded by or otherwise available through DTC and its Participants. Conveyance of notices and other communications by DTC to Participants, and by Participants to Certificate Owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Except as otherwise set forth in this paragraph, the master servicer, the special servicer, the trustee, the certificate administrator and the depositor are required to recognize as Certificateholders or the RR Interest Owner only those persons in whose names the certificates or the RR Interest, as applicable, are registered on the books and records of the certificate registrar. The initial registered holder of the Offered Certificates will be Cede & Co., as nominee for DTC.

Voting Rights

At all times during the term of the PSA, the voting rights for the certificates (the “Voting Rights”) will be allocated among the respective classes of Certificateholders as follows:

(1)       2% in the case of the Class X Certificates, allocated pro rata, based upon their respective Notional Amounts as of the date of determination, and

(2)       in the case of any Principal Balance Certificates and the Class RR certificates, a percentage equal to the product of 98% and a fraction, the numerator of which is equal to the aggregate Certificate Balance (and solely in connection with certain votes relating to the replacement of the special servicer or the operating advisor as described in this prospectus, taking into account any notional reduction in the Certificate Balance for Cumulative Appraisal Reduction Amounts allocated to the certificates) of the class, in each case, determined as of the prior Distribution Date, and the denominator of which is equal to the aggregate Certificate Balance (and solely in connection with certain votes relating to the replacement of the special servicer or the operating advisor as described in this prospectus, taking into account any notional reduction in the Certificate Balance for

Cumulative Appraisal Reduction Amounts allocated to the certificates) of the Principal Balance Certificates and the Class RR certificates, determined as of the prior Distribution Date.

The Voting Rights of any class of certificates are required to be allocated among Certificateholders of such class in proportion to their respective Percentage Interests.

None of the Class S and Class R certificates nor the RR Interest will be entitled to any Voting Rights.

Delivery, Form, Transfer and Denomination

The Offered Certificates (other than the Class X-A and Class X-B certificates) will be issued, maintained and transferred in the book-entry form only in minimum denominations of $10,000 initial Certificate Balance, and in multiples of $1 in excess of $10,000. The Class X-A and Class X-B certificates will be issued, maintained and transferred only in minimum denominations of authorized initial Notional Amounts of not less than $1,000,000 and in integral multiples of $1 in excess of $1,000,000.

Book-Entry Registration

The Offered Certificates will initially be represented by one or more global certificates for each such class registered in the name of a nominee of The Depository Trust Company (“DTC”). The depositor has been informed by DTC that DTC’s nominee will be Cede & Co. No holder of an Offered Certificate will be entitled to receive a certificate issued in fully registered, certificated form (each, a “Definitive Certificate”) representing its interest in such class, except under the limited circumstances described under “―Definitive Certificates” below. Unless and until Definitive Certificates are issued, all references to actions by holders of the Offered Certificates will refer to actions taken by DTC upon instructions received from holders of Offered Certificates through its participating organizations (together with Clearstream Banking, Luxembourg (“Clearstream”) and Euroclear Bank, as operator of the Euroclear System (“Euroclear”) participating organizations, the “Participants”), and all references in this prospectus to payments, notices, reports, statements and other information to holders of Offered Certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Offered Certificates, for distribution to holders of Offered Certificates through its Participants in accordance with DTC procedures; provided, however, that to the extent that the party to the PSA responsible for distributing any report, statement or other information has been provided in writing with the name of the Certificate Owner of such an Offered Certificate (or the prospective transferee of such Certificate Owner), such report, statement or other information will be provided to such Certificate Owner (or prospective transferee).

Until Definitive Certificates are issued in respect of the Offered Certificates, interests in the Offered Certificates will be transferred on the book-entry records of DTC and its Participants. The certificate administrator will initially serve as certificate registrar for purposes of recording and otherwise providing for the registration of the Offered Certificates.

Holders of Offered Certificates may hold their certificates through DTC (in the United States) or Clearstream or Euroclear (in Europe) if they are Participants of such system, or indirectly through organizations that are participants in such systems. Clearstream and Euroclear will hold omnibus positions on behalf of the Clearstream Participants and the Euroclear Participants, respectively, through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries (collectively, the “Depositaries”), which in turn will hold such positions in customers’ securities accounts in the Depositaries’ names on the books of DTC. DTC is a limited purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to Section 17A of the Exchange Act. DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entries, thereby eliminating the need for physical movement of certificates. Participants (“DTC Participants”) include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (“Indirect Participants”).

Transfers between DTC Participants will occur in accordance with DTC rules. Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with the applicable rules and operating procedures of Clearstream and Euroclear.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly through Clearstream Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream Participants and Euroclear Participants may not deliver instructions directly to the Depositaries.

Because of time-zone differences, credits of securities in Clearstream or Euroclear as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant Clearstream Participant or Euroclear Participant on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

The holders of Offered Certificates that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, such Offered Certificates may do so only through Participants and Indirect Participants. In addition, holders of Offered Certificates in global form (“Certificate Owners”) will receive all distributions of principal and interest through the Participants who in turn will receive them from DTC. Under a book-entry format, holders of such Offered Certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the certificate administrator to Cede & Co., as nominee for DTC. DTC will forward such payments to its Participants, which thereafter will forward them to Indirect Participants or the applicable Certificate Owners. Certificate Owners will not be recognized by the trustee, the certificate administrator, the certificate registrar, the operating advisor, the special servicer or the master servicer as holders of record of certificates and Certificate Owners will be permitted to receive information furnished to Certificateholders and to exercise the rights of Certificateholders only indirectly through DTC and its Participants and Indirect Participants, except that Certificate Owners will be entitled to receive or have access to notices and information and to exercise certain rights as holders of beneficial interests in the certificates through the certificate administrator and the trustee to the extent described in “—Reports to Certificateholders and the RR Interest Owner; Certain Available Information”, “—Certificateholder Communication” and “—List of Certificateholders” and “Pooling and Servicing Agreement—The Operating Advisor”, “—The Asset Representations Reviewer”, “—Replacement of the Special Servicer Without Cause”, “—Replacement of the Special Servicer After Operating Advisor Recommendation and Investor Vote”, “—Limitation on Rights of Certificateholders and the RR Interest Owner to Institute a Proceeding”, “—Termination; Retirement of Certificates” and “—Resignation and Removal of the Trustee and the Certificate Administrator”.

Under the rules, regulations and procedures creating and affecting DTC and its operations (the “DTC Rules”), DTC is required to make book-entry transfers of Offered Certificates in global form among Participants on whose behalf it acts with respect to such Offered Certificates and to receive and transmit distributions of principal of, and interest on, such Offered Certificates. Participants and Indirect Participants with which the Certificate Owners have accounts with respect to the Offered Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Certificate Owners. Accordingly, although the Certificate Owners will not possess the Offered Certificates, the DTC Rules provide a mechanism by which Certificate Owners will receive payments on Offered Certificates and will be able to transfer their interest.

Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a holder of Offered Certificates in global form to pledge such Offered Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Offered Certificates, may be limited due to the lack of a physical certificate for such Offered Certificates.

DTC has advised the depositor that it will take any action permitted to be taken by a holder of an Offered Certificate under the PSA only at the direction of one or more Participants to whose accounts with DTC such certificate is credited. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

Clearstream is incorporated under the laws of Luxembourg and is a global securities settlement clearing house. Clearstream holds securities for its participating organizations (“Clearstream Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Clearstream in numerous currencies, including United States dollars. Clearstream provides to its Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. Clearstream is regulated as a bank by the Luxembourg Monetary Institute. Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant, either directly or indirectly.

Euroclear was created in 1968 to hold securities for participants of the Euroclear system (“Euroclear Participants”) and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of numerous currencies, including United States dollars. The Euroclear system includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by Euroclear Bank S.A./N.V. (the “Euroclear Operator”). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to the Euroclear system is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related operating procedures of the Euroclear System and applicable Belgian law (collectively, the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear system, and receipts of payments with respect to securities in the Euroclear system. All securities in the Euroclear system are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

Although DTC, Euroclear and Clearstream have implemented the foregoing procedures in order to facilitate transfers of interests in book-entry securities among Participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to comply with such procedures, and such procedures may be discontinued at any time. None of the depositor, the trustee, the certificate administrator, the master servicer, the special servicer or the underwriters will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective direct or indirect Participants of their respective obligations under the rules and procedures governing their operations.

Definitive Certificates

Owners of beneficial interests in book-entry certificates of any class will not be entitled to receive physical delivery of Definitive Certificates unless: (i) DTC advises the certificate registrar in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to the book-entry certificates of such class or ceases to be a clearing agency, and the certificate administrator and the depositor are unable to locate a qualified successor within 90 days of such notice or (ii) the trustee has instituted or has been directed to institute any judicial proceeding to enforce the rights of the Certificateholders of such class and the trustee has been advised by counsel that in connection with such proceeding it is necessary or appropriate for the trustee to obtain possession of the certificates of such class.

Each of the HRR Certificates and Class RR certificates may only be issued as Definitive Certificates and held by the certificate administrator pursuant to the PSA. Any request for release of all or a portion of a certificate evidencing an HRR Certificate or Class RR certificates must be consented to by the retaining sponsor and the depositor and may be subject to any additional requirements pursuant to the PSA.

The Class S and Class R certificates may only be issued as Definitive Certificates.

Certificateholder Communication

Access to Certificateholders’ Names and Addresses

Upon the written request of any Certificateholder or Certificate Owner that has delivered an executed Investor Certification to the trustee or the certificate administrator, the certificate administrator (in its capacity as certificate registrar) will promptly furnish or cause to be furnished to such requesting party a list of the names and addresses of the certificateholders as of the most recent Record Date as they appear in the certificate register, at the expense of the requesting party.

Requests to Communicate

The PSA will require that the certificate administrator include on any Form 10–D any request received prior to the Distribution Date to which such Form 10-D relates (and on or after the Distribution Date preceding such Distribution Date) from a Certificateholder or Certificate Owner to communicate with other Certificateholders or Certificate Owners related to Certificateholders or Certificate Owners exercising their rights under the terms of the PSA. Any Form 10-D containing such disclosure regarding the request to communicate is required to include the following and no more than the following: (i) the name of the Certificateholder or Certificate Owner making the request, (ii) the date the request was received, (iii) a statement to the effect that the certificate administrator has received such request, stating that such Certificateholder or Certificate Owner is interested in communicating with other Certificateholders or Certificate Owners with regard to the possible exercise of rights under the PSA, and (iv) a description of the method other Certificateholders or Certificate Owners may use to contact the requesting Certificateholder or Certificate Owner.

Any Certificateholder or Certificate Owner wishing to communicate with other Certificateholders and Certificate Owners regarding the exercise of its rights under the terms of the PSA (such party, a

“Requesting Investor”) should deliver a written request (a “Communication Request”) signed by an authorized representative of the Requesting Investor to the certificate administrator at the address below:

9062 Old Annapolis Road
Columbia, Maryland 21045
Attention: Corporate Trust Administration Group – BBCMS 2022-C15

With a copy to:
trustadministrationgroup@wellsfargo.com

Any Communication Request must contain the name of the Requesting Investor and the method other Certificateholders and Certificate Owners should use to contact the Requesting Investor, and, if the Requesting Investor is not the registered holder of a class of certificates, then the Communication Request must contain (i) a written certification from the Requesting Investor that it is a beneficial owner of a class of certificates, and (ii) one of the following forms of documentation evidencing its beneficial ownership in such class of certificates: (A) a trade confirmation, (B) an account statement, (C) a medallion stamp guaranteed letter from a broker or dealer stating the Requesting Investor is the beneficial owner, or (D) a document acceptable to the certificate administrator that is similar to any of the documents identified in clauses (A) through (C). The certificate administrator will not be permitted to require any information other than the foregoing in verifying a certificateholder’s or certificate owner’s identity in connection with a Communication Request. Requesting Investors will be responsible for their own expenses in making any Communication Request, but will not be required to bear any expenses of the certificate administrator.

List of Certificateholders

Upon the written request of any Certificateholder, which is required to include a copy of the communication the Certificateholder proposes to transmit, that has provided an Investor Certification, which request is made for purposes of communicating with other holders of certificates of the same series with respect to their rights under the PSA or the certificates, the certificate registrar or other specified person will, within 10 business days after receipt of such request afford such Certificateholder (at such Certificateholder’s sole cost and expense) access during normal business hours to the most recent list of Certificateholders related to the class of certificates.

Description of the Mortgage Loan Purchase Agreements

General

On the Closing Date, the depositor will acquire the Mortgage Loans from each mortgage loan seller pursuant to a separate mortgage loan purchase agreement (each, an “MLPA”), between the related mortgage loan seller and the depositor. For purposes of the respective MLPAs pursuant to which SMC and BMO are selling Mortgage Loans and the related discussion below, the Rose Castle Apartments Mortgage Loan will constitute a “Mortgage Loan” under each such MLPA only to the extent of the portion thereof to be sold to the depositor by SMC or BMO, as applicable.

Under the applicable MLPA, the depositor will require each mortgage loan seller to deliver to the certificate administrator, in its capacity as custodian, among other things, generally the following documents (except that the documents with respect to any Non-Serviced Whole Loans (other than the original promissory note) will be held by the custodian under the related Non-Serviced PSA) with respect to each Mortgage Loan sold by the mortgage loan seller (collectively, as to each Mortgage Loan, the “Mortgage File”):

(i)        the original Mortgage Note, endorsed on its face or by allonge to the Mortgage Note, without recourse, to the order of the trustee or in blank and further showing a complete, unbroken chain of endorsement from the originator (or, if the original Mortgage Note has been lost, an affidavit to such effect from the related mortgage loan seller or another prior holder, together with a copy of the Mortgage Note and an indemnity properly assigned and endorsed to the trustee);

(ii)       the original or a copy of the Mortgage, together with an original or copy of any intervening assignments of the Mortgage, in each case with evidence of recording indicated thereon or certified to have been submitted for recording;

(iii)       an original assignment of the Mortgage in favor of the trustee or in blank and (subject to the completion of certain missing recording information and, if applicable, the assignee’s name) in recordable form (or, if the related mortgage loan seller is responsible for the recordation of that assignment, a copy thereof certified to be the copy of such assignment submitted or to be submitted for recording);

(iv)       the original or a copy of any related assignment of leases and of any intervening assignments (if such item is a document separate from the Mortgage), with evidence of recording indicated thereon or certified to have been submitted for recording;

(v)        an original assignment of any related assignment of leases (if such item is a document separate from the Mortgage) in favor of the trustee or in blank and (subject to the completion of certain missing recording information and, if applicable, the assignee’s name) in recordable form (or, if the related mortgage loan seller is responsible for the recordation of that assignment, a copy thereof certified to be the copy of such assignment submitted or to be submitted for recording);

(vi)       the original assignment of all unrecorded documents relating to the Mortgage Loan or Serviced Whole Loan, if not already assigned pursuant to items (iii) or (v) above;

(vii)      originals or copies of all modification, consolidation, assumption, written assurance and substitution agreements in those instances in which the terms or provisions of the Mortgage or Mortgage Note have been modified or the Mortgage Loan has been assumed or consolidated;

(viii)     the original or a copy of the policy or certificate of lender’s title insurance issued in connection with the origination of such Mortgage Loan, or, if such policy has not been issued or located, an irrevocable, binding commitment (which may be a marked version of the policy that has been executed by an authorized representative of the title company or an agreement to provide the same pursuant to binding escrow instructions executed by an authorized representative of the title company) to issue such title insurance policy;

(ix)      any filed copies (bearing evidence of filing) or evidence of filing of any Uniform Commercial Code financing statements, related amendments and continuation statements in the possession of the related mortgage loan seller;

(x)       an original assignment in favor of the trustee of any financing statement executed and filed in favor of the related mortgage loan seller or an affiliate thereof in the relevant jurisdiction (or, if the related mortgage loan seller is responsible for the filing of that assignment, a copy thereof certified to be the copy of such assignment submitted or to be submitted for recording);

(xi)       the original or a copy of any intercreditor agreement relating to existing debt of the borrower, including any Intercreditor Agreement relating to a Serviced Whole Loan;

(xii)      the original or copies of any loan agreement, escrow agreement, security agreement or letter of credit relating to a Mortgage Loan or a Serviced Whole Loan;

(xiii)     the original or a copy of any ground lease, ground lessor estoppel, environmental insurance policy, environmental indemnity or guaranty relating to a Mortgage Loan or a Serviced Whole Loan;

(xiv)     the original or a copy of any property management agreement relating to a Mortgage Loan or a Serviced Whole Loan;

(xv)      the original or a copy of any franchise agreements and comfort letters or similar agreements relating to a Mortgage Loan or Serviced Whole Loan and, with respect to any franchise agreement, comfort letter or similar agreement, any assignment of such agreements or any notice to the franchisor of the transfer of a Mortgage Loan or Serviced Whole Loan and/or request for confirmation that the issuing entity is a beneficiary of such comfort letter or other agreement, or for the issuance of a new comfort letter in favor of the issuing entity, as the case may be;

(xvi)     the original or a copy of any lock-box or cash management agreement relating to a Mortgage Loan or a Serviced Whole Loan;

(xvii)     the original or a copy of any related mezzanine intercreditor agreement;

(xviii)    the original or a copy of all related environmental insurance policies; and

(xix)     a list related to such Mortgage Loan indicating the related Mortgage Loan documents included in the related Mortgage File as of the Closing Date;

provided that with respect to any Mortgage Loan which is a Non-Serviced Mortgage Loan on the Closing Date, the foregoing documents (other than the documents described in clause (i) above) will be delivered to and held by the custodian under the related Non-Serviced PSA on or prior to the Closing Date.

Notwithstanding anything to the contrary contained herein, with respect to the Rose Castle Apartments Mortgage Loan, the obligation of each of the applicable mortgage loan sellers to deliver mortgage note(s) as part of the related Mortgage File will be limited to delivery of only the mortgage notes held by such party. The obligation of each applicable mortgage loan seller to deliver the remaining portion of the related Mortgage File or any document required to be delivered with respect thereto will be joint and several; provided, however, delivery of such remaining documents by either of the applicable mortgage loan sellers will satisfy the delivery requirements for both of the applicable mortgage loan sellers.

In addition, each mortgage loan seller will be required to deliver the Diligence Files for each of its Mortgage Loans within 60 days after the Closing Date to the depositor by uploading such Diligence Files to the designated website, and the depositor will deliver to the certificate administrator an electronic copy of such Diligence Files to be posted to the secure data room.

“Diligence File” means with respect to each Mortgage Loan or Companion Loan, if applicable, generally the following documents in electronic format:

(a)       A copy of each of the following documents:

(i)        the Mortgage Note, endorsed on its face or by allonge attached to the Mortgage Note, without recourse, to the order of the trustee or in blank and further showing a complete, unbroken chain of endorsement from the originator (or, if the original Mortgage Note has been lost, an affidavit to such effect from the applicable mortgage loan seller or another prior holder, together with a copy of the Mortgage Note and an indemnity properly assigned and endorsed to the trustee);

(ii)       the Mortgage, together with a copy of any intervening assignments of the Mortgage, in each case with evidence of recording indicated thereon or certified to have been submitted for recording (if in the possession of the applicable mortgage loan seller);

(iii)      any related assignment of leases and of any intervening assignments (if such item is a document separate from the Mortgage), with evidence of recording indicated thereon or certified to have been submitted for recording (if in the possession of the applicable mortgage loan seller);

(iv)       all modification, consolidation, assumption, written assurance and substitution agreements in those instances in which the terms or provisions of the Mortgage or Mortgage Note have been modified or the Mortgage Loan has been assumed or consolidated;

(v)        the policy or certificate of lender’s title insurance issued in connection with the origination of such Mortgage Loan, or, if such policy has not been issued or located, an irrevocable, binding commitment (which may be a marked version of the policy that has been executed by an authorized representative of the title company or an agreement to provide the same pursuant to binding escrow instructions executed by an authorized representative of the title company) to issue such title insurance policy;

(vi)       any UCC financing statements, related amendments and continuation statements in the possession of the applicable mortgage loan seller;

(vii)      any intercreditor agreement relating to permitted debt of the mortgagor, including any intercreditor agreement relating to a Serviced Whole Loan, and any related mezzanine intercreditor agreement;

(viii)     any loan agreement, escrow agreement, security agreement or letter of credit relating to a Mortgage Loan or a Serviced Whole Loan;

(ix)      any ground lease, related ground lessor estoppel, indemnity or guaranty relating to a Mortgage Loan or a Serviced Whole Loan;

(x)       any property management agreement relating to a Mortgage Loan or a Serviced Whole Loan;

(xi)      any franchise agreements and comfort letters or similar agreements relating to a Mortgage Loan or a Serviced Whole Loan and, with respect to any franchise agreement, comfort letter or similar agreement, any assignment of such agreements or any notice to the franchisor of the transfer of a Mortgage Loan or a Serviced Whole Loan and a request for confirmation that the issuing entity is a beneficiary of such comfort letter or other agreement, or for the issuance of a new comfort letter in favor of the issuing entity, as the case may be;

(xii)      any lock-box or cash management agreement relating to a Mortgage Loan or a Serviced Whole Loan;

(xiii)     all related environmental reports; and

(xiv)     all related environmental insurance policies;

(b)       a copy of any engineering reports or property condition reports;

(c)       other than with respect to a hotel property (except with respect to tenanted commercial space within a hotel property), copies of a rent roll;

(d)       for any office, retail, industrial or warehouse property, a copy of all leases and estoppels and subordination and non-disturbance agreements delivered to the related mortgage loan seller;

(e)       a copy of all legal opinions (excluding attorney-client communications between the related mortgage loan seller or an affiliate thereof, and its counsel that are privileged communications or constitute legal or other due diligence analyses), if any, delivered in connection with the closing of the related Mortgage Loan;

(f)        a copy of all mortgagor’s certificates of hazard insurance and/or hazard insurance policies or other applicable insurance policies (to the extent not previously included as part of this definition), if any, delivered in connection with the closing of the related Mortgage Loan;

(g)       a copy of the appraisal for the related Mortgaged Property(ies);

(h)       for any Mortgage Loan that the related Mortgaged Property(ies) is leased to a single tenant, a copy of the lease;

(i)        a copy of the applicable mortgage loan seller’s asset summary;

(j)        a copy of all surveys for the related Mortgaged Property or Mortgaged Properties;

(k)       a copy of all zoning reports;

(l)        a copy of financial statements of the related mortgagor;

(m)      a copy of operating statements for the related Mortgaged Property or Mortgaged Properties;

(n)       a copy of all UCC searches;

(o)       a copy of all litigation searches;

(p)       a copy of all bankruptcy searches;

(q)       a copy of any origination settlement statement;

(r)        a copy of the insurance summary report;

(s)       a copy of organizational documents of the related mortgagor and any guarantor;

(t)        unless already included in the origination settlement statement, a copy of any escrow statements related to the escrow account balances as of the Mortgage Loan origination date;

(u)       a copy of all related environmental reports that were received by the applicable mortgage loan seller;

(v)       a copy of any closure letter (environmental); and

(w)       a copy of any environmental remediation agreement for the related Mortgaged Property or Mortgaged Properties;

in each case, to the extent that the originator received such documents or information in connection with the origination of such Mortgage Loan. In the event any of the items identified above were not included in connection with the origination of such Mortgage Loan (other than documents that would not be included in connection with the origination of the Mortgage Loan because such document is inapplicable to the origination of a Mortgage Loan of that structure or type), the Diligence File will be required to include a statement to that effect. No information that is proprietary to the related originator or mortgage loan seller or any draft documents or privileged or internal communications will constitute part of the Diligence File. It is generally not required to include any of the same items identified above again if such items have already been included under another clause of the definition of Diligence File, and the Diligence File will be required to include a statement to that effect. The mortgage loan seller may, without any obligation to do so, include such other documents or information as part of the Diligence File that such mortgage loan seller believes should be included to enable the asset representations reviewer to perform the Asset Review on such Mortgage Loan; provided that such documents or information are clearly labeled and identified.

Each MLPA will contain certain representations and warranties of the applicable mortgage loan seller with respect to each Mortgage Loan sold by that mortgage loan seller. Those representations and warranties are set forth in Annex D-1, and will be made as of the Closing Date, or as of another date specifically provided in the representation and warranty, subject to certain exceptions to such representations and warranties as set forth in Annex D-2.

If any of the documents required to be included in the Mortgage File for any Mortgage Loan is missing from the Mortgage File or is defective or if there is a breach of a representation or warranty relating to any Mortgage Loan, and, in either case, such omission, defect or breach materially and adversely affects the value of the related Mortgage Loan, the value of the related Mortgaged Property or the interests of any Certificateholders or the RR Interest Owner in the Mortgage Loan or Mortgaged Property or causes the Mortgage Loan to be other than a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) that causes a defective obligation to be treated as a “qualified mortgage” (a “Material Defect”), the applicable mortgage loan seller (or (i) Barclays Holdings, with respect to the repurchase and substitution obligations of Barclays to the same extent as Barclays and (ii) Société Générale, with respect to the repurchase and substitution obligations of Societe Generale Financial Corporation to the same extent as Societe Generale Financial Corporation) will be required to, no later than 90 days following:

(a)       such mortgage loan seller’s discovery of the Material Defect or receipt of notice of the Material Defect from any party to the PSA (a “Breach Notice”), except in the case of the following clause (b); or

(b)       in the case of such Material Defect that would cause the Mortgage Loan not to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) that causes a defective obligation to be treated as a qualified mortgage, the earlier of (A) discovery by the related mortgage loan seller or any party to the PSA of such Material Defect, or (B) receipt of a Breach Notice by the mortgage loan seller,

(A)       cure such Material Defect in all material respects, at its own expense,

(B)       repurchase the affected Mortgage Loan (or, in the case of Rose Castle Apartments Mortgage Loan, the applicable portion thereof) or REO Loan at the Purchase Price, or

(C)       substitute a Qualified Substitute Mortgage Loan (other than with respect to any Whole Loans, as applicable, for which no substitution will be permitted) for such affected Mortgage Loan (or, in the case of Rose Castle Apartments Mortgage Loan, the applicable portion thereof), and pay a shortfall amount in connection with such substitution; provided that no such substitution may occur on or after the second anniversary of the Closing Date;

provided, however, that the applicable mortgage loan seller (or (i) Barclays Holdings, with respect to the repurchase and substitution obligations of Barclays to the same extent as Barclays and (ii) Société Générale, with respect to the repurchase and substitution obligations of Societe Generale Financial Corporation to the same extent as Societe Generale Financial Corporation) will generally have an additional 90-day period to cure such Material Defect (or, failing such cure, to repurchase the affected Mortgage Loan (or, in the case of Rose Castle Apartments Mortgage Loan, the applicable portion thereof) or REO Loan or, if applicable, substitute a Qualified Substitute Mortgage Loan (other than with respect to any related Whole Loan, for which no substitution will be permitted)), if it is diligently proceeding toward that cure, and has delivered to the master servicer, the special servicer, the certificate administrator (who will promptly deliver a copy of such officer’s certificate to the 17g-5 Information Provider), the trustee, the operating advisor and, prior to the occurrence and continuance of a Consultation Termination Event, the Directing Certificateholder, an officer’s certificate that describes the reasons that a cure was not effected within the initial 90-day period; provided that if any such Material Defect is not cured after the initial cure period and any such extended cure period solely due to the failure of the mortgage loan seller to have received the recorded document, then the mortgage loan seller will be entitled to continue to defer its cure, repurchase and/or substitution obligations in respect of such Material Defect until eighteen (18) months after the closing date so long as the mortgage loan seller certifies to the trustee, the master servicer, the special servicer, the Directing Certificateholder (prior to the occurrence and continuance of a Consultation Termination Event) and the certificate administrator no less than every ninety (90) days beginning at the end of such extended cure period, that the Material Defect is still in effect solely because of the failure of the applicable recording office to have recorded as filed or returned evidence of filing the document (or made such evidence available online) and that the mortgage loan seller is diligently pursuing the cure of such Material Defect (specifying the actions being taken). Notwithstanding the foregoing, there will be no such 90-day extension if such Material Defect would cause the related Mortgage Loan not to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) that causes a defective Mortgage Loan to be treated as a qualified mortgage.

No delay in either the discovery of a Material Defect or in providing notice of such Material Defect will relieve the applicable mortgage loan seller (or (i) Barclays Holdings, with respect to the repurchase and substitution obligations of Barclays to the same extent as Barclays and (ii) Société Générale, with respect to the repurchase and substitution obligations of Societe Generale Financial Corporation to the same extent as Societe Generale Financial Corporation) of its obligation to cure, repurchase or substitute for (or make a Loss of Value Payment with respect to) the related Mortgage Loan unless (i) the mortgage loan seller did not otherwise discover or have knowledge of such Material Defect, (ii) such delay is the result of the failure by a party to the PSA to promptly provide a notice of such Material Defect as required by the terms of the MLPA or the PSA after such party has actual knowledge of such defect or breach (knowledge will not be deemed to exist by reason of the custodian’s exception report), (iii) such Material Defect does not relate to the applicable Mortgage Loan not being a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) that causes a defective obligation to be treated as a qualified mortgage, and (iv) such delay or failure to provide notice (as required by the terms of the MLPA or PSA) prevented the mortgage loan seller from curing such Material Defect and such Material Defect was otherwise curable. Notwithstanding the foregoing, if a Mortgage Loan is not secured by a Mortgaged Property that is, in whole or in part, a hotel, restaurant (operated by a borrower), healthcare facility, nursing home, assisted living facility, self storage facility, theater or fitness center (operated by a borrower), then the failure to deliver copies of the UCC financing statements with respect to such Mortgage Loan will not be a Material Defect.

If there is a Material Defect with respect to one or more Mortgaged Properties with respect to a Mortgage Loan, the applicable mortgage loan seller (and (i) Barclays Holdings, with respect to the repurchase obligations of Barclays to the same extent as Barclays and (ii) Société Générale, with respect to the repurchase obligations of Societe Generale Financial Corporation to the same extent as Societe Generale Financial Corporation) will not be obligated to repurchase the Mortgage Loan (or, in the case of Rose Castle Apartments Mortgage Loan, the applicable portion thereof) if (i) the affected Mortgaged Property may be released pursuant to the terms of any partial release provisions in the related Mortgage Loan documents (and such Mortgaged Property is, in fact, released pursuant to such terms), (ii) the remaining Mortgaged Property(ies) satisfy the requirements, if any, set forth in the Mortgage Loan documents and the applicable mortgage loan seller provides an opinion of counsel to the effect that such release in lieu of repurchase would not (A) cause either Trust REMIC to fail to qualify as a REMIC or (B) result in the imposition of a tax upon either Trust REMIC or the issuing entity and (iii) each applicable Rating Agency has provided a Rating Agency Confirmation.

Notwithstanding the foregoing, in lieu of a mortgage loan seller (or (i) Barclays Holdings, with respect to the repurchase and substitution obligations of Barclays to the same extent as Barclays and (ii) Société Générale, with respect to the repurchase and substitution obligations of Societe Generale Financial Corporation to the same extent as Societe Generale Financial Corporation) repurchasing, substituting or curing such Material Defect, to the extent that the mortgage loan seller (or (i) in the case of Barclays, Barclays Holdings to the same extent as Barclays and (ii) in the case of Societe Generale Financial Corporation, Société Générale to the same extent as Societe Generale Financial Corporation) and the master servicer or the special servicer, as applicable (in either case with the consent of the Directing Certificateholder in respect of any Mortgage Loan that is not an Excluded Loan with regard to the Directing Certificateholder and for so long as no Control Termination Event has occurred and is continuing) are able to agree upon a cash payment payable by the mortgage loan seller (or (i) in the case of Barclays, Barclays Holdings to the same extent as Barclays and (ii) in the case of Societe Generale Financial Corporation, Société Générale to the same extent as Societe Generale Financial Corporation) to the issuing entity that would be deemed sufficient to compensate the issuing entity for such Material Defect (a “Loss of Value Payment”), the mortgage loan seller (or (i) in the case of Barclays, Barclays Holdings to the same extent as Barclays and (ii) in the case of Societe Generale Financial Corporation,

Société Générale to the same extent as Societe Generale Financial Corporation) may elect, in its sole discretion, to pay such Loss of Value Payment. Upon its making such payment, the mortgage loan seller will be deemed to have cured such Material Defect in all respects. A Loss of Value Payment may not be made with respect to any such Material Defect that would cause the applicable Mortgage Loan not to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) that causes a defective Mortgage Loan to be treated as a qualified mortgage.

In the case of a Material Defect with respect to the Rose Castle Apartments Mortgage Loan, each of SMC and BMO will be responsible for any remedies solely in respect of the note sold by it as if each note evidencing the Rose Castle Apartments Mortgage Loan was a separate Mortgage Loan.

In addition, each MLPA provides that, with respect to any Non-Serviced Whole Loan, if a material document defect exists under the related Non-Serviced PSA, and the related mortgage loan seller (or (i) Barclays Holdings, with respect to the repurchase obligations of Barclays to the same extent as Barclays and (ii) Société Générale, with respect to the repurchase obligations of Societe Generale Financial Corporation to the same extent as Societe Generale Financial Corporation) repurchases the related Non-Serviced Companion Loan from the related non-serviced securitization trust, such mortgage loan seller (or (i) Barclays Holdings, with respect to the repurchase obligations of Barclays to the same extent as Barclays and (ii) Société Générale, with respect to the repurchase obligations of Societe Generale Financial Corporation to the same extent as Societe Generale Financial Corporation) is required to repurchase the related Non-Serviced Mortgage Loan; provided, however, that no such repurchase obligation will apply to any material document defect related solely to the promissory notes for any Companion Loan contained in the related non-serviced securitization trust.

With respect to any Mortgage Loan, the “Purchase Price” equals the sum of (1) the outstanding principal balance of such Mortgage Loan (or related REO Loan (excluding, for such purpose, the related Companion Loan, if applicable)), as of the date of purchase, (2) all accrued and unpaid interest on the Mortgage Loan (or any related REO Loan (excluding, for such purpose, the related Companion Loan, if applicable)) at the related Mortgage Rate in effect from time to time (excluding any portion of such interest that represents default interest or Excess Interest on an ARD Loan), to, but not including, the due date immediately preceding or coinciding with the Determination Date for the Collection Period of purchase, (3) all related unreimbursed Servicing Advances plus accrued and unpaid interest on all related Advances at the Reimbursement Rate, Special Servicing Fees (whether paid or unpaid) and any other additional trust fund expenses (except for Liquidation Fees) in respect of such Mortgage Loan or related REO Loan (excluding, for such purposes, any Companion Loan, if any), (4) solely in the case of a repurchase or substitution by a mortgage loan seller (or (i) Barclays Holdings, with respect to the repurchase and substitution obligations of Barclays to the same extent as Barclays and (ii) Société Générale, with respect to the repurchase and substitution obligations of Societe Generale Financial Corporation to the same extent as Societe Generale Financial Corporation), all reasonable out-of-pocket expenses reasonably incurred or to be incurred by the master servicer, the special servicer, the depositor, the certificate administrator or the trustee in respect of the omission, breach or defect giving rise to the repurchase or substitution obligation, including any expenses arising out of the enforcement of the repurchase or substitution obligation including, without limitation, legal fees and expenses and any additional trust fund expenses relating to such Mortgage Loan or related REO Loan; provided, however, that such out-of-pocket expenses will not include expenses incurred by investors in instituting an Asset Review Vote Election, in taking part in an Asset Review Vote or in utilizing the dispute resolution provisions described below under “—Dispute Resolution Provisions”, (5) Liquidation Fees, if any, payable with respect to the affected Mortgage Loan or related REO Loan (which will not include any Liquidation Fees if such affected Mortgage Loan is repurchased or a Loss of Value Payment is received during the initial 90-day period or, if applicable, prior to the expiration of the additional 90-day period immediately following the initial 90-day period) and (6) solely in the case of a repurchase or substitution by the related mortgage loan seller (or (i) Barclays Holdings, with respect to the repurchase and substitution obligations of Barclays, to the same extent as Barclays and (ii) Société Générale, with respect to the repurchase and substitution obligations of Societe Generale Financial Corporation, to the same extent as Societe Generale Financial Corporation), the Asset Representations Reviewer Asset Review Fee for such

Mortgage Loan, to the extent not previously paid by the related mortgage loan seller. With respect to the Rose Castle Apartments Mortgage Loan, the Purchase Price that would be payable by each of the applicable mortgage loan sellers for its related promissory note(s) will be equal to its respective percentage interest in such Mortgage Loan as of the Closing Date multiplied by the total Purchase Price for such Mortgage Loan.

A “Qualified Substitute Mortgage Loan” is a substitute mortgage loan (other than with respect to any Whole Loan, for which no substitution will be permitted) replacing a Mortgage Loan with respect to which a material breach or document defect exists that must, on the date of substitution:

(a)       have an outstanding principal balance, after application of all scheduled payments of principal and interest due during or prior to the month of substitution, whether or not received, not in excess of the Stated Principal Balance of the removed Mortgage Loan as of the due date in the calendar month during which the substitution occurs;

(b)       have a fixed Mortgage Rate not less than the Mortgage Rate of the removed Mortgage Loan (determined without regard to any prior modification, waiver or amendment of the terms of the removed Mortgage Loan);

(c)       have the same due date and a grace period no longer than that of the removed Mortgage Loan;

(d)       accrue interest on the same basis as the removed Mortgage Loan (for example, on the basis of a 360-day year consisting of twelve 30-day months);

(e)       have a remaining term to stated maturity not greater than, and not more than five years less than, the remaining term to stated maturity of the removed Mortgage Loan;

(f)        have a then-current loan-to-value ratio equal to or less than the lesser of (i) the loan-to-value ratio for the removed Mortgage Loan as of the Closing Date and (ii) 75%, in each case using a “value” for the Mortgaged Property as determined using an appraisal conducted by a member of the Appraisal Institute (“MAI”) prepared in accordance with the requirements of the FIRREA;

(g)       comply (except in a manner that would not be adverse to the interests of the Certificateholders and the RR Interest Owner) as of the date of substitution in all material respects with all of the representations and warranties set forth in the related MLPA;

(h)       have an environmental report that indicates no material adverse environmental conditions with respect to the related Mortgaged Property and that will be delivered as a part of the related Mortgage File;

(i)        have a then-current debt service coverage ratio at least equal to the greater of (i) the original debt service coverage ratio of the removed Mortgage Loan as of the Closing Date and (ii) 1.25x;

(j)        constitute a “qualified replacement mortgage” within the meaning of Code Section 860G(a)(4) as evidenced by an opinion of counsel (provided at the related mortgage loan seller’s expense);

(k)       not have a maturity date or an amortization period that extends to a date that is after the date five years prior to the Rated Final Distribution Date;

(l)        have comparable prepayment restrictions to those of the removed Mortgage Loan;

(m)      not be substituted for a removed Mortgage Loan unless the trustee and the certificate administrator have received a Rating Agency Confirmation from each of the Rating Agencies (the cost, if any, of obtaining such Rating Agency Confirmation to be paid by the related mortgage loan seller);

(n)       have been approved, so long as no Control Termination Event has occurred and is continuing and the affected Mortgage Loan is not an Excluded Loan with respect to the Directing Certificateholder, by the Directing Certificateholder;

(o)       prohibit defeasance within two years of the Closing Date;

(p)       not be substituted for a removed Mortgage Loan if it would result in the termination of the REMIC status of either Trust REMIC or the imposition of tax on the issuing entity or either Trust REMIC other than a tax on income expressly permitted or contemplated to be imposed by the terms of the PSA, as determined by an opinion of counsel at the cost of the related mortgage loan seller;

(q)       have an engineering report that indicates no material adverse property condition or deferred maintenance with respect to the related Mortgaged Property that will be delivered as a part of the related servicing file; and

(r)        be current in the payment of all scheduled payments of principal and interest then due.

In the event that more than one Mortgage Loan is substituted for a removed Mortgage Loan or Mortgage Loans, then (x) the amounts described in clause (a) are required to be determined on the basis of aggregate principal balances and (y) each such proposed Qualified Substitute Mortgage Loan must individually satisfy each of the requirements specified in clauses (b) through (r) of the preceding sentence, except (z) the rates described in clause (b) above and the remaining term to stated maturity referred to in clause (e) above are required to be determined on a weighted average basis, provided that no individual Mortgage Rate (net of the Servicing Fee Rate, the Certificate Administrator/Trustee Fee Rate, the Operating Advisor Fee Rate, the Asset Representations Reviewer Fee Rate and the CREFC® Intellectual Property Royalty License Fee Rate) may be lower than the highest fixed Pass-Through Rate (not based on or subject to a cap equal to or based on the WAC Rate) of any class of Principal Balance Certificates having a principal balance then-outstanding. When a Qualified Substitute Mortgage Loan is substituted for a removed Mortgage Loan, the applicable mortgage loan seller will be required to certify that the Mortgage Loan meets all of the requirements of the above definition and send the certification to the trustee the certificate administrator and, prior to the occurrence and continuance of a Consultation Termination Event, the Directing Certificateholder.

The foregoing repurchase or substitution obligation or the obligation to pay the Loss of Value Payment will constitute the sole remedy available to the Certificateholders, the RR Interest Owner and the trustee under the PSA for any uncured breach of any mortgage loan seller’s representations and warranties regarding the Mortgage Loans or any uncured document defect; provided that if any breach pertains to a representation or warranty that the related Mortgage Loan documents or any particular Mortgage Loan document requires the related borrower to bear the costs and expenses associated with any particular action or matter under such Mortgage Loan document(s), then the applicable mortgage loan seller (or, (i) in the case of Barclays, any of that mortgage loan seller and Barclays Holdings and (ii) in the case of Societe Generale Financial Corporation, any of that mortgage loan seller and Société Générale) may cure such breach within the applicable cure period (as the same may be extended) by reimbursing the issuing entity (by wire transfer of immediately available funds) for (i) the reasonable amount of any such costs and expenses incurred by parties to the PSA or the issuing entity that are incurred as a result of such breach and have not been reimbursed by the related borrower and (ii) the amount of any fees of the asset representations reviewer attributable to the Asset Review of such Mortgage Loan; provided, further, that in the event any such costs and expenses exceed $10,000, the applicable mortgage loan seller (or (i) Barclays Holdings, with respect to the repurchase and substitution obligations of Barclays to the same extent as Barclays and (ii) Société Générale, with respect to the repurchase and substitution obligations of Societe Generale Financial Corporation to the same extent as Societe Generale Financial Corporation) will have the option to either repurchase or substitute for the related Mortgage Loan as provided above or pay such costs and expenses. The applicable mortgage loan seller (or (i) Barclays Holdings, with respect to the repurchase and substitution obligations of Barclays to the same extent as Barclays and (ii) Société Générale, with respect to the repurchase and substitution obligations of Societe Generale Financial Corporation to the same extent as Societe Generale Financial Corporation) will remit the amount of these costs and expenses and upon its making such remittance, the applicable mortgage loan seller (or other applicable party) will be deemed to have cured the breach in all respects. The applicable mortgage loan seller (or (i) Barclays Holdings, with respect to the repurchase and substitution obligations of Barclays to the same extent as Barclays and (ii) Société Générale, with respect to the repurchase and substitution obligations of Societe Generale Financial Corporation to the same extent as Societe Generale Financial Corporation) will be the sole warranting party in respect of the Mortgage Loans sold by that mortgage loan seller to the depositor, and (subject to the discussion above regarding Barclays and Societe Generale Financial Corporation) none of its affiliates and no other person will be obligated to repurchase or replace any affected Mortgage Loan or make a Loss of Value Payment in connection with a breach of any representation and warranty or in connection with a document defect if the applicable mortgage loan seller defaults on its obligation to do so.

As stated above, with respect to a Material Defect related to the Rose Castle Apartments Mortgage Loan (5.1%), each of SMC and BMO will only be a mortgage loan seller with respect to, and will only be obligated to take the remedial actions described above with respect to, its percentage interest in such Mortgage Loan that it sold to the depositor (0.9% with respect to SMC and 99.1% with respect to BMO). It is possible that under certain circumstances only one of the applicable mortgage loan sellers will repurchase, or otherwise comply with any repurchase obligations with respect to, its interest in such Mortgage Loan if there is a Material Defect. If for any reason, one of those mortgage loan sellers repurchases its interest in such Mortgage Loan and the other mortgage loan seller does not, (i) the non-repurchased portion of the Mortgage Loan will be deemed to constitute a “Mortgage Loan” under the PSA, the repurchasing mortgage loan seller’s interest in such Mortgage Loan will be deemed to constitute a “Non-Serviced Pari Passu Companion Loan” with respect such Mortgage Loan, (ii) the related Whole Loan will continue to be serviced and administered under the related Non-Serviced PSA and the related Intercreditor Agreement, (iii) all amounts applied in respect of interest, principal and yield maintenance premiums in respect of the related Whole Loan from time to time will be allocated pursuant to the related Intercreditor Agreement between the issuing entity, the repurchasing mortgage loan seller and the other related Companion Loan Holders and (iv) the repurchasing mortgage loan seller will be entitled to receive remittances of allocated collections monthly to the same extent as any other related Companion Loan Holder.

Dispute Resolution Provisions

The mortgage loan seller will be subject to the dispute resolution provisions described under “Pooling and Servicing Agreement—Dispute Resolution Provisions” to the extent those provisions are triggered with respect to any mortgage loan sold to the depositor by the mortgage loan seller and will be obligated under the related MLPA to comply with all applicable provisions and to take part in any mediation or arbitration proceedings that may result.

Asset Review Obligations

The mortgage loan seller will be obligated to perform its obligations described under “Pooling and Servicing Agreement—The Asset Representations Reviewer—Asset Review” relating to any Asset Reviews performed by the asset representations reviewer, and the mortgage loan seller will have the rights described under that heading.

Pooling and Servicing Agreement

General

The servicing and administration of the Mortgage Loans (other than any Non-Serviced Mortgage Loan), any related Serviced Companion Loan and any related REO Properties (including any interest of the holder of any Companion Loan in the REO Property acquired with respect to any Serviced Whole Loan) will be governed by the PSA and any related Intercreditor Agreement.

Each Non-Serviced Mortgage Loan, the related Non-Serviced Companion Loans and any related REO Properties (including the issuing entity’s interest in REO Property acquired with respect to a Non-Serviced Whole Loan) will be serviced by the related Non-Serviced Master Servicer and the related Non-Serviced Special Servicer under the related Non-Serviced PSA in accordance with such Non-Serviced PSA and the related Intercreditor Agreement. Unless otherwise specifically stated and except where the context otherwise indicates (such as with respect to P&I Advances), discussions in this section or in any other section of this prospectus regarding the servicing and administration of the Mortgage Loans should be deemed to include the servicing and administration of the related Serviced Companion Loans but not to include any Non-Serviced Mortgage Loan, any Non-Serviced Companion Loan and any related REO Property.

The following summaries describe certain provisions of the PSA relating to the servicing and administration of the Mortgage Loans (excluding each Non-Serviced Mortgage Loan), any related Companion Loan and any related REO Properties. In the case of any Serviced Whole Loan, certain provisions of the related Intercreditor Agreement are described under “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans”.

The PSA does not include an obligation for any party of the PSA to advise a Certificateholder with respect to its rights and protections relative to the trust.

Certain provisions of each Non-Serviced PSA relating to the servicing and administration of the related Non-Serviced Mortgage Loan, the related Non-Serviced Companion Loans, the related REO Properties and the related Intercreditor Agreement are summarized under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “—Servicing of the Non-Serviced Mortgage Loans” below.

Assignment of the Mortgage Loans

The depositor will purchase the Mortgage Loans to be included in the issuing entity on or before the Closing Date from each of the mortgage loan sellers pursuant to separate MLPAs. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers” and “Description of the Mortgage Loan Purchase Agreements”.

On the Closing Date, the depositor will sell, transfer or otherwise convey, assign or cause the assignment of the Mortgage Loans, without recourse, together with the depositor’s rights and remedies against the mortgage loan sellers under the MLPAs, to the trustee for the benefit of the holders of the certificates and the RR Interest Owner. On or prior to the Closing Date, the depositor will require each mortgage loan seller to deliver to the certificate administrator, in its capacity as custodian, the Mortgage Notes and certain other documents and instruments with respect to each Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan. The custodian will hold such documents in the name of the issuing entity for the benefit of the holders of the certificates and the RR Interest Owner. The custodian is obligated to review certain documents for each Mortgage Loan within 60 days of the Closing Date and report any missing documents or certain types of document defects to the parties to the PSA, the Directing Certificateholder (for so long as no Consultation Termination Event has occurred and is continuing and other than in respect of an Excluded Loan with respect to the Directing Certificateholder) and the related mortgage loan seller.

In addition, pursuant to the related MLPA, each mortgage loan seller will be required to deliver the Diligence File for each of its Mortgage Loans to the depositor by uploading such Diligence File to the designated website within 60 days following the Closing Date, and the depositor will deliver to the certificate administrator an electronic copy of such Diligence Files to be posted to the secure data room.

Pursuant to the PSA, the depositor will assign to the trustee for the benefit of Certificateholders and the RR Interest Owner the representations and warranties made by the mortgage loan sellers to the depositor in the MLPAs and any rights and remedies that the depositor has against the mortgage loan sellers under the MLPAs with respect to any Material Defect. See “—Enforcement of Mortgage Loan

Seller’s Obligations Under the MLPA” below and “Description of the Mortgage Loan Purchase Agreements” above.

Servicing Standard

The master servicer and the special servicer will be required to diligently service and administer the Mortgage Loans (excluding each Non-Serviced Mortgage Loan), any related Serviced Companion Loan and the related REO Properties (other than any REO Property related to a Non-Serviced Mortgage Loan) for which it is responsible in accordance with applicable law, the terms of the PSA, the Mortgage Loan documents, and the related Intercreditor Agreement and, to the extent consistent with the foregoing, in accordance with the higher of the following standards of care: (1) the same manner in which, and with the same care, skill, prudence and diligence with which the master servicer or special servicer, as the case may be, services and administers similar mortgage loans for other third-party portfolios, and (2) the same care, skill, prudence and diligence with which the master servicer or special servicer, as the case may be, services and administers similar mortgage loans owned by the master servicer or special servicer, as the case may be, with a view to: (A) the timely recovery of all payments of principal and interest under the Mortgage Loans or any Serviced Whole Loan or (B) in the case of a Specially Serviced Loan or an REO Property, the maximization of recovery of principal and interest on a net present value basis on the Mortgage Loans and any related Serviced Companion Loan, and the best interests of the issuing entity and the Certificateholders and the RR Interest Owner (as a collective whole as if such Certificateholders and the RR Interest Owner constituted a single lender) (and, in the case of any Whole Loan, the best interests of the issuing entity, the Certificateholders, the RR Interest Owner and the holder of the related Companion Loan (as a collective whole as if such Certificateholders, the RR Interest Owner and the holder or holders of the related Companion Loan constituted a single lender), taking into account the subordinate or pari passu nature, as applicable, of the related Companion Loan), as determined by the master servicer or special servicer, as the case may be, in its reasonable judgment, in either case giving due consideration to the customary and usual standards of practice of prudent, institutional commercial, multifamily and manufactured housing mortgage loan servicers, but without regard to any conflict of interest arising from:

(A)       any relationship that the master servicer or special servicer, as the case may be, or any of their respective affiliates, may have with any of the underlying borrowers, the sponsors, the mortgage loan sellers, the originators, any party to the PSA or any affiliate of the foregoing;

(B)       the ownership of any certificate (or any interest in any Companion Loan, mezzanine loan or subordinate debt relating to a Mortgage Loan) by the master servicer or special servicer, as the case may be, or any of their respective affiliates;

(C)       the obligation, if any, of the master servicer to make Advances;

(D)       the right of the master servicer or special servicer, as the case may be, or any of its affiliates to receive compensation or reimbursement of costs under the PSA generally or with respect to any particular transaction;

(E)       the ownership, servicing or management for others of (i) a Non-Serviced Mortgage Loan and a Non-Serviced Companion Loan or (ii) any other mortgage loans, subordinate debt, mezzanine loans or properties not covered by the PSA or held by the issuing entity by the master servicer or special servicer, as the case may be, or any of its affiliates;

(F)       any debt that the master servicer or special servicer, as the case may be, or any of its affiliates, has extended to any underlying borrower or an affiliate of any borrower (including, without limitation, any mezzanine financing);

(G)      any option to purchase any Mortgage Loan or the related Companion Loan the master servicer or special servicer, as the case may be, or any of its affiliates, may have; and

(H)       any obligation of the master servicer or special servicer, or any of their respective affiliates, to repurchase or substitute for a Mortgage Loan as a mortgage loan seller (if the master servicer or special servicer or any of their respective affiliates is a mortgage loan seller) (the foregoing, collectively referred to as the “Servicing Standard”).

All net present value calculations and determinations made under the PSA with respect to any Mortgage Loan, Serviced Companion Loan, Mortgaged Property or REO Property (including for purposes of the definition of “Servicing Standard” set forth above) will be made in accordance with the Mortgage Loan documents or, in the event the Mortgage Loan documents are silent, by using a discount rate (i) for principal and interest payments on the Mortgage Loan or Serviced Companion Loan or sale by the special servicer of a Defaulted Loan, the highest of (1) the rate determined by the master servicer or special servicer, as applicable, that approximates the market rate that would be obtainable by the related borrower on similar non-defaulted debt of such borrower as of such date of determination, (2) the Mortgage Rate and (3) the yield on 10-year U.S. treasuries as of such date of determination and (ii) for all other cash flows, including property cash flow, the “discount rate” set forth in the most recent appraisal (or updated appraisal) of the related Mortgaged Property.

In the case of each Non-Serviced Mortgage Loan, the master servicer and the special servicer will be required to act in accordance with the Servicing Standard with respect to any action required to be taken regarding such Non-Serviced Mortgage Loan pursuant to their respective obligations under the PSA.

Subservicing

The master servicer and the special servicer may delegate and/or assign some or all of its respective servicing obligations and duties with respect to some or all of the Mortgage Loans (other than a Non-Serviced Mortgage Loan) and any Serviced Companion Loan to one or more third-party sub-servicers, provided that the master servicer and the special servicer, as applicable, will remain obligated under the PSA. A sub-servicer may be an affiliate of the depositor, the master servicer or the special servicer. Notwithstanding the foregoing, the special servicer may not enter into any sub-servicing agreement which provides for the performance by third parties of any or all of its obligations under the PSA without, with respect to any Mortgage Loan other than an Excluded Loan as to the Directing Certificateholder and prior to the occurrence and continuance of a Control Termination Event, the consent of the Directing Certificateholder, except to the extent necessary for the special servicer to comply with applicable regulatory requirements.

Each sub-servicing agreement between the master servicer or special servicer and a sub-servicer (a “Sub-Servicing Agreement”) will generally be required to provide that (i) if for any reason the master servicer or special servicer, as applicable, is no longer acting in that capacity (including, without limitation, by reason of a Servicer Termination Event), the trustee or any successor master servicer or special servicer, as applicable, may, except with respect to certain initial Sub-Servicing Agreements, assume or terminate such party’s rights and obligations under such Sub-Servicing Agreement and (ii) the sub-servicer will be in default under such Sub-Servicing Agreement and such Sub-Servicing Agreement will be terminated (following the expiration of any applicable grace period) if the sub-servicer fails (A) to deliver by the due date any Exchange Act reporting items required to be delivered to the master servicer, the certificate administrator or the depositor pursuant to the PSA or such Sub-Servicing Agreement or to the master servicer under any other pooling and servicing agreement that the depositor is a party to, or (B) to perform in any material respect any of its covenants or obligations contained in such Sub-Servicing Agreement regarding creating, obtaining or delivering any Exchange Act reporting items required in order for any party to the PSA to perform its obligations under the PSA or under the Exchange Act reporting requirements of any other pooling and servicing agreement to which the depositor is a party. The master servicer or special servicer, as applicable, will be required to monitor the performance of sub-servicers retained by it and, subject to the terms of the related Sub-Servicing Agreement, will have the right to remove a sub-servicer retained by it at any time it considers removal to be in the best interests of

Certificateholders and the RR Interest Owner. However, no sub-servicer will be permitted under any Sub-Servicing Agreement to make material servicing decisions, such as loan modifications or determinations as to the manner or timing of enforcing remedies under the Mortgage Loan documents, without the consent of the master servicer or special servicer, as applicable. The master servicer’s consent may also be required for certain other servicing decisions as provided in the related Sub-Servicing Agreement.

Generally, the master servicer will be solely liable for all fees owed by it to any sub-servicer retained by the master servicer, without regard to whether the master servicer’s compensation pursuant to the PSA is sufficient to pay those fees. Each sub-servicer will be required to be reimbursed by the master servicer for certain expenditures which such sub-servicer makes, only to the same extent the master servicer is reimbursed under the PSA.

Advances

P&I Advances

On the business day immediately preceding each Distribution Date (the “P&I Advance Date”), except as otherwise described below, the master servicer will be obligated, unless determined to be nonrecoverable as described below, to make advances (each, a “P&I Advance”) out of its own funds or, subject to the replacement of those funds as provided in the PSA, certain funds held in the Collection Account that are not required to be part of the Aggregate Available Funds for that Distribution Date, in an amount equal to (but subject to reduction as described below) the aggregate of:

(1)       all Periodic Payments (other than balloon payments) (net of any applicable Servicing Fees) that were due on the Mortgage Loans (including any Non-Serviced Mortgage Loan) and any REO Loan (other than any portion of an REO Loan related to a Companion Loan) during the related Collection Period and not received as of the business day preceding the P&I Advance Date; and

(2)       in the case of each Mortgage Loan that is delinquent in respect of its balloon payment as of the P&I Advance Date (including any REO Loan (other than any portion of an REO Loan related to a Companion Loan) as to which the balloon payment would have been past due), an amount equal to its Assumed Scheduled Payment.

The master servicer’s obligations to make P&I Advances in respect of any Mortgage Loan (including any Non-Serviced Mortgage Loan) or REO Loan (other than any portion of an REO Loan related to a Companion Loan) will continue, except if a determination as to non-recoverability is made, through and up to liquidation of the Mortgage Loan or disposition of the REO Property, as the case may be. For the avoidance of doubt, the master servicer will make P&I Advances on the basis of the original terms of any Mortgage Loan, including Mortgage Loans subject to forbearance agreements or other temporary deferrals or payment accommodations, unless (a) the terms of the Mortgage Loan have been permanently modified to change or forgive a monetary obligation or (b) such advance has been determined to be non-recoverable. However, no interest will accrue on any P&I Advance made with respect to a Mortgage Loan unless the related Periodic Payment is received after the related Due Date has passed and any applicable grace period has expired or if the related Periodic Payment is received after the Determination Date but on or prior to the remittance date. To the extent that the master servicer fails to make a P&I Advance that it is required to make under the PSA, the trustee will be required to make the required P&I Advance in accordance with the terms of the PSA.

If an Appraisal Reduction Amount has been determined with respect to any Mortgage Loan (or, in the case of a Non-Serviced Whole Loan, an appraisal reduction has been made in accordance with the related Non-Serviced PSA and the master servicer has notice of such appraisal reduction amount) and such Mortgage Loan experiences subsequent delinquencies, then the interest portion of any P&I Advance in respect of that Mortgage Loan for the related Distribution Date will be reduced (there will be no reduction in the principal portion, if any, of such P&I Advance) to equal the product of (x) the amount of the interest portion of the P&I Advance for that Mortgage Loan for the related Distribution Date without regard to this sentence, and (y) a fraction, expressed as a percentage, the numerator of which is equal to the Stated Principal Balance of that Mortgage Loan immediately prior to the related Distribution Date, net of the related Appraisal Reduction Amount (or, in the case of any Whole Loan, the portion of such Appraisal Reduction Amount allocated to the related Mortgage Loan), if any, and the denominator of which is equal to the Stated Principal Balance of that Mortgage Loan immediately prior to the related Distribution Date.

Neither the master servicer nor the trustee will be required to make a P&I Advance for a balloon payment, default interest, late payment charges, Yield Maintenance Charges, Prepayment Premiums or Excess Interest or with respect to any Companion Loan.

Servicing Advances

In addition to P&I Advances, except as otherwise described under “—Recovery of Advances” below and except in certain limited circumstances described below, the master servicer will also be obligated (subject to the limitations described in this prospectus), to make advances (“Servicing Advances” and, collectively with P&I Advances, “Advances”) in connection with the servicing and administration of any Mortgage Loan (other than a Non-Serviced Mortgage Loan) and any related Serviced Companion Loan, as applicable, in respect of which a default, delinquency or other unanticipated event has occurred or is reasonably foreseeable, or, in connection with the servicing and administration of any Mortgaged Property securing such Mortgage Loan (other than a Non-Serviced Mortgage Loan) or REO Property (other than REO Property related to a Non-Serviced Mortgage Loan), in order to pay delinquent real estate taxes, assessments and hazard insurance premiums and to cover other similar costs and expenses necessary to preserve the priority of or enforce the related Mortgage Loan documents or to protect, lease, manage and maintain the related Mortgaged Property. To the extent that the master servicer fails to make a Servicing Advance that it is required to make under the PSA and the trustee has received notice or otherwise has actual knowledge of this failure, the trustee will be required to make the required Servicing Advance in accordance with the terms of the PSA.

However, none of the master servicer, the special servicer or the trustee will make any Servicing Advance in connection with the exercise of any cure rights or purchase rights granted to the holder of a Serviced Companion Loan under the related Intercreditor Agreement or the PSA.

The special servicer will have no obligation to make any Advances. However, in an urgent or emergency situation requiring the making of a Servicing Advance, the special servicer, in its sole discretion, may make such Servicing Advance, and the master servicer will be required to reimburse the special servicer for such Advance (with interest on that Advance) within a specified number of days as set forth in the PSA, unless such Advance is determined to be nonrecoverable by the master servicer in its reasonable judgment (in which case it will be reimbursed out of the Collection Account). Once the special servicer is reimbursed, the master servicer will be deemed to have made the special servicer’s Servicing Advance as of the date made by the special servicer, and will be entitled to reimbursement with interest on that Advance in accordance with the terms of the PSA.

No Servicing Advances will be made with respect to any Serviced Whole Loan if the related Mortgage Loan is no longer held by the issuing entity or if such Serviced Whole Loan is no longer serviced under the PSA and no Servicing Advances will be made for any Non-Serviced Whole Loans under the PSA. Any requirement of the master servicer or the trustee to make an Advance in the PSA is intended solely to provide liquidity for the benefit of the Certificateholders and the RR Interest Owner and not as credit support or otherwise to impose on any such person the risk of loss with respect to one or more Mortgage Loans or the related Companion Loan.

The master servicer will also be obligated to make Servicing Advances with respect to any Serviced Whole Loan. With respect to a Non-Serviced Whole Loan, the applicable servicer under the related Non-Serviced PSA will be obligated to make property protection advances with respect to such Non-Serviced Whole Loan. See “—Servicing of the Non-Serviced Mortgage Loans” and “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “—The Non-Serviced A/B Whole Loans”.

Nonrecoverable Advances

Notwithstanding the foregoing, none of the master servicer, the special servicer or the trustee will be obligated to make any Advance that the master servicer or the special servicer, in accordance with the Servicing Standard, or the trustee, in its good faith business judgment, determines would, if made, not be recoverable (including recovery of interest on the Advance) out of Related Proceeds (a “Nonrecoverable Advance”). In addition, the special servicer may, at its option make a determination in accordance with the Servicing Standard that any P&I Advance or Servicing Advance, if made, would be a Nonrecoverable Advance, and if it makes such a determination, must deliver to the master servicer (and, with respect to a Serviced Pari Passu Mortgage Loan, to the master servicer or special servicer under the pooling and servicing agreement governing any securitization trust into which a related Serviced Pari Passu Companion Loan is deposited, and, with respect to each Non-Serviced Mortgage Loan, the related Non-Serviced Master Servicer and Non-Serviced Special Servicer), the certificate administrator, the trustee, the operating advisor and the 17g-5 Information Provider notice of such determination, which determination will be conclusive and binding upon the master servicer and the trustee. The special servicer will have no such obligation to make an affirmative determination that any P&I Advance or Servicing Advance is, or would be, recoverable, and in the absence of a determination by the special servicer that such an Advance is nonrecoverable, each such decision will remain with the master servicer or the trustee, as applicable. If the special servicer makes a determination that only a portion, and not all, of any previously made or proposed P&I Advance or Servicing Advance is nonrecoverable, the master servicer and the trustee will have the right to make its own subsequent determination that any remaining portion of any such previously made or proposed P&I Advance or Servicing Advance is nonrecoverable.

In making such non-recoverability determination, each person will be entitled to consider (among other things): (a) (i) the obligations of the borrower under the terms of the related Mortgage Loan or Companion Loan, as applicable, as it may have been modified, and (ii) the related Mortgaged Properties in their “as-is” or then-current conditions and occupancies, as modified by such party’s assumptions regarding the possibility and effects of future adverse change with respect to such Mortgaged Properties, (b) estimated future expenses, (c) estimated timing of recoveries, and (d) the existence of any Nonrecoverable Advances which, at the time of such consideration, the recovery of which are being deferred or delayed by the master servicer or the trustee because there is insufficient principal available for such recovery, in light of the fact that Related Proceeds are a source of recovery not only for the Advance under consideration but also a potential source of recovery for such delayed or deferred Advance. In addition, any such person may update or change its recoverability determinations (but not reverse any other person’s determination that an Advance is nonrecoverable) at any time and may obtain at the expense of the issuing entity any reasonably required analysis, appraisals or market value estimates or other information for such purposes. Absent bad faith, any non-recoverability determination described in this paragraph will be conclusive and binding on the Certificateholders and the RR Interest Owner. The master servicer and the trustee will be entitled to rely conclusively on and will be bound by any non-recoverability determination of the special servicer. Nonrecoverable Advances will represent a portion of the losses to be borne by the Certificateholders and the RR Interest Owner.

With respect to a Non-Serviced Whole Loan, if any servicer under the related Non-Serviced PSA determines that a principal and interest advance with respect to the related Non-Serviced Companion Loan, if made, would be nonrecoverable, such determination will not be binding on the master servicer and the trustee as it relates to any proposed P&I Advance with respect to such Non-Serviced Mortgage Loan; provided, however, that the master servicer and the trustee may conclusively rely on the non-recoverability determination of the related Non-Serviced Master Servicer or Non-Serviced Trustee under the related Non-Serviced PSA. Similarly, with respect to a Non-Serviced Mortgage Loan, if the master servicer or the special servicer determines that any P&I Advance with respect to such Non-Serviced Mortgage Loan, if made, would be nonrecoverable, such determination will not be binding on the related Non-Serviced Master Servicer and Non-Serviced Trustee as such determination relates to any proposed P&I Advance with respect to the related Non-Serviced Companion Loan (unless the related Non-Serviced PSA provides otherwise).

Recovery of Advances

The master servicer, the special servicer and the trustee, as applicable, will be entitled to recover (a) any Servicing Advance made out of its own funds from any amounts collected in respect of a Mortgage Loan (or, consistent with the related Intercreditor Agreement, a Serviced Whole Loan) as to which such Servicing Advance was made, and (b) any P&I Advance made out of its own funds from any amounts collected in respect of the Mortgage Loan as to which such P&I Advance was made, whether in the form of late payments, insurance and condemnation proceeds, liquidation proceeds or otherwise from the related Mortgage Loan or Mortgaged Property (“Related Proceeds”). The master servicer, the special servicer and the trustee will be entitled to recover any Advance by it that it subsequently determines to be a Nonrecoverable Advance out of general collections on or relating to the Mortgage Loans on deposit in the Collection Account (first from principal collections and then from any other collections). Amounts payable in respect of any Serviced Pari Passu Companion Loan pursuant to the related Intercreditor Agreement will not be available for distributions on the certificates or for the reimbursement of Nonrecoverable Advances of principal or interest with respect to the related Mortgage Loan, but will be available, in accordance with the PSA and related Intercreditor Agreement, for the reimbursement of any Servicing Advances with respect to the related Serviced Whole Loan. If a Servicing Advance by the master servicer or the special servicer (or trustee, as applicable) on a Serviced Whole Loan becomes a Nonrecoverable Advance and the master servicer, the special servicer or the trustee, as applicable, is unable to recover such amounts from related proceeds or the related Companion Loan, as applicable, the master servicer, the special servicer or the trustee (as applicable) will be permitted to recover such Nonrecoverable Advance (including interest thereon) out of general collections on or relating to the Mortgage Loans on deposit in the Collection Account.

If the funds in the Collection Account relating to the Mortgage Loans allocable to principal on the Mortgage Loans are insufficient to fully reimburse the party entitled to reimbursement, then such party as an accommodation may elect, on a monthly basis, at its sole option and discretion to defer reimbursement of the portion that exceeds such amount allocable to principal (in which case interest will continue to accrue on the unreimbursed portion of the advance) for a time as required to reimburse the excess portion from principal for a consecutive period up to 12 months (provided that, with respect to any Mortgage Loan other than in the case of an Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, any such deferral exceeding 6 months will require, prior to the occurrence and continuance of any Control Termination Event, the consent of the Directing Certificateholder) and any election to so defer will be deemed to be in accordance with the Servicing Standard; provided that no such deferral may occur at any time to the extent that amounts otherwise distributable as principal are available for such reimbursement.

In connection with a potential election by the master servicer or the trustee to refrain from the reimbursement of all or a portion of a particular Nonrecoverable Advance during the one month collection period ending on the related Determination Date for any Distribution Date, the master servicer or the trustee will be authorized to wait for principal collections on the Mortgage Loans to be received until the end of such collection period before making its determination of whether to refrain from the reimbursement of all or a portion of a particular Nonrecoverable Advance; provided, however, that if, at any time the master servicer or the trustee, as applicable, elects, in its sole discretion, not to refrain from obtaining such reimbursement or otherwise determines that the reimbursement of a Nonrecoverable Advance during a one month collection period will exceed the full amount of the principal portion of general collections on or relating to the Mortgage Loans deposited in the Collection Account for such Distribution Date, then the master servicer or the trustee, as applicable, will be required to use its reasonable efforts to give the 17g-5 Information Provider 15 days’ notice of such determination for posting on the 17g-5 Information Provider’s website, unless extraordinary circumstances make such notice impractical, which means (1) that party determines in its sole discretion that waiting 15 days after such a notice could jeopardize its ability to recover such Nonrecoverable Advance, (2) changed circumstances or new or different information becomes known to that party that could affect or cause a determination or whether any Advance is a Nonrecoverable Advance or whether to deter reimbursement of a Nonrecoverable Advance or the determination in clause (1) above, or (3) in the case of the master servicer, it has not timely received from the trustee information required by the master servicer to consider in determining whether to defer reimbursement of a Nonrecoverable Advance. If any of the circumstances described in clause (1), clause (2) or clause (3) above apply, the master servicer or trustee, as applicable, must give the 17g-5 Information Provider notice (in accordance with the procedures regarding Rule 17g-5 set forth in the PSA) of the anticipated reimbursement as soon as reasonably practicable. Notwithstanding the foregoing, failure to give such notice will in no way affect the master servicer’s or the trustee’s election whether to refrain from obtaining such reimbursement or right to obtain reimbursement.

The master servicer, the special servicer and the trustee will be entitled to recover any Advance that is outstanding at the time that a Mortgage Loan is modified but is not repaid in full by the borrower in connection with such modification but becomes an obligation of the borrower to pay such amounts in the future (such Advance, together with interest on that Advance, a “Workout-Delayed Reimbursement Amount”) out of principal collections on the Mortgage Loans in the Collection Account.

Any amount that constitutes all or a portion of any Workout-Delayed Reimbursement Amount may in the future be determined to constitute a Nonrecoverable Advance and thereafter will be recoverable as any other Nonrecoverable Advance.

In connection with its recovery of any Advance, the master servicer, the special servicer and the trustee will be entitled to be paid, out of any amounts relating to the Mortgage Loans then on deposit in the Collection Account, interest compounded annually at the Prime Rate, subject to a floor of 2.0% per annum (the “Reimbursement Rate”), accrued on the amount of the Advance from the date made to, but not including, the date of reimbursement. Neither the master servicer nor the trustee will be entitled to interest on P&I Advances if the related Periodic Payment is received on or before the related Due Date and any applicable grace period has expired or if the related Periodic Payment is received after the Determination Date but on or prior to the P&I Advance Date. The “Prime Rate” will be the prime rate, for any day, set forth in The Wall Street Journal, New York City edition.

See “—Servicing of the Non-Serviced Mortgage Loans” for reimbursements of servicing advances made in respect of a Non-Serviced Whole Loan under the related Non-Serviced PSA.

Accounts

The master servicer is required to establish and maintain, or cause to be established and maintained, one or more accounts and subaccounts (collectively, the “Collection Account”) in its own name on behalf of the trustee and for the benefit of the Certificateholders and the RR Interest Owner. The master servicer is required to deposit in the Collection Account on a daily basis (and in no event later than the 2nd business day following receipt in available and properly identified funds) all payments and collections due after the Cut-off Date and other amounts received or advanced with respect to the Mortgage Loans (including, without limitation, all proceeds (the “Insurance and Condemnation Proceeds”) received under any hazard, title or other insurance policy that provides coverage with respect to a Mortgaged Property or the related Mortgage Loan or in connection with the full or partial condemnation of a Mortgaged Property (other than proceeds applied to the restoration of the Mortgaged Property or released to the related borrower in accordance with the Servicing Standard (or, if applicable, the special servicer) and/or the terms and conditions of the related Mortgage) and all other amounts received and retained in connection with the liquidation (including any full, partial or discounted payoff) of any Mortgage Loan that is defaulted and any related defaulted Companion Loan or property acquired by foreclosure or otherwise (the “Liquidation Proceeds”)) together with the net operating income (less reasonable reserves for future expenses) derived from the operation of any REO Properties. Notwithstanding the foregoing, the collections on any Whole Loan will be limited to the portion of such amounts that are payable to the holder of the related Mortgage Loan pursuant to the related Intercreditor Agreement.

The master servicer will also be required to establish and maintain a segregated custodial account (the “Companion Distribution Account”) with respect to any Serviced Companion Loan, which may be a sub-account of the Collection Account, and deposit amounts collected in respect of the Serviced Companion Loans in the Companion Distribution Account. The issuing entity will only be entitled to amounts on deposit in the Companion Distribution Account to the extent these funds are not otherwise payable to the holder of a Serviced Companion Loan or payable or reimbursable to any party to the PSA. Any amounts in the Companion Distribution Account to which the issuing entity is entitled will be transferred on a monthly basis to the Collection Account.

With respect to each Distribution Date, the master servicer will be required to disburse from the Collection Account and remit to the certificate administrator for deposit into the Lower-Tier REMIC Distribution Account, to the extent of funds on deposit in the Collection Account, on the related P&I Advance Date, the Aggregate Available Funds for such Distribution Date and any Yield Maintenance Charges or Prepayment Premiums received as of the related Determination Date. The certificate administrator is required to establish and maintain various accounts, including a “Lower-Tier REMIC Distribution Account” and an “Upper-Tier REMIC Distribution Account”, both of which may be sub-accounts of a single account, (collectively, the “Distribution Accounts”), in its own name on behalf of the trustee and for the benefit of the Certificateholders and the RR Interest Owner.

On each Distribution Date, the certificate administrator is required to apply amounts on deposit in the Upper-Tier REMIC Distribution Account (which will include all funds that were remitted by the master servicer from the Collection Account, plus, among other things, any P&I Advances less amounts, if any, distributable to the Class S and Class R certificates or distributable to the VRR Interest with respect to its interest in the Grantor Trust) as set forth in the PSA generally to make distributions of interest and principal from (i) Available Funds to the holders of the Non-VRR Certificates and (ii) VRR Available Funds to the VRR Interest Owners as described under “Description of the Certificates—Distributions—Priority of Distributions” and “Credit Risk Retention—The VRR Interest”.

The certificate administrator is also required to establish and maintain an account (the “Interest Reserve Account”) which may be a sub-account of the Distribution Account, in its own name on behalf of the trustee for the benefit of the Certificateholders and the RR Interest Owner. On the P&I Advance Date occurring each February and on any P&I Advance Date occurring in any January which occurs in a year that is not a leap year (in each case, unless the related Distribution Date is the final Distribution Date), the certificate administrator will be required to deposit amounts remitted by the master servicer or P&I Advances made on the related Mortgage Loans into the Interest Reserve Account during the related interest period, in respect of the Mortgage Loans that accrue interest on an Actual/360 Basis (collectively, the “Actual/360 Loans”), in an amount equal to one day’s interest at the Net Mortgage Rate for each such Actual/360 Loan on its Stated Principal Balance and as of the Due Date in the month preceding the month in which the P&I Advance Date occurs, to the extent a Periodic Payment or P&I Advance or other deposit is made in respect of the Mortgage Loans (all amounts so deposited in any consecutive January (if applicable) and February, “Withheld Amounts”). On the P&I Advance Date occurring each March (or February, if the related Distribution Date is the final Distribution Date), the certificate administrator will be required to withdraw from the Interest Reserve Account an amount equal to the Withheld Amounts from the preceding January (if applicable) and February, if any, and deposit that amount into the Lower-Tier REMIC Distribution Account.

The certificate administrator is also required to establish and maintain an account (the “Excess Interest Distribution Account”), which may be a sub-account of the Distribution Account, in its own name on behalf of the trustee for the benefit of the holders of the Class S certificates and the VRR Interest Owner. Prior to the applicable Distribution Date, the master servicer is required to remit to the certificate administrator for deposit into the Excess Interest Distribution Account an amount equal to the Excess Interest received by the master servicer on or prior to the related Determination Date.

The certificate administrator may be required to establish and maintain two accounts (the “Non-VRR Gain-on-Sale Reserve Account” and the “VRR Interest Gain-on-Sale Reserve Account”), each of which may be a sub-account of the Distribution Account, in its own name on behalf of the trustee for the benefit of the holders of the Non-VRR Certificates and the VRR Interest Owners, respectively. To the extent that any gains are realized on sales of Mortgaged Properties (or, with respect to any Whole Loan, the portion of such amounts that are payable on the related Mortgage Loan pursuant to the related Intercreditor Agreement), such gains will be deposited (i) into the Non-VRR Gain-on-Sale Reserve Account in an amount equal to the Non-VRR Percentage multiplied by such gains and (ii) into the VRR Interest Gain-on-

Sale Reserve Account in an amount equal to the VRR Percentage multiplied by such amounts. Amounts in the Non-VRR Gain-on-Sale Reserve Account will be applied on the applicable Distribution Date as part of Available Funds to all amounts due and payable on the Principal Balance Certificates (including to reimburse for Non-VRR Realized Losses previously allocated to such certificates), and amounts in the VRR Interest Gain-on-Sale Reserve Account will be applied on the applicable Distribution Date as part of VRR Available Funds to all amounts due and payable to the VRR Interest Owners (including to reimburse for the VRR Realized Losses previously allocated to the VRR Interest). Any remaining amounts will be held in the Non-VRR Gain-on-Sale Reserve Account and VRR Interest Gain-on-Sale Reserve Account, as applicable, and applied to offset shortfalls and losses incurred on subsequent Distribution Dates as described above. Any remaining amounts not necessary to offset any shortfalls or losses on the final Distribution Date will be distributed on the Class R certificates after all amounts payable to the Regular Certificates have been made.

Other accounts to be established pursuant to the PSA are one or more segregated custodial accounts (each, an “REO Account”) for collections from REO Properties for which the special servicer is responsible. Each REO Account will be maintained by the special servicer in its own name on behalf of the trustee and for the benefit of the Certificateholders and the RR Interest Owner.

The Collection Account, the Distribution Accounts, the Interest Reserve Account, the Excess Interest Distribution Account, the Companion Distribution Account, the Non-VRR Gain-on-Sale Reserve Account, the VRR Interest Gain-on-Sale Reserve Account and the REO Accounts are collectively referred to as the “Securitization Accounts” (but with respect to any Whole Loan, only to the extent of the issuing entity’s interest in the Whole Loan). Each of the foregoing accounts will be held at a depository institution or trust company meeting the requirements of the PSA.

Amounts on deposit in the foregoing accounts may be invested in certain United States government securities and other investments meeting the requirements of the PSA (“Permitted Investments”). Interest or other income earned on funds in the accounts maintained by the master servicer, the certificate administrator or the special servicer will be payable to each of them as additional compensation, and each of them will be required to bear any losses resulting from its investment of such funds.

Withdrawals from the Collection Account

The master servicer may, from time to time, make withdrawals from the Collection Account (or the applicable subaccount of the Collection Account, exclusive of the Companion Distribution Account that may be a subaccount of the Collection Account) for any of the following purposes, in each case only to the extent permitted under the PSA and with respect to any Serviced Whole Loan, subject to the terms of the related Intercreditor Agreement, without duplication (the order set forth below not constituting an order of priority for such withdrawals):

(i)        to remit on or before each P&I Advance Date (A) to the certificate administrator for deposit into the Lower-Tier REMIC Distribution Account certain portions of the Available Funds and any Prepayment Premiums or Yield Maintenance Charges attributable to the Mortgage Loans on the related Distribution Date or (B) to the certificate administrator for deposit into the Excess Interest Distribution Account an amount equal to the Excess Interest received by the master servicer in the applicable one-month period ending on the related Determination Date, if any;

(ii)       to pay or reimburse the master servicer, the special servicer and the trustee, as applicable, pursuant to the terms of the PSA for Advances made by any of them and interest on Advances (the master servicer’s, special servicer’s or the trustee’s respective right, as applicable, to reimbursement for items described in this clause (ii) being limited as described above under “—Advances”) (provided that with respect to any Serviced Whole Loan, such reimbursements are subject to the terms of the related Intercreditor Agreement);

(iii)       to pay to the master servicer and special servicer, as compensation, the aggregate unpaid servicing compensation;

(iv)       to pay to the operating advisor the Operating Advisor Consulting Fee (but, with respect to the period when the outstanding Certificate Balances of the Control Eligible Certificates have not been reduced to zero as a result of the allocation of Non-VRR Realized Losses to such certificates, only to the extent actually received from the related borrower) or the Operating Advisor Fee;

(v)        to pay to the asset representations reviewer the Asset Representations Reviewer Fee and any unpaid Asset Representations Reviewer Asset Review Fee (but only to the extent such Asset Representations Reviewer Asset Review Fee is to be paid by the issuing entity);

(vi)       to reimburse the trustee, the special servicer and the master servicer, as applicable, for certain Nonrecoverable Advances or Workout-Delayed Reimbursement Amounts;

(vii)      to reimburse the master servicer, the special servicer or the trustee, as applicable, for any unreimbursed expenses reasonably incurred in respect of any Material Defect giving rise to a repurchase or substitution obligation or any other obligation of the applicable mortgage loan seller pursuant to the applicable MLPA;

(viii)      to reimburse the master servicer or the special servicer for any unreimbursed expenses reasonably incurred by such person in connection with the enforcement of the related mortgage loan seller’s obligations under the applicable section of the related MLPA;

(ix)       to pay for any unpaid costs and expenses incurred by the issuing entity;

(x)       to pay itself and the special servicer, as applicable, as additional servicing compensation, (A) interest and investment income earned in respect of amounts relating to the issuing entity held in the Collection Account and the Companion Distribution Account (but only to the extent of the net investment earnings during the applicable one month period ending on the related Distribution Date) and (B) certain penalty charges and default interest;

(xi)       to pay itself the difference, if positive, between Prepayment Interest Excess and Prepayment Interest Shortfalls collected on the Mortgage Loans (other than the Non-Serviced Mortgage Loans) and any Serviced Companion Loan, during the related Collection Period to the extent not required to be paid as Compensating Interest Payments;

(xii)      to recoup any amounts deposited in the Collection Account in error;

(xiii)     to the extent not reimbursed or paid pursuant to any of the above clauses, to reimburse or pay the master servicer, the special servicer, the operating advisor, the asset representations reviewer, the depositor or any of their respective directors, officers, members, managers, employees and agents, unpaid additional expenses of the issuing entity and certain other unreimbursed expenses incurred by such person pursuant to and to the extent reimbursable under the PSA and to satisfy any indemnification obligations of the issuing entity under the PSA;

(xiv)     to pay for the cost of the opinions of counsel or the cost of obtaining any extension to the time in which the issuing entity is permitted to hold REO Property;

(xv)      to pay any applicable federal, state or local taxes imposed on either Trust REMIC, or any of their assets or transactions, together with all incidental costs and expenses, to the extent that none of the master servicer, the special servicer, the certificate administrator or the trustee is liable under the PSA;

(xvi)     to pay the CREFC® Intellectual Property Royalty License Fee;

(xvii)     to reimburse the certificate administrator out of general collections on the Mortgage Loans and REO Properties for legal expenses incurred by and reimbursable to it by the issuing entity of any administrative or judicial proceedings related to an examination or audit by any governmental taxing authority;

(xviii)    to pay the related mortgage loan seller or any other person, with respect to each Mortgage Loan, if any, previously purchased or replaced by such person pursuant to the PSA, all amounts received thereon subsequent to the date of purchase or replacement relating to periods after the date of purchase or replacement;

(xix)     to remit to the certificate administrator for deposit in the Interest Reserve Account the amounts required to be deposited in the Interest Reserve Account pursuant to the PSA;

(xx)     to remit to the companion paying agent for deposit into the Companion Distribution Account the amounts required to be deposited pursuant to the PSA; and

(xxi)     to clear and terminate the Collection Account pursuant to a plan for termination and liquidation of the issuing entity.

No amounts payable or reimbursable to parties to the PSA out of general collections that do not specifically relate to a Serviced Whole Loan may be reimbursable from amounts that would otherwise be payable to the related Companion Loan.

Certain costs and expenses (such as a pro rata share of any related Servicing Advances) allocable to a Mortgage Loan that is part of a Serviced Whole Loan may be paid or reimbursed out of payments and other collections on the other Mortgage Loans, subject to the issuing entity’s right to reimbursement from future payments and other collections on the related Companion Loan or from general collections with respect to the securitization of the related Companion Loan. If the master servicer makes, with respect to any related Serviced Whole Loan, any reimbursement or payment out of the Collection Account to cover the related Serviced Pari Passu Companion Loan’s share of any cost, expense, indemnity, Servicing Advance or interest on such Servicing Advance, or fee with respect to such Serviced Whole Loan, then the master servicer (with respect to a Mortgage Loan that is not a Specially Serviced Loan or a Non-Serviced Mortgage Loan) or the special servicer (with respect to Specially Serviced Loans and REO Properties) must use efforts consistent with the Servicing Standard to collect such amount out of collections on such Serviced Pari Passu Companion Loan or, if and to the extent permitted under the related Intercreditor Agreement, from the holder of the related Serviced Pari Passu Companion Loan.

The master servicer will also be entitled to make withdrawals, from time to time, from the Collection Account of amounts necessary for the payments or reimbursements required to be paid to the parties to the applicable Non-Serviced PSA, pursuant to the applicable Intercreditor Agreement and the applicable Non-Serviced PSA. See “—Servicing of the Non-Serviced Mortgage Loans”.

If a P&I Advance is made with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) that is part of a Whole Loan, then that P&I Advance, together with interest on such P&I Advance, may only be reimbursed out of future payments and collections on that Mortgage Loan or, as and to the extent described under “—Advances” above, on other Mortgage Loans, but not out of payments or other collections on the related Serviced Companion Loan. Likewise, the Certificate Administrator/Trustee Fee, the Operating Advisor Fee and the Asset Representations Reviewer Fee that accrue with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) that is part of a Whole Loan and any other amounts payable to the operating advisor or asset representations reviewer, as applicable, may only be paid out of payments and other collections on such Mortgage Loan and/or the Mortgage Pool generally, but not out of payments or other collections on the related Serviced Companion Loan.

Servicing and Other Compensation and Payment of Expenses

General

The parties to the PSA other than the depositor will be entitled to payment of certain fees as compensation for services performed under the PSA. Below is a summary of the fees payable to the parties to the PSA from amounts that the issuing entity is entitled to receive. In addition, CREFC® will be entitled to a license fee for use of its names and trademarks, including the CREFC® Investor Reporting Package. Certain additional fees and costs payable by the related borrowers are allocable to the parties to the PSA other than the depositor, but such amounts are not payable from amounts that the issuing entity is entitled to receive.

The amounts available for distribution on the certificates and the RR Interest on any Distribution Date will generally be net of the following amounts:

Type/Recipient(1) Fees	Amount(1)	Source(1)	Frequency
Master Servicing Fee / Master Servicer	With respect to the Mortgage Loans and any related Serviced Companion Loan, the product of the monthly portion of the related annual Servicing Fee Rate calculated on the Stated Principal Balance of such Mortgage Loan and any related Serviced Companion Loan.	Out of recoveries of interest with respect to the related Mortgage Loan (and any related Serviced Companion Loan) or if unpaid after final recovery on the related Mortgage Loan, out of general collections on deposit in the Collection Account with respect to the other Mortgage Loans.	Monthly
Special Servicing Fee / Special Servicer	With respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan) and the related Serviced Companion Loan that are Specially Serviced Loans, the product of the monthly portion of the related annual Special Servicing Fee Rate calculated on the Stated Principal Balance of such Specially Serviced Loan.	First, from Liquidation Proceeds, Insurance and Condemnation Proceeds, and collections in respect of the related Mortgage Loan (and any related Serviced Companion Loan), and then from general collections on deposit in the Collection Account with respect to the other Mortgage Loans.	Monthly
Workout Fee / Special Servicer(2)	With respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan) and the related Serviced Companion Loan that are Corrected Loans, the Workout Fee Rate multiplied by all payments of interest and principal received on such Mortgage Loan and the related Serviced Companion Loan for so long as they remain a Corrected Loan.	Out of each collection of interest, principal, and prepayment consideration received on the related Mortgage Loan (and each related Serviced Companion Loan) and then from general collections on deposit in the Collection Account with respect to the other Mortgage Loans.	Time to time
Liquidation Fee /Special Servicer(2)	With respect to (a) each Mortgage Loan (other than a Non-Serviced Mortgage Loan) and any related Serviced Companion Loan that is a Specially Serviced Loan (or REO Property) for which the special servicer obtains (i) a full, partial or discounted payoff or (ii) any Liquidation Proceeds or Insurance and Condemnation Proceeds, or (b) Loss of Value Payments or Purchase Price paid by a mortgage loan seller, an amount calculated by	From any Liquidation Proceeds, Insurance and Condemnation Proceeds, Loss of Value Payments and any other revenues received with respect to the related Mortgage Loan (and each related Serviced Companion Loan) and then from general collections on deposit in the Collection Account with respect to the other Mortgage Loans.	Time to time

Type/Recipient(1) Fees	Amount(1)	Source(1)	Frequency
application of a Liquidation Fee Rate to the related payment or proceeds (exclusive of default interest).
Additional Servicing Compensation / Master Servicer and/or Special Servicer(3)	All modification fees, assumption application fees, defeasance fees, assumption, waiver, consent and earnout fees, late payment charges, default interest, loan service transaction fees, review fees and other similar fees actually collected on the Mortgage Loans (other than a Non-Serviced Mortgage Loan) and any related Serviced Companion Loan.	Related payments made by borrowers with respect to the related Mortgage Loans and any related Serviced Companion Loan.	Time to time
Certificate Administrator / Trustee Fee / Certificate Administrator	With respect to each Distribution Date, an amount equal to the product of the monthly portion of the annual Certificate Administrator/Trustee Fee Rate multiplied by the Stated Principal Balance of each Mortgage Loan.	Out of general collections with respect to Mortgage Loans on deposit in the Collection Account or the Distribution Account.	Monthly
Certificate Administrator / Trustee Fee / Trustee	With respect to each Distribution Date, an amount equal to the monthly portion of the annual Certificate Administrator/Trustee Fee.	Out of general collections with respect to Mortgage Loans on deposit in the Collection Account or the Distribution Account.	Monthly
Operating Advisor Upfront Fee / Operating Advisor	A fee of $25,000 on the Closing Date.	Payable by the mortgage loan sellers.	At closing
Operating Advisor Fee / Operating Advisor	With respect to each Distribution Date, an amount equal to the product of the monthly portion of the annual Operating Advisor Fee Rate multiplied by the Stated Principal Balance of each Mortgage Loan (excluding any Companion Loan).	First, out of recoveries of interest with respect to the related Mortgage Loan and then, if the related Mortgage Loan has been liquidated, out of general collections on deposit in the Collection Account with respect to the other Mortgage Loans.	Monthly
Operating Advisor Consulting Fee / Operating Advisor	$10,000 for each Major Decision made with respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan and each related Companion Loan) or, with respect to the period when the outstanding Certificate Balances of the Control Eligible Certificates have not been reduced to zero as a result of the allocation of Realized Losses to such certificates, such lesser	Payable by the related borrower when incurred during the period when the outstanding Certificate Balances of the Control Eligible Certificates have not been reduced to zero as a result of the allocation of Realized Losses to such certificates; and when incurred subsequent to such period, out of general collections on deposit in the Collection Account.	Time to time

Type/Recipient(1) Fees	Amount(1)	Source(1)	Frequency
amount as the related borrower pays with respect to such Mortgage Loan.
Asset Representations Reviewer Fee / Asset Representations Reviewer	With respect to each Distribution Date, an amount equal to the product of the monthly portion of the annual Asset Representations Reviewer Fee Rate multiplied by the Stated Principal Balance of each Mortgage Loan (including each Non-Serviced Mortgage Loan, but excluding each Companion Loan).	Out of general collections on deposit in the Collection Account.	Monthly
Asset Representations Reviewer Upfront Fee / Asset Representations Reviewer	A fee of $15,000 on the Closing Date.	Payable by the mortgage loan sellers.	At closing
Asset Representations Reviewer Asset Review Fee	For each Delinquent Loan, an amount equal to (i) $15,000, plus $1,000 per additional Mortgaged Property with respect to such Delinquent Loan with a Cut-off Date Balance less than $20,000,000 (ii) $20,000, plus $1,000 per additional Mortgaged Property with respect to a Delinquent Loan with a Cut-off Date Balance greater than or equal to $20,000,000, but less than $40,000,000 or (iii) $25,000, plus $1,000 per additional Mortgaged Property with respect to a Delinquent Loan with a Cut-off Date Balance greater than or equal to $40,000,000.	Payable by the related mortgage loan seller; provided, however, that if the related mortgage loan seller is insolvent or fails to pay such amount within 90-days of written request by the asset representations reviewer, such fee will be paid by the trust out of general collections on deposit in the Collection Account.	In connection with each Asset Review with respect to a Delinquent Loan.
Servicing Advances / Master Servicer, Special Servicer or Trustee	To the extent of funds available, the amount of any Servicing Advances.	First, from funds collected with respect to the related Mortgage Loan (and any related Serviced Companion Loan), and then with respect to any Nonrecoverable Advance or a Workout-Delayed Reimbursement Amount, out of general collections with respect to Mortgage Loans on deposit in the Collection Account, subject to certain limitations.	Time to time
Interest on Servicing Advances / Master Servicer, Special Servicer or Trustee	At a rate per annum equal to the Reimbursement Rate calculated on the number of days the related Advance remains unreimbursed.	First, out of late payment charges and default interest on the related Mortgage Loan (and any related Serviced Companion Loan), and then,	Time to time

Type/Recipient(1) Fees	Amount(1)	Source(1)	Frequency
after or at the same time such Servicing Advance is reimbursed, out of any other amounts then on deposit in the Collection Account, subject to certain limitations.
P&I Advances / Master Servicer and Trustee	To the extent of funds available, the amount of any P&I Advances.	First, from funds collected with respect to the related Mortgage Loan and then, with respect to a Nonrecoverable Advance or a Workout-Delayed Reimbursement Amount, out of general collections on deposit in the Collection Account.	Time to time
Interest on P&I Advances / Master Servicer and Trustee	At a rate per annum equal to the Reimbursement Rate calculated on the number of days the related Advance remains unreimbursed.	First, out of default interest and late payment charges on the related Mortgage Loan and then, after or at the same time such P&I Advance is reimbursed, out of general collections then on deposit in the Collection Account with respect to the other Mortgage Loans.	Monthly
Indemnification Expenses / Trustee, Certificate Administrator, Depositor, Master Servicer, Special Servicer, Operating Advisor or Asset Representations Reviewer and any director, officer, employee or agent of any of the foregoing parties	Amount to which such party is entitled for indemnification under the PSA.	Out of general collections with respect to Mortgage Loans on deposit in the Collection Account or the Distribution Account (and, under certain circumstances, from collections on any Serviced Companion Loan).	Time to time
CREFC® Intellectual Property Royalty License Fee / CREFC®	With respect to each Distribution Date, an amount equal to the product of the CREFC® Intellectual Property Royalty License Fee Rate multiplied by the outstanding principal amount of each Mortgage Loan.	Out of general collections with respect to Mortgage Loans on deposit in the Collection Account.	Monthly
Expenses of the issuing entity not advanced (which may include reimbursable expenses incurred by the operating advisor or asset representations reviewer, expenses relating to environmental remediation or	Based on third party charges.	First from collections on the related Mortgage Loan (income on the related REO Property), if applicable, and then from general collections with respect to Mortgage Loans in the Collection Account (and custodial accounts with respect to a Serviced Companion Loan, if applicable), subject to certain limitations.	Time to time

Type/Recipient(1) Fees	Amount(1)	Source(1)	Frequency
appraisals, expenses of operating REO Property and expenses incurred by any independent contractor hired to operate REO Property)

(1)	With respect to any Mortgage Loan and any related Serviced Companion Loan (or any Specially Serviced Loan) in respect of which an REO Property was acquired, all references to Mortgage Loan, Companion Loan, Specially Serviced Loan in this table will be deemed to also be references to or to also include any REO Loans. With respect to each Non-Serviced Mortgage Loan, the related master servicer, special servicer, certificate administrator, trustee, operating advisor, if any, and/or asset representations reviewer, if any, under the related Non-Serviced PSA will be entitled to receive similar fees and reimbursements with respect to that Non-Serviced Mortgage Loan in amounts, from sources and at frequencies that are similar, but not necessarily identical, to those described above and, in certain cases (for example, with respect to unreimbursed special servicing fees and servicing advances with respect to each Non-Serviced Whole Loan), such amounts may be reimbursable from general collections on the other Mortgage Loans to the extent not recoverable from the related Non-Serviced Whole Loan. In connection with the servicing and administration of any Serviced Whole Loan pursuant to the terms of the PSA and the related Intercreditor Agreement, the master servicer and special servicer will be entitled to servicing compensation, without duplication, with respect to the related Serviced Companion Loan as well as the related Mortgage Loan to the extent consistent with the PSA and not prohibited by the related Intercreditor Agreement.

(2)	Subject to certain offsets and maximum amounts as described below. Circumstances as to when a Liquidation Fee is not payable are set forth in this “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses” section.

(3)	Allocable between the master servicer and the special servicer as provided in the PSA.

Master Servicing Compensation

The fee of the master servicer including the fee of any primary or other sub-servicer (the “Servicing Fee”) will be payable monthly from amounts allocable in respect of interest received in respect of each Mortgage Loan, Serviced Companion Loan (to the extent not prohibited under the related Intercreditor Agreement) and REO Loan (other than the portion of any REO Loan related to any Non-Serviced Companion Loan) (including Specially Serviced Loans and any Non-Serviced Mortgage Loan constituting a “specially serviced loan” under any related Non-Serviced PSA), and will accrue at a rate (the “Servicing Fee Rate”) on the Stated Principal Balance of such Mortgage Loan, Serviced Companion Loan or REO Loan, equal to a per annum rate ranging from 0.00250% to 0.07125%. The Servicing Fee payable to the master servicer with respect to each related Serviced Companion Loan will be payable, subject to the terms of the related Intercreditor Agreement, from amounts payable in respect of the related Companion Loan.

In addition to the Servicing Fee, the master servicer will be entitled to retain, as additional servicing compensation (other than with respect to a Non-Serviced Mortgage Loan), the following amounts to the extent collected from the related borrowers:

●	100% of Excess Modification Fees related to any modifications, waivers, extensions or amendments of any such Mortgage Loans (other than a Non-Serviced Mortgage Loan) that are not Specially Serviced Loans and any related Serviced Companion Loan to the extent not prohibited by the related Intercreditor Agreement that are Master Servicer Decisions and for any matter for a Mortgage Loan (including any related Companion Loan) that is not a Specially Serviced Loan which matter involves a Major Decision or a Special Servicer Decision, then the master servicer will be entitled to 50% (or 20% in connection with a Payment Accommodation resulting from the COVID-19 emergency) of such Excess Modification Fees;

●	100% of all assumption application fees and other similar items received on any such Mortgage Loans that are non-Specially Serviced Loans (including any related Serviced Companion Loan to the extent not prohibited by the related Intercreditor Agreement) to the extent the master servicer is processing the underlying transaction and 100% of all defeasance fees (provided that for the avoidance of doubt, any such defeasance fee will not include any modification fees or waiver fees in connection with a defeasance that the special servicer is entitled to under the PSA);

●	100% of assumption, waiver, consent, loan service transaction and earnout fees and other similar fees (other than assumption application fees and defeasance fees) pursuant to the PSA on any such Mortgage Loans that are not Specially Serviced Loans (including any related Serviced Companion Loan to the extent not prohibited by the related Intercreditor Agreement) relating to Master Servicer Decisions and for any matter for a Mortgage Loan (including any related Companion Loan) that is not a Specially Serviced Loan which matter involves a Major Decision or a Special Servicer Decision, then the master servicer will be entitled to 50% (or 20% in connection with a Payment Accommodation resulting from the COVID-19 emergency) and of such assumption, waiver, consent, loan service transaction and earnout fees and other similar fees;

●	with respect to accounts held by the master servicer, 100% of charges by the master servicer collected for checks returned for insufficient funds;

●	100% of charges for beneficiary statements or demands actually paid by the related borrowers under such Mortgage Loans (and any related Serviced Companion Loan) to the extent such beneficiary statements or demand charges were prepared by the Master Servicer;

●	the excess, if any, of Prepayment Interest Excesses over Prepayment Interest Shortfalls arising from any principal prepayments on such Mortgage Loans and any related Serviced Companion Loan; and

●	penalty charges, including late payment charges and default interest paid by such borrowers (that were accrued while the related Serviced Mortgage Loans or any related Serviced Companion Loan (to the extent not prohibited by the related Intercreditor Agreement) were not Specially Serviced Loans), but only to the extent such late payment charges and default interest are not needed to pay interest on Advances or certain additional trust fund expenses (excluding Special Servicing Fees, Liquidation Fees and Workout Fees) incurred with respect to the related Mortgage Loan or, if provided under the related Intercreditor Agreement, any related Serviced Companion Loan since the Closing Date.

For the avoidance of doubt, (A) the master servicer will be entitled to that portion, if any, of a penalty charge collected on a Specially Serviced Loan to the extent accrued prior to the related servicing transfer event and (B) if the related special servicer has partially waived any penalty charge (part of which accrued prior to the related servicing transfer event), any collections in respect of such penalty charge will be shared pro rata by the master servicer and the special servicer based on the respective portions of such penalty charge to which each would otherwise have been entitled.

With respect to any of the preceding fees (other than penalty charges) as to which both the master servicer and the special servicer are entitled to receive a portion thereof, the master servicer and the special servicer will each have the right in their sole discretion, but not any obligation, to reduce or elect not to charge only its respective portion of such fee; provided that (A) neither the master servicer nor the special servicer will have the right to reduce or elect not to charge the portion of any such fee due to the other and (B) to the extent either the master servicer or the special servicer exercises its right to reduce or elect not to charge its respective portion in any such fee, the party that reduced or elected not to charge its respective portion of such fee will not have any right to share in any part of the other party’s portion of such fee. If the master servicer decides not to charge any fee (other than penalty charges), the special servicer will nevertheless be entitled to charge its portion of the related fee to which the special servicer would have been entitled if the master servicer had charged a fee, and the master servicer will not be entitled to any of such fee charged by the special servicer. Similarly, if the special servicer decides not to charge any fee (other than penalty charges), the master servicer will nevertheless be entitled to charge its portion of the related fee to which the master servicer would have been entitled if the special servicer had charged a fee, and the special servicer will not be entitled to any portion of such fee charged by the master servicer.

Notwithstanding anything to the contrary, the master servicer and the special servicer will each be entitled to charge and retain reasonable review fees in connection with any borrower request to the extent such fees are not prohibited under the related Mortgage Loan documents and are actually paid by or on behalf of the related borrower. In addition, the master servicer also is authorized but not required to invest or direct the investment of funds held in the Collection Account and Companion Distribution Account in Permitted Investments, and the master servicer will be entitled to retain any interest or other income earned on those funds and will bear any losses resulting from the investment of these funds, except as set forth in the PSA. The master servicer also is entitled to retain any interest earned on any servicing escrow account maintained by the master servicer, to the extent the interest is not required to be paid to the related borrowers.

See “—Modifications, Waivers and Amendments”.

“Excess Modification Fees” means, with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan, the sum of (A) the excess, if any, of (i) any and all Modification Fees with respect to a modification, waiver, extension or amendment of any of the terms of such Mortgage Loan or Serviced Whole Loan, over (ii) all unpaid or unreimbursed additional expenses (including, without limitation, reimbursement of Advances and interest on Advances to the extent not otherwise paid or reimbursed by the borrower but excluding Special Servicing Fees, Workout Fees and Liquidation Fees) outstanding or previously incurred on behalf of the issuing entity with respect to the related Mortgage Loan or Serviced Whole Loan, and reimbursed from such Modification Fees and (B) expenses previously paid or reimbursed from Modification Fees as described in the preceding clause (A), which expenses have been recovered from the related borrower or otherwise.

“Modification Fees” means, with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Companion Loan, any and all fees with respect to a modification, extension, waiver or amendment that modifies, extends, amends or waives any term of such Mortgage Loan documents and/or related Serviced Companion Loan documents (as evidenced by a signed writing) agreed to by the master servicer or the special servicer, as applicable (other than all assumption fees, assumption application fees, consent fees, loan service transaction fees, defeasance fees, Special Servicing Fees, Liquidation Fees or Workout Fees).

With respect to the master servicer and the special servicer, the Excess Modification Fees collected and earned by such person from the related borrower (taken in the aggregate with any other Excess Modification Fees collected and earned by such person from the related borrower within the prior 12 months of the collection of the current Excess Modification Fees) will be subject to a cap of 1.0% of the outstanding principal balance of the related Mortgage Loan or Serviced Whole Loan on the closing date of the related modification, extension, waiver or amendment (after giving effect to such modification, extension, waiver or amendment) with respect to any Mortgage Loan or Serviced Whole Loan.

The Servicing Fee is calculated on the Stated Principal Balance of each Mortgage Loan (including each Non-Serviced Mortgage Loan and any successor REO Loan) and any related Serviced Companion Loan in the same manner as interest is calculated on such Mortgage Loans and Serviced Companion Loan. The Servicing Fee for each Mortgage Loan and any successor REO Loan is included in the Administrative Cost Rate listed for that Mortgage Loan on Annex A-1. Any Servicing Fee Rate calculated on an Actual/360 Basis will be recomputed on the basis of twelve 30-day months, assuming a 360-day year (“30/360 Basis”) for purposes of calculating the Net Mortgage Rate.

Pursuant to the terms of the PSA, Midland will be entitled to retain a portion of the Servicing Fee with respect to each Mortgage Loan and any successor REO Loan and, to the extent provided for in the related Intercreditor Agreement, each related Serviced Companion Loan, notwithstanding any termination or resignation of such party as master servicer; provided that Midland may not retain any portion of the Servicing Fee to the extent that portion of the Servicing Fee is required to appoint a successor master servicer. In addition, Midland will have the right to assign and transfer its rights to receive that retained portion of its Servicing Fee to another party.

The master servicer will be required to pay its overhead and any general and administrative expenses incurred by it in connection with its servicing activities under the PSA. The master servicer will not be entitled to reimbursement for any expenses incurred by it except as expressly provided in the PSA. The master servicer will be responsible for all fees payable to any sub-servicers. See “Description of the Certificates—Distributions—Method, Timing and Amount”.

With respect to a Non-Serviced Mortgage Loan, the related Non-Serviced Master Servicer (or primary servicer) will be entitled to a primary servicing fee prospectus shown in the table titled “Non-Serviced Mortgage Loans” in “Summary of Terms”.

Special Servicing Compensation

The principal compensation to be paid to the special servicer in respect of its special servicing activities will be the Special Servicing Fee, the Workout Fee and the Liquidation Fee.

The “Special Servicing Fee” will accrue with respect to each Specially Serviced Loan and each REO Loan (other than a Non-Serviced Mortgage Loan) on a loan-by-loan basis at a rate equal to the greater of (i) a per annum rate of 0.25000% and (ii) the per annum rate that would result in a special servicing fee of $5,000 for the related month (the “Special Servicing Fee Rate”), calculated on the basis of the Stated Principal Balance of the related Mortgage Loan (including any REO Loan) and Companion Loan, as applicable, and in the same manner as interest is calculated on the Specially Serviced Loans, and will be payable monthly, first from Liquidation Proceeds, Insurance and Condemnation Proceeds, and collections in respect of the related REO Property or Specially Serviced Loan and then from general collections on all the Mortgage Loans (other than a Non-Serviced Mortgage Loan) and any REO Properties. Each Non-Serviced Whole Loan will be subject to a similar special servicing fee pursuant to the related Non-Serviced PSA. For further detail, see “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”.

The “Workout Fee” will generally be payable with respect to each Corrected Loan and will be calculated by application of a “Workout Fee Rate” of 1.00% to each collection (other than penalty charges and Excess Interest) of interest and principal (other than any amount for which a Liquidation Fee would be paid) (including scheduled payments, prepayments, balloon payments, and payments at maturity or on the Anticipated Repayment Date) received on the Corrected Loan for so long as it remains a Corrected Loan; provided, however, that after receipt by the special servicer of Workout Fees with respect to such Corrected Loan in an amount equal to $25,000, any Workout Fees in excess of such amount will be reduced by the Excess Modification Fee Amount; provided, further, however, that in the event the Workout Fee collected over the course of such workout calculated at the Workout Fee Rate is less than $25,000, then the special servicer will be entitled to an amount from the final payment on the related Corrected Loan (including any related Serviced Companion Loan) that would result in the total Workout Fees payable to the special servicer in respect of that Corrected Loan (including any related Serviced Companion Loan) equal to $25,000. The “Excess Modification Fee Amount” with respect to the master servicer or special servicer, any Corrected Loan and any particular modification, waiver, extension or amendment with respect to such Corrected Loan that gives rise to the payment of a Workout Fee, is an amount equal to the aggregate of any Excess Modification Fees paid by or on behalf of the related borrower with respect to the related Mortgage Loan (including the related Serviced Companion Loan, if applicable, unless prohibited under the related Intercreditor Agreement) and received and retained by the master servicer or special servicer, as applicable, as compensation within the prior 12 months of such modification, waiver, extension or amendment, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee. Each Non-Serviced Whole Loan will be subject to a similar workout fee pursuant to the related Non-Serviced PSA. For further details, see “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”, “—The Non-Serviced A/B Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

The Workout Fee with respect to any Corrected Loan will cease to be payable if the Corrected Loan again becomes a Specially Serviced Loan but will become payable again if and when the Mortgage Loan

(including a Serviced Companion Loan) again becomes a Corrected Loan. The Workout Fee with respect to any Specially Serviced Loan that becomes a Corrected Loan will be reduced by any Excess Modification Fees paid by or on behalf of the related borrower with respect to a related Mortgage Loan or REO Loan and received by the special servicer as compensation within the prior 12 months, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee.

If the special servicer is terminated (other than for cause) or resigns, it will retain the right to receive any and all Workout Fees payable with respect to a Mortgage Loan or Serviced Companion Loan that became a Corrected Loan during the period that it acted as special servicer and remained a Corrected Loan at the time of that termination or resignation, except that such Workout Fees will cease to be payable if the Corrected Loan again becomes a Specially Serviced Loan. The successor special servicer will not be entitled to any portion of those Workout Fees. If the special servicer resigns or is terminated (other than for cause), it will receive any Workout Fees payable on Specially Serviced Loans for which the resigning or terminated special servicer had determined to grant a forbearance or cured the event of default through a modification, restructuring or workout negotiated by the special servicer and evidenced by a signed writing, but which had not as of the time the special servicer resigned or was terminated become a Corrected Loan solely because the borrower had not made 3 consecutive timely Periodic Payments and which subsequently becomes a Corrected Loan as a result of the borrower making such 3 consecutive timely Periodic Payments.

A Liquidation Fee will be payable to the special servicer with respect to (a) each Specially Serviced Loan or REO Property (except with respect to any Non-Serviced Mortgage Loan) as to which the special servicer obtains (i) a full, partial or discounted payoff from the related borrower or (ii) any Liquidation Proceeds or Insurance and Condemnation Proceeds including with respect to the related Companion Loan, if applicable or (b) Loss of Value Payments or Purchase Price paid by a Mortgage Loan Seller with respect to any Mortgage Loan (including any related Companion Loan, if applicable) (except as such Mortgage Loan Seller makes such Loss of Value Payment in connection with a breach of document defect within the 90-day initial cure period or, if applicable, with the subsequent 90-day extended cure period).

A “Liquidation Fee”, with respect to each Specially Serviced Loan (and each related Serviced Companion Loan) or an REO Property or Loss of Value Payment or Purchase Price will be payable from, and will be calculated by application of a “Liquidation Fee Rate” of 1.0% to the related payment or proceeds (or, if such rate would result in an aggregate liquidation fee less than $25,000, then the Liquidation Fee Rate will be equal to the lesser of (a) 3.0% and (b) such lower rate as would result in an aggregate liquidation fee equal to $25,000); provided that the Liquidation Fee with respect to any Specially Serviced Loan will be reduced by the amount of any Excess Modification Fees paid by or on behalf of the related borrower with respect to the related Mortgage Loan (including a Serviced Companion Loan) or REO Property and received by the special servicer as compensation within the prior 12 months, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee.

Notwithstanding anything to the contrary described above, no Liquidation Fee will be payable based upon, or out of, Liquidation Proceeds or a Loss of Value Payment received in connection with:

(i)        (A) the repurchase of, or substitution for, any Mortgage Loan or Serviced Companion Loan by a mortgage loan seller for a breach of representation or warranty or for defective or deficient Mortgage Loan documentation within the time period (or extension of such time period) provided for such repurchase or substitution if such repurchase or substitution occurs prior to the termination of such extended period, or (B) the payment of a Loss of Value Payment in connection with any such breach or document defect if the applicable mortgage loan seller makes such Loss of Value Payment within the 90-day initial cure period or, if applicable, within the subsequent 90-day extended cure period,

(ii)       the purchase of any Specially Serviced Loan or an REO Property that is subject to mezzanine indebtedness by the holder of the related mezzanine loan, in each case, within

90 days of such holder’s purchase option first becoming exercisable during the period prior to such Mortgage Loan becoming a Corrected Loan,

(iii)      the purchase of all of the Mortgage Loans and REO Properties in connection with any termination of the issuing entity,

(iv)      (A) a repurchase of a Serviced Pari Passu Companion Loan by the related mortgage loan seller for a breach of representation or warranty or for defective or deficient Mortgage Loan documentation under the pooling and servicing agreement for the securitization trust that owns such Serviced Pari Passu Companion Loan within the time period (or extension of such time period) provided for such repurchase if such repurchase occurs prior to the termination of such extended period provided in such pooling and servicing agreement or (B) a purchase of a Serviced Pari Passu Companion Loan by an applicable party to a pooling and servicing agreement pursuant to a clean-up call or similar liquidation of another securitization entity,

(v)       the purchase of any Specially Serviced Loan by the special servicer or its affiliate (except if such affiliate purchaser is the Directing Certificateholder or its affiliate; provided, however, that if no Control Termination Event has occurred and is continuing, and such affiliated Directing Certificateholder or its affiliate purchases any Specially Serviced Loan within 90 days after the special servicer delivers to such Directing Certificateholder for approval the initial asset status report with respect to such Specially Serviced Loan, the special servicer will not be entitled to a liquidation fee in connection with such purchase by the Directing Certificateholder or its affiliates), or

(vi)      if a Mortgage Loan or a Serviced Whole Loan becomes a Specially Serviced Loan only because of an event described in clause (1) of the definition of “Specially Serviced Loan” under the heading “Pooling and Servicing Agreement—General” and the related Liquidation Proceeds are received within 90-days following the related maturity date as a result of the related Mortgage Loan or a Serviced Whole Loan being refinanced or otherwise repaid in full.

Notwithstanding the foregoing, in the event that a liquidation fee is not payable due to the application of any of clauses (i) through (vi) above, the special servicer may still collect and retain a liquidation fee and similar fees from the related borrower to the extent provided for in, or not prohibited by, the related Mortgage Loan documents. Each Non-Serviced Whole Loan will be subject to a similar liquidation fee pursuant to the related Non-Serviced PSA. For further detail, see “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”.

The special servicer will also be entitled to additional servicing compensation relating to each Mortgage Loan in the form of:

(i)       100% of Excess Modification Fees related to modifications, waivers, extensions or amendments of any Specially Serviced Loans;

(ii)       100% of assumption application fees and other similar items received with respect to Specially Serviced Loans and 100% of assumption application fees and other similar items received with respect to Mortgage Loans (other than Non-Serviced Mortgage Loans) and Serviced Companion Loans that are not Specially Serviced Loans to the extent the special servicer is processing the underlying transaction;

(iii)      100% of waiver, consent, loan service transaction and earnout fees on any Specially Serviced Loan or certain other similar fees paid by the related borrower;

(iv)      100% of assumption fees and other related fees as further described in the PSA, received with respect to Specially Serviced Loans;

(v)       50% (or 80% in connection with a Payment Accommodation resulting from the COVID-19 emergency) of all Excess Modification Fees and assumption, waiver, consent, loan service transaction and earnout fees and other similar fees received with respect to any Mortgage Loans (other than Non-Serviced Mortgage Loans, but including any related Serviced Companion Loan(s)) that are not Specially Serviced Loans to the extent that the matter involves a Major Decision or a Special Servicer Decision;

(vi)       100% of charges for beneficiary statements and demand charges actually paid by the related borrowers to the extent such beneficiary statements or demand charges were prepared by the special servicer;

(vii)      with respect to the accounts held by the special servicer, 100% of charges by the special servicer collected for checks returned for insufficient funds; and

(viii)     penalty charges, including late payment charges and default interest, paid by such borrowers (that were accrued while the related Mortgage Loans (other than a Non-Serviced Mortgage Loan) or any related Serviced Companion Loan (to the extent not prohibited by the related Intercreditor Agreement) were Specially Serviced Loans), but only to the extent such late payment charges and default interest are not needed to pay interest on Advances or certain additional trust fund expenses (excluding Special Servicing Fees, Liquidation Fees and Workout Fees) incurred with respect to the related Mortgage Loan or, if provided under the related Intercreditor Agreement, any related Serviced Companion Loan since the Closing Date.

For the avoidance of doubt, (A) the special servicer will be entitled to that portion, if any, of a penalty charge collected on a Mortgage Loan or Serviced Whole Loan to the extent accrued subsequent to a special servicing transfer event and prior to the date such Mortgage Loan or Serviced Whole Loan became a Corrected Loan and (B) if the master servicer has partially waived any penalty charge (part of which accrued subsequent to the occurrence of a special servicing transfer event and prior to the date such Mortgage Loan or Serviced Whole Loan became a Corrected Loan), any collections in respect of such penalty charge will be shared pro rata by the master servicer and the special servicer based on the respective portions of such penalty charge to which each would otherwise have been entitled.

The special servicer also is authorized but not required to invest or direct the investment of funds held in the REO Accounts and any loss of value reserve fund in Permitted Investments, and the special servicer will be entitled to retain any interest or other income earned on those funds and will bear any losses resulting from the investment of these funds, except as set forth in the PSA.

With respect to any of the preceding fees (other than penalty charges) as to which both the master servicer and the special servicer are entitled to receive a portion thereof, the master servicer and the special servicer will each have the right in their sole discretion, but not any obligation, to reduce or elect not to charge only its respective portion of such fee; provided that (A) neither the master servicer nor the special servicer will have the right to reduce or elect not to charge the portion of any such fee due to the other and (B) to the extent either the master servicer or the special servicer exercises its right to reduce or elect not to charge its respective portion in any such fee, the party that reduced or elected not to charge its respective portion of such fee will not have any right to share in any part of the other party’s portion of such fee. If the master servicer decides not to charge any fee (other than penalty charges), the special servicer will nevertheless be entitled to charge its portion of the related fee to which the special servicer would have been entitled if the master servicer had charged a fee and the master servicer will not be entitled to any of such fee charged by the special servicer. Similarly if the special servicer decides not to charge any fee (other than penalty charges), the master servicer will nevertheless be entitled to charge its portion of the related fee to which the master servicer would have been entitled if the special servicer had charged a fee and the special servicer will not be entitled to any portion of such fee charged by the master servicer.

Each Non-Serviced Mortgage Loan is serviced under the related Non-Serviced PSA (including on those occasions under such Non-Serviced PSA when the servicing of such Non-Serviced Mortgage Loan has been transferred from the related Non-Serviced Master Servicer to the related Non-Serviced Special Servicer). Accordingly, in its capacity as the special servicer under the PSA, the special servicer will not be entitled to receive any special servicing compensation for any Non-Serviced Mortgage Loan. Only the related Non-Serviced Special Servicer will be entitled to special servicing compensation on any such Non-Serviced Mortgage Loan and only the related Non-Serviced Special Servicer will be entitled to special servicing compensation on any related Non-Serviced Whole Loan.

Notwithstanding anything to the contrary, the master servicer and the special servicer will each be entitled to charge and retain reasonable review fees in connection with any borrower request to the extent such fees are not prohibited under the related Mortgage Loan documents and are actually paid by or on behalf of the related borrower.

Disclosable Special Servicer Fees

The PSA will provide that the special servicer and its affiliates will be prohibited from receiving or retaining any Disclosable Special Servicer Fees in connection with the disposition, workout or foreclosure of any Mortgage Loan and Serviced Companion Loan, the management or disposition of any REO Property, or the performance of any other special servicing duties under the PSA. The PSA will also provide that, with respect to each Distribution Date, the special servicer must deliver or cause to be delivered to the master servicer within two (2) business days following the Determination Date, and the master servicer must deliver, to the extent it has received, to the certificate administrator, without charge and on the P&I Advance Date, an electronic report which discloses and contains an itemized listing of any Disclosable Special Servicer Fees received by the special servicer or any of its affiliates with respect to such Distribution Date, provided that no such report will be due in any month during which no Disclosable Special Servicer Fees were received.

“Disclosable Special Servicer Fees” means, with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) and related Serviced Companion Loan (including any related REO Property), any compensation and other remuneration (including, without limitation, in the form of commissions, brokerage fees, rebates, or as a result of any other fee-sharing arrangement) received or retained by the special servicer or any of its affiliates that is paid by any person (including, without limitation, the issuing entity, any mortgagor, any manager, any guarantor or indemnitor in respect of such Mortgage Loan or Serviced Companion Loan and any purchaser of such Mortgage Loan or Serviced Companion Loan or REO Property) in connection with the disposition, workout or foreclosure of any Mortgage Loan, the management or disposition of any REO Property, and the performance by the special servicer or any such affiliate of any other special servicing duties under the PSA, other than (1) any Permitted Special Servicer/Affiliate Fees and (2) any compensation to which the special servicer is entitled pursuant to the PSA or any Non-Serviced PSA.

“Permitted Special Servicer/Affiliate Fees” means any commercially reasonable treasury management fees, banking fees, title insurance (or title agency) and/or other fees, insurance commissions or fees and appraisal fees received or retained by the special servicer or any of its affiliates in connection with any services performed by such party with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) and Serviced Companion Loan (including any related REO Property) in accordance with the PSA.

The special servicer will be required to pay its overhead and any general and administrative expenses incurred by it in connection with its servicing activities under the PSA. The special servicer will not be entitled to reimbursement for any expenses incurred by it except as expressly provided in the PSA. See “Description of the Certificates—Distributions—Method, Timing and Amount”.

Certificate Administrator and Trustee Compensation

As compensation for the performance of its routine duties, the trustee and the certificate administrator will be paid a fee (collectively, the “Certificate Administrator/Trustee Fee”); provided that the Certificate Administrator/Trustee Fee includes the trustee fee. The Certificate Administrator/Trustee Fee will be payable monthly from amounts received in respect of the Mortgage Loans and will be equal to the product of a rate equal to 0.00771% per annum (the “Certificate Administrator/Trustee Fee Rate”) and the Stated Principal Balance of the Mortgage Loans and any REO Loans and will be calculated in the same manner as interest is calculated on such Mortgage Loans or REO Loans.

Operating Advisor Compensation

The operating advisor will be paid a fee of $25,000 (the “Operating Advisor Upfront Fee”) on the Closing Date. The fee of the operating advisor (the “Operating Advisor Fee”) will be payable monthly from amounts received in respect of each Mortgage Loan (excluding any Companion Loan) and REO Loan, and will be equal to the product of a per annum rate equal to 0.00133% (the “Operating Advisor Fee Rate”), and the Stated Principal Balance of the respective Mortgage Loans and any REO Loans and will be calculated in the same manner as interest is calculated on Mortgage Loans and REO Loans.

An “Operating Advisor Consulting Fee” will be payable to the operating advisor with respect to each Major Decision on which the operating advisor has consultation obligations and performed its duties with respect to that Major Decision. The Operating Advisor Consulting Fee will be a fee for each such Major Decision equal to $10,000 (or such lesser amount as the related borrower pays) with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan and any related Companion Loan); provided that the operating advisor may in its sole discretion reduce the Operating Advisor Consulting Fee with respect to any Major Decision; provided, further, however, that to the extent such fee is incurred after the outstanding Certificate Balances of the Control Eligible Certificates have been reduced to zero as a result of the allocation of Realized Losses to such certificates, such fee will be payable in full to the operating advisor as a trust fund expense.

Each of the Operating Advisor Fee and the Operating Advisor Consulting Fee will be payable from funds on deposit in the Collection Account out of amounts otherwise available to make distributions on the certificates and the RR Interest as described above in “—Withdrawals from the Collection Account”, but with respect to the Operating Advisor Consulting Fee, only as and to the extent that such fee is actually received from the related borrower (other than as described above). If the operating advisor has consultation rights with respect to a Major Decision, the PSA will require the master servicer or special servicer, as applicable, to use commercially reasonable efforts consistent with the Servicing Standard to collect the applicable Operating Advisor Consulting Fee from the related borrower in connection with such Major Decision, and only to the extent not prohibited by the related Mortgage Loan documents, and in no event will it take any enforcement action with respect to the collection of such Operating Advisor Consulting Fee other than requests for collection. The master servicer or special servicer, as applicable, will each be permitted to waive or reduce the amount of any such Operating Advisor Consulting Fee payable by the related borrower if it determines that such full or partial waiver is in accordance with the Servicing Standard; provided that the master servicer or special servicer, as applicable, will be required to consult, on a non-binding basis, with the operating advisor prior to any such waiver or reduction.

In addition to the Operating Advisor Fee and the Operating Advisor Consulting Fee, the operating advisor will be entitled to reimbursement of Operating Advisor Expenses in accordance with the terms of the PSA. “Operating Advisor Expenses” for each Distribution Date will equal any unreimbursed indemnification amounts or additional trust fund expenses payable to the operating advisor pursuant to the PSA (other than the Operating Advisor Fee and the Operating Advisor Consulting Fee).

Asset Representations Reviewer Compensation

The asset representations reviewer will be paid a fee of $15,000 (the “Asset Representations Reviewer Upfront Fee”) on the Closing Date. As compensation for the performance of its routine duties, the asset representations reviewer will be paid a fee (the “Asset Representations Reviewer Fee”). The Asset Representations Reviewer Fee will be payable monthly from amounts received in respect of each Mortgage Loan (including each Non-Serviced Mortgage Loan, but excluding any Companion Loan) and REO Loan, and will be equal to the product of a rate equal to 0.00030% per annum (the “Asset Representations Reviewer Fee Rate”) and the Stated Principal Balance of each such Mortgage Loan, Non-Serviced Mortgage Loan and REO Loan, and will be calculated in the same manner as interest is calculated on such Mortgage Loans. In connection with each Asset Review with respect to each Delinquent Loan, the asset representations reviewer will be required to be paid a fee equal to the sum of (i) $15,000, plus $1,000 per additional Mortgaged Property with respect to a Delinquent Loan with a Cut-off Date Balance less than $20,000,000, (ii) $20,000, plus $1,000 per additional Mortgaged Property with respect to a Delinquent Loan with a Cut-off Date Balance greater than or equal to $20,000,000, but less than $40,000,000 or (iii) $25,000, plus $1,000 per additional Mortgaged Property with respect to a Delinquent Loan with a Cut-off Date Balance greater than or equal to $40,000,000 (any such fee, the “Asset Representations Reviewer Asset Review Fee”).

The Asset Representations Reviewer Fee will be payable from funds on deposit in the Collection Account out of amounts otherwise available to make distributions on the certificates and the RR Interest as described above in “—Withdrawals from the Collection Account”. The Asset Representations Reviewer Asset Review Fee with respect to each Delinquent Loan will be required to be paid by the related mortgage loan seller; provided, however, that if the related mortgage loan seller is insolvent or fails to pay such amount within 90 days of written request by the asset representations reviewer, such fee will be paid by the trust following delivery by the asset representations reviewer of evidence reasonably satisfactory to the master servicer of such insolvency or failure to pay such amount (which evidence may be an officer’s certificate of the asset representations reviewer); provided, further, that notwithstanding any payment of such fee by the issuing entity to the asset representations reviewer, such fee will remain an obligation of the related mortgage loan seller and the Enforcing Servicer will be required to pursue remedies against such mortgage loan seller to recover any such amounts to the extent paid by the issuing entity. The Asset Representations Reviewer Asset Review Fee with respect to a Delinquent Loan is required to be included in the Purchase Price for any Mortgage Loan that was the subject of a completed Asset Review and that is repurchased by the related mortgage loan seller to the extent such fee was not already paid by the related mortgage loan seller, and such portion of the Purchase Price received will be used to reimburse the trust for any such fees paid to the asset representations reviewer pursuant to the terms of the PSA.

CREFC® Intellectual Property Royalty License Fee

CREFC® Intellectual Property Royalty License Fee will be paid to CREFC® on a monthly basis.

“CREFC® Intellectual Property Royalty License Fee” with respect to each Mortgage Loan and REO Loan (other than the portion of an REO Loan related to any Serviced Pari Passu Companion Loan) and for any Distribution Date is the amount accrued during the related Interest Accrual Period at the CREFC® Intellectual Property Royalty License Fee Rate on the Stated Principal Balance of such Mortgage Loan and REO Loan as of the close of business on the Distribution Date in such Interest Accrual Period; provided that such amounts will be computed for the same period and on the same interest accrual basis respecting which any related interest payment due or deemed due on the related Mortgage Loan and REO Loan is computed and will be prorated for partial periods. The CREFC® Intellectual Property Royalty License Fee is a fee payable to CREFC® for a license to use the CREFC® Investor Reporting Package in connection with the servicing and administration, including delivery of periodic reports to the Certificateholders and the RR Interest Owner, of the issuing entity pursuant to the PSA. No CREFC® Intellectual Property Royalty License Fee will be paid on any Companion Loan.

“CREFC® Intellectual Property Royalty License Fee Rate” with respect to each Mortgage Loan is a rate equal to 0.00050% per annum.

Appraisal Reduction Amounts

After an Appraisal Reduction Event has occurred with respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or a Serviced Whole Loan, an Appraisal Reduction Amount is required to be calculated. An “Appraisal Reduction Event” will occur on the earliest of:

(1)       120 days after an uncured delinquency (without regard to the application of any grace period), other than any uncured delinquency in respect of a balloon payment, occurs in respect of the Mortgage Loan or a related Companion Loan, as applicable;

(2)       the date on which a reduction in the amount of Periodic Payments on the Mortgage Loan or Companion Loan, as applicable, or a change in any other material economic term of the Mortgage Loan or Companion Loan, as applicable (other than an extension of its maturity), becomes effective as a result of a modification of the related Mortgage Loan or Companion Loan, as applicable, by the special servicer;

(3)       30 days after the date on which a receiver has been appointed for the Mortgaged Property;

(4)       30 days after the date on which a borrower or the tenant at a single tenant property declares bankruptcy (and the bankruptcy petition is not otherwise dismissed within such time);

(5)       60 days after the date on which an involuntary petition of bankruptcy is filed with respect to the borrower if not dismissed within such time;

(6)       90 days after an uncured delinquency occurs in respect of a balloon payment with respect to such Mortgage Loan or Companion Loan, except where a refinancing is anticipated within 120 days after the maturity date of the Mortgage Loan and related Companion Loan in which case 120 days after such uncured delinquency; and

(7)       immediately after a Mortgage Loan or related Companion Loan becomes an REO Loan;

provided, however, that the 30-day period referenced in clauses (3) and (4) above will not apply if the related Mortgage Loan is a Specially Serviced Loan.

No Appraisal Reduction Event may occur at any time when the Certificate Balances of all classes of Subordinate Certificates have been reduced to zero.

For the avoidance of doubt, and for purposes of clauses (1) and (2) above, neither (i) a Payment Accommodation with respect to any Mortgage Loan or Serviced Whole Loan nor (ii) any default or delinquency that would have existed but for such Payment Accommodation will constitute an Appraisal Reduction Event, for so long as the related borrower is complying with the terms of such Payment Accommodation.

A “Payment Accommodation” for any Mortgage Loan or Serviced Whole Loan means the entering into of any temporary forbearance agreement as a result of the COVID-19 emergency (and qualification as a COVID-19 emergency forbearance will be determined by the special servicer in its sole and absolute discretion in accordance with the Servicing Standard) relating to payment obligations or operating covenants under the related mortgage loan documents or the use of funds on deposit in any reserve account or escrow account for any purpose other than the explicit purpose described in the related mortgage loan documents, that in each case: (i) is entered into no later than July 13, 2022; (ii) provides for no more than 3 months of forbearance; and (iii) requires full repayment of deferred payments and escrows within 12 months of the date of the first forbearance for such Mortgage Loan or Serviced Whole Loan. No Payment Accommodation may be granted if the Mortgage Loan or Serviced Whole Loan is in default with respect to any loan provision other than the provision(s) subject to the forbearance request. The special servicer will process all Payment Accommodations requested in its sole and absolute discretion in accordance with the Servicing Standard, and the master servicer will have no processing, consent or other rights with respect thereto.

The “Appraisal Reduction Amount” for any Distribution Date and for any Mortgage Loan (other than any Non-Serviced Mortgage Loan), Serviced Companion Loan or any Serviced Whole Loan as to which any Appraisal Reduction Event has occurred, will be an amount, calculated by the special servicer (and, prior to the occurrence and continuance of a Consultation Termination Event, in consultation with the Directing Certificateholder (except in the case of an Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class) and, after the occurrence and during the continuance of a Control Termination Event, in consultation with the Directing Certificateholder (except with respect to such Excluded Loan) and the operating advisor and, after the occurrence and during the continuance of a Consultation Termination Event, in consultation with the operating advisor), as of the first Determination Date that is at least 10 business days following the date the special servicer receives an appraisal (together with information requested by the special servicer from the master servicer in accordance with the PSA that is in the possession of the master servicer and reasonably necessary to calculate the Appraisal Reduction Amount) or conducts a valuation described below equal to the excess of:

(a)       the Stated Principal Balance of that Mortgage Loan or the Stated Principal Balance of the applicable Serviced Whole Loan, as the case may be, over

(b)       the excess of

1.   the sum of

a)       90% of the appraised value of the related Mortgaged Property as determined (A) by one or more MAI appraisals obtained by the special servicer with respect to that Mortgage Loan or Serviced Whole Loan with an outstanding principal balance equal to or in excess of $2,000,000 (the costs of which will be paid by the master servicer as an Advance), or (B) by an internal valuation performed by the special servicer (or at the special servicer’s election, by one or more MAI appraisals obtained by the special servicer) with respect to any Mortgage Loan or Serviced Whole Loan with an outstanding principal balance less than $2,000,000, minus with respect to any MAI appraisals such downward adjustments as the special servicer may make (without implying any obligation to do so) based upon its review of the appraisals and any other information it deems relevant; and

b)       all escrows, letters of credit and reserves in respect of that Mortgage Loan or Serviced Whole Loan as of the date of calculation; over

2.   the sum as of the Due Date occurring in the month of the date of determination of

a)       to the extent not previously advanced by the master servicer or the trustee, all unpaid interest due on that Mortgage Loan or Serviced Whole Loan at a per annum rate equal to the Mortgage Rate,

b)       all P&I Advances on the related Mortgage Loan and all Servicing Advances on the related Mortgage Loan or Serviced Whole Loan not reimbursed from the proceeds of such Mortgage Loan or Serviced Whole Loan and interest on those Advances at the Reimbursement Rate in respect of that Mortgage Loan or Serviced Whole Loan, and

c)       all currently due and unpaid real estate taxes and assessments, insurance premiums and ground rents, unpaid Special Servicing Fees and all other amounts due and unpaid (including any capitalized interest whether or not then due and payable) with respect to such Mortgage Loan or Serviced Whole Loan (which taxes, premiums, ground rents and other amounts have not been the subject of an Advance by the master servicer, the special servicer or the trustee, as applicable).

Each Serviced Whole Loan will be treated as a single mortgage loan for purposes of calculating an Appraisal Reduction Amount with respect to the Mortgage Loan and Companion Loans, as applicable, that comprise such Serviced Whole Loan. Any Appraisal Reduction Amount that would impact any Serviced Mortgage Loan will be allocated, pro rata, between the related Serviced Mortgage Loan and the related Serviced Pari Passu Companion Loans based upon their respective outstanding principal balances.

The special servicer will be required to use reasonable efforts to order an appraisal or conduct a valuation promptly upon the occurrence of an Appraisal Reduction Event (other than with respect to a Non-Serviced Whole Loan). On the first Determination Date occurring on or after the tenth business day following the receipt of the MAI appraisal or the completion of the valuation, the special servicer will be required to calculate and report to the master servicer, the trustee, the certificate administrator, the operating advisor and, prior to the occurrence and continuance of any Consultation Termination Event, the Directing Certificateholder, the Appraisal Reduction Amount, taking into account the results of such appraisal or valuation and receipt of information requested by the special servicer from the master servicer that is in the possession of the master servicer and reasonably necessary to calculate the Appraisal Reduction Amount. Such report will also be forwarded by the special servicer, to the extent any related Serviced Pari Passu Companion Loan has been included in a securitization transaction, to the master servicer of such securitization into which the related Serviced Pari Passu Companion Loan has been sold, or to the holder of any related Serviced Pari Passu Companion Loan.

Following the master servicer’s receipt from the special servicer of the calculation of the Appraisal Reduction Amounts, the master servicer will be required to provide such information to the certificate administrator in the form of the CREFC® loan periodic update file and CREFC® appraisal reduction template provided to it by the special servicer.

In the event that the special servicer has not received any required MAI appraisal within 60 days after the Appraisal Reduction Event (or, in the case of an appraisal in connection with an Appraisal Reduction Event described in clauses (1) and (6) of the definition of Appraisal Reduction Event above, within 120 days (in the case of clause (1)) or 90 or 120 days (in the case of clause (6)), respectively, after the initial delinquency for the related Appraisal Reduction Event), the Appraisal Reduction Amount will be deemed to be an amount equal to 25% of the current Stated Principal Balance of the related Mortgage Loan (or Serviced Whole Loan) until an MAI appraisal is received by the special servicer and the Appraisal Reduction Amount is calculated as of the first Determination Date that is at least 10 business days after the special servicer’s receipt of such MAI appraisal or completion of its internal valuation. The master servicer will provide (via electronic delivery) the special servicer with any information in its possession that is reasonably required to determine, redetermine, calculate or recalculate any Appraisal Reduction Amount pursuant to its definition using reasonable efforts to deliver such information within four business days of the special servicer’s reasonable request; provided, however, that the special servicer’s failure to timely make such a request will not relieve the master servicer of its obligation to use reasonable efforts to provide such information to the special servicer within 4 business days following the special servicer’s reasonable request. The master servicer will not calculate Appraisal Reduction Amounts.

With respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan) and any Serviced Whole Loan as to which an Appraisal Reduction Event has occurred (unless the Mortgage Loan or Serviced Whole Loan has remained current for 3 consecutive Periodic Payments, and with respect to which no other Appraisal Reduction Event has occurred with respect to that Mortgage Loan or Serviced Whole Loan during the preceding 3 months (for such purposes taking into account any amendment or modification of such Mortgage Loan, any related Serviced Pari Passu Companion Loan or Serviced Whole Loan)), the special servicer is required (i) within 30 days of each anniversary of the related Appraisal Reduction Event and (ii) upon its determination that the value of the related Mortgaged Property has materially changed, to notify the master servicer of the occurrence of such anniversary or determination and to order an appraisal (which may be an update of a prior appraisal), the cost of which will be paid by the master servicer as a Servicing Advance (or to the extent it would be a Nonrecoverable Advance, an expense of the issuing entity paid out of the Collection Account), or to conduct an internal valuation, as applicable. Based upon the appraisal or valuation and receipt of information reasonably requested by the special servicer from the master servicer that is in the possession of the master servicer and reasonably necessary to calculate the Appraisal Reduction Amount, the special servicer is required to determine or redetermine and calculate or recalculate, as applicable, and report to the master servicer, the trustee, the certificate administrator, the operating advisor and, prior to the occurrence and continuance of a Consultation Termination Event, and other than with respect to an Excluded Loan with respect to the Directing Certificateholder, the Directing Certificateholder, the amount and calculation or recalculation of the Appraisal Reduction Amount or Collateral Deficiency Amount, as applicable, with respect to the Mortgage Loan or Serviced Whole Loan, as applicable. Such report will also be forwarded, to the extent the related Serviced Companion Loan has been included in a securitization transaction, to the master servicer of such securitization transaction, or to the holder of any related Serviced Companion Loan, by the special servicer. Prior to the occurrence and continuance of a Consultation Termination

Event other than with respect to an Excluded Loan as to the Directing Certificateholder, the special servicer will consult with the Directing Certificateholder, with respect to any appraisal, valuation or downward adjustment in connection with an Appraisal Reduction Amount. Notwithstanding the foregoing, the special servicer will not be required to obtain an appraisal or valuation with respect to a Mortgage Loan or Serviced Whole Loan that is the subject of an Appraisal Reduction Event to the extent the special servicer has obtained an appraisal or valuation with respect to the related Mortgaged Property within the 12-month period prior to the occurrence of the Appraisal Reduction Event. Instead, the special servicer may use the prior appraisal or valuation in calculating any Appraisal Reduction Amount with respect to the Mortgage Loan or Serviced Whole Loan, provided that the special servicer is not aware of any material change to the Mortgaged Property that has occurred that would affect the validity of the appraisal or valuation.

Each Non-Serviced Mortgage Loan is subject to provisions in the related Non-Serviced PSA relating to appraisal reductions that are similar, but not necessarily identical, to the provisions described above. The existence of an appraisal reduction under a Non-Serviced PSA in respect of the related Non-Serviced Mortgage Loan will proportionately reduce the master servicer’s or the trustee’s, as the case may be, obligation to make P&I Advances on the related Non-Serviced Mortgage Loan and will generally have the effect of reducing the amount otherwise available for distributions to the Certificateholders and the RR Interest Owner. Pursuant to such Non-Serviced PSA, the related Non-Serviced Mortgage Loan will be treated, together with each related Non-Serviced Companion Loan, as a single mortgage loan for purposes of calculating an appraisal reduction amount with respect to the loans that comprise a Non-Serviced Whole Loan. Any appraisal reduction amount calculated with respect to a Non-Serviced Whole Loan will generally be allocated first, to any related Subordinate Companion Loan(s) and then, to the related Non-Serviced Mortgage Loan and the related Non-Serviced Pari Passu Companion Loan(s) on a pro rata basis based upon their respective Stated Principal Balances. Any appraisal reduction amount determined under such Non-Serviced PSA and allocable to such Non-Serviced Mortgage Loan pursuant to the related intercreditor agreement will constitute an “Appraisal Reduction Amount” under the terms of the PSA with respect to the Non-Serviced Mortgage Loan.

If any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or any Serviced Whole Loan previously subject to an Appraisal Reduction Amount becomes a Corrected Loan, and no other Appraisal Reduction Event has occurred and is continuing with respect to such Mortgage Loan or Serviced Whole Loan, the Appraisal Reduction Amount and the related Appraisal Reduction Event will cease to exist.

As a result of calculating one or more Appraisal Reduction Amounts (and, in the case of any Whole Loan, to the extent allocated in the related Mortgage Loan), the amount of any required P&I Advance will be reduced, which will have the effect of reducing the allocable amount of interest available to the VRR Interest (to the extent of the VRR Percentage of the reduction in such P&I Advance), on the one hand, and to the most subordinate class of Non-VRR Certificates then-outstanding (i.e., first, to the Class H-RR certificates, second, to the Class G-RR certificates, third, to the Class F certificates, fourth, to the Class E certificates, fifth, to the Class D certificates, sixth, to the Class C certificates, seventh, to the Class B certificates, eighth, to the Class A-S certificates, and finally, pro rata based on their respective interest entitlements, to the Senior Certificates to the extent of the Non-VRR Percentage of the reduction in such P&I Advance), on the other hand. See “—Advances”.

Appraisal Reduction Amounts and Cumulative Appraisal Reduction Amounts allocated to a related Mortgage Loan will be allocated between the VRR Interest on the one hand and the Non-VRR Certificates, on the other hand, based on the VRR Percentage and the Non-VRR Percentage, respectively.

As of the first Determination Date following a Mortgage Loan (other than a Non-Serviced Mortgage Loan) becoming an AB Modified Loan, the special servicer will be required to calculate whether a Collateral Deficiency Amount exists with respect to such AB Modified Loan, taking into account the most recent appraisal obtained by the special servicer with respect to such Mortgage Loan, and all other information in its possession relevant to a Collateral Deficiency Amount determination. Upon obtaining knowledge or receipt of notice by the special servicer that a Non-Serviced Mortgage Loan has become an AB Modified Loan, the special servicer will be required to (i) promptly request from the related Non-

Serviced Master Servicer, Non-Serviced Special Servicer and Non-Serviced Trustee the most recent appraisal with respect to such AB Modified Loan, in addition to all other information reasonably required by the special servicer to calculate whether a Collateral Deficiency Amount exists with respect to such AB Modified Loan, and (ii) as of the first Determination Date following receipt by the special servicer of the appraisal and any other information set forth in the immediately preceding clause (i) that the special servicer reasonably expects to receive, calculate whether a Collateral Deficiency Amount exists with respect to such AB Modified Loan, taking into account the most recent appraisal obtained by the Non-Serviced Special Servicer with respect to such Non-Serviced Mortgage Loan, and all other information in its possession relevant to a Collateral Deficiency Amount determination. Upon obtaining actual knowledge or receipt of notice by any other party to the PSA that a Non-Serviced Mortgage Loan has become an AB Modified Loan, such party will be required to promptly notify the special servicer thereof. None of the master servicer, the trustee, the operating advisor or the certificate administrator will calculate or verify any Collateral Deficiency Amount.

A “Cumulative Appraisal Reduction Amount” as of any date of determination, is equal to the sum of (i) all Appraisal Reduction Amounts then in effect, and (ii) with respect to any AB Modified Loan, any Collateral Deficiency Amount then in effect. The master servicer and the certificate administrator will be entitled to conclusively rely on the special servicer’s calculation or determination of any Cumulative Appraisal Reduction Amount with respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan). With respect to a Non-Serviced Mortgage Loan, the special servicer, the master servicer and the certificate administrator will be entitled to conclusively rely on the calculation or determination of any Appraisal Reduction Amount or Collateral Deficiency Amount with respect to such Mortgage Loan performed by the applicable servicer responsible therefor pursuant to the related Non-Serviced PSA.

“AB Modified Loan” means any Corrected Loan (1) that became a Corrected Loan (which includes for purposes of this definition any Non-Serviced Mortgage Loan that became a “corrected loan” (or any term substantially similar thereto) pursuant to the related Non-Serviced PSA) due to a modification thereto that resulted in the creation of an AB note structure (or similar structure) and as to which the new junior note(s) did not previously exist or the principal amount of the new junior note(s) was previously part of either an A note held by the issuing entity or the original unmodified Mortgage Loan and (2) as to which an Appraisal Reduction Amount is not in effect.

“Collateral Deficiency Amount” means, with respect to any AB Modified Loan as of any date of determination, the excess of (i) the Stated Principal Balance of such AB Modified Loan (taking into account the related junior note(s) and any pari passu notes included therein), over (ii) the sum of (in the case of a Whole Loan, solely to the extent allocable to the subject Mortgage Loan) (x) the most recent appraised value for the related Mortgaged Property or Mortgaged Properties, plus (y) solely to the extent not reflected or taken into account in such appraised value and to the extent on deposit with, or otherwise under the control of, the lender as of the date of such determination, any capital or additional collateral contributed by the related borrower at the time the Mortgage Loan became (and as part of the modification related to) such AB Modified Loan for the benefit of the related Mortgaged Property or Mortgaged Properties (provided that in the case of a Non-Serviced Mortgage Loan, the amounts set forth in this clause (y) will be taken into account solely to the extent relevant information is received by the special servicer), plus (z) any other escrows or reserves (in addition to any amounts set forth in the immediately preceding clause (y) and solely to the extent not reflected or taken into account in the calculation of any related Appraisal Reduction Amount) held by the lender in respect of such AB Modified Loan as of the date of such determination, which such excess, for the avoidance of doubt, will be determined separately from and exclude any related Appraisal Reduction Amounts. The master servicer, the operating advisor and the certificate administrator will be entitled to conclusively rely on the special servicer’s calculation or determination of any Collateral Deficiency Amount.

For purposes of determining the Controlling Class and the occurrence and continuance of a Control Termination Event or an Operating Advisor Consultation Event, the VRR Percentage of any Cumulative Appraisal Reduction Amounts will be allocated to the VRR Interest to notionally reduce (to not less than zero) the VRR Interest Balance thereof, and the Non-VRR Percentage of any Cumulative Appraisal Reduction Amounts will be allocated to each class of Principal Balance Certificates in reverse sequential order to notionally reduce their Certificate Balances until the Certificate Balances of each such class is notionally reduced to zero (i.e., first, to the Class H-RR certificates, second, to the Class G-RR certificates, third, to the Class F certificates, fourth, to the Class E certificates, fifth, to the Class D certificates, sixth, to the Class C certificates, seventh, to the Class B certificates, eighth, to the Class A-S certificates and finally, pro rata based on their respective interest entitlements, to the Senior Certificates (other than the Class X-A, Class X-B, Class X-D and Class X-F Certificates)).

In addition, for purposes of determining the Controlling Class and the occurrence and continuance of a Control Termination Event, the Non-VRR Percentage of Collateral Deficiency Amounts allocated to a related AB Modified Loan will be allocated to each class of Control Eligible Certificates in reverse sequential order to notionally reduce the Certificate Balance thereof until the related Certificate Balance of each such class is reduced to zero (i.e., first, to the Class H-RR certificates, second, to the Class G-RR certificates). For the avoidance of doubt, for purposes of determining the Controlling Class and the occurrence of a Control Termination Event, any Class of Control Eligible Certificates will be allocated to the Non-VRR Percentage of both applicable Appraisal Reduction Amounts and applicable Collateral Deficiency Amounts (the sum of which will constitute the applicable Cumulative Appraisal Reduction Amount), as described in this and the prior paragraph.

With respect to any Appraisal Reduction Amount or Collateral Deficiency Amount calculated for purposes of determining the Controlling Class and the occurrence and continuance of a Control Termination Event or an Operating Advisor Consultation Event, the appraised value of the related Mortgaged Property will be determined on an “as-is” basis. The special servicer will be required to promptly notify the master servicer and the certificate administrator of (i) any Appraisal Reduction Amount, (ii) any Collateral Deficiency Amount, and (iii) any resulting Cumulative Appraisal Reduction Amount, and the certificate administrator will be required to promptly post notice of such Appraisal Reduction Amount, Collateral Deficiency Amount and/or Cumulative Appraisal Reduction Amount, as applicable, to the certificate administrator’s website.

Any class of Control Eligible Certificates, the Certificate Balance of which (taking into account the application of any Appraisal Reduction Amounts or Collateral Deficiency Amounts to notionally reduce the Certificate Balance of such class) has been reduced to less than 25% of its initial Certificate Balance, is referred to as an “Appraised-Out Class”. Any Appraised-Out Class will no longer be the Controlling Class; provided, however, that, if at any time, the Certificate Balances of the certificates other than the Control Eligible Certificates and the VRR Interest have been reduced to zero as a result of principal payments on the Mortgage Loans, then the Controlling Class will be the most subordinate class of Control Eligible Certificates that has a Certificate Balance greater than zero without regard to any Appraisal Reduction Amounts. The holders of the majority (by Certificate Balance) of an Appraised-Out Class will have the right, at their sole expense, to require the special servicer to order (or, with respect to a Non-Serviced Mortgage Loan, require the master servicer to request from the applicable Non-Serviced Special Servicer) a second appraisal of any Mortgage Loan (or Serviced Whole Loan) for which an Appraisal Reduction Event has occurred or as to which there exists a Collateral Deficiency Amount (such holders, the “Requesting Holders”). The special servicer will use its reasonable best efforts to ensure that such appraisal is delivered within 30 days from receipt of the Requesting Holders’ written request and will ensure that such appraisal is prepared on an “as is” basis by an MAI appraiser. With respect to any such Non-Serviced Mortgage Loan, the master servicer will be required to use commercially reasonable efforts to obtain such second appraisal from the applicable Non-Serviced Special Servicer and to forward such second appraisal to the special servicer. Upon receipt of such supplemental appraisal, the special servicer will be required to determine, in accordance with the Servicing Standard, whether, based on its assessment of such supplemental appraisal, any recalculation of the applicable Appraisal Reduction Amount or Collateral Deficiency Amount, as applicable, is warranted and, if so warranted, will recalculate such Appraisal Reduction Amount or Collateral Deficiency Amount, as applicable, based upon such supplemental appraisal and receipt of information that is in the possession of the master servicer and reasonably requested by the special servicer from the master servicer as described above. If required by any such recalculation, the applicable Appraised-Out Class will be reinstated as the Controlling Class and each other Appraised-Out Class will, if applicable, have its related Certificate Balance notionally restored to the extent required by such recalculation of the Appraisal Reduction Amount or Collateral Deficiency Amount, if applicable.

Any Appraised-Out Class for which the Requesting Holders are challenging the special servicer’s Appraisal Reduction Amount or Collateral Deficiency Amount determination may not exercise any direction, control, consent and/or similar rights of the Controlling Class until such time, if any, as such class is reinstated as the Controlling Class; the rights of the Controlling Class will be exercised by the next most senior class of Control Eligible Certificates, if any, during such period.

With respect to each Non-Serviced Mortgage Loan, the related Non-Serviced Directing Certificateholder will be subject to provisions similar to those described above. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”, “—The Non-Serviced A/B Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Maintenance of Insurance

To the extent permitted by the related Mortgage Loan and required by the Servicing Standard, the master servicer (with respect to the Mortgage Loans and any related Serviced Companion Loan, but excluding any Non-Serviced Mortgage Loan) will be required to use efforts consistent with the Servicing Standard to cause each borrower to maintain, and the special servicer (with respect to REO Properties other than a Mortgaged Property securing a Non-Serviced Whole Loan and subject to the conditions set forth in the following sentence) will maintain, for the related Mortgaged Property all insurance coverage required by the terms of the related Mortgage Loan documents; provided, however, that the master servicer (with respect to Mortgage Loans and any related Serviced Companion Loan) will not be required to cause the borrower to maintain and the special servicer (with respect to REO Properties) will not be required to maintain terrorism insurance to the extent that the failure of the related borrower to do so is an Acceptable Insurance Default (as defined below) or if the trustee does not have an insurable interest. Insurance coverage is required to be in the amounts (which, in the case of casualty insurance, is generally equal to the lesser of the outstanding principal balance of the related Mortgage Loan and the replacement cost of the related Mortgaged Property), and from an insurer meeting the requirements, set forth in the related Mortgage Loan documents. If the borrower does not maintain such coverage, the master servicer (with respect to such Mortgage Loans and any related Serviced Companion Loan) or the special servicer (with respect to REO Properties other than a Mortgaged Property securing a Non-Serviced Whole Loan), as the case may be, will be required to maintain such coverage to the extent such coverage is available at commercially reasonable rates and the trustee has an insurable interest, as determined by the master servicer (with respect to the Mortgage Loans and any related Serviced Companion Loan) or the special servicer (with respect to REO Properties other than a Mortgaged Property securing a Non-Serviced Whole Loan), as applicable, in accordance with the Servicing Standard; provided that if any Mortgage Loan documents permit the holder thereof to dictate to the borrower the insurance coverage to be maintained on such Mortgaged Property, the master servicer or, with respect to REO Property, the special servicer will impose or maintain such insurance requirements as are consistent with the Servicing Standard taking into account the insurance in place at the origination of the Mortgage Loan; provided, further, that with respect to the immediately preceding proviso the master servicer will be obligated to use efforts consistent with the Servicing Standard to cause the borrower to maintain (or to itself maintain) insurance against property damage resulting from terrorist or similar acts unless the borrower’s failure is an Acceptable Insurance Default as determined by the master servicer (with respect to a non-Specially Serviced Loan) or the special servicer (with respect to a Specially Serviced Loan) with (unless a Control Termination Event has occurred and is continuing and other than with respect to an Excluded Loan with respect to the Directing Certificateholder) the consent of the Directing Certificateholder or (after the occurrence and during the continuance of a Control Termination Event, but prior to the occurrence and continuance of a Consultation Termination Event, and other than with respect to any Excluded Loan with respect to the Directing Certificateholder) after consultation with the Directing Certificateholder. In addition, upon request of a Risk Retention Consultation Party with respect to any individual triggering event, the special servicer will be required to consult on a non-binding basis with such Risk Retention Consultation Party (only with respect to a Specially Serviced Loan and other than with respect to any Mortgage Loan that is an Excluded Loan as to such party) within the same time period as it would obtain the consent of, or consult with, the Directing Certificateholder in connection with any such determination by the special servicer of an Acceptable Insurance Default. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans” and “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties”.

Notwithstanding any contrary provision above, the master servicer will not be required to maintain, and will not be in default for failing to obtain, any earthquake or environmental insurance on any Mortgaged Property unless (other than with respect to a Mortgaged Property securing a Non-Serviced Mortgage Loan) such insurance was required at the time of origination of the related Mortgage Loan, the trustee has an insurable interest and such insurance is currently available at commercially reasonable rates. In addition, the master servicer and special servicer will be entitled to rely on insurance consultants (at the applicable servicer’s expense) in determining whether any insurance is available at commercially reasonable rates. After the master servicer determines that a Mortgaged Property (other than a Mortgaged Property securing a Non-Serviced Mortgage Loan) is located in an area identified as a federally designated special flood hazard area (and flood insurance has been made available), the master servicer will be required to use efforts consistent with the Servicing Standard (1) to cause the borrower to maintain (to the extent required by the related Mortgage Loan documents), and (2) if the borrower does not so maintain, to itself maintain to the extent the trustee, as mortgagee, has an insurable interest in the Mortgaged Property and such insurance is available at commercially reasonable rates (as determined by the master servicer in accordance with the Servicing Standard but only to the extent that the related Mortgage Loan permits the lender to require the coverage) a flood insurance policy in an amount representing coverage not less than the lesser of (x) the outstanding principal balance of the related Mortgage Loan (and any related Serviced Companion Loan) and (y) the maximum amount of insurance which is available under the National Flood Insurance Act of 1968, as amended, plus such additional excess flood coverage with respect to the Mortgaged Property, if any, in an amount consistent with the Servicing Standard.

Notwithstanding the foregoing, with respect to the Mortgage Loans (other than a Non-Serviced Mortgage Loan) and any related Serviced Companion Loan that either (x) require the borrower to maintain “all-risk” property insurance (and do not expressly permit an exclusion for terrorism) or (y) contain provisions generally requiring the applicable borrower to maintain insurance in types and against such risks as the holder of such Mortgage Loan and any related Serviced Companion Loan reasonably requires from time to time in order to protect its interests, the master servicer will be required to, consistent with the Servicing Standard, (A) monitor in accordance with the Servicing Standard whether the insurance policies for the related Mortgaged Property contain exclusions in addition to those customarily found in insurance policies for mortgaged properties similar to the Mortgaged Properties on or prior to September 11, 2001 (“Additional Exclusions”) (provided that the master servicer and the special servicer will be entitled to conclusively rely upon certificates of insurance in determining whether such policies contain Additional Exclusions), (B) request the borrower to either purchase insurance against the risks specified in the Additional Exclusions or provide an explanation as to its reasons for failing to purchase such insurance, and (C) if the related Mortgage Loan is a Specially Serviced Loan, notify the special servicer if it has knowledge that any insurance policy contains Additional Exclusions or if it has knowledge that any borrower fails to purchase the insurance requested to be purchased by the master servicer pursuant to clause (B) above. If the master servicer (with respect to a non-Specially Serviced Loan) or the special servicer (with respect to a Specially Serviced Loan) determines in accordance with the Servicing Standard that such failure is not an Acceptable Insurance Default, the special servicer (with regard to such determination made by the special servicer) will be required to notify the master servicer and the master servicer will be required to use efforts consistent with the Servicing Standard to cause such insurance to be maintained. If the master servicer (with respect to a non-Specially Serviced Loan) or the special servicer (with respect to a Specially Serviced Loan) determines that such failure is an Acceptable Insurance Default, it will be required to promptly deliver such conclusions in writing to the 17g-5 Information Provider for posting to the 17g-5 Information Provider’s website for those Mortgage Loans that (i) have one of the 10 highest outstanding principal balances of the Mortgage Loans then included in the issuing entity or (ii) comprise more than 5% of the outstanding principal balance of the Mortgage Loans then included in the issuing entity.

“Acceptable Insurance Default” means, with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan, a default under the related Mortgage Loan documents arising by reason of (i) any failure on the part of the related borrower to maintain with respect to the related Mortgaged Property specific insurance coverage with respect to, or an all-risk casualty insurance policy that does not specifically exclude, terrorist or similar acts, and/or (ii) any failure on the part of the related borrower to maintain with respect to the related Mortgaged Property insurance coverage with respect to damages or casualties caused by terrorist or similar acts upon terms not materially less favorable than those in place as of the Closing Date, in each case, as to which default the master servicer and the special servicer may forbear taking any enforcement action; provided that, subject to the consent or consultation rights of the Directing Certificateholder and/or the consultation rights of a Risk Retention Consultation Party (solely with respect to Specially Serviced Loans), or the holder of any Companion Loan, the master servicer (with respect to a non-Specially Serviced Loan) or the special servicer (with respect to a Specially Serviced Loan) has determined in its reasonable judgment based on inquiry consistent with the Servicing Standard that either (a) such insurance is not available at commercially reasonable rates and that such hazards are not at the time commonly insured against for properties similar to the related Mortgaged Property and located in or around the region in which such related Mortgaged Property is located, or (b) such insurance is not available at any rate.

During the period that the master servicer or the special servicer is evaluating the availability of such insurance, or waiting for a response from the Directing Certificateholder or the holder of any Companion Loan, and/or (solely with respect to Specially Serviced Loans) upon the request of a Risk Retention Consultation Party, consulting (on a non-binding basis) with such Risk Retention Consultation Party, neither the master servicer nor the special servicer will be liable for any loss related to its failure to require the borrower to maintain (or its failure to maintain) such insurance and neither will be in default of its obligations as a result of such failure.

The special servicer will be required to maintain (or cause to be maintained) fire and hazard insurance on each REO Property (other than any REO Property with respect to a Non-Serviced Mortgage Loan) for which it is acting as special servicer, to the extent obtainable at commercially reasonable rates and the trustee has an insurable interest, in an amount that is at least equal to the lesser of (1) the full replacement cost of the improvements on the REO Property, and (2) the outstanding principal balance owing on the related Mortgage Loan and any related Serviced Companion Loan or REO Loan, as applicable, and in any event, the amount necessary to avoid the operation of any co-insurance provisions. In addition, if the REO Property is located in an area identified as a federally designated special flood hazard area, the special servicer will be required to cause to be maintained, to the extent available at commercially reasonable rates (as determined by the special servicer (prior to the occurrence and continuance of a Control Termination Event, with the consent of the Directing Certificateholder)) and, with respect to a Specially Serviced Loan and upon request of a Risk Retention Consultation Party, upon non-binding consultation with such Risk Retention Consultation Party within the same time period as it would obtain the consent of, or consult with, the Directing Certificateholder (in either such case, in accordance with the Servicing Standard), a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration in an amount representing coverage not less than the maximum amount of insurance that is available under the National Flood Insurance Act of 1968, as amended, plus such additional excess flood insurance with respect to the Mortgaged Property, if any, in an amount consistent with the Servicing Standard.

The PSA provides that the master servicer may satisfy its obligation to cause each applicable borrower to maintain a hazard insurance policy and the master servicer or special servicer may satisfy its obligation to maintain hazard insurance by maintaining a blanket or master single interest or force-placed policy insuring against hazard losses on the applicable Mortgage Loans and related Serviced Companion Loan and REO Properties (other than a Mortgaged Property securing a Non-Serviced Whole Loan), as applicable. Any losses incurred with respect to Mortgage Loans (and any related Serviced Companion Loan) or REO Properties due to uninsured risks (including earthquakes, mudflows and floods) or insufficient hazard insurance proceeds may adversely affect payments to Certificateholders and the RR Interest Owner. Any cost incurred by the master servicer or special servicer in maintaining a hazard insurance policy, if the borrower defaults on its obligation to do so, will be advanced by the master servicer as a Servicing Advance and will be charged to the related borrower. Generally, no borrower is required by the Mortgage Loan documents to maintain earthquake insurance on any Mortgaged Property and the special servicer will not be required to maintain earthquake insurance on any REO Properties. Any cost of maintaining that kind of required insurance or other earthquake insurance obtained by the special servicer will be paid out of the applicable REO Account or advanced by the master servicer as a Servicing Advance.

The costs of the insurance may be recovered by the master servicer or the trustee, as the case may be, from reimbursements received from the borrower or, if the borrower does not pay those amounts, as a Servicing Advance as set forth in the PSA. All costs and expenses incurred by the special servicer in maintaining the insurance described above on REO Properties will be paid out of the related REO Account or, if the amount in such account is insufficient, such costs and expenses will be advanced by the master servicer to the special servicer as a Servicing Advance to the extent that such Servicing Advance is not determined to be a Nonrecoverable Advance and otherwise will be paid to the special servicer from general collections in the Collection Account.

No pool insurance policy, special hazard insurance policy, bankruptcy bond, repurchase bond or certificate guarantee insurance will be maintained with respect to the Mortgage Loans, nor will any Mortgage Loan be subject to Federal Housing Administration insurance.

Modifications, Waivers and Amendments

The master servicer will be responsible for processing waivers, modifications, amendments and consents that are not Major Decisions, Special Servicer Decisions or Payment Accommodations with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) or any related Serviced Companion Loan that, in either case, is not a Specially Serviced Loan, without the consent or approval of the Directing Certificateholder (except as specified in the definition of “Master Servicer Decision”) or the consent or approval of the special servicer. The special servicer will be responsible for processing waivers, modifications, amendments and consents with respect to Specially Serviced Loans and will also be responsible for processing waivers, modifications, amendments and consents that are Major Decisions, Special Servicer Decisions or Payment Accommodations with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) and any related Serviced Companion Loan. However, except as otherwise set forth in this paragraph, neither the special servicer nor the master servicer may waive, modify or amend (or consent to waive, modify or amend) any provision of a Mortgage Loan and/or Serviced Companion Loan that is not in default or as to which default is not reasonably foreseeable except for (1) the waiver of any due-on-sale clause or due-on-encumbrance clause to the extent permitted in the PSA, and (2) any waiver, modification or amendment that would not be a “significant modification” of the Mortgage Loan within the meaning of Treasury Regulations Section 1.860G-2(b) or otherwise (i) cause either Trust REMIC to fail to qualify as a REMIC, or the Grantor Trust to fail to qualify as a grantor trust or (ii) result in the imposition of a tax upon either Trust REMIC, the Grantor Trust or the issuing entity. Prior to the occurrence and continuance of a Control Termination Event and other than with respect to an Excluded Loan with respect to the Directing Certificateholder, the special servicer will only be permitted under the PSA to agree to any modifications, waivers and amendments that constitute Major Decisions with the consent of the Directing Certificateholder (which consent will be deemed given (unless earlier objected to by the Directing Certificateholder and such objection is communicated to the special servicer) within 10 business days, of the Directing Certificateholder’s receipt from the special servicer of the special servicer’s recommendation and analysis with respect to such Major Decision); provided that after the occurrence and during the continuance of a Control Termination Event, but prior to a Consultation Termination Event, the special servicer will not be permitted to agree to any such matter without the special servicer’s consultation with the Directing Certificateholder as provided in the PSA and described in this prospectus.

Upon receiving a request for any matter described in the first paragraph of this section that constitutes a Major Decision, Special Servicer Decision or Payment Accommodation with respect to a Mortgage Loan (other than any Non-Serviced Mortgage Loan) that is not a Specially Serviced Loan, the master servicer will be required to promptly forward such request to the special servicer and the special servicer will be required to process such request (including, without limitation, interfacing with the borrower) (unless the master servicer and special servicer mutually agree with respect to a Mortgage Loan or Serviced Whole Loan that is not a Specially Serviced Loan that the master servicer will process such request with respect to a Major Decision or a Special Servicer Decision) and except as provided in the next sentence, the master servicer will have no further obligation with respect to such request or the Major Decision, Special Servicer Decision or Payment Accommodation. The master servicer will deliver any additional information in the master servicer’s possession to the special servicer requested by the special servicer relating to such Major Decision, Special Servicer Decision or Payment Accommodation. Unless the master servicer and special servicer mutually agree that the master servicer will process a Major Decision or a Special Servicer Decision with respect to a Mortgage Loan or Serviced Whole Loan that is not a Specially Serviced Loan, the master servicer will not be permitted to process any Major Decision, Special Servicer Decision or Payment Accommodation and will not be required to interface with the borrower or provide a written recommendation and/or analysis with respect to any Major Decision, Special Servicer Decision or Payment Accommodation. If the master servicer and special servicer mutually agree that the master servicer will process a Major Decision or Special Servicer Decision with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan that is a non-Specially Serviced Loan, the master servicer will be required to obtain the special servicer’s prior consent (or deemed consent) to the Major Decision or Special Servicer Decision, as applicable.

In connection with the mutual agreement between the special servicer and the master servicer that the master servicer would process a Major Decision or a Special Servicing Decision, the master servicer will deliver notice to the special servicer upon completion of the related transaction (and the special servicer, prior to the occurrence and continuance of a Consultation Termination Event and other than in respect of any Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, will deliver such notice to the Directing Certificateholder (except to the extent that the special servicer or the Directing Certificateholder, as applicable, notifies the master servicer that the special servicer or the Directing Certificateholder, as applicable, does not desire to receive copies of such items)).

With respect to a Non-Specially Serviced Loan, the following actions will be performed by the master servicer (each such action, a “Master Servicer Decision”) and, in connection with each such action, the master servicer will not be required to seek or obtain the consent or approval of (or consult with) the Directing Certificateholder (other than as provided below in this paragraph), the special servicer or a Risk Retention Consultation Party: (i) grant waivers of non-material covenant defaults (other than financial covenants and receipt of financial statements, but including immaterial timing waivers such as with respect to late financial statements); (ii) consents to releases of non-material, non-income producing parcels of a Mortgaged Property that do not materially affect the use or value of the related Mortgaged Property or the ability of the related borrower to pay amounts due in respect of the Mortgage Loan as and when due, provided such releases are required by the related Mortgage Loan documents and there is no lender discretion permitted under the Mortgage Loan documents; (iii) approve or consent to grants of easements or rights of way (including, without limitation for utilities, access, parking, public improvements or another purpose) or subordination of the lien of the Mortgage Loan to easements if such easements or rights of way do not materially affect the use or value of a Mortgaged Property or a borrower’s ability to make payments with respect to the related Mortgage Loan or any related Companion Loan and the special servicer and the master servicer have agreed that the master servicer will process the same; (iv) grant subordination, non-disturbance and attornment agreements and consents involving leasing activities that do not involve a ground lease and affect an area less than or equal to the lesser of (a) 30% of the net rentable area of the improvements at the Mortgaged Property and (b) 30,000 square feet of the improvements at the Mortgaged Property, including approval of new leases and amendments to current leases; (v) consent to actions and releases related to condemnation of parcels of a Mortgaged Property if such condemnation is not with respect to a material parcel or a material income producing parcel and such condemnation does not materially affect the use or value of the related Mortgaged Property or the ability of the related borrower to pay amounts due in respect of the related Mortgage Loan or Companion Loan when due and the special servicer and the master servicer have agreed that the master servicer will process the same; (vi) consent to a change in property management relating to any Mortgage Loan if the replacement property manager is not a Borrower Party and the Mortgage Loan has an outstanding principal balance less than $10,000,000; (vii) approve annual operating budgets for Mortgage Loans; (viii) grant any extension or enter into any forbearance with respect to the anticipated refinancing of a Mortgage Loan or sale of a Mortgaged Property after the related maturity date of such Mortgage Loan so long as (1) such extension or forbearance does not extend beyond 120 days after the related maturity date and (2) the related borrower has delivered documentation reasonably satisfactory in form and substance to the master servicer or the special servicer which provides that a refinancing of such Mortgage Loan or sale of the related Mortgaged Property will occur within 120 days after the date on which such balloon payment will become due; (ix) (A) other than any note splitting amendments and note re-sizing amendments in accordance with the terms of the subject intercreditor agreement, co-lender agreement or similar agreement, any non-material or administrative modification, amendment, consent to a non-material modification or waiver of any term of any Intercreditor Agreement, co-lender or similar agreement with any mezzanine lender, subordinate debt holder or Companion Holder related to a Mortgage Loan or Whole Loan for which the special servicer and the master servicer have agreed that the master servicer will process the same, and (B) any note splitting amendments and note re-sizing amendments in accordance with the terms of the subject intercreditor agreement, co-lender agreement or similar agreement; provided, that if any such modification or amendment would adversely impact the special servicer, such modification or amendment will additionally require the consent of the special servicer as a condition to its effectiveness; (x) any determination of Acceptable Insurance Default, except that, prior to the occurrence and continuance of any Control Termination Event and other than in the case of any Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, the Directing Certificateholder’s consent (or deemed consent) will be required in accordance with the terms of the PSA for any such determination; (xi) approve or consent to any defeasance of the related Mortgage Loan or Serviced Companion Loan other than agreeing to (A) a modification of the type of defeasance collateral required under the Mortgage Loan or Serviced Whole Loan documents other than direct, non-callable obligations of the United States would be permitted or (B) a modification that would permit a principal prepayment instead of defeasance if the Mortgage Loan or Serviced Whole Loan documents do not otherwise permit such principal prepayment; (xii) any determination to bring a Mortgaged Property into compliance with applicable environmental laws or to otherwise address hazardous material located at a Mortgaged Property subject, prior to the occurrence and continuance of a Control Termination Event and other than with respect to any Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, to the consent (or deemed consent) of the Directing Certificateholder, (xiii) any transfer of the Mortgaged Property that the Mortgage Loan documents allow without the consent of the mortgagee but subject to satisfaction of conditions specified in the Mortgage Loan documents where no lender discretion is necessary in order to determine if such conditions are satisfied; (xiv) to the extent not a Major Decision or a Special Servicer Decision pursuant to clause (x) of the definition of “Major Decision” or clause (iii) of the definition of “Special Servicer Decision”, respectively, any requests for the funding or disbursement of amounts from any escrow accounts, reserve funds or letters of credit held as “performance”, “earn-out”, “holdback” or similar escrows or reserves where such request is for the funding or disbursement of ordinary course impounds, repair and replacement reserves, lender approved budget and operating expenses, and tenant improvements pursuant to an approved lease, routine funding of tax payments and insurance premiums when due and payable, each in accordance with the Mortgage Loan documents (all such fundings and disbursements being collectively referred to as “Routine Disbursements”) or any other funding or disbursement as mutually agreed upon by the master servicer and the special servicer; provided, however, that in the case of any Mortgage Loan, the escrows, reserves, holdbacks and related letters of credit held as “performance”, “earn-out”, “holdback” or similar escrows or reserves that exceed, in the aggregate, at the related origination date, 10% of the initial principal balance of such Mortgage Loan are identified on a certain schedule to the PSA and will not be deemed to constitute a Routine Disbursement, and will instead constitute Special Servicer Decisions, except for the routine funding of tax payments and insurance premiums when due; and (xv) grant or agree to any other waiver, modification, amendment and/or consent that does not constitute a Major Decision or a Special Servicer Decision; provided that (A) any such action would not in any way affect a payment term of the Certificates, (B) any such action would not constitute a “significant modification” of such Mortgage Loan or Companion Loan pursuant to Treasury Regulations Section 1.860G-2(b) and would not otherwise cause either Trust REMIC to fail to qualify as a REMIC for federal income tax purposes (as evidenced by an opinion of counsel (at the issuing entity’s expense), to the extent requesting such opinion is consistent with the Servicing Standard),

(C) agreeing to such action would be consistent with the Servicing Standard, and (D) agreeing to such action would not violate the terms, provisions or limitations of the PSA or any Intercreditor Agreement; provided, further, that in the case of any Master Servicer Decision that requires the consent of the Directing Certificateholder, after the occurrence and during the continuance of a Control Termination Event but prior to the occurrence of a Consultation Termination Event, the Directing Certificateholder will be entitled to consult with the master servicer on a non-binding basis (provided that if the Directing Certificateholder fails to respond to a request for consultation within 10 business days after receipt of such request for consultation from the master servicer, the master servicer will have no further obligation to consult with the Directing Certificateholder with respect to such Master Servicer Decision; provided, however, that the failure of the Directing Certificateholder to respond will not relieve the master servicer from its obligation to consult with the Directing Certificateholder on any future matters).

As used in the definition of “Major Decisions”, “Special Servicer Decisions”, and “Master Servicer Decisions”, “performance”, “earn-out”, “holdback” and similar escrows and reserves refers to any escrow or reserve, the release of which is subject to the satisfaction of specifically identified financial or leasing conditions or the occurrence of a specifically identified event or otherwise requires or permits lender’s discretion, in each case as set forth in the Mortgage Loan Documents and related to the borrower or Mortgaged Property.

In the case of any Master Servicer Decision that requires the consent of the Directing Certificateholder, such consent will be deemed given if a response to the request for consent is not provided within 10 business days after receipt of the master servicer’s written recommendation and analysis and all information reasonably requested by the Directing Certificateholder, and reasonably available to the master servicer in order to grant or withhold such consent.

If, and only if, the special servicer determines that a modification, waiver or amendment (including the forgiveness or deferral of interest or principal or the substitution or release of collateral or the pledge of additional collateral) of the terms of a Specially Serviced Loan with respect to which a payment default or other material default has occurred or a payment default or other material default is, in the special servicer’s judgment, reasonably foreseeable, is reasonably likely to produce a greater (or equivalent) recovery on a net present value basis (the relevant discounting to be performed at the related Mortgage Rate) to the issuing entity and, if applicable, the holders of any applicable Companion Loan, than liquidation of such Specially Serviced Loan, then the special servicer may, but is not required to, agree to a modification, waiver or amendment of the Specially Serviced Loan, subject to (w) the restrictions and limitations described below, (x)(a) with respect to any Major Decision, other than with respect to any Excluded Loan with respect to the Directing Certificateholder, and prior to the occurrence and continuance of a Control Termination Event, the approval of the Directing Certificateholder (or after the occurrence and during the continuance of a Control Termination Event, but prior to the occurrence and continuance of a Consultation Termination Event upon consultation with the Directing Certificateholder) and (b) upon request of a Risk Retention Consultation Party, with respect to a Specially Serviced Loan other than any Excluded Loan as to such party, non-binding consultation with such Risk Retention Consultation Party (within the same time period as it would obtain the approval of, or consult with, the Directing Certificateholder), in each case as provided in the PSA and described in this prospectus and (y) with respect to a Serviced Whole Loan, the rights of the holder of the related Companion Loan, as applicable, to advise or consult with the special servicer with respect to, or consent to, such modification, waiver or amendment, in each case, pursuant to the terms of the related intercreditor agreement and, with respect to a Mortgage Loan that has mezzanine debt, the rights of the mezzanine lender to consent to such modification, waiver or amendment, in each case, pursuant to the terms of the related intercreditor agreement.

In connection with (i) the release of a Mortgaged Property (other than a Mortgaged Property securing a Non-Serviced Whole Loan) or any portion of such a Mortgaged Property from the lien of the related Mortgage or (ii) the taking of a Mortgaged Property (other than a Mortgaged Property securing a Non-Serviced Whole Loan) or any portion of such a Mortgaged Property by exercise of the power of eminent domain or condemnation, if the related Mortgage Loan documents require the master servicer or special servicer, as applicable, to calculate (or to approve the calculation of the related borrower of) the loan-to-

value ratio of the remaining Mortgaged Property or Mortgaged Properties or the fair market value of the real property constituting the remaining Mortgaged Property or Mortgaged Properties, for purposes of REMIC qualification of the related Mortgage Loan, then such calculation will, unless then permitted by the Treasury Regulations, exclude the value of personal property and going concern value, if any, as determined by an appropriate third party.

If, following any such release or taking, the loan-to-value ratio (as so calculated) is greater than 125%, the master servicer or special servicer, as applicable, will require payment of principal by “qualified amount” as determined under Revenue Procedure 2010-30 or any successor provision, unless the related borrower provides an opinion of counsel (at the expense of the related borrower if allowed by the terms of the related Mortgage Loan documents and, if not allowed, at the expense of the trust) that, if such amount is not paid, the related Mortgage Loan will not fail to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3) (but without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) that causes a defective obligation to be treated as a qualified mortgage).

Borrowers may request payment forbearance because of COVID-19 related financial hardship. The PSA will permit the special servicer to grant a forbearance on a Mortgage Loan related to the global COVID-19 emergency if (i) prior to October 1, 2021 (or prior to such later date as may be provided by the IRS in any future guidance), the period of forbearance granted, when added to any prior periods of forbearance granted before or after the issuing entity acquired such Mortgage Loan (whether or not such prior grants of forbearance were covered by Section 5.02(2) of Revenue Procedure 2020-26 (as extended by Revenue Procedure 2021-12 or any future guidance)), does not exceed six months (or such longer period of time as may be allowed by guidance that is binding on federal income tax authorities) and such forbearance is otherwise covered by Section 5.02(2) of Revenue Procedure 2020-26 (as extended by Revenue Procedure 2021-12 or any future guidance), (ii) such forbearance is permitted under another provision of the PSA and the requirements under such provision are satisfied, or (iii) an opinion of counsel is delivered to the effect that such forbearance will not result in an adverse REMIC event. See “Risk Factors—Other Risks Relating to the Certificates—Tax Matters and Changes in Tax Law May Adversely Impact the Mortgage Loans or Your Investment—Changes to REMIC Restrictions on Loan Modifications May Impact an Investment in the Certificates” above for a discussion of Revenue Procedure 2020-26 and Revenue Procedure 2021-12.

The special servicer is required to use its reasonable efforts to the extent reasonably possible to fully amortize a modified Mortgage Loan prior to the Rated Final Distribution Date. The special servicer may not agree to a modification, waiver or amendment of any term of any Specially Serviced Loan if that modification, waiver or amendment would:

(1)       extend the maturity date of the Specially Serviced Loan to a date occurring later than the earlier of (A) 5 years prior to the Rated Final Distribution Date and (B) if the Specially Serviced Loan is secured solely or primarily by a leasehold estate and not the related fee interest, the date occurring 20 years or, to the extent consistent with the Servicing Standard giving due consideration to the remaining term of the ground lease and, (a) prior to the occurrence and continuance of a Control Termination Event, with the consent of the Directing Certificateholder and (b) upon request of a Risk Retention Consultation Party, with non-binding consultation with such Risk Retention Consultation Party within the same time period as it would obtain the consent of, or consult with, the Directing Certificateholder (in either such case, other than with respect to any Mortgage Loan that is an Excluded Loan as to such party), 10 years, prior to the end of the current term of the ground lease, plus any options to extend exercisable unilaterally by the borrower; or

(2)       provide for the deferral of interest unless interest accrues on the Mortgage Loan or any Serviced Whole Loan, generally, at the related Mortgage Rate.

If the special servicer agrees to any modification, waiver or amendment of any term of any Specially Serviced Loan (other than a Non-Serviced Whole Loan) or related Companion Loan, the special servicer will be required to notify the master servicer, the holder of any related Companion Loan, the related mortgage loan seller (so long as such mortgage loan seller is not the master servicer or sub-servicer of such Mortgage Loan or the Directing Certificateholder or a Risk Retention Consultation Party), the operating advisor, the certificate administrator, the trustee, the Directing Certificateholder (other than with respect to any Mortgage Loan that is an Excluded Loan as to such party, and unless a Consultation Termination Event has occurred and is continuing), a Risk Retention Consultation Party (other than with respect to a Mortgage Loan that is an Excluded Loan as to such party), and the 17g-5 Information Provider, who will thereafter post any such notice to the 17g-5 Information Provider’s website. If the master servicer gives notice of any modification, waiver or amendment of any term of any such Mortgage Loan or related Companion Loan, the master servicer will be required to notify the certificate administrator, the trustee, the special servicer (and the special servicer will forward such notice to the Directing Certificateholder (other than with respect to any Mortgage Loan that is an Excluded Loan as to such party, and unless a Consultation Termination Event has occurred and is continuing)) and a Risk Retention Consultation Party (other than with respect to a Mortgage Loan that is an Excluded Loan as to such party), the related mortgage loan seller (so long as such mortgage loan seller is not a master servicer or sub-servicer of such Mortgage Loan, the Directing Certificateholder or a Risk Retention Consultation Party), the holder of any related Companion Loan and the 17g-5 Information Provider, who will be required to thereafter post any such notice to the 17g-5 Information Provider’s website. The party providing notice will be required to deliver to the custodian for deposit in the related Mortgage File, an original counterpart of the agreement related to the modification, waiver or amendment, promptly following the execution of that agreement, and if required, a copy to the applicable master servicer and to the holder of any related Companion Loan, all as set forth in the PSA. Copies of each agreement whereby the modification, waiver or amendment of any term of any Mortgage Loan is effected are required to be available for review during normal business hours at the offices of the custodian. See “Description of the Certificates—Reports to Certificateholders and the RR Interest Owner; Certain Available Information”.

The modification, waiver, amendment or consent of a Serviced Whole Loan or a Mortgage Loan that has a related mezzanine loan will be subject to certain limitations set forth in the related intercreditor agreement. See “Risk Factors—Risks Relating to the Mortgage Loans—Other Financings or Ability to Incur Other Indebtedness Entails Risk”.

Each of the following is a “Special Servicer Decision”:

(i)    approval of any waiver regarding the receipt of financial statements (other than immaterial timing waivers including late financial statements);

(ii)    unless processed by the master servicer pursuant to clause (v) of the definition of “Master Servicer Decision”, consent to actions and releases related to condemnation of parcels of a Mortgaged Property;

(iii)    any requests for the funding or disbursement of amounts from any escrow accounts, reserve funds or letters of credit held as “performance”, “earn-out”, “holdback” or similar escrows or reserves, including the funding or disbursement of any such amounts with respect to any Mortgage Loan, but excluding, as to Mortgage Loans that are not Specially Serviced Loans, any Routine Disbursements (for the avoidance of doubt, any request with respect to a Mortgage Loan that is not a Specially Serviced Loan for Routine Disbursements or any other funding or disbursement as mutually agreed upon by the master servicer and the special servicer, will not constitute a Special Servicer Decision; provided, however, that in the case of any such Mortgage Loan, the escrows, reserves, holdbacks and related letters of credit held as “performance”, “earn-out”, “holdback” or similar escrows or reserves that exceed, in the aggregate, at the related origination date, 10% of the initial principal balance of such Mortgage Loan are shown on a certain schedule to the PSA and will not be deemed to constitute a Routine Disbursement, and will instead constitute Special Servicer Decisions, except for the routine funding of tax payments and insurance premiums when due and payable (provided that the Mortgage Loan is not a Specially Serviced Loan));

(iv)    requests to incur additional debt in accordance with the terms of the Mortgage Loan documents;

(v)    unless processed by the master servicer pursuant to clause (iii) of the definition of “Master Servicer Decision”, any approval or consent to grants of easements or rights of way (including, without limitation, for utilities, access, parking, public improvements or another purpose) or subordination of the lien of the Mortgage Loan to easements, that materially affect the use or value of a Mortgaged Property or a borrower’s ability to make payments with respect to the related Mortgage Loan or any related Companion Loan;

(vi)    determining whether to cure any default by a borrower under a ground lease or permit any Ground Lease modification, amendment or subordination, non-disturbance and attornment agreement or entry into a new Ground Lease; and

(vii)    other than with respect to a ground lease, any modification, waiver or amendment of any lease, the execution of a new lease or the granting of a subordination, non-disturbance and attornment agreement in connection with any lease at a Mortgaged Property or REO Property if the lease affects an area greater than the lesser of (1) 30% of the net rentable area of the improvements at the Mortgaged Property and (2) 30,000 square feet of the improvements at the Mortgaged Property; provided that the special servicer will be required to reach a decision on any such Special Servicer Decision within twenty (20) business days of its receipt from the borrower of all information reasonably requested by the Special Servicer in order to process the Special Servicer Decision (such twenty (20) business days being inclusive of the five (5) business day period within which the Directing Certificateholder is required to grant or withhold its consent);

Except as otherwise described under “—The Directing Certificateholder—Control Termination Event, Operating Advisor Consultation Event and Consultation Termination Event” and “—Servicing Override”, prior to the occurrence and continuance of a Control Termination Event, the special servicer will only be permitted to take any of the Special Servicer Decisions in clauses (iv), (v), (vi) and (vii) of the definition of “Special Servicer Decision” as to which the Directing Certificateholder has consented in writing within 10 business days (or, with respect to clause (vii) of the definition of “Special Servicer Decision”, 5 business days) after receipt of the special servicer’s written recommendation and analysis and all information reasonably requested by the Directing Certificateholder, and reasonably available to the special servicer in order to grant or withhold such consent (provided that if such written consent has not been received by the special servicer within such 10 business day (or 5 business day) period, the Directing Certificateholder will be deemed to have approved such action).

Any fees or other charges charged by the master servicer or the special servicer in connection with processing any Payment Accommodation with respect to any Mortgage Loan or Serviced Whole Loan (in the aggregate with each other such Payment Accommodation with respect to such Mortgage Loan or Serviced Whole Loan), in each case as a result of the COVID-19 emergency, may not exceed an amount equal to 0.30% of the Stated Principal Balance of such Mortgage Loan or Serviced Whole Loan (excluding attorneys’ fees and third party expenses) and may only be borne by the borrower, not the issuing entity and no Special Servicing Fee, Workout Fee or Liquidation Fee will be payable in connection with a Payment Accommodation. To the extent that a borrower with respect to any Mortgage Loan or Serviced Whole Loan defaults under a Payment Accommodation, all caps and limitations on fees will no longer be applicable and the special servicer will be entitled to all other fees that would otherwise be payable to the special servicer from the issuing entity or otherwise, including Special Servicing Fees, Workout Fees, Liquidation Fees, default interest and all other borrower-paid fees.

Enforcement of “Due-on-Sale” and “Due-on-Encumbrance” Provisions

Other than with respect to an action that constitutes a Master Servicer Decision pursuant to clause (xiii) of the definition thereof, the special servicer will determine, in a manner consistent with the Servicing Standard, whether (a) to exercise any right it may have with respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan) and any related Serviced Companion Loan containing a

“due-on-sale” clause (1) to accelerate the payments on that Mortgage Loan and any related Companion Loan, as applicable, or (2) to withhold its consent to any sale or transfer, consistent with the Servicing Standard or (b) to waive its right to exercise such rights; provided, however, that if such matter is a Major Decision (i)(x) prior to the occurrence and continuance of any Control Termination Event and other than with respect to an Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, the special servicer has obtained the prior written consent (or deemed consent) of the Directing Certificateholder, which consent will be deemed given 10 business days after the Directing Certificateholder’s receipt of the special servicer’s written recommendation and analysis with respect to such waiver and all information reasonably requested by the Directing Certificateholder, and reasonably available to the special servicer with respect to such proposed waiver or proposed granting of consent, or (y) after the occurrence and during the continuance of a Control Termination Event, but prior to the occurrence and continuance of a Consultation Termination Event and other than with respect to an Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, the special servicer has consulted with the Directing Certificateholder, and (ii) with respect to any Mortgage Loan (either alone or, if applicable, with other related Mortgage Loans) that exceeds specified size thresholds (either actual or relative), or that fails to satisfy certain other applicable conditions imposed by the Rating Agencies, a Rating Agency Confirmation is received by the master servicer or the special servicer, as the case may be, from each Rating Agency and a confirmation of any applicable rating agency that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any class of securities backed, wholly or partially, by any Serviced Companion Loan (if any).

With respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan) and any related Serviced Companion Loan with a “due-on-encumbrance” clause (and other than with respect to an action that constitutes a Master Servicer Decision pursuant to clause (xiii) or clause (xv) of the definition thereof), the special servicer will determine, in a manner consistent with the Servicing Standard, whether (a) to exercise any right it may have with respect to a Mortgage Loan containing a “due-on-encumbrance” clause (1) to accelerate the payments thereon, or (2) to withhold its consent to the creation of any additional lien or other encumbrance, consistent with the Servicing Standard or (b) to waive its right to exercise such rights, provided, however, that if such matter is a Major Decision (i) the special servicer, other than with respect to any waiver of a “due-on-encumbrance” clause, which such waiver constitutes a Master Servicer Decision pursuant to clause (xiii) or clause (xv) of the definition thereof (x) prior to the occurrence and continuance of any Control Termination Event, has obtained the prior written consent (or deemed consent) of the Directing Certificateholder (other than with respect to any Mortgage Loan that is an Excluded Loan as to such party) or (y) after the occurrence and during the continuance of a Control Termination Event, but prior to the occurrence and continuance of a Consultation Termination Event, the special servicer has consulted with the Directing Certificateholder (other than with respect to any Mortgage Loan that is an Excluded Loan as to such party), which consent will be deemed given 10 business days after the Directing Certificateholder’s receipt of the special servicer’s written recommendation and analysis with respect to such waiver and all information reasonably requested by the Directing Certificateholder, and reasonably available to the special servicer with respect to such proposed waiver or proposed granting of consent and (ii) with respect to any Mortgage Loan (either alone or, if applicable, with other related Mortgage Loans) that exceeds specified size thresholds (either actual or relative), or that fails to satisfy certain other applicable conditions imposed by the Rating Agencies, the applicable master servicer or the special servicer has received a Rating Agency Confirmation from each Rating Agency and a confirmation of any applicable rating agency that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any class of securities backed, wholly or partially, by any Serviced Pari Passu Companion Loan (if any).

Upon receiving a request for any matter described in the first two paragraphs of this section that constitutes a consent or waiver with respect to a “due-on-sale” or “due-on-encumbrance” clause with respect to a Mortgage Loan that is not a Specially Serviced Loan and other than any transfers provided for in clause (xiii) of the definition of “Master Servicer Decision” and other than any waiver of a “due-on-encumbrance” clause which waiver constitutes a Master Servicer Decision pursuant to clause (xiii) or clause (xv) of the definition thereof, the master servicer will be required to promptly forward such request to the special servicer and the special servicer will be required to process such request

(including, without limitation, interfacing with the borrower) (unless the master servicer and special servicer mutually agree with respect to a Mortgage Loan or Serviced Whole Loan that is not a Specially Serviced Loan that the master servicer will process such request with respect to a Major Decision or a Special Servicer Decision) and except as provided in the next sentence, the master servicer will have no further obligation with respect to such request or due-on-sale or due-on-encumbrance. The master servicer will continue to cooperate with the special servicer by delivering any additional information in the master servicer’s possession to the special servicer requested by the special servicer relating to such consent or waiver with respect to a “due-on-sale” or “due-on-encumbrance” clause. Unless the master servicer and special servicer mutually agree that the master servicer will process such request with respect to a Mortgage Loan or Serviced Whole Loan that is not a Specially Serviced Loan, the master servicer will not be permitted to process any request relating to such consent or waiver with respect to a “due-on-sale” or “due-on-encumbrance” clause (other than any transfers provided for in clause (xiii) of the definition of “Master Servicer Decision” and other than any waiver of a “due-on-encumbrance” clause which waiver constitutes a Master Servicer Decision pursuant to clause (xiii) or clause (xv) of the definition thereof) and will not be required to interface with the borrower or provide a written recommendation and analysis with respect to any such request. If the master servicer and special servicer mutually agree that the master servicer will process a Major Decision or Special Servicer Decision with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan that is a non-Specially Serviced Loan, the master servicer will be required to obtain the special servicer’s prior consent (or deemed consent) to the Major Decision or Special Servicer Decision, as applicable.

For the avoidance of doubt, with respect to any “due-on-sale” or “due-on-encumbrance” matter described above that is a Major Decision related to any Mortgage Loan that is not an Excluded Loan with respect to a Risk Retention Consultation Party or the holder of the majority of the related VRR Interest upon request of a Risk Retention Consultation Party, the special servicer will be required to consult on a non-binding basis with such Risk Retention Consultation Party (provided, that prior to the occurrence and continuance of a Consultation Termination Event, such Mortgage Loan must also be a Specially Serviced Loan), within the same time period as it would obtain the consent of, or consult with, the Directing Certificateholder with respect to such Major Decision.

Any modification, extension, waiver or amendment of the payment terms of a Non-Serviced Whole Loan will be required to be structured so as to be consistent with the servicing standard under the related Non-Serviced PSA and the allocation and payment priorities in the related mortgage loan documents and the related Intercreditor Agreement, such that neither the issuing entity as holder of such Non-Serviced Mortgage Loan nor any holder of any related Non-Serviced Companion Loan gains a priority over the other holder that is not reflected in the related mortgage loan documents and the related Intercreditor Agreement.

Inspections

The master servicer will be required to perform (at its own expense) or cause to be performed (at its own expense) a physical inspection of each Mortgaged Property relating to a Mortgage Loan (other than a Mortgaged Property securing a Non-Serviced Mortgage Loan, which is subject to inspection pursuant to the related Non-Serviced PSA, or a Specially Serviced Loan, and other than an REO Property) with a Stated Principal Balance of (A) $4,000,000 or more at least once every 12 months and (B) less than $4,000,000 at least once every 24 months, in each case commencing in the calendar year 2023 (and each Mortgaged Property is required to be inspected on or prior to December 31, 2023) unless a physical inspection has been performed by the special servicer within the previous 12 months; provided, further, however, that if any scheduled payment becomes more than 60 days delinquent on the related Mortgage Loan, the special servicer is required to inspect or cause to be inspected the related Mortgaged Property as soon as practicable after the Mortgage Loan becomes a Specially Serviced Loan or an REO Loan and annually thereafter for so long as the Mortgage Loan remains a Specially Serviced Loan or an REO Loan (the cost of which inspection, to the extent not paid by the related borrower, will be reimbursed first from default interest and late charges constituting additional compensation of the special servicer on the related Mortgage Loan (but with respect to a Serviced Whole Loan, only amounts available for such purpose under the related Intercreditor Agreement) and then from the Collection Account as an expense of the issuing entity, and in the case of a Serviced Whole Loan, as an expense of the holders of the related Serviced Mortgage Loan and Serviced Pari Passu Companion Loan, pro rata and pari passu, to the extent provided in the related Intercreditor Agreement). The special servicer or master servicer, as applicable, will be required to prepare or cause to be prepared a written report of the inspection describing, among other things, the condition of and any damage to the Mortgaged Property to the extent evident from the inspection and specifying the existence of any vacancies at the Mortgaged Property of which the preparer of such report has knowledge and the master servicer or special servicer, as applicable, deems material, of any sale, transfer or abandonment of the Mortgaged Property of which the preparer of such report has knowledge or that is evident from the inspection, of any adverse change in the condition of the Mortgaged Property of which the preparer of such report has knowledge or that is evident from the inspection, and that the master servicer or special servicer, as applicable, deems material, or of any material waste committed on the Mortgaged Property to the extent evident from the inspection.

Copies of the inspection reports referred to above that are delivered to the certificate administrator will be posted to the certificate administrator’s website for review by Privileged Persons pursuant to the PSA. See “Description of the Certificates—Reports to Certificateholders and the RR Interest Owner; Certain Available Information”.

Collection of Operating Information

With respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan), the special servicer or the master servicer, as applicable, will be required to use reasonable efforts to collect and review quarterly and annual operating statements, financial statements, budgets and rent rolls of the related Mortgaged Property commencing with the calendar quarter ending on June 30, 2022 and the calendar year ending on December 31, 2022. Most of the Mortgage Loan documents obligate the related borrower to deliver annual property operating statements. However, we cannot assure you that any operating statements required to be delivered will in fact be delivered, nor is the special servicer or the master servicer likely to have any practical means of compelling the delivery in the case of an otherwise performing Mortgage Loan. In addition, the special servicer will be required to cause quarterly and annual operating statements, budgets and rent rolls to be regularly prepared in respect of each REO Property and to collect all such items promptly following their preparation.

Special Servicing Transfer Event

The Mortgage Loans (other than a Non-Serviced Mortgage Loan), any related Companion Loan and any related REO Properties will be serviced by the special servicer under the PSA in the event that the servicing responsibilities of the master servicer are transferred to the special servicer as described below. Such Mortgage Loans and related Companion Loan (including those loans related to Mortgaged Properties that have become REO Properties) serviced by the special servicer are referred to in this prospectus collectively as the “Specially Serviced Loans”. The master servicer will be required to transfer its servicing responsibilities to the special servicer with respect to any Mortgage Loan (including any related Companion Loan) if:

(1)   the related borrower has failed to make when due any balloon payment, and the borrower has not delivered to the master servicer or the special servicer on or before the date on which the subject payment was due, a written and fully executed (subject only to customary final closing conditions) refinancing commitment from an acceptable lender and reasonably satisfactory in form and substance to the master servicer and the special servicer (and the master servicer or the special servicer, as applicable, will be required to promptly forward such commitment to the special servicer or the master servicer, as applicable), which provides that such refinancing will occur within 120 days after the date on which such balloon payment will become due (provided that if such refinancing does not occur before the expiration of the time period for refinancing specified in such refinancing commitment or the master servicer is required during that time to make any P&I Advance in respect of the Mortgage Loan (or, in the case of any Serviced Whole

Loan, in respect of the Mortgage Loan included in the same Whole Loan) at any time prior to such refinancing, a special servicing transfer event will occur immediately);

(2)   the related borrower fails to make when due any Periodic Payment (other than a balloon payment) or any other payment (other than a balloon payment) required under the related mortgage note or the related mortgage, which failure continues unremedied for 60 days;

(3)       the master servicer determines (in accordance with the Servicing Standard) or receives from the special servicer a written determination of the special servicer (which determination the special servicer is required to make in accordance with the Servicing Standard and (A) with the consent of the Directing Certificateholder (other than with respect to an Excluded Loan with respect to such party), unless a Control Termination Event has occurred and is continuing) or (B) if a Control Termination Event has occurred and is continuing, following consultation with the Directing Certificateholder (other than with respect to an Excluded Loan with respect to such party), unless a Consultation Termination Event has occurred and is continuing that a default in making any Periodic Payment (other than a balloon payment) or any other material payment (other than a balloon payment) required under the related mortgage note or the related mortgage is likely to occur in the foreseeable future, and such default is likely to remain unremedied for at least 60 days beyond the date on which the subject payment will become due; or the master servicer determines (in accordance with the Servicing Standard) or receives from the special servicer a written determination of the special servicer (which determination the special servicer is required to make in accordance with the Servicing Standard) and (A) with the consent of the Directing Certificateholder (other than with respect to an Excluded Loan with respect to such party), unless a Control Termination Event has occurred and is continuing or (B) if a Control Termination Event has occurred and is continuing, following consultation with the Directing Certificateholder (other than with respect to an Excluded Loan with respect to such party), unless a Consultation Termination Event has occurred and is continuing that a default in making a balloon payment is likely to occur in the foreseeable future, and such default is likely to remain unremedied for at least 60 days beyond the date on which such balloon payment will become due (or, if the borrower has delivered a written and fully executed (subject only to customary final closing conditions) refinancing commitment from an acceptable lender, reasonably satisfactory in form and substance to the master servicer and the special servicer (and the master servicer or the special servicer, as applicable, will be required to promptly forward such documentation to the special servicer or the master servicer, as applicable) which provides that a refinancing will occur within 120 days after the date on which such balloon payment will become due, the master servicer determines (in accordance with the Servicing Standard) or receives from the special servicer a written determination of the special servicer (which determination the special servicer is required to make in accordance with the Servicing Standard and (A) with the consent of the Directing Certificateholder (other than with respect to an Excluded Loan with respect to such party), unless a Control Termination Event has occurred and is continuing or (B) if a Control Termination Event has occurred and is continuing, following consultation with the Directing Certificateholder (other than with respect to an Excluded Loan with respect to such party), unless a Consultation Termination Event has occurred and is continuing) that (a) the borrower is likely not to make one or more assumed Periodic Payments as described under “Pooling and Servicing Agreement—Advances—P&I Advances” in this prospectus prior to such a refinancing or (b) such refinancing is not likely to occur within 120 days following the date on which the balloon payment will become due);

(4)       a default has occurred (including, in the master servicer’s or the special servicer’s judgment, the failure of the related borrower to maintain any insurance required to be maintained pursuant to the related Mortgage Loan documents, unless such default has been waived in accordance with the PSA) under the related Mortgage Loan documents, other than as described in clause (1) or (2) above, that may, in the good faith and reasonable judgment of the master servicer or the special servicer (and, in the case of the special servicer (A) with the consent of the Directing Certificateholder (other than with respect to an Excluded Loan with respect to such party), unless a Control Termination Event has occurred and is continuing or (B) if a Control Termination Event has occurred and is continuing, following consultation with the Directing Certificateholder (other than with respect to an Excluded Loan with respect to such party)), materially impair the value of the related Mortgaged Property as security for such Mortgage Loan or Serviced Whole Loan or otherwise materially and adversely affect the interests of Certificateholders and the RR Interest Owner (or, in the case of a Serviced Whole Loan, the interests of any holder of a related Serviced Companion Loan), which default has continued unremedied for the applicable cure period under the terms of such Mortgage Loan or Serviced Whole Loan (or, if no cure period is specified, 60 days);

(5)       a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, has been entered against the related borrower and such decree or order has remained in force undischarged or unstayed for a period of sixty (60) days;

(6)       the related borrower has consented to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to such borrower or of or relating to all or substantially all of its property;

(7)       the related borrower has admitted in writing its inability to pay its debts generally as they become due, filed a petition to take advantage of any applicable insolvency or reorganization statute, made an assignment for the benefit of its creditors, or voluntarily suspended payment of its obligations;

(8)       the master servicer or the special servicer, as applicable, receives notice of the commencement of foreclosure or similar proceedings with respect to the corresponding Mortgaged Property;

(9)       the master servicer or the special servicer (and in the case of the special servicer, with the consent of the Directing Certificateholder (other than with respect to an Excluded Loan as to such party), unless a Control Termination Event has occurred and is continuing) determines that (i) a default (including, in the master servicer’s or the special servicer’s judgment, the failure of the related borrower to maintain any insurance required to be maintained pursuant to the related Mortgage Loan documents, unless such default has been waived in accordance with the PSA) under the Mortgage Loan documents (other than as described in clause (3) above) is imminent or reasonably foreseeable, (ii) such default will materially impair the value of the corresponding Mortgaged Property as security for the Mortgage Loan or Serviced Pari Passu Companion Loan (if any) or otherwise materially and adversely affect the interests of Certificateholders and the RR Interest Owner (or the holder of the related Serviced Pari Passu Companion Loan) and (iii) the default is likely to continue unremedied for the applicable cure period under the terms of the Mortgage Loan documents, or, if no cure period is specified and the default is capable of being cured, for 60 days; or

(10)     a default occurs beyond any applicable grace period or cure period under a Payment Accommodation with respect to any Mortgage Loan or Serviced Whole Loan, as determined by the special servicer in its sole and absolute discretion in accordance with the Servicing Standard.

For the avoidance of doubt, and for purposes of clauses (2), (3), (4), (7) and (9) and above, neither (i) a Payment Accommodation with respect to any Mortgage Loan or Serviced Whole Loan nor (ii) any default or delinquency that would have existed but for such Payment Accommodation will constitute a special servicing transfer event, for so long as the related borrower is complying with the terms of such Payment Accommodation.

However, the master servicer will be required to continue to (x) receive payments on the Mortgage Loans (and any related Serviced Companion Loan) (including amounts collected by the special servicer), (y) make certain calculations with respect to the Mortgage Loans and any related Serviced Companion Loan and (z) make remittances and prepare certain reports to the Certificateholders and the RR Interest Owner with respect to the Mortgage Loans and any related Serviced Companion Loan. Additionally, the master servicer will continue to receive the Servicing Fee in respect of the Mortgage Loans (and any related Serviced Companion Loan) at the Servicing Fee Rate.

If the related Mortgaged Property is acquired in respect of any Mortgage Loan (and any related Serviced Companion Loan) (upon acquisition, an “REO Property”) whether through foreclosure, deed-in-lieu of foreclosure or otherwise, the special servicer will continue to be responsible for its operation and management. If any Serviced Pari Passu Companion Loan becomes specially serviced, then the related Mortgage Loan will also become a Specially Serviced Loan. If any Mortgage Loan becomes a Specially Serviced Loan, then the related Serviced Pari Passu Companion Loan will also become a Specially Serviced Loan. The master servicer will not have any responsibility for the performance by the special servicer of its duties under the PSA. Any Mortgage Loan (excluding any Non-Serviced Mortgage Loan) that is or becomes a cross-collateralized Mortgage Loan and is cross-collateralized with a Specially Serviced Loan will become a Specially Serviced Loan.

If any Specially Serviced Loan, in accordance with its original terms or as modified in accordance with the PSA, becomes performing for at least 3 consecutive Periodic Payments (provided that no additional event of default is foreseeable in the reasonable judgment of the special servicer and no other event or circumstance exists that causes such Mortgage Loan or related Companion Loan to otherwise constitute a Specially Serviced Loan), the special servicer will be required to transfer servicing of such Specially Serviced Loan (a “Corrected Loan”) to the master servicer.

Asset Status Report

The special servicer will be required to prepare a report (an “Asset Status Report”) for each Mortgage Loan (other than a Non-Serviced Mortgage Loan) and, if applicable, any Serviced Whole Loan that becomes a Specially Serviced Loan not later than 60 days after the servicing of such Mortgage Loan is transferred to the special servicer (the “Initial Delivery Date”) and will be required to amend, update or create a new Asset Status Report to the extent that during the course of the resolution of such Specially Serviced Loan material changes in the circumstances and/or strategy reflected in any current Final Asset Status Report are necessary to reflect the then current circumstances and recommendation as to how the Specially Serviced Loan might be returned to performing status or otherwise liquidated in accordance with the Servicing Standard (each such report a “Subsequent Asset Status Report”). Each Asset Status Report will be required to be delivered in electronic form to:

●	the Directing Certificateholder (but only with respect to any Mortgage Loan other than an Excluded Loan as to such party and prior to the occurrence and continuance of a Consultation Termination Event);

●	each Risk Retention Consultation Party (but only with respect to any Mortgage Loan other than an Excluded Loan as to such party);

●	with respect to any related Serviced Companion Loan, the holder of the related Serviced Companion Loan or, to the extent the related Serviced Pari Passu Companion Loan has been included in a securitization transaction, the master servicer of such securitization into which the related Serviced Pari Passu Companion Loan has been sold;

●	the operating advisor (but, other than with respect to an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, only after the occurrence and during the continuance of an Operating Advisor Consultation Event);

●	the master servicer; and

●	the 17g-5 Information Provider, which will be required to post such report to the 17g-5 Information Provider’s website.

A summary of each Final Asset Status Report will be provided to the certificate administrator and the certificate administrator will be required to post the summary of the Final Asset Status Report to the certificate administrator’s website.

An Asset Status Report prepared for each Specially Serviced Loan will be required to include, among other things, the following information:

●	a summary of the status of such Specially Serviced Loan and any negotiations with the related borrower;

●	a discussion of the legal and environmental considerations reasonably known to the special servicer, consistent with the Servicing Standard, that are applicable to the exercise of remedies and to the enforcement of any related guaranties or other collateral for the related Specially Serviced Loan and whether outside legal counsel has been retained;

●	the most current rent roll and income or operating statement available for the related Mortgaged Property;

●	(A) the special servicer’s recommendations on how such Specially Serviced Loan might be returned to performing status (including the modification of a monetary term, and any workout, restructure or debt forgiveness) and returned to the master servicer for regular servicing or foreclosed or otherwise realized upon (including any proposed sale of a Defaulted Loan or REO Property), (B) a description of any such proposed or taken actions, and (C) the alternative courses of action that were or are being considered by the special servicer in connection with the proposed or taken actions;

●	the status of any foreclosure actions or other proceedings undertaken with respect to the Specially Serviced Loan, any proposed workouts and the status of any negotiations with respect to such workouts, and an assessment of the likelihood of additional defaults under the related Mortgage Loan or Serviced Whole Loan;

●	a description of any amendment, modification or waiver of a material term of any ground lease (or any space lease or air rights lease, if applicable) or franchise agreement;

●	the decision that the special servicer made, or intends or proposes to make, including a narrative analysis setting forth the special servicer’s rationale for its proposed decision, including its rejection of the alternatives;

●	an analysis of whether or not taking such proposed action is reasonably likely to produce a greater recovery on a present value basis than not taking such action, setting forth (x) the basis on which the special servicer made such determination and (y) the net present value calculation and all related assumptions;

●	the appraised value of the related Mortgaged Property (and a copy of the last obtained appraisal of such Mortgaged Property) together with a description of any adjustments to the valuation of such Mortgaged Property made by the special servicer together with an explanation of those adjustments; and

●	such other information as the special servicer deems relevant in light of the Servicing Standard.

With respect to any Mortgage Loan other than an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, if no Control Termination Event has occurred and is continuing, the Directing Certificateholder will have the right to disapprove the Asset Status Report prepared by the special servicer with respect to a Specially Serviced Loan within 10 business days after receipt of the Asset Status Report. If the Directing Certificateholder does not disapprove an Asset Status Report within 10 business days or if the special servicer makes a determination, in accordance with the Servicing Standard, that the disapproval by the Directing Certificateholder (communicated to the special servicer within 10 business days) is not in the best interest of all the Certificateholders, the RR Interest Owner and the holder of any related Companion Loan (taking into account the pari passu or subordinate nature of any Companion Loan), as a collective whole, the special servicer will be required to implement the recommended action as outlined in the Asset Status Report. If the Directing Certificateholder disapproves the Asset Status Report within the 10 business day period and the special servicer has not made the affirmative determination described above, the special servicer will be required to revise the Asset Status Report as soon as practicable thereafter, but in no event later than 30 days after the disapproval. The special servicer will be required to continue to revise the Asset Status Report until the Directing Certificateholder fails to disapprove the revised Asset Status Report or until the special servicer makes a determination, in accordance with the Servicing Standard, that the disapproval is not in the best interests of the Certificateholders, the RR Interest Owner and the holder of any related Companion Loan, as a collective whole (taking into account the pari passu or subordinate nature of any Companion Loan); provided that, if the Directing Certificateholder has not approved the Asset Status Report for a period of 60 business days following the first submission of an Asset Status Report, the special servicer may act upon the most recently submitted form of Asset Status Report, if consistent with the Servicing Standard.

Prior to the occurrence of an Operating Advisor Consultation Event, the special servicer will be required to deliver each Final Asset Status Report to the operating advisor following completion of the Directing Certificateholder Asset Status Report Approval Process. See “—The Directing Certificateholder—Control Termination Event, Operating Advisor Consultation Event and Consultation Termination Event” below for a discussion of the operating advisor’s ability to ask the special servicer reasonable questions with respect to such Final Asset Status Report.

If an Operating Advisor Consultation Event has occurred and is continuing, the special servicer will be required to promptly deliver each Asset Status Report prepared in connection with a Specially Serviced Loan to the operating advisor (and, for so long as no Consultation Termination Event has occurred and is continuing, the Directing Certificateholder (other than with respect to an Excluded Loan as to such party)). The operating advisor will be required to provide comments to the special servicer in respect of the Asset Status Report, if any, within 10 business days following the later of receipt of (i) such Asset Status Report or (ii) such related additional information reasonably requested by the operating advisor, and propose possible alternative courses of action to the extent it determines such alternatives to be in the best interest of the Certificateholders and the RR Interest Owner (including any Certificateholders that are holders of the Control Eligible Certificates), as a collective whole. The special servicer will be obligated to consider such alternative courses of action and any other feedback provided by the operating advisor (and, so long as no Consultation Termination Event has occurred and is continuing, the Directing Certificateholder (other than with respect to an Excluded Loan as to such party)) in connection with the special servicer’s preparation of any Asset Status Report. The special servicer may revise the Asset Status Report as it deems necessary to take into account any input and/or comments from the operating advisor (and, so long as no Consultation Termination Event has occurred, the Directing Certificateholder (other than with respect to an Excluded Loan as to such party)), to the extent the special servicer determines that the operating advisor’s and/or Directing Certificateholder’s input and/or recommendations are consistent with the Servicing Standard and in the best interest of the Certificateholders and the RR Interest Owner as a collective whole (or, with respect to a Serviced Whole Loan, the best interest of the Certificateholders and the holders of the related Companion Loan, as a collective whole (taking into account the pari passu nature of any Companion Loans)). Promptly upon determining whether or not to revise any Asset Status Report to take into account any input and/or comments from the operating advisor or the Directing Certificateholder, the special servicer will be required to revise the Asset Status Report, if applicable, and deliver to the operating advisor and the Directing Certificateholder the revised Asset Status Report (until a Final Asset Status Report is issued) or provide notice that the special servicer has decided not to revise such Asset Status Report, as applicable.

The special servicer will not be required to take or to refrain from taking any action because of an objection or comment by the operating advisor or a recommendation of the operating advisor. The procedures described in this and the foregoing two paragraphs are collectively referred to as the “ASR Consultation Process”. For additional information, see “—The Operating Advisor—Additional Duties of the Operating Advisor While an Operating Advisor Consultation Event Has Occurred and Is Continuing”.

After the occurrence and during the continuance of a Control Termination Event but prior to the occurrence and continuance of a Consultation Termination Event, the Directing Certificateholder (other than with respect to an Excluded Loan) and, if an Operating Advisor Consultation Event has occurred and is continuing, the operating advisor will be entitled to consult with the special servicer and propose alternative courses of action and provide other feedback in respect of any Asset Status Report. After the occurrence and during the continuance of a Consultation Termination Event, the Directing Certificateholder will have no right to consult with the special servicer with respect to Asset Status Reports and the special servicer will only be obligated to consult with the operating advisor with respect to any Asset Status Report as described above. The special servicer may choose to revise the Asset Status Report as it deems reasonably necessary in accordance with the Servicing Standard to take into account any input and/or recommendations of the operating advisor or the Directing Certificateholder during the applicable periods described above, but is under no obligation to follow any particular recommendation of the operating advisor or the Directing Certificateholder.

With respect to each Non-Serviced Mortgage Loan, the related Non-Serviced Directing Certificateholder will have approval and consultation rights with respect to any asset status report prepared by the related Non-Serviced Special Servicer with respect to the related Non-Serviced Whole Loan that are substantially similar, but not identical, to the approval and consultation rights of the Directing Certificateholder with respect to the Mortgage Loans and the Serviced Whole Loans. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”. See also “—Servicing of the Non-Serviced Mortgage Loans” below.

Realization Upon Mortgage Loans

If a payment default or material non-monetary default on a Mortgage Loan (other than a Non-Serviced Mortgage Loan) has occurred, then, pursuant to the PSA, the special servicer, on behalf of the trustee, may, in accordance with the terms and provisions of the PSA, at any time institute foreclosure proceedings, exercise any power of sale contained in the related Mortgage, obtain a deed-in-lieu of foreclosure, or otherwise acquire title to the related Mortgaged Property, by operation of law or otherwise. The special servicer is not permitted, however, to cause the trustee to acquire title to any Mortgaged Property, have a receiver of rents appointed with respect to any Mortgaged Property or take any other action with respect to any Mortgaged Property that would cause the trustee, for the benefit of the Certificateholders and the RR Interest Owner, or any other specified person to be considered to hold title to, to be a “mortgagee-in-possession” of, or to be an “owner” or an “operator” of such Mortgaged Property within the meaning of certain federal environmental laws, unless the special servicer has determined in accordance with the Servicing Standard, based on an updated environmental assessment report prepared by a person who regularly conducts environmental audits and performed within six months prior to any such acquisition of title or other action (which report will be an expense of the issuing entity subject to the terms of the PSA) that:

(a)       such Mortgaged Property is in compliance with applicable environmental laws or, if not, after consultation with an environmental consultant, that it would be in the best economic interest of the Certificateholders and the RR Interest Owner (and with respect to any Serviced Whole Loan, the related Companion Holders), as a collective whole as if such Certificateholders, the RR Interest Owner and, if applicable, Companion Holders constituted a single lender, to take such actions as are necessary to bring such Mortgaged Property in compliance with such laws, and

(b)       there are no circumstances present at such Mortgaged Property relating to the use, management or disposal of any hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any currently effective federal, state or local law or regulation, or that, if any such hazardous materials are present for which such action could be required, after consultation with an environmental consultant, it would be in the best economic interest of the Certificateholders and the RR Interest Owner (and with respect to any Serviced Whole Loan, the related Companion Holders), as a collective whole as if such Certificateholders, the RR Interest Owner and, if applicable, Companion Holders constituted a single lender, to take such actions with respect to the affected Mortgaged Property.

Such requirement precludes enforcement of the security for the related Mortgage Loan until a satisfactory environmental site assessment is obtained (or until any required remedial action is taken), but will decrease the likelihood that the issuing entity will become liable for a material adverse environmental condition at the Mortgaged Property. However, we cannot assure you that the requirements of the PSA will effectively insulate the issuing entity from potential liability for a materially adverse environmental condition at any Mortgaged Property.

If title to any Mortgaged Property is acquired by the issuing entity (directly or through a single member limited liability company established for that purpose), the special servicer will be required to sell the Mortgaged Property prior to the close of the third calendar year beginning after the year of acquisition, unless (1) the Internal Revenue Service (“IRS”) grants (or has not denied) a qualifying extension of time to sell the Mortgaged Property or (2) the special servicer, the certificate administrator and the trustee receive an opinion of independent counsel to the effect that the holding of the Mortgaged Property by the Lower-Tier REMIC longer than the above-referenced 3 year period will not result in the imposition of a tax on either Trust REMIC, the Grantor Trust or the issuing entity or cause either Trust REMIC to fail to qualify as a REMIC or the Grantor Trust to fail to qualify as a grantor trust under the Code at any time that any certificate is outstanding. Subject to the foregoing and any other tax-related limitations, pursuant to the PSA, the special servicer will generally be required to attempt to sell any Mortgaged Property so acquired in accordance with the Servicing Standard. The special servicer will also be required to cause any Mortgaged Property acquired by the issuing entity to be administered so that it constitutes “foreclosure property” within the meaning of Code Section 860G(a)(8) at all times, and that the sale of the Mortgaged Property does not result in the receipt by the issuing entity of any income from nonpermitted assets as described in Code Section 860F(a)(2)(B). If the Lower-Tier REMIC acquires title to any Mortgaged Property, the special servicer, on behalf of the Lower-Tier REMIC, will retain, at the expense of the issuing entity, an independent contractor to manage and operate the property. The independent contractor generally will be permitted to perform construction (including renovation) on a foreclosed property only if the construction was more than 10% completed at the time default on the related Mortgage Loan became imminent. The retention of an independent contractor, however, will not relieve the special servicer of its obligation to manage the Mortgaged Property as required under the PSA.

In general, the special servicer will be obligated to cause any Mortgaged Property acquired as an REO Property to be operated and managed in a manner that would, in its reasonable judgment and in accordance with the Servicing Standard, maximize the issuing entity’s net after-tax proceeds from such property. Generally, no Trust REMIC will be taxable on income received with respect to a Mortgaged Property acquired by the issuing entity to the extent that it constitutes “rents from real property”, within the meaning of Code Section 856(c)(3)(A) and Treasury Regulations under the Code. Rents from real property include fixed rents and rents based on the gross receipts or sales of a tenant but do not include the portion of any rental based on the net income or profit of any tenant or sub-tenant. No determination has been made as to whether rent on any of the Mortgaged Properties meets this requirement. Rents from real property include charges for services customarily furnished or rendered in connection with the rental of real property, whether or not the charges are separately stated. Services furnished to the tenants of a particular building will be considered as customary if, in the geographic market in which the building is located, tenants in buildings which are of similar class are customarily provided with the service. No determination has been made whether the services furnished to the tenants of the Mortgaged Properties are “customary” within the meaning of applicable regulations. It is therefore possible that a portion of the rental income with respect to a Mortgaged Property owned by the issuing entity would not constitute rents from real property. In addition, it is possible that none of the income with respect to a Mortgaged Property would qualify if a separate charge is not stated for non-customary services provided to tenants or if such services are not performed by an independent contractor. Rents from real property also do not include income from the operation of a trade or business on the Mortgaged Property, such as a hotel property, or rental income attributable to personal property leased in connection with a lease of real property if the rent attributable to personal property exceeds 15% of the total net rent for the taxable year. Any of the foregoing types of income may instead constitute “net income from foreclosure property”, which would be taxable to a REMIC at the federal corporate rate (currently 21%) and may also be subject to state or local taxes. The PSA provides that the special servicer will be permitted to cause the Lower-Tier REMIC to earn “net income from foreclosure property” that is subject to tax if it determines that the net after-tax benefit to Certificateholders and the RR Interest Owner is greater than another method of operating or net leasing the Mortgaged Property. Because these sources of income, if they exist, are already in place with respect to the Mortgaged Properties, it is generally viewed as beneficial to Certificateholders and the RR Interest Owner to permit the issuing entity to continue to earn them if it acquires a Mortgaged Property, even at the cost of this tax. These taxes would be chargeable against the related income for purposes of determining the proceeds available for distribution to holders of certificates and the RR Interest Owner. See “Material Federal Income Tax Considerations—Taxes That May Be Imposed on a REMIC—Prohibited Transactions”.

Under the PSA, the special servicer is required to establish and maintain one or more REO Accounts, to be held on behalf of the trustee for the benefit of the Certificateholders and the RR Interest Owner, and with respect to a Serviced Whole Loan, the related Companion Holder, for the retention of revenues and insurance proceeds derived from each REO Property. The special servicer is required to use the funds in the applicable REO Account to pay for the proper operation, management, maintenance and disposition of any REO Property for which it is acting as special servicer, but only to the extent that amounts on deposit in the applicable REO Account relate to such REO Property. To the extent that amounts in the applicable REO Account in respect of any REO Property are insufficient to make such payments, the master servicer is required to make a Servicing Advance, unless it determines such Servicing Advance would be nonrecoverable. On the later of (x) the date that is on or prior to each Determination Date or (y) two (2) business days after such amounts are received and properly identified and determined to be available, the special servicer is required to deposit (or remit to the master servicer for it to deposit) all amounts received in respect of each REO Property during the most recently ended Collection Period, net of any amounts withdrawn to make any permitted disbursements, into the Collection Account; provided that the special servicer may retain in the applicable REO Account permitted reserves.

Sale of Defaulted Loans and REO Properties

If the special servicer determines in accordance with the Servicing Standard that no satisfactory arrangements (including by way of discounted payoff) can be made for collection of delinquent payments on a Defaulted Loan (as defined below) and a sale of such Defaulted Loan would be in the best economic interests of the Certificateholders and the RR Interest Owner or, in the case of a Serviced Whole Loan, Certificateholders, the RR Interest Owner and any Companion Holder (as a collective whole as if such Certificateholders, the RR Interest Owner and Companion Holder constituted a single lender) and the special servicer attempts to sell such Defaulted Loan and any related Serviced Companion Loan as described below, the special servicer will be required to use reasonable efforts to solicit offers for such Defaulted Loan on behalf of the Certificateholders, the RR Interest Owner and the holder of any related Serviced Companion Loan in such manner as will be reasonably likely to maximize the value of the Defaulted Loan on a net present value basis. In the event that any Non-Serviced Special Servicer fails to comply with the terms of the related Intercreditor Agreement requiring the sale of the related Non-Serviced Mortgage Loan with each related Companion Loan, as a collective whole, under certain limited circumstances to the extent permitted under the related Intercreditor Agreement, the special servicer will be entitled to sell ((i) with the consent of the Directing Certificateholder if no Control Termination Event has occurred and is continuing and (ii) after consulting on a non-binding basis with the applicable Risk Retention Consultation Party, in each case, with respect to any Mortgage Loan other than an Excluded Loan as to such party) such Non-Serviced Mortgage Loan if it determines in accordance with the Servicing Standard that such action would be in the best interests of the Certificateholders and the RR Interest Owner and, subject to the terms of the related Intercreditor Agreement (and provided that the related Non-Serviced Special Servicer will not be entitled to a liquidation fee with respect to liquidation of such Non-Serviced Mortgage Loan), the special servicer will be entitled to the liquidation fee that the related Non-Serviced Special Servicer would have otherwise been entitled to in connection with the sale of such Non-Serviced Mortgage Loan. In the absence of a cash offer at least equal to its outstanding principal balance plus all accrued and unpaid interest and outstanding costs and expenses and certain other amounts under the PSA (a “Par Purchase Price”), the special servicer may purchase the Defaulted Loan for the Par Purchase Price or may accept the first cash offer received from any person that constitutes a fair price for the Defaulted Loan. If multiple offers are received during the period designated by the special servicer for receipt of offers, the special servicer is generally required to select the highest offer. The special servicer is required to give the trustee, the certificate administrator, the master servicer, the operating advisor and (other than in respect of any Excluded Loan) the Directing Certificateholder (but only prior to the occurrence and continuance of a Consultation Termination Event), the holder of the related Subordinate Companion Loan, and each Risk Retention Consultation Party not less than 10 business days’ prior written notice of its intention to sell any such Defaulted Loan. Neither the trustee nor any of its affiliates may make an offer for or purchase any Defaulted Loan. “Defaulted Loan” means a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan (i) that is delinquent at least 60 days in respect of its Periodic Payments (other than a balloon payment) or delinquent in respect of its balloon payment, if any; provided that in respect of a balloon payment, such period will be 120 days if the related borrower has provided the special servicer with a written and fully executed commitment for refinancing of the related Mortgage Loan from an acceptable lender reasonably satisfactory in form and substance to the special servicer; and such delinquency is to be determined without giving effect to any grace period permitted by the related Mortgage or Mortgage Note and without regard to any acceleration of payments under the related Mortgage and Mortgage Note or (ii) as to which the special servicer has, by written notice to the related borrower, accelerated the maturity of the indebtedness evidenced by the related Mortgage Note.

The special servicer will be required to determine whether any cash offer constitutes a fair price for any Defaulted Loan if the highest offeror is a person other than an Interested Person. In determining whether any offer from a person other than an Interested Person constitutes a fair price for any Defaulted Loan, the special servicer will be required to take into account (in addition to the results of any appraisal, updated appraisal or narrative appraisal that it may have obtained pursuant to the PSA within the prior 9 months), among other factors, the period and amount of the occupancy level and physical condition of the related Mortgaged Property and the state of the local economy.

If the offeror is an Interested Person (provided that the trustee may not be a offeror), then the trustee will be required to determine whether the cash offer constitutes a fair price unless (i) the offer is equal to or greater than the applicable Par Purchase Price and (ii) the offer is the highest offer received. Absent an offer at least equal to the Par Purchase Price, no offer from an Interested Person will constitute a fair price unless (A) it is the highest offer received and (B) at least two other offers are received from independent third parties. In determining whether any offer received from an Interested Person represents a fair price for any such Defaulted Loan, the trustee will be supplied with and will be required to rely on the most recent appraisal or updated appraisal conducted in accordance with the PSA within the preceding 9-month period or, in the absence of any such appraisal, on a new appraisal. Except as provided in the following paragraph, the cost of any appraisal will be covered by, and will be reimbursable as, a Servicing Advance by the master servicer.

Notwithstanding anything contained in the preceding paragraph to the contrary, if the trustee is required to determine whether a cash offer by an Interested Person constitutes a fair price, the trustee will be required to (at the expense of the Interested Person) designate an independent third party expert in real estate or commercial mortgage loan matters with at least 5 years’ experience in valuing loans similar to the subject Mortgage Loan or Serviced Whole Loan, as the case may be, that has been selected with reasonable care by the trustee to determine if such cash offer constitutes a fair price for such Mortgage Loan or Serviced Whole Loan. If the trustee designates such a third party to make such determination, the trustee will be entitled to rely conclusively upon such third party’s determination. The reasonable fees of, and the costs of all appraisals, inspection reports and broker opinions of value incurred by any such third party pursuant to this paragraph will be covered by, and will be reimbursable by, the Interested Person, and to the extent not collected from such Interested Person within 30 days of request therefor, by the master servicer as a Servicing Advance; provided that the trustee will not engage a third party expert whose fees exceed a commercially reasonable amount as determined by the trustee.

The special servicer is required to use reasonable efforts to solicit offers for each REO Property on behalf of the Certificateholders, the RR Interest Owner and the related Companion Holder(s) (if applicable) and to sell each REO Property in the same manner as with respect to a Defaulted Loan.

Notwithstanding any of the foregoing paragraphs, the special servicer will not be required to accept the highest cash offer for a Defaulted Loan or REO Property if the special servicer determines in consultation with (i) the Directing Certificateholder (unless a Consultation Termination Event has occurred and is continuing) and (ii) each Risk Retention Consultation Party, in each case, other than with respect to any Excluded Loan as to such party and subject to the limitations on consultation under this “Pooling and Servicing Agreement” and, in the case of a Serviced Whole Loan or an REO Property related to a Serviced Whole Loan, the related Companion Holder(s), in accordance with the Servicing Standard (and subject to the requirements of any related Intercreditor Agreement), that rejection of such offer would be in the best interests of the Certificateholders and the RR Interest Owner and, in the case of a sale of a Serviced Whole Loan or an REO Property related to a Serviced Whole Loan, the related Companion Holder(s) (as a collective whole as if such Certificateholders, the RR Interest Owner and, if applicable, the related Companion Holder(s) constituted a single lender, and taking into account the subordinate or pari passu nature of any Companion Loan). In addition, the special servicer may accept a lower offer (from any person other than itself or an affiliate) if it determines, in its reasonable judgment consistent with the Servicing Standard, that acceptance of such offer would be in the best interests of the Certificateholders, the RR Interest Owner and, in the case of a Serviced Whole Loan or an REO Property related to a Serviced Whole Loan, the related Companion Holder(s) (as a collective whole as if such Certificateholders, the RR Interest Owner and, if applicable, the related Companion Holder(s) constituted a single lender, and taking into account the subordinate or pari passu nature of any Companion Loan). The special servicer will be required to use reasonable efforts to sell all Defaulted Loans prior to the Rated Final Distribution Date.

An “Interested Person”, as of the date of any determination, is the depositor, the master servicer, the special servicer, the operating advisor, the asset representations reviewer, the certificate administrator, the trustee, the Directing Certificateholder, any Risk Retention Consultation Party, any sponsor, any Borrower Party, any independent contractor engaged by the special servicer or any known affiliate of any of the preceding entities, and, with respect to a Whole Loan if it is a Defaulted Loan, the depositor, the master servicer, the special servicer (or any independent contractor engaged by the special servicer), or the trustee for the securitization of a Companion Loan, and each related Companion Holder or its representative, any holder of a related mezzanine loan, or any known affiliate of any such party described above.

With respect to any Serviced Whole Loan, pursuant to the terms of the related Intercreditor Agreement(s), if such Serviced Whole Loan becomes a Defaulted Loan, and if the special servicer determines to sell the related Mortgage Loan in accordance with the discussion in this “—Sale of Defaulted Loans and REO Properties” section, then the special servicer will be required to sell each related Companion Loan together with such Mortgage Loan as one whole loan and will be required to require that all offers be submitted to the special servicer in writing. The special servicer will not be permitted to sell the related Mortgage Loan together with each related Companion Loan if such Serviced Whole Loan becomes a Defaulted Loan without the consent of the holder(s) of the related Pari Passu Companion Loan(s), unless the special servicer complies with certain notice and delivery requirements set forth in the PSA and any related Intercreditor Agreement. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans”.

In addition, with respect to each Non-Serviced Mortgage Loan, if such Mortgage Loan has become a defaulted loan under the related Non-Serviced PSA, and the related Non-Serviced Special Servicer decides to sell the related Companion Loan contributed to the non-serviced securitization trust, such Non-Serviced Special Servicer will generally be required to sell such Mortgage Loan together with the related Companion Loan(s) as notes evidencing one whole loan. The issuing entity, as the holder of such Non-Serviced Mortgage Loan, will have the right to consent to such sale, provided that the Non-Serviced

Special Servicer may sell the related Non-Serviced Whole Loan without such consent if the required notices and information regarding such sale are provided to the issuing entity in accordance with the related Intercreditor Agreement. The Directing Certificateholder will be entitled to exercise such consent right so long as no Control Termination Event has occurred and is continuing, and if a Control Termination Event has occurred and is continuing, the operating advisor will be required to consult with the Non-Serviced Special Servicer on a nonbinding basis with respect to such sale. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”.

To the extent that Liquidation Proceeds collected with respect to any Mortgage Loan are less than the sum of (1) the outstanding principal balance of the Mortgage Loan, (2) interest accrued on the Mortgage Loan and (3) the aggregate amount of outstanding reimbursable expenses (including any (i) unpaid servicing compensation, (ii) unreimbursed Servicing Advances, (iii) accrued and unpaid interest on all Advances and (iv) additional expenses of the issuing entity) incurred with respect to the Mortgage Loan, the issuing entity will realize a loss in the amount of the shortfall. The trustee, the master servicer and/or the special servicer will be entitled to reimbursement out of the Liquidation Proceeds recovered on any Mortgage Loan, prior to the distribution of those Liquidation Proceeds to Certificateholders and the RR Interest Owner, of any and all amounts that represent unpaid servicing compensation in respect of the related Mortgage Loan, certain unreimbursed expenses incurred with respect to the Mortgage Loan and any unreimbursed Advances (including interest on Advances) made with respect to the Mortgage Loan. In addition, amounts otherwise distributable on the certificates will be further reduced by interest payable to the master servicer, the special servicer or trustee on these Advances.

The Directing Certificateholder

General

Subject to the rights of the holder of any related Companion Loan under the related Intercreditor Agreements as described under “—Rights of the Directing Certificateholder with respect to Non-Serviced Mortgage Loans” below, for so long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder will be entitled to advise (1) the special servicer, with respect to all Major Decisions for all Serviced Mortgage Loans (other than any Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class), (2) the special servicer, with respect to all Serviced Mortgage Loans, as to the Special Servicer Decisions described in clauses (iv), (v), (vi) and (vii) of the definition of “Special Servicer Decision” and (3) the master servicer to the extent the Directing Certificateholder’s consent is required by clauses (x) and (xii) of the definition of “Master Servicer Decision”, and will have the right to replace the special servicer with or without cause and have certain other rights under the PSA, each as described below. With respect to any Mortgage Loan other than an Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, upon the occurrence and continuance of a Control Termination Event, the Directing Certificateholder will have certain consultation rights only, and upon the occurrence and continuance of a Consultation Termination Event, the Directing Certificateholders will not have any consent or consultation rights, as further described below.

Each Risk Retention Consultation Party will be entitled to consult (other than with respect to any Excluded Loan with respect to such Risk Retention Consultation Party or the holder of the majority of the related VRR Interest) on a strictly non-binding basis with the special servicer; provided, that prior to the occurrence and continuance of a Consultation Termination Event, the related Mortgage Loan must also be a Specially Serviced Loan.

The “Directing Certificateholder” will be with respect to each Mortgage Loan (other than any Excluded Loan), the Controlling Class Certificateholder (or its representative) selected by more than 50% of the Controlling Class Certificateholders, by Certificate Balance, as determined by the certificate registrar from time to time; provided, however, that (1) absent that selection, or (2) until a Directing Certificateholder is so selected, or (3) upon receipt of a notice from a majority of the Controlling Class Certificateholders, by Certificate Balance, that a Directing Certificateholder is no longer designated, the Controlling Class Certificateholder that owns the largest aggregate Certificate Balance of the Controlling Class (or its

representative) will be the Directing Certificateholder, provided, however, that (i) in the case of this clause (3), in the event no one holder owns the largest aggregate Certificate Balance of the Controlling Class, then there will be no Directing Certificateholder until appointed in accordance with the terms of the PSA, and (ii) the certificate administrator and the other parties to the PSA will be entitled to assume that the identity of the Directing Certificateholder has not changed until such parties receive written notice of a replacement of the Directing Certificateholder from a party holding the requisite interest in the Controlling Class (as confirmed by the certificate registrar), or the resignation of the then-current Directing Certificateholder.

The initial Directing Certificateholder with respect to each Mortgage Loan (other than any Excluded Loans as to the Directing Certificateholder) is expected to be RREF IV-D AIV RR, LLC or another affiliate of Rialto Capital Advisors, LLC.

A “Controlling Class Certificateholder” is each holder (or Certificate Owner, if applicable) of a certificate of the Controlling Class as determined by the certificate registrar from time to time, upon request by any party to the PSA.

The “Controlling Class” will be, as of any time of determination, the most subordinate class of Control Eligible Certificates then-outstanding that has an aggregate Certificate Balance (as notionally reduced by any Cumulative Appraisal Reduction Amounts allocable to such class) at least equal to 25% of the initial Certificate Balance of that class; provided, however, that if at any time the Certificate Balances of the certificates other than the Control Eligible Certificates and the VRR Interest have been reduced to zero as a result of principal payments on the Mortgage Loans, then the Controlling Class will be the most subordinate class of Control Eligible Certificates that has a Certificate Balance greater than zero without regard to any Cumulative Appraisal Reduction Amounts. The Controlling Class as of the Closing Date will be the Class H-RR certificates.

The “Control Eligible Certificates” will be the Class G-RR and Class H-RR certificates.

The master servicer, the special servicer, the operating advisor, the certificate administrator, the trustee or any certificateholder may request that the certificate registrar determine which class of certificates is the then-current Controlling Class and the certificate registrar must thereafter provide such information to the requesting party. The depositor, the trustee, the master servicer, the special servicer, the operating advisor and, for so long as no Consultation Termination Event has occurred and is continuing, the Directing Certificateholder, may request that the certificate administrator provide, and the certificate administrator must so provide, a list of the holders (or Certificate Owners, if applicable) of the Controlling Class at the expense of the issuing entity. The trustee, the certificate administrator, the master servicer, the special servicer and the operating advisor may each rely on any such list so provided.

In the event that no Directing Certificateholder or a Risk Retention Consultation Party, as applicable, has been appointed or identified to the master servicer or special servicer, as applicable, and the master servicer or special servicer, as applicable, has attempted to obtain such information from the certificate administrator and no such entity has been identified to the master servicer or special servicer, as applicable, then until such time as the new Directing Certificateholder or Risk Retention Consultation Party, as applicable, is identified to the master servicer and special servicer, the master servicer or special servicer, as applicable, will have no duty to consult with, provide notice to, or seek the approval or consent of any such Directing Certificateholder or such Risk Retention Consultation Party, as applicable, as the case may be.

With respect to any matter for which the consent or consultation of the Directing Certificateholder or a Risk Retention Consultation Party is required, to the extent no specific time period for deemed consent or deemed waiver of consultation rights is expressly stated in the PSA, in the event no response from the Directing Certificateholder or such Risk Retention Consultation Party, as applicable, is received within ten (10) business days following the written request for input or any required consent or consultation, the Directing Certificateholder or such Risk Retention Consultation Party, as applicable, will be deemed to have consented or approved on the specific matter; provided, however, that the failure of the Directing

Certificateholder or a Risk Retention Consultation Party, as applicable, to respond will not affect any future matters with respect to the applicable Mortgage Loan or any other Mortgage Loan.

Major Decisions

Except as otherwise described under “—Control Termination Event, Operating Advisor Consultation Event and Consultation Termination Event” and “—Servicing Override” below and subject to the rights of the holder of the related Companion Loan under the related Intercreditor Agreement as described under “—Rights of the Directing Certificateholder with respect to Non-Serviced Mortgage Loans” below, prior to the occurrence and continuance of a Control Termination Event, the special servicer will only be permitted to take any of the following actions as to which the Directing Certificateholder has consented in writing within 10 business days after receipt of the special servicer’s written recommendation and analysis and all information reasonably requested by the Directing Certificateholder, and reasonably available to the special servicer in order to grant or withhold such consent (the “Major Decision Reporting Package”), provided that if such written consent has not been received by the special servicer within such 10 business day period, the Directing Certificateholder will be deemed to have approved such action); provided that the foregoing consent rights of the Directing Certificateholder will not apply to any Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class.

Each of the following is a “Major Decision”:

(i)      any proposed or actual foreclosure upon or comparable conversion (which may include acquisition of an REO Property) of the ownership of properties securing any Mortgage Loan (other than a Non-Serviced Mortgage Loan) and Serviced Companion Loan that comes into and continues in default;

(ii)     any modification, consent to a modification or waiver of any monetary term (other than late fees and default interest) or material non-monetary term (including, without limitation, a Payment Accommodation, the timing of payments and acceptance of discounted payoffs) of a Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan or any extension of the maturity date of such Mortgage Loan or Serviced Whole Loan other than in connection with a maturity default if a refinancing or sale is expected within 120 days as provided in clause (viii) of the definition of Master Servicer Decision or as otherwise set forth in clause (xi) of the definition of “Master Servicer Decision”;

(iii)    following a default or an event of default with respect to a Mortgage Loan or Serviced Whole Loan, any exercise of remedies, including the acceleration of the Mortgage Loan or Serviced Whole Loan or initiation of any proceedings, judicial or otherwise, under the related Mortgage Loan documents;

(iv)    any sale of a Defaulted Loan and any related defaulted Companion Loan, or any REO Property (other than in connection with the termination of the issuing entity as described under “—Termination; Retirement of Certificates”) or a defaulted Non-Serviced Mortgage Loan that the special servicer is permitted to sell in accordance with the PSA, in each case, for less than the applicable Purchase Price;

(v)     any determination to bring an REO Property into compliance with applicable environmental laws or to otherwise address hazardous material located at an REO Property;

(vi)    any release of material collateral or any acceptance of substitute or additional collateral for a Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan or any consent to either of the foregoing, other than if (i) required pursuant to the specific terms of the related Mortgage Loan documents or (ii) a release of a non-material, non-income producing parcel as described under clause (ii) or clause (v) of the definition of “Master Servicer Decision”, and for which there is no lender discretion;

(vii)    any waiver of a “due-on-sale” or “due-on-encumbrance” clause with respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or a Serviced Whole Loan, or any consent to such a waiver or consent to a transfer of the Mortgaged Property or interests in the borrower or consent to the incurrence of additional debt, other than any such transfer or incurrence of debt as described under clause (xiii) or clause (xv) of the definition of “Master Servicer Decision”;

(viii)   any property management company changes with respect to a Mortgage Loan, including, without limitation, approval of the termination of a manager and appointment of a new property manager, in each case, if the replacement property manager is a Borrower Party or the Mortgage Loan has an outstanding principal balance equal to or greater than $10,000,000;

(ix)    any franchise changes with respect to a Mortgage Loan for which the lender is required to consent or approve such changes under the related Mortgage Loan documents;

(x)     releases of any material amounts from escrow accounts, reserve accounts or letters of credit held as performance escrows or reserves, other than those required pursuant to the specific terms of the related Mortgage Loan (other than a Non-Serviced Mortgage Loan) or a Serviced Whole Loan and for which there is no lender discretion, and other than Routine Disbursements undertaken by the master servicer on Mortgage Loans that are non-Specially Serviced Loans and any such releases described in clause (iii) of the definition of “Special Servicer Decisions” undertaken by the special servicer;

(xi)    any acceptance of an assumption agreement or any other agreement permitting a transfer of interests in a borrower or guarantor releasing a borrower or guarantor from liability under a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan other than pursuant to the specific terms of such Mortgage Loan or Serviced Whole Loan and for which there is no lender discretion;

(xii)    unless processed by the master servicer pursuant to clause (ix) of the definition of “Master Servicer Decision”, any modification, amendment, consent to a modification or waiver of any material term of any intercreditor, co-lender or similar agreement with any mezzanine lender, subordinate debt holder or Pari Passu Companion Loan holder related to a Mortgage Loan or Whole Loan, or any action to enforce rights (or decision not to enforce rights) with respect thereto; provided, however, that any such modification or amendment that would adversely impact the master servicer will additionally require the consent of the master servicer as a condition to its effectiveness;

(xiii)   agreeing to any modification, waiver, consent or amendment of the related Mortgage Loan or Serviced Whole Loan in connection with a defeasance if such proposed modification, waiver, consent or amendment is with respect to (A) a modification of the type of defeasance collateral required under the Mortgage Loan or Serviced Whole Loan documents such that defeasance collateral other than direct, non-callable obligations of the United States would be permitted or (B) a modification that would permit a principal prepayment instead of defeasance if the applicable loan documents do not otherwise permit such principal prepayment;

(xiv)   other than with respect to a non-Specially Serviced Loan, any determination of Acceptable Insurance Default; and

(xv)    any consent to incurrence of additional debt by a borrower or mezzanine debt by a direct or indirect parent of a borrower, to the extent the mortgagee’s approval is required under the related Mortgage Loan documents.

Subject to the terms and conditions of this section, the special servicer will be required to process all requests for any matter that constitutes a “Major Decision” with respect to all Mortgage Loans (other than any Non-Serviced Mortgage Loans) and Serviced Companion Loans. Further, upon receiving a request for any matter described in this section that constitutes a Major Decision with respect to a Mortgage Loan

(other than any Non-Serviced Mortgage Loan) and any Serviced Companion Loan that is not a Specially Serviced Loan, the master servicer will be required to promptly forward such request to the special servicer and the special servicer will be required to process such request (including, without limitation, interfacing with the borrower) (unless the master servicer and special servicer mutually agree that the master servicer will process such request with respect to a Mortgage Loan or Serviced Whole Loan that is not a Specially Serviced Loan with respect to a Major Decision) and except as provided in the next sentence, the master servicer will have no further obligation with respect to such request or the Major Decision. With respect to such request, the master servicer will continue to cooperate with the special servicer by delivering any additional information in the master servicer’s possession to the special servicer requested by the special servicer relating to such Major Decision. Unless the master servicer and the special servicer mutually agree that the master servicer will process such Major Decision with respect to a Mortgage Loan or Serviced Whole Loan that is not a Specially Serviced Loan, the master servicer will not be permitted to process any Major Decision and will not be required to interface with the borrower or provide a written recommendation and analysis with respect to any Major Decision. If the master servicer and special servicer mutually agree that the master servicer will process a Major Decision with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan that is a non-Specially Serviced Loan, the master servicer will be required to obtain the special servicer’s prior consent (or deemed consent) to the Major Decision.

With respect to (i) prior to the occurrence and continuance of a Consultation Termination Event, any Major Decision relating to a Specially Serviced Loan, and (ii) after the occurrence and during the continuance of a Consultation Termination Event, any Major Decision relating to a Mortgage Loan (in each case, other than with respect to an Excluded Loan with respect to a Risk Retention Consultation Party or the holder of the majority of the related VRR Interest), the special servicer will be required to provide copies of any notice, information and report that it is required to provide to the Directing Certificateholder pursuant to the PSA with respect to such Major Decision to a Risk Retention Consultation Party, within the same time frame it is required to provide such notice, information or report to the Directing Certificateholder (for this purpose, without regard to whether such items are actually required to be provided to the Directing Certificateholder under the PSA due to the occurrence of a Control Termination Event or a Consultation Termination Event).

Notwithstanding anything to the contrary contained herein, after the occurrence and during the continuance of a Control Termination Event but prior to the occurrence and continuance of a Consultation Termination Event, the Directing Certificateholder will remain entitled to receive any notices, reports or information to which it is entitled, and the special servicer and any other applicable party will be required to consult (on a non-binding basis) with the Directing Certificateholder (other than with respect to any Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class) in connection with any action to be taken or refrained from being taken in accordance with the PSA. After the occurrence and continuance of a Consultation Termination Event (and at any time with respect to any Excluded Loan with respect the Directing Certificateholder or the holder of the majority of the Controlling Class), the Directing Certificateholder will have no direction, consultation or consent rights and no right to receive any notices, reports or information (other than notices, reports or information required to be delivered to all Certificateholders) or any other rights as Directing Certificateholder.

Asset Status Report

With respect to any Mortgage Loan other than an Excluded Loan with respect to the Directing Certificateholder, so long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder will have the right to disapprove the Asset Status Report prepared by the special servicer with respect to a Specially Serviced Loan. If a Consultation Termination Event has occurred and is continuing, the Directing Certificateholder will have no right to consult with the special servicer with respect to the Asset Status Reports. See “—Asset Status Report” above.

Replacement of the Special Servicer

With respect to any Mortgage Loan other than an Excluded Loan, so long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder will have the right to replace the special servicer with or without cause as described under “—Replacement of the Special Servicer Without Cause” and “—Termination of the Master Servicer or Special Servicer for Cause—Servicer Termination Events” below.

Control Termination Event, Operating Advisor Consultation Event and Consultation Termination Event

With respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan or any applicable Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class) or Serviced Whole Loan and subject to the rights of any Companion Holder under an Intercreditor Agreement, if a Control Termination Event has occurred and is continuing, but for so long as no Consultation Termination Event has occurred and is continuing, the special servicer will not be required to obtain the consent of the Directing Certificateholder with respect to any of the Major Decisions or Asset Status Reports, but will be required to consult with the Directing Certificateholder in connection with any Major Decision or Asset Status Report (or any other matter for which the consent of the Directing Certificateholder would have been required or for which the Directing Certificateholder would have the right to direct the special servicer if no Control Termination Event had occurred and was continuing) and to consider alternative actions recommended by the Directing Certificateholder, in respect of such Major Decision or Asset Status Report (or such other matter). Additionally, upon request, the special servicer will be required to consult with each Risk Retention Consultation Party in connection with any Major Decision not relating to an Excluded Loan as to such party and consider alternative actions recommended by each Risk Retention Consultation Party. Any such consultation will not be binding on the special servicer; provided, that prior to the occurrence and continuance of a Consultation Termination Event, the related Mortgage Loan must also be a Specially Serviced Loan. In the event the special servicer receives no response from the Directing Certificateholder or a Risk Retention Consultation Party, as applicable, within 10 business days following its written request for input on any required consultation, the special servicer will not be obligated to consult with the Directing Certificateholder or such Risk Retention Consultation Party, as applicable, on the specific matter; provided, however, that the failure of the Directing Certificateholder to respond will not relieve the special servicer or the master servicer, as applicable, from consulting with the Directing Certificateholder on any future matters with respect to the related Mortgage Loan (other than a Non-Serviced Mortgage Loan or any applicable Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class) or Serviced Whole Loan. With respect to any Excluded Special Servicer Loan (that is not also an applicable Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class), if any, the Directing Certificateholder (prior to the occurrence and continuance of a Control Termination Event) will be required to select an Excluded Special Servicer with respect to such Excluded Special Servicer Loan. After the occurrence and during the continuance of a Control Termination Event, if at any time the applicable Excluded Special Servicer Loan is also an applicable Excluded Loan or if the Directing Certificateholder is entitled to appoint the Excluded Special Servicer but does not so appoint within 30 days of notice of resignation, the resigning special servicer will be required to use reasonable efforts to select the related Excluded Special Servicer. The resigning special servicer will not have any liability with respect to the actions or inactions of the applicable Excluded Special Servicer or with respect to the identity of the applicable Excluded Special Servicer.

The special servicer will be required to provide each Major Decision Reporting Package to the operating advisor (a) prior to the occurrence of an Operating Advisor Consultation Event, promptly after the special servicer receives the Directing Certificateholder’s approval or deemed approval with respect to such Major Decision or (b) following the occurrence and during the continuance of an Operating Advisor Consultation Event, simultaneously upon providing such Major Decision Reporting Package to the Directing Certificateholder; provided, however, that with respect to any non-Specially Serviced Loan no Major Decision Reporting Package will be required to be delivered prior to the occurrence and continuance of an Operating Advisor Consultation Event. With respect to any particular Major Decision and/or related Major Decision Reporting Package or any Asset Status Report required to be delivered by the special servicer to the operating advisor, the special servicer will be required to make available to the operating advisor a servicing officer with the relevant knowledge regarding any Mortgage Loan and such Major Decision and/or Asset Status Report in order to address reasonable questions that the operating advisor may have relating to, among other things, such Major Decision and/or Asset Status Report.

In addition, if an Operating Advisor Consultation Event has occurred and is continuing, the special servicer will also be required to deliver a Major Decision Reporting Package to the operating advisor and consult with the operating advisor in connection with any Major Decision (and such other matters that are subject to consultation rights of the operating advisor pursuant to the PSA) and to consider alternative actions recommended by the operating advisor in respect of such Major Decision; provided that such consultation is on a non-binding basis. In the event the special servicer receives no response from the operating advisor within 10 business days following the later of (i) its written request for input (which request is required to include the related Major Decision Reporting Package) on any required consultation and (ii) delivery of all such additional information reasonably requested by the operating advisor related to the subject matter of such consultation, the special servicer will not be obligated to consult with the operating advisor on the specific matter; provided, however, that the failure of the operating advisor to respond will not relieve the special servicer from consulting with the operating advisor on any future matters with respect to the related Mortgage Loan or Serviced Whole Loan or any other Mortgage Loan. Notwithstanding anything to the contrary contained in this prospectus, with respect to any applicable Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class (regardless of whether an Operating Advisor Consultation Event has occurred and is continuing), the special servicer or the related Excluded Special Servicer, as applicable, will be required to consult with the operating advisor, on a non-binding basis, in connection with the related transactions involving proposed Major Decisions and consider alternative actions recommended by the operating advisor, in respect thereof, in accordance with the procedures set forth in the PSA for consulting with the operating advisor.

If a Consultation Termination Event has occurred and is continuing, no class of certificates will act as the Controlling Class, and the Directing Certificateholder will not have any consultation or consent rights under the PSA or any right to receive any notices, reports or information (other than notices, reports or information required to be delivered to all Certificateholders) or any other rights as Directing Certificateholder under the PSA. The special servicer will nonetheless be required to consult with only the operating advisor in connection with Major Decisions, Asset Status Reports and other material special servicing actions to the extent set forth in the PSA, and no Controlling Class Certificateholder will be recognized or have any right to approve or be consulted with respect to asset status reports or material special servicer actions.

A “Control Termination Event” will occur when (i) the senior most Class of Control Eligible Certificates has a Certificate Balance (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balance of such class) of less than 25% of the initial Certificate Balance of that class or (ii) a holder of the Class G-RR certificates is the majority Controlling Class Certificateholder and has irrevocably waived its right, in writing, to exercise any of the rights of the Controlling Class Certificateholder and such rights have not been reinstated to a successor controlling class certificateholder as described below; provided that no Control Termination Event resulting solely from the operation of clause (ii) will be deemed to have existed or be in continuance with respect to a successor holder of the Class G-RR certificates that has not irrevocably waived its right to exercise any of the rights of the Controlling Class Certificateholder; provided, further, that a Control Termination Event will not be deemed continuing in the event that the Certificate Balances of the certificates other than the Control Eligible Certificates and the VRR Interest Balance of the VRR Interest have been reduced to zero as a result of principal payments on the Mortgage Loans.

A “Consultation Termination Event” will occur when (i) there is no class of Control Eligible Certificates that has a then-outstanding Certificate Balance at least equal to 25% of the initial Certificate Balance of that class, in each case, without regard to the application of any Cumulative Appraisal Reduction Amounts; or (ii) a holder of the Class G-RR certificates is the majority Controlling Class Certificateholder and has irrevocably waived its right, in writing, to exercise any of the rights of the Controlling Class Certificateholder and such rights have not been reinstated to a successor controlling class certificateholder pursuant to the terms of the PSA; provided, that a Consultation Termination Event will be deemed not continuing in the event that the Certificate Balances of the certificates other than the Control Eligible Certificates and the VRR Interest Balance of the VRR Interest have been reduced to zero as a result of principal payments on the Mortgage Loans.

With respect to any Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, none of the Directing Certificateholder or any Controlling Class Certificateholder will have any consent or consultation rights with respect to the servicing of such Excluded Loan and a Control Termination Event and Consultation Termination Event will be deemed to have occurred with respect to an Excluded Loan. Notwithstanding the proviso to each of the definitions of “Control Termination Event” and “Consultation Termination Event”, in respect of the servicing of any such Excluded Loan, a Control Termination Event and a Consultation Termination Event will each be deemed to have occurred with respect to any such Excluded Loan.

At any time that the Controlling Class Certificateholder is the holder of a majority of the Class G-RR certificates and the Class G-RR certificates are the Controlling Class, it may waive its right (a) to appoint the Directing Certificateholder and (b) to exercise any of the Directing Certificateholder’s rights set forth in the PSA by irrevocable written notice delivered to the depositor, certificate administrator, master servicer, special servicer and operating advisor. During such time that such waivers have been made, (i) the master servicer will no longer be obligated to consult with the Directing Certificateholder and (ii) the special servicer will be required to consult with only the operating advisor in connection with asset status reports and material special servicing actions to the extent set forth in the PSA, and no Controlling Class Certificateholder will be recognized or have any right to replace the special servicer or approve or be consulted with respect to asset status reports or material special servicer actions. Any such waiver will remain effective until such time as the majority Controlling Class Certificateholder sells or transfers all or a portion of its interest in the certificates to an unaffiliated third party if such unaffiliated third party then holds the majority of the Controlling Class after giving effect to such transfer. Following any such sale or transfer of Class G-RR certificates, the successor Class G-RR certificateholder that is the majority Controlling Class Certificateholder will be reinstated as, and will again have the rights of, the Controlling Class Certificateholder without regard to any prior waiver by the predecessor certificateholder that was the majority Controlling Class Certificateholder. In the event of any transfer of the Class G-RR certificates by a Controlling Class Certificateholder that had irrevocably waived its rights as described in this paragraph, the successor Controlling Class Certificateholder that purchased such Class G-RR certificates, even if it does not waive its rights as described in the preceding sentence, will not have any consent rights with respect to any Mortgage Loan that became a Specially Serviced Loan prior to such successor Controlling Class Certificateholder’s purchase of such Class G-RR certificates and had not become a Corrected Loan prior to such purchase until such Mortgage Loan becomes a Corrected Loan.

For a description of certain restrictions on any modification, waiver or amendment to the Mortgage Loan documents, see “—Modifications, Waivers and Amendments” above.

Servicing Override

In the event that the master servicer or the special servicer, as applicable, determines that immediate action with respect to any Master Servicer Decision or Major Decision (or any other matter requiring consent of the Directing Certificateholder with respect to any Mortgage Loan other than an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, and with respect to the Directing Certificateholder, prior to the occurrence and continuance of a Control Termination Event in the PSA (or any matter requiring consultation with the Directing Certificateholder, any Risk Retention Consultation Party or the operating advisor)) is necessary to protect the interests of the Certificateholders and the RR Interest Owner (and, with respect to a Serviced Whole Loan, the interest of the Certificateholders, the RR Interest Owner and the holders of any related Serviced Pari Passu Companion Loan), as a collective whole (taking into account the pari passu nature of any Companion Loan), the master servicer or special servicer, as the case may be, may take any such action without waiting for the

Directing Certificateholder’s response (or without waiting to consult with the Directing Certificateholder, any Risk Retention Consultation Party or the operating advisor, as the case may be); provided that the special servicer or master servicer, as applicable, provides the Directing Certificateholder and such Risk Retention Consultation Party (or the operating advisor, if applicable) with prompt written notice following such action including a reasonably detailed explanation of the basis for such action.

In addition, neither the master servicer nor the special servicer (i) will be required to take or refrain from taking any action pursuant to instructions or objections from the Directing Certificateholder or (ii) may follow any advice or consultation provided by the Directing Certificateholder, the Operating Advisor, any Risk Retention Consultation Party or the holder of a Serviced Pari Passu Companion Loan (or its representative) that would (1) cause it to violate any applicable law, the related Mortgage Loan documents, any related Intercreditor Agreement, the PSA, including the Servicing Standard, or the Treasury Regulations, (2) expose the master servicer, the special servicer, the certificate administrator, the operating advisor, the asset representations reviewer, the issuing entity or the trustee to liability, (3) materially expand the scope of responsibilities of the master servicer or special servicer, as applicable, under the PSA or (4) cause the master servicer or special servicer, as applicable, to act, or fail to act, in a manner which in the reasonable judgment of the master servicer or special servicer, as applicable, is not in the best interests of the Certificateholders and the RR Interest Owner.

Rights of the Directing Certificateholder with respect to Non-Serviced Mortgage Loans

With respect to any Non-Serviced Whole Loan, the Directing Certificateholder for this securitization will not be entitled to exercise the rights described above, but such rights, or rights substantially similar to those rights, will be exercisable by the related Non-Serviced Directing Certificateholder. The issuing entity, as the holder of the Non-Serviced Mortgage Loans, has consultation rights with respect to certain major decisions relating to the related Non-Serviced Whole Loan and, other than in respect of an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, so long as no Consultation Termination Event has occurred and is continuing, the Directing Certificateholder will be entitled to exercise such consultation rights of the issuing entity pursuant to the terms of the related Intercreditor Agreement. In addition, other than in respect of an Excluded Loan as to the Directing Certificateholder, so long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder may have certain consent rights in connection with a sale of a Non-Serviced Whole Loan that has become a defaulted loan under the PSA or the related Non-Serviced PSA, as applicable. See also “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Rights of the Holders of Serviced Pari Passu Companion Loans

With respect to a Serviced Pari Passu Mortgage Loan that has a related Pari Passu Companion Loan, the holder of the related Pari Passu Companion Loan has consultation rights with respect to certain Major Decisions and consent rights in connection with the sale of the related Serviced Whole Loan if it has become a Defaulted Loan to the extent described in “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “—Sale of Defaulted Loans and REO Properties”.

Limitation on Liability of Directing Certificateholder

The Directing Certificateholder will not be liable to the issuing entity or the Certificateholders and the RR Interest Owner for any action taken, or for refraining from the taking of any action, or for errors in judgment. However, the Directing Certificateholder will not be protected against any liability to the Controlling Class Certificateholders that would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations or duties owed to the Controlling Class Certificateholders.

Each Certificateholder or the RR Interest Owner will acknowledge and agree, by its acceptance of its certificates or RR Interest, that the Directing Certificateholder:

(a)       may have special relationships and interests that conflict with those of holders of one or more classes of certificates or the RR Interest;

(b)       may act solely in the interests of the holders of the Controlling Class;

(c)       does not have any liability or duties to the holders of any class of certificates other than the Controlling Class;

(d)       may take actions that favor the interests of the holders of one or more classes including the Controlling Class over the interests of the holders of one or more other classes of certificates or RR Interest; and

(e)       will have no liability whatsoever (other than to a Controlling Class Certificateholder) for having so acted as set forth in (a) – (d) above, and no Certificateholder or RR Interest Owner may take any action whatsoever against the Directing Certificateholder or any director, officer, employee, agent or principal of the Directing Certificateholder for having so acted.

The taking of, or refraining from taking, any action by the master servicer or the special servicer in accordance with the direction of or approval of the Directing Certificateholder, which does not violate the terms of any Mortgage Loan, any law, the Servicing Standard or the provisions of the PSA or the related Intercreditor Agreement, will not result in any liability on the part of the master servicer or special servicer.

Each Certificateholder and RR Interest Owner will acknowledge and agree, by its acceptance of its certificates or RR Interest, that the holders of any Non-Serviced Companion Loan or their respective designees (e.g., the related Non-Serviced Directing Certificateholder) will have limitations on liability with respect to actions taken in connection with the related Mortgage Loan similar to the limitations of the Directing Certificateholder described above pursuant to the terms of the related Intercreditor Agreement and the related Non-Serviced PSA. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”.

The Operating Advisor

General

The operating advisor will act solely as a contracting party to the extent set forth in the PSA, and in accordance with the Operating Advisor Standard, and will have no fiduciary duty to any party. The operating advisor’s duties will be limited to its specific duties under the PSA, and the operating advisor will have no duty or liability to any particular class of certificates or any Certificateholder, the RR Interest, the RR Interest Owner or any third party. The operating advisor is not the special servicer, the master servicer or a sub-servicer and will not be charged with changing the outcome on any particular decision with respect to a Specially Serviced Loan. By purchasing a certificate, potential investors acknowledge and agree that there could be multiple strategies to resolve any Specially Serviced Loan and that the goal of the operating advisor’s participation is to provide additional input relating to the special servicer’s compliance with the Servicing Standard in making its determinations as to which strategy to execute.

Potential investors should note that the operating advisor is not an “advisor” for any purpose other than as specifically set forth in the PSA and is not an advisor to any person, including without limitation any Certificateholder and the RR Interest Owner. For the avoidance of doubt, the operating advisor is not an “investment adviser” within the meaning of the Investment Advisers Act of 1940, as amended, or a “broker” or “dealer” within the meaning of the Exchange Act. See “Risk Factors—Other Risks Relating to the Certificates—Your Lack of Control Over the Issuing Entity and the Mortgage Loans Can Impact Your Investment”.

Notwithstanding the foregoing, the operating advisor will generally have no obligations or consultation rights as operating advisor under the PSA for this transaction with respect to any Non-Serviced Whole Loan (each of which will be serviced pursuant to the related Non-Serviced PSA) or any related REO Properties, except in limited circumstances. In addition, the operating advisors or equivalent parties under the Non-Serviced PSAs have certain obligations and consultation rights with respect to the related Non-Serviced Whole Loan, which are substantially similar to those of the operating advisor under the PSA for this transaction.

Furthermore, the operating advisor will have no obligation or responsibility at any time to review the actions of the master servicer for compliance with the Servicing Standard. Except with respect to a waiver of the Operating Advisor Consulting Fee by the master servicer, the operating advisor will have no obligation or responsibility at any time to consult with the master servicer.

Duties of Operating Advisor At All Times

With respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan), the operating advisor’s obligations will generally consist of the following:

(a)       reviewing the actions of the special servicer with respect to any Specially Serviced Loan to the extent described in this prospectus and required under the PSA;

(b)       reviewing (i) all reports by the special servicer made available to Privileged Persons that are posted on the certificate administrator’s website that are relevant to the operating advisor’s obligations under the PSA and (ii) each Asset Status Report (after the occurrence and during the continuance of an Operating Advisor Consultation Event) and Final Asset Status Report;

(c)       recalculating and reviewing for accuracy and consistency with the PSA the mathematical calculations and the corresponding application of the non-discretionary portion of the applicable formulas required to be utilized in connection with Appraisal Reduction Amounts, Collateral Deficiency Amounts, Cumulative Appraisal Reduction Amounts and net present value calculations used in the special servicer’s determination of what course of action to take in connection with the workout or liquidation of a Specially Serviced Loan, as described below; and

(d)       preparing an annual report (if any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan was a Specially Serviced Loan at any time during the prior calendar year or if an Operating Advisor Consultation Event occurred during the prior calendar year) generally in the form attached to this prospectus as Annex C, to be provided to the certificate administrator (and made available through the certificate administrator’s website) and the 17g-5 Information Provider (and made available through the 17g-5 Information Provider’s website), as described below under “—Annual Report”.

In connection with the performance of the duties described in clause (c) above:

(i)      after the calculation has been finalized (and, if an Operating Advisor Consultation Event has occurred and is continuing, prior to the utilization by the special servicer), the special servicer will be required to deliver the foregoing calculations together with information and support materials (including such additional information reasonably requested by the operating advisor to confirm the mathematical accuracy of such calculations, but not including any Privileged Information) to the operating advisor;

(ii)     if the operating advisor does not agree with the mathematical calculations or the application of the applicable non-discretionary portions of the formula required to be utilized for such calculation, the operating advisor and the special servicer will be required to consult with each other in order to resolve any material inaccuracy in the mathematical calculations or the application of the non-discretionary portions of the related formula in arriving at those mathematical calculations or any disagreement; and

(iii)    if the operating advisor and the special servicer are not able to resolve such matters, the operating advisor will be required to promptly notify the certificate administrator and the certificate administrator will be required to examine the calculations and supporting materials provided by the special servicer and the operating advisor and determine which calculation is to apply and will provide such parties prompt written notice of its determination.

Prior to the occurrence and continuance of an Operating Advisor Consultation Event, the operating advisor’s review will be limited to an after-the-action review of the reports, calculations and materials described above (together with any additional information and material reviewed by the operating advisor), and, therefore, it will have no involvement with respect to the determination and execution of Major Decisions and other similar actions that the special servicer may perform under the PSA and will have no obligations at any time with respect to any Non-Serviced Mortgage Loan. In addition, with respect to the operating advisor’s review of net present value calculations as described above, the operating advisor’s recalculation will not take into account the reasonableness of special servicer’s property and borrower performance assumptions or other similar discretionary portions of the net present value calculation.

With respect to the determination of whether an Operating Advisor Consultation Event has occurred and is continuing, or has terminated, the Operating Advisor is entitled to rely solely on its receipt from the Certificate Administrator of notice thereof pursuant to the PSA, and, with respect to any obligations of the Operating Advisor that are performed only after the occurrence and continuation of an Operating Advisor Consultation Event, the Operating Advisor will have no obligation to perform any such duties until the receipt of such notice or actual knowledge of the occurrence of an Operation Advisor Consultation Event.

The “Operating Advisor Standard” means the requirement that the operating advisor must act solely on behalf of the issuing entity and in the best interest of, and for the benefit of, the Certificateholders and the RR Interest Owner and, with respect to any Serviced Whole Loan, for the benefit of the holders of the related Companion Loan (as a collective whole as if such Certificateholders, the RR Interest Owner and Companion Holders constituted a single lender), and not in the best interest of nor for the benefit of holders of any particular class of certificates (as determined by the operating advisor in the exercise of its good faith and reasonable judgment), but without regard to any conflict of interest arising from any relationship that the operating advisor or any of its affiliates may have with any of the underlying borrowers, property managers, any sponsor, any mortgage loan seller, the depositor, the master servicer, the special servicer, the asset representations reviewer, the Directing Certificateholder, any Certificateholder, any Risk Retention Consultation Party, the RR Interest Owner or any of their respective affiliates. The operating advisor will perform its duties under the PSA in accordance with the Operating Advisor Standard.

Annual Report

Based on the operating advisor’s review of (i) any Assessment of Compliance Report, Attestation Report, Asset Status Report, Major Decision Reporting Package and other information (other than any communications between the Directing Certificateholder and the special servicer that would be Privileged Information) delivered to the operating advisor by the special servicer or made available to Privileged Persons that are posted on the certificate administrator’s website during the prior calendar year, (ii) prior to the occurrence and continuance of an Operating Advisor Consultation Event, with respect to any Specially Serviced Loan, any related Final Asset Status Report or Major Decision Reporting Package provided to the operating advisor and (iii) after the occurrence and continuance of an Operating Advisor Consultation Event, any Asset Status Report and any Major Decision Reporting Package provided to the operating advisor with respect to any Mortgage Loan, the operating advisor will (to the extent required to be delivered for a particular calendar year as described above) prepare an annual report substantially in the form attached to this prospectus as Annex C (the “Operating Advisor Annual Report”) to be provided to the 17g-5 Information Provider (and made available through the 17g-5 Information Provider’s website)

and the certificate administrator for the benefit of the Certificateholders (and made available through the certificate administrator’s website) within 120 days of the end of the prior calendar year that (a) sets forth whether the operating advisor believes, in its sole discretion exercised in good faith, that the special servicer is operating in compliance with the Servicing Standard with respect to its performance of its duties under the PSA with respect to Specially Serviced Loans (and, after the occurrence and continuance of an Operating Advisor Consultation Event, also with respect to Major Decisions on non-Specially Serviced Loans) during the prior calendar year on an “trust-level basis” and (b) identifies (1) which, if any, standards the operating advisor believes, in its sole discretion exercised in good faith, the special servicer has failed to comply with and (2) any material deviations from the special servicer’s obligations under the PSA with respect to the resolution or liquidation of any Specially Serviced Loan or REO Property (other than with respect to any REO Property related to any Non-Serviced Mortgage Loan) that the special servicer is responsible for servicing under the PSA; provided, however, that in the event the special servicer is replaced, the operating advisor’s annual report will only relate to the entity that was acting as special servicer as of December 31 in the prior calendar year and is continuing in such capacity through the date of such annual report. In addition, in preparing any Operating Advisor Annual Report, the operating advisor will not be required to report on instances of non-compliance with, or deviations from, the Servicing Standard or the special servicer’s obligations under the PSA that the operating advisor determines, in its sole discretion exercised in good faith, to be immaterial. Only as used in connection with the operating advisor’s annual report, the term “trust-level basis” refers to the special servicer’s performance of its duties with respect to the resolution and liquidation of Specially Serviced Loans (and, after the occurrence and continuance of an Operating Advisor Consultation Event, with respect to Major Decisions on non-Specially Serviced Loans) under the PSA, taking into account the special servicer’s specific duties under the PSA as well as the extent to which those duties were performed in accordance with the Servicing Standard, with reasonable consideration by the operating advisor of any Assessment of Compliance report, Attestation Report, Major Decision Reporting Package, Asset Status Report (during the continuance of an Operating Advisor Consultation Event), Final Asset Status Report and any other information delivered to the operating advisor by the special servicer (other Privileged Information) pursuant to the PSA.

The special servicer must be given an opportunity to review any annual report produced by the operating advisor at least 5 business days prior to its delivery to the certificate administrator and the 17g-5 Information Provider; provided that the operating advisor will have no obligation to adopt any comments to such annual report that are provided by the special servicer.

In each annual report, the operating advisor will identify any material deviations (i) from the Servicing Standard and (ii) from the special servicer’s obligations under the PSA with respect to the resolution or liquidation of Specially Serviced Loans or REO Properties that the special servicer is responsible for servicing under the PSA (other than with respect to any REO Property related to a Non-Serviced Mortgage Loan) based on the limited review required in the PSA. Each annual report will be required to comply with the confidentiality requirements, subject to certain exceptions, each as described in this prospectus and as provided in the PSA regarding Privileged Information. In preparing any operating advisor annual report, the operating advisor will not be required to provide or obtain a legal opinion, legal review or legal conclusion.

The ability to perform the duties of the operating advisor and the quality and the depth of any annual report will be dependent upon the timely receipt of information prepared or made available by others and the accuracy and the completeness of such information. In addition, in no event will the operating advisor have the power to compel any transaction party to take, or refrain from taking, any action. It is possible that the lack of access to Privileged Information may limit or prohibit the operating advisor from performing its duties under the PSA, in which case any annual report will describe any resulting limitations, and the operating advisor will not be subject to any liability arising from such limitations or prohibitions. The operating advisor will be entitled to conclusively rely on the accuracy and completeness of any information it is provided without liability for any such reliance thereunder.

Additional Duties of the Operating Advisor While an Operating Advisor Consultation Event Has Occurred and Is Continuing

With respect to each Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan, after the operating advisor has received notice that an Operating Advisor Consultation Event has occurred and is continuing, in addition to the duties described above, the operating advisor will be required to perform the following additional duties:

●	to consult (on a non-binding basis) with the special servicer (telephonically or electronically) in respect of the Asset Status Reports, as described under “—The Directing Certificateholder—Asset Status Report”; and

●	to consult (on a non-binding basis) with the special servicer to the extent it has received a Major Decision Reporting Package (telephonically or electronically) with respect to Major Decisions processed by the special servicer as described under “—The Directing Certificateholder—Major Decisions”.

To facilitate the consultation above, the Special Servicer will be required to send to the Operating Advisor an Asset Status Report or Major Decision Reporting Package, as applicable, before the action is implemented.

Recommendation of the Replacement of the Special Servicer

If at any time the operating advisor determines, in its sole discretion exercised in good faith, that (1) the special servicer is not performing its duties as required under the PSA or is otherwise not acting in accordance with the Servicing Standard, and (2) the replacement of the special servicer would be in the best interest of the Certificateholders as a collective whole, then the operating advisor may recommend the replacement of the special servicer and deliver a report supporting such recommendation in the manner described in “—Replacement of the Special Servicer After Operating Advisor Recommendation and Investor Vote.”

Eligibility of Operating Advisor

The operating advisor will be required to be an Eligible Operating Advisor at all times during the term of the PSA. “Eligible Operating Advisor” means an entity:

(i)      that is a special servicer or operating advisor on a commercial mortgage-backed securities transaction rated by the Rating Agencies (including, in the case of the operating advisor, this transaction) but has not been special servicer or operating advisor on a transaction for which any Rating Agency has qualified, downgraded or withdrawn its rating or ratings of, one or more classes of certificates for such transaction citing servicing or other relevant concerns with the operating advisor in its capacity as the special servicer or operating advisor, as applicable, as the sole or a material factor in such rating action;

(ii)     that can and will make the representations and warranties of the operating advisor set forth in the PSA;

(iii)     that is not (and is not affiliated (including Risk Retention Affiliated) with) the depositor, the trustee, the certificate administrator, the master servicer, the special servicer, a mortgage loan seller, the Directing Certificateholder, any Risk Retention Consultation Party, the Third-Party Purchaser, or a depositor, a trustee, a certificate administrator, a master servicer or special servicer with respect to the securitization of a Companion Loan, or any of their respective affiliates (including Risk Retention Affiliates);

(iv)     that has not been paid by any special servicer or successor special servicer any fees, compensation or other remuneration (x) in respect of its obligations under the PSA or (y) for the appointment or recommendation for replacement of a successor special servicer to become the special servicer;

(v)      that (x) has been regularly engaged in the business of analyzing and advising clients in commercial mortgage-backed securities matters and has at least five years of experience in collateral analysis and loss projections, and (y) has at least five years of experience in commercial real estate asset management and experience in the workout and management of distressed commercial real estate assets; and

(vi)     that does not directly or indirectly, through one or more affiliates or otherwise, own or have derivative exposure in any interest in any certificates, any Mortgage Loan, any Companion Loan or securities backed by a Companion Loan or otherwise have any financial interest in the securitization transaction to which the PSA relates, other than in fees from its role as operating advisor and asset representations reviewer (to the extent it also acts as the asset representations reviewer).

“Risk Retention Affiliate” or “Risk Retention Affiliated” means “affiliate of” or “affiliated with”, as such terms are defined in 12 C.F.R. 244.2 of the Credit Risk Retention Rules.

Other Obligations of Operating Advisor

At all times, subject to the Privileged Information Exception, the operating advisor and its affiliates will be obligated to keep confidential any information appropriately labeled as “Privileged Information” received from the special servicer or Directing Certificateholder in connection with the Directing Certificateholder’s exercise of any rights under the PSA (including, without limitation, in connection with any Asset Status Report) or otherwise in connection with the transaction, except under the circumstances described below. As used in this prospectus, “Privileged Information” means (i) any correspondence between the Directing Certificateholder or a Risk Retention Consultation Party and the special servicer related to any Specially Serviced Loan (in each case, other than with respect to an Excluded Loan as to such party) or the exercise of the Directing Certificateholder’s consent or consultation rights or a Risk Retention Consultation Party’s consultation rights under the PSA, (ii) any strategically sensitive information that the special servicer has reasonably determined could compromise the issuing entity’s position in any ongoing or future negotiations with the related borrower or other interested party and (iii) information subject to attorney-client privilege.

The operating advisor is required to keep all such labeled Privileged Information confidential and may not disclose such labeled Privileged Information to any person (including Certificateholders other than the Directing Certificateholder and the RR Interest Owner), other than (1) to the extent expressly required by the PSA, to the other parties to the PSA with a notice indicating that such information is Privileged Information, (2) pursuant to a Privileged Information Exception, or (3) where necessary to support specific findings or conclusions concerning allegations of deviations from the Servicing Standard of the Special Servicer’s obligations under this Agreement (i) in the Operating Advisor Annual Report or (ii) in connection with a recommendation by the operating advisor to replace the special servicer. Each party to the PSA that receives Privileged Information from the operating advisor with a notice stating that such information is Privileged Information may not disclose such Privileged Information to any person without the prior written consent of the special servicer and, unless a Control Termination Event has occurred, the Directing Certificateholder (with respect to any Mortgage Loan other than a Non-Serviced Whole Loan and other than any Excluded Loan as to such party) other than pursuant to a Privileged Information Exception.

“Privileged Information Exception” means, with respect to any Privileged Information, at any time (a) such Privileged Information becomes generally available to the public other than as a result of a disclosure directly or indirectly by the party restricted from disclosing such Privileged Information (the “Restricted Party”), (b) it is reasonable and necessary for the Restricted Party to disclose such Privileged Information in working with legal counsel, auditors, taxing authorities or other governmental agencies, (c) such Privileged Information was already known to such Restricted Party and not otherwise subject to a confidentiality obligation and/or (d) the Restricted Party is required by law, rule, regulation, order, judgment or decree to disclose such information.

Neither the operating advisor nor any of its affiliates may make any investment in any class of certificates or the RR Interest; provided, however, that such prohibition will not apply to (i) riskless principal transactions effected by a broker dealer affiliate of the operating advisor or (ii) investments by an affiliate of the operating advisor if the operating advisor and such affiliate maintain policies and procedures that (A) segregate personnel involved in the activities of the operating advisor under the PSA from personnel involved in such affiliate’s investment activities and (B) prevent such affiliate and its personnel from gaining access to information regarding the issuing entity and the operating advisor and its personnel from gaining access to such affiliate’s information regarding its investment activities.

Delegation of Operating Advisor’s Duties

The operating advisor may delegate its duties to agents or subcontractors in accordance with the PSA; however, the operating advisor will remain obligated and primarily liable for any actions required to be performed by it under the PSA without diminution of such obligation or liability or related obligation or liability by virtue of such delegation or arrangements or by virtue of indemnification from any person acting as its agents or subcontractor to the same extent and under the same terms and conditions as if the operating advisor alone were performing its obligations under the PSA.

Termination of the Operating Advisor With Cause

The following constitute operating advisor termination events under the PSA (each, an “Operating Advisor Termination Event”), whether any such event is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

(a)       any failure by the operating advisor to observe or perform in any material respect any of its covenants or agreements or the material breach of any of its representations or warranties under the PSA, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given to the operating advisor by any party to the PSA or to the operating advisor, the certificate administrator and the trustee by the holders of certificates having greater than 25% of the aggregate Voting Rights; provided that with respect to any such failure that is not curable within such 30 day period, the operating advisor will have an additional cure period of 30 days to effect such cure so long as it has commenced to cure such failure within the initial 30 day period and has provided the trustee and the certificate administrator with an officer’s certificate certifying that it has diligently pursued, and is continuing to pursue, such cure;

(b)       any failure by the operating advisor to perform in accordance with the Operating Advisor Standard which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given to the operating advisor by any party to the PSA;

(c)       any failure by the operating advisor to be an Eligible Operating Advisor, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given to the operating advisor by any party to the PSA;

(d)       a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, was entered against the operating advisor, and such decree or order remained in force undischarged or unstayed for a period of 60 days;

(e)       the operating advisor consents to the appointment of a conservator or receiver or liquidator or liquidation committee in any insolvency, readjustment of debt, marshaling of assets and liabilities, voluntary liquidation, or similar proceedings of or relating to the operating advisor or of or relating to all or substantially all of its property; or

(f)        the operating advisor admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations.

Upon receipt by the certificate administrator of notice of the occurrence of any Operating Advisor Termination Event, the certificate administrator will be required to promptly provide written notice to all Certificateholders and the RR Interest Owner electronically by posting such notice on its internet website and by mail, unless the certificate administrator has received notice that such Operating Advisor Termination Event has been remedied.

Rights Upon Operating Advisor Termination Event

After the occurrence of an Operating Advisor Termination Event, the trustee may, and upon the written direction of Certificateholders representing at least 25% of the Voting Rights taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balance of the classes of certificates, the trustee will, promptly terminate the operating advisor for cause and appoint a replacement operating advisor that is an Eligible Operating Advisor; provided that no such termination will be effective until a successor operating advisor has been appointed and has assumed all of the obligations of the operating advisor under the PSA. The trustee may rely on a certification by the replacement operating advisor that it is an Eligible Operating Advisor. If the trustee is unable to find a replacement operating advisor that is an Eligible Operating Advisor within 30 days of the termination of the operating advisor, the depositor will be permitted to find a replacement.

Upon any termination of the operating advisor and appointment of a successor operating advisor, the trustee will, as soon as possible, be required to give written notice of the termination and appointment to the special servicer, the master servicer, the certificate administrator, the depositor, the Directing Certificateholder, the Risk Retention Consultation Parties, the RR Interest Owner, any Companion Loan holder, the Certificateholders and the 17g-5 Information Provider (and made available through the 17g-5 Information Provider’s website).

Waiver of Operating Advisor Termination Event

The holders of certificates representing at least 25% of the Voting Rights affected by any Operating Advisor Termination Event may waive such Operating Advisor Termination Event within twenty (20) days of the receipt of notice from the trustee of the occurrence of such Operating Advisor Termination Event. Upon any such waiver of an Operating Advisor Termination Event, such Operating Advisor Termination Event will cease to exist and will be deemed to have been remedied. Upon any such waiver of an Operating Advisor Termination Event by Certificateholders, the trustee and the certificate administrator will be entitled to recover all costs and expenses incurred by it in connection with enforcement action taken with respect to such Operating Advisor Termination Event prior to such waiver from the issuing entity.

Termination of the Operating Advisor Without Cause

After the occurrence and during the continuance of a Consultation Termination Event, the operating advisor may be removed upon (i) the written direction of Certificateholders evidencing not less than 25% of the Voting Rights (taking into account the application of Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balances of classes to which such Cumulative Appraisal Reduction Amounts are allocable) requesting a vote to replace the operating advisor with a replacement operating advisor that is an Eligible Operating Advisor selected by such Certificateholders, (ii) payment by such requesting holders to the certificate administrator of all reasonable fees and expenses to be incurred by the certificate administrator in connection with administering such vote and (iii) receipt by the trustee of the Rating Agency Confirmation with respect to such removal.

The certificate administrator will be required to promptly provide written notice to all Certificateholders and the RR Interest Owner of such request by posting such notice on its internet website, and by mail, and conduct the solicitation of votes of all certificates in such regard.

Upon the vote or written direction of holders of at least 75% of the Voting Rights (taking into account the application of Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balances of classes to which such Cumulative Appraisal Reduction Amounts are allocable), the trustee will immediately replace the operating advisor with the replacement operating advisor.

Resignation of the Operating Advisor

The operating advisor may resign upon 30 days’ prior written notice to the depositor, the master servicer, the special servicer, the trustee, the certificate administrator, the asset representations reviewer, the Directing Certificateholder and the Risk Retention Consultation Parties, if applicable, if the operating advisor has secured a replacement operating advisor that is an Eligible Operating Advisor and such replacement operating advisor has accepted its appointment as the replacement operating advisor and receipt by the trustee of a Rating Agency Confirmation from each Rating Agency. If no successor operating advisor has been so appointed and accepted the appointment within 30 days after the notice of resignation, the resigning operating advisor may petition any court of competent jurisdiction for the appointment of a successor operating advisor that is an Eligible Operating Advisor. The resigning operating advisor must pay all costs and expenses associated with the transfer of its duties.

Operating Advisor Compensation

Certain fees will be payable to the operating advisor, and the operating advisor will be entitled to be reimbursed for certain expenses, as described under “Transaction Parties—The Operating Advisor and Asset Representations Reviewer”.

In the event the operating advisor resigns or is terminated for any reason it will remain entitled to any accrued and unpaid fees and reimbursement of Operating Advisor Expenses and any rights to indemnification provided under the PSA with respect to the period for which it acted as operating advisor.

The operating advisor will be entitled to reimbursement of certain expenses incurred by the operating advisor in the event that the operating advisor is terminated without cause. See “—Termination of the Operating Advisor Without Cause” above.

The Asset Representations Reviewer

Asset Review

Asset Review Trigger

On or prior to each Distribution Date, based on the CREFC® delinquent loan status report and/or the CREFC® loan periodic update file delivered by the master servicer for such Distribution Date, the certificate administrator will be required to determine if an Asset Review Trigger has occurred. If an Asset Review Trigger is determined to have occurred, the certificate administrator will be required to promptly provide notice to the asset representations reviewer and to provide notice to all Certificateholders and the RR Interest Owner by posting a notice of its determination on its internet website and by mailing such notice to the Certificateholders’ addresses appearing in the certificate register. On each Distribution Date after providing such notice to the Certificateholders and the RR Interest Owner, the certificate administrator, based on information provided to it by the master servicer or the special servicer, will be required to determine whether (1) any additional Mortgage Loan has become a Delinquent Loan, (2) any Mortgage Loan has ceased to be a Delinquent Loan and (3) an Asset Review Trigger has ceased to exist, and deliver such information in a written notice (which may be via email) within one business day to the master servicer, the special servicer, the operating advisor and the asset representations reviewer. An “Asset Review Trigger” will occur when either (1) Mortgage Loans with an aggregate outstanding principal balance of 25.0% or more of the aggregate outstanding principal balance of all of the Mortgage Loans (including any REO Loans (or a portion of any REO Loan in the case of a Whole Loan)) held by the issuing entity as of the end of the applicable Collection Period are Delinquent Loans or (2)(A) prior to and including the second anniversary of the Closing Date, at least 10 Mortgage Loans are Delinquent Loans and the outstanding principal balance of such Delinquent Loans in the aggregate constitutes at least 15.0% of the aggregate outstanding principal balance of all of the Mortgage Loans (including any REO Loans (or a portion of any REO Loan in the case of a Whole Loan)) held by the issuing entity as of the end of the applicable Collection Period, or (B) after the second anniversary of the Closing Date, at least 15 Mortgage Loans are Delinquent Loans and the outstanding principal balance of such Delinquent Loans in the aggregate constitutes at least 20.0% of the aggregate outstanding principal balance of all of the Mortgage Loans (including any REO Loans (or a portion of any REO Loan in the case of a Whole Loan)) held by the issuing entity as of the end of the applicable Collection Period. The PSA will require that the certificate administrator include in the Distribution Report on Form 10-D relating to the distribution period in which the Asset Review Trigger occurred a description of the events that caused the Asset Review Trigger to occur.

We believe this Asset Review Trigger is appropriate considering the unique characteristics of pools of Mortgage Loans underlying CMBS. See “Risk Factors—Risks Relating to the Mortgage Loans—Static Pool Data Would Not Be Indicative of the Performance of this Pool”. While we do not believe static pool information is relevant to CMBS transactions as a general matter, as a point of relative context, with respect to prior pools of commercial mortgage loans for which Barclays (or its predecessors) was a sponsor in a public offering of CMBS with a securitization closing date on or after January 1, 2011, the highest percentage of loans (by outstanding principal balance) that were delinquent at least 60 days at the end of any reporting period between December 10, 2016 and February 15, 2022 was approximately 36.3% excluding all periods for which all loans within the legacy transactions are delinquent.

This pool of Mortgage Loans is not homogeneous or granular, and there are individual Mortgage Loans that each represent a significant percentage, by outstanding principal balance, of the Mortgage Pool. For example, the three (3) largest Mortgage Loans in the Mortgage Pool represent approximately 18.7% of the Initial Pool Balance. Given this Mortgage Pool composition and the fact that CMBS pools as a general matter include a small relative number of larger mortgage loans, we believe it would not be appropriate for the delinquency of the three (3) largest Mortgage Loans, in the case of this Mortgage Pool, to cause the Asset Review Trigger to be met, as that would not necessarily be indicative of the overall quality of the Mortgage Pool. On the other hand, a significant number of delinquent Mortgage Loans by loan count could indicate an issue with the quality of the Mortgage Pool. As a result, we believe it would be appropriate to have the alternative test as set forth in clause (2) of the definition of “Asset Review Trigger”, namely to have the Asset Review Trigger be met if Mortgage Loans representing a specified percentage of the Mortgage Loans (by loan count) are Delinquent Loans, assuming those mortgage loans still meet a minimum principal balance threshold. However, given the nature of commercial mortgage loans and the inherent risks of a delinquency based solely on market conditions, a static trigger based on the number of delinquent loans would reflect a lower relative risk of an Asset Review Trigger being triggered earlier in the transaction’s lifecycle for delinquencies that are based on issues unrelated to breaches or representations and warranties and would reflect a higher relative risk later in the transaction’s lifecycle. To address this, we believe the specified percentage should increase during the life of the transaction, as provided for in clause (2) of the Asset Review Trigger.

CMBS as an asset class has historically not had a large number of claims for, or repurchases based on, breaches of representations and warranties. While the Asset Review Trigger we have selected is less than this historical peak, we feel it remains at a level that avoids a trigger based on market variability while providing an appropriate threshold to capture delinquencies that may have resulted from an underlying deficiency in one or more mortgage loan seller’s Mortgage Loans that could be the basis for claims against those mortgage loan sellers based on breaches of the representations and warranties.

“Delinquent Loan” means a Mortgage Loan that is delinquent at least 60 days in respect of its Periodic Payments or balloon payment, if any, in either case such delinquency to be determined without giving effect to any grace period. For the avoidance of doubt, a delinquency that would have existed but for a Payment Accommodation will not constitute a delinquency, for so long as the related borrower is complying with the terms of such Payment Accommodation.

Asset Review Vote

If Certificateholders evidencing not less than 5.0% of the Voting Rights deliver to the certificate administrator, within 90 days after the filing of the Form 10-D reporting the occurrence of an Asset Review Trigger, a written direction requesting a vote to commence an Asset Review (an “Asset Review Vote Election”), the certificate administrator will promptly provide written notice of such direction to all Certificateholders and the RR Interest Owner (with a copy to the asset representations reviewer), and to conduct a solicitation of votes of Certificateholders to authorize an Asset Review. Upon the affirmative vote to authorize an Asset Review by Certificateholders evidencing at least (i) a majority of those Certificateholders who cast votes and (ii) a majority of an Asset Review Quorum within 150 days of the receipt of the Asset Review Vote Election (an “Affirmative Asset Review Vote”), the certificate administrator will promptly provide written notice of such Affirmative Asset Review Vote to all parties to the PSA, the underwriters, the mortgage loan sellers, the Directing Certificateholder, the Risk Retention Consultation Parties, the RR Interest Owner and the Certificateholders. In the event an Affirmative Asset Review Vote has not occurred within such 150-day period following the receipt of the Asset Review Vote Election, no Certificateholder may request a vote or cast a vote for an Asset Review and the asset representations reviewer will not be required to review any Delinquent Loan unless and until, as applicable, (A) an additional Mortgage Loan has become a Delinquent Loan after the expiration of such 150-day period, (B) a new Asset Review Trigger has occurred as a result or an Asset Review Trigger is otherwise in effect, (C) the certificate administrator has timely received an Asset Review Vote Election after the occurrence of the events described in clauses (A) and (B) above and (D) an Affirmative Asset Review Vote has occurred within 150 days after the Asset Review Vote Election described in clause (C) above. After the occurrence of any Asset Review Vote Election or an Affirmative Asset Review Vote, no Certificateholder may make any additional Asset Review Vote Election except as described in the immediately preceding sentence. Any reasonable out-of-pocket expenses incurred by the certificate administrator in connection with administering such vote will be paid as an expense of the issuing entity from the Collection Account.

An “Asset Review Quorum” means, in connection with any solicitation of votes to authorize an Asset Review as described above, the holders of certificates evidencing at least 5.0% of the aggregate Voting Rights.

Review Materials

Upon receipt of notice from the certificate administrator of an Affirmative Asset Review Vote (the “Asset Review Notice”), the custodian (with respect to clauses (i) – (v) for all Mortgage Loans), the master servicer (with respect to clauses (vi) and (vii) for non-Specially Serviced Loans) and the special servicer (with respect to clauses (vi) and (vii) for Specially Serviced Loans), in each case, to the extent in such party’s possession, will be required to promptly, but in no event later than within 10 business days, provide the following materials in electronic format to the extent in their possession to the asset representations reviewer (collectively, with the Diligence Files posted to the secure data room by the certificate administrator, a copy of the prospectus, a copy of each related MLPA and a copy of the PSA, the “Review Materials”):

(i)      a copy of an assignment of the Mortgage in favor of the trustee, with evidence of recording thereon, for each Delinquent Loan that is subject to an Asset Review;

(ii)     a copy of an assignment of any related assignment of leases (if such item is a document separate from the Mortgage) in favor of the trustee, with evidence of recording thereon, related to each Delinquent Loan that is subject to an Asset Review;

(iii)    a copy of the assignment of all unrecorded documents relating to each Delinquent Loan that is subject to an Asset Review, if not already covered pursuant to items (i) or (ii) above;

(iv)     copies of all filed copies (bearing evidence of filing) or evidence of filing of any UCC financing statements related to each Delinquent Loan that is subject to an Asset Review;

(v)     a copy of an assignment in favor of the trustee of any financing statement executed and filed in the relevant jurisdiction related to each Delinquent Loan that is subject to an Asset Review;

(vi)     a copy of any notice previously delivered by the master servicer or special servicer, as applicable, of any alleged defect or breach with respect to any Delinquent Loan; and

(vii)    copies of any other related documents that were entered into or delivered in connection with the origination of such Mortgage Loan that the asset representations reviewer has determined are necessary in connection with its completion of any Asset Review and that are requested by the asset representations reviewer, in the time frames and as otherwise described below.

In the event that, as part of an Asset Review of a Mortgage Loan, the asset representations reviewer determines that it is missing any document that is required to be part of the Review Materials for such Mortgage Loan and that is necessary in connection with its completion of the Asset Review, the asset representations reviewer will promptly, but in no event later than 10 business days after receipt of the Review Materials, notify the master servicer (with respect to non-Specially Serviced Loans) or the special servicer (with respect to Specially Serviced Loans), as applicable, of such missing document(s), and request the master servicer or special servicer, as applicable, promptly, but in no event later than 10 business days after receipt of notification from the asset representations reviewer, deliver to the asset representations reviewer such missing document(s) to the extent in its possession. In the event any missing documents are not provided by the master servicer or special servicer, as applicable, within such 10 business day period, the asset representations reviewer will request such documents from the related mortgage loan seller. The mortgage loan seller will be required under the related MLPA to deliver such additional documents only to the extent such documents are in the possession of such party but in any event excluding any documents that contain information that is proprietary to the related originator or mortgage loan seller or any draft documents or privileged or internal communications.

The asset representations reviewer may, but is under no obligation to, consider and rely upon information furnished to it by a person that is not a party to the PSA or the related mortgage loan seller, and will do so only if such information can be independently verified (without unreasonable effort or expense to the asset representations reviewer) and is determined by the asset representations reviewer in its good faith and sole discretion to be relevant to the Asset Review (any such information, “Unsolicited Information”), as described below.

Asset Review

Upon its receipt of the Asset Review Notice and access to the Diligence Files posted to the secure data room with respect to a Delinquent Loan, the asset representations reviewer, as an independent contractor, will be required to commence a review of the compliance of each Delinquent Loan with the representations and warranties related to that Delinquent Loan (such review, the “Asset Review”). An Asset Review of each Delinquent Loan will consist of the application of a set of pre-determined review procedures (the “Tests”) for each representation and warranty made by the applicable mortgage loan seller with respect to such Delinquent Loan. Once an Asset Review of a Mortgage Loan is completed, no further Asset Review will be required of or performed on that Mortgage Loan notwithstanding that such Mortgage Loan may continue to be a Delinquent Loan or become a Delinquent Loan again at the time when a new Asset Review Trigger occurs and a new Affirmative Asset Review Vote is obtained subsequent to the occurrence of such Asset Review Trigger.

“Asset Review Standard” means the performance by the asset representations reviewer of its duties under the PSA in good faith subject to the express terms of the PSA. All determinations or assumptions made by the asset representations reviewer in connection with an Asset Review are required to be made in the asset representations reviewer’s good faith discretion and judgment based on the facts and circumstances known to it at the time of such determination or assumption.

No Certificateholder or RR Interest Owner will have the right to change the scope of the asset representations reviewer’s review, and the asset representations reviewer will not be required to review any information other than (i) the Review Materials and (ii) if applicable, Unsolicited Information.

The asset representations reviewer may, absent manifest error and subject to the Asset Review Standard, (i) assume, without independent investigation or verification, that the Review Materials are accurate and complete in all material respects and (ii) conclusively rely on such Review Materials.

The asset representations reviewer must prepare a preliminary report with respect to each Delinquent Loan within 56 days after the date on which access to the secure data room is provided by the certificate administrator. In the event that the asset representations reviewer determines that the Review Materials are insufficient to complete a Test and such missing documentation is not delivered to the asset representations reviewer by the master servicer (with respect to non-Specially Serviced Loans), the special servicer (with respect to Specially Serviced Loans) to the extent in the possession of the master servicer or special servicer, as applicable, or from the related mortgage loan seller within 10 business days following the request by the asset representations reviewer to the master servicer, the special servicer or the related mortgage loan seller, as the case may be, as described above, the asset representations reviewer will list such missing documents in a preliminary report setting forth the preliminary results of the application of the Tests and the reasons why such missing documents are necessary to complete a Test and (if the asset representations reviewer has so concluded) that the absence of such documents will be deemed to be a failure of such Test. The asset representations reviewer will be required to provide such preliminary report to the master servicer (with respect to non-Specially Serviced Loans) or the special servicer (with respect to Specially Serviced Loans), and the related mortgage loan seller. If the preliminary report indicates that any of the representations and warranties fails or is deemed to fail any Test, the mortgage loan seller will have 90 days (the “Cure/Contest Period”) to remedy or otherwise refute the failure. Any documents or explanations to support the related mortgage loan seller’s claim that the representation and warranty has not failed a Test or that any missing documents in the Review Materials are not required to complete a Test will be sent by the related mortgage loan seller to the asset representations reviewer. For the avoidance of doubt, the asset representations reviewer will not be required to prepare a preliminary report in the event the asset representations reviewer determines that there is no Test failure with respect to the related Delinquent Loan.

The asset representations reviewer will be required, within 60 days after the date on which access to the secure data room is provided to the asset representations reviewer by the certificate administrator or within 10 days after the expiration of the Cure/Contest Period (whichever is later), to complete an Asset Review with respect to each Delinquent Loan and deliver (i) a report setting forth the asset representations reviewer’s findings and conclusions as to whether or not it has determined there is any evidence of a failure of any Test based on the Asset Review and a statement that the asset representations reviewer’s findings and conclusions set forth in such report were not influenced by any third party (an “Asset Review Report”) to each party to the PSA, the related mortgage loan seller for each Delinquent Loan and the Directing Certificateholder, and (ii) a summary of the asset representations reviewer’s conclusions included in such Asset Review Report (an “Asset Review Report Summary”) to the trustee, the special servicer, the master servicer and the certificate administrator. The period of time by which the Asset Review Report must be completed and delivered may be extended by up to an additional 30 days, upon written notice to the parties to the PSA and the related mortgage loan seller, if the asset representations reviewer determines pursuant to the Asset Review Standard that such additional time is required due to the characteristics of the Mortgage Loans and/or the Mortgaged Property or Mortgaged Properties. In no event will the asset representations reviewer be required to determine whether any Test failure constitutes a Material Defect, or whether the issuing entity should enforce any rights it may have against the related mortgage loan seller (or (i) Barclays Holdings, with respect to the repurchase and substitution obligations of Barclays to the same extent as Barclays and (ii) Société Générale, with respect to the repurchase and substitution obligations of Societe Generale Financial Corporation to the same extent as Societe Generale Financial Corporation) which, in each such case, will be the responsibility of the Enforcing Servicer. See “—Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA” below. In addition, in the event that the asset representations reviewer does not receive any documentation that it requested from the master servicer (with respect to non-Specially Serviced Loans), the special servicer (with respect to Specially Serviced Loans) or the related mortgage loan seller in sufficient time to allow the asset representations reviewer to complete its Asset Review and deliver an Asset Review Report, the asset representations reviewer will be required to prepare the Asset Review Report solely based on the documentation received by the asset representations reviewer with respect to the related Delinquent Loan, and the asset representations reviewer will have no responsibility to independently obtain any such documentation from any party to the PSA or otherwise. The PSA will require that the certificate administrator (i) include the Asset Review Report Summary in the Distribution Report on Form 10–D relating to the distribution period in which the Asset Review Report Summary was received, and (ii) post such Asset Review Report Summary to the certificate administrator’s website not later than two business days after receipt of such Asset Review Report Summary from the asset representations reviewer.

Eligibility of Asset Representations Reviewer

The asset representations reviewer will be required to represent and warrant in the PSA that it is an Eligible Asset Representations Reviewer. The asset representations reviewer is required to be at all times an Eligible Asset Representations Reviewer. If the asset representations reviewer ceases to be an Eligible Asset Representations Reviewer, the asset representations reviewer is required to immediately notify the master servicer, the special servicer, the trustee, the operating advisor, the certificate administrator and the Directing Certificateholder of such disqualification and immediately resign under the PSA as described under the “—Resignation of Asset Representations Reviewer” below.

An “Eligible Asset Representations Reviewer” is an entity that (i) is the special servicer, operating advisor or asset representations reviewer on a transaction rated by any of DBRS Morningstar, Fitch, KBRA, Moody’s or S&P and that has not been the special servicer, operating advisor or asset representations reviewer on a transaction for which DBRS Morningstar, Fitch, KBRA, Moody’s or S&P has qualified, downgraded or withdrawn its rating or ratings of one or more classes of certificates for such transaction citing servicing or other relevant concerns with the special servicer, operating advisor or asset representations reviewer, as applicable, as the sole or material factor in such rating action, (ii) can and will make the representations and warranties of the asset representations reviewer set forth in the PSA, (iii) is not (and is not affiliated (including Risk Retention Affiliated) with) any sponsor, any mortgage loan seller, any originator, the master servicer, the special servicer, the depositor, the certificate administrator, the trustee, the Directing Certificateholder, any Risk Retention Consultation Party, the Third-Party Purchaser or any of their respective affiliates (including Risk Retention Affiliates), (iv) has not performed (and is not affiliated with any party hired to perform) any due diligence, loan underwriting, brokerage, borrower advisory or similar services with respect to any Mortgage Loan or any related Companion Loan prior to the Closing Date for or on behalf of any sponsor, any mortgage loan seller, any underwriter, the Third-Party Purchaser, any Risk Retention Consultation Party, any party to the PSA, the Directing Certificateholder or any of their respective affiliates, or have been paid any fees, compensation or other remuneration by any of them in connection with any such services and (v) that does not directly or indirectly, through one or more affiliates or otherwise, own any interest in any certificates, the RR Interest, any Mortgage Loans, any Companion Loan or any securities backed by a Companion Loan or otherwise have any financial interest in the securitization transaction to which the PSA relates, other than in fees from its role as asset representations reviewer (or as operating advisor, if applicable) and except as otherwise set forth in the PSA.

Other Obligations of Asset Representations Reviewer

The asset representations reviewer and its affiliates are required to keep confidential any information appropriately labeled as “Privileged Information” received from any party to the PSA or any sponsor under the PSA (including, without limitation, in connection with the review of the Mortgage Loans) and not disclose such Privileged Information to any person (including Certificateholders or the RR Interest Owner), other than (1) to the extent expressly required by the PSA in an Asset Review Report or otherwise, to the other parties to the PSA with a notice indicating that such information is Privileged Information or (2) pursuant to a Privileged Information Exception. Each party to the PSA that receives such Privileged Information from the asset representations reviewer with a notice stating that such information is Privileged Information may not disclose such Privileged Information to any person without the prior written consent of the special servicer other than pursuant to a Privileged Information Exception.

Neither the asset representations reviewer nor any of its affiliates may make any investment in any class of certificates or the RR Interest; provided, however, that such prohibition will not apply to (i) riskless principal transactions effected by a broker dealer affiliate of the asset representations reviewer or (ii) investments by an affiliate of the asset representations reviewer if the asset representations reviewer and such affiliate maintain policies and procedures that (A) segregate personnel involved in the activities of the asset representations reviewer under the PSA from personnel involved in such affiliate’s investment activities and (B) prevent such affiliate and its personnel from gaining access to information regarding the issuing entity and the asset representations reviewer and its personnel from gaining access to such affiliate’s information regarding its investment activities.

Delegation of Asset Representations Reviewer’s Duties

The asset representations reviewer may delegate its duties to agents or subcontractors in accordance with the PSA, however, the asset representations reviewer will remain obligated and primarily liable for any Asset Review required in accordance with the provisions of the PSA without diminution of such obligation or liability by virtue of such delegation or arrangements or by virtue of indemnification from any person acting as its agents or subcontractor to the same extent and under the same terms and conditions as if the asset representations reviewer alone were performing its obligations under the PSA.

Assignment of Asset Representations Reviewer’s Rights and Obligations

The asset representations reviewer may assign its rights and obligations under the PSA in connection with the sale or transfer of all or substantially all of its asset representations reviewer portfolio, provided that: (i) the purchaser or transferee accepting such assignment and delegation (A) is an Eligible Asset Representations Reviewer resulting from a merger, consolidation or succession that is permitted under the PSA, (B) assumes in writing each covenant and condition to be performed or observed by the asset representations reviewer under the PSA and (C) is not a prohibited party under the PSA; (ii) the asset representations reviewer will not be released from its obligations under the PSA that arose prior to the effective date of such assignment and delegation; (iii) the rate at which each of the Asset Representations Reviewer Fee and the Asset Representations Reviewer Asset Review Fee (or any component thereof) is calculated may not exceed the rate then in effect and (iv) the resigning asset representations reviewer will be required to be responsible for the reasonable costs and expenses of each other party to the PSA and the Rating Agencies in connection with such transfer. Upon acceptance of such assignment and delegation, the purchaser or transferee will be required to provide notice to each party to the PSA and then will be the successor asset representations reviewer under the PSA.

Asset Representations Reviewer Termination Events

The following constitute asset representations reviewer termination events under the PSA (each, an “Asset Representations Reviewer Termination Event”) whether any such event is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

(i)       any failure by the asset representations reviewer to observe or perform in any material respect any of its covenants or agreements or the material breach of any of its representations or warranties under the PSA, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given to the asset representations reviewer by the trustee or to the asset representations reviewer and the trustee by the holders of certificates evidencing greater than 25% of the Voting Rights; provided that with respect to any such failure that is not curable within such 30-day period, the asset representations reviewer will have an additional cure period of 30 days to effect such cure so long as it has commenced to cure such failure within the initial 30-day period and has provided the trustee and the certificate administrator with an officer’s certificate certifying that it has diligently pursued, and is continuing to pursue, such cure;

(ii)       any failure by the asset representations reviewer to perform its obligations set forth in the PSA in accordance with the Asset Review Standard in any material respect, which failure continues unremedied for a period of 30 days after the date written notice of such failure, requiring the same to be remedied, is given to the asset representations reviewer by any party to the PSA;

(iii)      any failure by the asset representations reviewer to be an Eligible Asset Representations Reviewer, which failure continues unremedied for a period of 30 days after the date written notice of such failure, requiring the same to be remedied, is given to the asset representations reviewer by any party to the PSA;

(iv)      a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, has been entered against the asset representations reviewer, and such decree or order has remained in force undischarged or unstayed for a period of 60 days;

(v)       the asset representations reviewer consents to the appointment of a conservator or receiver or liquidator or liquidation committee in any insolvency, readjustment of debt, marshaling of assets and liabilities, voluntary liquidation, or similar proceedings of or relating to the asset representations reviewer or of or relating to all or substantially all of its property; or

(vi)      the asset representations reviewer admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations.

Upon receipt by the certificate administrator of written notice of the occurrence of any Asset Representations Reviewer Termination Event, the certificate administrator will be required to promptly provide written notice to all Certificateholders and the RR Interest Owner (which is required to be simultaneously delivered to the asset representations reviewer) electronically by posting such notice on its internet website and by mail, unless the certificate administrator has received notice that such Asset Representations Reviewer Termination Event has been remedied.

Rights Upon Asset Representations Reviewer Termination Event

If an Asset Representations Reviewer Termination Event occurs, and in each and every such case, so long as such Asset Representations Reviewer Termination Event has not been remedied, then either the trustee (i) may or (ii) upon the written direction of Certificateholders evidencing at least 25% of the Voting Rights (without regard to the application of any Cumulative Appraisal Reduction Amounts) will be required to, terminate all of the rights and obligations of the asset representations reviewer under the PSA, other than rights and obligations accrued prior to such termination and other than indemnification rights (arising out of events occurring prior to such termination), by written notice to the asset representations reviewer. The asset representations reviewer is required to bear all reasonable costs and expenses of each other party to the PSA in connection with its termination for cause.

Termination of the Asset Representations Reviewer Without Cause

Upon (i) the written direction of Certificateholders evidencing not less than 25% of the Voting Rights (without regard to the application of any Cumulative Appraisal Reduction Amounts) requesting a vote to terminate and replace the asset representations reviewer with a proposed successor asset representations reviewer that is an Eligible Asset Representations Reviewer, and (ii) payment by such holders to the certificate administrator of the reasonable fees and expenses to be incurred by the certificate administrator in connection with administering such vote, the certificate administrator will promptly provide notice to all Certificateholders, the RR Interest Owner and the asset representations reviewer of such request by posting such notice on its internet website, and by mailing to all Certificateholders, the RR Interest Owner and the asset representations reviewer. Upon the written direction of holders of Principal Balance Certificates and the Class RR certificates evidencing at least 75% of a Certificateholder Quorum (without regard to the application of any Cumulative Appraisal Reduction Amounts), the trustee will terminate all of the rights and obligations of the asset representations reviewer under the PSA (other than any rights or obligations that accrued prior to the date of such termination and other than indemnification rights (arising out of events occurring prior to such termination)) by written notice to the asset representations reviewer, and the proposed successor asset representations reviewer will be appointed.

In the event that holders of the Principal Balance Certificates and the Class RR certificates evidencing at least 75% of the Voting Rights elect to remove the asset representations reviewer without cause and appoint a successor, the successor asset representations reviewer will be responsible for all expenses necessary to effect the transfer of responsibilities from its predecessor.

Resignation of Asset Representations Reviewer

The asset representations reviewer may at any time resign by giving written notice to the other parties to the PSA. In addition, the asset representations reviewer will at all times be, and will be required to resign if it fails to be, an Eligible Asset Representations Reviewer by giving written notice to the other parties. Upon such notice of resignation, the depositor will be required to promptly appoint a successor asset representations reviewer that is an Eligible Asset Representations Reviewer. No resignation of the asset representations reviewer will be effective until a successor asset representations reviewer that is an Eligible Asset Representations Reviewer has been appointed and accepted the appointment. If no successor asset representations reviewer has been so appointed and accepted the appointment within 30 days after the notice of resignation, the resigning asset representations reviewer may petition any court of competent jurisdiction for the appointment of a successor asset representations reviewer that is an Eligible Asset Representations Reviewer. The resigning asset representations reviewer must pay all costs and expenses associated with the transfer of its duties.

Asset Representations Reviewer Compensation

Certain fees will be payable to the asset representations reviewer, and the asset representations reviewer will be entitled to be reimbursed for certain expenses, as described under “—Servicing and Other Compensation and Payment of Expenses”.

Limitation on Liability of Risk Retention Consultation Parties

The Risk Retention Consultation Parties in their capacity as Risk Retention Consultation Parties will not be liable to the issuing entity or the Certificateholders for any action taken, or for refraining from the taking of any action, or for errors in judgment. However, the Risk Retention Consultation Parties will not be protected against any liability to the VRR Interest Owners that would otherwise be imposed by reason of willful misconduct, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations or duties owed to the VRR Interest Owners.

Each Certificateholder will acknowledge and agree, by its acceptance of its certificates, and each VRR Interest Owner with respect to each other VRR Interest, that a Risk Retention Consultation Party:

(a)       may have special relationships and interests that conflict with those of holders of one or more classes of certificates or VRR Interest Owners other than the applicable VRR Interest Owner;

(b)       may act solely in the interests of the applicable VRR Interest Owner;

(c)       does not have any liability or duties to the holders of any class of certificates or VRR Interest Owner other than the applicable VRR Interest Owner;

(d)       may take actions that favor the interests of the holders of one or more classes of certificates or, the applicable VRR Interest Owner, over the interests of the holders of one or more other classes of certificates or other VRR Interest; and

(e)       will have no liability whatsoever (other than to the applicable VRR Interest Owner) for having so acted as set forth in (a) – (d) above, and no Certificateholder or other VRR Interest Owner may take any action whatsoever against the applicable Risk Retention Consultation Party or any director, officer, employee, agent or principal of the applicable Risk Retention Consultation Party for having so acted.

The taking of, or refraining from taking, any action by the master servicer or the special servicer in accordance with the recommendation of a Risk Retention Consultation Party, which does not violate the terms of any Mortgage Loan, any law, the Servicing Standard or the provisions of the PSA or the related Intercreditor Agreement, will not result in any liability on the part of the master servicer or special servicer

Replacement of the Special Servicer Without Cause

Except as limited by certain conditions described in this prospectus and subject to the rights of any related Companion Holder under a related Intercreditor Agreement, the special servicer may generally be replaced, prior to the occurrence and continuance of a Control Termination Event, at any time and without cause, by the Directing Certificateholder so long as, among other things, the Directing Certificateholder appoints a replacement special servicer that meets the requirements of the PSA, including that the trustee and the certificate administrator receive a Rating Agency Confirmation from each Rating Agency and confirmation from the applicable rating agencies that such replacement will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of any related Serviced Pari Passu Companion Loan Securities and that such replacement special servicer may not be the asset representations reviewer or any of its affiliates. The reasonable fees and out-of-pocket expenses of any such termination incurred by the Directing Certificateholder without cause (including the costs of obtaining a Rating Agency Confirmation) will be paid by the holders of the Controlling Class.

After the occurrence and during the continuance of a Control Termination Event, upon (i) the written direction of holders of Principal Balance Certificates and the Class RR certificates evidencing not less than 25% of the Voting Rights (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balances of such certificates) of the Principal Balance Certificates and Class RR certificates on an aggregate basis requesting a vote to replace the special servicer with a new special servicer, (ii) payment by such holders to the certificate administrator of the reasonable fees and expenses (including any legal fees and any Rating Agency fees and expenses) to be incurred by the certificate administrator in connection with administering such vote (which fees and expenses will not be additional trust fund expenses), and (iii) delivery by such holders to the certificate administrator and the trustee of Rating Agency Confirmation from each Rating Agency (such Rating Agency Confirmation will be obtained at the expense of those holders of certificates requesting such vote) and confirmation from the applicable rating agencies that the contemplated appointment or replacement will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of any related Serviced Pari Passu Companion Loan Securities, the certificate administrator will be required to post notice of the same on the certificate administrator’s website and concurrently by mail and conduct the solicitation of votes of all certificates in such regard, which requisite affirmative votes must be received within 180 days of the posting of such notice. Upon the written direction of holders of Principal Balance Certificates and Class RR certificates evidencing at least 66-2/3% of a Certificateholder Quorum, the trustee will be required to terminate all of the rights and obligations of the special servicer under the PSA and appoint the successor special servicer (which must be a Qualified Replacement Special Servicer) designated by such Certificateholders, subject to indemnification, right to outstanding fees, reimbursement of Advances and other rights set forth in the PSA, which survive such termination. The certificate administrator will include on each Distribution Date Statement a statement that each Certificateholder or RR Interest Owner may access such notices via the certificate administrator’s website and that each Certificateholder or RR Interest Owner may register to receive electronic mail notifications when such notices are posted thereon.

A “Certificateholder Quorum” means, in connection with any solicitation of votes in connection with the replacement of the special servicer or asset representations reviewer described above, the holders of certificates evidencing at least 50% of the aggregate Voting Rights (taking into account the application of Realized Losses and, other than with respect to the termination of the asset representations reviewer, the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balance of the certificates) of all Principal Balance Certificates and the Class RR certificates on an aggregate basis.

Notwithstanding the foregoing, if the special servicer obtains knowledge that it has become a Borrower Party with respect to any Mortgage Loan or Serviced Whole Loan (any such Mortgage Loan or Serviced Whole Loan, an “Excluded Special Servicer Loan”), the special servicer will be required to resign as special servicer of that Excluded Special Servicer Loan. Prior to the occurrence and continuance of a Control Termination Event, if the applicable Excluded Special Servicer Loan is not also an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, the Directing Certificateholder will be required to select a successor special servicer that is not a Borrower Party in accordance with the terms of the PSA (the “Excluded Special Servicer”) for the related Excluded Special Servicer Loan. After the occurrence and during the continuance of a Control Termination Event or if at any time the applicable Excluded Special Servicer Loan is also an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, the resigning special servicer will be required to use commercially reasonable efforts to appoint the Excluded Special Servicer. The special servicer will not have any liability with respect to the actions or inactions of the applicable Excluded Special Servicer or with respect to the identity of the applicable Excluded Special Servicer. It will be a condition to any such appointment that (i) the Rating Agencies confirm that the appointment would not result in a qualification, downgrade or withdrawal of any of their then-current ratings of the certificates and the equivalent from each NRSRO hired to provide ratings with respect to any class of securities backed, wholly or partially, by any Serviced Pari Passu Companion Loan, (ii) the applicable Excluded Special Servicer is a Qualified Replacement Special Servicer and (iii) the applicable Excluded Special Servicer delivers to the depositor and the certificate administrator and any applicable depositor and certificate administrator of any other securitization, if applicable, that contains a Serviced Pari Passu Companion Loan, the information, if any, required pursuant to Item 6.02 of the Form 8-K regarding itself in its role as Excluded Special Servicer.

If at any time the special servicer is no longer a Borrower Party with respect to an Excluded Special Servicer Loan (including, without limitation, as a result of the related Mortgaged Property becoming REO Property), (1) the related Excluded Special Servicer will be required to resign, (2) the related Mortgage Loan or Serviced Whole Loan will no longer be an Excluded Special Servicer Loan, (3) the special servicer will become the special servicer again for such related Mortgage Loan or Serviced Whole Loan and (4) the special servicer will be entitled to all special servicing compensation with respect to such Mortgage Loan or Serviced Whole Loan earned during such time on and after such Mortgage Loan or Serviced Whole Loan is no longer an Excluded Special Servicer Loan.

The applicable Excluded Special Servicer will be required to perform all of the obligations of the special servicer for the related Excluded Special Servicer Loan and will be entitled to all special servicing compensation with respect to such Excluded Special Servicer Loan earned during such time as the related Mortgage Loan or Serviced Whole Loan is an Excluded Special Servicer Loan (provided that the special servicer will remain entitled to all other special servicing compensation with respect to all Mortgage Loans and Serviced Whole Loans that are not Excluded Special Servicer Loans during such time).

A “Qualified Replacement Special Servicer” is a replacement special servicer that (i) satisfies all of the eligibility requirements applicable to the special servicer in the PSA, (ii) is not the operating advisor, the asset representations reviewer or an affiliate of the operating advisor or the asset representations reviewer (and, if appointed by the Directing Certificateholder or with the approval of the requisite vote of certificateholders following the operating advisor’s recommendation to replace the special servicer as described in “—Replacement of the Special Servicer After Operating Advisor Recommendation and Investor Vote” below, is not the originally replaced special servicer or its affiliate), (iii) is not obligated to pay the operating advisor (x) any fees or otherwise compensate the operating advisor in respect of its obligations under the PSA, or (y) for the appointment of the successor special servicer or the recommendation by the operating advisor for the replacement special servicer to become the special servicer, (iv) is not entitled to receive any compensation from the operating advisor other than compensation that is not material and is unrelated to the operating advisor’s recommendation that such party be appointed as the replacement special servicer, (v) is not entitled to receive any fee from the operating advisor for its appointment as successor special servicer, in each case, unless expressly approved by 100% of the Certificateholders and the RR Interest Owner, (vi) currently has a special servicer rating of at least “CSS3” from Fitch, (vii) is listed on S&P’s Select Servicer List as a “U.S. Commercial Mortgage Special Servicer”, and (viii) is currently acting as a special servicer in a transaction rated by KBRA and has not been publicly cited by KBRA as having servicing concerns as the sole or a material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a rating downgrade or withdrawal) of securities in a transaction serviced by the applicable servicer prior to the time of determination.

Replacement of the Special Servicer After Operating Advisor Recommendation and Investor Vote

If the operating advisor determines, in its sole discretion exercised in good faith, that (i) the special servicer is not performing its duties as required under the PSA or is otherwise not acting in accordance with the Servicing Standard and (ii) the replacement of the special servicer would be in the best interest of the Certificateholders and the RR Interest Owner as a collective whole, then the operating advisor will have the right to recommend the replacement of the special servicer. In such event, the operating advisor will be required to deliver to the trustee and the certificate administrator, with a copy to the special servicer, a written report detailing the reasons supporting its recommendation (along with relevant information justifying its recommendation) and recommending a suggested replacement special servicer (which must be a Qualified Replacement Special Servicer). The certificate administrator will be required to notify each Certificateholder and the RR Interest Owner of the recommendation and post it on the certificate administrator’s internet website, and to conduct the solicitation of votes with respect to such recommendation. Approval by the Certificateholders and the RR Interest Owner of such Qualified Replacement Special Servicer will not preclude the Directing Certificateholder from appointing a replacement, so long as such replacement is a Qualified Replacement Special Servicer and is not the originally replaced special servicer or its affiliate.

The operating advisor’s recommendation to replace the special servicer must be confirmed by an affirmative vote of holders of Principal Balance Certificates and the Class RR certificates evidencing at least a majority of a quorum of Certificateholders (which, for this purpose, is the holders of Certificates that (i) evidence at least 20% of the Voting Rights (taking into account the application of any Appraisal Reduction Amounts to notionally reduce the respective Certificate Balances) of all Principal Balance Certificates and the Class RR certificates on an aggregate basis, and (ii) consist of at least three Certificateholders or Certificate Owners that are not Risk Retention Affiliated with each other). In the event the holders of such Principal Balance Certificates and the Class RR certificates evidencing at least a majority of a quorum of Certificateholders, elect to remove and replace the special servicer (which requisite affirmative votes must be received within 180 days of the posting of the notice of the operating advisor’s recommendation to replace the special servicer to the certificate administrator’s website), the certificate administrator will be required to receive a Rating Agency Confirmation from each of the Rating Agencies at that time, and confirmation from the applicable rating agencies that such replacement will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of any related Serviced Pari Passu Companion Loan Securities. In the event the certificate administrator receives a Rating Agency Confirmation from each of the Rating Agencies (and the successor special servicer agrees to be bound by the terms of the PSA), the trustee will then be required to terminate all of the rights and obligations of the special servicer under the PSA and to appoint the successor special servicer approved by the holders of Certificates evidencing at least a majority of a quorum of Certificateholders, provided such successor special servicer is a Qualified Replacement Special Servicer, subject to the terminated special servicer’s rights to indemnification, payment of outstanding fees, reimbursement of Advances and other rights set forth in the PSA that survive termination. The reasonable out-of-pocket costs and expenses (including reasonable legal fees and expenses of outside counsel) associated with obtaining such Rating Agency Confirmations and administering the vote of the applicable holders of the Principal Balance Certificates and the Class RR certificates and the operating advisor’s identification of a Qualified Replacement Special Servicer will be an additional trust fund expense.

In any case, the trustee will notify the outgoing special servicer promptly of the effective date of its termination. Any replacement special servicer recommended by the operating advisor must be a Qualified Replacement Special Servicer.

In the event the special servicer is terminated as a result of the recommendation of the operating advisor described in this “—Replacement of the Special Servicer After Operating Advisor Recommendation and Investor Vote”, the Directing Certificateholder may not subsequently reappoint as special servicer such terminated special servicer or any affiliate of such terminated special servicer.

No appointment of a special servicer will be effective until the depositor or the depositor for the securitization of a Companion Loan has filed any required Exchange Act filings related to the removal and replacement of the special servicer.

With respect to any Non-Serviced Whole Loans, the related Non-Serviced Special Servicer may be removed, and a successor special servicer appointed at any time by the related Non-Serviced Directing Certificateholder (and not by the Directing Certificateholder for this transaction) to the extent set forth in the related Non-Serviced PSA and the related Intercreditor Agreement for such Non-Serviced Whole Loan. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “—Servicing of the Non-Serviced Mortgage Loans” below.

Resignation of Master Servicer, Trustee, Certificate Administrator, Operating Advisor or Asset Representations Reviewer Upon Prohibited Risk Retention Affiliation

Upon the occurrence of (i) a servicing officer of the master servicer or a responsible officer of the certificate administrator or the trustee, as applicable, obtaining actual knowledge that the master servicer, the certificate administrator or the trustee, as applicable, is or has become Risk Retention Affiliated with or a Risk Retention Affiliate of the Third Party Purchaser (in such case, an “Impermissible TPP Affiliate”), or (ii) the operating advisor or the asset representations reviewer becoming Risk Retention Affiliated with or a Risk Retention Affiliate of the Third Party Purchaser or any other party to the PSA (other than the operating advisor and asset representations reviewer) (such operating advisor or asset representations reviewer together with an Impermissible TPP Affiliate, an “Impermissible Risk Retention Affiliate”), then, in each case, such Impermissible Risk Retention Affiliate is required to promptly notify the sponsors and the other parties to the PSA and resign in accordance with the terms of the PSA. The resigning Impermissible Risk Retention Affiliate will be required to bear all reasonable out-of-pocket costs and expenses of each other party to the PSA, the issuing entity and each Rating Agency in connection with such resignation as and to the extent required under the PSA, provided however, if the affiliation causing an Impermissible Risk Retention Affiliate is the result of the Third Party Purchaser acquiring an interest in such Impermissible Risk Retention Affiliate or an affiliate of such Impermissible Risk Retention Affiliate, then such costs and expenses will be an expense of the issuing entity.

The provisions of the foregoing paragraph will not apply if the depositor has determined, following a modification, waiver or amendment to, or repeal of, the Credit Risk Retention Rules, that the foregoing affiliations are not prohibited. The depositor will provide written notice of such determination to the master servicer, the trustee, the certificate administrator, the operating advisor and the asset representations reviewer, provided however, the depositor will have no obligation to monitor the Credit Risk Retention Rules to determine if a modification, waiver, amendment or repeal has occurred.

Termination of the Master Servicer or Special Servicer for Cause

Servicer Termination Events

A “Servicer Termination Event” under the PSA with respect to the master servicer or the special servicer, as the case may be, will include, without limitation:

(a)       (i) any failure by the master servicer to make a deposit required to be made by the master servicer to the Collection Account or remit to the companion paying agent for deposit into the Companion Distribution Account on the day and by the time such deposit or remittance was first required to be made, which failure is not remedied within one business day, or (ii) any failure by the master servicer to deposit into, or remit to the certificate administrator for deposit into, the Distribution Account any amount required to be so deposited or remitted, which failure is not remedied by 11:00 a.m. New York City time on the relevant Distribution Date;

(b)       any failure by the special servicer to deposit into the applicable REO Account within one business day after the day such deposit is required to be made, or to remit to the master servicer for deposit in the Collection Account, or any other account required under the PSA, any such deposit or remittance required to be made by the special servicer pursuant to, and at the time specified by, the PSA;

(c)       any failure by the master servicer or the special servicer, as the case may be, duly to observe or perform in any material respect any of its other covenants or obligations under the PSA, which failure continues unremedied for 30 days (or (i) with respect to any year that a report on Form 10-K is required to be filed, 5 business days in the case of the master servicer’s or special servicer’s obligations, as the case may be, under the PSA in respect of Exchange Act reporting items (after any applicable grace periods), (ii) 15 days in the case of the master servicer’s failure to make a Servicing Advance or (iii) 15 days in the case of a failure to pay the premium for any property insurance policy required to be maintained under the PSA) after written notice of the failure has been given (A) to the master servicer or special servicer, as the case may be, by any other party to the PSA, or (B) to the master servicer or special servicer, as the case may be, with a copy to each other party to the related PSA, by Certificateholders evidencing not less than 25% of all Voting Rights or, with respect to a Serviced Whole Loan if affected by that failure, by the holder of the related Serviced Pari Passu Companion Loan; provided, however, that if that failure is capable of being cured and the master servicer or the special servicer, as the case may be, is diligently pursuing that cure, such period will be extended an additional 30 days; provided, further, however, that such extended period will not apply to the obligations regarding Exchange Act reporting;

(d)       any breach on the part of the master servicer or special servicer, as the case may be, of any representation or warranty in the PSA that materially and adversely affects the interests of any class of Certificateholders or holders of any Serviced Pari Passu Companion Loan or the RR Interest Owner and that continues unremedied for a period of 30 days after the date on which notice of that breach, requiring the same to be remedied, will have been given to the master servicer or special servicer, as the case may be, by the depositor, the certificate administrator or the trustee, or to the master servicer, the special servicer, the depositor, the certificate administrator and the trustee by the Certificateholders evidencing not less than 25% of Voting Rights or, with respect to a Serviced Whole

Loan affected by such breach, by the holder of the related Serviced Pari Passu Companion Loan; provided, however, that if that breach is capable of being cured and the master servicer or special servicer, as the case may be, is diligently pursuing that cure, that 30-day period will be extended an additional 30 days;

(e)       certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings in respect of or relating to the master servicer or special servicer, and certain actions by or on behalf of the master servicer or special servicer indicating its insolvency or inability to pay its obligations;

(f)        KBRA (or, in the case of Serviced Pari Passu Companion Loan Securities, any Companion Loan Rating Agency) (i) has qualified, downgraded or withdrawn its rating or ratings of one or more classes of certificates (or Serviced Pari Passu Companion Loan Securities, as applicable), or (ii) has placed one or more classes of certificates (or Serviced Pari Passu Companion Loan Securities, as applicable) on “watch status” in contemplation of a ratings downgrade or withdrawal (and in the case of clause (i) or (ii), such rating action has not been withdrawn by KBRA (or, in the case of Serviced Pari Passu Companion Loan Securities any Companion Loan Rating Agency, as applicable), within 60 days of such rating action) and, in the case of either of clauses (i) or (ii), KBRA has publicly cited servicing concerns with such master servicer or special servicer, as the case may be, as the sole or a material factor in such rating action;

(g)       the master servicer or the special servicer, as the case may be, is no longer rated at least “CMS3” or “CSS3”, respectively, by Fitch and such master servicer or special servicer is not reinstated to at least that rating within 60 days of the delisting; or

(h)       such master servicer or such special servicer, as the case may be, is removed from S&P’s Select Servicer List as a “U.S. Commercial Mortgage Master Servicer” or a “U.S. Commercial Mortgage Special Servicer,” as applicable, and is not restored to such status on such list within 60 days.

“Serviced Pari Passu Companion Loan Securities” means, for so long as the related Mortgage Loan or any successor REO Loan is part of the Mortgage Pool, any class of securities issued by another securitization and backed by a Serviced Pari Passu Companion Loan.

Rights Upon Servicer Termination Event

If a Servicer Termination Event occurs with respect to the master servicer or the special servicer under the PSA, then, so long as the Servicer Termination Event remains unremedied, the depositor or the trustee will be authorized, and at the written direction of Certificateholders entitled to more than 25% of the Voting Rights or, for so long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder (solely with respect to the special servicer and other than with respect to an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class), the trustee will be required to terminate all of the rights and obligations of the defaulting party as master servicer or special servicer, as the case may be (other than certain rights in respect of indemnification and certain items of servicing compensation), under the PSA. The trustee will then succeed to all of the responsibilities, duties and liabilities of the defaulting party as master servicer or special servicer, as the case may be, under the PSA and will be entitled to similar compensation arrangements. If the trustee is unwilling or unable to so act, it may (or, at the written request of Certificateholders entitled to a majority of the Voting Rights, or, for so long as no Control Termination Event has occurred and is continuing and other than in respect of an Excluded Loan, the Directing Certificateholder, it will be required to) appoint, or petition a court of competent jurisdiction to appoint, a mortgage loan servicing institution, subject to the trustee’s receipt of a Rating Agency Confirmation from each of the Rating Agencies and confirmation (or deemed confirmation) from the applicable rating agencies that such appointment (or replacement) will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of any related Serviced Pari Passu Companion Loan Securities and, with respect to a successor special servicer, for so long as no Control Termination Event has occurred and is continuing, that has been approved by the Directing Certificateholder, which approval may not be unreasonably withheld. In addition, none of the asset representations reviewer, the operating advisor and their respective affiliates may be appointed as a successor master servicer or special servicer.

Notwithstanding anything to the contrary contained in the section above, if a Servicer Termination Event on the part of the special servicer remains unremedied and affects the holder of a Serviced Companion Loan, and the special servicer has not otherwise been terminated, the holder of such Serviced Companion Loan (or, if applicable, the related trustee, acting at the direction of the related directing certificateholder (or similar entity)) will be entitled to direct the trustee to terminate the special servicer solely with respect to the related Serviced Whole Loan. The appointment (or replacement) of the special servicer with respect to a Serviced Whole Loan will in any event be subject to Rating Agency Confirmation from each Rating Agency and confirmation from the applicable rating agencies that such appointment (or replacement) will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of any related Serviced Pari Passu Companion Loan Securities. A replacement special servicer with respect to the related Serviced Whole Loan will be selected by the trustee or, prior to the occurrence and continuance of a Consultation Termination Event, by the Directing Certificateholder; provided, however, that any successor special servicer appointed to replace the special servicer with respect to a Serviced Mortgage Loan cannot at any time be the person (or an affiliate of such person) that was terminated at the direction of the holder of the related Serviced Companion Loan, without the prior written consent of such holder of the related Serviced Companion Loan.

Notwithstanding anything to the contrary contained in the section above, if a servicer termination event on the part of a Non-Serviced Special Servicer remains unremedied and affects the issuing entity, and such Non-Serviced Special Servicer has not otherwise been terminated, the trustee, acting at the direction of the Directing Certificateholder, will generally be entitled to direct the related Non-Serviced Trustee to terminate such Non-Serviced Special Servicer, solely with respect to the related Non-Serviced Whole Loan(s), and a successor will be appointed in accordance with the related Non-Serviced PSA.

In addition, notwithstanding anything to the contrary contained in the section described above, if the master servicer receives notice of termination solely due to a Servicer Termination Event described in clause (f), (g) or (h) under “—Termination of the Master Servicer or Special Servicer for Cause—Servicer Termination Events” above, and prior to being replaced as described in the third preceding paragraph, the master servicer will have 45 days after receipt of the notice of termination to find, and sell its rights and obligations to, a successor master servicer that meets the requirements of the master servicer under the PSA; provided that the Rating Agencies have each provided a Rating Agency Confirmation and the Companion Loan Securities Rating Agencies have provided a confirmation (or deemed confirmation) from the applicable rating agencies that such sale will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of any related Serviced Pari Passu Companion Loan Securities. The termination of the master servicer will be effective when such successor master servicer has succeeded the terminated master servicer, as successor master servicer and such successor master servicer has assumed the terminated master servicer’s servicing obligations and responsibilities under the PSA. If a successor has not entered into the PSA as successor master servicer within 45 days after notice of the termination of the master servicer, the master servicer will be replaced by the trustee as described above.

Notwithstanding the foregoing, (1) if any Servicer Termination Event on the part of the master servicer affects a Serviced Companion Loan, the related holder of a Serviced Companion Loan or the rating on any Serviced Pari Passu Companion Loan Securities, and if the master servicer is not otherwise terminated, or (2) if a Servicer Termination Event on the part of the master servicer affects only a Serviced Companion Loan, the related holder of a Serviced Companion Loan or the rating on any Serviced Pari Passu Companion Loan Securities, then the master servicer may not be terminated by or at the direction of the related holder of such Serviced Companion Loan or the holders of any Serviced Pari Passu Companion Loan Securities, but upon the written direction of the related holder of such Serviced Companion Loan, the master servicer will be required to appoint a sub-servicer that will be responsible for servicing the related Serviced Whole Loan.

Further, if replaced as a result of a Servicer Termination Event, the master servicer or special servicer, as the case may be, will be responsible for the costs and expenses associated with the transfer of its duties.

Waiver of Servicer Termination Event

The Certificateholders representing at least 66-2/3% of the Voting Rights allocated to certificates affected by any Servicer Termination Event may waive such Servicer Termination Event; provided, however, that a Servicer Termination Event under clause (a), (b), (f), (g) or (h) of the definition of “Servicer Termination Event” may be waived only with the consent of all of the Certificateholders of the affected classes and a Servicer Termination Event under clause (c) of the definition of “Servicer Termination Event” relating to Exchange Act reporting may be waived only with the consent of the depositor. Upon any such waiver of a Servicer Termination Event, such Servicer Termination Event will cease to exist and will be deemed to have been remedied. Upon any such waiver of a Servicer Termination Event by Certificateholders, the trustee and the certificate administrator will be entitled to recover all costs and expenses incurred by it in connection with enforcement actions taken with respect to such Servicer Termination Event prior to such waiver from the issuing entity.

Resignation of the Master Servicer or Special Servicer

The PSA permits the master servicer and the special servicer to resign from their respective obligations only upon (a) the appointment of, and the acceptance of the appointment by, a successor (which may be appointed by the resigning master servicer or special servicer, as applicable) and receipt by the certificate administrator and the trustee of a Rating Agency Confirmation from each of the Rating Agencies and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any Serviced Pari Passu Companion Loan Securities (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation required under the PSA may be considered satisfied with respect to the certificates as described in this prospectus); and, as to the special servicer only, for so long as no Control Termination Event has occurred and is continuing, the approval of such successor by the Directing Certificateholder, which approval will not be unreasonably withheld or (b) a determination that their respective obligations are no longer permissible with respect to the master servicer or the special servicer, as the case may be, under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it. In the event that the master servicer or special servicer resigns as a result of the determination that their respective obligations are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it, the trustee will then succeed to all of the responsibilities, duties and liabilities of the defaulting party as master servicer or special servicer, as the case may be, under the PSA and will be entitled to similar compensation arrangements. If the trustee is unwilling or unable to so act, it may appoint, or petition a court of competent jurisdiction to appoint, a mortgage loan servicing institution, subject to the trustee’s receipt of a Rating Agency Confirmation from each of the Rating Agencies and, with respect to a successor special servicer, for so long as no Control Termination Event has occurred and is continuing, which has been approved by the Directing Certificateholder, which approval may not be unreasonably withheld.

No resignation will become effective until the trustee or other successor has assumed the obligations and duties of the resigning master servicer or special servicer, as the case may be, under the PSA. Further, the resigning master servicer or special servicer, as the case may be, must pay all reasonable out-of-pocket costs and expenses associated with the transfer of its duties. Other than as described under “—Termination of the Master Servicer or Special Servicer for Cause—Servicer Termination Events” above, in no event will the master servicer or the special servicer have the right to appoint any successor master servicer or special servicer if the master servicer or special servicer, as applicable, is terminated or removed pursuant to the PSA. In addition, the PSA will prohibit the appointment of the asset representations reviewer, the operating advisor or one of their respective affiliates as successor to the master servicer or special servicer.

Limitation on Liability; Indemnification

The PSA will provide that none of the master servicer (including in any capacity as the paying agent for any Companion Loan), the special servicer, the depositor, the operating advisor, the asset representations reviewer or any partner, shareholder, member, manager, director, officer, employee or agent of any of them will be under any liability to the issuing entity, Certificateholders or holders of the related Companion Loan or the RR Interest Owner, as applicable, for any action taken, or not taken, in good faith pursuant to the PSA or for errors in judgment; provided, however, that none of the master servicer (including in any capacity as the paying agent for any Serviced Companion Loan), the special servicer, the depositor, the operating advisor, the asset representations reviewer or similar person will be protected against any breach of a representation or warranty made by such party, as applicable, in the PSA or any liability that would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of such party’s obligations or duties under the PSA or by reason of negligent disregard of such obligations and duties. For the purposes of indemnification of the master servicer or the special servicer and limitation of liability, the master servicer or special servicer will be deemed not to have engaged in willful misconduct or committed bad faith or negligence in the performance of its respective obligations and duties under the PSA or acted in negligent disregard of such obligations and duties if the master servicer or special servicer, as applicable, fails to follow the terms of the Mortgage Loan documents because the master servicer or special servicer, as applicable, in accordance with the Servicing Standard, determines that compliance with any Mortgage Loan documents would or potentially would (i) cause either Trust REMIC to fail to qualify as a REMIC, (ii) cause the Grantor Trust to fail to qualify as a grantor trust under the relevant provisions of the Code or (iii) cause a tax to be imposed on the trust or either Trust REMIC under the relevant provisions of the Code (for any such determination in clauses (i), (ii) or (iii), the master servicer and special servicer will be entitled to rely on advice of counsel, the cost of which will be reimbursed as an additional trust fund expense). The PSA will also provide that the master servicer, (including in any capacity as the paying agent for any Serviced Companion Loan), the special servicer, the depositor, the operating advisor, the asset representations reviewer and their respective affiliates and any partner, shareholder, member, manager, director, officer, employee or agent of any of them will be entitled to indemnification by the issuing entity against any claims, losses, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and other costs, liabilities, fees and expenses (including, without limitation, costs and expenses of litigation and of enforcement of this indemnity, and of investigation, counsel fees, damages, judgments and amounts paid in settlement) incurred in connection with any actual or threatened legal or administrative action or claim that relates to the PSA, the Mortgage Loans, any related Serviced Companion Loan, the issuing entity or the certificates; provided, however, that the indemnification will not extend to any loss, liability or expense specifically required to be borne by such party pursuant to the terms the PSA, incurred in connection with any breach of a representation or warranty made by such party, as applicable, in the PSA or incurred by reason of willful misconduct, bad faith or negligence in the performance of such party’s obligations or duties under the PSA, by reason of negligent disregard of such party’s obligations or duties, or in the case of the depositor and any of its partners, shareholders, directors, officers, members, managers, employees and agents, any violation by any of them of any state or federal securities law. In addition, absent actual fraud (as determined by a final non-appealable court order), neither the trustee nor the certificate administrator (including its capacity as custodian) will be liable for special, punitive, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the trustee or the certificate administrator has been advised of the likelihood of such loss or damage and regardless of the form of action.

The PSA will also provide that any master servicer, depositor, special servicer, operating advisor (or the equivalent), asset representations reviewer, paying agent, certificate administrator or trustee under any Non-Serviced PSA with respect to a Non-Serviced Mortgage Loan and any partner, director, officer, shareholder, member, manager, employee or agent of any of them will be entitled to indemnification by the issuing entity and held harmless against the issuing entity’s pro rata share (subject to the applicable Intercreditor Agreement) of any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments and any other costs, liabilities, fees and expenses incurred in connection with servicing and administration of such Non-Serviced Mortgage Loan and the related Mortgaged Property (as and to the same extent the securitization trust formed under the related Non-Serviced PSA is required to indemnify such parties in respect of other mortgage loans in the securitization trust formed under the related Non-Serviced PSA pursuant to the terms of such Non-Serviced PSA).

In addition, the PSA will provide that none of the master servicer (including in any capacity as the paying agent for any Companion Loan), the special servicer, the depositor, operating advisor or asset representations reviewer will be under any obligation to appear in, prosecute or defend any legal or administrative action, proceeding, hearing or examination that is not incidental to its respective responsibilities under the PSA or that in its opinion may involve it in any expense or liability not recoverable from the issuing entity. However, each of the master servicer, the special servicer, the depositor, the operating advisor and the asset representations reviewer will be permitted, in the exercise of its discretion, to undertake any action, proceeding, hearing or examination that it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties to the PSA and the interests of the Certificateholders and the RR Interest Owner (and, in the case of a Serviced Whole Loan, the rights of the Certificateholders, the RR Interest Owner and the holders of the related Serviced Companion Loan (as a collective whole), taking into account the pari passu nature of such Serviced Companion Loan) under the PSA; provided, however, that if a Serviced Whole Loan and/or the holder of the related Companion Loan are involved, such expenses, costs and liabilities will be payable out of funds related to such Serviced Whole Loan in accordance with the related Intercreditor Agreement and will also be payable out of the other funds in the Collection Account if amounts on deposit with respect to such Serviced Whole Loan are insufficient therefor under the PSA. If any such expenses, costs or liabilities relate to a Mortgage Loan or Companion Loan, then any subsequent recovery on that Mortgage Loan or Companion Loan, as applicable, will be used to reimburse the issuing entity for any amounts advanced for the payment of such expenses, costs or liabilities. In that event, the legal expenses and costs of the action, proceeding, hearing or examination and any liability resulting therefrom, will be expenses, costs and liabilities of the issuing entity, and the master servicer (including in its capacity as the paying agent for any Companion Loan), the special servicer, the depositor, the asset representations reviewer or the operating advisor, as the case may be, will be entitled to be reimbursed out of the Collection Account for the expenses.

Pursuant to the PSA, the master servicer and the special servicer will each be required to maintain a fidelity bond and errors and omissions policy or their equivalent with a qualified insurer that provides coverage against losses that may be sustained as a result of an officer’s or employee’s misappropriation of funds or errors and omissions, subject to certain limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions permitted by the PSA. Notwithstanding the foregoing, the master servicer and special servicer will be allowed to self-insure with respect to an errors and omissions policy and a fidelity bond so long as certain conditions set forth in the PSA are met.

Any person into which the master servicer, the special servicer, the depositor, operating advisor, or asset representations reviewer may be merged or consolidated, or any person resulting from any merger or consolidation to which the master servicer, the special servicer, the depositor, operating advisor or asset representations reviewer is a party, or any person succeeding to the business of the master servicer, the special servicer, the depositor, operating advisor or asset representations reviewer, will be the successor of the master servicer, the special servicer, the depositor, operating advisor or asset representations reviewer, as the case may be, under the PSA, subject to certain conditions set forth in the PSA. The master servicer, the special servicer, the operating advisor and the asset representations reviewer may have other normal business relationships with the depositor or the depositor’s affiliates.

The trustee and the certificate administrator make no representations as to the validity or sufficiency of the PSA (other than as to it being a valid obligation of the trustee and the certificate administrator), the certificates, the Mortgage Loans, this prospectus (other than as to the accuracy of the information provided by the trustee and the certificate administrator as set forth above) or any related documents and will not be accountable for the use or application by the depositor of any of the certificates issued to it or of the proceeds of such certificates, or for the use or application of any funds paid to the depositor in respect of the assignment of the Mortgage Loans to the issuing entity, or any funds deposited in or withdrawn from the Collection Account or any other account by or on behalf of the depositor, the master servicer, the special servicer or, in the case of the trustee, the certificate administrator. The PSA provides that no provision of such agreement will be construed to relieve the trustee and the certificate administrator from liability for their own negligent action, their own negligent failure to act or their own willful misconduct or bad faith.

The PSA provides that neither the trustee nor the certificate administrator, as applicable, will be liable for an error of judgment made in good faith by a responsible officer of the trustee or the certificate administrator, unless it is proven that the trustee or the certificate administrator, as applicable, was negligent in ascertaining the pertinent facts. In addition, neither the trustee nor the certificate administrator, as applicable, will be liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of holders of certificates entitled to greater than 25% of the percentage interest of each affected class, or of the aggregate Voting Rights of the certificates, relating to the time, method and place of conducting any proceeding for any remedy available to the trustee and the certificate administrator, or exercising any trust or power conferred upon the trustee and the certificate administrator, under the PSA (unless a higher percentage of Voting Rights is required for such action).

The trustee and the certificate administrator and any director, officer, employee, representative or agent of the trustee and the certificate administrator, will be entitled to indemnification by the issuing entity, to the extent of amounts held in the Collection Account or the Lower-Tier REMIC Distribution Account from time to time, for any loss, liability, damages, claims, disputes or unanticipated expenses (including reasonable attorneys’ fees, costs of enforcement and expenses) arising out of or incurred by the trustee or the certificate administrator in connection with their participation in the transaction and any act or omission of the trustee or the certificate administrator relating to the exercise and performance of any of the powers and duties of the trustee and the certificate administrator (including in any capacities in which they serve, e.g., paying agent, REMIC administrator, authenticating agent, custodian, certificate registrar and 17g-5 Information Provider) under the PSA. However, the indemnification will not extend to any loss, liability or expense that constitutes a specific liability imposed on the trustee or the certificate administrator pursuant to the PSA, or to any loss, liability or expense incurred by reason of willful misconduct, bad faith or negligence on the part of the trustee or the certificate administrator in the performance of their obligations and duties under the PSA, or by reason of their negligent disregard of those obligations or duties, or as may arise from a breach of any representation or warranty of the trustee or the certificate administrator made in the PSA.

The rights and protections afforded to the trustee and the certificate administrator as set forth above and under the PSA will also apply in addition to each other capacity in which it serves under the PSA.

Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA

In the event any party to the PSA receives a request or demand from a Requesting Certificateholder to the effect that a Mortgage Loan should be repurchased or replaced due to a Material Defect, or if such party to the PSA determines that a Mortgage Loan should be repurchased or replaced due to a Material Defect, that party to the PSA will be required to promptly forward such request or demand to the master servicer and the special servicer, and the master servicer or the special servicer, as applicable, will be required to promptly forward it to the related mortgage loan seller. The Enforcing Servicer will be required to enforce the obligations of the mortgage loan sellers under the MLPAs pursuant to the terms of the PSA and the MLPAs. These obligations include obligations resulting from a Material Defect. Subject to the provisions of the applicable MLPA relating to the dispute resolutions as described under “Description of the Mortgage Loan Purchase Agreements—Dispute Resolution Provisions”, such enforcement, including, without limitation, the legal prosecution of claims, if any, will be required to be carried out in accordance with the Servicing Standard.

Within 45 days after receipt of an Asset Review Report with respect to any Mortgage Loan, the Enforcing Servicer will be required to determine, based on the Servicing Standard, whether there exists a Material Defect with respect to such Mortgage Loan. If the Enforcing Servicer determines that a Material Defect exists, it will be required to enforce the obligations of the applicable mortgage loan seller under the

MLPA with respect to such Material Defect as discussed in the preceding paragraph. See “—The Asset Representations Reviewer—Asset Review” above.

Any costs incurred by the Enforcing Servicer with respect to the enforcement of the obligations of a mortgage loan seller under the applicable MLPA will be deemed to be Servicing Advances, to the extent not recovered from the mortgage loan seller or the Requesting Certificateholder. See “Description of the Mortgage Loan Purchase Agreements—Dispute Resolution Provisions”.

Dispute Resolution Provisions

Certificateholder’s Rights When a Repurchase Request Is Initially Delivered by a Certificateholder

In the event an Initial Requesting Certificateholder delivers a written request to a party to the PSA that a Mortgage Loan be repurchased by the applicable mortgage loan seller alleging the existence of a Material Defect with respect to such Mortgage Loan and setting forth the basis for such allegation (a “Certificateholder Repurchase Request”), the receiving party will be required to promptly forward that Certificateholder Repurchase Request to the master servicer and the special servicer. The Enforcing Servicer will then be required to promptly forward it to the applicable mortgage loan seller and each other party to the PSA. An “Initial Requesting Certificateholder” is the first Certificateholder or Certificate Owner (in either case, other than a holder of the Class RR certificates) to deliver a Certificateholder Repurchase Request as described above with respect to a Mortgage Loan, and there may not be more than one Initial Requesting Certificateholder with respect to any Mortgage Loan. Subject to the provisions described below under this heading “—Dispute Resolution Provisions”, the Enforcing Servicer will be the Enforcing Party with respect to the Certificateholder Repurchase Request.

The “Enforcing Servicer” will be the special servicer.

An “Enforcing Party” is the person obligated to, or that elects pursuant to the terms of the PSA to, enforce the rights of the issuing entity against the related mortgage loan seller with respect to a Repurchase Request.

Repurchase Request Delivered by a Party to the PSA

In the event that the depositor, the master servicer, the special servicer, the trustee, the certificate administrator, the operating advisor (solely in its capacity as operating advisor) or the Directing Certificateholder for this securitization has knowledge of a Material Defect with respect to a Mortgage Loan, that party will be required to deliver prompt written notice of such Material Defect to each other party to the PSA and the applicable mortgage loan seller, identifying the applicable Mortgage Loan and setting forth the basis for such allegation (a “PSA Party Repurchase Request” and, each of a Certificateholder Repurchase Request or a PSA Party Repurchase Request, a “Repurchase Request”), and the Enforcing Servicer will be required to promptly send the PSA Party Repurchase Request to the related mortgage loan seller. The Enforcing Servicer will be required to act as the Enforcing Party and enforce the rights of the issuing entity against the related mortgage loan seller with respect to the PSA Party Repurchase Request. However, if a Resolution Failure occurs with respect to the PSA Party Repurchase Request, the provisions described below under “—Resolution of a Repurchase Request” will apply.

In the event the Repurchase Request is not Resolved within 180 days after the mortgage loan seller receives the Repurchase Request (a “Resolution Failure”), then the provisions described below under
“—Resolution of a Repurchase Request” will apply. Receipt of the Repurchase Request will be deemed to occur 2 business days after the Repurchase Request is sent to the related mortgage loan seller. A Resolved Repurchase Request will not preclude the master servicer (in the case of non-Specially Serviced Loans) or the special servicer (in the case of Specially Serviced Loans) from exercising any of their respective rights related to a Material Defect in the manner and timing otherwise set forth in the PSA, in the related MLPA or as provided by law. “Resolved” means, with respect to a Repurchase Request, (i) that the related Material Defect has been cured, (ii) the related Mortgage Loan has been repurchased in accordance with the related MLPA, (iii) a mortgage loan has been substituted for the related Mortgage Loan in accordance with the related MLPA, (iv) the applicable mortgage loan seller makes a Loss of Value Payment, (v) a contractually binding agreement is entered into between the Enforcing Servicer, on behalf of the issuing entity, and the related mortgage loan seller that settles the related mortgage loan seller’s obligations under the related MLPA or (vi) the related Mortgage Loan is no longer property of the issuing entity as a result of a sale or other disposition in accordance with the PSA.

Resolution of a Repurchase Request

After a Resolution Failure occurs with respect to a Repurchase Request regarding a Mortgage Loan (whether the Repurchase Request was initiated by an Initial Requesting Certificateholder, a party to the PSA or the Directing Certificateholder), the Enforcing Servicer will be required to send a notice (a “Proposed Course of Action Notice”) to the Initial Requesting Certificateholder, if any, at the address specified in the Initial Requesting Certificateholder’s Repurchase Request, and to the certificate administrator, indicating the Enforcing Servicer’s intended course of action with respect to the Repurchase Request (a “Proposed Course of Action”). The certificate administrator will be required to make the Proposed Course of Action Notice available to all other Certificateholders, and Certificate Owners and the RR Interest Owner (by posting such notice on the certificate administrator’s website). The Proposed Course of Action Notice will be required to include (a) a request to Certificateholders to indicate their agreement with or dissent from such Proposed Course of Action, by clearly marking “agree” or “disagree” to the Proposed Course of Action on such notice within 30 days after the date of such notice and a disclaimer that responses received after such 30-day period will not be taken into consideration, (b) a statement that if any Certificateholder disagrees with the Proposed Course of Action, the Enforcing Servicer will be compelled to follow (either as the Enforcing Party or as the Enforcing Servicer in circumstances where a Certificateholder is acting as the Enforcing Party) the course of action agreed to and/or proposed by the majority of the responding Certificateholders that involves referring the matter to mediation or arbitration, as the case may be, in accordance with the procedures described below relating to the delivery of Preliminary Dispute Resolution Election Notices and Final Dispute Resolution Election Notices, (c) a statement that the responding Certificateholders will be required to certify their holdings in connection with such response, (d) a statement that only responses clearly marked “agree” or “disagree” with such Proposed Course of Action will be taken into consideration and (e) instructions for the responding Certificateholders to send their responses to the Enforcing Servicer and the certificate administrator.

Within 15 business days after the expiration of the 30-day response period, the certificate administrator will be required to tabulate the responses received from the Certificateholders and share the results with the Enforcing Servicer. The certificate administrator will only count responses timely received and clearly indicating agreement or dissent with the related Proposed Course of Action and additional verbiage or qualifying language will not be taken into consideration for purposes of determining whether the related Certificateholder agrees or disagrees with the Proposed Course of Action. The certificate administrator will be under no obligation to answer any questions from the Certificateholders regarding such Proposed Course of Action. For the avoidance of doubt, the certificate administrator’s obligations in connection with this heading “—Resolution of a Repurchase Request” will be limited solely to tabulating the Certificateholders’ responses of “agree” or “disagree” to the Proposed Course of Action, and such obligation will not be construed to impose any enforcement obligation on the certificate administrator. The Enforcing Servicer may conclusively rely (without investigation) on the certificate administrator’s tabulation of the responses of the responding Certificateholders. If (a) the Enforcing Servicer’s intended course of action with respect to the Repurchase Request does not involve pursuing further action to exercise rights against the related mortgage loan seller with respect to the Repurchase Request and the Initial Requesting Certificateholder, if any, or any other Certificateholder or Certificate Owner wishes to exercise its right to refer the matter to mediation (including nonbinding arbitration) or arbitration, as discussed below under “—Mediation and Arbitration Provisions”, or (b) the Enforcing Servicer’s intended course of action is to pursue further action to exercise rights against the related mortgage loan seller with respect to the Repurchase Request but the Initial Requesting Certificateholder, if any, or any other Certificateholder or Certificate Owner does not agree with the dispute resolution method selected by the Enforcing Servicer, then the Initial Requesting Certificateholder, if any, or such other Certificateholder or

Certificate Owner may deliver to the Enforcing Servicer a written notice (a “Preliminary Dispute Resolution Election Notice”) within 30 days after the date the Proposed Course of Action Notice is posted on the certificate administrator’s website (the “Dispute Resolution Cut-off Date”) indicating its intent to exercise its right to refer the matter to either mediation (including nonbinding arbitration) or arbitration. In the event that (a) the Enforcing Servicer’s initial Proposed Course of Action indicated a recommendation to undertake mediation (including nonbinding arbitration) or arbitration, (b) any Certificateholder or Certificate Owner delivers a Preliminary Dispute Resolution Election Notice and (c) the Enforcing Servicer also received responses from other Certificateholders or Certificate Owners supporting the Enforcing Servicer’s initial Proposed Course of Action indicating a recommendation to undertake mediation or arbitration, such additional responses from other Certificateholders or Certificate Owners will also be considered Preliminary Dispute Resolution Election Notices supporting such Proposed Course of Action for purposes of determining the course of action approved by the majority of responding Certificateholders.

If neither the Initial Requesting Certificateholder, if any, nor any other Certificateholder or Certificate Owner delivers a Preliminary Dispute Resolution Election Notice prior to the Dispute Resolution Cut-off Date, no Certificateholder or Certificate Owner will have the right to refer the Repurchase Request to mediation or arbitration, and the Enforcing Servicer, as the Enforcing Party, will be the sole party entitled to determine a course of action, including, but not limited to, enforcing the issuing entity’s rights against the related mortgage loan seller, subject to any consent or consultation rights of the Directing Certificateholder.

Promptly and in any event within 10 business days following receipt of a Preliminary Dispute Resolution Election Notice from (i) the Initial Requesting Certificateholder, if any, or (ii) any other Certificateholder or Certificate Owner (other than the Class RR Certificateholder) (each of clauses (i) and (ii), a “Requesting Certificateholder”), the Enforcing Servicer will be required to consult with each Requesting Certificateholder regarding such Requesting Certificateholder’s intention to elect either mediation (including nonbinding arbitration) or arbitration as the dispute resolution method with respect to the Repurchase Request (the “Dispute Resolution Consultation”) so that such Requesting Certificateholder may consider the views of the Enforcing Servicer as to the claims underlying the Repurchase Request and possible dispute resolution methods, such discussions to occur and be completed no later than 10 business days following the Dispute Resolution Cut-off Date. The Enforcing Servicer will be entitled to establish procedures the Enforcing Servicer deems in good faith to be in accordance with the Servicing Standard relating to the timing and extent of such consultations. No later than 5 business days after completion of the Dispute Resolution Consultation, a Requesting Certificateholder may provide a final notice to the Enforcing Servicer indicating its decision to exercise its right to refer the matter to either mediation or arbitration (“Final Dispute Resolution Election Notice”).

If, following the Dispute Resolution Consultation, no Requesting Certificateholder timely delivers a Final Dispute Resolution Election Notice to the Enforcing Servicer, then the Enforcing Servicer will continue to act as the Enforcing Party and remain obligated under the PSA to determine a course of action, including, but not limited to, enforcing the rights of the issuing entity with respect to the Repurchase Request and no Certificateholder, Certificate Owner or RR Interest Owner will have any further right to elect to refer the matter to mediation or arbitration.

If a Requesting Certificateholder timely delivers a Final Dispute Resolution Election Notice to the Enforcing Servicer, then such Requesting Certificateholder will become the Enforcing Party and must promptly submit the matter to mediation (including nonbinding arbitration) or arbitration. If there is more than one Requesting Certificateholder that timely deliver a Final Dispute Resolution Election Notice, then such Requesting Certificateholders will collectively become the Enforcing Party, and the holder or holders of a majority of the Voting Rights among such Requesting Certificateholders will be entitled to make all decisions relating to such mediation or arbitration (including whether to refer the matter to mediation (including nonbinding arbitration) or arbitration). If, however, no Requesting Certificateholder commences arbitration or mediation pursuant to the terms of the PSA within 30 days after delivery of its Final Dispute Resolution Election Notice to the Enforcing Servicer, then (i) the rights of a Requesting Certificateholder to act as the Enforcing Party will terminate and no Certificateholder or Certificate Owner will have any further right to elect to refer the matter to mediation or arbitration, (ii) if the Proposed Course of Action Notice indicated that the Enforcing Servicer will take no further action with respect to the Repurchase Request, then the related Material Defect will be deemed waived for all purposes under the PSA and related MLPA; provided, however, that such Material Defect will not be deemed waived with respect to a Requesting Certificateholder, any other Certificateholder or Certificate Owner or the Enforcing Servicer to the extent there is a material change in the facts and circumstances known to such party at the time when the Proposed Course of Action Notice is posted on the certificate administrator’s website, and (iii) if the Proposed Course of Action Notice had indicated a course of action other than the course of action under clause (ii), then the Enforcing Servicer will again become the Enforcing Party and, as such, will be the sole party entitled to enforce the issuing entity’s rights against the related mortgage loan seller.

Notwithstanding the foregoing, the dispute resolution provisions described under this heading “—Resolution of a Repurchase Request” will not apply, and the Enforcing Servicer will remain the Enforcing Party, if the Enforcing Servicer has commenced litigation with respect to the Repurchase Request, or determines in accordance with the Servicing Standard that it is in the best interest of Certificateholders and the RR Interest Owner to commence litigation with respect to the Repurchase Request to avoid the running of any applicable statute of limitations.

In the event a Requesting Certificateholder becomes the Enforcing Party, the Enforcing Servicer, on behalf of the issuing entity, will remain a party to any proceedings against the related mortgage loan seller as further described below. For the avoidance of doubt, none of the depositor, the mortgage loan seller(s) with respect to the subject mortgage loan or any of their respective affiliates will be entitled to be an Initial Requesting Certificateholder or a Requesting Certificateholder or to act as a Certificateholder for purposes of delivering any Preliminary Dispute Resolution Election Notice or Final Dispute Resolution Election Notice or otherwise to vote Certificates owned by it or such affiliate(s) with respect to a course of action proposed or undertaken pursuant to the procedures described under this “—Dispute Resolution Provisions” heading.

Subject to the other provisions of this section, the Requesting Certificateholder is entitled to elect either mediation or arbitration in its sole discretion; however, the Requesting Certificateholder may not elect to then utilize the alternative method in the event that the initial method is unsuccessful.

Mediation and Arbitration Provisions

If the Enforcing Party elects mediation (including nonbinding arbitration) or arbitration, the mediation or arbitration will be administered by a nationally recognized arbitration or mediation organization selected by the related mortgage loan seller within thirty (30) days of written notice of the Enforcing Party’s selection of mediation or arbitration, as applicable. A single mediator or arbitrator will be selected by the mediation or arbitration organization from a list of neutrals maintained by it according to its mediation or arbitration rules then in effect. The mediator or arbitrator must be impartial, an attorney admitted to practice in the State of New York and have at least 15 years of experience in commercial litigation and, if possible, commercial real estate finance or commercial mortgage-backed securitization matters.

The expenses of any mediation will be allocated among the parties to the mediation, including, if applicable, between the Enforcing Party and Enforcing Servicer, as mutually agreed by the parties as part of the mediation.

In any arbitration, the arbitrator will be required to resolve the dispute in accordance with the MLPA and PSA, and may not modify or change those agreements in any way or award remedies not consistent with those agreements. The arbitrator will not have the power to award punitive or consequential damages. In its final determination, the arbitrator will determine and award the costs of the arbitration to the parties to the arbitration in its reasonable discretion. In the event a Requesting Certificateholder is the Enforcing Party, the Requesting Certificateholder will be required to pay any expenses allocated to the Enforcing Party in the arbitration proceedings or any expenses that the Enforcing Party agrees to bear in the mediation proceedings.

The final determination of the arbitrator will be final and non-appealable, except for actions to confirm or vacate the determination permitted under federal or state law, and may be entered and enforced in any court with jurisdiction over the parties and the matter. By selecting arbitration, the Enforcing Party would be waiving its right to sue in court, including the right to a trial by jury.

In the event a Requesting Certificateholder is the Enforcing Party, the agreement with the arbitrator or mediator, as the case may be, will be required under the PSA to contain an acknowledgment that the issuing entity, or the Enforcing Servicer on its behalf, will be a party to any arbitration or mediation proceedings solely for the purpose of being the beneficiary of any award in favor of the Enforcing Party; provided that the degree and extent to which the Enforcing Servicer actively prepares for and participates in such proceeding will be determined by such Enforcing Servicer in consultation with the Directing Certificateholder (provided that no Consultation Termination Event has occurred and is continuing and subject to the time periods for such consultation set forth in the PSA), and in accordance with the Servicing Standard. All amounts recovered by the Enforcing Party will be required to be paid to the issuing entity, or the Enforcing Servicer on its behalf, and deposited in the Collection Account. The agreement with the arbitrator or mediator, as the case may be, will provide that in the event a Requesting Certificateholder is allocated any related costs and expenses pursuant to the terms of the arbitrator’s decision or the agreement reached in mediation, neither the issuing entity nor the Enforcing Servicer acting on its behalf will be responsible for any such costs and expenses allocated to the Requesting Certificateholder.

The issuing entity (or the Enforcing Servicer or the trustee, acting on its behalf), the depositor or any mortgage loan seller will be permitted to redact any personally identifiable customer information included in any information provided for purposes of any mediation or arbitration. Each party to the proceedings will be required to agree to keep confidential the details related to the Repurchase Request and the dispute resolution identified in connection with such proceedings; provided, however, that the Certificateholders will be permitted to communicate prior to the commencement of any such proceedings to the extent described under “Description of the Certificates—Certificateholder Communication”.

For avoidance of doubt, in no event will the exercise of any right of a Requesting Certificateholder to refer a Repurchase Request to mediation or arbitration or participation in such mediation or arbitration affect in any manner the ability of the Enforcing Servicer to perform its obligations with respect to a Mortgage Loan (including without limitation, a liquidation, foreclosure, negotiation of a loan modification or workout, acceptance of a discounted pay off or deed-in-lieu of foreclosure, or bankruptcy or other litigation) or the exercise of any rights of a Directing Certificateholder.

Any out-of-pocket expenses required to be borne by or allocated to the Enforcing Servicer in a mediation or arbitration or related responsibilities under the PSA will be reimbursable as trust fund expenses.

Servicing of the Non-Serviced Mortgage Loans

The master servicer, the special servicer, the certificate administrator and the trustee under the PSA have no obligation or authority to (a) supervise any related Non-Serviced Master Servicer, Non-Serviced Special Servicer, Non-Serviced Certificate Administrator or Non-Serviced Trustee or (b) make servicing advances with respect to any Non-Serviced Whole Loan. The obligation of the master servicer to provide information and collections and make P&I Advances to the certificate administrator for the benefit of the Certificateholders with respect to each Non-Serviced Mortgage Loan is dependent on its receipt of the corresponding information and/or collections from the applicable Non-Serviced Master Servicer or Non-Serviced Special Servicer.

General

Each Mortgage Loan that will be a Non-Serviced Mortgage Loan as of the Closing Date will be serviced pursuant to the related Non-Serviced PSA and the related Intercreditor Agreement. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”.

The servicing terms of each such Non-Serviced PSA as it relates to the servicing of the related Non-Serviced Whole Loan will be similar in all material respects to the servicing terms of the PSA applicable to the Serviced Mortgage Loans; however, the servicing arrangements under such agreements will differ in certain respects. For example:

●	Each Non-Serviced Master Servicer and Non-Serviced Special Servicer will be required to service the related Non-Serviced Mortgage Loan pursuant to a servicing standard set forth in the related Non-Serviced PSA that is substantially similar to, but may not be identical to, the Servicing Standard.

●	Any party to the related Non-Serviced PSA that makes a property protection advance with respect to the related Non-Serviced Mortgage Loan will be entitled to reimbursement for that advance, with interest at the prime rate, in a manner substantially similar to the reimbursement of Servicing Advances under the PSA. The Trust, as holder of the related Non-Serviced Mortgage Loan, will be responsible for its pro rata share of any such advance reimbursement amounts (including out of general collections on the BBCMS 2022-C15 mortgage pool, if necessary), provided that, in the case of the Non-Serviced PSA for The Summit Whole Loan, the Coleman Highline Phase IV Whole Loan and the 26 Broadway Whole Loan, there are no mortgage loans other than the related Non-Serviced Whole Loan serviced under the related Non-Serviced PSA.

●	Pursuant to the related Non-Serviced PSA, the liquidation fee, the special servicing fee and the workout fee with respect to the related Non-Serviced Mortgage Loan are similar to the corresponding fees payable under the PSA (however, such fees under the related Non-Serviced PSA may not be subject to the same minimum amounts or caps).

●	The extent to which modification fees or other fee items with respect to the related Whole Loan may be applied to offset interest on advances, servicer expenses and servicing compensation will, in certain circumstances, be less than is the case under the PSA.

●	Items with respect to the related Non-Serviced Whole Loan that are the equivalent of assumption application fees, defeasance fees, assumption, waiver, consent and earnout fees, late payment charges, default interest and/or modification fees and that constitute additional servicing compensation under the related Non-Serviced PSA will not be payable to the master servicer or special servicer under the PSA and one or more of such items will be allocated between the related Non-Serviced Master Servicer and the related Non-Serviced Special Servicer under the related Non-Serviced PSA in proportions that may be different than the allocation of similar fees under the PSA between the master servicer and special servicer for this transaction.

●	The Non-Serviced Directing Certificateholder under the related Non-Serviced PSA will have rights substantially similar to the Directing Certificateholder under the PSA with respect to the servicing and administration of the related Non-Serviced Whole Loan, including consenting to the substantial equivalent of Major Decisions under such Non-Serviced PSA proposed by the related Non-Serviced Special Servicer and reviewing and consenting to asset status reports prepared by such Non-Serviced Special Servicer in respect of the related Non-Serviced Whole Loan. “Major Decisions” under the related Non-Serviced PSA will differ in certain respects from those actions that constitute Major Decisions under the PSA, and therefore the specific types of servicer actions with respect to which the applicable Non-Serviced Directing Certificateholder will be permitted to consent will correspondingly differ. The related Non-Serviced PSA also provides for the removal of the Non-Serviced Special Servicer by the related Non-Serviced Directing Certificateholder under such Non-Serviced PSA under certain conditions that are similar to the conditions under which the Directing Certificateholder is permitted to replace the special servicer under the PSA.

●	The termination events that will result in the termination of the related Non-Serviced Master Servicer or Non-Serviced Special Servicer are substantially similar to, but not identical to, the Servicer Termination Events under the PSA applicable to the master servicer and special servicer, as applicable.

●	Servicing transfer events under the related Non-Serviced PSA that would cause the related Non-Serviced Whole Loan to become specially serviced will be substantially similar to, but not identical to, the corresponding provisions under the PSA.

●	The servicing decisions which the related Non-Serviced Master Servicer will perform, and in certain cases for which the related Non-Serviced Master Servicer must obtain the related Non-Serviced Directing Certificateholder’s or Non-Serviced Special Servicer’s consent, differ in certain respects from those decisions that constitute Master Servicer Decisions and Major Decisions, respectively, under the PSA.

●	The related Non-Serviced Special Servicer is required to take actions with respect to the related Non-Serviced Whole Loan if it becomes the equivalent of a defaulted mortgage loan, which actions are substantially similar, but not necessarily identical, to the actions described under
“—Sale of Defaulted Loans and REO Properties”.

●	Appraisal reduction amounts in respect of the related Non-Serviced Mortgage Loan will be calculated by the related Non-Serviced Special Servicer under the related Non-Serviced PSA in a manner substantially similar to, but not necessarily identical to, calculations of such amounts by the special servicer under the PSA in respect of Serviced Mortgage Loans.

●	The requirement of the related Non-Serviced Master Servicer to make compensating interest payments in respect of the related Non-Serviced Mortgage Loan is similar, but not necessarily identical, to the requirement of the master servicer to make Compensating Interest Payments in respect of the Serviced Pari Passu Companion Loans under the PSA (although the portion of the servicing fee to make such payments under the Non-Serviced PSA may be less), and not all Non-Serviced PSAs require the related Non-Serviced Master Servicer to make Compensating Interest Payments; in the case of the Non-Serviced PSA for The Summit Whole Loan and the Coleman Highline Phase IV Whole Loan, the related Non-Serviced PSA does not provide for Compensating Interest Payments.

●	The servicing provisions under the related Non-Serviced PSA relating to performing inspections and collecting operating information are substantially similar but not necessarily identical to those of the PSA.

●	While the special servicer under the PSA and the Non-Serviced Special Servicer under the related Non-Serviced PSA must each resign as special servicer with respect to a mortgage loan if it becomes affiliated with the related borrower under such mortgage loan, the particular types of affiliations that trigger such resignation obligation, as well as the parties that are entitled to appoint a successor special servicer, may differ as between the PSA and the related Non-Serviced PSA.

●	The parties to the related Non-Serviced PSA (and their related directors, officers and other agents) will be entitled to reimbursement and/or indemnification for losses, liabilities, costs and expenses associated with the servicing of the related Non-Serviced Whole Loan under such Non-Serviced PSA to the same extent that parties to the PSA performing similar functions (and their related directors, officers and other agents) are entitled to reimbursement and/or indemnification for losses, liabilities, costs and expenses associated with their obligations under the PSA. The Trust, as holder of the related Non-Serviced Mortgage Loan, will be responsible for its pro rata share of any such indemnification amounts (including out of general collections on the BBCMS 2022-C15 mortgage pool, if necessary).

●	The matters as to which notice to, or rating agency confirmation from, the rating agencies under the related Non-Serviced PSA are required are similar, but not identical to, matters with respect to which notice to, or Rating Agency Confirmation from, the Rating Agencies under the PSA are required (and such agreements may differ as to whether it is notice or rating agency confirmation that is required and as to whether a notice to, or a confirmation from, the rating agencies under the related Non-Serviced PSA in connection with an action involving the subject Non-Serviced Whole Loan would also be required to be made to or obtained from the Rating Agencies under the PSA).

●	With respect to non-specially serviced mortgage loans, the related Non-Serviced PSA may differ with respect to whether the related Non-Serviced Master Servicer or related Non-Serviced Special Servicer will be responsible for conducting or managing certain litigation related to such mortgage loans.

●	Each of the related Non-Serviced Master Servicer and related Non-Serviced Special Servicer will be liable in accordance with the related Non-Serviced PSA only to the extent of its obligations specifically imposed by that agreement. Accordingly, in general, each of the related Non-Serviced Master Servicer and related Non-Serviced Special Servicer will not be liable for any action taken, or for refraining from the taking of any action, in good faith pursuant to the related Non-Serviced PSA or for errors in judgment; provided that neither such party will be protected against any breach of representations or warranties made by it in the related Non-Serviced PSA or against any liability which would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of duties or by reason of negligent disregard of obligations and duties under the related Non-Serviced PSA.

●	With respect to the Coleman Highline Phase IV Whole Loan, there is no operating advisor under the related Non-Serviced PSA.

●	With respect to the Coleman Highline Phase IV Whole Loan and 26 Broadway Whole Loan (i) there is no asset representations reviewer under the related Non-Serviced PSA and (ii) there is no certificateholder-directed dispute resolution procedures similar to those described under “—Dispute Resolution Provisions” with respect to the Companion Loan(s) securitized under the related Non-Serviced PSA.

●	The provisions of the related Non-Serviced PSA will also vary from the PSA with respect to one or more of the following: timing, control or consultation triggers or thresholds, terminology, allocation of ministerial duties between multiple servicers or other service providers or certificateholder or investor voting or consent thresholds, master servicer and special servicer termination events, rating requirements for accounts and permitted investments, eligibility requirements applicable to servicers and other service providers, and the circumstances under which approvals, consents, consultation, notices or rating agency confirmations may be required.

The master servicer, the special servicer, the certificate administrator and the trustee under the PSA have no obligation or authority to (a) supervise any related Non-Serviced Master Servicer, Non-Serviced Special Servicer, Non-Serviced Certificate Administrator or Non-Serviced Trustee or (b) make servicing advances with respect to any Non-Serviced Whole Loan. The obligation of the master servicer to provide information and collections and make P&I Advances to the certificate administrator for the benefit of the Certificateholders with respect to each Non-Serviced Mortgage Loan is dependent on its receipt of the corresponding information and/or collections from the applicable Non-Serviced Master Servicer or Non-Serviced Special Servicer.

Prospective investors are encouraged to review the full provisions of each of the Non-Serviced PSAs, which, if available, can be obtained by requesting copies from the underwriters.

Servicing of The Summit Mortgage Loan

The Summit Mortgage Loan (6.3%) is being serviced pursuant to the SUMIT 2022-BVUE trust and servicing agreement. The servicing terms of the SUMIT 2022-BVUE trust and servicing agreement are similar in all material respects to the servicing terms of the PSA applicable to the Serviced Whole Loans;

however, the servicing arrangements under such agreements will differ in certain respects, including as set forth above under “—General” (unless otherwise addressed below) and the following:

●	The related Non-Serviced Master Servicer under the SUMIT 2022-BVUE trust and servicing agreement earns a primary servicing fee with respect to The Summit Mortgage Loan equal to 0.02500% per annum.

●	Upon The Summit Mortgage Loan becoming a specially serviced loan under SUMIT 2022-BVUE trust and servicing agreement, the related Non-Serviced Special Servicer under SUMIT 2022-BVUE trust and servicing agreement will earn a special servicing fee payable monthly with respect to the Mortgage Loan accruing at a rate equal to 0.25000%.

●	The related Non-Serviced Special Servicer under SUMIT 2022-BVUE trust and servicing agreement will be entitled to a workout fee determined, with respect to each applicable principal and interest collection, at a workout fee rate equal to 0.50000%.

●	The related Non-Serviced Special Servicer under SUMIT 2022-BVUE trust and servicing agreement will be entitled to a liquidation fee determined, with respect to the applicable liquidation proceeds, at a liquidation fee rate equal to 0.50000%.

See also “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced A/B Whole Loans—The Summit Whole Loan” in this prospectus.

Servicing of the Coleman Highline Phase IV Mortgage Loan

The Coleman Highline Phase IV Mortgage Loan (6.1%) is being serviced pursuant to the COLEM 2022-HLNE trust and servicing agreement. The servicing terms of the COLEM 2022-HLNE trust and servicing agreement are similar in all material respects to the servicing terms of the PSA applicable to the Serviced Whole Loans; however, the servicing arrangements under such agreements will differ in certain respects, including as set forth above under “—General” (unless otherwise addressed below) and the following:

●	The related Non-Serviced Master Servicer under the COLEM 2022-HLNE trust and servicing agreement earns a primary servicing fee with respect to the Coleman Highline Phase IV Mortgage Loan equal to 0.01200% per annum.

●	Upon the Coleman Highline Phase IV Mortgage Loan becoming a specially serviced loan under the COLEM 2022-HLNE trust and servicing agreement, the related Non-Serviced Special Servicer under the COLEM 2022-HLNE trust and servicing agreement will earn a special servicing fee payable monthly with respect to the Mortgage Loan accruing at a rate equal to 0.25000%.

●	The related Non-Serviced Special Servicer under the COLEM 2022-HLNE trust and servicing agreement will be entitled to a workout fee determined, with respect to each applicable principal and interest collection, at a workout fee rate equal to 0.50000%.

●	The related Non-Serviced Special Servicer under the COLEM 2022-HLNE trust and servicing agreement will be entitled to a liquidation fee determined, with respect to the applicable liquidation proceeds, at a liquidation fee rate equal to 0.50000%.

See also “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced A/B Whole Loans—The Coleman Highline Phase IV Whole Loan” in this prospectus.

Servicing of the 26 Broadway Mortgage Loan

The 26 Broadway Mortgage Loan (3.3%) is being serviced pursuant to the BWAY 2022-26BW trust and servicing agreement. The servicing terms of the BWAY 2022-26BW trust and servicing agreement are similar in all material respects to the servicing terms of the PSA applicable to the Serviced Whole Loans; however, the servicing arrangements under such agreements will differ in certain respects, including as set forth above under “—General” (unless otherwise addressed below) and the following:

●	The related Non-Serviced Master Servicer under the BWAY 2022-26BW trust and servicing agreement earns a primary servicing fee with respect to the 26 Broadway Mortgage Loan equal to 0.0225% per annum.

●	Upon the 26 Broadway Mortgage Loan becoming a specially serviced loan under the BWAY 2022-26BW trust and servicing agreement, the related Non-Serviced Special Servicer under the BWAY 2022-26BW trust and servicing agreement will earn a special servicing fee payable monthly with respect to the Mortgage Loan accruing at a rate equal to 0.25%.

●	The related Non-Serviced Special Servicer under the BWAY 2022-26BW trust and servicing agreement will be entitled to a workout fee determined, with respect to each applicable principal and interest collection, at a workout fee rate equal to 0.50%.

●	The related Non-Serviced Special Servicer under the BWAY 2022-26BW trust and servicing agreement will be entitled to a liquidation fee determined, with respect to the applicable liquidation proceeds, at a liquidation fee rate equal to 0.50%.

See also “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced A/B Whole Loans—The 26 Broadway Whole Loan” in this prospectus.

Servicing of the Meadowood Mall Mortgage Loan

The Meadowood Mall Mortgage Loan (1.7%) is being serviced pursuant to the WFCM 2022-C61 pooling and servicing agreement. The servicing terms of the WFCM 2022-C61 pooling and servicing agreement are similar in all material respects to the servicing terms of the PSA applicable to the Serviced Whole Loans; however, the servicing arrangements under such agreements will differ in certain respects, including as set forth above under “—General” (unless otherwise addressed below) and the following:

●	The related Non-Serviced Master Servicer under the WFCM 2022-C61 pooling and servicing agreement earns a primary servicing fee with respect to the Meadowood Mall Mortgage Loan equal to 0.00250% per annum.

●	Upon the Meadowood Mall Mortgage Loan becoming a specially serviced loan under the WFCM 2022-C61 pooling and servicing agreement, the related Non-Serviced Special Servicer under the WFCM 2022-C61 pooling and servicing agreement will earn a special servicing fee payable monthly with respect to the Mortgage Loan accruing at a rate equal to 0.25000%.

●	The related Non-Serviced Special Servicer under the WFCM 2022-C61 pooling and servicing agreement will be entitled to a workout fee determined, with respect to each applicable principal and interest collection, at a workout fee rate equal to 1.00000%.

●	The related Non-Serviced Special Servicer under the WFCM 2022-C61 pooling and servicing agreement will be entitled to a liquidation fee determined, with respect to the applicable liquidation proceeds, at a liquidation fee rate equal to 1.00000%.

See also “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced A/B Whole Loans—The Meadowood Mall Whole Loan” in this prospectus.

Rating Agency Confirmations

The PSA will provide that, notwithstanding the terms of the related Mortgage Loan documents or other provisions of the PSA, if any action under such Mortgage Loan documents or the PSA requires a Rating Agency Confirmation from each of the Rating Agencies as a condition precedent to such action, if the party (the “Requesting Party”) attempting and/or required to obtain such Rating Agency Confirmations has made a request to any Rating Agency for such Rating Agency Confirmation and, within 10 business days of such request being posted to the 17g-5 Information Provider’s website, such Rating Agency has not replied to such request or has responded in a manner that indicates that such Rating Agency is neither reviewing such request nor waiving the requirement for Rating Agency Confirmation, then such Requesting Party will be required to confirm (through direct communication and not by posting any confirmation on the 17g-5 Information Provider’s website) that the applicable Rating Agency has received the Rating Agency Confirmation request, and, if it has not, promptly request the related Rating Agency Confirmation again (which may be through direct communication). The circumstances described in the preceding sentence are referred to in this prospectus as a “RAC No-Response Scenario”.

If there is no response to either such Rating Agency Confirmation request within 5 business days of such second request in a RAC No-Response Scenario or if such Rating Agency has responded in a manner that indicates such Rating Agency is neither reviewing such request nor waiving the requirement for Rating Agency Confirmation, then (x) with respect to any condition in any Mortgage Loan document requiring such Rating Agency Confirmation, or with respect to any other matter under the PSA relating to the servicing of the Mortgage Loans (other than as set forth in clause (y) below), the requirement to obtain a Rating Agency Confirmation will be deemed not to apply (as if such requirement did not exist) with respect to such Rating Agency, and the master servicer or the special servicer, as the case may be, may then take such action if the master servicer or the special servicer, as applicable, confirms its original determination (made prior to making such request) that taking the action with respect to which it requested the Rating Agency Confirmation would still be consistent with the Servicing Standard, and (y) with respect to a replacement of the master servicer or special servicer, such condition will be deemed not to apply (as if such requirement did not exist) if (i) the replacement master servicer or special servicer is listed on S&P’s Select Servicer List as a “U.S. Commercial Mortgage Master Servicer” or “U.S. Commercial Mortgage Special Servicer,” as applicable, if S&P is the non-responding Rating Agency, (ii) the applicable replacement master servicer or special servicer is rated at least “CMS3” (in the case of the master servicer) or “CSS3” (in the case of the special servicer), if Fitch is the non-responding Rating Agency or (iii) KBRA has not publicly cited servicing concerns with respect to the applicable replacement master servicer or special servicer as the sole or a material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in any other commercial mortgage-backed securitization transaction serviced by such master servicer or special servicer prior to the time of determination, if KBRA is the non-responding Rating Agency. Promptly following the master servicer’s or special servicer’s determination to take any action discussed above following any requirement to obtain Rating Agency Confirmation being deemed not to apply (as if such requirement did not exist) as described in clause (x) above, the master servicer or special servicer will be required to provide electronic written notice to the 17g-5 Information Provider, who will promptly post such notice to the 17g-5 Information Provider’s website pursuant to the PSA, of the action taken.

For all other matters or actions not specifically discussed above as to which a Rating Agency Confirmation is required, the applicable Requesting Party will be required to obtain a Rating Agency Confirmation from each of the Rating Agencies. In the event an action otherwise requires a Rating Agency Confirmation from each of the Rating Agencies, in absence of such Rating Agency Confirmation, we cannot assure you that any Rating Agency will not downgrade, qualify or withdraw its ratings as a result of any such action taken by the master servicer or the special servicer in accordance with the procedures discussed above.

As used above, “Rating Agency Confirmation” means, with respect to any matter, confirmation in writing (which may be in electronic form) by each applicable Rating Agency that a proposed action, failure to act or other event specified in this prospectus will not, in and of itself, result in the downgrade, withdrawal or qualification of the then-current rating assigned to any class of certificates (if then rated by the Rating Agency); provided that a written waiver or acknowledgment from the Rating Agency indicating its decision not to review the matter for which the Rating Agency Confirmation is sought will be deemed to satisfy the requirement for the Rating Agency Confirmation from the Rating Agency with respect to such matter. The “Rating Agencies” mean S&P Global Ratings, acting through Standard & Poor’s Financial Services LLC (“S&P”), Fitch Ratings, Inc. (“Fitch”) and Kroll Bond Rating Agency, LLC (“KBRA”).

Any Rating Agency Confirmation requests made by the master servicer, the special servicer, the certificate administrator, or the trustee, as applicable, pursuant to the PSA, will be required to be made in writing, which writing must contain a cover page indicating the nature of the Rating Agency Confirmation request, and must contain all back-up material necessary for the Rating Agency to process such request. Such written Rating Agency Confirmation requests must be provided in electronic format to the 17g-5 Information Provider (who will be required to post such request on the 17g-5 Information Provider’s website in accordance with the PSA).

The master servicer, the special servicer, the certificate administrator and the trustee will be permitted (but not obligated) to orally communicate with the Rating Agencies regarding any of the Mortgage Loan documents or any matter related to the Mortgage Loans, the related Mortgaged Properties, the related borrowers or any other matters relating to the PSA or any related Intercreditor Agreement; provided that such party summarizes the information provided to the Rating Agencies in such communication in writing and provides the 17g-5 Information Provider with such written summary the same day such communication takes place; provided, further, that the summary of such oral communications will not identify with which Rating Agency the communication was. The 17g-5 Information Provider will be required to post such written summary on the 17g-5 Information Provider’s website in accordance with the provisions of the PSA. All other information required to be delivered to the Rating Agencies pursuant to the PSA or requested by the Rating Agencies, will first be provided in electronic format to the 17g-5 Information Provider, who will be required to post such information to the 17g-5 Information Provider’s website in accordance with the PSA. The operating advisor will have no obligation or authority to communicate directly with the Rating Agencies, but may deliver required information to the Rating Agencies to the extent set forth in this prospectus.

The PSA will provide that the PSA may be amended to change the procedures regarding compliance with Rule 17g-5 without any Certificateholder or RR Interest Owner consent; provided that notice of any such amendment must be provided to the 17g-5 Information Provider (who will post such notice to the 17g-5 Information Provider’s website) and to the certificate administrator (which will post such report to the certificate administrator’s website).

To the extent required under the PSA, in the event a rating agency confirmation is required by the applicable rating agencies that any action under any Mortgage Loan documents or the PSA will not result in the downgrade, withdrawal or qualification of any such rating agency’s then-current ratings of any Serviced Pari Passu Companion Loan Securities, then such rating agency confirmation may be considered satisfied in the same manner as described above with respect to any Rating Agency Confirmation from a Rating Agency.

Evidence as to Compliance

The master servicer, the special servicer (regardless of whether the special servicer has commenced special servicing of a Mortgage Loan), the custodian, the trustee (provided, however, that the trustee will not be required to deliver an assessment of compliance with respect to any period during which there was no relevant servicing criteria applicable to it) and the certificate administrator will be required to furnish (and each such party will be required, with respect to each servicing function participant with which it has entered into a servicing relationship with respect to the Mortgage Loans, to cause (or, in the case of a sub-servicer that is also a servicing function participant that a mortgage loan seller requires the master servicer to retain, to use commercially reasonable efforts to cause) such servicing function participant to furnish), to the depositor, the certificate administrator, the trustee and the 17g-5 Information Provider, an officer’s certificate of the officer responsible for the servicing activities of such party stating, among other things, that (i) a review of that party’s activities during the preceding calendar year or portion of that year and of performance under the PSA or any sub-servicing agreement in the case of an additional master servicer or special servicer, as applicable, has been made under such officer’s supervision and (ii) to the best of such officer’s knowledge, based on the review, such party has fulfilled all of its obligations under the PSA or the sub-servicing agreement in the case of an additional master servicer or special servicer, as applicable, in all material respects throughout the preceding calendar year or portion of such year, or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status of the failure.

In addition, the master servicer, the special servicer (regardless of whether the special servicer has commenced special servicing of any Mortgage Loan), the trustee (but only if an advance was made by the trustee in the calendar year), the custodian, the certificate administrator and the operating advisor, each at its own expense, will be required to furnish (and each such party will be required, with respect to each servicing function participant with which it has entered into a servicing relationship with respect to the Mortgage Loans, to cause (or, in the case of a sub-servicer that is also a servicing function participant that a mortgage loan seller requires the master servicer to retain, to use commercially reasonable efforts to cause) such servicing function participant to furnish) to the trustee, the certificate administrator, the 17g-5 Information Provider and the depositor (and, with respect to the special servicer, also to the operating advisor) a report (an “Assessment of Compliance”) assessing compliance by that party with the servicing criteria set forth in Item 1122(d) of Regulation AB (as described below) under the Securities Act of 1933, as amended (the “Securities Act”) that contains the following:

●	a statement of the party’s responsibility for assessing compliance with the servicing criteria set forth in Item 1122 of Regulation AB applicable to it;

●	a statement that the party used the criteria in Item 1122(d) of Regulation AB to assess compliance with the applicable servicing criteria;

●	the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the fiscal year, covered by the Form 10-K required to be filed pursuant to the PSA setting forth any material instance of noncompliance identified by the party, a discussion of each such failure and the nature and status of such failure; and

●	a statement that a registered public accounting firm has issued an attestation report (an “Attestation Report”) on the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the prior fiscal year.

Each party that is required to deliver an Assessment of Compliance will also be required to simultaneously deliver an Attestation Report of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the public company accounting oversight board, that expresses an opinion, or states that an opinion cannot be expressed (and the reasons for this), concerning the party’s assessment of compliance with the applicable servicing criteria set forth in Item 1122(d) of Regulation AB.

With respect to each Non-Serviced Whole Loan, each of the Non-Serviced Master Servicer, the Non-Serviced Special Servicer, the Non-Serviced Trustee and the Non-Serviced Certificate Administrator will have obligations under the related Non-Serviced PSA similar to those described above.

“Regulation AB” means subpart 229.1100 – Asset Backed Securities (Regulation AB), 17 C.F.R. §§ 229.1100–229.1125, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the SEC or by the staff of the SEC, or as may be provided by the SEC or its staff from time to time.

Limitation on Rights of Certificateholders and the RR Interest Owner to Institute a Proceeding

Other than with respect to any rights to deliver a Certificateholder Repurchase Request and exercise the rights described under “—Dispute Resolution Provisions”, no Certificateholder or RR Interest Owner will have any right under the PSA to institute any proceeding with respect to the PSA or with respect to the certificates or the RR Interest, unless the holder previously has given to the trustee and the certificate administrator written notice of default and the continuance of the default and unless (except in the case of a default by the trustee) the holders of certificates of any class evidencing not less than 25% of the aggregate Percentage Interests constituting the class have made written request upon the trustee to institute a proceeding in its own name (as trustee) and have offered to the trustee reasonable indemnity satisfactory to it, and the trustee for 60 days after receipt of the request and indemnity has neglected or refused to institute the proceeding. However, the trustee will be under no obligation to exercise any of the trusts or powers vested in it by the PSA or the certificates or the RR Interest or to institute, conduct or defend any related litigation at the request, order or direction of any of the Certificateholders or the RR Interest Owner, unless the Certificateholders or the RR Interest Owner have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred as a result.

Each Certificateholder will be deemed under the PSA to have expressly covenanted with every other Certificateholder and the trustee, that no one or more Certificateholders will have any right in any manner whatsoever by virtue of any provision of the PSA or the certificates to affect, disturb or prejudice the rights of the holders of any other certificates, or to obtain or seek to obtain priority over or preference to any other Certificateholder, or to enforce any right under the PSA or the certificates, except in the manner provided in the PSA or the certificates and for the equal, ratable and common benefit of all Certificateholders.

Termination; Retirement of Certificates

The obligations created by the PSA will terminate upon payment (or provision for payment) to all Certificateholders and the RR Interest Owner of all amounts held by the certificate administrator on behalf of the trustee and required to be paid on the Distribution Date following the earlier of (1) the final payment (or related Advance) or other liquidation of the last Mortgage Loan and REO Property (as applicable) subject to the PSA, (2) the voluntary exchange of all the then-outstanding certificates (other than the Class S and Class R certificates) and the RR Interest and the payment or deemed payment by such exchanging party of the Termination Purchase Amount for the Mortgage Loans and REO Properties remaining in the issuing entity, of which (a) an amount equal to the product of (i) the Required Credit Risk Retention Percentage and (ii) the Termination Purchase Amount will be paid to the holders of the VRR Interest in exchange for the surrender of the VRR Interest, and (b) an amount equal to the product of (i) the Non-VRR Percentage and (ii) the Termination Purchase Amount will be deemed paid to the issuing entity and deemed distributed to the holder or holders described in clause (b) below in exchange for the then-outstanding Non-VRR Certificates (provided, however, that (a) the aggregate Certificate Balance of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class A-S, Class B, Class C, Class D and Class E certificates is reduced to zero, (b) there is only one holder (or multiple holders acting unanimously) of the then-outstanding certificates (other than the Class S and Class R certificates) and the RR Interest and (c) the master servicer consents to the exchange) or (3) the purchase or other liquidation of all of the assets of the issuing entity as described below by the holders of the Controlling Class, the special servicer, the master servicer or the holders of the Class R certificates, in that order of priority. Written notice of termination of the PSA will be given by the certificate administrator to each Certificateholder, each holder of a Serviced Companion Loan and the 17g-5 Information Provider (who will promptly post such notice to the 17g-5 Information Provider’s website). The final distribution will be made only upon surrender and cancellation of the certificates at the office of the certificate registrar or other location specified in the notice of termination.

The holders of the Controlling Class, the special servicer, the master servicer and the holders of the Class R certificates (in that order) will have the right to purchase all of the assets of the issuing entity. This purchase of all the Mortgage Loans and other assets in the issuing entity is required to be made at a price equal to (a) the Termination Purchase Amount, plus (b)  the reasonable out-of-pocket expenses of the master servicer and the special servicer related to such purchase, unless the master servicer or the special servicer, as applicable, is the purchaser less (c) solely in the case where the master servicer is exercising such purchase right, the aggregate amount of unreimbursed Advances and unpaid Servicing Fees remaining outstanding and payable solely to the master servicer (which items will be deemed to have been paid or reimbursed to the master servicer in connection with such purchase). This purchase will effect early retirement of the then-outstanding certificates, but the rights of the holders of the Controlling Class, the special servicer, the master servicer or the holders of the Class R certificates to effect the termination is subject to the requirements that the then aggregate Stated Principal Balance of the pool of Mortgage Loans be less than 1.0% of the Initial Pool Balance. The voluntary exchange of certificates (other than the Class S and Class R certificates), for the remaining Mortgage Loans is not subject to the above described percentage limits but is limited to each such class of outstanding certificates being held by one Certificateholder (or group of Certificateholders acting unanimously) who must voluntarily participate.

The “Termination Purchase Amount” will equal the sum of (1) the aggregate Purchase Price of all the Mortgage Loans (exclusive of REO Loans) then included in the issuing entity, (2) the Appraised Value (which fair market value for any REO Property may be less than the Purchase Price for the corresponding REO Loan) of the issuing entity’s portion of each REO Property, if any, then included in the issuing entity (such appraisals in clause (2) to be conducted by an independent MAI-designated appraiser selected by the special servicer and approved by the master servicer and the Controlling Class) (prior to the occurrence and continuance of a Control Termination Event, with respect to the Controlling Class approval) and (3)  if a Mortgaged Property secures a Non-Serviced Mortgage Loan and is an “REO property” under the terms of the related Non-Serviced PSA, the pro rata portion of the fair market value of the related Mortgaged Property, as determined by the related Non-Serviced Master Servicer in accordance with clauses (2) and (3) above.

On the applicable Distribution Date, the aggregate amount paid by the holders of the Controlling Class, the special servicer, the master servicer or the holders of the Class R certificates, as the case may be, for the Mortgage Loans and other applicable assets in the issuing entity, together with all other amounts on deposit in the Collection Account and not otherwise payable to a person other than the Certificateholders and the RR Interest Owner, will be applied generally as described above under “Description of the Certificates—Distributions—Priority of Distributions”.

Amendment

The PSA may be amended by the parties to the PSA, without the consent of any of the Certificateholders, the RR Interest Owner or holders of any Companion Loan:

(a)       to correct any defect or ambiguity in the PSA;

(b)       to cause the provisions in the PSA to conform or be consistent with or in furtherance of the statements made in the prospectus (or in an offering document for any related non-offered certificates) with respect to the certificates, the RR Interest, the issuing entity or the PSA or to correct or supplement any of its provisions which may be defective or inconsistent with any other provisions in the PSA or to correct any error;

(c)       to change the timing and/or nature of deposits in the Collection Account, the Distribution Accounts or any REO Account, provided that (A) the P&I Advance Date will in no event be later than the business day prior to the related Distribution Date and (B) the change would not adversely affect in any material respect the interests of any Certificateholder or the RR Interest Owner, as evidenced in writing by an opinion of counsel at the expense of the party requesting such amendment or as evidenced by a Rating Agency Confirmation from each of the Rating Agencies with respect to such amendment;

(d)       to modify, eliminate or add to any of its provisions to the extent as will be necessary to maintain the qualification of either Trust REMIC as a REMIC or the Grantor Trust as a grantor trust under the relevant provisions of the Code at all times that any certificate is outstanding, or to avoid or minimize the risk of imposition of any tax on the issuing entity, either Trust REMIC or the Grantor Trust; provided that the trustee and the certificate administrator have received an opinion of counsel (at the expense of the party requesting the amendment) to the effect that (1) the action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of imposition of any such tax and (2) the action will not adversely affect in any material respect the interests of any Certificateholder, the RR Interest Owner or holder of a Companion Loan;

(e)       to modify, eliminate or add to any of its provisions to restrict (or to remove any existing restrictions with respect to) the transfer of the Residual Certificates; provided that the depositor has determined that the amendment will not, as evidenced by an opinion of counsel, give rise to any tax with respect to the transfer of the Residual Certificates to a non-permitted transferee;

(f)        to revise or add any other provisions with respect to matters or questions arising under the PSA or any other change, provided that the required action will not adversely affect in any material respect the interests of any Certificateholder (including, for the avoidance of doubt, any holder of a Serviced Pari Passu Companion Loan not consenting to such revision or addition) or the RR Interest Owner as evidenced in writing by an opinion of counsel at the expense of the party requesting such amendment or as evidenced by a Rating Agency Confirmation from each of the Rating Agencies with respect to such amendment or supplement and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any Serviced Pari Passu Companion Loan Securities (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus);

(g)       to amend or supplement any provision of the PSA to the extent necessary to maintain the then-current ratings assigned to each class of Offered Certificates by each Rating Agency, as evidenced by a Rating Agency Confirmation from each of the Rating Agencies and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any Serviced Pari Passu Companion Loan Securities (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus); provided that such amendment or supplement would not adversely affect in any material respect the interests of any Certificateholder or the RR Interest Owner not consenting to such amendment or supplement, as evidenced by an opinion of counsel;

(h)       to modify the provisions of the PSA with respect to reimbursement of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts if (a) the depositor, the master servicer, the trustee and, (with respect to any Mortgage Loan other than an Excluded Loan as to the Directing Certificateholder and for so long as no Control Termination Event has occurred and is continuing) the Directing Certificateholder, determine that the commercial mortgage-backed securities industry standard for such provisions has changed, in order to conform to such industry standard, (b) such modification does not adversely affect the status of either Trust REMIC as a REMIC or the Grantor Trust as a grantor trust under the relevant provisions of the Code, as evidenced by an opinion of counsel and (c) a Rating Agency Confirmation from each Rating Agency and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any related Serviced Pari Passu Companion Loan Securities (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus) has been received;

(i)         to modify the procedures set forth in the PSA relating to compliance with Rule 17g-5, provided that the change would not adversely affect in any material respect the interests of any Certificateholder, as evidenced by (A) an opinion of counsel or (B) if any certificate is then rated, receipt of Rating Agency Confirmation from each Rating Agency rating such certificates; and provided, further, that the certificate administrator must give notice of any such amendment to the 17g-5 Information Provider for posting on the 17g-5 Information Provider’s website and the certificate administration must post such notice to its website;

(j)         to modify, eliminate or add to any of its provisions to such extent as will be necessary to comply with the requirements for use of Form SF-3 in registered offerings to the extent provided in 17 C.F.R. § 239.45(b)(1)(ii), (iii) or (iv); or

(k)       to modify, eliminate or add to any of its provisions (i) to such extent as will be necessary to comply with the requirements of the Credit Risk Retention Rules, as evidenced by an opinion of counsel or (ii) in the event the Credit Risk Retention Rules or any other regulations applicable to the risk retention requirements for this securitization transaction are amended or repealed, to the extent required to comply with any such amendment or to modify or eliminate the provision related to the risk retention requirements in the event of such repeal, upon the consent of the Retaining Sponsor, such consent not to be unreasonably withheld, conditioned or delayed.

The PSA may also be amended by the parties to the PSA with the consent of the RR Interest Owner (if affected by such amendment) and the holders of certificates of each class affected by such amendment evidencing, in the case of Certificateholders, a majority of the aggregate Percentage Interests constituting the class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the PSA or of modifying in any manner the rights of the holders of the certificates or the RR Interest Owner, except that the amendment may not directly (1) reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loans or Whole Loans that are required to be distributed on a certificate of any class or the RR Interest without the consent of the holder of such certificate or the RR Interest Owner or which are required to be distributed to a holder of a Companion Loan without the consent of such holder, (2) reduce the aforesaid percentage of certificates of any class the holders of which are required to consent to the amendment or remove the requirement to obtain consent of any holder of a Companion Loan, without the consent of the holders of all certificates of that class then-outstanding or such holder of the related Companion Loan, (3) adversely affect the Voting Rights of any class of certificates, without the consent of the holders of all certificates of that class then-outstanding, (4) change in any manner any defined term used in any MLPA or the obligations or rights of any mortgage loan seller under any MLPA or change any rights of any mortgage loan seller as a third-party beneficiary under the PSA without the consent of the related mortgage loan seller, or (5) amend the Servicing Standard without the consent of 100% of the holders of certificates and the RR Interest Owner or a Rating Agency Confirmation by each Rating Agency and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any Serviced Pari Passu Companion Loan Securities (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus).

Notwithstanding the foregoing, no amendment to the PSA may be made that changes in any manner the obligations or rights of any mortgage loan seller under any MLPA or the rights of any mortgage loan seller, including as a third-party beneficiary, under the PSA, without the consent of such mortgage loan seller. In addition, no amendment to the PSA may be made that changes any provisions specifically required to be included in the PSA by the related Intercreditor Agreement or that otherwise materially and adversely affects the holder of a Companion Loan without the consent of the holder of the related Companion Loan or that otherwise materially and adversely affects the RR Interest Owner without the RR Interest Owner’s consent.

Also, notwithstanding the foregoing, no party will be required to consent to any amendment to the PSA without the trustee, the certificate administrator, the master servicer, the special servicer, the asset representations reviewer and the operating advisor having first received an opinion of counsel (at the issuing entity’s expense) to the effect that the amendment does not conflict with the terms of the PSA, and that the amendment or the exercise of any power granted to the master servicer, the special servicer, the depositor, the certificate administrator, the trustee, the operating advisor, the asset representations reviewer or any other specified person in accordance with the amendment will not result in the imposition of a tax on any portion of the issuing entity or cause either Trust REMIC to fail to qualify as a REMIC or cause the Grantor Trust to fail to qualify as a grantor trust under the relevant provisions of the Code.

Resignation and Removal of the Trustee and the Certificate Administrator

Each of the trustee and the certificate administrator will at all times be, and will be required to resign if it fails to be, (i) a corporation, national bank, national banking association or a trust company, organized and doing business under the laws of any state or the United States of America, authorized under such laws to exercise corporate trust powers and to accept the trust conferred under the PSA, having a combined capital and surplus of at least $100,000,000 and subject to supervision or examination by federal or state authority and, in the case of the trustee, will not be an affiliate of the master servicer or special servicer (except during any period when the trustee is acting as, or has become successor to, the master servicer or special servicer, as the case may be), (ii) in the case of the trustee, an institution whose long-term senior unsecured debt is rated at least “BBB” by S&P, “A” by Fitch (or a short-term rating of “F1” by Fitch) and, if rated by KBRA, “BBB-” by KBRA (or if not rated by KBRA, then at least an equivalent rating by two other NRSROs, which may include S&P and Fitch), or such other rating with respect to which the Rating Agencies have provided a Rating Agency Confirmation, and (iii) an entity that is not on the depositor’s “prohibited party” list.

The trustee and the certificate administrator will be also permitted at any time to resign from their obligations and duties under the PSA by giving written notice (which notice will be posted to the certificate administrator’s website pursuant to the PSA) to the depositor, the master servicer, the special servicer, the trustee or the certificate administrator, as applicable, all Certificateholders, the RR Interest Owner, the operating advisor, the asset representations reviewer and the 17g-5 Information Provider (who will promptly post such notice to the 17g-5 Information Provider’s website). Upon receiving this notice of resignation, the depositor will be required to use its reasonable best efforts to promptly appoint a successor trustee or certificate administrator acceptable to the master servicer and, prior to the occurrence and continuance of a Control Termination Event, the Directing Certificateholder. If no successor trustee or certificate administrator has accepted an appointment within 90 days after the giving of notice of resignation, the resigning trustee or certificate administrator, as applicable, may petition any court of competent jurisdiction to appoint a successor trustee or certificate administrator, as applicable, and such petition will be an expense of the issuing entity.

If at any time the trustee or certificate administrator ceases to be eligible to continue as trustee or certificate administrator, as applicable, under the PSA, and fails to resign after written request therefor by the depositor or the master servicer, or if at any time the trustee or certificate administrator becomes incapable of acting, or if certain events of, or proceedings in respect of, bankruptcy or insolvency occur with respect to the trustee or certificate administrator, or if the trustee or certificate administrator fails to timely publish any report to be delivered, published, or otherwise made available by the certificate administrator pursuant to the PSA, and such failure continues unremedied for a period of 5 days, or if the certificate administrator fails to make distributions required pursuant to the PSA, the depositor will be authorized to remove the trustee or certificate administrator, as applicable, and appoint a successor trustee or certificate administrator acceptable to the master servicer. If no successor trustee or certificate administrator has accepted an appointment within 90 days after the giving of notice of removal, the removed trustee or certificate administrator, as applicable, may petition any court of competent jurisdiction to appoint a successor trustee or certificate administrator, as applicable, and such petition will be an expense of the issuing entity.

In addition, holders of the certificates entitled to at least 75% of the Voting Rights may upon 30 days’ prior written notice, with or without cause, remove the trustee or certificate administrator under the PSA and appoint a successor trustee or certificate administrator. In the event that holders of the certificates entitled to at least 75% of the Voting Rights elect to remove the trustee or certificate administrator without cause and appoint a successor, the successor trustee or certificate administrator, as applicable, will be responsible for all expenses necessary to effect the transfer of responsibilities from its predecessor.

Any resignation or removal of the trustee or certificate administrator and appointment of a successor trustee or certificate administrator will not become effective until (i) acceptance of appointment by the successor trustee or certificate administrator, as applicable, and (ii) the certificate administrator files any required Form 8-K. Further, the resigning trustee or certificate administrator, as the case may be, must pay all costs and expenses associated with the transfer of its duties.

The PSA will prohibit the appointment of the asset representations reviewer or one of its affiliates as successor to the trustee or certificate administrator.

Governing Law; Waiver of Jury Trial; and Consent to Jurisdiction

The PSA will be governed by the laws of the State of New York. Each party to the PSA will waive its respective right to a jury trial for any claim or cause of action based upon or arising out of or related to the PSA or certificates. Additionally, each party to the PSA will consent to the jurisdiction of any New York State and Federal courts sitting in New York City with respect to matters arising out of or related to the PSA.

Certain Legal Aspects of Mortgage Loans

The following discussion contains general summaries of certain legal aspects of mortgage loans secured by commercial and multifamily residential properties. Because such legal aspects are governed by applicable local law (which laws may differ substantially), the summaries do not purport to be complete, to reflect the laws of any particular jurisdiction, or to encompass the laws of all jurisdictions in which the security for the mortgage loans is situated.

New York. Fourteen (14) Mortgaged Properties (16.4%) are located in New York. Mortgage loans in New York are generally secured by mortgages on the related real estate. Foreclosure of a mortgage is accomplished in judicial proceedings. After an action for foreclosure is commenced, and if the lender secures a ruling that is entitled to foreclosure ordinarily by motion for summary judgment, the court then appoints a referee to compute the amount owed together with certain costs, expenses and legal fees of the action. The lender then moves to confirm the referee’s report and enter a final judgment of foreclosure and sale. Public notice of the foreclosure sale, including the amount of the judgment, is given for a statutory period of time, after which the mortgaged real estate is sold by a referee at public auction. There is no right of redemption after the foreclosure of sale. In certain circumstances, deficiency judgments may be obtained. Under mortgages containing a statutorily sanctioned covenant, the lender has a right to have a receiver appointed without notice and without regard to the adequacy of the mortgaged real estate as security for the amount owed.

California. Seven (7) Mortgaged Properties (14.8%) are located in California. Mortgage loans in California are generally secured by deeds of trust on the related real estate. Foreclosure of a deed of trust in California may be accomplished by a non-judicial trustee’s sale (so long as it is permitted under a specific provision in the deed of trust) or by judicial foreclosure, in each case subject to and in accordance with the applicable procedures and requirements of California law. Public notice of either the trustee’s sale or the judgment of foreclosure is given for a statutory period of time after which the mortgaged real estate may be sold by the trustee, if foreclosed pursuant to the trustee’s power of sale, or by court appointed sheriff under a judicial foreclosure. Following a judicial foreclosure sale, the borrower or its successor-in-interest may, for a period of up to one year, redeem the property; however, there is no redemption following a trustee’s power of sale. California’s “security first” and “one action” rules require the lender to complete foreclosure of all real estate provided as security under the deed of trust in a single action in an attempt to satisfy the full debt before bringing a personal action (if otherwise permitted) against the borrower for recovery of the debt, except in certain cases involving environmentally impaired real property where foreclosure of the real property is not required before making a claim under the indemnity. This restriction may apply to property which is not located in California if a single promissory note is secured by property located in California and other jurisdictions. California case law has held that acts such as (but not limited to) an offset of an unpledged account constitute violations of such statutes. Violations of such statutes may result in the loss of some or all of the security under the mortgage loan and a loss of the ability to sue for the debt. A sale by the trustee under the deed of trust does not constitute an “action” for purposes of the “one action rule”. Other statutory provisions in California limit any deficiency judgment (if otherwise permitted) against the borrower following a judicial foreclosure to the amount by which the indebtedness exceeds the fair value at the time of the public sale and in no event greater than the difference between the foreclosure sale price and the amount of the indebtedness. Further, under California law, once a property has been sold pursuant to a power of sale clause contained in a deed of trust (and in the case of certain types of purchase money acquisition financings, under all circumstances), the lender is precluded from seeking a deficiency judgment from the borrower or, under certain circumstances, guarantors.

On the other hand, under certain circumstances, California law permits separate and even contemporaneous actions against both the borrower (as to the enforcement of the interests in the collateral securing the loan) and any guarantors. California statutory provisions regarding assignments of rents and leases require that a lender whose loan is secured by such an assignment must exercise a remedy with respect to rents as authorized by statute in order to establish its right to receive the rents after an event of default. Among the remedies authorized by statute is the lender’s right to have a receiver appointed under certain circumstances.

General

Each mortgage loan will be evidenced by a promissory note and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related mortgaged property is located. Mortgages, deeds of trust and deeds to secure debt are in this prospectus collectively referred to as “mortgages”. A mortgage creates a lien upon, or grants a title interest in, the real property covered thereby, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on the terms of the mortgage and, in some cases, on the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property, the knowledge of the parties to the mortgage and, generally, the order of recordation of the mortgage in the appropriate public recording office. However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

Types of Mortgage Instruments

There are two parties to a mortgage: a mortgagor (the borrower and usually the owner of the applicable property) and a mortgagee (the lender). In contrast, a deed of trust is a three-party instrument, among a trustor (the equivalent of a borrower), a trustee to whom the real property is conveyed, and a beneficiary (the lender) for whose benefit the conveyance is made. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note. A deed to secure debt typically has two parties, pursuant to which the borrower, or grantor, conveys title to the real property to the grantee, or lender generally with a power of sale, until such time as the debt is repaid. In a case where the borrower is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower may execute a separate undertaking to make payments on the promissory note. The land trustee would not be personally liable for the promissory note obligation. The mortgagee’s authority under a mortgage, the trustee’s authority under a deed of trust and the grantee’s authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, certain federal laws and, in some deed of trust transactions, the directions of the beneficiary.

Leases and Rents

Mortgages that encumber income-producing property often contain an assignment of rents and leases, and/or may be accompanied by a separate assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower’s right, title and interest as landlord under each lease and the income derived from the lease, while (unless rents are to be paid directly to the lender) retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

In most states, hotel property and motel room rates are considered accounts receivable under the Uniform Commercial Code (“UCC”). In cases where hotel properties or motels constitute loan security, the revenues are generally pledged by the borrower as additional security for the loan. In general, the lender must file financing statements in order to perfect its security interest in the room revenues and must file continuation statements, generally every 5 years, to maintain perfection of such security interest. In certain cases, mortgage loans secured by hotel properties or motels may be included in the issuing entity even if the security interest in the room revenues was not perfected. Even if the lender’s security interest in room revenues is perfected under applicable nonbankruptcy law, it will generally be required to commence a foreclosure action or otherwise take possession of the property in order to enforce its rights to collect the room revenues following a default. In the bankruptcy setting, however, the lender will be stayed from enforcing its rights to collect room revenues, but those room revenues constitute “cash collateral” and therefore generally cannot be used by the bankruptcy debtor without a hearing or lender’s consent or unless the lender’s interest in the room revenues is given adequate protection (e.g., cash payment for otherwise encumbered funds or a replacement lien on unencumbered property, in either case in value equivalent to the amount of room revenues that the debtor proposes to use, or other similar relief). See “—Foreclosure—Bankruptcy Laws” below.

Personalty

In the case of certain types of mortgaged properties, such as hotel properties, motels, nursing homes and manufactured housing, personal property (to the extent owned by the borrower and not previously pledged) may constitute a significant portion of the property’s value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file UCC financing statements in order to perfect its security interest in that personal property, and must file continuation statements, generally every five years, to maintain that perfection. Certain mortgage loans secured in part by personal property may be included in the issuing entity even if the security interest in such personal property was not perfected.

Foreclosure

General

Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the promissory note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property at public auction to satisfy the indebtedness.

Foreclosure Procedures Vary from State to State

Two primary methods of foreclosing a mortgage are judicial foreclosure, involving court proceedings, and nonjudicial foreclosure pursuant to a power of sale granted in the mortgage instrument. Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes requires several years to complete.

See also “Risk Factors—Risks Relating to the Mortgage Loans—Risks Associated with One Action Rules”.

Judicial Foreclosure

A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender’s right to foreclose is contested, the legal proceedings can be time-consuming. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. Such sales are made in accordance with procedures that vary from state to state.

Equitable and Other Limitations on Enforceability of Certain Provisions

United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on such principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative actions to determine the cause of the borrower’s default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender’s and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose in the case of a nonmonetary default, such as a failure to adequately maintain the mortgaged property or an impermissible further encumbrance of the mortgaged property. Finally, some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

In addition, some states may have statutory protection such as the right of the borrower to reinstate a mortgage loan after commencement of foreclosure proceedings but prior to a foreclosure sale.

Nonjudicial Foreclosure/Power of Sale

In states permitting nonjudicial foreclosure proceedings, foreclosure of a deed of trust is generally accomplished by a nonjudicial trustee’s sale pursuant to a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a nonjudicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower and after notice of sale is given in accordance with the terms of the deed of trust and applicable state law. In some states, prior to such sale, the trustee under the deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The borrower or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without regard to the acceleration of the indebtedness), plus the lender’s expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

Public Sale

A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the exact status of title to the property (due to, among other things, redemption rights that may exist) and because of the possibility that physical deterioration of the mortgaged property may have occurred during the foreclosure proceedings. Potential buyers may also be reluctant to purchase mortgaged property at a foreclosure sale as a result of the 1980 decision of the United States Court of Appeals for the Fifth Circuit in Durrett v. Washington National Insurance Co., 621 F.2d 2001

(5th Cir. 1980) and other decisions that have followed its reasoning. The court in Durrett held that even a non-collusive, regularly conducted foreclosure sale was a fraudulent transfer under the Bankruptcy Code and, thus, could be rescinded in favor of the bankrupt’s estate, if (1) the foreclosure sale was held while the debtor was insolvent and not more than one year prior to the filing of the bankruptcy petition and (2) the price paid for the foreclosed property did not represent “fair consideration”, which is “reasonably equivalent value” under the Bankruptcy Code. Although the reasoning and result of Durrett in respect of the Bankruptcy Code was rejected by the United States Supreme Court in BFP v. Resolution Trust Corp., 511 U.S. 531 (1994), the case could nonetheless be persuasive to a court applying a state fraudulent conveyance law which has provisions similar to those construed in Durrett. Therefore, it is common for the lender to purchase the mortgaged property for an amount equal to the secured indebtedness and accrued and unpaid interest plus the expenses of foreclosure, in which event the borrower’s debt will be extinguished, or for a lesser amount in order to preserve its right to seek a deficiency judgment if such is available under state law and under the terms of the mortgage loan documents. Thereafter, subject to the borrower’s right in some states to remain in possession during a redemption period, the lender will become the owner of the property and have both the benefits and burdens of ownership, including the obligation to pay debt service on any senior mortgages, to pay taxes, to obtain casualty insurance and to make such repairs as are necessary to render the property suitable for sale. Frequently, the lender employs a third-party management company to manage and operate the property. The costs of operating and maintaining a property may be significant and may be greater than the income derived from that property. The costs of management and operation of those mortgaged properties which are hotels, motels, restaurants, nursing or convalescent homes, hospitals or casinos may be particularly significant because of the expertise, knowledge and, with respect to certain property types, regulatory compliance, required to run those operations and the effect which foreclosure and a change in ownership may have on the public’s and the industry’s, including franchisors’, perception of the quality of those operations. The lender also will commonly obtain the services of a real estate broker and pay the broker’s commission in connection with the sale or lease of the property. Depending upon market conditions, the ultimate proceeds of the sale of a property may not equal the lender’s investment in the property. Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings. Because of the expenses associated with acquiring, owning and selling a mortgaged property, a lender could realize an overall loss on a mortgage loan even if the mortgaged property is sold at foreclosure, or resold after it is acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest.

Furthermore, an increasing number of states require that any environmental contamination at certain types of properties be cleaned up before a property may be resold. In addition, a lender may be responsible under federal or state law for the cost of cleaning up a mortgaged property that is environmentally contaminated. See “—Environmental Considerations” below.

The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens, and may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a “due-on-sale” clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

Rights of Redemption

The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercise of their “equity of redemption”. The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

The equity of redemption is a common-law (nonstatutory) right which should be distinguished from post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee’s sale under a deed of trust.

Anti-Deficiency Legislation

Some or all of the mortgage loans are non-recourse loans, as to which recourse in the case of default will be limited to the mortgaged property and such other assets, if any, that were pledged to secure the mortgage loan. However, even if a mortgage loan by its terms provides for recourse to the borrower’s other assets, a lender’s ability to realize upon those assets may be limited by state law. For example, in some states a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust.

A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting that security; however, in some of those states, the lender, following judgment on that personal action, may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders in those states where such an election of remedy provision exists will usually proceed first against the security. Finally, other statutory provisions, designed to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale, limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale.

Leasehold Considerations

Mortgage loans may be secured by a mortgage on the borrower’s leasehold interest in a ground lease. Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower’s leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. This risk may be lessened if the ground lease requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them, permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, and contains certain other protective provisions typically included in a “mortgageable” ground lease. Certain mortgage loans, however, may be secured by ground leases which do not contain these provisions.

In addition, where a lender has as its security both the fee and leasehold interest in the same property, the grant of a mortgage lien on its fee interest by the land owner/ground lessor to secure the debt of a borrower/ground lessee may be subject to challenge as a fraudulent conveyance. Among other things, a legal challenge to the granting of the liens may focus on the benefits realized by the land owner/ground lessor from the loan. If a court concluded that the granting of the mortgage lien was an avoidable fraudulent conveyance, it might take actions detrimental to the holders of the offered certificates, including, under certain circumstances, invalidating the mortgage lien on the fee interest of the land owner/ground lessor.

Bankruptcy Laws

Operation of the Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to obtain payment of a loan, realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of the bankruptcy petition, and, usually, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences of a delay caused by an automatic stay can be significant. For example, the filing of a petition in bankruptcy by or on behalf of a junior mortgage lien holder may stay the senior lender from taking action to foreclose out such junior lien. At a minimum, the senior lender would suffer delay due to its need to seek bankruptcy court approval before taking any foreclosure or other action that could be deemed in violation of the automatic stay under the Bankruptcy Code.

Under the Bankruptcy Code, a bankruptcy trustee, or a borrower as debtor-in-possession, may under certain circumstances sell the related mortgaged property or other collateral free and clear of all liens, claims, encumbrances and interests, which liens would then attach to the proceeds of such sale, despite the provisions of the related mortgage or other security agreement to the contrary. Such a sale may be approved by a bankruptcy court even if the proceeds are insufficient to pay the secured debt in full.

Under the Bankruptcy Code, provided certain substantive and procedural safeguards for a lender are met, the amount and terms of a mortgage or other security agreement secured by property of a debtor may be modified under certain circumstances. Pursuant to a confirmed plan of reorganization, lien avoidance or claim objection proceeding, the secured claim arising from a loan secured by real property or other collateral may be reduced to the then-current value of the property (with a corresponding partial reduction of the amount of lender’s security interest), thus leaving the lender a secured creditor to the extent of the then-current value of the property and a general unsecured creditor for the difference between such value and the outstanding balance of the loan. Such general unsecured claims may be paid less than 100% of the amount of the debt or not at all, depending upon the circumstances. Other modifications may include the reduction in the amount of each scheduled payment, which reduction may result from a reduction in the rate of interest and/or the alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or an extension (or reduction) of the final maturity date. Some courts have approved bankruptcy plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years. Also, under the Bankruptcy Code, a bankruptcy court may permit a debtor through its plan of reorganization to reinstate the loan even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court prior to the filing of the debtor’s petition (provided that no sale of the property had yet occurred). This may be done even if the plan of reorganization does not provide for payment of the full amount due under the original loan. Thus, the full amount due under the original loan may never be repaid. Other types of significant modifications to the terms of mortgage loan may be acceptable to the bankruptcy court, such as making distributions to the mortgage holder of property other than cash, or the substitution of collateral which is the “indubitable equivalent” of the real property subject to the mortgage, or the subordination of the mortgage to liens securing new debt (provided that the lender’s secured claim is “adequately protected” as such term is defined and interpreted under the Bankruptcy Code), often depending on the particular facts and circumstances of the specific case.

Federal bankruptcy law may also interfere with or otherwise adversely affect the ability of a secured mortgage lender to enforce an assignment by a borrower of rents and leases (which “rents” may include revenues from hotels and other lodging facilities specified in the Bankruptcy Code) related to a mortgaged property if the related borrower is in a bankruptcy proceeding. Under the Bankruptcy Code, a lender may be stayed from enforcing the assignment, and the legal proceedings necessary to resolve the issue can be time consuming and may result in significant delays in the receipt of the rents. Rents (including applicable hotel and other lodging revenues) and leases may also escape such an assignment, among other things, (i) if the assignment is not fully perfected under state law prior to commencement of the bankruptcy proceeding, (ii) to the extent such rents and leases are used by the borrower to maintain the mortgaged property, or for other court authorized expenses, (iii) to the extent other collateral may be substituted for the rents and leases, (iv) to the extent the bankruptcy court determines that the lender is adequately protected, or (v) to the extent the court determines based on the equities of the case that the post-petition rents are not subject to the lender’s pre-petition security interest.

Under the Bankruptcy Code, a security interest in real property acquired before the commencement of the bankruptcy case does not extend to income received after the commencement of the bankruptcy case unless such income is a proceed, product or rent of such property. Therefore, to the extent a business conducted on the mortgaged property creates accounts receivable rather than rents or results from payments under a license rather than payments under a lease, a valid and perfected pre-bankruptcy lien on such accounts receivable or license income generally would not continue as to post-bankruptcy accounts receivable or license income.

The Bankruptcy Code provides that a lender’s perfected pre-petition security interest in leases, rents and hotel revenues continues in the post-petition leases, rents and hotel revenues, unless a bankruptcy court orders to the contrary “based on the equities of the case”. Thus, unless a court orders otherwise, revenues from a mortgaged property generated after the date the bankruptcy petition is filed will constitute “cash collateral” under the Bankruptcy Code. Debtors may only use cash collateral upon obtaining the lender’s consent or a prior court order finding that the lender’s interest in the mortgaged hotel, motel or other lodging property and the cash collateral is “adequately protected” as the term is defined and interpreted under the Bankruptcy Code. In addition to post-petition rents, any cash held by a lender in a lockbox or reserve account generally would also constitute “cash collateral” under the Bankruptcy Code. So long as the lender is adequately protected, a debtor’s use of cash collateral may be for its own benefit or for the benefit of any affiliated entity group that is also subject to bankruptcy proceedings, including use as collateral for new debt. It should be noted, however, that the court may find that the lender has no security interest in either pre-petition or post-petition revenues if the court finds that the loan documents do not contain language covering accounts, room rents, or other forms of personalty necessary for a security interest to attach to such revenues.

The Bankruptcy Code provides generally that rights and obligations under an unexpired lease of the debtor/lessee may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely because of a provision in the lease providing for the termination or modification of such rights or obligations upon the filing of a bankruptcy petition or the occurrence of certain other similar events. This prohibition on so-called “ipso facto” clauses could limit the ability of a lender to exercise certain contractual remedies with respect to the leases on any mortgaged property. In addition, section 362 of the Bankruptcy Code operates as an automatic stay of, among other things, any act to obtain possession of property from a debtor’s estate, which may delay a lender’s exercise of those remedies, including foreclosure, in the event that a lessee becomes the subject of a proceeding under the Bankruptcy Code. Thus, the filing of a petition in bankruptcy by or on behalf of a lessee of a mortgaged property would result in a stay against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the related lease that occurred prior to the filing of the lessee’s petition. While relief from the automatic stay to enforce remedies may be requested by a creditor and granted by the bankruptcy court in certain circumstances, it can be denied for a number of reasons, including where “cause” has not been shown or the collateral is “necessary to an effective reorganization” for the debtor, and if a debtor’s case has been administratively consolidated with those of its affiliates, the court may also consider whether the property is “necessary to an effective reorganization” of the debtor and its affiliates, taken as a whole.

The Bankruptcy Code generally provides that a trustee in bankruptcy or debtor-in-possession may, with respect to an unexpired lease of non-residential real property under which the debtor is a lessee, before the earlier of (i) 210 days after the filing of a bankruptcy case or (ii) the entry of an order confirming a plan, subject to approval of the court, (a) assume the lease and retain it or assign it to a third party or (b) reject the lease. If the trustee or debtor-in-possession fails to assume or reject the lease within the time specified in the preceding sentence, subject to any extensions by the bankruptcy court, the lease will be deemed rejected and the property will be surrendered to the lessor. The bankruptcy court may for cause shown extend the 210-day period up to 90 days for a total of 300 days. If the lease is assumed, the trustee in bankruptcy on behalf of the lessee, or the lessee as debtor-in-possession, or the assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with “adequate assurance” of future performance. These remedies may be insufficient, however, as the lessor may be forced to continue under the lease with a lessee that is a poor credit risk or an unfamiliar tenant (if the lease was assigned), and any assurances provided to the lessor may, in fact, be inadequate. If the lease is rejected, the rejection generally constitutes a breach of the executory contract or unexpired lease as of the date immediately preceding the filing date of the bankruptcy petition. As a consequence, the other party or parties to the lease, such as the borrower, as lessor under a lease, generally would have only an unsecured claim against the debtor, as lessee, for damages resulting from the breach, which could adversely affect the security for the related mortgage loan. In addition, under the Bankruptcy Code, a lease rejection damages claim is limited to the “(a) rent reserved by the lease, without acceleration, for the greater of one year, or 15 percent, not to exceed 3 years, of the remaining term of such lease, following the earlier of the date of the bankruptcy petition and the date on which the lessor regained possession of the real property, (b) plus any unpaid rent due under such lease, without acceleration, on the earlier of such dates”.

If a trustee in bankruptcy on behalf of a lessor, or a lessor as debtor-in-possession, rejects an unexpired lease of real property, the lessee may treat the lease as terminated by the rejection or, in the alternative, the lessee may remain in possession of the leasehold for the balance of the term and for any renewal or extension of the term that is enforceable by the lessee under applicable non-bankruptcy law. The Bankruptcy Code provides that if a lessee elects to remain in possession after a rejection of a lease, the lessee may offset against rents reserved under the lease for the balance of the term after the date of rejection of the lease, and the related renewal or extension of the lease, any damages occurring after that date caused by the nonperformance of any obligation of the lessor under the lease after that date.

Similarly, there is risk associated with a borrower ground lessee or ground lessor becoming a debtor in a proceeding under the Bankruptcy Code. In general, upon the bankruptcy of a lessor or a lessee under a lease of nonresidential real property, including a ground lease, that has not been terminated prior to the bankruptcy filing date, the debtor entity has the statutory right to assume or reject the lease. Given that the Bankruptcy Code generally invalidates clauses that terminate contracts automatically upon the filing by one of the parties of a bankruptcy petition or that are conditioned on a party’s insolvency, following the filing of a bankruptcy petition, a debtor would ordinarily be required to perform its obligations under such lease until the debtor decides whether to assume or reject the lease. The Bankruptcy Code provides certain additional protections with respect to non-residential real property leases, such as establishing a specific timeframe in which a debtor must determine whether to assume or reject the lease. Additionally, the Bankruptcy Code requires a debtor lessee to timely perform any obligations under a non-residential real property lease arising after the petition date, until the debtor determines whether to assume or reject the lease. The bankruptcy court may defer the time for the debtor lessee to perform under the lease until 60 days following the petition date for cause shown. Even if the agreements were terminated prior to bankruptcy, a bankruptcy court may determine that the agreement was improperly terminated and therefore remains part of the debtor’s bankruptcy estate. The debtor also can seek bankruptcy court approval to assume and assign the lease to a third party, and to modify the lease in connection with such assignment. In order to assume the lease, the debtor or assignee generally will have to cure outstanding defaults and provide “adequate assurance of future performance” in addition to satisfying other requirements imposed under the Bankruptcy Code. Under the Bankruptcy Code, subject to certain exceptions, once a lease is rejected by a debtor lessee, it is deemed breached, and the non-debtor lessor will have a claim for lease rejection damages, as described above.

If the ground lessor files for bankruptcy, it may wait until the confirmation of its plan of reorganization to determine whether to reject the ground lease. On request of any party to the lease, the bankruptcy court may order the debtor to determine within a specific period of time whether to assume or reject the lease or to comply with the terms of the lease pending its decision to assume or reject. In the event of rejection, the non-debtor lessee will have the right to treat the lease as terminated by virtue of its terms, applicable nonbankruptcy law, or any agreement made by the lessee. The non-debtor lessee may also, if the lease term has begun, retain its rights under the lease, including its rights to remain in possession of the leased premises under the rent reserved in the lease for the balance of the term of the lease

(including renewals). The term “lessee” includes any “successor, assign or mortgagee permitted under the terms of such lease”. If, pre-petition, the ground lessor had specifically granted the leasehold mortgagee such right, the leasehold mortgagee may have the right to succeed to the lessee/borrower’s position under the lease.

In the event of concurrent bankruptcy proceedings involving the ground lessor and the lessee/borrower, actions by creditors against the lessee/borrower debtor would be subject to the automatic stay, and a lender may be unable to enforce both the bankrupt lessee/borrower’s pre-petition agreement to refuse to treat a ground lease rejected by a bankrupt lessor as terminated and any agreement by the ground lessor to grant the lender a new lease upon such termination. In such circumstances, a lease could be terminated notwithstanding lender protection provisions contained in that lease or in the mortgage. A lender could lose its security unless the lender holds a fee mortgage or the bankruptcy court, as a court of equity, allows the mortgagee to assume the ground lessee’s obligations under the ground lease and succeed to the ground lessee’s position. Although consistent with the Bankruptcy Code, such position may not be adopted by the bankruptcy court.

Further, in an appellate decision by the United States Court of Appeals for the Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d 537 (7th Cir, 2003)), the court ruled with respect to an unrecorded lease of real property that where a sale of leased property occurs under the Bankruptcy Code upon the bankruptcy of a landlord, that sale terminates a lessee’s possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to the Bankruptcy Code, a lessee may request the bankruptcy court to prohibit or condition the sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that, at least where a memorandum of lease had not been recorded, this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. As a result, we cannot assure you that, in the event of a sale of leased property pursuant to the Bankruptcy Code, the lessee would be able to maintain possession of the property under the ground lease. In addition, we cannot assure you that a leasehold mortgagor and/or a leasehold mortgagee (to the extent it has standing to intervene) would be able to recover the full value of the leasehold interest in bankruptcy court.

Because of the possible termination of the related ground lease, whether arising from a bankruptcy, the expiration of a lease term or an uncured defect under the related ground lease, lending on a leasehold interest in a real property is riskier than lending on the fee interest in the property.

Although the borrowers under the Mortgage Loans may be special purpose entities, special purpose entities can become debtors in bankruptcy under various circumstances. For example, in the bankruptcy case of General Growth Properties, notwithstanding that such subsidiaries were special purpose entities with independent directors, numerous property-level, special purpose subsidiaries were filed for bankruptcy protection by their parent entity. Nonetheless, the United States Bankruptcy Court for the Southern District of New York denied various lenders’ motions to dismiss the special purpose entity subsidiaries’ cases as bad faith filings. In denying the motions, the bankruptcy court stated that the fundamental and bargained for creditor protections embedded in the special purpose entity structures at the property level would remain in place during the pendency of the chapter 11 cases. Those protections included adequate protection of the lenders’ interest in their collateral and protection against the substantive consolidation of the property-level debtors with any other entities.

The moving lenders in the General Growth Properties case had argued that the 20 property-level bankruptcy filings were premature and improperly sought to restructure the debt of solvent entities for the benefit of equity holders. However, the Bankruptcy Code does not require that a voluntary debtor be insolvent or unable to pay its debts currently in order to be eligible for relief and generally a bankruptcy petition will not be dismissed for bad faith if the debtor has a legitimate rehabilitation objective. Accordingly, after finding that the relevant debtors were experiencing varying degrees of financial distress due to factors such as cross defaults, a need to refinance in the near term (i.e., within 1 to 4 years), and other considerations, the bankruptcy court noted that it was not required to analyze in isolation each debtor’s basis for filing. In the court’s view, the critical issue was whether a parent company that had filed its bankruptcy case in good faith could include in the filing subsidiaries that were necessary for the parent’s reorganization. As demonstrated in the General Growth Properties bankruptcy case, although special purpose entities are designed to mitigate the bankruptcy risk of a borrower, special purpose entities can become debtors in bankruptcy under various circumstances.

Generally, pursuant to the doctrine of substantive consolidation, a bankruptcy court, in the exercise of its broad equitable powers, has the authority to order that the assets and liabilities of a borrower be substantively consolidated with those of an affiliate (i.e., even a non-debtor), including for the purposes of making distributions under a plan of reorganization or liquidation. Thus, property that is ostensibly the property of a borrower may become subject to the bankruptcy case of an affiliate, the automatic stay applicable to such bankrupt affiliate may be extended to a borrower, and the rights of creditors of a borrower may become impaired. Substantive consolidation is generally viewed as an equitable remedy that could result in an otherwise solvent company becoming subject to the bankruptcy proceedings of an insolvent affiliate, making the solvent company’s assets available to repay the debts of affiliated companies. A court has the discretion to order substantive consolidation in whole or in part and may include nondebtor affiliates of the bankrupt entity in the proceedings. The interrelationship among a borrower and other affiliates may pose a heightened risk of substantive consolidation and other bankruptcy risks in the event that any one or more of them were to become a debtor under the Bankruptcy Code. In the event of the bankruptcy of the applicable parent entities of any borrower, the assets of such borrower may be treated as part of the bankruptcy estates of such parent entities. In addition, in the event of the institution of voluntary or involuntary bankruptcy proceedings involving a borrower and certain of its affiliates, to serve judicial economy, it is likely that a court would jointly administer the respective bankruptcy proceedings. Furthermore, with respect to any affiliated borrowers, creditors of a common parent in bankruptcy may seek to substantively consolidate the assets of such borrowers with those of the parent.

In a bankruptcy or similar proceeding involving a borrower, action may be taken seeking the recovery as a preferential transfer of any payments made by such borrower, or made directly by the related lessee, under the related mortgage loan to the issuing entity. Payments on long term debt may be protected from recovery as preferences if they qualify for the “ordinary course” exception under the Bankruptcy Code or if certain other defenses in the Bankruptcy Code are applicable. Whether any particular payment would be protected depends upon the facts specific to a particular transaction.

In addition, in a bankruptcy or similar proceeding involving any borrower or an affiliate, an action may be taken to avoid the transaction (or any component of the transaction, such as joint and several liability on the related mortgage loan) as an actual or constructive fraudulent conveyance under state or federal law. Any payment by a borrower in excess of its allocated share of the loan could be challenged as a fraudulent conveyance by creditors of that borrower in an action outside a bankruptcy case or by the representative of the borrower’s bankruptcy estate in a bankruptcy case. Generally, under federal and most state fraudulent conveyance statutes, the incurrence of an obligation or the transfer of property by a person will be subject to avoidance under certain circumstances if the person transferred such property with the intent to hinder, delay or defraud its creditors or the person did not receive fair consideration or reasonably equivalent value in exchange for such obligation or transfer and (i) was insolvent or was rendered insolvent by such obligation or transfer, (ii) was engaged in business or a transaction, or was about to engage in business or a transaction, for which any property remaining with the person constituted unreasonably small capital, or (iii) intended to, believed or reasonably should have that it would, incur debts that would be beyond the person’s ability to pay as such debts matured. The measure of insolvency will vary depending on the law of the applicable jurisdiction. However, an entity will generally be considered insolvent if the present fair salable value of its assets is less than (x) the sum of its debts or (y) the amount that would be required to pay its probable liabilities on its existing debts as they become absolute and matured. Accordingly, a lien granted by a borrower to secure repayment of the loan in excess of its allocated share could be avoided if a court were to determine that (i) such borrower was insolvent at the time of granting the lien, was rendered insolvent by the granting of the lien, was left with inadequate capital, or intended to, believed or reasonably should have believed that it would incur debts that would render it unable to pay its debts as they matured and (ii) the borrower did not, when it allowed its property to be encumbered by a lien securing the entire indebtedness represented by the loan, receive fair consideration or reasonably equivalent value for pledging such property for the equal benefit of each other borrower.

A bankruptcy court may, under certain circumstances, authorize a debtor to obtain credit after the commencement of a bankruptcy case, secured among other things, by senior, equal or junior liens on property that is already subject to a lien. In the bankruptcy case of General Growth Properties filed on April 16, 2009, the debtors initially sought approval of a debtor-in-possession loan to the corporate parent entities guaranteed by the property-level single-purpose entities and secured by second liens on their properties. Although the debtor-in-possession loan subsequently was modified to eliminate the subsidiary guarantees and second liens, we cannot assure you that, in the event of a bankruptcy of the borrower sponsor, the borrower sponsor would not seek approval of a similar debtor-in-possession loan, or that a bankruptcy court would not approve a debtor-in-possession loan that included such subsidiary guarantees and second liens on such subsidiaries’ properties.

Certain of the borrowers may be partnerships. The laws governing limited partnerships in certain states provide that the commencement of a case under the Bankruptcy Code with respect to a general partner will cause a person to cease to be a general partner of the limited partnership, unless otherwise provided in writing in the limited partnership agreement. This provision may be construed as an “ipso facto” clause and, in the event of the general partner’s bankruptcy, may not be enforceable. Certain limited partnership agreements of the borrowers may provide that the commencement of a case under the Bankruptcy Code with respect to the related general partner constitutes an event of withdrawal (assuming the enforceability of the clause is not challenged in bankruptcy proceedings or, if challenged, is upheld) that might trigger the dissolution of the limited partnership, the winding up of its affairs and the distribution of its assets, unless (i) at the time there was at least one other general partner and the written provisions of the limited partnership permit the business of the limited partnership to be carried on by the remaining general partner and that general partner does so or (ii) the written provisions of the limited partnership agreement permit the limited partners to agree within a specified time frame (often 60 days) after the withdrawal to continue the business of the limited partnership and to the appointment of one or more general partners and the limited partners do so. In addition, the laws governing general partnerships in certain states provide that the commencement of a case under the Bankruptcy Code or state bankruptcy laws with respect to a general partner of the partnership triggers the dissolution of the partnership, the winding up of its affairs and the distribution of its assets. Those state laws, however, may not be enforceable or effective in a bankruptcy case. Limited liability companies may be subjected to similar treatment as that described in this prospectus with respect to limited partnerships. The dissolution of a borrower, the winding up of its affairs and the distribution of its assets could result in an acceleration of its payment obligation under the borrower’s mortgage loan, which may reduce the yield on the Offered Certificates in the same manner as a principal prepayment.

In addition, the bankruptcy of the general or limited partner of a borrower that is a partnership, or the bankruptcy of a member of a borrower that is a limited liability company or the bankruptcy of a shareholder of a borrower that is a corporation may provide the opportunity in the bankruptcy case of the partner, member or shareholder to obtain an order from a court consolidating the assets and liabilities of the partner, member or shareholder with those of the mortgagor pursuant to the doctrines of substantive consolidation or piercing the corporate veil. In such a case, the respective mortgaged property, for example, would become property of the estate of the bankrupt partner, member or shareholder. Not only would the mortgaged property be available to satisfy the claims of creditors of the partner, member or shareholder, but an automatic stay would apply to any attempt by the trustee to exercise remedies with respect to the mortgaged property. However, such an occurrence should not affect a lender’s status as a secured creditor with respect to the mortgagor or its security interest in the mortgaged property.

A borrower that is a limited partnership, in many cases, may be required by the loan documents to have a single-purpose entity as its sole general partner, and a borrower that is a general partnership, in many cases, may be required by the loan documents to have as its general partners only entities that are single-purpose entities. A borrower that is a limited liability company may be required by the loan documents to have a single-purpose member or a springing member. All borrowers that are tenants-in-common may be required by the loan documents to be single-purpose entities. These provisions are designed to mitigate the risk of the dissolution or bankruptcy of the borrower partnership or its general partner, a borrower limited liability company or its member (if applicable), or a borrower that is a tenant-in-common. However, we cannot assure you that any borrower partnership or its general partner, or any borrower limited liability company or its member (if applicable), or a borrower that is a tenant-in-common, will not dissolve or become a debtor under the Bankruptcy Code.

A debtor in possession or trustee in a bankruptcy proceeding may in some cases be entitled to collect its costs and expenses in preserving or selling the mortgaged property ahead of payment to a secured mortgage lender. Moreover, the laws of certain states also give priority to certain tax liens over the lien of a mortgage or deed-of-trust. Under the Bankruptcy Code, if the court finds that actions of mortgagees have been unreasonable, the lien of the related mortgage may be subordinated to the claims of unsecured creditors.

Environmental Considerations

General

A lender may be subject to environmental risks when taking a security interest in real property. Of particular concern may be properties that are or have been used for industrial, manufacturing, military or disposal activity. Such environmental risks include the possible diminution of the value of a contaminated property or, as discussed below, potential liability for clean-up costs or other remedial actions that could exceed the value of the property or the amount of the lender’s loan. In certain circumstances, a lender may decide to abandon a contaminated mortgaged property as collateral for its loan rather than foreclose and risk liability for clean-up costs.

Superlien Laws

Under the laws of many states, contamination on a property may give rise to a lien on the property for clean-up costs. In several states, such a lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of a mortgage may lose its priority to such a “superlien”.

CERCLA

The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (“CERCLA”), imposes strict liability on present and past “owners” and “operators” of contaminated real property for the costs of clean-up. A secured lender may be liable as an “owner” or “operator” of a contaminated mortgaged property if agents or employees of the lender have participated in the management or operation of such mortgaged property. Such liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of a mortgaged property through foreclosure, deed-in-lieu of foreclosure or otherwise. Moreover, such liability is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Excluded from CERCLA’s definition of “owner” or “operator,” however, is a person “who, without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest”. This is the so called “secured creditor exemption”.

The Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996 (the “1996 Act”) amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption. The 1996 Act offers protection to lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower. The 1996 Act provides that “merely having the capacity to influence, or unexercised right to control” operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption if it exercises decision-making control over the borrower’s environmental compliance and hazardous substance handling or disposal practices, or assumes day-to-day management of environmental or substantially all other operational functions of the mortgaged property. The 1996 Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure, provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms.

Certain Other Federal and State Laws

Many states have statutes similar to CERCLA, and not all of those statutes provide for a secured creditor exemption. In addition, under federal law, there is potential liability relating to hazardous wastes and underground storage tanks under the federal Resource Conservation and Recovery Act.

Some federal, state and local laws, regulations and ordinances govern the management, removal, encapsulation or disturbance of asbestos-containing materials. These laws, as well as common law standards, may impose liability for releases of or exposure to asbestos-containing materials, and provide for third parties to seek recovery from owners or operators of real properties for personal injuries associated with those releases.

Federal legislation requires owners of residential housing constructed prior to 1978 to disclose to potential residents or purchasers any known lead-based paint hazards and will impose treble damages for any failure to disclose. In addition, the ingestion of lead-based paint chips or dust particles by children can result in lead poisoning. If lead-based paint hazards exist at a property, then the owner of that property may be held liable for injuries and for the costs of removal or encapsulation of the lead-based paint.

In a few states, transfers of some types of properties are conditioned upon clean-up of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed-in-lieu of foreclosure or otherwise, may be required to clean up the contamination before selling or otherwise transferring the property.

Beyond statute-based environmental liability, there exist common law causes of action (for example, actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property) related to hazardous environmental conditions on a property. While it may be more difficult to hold a lender liable under common law causes of action, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower’s ability to meet its loan obligations or may decrease the re-sale value of the collateral.

Additional Considerations

The cost of remediating hazardous substance contamination at a property can be substantial. If a lender becomes liable, it can bring an action for contribution against the owner or operator who created the environmental hazard, but that individual or entity may be without substantial assets. Accordingly, it is possible that such costs could become a liability of the issuing entity and occasion a loss to the certificateholders.

If a lender forecloses on a mortgage secured by a property, the operations on which are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations. Such compliance may entail substantial expense, especially in the case of industrial or manufacturing properties.

In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers (including prospective buyers at a foreclosure sale or following foreclosure). Such disclosure may decrease the amount that prospective buyers are willing to pay for the affected property, sometimes substantially, and thereby decrease the ability of the lender to recover its investment in a loan upon foreclosure.

Due-on-Sale and Due-on-Encumbrance Provisions

Certain of the mortgage loans may contain “due-on-sale” and “due-on-encumbrance” clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the related mortgaged property. The Garn-St Germain Depository Institutions Act of 1982 (the “Garn Act”) generally preempts state laws that prohibit the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain limitations as set forth in the Garn Act and related regulations. Accordingly, a lender may nevertheless have the right to accelerate the maturity of a mortgage loan that contains a “due-on-sale” provision upon transfer of an interest in the property, without regard to the lender’s ability to demonstrate that a sale threatens its legitimate security interest.

Subordinate Financing

The terms of certain of the mortgage loans may not restrict the ability of the borrower to use the mortgaged property as security for one or more additional loans, or such restrictions may be unenforceable. Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Moreover, if the subordinate financing permits recourse to the borrower (as-is frequently the case) and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender’s security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

Default Interest and Limitations on Prepayments

Promissory notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a specified period and/or condition prepayments upon the borrower’s payment of prepayment fees or yield maintenance penalties. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment fees or penalties upon an involuntary prepayment is unclear under the laws of many states.

Applicability of Usury Laws

Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 (“Title V”) provides that state usury limitations will not apply to certain types of residential (including multifamily) first mortgage loans originated by certain lenders after March 31, 1980. Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

Statutes differ in their provisions as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest due above the applicable limit or impose a specified penalty. Under this statutory scheme, the borrower may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest.

A second group of statutes is more severe. A violation of this type of usury law results in the invalidation of the transaction, thereby permitting the borrower to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.

Americans with Disabilities Act

Under Title III of the Americans with Disabilities Act of 1990 and related regulations (collectively, the “ADA”), in order to protect individuals with disabilities, public accommodations (such as hotel properties, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent “readily achievable”. In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, such altered portions are readily accessible to and usable by disabled individuals. The “readily achievable” standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose such requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, since the “readily achievable” standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

Servicemembers Civil Relief Act

Under the terms of the Servicemembers Civil Relief Act as amended (the “Relief Act”), a borrower who enters military service after the origination of such borrower’s mortgage loan (including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan), upon notification by such borrower, will not be charged interest, including fees and charges, in excess of 6% per annum during the period of such borrower’s active duty status. In addition to adjusting the interest, the lender must forgive any such interest in excess of 6% unless a court or administrative agency orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service or the National Oceanic and Atmospheric Administration assigned to duty with the military. Because the Relief Act applies to individuals who enter military service (including reservists who are called to active duty) after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of the master servicer or special servicer to collect full amounts of interest on certain of the mortgage loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of certificates, and would not be covered by advances or, any form of credit support provided in connection with the certificates. In addition, the Relief Act imposes limitations that would impair the ability of a lender to foreclose on an affected mortgage loan during the borrower’s period of active duty status, and, under certain circumstances, during an additional three-month period thereafter.

Anti-Money Laundering, Economic Sanctions and Bribery

Many jurisdictions have adopted wide-ranging anti-money laundering, economic and trade sanctions, and anti-corruption and anti-bribery laws, and regulations (collectively, the “Requirements”). Any of the depositor, the issuing entity, the underwriters or other party to the PSA could be requested or required to obtain certain assurances from prospective investors intending to purchase certificates and to retain such information or to disclose information pertaining to them to governmental, regulatory or other authorities or to financial intermediaries or engage in due diligence or take other related actions in the future. Failure to honor any request by the depositor, the issuing entity, the underwriters or other party to the PSA to provide requested information or take such other actions as may be necessary or advisable for the depositor, the issuing entity, the underwriters or other party to the PSA to comply with any Requirements, related legal process or appropriate requests (whether formal or informal) may result in, among other things, a forced sale to another investor of such investor’s certificates. In addition, it is expected that each of the depositor, the issuing entity, the underwriters and the other parties to the PSA will comply with the U.S. Bank Secrecy Act, the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (also known as the “Patriot Act”), the Anti-Money Laundering Act of 2020, including the Corporate Transparency Act, and any other anti-money laundering and anti-terrorism, economic and trade sanctions, and anti-corruption or anti-bribery laws, and regulations of the United States and other countries, and will disclose any information required or requested by authorities in connection with such compliance. It is currently unclear as to the long-term implications of the Anti-Money Laundering Act of 2020 or the Corporate Transparency Act.

Potential Forfeiture of Assets

Federal law provides that assets (including property purchased or improved with assets) derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, is subject to the blocking requirements of economic sanctions laws and regulations, and can be blocked and/or seized and ordered forfeited to the United States of America. The offenses that can trigger such a blocking and/or seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the U.S. Bank Secrecy Act, the anti-money laundering, anti-terrorism, economic sanctions, and anti-bribery laws and regulations, including the Patriot Act and the regulations issued pursuant to that act, as well as the narcotic drug laws. In many instances, the United States may seize the property even before a conviction occurs.

In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (a) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or (b) the lender, at the time of the execution of the mortgage, “did not know or was reasonably without cause to believe that the property was subject to forfeiture”. However, there is no assurance that such a defense will be successful.

Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties

Barclays and its affiliates are playing several roles in this transaction. Barclays Commercial Mortgage Securities LLC is the depositor and an affiliate of Barclays. Barclays and the other mortgage loan sellers originated, co-originated or acquired the mortgage loans and will be selling them to the depositor. Barclays is also an affiliate of Barclays Capital Inc., an underwriter for the offering of the certificates, and Barclays Bank PLC (as a “majority-owned affiliate” of Barclays) which is expected to be the holder of a portion of the VRR Interest and one of the expected initial Risk Retention Consultation Parties. In addition, an affiliate of Barclays currently holds certain of (i) The Summit Companion Loans, (ii) the 1888 Century Park East Companion Loans, (iii) the Twin Spans Business Park and Delaware River Industrial Park Companion Loans and (iv) the Moonwater Office Portfolio Companion Loans.

Wells Fargo Bank is (or, as of the Closing Date, is expected to be) the interim custodian of the loan files for some or all of the Barclays Mortgage Loans; however, Computershare acquired all of Wells Fargo Bank’s custodial operations.

RCA is an affiliate of (i) RREF IV-D AIV RR, LLC, the entity expected to be the holder of the “eligible horizontal residual interest” and the initial Controlling Class Certificateholder and be appointed as the initial Directing Certificateholder, (ii) RREF IV Debt AIV, LP, the entity that will receive the Class S Certificates on the Closing Date, (iii) Rialto Real Estate Fund IV – Debt, LP, which entity is expected to purchase the Class F and Class X-F certificates, and (iv) Prima Capital Advisors, LLC, the directing certificateholder with respect to The Summit Whole Loan and the Coleman Highline Phase IV Whole Loan, through common control by Stone Point Capital LLC.

Societe Generale Financial Corporation, a sponsor, a mortgage loan seller and an originator and is an affiliate of SG Americas Securities, LLC, one of the underwriters. However, Societe Generale

Financial Corporation intends to sell such Companion Loans in connection with one or more future securitizations.

KeyBank National Association, a sponsor, a mortgage loan seller, an originator, an initial VRR Interest Owner, one of the expected initial Risk Retention Consultation Parties and a primary servicer is an affiliate of KeyBanc Capital Markets Inc., one of the underwriters. KeyBank National Association is also the master servicer and special servicer with respect to (i) The Summit Mortgage Loan, which is serviced under the SUMIT 2022-BVUE trust and servicing agreement, (ii) the Coleman Highline Phase IV Mortgage Loan, which is serviced under the COLEM 2022-HLNE trust and servicing agreement, and (iii) the 26 Broadway Mortgage Loan, which is serviced under the BWAY 2022-26BW trust and servicing agreement. KeyBank National Association is also the master servicer with respect to (i) the IPCC National Storage Portfolio XVI Mortgage Loan, which is serviced under the BMO 2022-C1 pooling and servicing agreement, (ii) the 1100 & 820 First Street NE Mortgage Loan and the AMF Portfolio Mortgage Loan, each of which is serviced under the BBCMS 2021-C12 pooling and servicing agreement, and (iii) the NYC MFRT Portfolio Mortgage Loan, which is serviced under the BMO 2022-C1 pooling and servicing agreement. KeyBank National Association is also the special servicer with respect to (i) the Moonwater Office Portfolio Mortgage Loan, which is serviced under the Benchmark 2022-B32 pooling and servicing agreement, and (ii) the Bedrock Portfolio Mortgage Loan, which is serviced under the Benchmark 2022-B32 pooling and servicing agreement.

SMC is a sponsor, an originator, a mortgage loan seller and is an affiliate of (i) LNR Partners, LLC, the entity which is (a) the special servicer under the BBCMS 2021-C12 pooling and servicing agreement, which governs the servicing of the 1100 & 820 First Street NE Whole Loan and the AMF Portfolio Whole Loan, and (b) anticipated to be the special servicer under the pooling and servicing agreement for another securitization transaction, which is expected to govern the servicing of the Visions Hotel Portfolio III Whole Loan, (ii) LNR Securities Holdings, LLC, the entity which is anticipated to be the controlling class representative under the MSC 2022-L8 pooling and servicing agreement, which is expected to govern the servicing of the Visions Hotel Portfolio III Whole Loan, and (iii) Starwood Mortgage Funding II LLC, the current holder of certain of the Rose Castle Apartments Companion Loans, the 26 Broadway Companion Loans, the Bedrock Portfolio Companion Loans and the Visions Hotel Portfolio III Companion Loan.

An affiliate of Barclays has provided warehouse financing to SMC for certain Mortgage Loans originated by SMC that are being contributed to this securitization. The aggregate Cut-off Date Balance of the SMC Mortgage Loans that are (or, as of the Closing Date, are expected to be) subject to the related warehouse facility is projected to equal approximately $48,329,490. Proceeds received by SMC in connection with this securitization transaction will be used, in part, to repurchase, through its subsidiary, from an affiliate of Barclays, each of the SMC Mortgage Loans subject to such warehouse facility, which Mortgage Loans will be transferred to the depositor free and clear of any liens.

Bank of Montreal, a sponsor, an originator and a mortgage loan seller, is an affiliate of BMO Capital Markets Corp., one of the underwriters. In addition, Bank of Montreal currently holds certain of (i) the Coleman Highline Phase IV Companion Loans, (ii) the 2 Riverfront Plaza Companion Loans and (iii) the NYC MFRT Companion Loans. However, Bank of Montreal intends to sell such Companion Loans in connection with one or more future securitizations.

In the case of certain Mortgage Loans, a mezzanine loan secured by equity interests in the related borrower may be held by the related mortgage loan seller or one of its affiliates.

Midland is expected to enter into one or more agreements with the other sponsors to purchase the master servicing rights to the related Mortgage Loans and/or the right to be appointed as the master servicer with respect to such Mortgage Loans and to purchase the primary servicing rights to certain of the Mortgage Loans.

Pursuant to a certain interim servicing agreement between Bank of Montreal or one of its affiliates, on the one hand, and Midland, on the other hand, Midland acts as interim servicer with respect to certain Bank of Montreal or one of its affiliates’ mortgage loans, including, prior to their inclusion in the issuing entity, certain of the Bank of Montreal Mortgage Loans.

Midland is also (i) the master servicer and special servicer under the BBCMS 2022-C14 pooling and servicing agreement, pursuant to which the 1888 Century Park East Whole Loan is serviced, (ii) the master servicer under the Benchmark 2022-B32 pooling and servicing agreement, pursuant to which the Bedrock Portfolio and the Moonwater Office Portfolio Whole Loans are serviced, and (iii) anticipated to be the master servicer under the MSC 2022-L8 pooling and servicing agreement, pursuant to which the Visions Hotel Portfolio III Whole Loan is serviced.

Pentalpha Surveillance LLC, the operating advisor and asset representations reviewer, is also the operating advisor and asset representations reviewer under the (i) Benchmark 2022-B32 PSA which governs the servicing and administration of the Bedrock Portfolio and the Moonwater Office Portfolio Whole Loans; (ii) the BBCMS 2021-C12 pooling and servicing agreement, which governs the servicing and administration of the 1100 & 820 First Street NE and AMF Portfolio Whole Loans; (iii) the WFCM 2021-C61 pooling and servicing agreement, which governs the servicing and administration of the Meadowood Mall Whole Loan; (iv) the SUMIT 2022-BVUE trust and servicing agreement, which governs the servicing and administration of The Summit Whole Loan; and (v) the BWAY 2022-26BW trust and servicing agreement, which governs the servicing and administration of the 26 Broadway Whole Loan.

Computershare Trust Company, National Association, the certificate administrator and custodian is also (i) the certificate administrator and custodian under (a) the SUMIT 2022-BVUE trust and servicing agreement, pursuant to which The Summit Whole Loan is serviced, (b) the BBCMS 2022-C14 pooling and servicing agreement, pursuant to which the 1888 Century Park East Whole Loan is serviced, (c) the COLEM 2022-HLNE trust and servicing agreement, pursuant to which the Coleman Highline Phase IV Whole Loan is serviced, (d) the BMO 2022-C1 pooling and servicing agreement, pursuant to which the IPCC National Storage Portfolio XVI Whole Loan and the NYC MFRT Portfolio Whole Loan are serviced, (e) the Benchmark 2022-B32 pooling and servicing agreement, pursuant to which the Bedrock Portfolio Whole Loan and the Moonwater Office Portfolio Whole Loan are serviced, (f) the BWAY 2022-26BW trust and servicing agreement, pursuant to which the 26 Broadway Whole Loan is serviced, (g) the BBCMS 2021-C12 pooling and servicing agreement, pursuant to which the 1100 & 820 First Street NE Whole Loan and the AMF Portfolio Whole Loan are serviced, and (h) the WFCM 2021-C61 pooling and servicing agreement, pursuant to which the Meadowood Mall Whole Loan is serviced, and (ii) anticipated to be the certificate administrator and custodian under the MSC 2022-L8 pooling and servicing agreement, pursuant to which the Visions Hotel Portfolio III Whole Loan is expected to be serviced.

Wilmington Trust, National Association, the trustee, is also (i) the trustee under (a) the SUMIT 2022-BVUE trust and servicing agreement, pursuant to which The Summit Whole Loan is serviced, (b) the BBCMS 2022-C14 pooling and servicing agreement, pursuant to which the 1888 Century Park East Whole Loan is serviced, (c) the COLEM 2022-HLNE trust and servicing agreement, pursuant to which the Coleman Highline Phase IV Whole Loan is serviced, (d) the BMO 2022-C1 pooling and servicing agreement, pursuant to which the IPCC National Storage Portfolio XVI Whole Loan and the NYC MFRT Portfolio Whole Loan are serviced, (e) the Benchmark 2022-B32 pooling and servicing agreement, pursuant to which the Bedrock Portfolio Whole Loan and the Moonwater Office Portfolio Whole Loan are serviced, (f) the BWAY 2022-26BW trust and servicing agreement, pursuant to which the 26 Broadway Whole Loan is serviced, (g) the BBCMS 2021-C12 pooling and servicing agreement, pursuant to which the 1100 & 820 First Street NE Whole Loan and the AMF Portfolio Whole Loan are serviced, and (h) the WFCM 2021-C61 pooling and servicing agreement, pursuant to which the Meadowood Mall Whole Loan is serviced, and (ii) anticipated to be the trustee under the MSC 2022-L8 pooling and servicing agreement, pursuant to which the Visions Hotel Portfolio III Whole Loan is expected to be serviced.

Pursuant to interim servicing agreements between Computershare Trust Company, National Association, which is the certificate administrator and trustee, and SMC, which is a sponsor, mortgage loan seller and an originator, Wells Fargo Bank, National Association acts as interim servicer with respect to six (6) (7.5%) of the SMC Mortgage Loans. In addition, pursuant to interim custodial arrangements between Computershare Trust Company, National Association and SMC, Computershare Trust Company, National Association acts as interim custodian with respect to four (4) of the SMC Mortgage Loans (4.7%).

Pursuant to interim custodial agreements between Computershare Trust Company, National Association, which is the certificate administrator and trustee, and BMO, which is a sponsor, mortgage loan seller and an originator, Computershare Trust Company, National Association acts as an interim custodian with respect to certain of the BMO Mortgage Loans, excluding any of such Mortgage Loans that are Non-Serviced Mortgage Loans.

See “Risk Factors—Risks Related to Conflicts of Interest—Potential Conflicts of Interest of the Master Servicer and the Special Servicer”, “—Potential Conflicts of Interest of the Asset Representations Reviewer”, “—Potential Conflicts of Interest of the Directing Certificateholder and the Companion Holders” and “—Risks Relating to the Mortgage Loans—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks”. For a description of certain other affiliations, relationships and related transactions, to the extent known and material, among the transaction parties, see the individual descriptions of the transaction parties under “Transaction Parties”.

Pending Legal Proceedings Involving Transaction Parties

While the sponsors have been involved in, and are currently involved in, certain litigation or potential litigation, including actions relating to repurchase claims, there are no legal proceedings pending, or any proceedings known to be contemplated by any governmental authorities, against the sponsors that are material to Certificateholders.

For a description of certain other material legal proceedings pending against the transaction parties, see the individual descriptions of the transaction parties under “Transaction Parties”.

Use of Proceeds

Certain of the net proceeds from the sale of the Offered Certificates, together with the net proceeds from the sale of the other certificates not being offered by this prospectus, will be used by the depositor to purchase the mortgage loans from the mortgage loan sellers and to pay certain expenses in connection with the issuance of the certificates.

Yield and Maturity Considerations

Yield Considerations

General

The yield to maturity on the Offered Certificates will depend upon the price paid by the investors, the rate and timing of the distributions in reduction of the Certificate Balance or Notional Amount of the applicable class of Offered Certificates, the extent to which Yield Maintenance Charges and Prepayment Premiums allocated to the class of Offered Certificates are collected, and the rate, timing and severity of losses on the Mortgage Loans and the extent to which such losses are allocable in reduction of the Certificate Balance or Notional Amount of the class of Offered Certificates, as well as prevailing interest rates at the time of payment or loss realization.

Rate and Timing of Principal Payments

The rate and amount of distributions in reduction of the Certificate Balance of any class of Offered Certificates that are also Principal Balance Certificates and the yield to maturity of any class of Offered Certificates will be directly related to the rate of payments of principal (both scheduled and unscheduled) on the Mortgage Loans, as well as borrower defaults and the severity of losses occurring upon a default and the resulting rate and timing of collections made in connection with liquidations of Mortgage Loans due to these defaults. Principal payments on the Mortgage Loans will be affected by their amortization schedules, lockout periods, defeasance provisions, provisions relating to the release and/or application of earnout reserves, provisions requiring prepayments in connection with the release of real property collateral, requirements to pay Yield Maintenance Charges or Prepayment Premiums in connection with principal payments, the dates on which balloon payments are due, incentives for a borrower to repay an ARD Loan by the related Anticipated Repayment Date, property release provisions, provisions relating to the application or release of earnout reserves, and any extensions of maturity dates by the master servicer or special servicer. While voluntary prepayments of some Mortgage Loans are generally prohibited during applicable prepayment lockout periods, effective prepayments may occur if a sufficiently significant portion of a mortgaged property is lost due to casualty or condemnation. In addition, such distributions in reduction of Certificate Balances of the respective classes of Offered Certificates that are also Principal Balance Certificates may result from repurchases of, or substitutions for, Mortgage Loans made by the sponsors due to missing or defective documentation or breaches of representations and warranties with respect to the Mortgage Loans as described under “Description of the Mortgage Loan Purchase Agreements” or purchases of the Mortgage Loans in the manner described under “Pooling and Servicing Agreement—Termination; Retirement of Certificates”, and the exercise of purchase options by the holder of a mezzanine loan, if any. Additionally, in some cases, a borrower is required to apply a holdback reserve to prepayment of the related Mortgage Loan if certain release conditions are not satisfied. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Escrows”. To the extent a Mortgage Loan requires payment of a Yield Maintenance Charge or Prepayment Premium in connection with a voluntary prepayment, any such Yield Maintenance Charge or Prepayment Premium generally is not due in connection with a prepayment due to casualty or condemnation, is not included in the purchase price of a Mortgage Loan purchased or repurchased due to a breach of a representation or warranty or otherwise, and may not be enforceable or collectible upon a default.

Because the certificates with Notional Amounts are not entitled to distributions of principal, the yield on such certificates will be extremely sensitive to prepayments received in respect of the Mortgage Loans allocated to the certificates to the extent distributed to reduce the related Notional Amount of the applicable class of certificates. In addition, although the borrower under an ARD Loan may have certain incentives to prepay such ARD Loan on its Anticipated Repayment Date, we cannot assure you that the borrower will be able to prepay such ARD Loan on its related Anticipated Repayment Date. The failure of the borrower to prepay an ARD Loan on its Anticipated Repayment Date will not be an event of default under the terms of such ARD Loan, and pursuant to the terms of the PSA, neither the master servicer nor the special servicer will be permitted to take any enforcement action with respect to the borrower’s failure to pay Excess Interest until the scheduled maturity of such ARD Loan; provided that the master servicer or special servicer, as the case may be, may take action to enforce the issuing entity’s right to apply excess cash flow to principal in accordance with the terms of the respective ARD Loan documents. Moreover, with respect to the Class A-SB certificates, the extent to which the planned balances are achieved and the sensitivity of the Class A-SB certificates to principal prepayments on the Mortgage Loans allocated to the certificates will depend in part on the period of time during which the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-5 certificates remain outstanding. As such, the Class A-SB certificates will become more sensitive to the rate of prepayments on the Mortgage Loans allocated to the certificates than they were when the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-5 certificates were outstanding.

Prospective investors should consider the effects of the COVID-19 pandemic on the rate, timing and amount of collections on the Mortgage Loans, including the likelihood of resulting defaults and/or the impact of associated forbearance arrangements. See “Risk Factors—Other Risks Relating to the Certificates—Risks Relating to Modifications of the Mortgage Loans” and “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings”.

The extent to which the yield to maturity of any class of Offered Certificates may vary from the anticipated yield will depend upon the degree to which the certificates are purchased at a discount or premium and when, and to what degree, payments of principal on the Mortgage Loans are in turn distributed on the certificates or, in the case of the Class X-A or Class X-B certificates with a Notional Amount, applied to reduce their Notional Amounts. An investor should consider, in the case of any certificate (other than a certificate with a Notional Amount) purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Mortgage Loans allocated to the certificates could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any certificate purchased at a premium (including certificates with Notional Amounts), the risk that a faster than anticipated rate of principal payments could result in an actual yield to such investor that is lower than the anticipated yield. In general, the earlier a payment of principal on the Mortgage Loans is distributed or otherwise results in reduction of the Certificate Balance or Notional Amount of a certificate purchased at a discount or premium, the greater will be the effect on an investor’s yield to maturity. As a result, the effect on an investor’s yield of principal payments distributed on an investor’s certificates occurring at a rate higher (or lower) than the rate anticipated by the investor during any particular period would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

The yield on each of the classes of certificates that have a Pass-Through Rate equal to, limited by, or based on, the WAC Rate could (or in the case of any class of certificates with a Pass-Through Rate equal to, or based on, the WAC Rate, would) be adversely affected if Mortgage Loans with higher Mortgage Rates prepay faster than Mortgage Loans with lower Mortgage Rates. The Pass-Through Rates on these classes of certificates may be adversely affected by a decrease in the WAC Rate even if principal prepayments do not occur.

Losses and Shortfalls

The Certificate Balance or Notional Amount of any class of Offered Certificates may be reduced without distributions of principal as a result of the occurrence and allocation of Realized Losses, reducing the maximum amount distributable in respect of principal on the Offered Certificates that are Principal Balance Certificates as well as the amount of interest that would have otherwise been payable on the Offered Certificates in the absence of such reduction. In general, a Non-VRR Realized Loss and VRR Realized Loss occurs when the principal balance of a Mortgage Loan is reduced without an equal distribution (based on the allocation of amounts among the Principal Balance Certificates, on the one hand, and the VRR Interest, on the other hand) to applicable Certificateholders and the RR Interest Owner in reduction of the Certificate Balances of the Principal Balance Certificates and the VRR Interest Balance. Realized Losses may occur in connection with a default on a Mortgage Loan, acceptance of a discounted pay-off, the liquidation of the related Mortgaged Properties, a reduction in the principal balance of a Mortgage Loan by a bankruptcy court or pursuant to a modification, a recovery by the master servicer or trustee of a Nonrecoverable Advance on a Distribution Date or the incurrence of certain unanticipated or default-related costs and expenses (such as interest on Advances, Workout Fees, Liquidation Fees and Special Servicing Fees). Any reduction of the Certificate Balances of the classes of certificates indicated in the table below as a result of the application of Non-VRR Realized Losses will also reduce the Notional Amount of the related certificates.

Interest-Only Class of Certificates	Class Notional Amount	Underlying Classes
Class X-A	$ 697,005,000	Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates
Class X-B	$ 182,964,000	Class A-S, Class B and Class C certificates

Certificateholders and the RR Interest Owner are not entitled to receive distributions of Periodic Payments when due except to the extent they are either covered by a P&I Advance or actually received. Consequently, any defaulted Periodic Payment for which no such P&I Advance is made will tend to extend the weighted average lives of the Offered Certificates that are also Principal Balance Certificates, whether or not a permitted extension of the due date of the related Mortgage Loan has been completed.

Certain Relevant Factors Affecting Loan Payments and Defaults

The rate and timing of principal payments and defaults and the severity of losses on the Mortgage Loans may be affected by a number of factors, including, without limitation, the availability of credit for commercial or multifamily real estate, prevailing interest rates, the terms of the Mortgage Loans (for example, due-on-sale clauses, lockout periods, Yield Maintenance Charges or Prepayment Premiums, release of property provisions, amortization terms that require balloon payments, performance reserves being applied to repay a mortgage loan if certain criteria are not timely satisfied and incentives for a borrower to repay its mortgage loan by an anticipated repayment date), the demographics and relative economic vitality of the areas in which the Mortgaged Properties are located and the general supply and demand for rental properties in those areas, the quality of management of the Mortgaged Properties, the servicing of the Mortgage Loans, possible changes in tax laws and other opportunities for investment. See “Risk Factors” and “Description of the Mortgage Pool”.

The rate of prepayment on the pool of Mortgage Loans is likely to be affected by prevailing market interest rates for Mortgage Loans of a comparable type, term and risk level as the Mortgage Loans. When the prevailing market interest rate is below a mortgage interest rate, a borrower may have an increased incentive to refinance its Mortgage Loan. Although the Mortgage Loans contain provisions designed to mitigate the likelihood of an early loan repayment, we cannot assure you that the related borrowers will refrain from prepaying their Mortgage Loans due to the existence of these provisions, or that involuntary prepayments will not occur. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans”.

With respect to certain Mortgage Loans, the related Mortgage Loan documents allow for the sale of individual properties and the severance of the related debt and the assumption by the transferee of such portion of the Mortgage Loan as-is allocable to the individual property acquired by that transferee, subject to the satisfaction of certain conditions. In addition, with respect to certain Mortgage Loans, the related Mortgage Loan documents allow for partial releases of individual Mortgaged Properties during a lockout period or during such time as a Yield Maintenance Charge or Prepayment Premium would otherwise be payable, which could result in a prepayment of a portion of the initial principal balance of the related Mortgage Loan without payment of a Yield Maintenance Charge or Prepayment Premium. Additionally, in the case of a partial release of an individual Mortgaged Property, the related release amount in many cases is greater than the allocated loan amount for the Mortgaged Property being released, which would result in a greater than proportionate paydown of the Mortgage Loan. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Releases; Partial Releases”.

Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell Mortgaged Properties in order to realize their equity in the Mortgaged Property, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell Mortgaged Properties prior to the exhaustion of tax depreciation benefits.

We make no representation as to the particular factors that will affect the rate and timing of prepayments and defaults on the Mortgage Loans, as to the relative importance of those factors, as to the percentage of the principal balance of the Mortgage Loans that will be prepaid or as to which a default will have occurred as of any date or as to the overall rate of prepayment or default on the Mortgage Loans.

Delay in Payment of Distributions

Because each monthly distribution is made on each Distribution Date, which is at least 15 days after the end of the related Interest Accrual Period for the certificates, the effective yield to the holders of such certificates will be lower than the yield that would otherwise be produced by the applicable Pass-Through Rates and purchase prices (assuming the prices did not account for the delay).

Yield on the Certificates with Notional Amounts

The yield to maturity of the certificates with Notional Amounts will be highly sensitive to the rate and timing of reductions made to the Certificate Balances of the classes of certificates indicated in the table below, including by reason of prepayments and principal losses on the Mortgage Loans allocated to the certificates and other factors described above.

Interest-Only Class of Certificates	Class Notional Amount	Underlying Classes
Class X-A	$ 697,005,000	Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates
Class X-B	$ 182,964,000	Class A-S, Class B and Class C certificates

Any optional termination by the holders of the Controlling Class, the special servicer, the master servicer or the holders of the Class R certificates would result in prepayment in full of the Offered Certificates and would have an adverse effect on the yield of a class of the certificates with a Notional Amount because a termination would have an effect similar to a principal prepayment in full of the Mortgage Loans and, as a result, investors in these certificates and any other Offered Certificates purchased at premium might not fully recoup their initial investment. See “Pooling and Servicing Agreement—Termination; Retirement of Certificates”.

Investors in the certificates with a Notional Amount should fully consider the associated risks, including the risk that an extremely rapid rate of prepayment or other liquidation of the Mortgage Loans could result in the failure of such investors to recoup fully their initial investments.

Weighted Average Life

The weighted average life of a Principal Balance Certificate refers to the average amount of time that will elapse from the date of its issuance until each dollar to be applied in reduction of the aggregate certificate balance of those certificates is distributed to the related investor. The weighted average life of a Principal Balance Certificate will be influenced by, among other things, the rate at which principal on the Mortgage Loans is paid or otherwise received, which may be in the form of scheduled amortization, voluntary prepayments, Insurance and Condemnation Proceeds and Liquidation Proceeds. Distributions among the various classes of Non-VRR Certificates and the VRR Interest will be made as set forth under “Description of the Certificates—Distributions—Priority of Distributions” and “Credit Risk Retention—The VRR Interest—Material Terms of the VRR Interest—Priority of Distributions on the VRR Interest”.

Prepayments on Mortgage Loans may be measured by a prepayment standard or model. The “Constant Prepayment Rate” or “CPR” model represents an assumed constant annual rate of prepayment each month, expressed as a per annum percentage of the then-scheduled principal balance of the pool of Mortgage Loans. The “CPY” model represents an assumed CPR prepayment rate after any applicable lockout period, any applicable period in which defeasance is permitted and any applicable yield maintenance period. The model used in this prospectus is the CPY model. As used in each of the following tables, the column headed “0% CPY” assumes that none of the Mortgage Loans is prepaid before its maturity date or Anticipated Repayment Date, as the case may be. The columns headed “25% CPY”, “50% CPY”, “75% CPY” and “100% CPY” assume that prepayments on the Mortgage Loans are made at those levels of CPY following the expiration of any applicable lockout period, any applicable period in which defeasance is permitted and any applicable yield maintenance period (except as described below). We cannot assure you, however, that prepayments of the Mortgage Loans will conform to any level of CPY, and we make no representation that the Mortgage Loans will prepay at the levels of CPY shown or at any other prepayment rate.

The following tables indicate the percentage of the initial Certificate Balance (or, in the case of each Class of the Class A-4 and Class A-5 certificates, the percentage of the related potential maximum and minimum initial Certificate Balances, respectively) of each class of the Offered Certificates that are also Principal Balance Certificates that would be outstanding after each of the dates shown at various CPYs and the corresponding weighted average life of each class of Offered Certificates that are also Principal Balance Certificates. The tables have been prepared on the basis of the following assumptions (the “Modeling Assumptions”), among others:

●	scheduled Periodic Payments including payments due at maturity or Anticipated Repayment Date of principal and/or interest on the Mortgage Loans will be received on a timely basis and will be distributed on the 15th day of the related month, beginning in May 2022;

●	the Mortgage Rate in effect for each Mortgage Loan as of the Cut-off Date will remain in effect to the related maturity date or Anticipated Repayment Date and will be adjusted as required pursuant to the definition of Mortgage Rate;

●	the mortgage loan sellers will not be required to repurchase any Mortgage Loan, and none of the holders of the Controlling Class (or any other Certificateholder), the RR Interest Owner, the special servicer, the master servicer or the holders of the Class R certificates will exercise its option to purchase all the Mortgage Loans and thereby cause an early termination of the issuing entity and no holder of any mezzanine debt or other indebtedness will exercise its option to purchase the related Mortgage Loan;

●	any principal prepayments on the Mortgage Loans will be received on their respective Due Dates after the expiration of any applicable lockout period, any applicable period in which defeasance is permitted, and any applicable yield maintenance period, in each case, at the respective levels of CPY set forth in the tables (without regard to any limitations in such Mortgage Loans on partial voluntary principal prepayment);

●	no Prepayment Interest Shortfalls are incurred and no Prepayment Premiums or Yield Maintenance Charges are collected;

●	the Closing Date occurs on or about April 13, 2022;

●	each ARD Loan prepays in full on the related Anticipated Repayment Date (in the case of a 0% CPR scenario);

●	the Pass-Through Rates, initial Certificate Balances and initial Notional Amounts of the respective classes of Offered Certificates are as described in this prospectus;

●	the Administrative Cost Rate is calculated on the Stated Principal Balance of the Mortgage Loans and in the same manner as interest is calculated on the Mortgage Loans;

●	no reserves, earnouts, holdbacks, insurance proceeds or condemnation proceeds are applied to prepay any related Mortgage Loan in whole or in part;

●	no additional trust fund expenses are incurred;

●	no property releases (or related re-amortizations) occur;

●	the optional termination is not exercised;

●	there are no modifications or maturity date extensions in respect of the Mortgage Loans; and

●	the AMF Portfolio Mortgage Loan (1.0%), amortizes based on the assumed principal and interest payment schedule attached to this prospectus as Annex F.

To the extent that the Mortgage Loans have characteristics that differ from those assumed in preparing the tables set forth below, a class of Offered Certificates may mature earlier or later than indicated by the tables. The tables set forth below are for illustrative purposes only and it is highly unlikely that the Mortgage Loans will actually prepay at any constant rate until maturity or that all the Mortgage Loans will prepay at the same rate. In addition, variations in the actual prepayment experience and the balance of the Mortgage Loans that prepay may increase or decrease the percentages of initial Certificate Balances (and weighted average lives) shown in the following tables. These variations may occur even if the average prepayment experience of the Mortgage Loans were to equal any of the specified CPY percentages. Investors should not rely on the prepayment assumptions set forth in this prospectus and are urged to conduct their own analyses of the rates at which the Mortgage Loans may be expected to prepay, based on their own assumptions. Furthermore, in light of the recent COVID-19 pandemic, several of the Modeling Assumptions (particularly, those regarding the timely receipt of all scheduled loan payments and the absence of any delinquencies, defaults, forbearances, loan modifications and advances) may not prove to be entirely accurate. Based on the foregoing assumptions, the following tables indicate the resulting weighted average lives of each class of Offered Certificates that is also a Principal Balance Certificate and set forth the percentage of the initial Certificate Balance of each class of Offered Certificates that is also a Principal Balance Certificate that would be outstanding after each of the dates shown at the indicated CPYs.

Percent of the Initial Certificate Balance
of the Class A-1 Certificates at the Respective CPYs
Set Forth Below:

Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Closing Date	100%	100%	100%	100%	100%
April 2023	86%	86%	86%	86%	86%
April 2024	67%	67%	67%	67%	67%
April 2025	45%	45%	45%	45%	45%
April 2026	20%	20%	20%	20%	20%
April 2027 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	2.71	2.68	2.67	2.67	2.66

Percent of the Initial Certificate Balance
of the Class A-2 Certificates at the Respective CPYs
Set Forth Below:

Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Closing Date	100%	100%	100%	100%	100%
April 2023	100%	100%	100%	100%	100%
April 2024	100%	100%	100%	100%	100%
April 2025	100%	100%	100%	100%	100%
April 2026	100%	100%	100%	100%	100%
April 2027 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	4.67	4.65	4.62	4.58	4.31

Percent of the Initial Certificate Balance
of the Class A-3 Certificates at the Respective CPYs
Set Forth Below:

Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Closing Date	100%	100%	100%	100%	100%
April 2023	100%	100%	100%	100%	100%
April 2024	100%	100%	100%	100%	100%
April 2025	100%	100%	100%	100%	100%
April 2026	100%	100%	100%	100%	100%
April 2027	100%	100%	100%	100%	100%
April 2028	100%	100%	100%	100%	100%
April 2029 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	6.82	6.78	6.74	6.69	6.39

Percent of the Maximum Initial Certificate Balance ($220,000,000)(1)
of the Class A-4 Certificates at the Respective CPYs
Set Forth Below:

Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Closing Date	100%	100%	100%	100%	100%
April 2023	100%	100%	100%	100%	100%
April 2024	100%	100%	100%	100%	100%
April 2025	100%	100%	100%	100%	100%
April 2026	100%	100%	100%	100%	100%
April 2027	100%	100%	100%	100%	100%
April 2028	100%	100%	100%	100%	100%
April 2029	100%	100%	100%	100%	100%
April 2030	100%	100%	100%	100%	100%
April 2031	100%	100%	100%	100%	100%
April 2032 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	9.70	9.67	9.62	9.56	9.36

(1)	The exact initial Certificate Balance of the Class A-4 certificates is unknown and will be determined based on final pricing of that Class. The information in the chart above is based on the maximum potential initial Certificate Balance of the Class A-4 certificates, however, the actual Certificate Balance may be less than the maximum shown, in which case the Weighted Average Lives may be different than those shown above.

Percent of the Minimum Initial Certificate Balance ($0)(1)
of the Class A-4 Certificates at the Respective CPYs
Set Forth Below:

Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Closing Date	NAP	NAP	NAP	NAP	NAP
April 2023	NAP	NAP	NAP	NAP	NAP
April 2024	NAP	NAP	NAP	NAP	NAP
April 2025	NAP	NAP	NAP	NAP	NAP
April 2026	NAP	NAP	NAP	NAP	NAP
April 2027	NAP	NAP	NAP	NAP	NAP
April 2028	NAP	NAP	NAP	NAP	NAP
April 2029	NAP	NAP	NAP	NAP	NAP
April 2030	NAP	NAP	NAP	NAP	NAP
April 2031	NAP	NAP	NAP	NAP	NAP
April 2032 and thereafter	NAP	NAP	NAP	NAP	NAP
Weighted Average Life (years)	NAP	NAP	NAP	NAP	NAP

(1)	The exact initial Certificate Balance of the Class A-4 certificates is unknown and will be determined based on final pricing of that Class. The information in the chart above is based on the minimum potential initial Certificate Balance of the Class A-4 certificates, however, the actual Certificate Balance may be greater than the minimum shown, in which case the Weighted Average Lives may be different than those shown above.

Percent of the Maximum Initial Certificate Balance ($497,300,000)(1)
of the Class A-5 Certificates at the Respective CPYs
Set Forth Below:

Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Closing Date	100%	100%	100%	100%	100%
April 2023	100%	100%	100%	100%	100%
April 2024	100%	100%	100%	100%	100%
April 2025	100%	100%	100%	100%	100%
April 2026	100%	100%	100%	100%	100%
April 2027	100%	100%	100%	100%	100%
April 2028	100%	100%	100%	100%	100%
April 2029	100%	100%	100%	100%	100%
April 2030	100%	100%	100%	100%	100%
April 2031	100%	100%	100%	100%	100%
April 2032 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	9.76	9.74	9.72	9.68	9.47

(1)	The exact initial Certificate Balance of the Class A-5 certificates is unknown and will be determined based on final pricing of that Class. The information in the chart above is based on the maximum potential initial Certificate Balance of the Class A-5 certificates, however, the actual Certificate Balance may be less than the maximum shown, in which case the Weighted Average Lives may be different than those shown above.

Percent of the Minimum Initial Certificate Balance ($277,300,000)(1)
of the Class A-5 Certificates at the Respective CPYs
Set Forth Below:

Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Closing Date	100%	100%	100%	100%	100%
April 2023	100%	100%	100%	100%	100%
April 2024	100%	100%	100%	100%	100%
April 2025	100%	100%	100%	100%	100%
April 2026	100%	100%	100%	100%	100%
April 2027	100%	100%	100%	100%	100%
April 2028	100%	100%	100%	100%	100%
April 2029	100%	100%	100%	100%	100%
April 2030	100%	100%	100%	100%	100%
April 2031	100%	100%	100%	100%	100%
April 2032 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	9.81	9.80	9.79	9.77	9.57

(1)	The exact initial Certificate Balance of the Class A-5 certificates is unknown and will be determined based on final pricing of that Class. The information in the chart above is based on the minimum potential initial Certificate Balance of the Class A-5 certificates, however, the actual Certificate Balance may be greater than the minimum shown, in which case the Weighted Average Lives may be different than those shown above.

Percent of the Initial Certificate Balance
of the Class A-SB Certificates at the Respective CPYs
Set Forth Below:

Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Closing Date	100%	100%	100%	100%	100%
April 2023	100%	100%	100%	100%	100%
April 2024	100%	100%	100%	100%	100%
April 2025	100%	100%	100%	100%	100%
April 2026	100%	100%	100%	100%	100%
April 2027	94%	94%	94%	94%	94%
April 2028	76%	76%	76%	76%	76%
April 2029	55%	55%	55%	55%	56%
April 2030	34%	34%	34%	34%	34%
April 2031	12%	12%	12%	12%	12%
April 2032 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	7.25	7.25	7.25	7.25	7.26

Percent of the Initial Certificate Balance
of the Class A-S Certificates at the Respective CPYs
Set Forth Below:

Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Closing Date	100%	100%	100%	100%	100%
April 2023	100%	100%	100%	100%	100%
April 2024	100%	100%	100%	100%	100%
April 2025	100%	100%	100%	100%	100%
April 2026	100%	100%	100%	100%	100%
April 2027	100%	100%	100%	100%	100%
April 2028	100%	100%	100%	100%	100%
April 2029	100%	100%	100%	100%	100%
April 2030	100%	100%	100%	100%	100%
April 2031	100%	100%	100%	100%	100%
April 2032 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	9.92	9.92	9.90	9.86	9.61

Percent of the Initial Certificate Balance
of the Class B Certificates at the Respective CPYs
Set Forth Below:

Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Closing Date	100%	100%	100%	100%	100%
April 2023	100%	100%	100%	100%	100%
April 2024	100%	100%	100%	100%	100%
April 2025	100%	100%	100%	100%	100%
April 2026	100%	100%	100%	100%	100%
April 2027	100%	100%	100%	100%	100%
April 2028	100%	100%	100%	100%	100%
April 2029	100%	100%	100%	100%	100%
April 2030	100%	100%	100%	100%	100%
April 2031	100%	100%	100%	100%	100%
April 2032 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	9.92	9.92	9.92	9.92	9.67

Percent of the Initial Certificate Balance
of the Class C Certificates at the Respective CPYs
Set Forth Below:

Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Closing Date	100%	100%	100%	100%	100%
April 2023	100%	100%	100%	100%	100%
April 2024	100%	100%	100%	100%	100%
April 2025	100%	100%	100%	100%	100%
April 2026	100%	100%	100%	100%	100%
April 2027	100%	100%	100%	100%	100%
April 2028	100%	100%	100%	100%	100%
April 2029	100%	100%	100%	100%	100%
April 2030	100%	100%	100%	100%	100%
April 2031	100%	100%	100%	100%	100%
April 2032 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	9.92	9.92	9.92	9.92	9.76

Pre-Tax Yield to Maturity Tables

The following tables indicate the approximate pre-tax yield to maturity on a corporate bond equivalent basis on the Offered Certificates for the specified CPYs based on the assumptions set forth under “—Weighted Average Life” above. It was further assumed that the purchase price of the Offered Certificates is as specified in the tables below, expressed as a percentage of the initial Certificate Balance or Notional Amount, as applicable, plus accrued interest from April 1, 2022 to the Closing Date.

The yields set forth in the following tables were calculated by determining the monthly discount rates that, when applied to the assumed streams of cash flows to be paid on the applicable class of Offered Certificates, would cause the discounted present value of such assumed stream of cash flows to equal the assumed purchase price of such class plus accrued interest, and by converting such monthly rates to semi-annual corporate bond equivalent rates. Such calculations do not take into account shortfalls in collection of interest due to prepayments (or other liquidations) of the Mortgage Loans or the interest rates at which investors may be able to reinvest funds received by them as distributions on the applicable class of certificates (and, accordingly, do not purport to reflect the return on any investment in the applicable class of Offered Certificates when such reinvestment rates are considered).

The characteristics of the Mortgage Loans may differ from those assumed in preparing the tables below. In addition, we cannot assure you that the Mortgage Loans will prepay in accordance with the above assumptions at any of the rates shown in the tables or at any other particular rate, that the cash flows on the applicable class of Offered Certificates will correspond to the cash flows shown in this prospectus or that the aggregate purchase price of such class of Offered Certificates will be as assumed. In addition, it is unlikely that the Mortgage Loans will prepay in accordance with the above assumptions at any of the specified CPYs until maturity or that all the Mortgage Loans will so prepay at the same rate. Timing of changes in the rate of prepayments may significantly affect the actual yield to maturity to investors, even if the average rate of principal prepayments is consistent with the expectations of investors. Investors must make their own decisions as to the appropriate prepayment assumption to be used in deciding whether to purchase any class of Offered Certificates. Furthermore, in light of the recent COVID-19 pandemic, several of the Modeling Assumptions (particularly, those regarding the timely receipt of all scheduled loan payments and the absence of any delinquencies, defaults, forbearances, loan modifications and advances) may not prove to be entirely accurate.

For purposes of this prospectus, prepayment assumptions with respect to the Mortgage Loans are presented in terms of the CPY model described under “—Weighted Average Life” above.

Pre-Tax Yield to Maturity for the Class A-1 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-1 certificates (excluding accrued interest))	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY

Pre-Tax Yield to Maturity for the Class A-2 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-2 certificates (excluding accrued interest))	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY

Pre-Tax Yield to Maturity for the Class A-3 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-3 certificates (excluding accrued interest))	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY

Pre-Tax Yield to Maturity for the Class A-4 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-4 certificates (excluding accrued interest))	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY

Pre-Tax Yield to Maturity for the Class A-5 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-5 certificates (excluding accrued interest))	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY

Pre-Tax Yield to Maturity for the Class A-SB Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-SB certificates (excluding accrued interest))	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY

Pre-Tax Yield to Maturity for the Class X-A Certificates

Assumed Purchase Price (% of Initial Notional Amount of Class X-A certificates (excluding accrued interest))	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY

Pre-Tax Yield to Maturity for the Class X-B Certificates

Assumed Purchase Price (% of Initial Notional Amount of Class X-B certificates (excluding accrued interest))	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY

Pre-Tax Yield to Maturity for the Class A-S Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-S certificates (excluding accrued interest))	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY

Pre-Tax Yield to Maturity for the Class B Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class B certificates (excluding accrued interest))	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY

Pre-Tax Yield to Maturity for the Class C Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class C certificates (excluding accrued interest))	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY

Material Federal Income Tax Considerations

General

The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of the certificates. The discussion below does not purport to address all federal income tax consequences that may be applicable to particular categories of investors (such as banks, insurance companies, securities dealers, foreign persons, investors whose functional currency is not the U.S. dollar, and investors that hold the certificates as part of a “straddle” or “conversion transaction”), some of which may be subject to special rules. The authorities on which this discussion is based are subject to change or differing interpretations, and any such change or interpretation could apply retroactively. This discussion reflects the applicable provisions of the Internal Revenue Code of 1986, as amended (the “Code”), as well as regulations (the “Treasury Regulations”) promulgated by the U.S. Department of the Treasury and the IRS. Investors are encouraged to consult their tax advisors in determining the federal, state, local or any other tax consequences to them of the purchase, ownership and disposition of the certificates.

Two separate real estate mortgage investment conduit (“REMIC”) elections will be made with respect to designated portions of the issuing entity (the “Lower-Tier REMIC” and the “Upper-Tier REMIC”). The Lower-Tier REMIC will hold the Mortgage Loans (excluding the entitlement to collections of Excess Interest) and certain other assets and will issue (i) certain classes of regular interests (the “Lower-Tier Regular Interests”) to the Upper-Tier REMIC and (ii) an uncertificated interest represented by the Class R certificates as the sole class of “residual interests” in the Lower-Tier REMIC.

The Upper-Tier REMIC will hold the Lower-Tier Regular Interests and will issue (i) the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class X-A, Class X-B, Class X-D, Class X-F, Class A-S, Class B, Class C, Class D, Class E, Class F, Class G-RR and Class H-RR certificates and the regular interests that correspond in the aggregate to the VRR Interest (in the case of the Class RR certificates and the RR Interest, excluding the right to receive Excess Interest), each representing a regular interest in the Upper-Tier REMIC (the “Regular Interests”) and (ii) an uncertificated interest represented by the Class R certificates as the sole class of “residual interests” in the Upper-Tier REMIC.

Qualification as a REMIC requires ongoing compliance with certain conditions. Assuming (i) the making of appropriate elections, (ii) compliance with the PSA and the Intercreditor Agreements, (iii) compliance with the provisions of any Non-Serviced PSA and any amendments thereto and the continued qualification of the REMICs formed under any Non-Serviced PSA and (iv) compliance with any changes in the law, including any amendments to the Code or applicable Treasury Regulations thereunder, in the opinion of Cadwalader, Wickersham & Taft LLP, special tax counsel to the depositor, (a) each Trust REMIC will qualify as a REMIC on the Closing Date and thereafter, (b) each of the Lower-Tier Regular Interests will constitute a class of “regular interests” in the Lower-Tier REMIC, (c) each of the Regular Interests will constitute a class of “regular interests” in the Upper-Tier REMIC, and (d) the Class R certificates will evidence the sole class of “residual interests” in each of the Upper-Tier REMIC and Lower-Tier REMIC.

In addition, in the opinion of Cadwalader, Wickersham & Taft LLP, special tax counsel to the depositor, (a) the portion of the issuing entity consisting of the Excess Interest and the Excess Interest Distribution Account will be treated as a grantor trust (the “Grantor Trust”) for federal income tax purposes under chapter 1, subpart J, part I, subchapter E of the Code, (b) the VRR Interest will represent undivided beneficial interests in the VRR Percentage of the Excess Interest and the Excess Interest Distribution Account under Section 671 of the Code and (c) the Class S Certificates will represent undivided beneficial interests in the Non-VRR Percentage of the Excess Interest and the Excess Interest Distribution Account under Section 671 of the Code.

Qualification as a REMIC

In order for each Trust REMIC to qualify as a REMIC, there must be ongoing compliance on the part of such Trust REMIC with the requirements set forth in the Code. Each Trust REMIC must fulfill an asset test, which requires that no more than a de minimis portion of the assets of such Trust REMIC, as of the close of the third calendar month beginning after the Closing Date (which for purposes of this discussion is the date of the issuance of the Regular Interests, the “Startup Day”) and at all times thereafter, may consist of assets other than “qualified mortgages” and “permitted investments”. The Treasury Regulations provide a safe harbor pursuant to which the de minimis requirements will be met if at all times the aggregate adjusted basis of the nonqualified assets is less than 1% of the aggregate adjusted basis of all such Trust REMIC’s assets. Each Trust REMIC also must provide “reasonable arrangements” to prevent its residual interest from being held by “disqualified organizations” or their agents and must furnish applicable tax information to transferors or agents that violate this restriction. The PSA will provide that no legal or beneficial interest in the Class R certificates may be transferred or registered unless certain conditions, designed to prevent violation of this restriction, are met. It is expected that each Trust REMIC will qualify as a REMIC at all times that any of its regular interests are outstanding.

A qualified mortgage is any obligation that is principally secured by an interest in real property and that is either transferred to a REMIC on the Startup Day or is purchased by a REMIC within a 3 month period thereafter pursuant to a fixed price contract in effect on the Startup Day. Qualified mortgages include (i) whole mortgage loans or split-note interests in such mortgage loans, such as the Mortgage Loans; provided that, in general, (a) the fair market value of the real property security (including buildings and structural components of the real property security) (reduced by (1) the amount of any lien on the real property security that is senior to the Mortgage Loan and (2) a proportionate amount of any lien on the real property security that is in parity with the Mortgage Loan) is at least 80% of the aggregate principal balance of such Mortgage Loan either at origination or as of the Startup Day (a loan-to-value ratio of not more than 125% with respect to the real property security) or (b) substantially all the proceeds of the Mortgage Loan or the underlying mortgages were used to acquire, improve or protect an interest in real property that, at the date of origination, was the only security for the Mortgage Loan, and (ii) regular interests in another REMIC, such as the Lower-Tier Regular Interests that will be held by the Upper-Tier REMIC. If a Mortgage Loan was not in fact principally secured by real property or is otherwise not a qualified mortgage, it must be disposed of within 90 days of discovery of such defect, or otherwise ceases to be a qualified mortgage after such 90-day period.

Permitted investments include “cash flow investments”, “qualified reserve assets” and “foreclosure property”. A cash flow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until the next scheduled distribution to holders of interests in the Trust REMICs. A qualified reserve asset is any intangible property held for investment that is part of any reasonably required reserve maintained by the REMIC to provide for payments of expenses of the REMIC or amounts due on its regular or residual interests in the event of defaults (including delinquencies) on the qualified mortgages, lower than expected reinvestment returns, Prepayment Interest Shortfalls and certain other contingencies. The Trust REMICs will not hold any qualified reserve assets. Foreclosure property is real property acquired by a REMIC in connection with the default or imminent default of a qualified mortgage and maintained by the REMIC in compliance with applicable rules and personal property that is incidental to such real property; provided that the mortgage loan sellers had no knowledge or reason to know, as of the Startup Day, that such a default had occurred or would occur. Foreclosure property may generally not be held after the close of the third calendar year beginning after the date the issuing entity acquires such property, with one extension that may be granted by the IRS.

A mortgage loan held by a REMIC will fail to be a qualified mortgage if it is “significantly modified” unless default is “reasonably foreseeable” or where the servicer believes there is a “significant risk of default” upon maturity of the mortgage loan or at an earlier date, and that by making such modification the risk of default is substantially reduced. A mortgage loan held by a REMIC will not be considered to have been “significantly modified” following the release of the lien on a portion of the real property collateral if (a) the release is pursuant to a defeasance permitted under the mortgage loan documents that occurs more than two years after the startup day of the REMIC or (b) following the release the loan-to-value ratio for the mortgage loan is not more than 125% with respect to the real property security. Furthermore, if the release is not pursuant to a defeasance and following the release the loan-to-value ratio for the mortgage loan is greater than 125%, the mortgage loan will continue to be a qualified mortgage if the release is part of a “qualified paydown transaction” in accordance with Revenue Procedure 2010-30.

In addition to the foregoing requirements, the various interests in a REMIC also must meet certain requirements. All of the interests in a REMIC must be either of the following: (i) one or more classes of regular interests or (ii) a single class of residual interests on which distributions, if any, are made pro rata. A regular interest is an interest in a REMIC that is issued on the Startup Day with fixed terms, is designated as a regular interest, and unconditionally entitles the holder to receive a specified principal amount (or other similar amount), and provides that interest payments (or other similar amounts), if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on the qualified mortgages. The rate on the specified portion may be a fixed rate, a variable rate, or the difference between one fixed or qualified variable rate and another fixed or qualified variable rate. The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero. An interest in a REMIC may be treated as a regular interest even if payments of principal with respect to such interest are subordinated to payments on other regular interests or the residual interest in the REMIC, and are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, expenses incurred by the REMIC or Prepayment Interest Shortfalls. A residual interest is an interest in a REMIC other than a regular interest that is issued on the Startup Day that is designated as a residual interest. Accordingly, each of the Lower-Tier Regular Interests will constitute a class of regular interests in the Lower-Tier REMIC, each of the Regular Interests will constitute a class of regular interests in the Upper-Tier REMIC, and the Class R certificates will represent the sole class of residual interests in each of the Upper-Tier REMIC and Lower-Tier REMIC.

If an entity fails to comply with one or more of the ongoing requirements of the Code for status as a REMIC during any taxable year, the Code provides that the entity or applicable portion of it will not be treated as a REMIC for such year and thereafter. In this event, any entity with debt obligations with two or more maturities, such as the Trust REMICs, may be treated as a separate association taxable as a corporation under Treasury Regulations, and the certificates may be treated as equity interests in such an association. The Code, however, authorizes the Treasury Department to issue regulations that address situations where failure to meet one or more of the requirements for REMIC status occurs inadvertently and in good faith. Investors should be aware, however, that the Conference Committee Report to the Tax Reform Act of 1986 (the “1986 Act”) indicates that the relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of a REMIC’s income for the period of time in which the requirements for REMIC status are not satisfied.

Status of Offered Certificates

Offered Certificates held by a real estate investment trust will constitute “real estate assets” within the meaning of Code Section 856(c)(5)(B), and interest (including original issue discount or “OID”) on the Offered Certificates will be considered “interest on obligations secured by mortgages on real property or on interests in real property” within the meaning of Code Section 856(c)(3)(B) in the same proportion that, for both purposes, the assets of the issuing entity would be so treated. For purposes of Code Section 856(c)(5)(B), payments of principal and interest on the Mortgage Loans that are reinvested pending distribution to holders of Offered Certificates qualify for such treatment. Offered Certificates held by a domestic building and loan association will be treated as “loans . . . secured by an interest in real property which is . . . residential real property” within the meaning of Code Section 7701(a)(19)(C)(v) or as other assets described in Code Section 7701(a)(19)(C) only to the extent the Mortgage Loans are secured by residential real property. As of the Cut-off Date, forty-three (43) of the Mortgaged Properties (collectively, 12.6%) securing or partially securing nine (9) Mortgage Loans are, in whole or in part, multifamily properties or mixed use properties with a multifamily component. Holders of Offered Certificates should consult their tax advisors whether the foregoing percentage or some other percentage applies to their Offered Certificates. If at all times 95% or more of the assets of the issuing entity qualify for each of the foregoing treatments, the Offered Certificates will qualify for the corresponding status in their entirety. For the purposes of the foregoing determinations, the Trust REMICs will be treated as a single REMIC. In addition, the Mortgage Loans that have been defeased with government securities will not qualify for such treatment. Offered Certificates will be “qualified mortgages” within the meaning of Code Section 860G(a)(3) for another REMIC if transferred to that REMIC within a prescribed time period in exchange for regular or residual interests in that REMIC. Moreover, Offered Certificates held by certain financial institutions will constitute an “evidence of indebtedness” within the meaning of Code Section 582(c)(1).

Taxation of Regular Interests

General

Each class of Regular Interests (whether held directly or indirectly) represents a regular interest in the Upper-Tier REMIC. The Regular Interests will represent newly originated debt instruments for federal income tax purposes. In general, interest, OID and market discount on a Regular Interest will be treated as ordinary income to the holder of a Regular Interest (a “Regular Interestholder”), and principal payments on a Regular Interest will be treated as a return of capital to the extent of the Regular Interestholder’s basis in the Regular Interest. Regular Interestholders must use the accrual method of accounting with regard to the Regular Interests, regardless of the method of accounting otherwise used by such Regular Interestholders.

Original Issue Discount

Holders of Regular Interests issued with OID generally must include OID in ordinary income for federal income tax purposes as it accrues in accordance with the constant yield method, which takes into account the compounding of interest, in advance of receipt of the cash attributable to such income. The following discussion is based on temporary and final Treasury Regulations (the “OID Regulations”) under Code Sections 1271 through 1273 and 1275 and on the provisions of the 1986 Act. Regular Interestholders should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Regular Interests. To the extent such issues are not addressed in the OID Regulations, the certificate administrator will apply the methodology described in the Conference Committee Report to the 1986 Act. No assurance can be provided that the IRS will not take a different position on matters not currently addressed by the OID Regulations. Moreover, the OID Regulations include an anti-abuse rule allowing the IRS to apply or depart from the OID Regulations if necessary or appropriate to ensure a reasonable tax result in light of the applicable statutory provisions. A tax result will not be considered unreasonable under the anti-abuse rule, however, in the absence of a substantial effect on the present value of a taxpayer’s tax liability. Investors are encouraged to consult their own tax advisors as to the discussion in this prospectus and the appropriate method for reporting interest and OID with respect to the Regular Interests.

Each Regular Interest will be treated as an installment obligation for purposes of determining the OID includible in a Regular Interestholder’s income. The total amount of OID on a Regular Interest is the excess of the “stated redemption price at maturity” of the Regular Interest over its “issue price”. The issue price of a class of Regular Interests is the first price at which a substantial amount of Regular Interests of such class is sold to investors (excluding bond houses, brokers and underwriters). Although unclear under the OID Regulations, the certificate administrator will treat the issue price of Regular Interests for which there is no substantial sale as of the issue date as the fair market value of such Regular Interests as of the issue date. The issue price of the Regular Interests also includes the amount paid by an initial Regular Interestholder for accrued interest that relates to a period prior to the issue date of such class of Regular Interests. The stated redemption price at maturity of a Regular Interest is the sum of all payments provided by the debt instrument other than any qualified stated interest payments. Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or a qualified variable rate; provided that such interest payments are unconditionally payable at intervals of one year or less during the entire term of the obligation. Because there is no penalty or default remedy in the case of nonpayment of interest with respect to a Regular Interest, it is possible that no interest on any class of Regular Interests will be treated as qualified stated interest. However, because the Mortgage Loans provide for remedies in the event of default, the certificate administrator will treat all payments of stated interest on the Regular Interests (other than the Class X Certificates) as qualified stated interest (other than accrued interest distributed on the first Distribution Date for the number of days that exceed the interval between the Closing Date and the first Distribution Date). Based upon the anticipated issue price of each such class and a stated redemption price equal to the par amount of each such class (plus such excess interest accrued thereon), it is anticipated that the Class  certificates will be issued with OID for federal income tax purposes.

It is anticipated that the certificate administrator will treat the Class X-A and Class X-B certificates as having no qualified stated interest. Such classes will be considered to be issued with OID in an amount equal to the excess of all distributions of interest expected to be received on such classes over their respective issue prices (including interest accrued prior to the Closing Date). Any “negative” amounts of OID on such classes attributable to rapid prepayments with respect to the Mortgage Loans will not be deductible currently. The holder of a Class X-A or Class X-B certificate may be entitled to a deduction for a loss, which may be a capital loss, to the extent it becomes certain that such holder will not recover a portion of its basis in such class, assuming no further prepayments.

Under a de minimis rule, OID on a Regular Interest will be considered to be zero if such OID is less than 0.25% of the stated redemption price at maturity of the Regular Interest multiplied by the weighted average maturity of the Regular Interest. For this purpose, the weighted average maturity of the Regular Interest is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Regular Interest and the denominator of which is the stated redemption price at maturity or Anticipated Repayment Date of the Regular Interest. The Conference Committee Report to the 1986 Act provides that the schedule of such distributions should be determined in accordance with the assumed rate of prepayment on the Mortgage Loans used in pricing the transaction, namely, 0% CPR; provided that it is assumed that any ARD Loan repays on its anticipated repayment date (the “Prepayment Assumption”). See “Yield and Maturity Considerations—Weighted Average Life” above. Holders generally must report de minimis OID pro rata as principal payments are received, and such income will be capital gain if the Regular Interest is held as a capital asset. Under the OID Regulations, however, Regular Interestholders may elect to accrue all de minimis OID, as well as market discount and premium, under the constant yield method. See “—Election To Treat All Interest Under the Constant Yield Method” below. Based on the foregoing, it is anticipated that the Class  certificates will be issued with de minimis OID for federal income tax purposes.

A holder of a Regular Interest issued with OID generally must include in gross income for any taxable year the sum of the “daily portions”, as defined below, of the OID on the Regular Interest accrued during an accrual period for each day on which it holds the Regular Interest, including the date of purchase but excluding the date of disposition. With respect to each such Regular Interest, a calculation will be made of the OID that accrues during each successive full accrual period that ends on the day prior to each Distribution Date with respect to the Regular Interests, assuming that prepayments and extensions with respect to the Mortgage Loans will be made in accordance with the Prepayment Assumption. The OID accruing in a full accrual period will be the excess, if any, of (i) the sum of (a) the present value of all of the remaining distributions to be made on the Regular Interest as of the end of that accrual period and (b) the distributions made on the Regular Interest during the accrual period that are included in the Regular Interest’s stated redemption price at maturity, over (ii) the adjusted issue price of the Regular Interest at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence is calculated based on (i) the yield to maturity of the Regular Interest as of the Startup Day, (ii) events (including actual prepayments) that have occurred prior to the end of the accrual period and (iii) the assumption that the remaining payments will be made in accordance with the original Prepayment Assumption. For these purposes, the adjusted issue price of a Regular Interest at the beginning of any accrual period equals the issue price of the Regular Interest, increased by the aggregate amount of OID with respect to the Regular Interest that accrued in all prior accrual periods and reduced by the amount of distributions included in the Regular Interest’s stated redemption price at maturity that were made on the Regular Interest that were attributable to such prior periods. The OID accruing during any accrual period (as determined in this paragraph) will then be divided by the number of days in the period to determine the daily portion of OID for each day in the period.

Under the method described above, the daily portions of OID required to be included as ordinary income by a Regular Interestholder (other than a holder of a Regular Interest related to a Class X-A or Class X-B certificate) generally will increase to take into account prepayments on the Regular Interests as a result of prepayments on the Mortgage Loans that exceed the Prepayment Assumption, and generally will decrease (but not below zero for any period) if the prepayments are slower than the Prepayment Assumption. Due to the unique nature of interest-only certificates, the preceding sentence may not apply in the case of the Class X-A or Class X-B certificates.

Acquisition Premium

A purchaser of a Regular Interest at a price greater than its adjusted issue price and less than its remaining stated redemption price at maturity will be required to include in gross income the daily portions of the OID on the Regular Interest reduced pro rata by a fraction, the numerator of which is the excess of its purchase price over such adjusted issue price and the denominator of which is the excess of the remaining stated redemption price at maturity over the adjusted issue price. Alternatively, such a purchaser may elect to treat all such acquisition premium under the constant yield method, as described under “—Election To Treat All Interest Under the Constant Yield Method” below.

Market Discount

A purchaser of a Regular Interest also may be subject to the market discount rules of Code Sections 1276 through 1278. Under these Code sections and the principles applied by the OID Regulations in the context of OID, “market discount” is the amount by which the purchaser’s original basis in the Regular Interest (i) is exceeded by the remaining outstanding principal payments and non-qualified stated interest payments due on the Regular Interest, or (ii) in the case of a Regular Interest having OID, is exceeded by the adjusted issue price of such Regular Interest at the time of purchase. Such purchaser generally will be required to recognize ordinary income to the extent of accrued market discount on such Regular Interest as distributions includible in its stated redemption price at maturity are received, in an amount not exceeding any such distribution. Such market discount would accrue in a manner to be provided in Treasury Regulations and should take into account the Prepayment Assumption. The Conference Committee Report to the 1986 Act provides that until such regulations are issued, such market discount would accrue, at the election of the holder, either (i) on the basis of a constant interest rate or (ii) in the ratio of interest accrued for the relevant period to the sum of the interest accrued for such period plus the remaining interest after the end of such period, or, in the case of classes issued with OID, in the ratio of OID accrued for the relevant period to the sum of the OID accrued for such period plus the remaining OID after the end of such period. Such purchaser also generally will be required to treat a portion of any gain on a sale or exchange of the Regular Interest as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated redemption price at maturity were received. Such purchaser will be required to defer deduction of a portion of the excess of the interest paid or accrued on indebtedness incurred to purchase or carry the Regular Interest over the interest (including OID) distributable on the Regular Interest. The deferred portion of such interest expense in any taxable year generally will not exceed the accrued market discount on the Regular Interest for such year. Any such deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the Regular Interest is disposed of. As an alternative to the inclusion of market discount in income on the foregoing basis, the Regular Interestholder may elect to include market discount in income currently as it accrues, in which case the interest deferral rule will not apply. The election, if made, will apply to all market discount instruments acquired by such Regular Interestholder as of the first day of the taxable year for which the election is made and to all market discount instruments acquired thereafter. It is irrevocable except with the approval of the IRS. See “—Election To Treat All Interest Under the Constant

Yield Method” below regarding making the election under Code Section 1278 and an alternative manner in which such election may be deemed to be made.

Market discount with respect to a Regular Interest will be considered to be zero if such market discount is less than 0.25% of the remaining stated redemption price at maturity of such Regular Interest multiplied by the weighted average maturity of the Regular Interest remaining after the date of purchase. For this purpose, the weighted average maturity is determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each such distribution included in the stated redemption price at maturity of the Regular Interest and the denominator of which is the total stated redemption price at maturity of the Regular Interest. It appears that de minimis market discount would be reported pro rata as principal payments are received. Treasury Regulations implementing the market discount rules have not yet been proposed, and investors should therefore consult their own tax advisors regarding the application of these rules as well as the advisability of making any of the elections with respect to such rules. Investors should also consult Revenue Procedure 92-67 concerning the elections to include market discount in income currently and to accrue market discount on the basis of the constant yield method.

Premium

A Regular Interest purchased upon initial issuance or in the secondary market at a cost greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium. If the Regular Interestholder holds such Regular Interest as a “capital asset” within the meaning of Code Section 1221, the Regular Interestholder may elect under Code Section 171 to amortize such premium under the constant yield method. The election, if made, will apply to all premium bonds (other than tax-exempt bonds) held by such Regular Interestholder as of the first day of the taxable year for which the election is made and to all market discount instruments acquired thereafter. See “—Election To Treat All Interest Under the Constant Yield Method” below regarding making the election under Code Section 171 and an alternative manner in which the Code Section 171 election may be deemed to be made. Final Treasury Regulations under Code Section 171 do not, by their terms, apply to prepayable obligations such as the Regular Interests. The Conference Committee Report to the 1986 Act indicates a congressional intent that the same rules that will apply to the accrual of market discount on installment obligations will also apply to amortizing bond premium under Code Section 171 on installment obligations such as the Regular Interests, although it is unclear whether the alternatives to the constant interest method described above under “—Market Discount” are available. Amortizable bond premium will be treated as an offset to interest income on a Regular Interest rather than as a separate deduction item. It is anticipated that the Class  certificates will be issued at a premium for federal income tax purposes.

Election To Treat All Interest Under the Constant Yield Method

A holder of a debt instrument such as a Regular Interest may elect to treat all interest that accrues on the instrument using the constant yield method, with none of the interest being treated as qualified stated interest. For purposes of applying the constant yield method to a debt instrument subject to such an election, (i) “interest” includes stated interest, OID, de minimis OID, market discount and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium and (ii) the debt instrument is treated as if the instrument were issued on the holder’s acquisition date in the amount of the holder’s adjusted basis immediately after acquisition. It is unclear whether, for this purpose, the initial Prepayment Assumption would continue to apply or if a new prepayment assumption as of the date of the holder’s acquisition would apply. A holder generally may make such an election on an instrument by instrument basis or for a class or group of debt instruments. However, if the holder makes such an election with respect to a debt instrument with amortizable bond premium or with market discount, the holder is deemed to have made elections to amortize bond premium or to report market discount income currently as it accrues under the constant yield method, respectively, for all taxable premium bonds held or acquired or market discount bonds acquired by the holder on the first day of the year of the election or thereafter. The election is made on the holder’s federal income tax return for the year in which the debt instrument is acquired and is irrevocable except with the approval of the IRS. Investors are encouraged to consult their tax advisors regarding the advisability of making such an election.

Treatment of Losses

Holders of the Regular Interests will be required to report income with respect to the Regular Interests on the accrual method of accounting, without giving effect to delays or reductions in distributions attributable to defaults or delinquencies on the Mortgage Loans, except to the extent it can be established that such losses are uncollectible. A Regular Interestholder may have income, or may incur a diminution in cash flow as a result of a default or delinquency, but may not be able to take a deduction (subject to the discussion below) for the corresponding loss until a subsequent taxable year. In this regard, investors are cautioned that while they generally may cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the IRS may take the position that OID must continue to be accrued in spite of its uncollectibility until the debt instrument is disposed of in a taxable transaction or becomes worthless in accordance with the rules of Code Section 166. The following discussion may not apply to holders of interest-only Regular Interests. Under Code Section 166, it appears that the holders of Regular Interests that are corporations or that otherwise hold the Regular Interests in connection with a trade or business should in general be allowed to deduct as an ordinary loss any such loss sustained (and not previously deducted) during the taxable year on account of any such Regular Interests becoming wholly or partially worthless, and that, in general, the Regular Interestholders that are not corporations and do not hold the Regular Interests in connection with a trade or business will be allowed to deduct as a short term capital loss any loss with respect to principal sustained during the taxable year on account of such Regular Interests becoming wholly worthless. Although the matter is not free from doubt, such non-corporate holders of Regular Interests should be allowed a bad debt deduction at such time as the certificate balance of any class of such Regular Interests is reduced to reflect losses on the Mortgage Loans below such holder’s basis in the Regular Interests. The IRS, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect such losses only after the classes of Regular Interests have been otherwise retired. The IRS could also assert that losses on a class of Regular Interests are deductible based on some other method that may defer such deductions for all holders, such as reducing future cash flow for purposes of computing OID. This may have the effect of creating “negative” OID that, with the possible exception of the method discussed in the following sentence, would be deductible only against future positive OID or otherwise upon termination of the applicable class. Although not free from doubt, a holder of Regular Interests with negative OID may be entitled to deduct a loss to the extent that its remaining basis would exceed the maximum amount of future payments to which such holder was entitled, assuming no further prepayments. No bad debt losses will be allowed with respect to the Regular Interests related to the Class X-A and Class X-B Certificates. Regular Interestholders are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to such Regular Interests. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. Such taxpayers are advised to consult their tax advisors regarding the treatment of losses on the Regular Interests.

Yield Maintenance Charges and Prepayment Premiums

Yield Maintenance Charges and Prepayment Premiums actually collected on the Mortgage Loans will be distributed as described in “Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums”. It is not entirely clear under the Code when the amount of Yield Maintenance Charges and Prepayment Premiums so allocated should be taxed to the holders of such classes of certificates, but it is not expected, for federal income tax reporting purposes, that Yield Maintenance Charges and Prepayment Premiums will be treated as giving rise to any income to the holder of such class of certificates prior to the certificate administrator’s actual receipt of Yield Maintenance Charges and Prepayment Premiums. Yield Maintenance Charges and Prepayment Premiums, if any, may be treated as paid upon the retirement or partial retirement of such classes of certificates. The IRS may disagree with these positions. Regular Interestholders should consult their own tax advisors concerning the treatment of Yield Maintenance Charges and Prepayment Premiums.

Sale or Exchange of Regular Interests

If a Regular Interestholder sells or exchanges a Regular Interest, such Regular Interestholder will recognize gain or loss equal to the difference, if any, between the amount received and its adjusted basis in the Regular Interest. The adjusted basis of a Regular Interest generally will equal the cost of the Regular Interest to the seller, increased by any OID, market discount or other amounts previously included in the seller’s gross income with respect to the Regular Interest and reduced by amounts included in the stated redemption price at maturity of the Regular Interest that were previously received by the seller, by any amortized premium, and by any deductible losses on the Regular Interest.

Except as described above with respect to market discount, and except as provided in this paragraph, any gain or loss on the sale or exchange of a Regular Interest realized by an investor that holds the Regular Interest as a capital asset will be capital gain or loss and will be long term or short term depending on whether the Regular Interest has been held for the long term capital gain holding period (more than one year). Such gain will be treated as ordinary income: (i) if the Regular Interest is held as part of a “conversion transaction” as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Regular Interestholder’s net investment in the conversion transaction at 120% of the appropriate applicable federal rate under Code Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as part of such transaction; (ii) in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates; or (iii) to the extent that such gain does not exceed the excess, if any, of (a) the amount that would have been includible in the gross income of the Regular Interestholder if his yield on such Regular Interest were 110% of the applicable federal rate as of the date of purchase, over (b) the amount of income actually includible in the gross income of such Regular Interestholder with respect to the Regular Interest. In addition, gain or loss recognized from the sale of a Regular Interest by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c). Long-term capital gains of certain non-corporate taxpayers generally are subject to a lower maximum tax rate than ordinary income of such taxpayers for property held for more than one year. The tax rate for corporations is the same with respect to both ordinary income and capital gains.

Taxes That May Be Imposed on a REMIC

Prohibited Transactions

Income from certain transactions by either Trust REMIC, called prohibited transactions, will not be part of the calculation of income or loss includible in the federal income tax returns of holders of the Class R certificates, but rather will be taxed directly to the applicable Trust REMIC at a 100% rate. Prohibited transactions generally include (i) the disposition of a qualified mortgage other than for (a) substitution within two years of the Startup Day for a defective (including a defaulted) obligation (or repurchase in lieu of substitution of a defective (including a defaulted) obligation at any time) or for any qualified mortgage within 3 months of the Startup Day, (b) foreclosure, default or imminent default of a qualified mortgage, (c) bankruptcy or insolvency of the REMIC, or (d) a qualified (complete) liquidation, (ii) the receipt of income from assets that are not the type of mortgages or investments that the REMIC is permitted to hold, (iii) the receipt of compensation for services or (iv) the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation. Notwithstanding (i) and (iv), it is not a prohibited transaction to sell REMIC property to prevent a default on regular interests as a result of a default on qualified mortgages or to facilitate a qualified liquidation or a clean-up call. The Treasury Regulations indicate that the modification of a mortgage loan generally will not be treated as a disposition if it is occasioned by a default or reasonably foreseeable default, an assumption of a mortgage loan or the waiver of a “due-on-sale” or “due-on-encumbrance” clause. It is not anticipated that the Trust REMICs will engage in any prohibited transactions.

Contributions to a REMIC After the Startup Day

In general, a REMIC will be subject to a tax at a 100% rate on the value of any property contributed to the REMIC after the Startup Day. Exceptions are provided for cash contributions to the REMIC (i) during the 3 months following the Startup Day, (ii) made to a qualified reserve fund by a holder of a Class R certificate, (iii) in the nature of a guarantee, (iv) made to facilitate a qualified liquidation or clean-up call, and (v) as otherwise permitted in Treasury Regulations yet to be issued. It is not anticipated that there will be any taxable contributions to the Trust REMICs.

Net Income from Foreclosure Property

The Lower-Tier REMIC will be subject to federal income tax at the corporate rate on “net income from foreclosure property”, determined by reference to the rules applicable to real estate investment trusts. Generally, property acquired by foreclosure or deed-in-lieu of foreclosure would be treated as “foreclosure property” until the close of the third calendar year beginning after the Lower-Tier REMIC’s acquisition of an REO Property, with a possible extension. Net income from foreclosure property generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust.

In order for a foreclosed property to qualify as foreclosure property, any operation of the foreclosed property by the Lower-Tier REMIC generally must be conducted through an independent contractor. Further, such operation, even if conducted through an independent contractor, may give rise to “net income from foreclosure property”, taxable at the corporate rate. Payment of such tax by the Lower-Tier REMIC would reduce amounts available for distribution to residual interestholders.

The special servicer will be required to determine generally whether the operation of foreclosed property in a manner that would subject the Lower-Tier REMIC to such tax would be expected to result in higher after-tax proceeds than an alternative method of operating such property that would not subject the Lower-Tier REMIC to such tax.

REMIC Partnership Representative

A “partnership representative” (as defined in Code Section 6223) will represent each REMIC in connection with any IRS and judicial proceeding relating to the REMIC and the Pooling and Servicing Agreement will designate the certificate administrator as such representative. Under the audit rules applicable to REMICs, (1) unless a REMIC elects otherwise, taxes arising from IRS audit adjustments are required to be paid by the REMIC rather than by its residual interest holders, (2) the partnership representative acts as a REMIC’s sole representative and its actions, including agreeing to adjustments to REMIC taxable income, are binding on the residual interest holders and (3) if the IRS makes an adjustment to a REMIC’s taxable year, the holders of residual interests for the audited taxable year may have to take the adjustment into account for the taxable year in which the adjustment is made rather than for the audited taxable year.

The certificate administrator will be designated as the partnership representative of each Trust REMIC and will have the authority to utilize, and will be directed to utilize, any elections available under the new provisions (including any changes) and IRS regulations so that holders of the Class R certificates, to the fullest extent possible, rather than either Trust REMIC itself, will be liable for any taxes arising from audit adjustments to either Trust REMIC’s taxable income. It is unclear how any such elections may affect the procedural rules available to challenge any audit adjustment that would otherwise be available in the absence of any such elections. Investors should discuss with their own tax advisors the possible effect of the new rules on them.

Taxation of Certain Foreign Investors

Interest, including OID, distributable to the Regular Interestholders that are nonresident aliens, foreign corporations or other Non-U.S. Persons will be considered “portfolio interest” and, therefore, generally will not be subject to a 30% United States withholding tax; provided that such Non-U.S. Person (i) is not a “10 percent shareholder” within the meaning of Code Section 871(h)(3)(B) or a controlled foreign corporation described in Code Section 881(c)(3)(C) with respect to the Trust REMICs and (ii) provides the certificate administrator, or the person that would otherwise be required to withhold tax from such distributions under Code Section 1441 or 1442, with an appropriate statement, signed under penalties of perjury, identifying the beneficial owner and stating, among other things, that the beneficial owner of the Regular Interest is a Non-U.S. Person. The appropriate documentation includes IRS Form W-8BEN-E or W-8BEN, if the Non-U.S. Person is an entity (such as a corporation) or individual, respectively, eligible for the benefits of the portfolio interest exemption or an exemption based on a treaty; IRS Form W-8ECI if the Non-U.S. Person is eligible for an exemption on the basis of its income from the Regular Interest being effectively connected to a United States trade or business; IRS Form W-8BEN-E or W-8IMY if the Non-U.S. Person is a trust, depending on whether such trust is classified as the beneficial owner of the Regular Interest; and Form W-8IMY, with supporting documentation as specified in the Treasury Regulations, required to substantiate exemptions from withholding on behalf of its partners, if the Non-U.S. Person is a partnership. With respect to IRS Forms W-8BEN, W-8BEN-E, W-8IMY and W-8ECI, each (other than IRS Form W-8IMY) expires after 3 full calendar years or as otherwise provided by applicable law. An intermediary (other than a partnership) must provide IRS Form W-8IMY, revealing all required information, including its name, address, taxpayer identification number, the country under the laws of which it is created, and certification that it is not acting for its own account. A “qualified intermediary” must certify that it has provided, or will provide, a withholding statement as required under Treasury Regulations Section 1.1441-1(e)(5)(v), but need not disclose the identity of its account holders on its IRS Form W-8IMY, and may certify its account holders’ status without including each beneficial owner’s certification. A “non-qualified intermediary” must additionally certify that it has provided, or will provide, a withholding statement that is associated with the appropriate IRS Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of its beneficial owners. The term “intermediary” means a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of a Regular Interest. A “qualified intermediary” is generally a foreign financial institution or clearing organization or a non-U.S. branch or office of a U.S. financial institution or clearing organization that is a party to a withholding agreement with the IRS.

If such statement, or any other required statement, is not provided, 30% withholding will apply unless reduced or eliminated pursuant to an applicable tax treaty or unless the interest on the Regular Interest is effectively connected with the conduct of a trade or business within the United States by such Non-U.S. Person. In the latter case, such Non-U.S. Person will be subject to United States federal income tax at regular rates. Investors that are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning a Regular Interest.

A “U.S. Person” is a citizen or resident of the United States, a corporation, partnership (except to the extent provided in the applicable Treasury Regulations) or other entity created or organized in or under the laws of the United States, any State or the District of Columbia, including any entity treated as a corporation or partnership for federal income tax purposes, an estate that is subject to U.S. federal income tax regardless of the source of income, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in the applicable Treasury Regulations, certain trusts in existence on August 20, 1996 that have elected to be treated as U.S. Persons). The term “Non-U.S. Person” means a person other than a U.S. Person.

FATCA

Under the “Foreign Account Tax Compliance Act” (“FATCA”), a 30% withholding tax is generally imposed on certain payments, including U.S.-source interest payments to “foreign financial institutions” and certain other foreign financial entities if those foreign entities fail to comply with the requirements of FATCA. The certificate administrator will be required to withhold amounts under FATCA on payments made to holders who are subject to the FATCA requirements and that fail to provide the certificate administrator with proof that they have complied with such requirements. Prospective investors should consult their tax advisors regarding the applicability of FATCA to their certificates.

Backup Withholding

Distributions made on the certificates, and proceeds from the sale of the certificates to or through certain brokers, may be subject to a “backup” withholding tax under Code Section 3406 on “reportable payments” (including interest distributions, OID and, under certain circumstances, principal distributions) unless the Certificateholder is a U.S. Person and provides IRS Form W-9 with the correct taxpayer identification number; in the case of the Regular Interests, is a Non-U.S. Person and provides IRS Form W-8BEN or W-8BEN-E, as applicable, identifying the Non-U.S. Person and stating that the beneficial owner is not a U.S. Person; or can be treated as an exempt recipient within the meaning of Treasury Regulations Section 1.6049-4(c)(1)(ii). Any amounts to be withheld from distribution on the certificates would be refunded by the IRS or allowed as a credit against the Certificateholder’s federal income tax liability. Information reporting requirements may also apply regardless of whether withholding is required. Holders are urged to contact their own tax advisors regarding the application to them of backup withholding and information reporting.

Information Reporting

Holders who are individuals (and certain domestic entities that are formed or availed of for purposes of holding, directly or indirectly, “specified foreign financial assets”) may be subject to certain foreign financial asset reporting obligations with respect to their certificates held through a financial account maintained by a foreign financial institution if the aggregate value of their certificates and their other “specified foreign financial assets” exceeds $50,000. Significant penalties can apply if a holder fails to disclose its specified foreign financial assets. We urge you to consult your tax advisor with respect to this and other reporting obligations with respect to your certificates.

3.8% Medicare Tax on “Net Investment Income”

Certain non-corporate U.S. holders will be subject to an additional 3.8% tax on all or a portion of their “net investment income”, which may include the interest payments and any gain realized with respect to the certificates, to the extent of their net investment income that, when added to their other modified adjusted gross income, exceeds $200,000 for an unmarried individual, $250,000 for a married taxpayer filing a joint return (or a surviving spouse), or $125,000 for a married individual filing a separate return. The 3.8% Medicare tax is determined in a different manner than the regular income tax. U.S. holders should consult their tax advisors with respect to their consequences with respect to the 3.8% Medicare tax.

Reporting Requirements

Each Trust REMIC will be required to maintain its books on a calendar year basis and to file federal income tax returns in a manner similar to a partnership. The form for such returns is IRS Form 1066, U.S. Real Estate Mortgage Investment Conduit (REMIC) Income Tax Return. The trustee will be required to sign each Trust REMIC’s returns.

Reports of accrued interest, OID, if any, and information necessary to compute the accrual of any market discount on the Regular Interests will be made annually to the IRS and to individuals, estates, non-exempt and non-charitable trusts, and partnerships that are either Regular Interestholders or beneficial owners that own Regular Interests through a broker or middleman as nominee. All brokers, nominees and all other nonexempt Regular Interestholders (including corporations, non-calendar year taxpayers, securities or commodities dealers, placement agents, real estate investment trusts, investment companies, common trusts, thrift institutions and charitable trusts) may request such information for any calendar quarter by telephone or in writing by contacting the person designated in IRS Publication 938 with respect to the REMIC. Holders through nominees must request such information from the nominee.

Treasury Regulations require that, in addition to the foregoing requirements, information must be furnished annually to the Regular Interestholders and filed annually with the IRS concerning the percentage of each Trust REMIC’s assets meeting the qualified asset tests described under “—Qualification as a REMIC” above.

In addition, the Grantor Trust may be subject to Treasury Regulations providing specific reporting rules for “widely-held fixed investment trusts”. Under these regulations, the Certificate Administrator will be required to file IRS Form 1099 (or any successor form) with the IRS with respect to VRR Interest Owners and holders of the Class S Certificates who are not “exempt recipients” (a term that includes corporations, trusts, securities dealers, middlemen and certain other non-individuals) and do not hold such interests through a middleman, to report the issuing entity’s gross income and, in certain circumstances, unless the Certificate Administrator reports under the safe harbor as described in the last sentence of this paragraph, if any assets of the issuing entity were disposed of or certificates are sold in secondary market sales, the portion of the gross proceeds relating to the assets of the issuing entity that are attributable to such holder. The same requirements would be imposed on middlemen holding such interests on behalf of the related holders. Under certain circumstances, the Certificate Administrator may report under the safe harbor for widely-held mortgage trusts, as such term is defined under Treasury Regulations Section 1.671-5.

These regulations also require that the Certificate Administrator make available information regarding interest income and information necessary to compute any OID to (i) exempt recipients (including middlemen) and non-calendar year taxpayers, upon request, in accordance with the requirements of the regulations and (ii) Certificateholders and VRR Interest Owners who do not hold their certificates or RR Interest through a middleman. The information must be provided to parties specified in clause (i) on or before the later of the 30th day after the close of the calendar year to which the request relates and 14 days after the receipt of the request. The information must be provided to parties specified in clause (ii) on or before March 15 of the calendar year for which the statement is being furnished.

DUE TO THE COMPLEXITY OF THESE RULES AND THE CURRENT UNCERTAINTY AS TO THE MANNER OF THEIR APPLICATION TO THE ISSUING ENTITY AND CERTIFICATEHOLDERS, IT IS PARTICULARLY IMPORTANT THAT POTENTIAL INVESTORS CONSULT THEIR OWN TAX ADVISORS REGARDING THE TAX TREATMENT OF THEIR ACQUISITION, OWNERSHIP AND DISPOSITION OF THE CERTIFICATES.

Certain State and Local Tax Considerations

In addition to the federal income tax consequences described in “Material Federal Income Tax Considerations” above, purchasers of Offered Certificates should consider the state and local income tax consequences of the acquisition, ownership, and disposition of the Offered Certificates. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality.

It is possible that one or more jurisdictions may attempt to tax nonresident holders of Offered Certificates solely by reason of the location in that jurisdiction of the depositor, the trustee, the certificate administrator, the sponsors, a related borrower or a mortgaged property or on some other basis, may require nonresident holders of certificates or the RR Interest Owner to file returns in such jurisdiction or may attempt to impose penalties for failure to file such returns; and it is possible that any such jurisdiction will ultimately succeed in collecting such taxes or penalties from nonresident holders of Offered Certificates. We cannot assure you that holders of Offered Certificates will not be subject to tax in any particular state, local or other taxing jurisdiction.

You should consult with your tax advisor with respect to the various state and local, and any other, tax consequences of an investment in the Offered Certificates.

Method of Distribution (Underwriter)

Subject to the terms and conditions set forth in an underwriting agreement (the “Underwriting Agreement”), among the depositor, Barclays Capital Holdings Inc. and the underwriters, the depositor has agreed to sell to the underwriters, and the underwriters have severally, but not jointly, agreed to purchase from the depositor the respective Certificate Balance or the Notional Amount, as applicable, of each class of Offered Certificates set forth below subject in each case to a variance of 5%.

Underwriter	Class A-1	Class A-2	Class A-3	Class A-4
Barclays Capital Inc.	$	$	$	$
BMO Capital Markets Corp.	$	$	$	$
SG Americas Securities, LLC	$	$	$	$
KeyBanc Capital Markets Inc.	$	$	$	$
Drexel Hamilton, LLC	$	$	$	$
Bancroft Capital, LLC	$	$	$	$
Total	$	$	$	$

Underwriter	Class A-5	Class A-SB	Class X-A	Class X-B
Barclays Capital Inc.	$	$	$	$
BMO Capital Markets Corp.	$	$	$	$
SG Americas Securities, LLC	$	$	$	$
KeyBanc Capital Markets Inc.	$	$	$	$
Drexel Hamilton, LLC	$	$	$	$
Bancroft Capital, LLC	$	$	$	$
Total	$	$	$	$

Underwriter	Class A-S	Class B	Class C
Barclays Capital Inc.	$	$	$
BMO Capital Markets Corp.	$	$	$
SG Americas Securities, LLC	$	$	$
KeyBanc Capital Markets Inc.	$	$	$
Drexel Hamilton, LLC	$	$	$
Bancroft Capital, LLC	$	$	$
Total	$	$	$

The Underwriting Agreement provides that the obligations of the underwriters will be subject to certain conditions precedent and that the underwriters will be obligated to purchase all Offered Certificates if any are purchased. In the event of a default by any underwriter, the Underwriting Agreement provides that, in certain circumstances, purchase commitments of the non-defaulting underwriter(s) may be increased or the Underwriting Agreement may be terminated.

Additionally, the parties to the PSA have severally agreed to indemnify the underwriters, and the underwriters have severally agreed to indemnify the depositor and controlling persons of the depositor, against certain liabilities, including liabilities under the Securities Act, and have agreed, if required, to contribute to payments required to be made in respect of these liabilities.

The depositor has been advised by the underwriters that they propose to offer the Offered Certificates to the public from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale. Proceeds to the depositor from the sale of Offered Certificates will be approximately % of the initial aggregate Certificate Balance of the Offered Certificates, plus accrued interest on the Offered Certificates from April 1, 2022, before deducting expenses payable by the depositor (such expenses estimated at $, excluding underwriting discounts and commissions). The underwriters may effect the transactions by selling the Offered Certificates to or through dealers, and the dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriters. In connection with the purchase and sale of the Offered Certificates offered by this prospectus, the underwriters may be deemed to have received compensation from the depositor in the form of underwriting discounts.

We anticipate that the Offered Certificates will be sold primarily to institutional investors. Purchasers of Offered Certificates, including dealers, may, depending on the facts and circumstances of those purchases, be deemed to be “underwriters” within the meaning of the Securities Act in connection with reoffers and resales by them of Offered Certificates. If you purchase Offered Certificates, you should consult with your legal advisors in this regard prior to any reoffer or resale. The underwriters expect to make, but are not obligated to make, a secondary market in the Offered Certificates. See “Risk Factors—

General Risks—The Certificates May Have Limited Liquidity and the Market Value of the Certificates May Decline”.

Pursuant to Rule 15c6-1 under the Exchange Act as in effect on the date of this prospectus, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade Offered Certificates in the secondary market prior to such delivery should specify a longer settlement cycle, or should refrain from specifying a shorter settlement cycle, to the extent that failing to do so would result in a settlement date that is earlier than the date of delivery of such Offered Certificates.

The primary source of ongoing information available to investors concerning the Offered Certificates will be the monthly statements discussed under “Description of the Certificates—Reports to Certificateholders and the RR Interest Owner; Certain Available Information”. We cannot assure you that any additional information regarding the Offered Certificates will be available through any other source. In addition, we are not aware of any source through which price information about the Offered Certificates will be generally available on an ongoing basis. The limited nature of that information regarding the Offered Certificates may adversely affect the liquidity of the Offered Certificates, even if a secondary market for the Offered Certificates becomes available.

Barclays Capital Inc., one of the underwriters, is an affiliate of the depositor, an affiliate of Barclays, which is a sponsor, the retaining sponsor, an originator, a mortgage loan seller, an affiliate of the holder of certain of (i) The Summit Companion Loans, (ii) the 1888 Century Park East Companion Loans, (iii) the Twin Spans Business Park and Delaware River Industrial Park Companion Loans and (iv) the Moonwater Office Portfolio Companion Loans, and an affiliate of Barclays Bank PLC, one of the expected initial Risk Retention Consultation Parties and an initial VRR Interest Owner (as a “majority-owned affiliate” of Barclays). BMO Capital Markets Corp., one of the underwriters, is an affiliate of Bank of Montreal, which is a sponsor, an originator, a mortgage loan seller, a holder of certain of (i) the Coleman Highline Phase IV Companion Loans, (ii) the 2 Riverfront Plaza Companion Loans and (iii) the NYC MFRT Portfolio Companion Loans, an initial VRR Interest Owner, one of the expected initial Risk Retention Consultation Parties. SG Americas Securities, LLC, one of the underwriters, is an affiliate of Societe Generale Financial Corporation, which is a sponsor, an originator and a mortgage loan seller. KeyBanc Capital Markets Inc., one of the underwriters, is an affiliate of KeyBank National Association, which is a sponsor, an originator, a primary servicer, the master servicer and special servicer with respect to (i) The Summit mortgage loan, which is serviced under the SUMIT 2022-BVUE trust and servicing agreement, (ii) the Coleman Highline Phase IV mortgage loan, which is serviced under the COLEM 2022-HLNE trust and servicing agreement, and (iii) the 26 Broadway mortgage loan, which is serviced under the BWAY 2022-26BW trust and servicing agreement, the master servicer with respect to (i) the IPCC National Storage Portfolio XVI mortgage loan, which is serviced under the BMO 2022-C1 pooling and servicing agreement, (ii) the 1100 & 820 First Street NE mortgage loan and the AMF Portfolio mortgage loan, each of which is serviced under the BBCMS 2021-C12 pooling and servicing agreement, and (iii) the NYC MFRT Portfolio mortgage loan, which is serviced under the BMO 2022-C1 pooling and servicing agreement, the special servicer with respect (i) to the Moonwater Office Portfolio mortgage loan, which is serviced under the Benchmark 2022-B32 pooling and servicing agreement, and (ii) the Bedrock Portfolio mortgage loan, which is serviced under the Benchmark 2022-B32 pooling and servicing agreement, a mortgage loan seller, an initial VRR Interest Owner and one of the expected initial Risk Retention Consultation Parties.

A portion of the net proceeds of this offering (after the payment of underwriting compensation and transaction expenses) is intended to be directed to affiliates of Barclays Capital Inc., which is one of the underwriters, a co-lead manager and joint bookrunner for this offering, affiliates of BMO Capital Markets Corp., which is one of the underwriters, a co-lead manager and joint bookrunner for this offering, affiliates of SG Americas Securities, LLC, which is one of the underwriters, a co-lead manager and joint bookrunner for this offering, and affiliates of KeyBanc Capital Markets Inc., which is one of the underwriters, a co-lead manager and joint bookrunner for this offering. That direction will occur by means of the collective effect of the payment by the underwriters to the depositor, an affiliate of Barclays Capital Inc., of the purchase price for the Offered Certificates and the following payments:

(1) the payment by the depositor to Barclays, an affiliate of Barclays Capital Inc., in that affiliate’s capacity as a mortgage loan seller, of the purchase price for the Barclays Mortgage Loans;

(2) the payment by the depositor to Bank of Montreal, an affiliate of BMO Capital Markets Corp., in that affiliate’s capacity as a mortgage loan seller, of the purchase price for the Bank of Montreal Mortgage Loans;

(3) the payment by the depositor to KeyBank National Association, an affiliate of KeyBanc Capital Markets Inc., in that affiliate’s capacity as a mortgage loan seller, of the purchase price for the KeyBank National Association Mortgage Loans;

(4) the payment by SMC or an affiliate thereof, to an affiliate of Barclays, which is also an affiliate of Barclays Commercial Mortgage Securities LLC and Barclays Capital Inc., in an affiliate of Barclays’ capacity as the purchaser under a repurchase agreement with SMC or an affiliate thereof, of the repurchase price for the Mortgage Loans to be repurchased by SMC, or an affiliate thereof, under that facility prior to or simultaneously with their sale to the depositor, which payment will be made using a portion of the purchase price to be paid by the depositor to SMC in connection with the sale of those Mortgage Loans to the depositor by SMC; and

(5) the payment by the depositor to Societe Generale Financial Corporation, an affiliate of SG Americas Securities, LLC, in that affiliate’s capacity as a mortgage loan seller, of the purchase price for the Societe Generale Financial Corporation Mortgage Loans.

As a result of the circumstances described above in this paragraph and the prior paragraph, each of Barclays Capital Inc., BMO Capital Markets Corp. SG Americas Securities, LLC and KeyBanc Capital Markets Inc. has a “conflict of interest” within the meaning of Rule 5121 of the consolidated rules of The Financial Industry Regulatory Authority, Inc. In addition, other circumstances exist that result in the underwriters or their affiliates having conflicts of interest, notwithstanding that such circumstances may not constitute a “conflict of interest” within the meaning of such Rule 5121. See “Risk Factors—Risks Related to Conflicts of Interest—Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests” and “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

Incorporation of Certain Information by Reference

The disclosures filed as exhibits to the most recent Form ABS-EE filed on or prior to the date of the filing of this prospectus by or on behalf of the depositor with respect to the issuing entity (file number 333-257737-03)—in accordance with Item 601(b)(102) and Item 601(b)(103) of Regulation S-K (17 C.F.R. §§ 601(b)(102) and 601(b)(103))—are hereby incorporated by reference into this prospectus.

All reports filed or caused to be filed by the depositor with respect to the issuing entity before the termination of this offering pursuant to Section 13(a), 13(c) or 15(d) of the Securities Exchange Act of 1934, as amended, that relate to the Offered Certificates (other than Annual Reports on Form 10-K) will be deemed to be incorporated by reference into this prospectus, except that if a Non-Serviced PSA is entered into after termination of this offering, any Current Report on Form 8-K filed after termination of this offering that includes as an exhibit such Non-Serviced PSA will be deemed to be incorporated by reference into this prospectus.

The depositor will provide or cause to be provided without charge to each person to whom this prospectus is delivered in connection with this offering (including beneficial owners of the Offered Certificates), upon written or oral request of that person, a copy of any or all documents or reports incorporated in this prospectus by reference, in each case to the extent the documents or reports relate to the Offered Certificates, other than the exhibits to those documents (unless the exhibits are specifically incorporated by reference in those documents). Requests to the depositor should be directed in writing to its principal executive offices at 745 Seventh Avenue, New York, New York 10019, Attention: President, or by telephone at (212) 412-4000.

Where You Can Find More Information

The depositor has filed a Registration Statement on Form SF-3 (SEC File No. 333-257737) (the “Registration Statement”) relating to multiple series of CMBS, including the Offered Certificates, with the SEC. This prospectus will form a part of the Registration Statement, but the Registration Statement includes additional information. Copies of the Registration Statement and other materials filed with or furnished to the SEC, including Distribution Reports on Form 10-D, Annual Reports on Form 10-K, Current Reports on Form 8-K, Forms ABS-15G, Form ABS-EE and any amendments to these reports may be accessed electronically at “http://www.sec.gov” at which you can view and download copies of reports, proxy and information statements and other information filed or furnished electronically through the Electronic Data Gathering, Analysis and Retrieval (“EDGAR”) system.

The depositor has met the registrant requirements of Section I.A.1. of the General Instructions to the Registration Statement.

Copies of all reports of the issuing entity on Forms 10-D, 10-K and 8-K will also be made available on the website of the certificate administrator as soon as reasonably practicable after these materials are electronically filed with or furnished to the SEC through the EDGAR system.

Financial Information

The issuing entity will be newly formed and will not have engaged in any business activities or have any assets or obligations prior to the issuance of the Offered Certificates. Accordingly, no financial statements with respect to the issuing entity are included in this prospectus.

The depositor has determined that its financial statements will not be material to the offering of the Offered Certificates.

Certain ERISA Considerations

General

The Employee Retirement Income Security Act of 1974, as amended, or ERISA, and Code Section 4975 impose certain requirements on retirement plans, and on certain other employee benefit plans and arrangements, including individual retirement accounts and annuities, Keogh plans, collective investment funds, insurance company separate accounts and some insurance company general accounts in which those plans, accounts or arrangements are invested that are subject to the fiduciary responsibility provisions of ERISA or to Code Section 4975 (all of which are referred to as “Plans”), and on persons who are fiduciaries with respect to Plans, in connection with the investment of Plan assets. Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)), and, if no election has been made under Code Section 410(d), church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. However, those plans may be subject to the provisions of other applicable federal, state or local law (“Similar Law”) materially similar to the foregoing provisions of ERISA or the Code. Moreover, those plans, if qualified and exempt from taxation under Code Sections 401(a) and 501(a), are subject to the prohibited transaction rules set forth in Code Section 503.

ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan’s investments be made in accordance with the documents governing the Plan. In addition, ERISA and the Code prohibit a broad range of transactions involving assets of a Plan and persons (“Parties in Interest”) who have certain specified relationships to the Plan, unless a statutory, regulatory or administrative exemption is available.

Certain Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed pursuant to Code Section 4975, unless a statutory, regulatory or administrative exemption is available. These prohibited transactions generally are set forth in Section 406 of ERISA and Code Section 4975. Special caution should be exercised before the assets of a Plan are used to purchase an Offered Certificate if, with respect to those assets, the depositor, any servicer or the trustee or any of their affiliates, either: (a) has investment discretion with respect to the investment of those assets of that Plan; or (b) has authority or responsibility to give, or regularly gives, investment advice with respect to those assets for a fee and pursuant to an agreement or understanding that the advice will serve as a primary basis for investment decisions with respect to those assets and that the advice will be based on the particular investment needs of the Plan; or (c) is an employer maintaining or contributing to the Plan.

Before purchasing any Offered Certificates with Plan assets, a Plan fiduciary should consult with its counsel and determine whether there exists any prohibition to that purchase under the requirements of ERISA or Code Section 4975, whether any prohibited transaction class exemption or any individual administrative prohibited transaction exemption (as described below) applies, including whether the appropriate conditions set forth in those exemptions would be met, or whether any statutory prohibited transaction exemption is applicable. Fiduciaries of plans subject to a Similar Law should consider the need for, and the availability of, an exemption under such applicable Similar Law.

Plan Asset Regulations

A Plan’s investment in Offered Certificates may cause the assets of the issuing entity to be deemed Plan assets. Section 2510.3-101 of the regulations of the United States Department of Labor (“DOL”), as modified by Section 3(42) of ERISA, provides that when a Plan acquires an equity interest in an entity, the Plan’s assets include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless certain exceptions not applicable to this discussion apply, or unless the equity participation in the entity by “benefit plan investors” (that is, Plans and entities whose underlying assets include plan assets) is not “significant”. For this purpose, in general, equity participation in an entity will be “significant” on any date if, immediately after the most recent acquisition of any certificate, 25% or more of any class of certificates is held by benefit plan investors.

In general, any person who has discretionary authority or control respecting the management or disposition of Plan assets, and any person who provides investment advice with respect to those assets for a fee, is a fiduciary of the investing Plan. If the assets of the issuing entity constitute Plan assets, then any party exercising management or discretionary control regarding those assets, such as the master servicer, the special servicer or any sub-servicer, may be deemed to be a Plan “fiduciary” with respect to the investing Plan, and thus subject to the fiduciary responsibility provisions and prohibited transaction provisions of ERISA and Code Section 4975. In addition, if the assets of the issuing entity constitute Plan assets, the purchase of Offered Certificates by a Plan, as well as the operation of the issuing entity, may constitute or involve a prohibited transaction under ERISA or the Code.

With respect to the 1888 Century Park East Mortgage Loan (6.3%), persons who have an ongoing relationship with the California Public Employees’ Retirement System (CalPERS), which is a government plan, should note that such plan owns a 99% interest in the related borrower. Such persons should consult with counsel regarding whether this relationship would affect their ability to purchase or hold certificates.

With respect to the Meadowood Mall Mortgage Loan (1.7%), persons who have an ongoing relationship with GMPTS Limited Partnership, which is a pension trust, should note that such plan owns a 50% interest in the related borrower. Such persons should consult with counsel regarding whether this relationship would affect their ability to purchase and hold certificates.

Administrative Exemptions

The U.S. Department of Labor has granted an administrative exemption to Barclays Capital Inc. Final Authorization Number 2004-03E, as amended by Prohibited Transaction Exemption 2013-08 (the “Exemption”). The Exemption generally exempts from the application of the prohibited transaction provisions of Sections 406 and 407 of ERISA, and the excise taxes imposed on prohibited transactions pursuant to Code Sections 4975(a) and (b), certain transactions, among others, relating to the servicing and operation of pools of mortgage loans, such as the pool of mortgage loans held by the issuing entity, and the purchase, sale and holding of mortgage pass-through certificates, such as the Offered Certificates, underwritten by Barclays Capital Inc., provided that certain conditions set forth in the Exemption are satisfied. The depositor expects that the Exemption generally will apply to the Offered Certificates.

The Exemption sets forth five general conditions that must be satisfied for a transaction involving the purchase, sale and holding of the Offered Certificates to be eligible for exemptive relief. First, the acquisition of the Offered Certificates by a Plan must be on terms (including the price paid for the Offered Certificates) that are at least as favorable to the Plan as they would be in an arm’s-length transaction with an unrelated party. Second, the Offered Certificates at the time of acquisition by the Plan must be rated in one of the four highest generic rating categories by at least one NRSRO that meets the requirements of the Exemption (an “Exemption Rating Agency”). Third, the trustee cannot be an affiliate of any other member of the Restricted Group other than an underwriter. The “Restricted Group” consists of any underwriter, the depositor, the trustee, the master servicer, the special servicer, any sub-servicer, any entity that provides insurance or other credit support to the issuing entity and any borrower with respect to mortgage loans constituting more than 5% of the aggregate unamortized principal balance of the mortgage loans as of the date of initial issuance of the Offered Certificates, and any affiliate of any of the foregoing entities. Fourth, the sum of all payments made to and retained by the underwriters must represent not more than reasonable compensation for underwriting the Offered Certificates, the sum of all payments made to and retained by the depositor pursuant to the assignment of the mortgage loans to the issuing entity must represent not more than the fair market value of the mortgage loans and the sum of all payments made to and retained by the master servicer, the special servicer and any sub-servicer must represent not more than reasonable compensation for that person’s services under the PSA and reimbursement of the person’s reasonable expenses in connection therewith. Fifth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D under the Securities Act.

It is a condition of the issuance of the Offered Certificates that they have the ratings described above required by the Exemption and the depositor believes that each of the Rating Agencies qualifies as an Exemption Rating Agency. Consequently, the second general condition set forth above will be satisfied with respect to the Offered Certificates as of the Closing Date. As of the Closing Date, the third general condition set forth above will be satisfied with respect to the Offered Certificates. In addition, the depositor believes that the fourth general condition set forth above will be satisfied with respect to the Offered Certificates. A fiduciary of a Plan contemplating purchasing an Offered Certificate in the secondary market must make its own determination that, at the time of purchase, the Offered Certificates continue to satisfy the second general condition set forth above. A fiduciary of a Plan contemplating purchasing an Offered Certificate, whether in the initial issuance of the Offered Certificates or in the secondary market, must make its own determination that the first and fifth general conditions set forth above will be satisfied with respect to the related Offered Certificate.

The Exemption also requires that the issuing entity meet the following requirements: (1) the issuing entity must consist solely of assets of the type that have been included in other investment pools; (2) certificates in those other investment pools must have been rated in one of the four highest categories by at least one of the Exemption Rating Agencies for at least one year prior to the Plan’s acquisition of Offered Certificates; and (3) certificates in those other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan’s acquisition of Offered Certificates.

The depositor believes that the conditions to the applicability of the Exemption will generally be met with respect to the Offered Certificates, other than those conditions which are dependent on facts unknown to the depositor or which it cannot control, such as those relating to the circumstances of the Plan purchaser or the Plan fiduciary making the decision to purchase any such Offered Certificates.

If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA (as well as the excise taxes imposed by Code Sections 4975(a) and (b) by reason of Code Sections 4975(c)(1)(A) through (D)) in connection with (1) the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of certificates between the depositor or the underwriters and a Plan when the depositor, any of the underwriters, the trustee, the master servicer, the special servicer, a sub-servicer or a borrower is a party in interest with respect to the investing Plan, (2) the direct or indirect acquisition or disposition in the secondary market of the Offered Certificates by a Plan and (3) the holding of Offered Certificates by a Plan. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of an Offered Certificate on behalf of an “Excluded Plan” by any person who has discretionary authority or renders investment advice with respect to the assets of the Excluded Plan. For purposes of this prospectus, an “Excluded Plan” is a Plan sponsored by any member of the Restricted Group.

If certain specific conditions of the Exemption are also satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by Code Section 4975(c)(1)(E) in connection with (1) the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of certificates between the depositor or the underwriters and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan assets in those certificates is (a) a borrower with respect to 5% or less of the fair market value of the mortgage loans or (b) an affiliate of that person, (2) the direct or indirect acquisition or disposition in the secondary market of Offered Certificates by a Plan and (3) the holding of Offered Certificates by a Plan.

Further, if certain specific conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by Code Sections 4975(a) and (b) by reason of Code Section 4975(c) for transactions in connection with the servicing, management and operation of the pool of mortgage loans.

A fiduciary of a Plan should consult with its counsel with respect to the applicability of the Exemption. The fiduciary of a plan not subject to ERISA or Code Section 4975, such as a governmental plan, should determine the need for and availability of exemptive relief under applicable Similar Law. A purchaser of an Offered Certificate should be aware, however, that even if the conditions specified in one or more exemptions are satisfied, the scope of relief provided by an exemption may not cover all acts which might be construed as prohibited transactions.

Each purchaser of Offered Certificates that is a Plan will be deemed to have represented and warranted that (i) none of the depositor, the mortgage loan sellers, the issuing entity, the trustee, the certificate administrator, the certificate registrar, the asset representations reviewer, the operating advisor, the underwriters, the master servicer, the special servicer, or any of their respective affiliated entities, has provided any investment recommendation or investment advice on which the Plan or the fiduciary making the investment decision for the Plan has relied in connection with the decision to acquire Offered Certificates, and they are not otherwise acting as a fiduciary (within the meaning of Section 3(21) of ERISA or Section 4975(e)(3) of the Code) to the Plan in connection with the Plan’s acquisition of Offered Certificates (unless an applicable prohibited transaction exemption is available (all of the conditions of which are satisfied) to cover the purchase and holding of the Offered Certificates or the transaction is not otherwise prohibited), and (ii) the Plan fiduciary making the decision to acquire the Offered Certificates is exercising its own independent judgment in evaluating the investment in the Offered Certificates.

The sale of the Offered Certificates to a Plan is in no respect a representation or warranty by the depositor, the underwriters, the trustee, the certificate administrator, the special servicer or the master servicer that this investment meets any relevant legal requirements with respect to investments by Plans generally or any particular Plan, that the Exemption would apply to the acquisition of this investment by ERISA Plans in general or any particular ERISA Plan, or that this investment is appropriate for Plans generally or for any particular Plan.

Insurance Company General Accounts

Sections I and III of Prohibited Transaction Class Exemption (“PTCE”) 95-60 exempt from the application of the prohibited transaction provisions of Sections 406(a), 406(b) and 407(a) of ERISA and Code Section 4975 transactions in connection with the acquisition of a security (such as a certificate issued by the issuing entity) as well as the servicing, management and operation of a trust (such as the issuing entity) in which an insurance company general account has an interest as a result of its acquisition of certificates issued by the issuing entity, provided that certain conditions are satisfied. If these conditions are met, insurance company general accounts investing assets that are treated as assets of Plans would be allowed to purchase certain classes of certificates which do not meet the ratings requirements of the Exemption. All other conditions of the Exemption would have to be satisfied in order for PTCE 95-60 to be available. Before purchasing any class of Offered Certificates, an insurance company general account seeking to rely on Sections I and III of PTCE 95-60 should itself confirm that all applicable conditions and other requirements have been satisfied.

Section 401(c) of ERISA provides certain exemptive relief from the provisions of Part 4 of Title I of ERISA and Code Section 4975, including the prohibited transaction restrictions imposed by ERISA and the related excise taxes imposed by the Code, for transactions involving an insurance company general account. Pursuant to Section 401(c) of ERISA, the DOL issued regulations (“401(c) Regulations”), generally effective July 5, 2001, to provide guidance for the purpose of determining, in cases where insurance policies supported by an insurance company’s general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets constitute Plan assets. Any assets of an insurance company general account which support insurance policies issued to a Plan after December 31, 1998 or issued to Plans on or before December 31, 1998 for which the insurance company does not comply with the 401(c) Regulations may be treated as Plan assets. In addition, because Section 401(c) of ERISA does not relate to insurance company separate accounts, separate account assets are still generally treated as Plan assets of any Plan invested in that separate account. Insurance companies contemplating the investment of general account assets in the Offered Certificates should consult with their counsel with respect to the applicability of Section 401(c) of ERISA.

Due to the complexity of these rules and the penalties imposed upon persons involved in prohibited transactions, it is particularly important that potential investors who are Plan fiduciaries or who are investing Plan assets consult with their counsel regarding the consequences under ERISA and the Code of their acquisition and ownership of certificates.

THE SALE OF OFFERED CERTIFICATES TO A PLAN IS IN NO RESPECT A REPRESENTATION BY THE DEPOSITOR OR ANY OF THE UNDERWRITERS THAT THIS INVESTMENT MEETS ANY RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY PLANS GENERALLY OR ANY PARTICULAR PLAN, OR THAT THIS INVESTMENT IS APPROPRIATE FOR PLANS GENERALLY OR ANY PARTICULAR PLAN.

Legal Investment

None of the classes of Offered Certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended (“SMMEA”). Generally, the only classes of Offered Certificates which will qualify as “mortgage related securities” will be those that (1) are rated in one of the two highest rating categories by at least one NRSRO; and (2) are part of a series evidencing interests in a trust consisting of loans originated by certain types of originators specified in SMMEA and secured by first liens on real estate.

Although Section 939(e) of the Dodd-Frank Act amended SMMEA, effective July 21, 2012, so as to require the SEC to establish creditworthiness standards by that date in substitution for the foregoing ratings test, the SEC has neither proposed nor adopted a rule establishing new creditworthiness standards for purposes of SMMEA as of the date of this prospectus. However, the SEC has issued a transitional interpretation (Release No. 34-67448 (effective July 20, 2012)), which provides that, until such time as final rules establishing new standards of creditworthiness become effective, the standard of creditworthiness for purposes of the definition of the term “mortgage related security” is a security that is rated in one of the two highest rating categories by at least one NRSRO. Depending on the standards of creditworthiness that are ultimately established by the SEC, it is possible that certain classes of Offered Certificates specified to be “mortgage related securities” for purposes of SMMEA may no longer qualify as such as of the time such new standards are effective.

The appropriate characterization of the Offered Certificates under various legal investment restrictions, and thus the ability of investors subject to those restrictions to purchase the Offered Certificates, are subject to significant interpretive uncertainties. We make no representation as to the proper characterization of the Offered Certificates for legal investment, financial institution regulatory, or other purposes, or as to the ability of particular investors to purchase any Offered Certificates under applicable legal investment restrictions. Further, any ratings downgrade of a class of Offered Certificates by an NRSRO to less than an “investment grade” rating (i.e., lower than the top four rating categories) may adversely affect the ability of an investor to purchase or retain, or otherwise impact the regulatory characteristics of, that class. The uncertainties described above (and any unfavorable future determinations concerning the legal investment or financial institution regulatory characteristics of the Offered Certificates) may adversely affect the liquidity and market value of the Offered Certificates.

Accordingly, if your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, you should consult with your own legal advisors in determining whether and to what extent the Offered Certificates constitute legal investments or are subject to investment, capital, or other regulatory restrictions.

The issuing entity will not be registered under the Investment Company Act of 1940, as amended. The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended contained in Section 3(c)(5) of the Investment Company Act of 1940, as amended, or Rule 3a-7 under the Investment Company Act of 1940, as amended, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act.

Legal Matters

The validity of the Offered Certificates and certain federal income tax matters will be passed upon for the depositor by Cadwalader, Wickersham & Taft LLP, New York, New York, and certain other legal matters will be passed upon for the underwriters by Dechert LLP, New York, New York.

Ratings

It is a condition to their issuance that the Offered Certificates (other than the Class X-B and Class C certificates) receive investment grade credit ratings from the three (3) Rating Agencies engaged by the depositor to rate the Offered Certificates, and it is a condition to their issuance that the Class X-B and Class C certificates receive investment grade credit ratings from the two (2) of the Rating Agencies engaged by the depositor to rate such Offered Certificates.

We are not obligated to maintain any particular rating with respect to any class of Offered Certificates. Changes affecting the Mortgage Loans, Mortgaged Properties, the parties to the PSA or another person may have an adverse effect on the ratings of the Offered Certificates, and thus on the liquidity, market value and regulatory characteristics of the Offered Certificates, although such adverse changes would not necessarily be an event of default under the related Mortgage Loan.

The ratings address the likelihood of full and timely receipt by the Certificateholders and the RR Interest Owner of all distributions of interest at the applicable Pass-Through Rate on the Offered Certificates to which they are entitled on each Distribution Date and the ultimate payment in full of the Certificate Balance of each class of Offered Certificates on a date that is not later than the Rated Final Distribution Date with respect to such class of certificates. The Rated Final Distribution Date for the

Offered Certificates will be the Distribution Date in April 2055. See “Yield and Maturity Considerations” and “Pooling and Servicing Agreement—Advances”. Any ratings of each Offered Certificates should be evaluated independently from similar ratings on other types of securities.

The ratings are not a recommendation to buy, sell or hold securities, a measure of asset value or an indication of the suitability of an investment, and may be subject to revision or withdrawal at any time by any Rating Agency. In addition, these ratings do not address: (a) the likelihood, timing, or frequency of prepayments (both voluntary and involuntary) and their impact on interest payments or the degree to which such prepayments might differ from those originally anticipated, (b) the possibility that a Certificateholder or the RR Interest Owner might suffer a lower than anticipated yield, (c) the likelihood of receipt of Yield Maintenance Charges, prepayment charges, Prepayment Premiums, prepayment fees or penalties, default interest or post-anticipated repayment date additional interest, (d) the likelihood of experiencing any Prepayment Interest Shortfalls, an assessment of whether or to what extent the interest payable on any class of Offered Certificates may be reduced in connection with any Prepayment Interest Shortfalls, or of receiving Compensating Interest Payments, (e) the tax treatment of the Offered Certificates or effect of taxes on the payments received, (f) the likelihood or willingness of the parties to the respective documents to meet their contractual obligations or the likelihood or willingness of any party or court to enforce, or hold enforceable, the documents in whole or in part, (g) an assessment of the yield to maturity that investors may experience, (h) the likelihood, timing or receipt of any payments of interest to the holders of the Offered Certificates resulting from an increase in the interest rate on any Mortgage Loan in connection with a Mortgage Loan modification, waiver or amendment, (i) Excess Interest, or (j) other non-credit risks, including, without limitation, market risks or liquidity.

The ratings take into consideration the credit quality of the underlying Mortgaged Properties and the Mortgage Loans, structural and legal aspects associated with the Offered Certificates, and the extent to which the payment stream of the Mortgage Loans is adequate to make payments required under the Offered Certificates. However, as noted above, the ratings do not represent an assessment of the likelihood, timing or frequency of principal prepayments (both voluntary and involuntary) by the borrowers, or the degree to which such prepayments might differ from those originally anticipated. In general, the ratings address credit risk and not prepayment risk. Ratings are forward-looking opinions about credit risk and express an agency’s opinion about the ability and willingness of an issuer of securities to meet its financial obligations in full and on time. Ratings are not indications of investment merit. In addition, the ratings do not represent an assessment of the yield to maturity that investors may experience or the possibility that investors might not fully recover their initial investment in the event of delinquencies or defaults or rapid prepayments on the Mortgage Loans (including both voluntary and involuntary prepayments) or the application of any Realized Losses. In the event that holders of such certificates do not fully recover their investment as a result of rapid principal prepayments on the Mortgage Loans, all amounts “due” to such holders will nevertheless have been paid, and such result is consistent with the ratings assigned to such certificates. As indicated in this prospectus, holders of the certificates with Notional Amounts are entitled only to payments of interest on the related Mortgage Loans. If the Mortgage Loans were to prepay in the initial month, with the result that the holders of the certificates with Notional Amounts receive only a single month’s interest and therefore, suffer a nearly complete loss of their investment, all amounts “due” to such holders will nevertheless have been paid, and such result is consistent with the rating received on those certificates. The Notional Amounts of the certificates with Notional Amounts on which interest is calculated may be reduced by the allocation of Realized Losses and prepayments, whether voluntary or involuntary. The ratings do not address the timing or magnitude of reductions of such Notional Amount, but only the obligation to pay interest timely on the Notional Amount, as so reduced from time to time. Therefore, the ratings of the certificates with Notional Amounts should be evaluated independently from similar ratings on other types of securities. See “Risk Factors—Other Risks Relating to the Certificates—Your Yield May Be Affected by Defaults, Prepayments and Other Factors” and “Yield and Maturity Considerations”.

Although the depositor will prepay fees for ongoing rating surveillance by certain of the Rating Agencies, the depositor has no obligation or ability to ensure that any Rating Agency performs ratings surveillance. In addition, a Rating Agency may cease ratings surveillance if the information furnished to that Rating Agency is insufficient to allow it to perform surveillance.

Any of the three NRSROs that we hired may issue unsolicited credit ratings on one or more classes of certificates that we did not hire it to rate. Additionally, other NRSROs that we have not engaged to rate the Offered Certificates may nevertheless issue unsolicited credit ratings on one or more classes of Offered Certificates relying on information they receive pursuant to Rule 17g-5 or otherwise. If any such unsolicited ratings are issued, we cannot assure you that they will not be different from those ratings assigned by the Rating Agencies. The issuance of unsolicited ratings of a class of the Offered Certificates that are lower than the ratings assigned by the Rating Agencies may adversely impact the liquidity, market value and regulatory characteristics of that class. As part of the process of obtaining ratings for the Offered Certificates, the depositor had initial discussions with and submitted certain materials to five NRSROs. Based on preliminary feedback from those five NRSROs at that time, the depositor hired the Rating Agencies to rate the Offered Certificates and not the other two NRSROs due, in part, to those NRSROs’ initial subordination levels for the various classes of Offered Certificates. Had the depositor selected such other NRSROs to rate the Offered Certificates, we cannot assure you as to the ratings that such other NRSROs would ultimately have assigned to the Certificates. In the case of one NRSRO hired by the depositor, the depositor only requested ratings for certain classes of rated Offered Certificates, due in part to the final subordination levels provided by that NRSRO for the classes of Offered Certificates. If the depositor had selected that NRSRO to rate those other classes of Offered Certificates not rated by it, its ratings of those other Offered Certificates may have been different, and potentially lower, than those ratings ultimately assigned to those certificates by the other two NRSROs hired by the depositor. Although unsolicited ratings may be issued by any NRSRO, an NRSRO might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the depositor.

INDEX OF DEFINED TERMS

1
17g-5 Information Provider	363
1986 Act	523
1996 Act	501
2
2 Riverfront Issuer	200
2 Riverfront PILOT Agreement	200
26 Broadway Borrower	241
26 Broadway Co-Lender Agreement	241
26 Broadway Controlling Note Holder	243
26 Broadway Major Decision	244
26 Broadway Mortgage Loan	240
26 Broadway Mortgage Loan Event of Default	243
26 Broadway Mortgaged Property	240
26 Broadway Non-Lead Securitization Note Holder	244
26 Broadway Note A-1	240
26 Broadway Note A-2	240
26 Broadway Note A-3	240
26 Broadway Note A-4	240
26 Broadway Note B-1	240
26 Broadway Noteholders	240
26 Broadway Principal Balance	243
26 Broadway Senior Notes	240
26 Broadway Servicer	241
26 Broadway Special Servicer	241
26 Broadway Subordinate Companion Loan	240
26 Broadway Subordinate Companion Loan Holder	240
26 Broadway Triggering Event of Default	243
26 Broadway Trust and Servicing Agreement	241
26 Broadway Trustee	241
26 Broadway Whole Loan	240
3
30/360 Basis	397
4
401(c) Regulations	541
421a Tax Abatement Program	171
A
AB Modified Loan	409
AB Whole Loan	217
Accelerated Mezzanine Loan Lender	356
Acceptable Insurance Default	413
Accrued and Deferred Principal	203
Accrued Interest	203
Acting General Counsel’s Letter	148
Actual/360 Basis	202
Actual/360 Loans	387
ADA	504
Additional Exclusions	412
Additional Primary Servicing Compensation	301
Administrative Cost Rate	340
ADR	157
Advances	383
Affirmative Asset Review Vote	453
Aggregate Available Funds	333
Aggregate Excess Prepayment Interest Shortfall	350
Aggregate Gain-on-Sale Entitlement Amount	334
Aggregate Principal Distribution Amount	340
Aggregate Principal Shortfall	342
ALTA	285
AMF Portfolio Release Property	209
Annual Debt Service	158
Anticipated Repayment Date	203
Appraisal Reduction Amount	405
Appraisal Reduction Event	404
Appraised Value	158
Appraised-Out Class	410
Arbor	188
ARD	203
ARD Loan	203
ASR Consultation Process	429
Assessment of Compliance	483
Asset Representations Reviewer Asset Review Fee	404
Asset Representations Reviewer Fee	403
Asset Representations Reviewer Fee Rate	403
Asset Representations Reviewer Termination Event	457
Asset Representations Reviewer Upfront Fee	403
Asset Review	454
Asset Review Notice	453
Asset Review Quorum	453
Asset Review Report	455

Asset Review Report Summary	455
Asset Review Standard	455
Asset Review Trigger	452
Asset Review Vote Election	453
Asset Status Report	426
Assumed Certificate Coupon	322
Assumed Final Distribution Date	348
Assumed Scheduled Payment	341
Attestation Report	483
Available Funds	334
B
Balloon or ARD LTV Ratio	162
Balloon or ARD Payment	162
Bank Act	262
Barclays	256
Barclays Data Tape	258
Barclays Holdings	256
Barclays Mortgage Loans	257
Barclays Review Team	257
Barclays’ Qualification Criteria	259
Base Interest Fraction	347
BMO	262, 313
BMO Data File	264
BMO Financial	263
BMO Harris	263
BMO Mortgage Loans	262
BMO Securitization Database	264
BMO VRR Interest Portion	313
Borrower Party	356
Borrower Party Affiliate	356
Breach Notice	373
C
C(WUMP)O	22
Cash Flow Analysis	158
CB&I	184
CDTC	310
CERCLA	501
Certificate Administrator/Trustee Fee	402
Certificate Administrator/Trustee Fee Rate	402
Certificate Balance	331
Certificate Owners	365
Certificateholder	357
Certificateholder Quorum	461
Certificateholder Repurchase Request	471
Class A Certificates	330
Class A-SB Planned Principal Balance	342
Class RR Certificateholder	313
Class RR certificateholders	4
Class X Certificates	330
Clearstream	364
Clearstream Participants	366
Closing Date	157, 256
CMBS	151
CMBS B-Piece Securities	318
CMMBS	290
COCR	184
Code	150, 521
COLEM 2022-HLNE Servicer	234
COLEM 2022-HLNE Special Servicer	234
COLEM 2022-HLNE Trustee	234
COLEM 2022-HLNE TSA	234
Coleman Highline Environmental Assessment	183
Coleman Highline Phase IV A Notes	234
Coleman Highline Phase IV B Note	234
Coleman Highline Phase IV Co-Lender Agreement	234
Coleman Highline Phase IV Companion Loans	234
Coleman Highline Phase IV Control Appraisal Period	238
Coleman Highline Phase IV Controlling Noteholder	237
Coleman Highline Phase IV Lead Securitization Note	234
Coleman Highline Phase IV Major Decision	238
Coleman Highline Phase IV Majority B Noteholder	237
Coleman Highline Phase IV Non-Lead Securitization Notes	239
Coleman Highline Phase IV Subordinate Companion Loans	234
Coleman Highline Phase IV Whole Loan	234
Collateral Deficiency Amount	409
Collection Account	386
Collection Period	334
Communication Request	368
Companion Distribution Account	386
Companion Holder	217
Companion Holders	217
companion loan	49
Companion Loan Rating Agency	217
Companion Loan(s)	155
Compensating Interest Payment	349
Computershare	310
Computershare Limited	309
Computershare Trust Company	309
Constant Prepayment Rate	512
Constraining Level	322
Consultation Termination Event	440
Control Eligible Certificates	435
Control Note	217
Control Termination Event	440
Controlling Class	435
Controlling Class Certificateholder	435
Controlling Holder	218

Corrected Loan	426
COVID-19	63
CPR	512
CPY	512
CREC	184
Credit Risk Retention Rules	313
CREFC®	353
CREFC® Intellectual Property Royalty License Fee	404
CREFC® Intellectual Property Royalty License Fee Rate	404
CREFC® Reports	353
Cross-Over Date	337
CRR	130
CTS	310
Cumulative Appraisal Reduction Amount	409
Cure/Contest Period	455
Cut-off Date	155
Cut-off Date Balance	159
Cut-off Date Loan-to-Value Ratio	160
Cut-off Date LTV Ratio	160
D
D or @%(#)	163
D or GRTR of @% or YM(#)	163
D or YM(#)	163
D(#)	163
DBRS Morningstar	290, 297
Debt Service Coverage Ratio	161
Defaulted Loan	432
Defeasance Deposit	206
Defeasance Loans	206
Defeasance Lock-Out Period	206
Defeasance Option	206
Definitive Certificate	364
Delinquent Loan	453
Depositaries	364
Determination Date	332
Diligence File	370
Directing Certificateholder	434
Disclosable Special Servicer Fees	402
Discount Rate	347
Discount Yield	321
Dispute Resolution Consultation	473
Dispute Resolution Cut-off Date	473
Distribution Accounts	387
Distribution Date	332
Distribution Date Statement	353
Distributor	18
DISTRIBUTOR	19
DNREC	184
Dodd-Frank Act	153
DOL	538
DSCR	161
DTC	364
DTC Participants	364
DTC Rules	365
Due Date	202, 334
Due Diligence Questionnaire	264
Due Diligence Requirements	131
E
EDGAR	537
EEA	18
EEA Retail Investor	18
Effective Gross Income	159
Eligible Asset Representations Reviewer	456
Eligible Operating Advisor	447
Enforcing Party	471
Enforcing Servicer	471
ESA	183
Escrow/Reserve Mitigating Circumstances	261
EU Due Diligence Requirements	130
EU Institutional Investor	130
EU PRIIPS Regulation	18
EU Prospectus Regulation	18
EU Securitization Regulation	20
EU Transparency Requirements	131
Euroclear	364
Euroclear Operator	366
Euroclear Participants	366
EUWA	19, 20
Exception Schedules	329
Excess Interest	203, 332
Excess Interest Distribution Account	387
Excess Modification Fee Amount	398
Excess Modification Fees	397
Exchange Act	255
Excluded Controlling Class Holder	355
Excluded Information	356
Excluded Loan	356
Excluded Plan	540
Excluded Special Servicer	461
Excluded Special Servicer Loan	461
Exemption	538
Exemption Rating Agency	539
F
FATCA	531
FDIA	147
FDIC	147
FIEL	24
Final Dispute Resolution Election Notice	473
Financial Market Publisher	358
Financial Promotion Order	21
FIRREA	148
Fitch	482

Fleet Farm	185
Fleet Farm Conversion Event	180
Fleet Farm Conversion Notice	180
Fleet Farm Conversion Opinion	181
Fleet Farm Drop Down Contribution	180
FPO Persons	21
FSMA	19, 20
Funds	293
G
Garn Act	503
GCTL Levels	185
GLA	161
Government Securities	204
grantor trust	59
Grantor Trust	332, 521
GRTR of @% or YM(#)	164
H
HRR Certificates	313, 330
HSTP Act	76
I
IDOT	105
Impermissible Risk Retention Affiliate	463
Impermissible TPP Affiliate	463
Indirect Participants	365
Initial Delivery Date	426
Initial Pool Balance	155
Initial Rate	203
Initial Requesting Certificateholder	471
In-Place Cash Management	161
INSTITUTIONAL INVESTOR	23
Institutional Investors	131
Insurance and Condemnation Proceeds	386
Intercreditor Agreement	217
Interest Accrual Amount	340
Interest Accrual Period	340
Interest Distribution Amount	340
Interest Reserve Account	387
Interest Shortfall	340
Interested Person	433
Interest-Only Expected Price	325
Interpolated Yield	320, 324
Investor Certification	356
IPCC XV Conversion Event	180
IPCC XV Conversion Notice	180
IPCC XV Drop Down Contribution	180
IPCC XVI Conversion Event	179
IPCC XVI Conversion Notice	179
IPCC XVI Conversion Opinion	179
IPCC XVI Drop Down Contribution	179
IRS	149, 430
J
Japanese Retention Requirement	25
JFSA	24
JRR Rule	24
K
KBRA	482
Keybank	313
KeyBank	270
KeyBank Data Tape	271
KeyBank Mortgage Loans	270
KeyBank Parties	301
KeyBank Primary Servicer Termination Event	303
KeyBank Primary Servicing Agreement	299
KeyBank Qualification Criteria	272
KeyBank Review Team	270
KeyBank Serviced Mortgage Loans	296
KeyBank VRR Interest Portion	313
Kings Row Owner	174
L
L(#)	163
Lender Plaintiff	187
Lennar	293
LIHTC Restrictions	172
LIHTC Termination Date	172
Liquidation Fee	399
Liquidation Fee Rate	399
Liquidation Proceeds	386
Loan Per Unit	161
Local Law 97	96
Lock-out Period	204
Loss of Value Payment	374
Losses	302
Lower-Tier Regular Interests	521
lower-tier REMIC	59
Lower-Tier REMIC	332, 521
Lower-Tier REMIC Distribution Account	387
LTV Ratio	159
LTV Ratio at Maturity or Anticipated Repayment Date	162
LTV Ratio at Maturity or ARD	162
LUC	184
M
MAI	376
Major Decision	436
Major Decision Reporting Package	436
Marriott	194
MAS	23
Master Servicer Decision	415
Material Defect	373

Maturity Date Balloon or ARD Payment	162
Maximum Income Limit	172
Maximum Rent Limit	172
Meadowood Mall Borrower Related Party	251
Meadowood Mall Co-Lender Agreement	246
Meadowood Mall Companion Loans	245
Meadowood Mall Control Appraisal Period	251, 252
Meadowood Mall Controlling Noteholder	251
Meadowood Mall Cure Payment	253
Meadowood Mall Defaulted Mortgage Loan Purchase Price	254
Meadowood Mall Master Servicer	246
Meadowood Mall Mortgage Loan	245
Meadowood Mall Net Note A Rate	250
Meadowood Mall Net Note B Rate	250
Meadowood Mall Non-Serviced PSA	246
Meadowood Mall Note A Rate	246
Meadowood Mall Note A Relative Spread	250
Meadowood Mall Note B Rate	246
Meadowood Mall Note B Relative Spread	250
Meadowood Mall Pari Passu Companion Loans	245
Meadowood Mall Recovered Costs	255
Meadowood Mall Senior Notes	245
Meadowood Mall Sequential Pay Event	249
Meadowood Mall Special Servicer	246
Meadowood Mall Subordinate Companion Loan	245
Meadowood Mall Threshold Event Collateral	252
Meadowood Mall Threshold Event Cure	252
Meadowood Mall Whole Loan	245
Meadowood Mall Whole Loan Rate	250
Midland	290
MiFID II	18, 19
MLPA	368
MOA	313
Modeling Assumptions	512
Modification Fees	397
Moonwater Release Date	208
Mortgage	155
Mortgage File	368
Mortgage Loans	155
Mortgage Note	155
Mortgage Pool	155
Mortgage Rate	340
Mortgaged Property	156
N
Net Mortgage Rate	339
Net Operating Income	162
NI 33-105	25
Non VRR Gain-on-Sale Remittance Amount	334
Non-Control Note	218
Non-Controlling Holder	218
Nonrecoverable Advance	384
Non-Serviced AB Whole Loan	218
Non-Serviced Certificate Administrator	218
Non-Serviced Companion Loan	218
Non-Serviced Custodian	218
Non-Serviced Directing Certificateholder	218
Non-Serviced Master Servicer	218
Non-Serviced Mortgage Loan	218
Non-Serviced Pari Passu Companion Loan	218
Non-Serviced Pari Passu Mortgage Loan	218
Non-Serviced Pari Passu Whole Loan	218
Non-Serviced PSA	218
Non-Serviced Special Servicer	219
Non-Serviced Trustee	219
Non-Serviced Whole Loan	219
Non-U.S. Person	531
Non-VRR Certificates	330
Non-VRR Gain-on-Sale Reserve Account	387
non-VRR percentage	40
Non-VRR Percentage	315
Non-VRR Principal Distribution Amount	341
Non-VRR Realized Loss	351
Notional Amount	331
NRA	162
NRSRO	355
NRSRO Certification	358
NYC LPC	197
O
O(#)	163
Occupancy As-Of Date	163
Occupancy Rate	162
Offered Certificates	330
OID	523
OID Regulations	524
OLA	148
Open Release Site	185
Operating Advisor Annual Report	445
Operating Advisor Consultation Event	328
Operating Advisor Consulting Fee	403
Operating Advisor Expenses	403
Operating Advisor Fee	403
Operating Advisor Fee Rate	403
Operating Advisor Standard	445
Operating Advisor Termination Event	449
Operating Advisor Upfront Fee	403
Operating Statements	167

Original RR Interest Balance	313
Other Master Servicer	219
Other PSA	219
Other Special Servicer	219
P
P&I Advance	382
P&I Advance Date	382
PACE	216
Pads	168
Panasonic	200
Par Purchase Price	432
Parcel B Ground Lease	182
Parcel C Ground Lease	182
Parent LLC Agreement	216
Pari Passu Companion Loan(s)	155
Pari Passu Mortgage Loan	219
Participants	364
Parties in Interest	537
partnership representative	530
Pass-Through Rate	338
Patriot Act	505
Payment Accommodation	405
PCR	269, 285
Pentalpha Surveillance	311
Percentage Interest	332
Periodic Payments	333
Permitted Investments	332, 388
Permitted Special Servicer/Affiliate Fees	402
PILOT	171
PIPs	186
Plans	537
PRC	22
Preferred Equity Holder	216
Preliminary Dispute Resolution Election Notice	473
Prepayment Assumption	525
Prepayment Interest Excess	349
Prepayment Interest Shortfall	349
Prepayment Premium	347
Prepayment Provisions	163
Prime Rate	386
Principal Balance Certificates	330
Privileged Information	448
Privileged Information Exception	448
Privileged Person	355
Professional Investors	22
Prohibited Prepayment	349
Promotion of Collective Investment Schemes Exemptions Order	21
Proposed Course of Action	472
Proposed Course of Action Notice	472
Prospectus	22
PSA	330
PSA Party Repurchase Request	471
PTCE	541
Purchase Price	375
Q
Qualification Criteria	288
Qualified Replacement Special Servicer	462
Qualified Substitute Mortgage Loan	376
Qualifying CRE Loan Percentage	317
R
RAC No-Response Scenario	481
Rated Final Distribution Date	349
Rating Agencies	482
Rating Agency Confirmation	481
RCA	293
RCM	293, 318
REA	79
Realized Losses	352
REC	183
Record Date	332
Registration Statement	537
Regular Certificates	330
Regular Interestholder	524
Regular Interests	521
Regulation AB	483
Reimbursement Rate	386
Related Proceeds	385
Release Date	206
Relevant Investor	23
Relevant Persons	21
Relief Act	504
Remaining Term to Maturity or ARD	164
REMIC	521
REO Account	388
REO Loan	343
REO Property	426
Repurchase Request	471
Requesting Certificateholder	473
Requesting Holders	410
Requesting Investor	368
Requesting Party	481
Required Credit Risk Retention Percentage	317
Requirements	504
Residual Certificates	330
Resolution Failure	471
Resolved	471
Restricted Group	539
Restricted Party	448
Retaining Sponsor	312
Review Materials	453
Revised Rate	203
RevPAR	164
Risk Retention Affiliate	448

Risk Retention Affiliated	448
Risk Retention Consultation Parties	356
Risk Retention Requirements	131
ROFO	193
ROFR	193
Rooms	168
Routine Disbursements	416
RR Interest	313
RR Interest Balance	315
RR interest owner	4
RR Interest Owner	313
Rule 17g-5	358
S
S&P	290, 297, 482
Scheduled Certificate Interest Payments	323
Scheduled Certificate Principal Payments	319
Scheduled Principal Distribution Amount	341
SEC	255
Securities Act	483
Securitization Accounts	330, 388
Securitization Regulation	131
Senior Certificates	330
Serviced Companion Loan	219
Serviced Mortgage Loan	219
Serviced Pari Passu Companion Loan	219
Serviced Pari Passu Companion Loan Securities	465
Serviced Pari Passu Mortgage Loan	219
Serviced Pari Passu Whole Loan	219
Serviced Whole Loan	219
Servicer Termination Event	464
Servicing Advances	383
Servicing Fee	395
Servicing Fee Rate	395
Servicing Shift Master Servicer	246
Servicing Standard	381
SF	164
SFA	23
SFO	22
SGFC Entities	282
SGNY	282
Similar Law	537
SMC	275, 308
SMC Data Tape	276
SMC Mortgage Loans	275
SMMEA	541
Société Générale	281
Societe Generale Financial Corporation	281
Societe Generale Financial Corporation Data Tape	286
Societe Generale Financial Corporation Deal Team	286
Societe Generale Mortgage Loans	283
Special Servicer Decision	419
Special Servicing Fee	398
Special Servicing Fee Rate	398
Specially Serviced Loans	423
Sq. Ft.	164
Square Feet	164
Standard Qualifications	2
Startup Day	522
Starwood	275
Starwood Review Team	276
Stated Principal Balance	342
Stone Point	293
Structured Product	22
STWD	304
Subject 2021 Wells Fargo CTS CMBS Annual Statement of Compliance	311
Subordinate Certificates	330
subordinate companion loan	49
Subordinate Companion Loan	219
Subordinate Companion Loan(s)	155
Subsequent Asset Status Report	426
Sub-Servicing Agreement	381
SUMIT 2022-BVUE Securitization	228
SUMIT 2022-BVUE TSA	228
Swap-Priced Expected Price	323
Swap-Priced Principal Balance Certificates	319
T
T-12	164
Tail Period Restrictions	172
Target Price	322
Term to Maturity	164
Termination Purchase Amount	485
Terms and Conditions	366
Tests	454
The Summit Co-Lender Agreement	228
The Summit Control Appraisal Period	234
The Summit Controlling Noteholder	231
The Summit Junior Notes	227
The Summit Major Decision	232
The Summit Master Servicer	228
The Summit Mortgage Loan	227
The Summit Non-Controlling Note Holders	231
The Summit Non-Standalone Pari Passu Companion Loans	228
The Summit Noteholders	228
The Summit Notes	227
The Summit Pari Passu Companion Loans	228
The Summit Senior Notes	227
The Summit Special Servicer	228
The Summit Standalone Companion Loans	228

The Summit Standalone Pari Passu Companion Loans	227
The Summit Subordinate Companion Loans	228
The Summit Trustee	229
The Summit Whole Loan	228
Third Party Purchaser	318
Third-Party Purchaser	313
Title V	503
T-Mobile	194
Total Operating Expenses	159
Treasury Regulations	521
Treasury-Priced Interest-Only Certificates	319
TRIPRA	98
Trust	289
trust REMICs	59
Trustee	308
TTM	164
Twin Spans Release Property	207
Tzadik	188
U
U.S. Person	531
U/W DSCR	161
U/W Expenses	164
U/W NCF	164
U/W NCF Debt Yield	166
U/W NCF DSCR	161
U/W Net Cash Flow	164
U/W Net Operating Income	166
U/W NOI	166
U/W NOI Debt Yield	168
U/W NOI DSCR	167
U/W Revenues	168
UCC	490
UK	18
UK Due Diligence Requirements	130
UK Institutional Investor	131
UK PRIIPS Regulation	19
UK Retail Investor	19
UK Securitization Regulation	20
UK Transparency Requirements	131
Underwriter Entities	121
Underwriting Agreement	533
Underwritten Debt Service Coverage Ratio	161
Underwritten Expenses	164
Underwritten NCF	164
Underwritten NCF Debt Yield	166
Underwritten Net Cash Flow	164
Underwritten Net Cash Flow Debt Service Coverage Ratio	161
Underwritten Net Operating Income	166
Underwritten Net Operating Income Debt Service Coverage Ratio	167
Underwritten NOI	166
Underwritten NOI Debt Yield	168
Underwritten Revenues	168
Units	168
Unscheduled Principal Distribution Amount	341
Unsolicited Information	454
upper-tier REMIC	59
Upper-Tier REMIC	332, 521
Upper-Tier REMIC Distribution Account	387
V
VOCs	184
Volcker Rule	153
Voting Rights	363
VRR Allocation Percentage	315
VRR Available Funds	314
VRR interest	4
VRR Interest	312, 330
VRR Interest Balance	316
VRR Interest Distribution Amount	316
VRR Interest Gain-on-Sale Remittance Amount	334
VRR Interest Gain-on-Sale Reserve Account	387
VRR interest owners	4
VRR Interest Owners	313
VRR Interest Rate	315
VRR percentage	41
VRR Percentage	313
VRR Principal Distribution Amount	316
VRR Realized Loss	314
VRR Realized Loss Interest Distribution Amount	316
VRR-A Risk Retention Consultation Party	356
VRR-B Risk Retention Consultation Party	356
VRR-C Risk Retention Consultation Party	356
W
WAC Rate	339
WDNR	185
Weighted Average Mortgage Rate	168
weighted averages	168
Wells Fargo Bank	310
WeWork	192
Whole Loan	155
Withheld Amounts	387
Workout Fee	398
Workout Fee Rate	398

Workout-Delayed Reimbursement Amount	386
WTNA	308
Y
Yield Maintenance Charge	348
Yield-Priced Certificates	319
Yield-Priced Expected Price	326
YM(#)	163

(THIS PAGE INTENTIONALLY LEFT BLANK)

ANNEX A-1

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
AND MORTGAGED PROPERTIES

(THIS PAGE INTENTIONALLY LEFT BLANK)

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	% of Initial Pool Balance	% of Loan Balance	Mortgage Loan Originator	Mortgage Loan Seller	Related Group	Crossed Group	Address	City	County	State	Zip Code	General Property Type
								1	25
1	Loan	1, 6, 12, 19, 23	2	The Summit	6.3%		Barclays, GSBI	Barclays	NAP	NAP	Various	Bellevue	King	WA	98004	Office
1.01	Property		1	Summit 1, 2	3.5%	55.8%					355 110th Avenue Northeast & 10885 Northeast 4th Street	Bellevue	King	WA	98004	Office
1.02	Property		1	Summit 3	2.8%	44.2%					320 108th Avenue Northeast	Bellevue	King	WA	98004	Office
2	Loan	10, 12, 13, 19, 21, 24	1	1888 Century Park East	6.3%	100.0%	Barclays	Barclays	NAP	NAP	1888 Century Park East	Los Angeles	Los Angeles	CA	90067	Office
3	Loan	1, 11, 12, 16, 19, 24	1	Coleman Highline Phase IV	6.1%	100.0%	Barclays, BMO	Barclays	NAP	NAP	1189, 1193, and 1199 Coleman Avenue	San Jose	Santa Clara	CA	95110	Office
4	Loan	1, 6, 12, 19	14	Twin Spans Business Park and Delaware River Industrial Park	5.8%		Barclays, CREFI	Barclays	NAP	NAP	Various	New Castle	New Castle	DE	19804	Industrial
4.01	Property		1	350 Anchor Mill Road	1.1%	18.7%					350 Anchor Mill Road	New Castle	New Castle	DE	19804	Industrial
4.02	Property		1	301 Anchor Mill Road	0.8%	13.4%					301 Anchor Mill Road	New Castle	New Castle	DE	19804	Industrial
4.03	Property		1	400 Ships Landing Way	0.6%	11.2%					400 Ships Landing Way	New Castle	New Castle	DE	19804	Industrial
4.04	Property		1	800 Ships Landing Way	0.6%	10.4%					800 Ships Landing Way	New Castle	New Castle	DE	19804	Industrial
4.05	Property		1	6 Dockview	0.5%	9.3%					6 Dock View Drive	New Castle	New Castle	DE	19804	Industrial
4.06	Property		1	501 Ships Landing Way	0.4%	7.0%					501 Ships Landing Way	New Castle	New Castle	DE	19804	Industrial
4.07	Property		1	250 Anchor Mill Road	0.3%	5.6%					250 Anchor Mill Road	New Castle	New Castle	DE	19804	Industrial
4.08	Property		1	10 Dockview Drive	0.3%	4.6%					10 Dock View Drive	New Castle	New Castle	DE	19804	Industrial
4.09	Property		1	7 - 23 Harborview Drive	0.2%	4.2%					7-23 Harbor View Drive	New Castle	New Castle	DE	19804	Industrial
4.10	Property		1	200 Anchor Mill Road	0.2%	4.1%					200 Anchor Mill Road	New Castle	New Castle	DE	19804	Industrial
4.11	Property		1	300 Anchor Mill Road	0.2%	3.9%					300 Anchor Mill Road	New Castle	New Castle	DE	19804	Industrial
4.12	Property		1	27 - 55 Harborview Drive	0.2%	3.7%					27-55 Harbor View Drive	New Castle	New Castle	DE	19804	Industrial
4.13	Property		1	100 Ships Landing	0.1%	2.2%					100 Ships Landing Way	New Castle	New Castle	DE	19804	Industrial
4.14	Property		1	600 Ships Landing Way	0.1%	1.8%					600 Ships Landing Way	New Castle	New Castle	DE	19804	Industrial
5	Loan	5, 6, 12, 16, 19, 28	19	IPCC National Storage Portfolio XVI	5.5%		KeyBank	KeyBank	Group A	NAP	Various	Various	Various	Various	Various	Self Storage
5.01	Property		1	Crestwood Boulevard	0.6%	11.2%					2300 Crestwood Boulevard and 509 25th Street South	Irondale	Jefferson	AL	35210	Self Storage
5.02	Property		1	Hallmark Drive	0.5%	8.8%					2080 Hallmark Drive	Sacramento	Sacramento	CA	95825	Self Storage
5.03	Property		1	Gray Road	0.4%	6.6%					50 Gray Road	Falmouth	Cumberland	ME	04105	Self Storage
5.04	Property		1	Marconi Avenue	0.4%	6.5%					4111 Marconi Avenue	Sacramento	Sacramento	CA	95821	Self Storage
5.05	Property		1	Ocean Gateway	0.3%	6.2%					11906 Ocean Gateway	Ocean City	Worcester	MD	21842	Self Storage
5.06	Property		1	Amity Road	0.3%	6.0%					420 Amity Road	Harrisburg	Dauphin	PA	17111	Self Storage
5.07	Property		1	Gladstell Road	0.3%	5.8%					810 Gladstell Road	Conroe	Montgomery	TX	77304	Self Storage
5.08	Property		1	US Route One	0.3%	5.5%					430 US Route 1	Falmouth	Cumberland	ME	04105	Self Storage
5.09	Property		1	Farm to Market 1093	0.3%	5.5%					23110 Farm to Market 1093	Richmond	Fort Bend	TX	77406	Self Storage
5.10	Property		1	Meade Avenue	0.3%	4.8%					3333 Meade Avenue	Las Vegas	Clark	NV	89102	Self Storage
5.11	Property		1	Camp Horne	0.3%	4.8%					180 Camp Horne Road	Pittsburgh	Allegheny	PA	15202	Self Storage
5.12	Property		1	Hazel Avenue	0.3%	4.7%					6108 Hazel Avenue	Orangevale	Sacramento	CA	95662	Self Storage
5.13	Property		1	Hoover Court	0.3%	4.5%					1945 Hoover Court	Birmingham	Jefferson	AL	35226	Self Storage
5.14	Property		1	Highway 6 North	0.2%	4.5%					6610 Highway 6 North	Houston	Harris	TX	77084	Self Storage
5.15	Property		1	Farm to Market 725	0.2%	4.0%					2975 Farm to Market 725	New Braunfels	Guadalupe	TX	78130	Self Storage
5.16	Property		1	Hidden Hill Road	0.2%	2.8%					175 Hidden Hill Road	Spartanburg	Spartanburg	SC	29301	Self Storage
5.17	Property		1	Arndt Road	0.2%	2.8%					150 Arndt Road	Pittsburgh	Allegheny	PA	15237	Self Storage
5.18	Property		1	East Rosedale Street	0.1%	2.4%					6465 & 6485 East Rosedale Street and 1054, 1070, 1074, & 1076 South Erie Street	Fort Worth	Tarrant	TX	76112	Self Storage
5.19	Property		1	Grisham Drive	0.1%	2.3%					5250 Grisham Drive	Rowlett	Dallas	TX	75088	Self Storage
6	Loan	1, 2, 3, 12, 16, 19, 26, 27, 28	1	Rose Castle Apartments	5.1%	100.0%	SMC, BMO	SMC, BMO	NAP	NAP	380 Flushing Avenue and 33 Little Nassau Street	Brooklyn	Kings	NY	11205	Multifamily
7	Loan	12, 24, 27, 28	1	2 Riverfront Plaza	4.8%	100.0%	BMO	BMO	NAP	NAP	826-836 McCarter Highway	Newark	Essex	NJ	07102	Office
8	Loan	5, 6, 12, 16, 19, 28	17	IPCC National Storage Portfolio XV	4.5%		KeyBank	KeyBank	Group A	NAP	Various	Various	Various	Various	Various	Self Storage
8.01	Property		1	West Indian School Road	0.6%	13.1%					4010 West Indian School Road	Phoenix	Maricopa	AZ	85019	Self Storage
8.02	Property		1	Boalch Avenue Northwest	0.5%	10.1%					1410 Boalch Avenue Northwest	North Bend	King	WA	98045	Self Storage
8.03	Property		1	Lemay Ferry Road	0.3%	7.6%					4533 Lemay Ferry Road	Saint Louis	Saint Louis	MO	63129	Self Storage
8.04	Property		1	East Southern Avenue	0.3%	7.2%					240 East Southern Avenue	Mesa	Maricopa	AZ	85210	Self Storage
8.05	Property		1	Anderson Road	0.3%	6.8%					8119 Anderson Road	Tampa	Hillsborough	FL	33634	Self Storage
8.06	Property		1	Stoney Island Avenue	0.3%	6.7%					19600 Stoney Island Avenue	Lynwood	Cook	IL	60411	Self Storage
8.07	Property		1	Duren Avenue	0.3%	6.4%					24 Duren Avenue	Lowell	Middlesex	MA	01851	Self Storage
8.08	Property		1	North Nova Road	0.3%	5.9%					1104 North Nova Road	Daytona Beach	Volusia	FL	32117	Self Storage
8.09	Property		1	Airport Road	0.2%	5.3%					5424 Airport Road	Williamsburg	James City	VA	23188	Self Storage
8.10	Property		1	South Pennington	0.2%	5.0%					1930 South Pennington	Mesa	Maricopa	AZ	85202	Self Storage
8.11	Property		1	Southwest 14th Court	0.2%	4.7%					3111 Southwest 14th Court	Pompano Beach	Broward	FL	33069	Self Storage
8.12	Property		1	Southeast Jennings Road	0.2%	4.1%					3737 Southeast Jennings Road	Port St. Lucie	St. Lucie	FL	34952	Self Storage
8.13	Property		1	49th Street South and 8th Avenue South	0.2%	4.0%					1909 49th Street South, 4924 Tangerine Avenue South and 5001 8th Avenue South	Gulfport	Pinellas	FL	33707	Self Storage
8.14	Property		1	South Broadway	0.2%	4.0%					3900 South Broadway	Edmond	Oklahoma	OK	73013	Self Storage
8.15	Property		1	30th Avenue North	0.2%	3.9%					2801 75th Street North and 7470 30th Avenue North	St. Petersburg	Pinellas	FL	33710	Self Storage
8.16	Property		1	Main Street	0.1%	2.9%					720 Main Street	Tewksbury	Middlesex	MA	01876	Self Storage
8.17	Property		1	Warwick Boulevard	0.1%	2.4%					15900 Warwick Boulevard	Newport News	Newport News City	VA	23608	Self Storage
9	Loan	1, 6, 12, 19, 23	6	Moonwater Office Portfolio	3.9%		Barclays, CREFI	Barclays	NAP	NAP	Various	Las Vegas	Clark	NV	Various	Office
9.01	Property		1	6543 Las Vegas Boulevard South	1.5%	39.3%					6543 South Las Vegas Boulevard	Las Vegas	Clark	NV	89119	Office
9.02	Property		1	6226 West Sahara Avenue	0.9%	23.8%					6226 West Sahara Avenue	Las Vegas	Clark	NV	89146	Office
9.03	Property		1	10190 Covington Cross Drive	0.4%	11.5%					10190 Covington Cross Drive	Las Vegas	Clark	NV	89144	Office
9.04	Property		1	1450 Center Crossing Road	0.4%	11.4%					1450 Center Crossing Road	Las Vegas	Clark	NV	89144	Office
9.05	Property		1	6551 Las Vegas Boulevard South	0.3%	8.0%					6551 South Las Vegas Boulevard	Las Vegas	Clark	NV	89119	Office
9.06	Property		1	9901-9921 Covington Cross Drive	0.2%	6.0%					9901-9921 Covington Cross Drive	Las Vegas	Clark	NV	89144	Office
10	Loan	1, 13, 21, 23	1	26 Broadway	3.3%	100.0%	BMO, SMC	BMO	NAP	NAP	26 Broadway	New York	New York	NY	10004	Office
11	Loan	16	1	Autumn Lakes	3.0%	100.0%	SGFC	SGFC	NAP	NAP	360 Roseman Court	Newport News	Newport News City	VA	23608	Multifamily
12	Loan	28, 30	1	Residence Inn Portland	3.0%	100.0%	KeyBank	KeyBank	NAP	NAP	145 Fore Street	Portland	Cumberland	ME	04101	Hospitality
13	Loan	1, 3, 4, 6, 12, 17, 21, 23, 28	14	Bedrock Portfolio	2.5%		SMC, JPMCB	SMC	NAP	NAP	Various	Detroit	Wayne	MI	Various	Various
13.01	Property		1	First National Building	0.6%	23.1%					660 Woodward Avenue	Detroit	Wayne	MI	48226	Office
13.02	Property		1	The Qube	0.4%	14.7%					611 Woodward Avenue	Detroit	Wayne	MI	48226	Office
13.03	Property		1	Chrysler House	0.3%	11.5%					719 Griswold Street and 730 Shelby Street	Detroit	Wayne	MI	48226	Office
13.04	Property		1	1001 Woodward	0.3%	11.4%					1001-1075 Woodward Avenue	Detroit	Wayne	MI	48226	Office
13.05	Property		1	One Woodward	0.2%	8.3%					1 Woodward Avenue	Detroit	Wayne	MI	48226	Office
13.06	Property		1	The Z Garage	0.2%	6.7%					1234-1246 Library Street and 1327 Broadway Avenue	Detroit	Wayne	MI	48226	Other
13.07	Property		1	Two Detroit Garage	0.1%	5.1%					160 East Congress Street	Detroit	Wayne	MI	48226	Other
13.08	Property		1	1505 & 1515 Woodward	0.1%	4.8%					1505 and 1515-1529 Woodward Avenue	Detroit	Wayne	MI	48226	Office
13.09	Property		1	1001 Brush Street	0.1%	4.1%					1001 Brush Street	Detroit	Wayne	MI	48226	Other
13.10	Property		1	The Assembly	0.1%	3.2%					1700 West Fort Street	Detroit	Wayne	MI	48216	Mixed Use
13.11	Property		1	419 Fort Street Garage	0.1%	2.9%					419 East Fort Street	Detroit	Wayne	MI	48226	Other
13.12	Property		1	Vinton	0.0%	1.8%					600 Woodward Avenue	Detroit	Wayne	MI	48226	Mixed Use
A-1-1

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	% of Initial Pool Balance	% of Loan Balance	Mortgage Loan Originator	Mortgage Loan Seller	Related Group	Crossed Group	Address	City	County	State	Zip Code	General Property Type
13.13	Property		1	1401 First Street	0.0%	1.7%					1401 First Street	Detroit	Wayne	MI	48226	Other
13.14	Property		1	Lane Bryant Building	0.0%	0.9%					1520 Woodward Avenue	Detroit	Wayne	MI	48226	Office
14	Loan	28	1	Kings Row MHC	2.5%	100.0%	KeyBank	KeyBank	NAP	NAP	10810 Telephone Road	Houston	Harris	TX	77075	Manufactured Housing
15	Loan	23	1	Salina Meadows Office Park	2.4%	100.0%	BMO	BMO	NAP	NAP	200, 220, 231 Salina Meadows Parkway and 301 Plainfield Road	Syracuse	Onondaga	NY	13212	Office
16	Loan	16, 19, 28	1	Fleet Farm Green Bay	2.4%	100.0%	KeyBank	KeyBank	NAP	NAP	213 North Taylor Street	Green Bay	Brown	WI	54303	Retail
17	Loan	19	1	Poplin Place	2.3%	100.0%	BMO	BMO	NAP	NAP	2875-2897; 2961-3029; 3039-3151 West US Highway 74	Monroe	Union	NC	28110	Retail
18	Loan	1, 6, 19, 21, 23	2	1100 & 820 First Street NE	2.0%		Barclays, CREFI	Barclays	NAP	NAP	Various	Washington	District of Columbia	DC	20002	Office
18.01	Property		1	1100 First Street NE	1.2%	59.9%					1100 First Street Northeast	Washington	District of Columbia	DC	20002	Office
18.02	Property		1	820 First Street NE	0.8%	40.1%					820 First Street Northeast	Washington	District of Columbia	DC	20002	Office
19	Loan	16, 28	1	VVF	2.0%	100.0%	BMO	BMO	NAP	NAP	5177 Spring Grove Avenue	Cincinnati	Hamilton	OH	45217	Industrial
20	Loan		1	Mini U Storage Columbia	2.0%	100.0%	KeyBank	KeyBank	NAP	NAP	9425 Snowden River Parkway	Columbia	Howard	MD	21046	Self Storage
21	Loan	1, 19	1	Meadowood Mall	1.7%	100.0%	Barclays, WFBNA, BMO, 3650 REIT	Barclays	NAP	NAP	5000 Meadowood Mall Circle	Reno	Washoe	NV	89502	Retail
22	Loan	5, 6, 12, 16, 19, 27	5	Visions Hotel Portfolio III	1.5%		SMC	SMC	NAP	NAP	Various	Various	Various	NY	Various	Hospitality
22.01	Property		1	DoubleTree Utica	0.4%	26.3%					102 Lafayette Street	Utica	Oneida	NY	13502	Hospitality
22.02	Property		1	Fairfield Inn Cortland	0.2%	12.5%					3707 NY-281	Cortland	Cortland	NY	13045	Hospitality
22.03	Property		1	Home2 Suites Utica	0.3%	21.5%					119 North Genesee Street	Utica	Oneida	NY	13502	Hospitality
22.04	Property		1	TownPlace Suites New Hartford	0.3%	21.5%					4760 Middle Settlement Road	New Hartford	Oneida	NY	13413	Hospitality
22.05	Property		1	Best Western Fishkill	0.3%	18.1%					14 Schuyler Boulevard	Fishkill	Dutchess	NY	12524	Hospitality
23	Loan	2, 10, 16, 19	1	NeoGenomics Laboratories	1.5%	100.0%	Barclays	Barclays	NAP	NAP	9490 NeoGenomics Way	Fort Myers	Lee	FL	33912	Office
24	Loan	19	1	Adams County Self Storage	1.5%	100.0%	Barclays	Barclays	Group B	NAP	5999 and 5975 Pecos Street	Denver	Adams	CO	80221	Self Storage
25	Loan	2, 6	2	NYC MFRT Portfolio	1.5%		BMO	BMO	NAP	NAP	Various	Various	Various	NY	Various	Various
25.01	Property		1	45 John Street	0.8%	56.1%					45 John Street a/k/a 1 Dutch Street	New York	New York	NY	10038	Mixed Use
25.02	Property		1	2027-2127 Emmons Avenue	0.6%	43.9%					2027-2127 Emmons Avenue	Brooklyn	Kings	NY	11235	Retail
26	Loan	19	1	HIX Bradenton	1.3%	100.0%	BMO	BMO	NAP	NAP	4450 47th Street West	Bradenton	Manatee	FL	34210	Hospitality
27	Loan	28	1	Decatur Business Center	1.3%	100.0%	SMC	SMC	NAP	NAP	5475 South Decatur Boulevard	Las Vegas	Clark	NV	89118	Industrial
28	Loan	16, 19	1	5 Mile Plaza	1.2%	100.0%	SMC	SMC	NAP	NAP	10346 West Overland Road	Boise	Ada	ID	83709	Retail
29	Loan	1, 6, 12, 13	34	AMF Portfolio	1.0%		BMO, SMC	BMO	NAP	NAP	Various	Various	Various	Various	Various	Multifamily
29.01	Property		1	Cambridge Commons	0.1%	7.0%					4964 Oakhurst Drive	Indianapolis	Marion	IN	46254	Multifamily
29.02	Property		1	Indian Lake I	0.1%	6.2%					100 Indian Lake Drive	Morrow	Clayton	GA	30260	Multifamily
29.03	Property		1	Stewart Way 1	0.1%	5.7%					302 West General Stewart Way	Hinesville	Liberty	GA	31313	Multifamily
29.04	Property		1	Cedargate Lancaster	0.0%	5.1%					1410 Sheridan Drive	Lancaster	Fairfield	OH	43130	Multifamily
29.05	Property		1	Amesbury	0.0%	4.7%					3155 Harshman Drive	Reynoldsburg	Franklin	OH	43068	Multifamily
29.06	Property		1	Red Deer	0.0%	4.5%					2202 Roseanne Court	Fairborn	Greene	OH	45324	Multifamily
29.07	Property		1	Olivewood	0.0%	4.3%					2069 Olivewood Drive	Indianapolis	Marion	IN	46219	Multifamily
29.08	Property		1	Cherry Glen	0.0%	4.2%					2760 Cherry Glen Way	Indianapolis	Marion	IN	46227	Multifamily
29.09	Property		1	Plumwood	0.0%	4.1%					1050 Plumrose Drive	Columbus	Franklin	OH	43228	Multifamily
29.1	Property		1	Camelia Court	0.0%	4.0%					4542 Kalida Avenue	Dayton	Montgomery	OH	45424	Multifamily
29.11	Property		1	Cedargate	0.0%	3.7%					701 North Union Road	Clayton	Montgomery	OH	45315	Multifamily
29.12	Property		1	Millburn Court	0.0%	3.3%					8324 Millwheel Drive	Dayton	Montgomery	OH	45458	Multifamily
29.13	Property		1	Rosewood Apartments	0.0%	3.3%					5554 Covert Drive	Columbus	Franklin	OH	43231	Multifamily
29.14	Property		1	Winthrop Court	0.0%	3.1%					2531 Arborview Drive	Columbus	Franklin	OH	43229	Multifamily
29.15	Property		1	Annhurst	0.0%	2.7%					4958 Dawn Drive	Indianapolis	Marion	IN	46268	Multifamily
29.16	Property		1	Ashford Hills	0.0%	2.4%					1367 Beeler Drive	Reynoldsburg	Franklin	OH	43068	Multifamily
29.17	Property		1	Harbinwood	0.0%	2.4%					1295 Harbins Road	Norcross	Gwinnett	GA	30093	Multifamily
29.18	Property		1	Willow Run - New Albany	0.0%	2.4%					1 Plaza Drive	New Albany	Floyd	IN	47150	Multifamily
29.19	Property		1	Parkville	0.0%	2.4%					2346 Parkgreen Place	Columbus	Franklin	OH	43229	Multifamily
29.2	Property		1	Applegate	0.0%	2.0%					2230 Applegate Drive	Columbus	Bartholomew	IN	47203	Multifamily
29.21	Property		1	Stonehenge	0.0%	2.0%					799 17th Street Northwest	Massillon	Stark	OH	44647	Multifamily
29.22	Property		1	Meadowland	0.0%	2.0%					200 Crane Drive	Bogart	Clarke	GA	30622	Multifamily
29.23	Property		1	Amberwood - Massillion	0.0%	1.8%					3648 Wales Avenue Northwest	Massillon	Stark	OH	44646	Multifamily
29.24	Property		1	Timberwood	0.0%	1.8%					710 Mason Terrace	Perry	Houston	GA	31069	Multifamily
29.25	Property		1	Sherbrook	0.0%	1.7%					6677 Guinevere Drive	Columbus	Franklin	OH	43229	Multifamily
29.26	Property		1	Stonehenge Apartments	0.0%	1.7%					7980 Dunston Drive	Indianapolis	Marion	IN	46239	Multifamily
29.27	Property		1	Oakley Woods	0.0%	1.7%					6300 Oakley Road	Union City	Fulton	GA	30291	Multifamily
29.28	Property		1	Carriage Hill	0.0%	1.6%					604 Hillcrest Parkway	Dublin	Laurens	GA	31021	Multifamily
29.29	Property		1	Barrington	0.0%	1.5%					750 Northern Avenue	Clarkston	DeKalb	GA	30021	Multifamily
29.3	Property		1	Andover Court	0.0%	1.5%					1095 Beech Street	Mount Vernon	Knox	OH	43050	Multifamily
29.31	Property		1	Greenglen II	0.0%	1.5%					2015 North McCord Road	Toledo	Lucas	OH	43615	Multifamily
29.32	Property		1	Sandalwood	0.0%	1.4%					4804 West Bancroft Street	Toledo	Lucas	OH	43615	Multifamily
29.33	Property		1	Spicewood	0.0%	1.4%					3714 Bartlett Avenue	Indianapolis	Marion	IN	46227	Multifamily
29.34	Property		1	Meadowood - Mansfield	0.0%	1.0%					798 Straub Road West	Mansfield	Richland	OH	44904	Multifamily
30	Loan	16, 23, 26	1	7 Corporate Park	1.0%	100.0%	SGFC	SGFC	NAP	NAP	7 Corporate Park	Irvine	Orange	CA	92606	Office
31	Loan	7	1	Statesville Mini Storage	0.9%	100.0%	Barclays	Barclays	Group B	NAP	1202, 1421, 1444 and 1446 Barkley Road North	Statesville	Iredell	NC	28677	Self Storage
32	Loan	19	1	Balch Springs Self Storage	0.9%	100.0%	Barclays	Barclays	NAP	NAP	4108 Hickory Tree Road	Balch Springs	Dallas	TX	75180	Self Storage
33	Loan	19, 23	1	Brush Hill Office Flex	0.8%	100.0%	Barclays	Barclays	Group B	NAP	740-770 Pasquinelli Drive	Westmont	DuPage	IL	60559	Office
34	Loan	10, 16, 27	1	64-68 Maspeth Avenue	0.8%	100.0%	SGFC	SGFC	Group C	NAP	64-68 Maspeth Avenue	Brooklyn	Kings	NY	11211	Multifamily
35	Loan	2, 10, 16, 27	1	65 Maspeth Avenue	0.8%	100.0%	SGFC	SGFC	Group C	NAP	65 Maspeth Avenue	Brooklyn	Kings	NY	11211	Multifamily
36	Loan	2, 15, 19	1	Il Palazzo	0.7%	100.0%	Barclays	Barclays	Group D	NAP	5940 West Union Hills Drive	Glendale	Maricopa	AZ	85308	Mixed Use
37	Loan	2	1	New Highlands Self Storage	0.6%	100.0%	SGFC	SGFC	NAP	NAP	2385 EF Griffin Road	Bartow	Polk	FL	33830	Self Storage
38	Loan		1	NSC Secure II Monroe Storage	0.6%	100.0%	SMC	SMC	NAP	NAP	6231 North Monroe Street	Monroe	Monroe	MI	48162	Self Storage
39	Loan	16	1	Highway 50 Storage	0.5%	100.0%	KeyBank	KeyBank	NAP	NAP	2739 Highway 50	Grand Junction	Mesa	CO	81503	Self Storage
40	Loan		1	Pine Ridge Square	0.5%	100.0%	KeyBank	KeyBank	NAP	NAP	1401, 1425 and 1429 West Main Street	Gaylord	Otsego	MI	49735	Retail
41	Loan	16	1	1547 Fulton Street	0.5%	100.0%	Barclays	Barclays	NAP	NAP	1547 Fulton Street	Brooklyn	Kings	NY	11216	Multifamily
42	Loan	28	1	Minnesota Lake MHC	0.4%	100.0%	SMC	SMC	NAP	NAP	1219 Minnesota Road	Port Huron	Saint Clair	MI	48060	Manufactured Housing
43	Loan	10, 16	1	484 Humboldt Street	0.4%	100.0%	SGFC	SGFC	Group C	NAP	484 Humboldt Street	Brooklyn	Kings	NY	11211	Multifamily
44	Loan	16, 19	1	Walgreens - Waterbury	0.4%	100.0%	Barclays	Barclays	NAP	NAP	11 Meriden Road	Waterbury	New Haven	CT	06705	Retail
45	Loan	16, 19	1	Orange Professional Building	0.4%	100.0%	KeyBank	KeyBank	Group D	NAP	3755 Orange Place	Orange	Cuyahoga	OH	44122	Office
46	Loan	16, 19	1	Walgreens - Port Allen	0.4%	100.0%	Barclays	Barclays	NAP	NAP	220 North Alexander Avenue	Port Allen	West Baton Rouge	LA	70767	Retail
47	Loan	16	1	Self Stor-It	0.4%	100.0%	KeyBank	KeyBank	NAP	NAP	121 Hacienda Drive	Calexico	Imperial	CA	92231	Self Storage
48	Loan	16, 19, 20	1	Murrells Inlet Station	0.3%	100.0%	Barclays	Barclays	NAP	NAP	12150 Highway 17 Bypass	Murrells Inlet	Horry	SC	29576	Retail
49	Loan	16, 19	1	Walgreens Fayetteville	0.3%	100.0%	Barclays	Barclays	NAP	NAP	524 South School Avenue	Fayetteville	Washington	AR	72701	Retail

A-1-2

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	% of Initial Pool Balance	Detailed Property Type	Year Built	Year Renovated	Number of Units	Unit of Measure	Loan Per Unit ($)	Original Balance ($)	Cut-off Date Balance ($)	Maturity/ARD Balance ($)	Interest Rate %	Administrative Fee Rate %	Net Mortgage Rate %	Monthly Debt Service (P&I) ($)	Monthly Debt Service (IO) ($)
									3			6, 7	6, 7	6, 7		8		9	9
1	Loan	1, 6, 12, 19, 23	2	The Summit	6.3%	CBD	Various	NAP	907,306	SF	360.41	65,000,000	65,000,000	65,000,000	2.95200%	0.03609%	2.91591%	NAP	162,120.83
1.01	Property		1	Summit 1, 2	3.5%	CBD	2002, 2005	NAP	533,086	SF		36,288,571	36,288,571	36,288,571
1.02	Property		1	Summit 3	2.8%	CBD	2021	NAP	374,220	SF		28,711,429	28,711,429	28,711,429
2	Loan	10, 12, 13, 19, 21, 24	1	1888 Century Park East	6.3%	CBD	1970	2016	502,510	SF	398.00	65,000,000	65,000,000	65,000,000	2.64050%	0.01234%	2.62816%	NAP	145,013.57
3	Loan	1, 11, 12, 16, 19, 24	1	Coleman Highline Phase IV	6.1%	CBD	2021	NAP	657,934	SF	372.38	62,600,000	62,600,000	62,600,000	2.49450%	0.02309%	2.47141%	NAP	131,937.11
4	Loan	1, 6, 12, 19	14	Twin Spans Business Park and Delaware River Industrial Park	5.8%	Warehouse / Distribution	Various	NAP	2,180,017	SF	63.30	60,000,000	60,000,000	60,000,000	3.64950%	0.01234%	3.63716%	NAP	185,009.38
4.01	Property		1	350 Anchor Mill Road	1.1%	Warehouse / Distribution	2007	NAP	421,291	SF		11,195,652	11,195,652	11,195,652
4.02	Property		1	301 Anchor Mill Road	0.8%	Warehouse / Distribution	2002	NAP	335,046	SF		8,043,478	8,043,478	8,043,478
4.03	Property		1	400 Ships Landing Way	0.6%	Warehouse / Distribution	1996	NAP	235,000	SF		6,695,652	6,695,652	6,695,652
4.04	Property		1	800 Ships Landing Way	0.6%	Warehouse / Distribution	2002	NAP	226,200	SF		6,239,130	6,239,130	6,239,130
4.05	Property		1	6 Dockview	0.5%	Warehouse / Distribution	2000	NAP	201,079	SF		5,608,696	5,608,696	5,608,696
4.06	Property		1	501 Ships Landing Way	0.4%	Warehouse / Distribution	1998	NAP	159,630	SF		4,173,913	4,173,913	4,173,913
4.07	Property		1	250 Anchor Mill Road	0.3%	Warehouse / Distribution	2004	NAP	106,800	SF		3,347,826	3,347,826	3,347,826
4.08	Property		1	10 Dockview Drive	0.3%	Warehouse / Distribution	2018	NAP	100,630	SF		2,782,609	2,782,609	2,782,609
4.09	Property		1	7 - 23 Harborview Drive	0.2%	Warehouse / Distribution	1999	NAP	68,067	SF		2,500,000	2,500,000	2,500,000
4.10	Property		1	200 Anchor Mill Road	0.2%	Warehouse / Distribution	2007	NAP	101,182	SF		2,434,783	2,434,783	2,434,783
4.11	Property		1	300 Anchor Mill Road	0.2%	Warehouse / Distribution	1960	NAP	83,850	SF		2,347,826	2,347,826	2,347,826
4.12	Property		1	27 - 55 Harborview Drive	0.2%	Warehouse / Distribution	1990	NAP	68,453	SF		2,239,130	2,239,130	2,239,130
4.13	Property		1	100 Ships Landing	0.1%	Warehouse / Distribution	2001	NAP	44,800	SF		1,304,348	1,304,348	1,304,348
4.14	Property		1	600 Ships Landing Way	0.1%	Warehouse / Distribution	2004	NAP	27,989	SF		1,086,957	1,086,957	1,086,957
5	Loan	5, 6, 12, 16, 19, 28	19	IPCC National Storage Portfolio XVI	5.5%	Self Storage	Various	Various	1,133,018	SF	103.26	57,000,000	57,000,000	57,000,000	3.62800%	0.02109%	3.60691%	NAP	174,723.47
5.01	Property		1	Crestwood Boulevard	0.6%	Self Storage	1954	2021	128,046	SF		6,412,360	6,412,360	6,412,360
5.02	Property		1	Hallmark Drive	0.5%	Self Storage	1974	NAP	72,706	SF		5,041,125	5,041,125	5,041,125
5.03	Property		1	Gray Road	0.4%	Self Storage	2015-2017	NAP	65,125	SF		3,736,061	3,736,061	3,736,061
5.04	Property		1	Marconi Avenue	0.4%	Self Storage	1964	2014	51,739	SF		3,724,943	3,724,943	3,724,943
5.05	Property		1	Ocean Gateway	0.3%	Self Storage	1988, 1995, 1996, 1999, 2001	NAP	63,650	SF		3,522,596	3,522,596	3,522,596
5.06	Property		1	Amity Road	0.3%	Self Storage	1972, 1990	2008	58,432	SF		3,425,868	3,425,868	3,425,868
5.07	Property		1	Gladstell Road	0.3%	Self Storage	1997	NAP	66,575	SF		3,322,140	3,322,140	3,322,140
5.08	Property		1	US Route One	0.3%	Self Storage	2016-2018	NAP	46,925	SF		3,138,043	3,138,043	3,138,043
5.09	Property		1	Farm to Market 1093	0.3%	Self Storage	2002	NAP	74,606	SF		3,133,820	3,133,820	3,133,820
5.10	Property		1	Meade Avenue	0.3%	Self Storage	1978	NAP	57,274	SF		2,763,943	2,763,943	2,763,943
5.11	Property		1	Camp Horne	0.3%	Self Storage	2003	NAP	52,194	SF		2,763,485	2,763,485	2,763,485
5.12	Property		1	Hazel Avenue	0.3%	Self Storage	1989	NAP	44,062	SF		2,682,396	2,682,396	2,682,396
5.13	Property		1	Hoover Court	0.3%	Self Storage	1959	2016	41,412	SF		2,582,510	2,582,510	2,582,510
5.14	Property		1	Highway 6 North	0.2%	Self Storage	1981	NAP	68,012	SF		2,542,494	2,542,494	2,542,494
5.15	Property		1	Farm to Market 725	0.2%	Self Storage	1984, 1985, 1995, 1997, 2017	NAP	67,300	SF		2,286,631	2,286,631	2,286,631
5.16	Property		1	Hidden Hill Road	0.2%	Self Storage	2003	2016	54,100	SF		1,615,614	1,615,614	1,615,614
5.17	Property		1	Arndt Road	0.2%	Self Storage	2007	2010	30,350	SF		1,592,839	1,592,839	1,592,839
5.18	Property		1	East Rosedale Street	0.1%	Self Storage	1972	2015	41,935	SF		1,396,038	1,396,038	1,396,038
5.19	Property		1	Grisham Drive	0.1%	Self Storage	1981	NAP	48,575	SF		1,317,094	1,317,094	1,317,094
6	Loan	1, 2, 3, 12, 16, 19, 26, 27, 28	1	Rose Castle Apartments	5.1%	Mid Rise	2021	NAP	208	Units	504,807.69	53,000,000	53,000,000	53,000,000	4.04500%	0.01234%	4.03266%	NAP	181,135.47
7	Loan	12, 24, 27, 28	1	2 Riverfront Plaza	4.8%	CBD	2014	NAP	337,543	SF	325.88	50,000,000	50,000,000	50,000,000	4.26000%	0.01234%	4.24766%	NAP	179,965.28
8	Loan	5, 6, 12, 16, 19, 28	17	IPCC National Storage Portfolio XV	4.5%	Self Storage	Various	Various	912,654	SF	94.23	46,000,000	46,000,000	46,000,000	3.62800%	0.02109%	3.60691%	NAP	141,004.91
8.01	Property		1	West Indian School Road	0.6%	Self Storage	1979, 1997	NAP	105,143	SF		6,032,774	6,032,774	6,032,774
8.02	Property		1	Boalch Avenue Northwest	0.5%	Self Storage	2005	NAP	50,569	SF		4,641,903	4,641,903	4,641,903
8.03	Property		1	Lemay Ferry Road	0.3%	Self Storage	1999	NAP	53,859	SF		3,486,425	3,486,425	3,486,425
8.04	Property		1	East Southern Avenue	0.3%	Self Storage	1978	NAP	65,000	SF		3,310,049	3,310,049	3,310,049
8.05	Property		1	Anderson Road	0.3%	Self Storage	1972, 1985, 1987, 1999	NAP	73,450	SF		3,147,969	3,147,969	3,147,969
8.06	Property		1	Stoney Island Avenue	0.3%	Self Storage	1997-1999	2020	84,980	SF		3,070,035	3,070,035	3,070,035
8.07	Property		1	Duren Avenue	0.3%	Self Storage	2000	NAP	49,075	SF		2,936,647	2,936,647	2,936,647
8.08	Property		1	North Nova Road	0.3%	Self Storage	1979-1989	NAP	64,657	SF		2,700,424	2,700,424	2,700,424
8.09	Property		1	Airport Road	0.2%	Self Storage	1995	NAP	38,106	SF		2,420,564	2,420,564	2,420,564
8.10	Property		1	South Pennington	0.2%	Self Storage	1990	NAP	42,200	SF		2,304,264	2,304,264	2,304,264
8.11	Property		1	Southwest 14th Court	0.2%	Self Storage	1977, 1989	NAP	59,872	SF		2,177,840	2,177,840	2,177,840
8.12	Property		1	Southeast Jennings Road	0.2%	Self Storage	1999	NAP	38,062	SF		1,886,802	1,886,802	1,886,802
8.13	Property		1	49th Street South and 8th Avenue South	0.2%	Self Storage	1940, 1948, 1977, 1981, 1986	NAP	40,073	SF		1,840,992	1,840,992	1,840,992
8.14	Property		1	South Broadway	0.2%	Self Storage	1978	NAP	67,849	SF		1,819,110	1,819,110	1,819,110
8.15	Property		1	30th Avenue North	0.2%	Self Storage	1977	2016	31,920	SF		1,801,282	1,801,282	1,801,282
8.16	Property		1	Main Street	0.1%	Self Storage	2000	NAP	21,019	SF		1,313,959	1,313,959	1,313,959
8.17	Property		1	Warwick Boulevard	0.1%	Self Storage	1988	NAP	26,820	SF		1,108,959	1,108,959	1,108,959
9	Loan	1, 6, 12, 19, 23	6	Moonwater Office Portfolio	3.9%	Suburban	Various	Various	611,320	SF	189.75	40,000,000	40,000,000	35,646,376	4.25000%	0.01234%	4.23766%	196,775.96	143,634.26
9.01	Property		1	6543 Las Vegas Boulevard South	1.5%	Suburban	2007	2018	102,276	SF		15,735,172	15,735,172	14,022,547
9.02	Property		1	6226 West Sahara Avenue	0.9%	Suburban	1982	NAP	292,180	SF		9,520,000	9,520,000	8,483,838
9.03	Property		1	10190 Covington Cross Drive	0.4%	Suburban	1997	NAP	75,588	SF		4,586,207	4,586,207	4,087,041
9.04	Property		1	1450 Center Crossing Road	0.4%	Suburban	2004	NAP	52,975	SF		4,568,966	4,568,966	4,071,677
9.05	Property		1	6551 Las Vegas Boulevard South	0.3%	Suburban	2007	2018	31,105	SF		3,189,655	3,189,655	2,842,491
9.06	Property		1	9901-9921 Covington Cross Drive	0.2%	Suburban	1998	NAP	57,196	SF		2,400,000	2,400,000	2,138,783
10	Loan	1, 13, 21, 23	1	26 Broadway	3.3%	CBD	1885-1926	NAP	839,712	SF	134.57	33,900,000	33,900,000	33,900,000	4.91000%	0.02234%	4.88766%	NAP	140,633.99
11	Loan	16	1	Autumn Lakes	3.0%	Garden	1963	2021	295	Units	105,084.75	31,000,000	31,000,000	26,014,126	4.78500%	0.01234%	4.77266%	162,365.31	125,329.34
12	Loan	28, 30	1	Residence Inn Portland	3.0%	Extended Stay	2009	2016	179	Rooms	170,391.06	30,500,000	30,500,000	30,500,000	3.43000%	0.02109%	3.40891%	NAP	88,389.99
13	Loan	1, 3, 4, 6, 12, 17, 21, 23, 28	14	Bedrock Portfolio	2.5%	Various	Various	Various	2,694,627	SF	159.58	26,000,000	26,000,000	26,000,000	3.77800%	0.06109%	3.71691%	NAP	82,993.57
13.01	Property		1	First National Building	0.6%	CBD	1921	2010	800,119	SF		5,994,560	5,994,560	5,994,560
13.02	Property		1	The Qube	0.4%	CBD	1958	2011	522,702	SF		3,811,600	3,811,600	3,811,600
13.03	Property		1	Chrysler House	0.3%	CBD	1919	2013	343,488	SF		2,979,600	2,979,600	2,979,600
13.04	Property		1	1001 Woodward	0.3%	CBD	1965	2013	319,039	SF		2,960,360	2,960,360	2,960,360
13.05	Property		1	One Woodward	0.2%	CBD	1962	2013	370,257	SF		2,146,040	2,146,040	2,146,040
13.06	Property		1	The Z Garage	0.2%	Parking Garage	2013	2015-2016	1,351	Units		1,753,960	1,753,960	1,753,960
13.07	Property		1	Two Detroit Garage	0.1%	Parking Garage	2002	2015-2016	1,106	Units		1,327,560	1,327,560	1,327,560
13.08	Property		1	1505 & 1515 Woodward	0.1%	CBD	1925	2018	141,741	SF		1,256,320	1,256,320	1,256,320
13.09	Property		1	1001 Brush Street	0.1%	Parking Garage	1993	2015-2016	1,309	Units		1,060,280	1,060,280	1,060,280
13.10	Property		1	The Assembly	0.1%	Multifamily / Office / Retail	1913	2019	32	Units		829,400	829,400	829,400
13.11	Property		1	419 Fort Street Garage	0.1%	Parking Garage	2005	2015-2016	637	Units		754,000	754,000	754,000
13.12	Property		1	Vinton	0.0%	Multifamily / Retail	1917	2018	21	Units		455,000	455,000	455,000

A-1-3

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	% of Initial Pool Balance	Detailed Property Type	Year Built	Year Renovated	Number of Units	Unit of Measure	Loan Per Unit ($)	Original Balance ($)	Cut-off Date Balance ($)	Maturity/ARD Balance ($)	Interest Rate %	Administrative Fee Rate %	Net Mortgage Rate %	Monthly Debt Service (P&I) ($)	Monthly Debt Service (IO) ($)
13.13	Property		1	1401 First Street	0.0%	Parking Garage	1976	2017	633	Units		448,760	448,760	448,760
13.14	Property		1	Lane Bryant Building	0.0%	CBD	1917	2018	31,695	SF		222,560	222,560	222,560
14	Loan	28	1	Kings Row MHC	2.5%	Manufactured Housing	1960	NAP	336	Pads	77,380.95	26,000,000	26,000,000	21,124,134	4.64000%	0.02109%	4.61891%	133,909.78	NAP
15	Loan	23	1	Salina Meadows Office Park	2.4%	Suburban	1986-1988	2000	237,496	SF	105.26	25,000,000	25,000,000	21,643,938	5.02000%	0.01234%	5.00766%	134,511.15	106,035.88
16	Loan	16, 19, 28	1	Fleet Farm Green Bay	2.4%	Single Tenant	1980, 1994	NAP	240,397	SF	102.95	24,750,000	24,750,000	24,750,000	4.21000%	0.02109%	4.18891%	NAP	88,037.24
17	Loan	19	1	Poplin Place	2.3%	Anchored	2005	NAP	196,462	SF	122.92	24,150,000	24,150,000	22,077,650	4.43000%	0.01234%	4.41766%	121,362.10	90,392.00
18	Loan	1, 6, 19, 21, 23	2	1100 & 820 First Street NE	2.0%	CBD	Various	Various	655,071	SF	322.10	21,000,000	21,000,000	21,000,000	3.00250%	0.01234%	2.99016%	NAP	53,273.52
18.01	Property		1	1100 First Street NE	1.2%	CBD	2009	NAP	348,967	SF		12,587,062	12,587,062	12,587,062
18.02	Property		1	820 First Street NE	0.8%	CBD	1990	2005	306,104	SF		8,412,938	8,412,938	8,412,938
19	Loan	16, 28	1	VVF	2.0%	Manufacturing	1888	2005	638,595	SF	32.60	20,820,000	20,820,000	20,820,000	4.80000%	0.01234%	4.78766%	NAP	84,436.67
20	Loan		1	Mini U Storage Columbia	2.0%	Self Storage	1998	2016	121,067	SF	169.33	20,500,000	20,500,000	18,744,372	4.44000%	0.02109%	4.41891%	103,140.93	76,903.47
21	Loan	1, 19	1	Meadowood Mall	1.7%	Regional Mall	1978	2013	456,841	SF	173.75	18,000,000	17,859,822	15,712,359	3.93000%	0.01359%	3.91641%	94,316.30	NAP
22	Loan	5, 6, 12, 16, 19, 27	5	Visions Hotel Portfolio III	1.5%	Various	Various	Various	516	Rooms	85,355.56	16,000,000	15,979,490	12,789,621	4.17000%	0.01359%	4.15641%	77,962.85	NAP
22.01	Property		1	DoubleTree Utica	0.4%	Full Service	1912	2016-2017	112	Rooms		4,208,617	4,203,222	3,364,163
22.02	Property		1	Fairfield Inn Cortland	0.2%	Limited Service	2003	2020	81	Rooms		1,995,465	1,992,907	1,595,077
22.03	Property		1	Home2 Suites Utica	0.3%	Extended Stay	2020	NAP	89	Rooms		3,446,712	3,442,294	2,755,134
22.04	Property		1	TownPlace Suites New Hartford	0.3%	Extended Stay	2017	NAP	95	Rooms		3,446,712	3,442,294	2,755,134
22.05	Property		1	Best Western Fishkill	0.3%	Limited Service	1985	2020-2021	139	Rooms		2,902,494	2,898,774	2,320,113
23	Loan	2, 10, 16, 19	1	NeoGenomics Laboratories	1.5%	Medical	2021	NAP	149,547	SF	103.65	15,500,000	15,500,000	15,500,000	4.16900%	0.01234%	4.15666%	NAP	54,597.49
24	Loan	19	1	Adams County Self Storage	1.5%	Self Storage	1975	1980, 2004, 2013	343,880	SF	45.07	15,500,000	15,500,000	15,500,000	4.44700%	0.01234%	4.43466%	NAP	58,238.20
25	Loan	2, 6	2	NYC MFRT Portfolio	1.5%	Various	Various	Various	137,441	SF	438.01	15,200,000	15,200,000	15,200,000	3.96000%	0.01234%	3.94766%	NAP	50,856.67
25.01	Property		1	45 John Street	0.8%	Multifamily / Retail	1908	2017	79,915	SF		8,534,219	8,534,219	8,534,219
25.02	Property		1	2027-2127 Emmons Avenue	0.6%	Anchored	1996	NAP	57,526	SF		6,665,781	6,665,781	6,665,781
26	Loan	19	1	HIX Bradenton	1.3%	Limited Service	1986	2019	130	Rooms	103,846.15	13,500,000	13,500,000	11,289,550	5.53000%	0.01234%	5.51766%	76,905.81	NAP
27	Loan	28	1	Decatur Business Center	1.3%	Flex	2008	NAP	88,205	SF	147.21	13,000,000	12,984,332	10,494,214	4.45000%	0.01234%	4.43766%	65,483.44	NAP
28	Loan	16, 19	1	5 Mile Plaza	1.2%	Anchored	1978	2014	153,233	SF	79.47	12,250,000	12,176,738	9,630,853	3.72000%	0.05234%	3.66766%	56,523.33	NAP
29	Loan	1, 6, 12, 13	34	AMF Portfolio	1.0%	Garden	Various	NAP	3,299	Units	52,137.01	10,000,000	10,000,000	9,286,919	3.72381004379935%	0.01234%	3.71147%	50,922.96	31,462.75
29.01	Property		1	Cambridge Commons	0.1%	Garden	1985	NAP	235	Units		697,956	697,956	648,186
29.02	Property		1	Indian Lake I	0.1%	Garden	1987	NAP	243	Units		619,642	619,642	575,457
29.03	Property		1	Stewart Way 1	0.1%	Garden	1986	NAP	190	Units		574,767	574,767	533,781
29.04	Property		1	Cedargate Lancaster	0.0%	Garden	1972, 1984	NAP	157	Units		506,789	506,789	470,650
29.05	Property		1	Amesbury	0.0%	Garden	1986	NAP	149	Units		473,446	473,446	439,685
29.06	Property		1	Red Deer	0.0%	Garden	1986	NAP	131	Units		449,889	449,889	417,808
29.07	Property		1	Olivewood	0.0%	Garden	1985	NAP	128	Units		427,206	427,206	396,743
29.08	Property		1	Cherry Glen	0.0%	Garden	1986	NAP	137	Units		422,197	422,197	392,091
29.09	Property		1	Plumwood	0.0%	Garden	1977	NAP	143	Units		407,891	407,891	378,805
29.1	Property		1	Camelia Court	0.0%	Garden	1982	NAP	110	Units		397,108	397,108	368,791
29.11	Property		1	Cedargate	0.0%	Garden	1984	NAP	130	Units		371,215	371,215	344,744
29.12	Property		1	Millburn Court	0.0%	Garden	1979	NAP	115	Units		333,979	333,979	310,164
29.13	Property		1	Rosewood Apartments	0.0%	Garden	1985	NAP	89	Units		325,413	325,413	302,209
29.14	Property		1	Winthrop Court	0.0%	Garden	1985	NAP	100	Units		309,586	309,586	287,510
29.15	Property		1	Annhurst	0.0%	Garden	1984	NAP	83	Units		269,082	269,082	249,895
29.16	Property		1	Ashford Hills	0.0%	Garden	1986	NAP	77	Units		244,435	244,435	227,005
29.17	Property		1	Harbinwood	0.0%	Garden	1986	NAP	72	Units		239,560	239,560	222,477
29.18	Property		1	Willow Run - New Albany	0.0%	Garden	1984	NAP	64	Units		237,976	237,976	221,006
29.19	Property		1	Parkville	0.0%	Garden	1978	NAP	100	Units		235,586	235,586	218,787
29.2	Property		1	Applegate	0.0%	Garden	1982	NAP	58	Units		204,339	204,339	189,768
29.21	Property		1	Stonehenge	0.0%	Garden	1984	NAP	60	Units		202,638	202,638	188,189
29.22	Property		1	Meadowland	0.0%	Garden	1984	NAP	60	Units		198,014	198,014	183,894
29.23	Property		1	Amberwood - Massillion	0.0%	Garden	1987	NAP	63	Units		175,295	175,295	162,795
29.24	Property		1	Timberwood	0.0%	Garden	1985	NAP	60	Units		175,278	175,278	162,780
29.25	Property		1	Sherbrook	0.0%	Garden	1985	NAP	60	Units		172,404	172,404	160,110
29.26	Property		1	Stonehenge Apartments	0.0%	Garden	1984	NAP	60	Units		168,472	168,472	156,458
29.27	Property		1	Oakley Woods	0.0%	Garden	1985	NAP	60	Units		167,250	167,250	155,324
29.28	Property		1	Carriage Hill	0.0%	Garden	1985	NAP	60	Units		161,750	161,750	150,216
29.29	Property		1	Barrington	0.0%	Garden	1984	NAP	47	Units		153,278	153,278	142,348
29.3	Property		1	Andover Court	0.0%	Garden	1982	NAP	51	Units		147,798	147,798	137,258
29.31	Property		1	Greenglen II	0.0%	Garden	1982	NAP	58	Units		146,413	146,413	135,973
29.32	Property		1	Sandalwood	0.0%	Garden	1983	NAP	50	Units		141,576	141,576	131,480
29.33	Property		1	Spicewood	0.0%	Garden	1985	NAP	49	Units		141,279	141,279	131,205
29.34	Property		1	Meadowood - Mansfield	0.0%	Garden	1983	NAP	50	Units		100,493	100,493	93,327
30	Loan	16, 23, 26	1	7 Corporate Park	1.0%	Suburban	1986	2019	37,699	SF	265.26	10,000,000	10,000,000	10,000,000	4.21000%	0.01234%	4.19766%	NAP	35,570.60
31	Loan	7	1	Statesville Mini Storage	0.9%	Self Storage	1988-1999	NAP	101,895	SF	95.69	9,750,000	9,750,000	8,642,502	3.98800%	0.01234%	3.97566%	46,480.56	32,852.53
32	Loan	19	1	Balch Springs Self Storage	0.9%	Self Storage	2007	NAP	80,265	SF	120.85	9,700,000	9,700,000	9,700,000	4.25400%	0.01234%	4.24166%	NAP	34,864.09
33	Loan	19, 23	1	Brush Hill Office Flex	0.8%	Medical	1986	NAP	110,299	SF	78.88	8,700,000	8,700,000	7,459,835	3.64500%	0.01234%	3.63266%	39,774.46	26,793.28
34	Loan	10, 16, 27	1	64-68 Maspeth Avenue	0.8%	Low Rise	2005	NAP	24	Units	347,083.33	8,330,000	8,330,000	8,330,000	3.56000%	0.01234%	3.54766%	NAP	25,055.56
35	Loan	2, 10, 16, 27	1	65 Maspeth Avenue	0.8%	Mid Rise	2004	NAP	21	Units	390,476.19	8,200,000	8,200,000	8,200,000	3.50000%	0.01234%	3.48766%	NAP	24,248.84
36	Loan	2, 15, 19	1	Il Palazzo	0.7%	Office / Retail	2006	NAP	44,680	SF	167.86	7,500,000	7,500,000	7,500,000	4.43600%	0.01234%	4.42366%	NAP	28,110.07
37	Loan	2	1	New Highlands Self Storage	0.6%	Self Storage	2006	NAP	68,724	SF	87.31	6,000,000	6,000,000	6,000,000	4.13000%	0.01234%	4.11766%	NAP	20,936.81
38	Loan		1	NSC Secure II Monroe Storage	0.6%	Self Storage	2001	2019	80,275	SF	72.87	5,850,000	5,850,000	5,850,000	3.40000%	0.01234%	3.38766%	NAP	16,805.21
39	Loan	16	1	Highway 50 Storage	0.5%	Self Storage	1977-2000	NAP	73,464	SF	70.78	5,200,000	5,200,000	5,200,000	4.32000%	0.02109%	4.29891%	NAP	18,980.00
40	Loan		1	Pine Ridge Square	0.5%	Anchored	1991	NAP	188,251	SF	27.62	5,200,000	5,200,000	4,153,425	4.15000%	0.02109%	4.12891%	25,277.37	NAP
41	Loan	16	1	1547 Fulton Street	0.5%	Mid Rise	1905	2021	14	Units	339,285.71	4,750,000	4,750,000	4,750,000	4.56300%	0.01234%	4.55066%	NAP	18,312.73
42	Loan	28	1	Minnesota Lake MHC	0.4%	Manufactured Housing	1999	NAP	161	Pads	27,915.47	4,500,000	4,494,391	3,613,404	4.29800%	0.01234%	4.28566%	22,263.93	NAP
43	Loan	10, 16	1	484 Humboldt Street	0.4%	Low Rise	1895	2010	21	Units	212,857.14	4,470,000	4,470,000	4,470,000	3.63000%	0.01234%	3.61766%	NAP	13,709.55
44	Loan	16, 19	1	Walgreens - Waterbury	0.4%	Single Tenant	2002	NAP	14,406	SF	290.16	4,180,000	4,180,000	4,180,000	4.38000%	0.01234%	4.36766%	NAP	15,468.90
45	Loan	16, 19	1	Orange Professional Building	0.4%	Medical	1985	2018	19,570	SF	199.28	3,900,000	3,900,000	3,900,000	4.25000%	0.02109%	4.22891%	NAP	14,004.34
46	Loan	16, 19	1	Walgreens - Port Allen	0.4%	Single Tenant	2013	NAP	14,550	SF	265.09	3,857,000	3,857,000	3,857,000	4.43500%	0.06109%	4.37391%	NAP	14,452.81
47	Loan	16	1	Self Stor-It	0.4%	Self Storage	1996	NAP	63,902	SF	59.47	3,800,000	3,800,000	3,077,916	4.55000%	0.08109%	4.46891%	19,367.10	NAP
48	Loan	16, 19, 20	1	Murrells Inlet Station	0.3%	Unanchored	2021	NAP	13,186	SF	257.85	3,400,000	3,400,000	3,400,000	4.02000%	0.01234%	4.00766%	NAP	11,548.19
49	Loan	16, 19	1	Walgreens Fayetteville	0.3%	Single Tenant	2004	NAP	14,560	SF	212.91	3,100,000	3,100,000	3,100,000	3.93500%	0.01234%	3.92266%	NAP	10,306.60

A-1-4

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	% of Initial Pool Balance	Annual Debt Service (P&I) ($)	Annual Debt Service (IO) ($)	Amortization Type	ARD Loan (Yes / No)	Interest Accrual Method	Original Interest-Only Period (Mos.)	Remaining Interest-Only Period (Mos.)	Original Term To Maturity / ARD (Mos.)	Remaining Term To Maturity / ARD (Mos.)	Original Amortization Term (Mos.)	Remaining Amortization Term (Mos.)	Origination Date	Seasoning (Mos.)	Payment Due Date	First Payment Date
						9	9		11
1	Loan	1, 6, 12, 19, 23	2	The Summit	6.3%	NAP	1,945,449.96	Interest Only	No	Actual/360	86	82	86	82	0	0	12/10/2021	4	6	1/6/2022
1.01	Property		1	Summit 1, 2	3.5%
1.02	Property		1	Summit 3	2.8%
2	Loan	10, 12, 13, 19, 21, 24	1	1888 Century Park East	6.3%	NAP	1,740,162.84	Interest Only	No	Actual/360	120	116	120	116	0	0	11/24/2021	4	6	1/6/2022
3	Loan	1, 11, 12, 16, 19, 24	1	Coleman Highline Phase IV	6.1%	NAP	1,583,245.32	Interest Only - ARD	Yes	Actual/360	60	56	60	56	0	0	12/1/2021	4	6	1/6/2022
4	Loan	1, 6, 12, 19	14	Twin Spans Business Park and Delaware River Industrial Park	5.8%	NAP	2,220,112.56	Interest Only	No	Actual/360	120	118	120	118	0	0	1/28/2022	2	6	3/6/2022
4.01	Property		1	350 Anchor Mill Road	1.1%
4.02	Property		1	301 Anchor Mill Road	0.8%
4.03	Property		1	400 Ships Landing Way	0.6%
4.04	Property		1	800 Ships Landing Way	0.6%
4.05	Property		1	6 Dockview	0.5%
4.06	Property		1	501 Ships Landing Way	0.4%
4.07	Property		1	250 Anchor Mill Road	0.3%
4.08	Property		1	10 Dockview Drive	0.3%
4.09	Property		1	7 - 23 Harborview Drive	0.2%
4.10	Property		1	200 Anchor Mill Road	0.2%
4.11	Property		1	300 Anchor Mill Road	0.2%
4.12	Property		1	27 - 55 Harborview Drive	0.2%
4.13	Property		1	100 Ships Landing	0.1%
4.14	Property		1	600 Ships Landing Way	0.1%
5	Loan	5, 6, 12, 16, 19, 28	19	IPCC National Storage Portfolio XVI	5.5%	NAP	2,096,681.64	Interest Only	No	Actual/360	120	117	120	117	0	0	12/16/2021	3	1	2/1/2022
5.01	Property		1	Crestwood Boulevard	0.6%
5.02	Property		1	Hallmark Drive	0.5%
5.03	Property		1	Gray Road	0.4%
5.04	Property		1	Marconi Avenue	0.4%
5.05	Property		1	Ocean Gateway	0.3%
5.06	Property		1	Amity Road	0.3%
5.07	Property		1	Gladstell Road	0.3%
5.08	Property		1	US Route One	0.3%
5.09	Property		1	Farm to Market 1093	0.3%
5.10	Property		1	Meade Avenue	0.3%
5.11	Property		1	Camp Horne	0.3%
5.12	Property		1	Hazel Avenue	0.3%
5.13	Property		1	Hoover Court	0.3%
5.14	Property		1	Highway 6 North	0.2%
5.15	Property		1	Farm to Market 725	0.2%
5.16	Property		1	Hidden Hill Road	0.2%
5.17	Property		1	Arndt Road	0.2%
5.18	Property		1	East Rosedale Street	0.1%
5.19	Property		1	Grisham Drive	0.1%
6	Loan	1, 2, 3, 12, 16, 19, 26, 27, 28	1	Rose Castle Apartments	5.1%	NAP	2,173,625.69	Interest Only	No	Actual/360	120	119	120	119	0	0	3/4/2022	1	6	4/6/2022
7	Loan	12, 24, 27, 28	1	2 Riverfront Plaza	4.8%	NAP	2,159,583.36	Interest Only	No	Actual/360	120	117	120	117	0	0	12/8/2021	3	6	2/6/2022
8	Loan	5, 6, 12, 16, 19, 28	17	IPCC National Storage Portfolio XV	4.5%	NAP	1,692,058.92	Interest Only	No	Actual/360	120	117	120	117	0	0	12/16/2021	3	1	2/1/2022
8.01	Property		1	West Indian School Road	0.6%
8.02	Property		1	Boalch Avenue Northwest	0.5%
8.03	Property		1	Lemay Ferry Road	0.3%
8.04	Property		1	East Southern Avenue	0.3%
8.05	Property		1	Anderson Road	0.3%
8.06	Property		1	Stoney Island Avenue	0.3%
8.07	Property		1	Duren Avenue	0.3%
8.08	Property		1	North Nova Road	0.3%
8.09	Property		1	Airport Road	0.2%
8.10	Property		1	South Pennington	0.2%
8.11	Property		1	Southwest 14th Court	0.2%
8.12	Property		1	Southeast Jennings Road	0.2%
8.13	Property		1	49th Street South and 8th Avenue South	0.2%
8.14	Property		1	South Broadway	0.2%
8.15	Property		1	30th Avenue North	0.2%
8.16	Property		1	Main Street	0.1%
8.17	Property		1	Warwick Boulevard	0.1%
9	Loan	1, 6, 12, 19, 23	6	Moonwater Office Portfolio	3.9%	2,361,311.52	1,723,611.12	Interest Only, Amortizing Balloon	No	Actual/360	48	45	120	117	360	360	12/30/2021	3	6	2/6/2022
9.01	Property		1	6543 Las Vegas Boulevard South	1.5%
9.02	Property		1	6226 West Sahara Avenue	0.9%
9.03	Property		1	10190 Covington Cross Drive	0.4%
9.04	Property		1	1450 Center Crossing Road	0.4%
9.05	Property		1	6551 Las Vegas Boulevard South	0.3%
9.06	Property		1	9901-9921 Covington Cross Drive	0.2%
10	Loan	1, 13, 21, 23	1	26 Broadway	3.3%	NAP	1,687,607.88	Interest Only	No	Actual/360	120	118	120	118	0	0	2/4/2022	2	6	3/6/2022
11	Loan	16	1	Autumn Lakes	3.0%	1,948,383.72	1,503,952.08	Interest Only, Amortizing Balloon	No	Actual/360	12	11	120	119	360	360	3/4/2022	1	5	4/5/2022
12	Loan	28, 30	1	Residence Inn Portland	3.0%	NAP	1,060,679.88	Interest Only	No	Actual/360	120	119	120	119	0	0	3/1/2022	1	1	4/1/2022
13	Loan	1, 3, 4, 6, 12, 17, 21, 23, 28	14	Bedrock Portfolio	2.5%	NAP	995,922.78	Interest Only	No	Actual/360	84	81	84	81	0	0	12/28/2021	3	1	2/1/2022
13.01	Property		1	First National Building	0.6%
13.02	Property		1	The Qube	0.4%
13.03	Property		1	Chrysler House	0.3%
13.04	Property		1	1001 Woodward	0.3%
13.05	Property		1	One Woodward	0.2%
13.06	Property		1	The Z Garage	0.2%
13.07	Property		1	Two Detroit Garage	0.1%
13.08	Property		1	1505 & 1515 Woodward	0.1%
13.09	Property		1	1001 Brush Street	0.1%
13.10	Property		1	The Assembly	0.1%
13.11	Property		1	419 Fort Street Garage	0.1%
13.12	Property		1	Vinton	0.0%
A-1-5

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	% of Initial Pool Balance	Annual Debt Service (P&I) ($)	Annual Debt Service (IO) ($)	Amortization Type	ARD Loan (Yes / No)	Interest Accrual Method	Original Interest-Only Period (Mos.)	Remaining Interest-Only Period (Mos.)	Original Term To Maturity / ARD (Mos.)	Remaining Term To Maturity / ARD (Mos.)	Original Amortization Term (Mos.)	Remaining Amortization Term (Mos.)	Origination Date	Seasoning (Mos.)	Payment Due Date	First Payment Date
13.13	Property		1	1401 First Street	0.0%
13.14	Property		1	Lane Bryant Building	0.0%
14	Loan	28	1	Kings Row MHC	2.5%	1,606,917.36	NAP	Amortizing Balloon	No	Actual/360	0	0	120	120	360	360	3/8/2022	0	1	5/1/2022
15	Loan	23	1	Salina Meadows Office Park	2.4%	1,614,133.80	1,272,430.56	Interest Only, Amortizing Balloon	No	Actual/360	24	23	120	119	360	360	2/16/2022	1	6	4/6/2022
16	Loan	16, 19, 28	1	Fleet Farm Green Bay	2.4%	NAP	1,056,446.88	Interest Only	No	Actual/360	120	119	120	119	0	0	2/8/2022	1	1	4/1/2022
17	Loan	19	1	Poplin Place	2.3%	1,456,345.20	1,084,704.00	Interest Only, Amortizing Balloon	No	Actual/360	60	60	120	120	360	360	3/7/2022	0	6	5/6/2022
18	Loan	1, 6, 19, 21, 23	2	1100 & 820 First Street NE	2.0%	NAP	639,282.24	Interest Only	No	Actual/360	120	114	120	114	0	0	9/30/2021	6	1	11/1/2021
18.01	Property		1	1100 First Street NE	1.2%
18.02	Property		1	820 First Street NE	0.8%
19	Loan	16, 28	1	VVF	2.0%	NAP	1,013,240.04	Interest Only	No	Actual/360	120	120	120	120	0	0	3/11/2022	0	6	5/6/2022
20	Loan		1	Mini U Storage Columbia	2.0%	1,237,691.16	922,841.64	Interest Only, Amortizing Balloon	No	Actual/360	60	59	120	119	360	360	3/1/2022	1	1	4/1/2022
21	Loan	1, 19	1	Meadowood Mall	1.7%	1,131,795.60	NAP	Amortizing Balloon	No	Actual/360	0	0	60	56	300	296	11/5/2021	4	1	1/1/2022
22	Loan	5, 6, 12, 16, 19, 27	5	Visions Hotel Portfolio III	1.5%	935,554.20	NAP	Amortizing Balloon	No	Actual/360	0	0	120	119	360	359	3/4/2022	1	6	4/6/2022
22.01	Property		1	DoubleTree Utica	0.4%
22.02	Property		1	Fairfield Inn Cortland	0.2%
22.03	Property		1	Home2 Suites Utica	0.3%
22.04	Property		1	TownPlace Suites New Hartford	0.3%
22.05	Property		1	Best Western Fishkill	0.3%
23	Loan	2, 10, 16, 19	1	NeoGenomics Laboratories	1.5%	NAP	655,169.88	Interest Only	No	Actual/360	120	117	120	117	0	0	12/23/2021	3	6	2/6/2022
24	Loan	19	1	Adams County Self Storage	1.5%	NAP	698,858.40	Interest Only	No	Actual/360	120	118	120	118	0	0	1/28/2022	2	6	3/6/2022
25	Loan	2, 6	2	NYC MFRT Portfolio	1.5%	NAP	610,280.04	Interest Only	No	Actual/360	120	118	120	118	0	0	1/21/2022	2	6	3/6/2022
25.01	Property		1	45 John Street	0.8%
25.02	Property		1	2027-2127 Emmons Avenue	0.6%
26	Loan	19	1	HIX Bradenton	1.3%	922,869.72	NAP	Amortizing Balloon	No	Actual/360	0	0	120	120	360	360	3/9/2022	0	6	5/6/2022
27	Loan	28	1	Decatur Business Center	1.3%	785,801.28	NAP	Amortizing Balloon	No	Actual/360	0	0	120	119	360	359	3/2/2022	1	6	4/6/2022
28	Loan	16, 19	1	5 Mile Plaza	1.2%	678,279.96	NAP	Amortizing Balloon	No	Actual/360	0	0	120	116	360	356	12/2/2021	4	6	1/6/2022
29	Loan	1, 6, 12, 13	34	AMF Portfolio	1.0%	611,075.52	377,553.00	Interest Only, Amortizing Balloon	No	Actual/360	82	77	120	115	360	360	10/29/2021	5	6	12/6/2021
29.01	Property		1	Cambridge Commons	0.1%
29.02	Property		1	Indian Lake I	0.1%
29.03	Property		1	Stewart Way 1	0.1%
29.04	Property		1	Cedargate Lancaster	0.0%
29.05	Property		1	Amesbury	0.0%
29.06	Property		1	Red Deer	0.0%
29.07	Property		1	Olivewood	0.0%
29.08	Property		1	Cherry Glen	0.0%
29.09	Property		1	Plumwood	0.0%
29.1	Property		1	Camelia Court	0.0%
29.11	Property		1	Cedargate	0.0%
29.12	Property		1	Millburn Court	0.0%
29.13	Property		1	Rosewood Apartments	0.0%
29.14	Property		1	Winthrop Court	0.0%
29.15	Property		1	Annhurst	0.0%
29.16	Property		1	Ashford Hills	0.0%
29.17	Property		1	Harbinwood	0.0%
29.18	Property		1	Willow Run - New Albany	0.0%
29.19	Property		1	Parkville	0.0%
29.2	Property		1	Applegate	0.0%
29.21	Property		1	Stonehenge	0.0%
29.22	Property		1	Meadowland	0.0%
29.23	Property		1	Amberwood - Massillion	0.0%
29.24	Property		1	Timberwood	0.0%
29.25	Property		1	Sherbrook	0.0%
29.26	Property		1	Stonehenge Apartments	0.0%
29.27	Property		1	Oakley Woods	0.0%
29.28	Property		1	Carriage Hill	0.0%
29.29	Property		1	Barrington	0.0%
29.3	Property		1	Andover Court	0.0%
29.31	Property		1	Greenglen II	0.0%
29.32	Property		1	Sandalwood	0.0%
29.33	Property		1	Spicewood	0.0%
29.34	Property		1	Meadowood - Mansfield	0.0%
30	Loan	16, 23, 26	1	7 Corporate Park	1.0%	NAP	426,847.20	Interest Only	No	Actual/360	120	119	120	119	0	0	2/17/2022	1	1	4/1/2022
31	Loan	7	1	Statesville Mini Storage	0.9%	557,766.72	394,230.36	Interest Only, Amortizing Balloon	No	Actual/360	48	45	120	117	360	360	12/30/2021	3	6	2/6/2022
32	Loan	19	1	Balch Springs Self Storage	0.9%	NAP	418,369.08	Interest Only	No	Actual/360	120	117	120	117	0	0	12/23/2021	3	6	2/6/2022
33	Loan	19, 23	1	Brush Hill Office Flex	0.8%	477,293.52	321,519.36	Interest Only, Amortizing Balloon	No	Actual/360	36	35	120	119	360	360	2/9/2022	1	6	4/6/2022
34	Loan	10, 16, 27	1	64-68 Maspeth Avenue	0.8%	NAP	300,666.72	Interest Only	No	Actual/360	120	118	120	118	0	0	1/27/2022	2	1	3/1/2022
35	Loan	2, 10, 16, 27	1	65 Maspeth Avenue	0.8%	NAP	290,986.08	Interest Only	No	Actual/360	120	118	120	118	0	0	1/27/2022	2	1	3/1/2022
36	Loan	2, 15, 19	1	Il Palazzo	0.7%	NAP	337,320.84	Interest Only	No	Actual/360	120	118	120	118	0	0	2/11/2022	2	6	3/6/2022
37	Loan	2	1	New Highlands Self Storage	0.6%	NAP	251,241.72	Interest Only	No	Actual/360	120	120	120	120	0	0	3/10/2022	0	1	5/1/2022
38	Loan		1	NSC Secure II Monroe Storage	0.6%	NAP	201,662.50	Interest Only	No	Actual/360	120	117	120	117	0	0	12/17/2021	3	6	2/6/2022
39	Loan	16	1	Highway 50 Storage	0.5%	NAP	227,760.00	Interest Only	No	Actual/360	120	119	120	119	0	0	2/15/2022	1	1	4/1/2022
40	Loan		1	Pine Ridge Square	0.5%	303,328.44	NAP	Amortizing Balloon	No	Actual/360	0	0	120	120	360	360	3/4/2022	0	1	5/1/2022
41	Loan	16	1	1547 Fulton Street	0.5%	NAP	219,752.76	Interest Only	No	Actual/360	120	118	120	118	0	0	2/7/2022	2	6	3/6/2022
42	Loan	28	1	Minnesota Lake MHC	0.4%	267,167.16	NAP	Amortizing Balloon	No	Actual/360	0	0	120	119	360	359	3/2/2022	1	6	4/6/2022
43	Loan	10, 16	1	484 Humboldt Street	0.4%	NAP	164,514.60	Interest Only	No	Actual/360	120	118	120	118	0	0	1/27/2022	2	1	3/1/2022
44	Loan	16, 19	1	Walgreens - Waterbury	0.4%	NAP	185,626.80	Interest Only	No	Actual/360	120	119	120	119	0	0	3/8/2022	1	6	4/6/2022
45	Loan	16, 19	1	Orange Professional Building	0.4%	NAP	168,052.08	Interest Only	No	Actual/360	120	120	120	120	0	0	3/10/2022	0	1	5/1/2022
46	Loan	16, 19	1	Walgreens - Port Allen	0.4%	NAP	173,433.72	Interest Only	No	Actual/360	120	119	120	119	0	0	3/11/2022	1	6	4/6/2022
47	Loan	16	1	Self Stor-It	0.4%	232,405.20	NAP	Amortizing Balloon	No	Actual/360	0	0	120	120	360	360	3/11/2022	0	1	5/1/2022
48	Loan	16, 19, 20	1	Murrells Inlet Station	0.3%	NAP	138,578.28	Interest Only	No	Actual/360	120	118	120	118	0	0	1/24/2022	2	6	3/6/2022
49	Loan	16, 19	1	Walgreens Fayetteville	0.3%	NAP	123,679.20	Interest Only	No	Actual/360	120	118	120	118	0	0	1/21/2022	2	6	3/6/2022

A-1-6

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	% of Initial Pool Balance	First P&I Payment Date	Maturity Date or Anticipated Repayment Date	Final Maturity Date	Grace Period - Late Fee (Days)	Grace Period - Default (Days)	Prepayment Provision	Most Recent EGI ($)	Most Recent Expenses ($)	Most Recent NOI ($)	Most Recent NOI Date	Most Recent Description	Second Most Recent EGI ($)	Second Most Recent Expenses ($)
											12
1	Loan	1, 6, 12, 19, 23	2	The Summit	6.3%	NAP	2/6/2029	2/6/2029	0	0	L(24),YM1(4),DorYM1(51),O(7)	28,769,626	7,919,733	20,849,893	12/31/2020	T-12	23,018,311	6,622,639
1.01	Property		1	Summit 1, 2	3.5%							NAV	NAV	NAV	NAV	NAV	NAV	NAV
1.02	Property		1	Summit 3	2.8%							NAV	NAV	NAV	NAV	NAV	NAV	NAV
2	Loan	10, 12, 13, 19, 21, 24	1	1888 Century Park East	6.3%	NAP	12/6/2031	12/6/2031	5	0	L(6),YM1(22),DorYM1(86),O(6)	30,783,815	11,274,350	19,509,465	10/31/2021	T-12	29,977,651	11,485,410
3	Loan	1, 11, 12, 16, 19, 24	1	Coleman Highline Phase IV	6.1%	NAP	12/6/2026	4/6/2032	0	0	L(28),DorYM1(27),O(5)	NAV	NAV	NAV	NAV	NAV	NAV	NAV
4	Loan	1, 6, 12, 19	14	Twin Spans Business Park and Delaware River Industrial Park	5.8%	NAP	2/6/2032	2/6/2032	0	0	L(26),D(90),O(4)	14,588,352	3,593,010	10,995,342	11/30/2021	T-12	14,231,093	3,262,000
4.01	Property		1	350 Anchor Mill Road	1.1%							2,714,828	648,904	2,065,924	11/30/2021	T-12	2,623,217	541,521
4.02	Property		1	301 Anchor Mill Road	0.8%							2,063,290	510,567	1,552,723	11/30/2021	T-12	2,065,167	466,239
4.03	Property		1	400 Ships Landing Way	0.6%							1,459,757	405,751	1,054,007	11/30/2021	T-12	1,422,674	340,370
4.04	Property		1	800 Ships Landing Way	0.6%							1,555,729	387,481	1,168,248	11/30/2021	T-12	1,546,145	370,087
4.05	Property		1	6 Dockview	0.5%							1,477,509	266,438	1,211,071	11/30/2021	T-12	1,377,642	270,355
4.06	Property		1	501 Ships Landing Way	0.4%							998,980	317,272	681,707	11/30/2021	T-12	1,019,141	328,030
4.07	Property		1	250 Anchor Mill Road	0.3%							861,207	195,437	665,770	11/30/2021	T-12	850,987	166,170
4.08	Property		1	10 Dockview Drive	0.3%							699,152	157,793	541,360	11/30/2021	T-12	673,590	157,550
4.09	Property		1	7 - 23 Harborview Drive	0.2%							569,908	98,535	471,373	11/30/2021	T-12	546,216	117,764
4.10	Property		1	200 Anchor Mill Road	0.2%							631,087	181,826	449,261	11/30/2021	T-12	624,922	153,250
4.11	Property		1	300 Anchor Mill Road	0.2%							631,044	205,491	425,553	11/30/2021	T-12	607,898	139,909
4.12	Property		1	27 - 55 Harborview Drive	0.2%							614,614	102,143	512,471	11/30/2021	T-12	588,176	126,002
4.13	Property		1	100 Ships Landing	0.1%							311,247	91,375	219,873	11/30/2021	T-12	285,317	60,730
4.14	Property		1	600 Ships Landing Way	0.1%							0	23,999	(23,999)	11/30/2021	T-12	0	24,022
5	Loan	5, 6, 12, 16, 19, 28	19	IPCC National Storage Portfolio XVI	5.5%	NAP	1/1/2032	1/1/2032	0	0	L(25),YM1(92),O(3)	15,240,038	5,656,301	9,583,737	10/31/2021	T-12	13,394,729	5,507,273
5.01	Property		1	Crestwood Boulevard	0.6%							1,499,423	449,199	1,050,224	10/31/2021	T-12	1,378,873	434,771
5.02	Property		1	Hallmark Drive	0.5%							1,378,030	463,814	914,216	10/31/2021	T-12	1,168,231	461,661
5.03	Property		1	Gray Road	0.4%							903,221	299,392	603,829	10/31/2021	T-12	778,849	285,259
5.04	Property		1	Marconi Avenue	0.4%							1,057,454	342,041	715,413	10/31/2021	T-12	937,962	320,448
5.05	Property		1	Ocean Gateway	0.3%							785,194	227,789	557,405	10/31/2021	T-12	625,309	228,807
5.06	Property		1	Amity Road	0.3%							876,627	328,888	547,739	10/31/2021	T-12	755,718	322,760
5.07	Property		1	Gladstell Road	0.3%							895,783	333,177	562,606	10/31/2021	T-12	816,995	314,662
5.08	Property		1	US Route One	0.3%							764,230	259,506	504,724	10/31/2021	T-12	649,460	251,579
5.09	Property		1	Farm to Market 1093	0.3%							844,042	355,765	488,277	10/31/2021	T-12	740,248	337,529
5.10	Property		1	Meade Avenue	0.3%							660,831	234,287	426,544	10/31/2021	T-12	507,352	215,477
5.11	Property		1	Camp Horne	0.3%							691,514	219,710	471,804	10/31/2021	T-12	636,092	202,942
5.12	Property		1	Hazel Avenue	0.3%							774,972	275,452	499,520	10/31/2021	T-12	702,381	274,787
5.13	Property		1	Hoover Court	0.3%							729,565	307,805	421,760	10/31/2021	T-12	647,467	281,120
5.14	Property		1	Highway 6 North	0.2%							788,578	398,581	389,997	10/31/2021	T-12	686,845	438,482
5.15	Property		1	Farm to Market 725	0.2%							650,317	254,627	395,690	10/31/2021	T-12	590,672	251,879
5.16	Property		1	Hidden Hill Road	0.2%							518,666	184,230	334,436	10/31/2021	T-12	462,145	202,161
5.17	Property		1	Arndt Road	0.2%							407,314	137,196	270,118	10/31/2021	T-12	379,073	160,401
5.18	Property		1	East Rosedale Street	0.1%							553,725	285,942	267,783	10/31/2021	T-12	518,752	258,611
5.19	Property		1	Grisham Drive	0.1%							460,552	298,900	161,652	10/31/2021	T-12	412,305	263,937
6	Loan	1, 2, 3, 12, 16, 19, 26, 27, 28	1	Rose Castle Apartments	5.1%	NAP	3/6/2032	3/6/2032	0	0	L(25),D(90),O(5)	NAV	NAV	NAV	NAV	NAV	NAV	NAV
7	Loan	12, 24, 27, 28	1	2 Riverfront Plaza	4.8%	NAP	1/6/2032	1/6/2032	0	0	L(27),D(88),O(5)	14,216,116	3,570,855	10,645,261	9/30/2021	T-12	14,024,713	3,511,314
8	Loan	5, 6, 12, 16, 19, 28	17	IPCC National Storage Portfolio XV	4.5%	NAP	1/1/2032	1/1/2032	0	0	L(25),YM1(92),O(3)	12,245,253	5,166,606	7,078,647	10/31/2021	T-12	10,349,287	4,893,790
8.01	Property		1	West Indian School Road	0.6%							1,254,513	378,393	876,120	10/31/2021	T-12	1,038,216	366,929
8.02	Property		1	Boalch Avenue Northwest	0.5%							1,027,296	325,585	701,711	10/31/2021	T-12	902,524	313,878
8.03	Property		1	Lemay Ferry Road	0.3%							948,967	434,193	514,774	10/31/2021	T-12	847,718	350,235
8.04	Property		1	East Southern Avenue	0.3%							712,137	231,335	480,802	10/31/2021	T-12	579,892	216,462
8.05	Property		1	Anderson Road	0.3%							921,123	360,287	560,836	10/31/2021	T-12	765,689	327,206
8.06	Property		1	Stoney Island Avenue	0.3%							1,078,610	615,730	462,880	10/31/2021	T-12	927,733	600,472
8.07	Property		1	Duren Avenue	0.3%							776,165	338,799	437,366	10/31/2021	T-12	650,547	297,095
8.08	Property		1	North Nova Road	0.3%							856,453	405,977	450,476	10/31/2021	T-12	654,424	365,394
8.09	Property		1	Airport Road	0.2%							562,907	214,751	348,156	10/31/2021	T-12	487,429	195,351
8.10	Property		1	South Pennington	0.2%							517,842	178,694	339,148	10/31/2021	T-12	433,658	172,084
8.11	Property		1	Southwest 14th Court	0.2%							687,792	304,783	383,009	10/31/2021	T-12	629,206	300,765
8.12	Property		1	Southeast Jennings Road	0.2%							582,117	270,781	311,336	10/31/2021	T-12	470,564	261,989
8.13	Property		1	49th Street South and 8th Avenue South	0.2%							561,859	250,987	310,872	10/31/2021	T-12	469,396	253,065
8.14	Property		1	South Broadway	0.2%							459,637	186,557	273,080	10/31/2021	T-12	403,645	202,793
8.15	Property		1	30th Avenue North	0.2%							563,916	273,286	290,630	10/31/2021	T-12	444,967	281,930
8.16	Property		1	Main Street	0.1%							412,777	224,259	188,518	10/31/2021	T-12	380,306	210,491
8.17	Property		1	Warwick Boulevard	0.1%							321,142	172,209	148,933	10/31/2021	T-12	263,373	177,651
9	Loan	1, 6, 12, 19, 23	6	Moonwater Office Portfolio	3.9%	2/6/2026	1/6/2032	1/6/2032	0	0	L(27),D(88),O(5)	12,431,178	2,406,855	10,024,323	7/31/2021	T-12	10,655,601	2,469,360
9.01	Property		1	6543 Las Vegas Boulevard South	1.5%							3,840,245	734,937	3,105,308	7/31/2021	T-12	3,771,289	698,311
9.02	Property		1	6226 West Sahara Avenue	0.9%							3,089,004	44,259	3,044,745	7/31/2021	T-12	1,482,267	127,960
9.03	Property		1	10190 Covington Cross Drive	0.4%							1,850,090	623,322	1,226,769	7/31/2021	T-12	1,846,424	655,129
9.04	Property		1	1450 Center Crossing Road	0.4%							1,571,908	341,523	1,230,385	7/31/2021	T-12	1,545,646	359,244
9.05	Property		1	6551 Las Vegas Boulevard South	0.3%							1,044,228	232,774	811,453	7/31/2021	T-12	1,022,919	250,572
9.06	Property		1	9901-9921 Covington Cross Drive	0.2%							1,035,702	430,041	605,662	7/31/2021	T-12	987,056	378,143
10	Loan	1, 13, 21, 23	1	26 Broadway	3.3%	NAP	2/6/2032	2/6/2032	0	0	L(26),D(89),O(5)	29,275,988	13,144,323	16,131,665	10/31/2021	T-12	33,927,118	12,762,201
11	Loan	16	1	Autumn Lakes	3.0%	4/5/2023	3/5/2032	3/5/2032	0	0	L(25),D(92),O(3)	3,192,977	1,074,759	2,118,218	12/31/2021	T-12	NAV	NAV
12	Loan	28, 30	1	Residence Inn Portland	3.0%	NAP	3/1/2032	3/1/2032	5	0	L(25),YM1(89),O(6)	9,869,000	4,678,000	5,191,000	12/31/2021	T-12	5,041,000	3,353,000
13	Loan	1, 3, 4, 6, 12, 17, 21, 23, 28	14	Bedrock Portfolio	2.5%	NAP	1/1/2029	1/1/2029	0	0	L(25),YM1(55),O(4)	94,411,832	38,816,129	55,595,704	9/30/2021	T-12	93,320,219	39,225,160
13.01	Property		1	First National Building	0.6%							22,551,474	7,938,854	14,612,620	9/30/2021	T-12	22,547,728	8,456,198
13.02	Property		1	The Qube	0.4%							14,707,641	5,790,499	8,917,143	9/30/2021	T-12	13,634,388	5,413,327
13.03	Property		1	Chrysler House	0.3%							12,759,457	4,680,984	8,078,473	9/30/2021	T-12	12,740,351	4,791,380
13.04	Property		1	1001 Woodward	0.3%							10,555,797	4,308,564	6,247,232	9/30/2021	T-12	10,057,399	4,514,822
13.05	Property		1	One Woodward	0.2%							9,580,713	5,058,111	4,522,603	9/30/2021	T-12	10,265,419	5,233,052
13.06	Property		1	The Z Garage	0.2%							4,801,718	2,228,996	2,572,721	9/30/2021	T-12	5,379,578	2,245,209
13.07	Property		1	Two Detroit Garage	0.1%							4,309,151	1,354,872	2,954,279	9/30/2021	T-12	3,516,691	1,357,089
13.08	Property		1	1505 & 1515 Woodward	0.1%							3,786,664	1,707,296	2,079,368	9/30/2021	T-12	2,929,868	1,191,945
13.09	Property		1	1001 Brush Street	0.1%							3,432,603	1,548,603	1,883,999	9/30/2021	T-12	3,999,913	1,642,267
13.10	Property		1	The Assembly	0.1%							2,452,754	1,516,450	936,305	9/30/2021	T-12	2,330,200	1,478,237
13.11	Property		1	419 Fort Street Garage	0.1%							2,416,343	903,473	1,512,869	9/30/2021	T-12	2,507,484	879,102
13.12	Property		1	Vinton	0.0%							1,153,612	860,060	293,552	9/30/2021	T-12	1,313,531	965,501

A-1-7

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	% of Initial Pool Balance	First P&I Payment Date	Maturity Date or Anticipated Repayment Date	Final Maturity Date	Grace Period - Late Fee (Days)	Grace Period - Default (Days)	Prepayment Provision	Most Recent EGI ($)	Most Recent Expenses ($)	Most Recent NOI ($)	Most Recent NOI Date	Most Recent Description	Second Most Recent EGI ($)	Second Most Recent Expenses ($)
13.13	Property		1	1401 First Street	0.0%							1,159,626	598,814	560,813	9/30/2021	T-12	1,393,326	680,309
13.14	Property		1	Lane Bryant Building	0.0%							744,281	320,553	423,728	9/30/2021	T-12	704,344	376,723
14	Loan	28	1	Kings Row MHC	2.5%	5/1/2022	4/1/2032	4/1/2032	0	0	L(25),YM1(92),O(3)	2,635,431	802,852	1,832,579	1/31/2022	T-12	2,616,232	809,003
15	Loan	23	1	Salina Meadows Office Park	2.4%	4/6/2024	3/6/2032	3/6/2032	0	0	L(25),D(91),O(4)	3,696,751	1,663,243	2,033,508	12/31/2021	T-12	3,572,603	1,677,872
16	Loan	16, 19, 28	1	Fleet Farm Green Bay	2.4%	NAP	3/1/2032	3/1/2032	0	0	L(25),D(92),O(3)	NAV	NAV	NAV	NAV	NAV	NAV	NAV
17	Loan	19	1	Poplin Place	2.3%	5/6/2027	4/6/2032	4/6/2032	0	0	L(24),D(92),O(4)	2,670,789	609,619	2,061,170	12/31/2021	T-12	2,286,850	753,475
18	Loan	1, 6, 19, 21, 23	2	1100 & 820 First Street NE	2.0%	NAP	10/1/2031	10/1/2031	0	0	L(35),DorYM1(81),O(4)	33,835,567	13,479,685	20,355,882	7/31/2021	T-12	32,752,042	12,514,466
18.01	Property		1	1100 First Street NE	1.2%							19,671,991	6,566,029	13,105,962	7/31/2021	T-12	18,518,357	6,234,785
18.02	Property		1	820 First Street NE	0.8%							14,163,576	6,913,656	7,249,920	7/31/2021	T-12	14,233,685	6,279,681
19	Loan	16, 28	1	VVF	2.0%	NAP	4/6/2032	4/6/2032	0	0	L(24),D(92),O(4)	NAV	NAV	NAV	NAV	NAV	NAV	NAV
20	Loan		1	Mini U Storage Columbia	2.0%	4/1/2027	3/1/2032	3/1/2032	0	0	L(25),YM1(92),O(3)	2,579,769	852,401	1,727,368	12/31/2021	T-12	2,273,069	776,487
21	Loan	1, 19	1	Meadowood Mall	1.7%	1/1/2022	12/1/2026	12/1/2026	0	0	L(28),D(25),O(7)	19,676,247	5,271,584	14,404,663	8/31/2021	T-12	19,340,687	6,237,429
22	Loan	5, 6, 12, 16, 19, 27	5	Visions Hotel Portfolio III	1.5%	4/6/2022	3/6/2032	3/6/2032	0	0	L(25),D(91),O(4)	15,157,765	8,300,389	6,857,376	12/31/2021	T-12	8,799,671	5,726,247
22.01	Property		1	DoubleTree Utica	0.4%							3,905,961	2,098,101	1,807,860	12/31/2021	T-12	2,732,251	1,645,171
22.02	Property		1	Fairfield Inn Cortland	0.2%							2,104,624	1,236,745	867,879	12/31/2021	T-12	959,947	766,696
22.03	Property		1	Home2 Suites Utica	0.3%							3,017,833	1,419,599	1,598,234	12/31/2021	T-12	1,047,354	399,546
22.04	Property		1	TownPlace Suites New Hartford	0.3%							3,063,174	1,529,264	1,533,910	12/31/2021	T-12	2,007,999	1,251,563
22.05	Property		1	Best Western Fishkill	0.3%							3,066,173	2,016,680	1,049,493	12/31/2021	T-12	2,052,120	1,663,272
23	Loan	2, 10, 16, 19	1	NeoGenomics Laboratories	1.5%	NAP	1/6/2032	1/6/2032	5	0	L(27),D(89),O(4)	NAV	NAV	NAV	NAV	NAV	NAV	NAV
24	Loan	19	1	Adams County Self Storage	1.5%	NAP	2/6/2032	2/6/2032	0	0	L(26),D(90),O(4)	2,192,132	879,524	1,312,608	11/30/2021	T-12	1,953,062	858,866
25	Loan	2, 6	2	NYC MFRT Portfolio	1.5%	NAP	2/6/2032	2/6/2032	0	0	L(26),D(90),O(4)	7,151,964	3,402,799	3,749,164	10/31/2021	T-12	7,708,404	3,429,277
25.01	Property		1	45 John Street	0.8%							4,147,843	2,389,713	1,758,130	10/31/2021	T-12	4,682,521	2,453,789
25.02	Property		1	2027-2127 Emmons Avenue	0.6%							3,004,120	1,013,086	1,991,034	10/31/2021	T-12	3,025,883	975,489
26	Loan	19	1	HIX Bradenton	1.3%	5/6/2022	4/6/2032	4/6/2032	0	0	L(24),YM1(92),O(4)	4,260,999	2,347,292	1,913,707	2/28/2022	T-12	3,709,649	2,231,707
27	Loan	28	1	Decatur Business Center	1.3%	4/6/2022	3/6/2032	3/6/2032	0	0	L(25),D(91),O(4)	1,866,659	284,049	1,582,610	12/31/2021	T-12	2,021,750	273,599
28	Loan	16, 19	1	5 Mile Plaza	1.2%	1/6/2022	12/6/2031	12/6/2031	0	0	L(28),YM1(88),O(4)	1,664,452	425,818	1,238,634	10/31/2021	T-12	1,710,701	417,709
29	Loan	1, 6, 12, 13	34	AMF Portfolio	1.0%	10/6/2028	11/6/2031	11/6/2031	0	0	L(29),D(86),O(5)	29,391,201	12,337,066	17,054,135	8/31/2021	T-12	28,063,539	12,027,904
29.01	Property		1	Cambridge Commons	0.1%							1,963,631	802,175	1,161,456	8/31/2021	T-12	1,892,978	784,573
29.02	Property		1	Indian Lake I	0.1%							2,100,230	984,683	1,115,547	8/31/2021	T-12	2,081,870	952,926
29.03	Property		1	Stewart Way 1	0.1%							1,679,261	712,040	967,221	8/31/2021	T-12	1,582,384	714,861
29.04	Property		1	Cedargate Lancaster	0.0%							1,374,599	541,089	833,510	8/31/2021	T-12	1,336,301	535,140
29.05	Property		1	Amesbury	0.0%							1,238,834	436,625	802,209	8/31/2021	T-12	1,205,362	451,557
29.06	Property		1	Red Deer	0.0%							1,204,782	445,945	758,837	8/31/2021	T-12	1,155,637	426,465
29.07	Property		1	Olivewood	0.0%							1,157,352	431,606	725,746	8/31/2021	T-12	1,100,912	414,535
29.08	Property		1	Cherry Glen	0.0%							1,214,014	509,399	704,615	8/31/2021	T-12	1,165,922	518,116
29.09	Property		1	Plumwood	0.0%							1,250,654	544,217	706,437	8/31/2021	T-12	1,163,134	516,673
29.1	Property		1	Camelia Court	0.0%							995,257	333,090	662,167	8/31/2021	T-12	912,868	339,199
29.11	Property		1	Cedargate	0.0%							1,155,322	508,367	646,955	8/31/2021	T-12	1,111,194	488,762
29.12	Property		1	Millburn Court	0.0%							1,045,170	460,852	584,318	8/31/2021	T-12	1,012,824	461,625
29.13	Property		1	Rosewood Apartments	0.0%							850,844	303,557	547,287	8/31/2021	T-12	808,336	300,705
29.14	Property		1	Winthrop Court	0.0%							937,164	408,365	528,799	8/31/2021	T-12	833,499	393,725
29.15	Property		1	Annhurst	0.0%							764,650	313,725	450,925	8/31/2021	T-12	741,667	298,160
29.16	Property		1	Ashford Hills	0.0%							723,480	273,226	450,254	8/31/2021	T-12	690,347	264,710
29.17	Property		1	Harbinwood	0.0%							739,864	322,221	417,643	8/31/2021	T-12	713,810	320,051
29.18	Property		1	Willow Run - New Albany	0.0%							613,769	223,194	390,575	8/31/2021	T-12	587,907	223,761
29.19	Property		1	Parkville	0.0%							798,462	386,314	412,148	8/31/2021	T-12	715,793	384,553
29.2	Property		1	Applegate	0.0%							583,698	237,841	345,857	8/31/2021	T-12	568,219	222,243
29.21	Property		1	Stonehenge	0.0%							576,273	234,061	342,212	8/31/2021	T-12	566,733	234,132
29.22	Property		1	Meadowland	0.0%							581,054	240,198	340,856	8/31/2021	T-12	543,080	242,127
29.23	Property		1	Amberwood - Massillion	0.0%							545,999	245,768	300,231	8/31/2021	T-12	519,295	235,724
29.24	Property		1	Timberwood	0.0%							529,733	225,060	304,673	8/31/2021	T-12	497,367	205,246
29.25	Property		1	Sherbrook	0.0%							570,420	264,371	306,049	8/31/2021	T-12	554,334	239,178
29.26	Property		1	Stonehenge Apartments	0.0%							512,509	227,334	285,175	8/31/2021	T-12	504,524	211,280
29.27	Property		1	Oakley Woods	0.0%							575,192	317,721	257,471	8/31/2021	T-12	532,603	309,131
29.28	Property		1	Carriage Hill	0.0%							492,245	216,985	275,260	8/31/2021	T-12	488,495	213,095
29.29	Property		1	Barrington	0.0%							455,721	205,187	250,534	8/31/2021	T-12	435,555	207,448
29.3	Property		1	Andover Court	0.0%							454,139	199,695	254,444	8/31/2021	T-12	425,396	179,060
29.31	Property		1	Greenglen II	0.0%							465,669	210,508	255,161	8/31/2021	T-12	433,670	208,679
29.32	Property		1	Sandalwood	0.0%							432,651	187,207	245,444	8/31/2021	T-12	399,022	182,220
29.33	Property		1	Spicewood	0.0%							427,591	184,918	242,673	8/31/2021	T-12	419,467	170,385
29.34	Property		1	Meadowood - Mansfield	0.0%							380,968	199,522	181,446	8/31/2021	T-12	363,034	177,859
30	Loan	16, 23, 26	1	7 Corporate Park	1.0%	NAP	3/1/2032	3/1/2032	0	0	L(60),YM1(56),O(4)	NAV	NAV	NAV	NAV	NAV	NAV	NAV
31	Loan	7	1	Statesville Mini Storage	0.9%	2/6/2026	1/6/2032	1/6/2032	0	0	L(27),D(89),O(4)	992,669	299,080	693,589	11/30/2021	T-12	753,071	286,365
32	Loan	19	1	Balch Springs Self Storage	0.9%	NAP	1/6/2032	1/6/2032	0	0	L(24),YM1(92),O(4)	1,126,846	385,953	740,893	11/30/2021	T-12	1,034,302	354,226
33	Loan	19, 23	1	Brush Hill Office Flex	0.8%	4/6/2025	3/6/2032	3/6/2032	0	0	L(25),D(91),O(4)	1,727,414	586,416	1,140,997	12/31/2021	T-12	1,587,214	580,254
34	Loan	10, 16, 27	1	64-68 Maspeth Avenue	0.8%	NAP	2/1/2032	2/1/2032	0	5	L(26),D(90),O(4)	759,987	165,184	594,803	11/30/2021	T-12	778,238	84,302
35	Loan	2, 10, 16, 27	1	65 Maspeth Avenue	0.8%	NAP	2/1/2032	2/1/2032	0	5	L(26),D(90),O(4)	797,254	189,556	607,697	11/30/2021	T-12	780,454	117,984
36	Loan	2, 15, 19	1	Il Palazzo	0.7%	NAP	2/6/2032	2/6/2032	0	0	L(26),D(87),O(7)	1,097,875	370,502	727,373	12/31/2021	T-12	1,091,552	359,066
37	Loan	2	1	New Highlands Self Storage	0.6%	NAP	4/1/2032	4/1/2032	0	0	L(24),D(92),O(4)	967,298	282,580	684,717	1/31/2022	T-12	951,922	280,619
38	Loan		1	NSC Secure II Monroe Storage	0.6%	NAP	1/6/2032	1/6/2032	0	0	L(27),DorYM1(88),O(5)	753,192	225,974	527,218	1/31/2022	T-12	487,383	195,466
39	Loan	16	1	Highway 50 Storage	0.5%	NAP	3/1/2032	3/1/2032	0	0	L(25),D(92),O(3)	734,839	220,528	514,312	12/31/2021	T-12	681,643	232,573
40	Loan		1	Pine Ridge Square	0.5%	5/1/2022	4/1/2032	4/1/2032	0	5	L(24),D(93),O(3)	1,197,717	478,953	718,764	12/31/2021	T-12	1,102,041	454,971
41	Loan	16	1	1547 Fulton Street	0.5%	NAP	2/6/2032	2/6/2032	0	0	L(26),D(90),O(4)	441,300	90,924	350,376	1/31/2022	T-1 Ann	NAV	NAV
42	Loan	28	1	Minnesota Lake MHC	0.4%	4/6/2022	3/6/2032	3/6/2032	0	0	L(24),YM1(91),O(5)	714,812	185,807	529,005	12/31/2021	T-12	711,089	178,534
43	Loan	10, 16	1	484 Humboldt Street	0.4%	NAP	2/1/2032	2/1/2032	0	5	L(26),D(90),O(4)	572,047	360,978	211,069	11/30/2021	T-12	646,104	271,236
44	Loan	16, 19	1	Walgreens - Waterbury	0.4%	NAP	3/6/2032	3/6/2032	0	0	L(25),D(91),O(4)	NAV	NAV	NAV	NAV	NAV	NAV	NAV
45	Loan	16, 19	1	Orange Professional Building	0.4%	NAP	4/1/2032	4/1/2032	0	5	L(24),D(91),O(5)	304,448	176,356	128,093	12/31/2021	T-12	380,810	190,967
46	Loan	16, 19	1	Walgreens - Port Allen	0.4%	NAP	3/6/2032	3/6/2032	0	0	L(25),D(91),O(4)	NAV	NAV	NAV	NAV	NAV	NAV	NAV
47	Loan	16	1	Self Stor-It	0.4%	5/1/2022	4/1/2032	4/1/2032	0	0	L(24),YM1(93),O(3)	637,894	239,652	398,242	12/31/2021	T-12	483,465	231,983
48	Loan	16, 19, 20	1	Murrells Inlet Station	0.3%	NAP	2/6/2032	2/6/2032	0	0	L(23),YM1(93),O(4)	NAV	NAV	NAV	NAV	NAV	NAV	NAV
49	Loan	16, 19	1	Walgreens Fayetteville	0.3%	NAP	2/6/2032	2/6/2032	0	0	L(26),D(90),O(4)	NAV	NAV	NAV	NAV	NAV	NAV	NAV

A-1-8

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	% of Initial Pool Balance	Second Most Recent NOI ($)	Second Most Recent NOI Date	Second Most Recent Description	Third Most Recent EGI ($)	Third Most Recent Expenses ($)	Third Most Recent NOI ($)	Third Most Recent NOI Date	Third Most Recent Description	Underwritten Economic Occupancy (%)	Underwritten EGI ($)	Underwritten Expenses ($)	Underwritten Net Operating Income ($)	Underwritten Replacement / FF&E Reserve ($)

1	Loan	1, 6, 12, 19, 23	2	The Summit	6.3%	16,395,672	12/31/2019	T-12	25,404,892	7,774,331	17,630,561	43,465	T-12	96.3%	57,071,586	15,970,440	41,101,145	181,461
1.01	Property		1	Summit 1, 2	3.5%	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
1.02	Property		1	Summit 3	2.8%	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
2	Loan	10, 12, 13, 19, 21, 24	1	1888 Century Park East	6.3%	18,492,242	12/31/2020	T-12	31,074,129	11,534,175	19,539,954	43,830	T-12	91.1%	35,705,426	11,539,757	24,165,669	100,502
3	Loan	1, 11, 12, 16, 19, 24	1	Coleman Highline Phase IV	6.1%	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	100.0%	48,187,868	13,726,489	34,461,379	131,587
4	Loan	1, 6, 12, 19	14	Twin Spans Business Park and Delaware River Industrial Park	5.8%	10,969,093	12/31/2020	T-12	13,417,567	3,368,250	10,049,316	43,830	T-12	95.0%	15,533,384	3,582,225	11,951,159	218,002
4.01	Property		1	350 Anchor Mill Road	1.1%	2,081,696	12/31/2020	T-12	2,433,922	590,497	1,843,425	43,830	T-12	97.4%	2,834,599	602,290	2,232,309	42,129
4.02	Property		1	301 Anchor Mill Road	0.8%	1,598,928	12/31/2020	T-12	1,975,716	497,190	1,478,526	43,830	T-12	97.4%	2,103,763	506,670	1,597,093	33,505
4.03	Property		1	400 Ships Landing Way	0.6%	1,082,304	12/31/2020	T-12	1,375,138	351,052	1,024,086	43,830	T-12	97.4%	1,824,640	382,728	1,441,912	23,500
4.04	Property		1	800 Ships Landing Way	0.6%	1,176,058	12/31/2020	T-12	1,431,719	399,526	1,032,193	43,830	T-12	97.4%	1,634,997	393,303	1,241,694	22,620
4.05	Property		1	6 Dockview	0.5%	1,107,287	12/31/2020	T-12	1,348,941	263,734	1,085,207	43,830	T-12	97.4%	1,502,158	300,131	1,202,027	20,108
4.06	Property		1	501 Ships Landing Way	0.4%	691,111	12/31/2020	T-12	971,770	306,218	665,552	43,830	T-12	97.4%	1,180,685	339,191	841,494	15,963
4.07	Property		1	250 Anchor Mill Road	0.3%	684,817	12/31/2020	T-12	848,851	179,879	668,972	43,830	T-12	97.4%	903,310	195,204	708,106	10,680
4.08	Property		1	10 Dockview Drive	0.3%	516,040	12/31/2020	T-12	502,758	164,362	338,396	43,830	T-12	97.4%	709,875	158,895	550,979	10,063
4.09	Property		1	7 - 23 Harborview Drive	0.2%	428,451	12/31/2020	T-12	513,386	105,994	407,392	43,830	T-12	97.4%	680,137	122,834	557,302	6,807
4.10	Property		1	200 Anchor Mill Road	0.2%	471,672	12/31/2020	T-12	612,936	155,169	457,767	43,830	T-12	97.4%	651,534	170,813	480,721	10,118
4.11	Property		1	300 Anchor Mill Road	0.2%	467,989	12/31/2020	T-12	594,821	142,437	452,384	43,830	T-12	97.4%	610,728	150,105	460,624	8,385
4.12	Property		1	27 - 55 Harborview Drive	0.2%	462,174	12/31/2020	T-12	502,458	123,220	379,238	43,830	T-12	86.8%	557,313	119,676	437,637	6,845
4.13	Property		1	100 Ships Landing	0.1%	224,587	12/31/2020	T-12	305,150	64,547	240,603	43,830	T-12	97.4%	339,645	86,576	253,069	4,480
4.14	Property		1	600 Ships Landing Way	0.1%	(24,022)	12/31/2020	T-12	0	24,424	-24,424	43,830	T-12	0.0%	0	53,808	(53,808)	2,799
5	Loan	5, 6, 12, 16, 19, 28	19	IPCC National Storage Portfolio XVI	5.5%	7,887,456	12/31/2020	T-12	NAV	NAV	NAV	NAV	NAV	86.4%	16,218,302	6,202,684	10,015,618	180,751
5.01	Property		1	Crestwood Boulevard	0.6%	944,102	12/31/2020	T-12	NAV	NAV	NAV	NAV	NAV	74.2%	1,588,764	469,663	1,119,101	14,500
5.02	Property		1	Hallmark Drive	0.5%	706,570	12/31/2020	T-12	NAV	NAV	NAV	NAV	NAV	88.4%	1,475,999	584,454	891,545	11,233
5.03	Property		1	Gray Road	0.4%	493,590	12/31/2020	T-12	NAV	NAV	NAV	NAV	NAV	91.3%	959,134	309,113	650,021	6,513
5.04	Property		1	Marconi Avenue	0.4%	617,514	12/31/2020	T-12	NAV	NAV	NAV	NAV	NAV	92.3%	1,116,024	471,788	644,237	9,833
5.05	Property		1	Ocean Gateway	0.3%	396,502	12/31/2020	T-12	NAV	NAV	NAV	NAV	NAV	85.8%	856,474	238,666	617,808	11,123
5.06	Property		1	Amity Road	0.3%	432,958	12/31/2020	T-12	NAV	NAV	NAV	NAV	NAV	89.9%	942,878	341,577	601,301	14,263
5.07	Property		1	Gladstell Road	0.3%	502,333	12/31/2020	T-12	NAV	NAV	NAV	NAV	NAV	89.0%	955,908	347,483	608,425	14,217
5.08	Property		1	US Route One	0.3%	397,881	12/31/2020	T-12	NAV	NAV	NAV	NAV	NAV	93.5%	816,556	265,894	550,662	4,700
5.09	Property		1	Farm to Market 1093	0.3%	402,719	12/31/2020	T-12	NAV	NAV	NAV	NAV	NAV	89.6%	925,808	383,041	542,767	7,750
5.10	Property		1	Meade Avenue	0.3%	291,875	12/31/2020	T-12	NAV	NAV	NAV	NAV	NAV	72.9%	725,924	238,807	487,117	13,548
5.11	Property		1	Camp Horne	0.3%	433,150	12/31/2020	T-12	NAV	NAV	NAV	NAV	NAV	86.7%	710,802	220,417	490,385	12,752
5.12	Property		1	Hazel Avenue	0.3%	427,594	12/31/2020	T-12	NAV	NAV	NAV	NAV	NAV	87.7%	809,758	350,387	459,371	4,850
5.13	Property		1	Hoover Court	0.3%	366,347	12/31/2020	T-12	NAV	NAV	NAV	NAV	NAV	79.6%	767,211	308,976	458,235	7,638
5.14	Property		1	Highway 6 North	0.2%	248,363	12/31/2020	T-12	NAV	NAV	NAV	NAV	NAV	90.2%	848,930	400,298	448,632	9,867
5.15	Property		1	Farm to Market 725	0.2%	338,793	12/31/2020	T-12	NAV	NAV	NAV	NAV	NAV	89.2%	681,792	276,045	405,747	6,730
5.16	Property		1	Hidden Hill Road	0.2%	259,984	12/31/2020	T-12	NAV	NAV	NAV	NAV	NAV	89.2%	549,388	264,403	284,985	5,500
5.17	Property		1	Arndt Road	0.2%	218,672	12/31/2020	T-12	NAV	NAV	NAV	NAV	NAV	89.1%	420,424	139,157	281,267	3,033
5.18	Property		1	East Rosedale Street	0.1%	260,141	12/31/2020	T-12	NAV	NAV	NAV	NAV	NAV	85.7%	575,446	331,624	243,822	15,077
5.19	Property		1	Grisham Drive	0.1%	148,368	12/31/2020	T-12	NAV	NAV	NAV	NAV	NAV	94.3%	491,082	260,890	230,192	7,625
6	Loan	1, 2, 3, 12, 16, 19, 26, 27, 28	1	Rose Castle Apartments	5.1%	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	96.5%	9,311,924	1,115,312	8,196,612	60,730
7	Loan	12, 24, 27, 28	1	2 Riverfront Plaza	4.8%	10,513,398	12/31/2020	T-12	14,106,430	3,763,916	10,342,514	12/31/2019	T-12	95.0%	13,859,362	3,558,666	10,300,695	67,509
8	Loan	5, 6, 12, 16, 19, 28	17	IPCC National Storage Portfolio XV	4.5%	5,455,498	12/31/2020	T-12	NAV	NAV	NAV	NAV	NAV	86.9%	13,111,982	5,651,744	7,460,240	202,160
8.01	Property		1	West Indian School Road	0.6%	671,287	12/31/2020	T-12	NAV	NAV	NAV	NAV	NAV	85.3%	1,362,958	378,057	984,901	20,613
8.02	Property		1	Boalch Avenue Northwest	0.5%	588,647	12/31/2020	T-12	NAV	NAV	NAV	NAV	NAV	89.0%	1,090,598	339,528	751,070	7,585
8.03	Property		1	Lemay Ferry Road	0.3%	497,483	12/31/2020	T-12	NAV	NAV	NAV	NAV	NAV	93.1%	994,054	436,666	557,388	12,467
8.04	Property		1	East Southern Avenue	0.3%	363,430	12/31/2020	T-12	NAV	NAV	NAV	NAV	NAV	82.6%	771,092	236,982	534,110	8,450
8.05	Property		1	Anderson Road	0.3%	438,483	12/31/2020	T-12	NAV	NAV	NAV	NAV	NAV	89.9%	988,572	474,092	514,480	24,239
8.06	Property		1	Stoney Island Avenue	0.3%	327,261	12/31/2020	T-12	NAV	NAV	NAV	NAV	NAV	85.8%	1,153,364	657,191	496,173	21,245
8.07	Property		1	Duren Avenue	0.3%	353,452	12/31/2020	T-12	NAV	NAV	NAV	NAV	NAV	87.6%	816,076	340,421	475,655	7,290
8.08	Property		1	North Nova Road	0.3%	289,030	12/31/2020	T-12	NAV	NAV	NAV	NAV	NAV	84.5%	929,646	492,335	437,311	14,871
8.09	Property		1	Airport Road	0.2%	292,078	12/31/2020	T-12	NAV	NAV	NAV	NAV	NAV	88.3%	608,634	213,369	395,265	4,192
8.10	Property		1	South Pennington	0.2%	261,574	12/31/2020	T-12	NAV	NAV	NAV	NAV	NAV	81.3%	553,288	179,805	373,483	11,780
8.11	Property		1	Southwest 14th Court	0.2%	328,441	12/31/2020	T-12	NAV	NAV	NAV	NAV	NAV	89.1%	728,508	374,738	353,770	13,771
8.12	Property		1	Southeast Jennings Road	0.2%	208,575	12/31/2020	T-12	NAV	NAV	NAV	NAV	NAV	88.5%	637,514	329,597	307,917	12,602
8.13	Property		1	49th Street South and 8th Avenue South	0.2%	216,331	12/31/2020	T-12	NAV	NAV	NAV	NAV	NAV	84.7%	591,716	289,647	302,069	9,813
8.14	Property		1	South Broadway	0.2%	200,852	12/31/2020	T-12	NAV	NAV	NAV	NAV	NAV	85.4%	498,206	206,062	292,144	6,785
8.15	Property		1	30th Avenue North	0.2%	163,037	12/31/2020	T-12	NAV	NAV	NAV	NAV	NAV	88.3%	607,806	314,361	293,445	18,103
8.16	Property		1	Main Street	0.1%	169,815	12/31/2020	T-12	NAV	NAV	NAV	NAV	NAV	88.5%	433,792	224,723	209,069	4,058
8.17	Property		1	Warwick Boulevard	0.1%	85,722	12/31/2020	T-12	NAV	NAV	NAV	NAV	NAV	82.8%	346,158	164,170	181,988	4,297
9	Loan	1, 6, 12, 19, 23	6	Moonwater Office Portfolio	3.9%	8,186,241	12/31/2020	T-12	NAV	NAV	NAV	NAV	NAV	91.9%	13,231,194	2,754,101	10,477,093	158,766
9.01	Property		1	6543 Las Vegas Boulevard South	1.5%	3,072,977	12/31/2020	T-12	NAV	NAV	NAV	NAV	NAV	100.0%	4,116,846	869,315	3,247,531	44,189
9.02	Property		1	6226 West Sahara Avenue	0.9%	1,354,307	12/31/2020	T-6	NAV	NAV	NAV	NAV	NAV	100.0%	3,147,646	180,603	2,967,043	30,000
9.03	Property		1	10190 Covington Cross Drive	0.4%	1,191,295	12/31/2020	T-12	NAV	NAV	NAV	NAV	NAV	100.0%	2,536,300	671,663	1,864,637	14,658
9.04	Property		1	1450 Center Crossing Road	0.4%	1,186,402	12/31/2020	T-12	NAV	NAV	NAV	NAV	NAV	100.0%	1,678,989	360,162	1,318,827	38,375
9.05	Property		1	6551 Las Vegas Boulevard South	0.3%	772,347	12/31/2020	T-12	NAV	NAV	NAV	NAV	NAV	100.0%	1,172,088	238,873	933,215	13,439
9.06	Property		1	9901-9921 Covington Cross Drive	0.2%	608,914	12/31/2020	T-12	NAV	NAV	NAV	NAV	NAV	33.1%	579,325	433,485	145,839	18,104
10	Loan	1, 13, 21, 23	1	26 Broadway	3.3%	21,164,917	12/31/2020	T-12	34,844,620	14,457,307	20,387,313	12/31/2019	T-12	83.1%	34,094,760	13,561,974	20,532,786	167,942
11	Loan	16	1	Autumn Lakes	3.0%	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	95.7%	3,865,612	1,165,068	2,700,543	73,750
12	Loan	28, 30	1	Residence Inn Portland	3.0%	1,688,000	12/31/2020	T-12	10,865,921	5,498,181	5,367,740	12/31/2019	T-12	67.2%	9,869,000	5,199,835	4,669,165	394,760
13	Loan	1, 3, 4, 6, 12, 17, 21, 23, 28	14	Bedrock Portfolio	2.5%	54,095,059	12/31/2020	T-12	93,601,628	46,392,886	47,208,742	12/31/2019	T-12	87.7%	97,560,449	39,136,450	58,423,999	660,862
13.01	Property		1	First National Building	0.6%	14,091,530	12/31/2020	T-12	20,058,038	10,571,414	9,486,624	12/31/2019	T-12	94.7%	24,218,140	8,751,047	15,467,092	160,024
13.02	Property		1	The Qube	0.4%	8,221,061	12/31/2020	T-12	14,915,740	6,855,771	8,059,969	12/31/2019	T-12	91.4%	15,190,314	5,694,242	9,496,072	104,540
13.03	Property		1	Chrysler House	0.3%	7,948,971	12/31/2020	T-12	12,726,060	5,918,699	6,807,361	12/31/2019	T-12	79.0%	11,740,667	5,139,250	6,601,417	68,698
13.04	Property		1	1001 Woodward	0.3%	5,542,577	12/31/2020	T-12	11,842,228	5,715,799	6,126,429	12/31/2019	T-12	87.0%	11,833,265	4,506,929	7,326,336	63,808
13.05	Property		1	One Woodward	0.2%	5,032,367	12/31/2020	T-12	10,637,962	6,451,321	4,186,641	12/31/2019	T-12	92.4%	10,421,702	4,768,719	5,652,984	74,051
13.06	Property		1	The Z Garage	0.2%	3,134,369	12/31/2020	T-12	7,362,715	2,377,053	4,985,662	12/31/2019	T-12	NAP	4,333,672	2,201,877	2,131,796	38,209
13.07	Property		1	Two Detroit Garage	0.1%	2,159,602	12/31/2020	T-12	3,704,406	1,425,407	2,278,998	12/31/2019	T-12	NAP	4,136,711	1,180,174	2,956,536	27,650
13.08	Property		1	1505 & 1515 Woodward	0.1%	1,737,923	12/31/2020	T-12	1,560,258	1,126,435	433,823	12/31/2019	T-12	95.0%	4,058,229	1,375,879	2,682,351	28,507
13.09	Property		1	1001 Brush Street	0.1%	2,357,645	12/31/2020	T-12	4,094,396	1,805,465	2,288,931	12/31/2019	T-12	NAP	3,237,726	1,504,379	1,733,347	28,100
13.10	Property		1	The Assembly	0.1%	851,963	12/31/2020	T-12	585,521	928,015	(342,494)	12/31/2019	T-12	74.0%	2,741,081	1,292,767	1,448,315	23,082
13.11	Property		1	419 Fort Street Garage	0.1%	1,628,382	12/31/2020	T-12	2,012,448	883,296	1,129,152	12/31/2019	T-12	NAP	2,451,762	850,847	1,600,915	15,925
13.12	Property		1	Vinton	0.0%	348,031	12/31/2020	T-12	1,324,511	1,064,009	260,502	12/31/2019	T-12	95.0%	1,278,493	886,306	392,187	6,104
A-1-9

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	% of Initial Pool Balance	Second Most Recent NOI ($)	Second Most Recent NOI Date	Second Most Recent Description	Third Most Recent EGI ($)	Third Most Recent Expenses ($)	Third Most Recent NOI ($)	Third Most Recent NOI Date	Third Most Recent Description	Underwritten Economic Occupancy (%)	Underwritten EGI ($)	Underwritten Expenses ($)	Underwritten Net Operating Income ($)	Underwritten Replacement / FF&E Reserve ($)
13.13	Property		1	1401 First Street	0.0%	713,017	12/31/2020	T-12	2,033,708	786,300	1,247,408	12/31/2019	T-12	NAP	1,131,300	613,395	517,905	15,825
13.14	Property		1	Lane Bryant Building	0.0%	327,620	12/31/2020	T-12	743,636	483,900	259,736	12/31/2019	T-12	94.8%	787,387	370,639	416,748	6,339
14	Loan	28	1	Kings Row MHC	2.5%	1,807,229	12/31/2021	T-12	2,328,968	813,527	1,515,441	12/31/2020	T-12	94.8%	2,916,815	856,516	2,060,299	22,176
15	Loan	23	1	Salina Meadows Office Park	2.4%	1,894,731	12/31/2020	T-12	4,043,730	1,786,505	2,257,225	12/31/2019	T-12	90.2%	4,097,098	1,656,859	2,440,238	35,624
16	Loan	16, 19, 28	1	Fleet Farm Green Bay	2.4%	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	95.0%	3,185,656	637,388	2,548,269	60,099
17	Loan	19	1	Poplin Place	2.3%	1,533,376	12/31/2020	T-12	2,670,643	733,176	1,937,467	12/31/2019	T-12	95.0%	2,897,596	599,556	2,298,040	49,013
18	Loan	1, 6, 19, 21, 23	2	1100 & 820 First Street NE	2.0%	20,237,576	12/31/2020	T-12	32,584,992	14,056,616	18,528,376	12/31/2019	T-12	90.8%	33,446,742	13,570,406	19,876,336	131,014
18.01	Property		1	1100 First Street NE	1.2%	12,283,572	12/31/2020	T-12	19,060,848	7,147,764	11,913,084	12/31/2019	T-12	91.4%	18,481,777	6,848,092	11,633,685	69,793
18.02	Property		1	820 First Street NE	0.8%	7,954,004	12/31/2020	T-12	13,524,144	6,908,852	6,615,292	12/31/2019	T-12	90.1%	14,964,965	6,722,313	8,242,651	61,221
19	Loan	16, 28	1	VVF	2.0%	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	95.0%	2,542,460	76,274	2,466,186	204,350
20	Loan		1	Mini U Storage Columbia	2.0%	1,496,582	12/31/2020	T-12	2,251,401	810,977	1,440,424	12/31/2019	T-12	83.0%	2,632,609	860,874	1,771,736	15,883
21	Loan	1, 19	1	Meadowood Mall	1.7%	13,103,258	12/31/2020	T-12	20,898,165	5,421,321	15,476,844	12/31/2019	T-12	89.1%	20,594,293	4,726,478	15,867,815	114,210
22	Loan	5, 6, 12, 16, 19, 27	5	Visions Hotel Portfolio III	1.5%	3,073,424	12/31/2020	T-12	11,925,077	7,452,275	4,472,802	12/31/2019	T-12	72.6%	15,157,765	8,222,888	6,934,877	645,370
22.01	Property		1	DoubleTree Utica	0.4%	1,087,080	12/31/2020	T-12	4,072,691	2,241,135	1,831,556	12/31/2019	T-12	71.1%	3,905,961	2,051,137	1,854,824	195,298
22.02	Property		1	Fairfield Inn Cortland	0.2%	193,252	12/31/2020	T-12	1,896,756	1,336,672	560,084	12/31/2019	T-12	52.0%	2,104,624	1,270,272	834,351	84,185
22.03	Property		1	Home2 Suites Utica	0.3%	647,808	12/31/2020	T-12	NAV	NAV	NAV	NAV	NAV	83.0%	3,017,833	1,529,794	1,488,040	120,713
22.04	Property		1	TownPlace Suites New Hartford	0.3%	756,436	12/31/2020	T-12	2,918,815	1,654,510	1,264,306	12/31/2019	T-12	87.6%	3,063,174	1,446,284	1,616,890	122,527
22.05	Property		1	Best Western Fishkill	0.3%	388,848	12/31/2020	T-12	3,036,815	2,219,958	816,857	12/31/2019	T-12	68.9%	3,066,173	1,925,400	1,140,772	122,647
23	Loan	2, 10, 16, 19	1	NeoGenomics Laboratories	1.5%	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	95.0%	1,396,564	47,104	1,349,459	0
24	Loan	19	1	Adams County Self Storage	1.5%	1,094,196	12/31/2020	T-12	1,945,246	766,373	1,178,873	12/31/2019	T-12	87.1%	2,248,765	672,432	1,576,333	23,594
25	Loan	2, 6	2	NYC MFRT Portfolio	1.5%	4,279,127	12/31/2020	T-12	NAV	NAV	NAV	NAV	NAV	95.8%	8,590,056	3,495,638	5,094,418	35,975
25.01	Property		1	45 John Street	0.8%	2,228,733	12/31/2020	T-12	NAV	NAV	NAV	NAV	NAV	97.4%	5,277,620	2,436,338	2,841,282	15,382
25.02	Property		1	2027-2127 Emmons Avenue	0.6%	2,050,394	12/31/2020	T-12	NAV	NAV	NAV	NAV	NAV	93.7%	3,312,436	1,059,300	2,253,136	20,594
26	Loan	19	1	HIX Bradenton	1.3%	1,477,942	12/31/2021	T-12	2,292,207	1,871,181	421,026	12/31/2020	T-12	59.4%	4,260,999	2,338,771	1,922,228	170,440
27	Loan	28	1	Decatur Business Center	1.3%	1,748,151	12/31/2020	T-12	1,819,930	262,058	1,557,872	12/31/2019	T-12	90.0%	1,748,859	285,851	1,463,008	13,231
28	Loan	16, 19	1	5 Mile Plaza	1.2%	1,292,993	12/31/2020	T-12	1,646,004	446,340	1,199,663	12/31/2019	T-12	90.0%	1,670,691	420,096	1,250,595	30,647
29	Loan	1, 6, 12, 13	34	AMF Portfolio	1.0%	16,035,635	12/31/2020	T-12	26,862,124	11,568,102	15,294,022	12/31/2019	T-12	89.1%	29,391,201	12,485,963	16,905,238	989,700
29.01	Property		1	Cambridge Commons	0.1%	1,108,405	12/31/2020	T-12	1,799,367	788,600	1,010,767	12/31/2019	T-12	85.8%	1,963,631	794,613	1,169,018	70,500
29.02	Property		1	Indian Lake I	0.1%	1,128,944	12/31/2020	T-12	2,009,251	886,564	1,122,687	12/31/2019	T-12	82.1%	2,100,230	1,023,697	1,076,533	72,900
29.03	Property		1	Stewart Way 1	0.1%	867,523	12/31/2020	T-12	1,711,547	677,696	1,033,851	12/31/2019	T-12	77.5%	1,679,261	706,017	973,244	57,000
29.04	Property		1	Cedargate Lancaster	0.0%	801,161	12/31/2020	T-12	1,309,462	554,187	755,275	12/31/2019	T-12	92.2%	1,374,599	527,836	846,763	47,100
29.05	Property		1	Amesbury	0.0%	753,805	12/31/2020	T-12	1,097,000	461,068	635,932	12/31/2019	T-12	91.2%	1,238,834	444,739	794,096	44,700
29.06	Property		1	Red Deer	0.0%	729,172	12/31/2020	T-12	1,070,942	429,003	641,939	12/31/2019	T-12	90.8%	1,204,782	448,710	756,072	39,300
29.07	Property		1	Olivewood	0.0%	686,377	12/31/2020	T-12	1,042,402	424,312	618,090	12/31/2019	T-12	90.8%	1,157,352	440,764	716,588	38,400
29.08	Property		1	Cherry Glen	0.0%	647,806	12/31/2020	T-12	1,059,922	478,274	581,648	12/31/2019	T-12	90.6%	1,214,014	505,671	708,343	41,100
29.09	Property		1	Plumwood	0.0%	646,461	12/31/2020	T-12	1,139,983	484,415	655,568	12/31/2019	T-12	84.2%	1,250,654	555,293	695,361	42,900
29.1	Property		1	Camelia Court	0.0%	573,669	12/31/2020	T-12	876,083	327,605	548,478	12/31/2019	T-12	92.7%	995,257	331,204	664,053	33,000
29.11	Property		1	Cedargate	0.0%	622,432	12/31/2020	T-12	1,029,084	476,025	553,059	12/31/2019	T-12	93.6%	1,155,322	523,031	632,291	39,000
29.12	Property		1	Millburn Court	0.0%	551,199	12/31/2020	T-12	922,955	413,176	509,779	12/31/2019	T-12	93.0%	1,045,170	475,954	569,216	34,500
29.13	Property		1	Rosewood Apartments	0.0%	507,631	12/31/2020	T-12	794,918	293,177	501,741	12/31/2019	T-12	91.2%	850,844	309,169	541,675	26,700
29.14	Property		1	Winthrop Court	0.0%	439,774	12/31/2020	T-12	843,334	353,894	489,440	12/31/2019	T-12	89.8%	937,164	414,765	522,399	30,000
29.15	Property		1	Annhurst	0.0%	443,507	12/31/2020	T-12	724,965	283,287	441,678	12/31/2019	T-12	88.1%	764,650	311,466	453,184	24,900
29.16	Property		1	Ashford Hills	0.0%	425,637	12/31/2020	T-12	653,618	252,801	400,817	12/31/2019	T-12	92.5%	723,480	309,173	414,307	23,100
29.17	Property		1	Harbinwood	0.0%	393,759	12/31/2020	T-12	685,202	292,299	392,903	12/31/2019	T-12	95.4%	739,864	334,467	405,397	21,600
29.18	Property		1	Willow Run - New Albany	0.0%	364,146	12/31/2020	T-12	560,395	220,138	340,257	12/31/2019	T-12	91.7%	613,769	219,510	394,259	19,200
29.19	Property		1	Parkville	0.0%	331,240	12/31/2020	T-12	618,740	326,552	292,188	12/31/2019	T-12	83.6%	798,462	393,193	405,269	30,000
29.2	Property		1	Applegate	0.0%	345,976	12/31/2020	T-12	493,437	222,028	271,409	12/31/2019	T-12	88.8%	583,698	239,997	343,701	17,400
29.21	Property		1	Stonehenge	0.0%	332,601	12/31/2020	T-12	525,252	233,950	291,302	12/31/2019	T-12	92.1%	576,273	234,895	341,378	18,000
29.22	Property		1	Meadowland	0.0%	300,953	12/31/2020	T-12	543,938	219,774	324,164	12/31/2019	T-12	93.9%	581,054	245,105	335,949	18,000
29.23	Property		1	Amberwood - Massillion	0.0%	283,571	12/31/2020	T-12	513,410	232,077	281,333	12/31/2019	T-12	93.8%	545,999	248,591	297,408	18,900
29.24	Property		1	Timberwood	0.0%	292,121	12/31/2020	T-12	489,085	218,056	271,029	12/31/2019	T-12	91.6%	529,733	232,282	297,451	18,000
29.25	Property		1	Sherbrook	0.0%	315,156	12/31/2020	T-12	520,442	210,782	309,660	12/31/2019	T-12	93.1%	570,420	276,873	293,547	18,000
29.26	Property		1	Stonehenge Apartments	0.0%	293,244	12/31/2020	T-12	469,815	213,747	256,068	12/31/2019	T-12	90.3%	512,509	226,497	286,012	18,000
29.27	Property		1	Oakley Woods	0.0%	223,472	12/31/2020	T-12	507,633	249,994	257,639	12/31/2019	T-12	87.1%	575,192	303,327	271,865	18,000
29.28	Property		1	Carriage Hill	0.0%	275,400	12/31/2020	T-12	464,070	203,626	260,444	12/31/2019	T-12	92.3%	492,245	217,451	274,794	18,000
29.29	Property		1	Barrington	0.0%	228,107	12/31/2020	T-12	418,664	206,961	211,703	12/31/2019	T-12	93.6%	455,721	198,662	257,059	14,100
29.3	Property		1	Andover Court	0.0%	246,336	12/31/2020	T-12	419,654	189,040	230,614	12/31/2019	T-12	91.7%	454,139	204,632	249,507	15,300
29.31	Property		1	Greenglen II	0.0%	224,991	12/31/2020	T-12	411,883	207,775	204,108	12/31/2019	T-12	90.6%	465,669	212,357	253,312	17,400
29.32	Property		1	Sandalwood	0.0%	216,802	12/31/2020	T-12	386,830	188,752	198,078	12/31/2019	T-12	93.9%	432,651	189,739	242,912	15,000
29.33	Property		1	Spicewood	0.0%	249,082	12/31/2020	T-12	385,615	170,524	215,091	12/31/2019	T-12	90.1%	427,591	184,388	243,203	14,700
29.34	Property		1	Meadowood - Mansfield	0.0%	185,175	12/31/2020	T-12	363,226	177,943	185,283	12/31/2019	T-12	93.3%	380,968	201,894	179,074	15,000
30	Loan	16, 23, 26	1	7 Corporate Park	1.0%	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	95.0%	1,379,858	421,508	958,350	6,786
31	Loan	7	1	Statesville Mini Storage	0.9%	466,706	12/31/2020	T-12	685,688	267,460	418,228	12/31/2019	T-12	82.0%	1,120,943	278,024	842,919	10,190
32	Loan	19	1	Balch Springs Self Storage	0.9%	680,076	12/31/2020	T-12	1,000,192	350,668	649,524	12/31/2019	T-12	88.0%	1,129,860	391,867	737,993	8,027
33	Loan	19, 23	1	Brush Hill Office Flex	0.8%	1,006,960	12/31/2020	T-12	1,971,743	633,261	1,338,483	12/31/2019	T-12	82.6%	1,817,933	652,886	1,165,047	22,060
34	Loan	10, 16, 27	1	64-68 Maspeth Avenue	0.8%	693,936	12/31/2020	T-12	802,692	86,897	715,795	12/31/2019	T-12	94.0%	817,620	163,003	654,616	6,000
35	Loan	2, 10, 16, 27	1	65 Maspeth Avenue	0.8%	662,470	12/31/2020	T-12	808,059	118,189	689,869	12/31/2019	T-12	94.7%	823,662	147,687	675,975	5,250
36	Loan	2, 15, 19	1	Il Palazzo	0.7%	732,486	12/31/2020	T-12	1,153,819	362,304	791,515	12/31/2019	T-12	92.0%	1,162,532	379,331	783,201	8,936
37	Loan	2	1	New Highlands Self Storage	0.6%	671,303	12/31/2021	T-12	811,009	265,147	545,862	12/31/2020	T-12	92.0%	1,020,033	298,528	721,505	7,193
38	Loan		1	NSC Secure II Monroe Storage	0.6%	291,917	12/31/2020	T-12	396,296	163,913	232,383	12/31/2019	T-12	80.2%	855,607	230,498	625,109	2,408
39	Loan	16	1	Highway 50 Storage	0.5%	449,070	12/31/2020	T-12	629,136	204,062	425,074	12/31/2019	T-12	90.0%	716,424	208,629	507,795	7,346
40	Loan		1	Pine Ridge Square	0.5%	647,070	12/31/2020	T-12	1,104,957	476,732	628,225	12/31/2019	T-12	89.4%	1,174,518	482,996	691,523	37,650
41	Loan	16	1	1547 Fulton Street	0.5%	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	95.0%	440,211	101,281	338,930	4,000
42	Loan	28	1	Minnesota Lake MHC	0.4%	532,555	12/31/2020	T-12	689,038	175,758	513,280	12/31/2019	T-12	95.0%	711,846	184,845	527,001	8,050
43	Loan	10, 16	1	484 Humboldt Street	0.4%	374,868	12/31/2020	T-12	656,547	253,294	403,253	12/31/2019	T-12	95.0%	676,899	297,538	379,361	5,250
44	Loan	16, 19	1	Walgreens - Waterbury	0.4%	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	97.0%	415,795	10,241	405,554	0
45	Loan	16, 19	1	Orange Professional Building	0.4%	189,843	12/31/2020	T-12	NAV	NAV	NAV	NAV	NAV	94.0%	575,995	200,429	375,566	5,764
46	Loan	16, 19	1	Walgreens - Port Allen	0.4%	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	97.0%	338,112	6,762	331,350	0
47	Loan	16	1	Self Stor-It	0.4%	251,482	12/31/2020	T-12	NAV	NAV	NAV	NAV	NAV	79.6%	675,931	278,714	397,217	13,420
48	Loan	16, 19, 20	1	Murrells Inlet Station	0.3%	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	95.0%	446,939	82,054	364,885	1,978
49	Loan	16, 19	1	Walgreens Fayetteville	0.3%	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	97.0%	294,686	6,026	288,660	0

A-1-10

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	% of Initial Pool Balance	Underwritten TI / LC ($)	Underwritten Net Cash Flow ($)	Underwritten NOI DSCR (x)	Underwritten NCF DSCR (x)	Underwritten NOI Debt Yield (%)	Underwritten NCF Debt Yield (%)	Appraised Value ($)	Appraised Value Type	Appraisal Date	Cut-off Date LTV Ratio (%)	LTV Ratio at Maturity / ARD (%)	Leased Occupancy (%)	Occupancy Date	Single Tenant (Y/N)
								7, 14	7, 14	7	7				5,7	5,7	3,4
1	Loan	1, 6, 12, 19, 23	2	The Summit	6.3%	688,764	40,230,920	4.20	4.11	12.6%	12.3%	895,500,000	As Is	11/1/2021	36.5%	36.5%	98.2%	1/1/2022
1.01	Property		1	Summit 1, 2	3.5%	NAV	NAV					500,000,000	As Is	11/1/2021			96.9%	1/1/2022	No
1.02	Property		1	Summit 3	2.8%	NAV	NAV					395,500,000	As Is	11/1/2021			100.0%	1/1/2022	Yes
2	Loan	10, 12, 13, 19, 21, 24	1	1888 Century Park East	6.3%	753,765	23,311,402	4.51	4.35	12.1%	11.7%	478,000,000	As Is	10/26/2021	41.8%	41.8%	91.6%	11/16/2021	No
3	Loan	1, 11, 12, 16, 19, 24	1	Coleman Highline Phase IV	6.1%	0	34,329,793	5.56	5.54	14.1%	14.0%	790,000,000	As Is	11/8/2021	31.0%	31.0%	100.0%	12/1/2021	Yes
4	Loan	1, 6, 12, 19	14	Twin Spans Business Park and Delaware River Industrial Park	5.8%	338,061	11,395,097	2.34	2.23	8.7%	8.3%	224,250,000	As Is	1/5/2022	61.5%	61.5%	98.2%	Various
4.01	Property		1	350 Anchor Mill Road	1.1%	65,331	2,124,850					40,750,000	As Is	1/5/2022			99.8%	1/1/2022	No
4.02	Property		1	301 Anchor Mill Road	0.8%	51,956	1,511,632					32,950,000	As Is	1/5/2022			100.0%	1/28/2022	Yes
4.03	Property		1	400 Ships Landing Way	0.6%	36,442	1,381,970					23,550,000	As Is	1/5/2022			100.0%	1/28/2022	Yes
4.04	Property		1	800 Ships Landing Way	0.6%	35,077	1,183,996					23,000,000	As Is	1/5/2022			100.0%	1/1/2022	No
4.05	Property		1	6 Dockview	0.5%	31,182	1,150,737					19,700,000	As Is	1/5/2022			100.0%	1/1/2022	No
4.06	Property		1	501 Ships Landing Way	0.4%	24,754	800,777					14,600,000	As Is	1/5/2022			100.0%	1/1/2022	No
4.07	Property		1	250 Anchor Mill Road	0.3%	16,562	680,864					12,550,000	As Is	1/5/2022			100.0%	1/1/2022	No
4.08	Property		1	10 Dockview Drive	0.3%	15,605	525,311					10,300,000	As Is	1/5/2022			100.0%	1/1/2022	No
4.09	Property		1	7 - 23 Harborview Drive	0.2%	10,555	539,940					9,300,000	As Is	1/5/2022			100.0%	1/1/2022	No
4.10	Property		1	200 Anchor Mill Road	0.2%	15,691	454,912					10,200,000	As Is	1/5/2022			100.0%	1/1/2022	No
4.11	Property		1	300 Anchor Mill Road	0.2%	13,003	439,236					8,850,000	As Is	1/5/2022			100.0%	1/28/2022	Yes
4.12	Property		1	27 - 55 Harborview Drive	0.2%	10,615	420,176					9,050,000	As Is	1/5/2022			86.0%	1/1/2022	No
4.13	Property		1	100 Ships Landing	0.1%	6,947	241,641					4,700,000	As Is	1/5/2022			100.0%	1/28/2022	Yes
4.14	Property		1	600 Ships Landing Way	0.1%	4,340	(60,947)					4,750,000	As Is	1/5/2022			0.0%	1/1/2022	NAP
5	Loan	5, 6, 12, 16, 19, 28	19	IPCC National Storage Portfolio XVI	5.5%	0	9,834,867	2.33	2.29	8.6%	8.4%	244,900,000	As Portfolio	Various	47.8%	47.8%	93.1%	11/17/2021
5.01	Property		1	Crestwood Boulevard	0.6%	0	1,104,601					27,200,000	As Is	11/24/2021			82.7%	11/17/2021	NAP
5.02	Property		1	Hallmark Drive	0.5%	0	880,311					20,670,000	As Is	11/17/2021			95.5%	11/17/2021	NAP
5.03	Property		1	Gray Road	0.4%	0	643,508					11,700,000	As Is	11/5/2021			93.2%	11/17/2021	NAP
5.04	Property		1	Marconi Avenue	0.4%	0	634,403					16,390,000	As Is	11/17/2021			97.4%	11/17/2021	NAP
5.05	Property		1	Ocean Gateway	0.3%	0	606,685					11,620,000	As Is	11/15/2021			93.0%	11/17/2021	NAP
5.06	Property		1	Amity Road	0.3%	0	587,038					12,750,000	As Is	11/5/2021			95.0%	11/17/2021	NAP
5.07	Property		1	Gladstell Road	0.3%	0	594,208					10,600,000	As Is	11/4/2021			89.4%	11/17/2021	NAP
5.08	Property		1	US Route One	0.3%	0	545,962					9,650,000	As Is	11/5/2021			93.9%	11/17/2021	NAP
5.09	Property		1	Farm to Market 1093	0.3%	0	535,017					9,800,000	As Is	11/17/2021			95.2%	11/17/2021	NAP
5.10	Property		1	Meade Avenue	0.3%	0	473,569					13,080,000	As Is	11/10/2021			91.6%	11/17/2021	NAP
5.11	Property		1	Camp Horne	0.3%	0	477,633					9,470,000	As Is	11/12/2021			97.2%	11/17/2021	NAP
5.12	Property		1	Hazel Avenue	0.3%	0	454,521					11,820,000	As Is	11/17/2021			92.3%	11/17/2021	NAP
5.13	Property		1	Hoover Court	0.3%	0	450,597					9,140,000	As Is	11/9/2021			92.2%	11/17/2021	NAP
5.14	Property		1	Highway 6 North	0.2%	0	438,765					8,600,000	As Is	11/17/2021			95.4%	11/17/2021	NAP
5.15	Property		1	Farm to Market 725	0.2%	0	399,017					7,700,000	As Is	11/4/2021			96.1%	11/17/2021	NAP
5.16	Property		1	Hidden Hill Road	0.2%	0	279,485					5,320,000	As Is	11/19/2021			94.6%	11/17/2021	NAP
5.17	Property		1	Arndt Road	0.2%	0	278,233					6,050,000	As Is	11/12/2021			93.7%	11/17/2021	NAP
5.18	Property		1	East Rosedale Street	0.1%	0	228,745					6,090,000	As Is	11/17/2021			98.6%	11/17/2021	NAP
5.19	Property		1	Grisham Drive	0.1%	0	222,567					4,760,000	As Is	11/17/2021			96.8%	11/17/2021	NAP
6	Loan	1, 2, 3, 12, 16, 19, 26, 27, 28	1	Rose Castle Apartments	5.1%	46,560	8,089,322	1.90	1.88	7.8%	7.7%	179,000,000	As Is	1/24/2022	58.7%	58.7%	63.0%	2/1/2022	NAP
7	Loan	12, 24, 27, 28	1	2 Riverfront Plaza	4.8%	506,315	9,726,872	2.17	2.05	9.4%	8.8%	182,200,000	As Is	11/12/2021	60.4%	60.4%	100.0%	12/8/2021	Yes
8	Loan	5, 6, 12, 16, 19, 28	17	IPCC National Storage Portfolio XV	4.5%	0	7,258,080	2.36	2.29	8.7%	8.4%	183,300,000	As Portfolio	Various	46.9%	46.9%	95.2%	11/17/2021
8.01	Property		1	West Indian School Road	0.6%	0	964,288					22,200,000	As Is	11/10/2021			94.1%	11/17/2021	NAP
8.02	Property		1	Boalch Avenue Northwest	0.5%	0	743,485					14,950,000	As Is	11/10/2021			96.1%	11/17/2021	NAP
8.03	Property		1	Lemay Ferry Road	0.3%	0	544,921					11,540,000	As Is	11/8/2021			96.6%	11/17/2021	NAP
8.04	Property		1	East Southern Avenue	0.3%	0	525,660					12,900,000	As Is	11/10/2021			96.3%	11/17/2021	NAP
8.05	Property		1	Anderson Road	0.3%	0	490,242					10,700,000	As Is	11/10/2021			96.7%	11/17/2021	NAP
8.06	Property		1	Stoney Island Avenue	0.3%	0	474,928					9,870,000	As Is	11/17/2021			90.4%	11/17/2021	NAP
8.07	Property		1	Duren Avenue	0.3%	0	468,366					9,420,000	As Is	11/5/2021			99.2%	11/17/2021	NAP
8.08	Property		1	North Nova Road	0.3%	0	422,440					9,500,000	As Is	11/9/2021			93.8%	11/17/2021	NAP
8.09	Property		1	Airport Road	0.2%	0	391,073					8,450,000	As Is	11/8/2021			93.8%	11/17/2021	NAP
8.10	Property		1	South Pennington	0.2%	0	361,704					8,030,000	As Is	11/10/2021			93.1%	11/17/2021	NAP
8.11	Property		1	Southwest 14th Court	0.2%	0	339,999					8,690,000	As Is	11/5/2021			98.6%	11/17/2021	NAP
8.12	Property		1	Southeast Jennings Road	0.2%	0	295,315					6,450,000	As Is	11/9/2021			99.0%	11/17/2021	NAP
8.13	Property		1	49th Street South and 8th Avenue South	0.2%	0	292,256					6,320,000	As Is	11/9/2021			94.4%	11/17/2021	NAP
8.14	Property		1	South Broadway	0.2%	0	285,360					6,330,000	As Is	11/17/2021			97.7%	11/17/2021	NAP
8.15	Property		1	30th Avenue North	0.2%	0	275,341					5,780,000	As Is	11/9/2021			94.5%	11/17/2021	NAP
8.16	Property		1	Main Street	0.1%	0	205,011					4,270,000	As Is	11/5/2021			94.0%	11/17/2021	NAP
8.17	Property		1	Warwick Boulevard	0.1%	0	177,691					4,170,000	As Is	11/8/2021			89.4%	11/17/2021	NAP
9	Loan	1, 6, 12, 19, 23	6	Moonwater Office Portfolio	3.9%	611,320	9,707,007	1.53	1.42	9.0%	8.4%	196,300,000	As Is	10/7/2021	59.1%	52.7%	96.3%	Various
9.01	Property		1	6543 Las Vegas Boulevard South	1.5%	175,922	3,027,420					66,700,000	As Is	10/7/2021			100.0%	12/30/2021	Yes
9.02	Property		1	6226 West Sahara Avenue	0.9%	157,752	2,779,291					40,600,000	As Is	10/7/2021			100.0%	12/30/2021	Yes
9.03	Property		1	10190 Covington Cross Drive	0.4%	104,421	1,745,558					26,600,000	As Is	10/7/2021			100.0%	12/30/2021	Yes
9.04	Property		1	1450 Center Crossing Road	0.4%	102,592	1,177,860					26,500,000	As Is	10/7/2021			100.0%	12/30/2021	Yes
9.05	Property		1	6551 Las Vegas Boulevard South	0.3%	42,229	877,547					18,500,000	As Is	10/7/2021			100.0%	12/30/2021	Yes
9.06	Property		1	9901-9921 Covington Cross Drive	0.2%	28,405	99,330					17,400,000	As Is	10/7/2021			60.1%	10/7/2021	No
10	Loan	1, 13, 21, 23	1	26 Broadway	3.3%	1,067,669	19,297,174	3.65	3.43	18.2%	17.1%	465,000,000	As Is	11/3/2021	24.3%	24.3%	82.2%	1/1/2022	No
11	Loan	16	1	Autumn Lakes	3.0%	0	2,626,793	1.39	1.35	8.7%	8.5%	49,300,000	As Is	2/2/2022	62.9%	52.8%	99.0%	2/9/2022	NAP
12	Loan	28, 30	1	Residence Inn Portland	3.0%	0	4,274,405	4.40	4.03	15.3%	14.0%	73,700,000	As Is	1/1/2022	41.4%	41.4%	67.2%	12/31/2021	NAP
13	Loan	1, 3, 4, 6, 12, 17, 21, 23, 28	14	Bedrock Portfolio	2.5%	3,353,632	54,409,505	3.55	3.30	13.6%	12.7%	724,300,000	As Is	Various	59.4%	59.4%	88.7%	Various
13.01	Property		1	First National Building	0.6%	1,030,745	14,276,324					162,000,000	As Is	8/30/2021			94.9%	11/10/2021	No
13.02	Property		1	The Qube	0.4%	698,379	8,693,152					103,000,000	As Is	8/30/2021			90.6%	11/10/2021	No
13.03	Property		1	Chrysler House	0.3%	389,974	6,142,746					83,000,000	As Is	8/30/2021			79.9%	11/10/2021	No
13.04	Property		1	1001 Woodward	0.3%	375,085	6,887,443					80,000,000	As Is	8/30/2021			88.9%	11/10/2021	No
13.05	Property		1	One Woodward	0.2%	482,862	5,096,070					58,000,000	As Is	8/30/2021			92.9%	11/10/2021	No
13.06	Property		1	The Z Garage	0.2%	14,705	2,078,882					53,000,000	As Is	9/10/2021			NAP	NAP	NAP
13.07	Property		1	Two Detroit Garage	0.1%	0	2,928,886					37,000,000	As Is	9/10/2021			NAP	NAP	NAP
13.08	Property		1	1505 & 1515 Woodward	0.1%	199,255	2,454,589					35,000,000	As Is	8/30/2021			100.0%	11/10/2021	No
13.09	Property		1	1001 Brush Street	0.1%	21,371	1,683,875					32,000,000	As Is	9/10/2021			NAP	NAP	NAP
13.10	Property		1	The Assembly	0.1%	90,307	1,334,926					23,100,000	As Is	8/30/2021			75.0%	9/3/2021	No
13.11	Property		1	419 Fort Street Garage	0.1%	0	1,584,990					21,000,000	As Is	9/10/2021			NAP	NAP	NAP
13.12	Property		1	Vinton	0.0%	8,260	377,823					17,500,000	As Is	8/30/2021			61.9%	9/3/2021	No

A-1-11

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	% of Initial Pool Balance	Underwritten TI / LC ($)	Underwritten Net Cash Flow ($)	Underwritten NOI DSCR (x)	Underwritten NCF DSCR (x)	Underwritten NOI Debt Yield (%)	Underwritten NCF Debt Yield (%)	Appraised Value ($)	Appraised Value Type	Appraisal Date	Cut-off Date LTV Ratio (%)	LTV Ratio at Maturity / ARD (%)	Leased Occupancy (%)	Occupancy Date	Single Tenant (Y/N)
13.13	Property		1	1401 First Street	0.0%	0	502,080					13,500,000	As Is	9/10/2021			NAP	NAP	NAP
13.14	Property		1	Lane Bryant Building	0.0%	42,689	367,719					6,200,000	As Is	8/30/2021			95.2%	11/10/2021	No
14	Loan	28	1	Kings Row MHC	2.5%	0	2,038,123	1.28	1.27	7.9%	7.8%	42,500,000	As Is	12/30/2021	61.2%	49.7%	94.6%	2/1/2022	NAP
15	Loan	23	1	Salina Meadows Office Park	2.4%	87,496	2,317,118	1.51	1.44	9.8%	9.3%	41,400,000	As Is	1/25/2022	60.4%	52.3%	90.7%	2/28/2022	No
16	Loan	16, 19, 28	1	Fleet Farm Green Bay	2.4%	83,732	2,404,437	2.41	2.28	10.3%	9.7%	38,700,000	As Is	1/20/2022	64.0%	64.0%	100.0%	2/8/2022	Yes
17	Loan	19	1	Poplin Place	2.3%	63,231	2,185,796	1.58	1.50	9.5%	9.1%	35,200,000	As Is	1/27/2022	68.6%	62.7%	100.0%	3/1/2022	No
18	Loan	1, 6, 19, 21, 23	2	1100 & 820 First Street NE	2.0%	1,310,142	18,435,180	3.09	2.87	9.4%	8.7%	332,000,000	As Is	8/12/2021	63.6%	63.6%	89.1%	9/1/2021
18.01	Property		1	1100 First Street NE	1.2%	697,934	10,865,957					199,000,000	As Is	8/12/2021			91.7%	9/1/2021	No
18.02	Property		1	820 First Street NE	0.8%	612,208	7,569,223					133,000,000	As Is	8/12/2021			86.1%	9/1/2021	No
19	Loan	16, 28	1	VVF	2.0%	0	2,261,836	2.43	2.23	11.8%	10.9%	35,900,000	As Is	1/31/2022	58.0%	58.0%	100.0%	3/11/2022	Yes
20	Loan		1	Mini U Storage Columbia	2.0%	0	1,755,852	1.43	1.42	8.6%	8.6%	34,290,000	As Is	1/6/2022	59.8%	54.7%	87.9%	1/3/2022	NAP
21	Loan	1, 19	1	Meadowood Mall	1.7%	770,276	14,983,329	3.15	2.98	20.0%	18.9%	227,100,000	As Is	10/11/2021	35.0%	30.7%	90.0%	10/13/2021	No
22	Loan	5, 6, 12, 16, 19, 27	5	Visions Hotel Portfolio III	1.5%	0	6,289,507	2.69	2.44	15.7%	14.3%	84,500,000	As Portfolio	2/1/2022	52.1%	41.7%	72.6%	12/31/2021
22.01	Property		1	DoubleTree Utica	0.4%	0	1,659,526					21,000,000	As Is	2/1/2022			71.1%	12/31/2021	NAP
22.02	Property		1	Fairfield Inn Cortland	0.2%	0	750,166					10,500,000	As Is	2/1/2022			52.0%	12/31/2021	NAP
22.03	Property		1	Home2 Suites Utica	0.3%	0	1,367,326					17,500,000	As Is	2/1/2022			83.0%	12/31/2021	NAP
22.04	Property		1	TownPlace Suites New Hartford	0.3%	0	1,494,363					17,000,000	As Is	2/1/2022			87.6%	12/31/2021	NAP
22.05	Property		1	Best Western Fishkill	0.3%	0	1,018,125					16,000,000	As Is	2/1/2022			68.9%	12/31/2021	NAP
23	Loan	2, 10, 16, 19	1	NeoGenomics Laboratories	1.5%	59,778	1,289,681	2.06	1.97	8.7%	8.3%	33,500,000	As Is	12/10/2021	46.3%	46.3%	100.0%	12/23/2021	Yes
24	Loan	19	1	Adams County Self Storage	1.5%	0	1,552,739	2.26	2.22	10.2%	10.0%	25,900,000	As Is	1/31/2022	59.8%	59.8%	96.8%	1/19/2022	NAP
25	Loan	2, 6	2	NYC MFRT Portfolio	1.5%	31,063	5,027,379	2.11	2.08	8.5%	8.4%	116,900,000	As Is	Various	51.5%	51.5%	96.8%	11/11/2021
25.01	Property		1	45 John Street	0.8%	2,300	2,823,600					72,600,000	As Is	12/10/2021			99.3%	11/11/2021	No
25.02	Property		1	2027-2127 Emmons Avenue	0.6%	28,763	2,203,779					44,300,000	As Is	11/23/2021			93.3%	11/11/2021	No
26	Loan	19	1	HIX Bradenton	1.3%	0	1,751,788	2.08	1.90	14.2%	13.0%	25,500,000	As Is	1/1/2022	52.9%	44.3%	59.4%	2/28/2022	NAP
27	Loan	28	1	Decatur Business Center	1.3%	61,744	1,388,033	1.86	1.77	11.3%	10.7%	22,260,000	As Is	1/24/2022	58.3%	47.1%	100.0%	2/27/2022	No
28	Loan	16, 19	1	5 Mile Plaza	1.2%	107,263	1,112,686	1.84	1.64	10.3%	9.1%	22,300,000	As Is	10/26/2021	54.6%	43.2%	97.5%	11/1/2021	No
29	Loan	1, 6, 12, 13	34	AMF Portfolio	1.0%	0	15,915,538	1.61	1.51	9.8%	9.3%	280,625,000	As Is	Various	61.3%	56.9%	94.7%	9/3/2021
29.01	Property		1	Cambridge Commons	0.1%	0	1,098,518					20,500,000	As Is	9/30/2021			94.0%	9/3/2021	NAP
29.02	Property		1	Indian Lake I	0.1%	0	1,003,633					19,100,000	As Is	9/30/2021			90.5%	9/3/2021	NAP
29.03	Property		1	Stewart Way 1	0.1%	0	916,244					16,800,000	As Is	9/23/2021			90.5%	9/3/2021	NAP
29.04	Property		1	Cedargate Lancaster	0.0%	0	799,663					14,000,000	As Is	9/29/2021			94.3%	9/3/2021	NAP
29.05	Property		1	Amesbury	0.0%	0	749,396					13,900,000	As Is	9/29/2021			93.3%	9/3/2021	NAP
29.06	Property		1	Red Deer	0.0%	0	716,772					12,200,000	As Is	9/25/2021			95.4%	9/3/2021	NAP
29.07	Property		1	Olivewood	0.0%	0	678,188					11,800,000	As Is	9/30/2021			95.3%	9/3/2021	NAP
29.08	Property		1	Cherry Glen	0.0%	0	667,243					11,100,000	As Is	9/30/2021			94.9%	9/3/2021	NAP
29.09	Property		1	Plumwood	0.0%	0	652,461					12,600,000	As Is	9/27/2021			91.6%	9/3/2021	NAP
29.1	Property		1	Camelia Court	0.0%	0	631,053					9,400,000	As Is	9/27/2021			95.5%	9/3/2021	NAP
29.11	Property		1	Cedargate	0.0%	0	593,291					10,700,000	As Is	9/25/2021			94.6%	9/3/2021	NAP
29.12	Property		1	Millburn Court	0.0%	0	534,716					9,700,000	As Is	9/27/2021			100.0%	9/3/2021	NAP
29.13	Property		1	Rosewood Apartments	0.0%	0	514,975					8,100,000	As Is	9/28/2021			98.9%	9/3/2021	NAP
29.14	Property		1	Winthrop Court	0.0%	0	492,399					8,900,000	As Is	9/27/2021			96.0%	9/3/2021	NAP
29.15	Property		1	Annhurst	0.0%	0	428,284					7,600,000	As Is	9/30/2021			98.8%	9/3/2021	NAP
29.16	Property		1	Ashford Hills	0.0%	0	391,207					6,800,000	As Is	9/25/2021			96.1%	9/3/2021	NAP
29.17	Property		1	Harbinwood	0.0%	0	383,797					5,975,000	As Is	9/30/2021			97.2%	9/3/2021	NAP
29.18	Property		1	Willow Run - New Albany	0.0%	0	375,059					5,500,000	As Is	10/1/2021			95.3%	9/3/2021	NAP
29.19	Property		1	Parkville	0.0%	0	375,269					8,500,000	As Is	9/27/2021			96.0%	9/3/2021	NAP
29.2	Property		1	Applegate	0.0%	0	326,301					5,000,000	As Is	9/30/2021			93.1%	9/3/2021	NAP
29.21	Property		1	Stonehenge	0.0%	0	323,378					4,700,000	As Is	9/28/2021			95.0%	9/3/2021	NAP
29.22	Property		1	Meadowland	0.0%	0	317,949					4,900,000	As Is	9/30/2021			96.7%	9/3/2021	NAP
29.23	Property		1	Amberwood - Massillion	0.0%	0	278,508					4,700,000	As Is	9/28/2021			95.2%	9/3/2021	NAP
29.24	Property		1	Timberwood	0.0%	0	279,451					4,700,000	As Is	9/30/2021			98.3%	9/3/2021	NAP
29.25	Property		1	Sherbrook	0.0%	0	275,547					5,400,000	As Is	9/28/2021			93.3%	9/3/2021	NAP
29.26	Property		1	Stonehenge Apartments	0.0%	0	268,012					5,800,000	As Is	9/30/2021			96.7%	9/3/2021	NAP
29.27	Property		1	Oakley Woods	0.0%	0	253,865					5,000,000	As Is	9/30/2021			90.0%	9/3/2021	NAP
29.28	Property		1	Carriage Hill	0.0%	0	256,794					4,200,000	As Is	9/30/2021			90.0%	9/3/2021	NAP
29.29	Property		1	Barrington	0.0%	0	242,959					3,850,000	As Is	9/30/2021			100.0%	9/3/2021	NAP
29.3	Property		1	Andover Court	0.0%	0	234,207					4,100,000	As Is	9/26/2021			96.1%	9/3/2021	NAP
29.31	Property		1	Greenglen II	0.0%	0	235,912					4,200,000	As Is	9/28/2021			98.3%	9/3/2021	NAP
29.32	Property		1	Sandalwood	0.0%	0	227,912					3,700,000	As Is	9/28/2021			96.0%	9/3/2021	NAP
29.33	Property		1	Spicewood	0.0%	0	228,503					4,000,000	As Is	9/30/2021			98.0%	9/3/2021	NAP
29.34	Property		1	Meadowood - Mansfield	0.0%	0	164,074					3,200,000	As Is	9/28/2021			96.0%	9/3/2021	NAP
30	Loan	16, 23, 26	1	7 Corporate Park	1.0%	56,549	895,016	2.25	2.10	9.6%	9.0%	15,900,000	As Is	12/20/2021	62.9%	62.9%	96.3%	11/15/2021	No
31	Loan	7	1	Statesville Mini Storage	0.9%	0	832,730	1.51	1.49	9.1%	8.9%	14,360,000	As Is	11/22/2021	67.9%	60.2%	90.9%	12/15/2021	NAP
32	Loan	19	1	Balch Springs Self Storage	0.9%	0	729,966	1.76	1.74	7.6%	7.5%	15,100,000	As Is	11/24/2021	64.2%	64.2%	91.7%	12/20/2021	NAP
33	Loan	19, 23	1	Brush Hill Office Flex	0.8%	82,865	1,060,122	2.44	2.22	13.4%	12.2%	12,000,000	As Is	12/13/2021	72.5%	62.2%	89.8%	10/27/2021	No
34	Loan	10, 16, 27	1	64-68 Maspeth Avenue	0.8%	0	648,616	2.18	2.16	7.9%	7.8%	15,500,000	As Is	1/6/2022	53.7%	53.7%	100.0%	1/20/2022	NAP
35	Loan	2, 10, 16, 27	1	65 Maspeth Avenue	0.8%	8,108	662,618	2.32	2.28	8.2%	8.1%	15,300,000	As Is	1/6/2022	53.6%	53.6%	100.0%	1/20/2022	NAP
36	Loan	2, 15, 19	1	Il Palazzo	0.7%	44,468	729,797	2.32	2.16	10.4%	9.7%	12,700,000	As Is	1/11/2022	59.1%	59.1%	96.0%	2/7/2022	No
37	Loan	2	1	New Highlands Self Storage	0.6%	0	714,312	2.87	2.84	12.0%	11.9%	12,450,000	As Is	1/18/2022	48.2%	48.2%	92.2%	1/21/2022	NAP
38	Loan		1	NSC Secure II Monroe Storage	0.6%	0	622,701	3.10	3.09	10.7%	10.6%	10,890,000	As Is	11/23/2021	53.7%	53.7%	94.0%	10/31/2021	NAP
39	Loan	16	1	Highway 50 Storage	0.5%	0	500,449	2.23	2.20	9.8%	9.6%	8,800,000	As Is	12/20/2021	59.1%	59.1%	96.5%	12/14/2021	NAP
40	Loan		1	Pine Ridge Square	0.5%	54,993	598,880	2.28	1.97	13.3%	11.5%	9,900,000	As Is	1/26/2022	52.5%	42.0%	94.1%	1/26/2022	No
41	Loan	16	1	1547 Fulton Street	0.5%	0	334,930	1.54	1.52	7.1%	7.1%	7,200,000	As Is	1/4/2022	66.0%	66.0%	100.0%	1/6/2022	NAP
42	Loan	28	1	Minnesota Lake MHC	0.4%	0	518,951	1.97	1.94	11.7%	11.5%	9,000,000	As Is	1/25/2022	49.9%	40.1%	100.0%	2/9/2022	NAP
43	Loan	10, 16	1	484 Humboldt Street	0.4%	0	374,111	2.31	2.27	8.5%	8.4%	8,800,000	As Is	1/6/2022	50.8%	50.8%	95.2%	12/6/2021	NAP
44	Loan	16, 19	1	Walgreens - Waterbury	0.4%	0	405,554	2.18	2.18	9.7%	9.7%	7,960,000	As Is	11/18/2021	52.5%	52.5%	100.0%	3/8/2022	Yes
45	Loan	16, 19	1	Orange Professional Building	0.4%	14,224	355,577	2.23	2.12	9.6%	9.1%	6,850,000	As Is	1/20/2022	56.9%	56.9%	100.0%	11/17/2021	No
46	Loan	16, 19	1	Walgreens - Port Allen	0.4%	0	331,350	1.91	1.91	8.6%	8.6%	6,650,000	As Is	2/7/2022	58.0%	58.0%	100.0%	3/11/2022	Yes
47	Loan	16	1	Self Stor-It	0.4%	0	383,798	1.71	1.65	10.5%	10.1%	6,060,000	As Is	1/5/2022	62.7%	50.8%	88.4%	1/4/2022	NAP
48	Loan	16, 19, 20	1	Murrells Inlet Station	0.3%	24,679	338,228	2.63	2.44	10.7%	9.9%	6,125,000	As Is	11/23/2021	55.5%	55.5%	100.0%	11/15/2021	No
49	Loan	16, 19	1	Walgreens Fayetteville	0.3%	0	288,660	2.33	2.33	9.3%	9.3%	6,100,000	As Is	11/18/2021	50.8%	50.8%	100.0%	1/21/2022	Yes

A-1-12

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	% of Initial Pool Balance	Largest Tenant	Largest Tenant SF	Largest Tenant % of NRA	Largest Tenant Lease Expiration Date	Second Largest Tenant	Second Largest Tenant SF	Second Largest Tenant % of NRA	Second Largest Tenant Lease Expiration Date
						21,22,23				21,22,23
1	Loan	1, 6, 12, 19, 23	2	The Summit	6.3%
1.01	Property		1	Summit 1, 2	3.5%	Puget Sound Energy, Inc.	223,820	42.0%	10/31/2028	WeWork	133,059	25.0%	3/31/2032
1.02	Property		1	Summit 3	2.8%	Amazon.com Services, Inc.	374,220	100.0%	8/31/2036	NAP	NAP	NAP	NAP
2	Loan	10, 12, 13, 19, 21, 24	1	1888 Century Park East	6.3%	First Republic Bank	107,894	21.5%	11/30/2030	Sullivan & Cromwell LLP	51,822	10.3%	MTM
3	Loan	1, 11, 12, 16, 19, 24	1	Coleman Highline Phase IV	6.1%	Oath Holdings Inc.	657,934	100.0%	4/30/2037	NAP	NAP	NAP	NAP
4	Loan	1, 6, 12, 19	14	Twin Spans Business Park and Delaware River Industrial Park	5.8%
4.01	Property		1	350 Anchor Mill Road	1.1%	Best Warehousing & Transportation	216,664	51.4%	4/30/2025	Hermann Warehouse Corp.	203,892	48.4%	4/30/2024
4.02	Property		1	301 Anchor Mill Road	0.8%	Tire Rack, Inc	335,046	100.0%	6/30/2027	NAP	NAP	NAP	NAP
4.03	Property		1	400 Ships Landing Way	0.6%	Zenith Products Corp	235,000	100.0%	3/31/2027	NAP	NAP	NAP	NAP
4.04	Property		1	800 Ships Landing Way	0.6%	CEVA Logistics US Inc	125,000	55.3%	6/30/2023	The Hibbert Company	101,200	44.7%	1/31/2028
4.05	Property		1	6 Dockview	0.5%	Iron Mountain	134,240	66.8%	2/28/2026	Zenith Products Corp	41,839	20.8%	7/31/2023
4.06	Property		1	501 Ships Landing Way	0.4%	Choctaw-Kaul Distribution Co	104,268	65.3%	8/31/2027	NCC Vo-Tech School	34,823	21.8%	10/31/2026
4.07	Property		1	250 Anchor Mill Road	0.3%	Iron Mountain	63,600	59.6%	3/31/2025	PODS of Philadelphia, LLC	43,200	40.4%	12/31/2022
4.08	Property		1	10 Dockview Drive	0.3%	Mayflower Laundry	34,000	33.8%	10/31/2028	Trinity International Industries, LLC	33,457	33.2%	1/31/2025
4.09	Property		1	7 - 23 Harborview Drive	0.2%	Southern Wine & Spirits of Delaware	33,800	49.7%	9/30/2022	Carlyle Cocoa	19,467	28.6%	8/31/2024
4.10	Property		1	200 Anchor Mill Road	0.2%	Ferguson Enterprises, Inc	61,000	60.3%	6/30/2025	Art Guild, Inc.	40,182	39.7%	9/30/2024
4.11	Property		1	300 Anchor Mill Road	0.2%	Speakman Co	83,850	100.0%	5/31/2026	NAP	NAP	NAP	NAP
4.12	Property		1	27 - 55 Harborview Drive	0.2%	Nat’l Roll Kote	34,837	50.9%	MTM	Carlyle Cocoa	24,016	35.1%	8/31/2024
4.13	Property		1	100 Ships Landing	0.1%	Timken Co	44,800	100.0%	11/30/2027	NAP	NAP	NAP	NAP
4.14	Property		1	600 Ships Landing Way	0.1%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
5	Loan	5, 6, 12, 16, 19, 28	19	IPCC National Storage Portfolio XVI	5.5%
5.01	Property		1	Crestwood Boulevard	0.6%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
5.02	Property		1	Hallmark Drive	0.5%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
5.03	Property		1	Gray Road	0.4%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
5.04	Property		1	Marconi Avenue	0.4%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
5.05	Property		1	Ocean Gateway	0.3%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
5.06	Property		1	Amity Road	0.3%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
5.07	Property		1	Gladstell Road	0.3%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
5.08	Property		1	US Route One	0.3%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
5.09	Property		1	Farm to Market 1093	0.3%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
5.10	Property		1	Meade Avenue	0.3%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
5.11	Property		1	Camp Horne	0.3%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
5.12	Property		1	Hazel Avenue	0.3%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
5.13	Property		1	Hoover Court	0.3%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
5.14	Property		1	Highway 6 North	0.2%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
5.15	Property		1	Farm to Market 725	0.2%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
5.16	Property		1	Hidden Hill Road	0.2%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
5.17	Property		1	Arndt Road	0.2%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
5.18	Property		1	East Rosedale Street	0.1%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
5.19	Property		1	Grisham Drive	0.1%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6	Loan	1, 2, 3, 12, 16, 19, 26, 27, 28	1	Rose Castle Apartments	5.1%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7	Loan	12, 24, 27, 28	1	2 Riverfront Plaza	4.8%	Panasonic Corporation of North America	337,543	100.0%	4/30/2031	NAP	NAP	NAP	NAP
8	Loan	5, 6, 12, 16, 19, 28	17	IPCC National Storage Portfolio XV	4.5%
8.01	Property		1	West Indian School Road	0.6%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
8.02	Property		1	Boalch Avenue Northwest	0.5%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
8.03	Property		1	Lemay Ferry Road	0.3%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
8.04	Property		1	East Southern Avenue	0.3%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
8.05	Property		1	Anderson Road	0.3%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
8.06	Property		1	Stoney Island Avenue	0.3%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
8.07	Property		1	Duren Avenue	0.3%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
8.08	Property		1	North Nova Road	0.3%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
8.09	Property		1	Airport Road	0.2%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
8.10	Property		1	South Pennington	0.2%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
8.11	Property		1	Southwest 14th Court	0.2%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
8.12	Property		1	Southeast Jennings Road	0.2%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
8.13	Property		1	49th Street South and 8th Avenue South	0.2%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
8.14	Property		1	South Broadway	0.2%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
8.15	Property		1	30th Avenue North	0.2%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
8.16	Property		1	Main Street	0.1%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
8.17	Property		1	Warwick Boulevard	0.1%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
9	Loan	1, 6, 12, 19, 23	6	Moonwater Office Portfolio	3.9%
9.01	Property		1	6543 Las Vegas Boulevard South	1.5%	WeWork	102,276	100.0%	10/31/2034	NAP	NAP	NAP	NAP
9.02	Property		1	6226 West Sahara Avenue	0.9%	Nevada Power Company	292,180	100.0%	1/31/2029	NAP	NAP	NAP	NAP
9.03	Property		1	10190 Covington Cross Drive	0.4%	Coin Cloud	75,588	100.0%	7/31/2031	NAP	NAP	NAP	NAP
9.04	Property		1	1450 Center Crossing Road	0.4%	Diamond Resort Corporation	52,975	100.0%	12/31/2023	NAP	NAP	NAP	NAP
9.05	Property		1	6551 Las Vegas Boulevard South	0.3%	Amazon.com Services, Inc.	31,105	100.0%	12/31/2026	NAP	NAP	NAP	NAP
9.06	Property		1	9901-9921 Covington Cross Drive	0.2%	DeVry Education Group, Inc.	23,381	40.9%	7/31/2028	Adtalem Global Education Inc.	10,969	19.2%	7/31/2028
10	Loan	1, 13, 21, 23	1	26 Broadway	3.3%	New York City Department of Education (Construction Authority)	288,090	34.3%	1/26/2039	Live Primary, LLC	73,565	8.8%	12/31/2027
11	Loan	16	1	Autumn Lakes	3.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
12	Loan	28, 30	1	Residence Inn Portland	3.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
13	Loan	1, 3, 4, 6, 12, 17, 21, 23, 28	14	Bedrock Portfolio	2.5%
13.01	Property		1	First National Building	0.6%	Amrock, Inc	424,486	53.1%	1/31/2032	Honigman Miller Schwartz and Cohn LLP	150,786	18.8%	11/30/2025
13.02	Property		1	The Qube	0.4%	Quicken Loans Inc.	407,050	77.9%	7/31/2028	JPMorgan Chase, National Association	32,126	6.1%	5/31/2027
13.03	Property		1	Chrysler House	0.3%	Quicken Loans Inc.	183,664	53.5%	8/31/2023	Rocket Homes Real Estate LLC	29,897	8.7%	8/31/2023
13.04	Property		1	1001 Woodward	0.3%	Quicken Loans Inc.	122,475	38.4%	4/30/2024	1001 Woodward Avenue Tenant LLC (WeWork)	56,352	17.7%	10/31/2033
13.05	Property		1	One Woodward	0.2%	Quicken Loans Inc.	171,622	46.4%	3/31/2032	Kitch Drutchas Wagner Valitutti & Sherbrook, P.C.	56,265	15.2%	5/31/2028
13.06	Property		1	The Z Garage	0.2%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
13.07	Property		1	Two Detroit Garage	0.1%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
13.08	Property		1	1505 & 1515 Woodward	0.1%	LinkedIn Corporation	74,497	52.6%	7/31/2026	H & M Hennes & Mauritz L.P.	25,322	17.9%	1/31/2027
13.09	Property		1	1001 Brush Street	0.1%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
13.10	Property		1	The Assembly	0.1%	Coyote Logistics	58,192	100.0%	10/31/2030	NAP	NAP	NAP	NAP
13.11	Property		1	419 Fort Street Garage	0.1%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
13.12	Property		1	Vinton	0.0%	Besa Partners LLC	5,693	100.0%	1/31/2026	NAP	NAP	NAP	NAP
A-1-13

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	% of Initial Pool Balance	Largest Tenant	Largest Tenant SF	Largest Tenant % of NRA	Largest Tenant Lease Expiration Date	Second Largest Tenant	Second Largest Tenant SF	Second Largest Tenant % of NRA	Second Largest Tenant Lease Expiration Date
13.13	Property		1	1401 First Street	0.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
13.14	Property		1	Lane Bryant Building	0.0%	Detroit Labs, LLC	17,284	54.5%	1/31/2026	Detroit Venture Partners	5,761	18.2%	MTM
14	Loan	28	1	Kings Row MHC	2.5%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
15	Loan	23	1	Salina Meadows Office Park	2.4%	National Grange	29,972	12.6%	4/30/2025	Alion	27,857	11.7%	2/28/2025
16	Loan	16, 19, 28	1	Fleet Farm Green Bay	2.4%	Fleet Farm Group LLC	240,397	100.0%	10/31/2041	NAP	NAP	NAP	NAP
17	Loan	19	1	Poplin Place	2.3%	Big Lots	37,070	18.9%	1/31/2028	TJ Maxx	32,000	16.3%	9/30/2025
18	Loan	1, 6, 19, 21, 23	2	1100 & 820 First Street NE	2.0%
18.01	Property		1	1100 First Street NE	1.2%	GSA - Department Veterans Affairs	131,454	37.7%	6/25/2026	Mathematica Policy Research, Inc.	125,429	35.9%	10/31/2026
18.02	Property		1	820 First Street NE	0.8%	Turner Broadcasting System Inc	106,763	34.9%	12/31/2031	Accenture LLP	73,467	24.0%	2/29/2024
19	Loan	16, 28	1	VVF	2.0%	VVF	638,595	100.0%	2/28/2042	NAP	NAP	NAP	NAP
20	Loan		1	Mini U Storage Columbia	2.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
21	Loan	1, 19	1	Meadowood Mall	1.7%	Macy’s	98,721	21.6%	3/31/2030	Dick’s Sporting Goods	50,133	11.0%	1/31/2027
22	Loan	5, 6, 12, 16, 19, 27	5	Visions Hotel Portfolio III	1.5%
22.01	Property		1	DoubleTree Utica	0.4%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
22.02	Property		1	Fairfield Inn Cortland	0.2%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
22.03	Property		1	Home2 Suites Utica	0.3%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
22.04	Property		1	TownPlace Suites New Hartford	0.3%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
22.05	Property		1	Best Western Fishkill	0.3%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
23	Loan	2, 10, 16, 19	1	NeoGenomics Laboratories	1.5%	NeoGenomics Laboratories, Inc.	149,547	100.0%	9/30/2041	NAP	NAP	NAP	NAP
24	Loan	19	1	Adams County Self Storage	1.5%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
25	Loan	2, 6	2	NYC MFRT Portfolio	1.5%
25.01	Property		1	45 John Street	0.8%	Rezdora USA LLC	1,600	2.0%	8/31/2034	Suited Curation LLC	900	1.1%	5/15/2033
25.02	Property		1	2027-2127 Emmons Avenue	0.6%	Macy’s Backstage	31,282	54.4%	4/30/2025	Skywise Lounge	5,923	10.3%	12/31/2031
26	Loan	19	1	HIX Bradenton	1.3%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
27	Loan	28	1	Decatur Business Center	1.3%	York Property Management	33,894	38.4%	1/31/2037	Avenger Flight Group	27,310	31.0%	8/14/2027
28	Loan	16, 19	1	5 Mile Plaza	1.2%	Albertsons	46,328	30.2%	10/31/2029	Boise’s Best Marketplace	14,750	9.6%	2/28/2026
29	Loan	1, 6, 12, 13	34	AMF Portfolio	1.0%
29.01	Property		1	Cambridge Commons	0.1%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
29.02	Property		1	Indian Lake I	0.1%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
29.03	Property		1	Stewart Way 1	0.1%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
29.04	Property		1	Cedargate Lancaster	0.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
29.05	Property		1	Amesbury	0.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
29.06	Property		1	Red Deer	0.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
29.07	Property		1	Olivewood	0.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
29.08	Property		1	Cherry Glen	0.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
29.09	Property		1	Plumwood	0.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
29.1	Property		1	Camelia Court	0.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
29.11	Property		1	Cedargate	0.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
29.12	Property		1	Millburn Court	0.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
29.13	Property		1	Rosewood Apartments	0.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
29.14	Property		1	Winthrop Court	0.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
29.15	Property		1	Annhurst	0.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
29.16	Property		1	Ashford Hills	0.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
29.17	Property		1	Harbinwood	0.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
29.18	Property		1	Willow Run - New Albany	0.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
29.19	Property		1	Parkville	0.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
29.2	Property		1	Applegate	0.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
29.21	Property		1	Stonehenge	0.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
29.22	Property		1	Meadowland	0.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
29.23	Property		1	Amberwood - Massillion	0.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
29.24	Property		1	Timberwood	0.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
29.25	Property		1	Sherbrook	0.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
29.26	Property		1	Stonehenge Apartments	0.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
29.27	Property		1	Oakley Woods	0.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
29.28	Property		1	Carriage Hill	0.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
29.29	Property		1	Barrington	0.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
29.3	Property		1	Andover Court	0.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
29.31	Property		1	Greenglen II	0.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
29.32	Property		1	Sandalwood	0.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
29.33	Property		1	Spicewood	0.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
29.34	Property		1	Meadowood - Mansfield	0.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
30	Loan	16, 23, 26	1	7 Corporate Park	1.0%	The Bascom Group	8,177	21.7%	1/31/2029	GSA	6,146	16.3%	6/9/2036
31	Loan	7	1	Statesville Mini Storage	0.9%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
32	Loan	19	1	Balch Springs Self Storage	0.9%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
33	Loan	19, 23	1	Brush Hill Office Flex	0.8%	Adventist Hinsdale Hospital	17,570	15.9%	6/30/2026	Chicago Health System	15,237	13.8%	6/30/2024
34	Loan	10, 16, 27	1	64-68 Maspeth Avenue	0.8%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
35	Loan	2, 10, 16, 27	1	65 Maspeth Avenue	0.8%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
36	Loan	2, 15, 19	1	Il Palazzo	0.7%	Cactus Childrens Clinic, P.C.	9,387	21.0%	7/31/2027	Bolesta Orthodontics	5,154	11.5%	1/11/2025
37	Loan	2	1	New Highlands Self Storage	0.6%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
38	Loan		1	NSC Secure II Monroe Storage	0.6%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
39	Loan	16	1	Highway 50 Storage	0.5%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
40	Loan		1	Pine Ridge Square	0.5%	Hobby Lobby #450	48,812	25.9%	10/31/2030	Big Lots #1871	38,594	20.5%	1/31/2025
41	Loan	16	1	1547 Fulton Street	0.5%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
42	Loan	28	1	Minnesota Lake MHC	0.4%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
43	Loan	10, 16	1	484 Humboldt Street	0.4%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
44	Loan	16, 19	1	Walgreens - Waterbury	0.4%	Walgreens	14,406	100.0%	2/28/2035	NAP	NAP	NAP	NAP
45	Loan	16, 19	1	Orange Professional Building	0.4%	Northern Ohio Surgery Center, LLC	10,531	53.8%	4/30/2029	Orange Place Family Dentistry	5,233	26.7%	4/30/2031
46	Loan	16, 19	1	Walgreens - Port Allen	0.4%	Walgreens	14,550	100.0%	11/30/2036	NAP	NAP	NAP	NAP
47	Loan	16	1	Self Stor-It	0.4%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
48	Loan	16, 19, 20	1	Murrells Inlet Station	0.3%	Pet Supplies Plus	6,484	49.2%	8/31/2031	Aspen Dental	3,500	26.5%	10/31/2031
49	Loan	16, 19	1	Walgreens Fayetteville	0.3%	Walgreens	14,560	100.0%	10/31/2036	NAP	NAP	NAP	NAP

A-1-14

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	% of Initial Pool Balance	Third Largest Tenant	Third Largest Tenant SF	Third Largest Tenant % of NRA	Third Largest Tenant Lease Expiration Date	Fourth Largest Tenant	Fourth Largest Tenant SF	Fourth Largest Tenant % of NRA	Fourth Largest Tenant Lease Expiration Date
						23
1	Loan	1, 6, 12, 19, 23	2	The Summit	6.3%
1.01	Property		1	Summit 1, 2	3.5%	First Republic Bank	73,910	13.9%	1/31/2032	Perkins Coie, LLP	26,070	4.9%	12/31/2026
1.02	Property		1	Summit 3	2.8%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2	Loan	10, 12, 13, 19, 21, 24	1	1888 Century Park East	6.3%	Horizon Media, Inc.	49,138	9.8%	6/30/2027	Perkins Coie, LLP	39,835	7.9%	6/30/2026
3	Loan	1, 11, 12, 16, 19, 24	1	Coleman Highline Phase IV	6.1%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4	Loan	1, 6, 12, 19	14	Twin Spans Business Park and Delaware River Industrial Park	5.8%
4.01	Property		1	350 Anchor Mill Road	1.1%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4.02	Property		1	301 Anchor Mill Road	0.8%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4.03	Property		1	400 Ships Landing Way	0.6%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4.04	Property		1	800 Ships Landing Way	0.6%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4.05	Property		1	6 Dockview	0.5%	Staples	25,000	12.4%	2/28/2025	NAP	NAP	NAP	NAP
4.06	Property		1	501 Ships Landing Way	0.4%	Anchor Plastics	20,539	12.9%	7/31/2022	NAP	NAP	NAP	NAP
4.07	Property		1	250 Anchor Mill Road	0.3%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4.08	Property		1	10 Dockview Drive	0.3%	Hibbert Group	33,173	33.0%	MTM	NAP	NAP	NAP	NAP
4.09	Property		1	7 - 23 Harborview Drive	0.2%	Hatzel Buehler, Inc.	14,800	21.7%	1/7/2027	NAP	NAP	NAP	NAP
4.10	Property		1	200 Anchor Mill Road	0.2%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4.11	Property		1	300 Anchor Mill Road	0.2%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4.12	Property		1	27 - 55 Harborview Drive	0.2%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4.13	Property		1	100 Ships Landing	0.1%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4.14	Property		1	600 Ships Landing Way	0.1%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
5	Loan	5, 6, 12, 16, 19, 28	19	IPCC National Storage Portfolio XVI	5.5%
5.01	Property		1	Crestwood Boulevard	0.6%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
5.02	Property		1	Hallmark Drive	0.5%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
5.03	Property		1	Gray Road	0.4%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
5.04	Property		1	Marconi Avenue	0.4%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
5.05	Property		1	Ocean Gateway	0.3%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
5.06	Property		1	Amity Road	0.3%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
5.07	Property		1	Gladstell Road	0.3%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
5.08	Property		1	US Route One	0.3%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
5.09	Property		1	Farm to Market 1093	0.3%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
5.10	Property		1	Meade Avenue	0.3%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
5.11	Property		1	Camp Horne	0.3%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
5.12	Property		1	Hazel Avenue	0.3%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
5.13	Property		1	Hoover Court	0.3%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
5.14	Property		1	Highway 6 North	0.2%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
5.15	Property		1	Farm to Market 725	0.2%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
5.16	Property		1	Hidden Hill Road	0.2%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
5.17	Property		1	Arndt Road	0.2%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
5.18	Property		1	East Rosedale Street	0.1%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
5.19	Property		1	Grisham Drive	0.1%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6	Loan	1, 2, 3, 12, 16, 19, 26, 27, 28	1	Rose Castle Apartments	5.1%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7	Loan	12, 24, 27, 28	1	2 Riverfront Plaza	4.8%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
8	Loan	5, 6, 12, 16, 19, 28	17	IPCC National Storage Portfolio XV	4.5%
8.01	Property		1	West Indian School Road	0.6%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
8.02	Property		1	Boalch Avenue Northwest	0.5%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
8.03	Property		1	Lemay Ferry Road	0.3%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
8.04	Property		1	East Southern Avenue	0.3%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
8.05	Property		1	Anderson Road	0.3%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
8.06	Property		1	Stoney Island Avenue	0.3%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
8.07	Property		1	Duren Avenue	0.3%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
8.08	Property		1	North Nova Road	0.3%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
8.09	Property		1	Airport Road	0.2%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
8.10	Property		1	South Pennington	0.2%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
8.11	Property		1	Southwest 14th Court	0.2%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
8.12	Property		1	Southeast Jennings Road	0.2%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
8.13	Property		1	49th Street South and 8th Avenue South	0.2%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
8.14	Property		1	South Broadway	0.2%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
8.15	Property		1	30th Avenue North	0.2%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
8.16	Property		1	Main Street	0.1%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
8.17	Property		1	Warwick Boulevard	0.1%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
9	Loan	1, 6, 12, 19, 23	6	Moonwater Office Portfolio	3.9%
9.01	Property		1	6543 Las Vegas Boulevard South	1.5%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
9.02	Property		1	6226 West Sahara Avenue	0.9%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
9.03	Property		1	10190 Covington Cross Drive	0.4%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
9.04	Property		1	1450 Center Crossing Road	0.4%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
9.05	Property		1	6551 Las Vegas Boulevard South	0.3%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
9.06	Property		1	9901-9921 Covington Cross Drive	0.2%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
10	Loan	1, 13, 21, 23	1	26 Broadway	3.3%	NYFA 26 Broadway LLC (New York Film Academy)	43,865	5.2%	6/28/2030	People of the State of New York (Court of Claims)	43,769	5.2%	1/31/2032
11	Loan	16	1	Autumn Lakes	3.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
12	Loan	28, 30	1	Residence Inn Portland	3.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
13	Loan	1, 3, 4, 6, 12, 17, 21, 23, 28	14	Bedrock Portfolio	2.5%
13.01	Property		1	First National Building	0.6%	Board of Trustees of Michigan State University	46,598	5.8%	9/30/2031	Bedrock Management Services LLC	39,087	4.9%	1/31/2032
13.02	Property		1	The Qube	0.4%	Rock Security LLC	17,490	3.3%	6/30/2022	Compass Group USA, Inc.	9,930	1.9%	9/30/2023
13.03	Property		1	Chrysler House	0.3%	RSM US LLP	11,894	3.5%	5/31/2023	Metro-West Appraisal Co., LLC	7,848	2.3%	1/31/2027
13.04	Property		1	1001 Woodward	0.3%	Southeast Michigan Council of Governments	30,240	9.5%	7/31/2025	GalaxE Solutions, Inc.	27,000	8.5%	MTM
13.05	Property		1	One Woodward	0.2%	Fifth Third Bank	31,204	8.4%	10/31/2025	Detroit Regional Chamber	27,218	7.4%	6/30/2023
13.06	Property		1	The Z Garage	0.2%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
13.07	Property		1	Two Detroit Garage	0.1%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
13.08	Property		1	1505 & 1515 Woodward	0.1%	International Bancard Corporation	12,082	8.5%	2/28/2023	Mastronardi-USA Distribution Services, INC	6,052	4.3%	8/31/2025
13.09	Property		1	1001 Brush Street	0.1%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
13.10	Property		1	The Assembly	0.1%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
13.11	Property		1	419 Fort Street Garage	0.1%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
13.12	Property		1	Vinton	0.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP

A-1-15

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	% of Initial Pool Balance	Third Largest Tenant	Third Largest Tenant SF	Third Largest Tenant % of NRA	Third Largest Tenant Lease Expiration Date	Fourth Largest Tenant	Fourth Largest Tenant SF	Fourth Largest Tenant % of NRA	Fourth Largest Tenant Lease Expiration Date
13.13	Property		1	1401 First Street	0.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
13.14	Property		1	Lane Bryant Building	0.0%	Lisa Spindler Photography, Inc.	4,384	13.8%	MTM	Twitter, Inc.	2,734	8.6%	1/31/2024
14	Loan	28	1	Kings Row MHC	2.5%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
15	Loan	23	1	Salina Meadows Office Park	2.4%	Parsons Engineering	20,069	8.5%	12/31/2024	Corvel	14,683	6.2%	9/30/2028
16	Loan	16, 19, 28	1	Fleet Farm Green Bay	2.4%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
17	Loan	19	1	Poplin Place	2.3%	Ross Dress for Less	30,187	15.4%	1/31/2026	Burlington	30,000	15.3%	2/28/2032
18	Loan	1, 6, 19, 21, 23	2	1100 & 820 First Street NE	2.0%
18.01	Property		1	1100 First Street NE	1.2%	GSA - FERC	30,193	8.7%	1/20/2025	Union Privilege	14,008	4.0%	9/30/2023
18.02	Property		1	820 First Street NE	0.8%	GSA - HUD	22,195	7.3%	3/10/2026	National Disability Rights Net	13,164	4.3%	11/30/2031
19	Loan	16, 28	1	VVF	2.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
20	Loan		1	Mini U Storage Columbia	2.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
21	Loan	1, 19	1	Meadowood Mall	1.7%	Crunch Fitness	25,183	5.5%	8/31/2029	H&M	22,100	4.8%	1/31/2024
22	Loan	5, 6, 12, 16, 19, 27	5	Visions Hotel Portfolio III	1.5%
22.01	Property		1	DoubleTree Utica	0.4%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
22.02	Property		1	Fairfield Inn Cortland	0.2%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
22.03	Property		1	Home2 Suites Utica	0.3%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
22.04	Property		1	TownPlace Suites New Hartford	0.3%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
22.05	Property		1	Best Western Fishkill	0.3%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
23	Loan	2, 10, 16, 19	1	NeoGenomics Laboratories	1.5%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
24	Loan	19	1	Adams County Self Storage	1.5%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
25	Loan	2, 6	2	NYC MFRT Portfolio	1.5%
25.01	Property		1	45 John Street	0.8%	New Cingular Wireless PCS LLC	200	0.3%	10/2/2022	NAP	NAP	NAP	NAP
25.02	Property		1	2027-2127 Emmons Avenue	0.6%	Seaport Buffet	5,340	9.3%	8/31/2023	Cats Café	4,000	7.0%	5/31/2028
26	Loan	19	1	HIX Bradenton	1.3%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
27	Loan	28	1	Decatur Business Center	1.3%	Allegiant Air	17,931	20.3%	6/14/2025	Spirit Airlines	9,070	10.3%	2/28/2030
28	Loan	16, 19	1	5 Mile Plaza	1.2%	Idaho Youth Ranch	13,554	8.8%	4/30/2026	Vets 4 Success, Inc	11,714	7.6%	11/30/2031
29	Loan	1, 6, 12, 13	34	AMF Portfolio	1.0%
29.01	Property		1	Cambridge Commons	0.1%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
29.02	Property		1	Indian Lake I	0.1%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
29.03	Property		1	Stewart Way 1	0.1%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
29.04	Property		1	Cedargate Lancaster	0.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
29.05	Property		1	Amesbury	0.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
29.06	Property		1	Red Deer	0.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
29.07	Property		1	Olivewood	0.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
29.08	Property		1	Cherry Glen	0.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
29.09	Property		1	Plumwood	0.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
29.1	Property		1	Camelia Court	0.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
29.11	Property		1	Cedargate	0.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
29.12	Property		1	Millburn Court	0.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
29.13	Property		1	Rosewood Apartments	0.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
29.14	Property		1	Winthrop Court	0.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
29.15	Property		1	Annhurst	0.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
29.16	Property		1	Ashford Hills	0.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
29.17	Property		1	Harbinwood	0.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
29.18	Property		1	Willow Run - New Albany	0.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
29.19	Property		1	Parkville	0.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
29.2	Property		1	Applegate	0.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
29.21	Property		1	Stonehenge	0.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
29.22	Property		1	Meadowland	0.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
29.23	Property		1	Amberwood - Massillion	0.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
29.24	Property		1	Timberwood	0.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
29.25	Property		1	Sherbrook	0.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
29.26	Property		1	Stonehenge Apartments	0.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
29.27	Property		1	Oakley Woods	0.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
29.28	Property		1	Carriage Hill	0.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
29.29	Property		1	Barrington	0.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
29.3	Property		1	Andover Court	0.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
29.31	Property		1	Greenglen II	0.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
29.32	Property		1	Sandalwood	0.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
29.33	Property		1	Spicewood	0.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
29.34	Property		1	Meadowood - Mansfield	0.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
30	Loan	16, 23, 26	1	7 Corporate Park	1.0%	Bank of Hope	5,329	14.1%	12/31/2026	Booster Fuels	4,591	12.2%	2/28/2025
31	Loan	7	1	Statesville Mini Storage	0.9%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
32	Loan	19	1	Balch Springs Self Storage	0.9%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
33	Loan	19, 23	1	Brush Hill Office Flex	0.8%	Hummingbird Pediatric Therapies	15,065	13.7%	7/31/2028	Cooper Lighting, LLC	13,961	12.7%	12/31/2022
34	Loan	10, 16, 27	1	64-68 Maspeth Avenue	0.8%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
35	Loan	2, 10, 16, 27	1	65 Maspeth Avenue	0.8%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
36	Loan	2, 15, 19	1	Il Palazzo	0.7%	JP Morgan Chase Bank	3,972	8.9%	9/30/2025	Hero’s Bar & Grill	3,481	7.8%	4/30/2026
37	Loan	2	1	New Highlands Self Storage	0.6%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
38	Loan		1	NSC Secure II Monroe Storage	0.6%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
39	Loan	16	1	Highway 50 Storage	0.5%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
40	Loan		1	Pine Ridge Square	0.5%	Family Farm & Home	38,183	20.3%	4/30/2023	Dunhams Sports	32,944	17.5%	1/31/2026
41	Loan	16	1	1547 Fulton Street	0.5%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
42	Loan	28	1	Minnesota Lake MHC	0.4%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
43	Loan	10, 16	1	484 Humboldt Street	0.4%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
44	Loan	16, 19	1	Walgreens - Waterbury	0.4%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
45	Loan	16, 19	1	Orange Professional Building	0.4%	Weiss and Tor Orthodonics LLC	2,307	11.8%	1/31/2024	CDC Physicians Organizations, Inc.	1,499	7.7%	7/31/2026
46	Loan	16, 19	1	Walgreens - Port Allen	0.4%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
47	Loan	16	1	Self Stor-It	0.4%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
48	Loan	16, 19, 20	1	Murrells Inlet Station	0.3%	Spectrum	3,202	24.3%	6/30/2028	NAP	NAP	NAP	NAP
49	Loan	16, 19	1	Walgreens Fayetteville	0.3%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP

A-1-16

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	% of Initial Pool Balance	Fifth Largest Tenant	Fifth Largest Tenant SF	Fifth Largest Tenant % of NRA	Fifth Largest Tenant Lease Expiration Date	Environmental Phase I Report Date	Environmental Phase II Report Date	Engineering Report Date	Seismic Report Date	PML or SEL (%)	Flood Zone	Ownership Interest
						23
1	Loan	1, 6, 12, 19, 23	2	The Summit	6.3%
1.01	Property		1	Summit 1, 2	3.5%	New York Life Insurance Co.	21,875	4.1%	11/30/2029	11/15/2021	NAP	11/23/2021	12/7/2021	8%, 9%	No	Fee
1.02	Property		1	Summit 3	2.8%	NAP	NAP	NAP	NAP	11/15/2021	NAP	11/23/2021	12/7/2021	8%	No	Fee
2	Loan	10, 12, 13, 19, 21, 24	1	1888 Century Park East	6.3%	Gursey, Schneider & Co., LLP	36,318	7.2%	12/31/2022	11/10/2021	NAP	11/10/2021	11/10/2021	17%	No	Fee
3	Loan	1, 11, 12, 16, 19, 24	1	Coleman Highline Phase IV	6.1%	NAP	NAP	NAP	NAP	10/7/2021	NAP	10/18/2021	10/5/2021	8%	No	Fee
4	Loan	1, 6, 12, 19	14	Twin Spans Business Park and Delaware River Industrial Park	5.8%
4.01	Property		1	350 Anchor Mill Road	1.1%	NAP	NAP	NAP	NAP	1/27/2022	NAP	1/26/2022	NAP	NAP	Yes - AE	Fee
4.02	Property		1	301 Anchor Mill Road	0.8%	NAP	NAP	NAP	NAP	1/27/2022	NAP	1/26/2022	NAP	NAP	No	Fee
4.03	Property		1	400 Ships Landing Way	0.6%	NAP	NAP	NAP	NAP	1/27/2022	NAP	1/26/2022	NAP	NAP	No	Fee
4.04	Property		1	800 Ships Landing Way	0.6%	NAP	NAP	NAP	NAP	1/27/2022	NAP	1/26/2022	NAP	NAP	No	Fee
4.05	Property		1	6 Dockview	0.5%	NAP	NAP	NAP	NAP	1/31/2022	NAP	1/26/2022	NAP	NAP	No	Fee
4.06	Property		1	501 Ships Landing Way	0.4%	NAP	NAP	NAP	NAP	1/27/2022	NAP	1/26/2022	NAP	NAP	No	Fee
4.07	Property		1	250 Anchor Mill Road	0.3%	NAP	NAP	NAP	NAP	1/27/2022	NAP	1/26/2022	NAP	NAP	No	Fee
4.08	Property		1	10 Dockview Drive	0.3%	NAP	NAP	NAP	NAP	1/31/2022	NAP	1/26/2022	NAP	NAP	No	Fee
4.09	Property		1	7 - 23 Harborview Drive	0.2%	NAP	NAP	NAP	NAP	1/31/2022	NAP	1/26/2022	NAP	NAP	No	Fee
4.10	Property		1	200 Anchor Mill Road	0.2%	NAP	NAP	NAP	NAP	1/27/2022	NAP	1/26/2022	NAP	NAP	No	Fee
4.11	Property		1	300 Anchor Mill Road	0.2%	NAP	NAP	NAP	NAP	1/27/2022	NAP	1/26/2022	NAP	NAP	No	Fee
4.12	Property		1	27 - 55 Harborview Drive	0.2%	NAP	NAP	NAP	NAP	1/31/2022	NAP	1/26/2022	NAP	NAP	No	Fee
4.13	Property		1	100 Ships Landing	0.1%	NAP	NAP	NAP	NAP	1/27/2022	NAP	1/26/2022	NAP	NAP	No	Fee
4.14	Property		1	600 Ships Landing Way	0.1%	NAP	NAP	NAP	NAP	1/27/2022	NAP	1/26/2022	NAP	NAP	No	Fee
5	Loan	5, 6, 12, 16, 19, 28	19	IPCC National Storage Portfolio XVI	5.5%
5.01	Property		1	Crestwood Boulevard	0.6%	NAP	NAP	NAP	NAP	12/6/2021	NAP	12/16/2021	NAP	NAP	No	Fee
5.02	Property		1	Hallmark Drive	0.5%	NAP	NAP	NAP	NAP	12/6/2021	NAP	11/22/2021	10/29/2021	7%	Yes - AE	Fee
5.03	Property		1	Gray Road	0.4%	NAP	NAP	NAP	NAP	12/6/2021	NAP	11/17/2021	NAP	NAP	Yes - A	Fee
5.04	Property		1	Marconi Avenue	0.4%	NAP	NAP	NAP	NAP	12/6/2021	NAP	11/22/2021	10/29/2021	9%	No	Fee
5.05	Property		1	Ocean Gateway	0.3%	NAP	NAP	NAP	NAP	12/6/2021	NAP	11/22/2021	NAP	NAP	No	Fee
5.06	Property		1	Amity Road	0.3%	NAP	NAP	NAP	NAP	12/6/2021	NAP	11/17/2021	NAP	NAP	No	Fee
5.07	Property		1	Gladstell Road	0.3%	NAP	NAP	NAP	NAP	12/6/2021	NAP	11/17/2021	NAP	NAP	No	Fee
5.08	Property		1	US Route One	0.3%	NAP	NAP	NAP	NAP	12/6/2021	NAP	11/17/2021	NAP	NAP	No	Fee
5.09	Property		1	Farm to Market 1093	0.3%	NAP	NAP	NAP	NAP	12/6/2021	NAP	11/17/2021	NAP	NAP	No	Fee
5.10	Property		1	Meade Avenue	0.3%	NAP	NAP	NAP	NAP	12/6/2021	NAP	11/17/2021	NAP	NAP	No	Fee
5.11	Property		1	Camp Horne	0.3%	NAP	NAP	NAP	NAP	12/6/2021	NAP	11/17/2021	NAP	NAP	Yes - AE	Fee
5.12	Property		1	Hazel Avenue	0.3%	NAP	NAP	NAP	NAP	12/6/2021	NAP	11/19/2021	10/29/2021	4%	No	Fee
5.13	Property		1	Hoover Court	0.3%	NAP	NAP	NAP	NAP	12/6/2021	NAP	12/15/2021	NAP	NAP	No	Fee
5.14	Property		1	Highway 6 North	0.2%	NAP	NAP	NAP	NAP	12/6/2021	NAP	11/17/2021	NAP	NAP	No	Fee
5.15	Property		1	Farm to Market 725	0.2%	NAP	NAP	NAP	NAP	12/6/2021	NAP	11/18/2021	NAP	NAP	No	Fee
5.16	Property		1	Hidden Hill Road	0.2%	NAP	NAP	NAP	NAP	12/6/2021	NAP	11/29/2021	NAP	NAP	No	Fee
5.17	Property		1	Arndt Road	0.2%	NAP	NAP	NAP	NAP	12/6/2021	NAP	11/17/2021	NAP	NAP	No	Fee
5.18	Property		1	East Rosedale Street	0.1%	NAP	NAP	NAP	NAP	12/6/2021	NAP	12/9/2021	NAP	NAP	No	Fee
5.19	Property		1	Grisham Drive	0.1%	NAP	NAP	NAP	NAP	12/6/2021	NAP	12/9/2021	NAP	NAP	No	Fee
6	Loan	1, 2, 3, 12, 16, 19, 26, 27, 28	1	Rose Castle Apartments	5.1%	NAP	NAP	NAP	NAP	1/25/2022	NAP	1/26/2022	NAP	NAP	No	Fee
7	Loan	12, 24, 27, 28	1	2 Riverfront Plaza	4.8%	NAP	NAP	NAP	NAP	11/18/2021	NAP	11/19/2021	NAP	NAP	No	Fee
8	Loan	5, 6, 12, 16, 19, 28	17	IPCC National Storage Portfolio XV	4.5%
8.01	Property		1	West Indian School Road	0.6%	NAP	NAP	NAP	NAP	12/6/2021	NAP	12/8/2021	NAP	NAP	No	Fee
8.02	Property		1	Boalch Avenue Northwest	0.5%	NAP	NAP	NAP	NAP	12/6/2021	NAP	11/17/2021	10/29/2021	8%	Yes - AO	Fee
8.03	Property		1	Lemay Ferry Road	0.3%	NAP	NAP	NAP	NAP	12/6/2021	NAP	11/17/2021	NAP	NAP	No	Fee
8.04	Property		1	East Southern Avenue	0.3%	NAP	NAP	NAP	NAP	12/6/2021	NAP	12/2/2021	NAP	NAP	No	Fee
8.05	Property		1	Anderson Road	0.3%	NAP	NAP	NAP	NAP	12/6/2021	NAP	11/23/2021	NAP	NAP	No	Fee
8.06	Property		1	Stoney Island Avenue	0.3%	NAP	NAP	NAP	NAP	12/6/2021	NAP	11/19/2021	NAP	NAP	No	Fee
8.07	Property		1	Duren Avenue	0.3%	NAP	NAP	NAP	NAP	12/6/2021	NAP	11/17/2021	NAP	NAP	Yes - AE	Fee
8.08	Property		1	North Nova Road	0.3%	NAP	NAP	NAP	NAP	12/6/2021	NAP	11/30/2021	NAP	NAP	No	Fee
8.09	Property		1	Airport Road	0.2%	NAP	NAP	NAP	NAP	12/6/2021	NAP	11/18/2021	NAP	NAP	No	Fee
8.10	Property		1	South Pennington	0.2%	NAP	NAP	NAP	NAP	12/6/2021	NAP	12/2/2021	NAP	NAP	No	Fee
8.11	Property		1	Southwest 14th Court	0.2%	NAP	NAP	NAP	NAP	12/6/2021	NAP	11/18/2021	NAP	NAP	Yes - AH	Fee
8.12	Property		1	Southeast Jennings Road	0.2%	NAP	NAP	NAP	NAP	12/6/2021	NAP	11/17/2021	NAP	NAP	No	Fee
8.13	Property		1	49th Street South and 8th Avenue South	0.2%	NAP	NAP	NAP	NAP	12/6/2021	NAP	12/1/2021	NAP	NAP	No	Fee
8.14	Property		1	South Broadway	0.2%	NAP	NAP	NAP	NAP	12/6/2021	NAP	12/16/2021	NAP	NAP	No	Fee
8.15	Property		1	30th Avenue North	0.2%	NAP	NAP	NAP	NAP	12/6/2021	NAP	11/23/2021	NAP	NAP	No	Fee
8.16	Property		1	Main Street	0.1%	NAP	NAP	NAP	NAP	12/6/2021	NAP	11/17/2021	NAP	NAP	No	Fee
8.17	Property		1	Warwick Boulevard	0.1%	NAP	NAP	NAP	NAP	12/6/2021	NAP	11/18/2021	NAP	NAP	Yes - AE, A1-A30	Fee
9	Loan	1, 6, 12, 19, 23	6	Moonwater Office Portfolio	3.9%
9.01	Property		1	6543 Las Vegas Boulevard South	1.5%	NAP	NAP	NAP	NAP	10/15/2021	NAP	10/18/2021	NAP	NAP	No	Fee
9.02	Property		1	6226 West Sahara Avenue	0.9%	NAP	NAP	NAP	NAP	10/18/2021	NAP	10/18/2021	NAP	NAP	No	Fee
9.03	Property		1	10190 Covington Cross Drive	0.4%	NAP	NAP	NAP	NAP	10/15/2021	NAP	10/18/2021	NAP	NAP	No	Fee
9.04	Property		1	1450 Center Crossing Road	0.4%	NAP	NAP	NAP	NAP	10/15/2021	NAP	10/18/2021	NAP	NAP	No	Fee
9.05	Property		1	6551 Las Vegas Boulevard South	0.3%	NAP	NAP	NAP	NAP	10/15/2021	NAP	10/18/2021	NAP	NAP	No	Fee
9.06	Property		1	9901-9921 Covington Cross Drive	0.2%	NAP	NAP	NAP	NAP	10/18/2021	NAP	10/18/2021	NAP	NAP	No	Fee
10	Loan	1, 13, 21, 23	1	26 Broadway	3.3%	Jigsaw Productions LLC	29,590	3.5%	MTM	11/23/2021	NAP	11/23/2021	NAP	NAP	No	Fee
11	Loan	16	1	Autumn Lakes	3.0%	NAP	NAP	NAP	NAP	2/9/2022	NAP	2/9/2022	NAP	NAP	No	Fee
12	Loan	28, 30	1	Residence Inn Portland	3.0%	NAP	NAP	NAP	NAP	12/18/2019	NAP	2/21/2022	NAP	NAP	No	Fee
13	Loan	1, 3, 4, 6, 12, 17, 21, 23, 28	14	Bedrock Portfolio	2.5%
13.01	Property		1	First National Building	0.6%	Mediabrands Worldwide, INC	23,132	2.9%	11/30/2024	9/28/2021	NAP	9/28/2021	NAP	NAP	No	Fee
13.02	Property		1	The Qube	0.4%	JP Morgan Chase Bank NA	5,544	1.1%	12/31/2026	9/29/2021	NAP	9/28/2021	NAP	NAP	No	Fee
13.03	Property		1	Chrysler House	0.3%	Office of the Chapter 13 Trustee Detroit	7,591	2.2%	8/31/2024	9/28/2021	NAP	9/28/2021	NAP	NAP	No	Fee
13.04	Property		1	1001 Woodward	0.3%	CVS, LLC	9,814	3.1%	3/31/2026	9/28/2021	NAP	9/28/2021	NAP	NAP	No	Fee
13.05	Property		1	One Woodward	0.2%	RFS Business Funding LLC	15,602	4.2%	6/30/2022	9/28/2021	NAP	9/28/2021	NAP	NAP	No	Leasehold
13.06	Property		1	The Z Garage	0.2%	NAP	NAP	NAP	NAP	9/29/2021	NAP	9/28/2021	NAP	NAP	No	Fee
13.07	Property		1	Two Detroit Garage	0.1%	NAP	NAP	NAP	NAP	9/29/2021	NAP	9/28/2021	NAP	NAP	No	Fee
13.08	Property		1	1505 & 1515 Woodward	0.1%	Quikly, Inc.	6,035	4.3%	MTM	9/28/2021	NAP	9/28/2021	NAP	NAP	No	Fee
13.09	Property		1	1001 Brush Street	0.1%	NAP	NAP	NAP	NAP	9/28/2021	NAP	9/28/2021	NAP	NAP	No	Fee
13.10	Property		1	The Assembly	0.1%	NAP	NAP	NAP	NAP	9/28/2021	NAP	9/28/2021	NAP	NAP	No	Fee
13.11	Property		1	419 Fort Street Garage	0.1%	NAP	NAP	NAP	NAP	10/3/2021	NAP	9/28/2021	NAP	NAP	No	Fee
13.12	Property		1	Vinton	0.0%	NAP	NAP	NAP	NAP	10/4/2021	NAP	9/28/2021	NAP	NAP	No	Fee

A-1-17

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	% of Initial Pool Balance	Fifth Largest Tenant	Fifth Largest Tenant SF	Fifth Largest Tenant % of NRA	Fifth Largest Tenant Lease Expiration Date	Environmental Phase I Report Date	Environmental Phase II Report Date	Engineering Report Date	Seismic Report Date	PML or SEL (%)	Flood Zone	Ownership Interest
13.13	Property		1	1401 First Street	0.0%	NAP	NAP	NAP	NAP	9/28/2021	NAP	9/28/2021	NAP	NAP	No	Fee
13.14	Property		1	Lane Bryant Building	0.0%	NAP	NAP	NAP	NAP	10/3/2021	NAP	9/28/2021	NAP	NAP	No	Fee
14	Loan	28	1	Kings Row MHC	2.5%	NAP	NAP	NAP	NAP	1/20/2022	NAP	1/20/2022	NAP	NAP	Yes - AE	Fee
15	Loan	23	1	Salina Meadows Office Park	2.4%	Leidos Engineering	11,717	4.9%	11/10/2024	12/15/2021	NAP	12/15/2021	NAP	NAP	No	Fee
16	Loan	16, 19, 28	1	Fleet Farm Green Bay	2.4%	NAP	NAP	NAP	NAP	11/17/2021	NAP	11/17/2021	NAP	NAP	No	Fee
17	Loan	19	1	Poplin Place	2.3%	PetSmart	20,100	10.2%	1/31/2026	2/18/2022	NAP	2/18/2022	NAP	NAP	No	Fee
18	Loan	1, 6, 19, 21, 23	2	1100 & 820 First Street NE	2.0%
18.01	Property		1	1100 First Street NE	1.2%	Ayers/Saint/Gross, Incorporated	8,344	2.4%	9/30/2030	8/19/2021	NAP	8/19/2021	NAP	NAP	No	Fee
18.02	Property		1	820 First Street NE	0.8%	Lockheed Martin Corporation	7,341	2.4%	11/30/2022	8/19/2021	NAP	8/19/2021	NAP	NAP	No	Fee
19	Loan	16, 28	1	VVF	2.0%	NAP	NAP	NAP	NAP	2/9/2022	NAP	2/18/2022, 3/4/2022	NAP	NAP	No	Fee
20	Loan		1	Mini U Storage Columbia	2.0%	NAP	NAP	NAP	NAP	1/14/2022	NAP	1/14/2022	NAP	NAP	No	Fee
21	Loan	1, 19	1	Meadowood Mall	1.7%	Forever 21	20,022	4.4%	1/31/2023	10/15/2021	NAP	10/15/2021	10/29/2021	12%	No	Fee
22	Loan	5, 6, 12, 16, 19, 27	5	Visions Hotel Portfolio III	1.5%
22.01	Property		1	DoubleTree Utica	0.4%	NAP	NAP	NAP	NAP	2/1/2022	NAP	2/1/2022	NAP	NAP	No	Fee
22.02	Property		1	Fairfield Inn Cortland	0.2%	NAP	NAP	NAP	NAP	2/1/2022	NAP	2/1/2022	NAP	NAP	No	Fee
22.03	Property		1	Home2 Suites Utica	0.3%	NAP	NAP	NAP	NAP	2/1/2022	NAP	2/1/2022	NAP	NAP	No	Fee
22.04	Property		1	TownPlace Suites New Hartford	0.3%	NAP	NAP	NAP	NAP	2/1/2022	NAP	2/1/2022	NAP	NAP	No	Fee
22.05	Property		1	Best Western Fishkill	0.3%	NAP	NAP	NAP	NAP	2/1/2022	NAP	2/1/2022	NAP	NAP	No	Fee
23	Loan	2, 10, 16, 19	1	NeoGenomics Laboratories	1.5%	NAP	NAP	NAP	NAP	11/23/2021	NAP	11/24/2021	NAP	NAP	No	Fee
24	Loan	19	1	Adams County Self Storage	1.5%	NAP	NAP	NAP	NAP	12/3/2021	NAP	12/1/2021	NAP	NAP	No	Fee
25	Loan	2, 6	2	NYC MFRT Portfolio	1.5%
25.01	Property		1	45 John Street	0.8%	NAP	NAP	NAP	NAP	12/9/2021	NAP	12/9/2021	NAP	NAP	No	Fee
25.02	Property		1	2027-2127 Emmons Avenue	0.6%	ODA House Brooklyn	2,550	4.4%	6/30/2026	12/9/2021	NAP	12/9/2021	NAP	NAP	No	Fee
26	Loan	19	1	HIX Bradenton	1.3%	NAP	NAP	NAP	NAP	12/28/2021	NAP	12/28/2021	NAP	NAP	No	Fee
27	Loan	28	1	Decatur Business Center	1.3%	NAP	NAP	NAP	NAP	2/4/2022	NAP	2/4/2022	NAP	NAP	No	Fee
28	Loan	16, 19	1	5 Mile Plaza	1.2%	Johnny’s Fit Club	10,000	6.5%	3/31/2026	11/3/2021	NAP	11/3/2021	NAP	NAP	No	Fee
29	Loan	1, 6, 12, 13	34	AMF Portfolio	1.0%
29.01	Property		1	Cambridge Commons	0.1%	NAP	NAP	NAP	NAP	10/1/2021	NAP	10/1/2021	NAP	NAP	No	Fee
29.02	Property		1	Indian Lake I	0.1%	NAP	NAP	NAP	NAP	10/1/2021	NAP	10/1/2021	NAP	NAP	No	Fee
29.03	Property		1	Stewart Way 1	0.1%	NAP	NAP	NAP	NAP	10/1/2021	NAP	10/1/2021	NAP	NAP	No	Fee
29.04	Property		1	Cedargate Lancaster	0.0%	NAP	NAP	NAP	NAP	10/1/2021	NAP	10/1/2021	NAP	NAP	No	Fee
29.05	Property		1	Amesbury	0.0%	NAP	NAP	NAP	NAP	10/1/2021	NAP	10/1/2021	NAP	NAP	No	Fee
29.06	Property		1	Red Deer	0.0%	NAP	NAP	NAP	NAP	10/1/2021	NAP	10/1/2021	NAP	NAP	No	Fee
29.07	Property		1	Olivewood	0.0%	NAP	NAP	NAP	NAP	10/1/2021	NAP	10/1/2021	NAP	NAP	No	Fee
29.08	Property		1	Cherry Glen	0.0%	NAP	NAP	NAP	NAP	10/1/2021	NAP	10/1/2021	NAP	NAP	No	Fee
29.09	Property		1	Plumwood	0.0%	NAP	NAP	NAP	NAP	10/1/2021	NAP	10/1/2021	NAP	NAP	No	Fee
29.1	Property		1	Camelia Court	0.0%	NAP	NAP	NAP	NAP	10/1/2021	NAP	10/1/2021	NAP	NAP	No	Fee
29.11	Property		1	Cedargate	0.0%	NAP	NAP	NAP	NAP	10/1/2021	NAP	10/1/2021	NAP	NAP	No	Fee
29.12	Property		1	Millburn Court	0.0%	NAP	NAP	NAP	NAP	10/1/2021	NAP	10/1/2021	NAP	NAP	No	Fee
29.13	Property		1	Rosewood Apartments	0.0%	NAP	NAP	NAP	NAP	10/1/2021	NAP	10/1/2021	NAP	NAP	No	Fee
29.14	Property		1	Winthrop Court	0.0%	NAP	NAP	NAP	NAP	10/1/2021	NAP	10/1/2021	NAP	NAP	No	Fee
29.15	Property		1	Annhurst	0.0%	NAP	NAP	NAP	NAP	10/1/2021	NAP	10/1/2021	NAP	NAP	No	Fee
29.16	Property		1	Ashford Hills	0.0%	NAP	NAP	NAP	NAP	10/1/2021	NAP	10/1/2021	NAP	NAP	No	Fee
29.17	Property		1	Harbinwood	0.0%	NAP	NAP	NAP	NAP	10/1/2021	NAP	10/1/2021	NAP	NAP	No	Fee
29.18	Property		1	Willow Run - New Albany	0.0%	NAP	NAP	NAP	NAP	10/1/2021	NAP	10/1/2021	NAP	NAP	No	Fee
29.19	Property		1	Parkville	0.0%	NAP	NAP	NAP	NAP	10/1/2021	NAP	10/1/2021	NAP	NAP	No	Fee
29.2	Property		1	Applegate	0.0%	NAP	NAP	NAP	NAP	10/1/2021	NAP	10/1/2021	NAP	NAP	No	Fee
29.21	Property		1	Stonehenge	0.0%	NAP	NAP	NAP	NAP	10/1/2021	NAP	10/1/2021	NAP	NAP	No	Fee
29.22	Property		1	Meadowland	0.0%	NAP	NAP	NAP	NAP	10/1/2021	NAP	10/1/2021	NAP	NAP	No	Fee
29.23	Property		1	Amberwood - Massillion	0.0%	NAP	NAP	NAP	NAP	10/1/2021	NAP	10/1/2021	NAP	NAP	No	Fee
29.24	Property		1	Timberwood	0.0%	NAP	NAP	NAP	NAP	10/1/2021	NAP	10/1/2021	NAP	NAP	No	Fee
29.25	Property		1	Sherbrook	0.0%	NAP	NAP	NAP	NAP	10/1/2021	NAP	10/1/2021	NAP	NAP	No	Fee
29.26	Property		1	Stonehenge Apartments	0.0%	NAP	NAP	NAP	NAP	10/1/2021	NAP	10/1/2021	NAP	NAP	No	Fee
29.27	Property		1	Oakley Woods	0.0%	NAP	NAP	NAP	NAP	10/1/2021	NAP	10/1/2021	NAP	NAP	No	Fee
29.28	Property		1	Carriage Hill	0.0%	NAP	NAP	NAP	NAP	10/1/2021	NAP	10/1/2021	NAP	NAP	No	Fee
29.29	Property		1	Barrington	0.0%	NAP	NAP	NAP	NAP	10/1/2021	NAP	10/1/2021	NAP	NAP	No	Fee
29.3	Property		1	Andover Court	0.0%	NAP	NAP	NAP	NAP	10/1/2021	NAP	10/1/2021	NAP	NAP	No	Fee
29.31	Property		1	Greenglen II	0.0%	NAP	NAP	NAP	NAP	10/1/2021	NAP	10/1/2021	NAP	NAP	No	Fee
29.32	Property		1	Sandalwood	0.0%	NAP	NAP	NAP	NAP	10/1/2021	NAP	10/1/2021	NAP	NAP	No	Fee
29.33	Property		1	Spicewood	0.0%	NAP	NAP	NAP	NAP	10/1/2021	NAP	10/1/2021	NAP	NAP	No	Fee
29.34	Property		1	Meadowood - Mansfield	0.0%	NAP	NAP	NAP	NAP	10/1/2021	NAP	10/6/2021	NAP	NAP	No	Fee
30	Loan	16, 23, 26	1	7 Corporate Park	1.0%	San Diego Blood Bank	3,869	10.3%	2/28/2026	1/7/2022	NAP	1/7/2022	1/7/2022	9%	No	Fee
31	Loan	7	1	Statesville Mini Storage	0.9%	NAP	NAP	NAP	NAP	11/22/2021	NAP	11/22/2021	NAP	NAP	No	Fee
32	Loan	19	1	Balch Springs Self Storage	0.9%	NAP	NAP	NAP	NAP	12/10/2021	NAP	12/10/2021	NAP	NAP	No	Fee
33	Loan	19, 23	1	Brush Hill Office Flex	0.8%	County Prestress, LLC	9,033	8.2%	3/31/2026	12/22/2021	NAP	12/23/2021	NAP	NAP	No	Fee
34	Loan	10, 16, 27	1	64-68 Maspeth Avenue	0.8%	NAP	NAP	NAP	NAP	1/12/2022	NAP	1/13/2022	NAP	NAP	No	Fee
35	Loan	2, 10, 16, 27	1	65 Maspeth Avenue	0.8%	NAP	NAP	NAP	NAP	1/13/2022	NAP	1/11/2022	NAP	NAP	No	Fee
36	Loan	2, 15, 19	1	Il Palazzo	0.7%	Elite Chiropractic & Wellness	3,176	7.1%	12/31/2022	1/21/2022	NAP	1/21/2022	NAP	NAP	No	Fee
37	Loan	2	1	New Highlands Self Storage	0.6%	NAP	NAP	NAP	NAP	2/3/2022	NAP	2/3/2022	NAP	NAP	No	Fee
38	Loan		1	NSC Secure II Monroe Storage	0.6%	NAP	NAP	NAP	NAP	10/15/2021	NAP	11/18/2021	NAP	NAP	No	Fee
39	Loan	16	1	Highway 50 Storage	0.5%	NAP	NAP	NAP	NAP	1/10/2022	NAP	1/10/2022	NAP	NAP	No	Fee
40	Loan		1	Pine Ridge Square	0.5%	Maurices #1273	5,000	2.7%	5/31/2027	2/18/2022	NAP	2/18/2022	NAP	NAP	No	Fee
41	Loan	16	1	1547 Fulton Street	0.5%	NAP	NAP	NAP	NAP	1/6/2022	NAP	1/6/2022	NAP	NAP	No	Fee
42	Loan	28	1	Minnesota Lake MHC	0.4%	NAP	NAP	NAP	NAP	2/9/2022	NAP	2/9/2022	NAP	NAP	No	Fee
43	Loan	10, 16	1	484 Humboldt Street	0.4%	NAP	NAP	NAP	NAP	1/13/2022	NAP	1/13/2022	NAP	NAP	No	Fee
44	Loan	16, 19	1	Walgreens - Waterbury	0.4%	NAP	NAP	NAP	NAP	12/2/2021	NAP	12/2/2021	NAP	NAP	No	Fee
45	Loan	16, 19	1	Orange Professional Building	0.4%	NAP	NAP	NAP	NAP	2/9/2022	NAP	2/9/2022	NAP	NAP	No	Fee
46	Loan	16, 19	1	Walgreens - Port Allen	0.4%	NAP	NAP	NAP	NAP	9/17/2021	NAP	9/17/2021	NAP	NAP	No	Fee
47	Loan	16	1	Self Stor-It	0.4%	NAP	NAP	NAP	NAP	1/7/2022	NAP	1/21/2022	1/11/2022	10%	No	Fee
48	Loan	16, 19, 20	1	Murrells Inlet Station	0.3%	NAP	NAP	NAP	NAP	12/8/2021	NAP	12/8/2021	NAP	NAP	No	Fee
49	Loan	16, 19	1	Walgreens Fayetteville	0.3%	NAP	NAP	NAP	NAP	12/16/2021	NAP	12/17/2021	NAP	NAP	No	Fee

A-1-18

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	% of Initial Pool Balance	Ground Lease Expiration Date	Ground Lease Extension Terms	Annual Ground Lease Payment as of the Cut-off Date ($)	Annual Ground Rent Increases (Y/N)	Upfront RE Tax Reserve ($)	Monthly RE Tax Reserve ($)	Upfront Insurance Reserve ($)	Monthly Insurance Reserve ($)	Upfront Replacement / PIP Reserve ($)	Monthly Replacement / FF&E Reserve ($)	Replacement Reserve Caps ($)	Upfront TI/LC Reserve ($)	Monthly TI/LC Reserve ($)
										18	19	18	19	18	19	20	18	19
1	Loan	1, 6, 12, 19, 23	2	The Summit	6.3%					0	Springing	0	Springing	0	Springing	0	0	Springing
1.01	Property		1	Summit 1, 2	3.5%	NAP	NAP	NAP	NAP
1.02	Property		1	Summit 3	2.8%	NAP	NAP	NAP	NAP
2	Loan	10, 12, 13, 19, 21, 24	1	1888 Century Park East	6.3%	NAP	NAP	NAP	NAP	0	Springing	0	Springing	0	Springing	201,004	7,850,385	Springing
3	Loan	1, 11, 12, 16, 19, 24	1	Coleman Highline Phase IV	6.1%	NAP	NAP	NAP	NAP	0	Springing	0	Springing	0	Springing	263,174	0	Springing
4	Loan	1, 6, 12, 19	14	Twin Spans Business Park and Delaware River Industrial Park	5.8%					853,045	142,174	0	Springing	0	Springing	0	0	Springing
4.01	Property		1	350 Anchor Mill Road	1.1%	NAP	NAP	NAP	NAP
4.02	Property		1	301 Anchor Mill Road	0.8%	NAP	NAP	NAP	NAP
4.03	Property		1	400 Ships Landing Way	0.6%	NAP	NAP	NAP	NAP
4.04	Property		1	800 Ships Landing Way	0.6%	NAP	NAP	NAP	NAP
4.05	Property		1	6 Dockview	0.5%	NAP	NAP	NAP	NAP
4.06	Property		1	501 Ships Landing Way	0.4%	NAP	NAP	NAP	NAP
4.07	Property		1	250 Anchor Mill Road	0.3%	NAP	NAP	NAP	NAP
4.08	Property		1	10 Dockview Drive	0.3%	NAP	NAP	NAP	NAP
4.09	Property		1	7 - 23 Harborview Drive	0.2%	NAP	NAP	NAP	NAP
4.10	Property		1	200 Anchor Mill Road	0.2%	NAP	NAP	NAP	NAP
4.11	Property		1	300 Anchor Mill Road	0.2%	NAP	NAP	NAP	NAP
4.12	Property		1	27 - 55 Harborview Drive	0.2%	NAP	NAP	NAP	NAP
4.13	Property		1	100 Ships Landing	0.1%	NAP	NAP	NAP	NAP
4.14	Property		1	600 Ships Landing Way	0.1%	NAP	NAP	NAP	NAP
5	Loan	5, 6, 12, 16, 19, 28	19	IPCC National Storage Portfolio XVI	5.5%					0	Springing	0	Springing	246,500	Springing	246,500	0	0
5.01	Property		1	Crestwood Boulevard	0.6%	NAP	NAP	NAP	NAP
5.02	Property		1	Hallmark Drive	0.5%	NAP	NAP	NAP	NAP
5.03	Property		1	Gray Road	0.4%	NAP	NAP	NAP	NAP
5.04	Property		1	Marconi Avenue	0.4%	NAP	NAP	NAP	NAP
5.05	Property		1	Ocean Gateway	0.3%	NAP	NAP	NAP	NAP
5.06	Property		1	Amity Road	0.3%	NAP	NAP	NAP	NAP
5.07	Property		1	Gladstell Road	0.3%	NAP	NAP	NAP	NAP
5.08	Property		1	US Route One	0.3%	NAP	NAP	NAP	NAP
5.09	Property		1	Farm to Market 1093	0.3%	NAP	NAP	NAP	NAP
5.10	Property		1	Meade Avenue	0.3%	NAP	NAP	NAP	NAP
5.11	Property		1	Camp Horne	0.3%	NAP	NAP	NAP	NAP
5.12	Property		1	Hazel Avenue	0.3%	NAP	NAP	NAP	NAP
5.13	Property		1	Hoover Court	0.3%	NAP	NAP	NAP	NAP
5.14	Property		1	Highway 6 North	0.2%	NAP	NAP	NAP	NAP
5.15	Property		1	Farm to Market 725	0.2%	NAP	NAP	NAP	NAP
5.16	Property		1	Hidden Hill Road	0.2%	NAP	NAP	NAP	NAP
5.17	Property		1	Arndt Road	0.2%	NAP	NAP	NAP	NAP
5.18	Property		1	East Rosedale Street	0.1%	NAP	NAP	NAP	NAP
5.19	Property		1	Grisham Drive	0.1%	NAP	NAP	NAP	NAP
6	Loan	1, 2, 3, 12, 16, 19, 26, 27, 28	1	Rose Castle Apartments	5.1%	NAP	NAP	NAP	NAP	228,507	76,169	74,374	11,145	0	5,061	182,196	0	990
7	Loan	12, 24, 27, 28	1	2 Riverfront Plaza	4.8%	NAP	NAP	NAP	NAP	0	0	0	Springing	0	5,626	135,017	0	42,193
8	Loan	5, 6, 12, 16, 19, 28	17	IPCC National Storage Portfolio XV	4.5%					0	Springing	0	Springing	192,000	Springing	192,000	0	0
8.01	Property		1	West Indian School Road	0.6%	NAP	NAP	NAP	NAP
8.02	Property		1	Boalch Avenue Northwest	0.5%	NAP	NAP	NAP	NAP
8.03	Property		1	Lemay Ferry Road	0.3%	NAP	NAP	NAP	NAP
8.04	Property		1	East Southern Avenue	0.3%	NAP	NAP	NAP	NAP
8.05	Property		1	Anderson Road	0.3%	NAP	NAP	NAP	NAP
8.06	Property		1	Stoney Island Avenue	0.3%	NAP	NAP	NAP	NAP
8.07	Property		1	Duren Avenue	0.3%	NAP	NAP	NAP	NAP
8.08	Property		1	North Nova Road	0.3%	NAP	NAP	NAP	NAP
8.09	Property		1	Airport Road	0.2%	NAP	NAP	NAP	NAP
8.10	Property		1	South Pennington	0.2%	NAP	NAP	NAP	NAP
8.11	Property		1	Southwest 14th Court	0.2%	NAP	NAP	NAP	NAP
8.12	Property		1	Southeast Jennings Road	0.2%	NAP	NAP	NAP	NAP
8.13	Property		1	49th Street South and 8th Avenue South	0.2%	NAP	NAP	NAP	NAP
8.14	Property		1	South Broadway	0.2%	NAP	NAP	NAP	NAP
8.15	Property		1	30th Avenue North	0.2%	NAP	NAP	NAP	NAP
8.16	Property		1	Main Street	0.1%	NAP	NAP	NAP	NAP
8.17	Property		1	Warwick Boulevard	0.1%	NAP	NAP	NAP	NAP
9	Loan	1, 6, 12, 19, 23	6	Moonwater Office Portfolio	3.9%					95,265	47,633	24,682	24,682	0	13,231	366,750	780,000	76,442
9.01	Property		1	6543 Las Vegas Boulevard South	1.5%	NAP	NAP	NAP	NAP
9.02	Property		1	6226 West Sahara Avenue	0.9%	NAP	NAP	NAP	NAP
9.03	Property		1	10190 Covington Cross Drive	0.4%	NAP	NAP	NAP	NAP
9.04	Property		1	1450 Center Crossing Road	0.4%	NAP	NAP	NAP	NAP
9.05	Property		1	6551 Las Vegas Boulevard South	0.3%	NAP	NAP	NAP	NAP
9.06	Property		1	9901-9921 Covington Cross Drive	0.2%	NAP	NAP	NAP	NAP
10	Loan	1, 13, 21, 23	1	26 Broadway	3.3%	NAP	NAP	NAP	NAP	1,311,712	582,236	468,282	46,828	1,500,000	13,995	0	0	89,974
11	Loan	16	1	Autumn Lakes	3.0%	NAP	NAP	NAP	NAP	55,923	13,981	10,291	10,291	0	6,146	0	0	0
12	Loan	28, 30	1	Residence Inn Portland	3.0%	NAP	NAP	NAP	NAP	0	Springing	0	Springing	520,505	32,897	0	0	0
13	Loan	1, 3, 4, 6, 12, 17, 21, 23, 28	14	Bedrock Portfolio	2.5%					1,696,002	424,000	0	Springing	62,336	62,336	1,469,568	280,690	280,690
13.01	Property		1	First National Building	0.6%	NAP	NAP	NAP	NAP
13.02	Property		1	The Qube	0.4%	NAP	NAP	NAP	NAP
13.03	Property		1	Chrysler House	0.3%	NAP	NAP	NAP	NAP
13.04	Property		1	1001 Woodward	0.3%	NAP	NAP	NAP	NAP
13.05	Property		1	One Woodward	0.2%	4/30/2040	5, 25-year extension options	43,775	No
13.06	Property		1	The Z Garage	0.2%	NAP	NAP	NAP	NAP
13.07	Property		1	Two Detroit Garage	0.1%	NAP	NAP	NAP	NAP
13.08	Property		1	1505 & 1515 Woodward	0.1%	NAP	NAP	NAP	NAP
13.09	Property		1	1001 Brush Street	0.1%	NAP	NAP	NAP	NAP
13.10	Property		1	The Assembly	0.1%	NAP	NAP	NAP	NAP
13.11	Property		1	419 Fort Street Garage	0.1%	NAP	NAP	NAP	NAP
13.12	Property		1	Vinton	0.0%	NAP	NAP	NAP	NAP
A-1-19

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	% of Initial Pool Balance	Ground Lease Expiration Date	Ground Lease Extension Terms	Annual Ground Lease Payment as of the Cut-off Date ($)	Annual Ground Rent Increases (Y/N)	Upfront RE Tax Reserve ($)	Monthly RE Tax Reserve ($)	Upfront Insurance Reserve ($)	Monthly Insurance Reserve ($)	Upfront Replacement / PIP Reserve ($)	Monthly Replacement / FF&E Reserve ($)	Replacement Reserve Caps ($)	Upfront TI/LC Reserve ($)	Monthly TI/LC Reserve ($)
13.13	Property		1	1401 First Street	0.0%	NAP	NAP	NAP	NAP
13.14	Property		1	Lane Bryant Building	0.0%	NAP	NAP	NAP	NAP
14	Loan	28	1	Kings Row MHC	2.5%	NAP	NAP	NAP	NAP	11,566	3,855	20,794	5,199	1,848	1,848	66,528	0	0
15	Loan	23	1	Salina Meadows Office Park	2.4%	NAP	NAP	NAP	NAP	262,788	47,482	0	3,911	143,723	2,969	0	1,500,000	19,791
16	Loan	16, 19, 28	1	Fleet Farm Green Bay	2.4%	NAP	NAP	NAP	NAP	0	Springing	0	Springing	200,000	Springing	200,000	500,000	Springing
17	Loan	19	1	Poplin Place	2.3%	NAP	NAP	NAP	NAP	165,514	20,689	0	4,137	0	4,084	0	350,000	Springing
18	Loan	1, 6, 19, 21, 23	2	1100 & 820 First Street NE	2.0%					478,017	478,017	0	Springing	0	10,918	131,014	0	81,884
18.01	Property		1	1100 First Street NE	1.2%	NAP	NAP	NAP	NAP
18.02	Property		1	820 First Street NE	0.8%	NAP	NAP	NAP	NAP
19	Loan	16, 28	1	VVF	2.0%	NAP	NAP	NAP	NAP	0	Springing	0	Springing	2,476,680	17,029	0	1,500,000	0
20	Loan		1	Mini U Storage Columbia	2.0%	NAP	NAP	NAP	NAP	239,219	26,580	20,826	1,893	1,312	1,312	0	0	0
21	Loan	1, 19	1	Meadowood Mall	1.7%	NAP	NAP	NAP	NAP	0	Springing	0	Springing	3,000,000	Springing	228,420	0	76,140
22	Loan	5, 6, 12, 16, 19, 27	5	Visions Hotel Portfolio III	1.5%					261,784	44,077	203,957	20,539	0	37,506	2,100,000	0	0
22.01	Property		1	DoubleTree Utica	0.4%	NAP	NAP	NAP	NAP
22.02	Property		1	Fairfield Inn Cortland	0.2%	NAP	NAP	NAP	NAP
22.03	Property		1	Home2 Suites Utica	0.3%	NAP	NAP	NAP	NAP
22.04	Property		1	TownPlace Suites New Hartford	0.3%	NAP	NAP	NAP	NAP
22.05	Property		1	Best Western Fishkill	0.3%	NAP	NAP	NAP	NAP
23	Loan	2, 10, 16, 19	1	NeoGenomics Laboratories	1.5%	NAP	NAP	NAP	NAP	0	Springing	0	Springing	0	Springing	0	0	Springing
24	Loan	19	1	Adams County Self Storage	1.5%	NAP	NAP	NAP	NAP	15,211	15,211	0	Springing	0	1,996	0	0	0
25	Loan	2, 6	2	NYC MFRT Portfolio	1.5%					310,620	155,310	0	19,058	0	2,998	0	0	2,589
25.01	Property		1	45 John Street	0.8%	NAP	NAP	NAP	NAP
25.02	Property		1	2027-2127 Emmons Avenue	0.6%	NAP	NAP	NAP	NAP
26	Loan	19	1	HIX Bradenton	1.3%	NAP	NAP	NAP	NAP	59,389	11,878	65,109	5,426	0	4.0% of Gross Income	0	0	0
27	Loan	28	1	Decatur Business Center	1.3%	NAP	NAP	NAP	NAP	4,790	4,790	11,265	1,408	0	1,103	55,000	0	7,350
28	Loan	16, 19	1	5 Mile Plaza	1.2%	NAP	NAP	NAP	NAP	0	16,017	19,930	1,661	0	2,554	150,000	200,000	12,769
29	Loan	1, 6, 12, 13	34	AMF Portfolio	1.0%					715,487	168,641	403,757	100,786	500,000	82,475	0	0	0
29.01	Property		1	Cambridge Commons	0.1%	NAP	NAP	NAP	NAP
29.02	Property		1	Indian Lake I	0.1%	NAP	NAP	NAP	NAP
29.03	Property		1	Stewart Way 1	0.1%	NAP	NAP	NAP	NAP
29.04	Property		1	Cedargate Lancaster	0.0%	NAP	NAP	NAP	NAP
29.05	Property		1	Amesbury	0.0%	NAP	NAP	NAP	NAP
29.06	Property		1	Red Deer	0.0%	NAP	NAP	NAP	NAP
29.07	Property		1	Olivewood	0.0%	NAP	NAP	NAP	NAP
29.08	Property		1	Cherry Glen	0.0%	NAP	NAP	NAP	NAP
29.09	Property		1	Plumwood	0.0%	NAP	NAP	NAP	NAP
29.1	Property		1	Camelia Court	0.0%	NAP	NAP	NAP	NAP
29.11	Property		1	Cedargate	0.0%	NAP	NAP	NAP	NAP
29.12	Property		1	Millburn Court	0.0%	NAP	NAP	NAP	NAP
29.13	Property		1	Rosewood Apartments	0.0%	NAP	NAP	NAP	NAP
29.14	Property		1	Winthrop Court	0.0%	NAP	NAP	NAP	NAP
29.15	Property		1	Annhurst	0.0%	NAP	NAP	NAP	NAP
29.16	Property		1	Ashford Hills	0.0%	NAP	NAP	NAP	NAP
29.17	Property		1	Harbinwood	0.0%	NAP	NAP	NAP	NAP
29.18	Property		1	Willow Run - New Albany	0.0%	NAP	NAP	NAP	NAP
29.19	Property		1	Parkville	0.0%	NAP	NAP	NAP	NAP
29.2	Property		1	Applegate	0.0%	NAP	NAP	NAP	NAP
29.21	Property		1	Stonehenge	0.0%	NAP	NAP	NAP	NAP
29.22	Property		1	Meadowland	0.0%	NAP	NAP	NAP	NAP
29.23	Property		1	Amberwood - Massillion	0.0%	NAP	NAP	NAP	NAP
29.24	Property		1	Timberwood	0.0%	NAP	NAP	NAP	NAP
29.25	Property		1	Sherbrook	0.0%	NAP	NAP	NAP	NAP
29.26	Property		1	Stonehenge Apartments	0.0%	NAP	NAP	NAP	NAP
29.27	Property		1	Oakley Woods	0.0%	NAP	NAP	NAP	NAP
29.28	Property		1	Carriage Hill	0.0%	NAP	NAP	NAP	NAP
29.29	Property		1	Barrington	0.0%	NAP	NAP	NAP	NAP
29.3	Property		1	Andover Court	0.0%	NAP	NAP	NAP	NAP
29.31	Property		1	Greenglen II	0.0%	NAP	NAP	NAP	NAP
29.32	Property		1	Sandalwood	0.0%	NAP	NAP	NAP	NAP
29.33	Property		1	Spicewood	0.0%	NAP	NAP	NAP	NAP
29.34	Property		1	Meadowood - Mansfield	0.0%	NAP	NAP	NAP	NAP
30	Loan	16, 23, 26	1	7 Corporate Park	1.0%	NAP	NAP	NAP	NAP	26,825	13,412	1,455	727	565	565	0	37,520	4,712
31	Loan	7	1	Statesville Mini Storage	0.9%	NAP	NAP	NAP	NAP	1,545	1,545	7,667	1,095	168,630	849	0	0	0
32	Loan	19	1	Balch Springs Self Storage	0.9%	NAP	NAP	NAP	NAP	19,744	9,872	0	Springing	0	669	0	0	0
33	Loan	19, 23	1	Brush Hill Office Flex	0.8%	NAP	NAP	NAP	NAP	139,149	19,878	4,592	4,592	76,185	1,838	110,299	700,000	Springing
34	Loan	10, 16, 27	1	64-68 Maspeth Avenue	0.8%	NAP	NAP	NAP	NAP	370	185	2,282	1,141	0	500	0	0	0
35	Loan	2, 10, 16, 27	1	65 Maspeth Avenue	0.8%	NAP	NAP	NAP	NAP	1,762	881	2,833	1,417	0	438	0	0	676
36	Loan	2, 15, 19	1	Il Palazzo	0.7%	NAP	NAP	NAP	NAP	14,265	14,265	1,246	1,246	0	745	0	268,000	Springing
37	Loan	2	1	New Highlands Self Storage	0.6%	NAP	NAP	NAP	NAP	21,848	3,642	10,436	2,609	0	0	0	0	0
38	Loan		1	NSC Secure II Monroe Storage	0.6%	NAP	NAP	NAP	NAP	6,846	2,853	0	Springing	0	201	7,236	0	0
39	Loan	16	1	Highway 50 Storage	0.5%	NAP	NAP	NAP	NAP	18,436	4,609	3,647	729	612	612	0	0	0
40	Loan		1	Pine Ridge Square	0.5%	NAP	NAP	NAP	NAP	42,083	10,065	0	Springing	3,138	3,138	150,600	206,275	6,275
41	Loan	16	1	1547 Fulton Street	0.5%	NAP	NAP	NAP	NAP	7,382	3,691	0	763	0	333	0	0	0
42	Loan	28	1	Minnesota Lake MHC	0.4%	NAP	NAP	NAP	NAP	6,173	3,087	11,395	861	0	671	0	0	0
43	Loan	10, 16	1	484 Humboldt Street	0.4%	NAP	NAP	NAP	NAP	32,702	16,351	2,417	1,208	0	438	0	0	0
44	Loan	16, 19	1	Walgreens - Waterbury	0.4%	NAP	NAP	NAP	NAP	0	Springing	0	Springing	0	Springing	0	0	Springing
45	Loan	16, 19	1	Orange Professional Building	0.4%	NAP	NAP	NAP	NAP	32,195	8,049	2,554	426	473	473	15,000	200,000	Springing
46	Loan	16, 19	1	Walgreens - Port Allen	0.4%	NAP	NAP	NAP	NAP	0	0	0	Springing	0	Springing	0	0	Springing
47	Loan	16	1	Self Stor-It	0.4%	NAP	NAP	NAP	NAP	2,024	2,024	5,673	436	1,118	1,118	0	0	0
48	Loan	16, 19, 20	1	Murrells Inlet Station	0.3%	NAP	NAP	NAP	NAP	3,077	1,539	2,253	1,127	0	165	5,942	0	1,100
49	Loan	16, 19	1	Walgreens Fayetteville	0.3%	NAP	NAP	NAP	NAP	0	0	0	Springing	0	Springing	0	0	Springing

A-1-20

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	% of Initial Pool Balance	TI/LC Caps ($)	Upfront Debt Service Reserve ($)	Monthly Debt Service Reserve ($)	Debt Service Reserve Cap ($)	Upfront Deferred Maintenance Reserve ($)	Upfront Other Reserve ($)	Monthly Other Reserve ($)
						20	18	19	20	18	18	19
1	Loan	1, 6, 12, 19, 23	2	The Summit	6.3%	0	0	0	0	0	9,900,543	0
1.01	Property		1	Summit 1, 2	3.5%
1.02	Property		1	Summit 3	2.8%
2	Loan	10, 12, 13, 19, 21, 24	1	1888 Century Park East	6.3%	1,507,530	0	0	0	0	0	0
3	Loan	1, 11, 12, 16, 19, 24	1	Coleman Highline Phase IV	6.1%	0	0	0	0	0	10,790,118	Springing
4	Loan	1, 6, 12, 19	14	Twin Spans Business Park and Delaware River Industrial Park	5.8%	0	0	0	0	0	139,982	0
4.01	Property		1	350 Anchor Mill Road	1.1%
4.02	Property		1	301 Anchor Mill Road	0.8%
4.03	Property		1	400 Ships Landing Way	0.6%
4.04	Property		1	800 Ships Landing Way	0.6%
4.05	Property		1	6 Dockview	0.5%
4.06	Property		1	501 Ships Landing Way	0.4%
4.07	Property		1	250 Anchor Mill Road	0.3%
4.08	Property		1	10 Dockview Drive	0.3%
4.09	Property		1	7 - 23 Harborview Drive	0.2%
4.10	Property		1	200 Anchor Mill Road	0.2%
4.11	Property		1	300 Anchor Mill Road	0.2%
4.12	Property		1	27 - 55 Harborview Drive	0.2%
4.13	Property		1	100 Ships Landing	0.1%
4.14	Property		1	600 Ships Landing Way	0.1%
5	Loan	5, 6, 12, 16, 19, 28	19	IPCC National Storage Portfolio XVI	5.5%	0	0	0	0	0	486,615	0
5.01	Property		1	Crestwood Boulevard	0.6%
5.02	Property		1	Hallmark Drive	0.5%
5.03	Property		1	Gray Road	0.4%
5.04	Property		1	Marconi Avenue	0.4%
5.05	Property		1	Ocean Gateway	0.3%
5.06	Property		1	Amity Road	0.3%
5.07	Property		1	Gladstell Road	0.3%
5.08	Property		1	US Route One	0.3%
5.09	Property		1	Farm to Market 1093	0.3%
5.10	Property		1	Meade Avenue	0.3%
5.11	Property		1	Camp Horne	0.3%
5.12	Property		1	Hazel Avenue	0.3%
5.13	Property		1	Hoover Court	0.3%
5.14	Property		1	Highway 6 North	0.2%
5.15	Property		1	Farm to Market 725	0.2%
5.16	Property		1	Hidden Hill Road	0.2%
5.17	Property		1	Arndt Road	0.2%
5.18	Property		1	East Rosedale Street	0.1%
5.19	Property		1	Grisham Drive	0.1%
6	Loan	1, 2, 3, 12, 16, 19, 26, 27, 28	1	Rose Castle Apartments	5.1%	0	0	0	0	6,050	12,233,000	0
7	Loan	12, 24, 27, 28	1	2 Riverfront Plaza	4.8%	0	0	0	0	0	0	0
8	Loan	5, 6, 12, 16, 19, 28	17	IPCC National Storage Portfolio XV	4.5%	0	0	0	0	0	103,400	0
8.01	Property		1	West Indian School Road	0.6%
8.02	Property		1	Boalch Avenue Northwest	0.5%
8.03	Property		1	Lemay Ferry Road	0.3%
8.04	Property		1	East Southern Avenue	0.3%
8.05	Property		1	Anderson Road	0.3%
8.06	Property		1	Stoney Island Avenue	0.3%
8.07	Property		1	Duren Avenue	0.3%
8.08	Property		1	North Nova Road	0.3%
8.09	Property		1	Airport Road	0.2%
8.10	Property		1	South Pennington	0.2%
8.11	Property		1	Southwest 14th Court	0.2%
8.12	Property		1	Southeast Jennings Road	0.2%
8.13	Property		1	49th Street South and 8th Avenue South	0.2%
8.14	Property		1	South Broadway	0.2%
8.15	Property		1	30th Avenue North	0.2%
8.16	Property		1	Main Street	0.1%
8.17	Property		1	Warwick Boulevard	0.1%
9	Loan	1, 6, 12, 19, 23	6	Moonwater Office Portfolio	3.9%	6,100,000	0	0	0	30,063	1,884,865	0
9.01	Property		1	6543 Las Vegas Boulevard South	1.5%
9.02	Property		1	6226 West Sahara Avenue	0.9%
9.03	Property		1	10190 Covington Cross Drive	0.4%
9.04	Property		1	1450 Center Crossing Road	0.4%
9.05	Property		1	6551 Las Vegas Boulevard South	0.3%
9.06	Property		1	9901-9921 Covington Cross Drive	0.2%
10	Loan	1, 13, 21, 23	1	26 Broadway	3.3%	5,250,000	0	0	0	5,000	34,596,450	0
11	Loan	16	1	Autumn Lakes	3.0%	0	0	0	0	1,250	50,157	0
12	Loan	28, 30	1	Residence Inn Portland	3.0%	0	0	0	0	0	0	0
13	Loan	1, 3, 4, 6, 12, 17, 21, 23, 28	14	Bedrock Portfolio	2.5%	5,000,000	0	0	0	241,558	8,870,595	0
13.01	Property		1	First National Building	0.6%
13.02	Property		1	The Qube	0.4%
13.03	Property		1	Chrysler House	0.3%
13.04	Property		1	1001 Woodward	0.3%
13.05	Property		1	One Woodward	0.2%
13.06	Property		1	The Z Garage	0.2%
13.07	Property		1	Two Detroit Garage	0.1%
13.08	Property		1	1505 & 1515 Woodward	0.1%
13.09	Property		1	1001 Brush Street	0.1%
13.10	Property		1	The Assembly	0.1%
13.11	Property		1	419 Fort Street Garage	0.1%
13.12	Property		1	Vinton	0.0%

A-1-21

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	% of Initial Pool Balance	TI/LC Caps ($)	Upfront Debt Service Reserve ($)	Monthly Debt Service Reserve ($)	Debt Service Reserve Cap ($)	Upfront Deferred Maintenance Reserve ($)	Upfront Other Reserve ($)	Monthly Other Reserve ($)
13.13	Property		1	1401 First Street	0.0%
13.14	Property		1	Lane Bryant Building	0.0%
14	Loan	28	1	Kings Row MHC	2.5%	0	0	0	0	0	0	0
15	Loan	23	1	Salina Meadows Office Park	2.4%	2,250,000	0	0	0	3,875	550,465	0
16	Loan	16, 19, 28	1	Fleet Farm Green Bay	2.4%	500,000	0	0	0	0	0	0
17	Loan	19	1	Poplin Place	2.3%	500,000	0	0	0	57,186	0	0
18	Loan	1, 6, 19, 21, 23	2	1100 & 820 First Street NE	2.0%	2,947,820	0	0	0	0	12,101,008	0
18.01	Property		1	1100 First Street NE	1.2%
18.02	Property		1	820 First Street NE	0.8%
19	Loan	16, 28	1	VVF	2.0%	0	1,000,000	0	0	23,320	0	0
20	Loan		1	Mini U Storage Columbia	2.0%	0	0	0	0	0	0	0
21	Loan	1, 19	1	Meadowood Mall	1.7%	0	0	0	0	0	0	0
22	Loan	5, 6, 12, 16, 19, 27	5	Visions Hotel Portfolio III	1.5%	0	0	0	0	0	0	16,275
22.01	Property		1	DoubleTree Utica	0.4%
22.02	Property		1	Fairfield Inn Cortland	0.2%
22.03	Property		1	Home2 Suites Utica	0.3%
22.04	Property		1	TownPlace Suites New Hartford	0.3%
22.05	Property		1	Best Western Fishkill	0.3%
23	Loan	2, 10, 16, 19	1	NeoGenomics Laboratories	1.5%	0	0	0	0	0	0	Springing
24	Loan	19	1	Adams County Self Storage	1.5%	0	0	0	0	1,125	0	0
25	Loan	2, 6	2	NYC MFRT Portfolio	1.5%	0	0	0	0	54,676	494,949	0
25.01	Property		1	45 John Street	0.8%
25.02	Property		1	2027-2127 Emmons Avenue	0.6%
26	Loan	19	1	HIX Bradenton	1.3%	0	0	0	0	5,720	1,170,000	Springing
27	Loan	28	1	Decatur Business Center	1.3%	265,000	0	0	0	0	1,500,000	0
28	Loan	16, 19	1	5 Mile Plaza	1.2%	660,000	0	0	0	29,000	7,809	Springing
29	Loan	1, 6, 12, 13	34	AMF Portfolio	1.0%	0	0	0	0	756,042	0	0
29.01	Property		1	Cambridge Commons	0.1%
29.02	Property		1	Indian Lake I	0.1%
29.03	Property		1	Stewart Way 1	0.1%
29.04	Property		1	Cedargate Lancaster	0.0%
29.05	Property		1	Amesbury	0.0%
29.06	Property		1	Red Deer	0.0%
29.07	Property		1	Olivewood	0.0%
29.08	Property		1	Cherry Glen	0.0%
29.09	Property		1	Plumwood	0.0%
29.1	Property		1	Camelia Court	0.0%
29.11	Property		1	Cedargate	0.0%
29.12	Property		1	Millburn Court	0.0%
29.13	Property		1	Rosewood Apartments	0.0%
29.14	Property		1	Winthrop Court	0.0%
29.15	Property		1	Annhurst	0.0%
29.16	Property		1	Ashford Hills	0.0%
29.17	Property		1	Harbinwood	0.0%
29.18	Property		1	Willow Run - New Albany	0.0%
29.19	Property		1	Parkville	0.0%
29.2	Property		1	Applegate	0.0%
29.21	Property		1	Stonehenge	0.0%
29.22	Property		1	Meadowland	0.0%
29.23	Property		1	Amberwood - Massillion	0.0%
29.24	Property		1	Timberwood	0.0%
29.25	Property		1	Sherbrook	0.0%
29.26	Property		1	Stonehenge Apartments	0.0%
29.27	Property		1	Oakley Woods	0.0%
29.28	Property		1	Carriage Hill	0.0%
29.29	Property		1	Barrington	0.0%
29.3	Property		1	Andover Court	0.0%
29.31	Property		1	Greenglen II	0.0%
29.32	Property		1	Sandalwood	0.0%
29.33	Property		1	Spicewood	0.0%
29.34	Property		1	Meadowood - Mansfield	0.0%
30	Loan	16, 23, 26	1	7 Corporate Park	1.0%	0	0	0	0	4,400	184,609	0
31	Loan	7	1	Statesville Mini Storage	0.9%	0	0	0	0	16,594	440,000	0
32	Loan	19	1	Balch Springs Self Storage	0.9%	0	0	0	0	1,875	0	0
33	Loan	19, 23	1	Brush Hill Office Flex	0.8%	500,000	0	0	0	96,875	53,517	0
34	Loan	10, 16, 27	1	64-68 Maspeth Avenue	0.8%	0	0	0	0	2,000	0	0
35	Loan	2, 10, 16, 27	1	65 Maspeth Avenue	0.8%	0	0	0	0	51,875	0	0
36	Loan	2, 15, 19	1	Il Palazzo	0.7%	268,000	0	0	0	0	602,698	0
37	Loan	2	1	New Highlands Self Storage	0.6%	0	0	0	0	6,130	0	0
38	Loan		1	NSC Secure II Monroe Storage	0.6%	0	0	0	0	0	0	0
39	Loan	16	1	Highway 50 Storage	0.5%	0	0	0	0	0	0	0
40	Loan		1	Pine Ridge Square	0.5%	450,000	0	0	0	0	0	0
41	Loan	16	1	1547 Fulton Street	0.5%	0	0	0	0	32,875	45,640	0
42	Loan	28	1	Minnesota Lake MHC	0.4%	0	0	0	0	0	0	0
43	Loan	10, 16	1	484 Humboldt Street	0.4%	0	0	0	0	1,250	0	0
44	Loan	16, 19	1	Walgreens - Waterbury	0.4%	0	15,766	0	0	0	0	0
45	Loan	16, 19	1	Orange Professional Building	0.4%	200,000	0	0	0	0	23,222	Springing
46	Loan	16, 19	1	Walgreens - Port Allen	0.4%	0	0	0	0	0	0	0
47	Loan	16	1	Self Stor-It	0.4%	0	0	0	0	55,075	0	0
48	Loan	16, 19, 20	1	Murrells Inlet Station	0.3%	0	0	0	0	0	0	Springing
49	Loan	16, 19	1	Walgreens Fayetteville	0.3%	0	0	0	0	0	0	0

A-1-22

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	% of Initial Pool Balance	Other Reserve Description	Other Reserve Cap ($)	Holdback/ Earnout Amount ($)
							20
1	Loan	1, 6, 12, 19, 23	2	The Summit	6.3%	Outstanding TI/LC Reserves ($6,942,143); Gap/Free Rent Account ($2,958,400)	0	NAP
1.01	Property		1	Summit 1, 2	3.5%
1.02	Property		1	Summit 3	2.8%
2	Loan	10, 12, 13, 19, 21, 24	1	1888 Century Park East	6.3%		0	NAP
3	Loan	1, 11, 12, 16, 19, 24	1	Coleman Highline Phase IV	6.1%	Oath Holdings Free Rent Reserve (Upfront: $10,790,117.60), Specified Tenant Rollover Reserve (Monthly: Springing)	0	NAP
4	Loan	1, 6, 12, 19	14	Twin Spans Business Park and Delaware River Industrial Park	5.8%	Outstanding TI Reserve	0	NAP
4.01	Property		1	350 Anchor Mill Road	1.1%
4.02	Property		1	301 Anchor Mill Road	0.8%
4.03	Property		1	400 Ships Landing Way	0.6%
4.04	Property		1	800 Ships Landing Way	0.6%
4.05	Property		1	6 Dockview	0.5%
4.06	Property		1	501 Ships Landing Way	0.4%
4.07	Property		1	250 Anchor Mill Road	0.3%
4.08	Property		1	10 Dockview Drive	0.3%
4.09	Property		1	7 - 23 Harborview Drive	0.2%
4.10	Property		1	200 Anchor Mill Road	0.2%
4.11	Property		1	300 Anchor Mill Road	0.2%
4.12	Property		1	27 - 55 Harborview Drive	0.2%
4.13	Property		1	100 Ships Landing	0.1%
4.14	Property		1	600 Ships Landing Way	0.1%
5	Loan	5, 6, 12, 16, 19, 28	19	IPCC National Storage Portfolio XVI	5.5%	Flood Insurance Reserve	0	NAP
5.01	Property		1	Crestwood Boulevard	0.6%
5.02	Property		1	Hallmark Drive	0.5%
5.03	Property		1	Gray Road	0.4%
5.04	Property		1	Marconi Avenue	0.4%
5.05	Property		1	Ocean Gateway	0.3%
5.06	Property		1	Amity Road	0.3%
5.07	Property		1	Gladstell Road	0.3%
5.08	Property		1	US Route One	0.3%
5.09	Property		1	Farm to Market 1093	0.3%
5.10	Property		1	Meade Avenue	0.3%
5.11	Property		1	Camp Horne	0.3%
5.12	Property		1	Hazel Avenue	0.3%
5.13	Property		1	Hoover Court	0.3%
5.14	Property		1	Highway 6 North	0.2%
5.15	Property		1	Farm to Market 725	0.2%
5.16	Property		1	Hidden Hill Road	0.2%
5.17	Property		1	Arndt Road	0.2%
5.18	Property		1	East Rosedale Street	0.1%
5.19	Property		1	Grisham Drive	0.1%
6	Loan	1, 2, 3, 12, 16, 19, 26, 27, 28	1	Rose Castle Apartments	5.1%	Affordable Unit Earnout Reserve ($11,000,000), Free Rent Reserve ($925,000), Housing Declaration Reserve ($308,000)	0	NAP
7	Loan	12, 24, 27, 28	1	2 Riverfront Plaza	4.8%		0	NAP
8	Loan	5, 6, 12, 16, 19, 28	17	IPCC National Storage Portfolio XV	4.5%	Flood Insurance Reserve	0	NAP
8.01	Property		1	West Indian School Road	0.6%
8.02	Property		1	Boalch Avenue Northwest	0.5%
8.03	Property		1	Lemay Ferry Road	0.3%
8.04	Property		1	East Southern Avenue	0.3%
8.05	Property		1	Anderson Road	0.3%
8.06	Property		1	Stoney Island Avenue	0.3%
8.07	Property		1	Duren Avenue	0.3%
8.08	Property		1	North Nova Road	0.3%
8.09	Property		1	Airport Road	0.2%
8.10	Property		1	South Pennington	0.2%
8.11	Property		1	Southwest 14th Court	0.2%
8.12	Property		1	Southeast Jennings Road	0.2%
8.13	Property		1	49th Street South and 8th Avenue South	0.2%
8.14	Property		1	South Broadway	0.2%
8.15	Property		1	30th Avenue North	0.2%
8.16	Property		1	Main Street	0.1%
8.17	Property		1	Warwick Boulevard	0.1%
9	Loan	1, 6, 12, 19, 23	6	Moonwater Office Portfolio	3.9%	Unfunded Obligations Reserve	0	NAP
9.01	Property		1	6543 Las Vegas Boulevard South	1.5%
9.02	Property		1	6226 West Sahara Avenue	0.9%
9.03	Property		1	10190 Covington Cross Drive	0.4%
9.04	Property		1	1450 Center Crossing Road	0.4%
9.05	Property		1	6551 Las Vegas Boulevard South	0.3%
9.06	Property		1	9901-9921 Covington Cross Drive	0.2%
10	Loan	1, 13, 21, 23	1	26 Broadway	3.3%	Court of Claims Lease Reserve ($31,000,000), Free Rent Reserve ($1,699,032.19), Live Primary Rent Replication Reserve ($1,019,181.75), Initial TI/LC Reserve ($878,236.31)	0	NAP
11	Loan	16	1	Autumn Lakes	3.0%	Pending Litigation and Judgement Reserves	0	NAP
12	Loan	28, 30	1	Residence Inn Portland	3.0%		0	NAP
13	Loan	1, 3, 4, 6, 12, 17, 21, 23, 28	14	Bedrock Portfolio	2.5%	Outstanding TI/LC Reserve (Upfront: $8,392,690), Outstanding Free Rent Reserve (Upfront: $477,905)	0	NAP
13.01	Property		1	First National Building	0.6%
13.02	Property		1	The Qube	0.4%
13.03	Property		1	Chrysler House	0.3%
13.04	Property		1	1001 Woodward	0.3%
13.05	Property		1	One Woodward	0.2%
13.06	Property		1	The Z Garage	0.2%
13.07	Property		1	Two Detroit Garage	0.1%
13.08	Property		1	1505 & 1515 Woodward	0.1%
13.09	Property		1	1001 Brush Street	0.1%
13.10	Property		1	The Assembly	0.1%
13.11	Property		1	419 Fort Street Garage	0.1%
13.12	Property		1	Vinton	0.0%

A-1-23

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	% of Initial Pool Balance	Other Reserve Description	Other Reserve Cap ($)	Holdback/ Earnout Amount ($)
13.13	Property		1	1401 First Street	0.0%
13.14	Property		1	Lane Bryant Building	0.0%
14	Loan	28	1	Kings Row MHC	2.5%		0	NAP
15	Loan	23	1	Salina Meadows Office Park	2.4%	Free Rent Reserve ($300,465.22), Alion Reserve ($250,000)	0	NAP
16	Loan	16, 19, 28	1	Fleet Farm Green Bay	2.4%		0	NAP
17	Loan	19	1	Poplin Place	2.3%		0	NAP
18	Loan	1, 6, 19, 21, 23	2	1100 & 820 First Street NE	2.0%	Unfunded Obligations Reserve	0	NAP
18.01	Property		1	1100 First Street NE	1.2%
18.02	Property		1	820 First Street NE	0.8%
19	Loan	16, 28	1	VVF	2.0%		0	NAP
20	Loan		1	Mini U Storage Columbia	2.0%		0	NAP
21	Loan	1, 19	1	Meadowood Mall	1.7%		0	NAP
22	Loan	5, 6, 12, 16, 19, 27	5	Visions Hotel Portfolio III	1.5%	PIP Reserve Fund (Monthly: Springing), DoubleTree Utica FF&E Reserve Fund (Monthly: $16,275), DoubleTree Utica PIP Reserve Fund (Monthly: Springing)	0	NAP
22.01	Property		1	DoubleTree Utica	0.4%
22.02	Property		1	Fairfield Inn Cortland	0.2%
22.03	Property		1	Home2 Suites Utica	0.3%
22.04	Property		1	TownPlace Suites New Hartford	0.3%
22.05	Property		1	Best Western Fishkill	0.3%
23	Loan	2, 10, 16, 19	1	NeoGenomics Laboratories	1.5%	Anchor Tenant Reserve	0	NAP
24	Loan	19	1	Adams County Self Storage	1.5%		0	NAP
25	Loan	2, 6	2	NYC MFRT Portfolio	1.5%	Capitalized Holdback Reserve (339,267.50), Gap Rent Reserve (125,000), Reduced Rent Reserve (30,681.85)	0	339,268
25.01	Property		1	45 John Street	0.8%
25.02	Property		1	2027-2127 Emmons Avenue	0.6%
26	Loan	19	1	HIX Bradenton	1.3%	Earnout Reserve (Upfront: $1,000,000), Seasonality Reserve (Upfront: $170,000; Monthly: Springing; Cap: $170,000), PIP Reserve (Monthly: Springing; Cap: 125% of the PIP Costs)	170,000	1,000,000
27	Loan	28	1	Decatur Business Center	1.3%	Economic Performance Reserve	0	NAP
28	Loan	16, 19	1	5 Mile Plaza	1.2%	Free Rent Reserve (Upfront: $7,809), Major Tenant Reserve (Monthly: Springing)	0	NAP
29	Loan	1, 6, 12, 13	34	AMF Portfolio	1.0%		0	NAP
29.01	Property		1	Cambridge Commons	0.1%
29.02	Property		1	Indian Lake I	0.1%
29.03	Property		1	Stewart Way 1	0.1%
29.04	Property		1	Cedargate Lancaster	0.0%
29.05	Property		1	Amesbury	0.0%
29.06	Property		1	Red Deer	0.0%
29.07	Property		1	Olivewood	0.0%
29.08	Property		1	Cherry Glen	0.0%
29.09	Property		1	Plumwood	0.0%
29.1	Property		1	Camelia Court	0.0%
29.11	Property		1	Cedargate	0.0%
29.12	Property		1	Millburn Court	0.0%
29.13	Property		1	Rosewood Apartments	0.0%
29.14	Property		1	Winthrop Court	0.0%
29.15	Property		1	Annhurst	0.0%
29.16	Property		1	Ashford Hills	0.0%
29.17	Property		1	Harbinwood	0.0%
29.18	Property		1	Willow Run - New Albany	0.0%
29.19	Property		1	Parkville	0.0%
29.2	Property		1	Applegate	0.0%
29.21	Property		1	Stonehenge	0.0%
29.22	Property		1	Meadowland	0.0%
29.23	Property		1	Amberwood - Massillion	0.0%
29.24	Property		1	Timberwood	0.0%
29.25	Property		1	Sherbrook	0.0%
29.26	Property		1	Stonehenge Apartments	0.0%
29.27	Property		1	Oakley Woods	0.0%
29.28	Property		1	Carriage Hill	0.0%
29.29	Property		1	Barrington	0.0%
29.3	Property		1	Andover Court	0.0%
29.31	Property		1	Greenglen II	0.0%
29.32	Property		1	Sandalwood	0.0%
29.33	Property		1	Spicewood	0.0%
29.34	Property		1	Meadowood - Mansfield	0.0%
30	Loan	16, 23, 26	1	7 Corporate Park	1.0%	Free Rent Reserve	0	NAP
31	Loan	7	1	Statesville Mini Storage	0.9%	Holdback Reserve	0	440,000
32	Loan	19	1	Balch Springs Self Storage	0.9%		0	NAP
33	Loan	19, 23	1	Brush Hill Office Flex	0.8%	Unfunded Obligations Reserve	0	NAP
34	Loan	10, 16, 27	1	64-68 Maspeth Avenue	0.8%		0	NAP
35	Loan	2, 10, 16, 27	1	65 Maspeth Avenue	0.8%		0	NAP
36	Loan	2, 15, 19	1	Il Palazzo	0.7%	Existing TI/LC Reserve ($431,517.01), Free Rent Reserve ($146,417.20), Gap Rent Reserve ($24,763.99)	0	NAP
37	Loan	2	1	New Highlands Self Storage	0.6%		0	NAP
38	Loan		1	NSC Secure II Monroe Storage	0.6%		0	NAP
39	Loan	16	1	Highway 50 Storage	0.5%		0	NAP
40	Loan		1	Pine Ridge Square	0.5%		0	NAP
41	Loan	16	1	1547 Fulton Street	0.5%	Outstanding Rent Concessions Reserve ($34,250), Trendy Exotics Free Rent Reserve ($6,090), Barbershop Free Rent Reserve ($5,300)	0	NAP
42	Loan	28	1	Minnesota Lake MHC	0.4%		0	NAP
43	Loan	10, 16	1	484 Humboldt Street	0.4%		0	NAP
44	Loan	16, 19	1	Walgreens - Waterbury	0.4%		0	NAP
45	Loan	16, 19	1	Orange Professional Building	0.4%	Rent Concession Reserve (Upfront: $23,222), Major Tenant Rollover Reserve (Monthly: Springing; Cap: $315,000)	315,000	NAP
46	Loan	16, 19	1	Walgreens - Port Allen	0.4%		0	NAP
47	Loan	16	1	Self Stor-It	0.4%		0	NAP
48	Loan	16, 19, 20	1	Murrells Inlet Station	0.3%	Anchor Tenant Reserve	Various	NAP
49	Loan	16, 19	1	Walgreens Fayetteville	0.3%		0	NAP

A-1-24

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	% of Initial Pool Balance	Holdback/ Earnout Description	Lockbox Type	Cash Management	Excess Cash Trap Triggered by DSCR and/or Debt Yield Test (Y/N)	Tenant Specific Excess Cash Trap Trigger (Y/N)	Pari Passu (Y/N)	Pari Passu in Trust Controlling (Y/N)
							26	26
1	Loan	1, 6, 12, 19, 23	2	The Summit	6.3%	NAP	Hard	Springing	Yes	Yes	Yes	No
1.01	Property		1	Summit 1, 2	3.5%
1.02	Property		1	Summit 3	2.8%
2	Loan	10, 12, 13, 19, 21, 24	1	1888 Century Park East	6.3%	NAP	Hard	Springing	Yes	Yes	Yes	No
3	Loan	1, 11, 12, 16, 19, 24	1	Coleman Highline Phase IV	6.1%	NAP	Hard	Springing	Yes	Yes	Yes	No
4	Loan	1, 6, 12, 19	14	Twin Spans Business Park and Delaware River Industrial Park	5.8%	NAP	Springing	Springing	No	No	Yes	Yes
4.01	Property		1	350 Anchor Mill Road	1.1%
4.02	Property		1	301 Anchor Mill Road	0.8%
4.03	Property		1	400 Ships Landing Way	0.6%
4.04	Property		1	800 Ships Landing Way	0.6%
4.05	Property		1	6 Dockview	0.5%
4.06	Property		1	501 Ships Landing Way	0.4%
4.07	Property		1	250 Anchor Mill Road	0.3%
4.08	Property		1	10 Dockview Drive	0.3%
4.09	Property		1	7 - 23 Harborview Drive	0.2%
4.10	Property		1	200 Anchor Mill Road	0.2%
4.11	Property		1	300 Anchor Mill Road	0.2%
4.12	Property		1	27 - 55 Harborview Drive	0.2%
4.13	Property		1	100 Ships Landing	0.1%
4.14	Property		1	600 Ships Landing Way	0.1%
5	Loan	5, 6, 12, 16, 19, 28	19	IPCC National Storage Portfolio XVI	5.5%	NAP	None	Springing	Yes	No	Yes	No
5.01	Property		1	Crestwood Boulevard	0.6%
5.02	Property		1	Hallmark Drive	0.5%
5.03	Property		1	Gray Road	0.4%
5.04	Property		1	Marconi Avenue	0.4%
5.05	Property		1	Ocean Gateway	0.3%
5.06	Property		1	Amity Road	0.3%
5.07	Property		1	Gladstell Road	0.3%
5.08	Property		1	US Route One	0.3%
5.09	Property		1	Farm to Market 1093	0.3%
5.10	Property		1	Meade Avenue	0.3%
5.11	Property		1	Camp Horne	0.3%
5.12	Property		1	Hazel Avenue	0.3%
5.13	Property		1	Hoover Court	0.3%
5.14	Property		1	Highway 6 North	0.2%
5.15	Property		1	Farm to Market 725	0.2%
5.16	Property		1	Hidden Hill Road	0.2%
5.17	Property		1	Arndt Road	0.2%
5.18	Property		1	East Rosedale Street	0.1%
5.19	Property		1	Grisham Drive	0.1%
6	Loan	1, 2, 3, 12, 16, 19, 26, 27, 28	1	Rose Castle Apartments	5.1%	NAP	Soft	In Place	Yes	Yes	Yes	Yes
7	Loan	12, 24, 27, 28	1	2 Riverfront Plaza	4.8%	NAP	Hard	Springing	Yes	Yes	Yes	Yes
8	Loan	5, 6, 12, 16, 19, 28	17	IPCC National Storage Portfolio XV	4.5%	NAP	None	Springing	Yes	No	Yes	Yes
8.01	Property		1	West Indian School Road	0.6%
8.02	Property		1	Boalch Avenue Northwest	0.5%
8.03	Property		1	Lemay Ferry Road	0.3%
8.04	Property		1	East Southern Avenue	0.3%
8.05	Property		1	Anderson Road	0.3%
8.06	Property		1	Stoney Island Avenue	0.3%
8.07	Property		1	Duren Avenue	0.3%
8.08	Property		1	North Nova Road	0.3%
8.09	Property		1	Airport Road	0.2%
8.10	Property		1	South Pennington	0.2%
8.11	Property		1	Southwest 14th Court	0.2%
8.12	Property		1	Southeast Jennings Road	0.2%
8.13	Property		1	49th Street South and 8th Avenue South	0.2%
8.14	Property		1	South Broadway	0.2%
8.15	Property		1	30th Avenue North	0.2%
8.16	Property		1	Main Street	0.1%
8.17	Property		1	Warwick Boulevard	0.1%
9	Loan	1, 6, 12, 19, 23	6	Moonwater Office Portfolio	3.9%	NAP	Hard	Springing	Yes	Yes	Yes	No
9.01	Property		1	6543 Las Vegas Boulevard South	1.5%
9.02	Property		1	6226 West Sahara Avenue	0.9%
9.03	Property		1	10190 Covington Cross Drive	0.4%
9.04	Property		1	1450 Center Crossing Road	0.4%
9.05	Property		1	6551 Las Vegas Boulevard South	0.3%
9.06	Property		1	9901-9921 Covington Cross Drive	0.2%
10	Loan	1, 13, 21, 23	1	26 Broadway	3.3%	NAP	Hard	Springing	Yes	Yes	Yes	No
11	Loan	16	1	Autumn Lakes	3.0%	NAP	Springing	Springing	Yes	No	No	NAP
12	Loan	28, 30	1	Residence Inn Portland	3.0%	NAP	Springing	Springing	Yes	Yes	No	NAP
13	Loan	1, 3, 4, 6, 12, 17, 21, 23, 28	14	Bedrock Portfolio	2.5%	NAP	Springing (Residential); Hard (Commercial)	Springing	Yes	No	Yes	No
13.01	Property		1	First National Building	0.6%
13.02	Property		1	The Qube	0.4%
13.03	Property		1	Chrysler House	0.3%
13.04	Property		1	1001 Woodward	0.3%
13.05	Property		1	One Woodward	0.2%
13.06	Property		1	The Z Garage	0.2%
13.07	Property		1	Two Detroit Garage	0.1%
13.08	Property		1	1505 & 1515 Woodward	0.1%
13.09	Property		1	1001 Brush Street	0.1%
13.10	Property		1	The Assembly	0.1%
13.11	Property		1	419 Fort Street Garage	0.1%
13.12	Property		1	Vinton	0.0%

A-1-25

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	% of Initial Pool Balance	Holdback/ Earnout Description	Lockbox Type	Cash Management	Excess Cash Trap Triggered by DSCR and/or Debt Yield Test (Y/N)	Tenant Specific Excess Cash Trap Trigger (Y/N)	Pari Passu (Y/N)	Pari Passu in Trust Controlling (Y/N)
13.13	Property		1	1401 First Street	0.0%
13.14	Property		1	Lane Bryant Building	0.0%
14	Loan	28	1	Kings Row MHC	2.5%	NAP	Springing	Springing	Yes	No	No	NAP
15	Loan	23	1	Salina Meadows Office Park	2.4%	NAP	Hard	Springing	Yes	Yes	No	NAP
16	Loan	16, 19, 28	1	Fleet Farm Green Bay	2.4%	NAP	Hard	Springing	Yes	Yes	No	NAP
17	Loan	19	1	Poplin Place	2.3%	NAP	Hard	Springing	Yes	Yes	No	NAP
18	Loan	1, 6, 19, 21, 23	2	1100 & 820 First Street NE	2.0%	NAP	Hard	Springing	Yes	No	Yes	No
18.01	Property		1	1100 First Street NE	1.2%
18.02	Property		1	820 First Street NE	0.8%
19	Loan	16, 28	1	VVF	2.0%	NAP	Hard	Springing	Yes	Yes	No	NAP
20	Loan		1	Mini U Storage Columbia	2.0%	NAP	Springing	Springing	Yes	No	No	NAP
21	Loan	1, 19	1	Meadowood Mall	1.7%	NAP	Hard	Springing	Yes	Yes	Yes	No
22	Loan	5, 6, 12, 16, 19, 27	5	Visions Hotel Portfolio III	1.5%	NAP	Springing	Springing	Yes	No	Yes	No
22.01	Property		1	DoubleTree Utica	0.4%
22.02	Property		1	Fairfield Inn Cortland	0.2%
22.03	Property		1	Home2 Suites Utica	0.3%
22.04	Property		1	TownPlace Suites New Hartford	0.3%
22.05	Property		1	Best Western Fishkill	0.3%
23	Loan	2, 10, 16, 19	1	NeoGenomics Laboratories	1.5%	NAP	Soft	Springing	Yes	Yes	No	NAP
24	Loan	19	1	Adams County Self Storage	1.5%	NAP	Springing	Springing	Yes	No	No	NAP
25	Loan	2, 6	2	NYC MFRT Portfolio	1.5%	$339,267.50 deposited into the Capitalized Holdback Reserve to be distributed to the borrower upon certain conditions in the loan agreement	Soft (Residential); Hard (Commercial)	Springing	Yes	Yes	Yes	No
25.01	Property		1	45 John Street	0.8%
25.02	Property		1	2027-2127 Emmons Avenue	0.6%
26	Loan	19	1	HIX Bradenton	1.3%	$1,000,000 deposited into the Earnout Reserve to be distributed to the borrower upon certain conditions in the loan agreement	Hard	Springing	Yes	No	No	NAP
27	Loan	28	1	Decatur Business Center	1.3%	NAP	Springing	Springing	Yes	Yes	No	NAP
28	Loan	16, 19	1	5 Mile Plaza	1.2%	NAP	Springing	Springing	Yes	Yes	No	NAP
29	Loan	1, 6, 12, 13	34	AMF Portfolio	1.0%	NAP	Soft	Springing	Yes	No	Yes	No
29.01	Property		1	Cambridge Commons	0.1%
29.02	Property		1	Indian Lake I	0.1%
29.03	Property		1	Stewart Way 1	0.1%
29.04	Property		1	Cedargate Lancaster	0.0%
29.05	Property		1	Amesbury	0.0%
29.06	Property		1	Red Deer	0.0%
29.07	Property		1	Olivewood	0.0%
29.08	Property		1	Cherry Glen	0.0%
29.09	Property		1	Plumwood	0.0%
29.1	Property		1	Camelia Court	0.0%
29.11	Property		1	Cedargate	0.0%
29.12	Property		1	Millburn Court	0.0%
29.13	Property		1	Rosewood Apartments	0.0%
29.14	Property		1	Winthrop Court	0.0%
29.15	Property		1	Annhurst	0.0%
29.16	Property		1	Ashford Hills	0.0%
29.17	Property		1	Harbinwood	0.0%
29.18	Property		1	Willow Run - New Albany	0.0%
29.19	Property		1	Parkville	0.0%
29.2	Property		1	Applegate	0.0%
29.21	Property		1	Stonehenge	0.0%
29.22	Property		1	Meadowland	0.0%
29.23	Property		1	Amberwood - Massillion	0.0%
29.24	Property		1	Timberwood	0.0%
29.25	Property		1	Sherbrook	0.0%
29.26	Property		1	Stonehenge Apartments	0.0%
29.27	Property		1	Oakley Woods	0.0%
29.28	Property		1	Carriage Hill	0.0%
29.29	Property		1	Barrington	0.0%
29.3	Property		1	Andover Court	0.0%
29.31	Property		1	Greenglen II	0.0%
29.32	Property		1	Sandalwood	0.0%
29.33	Property		1	Spicewood	0.0%
29.34	Property		1	Meadowood - Mansfield	0.0%
30	Loan	16, 23, 26	1	7 Corporate Park	1.0%	NAP	Hard	Springing	Yes	No	No	NAP
31	Loan	7	1	Statesville Mini Storage	0.9%	$440,000 deposited into the Economic Holdback Reserve to be distributed to the borrower upon certain conditions in the loan agreement	Springing	Springing	Yes	No	No	NAP
32	Loan	19	1	Balch Springs Self Storage	0.9%	NAP	Springing	Springing	Yes	No	No	NAP
33	Loan	19, 23	1	Brush Hill Office Flex	0.8%	NAP	Springing	Springing	Yes	No	No	NAP
34	Loan	10, 16, 27	1	64-68 Maspeth Avenue	0.8%	NAP	Springing	Springing	Yes	No	No	NAP
35	Loan	2, 10, 16, 27	1	65 Maspeth Avenue	0.8%	NAP	Springing	Springing	Yes	No	No	NAP
36	Loan	2, 15, 19	1	Il Palazzo	0.7%	NAP	Springing	Springing	Yes	No	No	NAP
37	Loan	2	1	New Highlands Self Storage	0.6%	NAP	Springing	Springing	Yes	No	No	NAP
38	Loan		1	NSC Secure II Monroe Storage	0.6%	NAP	Springing	Springing	No	No	No	NAP
39	Loan	16	1	Highway 50 Storage	0.5%	NAP	Springing	Springing	Yes	No	No	NAP
40	Loan		1	Pine Ridge Square	0.5%	NAP	Springing	Springing	Yes	No	No	NAP
41	Loan	16	1	1547 Fulton Street	0.5%	NAP	Springing	Springing	No	No	No	NAP
42	Loan	28	1	Minnesota Lake MHC	0.4%	NAP	Springing	Springing	Yes	No	No	NAP
43	Loan	10, 16	1	484 Humboldt Street	0.4%	NAP	Springing	Springing	Yes	No	No	NAP
44	Loan	16, 19	1	Walgreens - Waterbury	0.4%	NAP	Hard	Springing	Yes	Yes	No	NAP
45	Loan	16, 19	1	Orange Professional Building	0.4%	NAP	Springing	Springing	Yes	Yes	No	NAP
46	Loan	16, 19	1	Walgreens - Port Allen	0.4%	NAP	Springing	Springing	No	No	No	NAP
47	Loan	16	1	Self Stor-It	0.4%	NAP	Springing	Springing	Yes	No	No	NAP
48	Loan	16, 19, 20	1	Murrells Inlet Station	0.3%	NAP	Springing	Springing	Yes	No	No	NAP
49	Loan	16, 19	1	Walgreens Fayetteville	0.3%	NAP	Springing	Springing	Yes	Yes	No	NAP
A-1-26

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	% of Initial Pool Balance	Trust Pari Passu Cut-off Date Balance ($)	Non-Trust Pari Passu Companion Loan Cut-off Date Balance ($)	Non-Trust Pari Passu Companion Loan Monthly Debt Service ($)	Total Trust and Non-Trust Pari Passu Companion Loan Monthly Debt Service ($)	Subordinate Companion Loan Cut-off Date Balance ($)	Subordinate Companion Loan Interest Rate	Whole Loan Cut-off Date Balance ($)	Whole Loan Monthly Debt Service ($)	Whole Loan Cut-off Date LTV Ratio (%)	Whole Loan Underwritten NCF DSCR (x)	Whole Loan Underwritten NOI Debt Yield (%)	Mezzanine Debt Cut-off Date Balance($)
								9	9				9		13
1	Loan	1, 6, 12, 19, 23	2	The Summit	6.3%	65,000,000	262,000,000	653,471.67	815,592.50	198,000,000	2.95200%	525,000,000	1,309,437.50	58.6%	2.56	7.8%	NAP
1.01	Property		1	Summit 1, 2	3.5%
1.02	Property		1	Summit 3	2.8%
2	Loan	10, 12, 13, 19, 21, 24	1	1888 Century Park East	6.3%	65,000,000	135,000,000	301,182.03	446,195.60	NAP	NAP	200,000,000	446,195.60	41.8%	4.35	12.1%	NAP
3	Loan	1, 11, 12, 16, 19, 24	1	Coleman Highline Phase IV	6.1%	62,600,000	182,400,000	384,430.16	516,367.27	268,500,000	2.49450%	513,500,000	1,082,263.65	65.0%	2.64	6.7%	NAP
4	Loan	1, 6, 12, 19	14	Twin Spans Business Park and Delaware River Industrial Park	5.8%	60,000,000	78,000,000	240,512.18	425,521.56	NAP	NAP	138,000,000	425,521.56	61.5%	2.23	8.7%	NAP
4.01	Property		1	350 Anchor Mill Road	1.1%
4.02	Property		1	301 Anchor Mill Road	0.8%
4.03	Property		1	400 Ships Landing Way	0.6%
4.04	Property		1	800 Ships Landing Way	0.6%
4.05	Property		1	6 Dockview	0.5%
4.06	Property		1	501 Ships Landing Way	0.4%
4.07	Property		1	250 Anchor Mill Road	0.3%
4.08	Property		1	10 Dockview Drive	0.3%
4.09	Property		1	7 - 23 Harborview Drive	0.2%
4.10	Property		1	200 Anchor Mill Road	0.2%
4.11	Property		1	300 Anchor Mill Road	0.2%
4.12	Property		1	27 - 55 Harborview Drive	0.2%
4.13	Property		1	100 Ships Landing	0.1%
4.14	Property		1	600 Ships Landing Way	0.1%
5	Loan	5, 6, 12, 16, 19, 28	19	IPCC National Storage Portfolio XVI	5.5%	57,000,000	60,000,000	183,919.45	358,642.92	NAP	NAP	117,000,000	358,642.92	47.8%	2.29	8.6%	NAP
5.01	Property		1	Crestwood Boulevard	0.6%
5.02	Property		1	Hallmark Drive	0.5%
5.03	Property		1	Gray Road	0.4%
5.04	Property		1	Marconi Avenue	0.4%
5.05	Property		1	Ocean Gateway	0.3%
5.06	Property		1	Amity Road	0.3%
5.07	Property		1	Gladstell Road	0.3%
5.08	Property		1	US Route One	0.3%
5.09	Property		1	Farm to Market 1093	0.3%
5.10	Property		1	Meade Avenue	0.3%
5.11	Property		1	Camp Horne	0.3%
5.12	Property		1	Hazel Avenue	0.3%
5.13	Property		1	Hoover Court	0.3%
5.14	Property		1	Highway 6 North	0.2%
5.15	Property		1	Farm to Market 725	0.2%
5.16	Property		1	Hidden Hill Road	0.2%
5.17	Property		1	Arndt Road	0.2%
5.18	Property		1	East Rosedale Street	0.1%
5.19	Property		1	Grisham Drive	0.1%
6	Loan	1, 2, 3, 12, 16, 19, 26, 27, 28	1	Rose Castle Apartments	5.1%	53,000,000	52,000,000	177,717.82	358,853.30	NAP	NAP	105,000,000	358,853.30	58.7%	1.88	7.8%	NAP
7	Loan	12, 24, 27, 28	1	2 Riverfront Plaza	4.8%	50,000,000	60,000,000	215,958.33	395,923.61	NAP	NAP	110,000,000	395,923.61	60.4%	2.05	9.4%	NAP
8	Loan	5, 6, 12, 16, 19, 28	17	IPCC National Storage Portfolio XV	4.5%	46,000,000	40,000,000	122,612.96	263,617.87	NAP	NAP	86,000,000	263,617.87	46.9%	2.29	8.7%	NAP
8.01	Property		1	West Indian School Road	0.6%
8.02	Property		1	Boalch Avenue Northwest	0.5%
8.03	Property		1	Lemay Ferry Road	0.3%
8.04	Property		1	East Southern Avenue	0.3%
8.05	Property		1	Anderson Road	0.3%
8.06	Property		1	Stoney Island Avenue	0.3%
8.07	Property		1	Duren Avenue	0.3%
8.08	Property		1	North Nova Road	0.3%
8.09	Property		1	Airport Road	0.2%
8.10	Property		1	South Pennington	0.2%
8.11	Property		1	Southwest 14th Court	0.2%
8.12	Property		1	Southeast Jennings Road	0.2%
8.13	Property		1	49th Street South and 8th Avenue South	0.2%
8.14	Property		1	South Broadway	0.2%
8.15	Property		1	30th Avenue North	0.2%
8.16	Property		1	Main Street	0.1%
8.17	Property		1	Warwick Boulevard	0.1%
9	Loan	1, 6, 12, 19, 23	6	Moonwater Office Portfolio	3.9%	40,000,000	76,000,000	373,874.31	570,650.27	NAP	NAP	116,000,000	570,650.27	59.1%	1.42	9.0%	NAP
9.01	Property		1	6543 Las Vegas Boulevard South	1.5%
9.02	Property		1	6226 West Sahara Avenue	0.9%
9.03	Property		1	10190 Covington Cross Drive	0.4%
9.04	Property		1	1450 Center Crossing Road	0.4%
9.05	Property		1	6551 Las Vegas Boulevard South	0.3%
9.06	Property		1	9901-9921 Covington Cross Drive	0.2%
10	Loan	1, 13, 21, 23	1	26 Broadway	3.3%	33,900,000	79,100,000	328,145.99	468,779.98	177,000,000	4.91000%	290,000,000	1,203,063.66	62.4%	1.34	7.1%	40,000,000
11	Loan	16	1	Autumn Lakes	3.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
12	Loan	28, 30	1	Residence Inn Portland	3.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
13	Loan	1, 3, 4, 6, 12, 17, 21, 23, 28	14	Bedrock Portfolio	2.5%	26,000,000	404,000,000	1,289,592.32	1,372,585.88	NAP	NAP	430,000,000	1,372,585.88	59.4%	3.30	13.6%	NAP
13.01	Property		1	First National Building	0.6%
13.02	Property		1	The Qube	0.4%
13.03	Property		1	Chrysler House	0.3%
13.04	Property		1	1001 Woodward	0.3%
13.05	Property		1	One Woodward	0.2%
13.06	Property		1	The Z Garage	0.2%
13.07	Property		1	Two Detroit Garage	0.1%
13.08	Property		1	1505 & 1515 Woodward	0.1%
13.09	Property		1	1001 Brush Street	0.1%
13.10	Property		1	The Assembly	0.1%
13.11	Property		1	419 Fort Street Garage	0.1%
13.12	Property		1	Vinton	0.0%

A-1-27

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	% of Initial Pool Balance	Trust Pari Passu Cut-off Date Balance ($)	Non-Trust Pari Passu Companion Loan Cut-off Date Balance ($)	Non-Trust Pari Passu Companion Loan Monthly Debt Service ($)	Total Trust and Non-Trust Pari Passu Companion Loan Monthly Debt Service ($)	Subordinate Companion Loan Cut-off Date Balance ($)	Subordinate Companion Loan Interest Rate	Whole Loan Cut-off Date Balance ($)	Whole Loan Monthly Debt Service ($)	Whole Loan Cut-off Date LTV Ratio (%)	Whole Loan Underwritten NCF DSCR (x)	Whole Loan Underwritten NOI Debt Yield (%)	Mezzanine Debt Cut-off Date Balance($)
13.13	Property		1	1401 First Street	0.0%
13.14	Property		1	Lane Bryant Building	0.0%
14	Loan	28	1	Kings Row MHC	2.5%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
15	Loan	23	1	Salina Meadows Office Park	2.4%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
16	Loan	16, 19, 28	1	Fleet Farm Green Bay	2.4%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
17	Loan	19	1	Poplin Place	2.3%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
18	Loan	1, 6, 19, 21, 23	2	1100 & 820 First Street NE	2.0%	21,000,000	190,000,000	481,998.56	535,272.08	NAP	NAP	211,000,000	535,272.08	63.6%	2.87	9.4%	NAP
18.01	Property		1	1100 First Street NE	1.2%
18.02	Property		1	820 First Street NE	0.8%
19	Loan	16, 28	1	VVF	2.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
20	Loan		1	Mini U Storage Columbia	2.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
21	Loan	1, 19	1	Meadowood Mall	1.7%	17,859,822	61,517,165	324,867.25	419,183.55	27,933,367	10.75000%	107,310,354	688,569.51	47.3%	1.81	14.8%	NAP
22	Loan	5, 6, 12, 16, 19, 27	5	Visions Hotel Portfolio III	1.5%	15,979,490	28,063,980	136,922.25	214,885.10	NAP	NAP	44,043,471	214,885.10	52.1%	2.44	15.7%	NAP
22.01	Property		1	DoubleTree Utica	0.4%
22.02	Property		1	Fairfield Inn Cortland	0.2%
22.03	Property		1	Home2 Suites Utica	0.3%
22.04	Property		1	TownPlace Suites New Hartford	0.3%
22.05	Property		1	Best Western Fishkill	0.3%
23	Loan	2, 10, 16, 19	1	NeoGenomics Laboratories	1.5%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
24	Loan	19	1	Adams County Self Storage	1.5%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
25	Loan	2, 6	2	NYC MFRT Portfolio	1.5%	15,200,000	45,000,000	150,562.50	201,419.17	NAP	NAP	60,200,000	201,419.17	51.5%	2.08	8.5%	NAP
25.01	Property		1	45 John Street	0.8%
25.02	Property		1	2027-2127 Emmons Avenue	0.6%
26	Loan	19	1	HIX Bradenton	1.3%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
27	Loan	28	1	Decatur Business Center	1.3%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
28	Loan	16, 19	1	5 Mile Plaza	1.2%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
29	Loan	1, 6, 12, 13	34	AMF Portfolio	1.0%	10,000,000	162,000,000	824,952.03	875,874.99	NAP	NAP	172,000,000	875,874.99	61.3%	1.51	9.8%	13,000,000
29.01	Property		1	Cambridge Commons	0.1%
29.02	Property		1	Indian Lake I	0.1%
29.03	Property		1	Stewart Way 1	0.1%
29.04	Property		1	Cedargate Lancaster	0.0%
29.05	Property		1	Amesbury	0.0%
29.06	Property		1	Red Deer	0.0%
29.07	Property		1	Olivewood	0.0%
29.08	Property		1	Cherry Glen	0.0%
29.09	Property		1	Plumwood	0.0%
29.1	Property		1	Camelia Court	0.0%
29.11	Property		1	Cedargate	0.0%
29.12	Property		1	Millburn Court	0.0%
29.13	Property		1	Rosewood Apartments	0.0%
29.14	Property		1	Winthrop Court	0.0%
29.15	Property		1	Annhurst	0.0%
29.16	Property		1	Ashford Hills	0.0%
29.17	Property		1	Harbinwood	0.0%
29.18	Property		1	Willow Run - New Albany	0.0%
29.19	Property		1	Parkville	0.0%
29.2	Property		1	Applegate	0.0%
29.21	Property		1	Stonehenge	0.0%
29.22	Property		1	Meadowland	0.0%
29.23	Property		1	Amberwood - Massillion	0.0%
29.24	Property		1	Timberwood	0.0%
29.25	Property		1	Sherbrook	0.0%
29.26	Property		1	Stonehenge Apartments	0.0%
29.27	Property		1	Oakley Woods	0.0%
29.28	Property		1	Carriage Hill	0.0%
29.29	Property		1	Barrington	0.0%
29.3	Property		1	Andover Court	0.0%
29.31	Property		1	Greenglen II	0.0%
29.32	Property		1	Sandalwood	0.0%
29.33	Property		1	Spicewood	0.0%
29.34	Property		1	Meadowood - Mansfield	0.0%
30	Loan	16, 23, 26	1	7 Corporate Park	1.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
31	Loan	7	1	Statesville Mini Storage	0.9%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
32	Loan	19	1	Balch Springs Self Storage	0.9%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
33	Loan	19, 23	1	Brush Hill Office Flex	0.8%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
34	Loan	10, 16, 27	1	64-68 Maspeth Avenue	0.8%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
35	Loan	2, 10, 16, 27	1	65 Maspeth Avenue	0.8%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
36	Loan	2, 15, 19	1	Il Palazzo	0.7%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
37	Loan	2	1	New Highlands Self Storage	0.6%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
38	Loan		1	NSC Secure II Monroe Storage	0.6%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
39	Loan	16	1	Highway 50 Storage	0.5%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
40	Loan		1	Pine Ridge Square	0.5%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
41	Loan	16	1	1547 Fulton Street	0.5%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
42	Loan	28	1	Minnesota Lake MHC	0.4%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
43	Loan	10, 16	1	484 Humboldt Street	0.4%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
44	Loan	16, 19	1	Walgreens - Waterbury	0.4%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
45	Loan	16, 19	1	Orange Professional Building	0.4%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
46	Loan	16, 19	1	Walgreens - Port Allen	0.4%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
47	Loan	16	1	Self Stor-It	0.4%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
48	Loan	16, 19, 20	1	Murrells Inlet Station	0.3%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
49	Loan	16, 19	1	Walgreens Fayetteville	0.3%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP

A-1-28

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	% of Initial Pool Balance	Mezzanine Debt Interest Rate (%)	Total Debt Cut-off Date Balance ($)	Total Debt Monthly Debt Service ($)	Total Debt Cut-off Date LTV Ratio (%)	Total Debt Underwritten NCF DSCR (x)	Total Debt Underwritten NOI Debt Yield (%)	Future Additional Debt Permitted (Y/N)	Future Debt Permitted Type
								9		13		13	13
1	Loan	1, 6, 12, 19, 23	2	The Summit	6.3%	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
1.01	Property		1	Summit 1, 2	3.5%
1.02	Property		1	Summit 3	2.8%
2	Loan	10, 12, 13, 19, 21, 24	1	1888 Century Park East	6.3%	NAP	NAP	NAP	NAP	NAP	NAP	Yes	Future Mezzanine Loan
3	Loan	1, 11, 12, 16, 19, 24	1	Coleman Highline Phase IV	6.1%	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
4	Loan	1, 6, 12, 19	14	Twin Spans Business Park and Delaware River Industrial Park	5.8%	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
4.01	Property		1	350 Anchor Mill Road	1.1%
4.02	Property		1	301 Anchor Mill Road	0.8%
4.03	Property		1	400 Ships Landing Way	0.6%
4.04	Property		1	800 Ships Landing Way	0.6%
4.05	Property		1	6 Dockview	0.5%
4.06	Property		1	501 Ships Landing Way	0.4%
4.07	Property		1	250 Anchor Mill Road	0.3%
4.08	Property		1	10 Dockview Drive	0.3%
4.09	Property		1	7 - 23 Harborview Drive	0.2%
4.10	Property		1	200 Anchor Mill Road	0.2%
4.11	Property		1	300 Anchor Mill Road	0.2%
4.12	Property		1	27 - 55 Harborview Drive	0.2%
4.13	Property		1	100 Ships Landing	0.1%
4.14	Property		1	600 Ships Landing Way	0.1%
5	Loan	5, 6, 12, 16, 19, 28	19	IPCC National Storage Portfolio XVI	5.5%	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
5.01	Property		1	Crestwood Boulevard	0.6%
5.02	Property		1	Hallmark Drive	0.5%
5.03	Property		1	Gray Road	0.4%
5.04	Property		1	Marconi Avenue	0.4%
5.05	Property		1	Ocean Gateway	0.3%
5.06	Property		1	Amity Road	0.3%
5.07	Property		1	Gladstell Road	0.3%
5.08	Property		1	US Route One	0.3%
5.09	Property		1	Farm to Market 1093	0.3%
5.10	Property		1	Meade Avenue	0.3%
5.11	Property		1	Camp Horne	0.3%
5.12	Property		1	Hazel Avenue	0.3%
5.13	Property		1	Hoover Court	0.3%
5.14	Property		1	Highway 6 North	0.2%
5.15	Property		1	Farm to Market 725	0.2%
5.16	Property		1	Hidden Hill Road	0.2%
5.17	Property		1	Arndt Road	0.2%
5.18	Property		1	East Rosedale Street	0.1%
5.19	Property		1	Grisham Drive	0.1%
6	Loan	1, 2, 3, 12, 16, 19, 26, 27, 28	1	Rose Castle Apartments	5.1%	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
7	Loan	12, 24, 27, 28	1	2 Riverfront Plaza	4.8%	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
8	Loan	5, 6, 12, 16, 19, 28	17	IPCC National Storage Portfolio XV	4.5%	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
8.01	Property		1	West Indian School Road	0.6%
8.02	Property		1	Boalch Avenue Northwest	0.5%
8.03	Property		1	Lemay Ferry Road	0.3%
8.04	Property		1	East Southern Avenue	0.3%
8.05	Property		1	Anderson Road	0.3%
8.06	Property		1	Stoney Island Avenue	0.3%
8.07	Property		1	Duren Avenue	0.3%
8.08	Property		1	North Nova Road	0.3%
8.09	Property		1	Airport Road	0.2%
8.10	Property		1	South Pennington	0.2%
8.11	Property		1	Southwest 14th Court	0.2%
8.12	Property		1	Southeast Jennings Road	0.2%
8.13	Property		1	49th Street South and 8th Avenue South	0.2%
8.14	Property		1	South Broadway	0.2%
8.15	Property		1	30th Avenue North	0.2%
8.16	Property		1	Main Street	0.1%
8.17	Property		1	Warwick Boulevard	0.1%
9	Loan	1, 6, 12, 19, 23	6	Moonwater Office Portfolio	3.9%	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
9.01	Property		1	6543 Las Vegas Boulevard South	1.5%
9.02	Property		1	6226 West Sahara Avenue	0.9%
9.03	Property		1	10190 Covington Cross Drive	0.4%
9.04	Property		1	1450 Center Crossing Road	0.4%
9.05	Property		1	6551 Las Vegas Boulevard South	0.3%
9.06	Property		1	9901-9921 Covington Cross Drive	0.2%
10	Loan	1, 13, 21, 23	1	26 Broadway	3.3%	8.75000%	330,000,000	1,498,781.25	71.0%	1.07	6.2%	No	NAP
11	Loan	16	1	Autumn Lakes	3.0%	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
12	Loan	28, 30	1	Residence Inn Portland	3.0%	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
13	Loan	1, 3, 4, 6, 12, 17, 21, 23, 28	14	Bedrock Portfolio	2.5%	NAP	NAP	NAP	NAP	NAP	NAP	Yes	Unsecured
13.01	Property		1	First National Building	0.6%
13.02	Property		1	The Qube	0.4%
13.03	Property		1	Chrysler House	0.3%
13.04	Property		1	1001 Woodward	0.3%
13.05	Property		1	One Woodward	0.2%
13.06	Property		1	The Z Garage	0.2%
13.07	Property		1	Two Detroit Garage	0.1%
13.08	Property		1	1505 & 1515 Woodward	0.1%
13.09	Property		1	1001 Brush Street	0.1%
13.10	Property		1	The Assembly	0.1%
13.11	Property		1	419 Fort Street Garage	0.1%
13.12	Property		1	Vinton	0.0%

A-1-29

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	% of Initial Pool Balance	Mezzanine Debt Interest Rate (%)	Total Debt Cut-off Date Balance ($)	Total Debt Monthly Debt Service ($)	Total Debt Cut-off Date LTV Ratio (%)	Total Debt Underwritten NCF DSCR (x)	Total Debt Underwritten NOI Debt Yield (%)	Future Additional Debt Permitted (Y/N)	Future Debt Permitted Type
13.13	Property		1	1401 First Street	0.0%
13.14	Property		1	Lane Bryant Building	0.0%
14	Loan	28	1	Kings Row MHC	2.5%	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
15	Loan	23	1	Salina Meadows Office Park	2.4%	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
16	Loan	16, 19, 28	1	Fleet Farm Green Bay	2.4%	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
17	Loan	19	1	Poplin Place	2.3%	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
18	Loan	1, 6, 19, 21, 23	2	1100 & 820 First Street NE	2.0%	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
18.01	Property		1	1100 First Street NE	1.2%
18.02	Property		1	820 First Street NE	0.8%
19	Loan	16, 28	1	VVF	2.0%	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
20	Loan		1	Mini U Storage Columbia	2.0%	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
21	Loan	1, 19	1	Meadowood Mall	1.7%	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
22	Loan	5, 6, 12, 16, 19, 27	5	Visions Hotel Portfolio III	1.5%	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
22.01	Property		1	DoubleTree Utica	0.4%
22.02	Property		1	Fairfield Inn Cortland	0.2%
22.03	Property		1	Home2 Suites Utica	0.3%
22.04	Property		1	TownPlace Suites New Hartford	0.3%
22.05	Property		1	Best Western Fishkill	0.3%
23	Loan	2, 10, 16, 19	1	NeoGenomics Laboratories	1.5%	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
24	Loan	19	1	Adams County Self Storage	1.5%	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
25	Loan	2, 6	2	NYC MFRT Portfolio	1.5%	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
25.01	Property		1	45 John Street	0.8%
25.02	Property		1	2027-2127 Emmons Avenue	0.6%
26	Loan	19	1	HIX Bradenton	1.3%	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
27	Loan	28	1	Decatur Business Center	1.3%	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
28	Loan	16, 19	1	5 Mile Plaza	1.2%	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
29	Loan	1, 6, 12, 13	34	AMF Portfolio	1.0%	6.67228249742403%	185,000,000	875,874.99	65.9%	1.51	9.1%	No	NAP
29.01	Property		1	Cambridge Commons	0.1%
29.02	Property		1	Indian Lake I	0.1%
29.03	Property		1	Stewart Way 1	0.1%
29.04	Property		1	Cedargate Lancaster	0.0%
29.05	Property		1	Amesbury	0.0%
29.06	Property		1	Red Deer	0.0%
29.07	Property		1	Olivewood	0.0%
29.08	Property		1	Cherry Glen	0.0%
29.09	Property		1	Plumwood	0.0%
29.1	Property		1	Camelia Court	0.0%
29.11	Property		1	Cedargate	0.0%
29.12	Property		1	Millburn Court	0.0%
29.13	Property		1	Rosewood Apartments	0.0%
29.14	Property		1	Winthrop Court	0.0%
29.15	Property		1	Annhurst	0.0%
29.16	Property		1	Ashford Hills	0.0%
29.17	Property		1	Harbinwood	0.0%
29.18	Property		1	Willow Run - New Albany	0.0%
29.19	Property		1	Parkville	0.0%
29.2	Property		1	Applegate	0.0%
29.21	Property		1	Stonehenge	0.0%
29.22	Property		1	Meadowland	0.0%
29.23	Property		1	Amberwood - Massillion	0.0%
29.24	Property		1	Timberwood	0.0%
29.25	Property		1	Sherbrook	0.0%
29.26	Property		1	Stonehenge Apartments	0.0%
29.27	Property		1	Oakley Woods	0.0%
29.28	Property		1	Carriage Hill	0.0%
29.29	Property		1	Barrington	0.0%
29.3	Property		1	Andover Court	0.0%
29.31	Property		1	Greenglen II	0.0%
29.32	Property		1	Sandalwood	0.0%
29.33	Property		1	Spicewood	0.0%
29.34	Property		1	Meadowood - Mansfield	0.0%
30	Loan	16, 23, 26	1	7 Corporate Park	1.0%	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
31	Loan	7	1	Statesville Mini Storage	0.9%	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
32	Loan	19	1	Balch Springs Self Storage	0.9%	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
33	Loan	19, 23	1	Brush Hill Office Flex	0.8%	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
34	Loan	10, 16, 27	1	64-68 Maspeth Avenue	0.8%	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
35	Loan	2, 10, 16, 27	1	65 Maspeth Avenue	0.8%	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
36	Loan	2, 15, 19	1	Il Palazzo	0.7%	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
37	Loan	2	1	New Highlands Self Storage	0.6%	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
38	Loan		1	NSC Secure II Monroe Storage	0.6%	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
39	Loan	16	1	Highway 50 Storage	0.5%	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
40	Loan		1	Pine Ridge Square	0.5%	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
41	Loan	16	1	1547 Fulton Street	0.5%	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
42	Loan	28	1	Minnesota Lake MHC	0.4%	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
43	Loan	10, 16	1	484 Humboldt Street	0.4%	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
44	Loan	16, 19	1	Walgreens - Waterbury	0.4%	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
45	Loan	16, 19	1	Orange Professional Building	0.4%	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
46	Loan	16, 19	1	Walgreens - Port Allen	0.4%	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
47	Loan	16	1	Self Stor-It	0.4%	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
48	Loan	16, 19, 20	1	Murrells Inlet Station	0.3%	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
49	Loan	16, 19	1	Walgreens Fayetteville	0.3%	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP

A-1-30

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	% of Initial Pool Balance	Sponsor

1	Loan	1, 6, 12, 19, 23	2	The Summit	6.3%	KKR Property Partners Americas (EEA) SCSp and KKR Property Partners Americas L.P.
1.01	Property		1	Summit 1, 2	3.5%
1.02	Property		1	Summit 3	2.8%
2	Loan	10, 12, 13, 19, 21, 24	1	1888 Century Park East	6.3%	Fifth Street Properties, LLC
3	Loan	1, 11, 12, 16, 19, 24	1	Coleman Highline Phase IV	6.1%	AGC Equity Partners Investments Ltd.
4	Loan	1, 6, 12, 19	14	Twin Spans Business Park and Delaware River Industrial Park	5.8%	E. Thomas Harvey, III, E. Thomas Harvey III Revocable Trust U/A/D April 19, 1990, As Amended, JWH 2017 Delaware Trust, JVWH 2017 Delaware Trust, ETH 2017 Delaware Trust and TJH 2017 Delaware Trust
4.01	Property		1	350 Anchor Mill Road	1.1%
4.02	Property		1	301 Anchor Mill Road	0.8%
4.03	Property		1	400 Ships Landing Way	0.6%
4.04	Property		1	800 Ships Landing Way	0.6%
4.05	Property		1	6 Dockview	0.5%
4.06	Property		1	501 Ships Landing Way	0.4%
4.07	Property		1	250 Anchor Mill Road	0.3%
4.08	Property		1	10 Dockview Drive	0.3%
4.09	Property		1	7 - 23 Harborview Drive	0.2%
4.10	Property		1	200 Anchor Mill Road	0.2%
4.11	Property		1	300 Anchor Mill Road	0.2%
4.12	Property		1	27 - 55 Harborview Drive	0.2%
4.13	Property		1	100 Ships Landing	0.1%
4.14	Property		1	600 Ships Landing Way	0.1%
5	Loan	5, 6, 12, 16, 19, 28	19	IPCC National Storage Portfolio XVI	5.5%	Inland Private Capital Corporation
5.01	Property		1	Crestwood Boulevard	0.6%
5.02	Property		1	Hallmark Drive	0.5%
5.03	Property		1	Gray Road	0.4%
5.04	Property		1	Marconi Avenue	0.4%
5.05	Property		1	Ocean Gateway	0.3%
5.06	Property		1	Amity Road	0.3%
5.07	Property		1	Gladstell Road	0.3%
5.08	Property		1	US Route One	0.3%
5.09	Property		1	Farm to Market 1093	0.3%
5.10	Property		1	Meade Avenue	0.3%
5.11	Property		1	Camp Horne	0.3%
5.12	Property		1	Hazel Avenue	0.3%
5.13	Property		1	Hoover Court	0.3%
5.14	Property		1	Highway 6 North	0.2%
5.15	Property		1	Farm to Market 725	0.2%
5.16	Property		1	Hidden Hill Road	0.2%
5.17	Property		1	Arndt Road	0.2%
5.18	Property		1	East Rosedale Street	0.1%
5.19	Property		1	Grisham Drive	0.1%
6	Loan	1, 2, 3, 12, 16, 19, 26, 27, 28	1	Rose Castle Apartments	5.1%	Zelig Weiss
7	Loan	12, 24, 27, 28	1	2 Riverfront Plaza	4.8%	Arch Street Capital Advisors
8	Loan	5, 6, 12, 16, 19, 28	17	IPCC National Storage Portfolio XV	4.5%	Inland Private Capital Corporation
8.01	Property		1	West Indian School Road	0.6%
8.02	Property		1	Boalch Avenue Northwest	0.5%
8.03	Property		1	Lemay Ferry Road	0.3%
8.04	Property		1	East Southern Avenue	0.3%
8.05	Property		1	Anderson Road	0.3%
8.06	Property		1	Stoney Island Avenue	0.3%
8.07	Property		1	Duren Avenue	0.3%
8.08	Property		1	North Nova Road	0.3%
8.09	Property		1	Airport Road	0.2%
8.10	Property		1	South Pennington	0.2%
8.11	Property		1	Southwest 14th Court	0.2%
8.12	Property		1	Southeast Jennings Road	0.2%
8.13	Property		1	49th Street South and 8th Avenue South	0.2%
8.14	Property		1	South Broadway	0.2%
8.15	Property		1	30th Avenue North	0.2%
8.16	Property		1	Main Street	0.1%
8.17	Property		1	Warwick Boulevard	0.1%
9	Loan	1, 6, 12, 19, 23	6	Moonwater Office Portfolio	3.9%	Ofir Hagay, Ryan Tedder and Keith Kantrowitz
9.01	Property		1	6543 Las Vegas Boulevard South	1.5%
9.02	Property		1	6226 West Sahara Avenue	0.9%
9.03	Property		1	10190 Covington Cross Drive	0.4%
9.04	Property		1	1450 Center Crossing Road	0.4%
9.05	Property		1	6551 Las Vegas Boulevard South	0.3%
9.06	Property		1	9901-9921 Covington Cross Drive	0.2%
10	Loan	1, 13, 21, 23	1	26 Broadway	3.3%	Meyer Chetrit and Jacob Chetrit
11	Loan	16	1	Autumn Lakes	3.0%	Bradley G. Newton
12	Loan	28, 30	1	Residence Inn Portland	3.0%	Apple Hospitality REIT, Inc.
13	Loan	1, 3, 4, 6, 12, 17, 21, 23, 28	14	Bedrock Portfolio	2.5%	Bedrock Detroit
13.01	Property		1	First National Building	0.6%
13.02	Property		1	The Qube	0.4%
13.03	Property		1	Chrysler House	0.3%
13.04	Property		1	1001 Woodward	0.3%
13.05	Property		1	One Woodward	0.2%
13.06	Property		1	The Z Garage	0.2%
13.07	Property		1	Two Detroit Garage	0.1%
13.08	Property		1	1505 & 1515 Woodward	0.1%
13.09	Property		1	1001 Brush Street	0.1%
13.10	Property		1	The Assembly	0.1%
13.11	Property		1	419 Fort Street Garage	0.1%
13.12	Property		1	Vinton	0.0%

A-1-31

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	% of Initial Pool Balance	Sponsor
13.13	Property		1	1401 First Street	0.0%
13.14	Property		1	Lane Bryant Building	0.0%
14	Loan	28	1	Kings Row MHC	2.5%	Ray K. Farris II
15	Loan	23	1	Salina Meadows Office Park	2.4%	Moshe Rothman
16	Loan	16, 19, 28	1	Fleet Farm Green Bay	2.4%	Jeff Pori
17	Loan	19	1	Poplin Place	2.3%	Mark Irgang
18	Loan	1, 6, 19, 21, 23	2	1100 & 820 First Street NE	2.0%	UNIZO Holdings U.S., LLC
18.01	Property		1	1100 First Street NE	1.2%
18.02	Property		1	820 First Street NE	0.8%
19	Loan	16, 28	1	VVF	2.0%	Christopher Beavor, Four Pillars Legacy Trust, Life Pillars, LLC and CAI Investments Healthcare Products I Master Lessee, LLC
20	Loan		1	Mini U Storage Columbia	2.0%	Dahn Corporation
21	Loan	1, 19	1	Meadowood Mall	1.7%	Simon Property Group, L.P.
22	Loan	5, 6, 12, 16, 19, 27	5	Visions Hotel Portfolio III	1.5%	Arun Patel and Hemant Patel
22.01	Property		1	DoubleTree Utica	0.4%
22.02	Property		1	Fairfield Inn Cortland	0.2%
22.03	Property		1	Home2 Suites Utica	0.3%
22.04	Property		1	TownPlace Suites New Hartford	0.3%
22.05	Property		1	Best Western Fishkill	0.3%
23	Loan	2, 10, 16, 19	1	NeoGenomics Laboratories	1.5%	Tracey Darroll
24	Loan	19	1	Adams County Self Storage	1.5%	George Thacker, Lawrence Charles Kaplan and Richard Schontz
25	Loan	2, 6	2	NYC MFRT Portfolio	1.5%	Yakubov US Trust 2013, a Florida Trust and Thomas Yakubaros
25.01	Property		1	45 John Street	0.8%
25.02	Property		1	2027-2127 Emmons Avenue	0.6%
26	Loan	19	1	HIX Bradenton	1.3%	Dennis Hulsing
27	Loan	28	1	Decatur Business Center	1.3%	Terrall C. York
28	Loan	16, 19	1	5 Mile Plaza	1.2%	Brian Weiss
29	Loan	1, 6, 12, 13	34	AMF Portfolio	1.0%	Arbor Realty Sr, Inc.
29.01	Property		1	Cambridge Commons	0.1%
29.02	Property		1	Indian Lake I	0.1%
29.03	Property		1	Stewart Way 1	0.1%
29.04	Property		1	Cedargate Lancaster	0.0%
29.05	Property		1	Amesbury	0.0%
29.06	Property		1	Red Deer	0.0%
29.07	Property		1	Olivewood	0.0%
29.08	Property		1	Cherry Glen	0.0%
29.09	Property		1	Plumwood	0.0%
29.1	Property		1	Camelia Court	0.0%
29.11	Property		1	Cedargate	0.0%
29.12	Property		1	Millburn Court	0.0%
29.13	Property		1	Rosewood Apartments	0.0%
29.14	Property		1	Winthrop Court	0.0%
29.15	Property		1	Annhurst	0.0%
29.16	Property		1	Ashford Hills	0.0%
29.17	Property		1	Harbinwood	0.0%
29.18	Property		1	Willow Run - New Albany	0.0%
29.19	Property		1	Parkville	0.0%
29.2	Property		1	Applegate	0.0%
29.21	Property		1	Stonehenge	0.0%
29.22	Property		1	Meadowland	0.0%
29.23	Property		1	Amberwood - Massillion	0.0%
29.24	Property		1	Timberwood	0.0%
29.25	Property		1	Sherbrook	0.0%
29.26	Property		1	Stonehenge Apartments	0.0%
29.27	Property		1	Oakley Woods	0.0%
29.28	Property		1	Carriage Hill	0.0%
29.29	Property		1	Barrington	0.0%
29.3	Property		1	Andover Court	0.0%
29.31	Property		1	Greenglen II	0.0%
29.32	Property		1	Sandalwood	0.0%
29.33	Property		1	Spicewood	0.0%
29.34	Property		1	Meadowood - Mansfield	0.0%
30	Loan	16, 23, 26	1	7 Corporate Park	1.0%	Yongsam Lee, Jenny Lee, Yongsam Lee as trustee of the Yongsam and Jenny Lee Revocable Trust dated March 25, 2008 and Jenny Lee as trustee of the Yongsam and Jenny Lee Revocable Trust dated March 25, 2008
31	Loan	7	1	Statesville Mini Storage	0.9%	George Thacker, Lawrence Charles Kaplan and Richard Schontz
32	Loan	19	1	Balch Springs Self Storage	0.9%	David Beattie, Jay Beattie and Allan L. Beattie, Jr.
33	Loan	19, 23	1	Brush Hill Office Flex	0.8%	George Thacker, Lawrence Charles Kaplan and Riverside Realty Capital
34	Loan	10, 16, 27	1	64-68 Maspeth Avenue	0.8%	William Whitman Harsh and Tryline Fund I LLC
35	Loan	2, 10, 16, 27	1	65 Maspeth Avenue	0.8%	William Whitman Harsh and Tryline Fund I LLC
36	Loan	2, 15, 19	1	Il Palazzo	0.7%	Ted L. Barr, Joseph G. Greulich and Benjamin D. Sheridan
37	Loan	2	1	New Highlands Self Storage	0.6%	Duane P. McQuillen, Joseph L. Saunders, Richard A. Miller and Jeffrey A. Clyne
38	Loan		1	NSC Secure II Monroe Storage	0.6%	Adam Pogoda
39	Loan	16	1	Highway 50 Storage	0.5%	Crystal View Capital Fund II LLC
40	Loan		1	Pine Ridge Square	0.5%	The Ann S. Aikens Revocable Trust UTA dated April 8, 1991
41	Loan	16	1	1547 Fulton Street	0.5%	Gideon Platt
42	Loan	28	1	Minnesota Lake MHC	0.4%	Christine L. Boddy and the Credit Spouse’s Trust created under the David H. Boddy Trust dated January 15, 2008, as amended
43	Loan	10, 16	1	484 Humboldt Street	0.4%	William Whitman Harsh and Tryline Fund I LLC
44	Loan	16, 19	1	Walgreens - Waterbury	0.4%	Irwin Greenberg
45	Loan	16, 19	1	Orange Professional Building	0.4%	Ted L. Barr, Joseph G. Greulich and Benjamin D. Sheridan
46	Loan	16, 19	1	Walgreens - Port Allen	0.4%	Harris Toibb
47	Loan	16	1	Self Stor-It	0.4%	Joseph P. Markowicz, Trustee of The Market 8 Trust
48	Loan	16, 19, 20	1	Murrells Inlet Station	0.3%	Peter Ferraro, Jr.
49	Loan	16, 19	1	Walgreens Fayetteville	0.3%	R. Michael Delagnes and Clayton E. Mitchell

A-1-32

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	% of Initial Pool Balance	Non-Recourse Carveout Guarantor	Delaware Statutory Trust (Y/N)	Tenants-in-common (Y/N)	Loan Purpose	Property Located Within a Qualified Opportunity Zone (Y/N)
										29
1	Loan	1, 6, 12, 19, 23	2	The Summit	6.3%	KKR Property Partners Americas (EEA) SCSp and KKR Property Partners Americas L.P.	No	No	Refinance
1.01	Property		1	Summit 1, 2	3.5%					No
1.02	Property		1	Summit 3	2.8%					No
2	Loan	10, 12, 13, 19, 21, 24	1	1888 Century Park East	6.3%	NAP	No	No	Recapitalization	No
3	Loan	1, 11, 12, 16, 19, 24	1	Coleman Highline Phase IV	6.1%	NAP	No	No	Acquisition	No
4	Loan	1, 6, 12, 19	14	Twin Spans Business Park and Delaware River Industrial Park	5.8%	E. Thomas Harvey, III, E. Thomas Harvey III Revocable Trust U/A/D April 19, 1990, As Amended, JWH 2017 Delaware Trust, JVWH 2017 Delaware Trust, ETH 2017 Delaware Trust and TJH 2017 Delaware Trust	No	No	Refinance
4.01	Property		1	350 Anchor Mill Road	1.1%					No
4.02	Property		1	301 Anchor Mill Road	0.8%					No
4.03	Property		1	400 Ships Landing Way	0.6%					No
4.04	Property		1	800 Ships Landing Way	0.6%					No
4.05	Property		1	6 Dockview	0.5%					No
4.06	Property		1	501 Ships Landing Way	0.4%					No
4.07	Property		1	250 Anchor Mill Road	0.3%					No
4.08	Property		1	10 Dockview Drive	0.3%					No
4.09	Property		1	7 - 23 Harborview Drive	0.2%					No
4.10	Property		1	200 Anchor Mill Road	0.2%					No
4.11	Property		1	300 Anchor Mill Road	0.2%					No
4.12	Property		1	27 - 55 Harborview Drive	0.2%					No
4.13	Property		1	100 Ships Landing	0.1%					No
4.14	Property		1	600 Ships Landing Way	0.1%					No
5	Loan	5, 6, 12, 16, 19, 28	19	IPCC National Storage Portfolio XVI	5.5%	Inland Private Capital Corporation	Yes	No	Acquisition
5.01	Property		1	Crestwood Boulevard	0.6%					No
5.02	Property		1	Hallmark Drive	0.5%					No
5.03	Property		1	Gray Road	0.4%					No
5.04	Property		1	Marconi Avenue	0.4%					No
5.05	Property		1	Ocean Gateway	0.3%					No
5.06	Property		1	Amity Road	0.3%					No
5.07	Property		1	Gladstell Road	0.3%					No
5.08	Property		1	US Route One	0.3%					No
5.09	Property		1	Farm to Market 1093	0.3%					No
5.10	Property		1	Meade Avenue	0.3%					No
5.11	Property		1	Camp Horne	0.3%					No
5.12	Property		1	Hazel Avenue	0.3%					No
5.13	Property		1	Hoover Court	0.3%					No
5.14	Property		1	Highway 6 North	0.2%					No
5.15	Property		1	Farm to Market 725	0.2%					No
5.16	Property		1	Hidden Hill Road	0.2%					No
5.17	Property		1	Arndt Road	0.2%					No
5.18	Property		1	East Rosedale Street	0.1%					No
5.19	Property		1	Grisham Drive	0.1%					No
6	Loan	1, 2, 3, 12, 16, 19, 26, 27, 28	1	Rose Castle Apartments	5.1%	Zelig Weiss	No	No	Refinance	No
7	Loan	12, 24, 27, 28	1	2 Riverfront Plaza	4.8%	NAP	No	No	Refinance	No
8	Loan	5, 6, 12, 16, 19, 28	17	IPCC National Storage Portfolio XV	4.5%	Inland Private Capital Corporation	Yes	No	Acquisition
8.01	Property		1	West Indian School Road	0.6%					No
8.02	Property		1	Boalch Avenue Northwest	0.5%					No
8.03	Property		1	Lemay Ferry Road	0.3%					No
8.04	Property		1	East Southern Avenue	0.3%					No
8.05	Property		1	Anderson Road	0.3%					No
8.06	Property		1	Stoney Island Avenue	0.3%					No
8.07	Property		1	Duren Avenue	0.3%					No
8.08	Property		1	North Nova Road	0.3%					No
8.09	Property		1	Airport Road	0.2%					No
8.10	Property		1	South Pennington	0.2%					No
8.11	Property		1	Southwest 14th Court	0.2%					No
8.12	Property		1	Southeast Jennings Road	0.2%					No
8.13	Property		1	49th Street South and 8th Avenue South	0.2%					No
8.14	Property		1	South Broadway	0.2%					No
8.15	Property		1	30th Avenue North	0.2%					No
8.16	Property		1	Main Street	0.1%					No
8.17	Property		1	Warwick Boulevard	0.1%					No
9	Loan	1, 6, 12, 19, 23	6	Moonwater Office Portfolio	3.9%	Ofir Hagay, Ryan Tedder and Keith Kantrowitz	No	Yes	Recapitalization
9.01	Property		1	6543 Las Vegas Boulevard South	1.5%					No
9.02	Property		1	6226 West Sahara Avenue	0.9%					No
9.03	Property		1	10190 Covington Cross Drive	0.4%					No
9.04	Property		1	1450 Center Crossing Road	0.4%					No
9.05	Property		1	6551 Las Vegas Boulevard South	0.3%					No
9.06	Property		1	9901-9921 Covington Cross Drive	0.2%					No
10	Loan	1, 13, 21, 23	1	26 Broadway	3.3%	Meyer Chetrit and Jacob Chetrit	No	No	Refinance	No
11	Loan	16	1	Autumn Lakes	3.0%	Bradley G. Newton	No	No	Refinance	No
12	Loan	28, 30	1	Residence Inn Portland	3.0%	Apple Hospitality REIT, Inc.	No	No	Refinance	No
13	Loan	1, 3, 4, 6, 12, 17, 21, 23, 28	14	Bedrock Portfolio	2.5%	Rock Backer LLC	No	No	Refinance
13.01	Property		1	First National Building	0.6%					Yes
13.02	Property		1	The Qube	0.4%					Yes
13.03	Property		1	Chrysler House	0.3%					Yes
13.04	Property		1	1001 Woodward	0.3%					Yes
13.05	Property		1	One Woodward	0.2%					Yes
13.06	Property		1	The Z Garage	0.2%					Yes
13.07	Property		1	Two Detroit Garage	0.1%					Yes
13.08	Property		1	1505 & 1515 Woodward	0.1%					Yes
13.09	Property		1	1001 Brush Street	0.1%					Yes
13.10	Property		1	The Assembly	0.1%					Yes
13.11	Property		1	419 Fort Street Garage	0.1%					Yes
13.12	Property		1	Vinton	0.0%					Yes
A-1-33

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	% of Initial Pool Balance	Non-Recourse Carveout Guarantor	Delaware Statutory Trust (Y/N)	Tenants-in-common (Y/N)	Loan Purpose	Property Located Within a Qualified Opportunity Zone (Y/N)
13.13	Property		1	1401 First Street	0.0%					Yes
13.14	Property		1	Lane Bryant Building	0.0%					Yes
14	Loan	28	1	Kings Row MHC	2.5%	Ray K. Farris II	No	No	Recapitalization	No
15	Loan	23	1	Salina Meadows Office Park	2.4%	Moshe Rothman	No	No	Acquisition	No
16	Loan	16, 19, 28	1	Fleet Farm Green Bay	2.4%	Jeff Pori	Yes	No	Acquisition	No
17	Loan	19	1	Poplin Place	2.3%	Mark Irgang	No	No	Acquisition	No
18	Loan	1, 6, 19, 21, 23	2	1100 & 820 First Street NE	2.0%	UNIZO Holdings U.S., LLC	No	No	Recapitalization
18.01	Property		1	1100 First Street NE	1.2%					No
18.02	Property		1	820 First Street NE	0.8%					No
19	Loan	16, 28	1	VVF	2.0%	Christopher Beavor, Four Pillars Legacy Trust, Life Pillars, LLC and CAI Investments Healthcare Products I Master Lessee, LLC	Yes	No	Acquisition	No
20	Loan		1	Mini U Storage Columbia	2.0%	Dahn Corporation	No	No	Refinance	No
21	Loan	1, 19	1	Meadowood Mall	1.7%	Simon Property Group, L.P.	No	No	Refinance	No
22	Loan	5, 6, 12, 16, 19, 27	5	Visions Hotel Portfolio III	1.5%	Arun Patel and Hemant Patel	No	No	Refinance
22.01	Property		1	DoubleTree Utica	0.4%					No
22.02	Property		1	Fairfield Inn Cortland	0.2%					No
22.03	Property		1	Home2 Suites Utica	0.3%					No
22.04	Property		1	TownPlace Suites New Hartford	0.3%					No
22.05	Property		1	Best Western Fishkill	0.3%					No
23	Loan	2, 10, 16, 19	1	NeoGenomics Laboratories	1.5%	Tracey Darroll	No	No	Acquisition	No
24	Loan	19	1	Adams County Self Storage	1.5%	George Thacker, Lawrence Charles Kaplan and Richard Schontz	No	No	Acquisition	No
25	Loan	2, 6	2	NYC MFRT Portfolio	1.5%	Yakubov US Trust 2013, a Florida Trust and Thomas Yakubaros	No	No	Refinance
25.01	Property		1	45 John Street	0.8%					No
25.02	Property		1	2027-2127 Emmons Avenue	0.6%					No
26	Loan	19	1	HIX Bradenton	1.3%	Dennis Hulsing	No	No	Refinance	No
27	Loan	28	1	Decatur Business Center	1.3%	Terrall C. York	No	No	Refinance	No
28	Loan	16, 19	1	5 Mile Plaza	1.2%	Brian Weiss	No	No	Acquisition	No
29	Loan	1, 6, 12, 13	34	AMF Portfolio	1.0%	Arbor Realty Sr, Inc.	No	No	Refinance
29.01	Property		1	Cambridge Commons	0.1%					No
29.02	Property		1	Indian Lake I	0.1%					No
29.03	Property		1	Stewart Way 1	0.1%					No
29.04	Property		1	Cedargate Lancaster	0.0%					No
29.05	Property		1	Amesbury	0.0%					No
29.06	Property		1	Red Deer	0.0%					No
29.07	Property		1	Olivewood	0.0%					No
29.08	Property		1	Cherry Glen	0.0%					No
29.09	Property		1	Plumwood	0.0%					No
29.1	Property		1	Camelia Court	0.0%					No
29.11	Property		1	Cedargate	0.0%					No
29.12	Property		1	Millburn Court	0.0%					No
29.13	Property		1	Rosewood Apartments	0.0%					No
29.14	Property		1	Winthrop Court	0.0%					No
29.15	Property		1	Annhurst	0.0%					No
29.16	Property		1	Ashford Hills	0.0%					No
29.17	Property		1	Harbinwood	0.0%					No
29.18	Property		1	Willow Run - New Albany	0.0%					No
29.19	Property		1	Parkville	0.0%					No
29.2	Property		1	Applegate	0.0%					No
29.21	Property		1	Stonehenge	0.0%					No
29.22	Property		1	Meadowland	0.0%					No
29.23	Property		1	Amberwood - Massillion	0.0%					No
29.24	Property		1	Timberwood	0.0%					No
29.25	Property		1	Sherbrook	0.0%					No
29.26	Property		1	Stonehenge Apartments	0.0%					No
29.27	Property		1	Oakley Woods	0.0%					No
29.28	Property		1	Carriage Hill	0.0%					No
29.29	Property		1	Barrington	0.0%					No
29.3	Property		1	Andover Court	0.0%					No
29.31	Property		1	Greenglen II	0.0%					No
29.32	Property		1	Sandalwood	0.0%					No
29.33	Property		1	Spicewood	0.0%					No
29.34	Property		1	Meadowood - Mansfield	0.0%					No
30	Loan	16, 23, 26	1	7 Corporate Park	1.0%	Yongsam Lee, Jenny Lee, Yongsam Lee as trustee of the Yongsam and Jenny Lee Revocable Trust dated March 25, 2008 and Jenny Lee as trustee of the Yongsam and Jenny Lee Revocable Trust dated March 25, 2008	No	No	Acquisition	No
31	Loan	7	1	Statesville Mini Storage	0.9%	George Thacker, Lawrence Charles Kaplan and Richard Schontz	No	No	Acquisition	No
32	Loan	19	1	Balch Springs Self Storage	0.9%	David Beattie, Jay Beattie and Allan L. Beattie, Jr.	No	Yes	Acquisition	No
33	Loan	19, 23	1	Brush Hill Office Flex	0.8%	George Thacker and Lawrence Charles Kaplan	No	No	Acquisition	No
34	Loan	10, 16, 27	1	64-68 Maspeth Avenue	0.8%	William Whitman Harsh and Tryline Fund I LLC	No	No	Acquisition	No
35	Loan	2, 10, 16, 27	1	65 Maspeth Avenue	0.8%	William Whitman Harsh and Tryline Fund I LLC	No	No	Acquisition	No
36	Loan	2, 15, 19	1	Il Palazzo	0.7%	Ted L. Barr, Joseph G. Greulich and Benjamin D. Sheridan	No	No	Acquisition	No
37	Loan	2	1	New Highlands Self Storage	0.6%	Duane P. McQuillen, Joseph L. Saunders, Richard A. Miller and Jeffrey A. Clyne	No	No	Refinance	No
38	Loan		1	NSC Secure II Monroe Storage	0.6%	Adam Pogoda	No	Yes	Acquisition	No
39	Loan	16	1	Highway 50 Storage	0.5%	Crystal View Capital Fund II LLC	No	No	Refinance	No
40	Loan		1	Pine Ridge Square	0.5%	The Ann S. Aikens Revocable Trust UTA dated April 8, 1991	No	No	Refinance	No
41	Loan	16	1	1547 Fulton Street	0.5%	Gideon Platt	No	No	Refinance	No
42	Loan	28	1	Minnesota Lake MHC	0.4%	Christine L. Boddy and the Credit Spouse’s Trust created under the David H. Boddy Trust dated January 15, 2008, as amended	No	No	Refinance	No
43	Loan	10, 16	1	484 Humboldt Street	0.4%	William Whitman Harsh and Tryline Fund I LLC	No	No	Acquisition	No
44	Loan	16, 19	1	Walgreens - Waterbury	0.4%	Irwin Greenberg	No	No	Acquisition	No
45	Loan	16, 19	1	Orange Professional Building	0.4%	Ted L. Barr, Joseph G. Greulich and Benjamin D. Sheridan	No	No	Recapitalization	No
46	Loan	16, 19	1	Walgreens - Port Allen	0.4%	Harris Toibb	No	No	Acquisition	No
47	Loan	16	1	Self Stor-It	0.4%	Joseph P. Markowicz, Trustee of The Market 8 Trust	No	No	Refinance	No
48	Loan	16, 19, 20	1	Murrells Inlet Station	0.3%	Peter Ferraro, Jr.	No	No	Acquisition	No
49	Loan	16, 19	1	Walgreens Fayetteville	0.3%	R. Michael Delagnes and Clayton E. Mitchell	No	No	Acquisition	No

A-1-34

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	% of Initial Pool Balance	Sources: Loan Amount ($)	Sources: Principal’s New Cash Contribution ($)	Sources: Subordinate Debt ($)	Sources: Other Sources ($)	Sources: Total Sources ($)	Uses: Loan Payoff ($)	Uses: Purchase Price ($)	Uses: Closing Costs ($)	Uses: Reserves ($)	Uses: Principal Equity Distribution ($)	Uses: Other Uses ($)	Uses: Total Uses ($)	Franchise Agreement Expiration	Underwritten ADR ($)	Underwritten RevPAR ($)	Underwritten Hotel Occupancy (%)

1	Loan	1, 6, 12, 19, 23	2	The Summit	6.3%	327,000,000	0	198,000,000	0	525,000,000	382,728,320	0	3,022,936	9,900,543	129,348,201	0	525,000,000	NAP	NAP	NAP	NAP
1.01	Property		1	Summit 1, 2	3.5%													NAP	NAP	NAP	NAP
1.02	Property		1	Summit 3	2.8%													NAP	NAP	NAP	NAP
2	Loan	10, 12, 13, 19, 21, 24	1	1888 Century Park East	6.3%	200,000,000	0	0	0	200,000,000	0	0	3,624,933	7,850,385	188,524,682	0	200,000,000	NAP	NAP	NAP	NAP
3	Loan	1, 11, 12, 16, 19, 24	1	Coleman Highline Phase IV	6.1%	245,000,000	291,039,125	268,500,000	0	804,539,125	0	780,000,000	13,749,008	10,790,118	0	0	804,539,125	NAP	NAP	NAP	NAP
4	Loan	1, 6, 12, 19	14	Twin Spans Business Park and Delaware River Industrial Park	5.8%	138,000,000	0	0		138,000,000	89,548,238	0	1,832,245	993,028	45,626,489	0	138,000,000	NAP	NAP	NAP	NAP
4.01	Property		1	350 Anchor Mill Road	1.1%													NAP	NAP	NAP	NAP
4.02	Property		1	301 Anchor Mill Road	0.8%													NAP	NAP	NAP	NAP
4.03	Property		1	400 Ships Landing Way	0.6%													NAP	NAP	NAP	NAP
4.04	Property		1	800 Ships Landing Way	0.6%													NAP	NAP	NAP	NAP
4.05	Property		1	6 Dockview	0.5%													NAP	NAP	NAP	NAP
4.06	Property		1	501 Ships Landing Way	0.4%													NAP	NAP	NAP	NAP
4.07	Property		1	250 Anchor Mill Road	0.3%													NAP	NAP	NAP	NAP
4.08	Property		1	10 Dockview Drive	0.3%													NAP	NAP	NAP	NAP
4.09	Property		1	7 - 23 Harborview Drive	0.2%													NAP	NAP	NAP	NAP
4.10	Property		1	200 Anchor Mill Road	0.2%													NAP	NAP	NAP	NAP
4.11	Property		1	300 Anchor Mill Road	0.2%													NAP	NAP	NAP	NAP
4.12	Property		1	27 - 55 Harborview Drive	0.2%													NAP	NAP	NAP	NAP
4.13	Property		1	100 Ships Landing	0.1%													NAP	NAP	NAP	NAP
4.14	Property		1	600 Ships Landing Way	0.1%													NAP	NAP	NAP	NAP
5	Loan	5, 6, 12, 16, 19, 28	19	IPCC National Storage Portfolio XVI	5.5%	117,000,000	135,299,554	0	0	252,299,554	0	243,118,000	2,474,039	733,115	0	5,974,400	252,299,554	NAP	NAP	NAP	NAP
5.01	Property		1	Crestwood Boulevard	0.6%													NAP	NAP	NAP	NAP
5.02	Property		1	Hallmark Drive	0.5%													NAP	NAP	NAP	NAP
5.03	Property		1	Gray Road	0.4%													NAP	NAP	NAP	NAP
5.04	Property		1	Marconi Avenue	0.4%													NAP	NAP	NAP	NAP
5.05	Property		1	Ocean Gateway	0.3%													NAP	NAP	NAP	NAP
5.06	Property		1	Amity Road	0.3%													NAP	NAP	NAP	NAP
5.07	Property		1	Gladstell Road	0.3%													NAP	NAP	NAP	NAP
5.08	Property		1	US Route One	0.3%													NAP	NAP	NAP	NAP
5.09	Property		1	Farm to Market 1093	0.3%													NAP	NAP	NAP	NAP
5.10	Property		1	Meade Avenue	0.3%													NAP	NAP	NAP	NAP
5.11	Property		1	Camp Horne	0.3%													NAP	NAP	NAP	NAP
5.12	Property		1	Hazel Avenue	0.3%													NAP	NAP	NAP	NAP
5.13	Property		1	Hoover Court	0.3%													NAP	NAP	NAP	NAP
5.14	Property		1	Highway 6 North	0.2%													NAP	NAP	NAP	NAP
5.15	Property		1	Farm to Market 725	0.2%													NAP	NAP	NAP	NAP
5.16	Property		1	Hidden Hill Road	0.2%													NAP	NAP	NAP	NAP
5.17	Property		1	Arndt Road	0.2%													NAP	NAP	NAP	NAP
5.18	Property		1	East Rosedale Street	0.1%													NAP	NAP	NAP	NAP
5.19	Property		1	Grisham Drive	0.1%													NAP	NAP	NAP	NAP
6	Loan	1, 2, 3, 12, 16, 19, 26, 27, 28	1	Rose Castle Apartments	5.1%	105,000,000	0	0	0	105,000,000	72,974,654	0	1,534,046	12,541,930	17,949,369	0	105,000,000	NAP	NAP	NAP	NAP
7	Loan	12, 24, 27, 28	1	2 Riverfront Plaza	4.8%	110,000,000	0	0	0	110,000,000	107,720,166	0	1,863,929	0	415,906	0	110,000,000	NAP	NAP	NAP	NAP
8	Loan	5, 6, 12, 16, 19, 28	17	IPCC National Storage Portfolio XV	4.5%	86,000,000	104,740,667	0	0	190,740,667	0	182,336,000	1,615,427	295,400	0	6,493,840	190,740,667	NAP	NAP	NAP	NAP
8.01	Property		1	West Indian School Road	0.6%													NAP	NAP	NAP	NAP
8.02	Property		1	Boalch Avenue Northwest	0.5%													NAP	NAP	NAP	NAP
8.03	Property		1	Lemay Ferry Road	0.3%													NAP	NAP	NAP	NAP
8.04	Property		1	East Southern Avenue	0.3%													NAP	NAP	NAP	NAP
8.05	Property		1	Anderson Road	0.3%													NAP	NAP	NAP	NAP
8.06	Property		1	Stoney Island Avenue	0.3%													NAP	NAP	NAP	NAP
8.07	Property		1	Duren Avenue	0.3%													NAP	NAP	NAP	NAP
8.08	Property		1	North Nova Road	0.3%													NAP	NAP	NAP	NAP
8.09	Property		1	Airport Road	0.2%													NAP	NAP	NAP	NAP
8.10	Property		1	South Pennington	0.2%													NAP	NAP	NAP	NAP
8.11	Property		1	Southwest 14th Court	0.2%													NAP	NAP	NAP	NAP
8.12	Property		1	Southeast Jennings Road	0.2%													NAP	NAP	NAP	NAP
8.13	Property		1	49th Street South and 8th Avenue South	0.2%													NAP	NAP	NAP	NAP
8.14	Property		1	South Broadway	0.2%													NAP	NAP	NAP	NAP
8.15	Property		1	30th Avenue North	0.2%													NAP	NAP	NAP	NAP
8.16	Property		1	Main Street	0.1%													NAP	NAP	NAP	NAP
8.17	Property		1	Warwick Boulevard	0.1%													NAP	NAP	NAP	NAP
9	Loan	1, 6, 12, 19, 23	6	Moonwater Office Portfolio	3.9%	116,000,000	68,090,576	0	3,031,154	187,121,730	96,470,412	0	2,031,854	2,814,875	41,621,499	44,183,089	187,121,730	NAP	NAP	NAP	NAP
9.01	Property		1	6543 Las Vegas Boulevard South	1.5%													NAP	NAP	NAP	NAP
9.02	Property		1	6226 West Sahara Avenue	0.9%													NAP	NAP	NAP	NAP
9.03	Property		1	10190 Covington Cross Drive	0.4%													NAP	NAP	NAP	NAP
9.04	Property		1	1450 Center Crossing Road	0.4%													NAP	NAP	NAP	NAP
9.05	Property		1	6551 Las Vegas Boulevard South	0.3%													NAP	NAP	NAP	NAP
9.06	Property		1	9901-9921 Covington Cross Drive	0.2%													NAP	NAP	NAP	NAP
10	Loan	1, 13, 21, 23	1	26 Broadway	3.3%	113,000,000	0	217,000,000	0	330,000,000	272,048,075	0	18,947,266	37,881,444	1,123,215	0	330,000,000	NAP	NAP	NAP	NAP
11	Loan	16	1	Autumn Lakes	3.0%	31,000,000	0	0	0	31,000,000	12,595,945	0	1,298,248	117,621	16,988,186	0	31,000,000	NAP	NAP	NAP	NAP
12	Loan	28, 30	1	Residence Inn Portland	3.0%	30,500,000	3,520,505	0	0	34,020,505	33,500,000	0	0	520,505	0	0	34,020,505	10/13/2032	203.68	136.96	67.2%
13	Loan	1, 3, 4, 6, 12, 17, 21, 23, 28	14	Bedrock Portfolio	2.5%	430,000,000	0	0	0	430,000,000	331,057,990	0	4,355,049	11,401,181	83,185,780	0	430,000,000	NAP	NAP	NAP	NAP
13.01	Property		1	First National Building	0.6%													NAP	NAP	NAP	NAP
13.02	Property		1	The Qube	0.4%													NAP	NAP	NAP	NAP
13.03	Property		1	Chrysler House	0.3%													NAP	NAP	NAP	NAP
13.04	Property		1	1001 Woodward	0.3%													NAP	NAP	NAP	NAP
13.05	Property		1	One Woodward	0.2%													NAP	NAP	NAP	NAP
13.06	Property		1	The Z Garage	0.2%													NAP	NAP	NAP	NAP
13.07	Property		1	Two Detroit Garage	0.1%													NAP	NAP	NAP	NAP
13.08	Property		1	1505 & 1515 Woodward	0.1%													NAP	NAP	NAP	NAP
13.09	Property		1	1001 Brush Street	0.1%													NAP	NAP	NAP	NAP
13.10	Property		1	The Assembly	0.1%													NAP	NAP	NAP	NAP
13.11	Property		1	419 Fort Street Garage	0.1%													NAP	NAP	NAP	NAP
13.12	Property		1	Vinton	0.0%													NAP	NAP	NAP	NAP

A-1-35

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	% of Initial Pool Balance	Sources: Loan Amount ($)	Sources: Principal’s New Cash Contribution ($)	Sources: Subordinate Debt ($)	Sources: Other Sources ($)	Sources: Total Sources ($)	Uses: Loan Payoff ($)	Uses: Purchase Price ($)	Uses: Closing Costs ($)	Uses: Reserves ($)	Uses: Principal Equity Distribution ($)	Uses: Other Uses ($)	Uses: Total Uses ($)	Franchise Agreement Expiration	Underwritten ADR ($)	Underwritten RevPAR ($)	Underwritten Hotel Occupancy (%)
13.13	Property		1	1401 First Street	0.0%													NAP	NAP	NAP	NAP
13.14	Property		1	Lane Bryant Building	0.0%													NAP	NAP	NAP	NAP
14	Loan	28	1	Kings Row MHC	2.5%	26,000,000	0	0	0	26,000,000	0	0	432,986	34,208	25,532,806	0	26,000,000	NAP	NAP	NAP	NAP
15	Loan	23	1	Salina Meadows Office Park	2.4%	25,000,000	15,172,893	0	0	40,172,893	0	37,500,000	212,041	2,460,851	0	0	40,172,893	NAP	NAP	NAP	NAP
16	Loan	16, 19, 28	1	Fleet Farm Green Bay	2.4%													NAP	NAP	NAP	NAP
17	Loan	19	1	Poplin Place	2.3%													NAP	NAP	NAP	NAP
18	Loan	1, 6, 19, 21, 23	2	1100 & 820 First Street NE	2.0%													NAP	NAP	NAP	NAP
18.01	Property		1	1100 First Street NE	1.2%													NAP	NAP	NAP	NAP
18.02	Property		1	820 First Street NE	0.8%													NAP	NAP	NAP	NAP
19	Loan	16, 28	1	VVF	2.0%													NAP	NAP	NAP	NAP
20	Loan		1	Mini U Storage Columbia	2.0%													NAP	NAP	NAP	NAP
21	Loan	1, 19	1	Meadowood Mall	1.7%													NAP	NAP	NAP	NAP
22	Loan	5, 6, 12, 16, 19, 27	5	Visions Hotel Portfolio III	1.5%													Various	109.39	79.41	72.6%
22.01	Property		1	DoubleTree Utica	0.4%													9/1/2032	130.82	93.06	71.1%
22.02	Property		1	Fairfield Inn Cortland	0.2%													10/1/2040	135.01	70.21	52.0%
22.03	Property		1	Home2 Suites Utica	0.3%													11/30/2037	110.21	91.49	83.0%
22.04	Property		1	TownPlace Suites New Hartford	0.3%													4/30/2037	100.30	87.84	87.6%
22.05	Property		1	Best Western Fishkill	0.3%													8/31/2036	87.56	60.28	68.9%
23	Loan	2, 10, 16, 19	1	NeoGenomics Laboratories	1.5%													NAP	NAP	NAP	NAP
24	Loan	19	1	Adams County Self Storage	1.5%													NAP	NAP	NAP	NAP
25	Loan	2, 6	2	NYC MFRT Portfolio	1.5%													NAP	NAP	NAP	NAP
25.01	Property		1	45 John Street	0.8%													NAP	NAP	NAP	NAP
25.02	Property		1	2027-2127 Emmons Avenue	0.6%													NAP	NAP	NAP	NAP
26	Loan	19	1	HIX Bradenton	1.3%													2/2/2037	149.64	88.82	59.4%
27	Loan	28	1	Decatur Business Center	1.3%													NAP	NAP	NAP	NAP
28	Loan	16, 19	1	5 Mile Plaza	1.2%													NAP	NAP	NAP	NAP
29	Loan	1, 6, 12, 13	34	AMF Portfolio	1.0%													NAP	NAP	NAP	NAP
29.01	Property		1	Cambridge Commons	0.1%													NAP	NAP	NAP	NAP
29.02	Property		1	Indian Lake I	0.1%													NAP	NAP	NAP	NAP
29.03	Property		1	Stewart Way 1	0.1%													NAP	NAP	NAP	NAP
29.04	Property		1	Cedargate Lancaster	0.0%													NAP	NAP	NAP	NAP
29.05	Property		1	Amesbury	0.0%													NAP	NAP	NAP	NAP
29.06	Property		1	Red Deer	0.0%													NAP	NAP	NAP	NAP
29.07	Property		1	Olivewood	0.0%													NAP	NAP	NAP	NAP
29.08	Property		1	Cherry Glen	0.0%													NAP	NAP	NAP	NAP
29.09	Property		1	Plumwood	0.0%													NAP	NAP	NAP	NAP
29.1	Property		1	Camelia Court	0.0%													NAP	NAP	NAP	NAP
29.11	Property		1	Cedargate	0.0%													NAP	NAP	NAP	NAP
29.12	Property		1	Millburn Court	0.0%													NAP	NAP	NAP	NAP
29.13	Property		1	Rosewood Apartments	0.0%													NAP	NAP	NAP	NAP
29.14	Property		1	Winthrop Court	0.0%													NAP	NAP	NAP	NAP
29.15	Property		1	Annhurst	0.0%													NAP	NAP	NAP	NAP
29.16	Property		1	Ashford Hills	0.0%													NAP	NAP	NAP	NAP
29.17	Property		1	Harbinwood	0.0%													NAP	NAP	NAP	NAP
29.18	Property		1	Willow Run - New Albany	0.0%													NAP	NAP	NAP	NAP
29.19	Property		1	Parkville	0.0%													NAP	NAP	NAP	NAP
29.2	Property		1	Applegate	0.0%													NAP	NAP	NAP	NAP
29.21	Property		1	Stonehenge	0.0%													NAP	NAP	NAP	NAP
29.22	Property		1	Meadowland	0.0%													NAP	NAP	NAP	NAP
29.23	Property		1	Amberwood - Massillion	0.0%													NAP	NAP	NAP	NAP
29.24	Property		1	Timberwood	0.0%													NAP	NAP	NAP	NAP
29.25	Property		1	Sherbrook	0.0%													NAP	NAP	NAP	NAP
29.26	Property		1	Stonehenge Apartments	0.0%													NAP	NAP	NAP	NAP
29.27	Property		1	Oakley Woods	0.0%													NAP	NAP	NAP	NAP
29.28	Property		1	Carriage Hill	0.0%													NAP	NAP	NAP	NAP
29.29	Property		1	Barrington	0.0%													NAP	NAP	NAP	NAP
29.3	Property		1	Andover Court	0.0%													NAP	NAP	NAP	NAP
29.31	Property		1	Greenglen II	0.0%													NAP	NAP	NAP	NAP
29.32	Property		1	Sandalwood	0.0%													NAP	NAP	NAP	NAP
29.33	Property		1	Spicewood	0.0%													NAP	NAP	NAP	NAP
29.34	Property		1	Meadowood - Mansfield	0.0%													NAP	NAP	NAP	NAP
30	Loan	16, 23, 26	1	7 Corporate Park	1.0%													NAP	NAP	NAP	NAP
31	Loan	7	1	Statesville Mini Storage	0.9%													NAP	NAP	NAP	NAP
32	Loan	19	1	Balch Springs Self Storage	0.9%													NAP	NAP	NAP	NAP
33	Loan	19, 23	1	Brush Hill Office Flex	0.8%													NAP	NAP	NAP	NAP
34	Loan	10, 16, 27	1	64-68 Maspeth Avenue	0.8%													NAP	NAP	NAP	NAP
35	Loan	2, 10, 16, 27	1	65 Maspeth Avenue	0.8%													NAP	NAP	NAP	NAP
36	Loan	2, 15, 19	1	Il Palazzo	0.7%													NAP	NAP	NAP	NAP
37	Loan	2	1	New Highlands Self Storage	0.6%													NAP	NAP	NAP	NAP
38	Loan		1	NSC Secure II Monroe Storage	0.6%													NAP	NAP	NAP	NAP
39	Loan	16	1	Highway 50 Storage	0.5%													NAP	NAP	NAP	NAP
40	Loan		1	Pine Ridge Square	0.5%													NAP	NAP	NAP	NAP
41	Loan	16	1	1547 Fulton Street	0.5%													NAP	NAP	NAP	NAP
42	Loan	28	1	Minnesota Lake MHC	0.4%													NAP	NAP	NAP	NAP
43	Loan	10, 16	1	484 Humboldt Street	0.4%													NAP	NAP	NAP	NAP
44	Loan	16, 19	1	Walgreens - Waterbury	0.4%													NAP	NAP	NAP	NAP
45	Loan	16, 19	1	Orange Professional Building	0.4%													NAP	NAP	NAP	NAP
46	Loan	16, 19	1	Walgreens - Port Allen	0.4%													NAP	NAP	NAP	NAP
47	Loan	16	1	Self Stor-It	0.4%													NAP	NAP	NAP	NAP
48	Loan	16, 19, 20	1	Murrells Inlet Station	0.3%													NAP	NAP	NAP	NAP
49	Loan	16, 19	1	Walgreens Fayetteville	0.3%													NAP	NAP	NAP	NAP

A-1-36

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	% of Initial Pool Balance	Most Recent ADR ($)	Most Recent RevPAR ($)	Most Recent Hotel Occupancy (%)	Second Most Recent ADR ($)	Second Most Recent RevPAR ($)	Second Most Recent Hotel Occupancy (%)	Third Most Recent ADR ($)	Third Most Recent RevPAR ($)	Third Most Recent Hotel Occupancy (%)

1	Loan	1, 6, 12, 19, 23	2	The Summit	6.3%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.01	Property		1	Summit 1, 2	3.5%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.02	Property		1	Summit 3	2.8%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2	Loan	10, 12, 13, 19, 21, 24	1	1888 Century Park East	6.3%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3	Loan	1, 11, 12, 16, 19, 24	1	Coleman Highline Phase IV	6.1%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4	Loan	1, 6, 12, 19	14	Twin Spans Business Park and Delaware River Industrial Park	5.8%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4.01	Property		1	350 Anchor Mill Road	1.1%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4.02	Property		1	301 Anchor Mill Road	0.8%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4.03	Property		1	400 Ships Landing Way	0.6%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4.04	Property		1	800 Ships Landing Way	0.6%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4.05	Property		1	6 Dockview	0.5%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4.06	Property		1	501 Ships Landing Way	0.4%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4.07	Property		1	250 Anchor Mill Road	0.3%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4.08	Property		1	10 Dockview Drive	0.3%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4.09	Property		1	7 - 23 Harborview Drive	0.2%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4.10	Property		1	200 Anchor Mill Road	0.2%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4.11	Property		1	300 Anchor Mill Road	0.2%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4.12	Property		1	27 - 55 Harborview Drive	0.2%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4.13	Property		1	100 Ships Landing	0.1%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4.14	Property		1	600 Ships Landing Way	0.1%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
5	Loan	5, 6, 12, 16, 19, 28	19	IPCC National Storage Portfolio XVI	5.5%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
5.01	Property		1	Crestwood Boulevard	0.6%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
5.02	Property		1	Hallmark Drive	0.5%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
5.03	Property		1	Gray Road	0.4%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
5.04	Property		1	Marconi Avenue	0.4%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
5.05	Property		1	Ocean Gateway	0.3%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
5.06	Property		1	Amity Road	0.3%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
5.07	Property		1	Gladstell Road	0.3%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
5.08	Property		1	US Route One	0.3%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
5.09	Property		1	Farm to Market 1093	0.3%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
5.10	Property		1	Meade Avenue	0.3%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
5.11	Property		1	Camp Horne	0.3%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
5.12	Property		1	Hazel Avenue	0.3%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
5.13	Property		1	Hoover Court	0.3%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
5.14	Property		1	Highway 6 North	0.2%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
5.15	Property		1	Farm to Market 725	0.2%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
5.16	Property		1	Hidden Hill Road	0.2%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
5.17	Property		1	Arndt Road	0.2%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
5.18	Property		1	East Rosedale Street	0.1%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
5.19	Property		1	Grisham Drive	0.1%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6	Loan	1, 2, 3, 12, 16, 19, 26, 27, 28	1	Rose Castle Apartments	5.1%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7	Loan	12, 24, 27, 28	1	2 Riverfront Plaza	4.8%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
8	Loan	5, 6, 12, 16, 19, 28	17	IPCC National Storage Portfolio XV	4.5%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
8.01	Property		1	West Indian School Road	0.6%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
8.02	Property		1	Boalch Avenue Northwest	0.5%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
8.03	Property		1	Lemay Ferry Road	0.3%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
8.04	Property		1	East Southern Avenue	0.3%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
8.05	Property		1	Anderson Road	0.3%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
8.06	Property		1	Stoney Island Avenue	0.3%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
8.07	Property		1	Duren Avenue	0.3%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
8.08	Property		1	North Nova Road	0.3%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
8.09	Property		1	Airport Road	0.2%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
8.10	Property		1	South Pennington	0.2%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
8.11	Property		1	Southwest 14th Court	0.2%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
8.12	Property		1	Southeast Jennings Road	0.2%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
8.13	Property		1	49th Street South and 8th Avenue South	0.2%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
8.14	Property		1	South Broadway	0.2%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
8.15	Property		1	30th Avenue North	0.2%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
8.16	Property		1	Main Street	0.1%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
8.17	Property		1	Warwick Boulevard	0.1%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
9	Loan	1, 6, 12, 19, 23	6	Moonwater Office Portfolio	3.9%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
9.01	Property		1	6543 Las Vegas Boulevard South	1.5%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
9.02	Property		1	6226 West Sahara Avenue	0.9%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
9.03	Property		1	10190 Covington Cross Drive	0.4%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
9.04	Property		1	1450 Center Crossing Road	0.4%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
9.05	Property		1	6551 Las Vegas Boulevard South	0.3%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
9.06	Property		1	9901-9921 Covington Cross Drive	0.2%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
10	Loan	1, 13, 21, 23	1	26 Broadway	3.3%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
11	Loan	16	1	Autumn Lakes	3.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
12	Loan	28, 30	1	Residence Inn Portland	3.0%	203.68	136.96	67.2%	140.69	67.95	48.3%	184.84	147.74	79.9%
13	Loan	1, 3, 4, 6, 12, 17, 21, 23, 28	14	Bedrock Portfolio	2.5%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
13.01	Property		1	First National Building	0.6%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
13.02	Property		1	The Qube	0.4%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
13.03	Property		1	Chrysler House	0.3%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
13.04	Property		1	1001 Woodward	0.3%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
13.05	Property		1	One Woodward	0.2%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
13.06	Property		1	The Z Garage	0.2%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
13.07	Property		1	Two Detroit Garage	0.1%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
13.08	Property		1	1505 & 1515 Woodward	0.1%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
13.09	Property		1	1001 Brush Street	0.1%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
13.10	Property		1	The Assembly	0.1%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
13.11	Property		1	419 Fort Street Garage	0.1%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
13.12	Property		1	Vinton	0.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP

A-1-37

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	% of Initial Pool Balance	Most Recent ADR ($)	Most Recent RevPAR ($)	Most Recent Hotel Occupancy (%)	Second Most Recent ADR ($)	Second Most Recent RevPAR ($)	Second Most Recent Hotel Occupancy (%)	Third Most Recent ADR ($)	Third Most Recent RevPAR ($)	Third Most Recent Hotel Occupancy (%)
13.13	Property		1	1401 First Street	0.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
13.14	Property		1	Lane Bryant Building	0.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
14	Loan	28	1	Kings Row MHC	2.5%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
15	Loan	23	1	Salina Meadows Office Park	2.4%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
16	Loan	16, 19, 28	1	Fleet Farm Green Bay	2.4%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
17	Loan	19	1	Poplin Place	2.3%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
18	Loan	1, 6, 19, 21, 23	2	1100 & 820 First Street NE	2.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
18.01	Property		1	1100 First Street NE	1.2%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
18.02	Property		1	820 First Street NE	0.8%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
19	Loan	16, 28	1	VVF	2.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
20	Loan		1	Mini U Storage Columbia	2.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
21	Loan	1, 19	1	Meadowood Mall	1.7%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
22	Loan	5, 6, 12, 16, 19, 27	5	Visions Hotel Portfolio III	1.5%	109.39	79.41	72.6%	93.04	50.94	54.7%	93.26	75.15	80.6%
22.01	Property		1	DoubleTree Utica	0.4%	130.82	93.06	71.1%	112.60	64.96	57.7%	134.47	96.08	71.5%
22.02	Property		1	Fairfield Inn Cortland	0.2%	135.01	70.21	52.0%	94.58	32.04	33.9%	113.52	63.97	56.4%
22.03	Property		1	Home2 Suites Utica	0.3%	110.21	91.49	83.0%	97.76	76.96	78.7%	NAP	NAP	NAP
22.04	Property		1	TownPlace Suites New Hartford	0.3%	100.30	87.84	87.6%	94.97	56.40	59.4%	109.20	82.65	75.7%
22.05	Property		1	Best Western Fishkill	0.3%	87.56	60.28	68.9%	72.80	40.10	55.1%	83.01	59.67	71.9%
23	Loan	2, 10, 16, 19	1	NeoGenomics Laboratories	1.5%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
24	Loan	19	1	Adams County Self Storage	1.5%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
25	Loan	2, 6	2	NYC MFRT Portfolio	1.5%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
25.01	Property		1	45 John Street	0.8%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
25.02	Property		1	2027-2127 Emmons Avenue	0.6%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
26	Loan	19	1	HIX Bradenton	1.3%	149.64	88.82	59.4%	139.50	77.07	55.2%	126.74	47.61	37.6%
27	Loan	28	1	Decatur Business Center	1.3%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
28	Loan	16, 19	1	5 Mile Plaza	1.2%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
29	Loan	1, 6, 12, 13	34	AMF Portfolio	1.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
29.01	Property		1	Cambridge Commons	0.1%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
29.02	Property		1	Indian Lake I	0.1%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
29.03	Property		1	Stewart Way 1	0.1%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
29.04	Property		1	Cedargate Lancaster	0.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
29.05	Property		1	Amesbury	0.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
29.06	Property		1	Red Deer	0.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
29.07	Property		1	Olivewood	0.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
29.08	Property		1	Cherry Glen	0.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
29.09	Property		1	Plumwood	0.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
29.1	Property		1	Camelia Court	0.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
29.11	Property		1	Cedargate	0.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
29.12	Property		1	Millburn Court	0.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
29.13	Property		1	Rosewood Apartments	0.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
29.14	Property		1	Winthrop Court	0.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
29.15	Property		1	Annhurst	0.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
29.16	Property		1	Ashford Hills	0.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
29.17	Property		1	Harbinwood	0.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
29.18	Property		1	Willow Run - New Albany	0.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
29.19	Property		1	Parkville	0.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
29.2	Property		1	Applegate	0.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
29.21	Property		1	Stonehenge	0.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
29.22	Property		1	Meadowland	0.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
29.23	Property		1	Amberwood - Massillion	0.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
29.24	Property		1	Timberwood	0.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
29.25	Property		1	Sherbrook	0.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
29.26	Property		1	Stonehenge Apartments	0.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
29.27	Property		1	Oakley Woods	0.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
29.28	Property		1	Carriage Hill	0.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
29.29	Property		1	Barrington	0.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
29.3	Property		1	Andover Court	0.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
29.31	Property		1	Greenglen II	0.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
29.32	Property		1	Sandalwood	0.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
29.33	Property		1	Spicewood	0.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
29.34	Property		1	Meadowood - Mansfield	0.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
30	Loan	16, 23, 26	1	7 Corporate Park	1.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
31	Loan	7	1	Statesville Mini Storage	0.9%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
32	Loan	19	1	Balch Springs Self Storage	0.9%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
33	Loan	19, 23	1	Brush Hill Office Flex	0.8%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
34	Loan	10, 16, 27	1	64-68 Maspeth Avenue	0.8%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
35	Loan	2, 10, 16, 27	1	65 Maspeth Avenue	0.8%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
36	Loan	2, 15, 19	1	Il Palazzo	0.7%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
37	Loan	2	1	New Highlands Self Storage	0.6%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
38	Loan		1	NSC Secure II Monroe Storage	0.6%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
39	Loan	16	1	Highway 50 Storage	0.5%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
40	Loan		1	Pine Ridge Square	0.5%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
41	Loan	16	1	1547 Fulton Street	0.5%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
42	Loan	28	1	Minnesota Lake MHC	0.4%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
43	Loan	10, 16	1	484 Humboldt Street	0.4%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
44	Loan	16, 19	1	Walgreens - Waterbury	0.4%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
45	Loan	16, 19	1	Orange Professional Building	0.4%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
46	Loan	16, 19	1	Walgreens - Port Allen	0.4%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
47	Loan	16	1	Self Stor-It	0.4%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
48	Loan	16, 19, 20	1	Murrells Inlet Station	0.3%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
49	Loan	16, 19	1	Walgreens Fayetteville	0.3%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
A-1-38

Footnotes to Annex A-1

(1)	“Barclays” denotes Barclays Capital Real Estate Inc. as Mortgage Loan Seller, “KeyBank” denotes KeyBank National Association as Mortgage Loan Seller, “BMO” denotes Bank of Montreal as Mortgage Loan Seller, “SMC” denotes Starwood Mortgage Capital LLC as Mortgage Loan Seller, “SGFC” denotes Societe Generale Financial Corporation as Mortgage Loan Seller.

With respect to Loan No. 1, The Summit, the mortgage loan is part of a whole loan that was co-originated by Goldman Sachs Bank USA and Barclays Capital Real Estate Inc.

With respect to Loan No. 3, Coleman Highline Phase IV, the mortgage loan is part of a whole loan that was co-originated by Bank of Montreal and Barclays Capital Real Estate Inc.

With respect to Loan No. 4, Twin Spans Business Park and Delaware River Industrial Park, the mortgage loan is part of a whole loan that was co-originated by Barclays Capital Real Estate Inc. and Citi Real Estate Funding Inc.

With respect to Loan No. 6, Rose Castle Apartments, the mortgage loan is part of a whole loan that was co-originated by Starwood Mortgage Capital LLC and Bank of Montreal.

With respect to Loan No. 9, Moonwater Office Portfolio, the mortgage loan is part of a whole loan that was co-originated by Citi Real Estate Funding Inc and Barclays Capital Real Estate Inc.

With respect to Loan No. 10, 26 Broadway, the mortgage loan is part of a whole loan that was co-originated by Bank of Montreal and Starwood Mortgage Capital LLC.

With respect to Loan No. 13, Bedrock Portfolio, the mortgage loan is part of a whole loan that was co-originated by Starwood Mortgage Capital LLC and JPMorgan Chase Bank, National Association.

With respect to Loan No. 18, 1100 & 820 First Street NE, the mortgage loan is part of a whole loan that was co-originated by Citi Real Estate Funding Inc and Barclays Capital Real Estate Inc.

With respect to Loan No. 21, Meadowood Mall, the mortgage loan is part of a whole loan that was co-originated by Wells Fargo Bank, National Association, Bank of Montreal, 3650 Real Estate Investment Trust 2 LLC and Barclays Capital Real Estate Inc.

With respect to Loan No. 29, AMF Portfolio, the mortgage loan is part of a whole loan that was co-originated by Bank of Montreal and Starwood Mortgage Capital LLC.

(2)	With respect to Loan No. 6, Rose Castle Apartments, the mortgaged property consists of 208 multifamily units, 58,200 square feet of commercial space and 126 covered parking spaces.

With respect to Loan No. 23, NeoGenomics Laboratories, the mortgaged property is comprised of 74,697 square feet of office space, 74,374 square feet of laboratory space, and a 476 square foot hazardous materials storage building.

With respect to Loan No. 25, NYC MFRT Portfolio, the 45 John Street mortgaged property is comprised of 84 multifamily units totaling 75,315 square feet of multifamily space and four commercial retail spaces of 4,600 square feet.

With respect to Loan No. 35, 65 Maspeth Avenue, the mortgaged property is comprised of 21 multifamily units and two commercial units totaling 5,405 square feet.

With respect to Loan No. 36, Il Palazzo, the mortgaged property is comprised of 4,884 square feet of office space, 20,343 square feet of medical office space, and 19,453 square feet of retail space.

With respect to Loan No. 37, New Highlands Self Storage, the mortgaged property is comprised of 640 self storage units and four office units totaling 3,200 square feet.

(3)	Certain of the mortgage loans include parcels ground leased to tenants in the calculation of the total square footage and the occupancy of the mortgaged property.

A-1-39

With respect to Loan No. 6, Rose Castle Apartments, there are 58,200 square feet of commercial space and 126 covered parking spaces not presented in Number of Units. Current Occupancy reflects the occupancy of the multifamily component of the mortgaged property, of which the market rate units are 100% leased, while the 77 affordable units are expected to lease up in the coming months. Chestnut Supermarket has taken possession of its 45,000 square foot leased space, is currently completing buildout and anticipates opening for business in April 2022. The remaining commercial space is 97.9% leased.

With respect to Loan No. 13, Bedrock Portfolio, there are 7,258 parking stalls and 53 multifamily units not presented in the Number of Units.

(4)	In certain cases, mortgaged properties may have tenants that have executed leases that were included in the underwriting but that have not yet commenced paying rent and/or are not in occupancy.

For tenants that are one of the top 5 tenants (by net rentable area leased) for the 15 largest mortgage loans, certain of such tenants have not taken possession or commenced paying rent or sublease a material portion of their property. See “Description of the Mortgage Pool—Tenant Issues—Lease Expirations and Terminations—Other” in the preliminary prospectus.

With respect to Loan No. 13, Bedrock Portfolio, the parking utilization (%) for the parking garage portion of the mortgaged properties have averaged over 100% since the first quarter of 2019. This data is not reflected in Annex A-1.

(5)	With respect to all mortgage loans, with the exceptions of the mortgage loans listed identified in “Description of the Mortgage Pool—Definitions” in the preliminary prospectus, the Cut-off Date LTV Ratio (%) and the LTV Ratio at Maturity / ARD (%) are based on the Appraised Value ($) even though, for certain mortgage loans, the appraisal provided “as-stabilized” values based on certain criteria being met.

With respect to Loan No. 5, IPCC National Storage Portfolio XVI, the Appraised Value ($) represents an approximately 15.3% portfolio premium to the aggregate “as-is” appraised value of the individual mortgaged properties. The Cut-off Date LTV Ratio (%) and LTV Ratio at Maturity / ARD (%) for the IPCC National Storage Portfolio XVI mortgage loan are calculated using the “as-is” appraised value based on such portfolio premium. The “as-is” appraised value for the mortgaged properties without regard to the portfolio premium was $212,410,000 as of appraisals dated between November 4, 2021 – November 24, 2021. The Cut-off Date LTV Ratio (%) and LTV Ratio at Maturity / ARD (%) calculated using the aggregate “as-is” appraised values are 55.1% and 55.1%, respectively.

With respect to Loan No. 8, IPCC National Storage Portfolio XV, the Appraised Value ($) represents an approximately 14.9% portfolio premium to the aggregate “as-is” appraised value of the individual mortgaged properties. The Cut-off Date LTV Ratio (%) and LTV Ratio at Maturity / ARD (%) for the IPCC National Storage Portfolio XV mortgage loan are calculated using the “as-is” appraised value based on such portfolio premium. The “as-is” appraised value for the mortgaged properties without regard to the portfolio premium was $159,570,000 as of appraisals dated between November 5, 2021 – November 17, 2021. The Cut-off Date LTV Ratio (%) and LTV Ratio at Maturity / ARD (%) calculated using the aggregate “as-is” appraised values are 53.9% and 53.9%, respectively.

With respect to Loan No. 22, Visions Hotel Portfolio III, the Appraised Value ($) represents an approximately 3.0% portfolio premium to the aggregate “as-is” appraised value of the individual mortgaged properties. The Cut-off Date LTV Ratio (%) and LTV Ratio at Maturity / ARD (%) for the mortgage loan are calculated using the “as-is” appraised value including such portfolio premium. The “as-is” appraised value for the mortgaged properties excluding the portfolio premium was $82,000,000 as of February 1, 2022. The Cut-off Date LTV Ratio (%) and LTV Ratio at Maturity / ARD (%) calculated using the aggregate “as-is” appraised values excluding the portfolio premium are 53.7% and 43.0%, respectively.

(6)	For mortgage loans secured by multiple mortgaged properties, each mortgage loan’s Original Balance ($), Cut-off Date Balance ($) and Maturity/ARD Balance ($) are allocated to the respective mortgaged property based on the mortgage loan’s documentation, or if no such allocation is provided in the mortgage loan documentation, the mortgage loan seller’s determination of the appropriate allocation.
• Loan No. 1, The Summit
• Loan No. 4, Twin Spans Business Park and Delaware River Industrial Park
• Loan No. 5, IPCC National Storage Portfolio XVI
• Loan No. 8, IPCC National Storage Portfolio XV

A-1-40

• Loan No. 9, Moonwater Office Portfolio
• Loan No. 13, Bedrock Portfolio
• Loan No. 18, 1100 & 820 First Street NE
• Loan No. 22, Visions Hotel Portfolio III
• Loan No. 25, NYC MFRT Portfolio
• Loan No. 29, AMF Portfolio

(7)	The Original Balance ($), Cut-off Date Balance ($), and Maturity/ARD Balance ($) represent only the mortgage loan included in the issuing entity. The Underwritten NOI DSCR (x), Underwritten NCF DSCR (x), Cut-off Date LTV Ratio (%), LTV Ratio at Maturity / ARD (%), Underwritten NOI Debt Yield (%), Underwritten NCF Debt Yield (%) and Loan per Unit ($) are calculated based on the mortgage loan included in the issuing entity and the related pari passu companion loans in the aggregate but exclude any subordinate companion loan(s). For more information regarding the mortgage loans secured by the mortgaged properties identified under the column heading in this Annex A-1, see the charts titled “Whole Loan Summary” and “Whole Loan Control Notes and Non-Control Notes” in “Description of the Mortgage Pool—The Whole Loans” in the preliminary prospectus.

With respect to Loan No. 31, Statesville Mini Storage, at origination of the mortgage loan, the borrower deposited $440,000 into an economic holdback reserve, to be released to the borrower upon the following conditions (i) no event of default exists and remains uncured; (ii) a Holdback Satisfaction Event (as defined below) has occurred; and (iii) the borrower must have delivered to the lender, in form and substance acceptable to the lender, such other evidence as the lender reasonably requests relating to a Holdback Satisfaction Event. Notwithstanding the foregoing, prior to December 30, 2024 (“Holdback Cutoff Date”), to the extent a Holdback Satisfaction Event would have occurred had the applicable Income Condition (as defined below) been satisfied, the borrower may request a disbursement from the Holdback Reserve Account in an amount equal to the Qualifying Holdback Release Amount (as defined below). From and after the Holdback Cutoff Date, the lender may, in its sole and absolute discretion, apply all remaining amounts on deposit in the Holdback Reserve Account to the payment of the debt in any order as the lender determines in its sole discretion. “Holdback Satisfaction Event” means, among other conditions set forth in the mortgage loan documents, that one of the following has occurred: (i) Cintas Corporation No. 2 (“Cintas”) and the borrower have executed a renewal or extension of the Cintas lease for the entire Cintas space for a term of not less than three (3) years; (ii) all of the Cintas space has been leased to a replacement tenant; or (iii) the building in which the Cintas space is located has been converted to a self-storage building on or prior to the Holdback Cutoff Date. “Income Condition” means the generation of $75,000 of underwritable cash flow attributable to the Cintas space for the prior twelve (12) month period (or, in the case of a renewal of the Cintas lease, the prior six (6) month period annualized). “Qualifying Holdback Release Amount” means an amount, at the time of calculation, equal to the product of (x) all holdback funds then on deposit in the Holdback Reserve Account and (y) a ratio, the numerator of which is the amount of underwritable cash flow for the prior twelve (12) month period generated by the applicable replacement lease or building in which the Cintas space is located and the denominator of which is $75,000. Underwritten NOI Debt Yield (%) and Underwritten NCF Debt Yield (%) calculations are based on the net mortgage loan Cut-off Date Balance ($) of $9,310,000.

(8)	The Administrative Fee Rate % includes the Servicing Fee, the Operating Advisor Fee, the Certificate Administrator/Trustee Fee, the Asset Representations Reviewer Fee and the CREFC® Intellectual Property Royalty License Fee applicable to each Mortgage Loan.

(9)	For the mortgage loans with an interest-only period that accrues interest on an Actual/360 basis, the Monthly Debt Service (IO) ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.

(10)	With respect to Loan No. 2, 1888 Century Park East, a Grace Period – Late Fee (Days) of five days is allowed for the monthly payment of principal and interest and zero days for outstanding principal balance due at maturity.

With respect to Loan No. 23, NeoGenomics Laboratories, a Grace Period – Late Fee (Days) of five days is allowed for the monthly payment of principal and interest and zero days for outstanding principal balance due at maturity.

With respect to Loan No. 34, 64-68 Maspeth Avenue, a Grace Period – Default (Days) is zero days for the outstanding principal balance due at maturity and five days for the monthly payment of principal and interest.

With respect to Loan No. 35, 65 Maspeth Avenue, a Grace – Default (Days) is zero days for the outstanding principal balance due at maturity and five days for the monthly payment of principal and interest.

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With respect to Loan No. 43, 484 Humboldt Street, a Grace – Default (Days) is zero days for the outstanding principal balance due at maturity and five days for the monthly payment of principal and interest.

(11)	With respect to Loan No. 3, Coleman Highline Phase IV, the whole loan is structured with an anticipated repayment date of December 6, 2026 (the “ARD”) and a final maturity date of April 6, 2032. From and after the ARD, the loan will bear interest at a rate per annum equal to the sum of the applicable interest rate and 250 basis points.

(12)	The “L” component of the prepayment provision represents lockout payments.

The “D” component of the prepayment provision represents defeasance payments.

The “YM” component of the prepayment provision represents yield maintenance payments.

The “O” Component of the prepayment provision represents the free payments including the Maturity Date.

Certain mortgage loans permit the release of a portion of a mortgaged property (or an individual mortgaged property, in connection with a portfolio mortgage loan) under various circumstances, as described in the preliminary prospectus. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Releases; Partial Releases” in the preliminary prospectus.

With respect to Loan No. 1, The Summit, the borrower is permitted to prepay The Summit whole loan in whole but not in part after (except to cure a debt yield trigger event or a lease sweep debt yield event) January 5, 2024, provided that, amongst other things, if such prepayment occurs prior to August 6, 2028, the borrower is required to pay the applicable yield maintenance premium. Defeasance of The Summit whole loan is permitted at any time after the earlier of (i) the end of the two-year period commencing on the closing date of the securitization of the last note comprising the whole loan to be securitized or (ii) December 10, 2024. The assumed defeasance lockout period of 28 payments is based on the closing date of this transaction in April 2022. The actual lockout period may be longer.

With respect to Loan No. 2, 1888 Century Park East, the borrower is permitted to prepay the 1888 Century Park East whole loan in whole but not in part after June 6, 2022, provided that, amongst other things, if such prepayment occurs prior to July 6, 2031, the borrower is required to pay the applicable yield maintenance premium. Defeasance of the 1888 Century Park East whole loan is permitted at any time after the earlier of (i) the end of the two-year period commencing on the closing date of the securitization of the last note comprising the whole loan to be securitized or (ii) November 24, 2024. The assumed defeasance lockout period of 28 payments is based on the closing date of this transaction in April 2022. The actual lockout period may be longer.

With respect to Loan No. 3, Coleman Highline Phase IV, the borrower is permitted to prepay or defease the Coleman Highline Phase IV whole loan in whole but not in part at any time after the date that is the earlier of (i) the end of the two-year period commencing on the closing date of the securitization of the last note comprising the whole loan to be securitized or (ii) December 1, 2024. The assumed defeasance and yield maintenance premium lockout period of 28 payments is based on the closing date of this transaction in April 2022. The actual lockout period may be longer.

With respect to Loan No. 4, Twin Spans Business Park and Delaware River Industrial Park, the borrower is permitted to defease the Twin Spans Business Park and Delaware River Industrial Park whole loan in whole or in part at any time after the later to occur of (i) the end of the two-year period commencing on the closing date of the securitization of the last note comprising the whole loan to be securitized or (ii) January 28, 2025. The assumed defeasance lockout period of 26 payments is based on the closing date of this transaction in April 2022. The actual lockout period may be longer.

With respect to Loan No. 4, Twin Spans Business Park and Delaware River Industrial Park, any time after the lockout period, the borrower may release a property, upon certain conditions being met, among other things, (i) no event of default, (ii) the borrower will defease the portion of the whole loan equal to the sum of the release price of the property being released and any applicable Partial Release Rebalancing Amount (as defined below) (together with all accrued and unpaid interest on the principal amount being defeased), (iii) debt service coverage ratio of the remaining properties immediately after release will be greater than the greater of (x) 2.21x and (y) the debt service coverage ratio immediately prior to the release, (iv) debt yield greater than the greater of (x) 8.6% and (y) the debt yield immediately prior to the release and (v) the loan-to-value ratio for the remaining properties will be no greater than the lesser of (x) 61.5% and (y) the loan-to-value ratio for all of the then-remaining properties

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(including the property to be released) immediately preceding the release of the property. In the event that any of the required debt service coverage ratio, loan-to-value ratio, and/or debt yield requirements are not satisfied in connection with the proposed release of such property, and provided that all other requirements of the loan agreement are satisfied, the borrower may satisfy such debt service coverage ratio, loan-to-value ratio, and/or debt yield requirements by defeasing a portion of the whole loan equal to an amount that, when deducted from the then outstanding principal balance of the whole loan, would result in a debt service coverage ratio, loan-to-value ratio, and debt yield that satisfies the applicable requirements of the loan agreement (such amount, the “Partial Release Rebalancing Amount”).

With respect to Loan No. 5, IPCC National Storage Portfolio XVI, any time after the lockout period, the borrower may release a property, upon certain conditions being met, among other things, (i) no event of default, (ii) payment of the release price, (iii) debt service coverage ratio of the remaining individual properties immediately after release will be no less than the greater of 2.15x and the debt service coverage ratio immediately prior to the release, (iv) loan-to-value ratio of the remaining individual properties immediately after release will be no greater than the lesser of 50% and the loan-to-value ratio immediately prior to the release, (v) debt yield  of the remaining individual properties immediately after release will be no less than the greater of 8.20% and the debt yield immediately prior to the release and (vi) payment of yield maintenance, if applicable.

With respect to Loan No. 6, Rose Castle Apartments, the lockout period will be at least 25 payment dates beginning with and including the first payment date in April 2022. Defeasance of the Rose Castle Apartments Whole Loan in full is permitted at any time after the earlier to occur of (i) March 4, 2025 or (ii) the date that is two years from the closing date of the securitization that includes the last pari passu note to be securitized. The assumed lockout period of 25 payments is based on the closing date of this transaction in April 2022. The actual lockout period may be longer.

With respect to Loan No. 7, 2 Riverfront Plaza, the lockout period will be at least 27 payment dates beginning with and including the first payment date in February 2022. Defeasance of the 2 Riverfront Plaza Whole Loan in full is permitted at any time on or after the first payment date following the earlier to occur of (i) December 8, 2024 or (ii) the date that is two years from the closing date of the securitization that includes the last pari passu note to be securitized. The assumed lockout period of 27 payments is based on the closing date of this transaction in April 2022. The actual lockout period may be longer.

With respect to Loan No. 8, IPCC National Storage Portfolio XV, any time after the lockout period, the borrower may release a property, upon certain conditions being met, among other things, (i) no event of default, (ii) payment of the release price, (iii) debt service coverage ratio of the remaining individual properties immediately after release will be no less than the greater of 2.15x and the debt service coverage ratio immediately prior to the release, (iv) loan-to-value ratio of the remaining individual properties immediately after release will be no greater than the lesser of 50% and the loan-to-value ratio immediately prior to the release, (v) debt yield of the remaining individual properties immediately after release will be no less than the greater of 8.20% and the debt yield immediately prior to the release and (vi) payment of yield maintenance, if applicable.

With respect to Loan No. 9, Moonwater Office Portfolio, the borrower is permitted to defease the Moonwater Office Portfolio whole loan in whole or in part at any time after the later to occur of (i) the end of the two-year period commencing on the closing date of the securitization of the last note comprising the whole loan to be securitized or (ii) December 30, 2024. The assumed defeasance lockout period of 27 payments is based on the closing date of this transaction in April 2022. The actual lockout period may be longer.

With respect to Loan No. 13, Bedrock Portfolio, the loan documents permit the release of an individual property (each, an “Individual Property”) from the lien of the mortgage, provided no event of default has occurred and is continuing and upon satisfaction of certain conditions set forth in the Bedrock Portfolio Whole Loan documents, including, without limitation, the following: (a) the amount of the outstanding principal balance of the Bedrock Portfolio Whole Loan to be prepaid must equal or exceed 115% of the allocated loan amount for such applicable Individual Property, (b) the resulting debt service coverage ratio for the remaining Bedrock Portfolio mortgaged properties is equal to or greater than 3.10x, (c) unless the Individual Property to be released is subject to a non-monetary event of default that relates solely to such Individual Property and the borrowers have demonstrated in good faith that it has pursued a cure of the event of default, the Individual Property to be released is conveyed in an arm’s length transfer to a person other than the applicable individual borrower or any of its affiliates, and (d) upon release of the Individual Property, the customary REMIC rules are satisfied.

With respect to Loan No. 22, Visions Hotel Portfolio III, following the defeasance lockout period, the Visions Hotel Portfolio III Whole Loan permits individual property releases (each, a “Release Property”) in connection with a

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partial defeasance of the Visions Hotel Portfolio III Whole Loan, provided that the following conditions, among others, are satisfied: (i) no less than 60 days’ written notice specifying the date the defeasance collateral is to be delivered and the principal amount of the Mortgage Loan to be defeased, (ii) the borrowers partially defease the Visions Hotel Portfolio III Whole Loan in an amount equal to the greatest of: (a) 140% of the allocated whole loan amount for such Release Property, (b) an amount, which after giving effect to the release of the Release Property, would result in the debt service coverage ratio on the then remaining balance of the Visions Hotel Portfolio III Whole Loan for the Visions Hotel Portfolio III Properties remaining being greater than or equal to 2.44x, (c) an amount which, after giving effect to the release of the Release Property, would result in the loan-to-value ratio on the then remaining balance of the Visions Hotel Portfolio III Whole Loan being equal to or less than 53.8%, (d) an amount which, after giving effect to the release of the Release Property, would result in the debt yield on the then remaining balance of the Visions Hotel Portfolio III Whole Loan being equal to or greater than 14.26% and (e) an amount as may be required such that the securitization trust will not fail to maintain its status as a REMIC trust as a result of such release, and (iii) satisfaction of customary REMIC requirements. Additionally, the first Release Property must be the DoubleTree Utica property, and no release of any of the other Visions Hotel Portfolio III properties is permitted until a release of the DoubleTree Utica property has occurred.

With respect to Loan No. 22, Visions Hotel Portfolio III, the lockout period will be at least 25 payment dates beginning with and including the first payment date in April 2022. Defeasance of the Visions Hotel Portfolio III Whole Loan in full is permitted at any time after the earlier to occur of (i) March 4, 2025 or (ii) the date that is two years from the closing date of the securitization that includes the last pari passu note to be securitized. The assumed lockout period of 25 payments is based on the closing date of this transaction in April 2022. The actual lockout period may be longer.

With respect to Loan No. 29, AMF Portfolio, any time after the permitted release date and prior to the open prepayment date, the borrowers may obtain the release of any individual property, provided, among other conditions (i) the borrowers partially defease the AMF Portfolio Whole Loan in an amount equal to the greater of (x) 115% of the allocated loan amount for the individual property to be released and (y) an amount such that after giving effect to such release (a) the debt service coverage ratio with respect to the individual properties remaining subject to the lien of the whole loan is not less than the greater of (1) 1.40x and (2) the debt service coverage ratio as of the date immediately preceding such release, (b) the debt yield with respect to the individual properties remaining subject to the lien of the AMF Portfolio Whole Loan is not less than the greater of (1) 8.35% and (2) the debt yield as of the date immediately preceding such release and (c) the loan-to-value ratio is not greater than 70.0% and (ii) the REMIC release requirements are satisfied. In the event of any partial defeasance of the AMF Portfolio Whole Loan, the mezzanine borrower will be required to defease a portion of the AMF Portfolio mezzanine loan in an amount equal to the greater of (x) 115% of the allocated loan amount for the individual property to be released and (y) an amount such that after giving effect to such release (a) the debt service coverage ratio with respect to the individual properties remaining subject to the lien of the whole loan is not less than the greater of (1) 1.40x and (2) the debt service coverage ratio as of the date immediately preceding such release, (b) the debt yield with respect to the individual properties remaining subject to the lien of the whole loan is not less than the greater of (1) 8.35% and (2) the debt yield as of the date immediately preceding such release and (c) the loan-to-value ratio is not greater than 70.0%.

(13)	Refers to (a) debt secured by the mortgaged property, (b) mezzanine debt and (c) preferred equity. See “Description of the Mortgage Pool—Additional Indebtedness—Mezzanine Indebtedness,” “—Preferred Equity” and “Certain Legal Aspects of the Mortgage Loans” in the preliminary prospectus for information related to mortgage loans with subordinate, mezzanine or other additional debt or preferred equity that permit subordinate, mezzanine or other additional debt in the future.

With respect to Loan No. 2, 1888 Century Park East, future mezzanine debt is permitted provided that, among other conditions (i) no event of default has occurred and is continuing, (ii) the subordinate mezzanine loan, together with the mortgage loan, will have a combined loan-to-value of no greater than 41.8%, (iii) the debt service coverage ratio based on the trailing 12-month period after taking into account the subordinate mezzanine loan and the mortgage loan will be equal to or greater than 3.65x, (iv) the debt yield after taking into account the subordinate mezzanine loan and the mortgage loan will be equal to or greater than 9.76%, (v) the mezzanine lender enters into an intercreditor agreement satisfactory to the lender, and (vi) the mezzanine loan will be (a) a fixed rate loan or (b) a hedged floating rate loan, with an interest rate cap with a counterparty acceptable to the lender and a strike price equal to the lesser of 3.50% and the rate per annum that results in an aggregate debt service coverage ratio of not less than 1.10x.

With respect to Loan No. 10, 26 Broadway, concurrently with the origination of the 26 Broadway mortgage loan, a $40.0 million mezzanine loan was originated, secured by, among other things, the pledge of the direct equity

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interest in the 26 Broadway borrower. The 26 Broadway mezzanine loan accrues interest at a rate of 8.75000% per annum and requires interest-only payments through the full term of the loan. The $40.0 million mezzanine loan is not included in the BBCMS 2022-C15 securitization trust.

With respect to Loan No. 29, AMF Portfolio, concurrently with the origination of the AMF Portfolio mortgage loan, a $13.0 million mezzanine loan was originated, secured by, among other things, the pledge of the direct equity interest in the AMF Portfolio borrowers. The AMF Portfolio mezzanine loan accrues interest based on a fixed schedule which varies by month with an interest rate of 6.67228249742403% per annum through the December 2024 payment. Beginning with the January 2025 payment, the interest rate increases throughout the term and fully amortizes in October 2028. The $13.0 million mezzanine loan is not included in the BBCMS 2022-C15 securitization trust

(14)	The Underwritten NOI DSCR (x), Underwritten NCF DSCR (x), Whole Loan Underwritten NCF DSCR (x) and Total Debt Underwritten NCF DSCR (x) for all partial interest-only mortgage loans were calculated based on the first 12 principal and interest payments after the Origination Date during the term of the mortgage loan.

(15)	In certain cases, Underwritten TI / LC ($) is inclusive of certain credits for upfront reserves taken at closing.

With respect to Loan No. 36, Il Palazzo, a $26,800 credit for the $268,000 tenant improvement and leasing commissions escrow was underwritten on the mortgage loan. The $268,000 initial deposit was placed into a reserve and disbursements can be made for tenant improvements and leasing commissions.

(16)	With respect to some mortgage loans, historical financial information may not be available as a result of acquisition financing and/or recent construction.

With respect to Loan No. 3, Coleman Highline Phase IV, historical information is not available as the mortgaged property was built in 2021.

With respect to Loan No. 5, IPCC National Storage Portfolio XVI, historical financial information prior to the trailing-12 months ending December 2020 is not available as it was not provided by the sellers.

With respect to Loan No. 6, Rose Castle Apartments, historical financials are not available as the mortgaged property was built in 2021.

With respect to Loan No. 8, IPCC National Storage Portfolio XV, historical financial information prior to the trailing-12 months ending December 2020 is not available as it was not provided by the sellers.

With respect to Loan No. 11, Autumn Lakes, historical financials prior to 2021 are not available because of acquisition financing in 2020.

With respect to Loan No. 16, Fleet Farm Green Bay, historical financial information is not available as the mortgaged property is occupied by a single tenant.

With respect to Loan No. 19, VVF, historical financial information is not available due to the nature of the mortgaged property being leased by a single tenant under a triple-net lease.

With respect to Loan No. 22, Visions Hotel Portfolio III, 2018 and 2019 financials for Home2 Suites Utica are not available because the mortgaged property was built in 2020.

With respect to Loan No. 23, NeoGenomics Laboratories, historical financials are not available as the mortgaged property was built in 2021.

With respect to Loan No. 28, 5 Mile Plaza, 2018 historical financials are not available as the seller of the property did not provide historical financials for the mortgaged property.

With respect to Loan No. 30, 7 Corporate Park, the mortgage loan represents acquisition financing and historical financials are not available for the mortgaged property.

With respect to Loan No. 34, 64-68 Maspeth Avenue, historical financials prior to 2019 are not available as the mortgage loan represents acquisition financing.

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With respect to Loan No. 35, 65 Maspeth Avenue, historical financials prior to 2019 are not available as the mortgage loan represents acquisition financing.

With respect to Loan No. 39, Highway 50 Storage, historical financial information prior to the trailing-12 months ending December 2019 is not available as the sponsor acquired the mortgaged property in 2018.

With respect to Loan No. 41, 1547 Fulton Street, historical financial information prior to January 2022 is not available as the building was acquired in August 2020, underwent renovations which were completed in 2021 and subsequently leased up to 100% as of January 6, 2022.

With respect to Loan No. 43, 484 Humboldt Street, historical financials prior to 2019 are not available as the mortgage loan represents acquisition financing.

With respect to Loan No. 44, Walgreens – Waterbury, historical financial information was not available due to the triple-net nature of the single tenant’s lease.

With respect to Loan No. 45, Orange Professional Building, historical financial information prior to the trailing-12 months ending December 2020 is not available as the building was renovated in 2018 and leased up during 2020.

With respect to Loan No. 46, Walgreens - Port Allen, historical financial information was not available due to the triple-net nature of the single tenant’s lease.

With respect to Loan No. 47, Self Stor-It, historical financial information prior to the trailing-12 months ending December 2020 is not available as the property was converted from retail to self-storage in 2018 and was in lease-up prior to 2020.

With respect to Loan No. 48, Murrells Inlet Station, historical financials are not available as the mortgaged property was built in 2021.

With respect to Loan No. 49, Walgreens Fayetteville, historical financial information was not available due to the triple-net nature of the single tenant’s lease.

(17)	With respect to Loan No. 13, Bedrock Portfolio, the One Woodward property is ground leased by one of the borrowers, as the ground lessee, under a ground lease with Lawrence Edwin Burch Living Trust and related individuals, which collectively comprise the ground lessor. The borrower assumed the ground lease in 2012, which expires in April 2040 and has five, 25-year remaining extension options. The current rent is approximately $43,775 per annum. The ground lessee’s interest in the ground lease is freely assignable to the lender without the consent of the ground lessor and, in the event that it is so assigned, is further assignable by the lender without the need to obtain the consent of the ground lessor.

(18)	Represents the amount deposited by the borrower at origination. All or a portion of this amount may have been released pursuant to the terms of the related mortgage loan documents.

(19)	Represents the monthly amounts required to be deposited by the borrower. The monthly collected amounts may be increased or decreased pursuant to the terms of the related mortgage loan documents. In certain other cases, all excess cash flow will be swept into reserve accounts in the event of certain conditions being triggered in the respective mortgage loan documents.

With respect to Loan No. 1, The Summit, upon a cash sweep period, the borrower will be required to deposit $15,121.77 (replacement reserve monthly deposit) on each payment date.

With respect to Loan No. 1, The Summit, upon a cash sweep period, the borrower will be required to deposit an amount equal to 1/12th of $1.50 per square foot of $113,413.25 for tenant improvement and leasing commission obligations on each payment date.

With respect to Loan No. 1, The Summit, upon a cash sweep period, the borrower will be required to deposit an amount equal to 1/12th of the taxes that the lender estimates will be payable during the next 12 months (tax reserve monthly deposit) on each payment date.

With respect to Loan No. 1, The Summit, upon a cash sweep period, if the lender determines that the liability policy maintained by the borrower is insufficient, the borrower will be required to deposit an amount equal to

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1/12th of the insurance premiums that the lender estimates will be payable for the renewal of coverage in order to accumulate with the lender sufficient funds to pay such insurance premiums (insurance reserve monthly deposit) on each payment date.

With respect to Loan No. 2, 1888 Century Park East, upon a trigger period, the borrower will be required to deposit 1/12th of $0.20 times the aggregate amount of rentable square feet of the mortgaged property (capital expenditure reserve monthly deposit) on each payment date, until the balance of the capital expenditure account reaches an amount equal to 24 times the required monthly deposit ($201,004).

With respect to Loan No. 2, 1888 Century Park East, upon a trigger period, the borrower will be required to deposit 1/12th of $1.50 times the aggregate amount of rentable square feet of the mortgaged property (rollover reserve monthly deposit) on each payment date, until the balance of the rollover reserve account reaches an amount equal to 24 times the required monthly deposit ($1,507,530).

With respect to Loan No. 2, 1888 Century Park East, upon a trigger period, the borrower will be required to deposit an amount equal to 1/12th of the taxes that the lender estimates will be payable during the next 12 months (tax reserve monthly deposit) on each payment date.

With respect to Loan No. 2, 1888 Century Park East, upon a trigger period, the borrower will be required to deposit an amount equal to 1/12th of the insurance premiums that the lender estimates will be payable for the renewal of coverage (insurance reserve monthly deposit) on each payment date.

With respect to Loan No. 3, Coleman Highline Phase IV, upon a trigger period, the borrower will be required to deposit approximately $82,242 (rollover reserve monthly deposit) on each payment date.

With respect to Loan No. 3, Coleman Highline Phase IV, upon a trigger period, the borrower will be required to deposit 1/12th of the taxes during the next ensuing 12 months that the lender estimates will be payable in order to accumulate with the lender sufficient funds to pay all such taxes.

With respect to Loan No. 3, Coleman Highline Phase IV, upon a trigger period, if the lender determines that the liability policy maintained by the borrower is insufficient, the lender will require the borrower to obtain a separate policy and the borrower is required to pay 1/12th of the insurance premiums that the lender reasonably estimates will be payable for the renewal of the coverage afforded by the policies upon the expiration thereof in order to accumulate with the lender sufficient funds to pay all such insurance premiums.

With respect to Loan No. 3, Coleman Highline Phase IV, upon a specified tenant trigger period, the borrower will be required to deposit all amounts remaining in the cash management account after deposits until the amount is equal to $50.00 per square foot of the specified tenant space that has not been re-tenanted, or in the case of a specified tenant go dark trigger, $50.00 per square foot of the dark or discontinued portion of the specified tenant space that has not been re-tenanted.

With respect to Loan No. 4, Twin Spans Business Park and Delaware River Industrial Park, upon a trigger period, the borrower will be required to deposit $18,166.81 (replacement reserve monthly deposit) on each payment date.

With respect to Loan No. 4, Twin Spans Business Park and Delaware River Industrial Park, upon a trigger period, the borrower will be required to deposit $27,250.21 (rollover reserve monthly deposit) on each payment date.

With respect to Loan No. 4, Twin Spans Business Park and Delaware River Industrial Park, upon a trigger period, if the lender determines that the liability policy maintained by the borrower is insufficient, the lender will require borrower to obtain a separate policy and the borrower is required to pay 1/12th of the insurance premiums that the lender reasonably estimates will be payable for the renewal of the coverage afforded by the policies upon the expiration thereof in order to accumulate with the lender sufficient funds to pay all such insurance premiums.

With respect to Loan No. 5, IPCC National Storage Portfolio XVI, when the capital improvements reserve falls below the $246,500 cap, the borrower will be required to escrow approximately $20,514 on a monthly basis for capital expenditures.

With respect to Loan No. 6, Rose Castle Apartments, on a monthly basis, the borrower is required to escrow $990 for tenant improvement and leasing commission reserves, except that during a Major Tenant Trigger Event (as defined in the loan documents), the borrower is required to reserve monthly $3,880 for tenant improvements and leasing commissions.

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With respect to Loan No. 8, IPCC National Storage Portfolio XV, when the capital improvements reserve falls below the $192,000 cap, the borrower will be required to escrow approximately $18,274 on a monthly basis for capital expenditures until such time as the reserve is restored to $192,000.

With respect to Loan No. 9, Moonwater Office Portfolio, upon a trigger period, the borrower will be required to deposit an amount equal to the estimated current rent payable by NV Energy Tenant under the related lease from the first day of the month during when such trigger period occurred through the date of the next semi-annual payment of rent from NV Energy Tenant.

With respect to Loan No. 16, Fleet Farm Green Bay, when the capital improvements reserve falls below the $200,000 cap, the borrower will be required to escrow approximately $5,008 on a monthly basis for capital expenditures.

With respect to Loan No. 16, Fleet Farm Green Bay, when the tenant improvements reserve falls below $500,000, the borrower will be required to escrow approximately $15,025 on a monthly basis for tenant improvements until the aggregate amount in the tenant improvement reserve reaches the $500,000 cap.

With respect to Loan No. 17, Poplin Place, when the tenant improvements reserve falls below $200,000, the borrower will be required to escrow $8,185.92 on a monthly basis for tenant improvements and leasing commissions, subject to a cap of $500,000.

With respect to Loan No. 18, 1100 & 820 First Street NE, if the lender determines that the liability policy maintained by the borrower is insufficient, the lender will require borrower to obtain a separate policy and the borrower is required to pay 1/12th of the insurance premiums that the lender reasonably estimates will be payable for the renewal of the coverage afforded by the policies upon the expiration thereof in order to accumulate with the lender sufficient funds to pay all such insurance premiums.

With respect to Loan No. 21, Meadowood Mall, upon a trigger period or lockbox event, the borrower will be required to pay to lender 1/12th of the taxes and other charges that lender reasonably estimates will be payable with respect to the property during the next ensuing 12 months in order to accumulate with the lender sufficient funds to pay all such taxes and other charges at least 30 days prior to their respective due dates.

With respect to Loan No. 21, Meadowood Mall, upon a reserve trigger period or lockbox event, if the borrower has not provided satisfactory evidence to the lender that the property is covered by policies that are being maintained as part of a reasonably acceptable blanket insurance policy, the borrower will be required to pay to the lender 1/12th of the insurance that the lender reasonably estimates will be payable for the renewal of the coverage afforded by the policies upon the expiration thereof in order to accumulate with the lender sufficient funds to pay all such insurance premiums.

With respect to Loan No. 21, Meadowood Mall, upon a reserve trigger period or lockbox event on which the balance on deposit (exclusive of the initial replacement reserve deposit) in the replacement reserve account is less than $228,420.48, the borrower will be required to deposit with lender the amount of $9,517.52 (replacement reserve monthly deposit) on each payment date.

With respect to Loan No. 22, Visions Hotel Portfolio III, the mortgage loan documents provide for ongoing monthly reserves for furniture, fixtures and equipment (“FF&E”) for the Visions Hotel Portfolio III Properties, excluding the DoubleTree Utica property, in an amount equal to 1/12th of 4.0% of total revenues of the four properties subject to a cap of $2,100,000. The mortgage loan documents provide for ongoing monthly reserves for FF&E for the DoubleTree Utica property in an amount equal to 1/12th of 5.0% of total revenues. During the last 12 months of the Visions Hotel Portfolio III Whole Loan term, the borrowers are prohibited from withdrawing funds from the DoubleTree Utica FF&E Reserve except to pay for any property improvement work required in connection with a franchise extension. Additionally, during the last 12 months of the Visions Hotel Portfolio III Whole Loan term, a DoubleTree Utica PIP Reserve with monthly deposits in an amount equal to the quotient of (a) $1,680,000 less funds on deposit in the DoubleTree Utica FF&E Reserve divided by (b) 12, will be required unless on or before the date that is 12 months prior the Visions Hotel Portfolio III Whole Loan maturity date, (x) the franchise agreement for the DoubleTree Utica property is extended at least five years beyond the Visions Hotel Portfolio III Whole Loan maturity date pursuant to a franchise extension agreement satisfactory to the lender or (y) funds on deposit in the DoubleTree Utica FF&E Reserve are equal to or above $1,680,000.

With respect to Loan No. 23, NeoGenomics Laboratories, upon a trigger period, the borrower will be required to deposit $2,492.45 (replacement reserve monthly deposit) on each payment date.

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With respect to Loan No. 23, NeoGenomics Laboratories, upon a trigger period, the borrower will be required to deposit $9,346.69 (rollover reserve monthly deposit) on each payment date.

With respect to Loan No. 23, NeoGenomics Laboratories, upon a trigger period, if the lender determines that the liability policy maintained by the borrower is insufficient, the lender will require borrower to obtain a separate policy and the borrower is required to pay 1/12th of the insurance premiums that the lender reasonably estimates will be payable for the renewal of the coverage afforded by the policies upon the expiration thereof in order to accumulate with the lender sufficient funds to pay all such insurance premiums.

With respect to Loan No. 23, NeoGenomics Laboratories, upon an anchor tenant trigger event, the borrower will be required to deposit an amount equal to the excess cash flow generated by the property for the immediately preceding interest accrual period (anchor tenant monthly deposit) on each payment date.

With respect to Loan No. 23, NeoGenomics Laboratories, borrower’s obligation to make the monthly tax deposit to the tax and insurance escrow fund will be suspended so long as anchor tenant timely pays such real estate property taxes directly to the appropriate government authority.

With respect to Loan No. 24, Adams County Self Storage, if the lender determines that the liability policy maintained by the borrower is insufficient, the lender will require borrower to obtain a separate policy and the borrower is required to pay 1/12th of the insurance premiums that the lender reasonably estimates will be payable for the renewal of the coverage afforded by the policies upon the expiration thereof in order to accumulate with the lender sufficient funds to pay all such insurance premiums.

With respect to Loan No. 26, HIX Bradenton, on each payment date during a trigger period caused solely by a PIP trigger, the borrower will be required to make monthly deposits of all excess cash flow, subject to a cap of 125% of the lender-approved PIP costs; provided, however, that the amounts then on deposit in the FF&E reserve account will reduce the PIP cap on a dollar-for-dollar basis.

With respect to Loan No. 26, HIX Bradenton, on each payment date other than the payment dates occurring in August, September and October of each year, the borrower is required to deposit an amount equal to $21,875 into the seasonality subaccount, subject to a cap of $170,000.

With respect to Loan No. 28, 5 Mile Plaza, the mortgage loan is structured with a Major Tenant Reserve that requires deposits in the amount of $43,750 per month in the event that Albertson’s LLC fails to exercise its option to extend the term of the lease at least 12 months prior to its lease expiration for a term of at least five years.

With respect to Loan No. 32, Balch Springs Self Storage, if the lender determines that the liability policy maintained by the borrower is insufficient, the lender will require borrower to obtain a separate policy and the borrower is required to pay 1/12th of the insurance premiums that the lender reasonably estimates will be payable for the renewal of the coverage afforded by the policies upon the expiration thereof in order to accumulate with the lender sufficient funds to pay all such insurance premiums.

With respect to Loan No. 33, Brush Hill Office Flex, any time the leasing reserve funds are below $500,000 (leasing reserve floor) and continuing until the leasing reserve floor has been met, then the borrower will be required to make monthly deposits of $9,191.58 (leasing reserve monthly deposit) for tenant improvements and leasing commissions that may be incurred following the closing date.

With respect to Loan No. 36, Il Palazzo, the borrower will be required to deposit $5,585 (rollover reserve monthly deposit) on each payment date until the balance of the account equals or exceeds $268,000 (rollover reserve cap).

With respect to Loan No. 44, Walgreens – Waterbury, upon a trigger period, the borrower will be required to deposit $180.08 (replacement reserve monthly deposit) on each payment date.

With respect to Loan No. 44, Walgreens – Waterbury, upon a trigger period, the borrower will be required to deposit $1,200.50 (rollover reserve monthly deposit) on each payment date.

With respect to Loan No. 44, Walgreens – Waterbury, if the lender determines that the liability policy maintained by the borrower is insufficient, the lender will require borrower to obtain a separate policy and the borrower is

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required to pay 1/12th of the insurance premiums that the lender reasonably estimates will be payable for the renewal of the coverage afforded by the policies upon the expiration thereof in order to accumulate with the lender sufficient funds to pay all such insurance premiums.

With respect to Loan No. 45, Orange Professional Building, when the tenant improvements reserve falls below $200,000, the borrower will be required to escrow approximately $2,854 on a monthly basis for tenant improvements until the aggregate amount in the tenant improvement reserve reaches the $200,000 cap.

With respect to Loan No. 46, Walgreens – Port Allen, upon a trigger period, the borrower will be required to deposit $242.50 (replacement reserve monthly deposit) on each payment date.

With respect to Loan No. 46, Walgreens – Port Allen, upon a trigger period, the borrower will be required to deposit $1,215.50 (rollover reserve monthly deposit) on each payment date.

With respect to Loan No. 46, Walgreens – Port Allen, if the lender determines that the liability policy maintained by the borrower is insufficient, the lender will require borrower to obtain a separate policy and the borrower is required to pay 1/12th of the insurance premiums that the lender reasonably estimates will be payable for the renewal of the coverage afforded by the policies upon the expiration thereof in order to accumulate with the lender sufficient funds to pay all such insurance premiums.

With respect to Loan No. 48, Murrells Inlet Station, upon an anchor tenant trigger event, the borrower will be required to deposit an amount equal to $16,667 (anchor tenant monthly deposit) on each payment date until the amount equals to $175,000 if a trigger event was caused by Aspen Dental, $162,550 if the trigger event was caused by Pet Supplies, or $80,050 if the trigger event was caused by Spectrum.

With respect to Loan No. 49, Walgreens Fayetteville, upon a trigger period, the borrower will be required to deposit $182.00 (replacement reserve monthly deposit) on each payment date.

With respect to Loan No. 49, Walgreens Fayetteville, upon a trigger period, the borrower will be required to deposit $1,213.33 (rollover reserve monthly deposit) on each payment date.

With respect to Loan No. 49, Walgreens Fayetteville, if the lender determines that the liability policy maintained by the borrower is insufficient, the lender will require borrower to obtain a separate policy and the borrower is required to pay 1/12th of the insurance premiums that the lender reasonably estimates will be payable for the renewal of the coverage afforded by the policies upon the expiration thereof in order to accumulate with the lender sufficient funds to pay all such insurance premiums.

(20)	Represents a cap on the amount required to be deposited by the borrower pursuant to the related mortgage loan documents. In certain cases, during the term of the mortgage loan, the caps may be altered or terminated subject to conditions of the respective mortgage loan documents.

With respect to Loan No. 48, Murrells Inlet Station, there are various reserve caps in place including $175,000 for Aspen Dental, $162,550 for Pet Supplies, $80,050 for Spectrum.

(21)	In certain cases, the data for tenants occupying multiple spaces includes square footage only from the primary spaces sharing the same expiration date and may not include smaller spaces with different expiration dates.

With respect to Loan No. 2, 1888 Century Park East, the Second Largest Tenant, Sullivan & Cromwell LLP, has various expirations: (i) its lease for 50,392 square feet will expire on June 30, 2023; and (ii) the remainder of its leased space is on a month-to-month basis.

With respect to Loan No. 10, 26 Broadway, the Largest Tenant, New York City Department of Education (Construction Authority), leases 106,431 square feet of space that expires on March 14, 2041 and 118,659 square feet of space that expires on January 26, 2039. The Second Largest Tenant, Live Primary, LLC, leases 73,565 square feet of space at the mortgaged property that expires on December 31, 2027 and has a partial rent abatement through March 2023. The Third Largest Tenant, NYFA 26 Broadway LLC (New York Film Academy), is currently subleasing its space to two separate tenants, (i) New York City Charter School of the Arts (26,208 square feet) through June 2028 at a higher contractual rent ($44.44 per square foot) than is due from NYFA 26 Broadway LLC (New York Film Academy) ($41.48 per square foot) and (ii) Empire Education d/b/a Mildred Elley College (17,657 square feet), which has been a subtenant since 2016 and most recently renewed for a three-year term in September 2020 at a contractual rent of $43.82 per square foot. Underwritten rent for NYFA 26 Broadway

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LLC (New York Film Academy) is based on the original lease rent of $41.48 per square feet. NYFA 26 Broadway LLC (New York Film Academy) has a lease expiration of June 28, 2030, with no lease renewal options and no unilateral termination options. The Fifth Largest Tenant, Jigsaw Productions LLC, leases 29,590 square feet at the mortgaged property pursuant to three separate leases. The leases include: (i) a lease for 23,640 square feet that expires on May 1, 2027; lease for 3,250 square feet that expires on January 31, 2023; and (iii) a lease for 2,700 square feet that is on a month-to-month basis.

With respect to Loan. 13, Bedrock Portfolio, the Largest Tenant, Quicken Loans Inc., leases 407,050 square feet of space that expires in July 2028; 183,664 square feet of space that expires in August 2023; 156,020 square feet of space that expires in March 2032; 122,475 square feet of space that expires in April 2024; 21,124 square feet of space that expires in January 2030; and 15,602 square feet of space that expires in October 2025.

With respect to Loan No. 18, 1100 & 820 First Street NE, the Second Largest Tenant at the 820 First Street NE mortgaged property (fourth largest portfolio tenant), Accenture LLP, has various expirations: (i) its lease for 14,489 square feet will expire on February 29, 2024; (ii) its lease for 44,382 square feet will expire on February 28, 2025; and (iii) its lease for 14,596 square feet will expire on May 31, 2025.

(22)	With respect to the footnotes hereto, no footnotes have been provided with respect to tenants that are not among the five largest tenants by square footage for any mortgaged property.

(23)	The lease expirations shown are based on full lease terms; however, in some instances, the tenant may have the option to terminate its lease with respect to all or a portion of its leased space prior to the expiration date shown. In addition, in some instances, a tenant may have the right to assign its lease or sublease the leased premises and be released from its obligations under the subject lease.

With respect to Loan No. 1, The Summit, the Largest Tenant at the Summit 3 mortgage property, Amazon.com Services, Inc., has the option to terminate its lease effective September 30, 2033 with 18 months’ notice.

With respect to Loan No. 1, The Summit, the Fifth Largest Tenant at the Summit 1, 2 mortgage property, New York Life Insurance Co., has the option to terminate its lease effective October 31, 2027, with 12 months’ prior written notice.

With respect to Loan No. 9, Moonwater Office Portfolio, the mortgaged portfolio contains certain termination options outlined below:

-     With respect to the 6551 Las Vegas Boulevard South mortgaged property, the Largest Tenant, Amazon.com Services, Inc., has the option to terminate its lease effective December 31, 2024 with 12 months’ notice and the payment of a $975,136.10 termination fee.

-     With respect to the 10190 Covington Cross Drive mortgaged property, the Largest Tenant, Coin Cloud, has the option to terminate the lease effective July 31, 2028 with 12 months’ written notice and payment of the unamortized cost of the allowance, real estate commissions, and rent abatement paid or accrued.

With respect to Loan No. 10, 26 Broadway, the Largest Tenant, New York City Department of Education (Construction Authority) leases space at the 26 Broadway Property under two leases: (i) a 106,431 square foot lease, under which the tenant has an ongoing termination option as of March 15, 2031 which has to be exercised by providing 12 months’ notice; and (ii) a 181,659 square foot lease under which the tenant has an ongoing termination option after January 26, 2029, which has to be exercised by providing 15 months’ notice.

With respect to Loan No. 13, Bedrock Portfolio, the Fifth Largest Tenant, Coyote Logistics, has a one-time right to terminate its lease, effective August 2025, with at least nine months’ prior written notice and the payment of a termination fee in an amount equal to the sum of (i) the then unamortized brokerage commissions, tenant improvement allowance, the abatement of base rental and attorneys’ fees incurred by landlord in negotiating the lease, amortized on a straight-line basis over the initial term of the lease with interest on the unamortized balance at a rate of 6% per annum, plus (ii) an amount equal to three full calendar months’ rent at the then existing rates.

With respect to Loan No. 15, Salina Meadows Office Park, the Second Largest Tenant, Alion, has the option to terminate its lease effective March 31, 2023, by providing the lessor written notice no later than November 30, 2022 and a payment of a termination fee equal to the sum of (i) the then unamortized portion of the costs of the landlord’s work and (ii) the unamortized remaining leasing costs in connection with its lease.

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With respect to Loan No. 18, 1100 & 820 First Street NE, the mortgaged portfolio contains certain termination options outlined below:

-     With respect to the 1100 First Street NE mortgaged property, the Largest Tenant, GSA - Department Veterans Affairs, has the option to terminate its lease (i) in connection with the first and second floors, effective July 29, 2024 with 12 months’ written notice and (ii) in connection with the fourth to seventh floors effective June 25, 2024.

-     With respect to the 1100 First Street NE mortgaged property, the Third Largest Tenant GSE - FERC, has the option to terminate the lease effective July 21, 2023 with six months’ written notice.

-     With respect to the 820 First Street NE mortgaged property, the Largest Tenant, Turner Broadcasting System Inc, has the option to terminate its lease effective December 31, 2026 with 15 months’ written notice and a payment of a termination fee equal to the sum of (i) nine months’ rent and (ii) the unamortized remaining leasing costs in connection with its lease.

-     With respect to the 1100 First Street NE mortgaged property, the Fifth Largest Tenant Ayers/Saint/Gross, Incorporated, has the option to terminate its lease effective May 31, 2028, by providing the lessor written notice no later than May 31, 2027.

-     With respect to the 820 First Street NE mortgaged property, the Second Largest Tenant, Accenture LLP has the right to terminate its lease effective as of  February 28, 2023 provided that either of the two governmental agencies which such tenant currently serves at the leased premises have either (i) terminated their contract with such tenant without entering into a replacement contract for substantially similar services, or (ii) have not exercised an option to extend or renew the term of their contract within three months of the then current expiration date of such contract, in either case upon written notice delivered to the related landlord no later than November 30, 2022 and payment of a termination fee. Accenture LLP also has a one-time right to terminate its lease with respect to a 7,447 square foot portion of its leased premises located on the sixth floor upon 180 days’ notice and payment of a contraction fee.

With respect to Loan No. 30, 7 Corporate Park, the Second Largest Tenant, GSA, has the option to terminate its lease effective at any time after June 9, 2034, by providing not less than a 90 days’ prior written notice. The effective date of the termination will be the day following the expiration of the required notice period or the termination date set forth in the notice, whichever is later.

With respect Loan No. 33, Brush Hill Office Flex, the Fifth Largest Tenant, County Prestress, LLC, has the option to terminate the lease effective July 1, 2024, by providing at least nine months’ written notice and a payment of a termination fee equal to $86,208.72.

(24)	With respect to Loan No. 2, 1888 Century Park East, the mortgage loan does not have a separate carveout guarantor that is distinct from the borrower.

With respect to Loan No. 3, Coleman Highline Phase IV, the mortgage loan does not have a separate carveout guarantor that is distinct from the borrower.

With respect to Loan No. 7, 2 Riverfront Plaza, the mortgage loan does not have a separate carveout guarantor that is distinct from the borrower.

(25)	Each number identifies a group of related borrowers.

(26)	The classification of the lockbox types is described in the preliminary prospectus. See “Description of the Mortgage Pool—Certain Calculations and Definitions” and “—Definitions” in the preliminary prospectus for further details.

With respect to Loan No. 6, Rose Castle Apartments, the mortgage loan documents require a soft springing hard lockbox as it relates to the commercial tenants at the mortgaged property.

With respect to Loan No. 30, 7 Corporate Park, provided no event of default has occurred and is continuing and the stated maturity date has not occurred, the borrower will be permitted to prevent the commencement of a Cash Management Period (as defined below) resulting from a debt service coverage ratio less than 1.25x (a “DSCR Cash Management Period”) or terminate an existing DSCR Cash Management Period resulting from such an event by delivering to the lender either (a) cash for deposit in the cash collateral subaccount in an amount at least

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equal to the positive difference between the net operating income of the mortgaged property that would be required to maintain a debt service coverage ratio of 1.25x for the succeeding 12 month period minus the net operating income for the 12 month period ending with the most recently completed calendar month (the “Cash Management Avoidance Amount”), which will remain on deposit with the lender until the occurrence of (a) (i) the 7 Corporate Park mortgage loan and all other obligations under the loan documents have been repaid in full or (ii) the stated maturity date has not occurred or (b) a letter of credit in an amount at least equal to the Cash Management Avoidance Amount, which will be held as additional security for 7 Corporate Park Mortgage Loan and remain effective until the occurrence of the applicable events described in subsections (a) and (b) above. A Cash Management Period will occur upon (i) the stated maturity date, (ii) an event of default, or (iii) if the debt service coverage ratio is less than 1.25x. The lender will provide the borrower with not less than ten business days prior written notice before the lender notifies the clearing bank that it is to commence the Cash Management Period resulting from such DSCR Cash Management Period, so as to allow the borrower time to deliver to the lender the Cash Management Avoidance Amount in cash or as a letter of credit, prior to the commencement of the Cash Management Period.

(27)	With respect to Loan No. 6, Rose Castle Apartments, the mortgaged property is expected to benefit from a 35-year 421-a tax exemption under which 30% of units are required to be leased under the affordable housing guidelines determined by New York City Housing Department of Preservation & Development (“HPD”). Until such time that such 421-a tax exemption has been formally approved by New York City and is in full force and effect, the Rose Castle Apartments Whole Loan is full recourse to the borrower sponsor. For years one through 25 of such exemption, 100% of the projected assessed value of the Rose Castle Apartments Property improvements on the tax lot is exempt from real estate taxes. The exemption falls to 30% in years 26 through 35. Taxes were underwritten to a 10-year average over the loan term and equate to $10,982 versus the appraisal’s estimated current full tax liability of $2,049,460. Additionally, the Appraised Value ($) for the mortgaged property includes approximately $42,280,000 attributable to a 421-a tax abatement, which has been applied for but has not been received as of the origination date.

With respect to Loan No. 7, 2 Riverfront Plaza, the mortgaged property benefits from a PILOT program for tax purposes from the City of Newark, New Jersey designed to promote the redevelopment of the Newark Plaza Urban Renewal Area. The PILOT program provides for a 100% abatement in real estate taxes and assessments until the expiration of the term of the financial agreement with the City of Newark, New Jersey, which will occur on the earlier of (i) 25 years from the execution date of the PILOT agreement, (ii) 20 years from the completion date of the project or (iii) the date on which no bonds are outstanding within the meaning of the applicable trust indenture; provided that, among other conditions, the borrower is required to make an annual payment in lieu of taxes in an amount equal to the annual service charge, which is $622,926 as of the date of origination of the 2 Riverfront Plaza Whole Loan, and may not exceed $673,757.

With respect on Loan No. 22, Visions Hotel Portfolio III, the DoubleTree Utica mortgaged property benefits from a 20-year PILOT program for tax purposes from the City of Utica Industrial Development Agency (“IDA”) that begun in 2017/2018 and continues through 2036/2037. This program provides developers with a tax incentive from the city for development that will positively benefit from the real property tax benefits in accordance with the City of Utica IDA’s typical agreement term. Over the remaining term of the PILOT program, PILOT assessments start at $50,000 per annum and step up incrementally over time before reaching $100,000 per annum in 2029, which PILOT assessments will remain at $100,000 per annum until the program expires. Taxes were underwritten to a 15-year average of $85,667 versus the appraisal’s estimated current total tax liability of $227,132. Additionally, the Home2 Suites Utica mortgaged property benefits from a 10-year PILOT program for tax purposes from the City of Utica IDA that begun in 2020 and continues through 2029/2030. This program provides developers with a tax incentive from the city for development that will positively benefit from the real property tax benefits in accordance with the City of Utica IDA’s typical agreement term. Over the remaining term of the PILOT program, PILOT assessments are 15% of assessed value per annum in 2021-2022, which PILOT assessment steps up 10% each year before reaching 85% in years 2028/2029 and 2029/2030. Taxes were underwritten to a 15-year average of $136,150 versus the appraisal’s estimated 2022/2023 total tax liability of $179,823.

With respect to Loan No. 34, 64-68 Maspeth Avenue, the mortgaged property benefits from the 421-a tax exemption program. The mortgaged property is in its final 12 years of the exemption, the exemption is equal to 100% of the taxable value over the taxable base value for the next eight years, after which the exemption decreases to 80% in year nine, 60% in year 10, 40% in year 11, and 20% in year 12, with the mortgaged property becoming fully taxable in year 12. As such, 2033 will be the first year that the full, unabated real estate taxes will be due at the mortgaged property. According to the appraisal, the unabated taxes would be approximately $215,880 for 2021/2022 compared to the abated taxes of $2,220 and the underwritten taxes of $19,835.

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With respect to Loan No. 35, 65 Maspeth Avenue, the mortgaged property benefits from the 421-a tax exemption program. The mortgaged property is in its final 15 years of the exemption, the exemption is equal to 100% of the taxable value over the taxable base value for the next 11 years, after which the exemption decreases to 80% in year 12, 60% in year 13, 40% in year 14, and 20% in year 15, with the mortgaged property becoming fully taxable in year 16. As such, 2036 will be the first year that the full, unabated real estate taxes will be due at the mortgaged property. According to the appraisal, the unabated taxes would be approximately $235,811 for 2021/2022 compared to the abated taxes of $10,573 and the underwritten taxes of $11,091.

(28)	With respect to Loan No. 5, IPCC National Storage Portfolio XVI, Self-Storage Portfolio XVI DST entered into a master lease with Self-Storage Portfolio XVI LeaseCo, L.L.C. on December 16, 2021, for a 10-year term with an expiration date on December 15, 2031.

With respect to Loan No. 6, Rose Castle Apartments, 77 units at the mortgaged property are subject to a master lease between the borrower, as lessor, and the borrower sponsor, as tenant. The term of the master lease is for 15 years, and each unit will be removed from the master lease upon placement by the New York City Housing Authority of third-party tenants in such units. The borrower sponsor has guaranteed the master tenant’s payment obligations under the master lease.  In addition, certain parking spaces at the mortgaged property are subject to a master lease between the borrower, as lessor, and the borrower sponsor, as tenant. The term of the master lease is for 15 years, and the parking spaces will be removed from the master lease upon the debt yield of the mortgaged property achieving a debt yield of 7.5% or greater (after giving effect to the termination of the master lease).

With respect to Loan No. 7, 2 Riverfront Plaza, TRF Urban Renewal Property Corp. entered into a master lease with Two Riverfront Urban Renewal Lessee, LLC on December 8, 2021, for a 10-year term with an expiration date on January 6, 2032.

With respect to Loan No. 8, IPCC National Storage Portfolio XV, Self-Storage Portfolio XV DST entered into a master lease with Self-Storage Portfolio XV LeaseCo, L.L.C. on December 16, 2021, for a 10-year term with an expiration date on December 15, 2031.

With respect to Loan No. 12, Residence Inn Portland, Apple Nine Hospitality Ownership, Inc. entered into an operating lease with its affiliate, Apple Nine Hospitality Management, Inc. on October 13, 2017, for a five-year term with an expiration date on October 13, 2022. The operating lease can be renewed once for three years.

With respect to Loan No. 13, Bedrock Portfolio, three individual properties, identified as The Qube, Chrysler House, and 1001 Woodward, are subject to master leases that were originally entered into for the purpose of securing historic tax credit investors. None of the historic tax credit investors remain in the ownership of the master tenants, which are now wholly owned indirectly by Detroit Real Estate Holdings Company I LLC, which directly owns each of the borrowers. Each master tenant is required to comply with single purpose entity covenants in the Bedrock Portfolio Whole Loan documents, including having independent directors. Each master tenant granted the lender a Mortgage and an Assignment of Leases and Rents on its individual property. See “Description of the Mortgage Pool–Tenant Issues–Affiliated Leases” for additional information.

With respect to Loan No. 14, Kings Row MHC, Kings Row MHC – Delaware LLC entered into a master lease with Westwind Enterprises, LTD. on March 8, 2022, for a 20-year term with an expiration date on March 7, 2042. The master lease covers the 22 pad sites that are occupied by homes owned by an affiliate of Kings Row MHC – Delaware LLC. The homes owned by the affiliate are not part of the collateral for the related Mortgage Loan, however income derived from the rental of all the pad sites, including those pad sites occupied by homes owned by the affiliate, was underwritten.

With respect to Loan No. 16, Fleet Farm Green Bay, KB Green Bay West, DST entered into a master lease with KB Green Bay West MT, LLC on February 8, 2022, for an approximate 10-year term with an expiration date on March 1, 2032. The master lease has three renewal terms for five years each.

With respect to Loan No. 19, VVF, CAI Investments Healthcare Products I, DST entered into a master lease with CAI Investments Healthcare Products I Master Lessee, LLC on March 11, 2022, for a 25-year term with an expiration date on March 11, 2047. The master lease has six renewal terms for five years each.
With respect to Loan No. 27, Decatur Business Center, 38.4% of the net rentable area at the mortgaged property is vacant and subject to a master lease between the borrower and an affiliate of the borrower sponsor. The master lease will terminate the earlier of (i) March 1, 2037 and (ii) when the vacant space is leased to a third party.

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With respect to Loan No. 42, Minnesota Lake MHC, 111 of the 161 homes at the mortgaged property are park-owned and subject to a master lease between the borrower and an affiliate of the borrower sponsor to cover rent for the park-owned homes.

(29)	Property Located Within a Qualified Opportunity Zone (Y/N) reflects mortgaged properties that are located in qualified opportunity zones (“QOZs”) under Internal Revenue Code § 1400Z-2 - Notice 2018-48 and Notice 2019-42. According to the Internal Revenue Service, (1) a QOZ is an economically distressed community where new investments, under certain conditions, may be eligible for preferential tax treatment, and (2) localities qualify as QOZs if they have been nominated for that designation by a state, the District of Columbia, or a U.S. territory and that nomination has been certified by the Secretary of the Treasury via his delegation of authority to the Internal Revenue Service. No representation is made as to whether any Mortgaged Properties located in QOZs or the related borrowers are eligible for such preferential tax treatment or whether any qualifying investment has been made in a QOZ.

(30)	With respect to Loan No. 12, Residence Inn Portland, the Mortgage Loan documents were recast on March 1, 2022. The maturity date was revised from April 1, 2030 to March 1, 2032. Furthermore, the Mortgage Loan documents were revised to require the related borrower to pay a $3,000,000 principal paydown on March 1, 2022, which reduced the original principal balance of the Mortgage Loan from $33,500,000 to $30,500,000.

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ANNEX A-2

MORTGAGE POOL INFORMATION (TABLES)

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Annex A-2	BBCMS 2022-C15

Collateral Characteristics

Mortgaged Properties by Type(1)
					Weighted Average
Property Type	Property Subtype	Number of Properties	Cut-off Date Principal Balance	% of IPB	UW NCF DSCR(2)(3)	UW NOI Debt Yield(2)(4)	Cut-off Date LTV(2)(5)	Maturity Date/ARD LTV(2)(5)
Office	CBD	15	$316,871,040	30.7%	3.91x	12.7%	42.2%	42.2%
	Suburban	8	75,000,000	7.3	1.52x	9.3%	60.0%	53.9%
	Medical	3	28,100,000	2.7	2.07x	10.3%	55.9%	52.7%
	Subtotal:	26	$419,971,040	40.7%	3.36x	12.0%	46.3%	45.0%
Self Storage		44	$179,300,000	17.4%	2.14x	9.0%	52.8%	51.6%
Multifamily	Mid Rise	3	$65,950,000	6.4%	1.90x	7.8%	58.6%	58.6%
	Garden	35	41,000,000	4.0	1.39x	9.0%	62.5%	53.8%
	Low Rise	2	12,800,000	1.2	2.20x	8.1%	52.7%	52.7%
	Subtotal:	40	$119,750,000	11.6%	1.76x	8.2%	59.3%	56.3%
Retail	Anchored	4	$48,192,519	4.7%	1.67x	10.0%	61.0%	54.0%
	Single Tenant	4	35,887,000	3.5	2.23x	10.0%	60.9%	60.9%
	Regional Mall	1	17,859,822	1.7	2.98x	20.0%	35.0%	30.7%
	Unanchored	1	3,400,000	0.3	2.44x	10.7%	55.5%	55.5%
	Subtotal:	10	$105,339,341	10.2%	2.11x	11.7%	56.4%	52.4%
Industrial	Warehouse / Distribution	14	$60,000,000	5.8%	2.23x	8.7%	61.5%	61.5%
	Manufacturing	1	20,820,000	2.0	2.23x	11.8%	58.0%	58.0%
	Flex	1	12,984,332	1.3	1.77x	11.3%	58.3%	47.1%
	Subtotal:	16	$93,804,332	9.1%	2.17x	9.7%	60.3%	58.7%
Hospitality	Extended Stay	3	$37,384,588	3.6%	3.74x	15.4%	43.4%	41.5%
	Limited Service	3	18,391,681	1.8	2.04x	14.6%	52.7%	43.6%
	Full Service	1	4,203,222	0.4	2.44x	15.7%	52.1%	41.7%
	Subtotal:	7	$59,979,490	5.8%	3.13x	15.2%	46.8%	42.1%
Manufactured Housing		2	$30,494,391	3.0%	1.37x	8.5%	59.5%	48.3%
Mixed Use	Multifamily / Retail	2	$8,989,219	0.9%	2.14x	8.8%	51.9%	51.9%
	Office / Retail	1	7,500,000	0.7	2.16x	10.4%	59.1%	59.1%
	Multifamily / Office / Retail	1	829,400	0.1	3.30x	13.6%	59.4%	59.4%
	Subtotal:	4	$17,318,619	1.7%	2.21x	9.7%	55.4%	55.4%
Other	Parking Garage	5	$5,344,560	0.5%	3.30x	13.6%	59.4%	59.4%
Total / Weighted Average:		154	$1,031,301,773	100.0%	2.63x	10.8%	51.9%	49.6%
(1)	Because this table presents information relating to the mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts.

(2)	In the case of Loan Nos. 1, 2, 3, 4, 5, 6, 7, 8, 9, 10, 13, 18, 21, 22, 25 and 29, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan Nos. 1, 3, 10, 21 and 29, the Total Mortgage Loan Cut-off Date Balance excludes the related Subordinate Companion Loan(s) and/or mezzanine loan(s). In the case of Loan No. 29, the mortgage loan UW NCF DSCR and whole loan UW NCF DSCR are calculated using the sum of 12 whole loan principal and interest payments beginning with the November 2028 payment, based on a payment schedule set forth in Annex F of the Preliminary Prospectus.

(3)	For the mortgage loans that are interest-only for the entire term or until the anticipated repayment date and accrue interest on an Actual/360 basis, the Monthly Debt Service Amount ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.

(4)	In the case of Loan No. 31, the UW NOI Debt Yield is calculated based on the Cut-off Date Principal Balance after netting out a $440,000 holdback reserve. The UW NOI Debt Yield based on the Cut-off Date Principal Balance without netting out the holdback reserve is 8.6%.

(5)	In the case of Loan Nos. 5, 8 and 22, the Cut-off Date LTV and the Maturity Date/ARD LTV are calculated by using an appraised value based on an as portfolio assumption. Refer to “Description of the Mortgage Pool—Assessment of Property Value and Condition” and “—Appraised Value” in the Preliminary Prospectus for additional details.

A-2-1

Annex A-2	BBCMS 2022-C15

Collateral Characteristics

Mortgaged Properties by Location(1)

				Weighted Average
State	Number of Properties	Cut-off Date Principal Balance	% of IPB	UW NCF DSCR(2)(3)	UW NOI Debt Yield(2)(4)	Cut-off Date LTV(2)(5)	Maturity Date/ARD LTV(2)(5)
New York	14	$168,829,490	16.4%	2.23x	11.0%	50.3%	48.1%
California	7	152,848,464	14.8%	4.47x	12.5%	39.7%	39.4%
Nevada	9	73,608,097	7.1%	1.89x	12.1%	52.7%	46.2%
Washington	3	69,641,903	6.8%	3.99x	12.3%	37.2%	37.2%
Delaware	14	60,000,000	5.8%	2.23x	8.7%	61.5%	61.5%
New Jersey	1	50,000,000	4.8%	2.05x	9.4%	60.4%	60.4%
Texas	8	49,698,217	4.8%	1.65x	8.0%	58.0%	52.0%
Florida	9	48,555,309	4.7%	2.15x	10.6%	48.5%	46.1%
Michigan	17	41,544,391	4.0%	2.96x	12.9%	56.7%	54.3%
Maine	3	37,374,105	3.6%	3.71x	14.1%	42.6%	42.6%
Virginia	3	34,529,524	3.3%	1.45x	8.7%	61.3%	52.2%
North Carolina	2	33,900,000	3.3%	1.50x	9.4%	68.4%	62.0%
Ohio	20	29,861,953	2.9%	2.09x	11.2%	58.4%	57.7%
Wisconsin	1	24,750,000	2.4%	2.28x	10.3%	64.0%	64.0%
Maryland	2	24,022,596	2.3%	1.55x	8.6%	58.0%	53.7%
DC	2	21,000,000	2.0%	2.87x	9.4%	63.6%	63.6%
Colorado	2	20,700,000	2.0%	2.21x	10.1%	59.6%	59.6%
Arizona	4	19,147,087	1.9%	2.24x	9.4%	51.7%	51.7%
Idaho	1	12,176,738	1.2%	1.64x	10.3%	54.6%	43.2%
Illinois	2	11,770,035	1.1%	2.24x	12.2%	65.8%	58.2%
Alabama	2	8,994,870	0.9%	2.29x	8.6%	47.8%	47.8%
Pennsylvania	3	7,782,191	0.8%	2.29x	8.6%	47.8%	47.8%
South Carolina	2	5,015,614	0.5%	2.39x	10.0%	53.0%	53.0%
Massachusetts	2	4,250,606	0.4%	2.29x	8.7%	46.9%	46.9%
Connecticut	1	4,180,000	0.4%	2.18x	9.7%	52.5%	52.5%
Louisiana	1	3,857,000	0.4%	1.91x	8.6%	58.0%	58.0%
Missouri	1	3,486,425	0.3%	2.29x	8.7%	46.9%	46.9%
Arkansas	1	3,100,000	0.3%	2.33x	9.3%	50.8%	50.8%
Indiana	8	2,568,508	0.2%	1.51x	9.8%	61.3%	56.9%
Georgia	8	2,289,539	0.2%	1.51x	9.8%	61.3%	56.9%
Oklahoma	1	1,819,110	0.2%	2.29x	8.7%	46.9%	46.9%
Total / Weighted Average:	154	$1,031,301,773	100.0%	2.63x	10.8%	51.9%	49.6%

(1)	Because this table presents information relating to the mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts.

(2)	In the case of Loan Nos. 1, 2, 3, 4, 5, 6, 7, 8, 9, 10, 13, 18, 21, 22, 25 and 29, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan Nos. 1, 3, 10, 21 and 29, the Total Mortgage Loan Cut-off Date Balance excludes the related Subordinate Companion Loan(s) and/or mezzanine loan(s). In the case of Loan No. 29, the mortgage loan UW NCF DSCR and whole loan UW NCF DSCR are calculated using the sum of 12 whole loan principal and interest payments beginning with the November 2028 payment, based on a payment schedule set forth in Annex F of the Preliminary Prospectus.

(3)	For the mortgage loans that are interest-only for the entire term or until the anticipated repayment date and accrue interest on an Actual/360 basis, the Monthly Debt Service Amount ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.

(4)	In the case of Loan No. 31, the UW NOI Debt Yield is calculated based on the Cut-off Date Principal Balance after netting out a $440,000 holdback reserve. The UW NOI Debt Yield based on the Cut-off Date Principal Balance without netting out the holdback reserve is 8.6%.

(5)	In the case of Loan Nos. 5, 8 and 22, the Cut-off Date LTV and the Maturity Date/ARD LTV are calculated by using an appraised value based on an as portfolio assumption. Refer to “Description of the Mortgage Pool—Assessment of Property Value and Condition” and “—Appraised Value” in the Preliminary Prospectus for additional details.

A-2-2

Annex A-2	BBCMS 2022-C15

Collateral Characteristics

Cut-off Date Principal Balance

						Weighted Average
Range of Cut-off Date Principal Balances			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)(3)	Cut-off Date LTV(1)(4)	Maturity Date/ARD LTV(1)(4)
$3,100,000	-	$4,999,999	9	$35,951,391	3.5%	4.23803%	119	2.02x	9.5%	56.0%	53.5%
$5,000,000	-	$9,999,999	10	74,430,000	7.2%	3.92580%	118	2.16x	10.0%	59.5%	56.6%
$10,000,000	-	$19,999,999	10	138,700,383	13.4%	4.23672%	110	2.12x	12.2%	52.4%	47.4%
$20,000,000	-	$29,999,999	8	188,220,000	18.3%	4.30113%	114	2.04x	10.1%	61.9%	57.9%
$30,000,000	-	$39,999,999	3	95,400,000	9.3%	4.39622%	119	2.95x	14.2%	42.3%	39.0%
$40,000,000	-	$65,000,000	9	498,600,000	48.3%	3.42902%	105	3.06x	10.3%	48.3%	47.8%
Total / Weighted Average:			49	$1,031,301,773	100.0%	3.85034%	110	2.63x	10.8%	51.9%	49.6%

Mortgage Interest Rates

						Weighted Average
Range of Mortgage Interest Rates			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)(3)	Cut-off Date LTV(1)(4)	Maturity Date/ARD LTV(1)(4)
2.49450	-	3.24999	4	$213,600,000	20.7%	2.72809%	88	4.48x	12.6%	39.2%	39.2%
3.25000	-	3.74999	11	251,226,738	24.4%	3.60625%	118	2.44x	9.8%	52.4%	51.3%
3.75000	-	3.99999	5	71,909,822	7.0%	3.88946%	89	2.68x	13.3%	52.5%	50.3%
4.00000	-	4.24999	8	133,829,490	13.0%	4.12439%	119	2.11x	9.9%	57.0%	55.3%
4.25000	-	4.49999	13	201,965,723	19.6%	4.33745%	118	1.78x	9.4%	60.5%	57.0%
4.50000	-	4.74999	3	34,550,000	3.4%	4.61952%	120	1.35x	8.1%	62.0%	52.1%
4.75000	-	5.53000	5	124,220,000	12.0%	4.94989%	119	2.14x	12.6%	50.0%	44.9%
Total / Weighted Average:			49	$1,031,301,773	100.0%	3.85034%	110	2.63x	10.8%	51.9%	49.6%

Original Term to Maturity in Months

				Weighted Average
Original Term to Maturity in Months	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)(3)	Cut-off Date LTV(1)(4)	Maturity Date/ARD LTV(1)(4)
60	2	$80,459,822	7.8%	2.81314%	56	4.97x	15.4%	31.9%	30.9%
84	1	26,000,000	2.5%	3.77800%	81	3.30x	13.6%	59.4%	59.4%
86	1	65,000,000	6.3%	2.95200%	82	4.11x	12.6%	36.5%	36.5%
120	45	859,841,951	83.4%	4.01749%	118	2.28x	10.2%	54.7%	52.1%
Total / Weighted Average:	49	$1,031,301,773	100.0%	3.85034%	110	2.63x	10.8%	51.9%	49.6%

Remaining Term to Maturity in Months

						Weighted Average
Range of Remaining Term to Maturity in Months			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)(3)	Cut-off Date LTV(1)(4)	Maturity Date/ARD LTV(1)(4)
56			2	$80,459,822	7.8%	2.81314%	56	4.97x	15.4%	31.9%	30.9%
81	-	82	2	91,000,000	8.8%	3.18800%	82	3.88x	12.9%	43.0%	43.0%
114	-	117	12	341,976,738	33.2%	3.62177%	117	2.50x	9.6%	52.4%	50.9%
118	-	120	33	517,865,213	50.2%	4.27881%	119	2.14x	10.6%	56.2%	52.9%
Total / Weighted Average:			49	$1,031,301,773	100.0%	3.85034%	110	2.63x	10.8%	51.9%	49.6%
(1)	In the case of Loan Nos. 1, 2, 3, 4, 5, 6, 7, 8, 9, 10, 13, 18, 21, 22, 25 and 29, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan Nos. 1, 3, 10, 21 and 29, the Total Mortgage Loan Cut-off Date Balance excludes the related Subordinate Companion Loan(s) and/or mezzanine loan(s). In the case of Loan No. 29, the mortgage loan UW NCF DSCR and whole loan UW NCF DSCR are calculated using the sum of 12 whole loan principal and interest payments beginning with the November 2028 payment, based on a payment schedule set forth in Annex F of the Preliminary Prospectus.

(2)	For the mortgage loans that are interest-only for the entire term or until the anticipated repayment date and accrue interest on an Actual/360 basis, the Monthly Debt Service Amount ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.

(3)	In the case of Loan No. 31, the UW NOI Debt Yield is calculated based on the Cut-off Date Principal Balance after netting out a $440,000 holdback reserve. The UW NOI Debt Yield based on the Cut-off Date Principal Balance without netting out the holdback reserve is 8.6%.

(4)	In the case of Loan Nos. 5, 8 and 22, the Cut-off Date LTV and the Maturity Date/ARD LTV are calculated by using an appraised value based on an as portfolio assumption. Refer to “Description of the Mortgage Pool—Assessment of Property Value and Condition” and “—Appraised Value” in the Preliminary Prospectus for additional details.

A-2-3

Annex A-2	BBCMS 2022-C15

Collateral Characteristics

Original Amortization Term in Months

				Weighted Average
Original Amortization Term in Months	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)(3)	Cut-off Date LTV(1)(4)	Maturity Date/ARD LTV(1)(4)
Interest Only	32	$750,207,000	72.7%	3.63607%	108	3.00x	10.9%	49.3%	49.3%
300	1	17,859,822	1.7%	3.93000%	56	2.98x	20.0%	35.0%	30.7%
360	16	263,234,951	25.5%	4.45559%	119	1.58x	10.1%	60.4%	51.9%
Total / Weighted Average:	49	$1,031,301,773	100.0%	3.85034%	110	2.63x	10.8%	51.9%	49.6%

Remaining Amortization Term in Months

						Weighted Average
Range of Remaining Amortization Term in Months			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)(3)	Cut-off Date LTV(1)(4)	Maturity Date/ARD LTV(1)(4)
Interest Only			32	$750,207,000	72.7%	3.63607%	108	3.00x	10.9%	49.3%	49.3%
296			1	17,859,822	1.7%	3.93000%	56	2.98x	20.0%	35.0%	30.7%
356	-	360	16	263,234,951	25.5%	4.45559%	119	1.58x	10.1%	60.4%	51.9%
Total / Weighted Average:			49	$1,031,301,773	100.0%	3.85034%	110	2.63x	10.8%	51.9%	49.6%

Amortization Types

				Weighted Average
Amortization Types	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)(3)	Cut-off Date LTV(1)(4)	Maturity Date/ARD LTV(1)(4)
Interest Only	31	$687,607,000	66.7%	3.74000%	113	2.77x	10.6%	50.9%	50.9%
Interest Only, Amortizing Balloon	8	169,100,000	16.4%	4.43331%	118	1.47x	9.4%	62.8%	55.5%
Amortizing Balloon	9	111,994,773	10.9%	4.40541%	109	1.96x	12.8%	52.9%	43.2%
Interest Only - ARD	1	62,600,000	6.1%	2.49450%	56	5.54x	14.1%	31.0%	31.0%
Total / Weighted Average:	49	$1,031,301,773	100.0%	3.85034%	110	2.63x	10.8%	51.9%	49.6%

Underwritten Net Cash Flow Debt Service Coverage Ratios(1)(2)

						Weighted Average
Range of Underwritten Net Cash Flow Debt Service Coverage Ratios			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)(3)	Cut-off Date LTV(1)(4)	Maturity Date/ARD LTV(1)(4)
1.27x	-	1.59x	9	$191,150,000	18.5%	4.50052%	119	1.41x	8.9%	62.2%	54.7%
1.60x	-	1.69x	2	15,976,738	1.5%	3.91741%	117	1.64x	10.3%	56.5%	45.0%
1.70x	-	1.79x	2	22,684,332	2.2%	4.36619%	118	1.76x	9.7%	60.8%	54.4%
1.80x	-	1.89x	1	53,000,000	5.1%	4.04500%	119	1.88x	7.8%	58.7%	58.7%
1.90x	-	1.99x	5	42,551,391	4.1%	4.63621%	119	1.94x	11.3%	50.6%	45.5%
2.00x	-	2.49x	20	372,229,490	36.1%	3.95030%	118	2.22x	9.6%	56.0%	55.3%
2.50x	-	2.99x	3	44,859,822	4.3%	3.52256%	92	2.91x	14.0%	50.2%	48.4%
3.00x	-	3.99x	3	65,750,000	6.4%	4.32802%	103	3.35x	15.7%	40.8%	40.8%
4.00x	-	5.54x	4	223,100,000	21.6%	2.79822%	90	4.57x	13.2%	37.2%	37.2%
Total / Weighted Average:			49	$1,031,301,773	100.0%	3.85034%	110	2.63x	10.8%	51.9%	49.6%
(1)	In the case of Loan Nos. 1, 2, 3, 4, 5, 6, 7, 8, 9, 10, 13, 18, 21, 22, 25 and 29, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan Nos. 1, 3, 10, 21 and 29, the Total Mortgage Loan Cut-off Date Balance excludes the related Subordinate Companion Loan(s) and/or mezzanine loan(s). In the case of Loan No. 29, the mortgage loan UW NCF DSCR and whole loan UW NCF DSCR are calculated using the sum of 12 whole loan principal and interest payments beginning with the November 2028 payment, based on a payment schedule set forth in Annex F of the Preliminary Prospectus.

(2)	For the mortgage loans that are interest-only for the entire term or until the anticipated repayment date and accrue interest on an Actual/360 basis, the Monthly Debt Service Amount ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.

(3)	In the case of Loan No. 31, the UW NOI Debt Yield is calculated based on the Cut-off Date Principal Balance after netting out a $440,000 holdback reserve. The UW NOI Debt Yield based on the Cut-off Date Principal Balance without netting out the holdback reserve is 8.6%.

(4)	In the case of Loan Nos. 5, 8 and 22, the Cut-off Date LTV and the Maturity Date/ARD LTV are calculated by using an appraised value based on an as portfolio assumption. Refer to “Description of the Mortgage Pool—Assessment of Property Value and Condition” and “—Appraised Value” in the Preliminary Prospectus for additional details.

A-2-4

Annex A-2	BBCMS 2022-C15

Collateral Characteristics

LTV Ratios as of the Cut-off Date(1)(3)

						Weighted Average
Range of Cut-off Date LTVs			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)(3)	Cut-off Date LTV(1)(4)	Maturity Date/ARD LTV(1)(4)
24.3%	-	49.9%	11	$403,854,213	39.2%	3.32625%	99	3.67x	12.6%	39.3%	39.0%
50.0%	-	59.9%	23	308,847,561	29.9%	4.19850%	115	2.05x	10.2%	57.0%	53.8%
60.0%	-	64.9%	11	271,250,000	26.3%	4.17175%	118	1.93x	9.1%	61.9%	58.5%
65.0%	-	69.9%	3	38,650,000	3.7%	4.33484%	119	1.50x	9.1%	68.1%	62.5%
70.0%	-	72.5%	1	8,700,000	0.8%	3.64500%	119	2.22x	13.4%	72.5%	62.2%
Total / Weighted Average:			49	$1,031,301,773	100.0%	3.85034%	110	2.63x	10.8%	51.9%	49.6%

LTV Ratios as of the Maturity Date/ARD(1)(3)

						Weighted Average
Range of Maturity Date/ARD LTVs			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)(3)	Cut-off Date LTV(1)(4)	Maturity Date/ARD LTV(1)(4)
24.3%	-	49.9%	17	$489,694,773	47.5%	3.53263%	103	3.33x	12.4%	42.2%	40.1%
50.0%	-	59.9%	22	318,807,000	30.9%	4.26312%	115	1.93x	9.5%	58.5%	55.5%
60.0%	-	64.9%	9	218,050,000	21.1%	3.94480%	118	2.11x	9.4%	63.4%	62.0%
65.0%	-	66.0%	1	4,750,000	0.5%	4.56300%	118	1.52x	7.1%	66.0%	66.0%
Total / Weighted Average:			49	$1,031,301,773	100.0%	3.85034%	110	2.63x	10.8%	51.9%	49.6%

Prepayment Protection

				Weighted Average
Prepayment Protection	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)(3)	Cut-off Date LTV(1)(4)	Maturity Date/ARD LTV(1)(4)
Defeasance	31	$548,780,644	53.2%	4.23934%	116	2.05x	10.4%	56.5%	53.7%
Yield Maintenance	13	263,071,129	25.5%	3.96006%	114	2.33x	10.3%	52.4%	49.6%
Defeasance or Yield Maintenance	5	219,450,000	21.3%	2.74600%	89	4.44x	12.5%	39.6%	39.6%
Total / Weighted Average:	49	$1,031,301,773	100.0%	3.85034%	110	2.63x	10.8%	51.9%	49.6%

Loan Purpose

				Weighted Average
Loan Purpose	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)(3)	Cut-off Date LTV(1)(4)	Maturity Date/ARD LTV(1)(4)
Refinance	21	$484,868,035	47.0%	4.00248%	109	2.57x	11.5%	51.5%	49.2%
Acquisition	23	390,533,738	37.9%	3.81089%	108	2.63x	10.2%	52.0%	50.3%
Recapitalization	5	155,900,000	15.1%	3.47595%	117	2.83x	10.2%	52.8%	49.2%
Total / Weighted Average:	49	$1,031,301,773	100.0%	3.85034%	110	2.63x	10.8%	51.9%	49.6%
(1)	In the case of Loan Nos. 1, 2, 3, 4, 5, 6, 7, 8, 9, 10, 13, 18, 21, 22, 25 and 29, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan Nos. 1, 3, 10, 21 and 29, the Total Mortgage Loan Cut-off Date Balance excludes the related Subordinate Companion Loan(s) and/or mezzanine loan(s). In the case of Loan No. 29, the mortgage loan UW NCF DSCR and whole loan UW NCF DSCR are calculated using the sum of 12 whole loan principal and interest payments beginning with the November 2028 payment, based on a payment schedule set forth in Annex F of the Preliminary Prospectus.

(2)	For the mortgage loans that are interest-only for the entire term or until the anticipated repayment date and accrue interest on an Actual/360 basis, the Monthly Debt Service Amount ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.

(3)	In the case of Loan No. 31, the UW NOI Debt Yield is calculated based on the Cut-off Date Principal Balance after netting out a $440,000 holdback reserve. The UW NOI Debt Yield based on the Cut-off Date Principal Balance without netting out the holdback reserve is 8.6%.

(4)	In the case of Loan Nos. 5, 8 and 22, the Cut-off Date LTV and the Maturity Date/ARD LTV are calculated by using an appraised value based on an as portfolio assumption. Refer to “Description of the Mortgage Pool—Assessment of Property Value and Condition” and “—Appraised Value” in the Preliminary Prospectus for additional details.

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Annex A-2	BBCMS 2022-C15

Collateral Characteristics

Previous Securitization History(1)

No.	Mortgage Loan Seller	Loan Name	Location	Property Type	Cut-off Date Principal Balance	% of IPB	Previous Securitization
5.01	KeyBank	Crestwood Boulevard	Irondale, AL	Self Storage	$6,412,360	0.6%	MHP 2020-HILL
5.02	KeyBank	Hallmark Drive	Sacramento, CA	Self Storage	$5,041,125	0.5%	MHP 2020-HILL
5.03	KeyBank	Gray Road	Falmouth, ME	Self Storage	$3,736,061	0.4%	MHP 2020-HILL
5.04	KeyBank	Marconi Avenue	Sacramento, CA	Self Storage	$3,724,943	0.4%	MHP 2020-HILL
5.05	KeyBank	Ocean Gateway	Ocean City, MD	Self Storage	$3,522,596	0.3%	MHP 2020-HILL
5.06	KeyBank	Amity Road	Harrisburg, PA	Self Storage	$3,425,868	0.3%	MHP 2020-HILL
5.07	KeyBank	Gladstell Road	Conroe, TX	Self Storage	$3,322,140	0.3%	MHP 2020-HILL
5.08	KeyBank	US Route One	Falmouth, ME	Self Storage	$3,138,043	0.3%	MHP 2020-HILL
5.09	KeyBank	Farm to Market 1093	Richmond, TX	Self Storage	$3,133,820	0.3%	MHP 2020-HILL
5.10	KeyBank	Meade Avenue	Las Vegas, NV	Self Storage	$2,763,943	0.3%	MHP 2020-HILL
5.11	KeyBank	Camp Horne	Pittsburgh, PA	Self Storage	$2,763,485	0.3%	MHP 2020-HILL
5.12	KeyBank	Hazel Avenue	Orangevale, CA	Self Storage	$2,682,396	0.3%	MHP 2020-HILL
5.13	KeyBank	Hoover Court	Birmingham, AL	Self Storage	$2,582,510	0.3%	MHP 2020-HILL
5.14	KeyBank	Highway 6 North	Houston, TX	Self Storage	$2,542,494	0.2%	MHP 2020-HILL
5.15	KeyBank	Farm to Market 725	New Braunfels, TX	Self Storage	$2,286,631	0.2%	MHP 2020-HILL
5.16	KeyBank	Hidden Hill Road	Spartanburg, SC	Self Storage	$1,615,614	0.2%	MHP 2020-HILL
5.18	KeyBank	East Rosedale Street	Fort Worth, TX	Self Storage	$1,396,038	0.1%	MHP 2020-HILL
7	BMO	2 Riverfront Plaza	Newark, NJ	Office	$50,000,000	4.8%	LCCM 2017-LC26
8.01	KeyBank	West Indian School Road	Phoenix, AZ	Self Storage	$6,032,774	0.6%	MHP 2020-HILL
8.02	KeyBank	Boalch Avenue Northwest	North Bend, WA	Self Storage	$4,641,903	0.5%	MHP 2020-HILL
8.03	KeyBank	Lemay Ferry Road	Saint Louis, MO	Self Storage	$3,486,425	0.3%	MHP 2020-HILL
8.04	KeyBank	East Southern Avenue	Mesa, AZ	Self Storage	$3,310,049	0.3%	MHP 2020-HILL
8.05	KeyBank	Anderson Road	Tampa, FL	Self Storage	$3,147,969	0.3%	MHP 2020-HILL
8.06	KeyBank	Stoney Island Avenue	Lynwood, IL	Self Storage	$3,070,035	0.3%	MHP 2020-HILL
8.08	KeyBank	North Nova Road	Daytona Beach, FL	Self Storage	$2,700,424	0.3%	MHP 2020-HILL
8.09	KeyBank	Airport Road	Williamsburg, VA	Self Storage	$2,420,564	0.2%	MHP 2020-HILL
8.10	KeyBank	South Pennington	Mesa, AZ	Self Storage	$2,304,264	0.2%	MHP 2020-HILL
8.11	KeyBank	Southwest 14th Court	Pompano Beach, FL	Self Storage	$2,177,840	0.2%	MHP 2020-HILL
8.12	KeyBank	Southeast Jennings Road	Port St. Lucie, FL	Self Storage	$1,886,802	0.2%	MHP 2020-HILL
8.13	KeyBank	49th Street South and 8th Avenue South	Gulfport, FL	Self Storage	$1,840,992	0.2%	MHP 2020-HILL
8.14	KeyBank	South Broadway	Edmond, OK	Self Storage	$1,819,110	0.2%	MHP 2020-HILL
8.16	KeyBank	Main Street	Tewksbury, MA	Self Storage	$1,313,959	0.1%	MHP 2020-HILL
10	BMO	26 Broadway	New York, NY	Office	$33,900,000	3.3%	COMM 2015-CR22, COMM 2015-DC1
13.01	SMC	First National Building	Detroit, MI	Office	$5,994,560	0.6%	JPMBB 2015-C32, JPMCC 2015-JP1
13.03	SMC	Chrysler House	Detroit, MI	Office	$2,979,600	0.3%	WFRBS 2013-C16
13.04	SMC	1001 Woodward	Detroit, MI	Office	$2,960,360	0.3%	JPMBB 2014-C19
13.05	SMC	One Woodward	Detroit, MI	Office	$2,146,040	0.2%	COMM 2014-UBS6
14	KeyBank	Kings Row MHC	Houston, TX	Manufactured Housing	$26,000,000	2.5%	WFRBS 2012-C6
20	KeyBank	Mini U Storage Columbia	Columbia, MD	Self Storage	$20,500,000	2.0%	WFRBS 2012-C7
21	Barclays	Meadowood Mall	Reno, NV	Retail	$17,859,822	1.7%	GSMS 2012-GC6
29	BMO	AMF Portfolio	Various	Multifamily	$10,000,000	1.0%	CF 2019-MF1
37	SGFC	New Highland Self Storage	Bartow, FL	Self Storage	$6,000,000	0.6%	COMM 2014-CR20
39	KeyBank	Highway 50 Storage	Grand Junction, CO	Self Storage	$5,200,000	0.5%	MSC 2018-H4
40	KeyBank	Pine Ridge Square	Gaylord, MI	Retail	$5,200,000	0.5%	WFRBS 2012-C8
42	SMC	Minnesota Lake MHC	Port Huron, MI	Manufactured Housing	$4,494,391	0.4%	COMM 2013-CR9
(1)	The table above represents the properties for which the previously existing debt was most recently securitized, based on information provided by the related borrower or obtained through searches of a third-party database.

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ANNEX A-3

SUMMARIES OF THE FIFTEEN LARGEST MORTGAGE LOANS

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Annex A-3	BBCMS 2022-C15

No. 1 – The Summit

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Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Barclays	Single Asset / Portfolio:	Portfolio
		Title:	Fee
Original Principal Balance(1):	$65,000,000	Property Type – Subtype:	Office – CBD
Cut-off Date Principal Balance(1):	$65,000,000	Net Rentable Area (SF):	907,306
% of IPB:	6.3%	Location:	Bellevue, WA
Loan Purpose:	Refinance	Year Built / Renovated:	Various / NAP
Borrowers:	KRE Summit 1, 2, Owner LLC	Occupancy:	98.2%
	and KRE Summit 3 Owner LLC	Occupancy Date:	1/1/2022
Borrower Sponsors:	KKR Property Partners Americas	4th Most Recent NOI (As of):	NAV
	(EEA) SCSp and KKR Property	3rd Most Recent NOI (As of)(4):	$17,630,561 (12/31/2018)
	Partners Americas L.P.	2nd Most Recent NOI (As of)(4):	$16,395,672 (12/31/2019)
Interest Rate:	2.95200%	Most Recent NOI (As of)(4)(5):	$20,849,893 (12/31/2020)
Note Date:	12/10/2021	UW Economic Occupancy:	96.3%
Maturity Date:	2/6/2029	UW Revenues:	$57,071,586
Interest-only Period:	86 months	UW Expenses:	$15,970,440
Original Term:	86 months	UW NOI(5):	$41,101,145
Original Amortization Term:	None	UW NCF:	$40,230,920
Amortization Type:	Interest Only	Appraised Value / Per SF:	$895,500,000 / $987
Call Protection(2):	L(24),YM1(4),DorYM1(51),O(7)	Appraisal Date:	11/1/2021
Lockbox / Cash Management:	Hard / Springing
Additional Debt(1):	Yes
Additional Debt Balance(1):	$262,000,000 / $198,000,000
Additional Debt Type(1):	Pari Passu / Subordinate

Escrows and Reserves(3)				Financial Information(1)
	Initial	Monthly	Initial Cap		Senior Notes	Whole Loan
Taxes:	$0	Springing	N/A	Cut-off Date Loan / SF:	$360	$579
Insurance:	$0	Springing	N/A	Maturity Date Loan / SF:	$360	$579
Replacement Reserves:	$0	Springing	N/A	Cut-off Date LTV:	36.5%	58.6%
TI/LC Reserve:	$0	Springing	N/A	Maturity Date LTV:	36.5%	58.6%
Other:	$9,900,543	$0	N/A	UW NCF DSCR:	4.11x	2.56x
				UW NOI Debt Yield:	12.6%	7.8%

Sources and Uses
Sources	Proceeds		% of Total	Uses	Proceeds	% of Total
Senior Notes(1)	$327,000,000		62.3%	Loan Payoff	$382,728,320	72.9%
Subordinate Notes(1)	$198,000,000		37.7	Return of Equity	129,348,201	24.6
				Reserves	9,900,543	1.9
				Closing Costs	3,022,936	0.6
Total Sources	$525,000,000		100.0%	Total Uses	$525,000,000	100.0%

(1)	The Summit Mortgage Loan (as defined below) is part of a whole loan evidenced by eight senior pari passu notes totaling $327.0 million and two pari passu subordinate notes totaling $198.0 million, with an aggregate outstanding principal balance as of the Cut-off Date of $525.0 million. The Financial Information in the chart above reflects the Cut-off Date Balance and Maturity Date Balance of The Summit Senior Notes (as defined below) and The Summit Whole Loan (as defined below).

(2)	The defeasance lockout period, with respect to a defeasance of The Summit Whole Loan, will be at least 28 payment dates beginning with and including the first payment date on January 6, 2022. Defeasance of the full $525.0 million The Summit Whole Loan is permitted after the date that is earlier of (i) two years from the closing date of the securitization that includes the last note to be securitized and (ii) December 10, 2024. The borrower is permitted to prepay the loan in addition to a yield maintenance premium following the 24th payment date in accordance with The Summit Whole Loan documents.

(3)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

(4)	Historical NOI is inclusive of only the Summit 1 and Summit 2 buildings as the Summit 3 building was not built until 2021.

(5)	The increase from Most Recent NOI to UW NOI is due to the Summit 3 building being built in 2021.

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No. 1 – The Summit

The Loan. The Summit mortgage loan (“The Summit Mortgage Loan”) is part of a whole loan with an aggregate outstanding principal balance as of the Cut-off Date of $525.0 million ( “The Summit Whole Loan”) consisting of eight senior pari passu notes with an aggregate outstanding principal balance as of the Cut-off Date of $327.0 million (“The Summit Senior Notes”) and two pari passu subordinate notes with an aggregate outstanding principal balance as of the Cut-off Date of $198.0 million (“The Summit Subordinate Companion Notes”). The Summit Whole Loan is secured by the borrowers’ fee interest in a three-building, 907,306 square foot Class A office campus and a seven-level 2,197 space subterranean parking garage located in the central business district (“CBD”) of Bellevue, Washington (“The Summit Properties”). The non-controlling Note A-1-2, with an outstanding principal balance as of the Cut-off Date of $65.0 million, will be included in the BBCMS 2022-C15 trust. The Summit Whole Loan, which accrues interest at an interest rate of 2.95200% per annum, was co-originated by Barclays Capital Real Estate Inc. and Goldman Sachs Bank USA, had an aggregate original principal balance of $525.0 million and has an aggregate outstanding principal balance as of the Cut-off Date of $525.0 million. The Summit Whole Loan will be serviced pursuant to the trust and servicing agreement for the SUMIT 2022-BVUE trust. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced A/B Whole Loans—The Summit Whole Loan” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1-S	$64,200,000	$64,200,000	SUMIT 2022-BVUE	No
A-2-S	$42,800,000	$42,800,000	SUMIT 2022-BVUE	No
A-1-1	$50,000,000	$50,000,000	BBCMS 2022-C14	No
A-1-2	$65,000,000	$65,000,000	BBCMS 2022-C15	No
A-1-3(1)	$10,000,000	$10,000,000	An affiliate of Barclays	No
A-1-4(1)	$7,000,000	$7,000,000	An affiliate of Barclays	No
A-2-1	$65,000,000	$65,000,000	Benchmark 2022-B32	No
A-2-2(1)	$23,000,000	$23,000,000	Benchmark 2022-B33	No
Total Senior Notes	$327,000,000	$327,000,000
B-1-1	$118,800,000	$118,800,000	SUMIT 2022-BVUE	Yes
B-2-1	$79,200,000	$79,200,000	SUMIT 2022-BVUE	No
Whole Loan	$525,000,000	$525,000,000
(1)	Expected to be contributed to one or more future securitization(s). Note denominations are subject to change.

The Properties. The Summit Properties comprise a Class A office campus consisting of three buildings: Summit 1 (242,180 SF, 26.7% of NRA) and Summit 2 (290,906 SF, 32.1% of NRA), which were constructed in 2005 and 2002, respectively, and are LEED Platinum certified, and Summit 3 (374,220 SF, 41.2% of NRA), which was constructed in 2021 and is LEED Gold certified. The Summit Properties also include a seven-level, 2,197 space subterranean parking garage. Per a report from the Broderick Group, vacancy in the Bellevue CBD for properties of similar quality is approximately 4.5%. Approximately 99.4% of UW Base Rent is attributed to space leased or subleased by investment grade tenants or tenants on the Am Law 50. Located within a block of I-405, the Bellevue Transit Center and the Downtown Bellevue station of the planned East Link Light Rail, The Summit Properties offer access to employees commuting via public transportation as well as car commuters, which can utilize The Summit Properties’ 2,197 subterranean parking garage.

All but 0.6% of UW Base Rent is attributable to space leased or subleased by investment grade tenants or tenants on the Am Law 50. The majority of space is directly leased to investment grade tenants such as Amazon (41.2% of NRA), Puget Sound Energy, Inc. (24.7% of NRA) and First Republic Bank (8.1% of NRA). Amazon also subleases 133,059 square feet of space from WeWork (the entirety of WeWork’s presence at The Summit Properties) through an enterprise lease, bringing their total footprint at The Summit Properties to 507,279 square feet (55.9% of NRA). The WeWork space was built to Amazon’s specs. Perkins Coie LLP, ranked 42 on the Am Law 50, has been at The Summit Properties since 2003 and leases 26,070 square feet (2.9% of NRA) at The Summit Properties. The Summit Properties have a weighted average remaining lease term (“WALT”) 10.6 years and the majority of investment grade tenants have leases that run beyond the approximately seven-year loan term including Amazon (14.6 year WALT), First Republic Bank (10.0 year WALT) and New York Life Insurance Co. (7.8 year WALT).

COVID-19 Update. As of the date of this term sheet, The Summit Whole Loan is not subject to any modification or forbearance request, is current on debt service. The only tenant under rent relief is Cafe Pogacha (0.2% of the net rentable area, 0.2% of underwritten base rent). The sponsor is working on a lease modification with this tenant. As a result, rent collections at The Summit Properties for January 2022 and February 2022 were 99.8%.

Major Tenants.

Amazon.com Services, Inc. (374,220 square feet; 41.2% of NRA; 39.6% of underwritten base rent): Amazon.com Services, Inc. (“Amazon”) is a multinational technology conglomerate that recently surpassed Walmart as the world’s largest retailer outside of China. Amazon also operates in a diverse range of business segments including devices and services (Alexa, Fire TV, Fire Tablets etc.), Amazon Web Services, Delivery and Logistics and Entertainment and is the fifth largest company in the world by market capitalization. In 2021, Amazon surpassed Boeing to become Washington’s largest employer and plans to bring an estimated 25,000 jobs to Bellevue as part of the expansion of its Puget Sound headquarters. Amazon occupies the entirety of the Summit 3 on a 15-year lease that commenced in

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No. 1 – The Summit

September 2021 with one option to terminate any portion of its lease after September 30, 2033 (almost five years beyond the loan term) with 18 months’ notice and the payment of three-months’ rent and all unamortized TI/LC costs. Amazon has a right of first offer on any available space in Summit 1 or Summit 2. Amazon.com, Inc. provides a limited parent guarantee, with a maximum liability of approximately $44.2 million (approximately 3.4 years of UW Base Rent) for the first 151 months of the lease, which then burns off throughout the remainder of lease term.

Puget Sound Energy, Inc. (223,820 square feet; 24.7% of NRA; 24.4% of underwritten base rent): Puget Sound Energy Inc. or its predecessors have been providing energy to Washington since 1873 and is now the largest energy utility in the state, providing electric power to 1.2 million customers and natural gas to 900,000 customers over 6,000 square miles primarily in the Puget Sound region of western Washington. Puget Sound Energy, Inc. utilizes The Summit Properties as its corporate headquarters. Puget Sound Energy, Inc. is the sole office tenant of Summit 1 on a lease that expires October 31, 2028. Puget Sound Energy, Inc. has no termination options but the borrower may, subject to no continuing event of default and debt yield tests, amend the Puget Sound Energy, Inc. lease to reduce the premises by up to 223,820 square feet and re-lease that space provided the replacement lease (i) is not to an affiliate of the borrower, (ii) the term of the lease is at least as long as the remaining term of the Puget Sound Energy, Inc. lease, (iii) is to a tenant that is rated BBB- or better by two agencies or is one of the following: Snowflake, Smartsheet Inc., Splunk Technology, Niantic, Inc., Snap Inc., DocuSign, Inc. or Discovery, Inc. The borrower is also responsible for all leasing costs and must reserve all free and gap rent between the termination date and the rent commencement date of the replacement lease. Puget Sound Energy Inc. has two, five-year extension options with 12-months’ notice at 95% of market rent.

WeWork (133,059 square feet; 14.7% of NRA; 15.6% of underwritten base rent): WeWork is a global flexible workspace provider with over 700 locations globally in 150 cities across 38 countries providing workplace solutions to members ranging from freelancers to Fortune 500 companies. WeWork was taken public in October 2021 through a $9 billion SPAC merger with BowX Acquisition. WeWork leases 133,059 square feet at Summit 2 on a lease that expires March 31, 2032 with no extension options. The entirety of WeWork’s 133,059 square foot footprint at The Summit Properties, including floors 8-12 and suite 650 at Summit 2, is subleased to Amazon through an enterprise lease. The terms of the sublease between WeWork and Amazon are not known to the lender. WeWork has one, five-year option to extend the term of the lease upon written notice to the landlord not later than 12 months prior to the expiration date of the initial term.

Environmental. According to Phase I environmental assessments dated November 15, 2021, there was no evidence of any recognized environmental conditions at The Summit Properties.

Historical and Current Occupancy
2018(1)	2019(1)	2020(1)	Current(2)
NAV	NAV	NAV	98.2%
(1)	Historical occupancies are unavailable due to Summit 3 being built in 2021.

(2)	Current occupancy is as of January 1, 2022.

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No. 1 – The Summit

Top Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF(3)	UW Base Rent(3)	% of Total UW Base Rent(3)	Lease Expiration Date
Amazon	A1/AA/AA-	374,220	41.2%	$35.36	$13,232,419	39.6%	8/31/2036
Puget Sound Energy, Inc.	A2/BBB/A	223,820	24.7%	$36.50	8,169,430	24.4%	10/31/2028
WeWork(4)	NR/NR/NR	133,059	14.7%	$39.30	5,228,643	15.6%	3/31/2032
First Republic Bank(5)	Baa1/A-/A-	73,910	8.1%	$46.51	3,437,244	10.3%	1/31/2032
Perkins Coie LLP	NR/NR/NR	26,070	2.9%	$53.00	1,381,710	4.1%	12/31/2026
New York Life Insurance Co.	Aaa/AA+/AA+	21,875	2.4%	$53.00	1,159,375	3.5%	11/30/2029
Bright Horizons	B1/B+/NR	11,500	1.3%	$11.15	128,225	0.4%	10/31/2028
AvalonBay Communities, Inc.	A3/A-/NR	7,003	0.8%	$46.23	323,749	1.0%	9/30/2030
Delta Air Lines Inc.	Baa3/BB/BB+	7,354	0.8%	$43.00	316,222	0.9%	12/31/2024
Cafe Pogacha	NR/NR/NR	2,125	0.2%	$29.26	62,178	0.2%	6/30/2023
Top Five Tenants		880,936	97.1%	$37.96	$33,439,195	100.0%

Other Tenants(6)		9,791	1.1%	$0.00	$0	0.0%

Occupied Collateral Total / Wtd. Avg.		890,727	98.2%	$37.54	$33,439,195	100.0%
Vacant Space		16,579	1.8%

Collateral Total		907,306	100.0%

(1)	As of the January 1, 2022 rent roll which includes multiple rights of first offer exercised by First Republic Bank on spaces for which the leases have not yet commenced. All outstanding free and gap rent was reserved by the borrower at origination.

(2)	In certain instances, ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.

(3)	UW Base Rent PSF, UW Base Rent and % of Total UW Base Rent include $735,068 of rent steps through December 31, 2022 and excludes $1,614,740 of straight-line rent for investment grade tenants.

(4)	WeWork is 100% enterprise leased to Amazon since WeWork’s lease commencement and space was built to Amazon specifications.

(5)	First Republic Bank is currently in occupancy at 20,680 square feet of space in Summit 2 and has must take space and has exercised several rights of first offer which will bring their total footprint at the property to 73,910 square feet with all leases expiring January 31, 2032. All free rent and gap rent has been reserved by the borrower.

(6)	Includes conference room and property management office for which no base rent was underwritten.

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring(3)	% of UW Base Rent Expiring(3)	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	NAP	16,579	1.8%	NAP	NAP	16,579	1.8%	NAP	NAP
2022 & MTM	0	0	0.0	$0	0.0%	16,579	1.8%	$0	0.0%
2023	1	2,125	0.2	62,178	0.2	18,704	2.1%	$62,178	0.2%
2024	1	7,354	0.8	316,222	0.9	26,058	2.9%	$378,400	1.1%
2025	0	0	0.0	0	0.0	26,058	2.9%	$378,400	1.1%
2026	1	26,070	2.9	1,381,710	4.1	52,128	5.7%	$1,760,110	5.3%
2027	0	0	0.0	0	0.0	52,128	5.7%	$1,760,110	5.3%
2028	2	235,320	25.9	8,297,655	24.8	287,448	31.7%	$10,057,765	30.1%
2029	1	21,875	2.4	1,159,375	3.5	309,323	34.1%	$11,217,140	33.5%
2030	1	7,003	0.8	323,749	1.0	316,326	34.9%	$11,540,888	34.5%
2031	0	0	0.0	0	0.0	316,326	34.9%	$11,540,888	34.5%
2032 & Beyond(4)	6	590,980	65.1	21,898,307	65.5	907,306	100.0%	$33,439,195	100.0%
Total	13	907,306	100.0%	$33,439,195	100.0%	907,306	100.0%	$33,439,195	100.0%
(1)	As of the January 1, 2022 rent roll which includes multiple rights of first offer exercised by First Republic Bank on spaces for which the leases have not yet commenced. All outstanding free and gap rent was reserved by the borrower at origination.

(2)	Certain tenants may have termination or contraction options (which may become exercisable prior to the originally stated expiration date of the tenant lease) that are not considered in the above Lease Rollover Schedule. See “Top Tenant Summary” above.

(3)	UW Base Rent and % of UW Base Rent Expiring includes $735,068 of rent steps through December 31, 2022 and excludes $1,614,740 of straight-line rent for investment grade tenants.

(4)	Includes fitness center, conference room and property management office for which no base rent was underwritten.

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Annex A-3	BBCMS 2022-C15

No. 1 – The Summit

Operating History and Underwritten Net Cash Flow
	2018	2019	2020(1)	Underwritten(1)	Per Square Foot	%(2)
Base Rent(3)	$13,492,937	$12,412,455	$17,227,962	$32,704,127	$36.05	55.2%
Rent Steps(4)	0	0	0	735,068	0.81	1.2
Straight-Line Rent	0	0	0	1,614,740	1.78	2.7
Vacant Income	0	0	0	878,687	0.97	1.5
Gross Potential Rent	$13,492,937	$12,412,455	$17,227,962	$35,932,623	$39.60	60.6%
Total Reimbursements	6,894,614	6,236,499	7,633,046	16,544,308	18.23	27.9
Total Other Income	5,017,341	4,369,357	3,908,618	6,786,449	7.48	11.5
Net Rental Income	$25,404,892	$23,018,311	$28,769,626	$59,263,379	$65.32	100.0%
(Vacancy/Credit Loss)	0	0	0	(2,191,794)	(2.42)	(3.7)
Effective Gross Income	$25,404,892	$23,018,311	$28,769,626	$57,071,586	$62.90	96.3%
Total Expenses	7,774,331	6,622,639	7,919,733	15,970,440	17.60	28.0
Net Operating Income	$17,630,561	$16,395,672	$20,849,893	$41,101,145	$45.30	72.0%
Total TI/LC, Capex/RR	0	0	0	870,225	0.96	1.5
Net Cash Flow	$17,630,561	$16,395,672	$20,849,893	$40,230,920	$44.34	70.5%
(1)	The increase in Net Operating Income from 2020 to Underwritten is due to the Summit 3 building being built in 2021.

(2)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for remainder of the fields.

(3)	Base Rent is based on the underwritten rent roll as of January 1, 2022.

(4)	Rent Steps totaling $735,068 are taken through December 31, 2022.

The Market. The Summit Properties are located in the in the Seattle-Bellevue-Everett metro area, which is home to one of the most highly advanced and diversified economies in the country and the third highest share of information workers in the country, behind only Silicon Valley and San Francisco according to the appraisal. In addition to tech companies like Amazon and Microsoft Corp., Boeing remains one of the largest private employers in the region with manufacturing jobs in large facilities through the Puget Sound region. The Summit Properties are located in the Bellevue CBD office submarket of the Seattle office market, as defined by a third-party research company.

Over the past three years, Seattle saw the largest growth in occupancy among large U.S. cities largely due to demand from tech tenants, which are attracted to its relative affordability compared to peer markets like San Francisco and the high concentration of talent in the area. The Seattle office market has added over 13.0 million square feet of space since 2018, but robust pre-leasing from tech companies like Amazon, Facebook and Google kept vacancy low and an absorption positive prior to the pandemic. According to a report from a third-party research group, the Eastside office market, encompassing a collection of Seattle suburbs including Bellevue, saw absorption of 702,000 square feet in the third quarter of 2021 which outpaced absorption for the entire calendar year of 2019 by 305,000 square feet, driven by leases to Snowflake Computing, Robinhood and others. Current vacancy in the Seattle office market is 9.6%, higher than in recent years, but remains below its 10-year high of 10.6% and the U.S. index of 12.2%. Rents in the Seattle office market have increased year-to-date to $38.28 PSF, less than $1.00 PSF off the pre-pandemic peak of $39.11 PSF in 2019 and higher than the previous high of $36.53 PSF in 2018.

The Bellevue CBD offers the largest live/work/shop/play environment in Bellevue and lies in proximity to some of the region’s premier residential neighborhoods, making it a popular office hub in the area for tech tenants and companies expanding outside of Seattle. Bellevue has seen a surge in technology company expansions over the past two years, highlighted by industry leaders such as Facebook, Google, Salesforce, T-Mobile, Microsoft and Amazon. Since 2017, Amazon has committed to more than six million square feet of office space in the Bellevue CBD and has pledged to bring 25,000 jobs to the market in the coming years. As a result of strong demand from tech employers due to its proximity and accessibility, the Bellevue CBD office market commands the highest rents in the Seattle area. Bellevue is a more convenient commute than Seattle for many area residents working in tech industries, and the planned light rail station expected to open in 2023 will improve connectivity making it even more accessible. Despite robust leasing activity over the past year, the vacancy in the Bellevue CBD office market has increased to 7.4% from its pre-pandemic low of 3.6% but remains well below its 10-year high of 16.3% and is below both the overall Seattle office market (9.6%) and the U.S. Index (12.2%).

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Annex A-3	BBCMS 2022-C15

No. 1 – The Summit

The following table presents certain information relating to comparable office leases for The Summit Properties:

Comparable Office Leases(1)
Property / Location	Tenant SF	Year Built / Renovated	Tenant	Rent PSF	Commencement Date	Lease Term	Structure
Summit 1, 2 Comparables
Summit 1, 2 Bellevue, WA	223,820(2)	2002, 2005 / NAP	Puget Sound Energy, Inc.	$36.50(2)	May-2018(2)	6.7 Years(2)	NNN
Columbia West Building Bellevue, WA	2,609	1986 / 2000	HEO America, Inc.	$43.00	Dec-2020	5.0 Years	NNN
Lincoln Square North Tower Bellevue, WA	65,768	2007 / NAP	Pokeman	$51.25	Apr-2021	10.0 Years	NNN
Skyline Tower Bellevue, WA	3,239	1983 / 2000	Continental Properties	$45.00	Jul-2020	7.0 Years	NNN
929 Office Tower Bellevue, WA	3,941	2015 / NAP	FinancialForce.com, Inc.	$48.00	Mar-2020	3.1 Years	NNN
Key Center Bellevue, WA	62,793	2000 / NAP	Epic Games, Inc.	$52.25	May-2021	6.5 Years	NNN
Bellevue Place Bellevue, WA	3,385	1988 / NAP	Terreno Realty Corporation	$59.38	Jan-2021	2.2 Years	NNN
City Center Bellevue Bellevue, WA	37,102	1987 / NAP	VMWare, Inc.	$56.50	Feb-2020	7.5 Years	Full Service
Summit 3 Comparables
Summit 3 Bellevue, WA	374,220(2)	2021 / NAP	Amazon.com Services, Inc.	$35.36(2)	Sep-2021(2)	14.6 Years(2)	NNN
2+U (Qualtrics Tower) Seattle, WA	199,221	2019 / NAP	Indeed	$48.00	Jul-2019	14.0 Years	NNN
2+U (Qualtrics Tower) Seattle, WA	120,886	2019 / NAP	Dropbox, Inc.	$45.50	Oct-2020	12.3 Years	NNN
Rainier Square Tower Seattle, WA	115,133	2020 / NAP	Bank of America	$47.50	Sep-2020	14.2 Years	NNN
Lincoln Square South Tower Bellevue, WA	76,740	2016 / NAP	Bank of America	$43.50	Jan-2018	11.0 Years	NNN
Lincoln Square North Tower Bellevue, WA	65,768	2007 / NAP	Pokeman	$51.25	Apr-2021	10.0 Years	NNN
Spring District – Block 16 Bellevue, WA	343,528	2020 / NAP	Facebook	$41.00	Jun-2020	13.0 Years	NNN
Spring District Block 24 Bellevue, WA	197,540	2021 / NAP	Facebook	$46.88	Mar-2021	12.5 Years	Absolute Net
Key Center Bellevue, WA	62,793	2000 / NAP	Epic Games, Inc.	$52.25	May-2021	6.5 Years	NNN
555 Tower Bellevue, WA	970,000	2023 / NAP	Amazon	$53.00	Jan-2023	16.0 Years	Absolute Net
(1)	Source: Appraisal.

(2)	Tenant SF, Rent PSF, Commencement Date and Lease Term for The Summit Properties are based on underwritten rent from the underwritten rent roll dated January 1, 2022.

The following table presents certain information relating to comparable office sales for The Summit Properties:

Comparable Office Sales(1)
Property / Location	Size (SF)	Year Built / Renovated	Occupancy	Sale Date	Sale Price	Price PSF	Adjusted Price PSF (Summit 1 & 2)	Adjusted Price PSF (Summit 3)
The Summit Bellevue, WA	907,306(2)	2002, 2005, 2021 / NAP	98.2%(2)
Spring District Block 24 Bellevue, WA	198,712	2021 / NAP	99.0%	May-2021	$200,000,000	$1,006	$895	$1,017
1918 8th Building Seattle, WA	668,886	2009 / NAP	99.0%	Dec-2020	$625,000,000	$934	$962	$1,059
Spring District – Block 16 Bellevue, WA	343,528	2020 / NAP	100.0%	Nov-2020	$365,000,000	$1,063	$1,018	$1,094
Tower 333 Bellevue, WA	435,091	2008 / 2020	100.0%	Mar-2020	$401,460,000	$923	$969	$1,066
F5 Tower Seattle, WA	515,518	2019 / NAP	100.0%	Dec-2019	$458,000,000	$888	$829	$1,008
Arbor Blocks Seattle, WA	388,072	2019 / NAP	100.0%	Nov-2019	$415,000,000	$1,069	$918	$1,100
(1)	Source: Appraisal.

(2)	Based on the underwritten rent roll dated January 1, 2022.

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Annex A-3	BBCMS 2022-C15

No. 1 – The Summit

The Borrowers. The borrowers are KRE Summit 1, 2, Owner LLC and KRE Summit 3 Owner LLC, each a Delaware limited liability company. The borrowers are structured to be single purpose bankruptcy-remote entities, having at least two independent directors in their organizational structure. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of The Summit Whole Loan.

The Borrower Sponsors. The borrower sponsors and non-recourse guarantors are KKR Property Partners Americas (EEA) SCSp and KKR Property Partners Americas L.P., both indirectly controlled by KKR. KKR is a leading global investment firm with $459.0 billion in assets under management including approximately $36.0 billion of real estate assets under management as of September 30, 2021. As of September 2021, KKR Real Estate team has offices in 12 cities across nine countries and employs over 135 investment and asset management professionals. KKR Property Partners America (EEA) SCSp is KKR’s first perpetual life, open-end core plus real estate fund, which targets institutional quality, stabilized real estate assets across the U.S. As of September 30, 2021, the KKR Property Partners America L.P. had a gross asset value approximately $3.9 billion and a net asset value of approximately $1.9 billion across a diversified portfolio of industrial, multifamily, life sciences and traditional office properties.

Property Management. The Summit Properties are managed by Urban Renaissance Property Company LLC.

Escrows and Reserves. At origination, the borrowers deposited (i) $2,958,400 into a reserve for free rent and outstanding or abated rent and/or any bridge/gap rent and (ii) $6,942,143 for outstanding tenant improvement allowances and leasing commissions.

Tax Reserve – The borrowers are required to deposit into a real estate tax reserve, on a monthly basis during the continuance of a Summit Cash Sweep Period (as defined below), 1/12th of the reasonably estimated annual real estate taxes.

Insurance Reserve – The borrowers are required to deposit into an insurance reserve, on a monthly basis during the continuance of a Summit Cash Sweep Period, 1/12th of reasonably estimated insurance premiums unless the borrower maintains a blanket policy in accordance with The Summit Whole Loan documents.

Replacement Reserves – During the continuance of a Summit Cash Sweep Period, monthly deposits in an amount equal to $15,121.77 are required to cover the costs of replacements incurred by the borrower in accordance with The Summit Whole Loan documents.

Outstanding TI/LC Reserve – The borrowers are required to deposit into a replacement reserve during the continuance of a Summit Cash Sweep Period, an amount equal to approximately $113,413.25 ($1.50 PSF annually) for approved tenant improvements and leasing commissions at The Summit Properties in accordance with the Mortgage Loan documents. Amounts are disbursed from the TI/LC reserve account for approved tenant improvements, leasing commissions, speculative tenant improvements, white box space, tenant amenities and the like at The Summit Properties in accordance with the Mortgage Loan documents; provided with respect to spec space, such disbursements will not to exceed $75 per square foot, and the square footage will not exceed 10% of the square footage per building or 15% of the square footage for The Summit Properties in the aggregate.

Lockbox / Cash Management. The Summit Whole Loan is structured with a hard lockbox and springing cash management. The borrowers were required to direct each tenant to remit all rents directly to a lender-controlled lockbox account. In addition, the borrowers are required to cause all cash revenues relating to The Summit Properties and all other money received by the borrowers or the property manager with respect to The Summit Properties to be deposited into the lockbox account or a lender-controlled cash management account within two business days of receipt. On each business day during the continuance of a Summit Cash Sweep Period (as defined below) or event of default under The Summit Whole Loan, all amounts in the lockbox account are required to be remitted to the cash management account. At all times other than during a Cash Sweep Period, all funds on deposit in the lockbox account will be transferred periodically (at the borrower’s discretion) into an account designated by the borrower.

On each due date during the continuance of a Summit Cash Sweep Period or an event of default under The Summit Whole Loan, all funds on deposit in the cash management account after payment of debt service on The Summit Whole Loan, required reserves and budgeted operating expenses are required to be deposited into an excess cash flow reserve account as additional collateral for The Summit Whole Loan.

A “Summit Cash Sweep Period” means each period commencing on the occurrence of a Summit Cash Sweep Event (as defined below) and continuing until the earlier of (a) the date that the related Summit Cash Sweep Event is cured in accordance with The Summit Whole Loan documents, or (b) until (x) payment in full of all principal and interest on The Summit Whole Loan and all other amounts payable under The Summit Whole Loan documents or (y) defeasance of The Summit Whole Loan.

A “Summit Cash Sweep Event” means the occurrence of: (a) an event of default; (b) a Summit Lease Sweep Trigger Event (as defined below); or (c) a Summit Debt Yield Trigger Event (as defined below).

A “Summit Lease Sweep Trigger Event” means the occurrence of any of the following: (a) a bankruptcy action of a tenant (or guarantor thereof) under a Summit Lease Sweep Lease (as defined below), (b) any monetary default or material non-monetary default under a Summit Lease Sweep Lease that continues beyond any applicable grace, notice and cure period under such Summit Lease Sweep Lease, (c) a tenant under a Summit Lease Sweep Lease goes dark at 50% or more of its space, except as provided in The Summit Whole Loan agreement or (d) the earlier of the date upon which (i) a tenant under a Summit Lease Sweep Lease cancels or terminates its lease with respect to at least 25% of the square of space subject to the Amazon lease as of the loan origination date prior to the then-current

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Annex A-3	BBCMS 2022-C15

No. 1 – The Summit

expiration date under such lease or (2) such tenant gives written notice to the borrowers that it is cancelling or terminating its Summit Lease Sweep Lease with respect to at least 25% of the square footage of space subject to the Amazon lease as of the loan origination date prior to the then-current expiration date under such Summit Lease Sweep Lease. A Summit Lease Sweep Trigger Event will not be triggered (or if triggered, will be terminated) if the borrowers deposit cash into the Lease Sweep Reserve account or deliver a letter of credit, in an amount that, when aggregated with any termination proceeds deposited in the replacement lease reserve account in respect of such Summit Lease Sweep Lease, equal to a cap of $60 per square foot to the lender.

A “Summit Lease Sweep Lease” means the Amazon lease or any qualified replacement lease.

A “Summit Debt Yield Trigger Event” means a Debt Yield of less than 5.50% for the two consecutive calendar quarters immediately preceding any date of determination and continuing until the date that the related Summit Debt Yield Trigger Event is cured in accordance with The Summit Whole Loan documents.

Puget Sound Recapture – The borrowers have the right, without the lender’s consent, to amend the Puget Sound Energy lease by and between Hines Global REIT Summit Holdings LLC and Puget Sound Energy, Inc. (the “Puget Sound Energy Tenant”) from time to time to reduce the premises demised thereunder (any such space that is removed from the Puget Sound Energy Lease, until it is relet in accordance with The Summit Whole Loan agreement, the “Recaptured Puget Sound Space”) and to make corresponding reductions to the Puget Sound Energy Tenant’s rent and other obligations thereunder, provided (a) no event of default is continuing, (b) the aggregate amount of all Recaptured Puget Sound Space will not exceed 223,820 square feet in the aggregate, and (c) the pro-forma debt yield is equal to or greater than the loan origination date debt yield, if and only if (i) any such newly executed lease demising all or any portion of the Recaptured Puget Sound Space is a qualifying lease under The Summit Whole Loan agreement, and (ii) the borrowers have (A) remitted funds into the replacement lease reserve account in an amount as described under The Summit Whole Loan documents or (B) delivered to the lender a letter of credit in the amount required to be remitted into the replacement lease reserve account as set forth in The Summit Whole Loan documents.

For purposes of calculating the pro-forma Debt Yield related to the Puget Sound Recapture, the pro-forma Debt Yield will reflect the increase in revenues from any newly executed leases demising such Recaptured Puget Sound Space (and without regard to the commencement date of such lease). The borrowers have the right to prepay The Summit Whole Loan, post cash collateral, or deliver to the lender a letter of credit in such amount which, if applied in reduction of outstanding principal of The Summit Whole Loan, would result in a Debt Yield equal to or exceeding the loan origination date Debt Yield.

Subordinate and Mezzanine Debt. The Summit Properties also secure The Summit Subordinate Companion Notes, which have an aggregate Cut-off Date principal balance of $198,000,000. The Summit Subordinate Companion Notes accrue interest at 2.95200%. The Summit Senior Notes are senior in right of payment to The Summit Subordinate Companion Notes. The Summit Whole Loan has a Cut-off Date LTV Ratio, UW NCF DSCR and UW NOI Debt Yield of 58.6%, 2.56x and 7.8%, respectively.

Partial Release. Not permitted.

Ground Lease. None.

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Annex A-3	BBCMS 2022-C15

No. 2 – 1888 Century Park East

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Annex A-3	BBCMS 2022-C15

No. 2 – 1888 Century Park East

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Annex A-3	BBCMS 2022-C15

No. 2 – 1888 Century Park East

A-3-15

Annex A-3	BBCMS 2022-C15

No. 2 – 1888 Century Park East

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Barclays	Single Asset / Portfolio:	Single Asset
		Title:	Fee
Original Principal Balance(1):	$65,000,000	Property Type – Subtype:	Office – CBD
Cut-off Date Principal Balance(1):	$65,000,000	Net Rentable Area (SF):	502,510
% of IPB:	6.3%	Location:	Los Angeles, CA
Loan Purpose:	Recapitalization	Year Built / Renovated:	1970 / 2016
Borrower:	FSP-1888 Century Park East, LLC	Occupancy:	91.6%
Borrower Sponsor:	Fifth Street Properties, LLC	Occupancy Date:	11/16/2021
Interest Rate:	2.64050%	4th Most Recent NOI (As of)(3):	$20,681,704 (12/31/2018)
Note Date:	11/24/2021	3rd Most Recent NOI (As of) (3)(4):	$19,539,954 (12/31/2019)
Maturity Date:	12/6/2031	2nd Most Recent NOI (As of) (4):	$18,492,242 (12/31/2020)
Interest-only Period:	120 months	Most Recent NOI (As of)(5):	$19,509,465 (TTM 10/31/2021)
Original Term:	120 months	UW Economic Occupancy:	91.1%
Original Amortization Term:	None	UW Revenues:	$35,705,426
Amortization Type:	Interest Only	UW Expenses:	$11,539,757
Call Protection(2):	L(6),YM1(22),DorYM1(86),O(6)	UW NOI(5):	$24,165,669
Lockbox / Cash Management:	Hard / Springing	UW NCF:	$23,311,402
Additional Debt(1):	Yes	Appraised Value / Per SF:	$478,000,000 / $951
Additional Debt Balance(1):	$135,000,000	Appraisal Date:	10/26/2021
Additional Debt Type(1):	Pari Passu

Escrows and Reserves(6)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$398
Taxes:	$0	Springing	N/A	Maturity Date Loan / SF:	$398
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	41.8%
Replacement Reserves:	$0	Springing	$201,004	Maturity Date LTV:	41.8%
TI/LC Reserve:	$7,850,385	Springing	$1,507,530	UW NCF DSCR:	4.35x
Other:	$0	$0	N/A	UW NOI Debt Yield:	12.1%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan	$200,000,000	100.0%	Return of Equity	$188,524,682	94.3%
			Upfront Reserves	7,850,385	3.9
			Closing Costs(7)	3,624,933	1.8
Total Sources	$200,000,000	100.0%	Total Uses	$200,000,000	100.0%

(1)	The 1888 Century Park East Mortgage Loan (as defined below) is part of a whole loan evidenced by four pari passu notes with an aggregate outstanding principal balance as of the Cut-off Date of $200.0 million (the “1888 Century Park East Whole Loan”). The Financial Information in the chart above reflects the Cut-off Date Balances of the 1888 Century Park East Whole Loan.

(2)	The borrower has the option to prepay (with the payment of a yield maintenance premium) the 1888 Century Park East Whole Loan after the sixth monthly payment date. Additionally, the borrower has the option to defease the 1888 Century Park East Whole Loan in full after the first payment date following the earlier to occur of (i) two years after the closing date of the securitization that includes the last note to be securitized and (ii) November 24, 2024.

(3)	The decrease in NOI from 2018 to 2019 was driven by a decrease in occupancy due to a tenant vacating 31,053 square feet at the 1888 Century Park East Property (as defined below).

(4)	The decrease in NOI from 2019 to 2020 was primarily due to a decrease in parking income.

(5)	The increase in UW NOI from Most Recent NOI is primarily associated with rental rate increases, an increase in underwritten parking revenue, the inclusion of contractual rent steps and straight-line rent.

(6)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

(7)	Closing Costs include an approximately $1.97 million real estate tax payment.

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Annex A-3	BBCMS 2022-C15

No. 2 – 1888 Century Park East

The Loan. The 1888 Century Park East mortgage loan (the “1888 Century Park East Mortgage Loan”) is part of a fixed rate whole loan secured by the borrower’s fee interests in a 502,510 square foot, Class A office property located in downtown Los Angeles, California (the “1888 Century Park East Property”). The 1888 Century Park East Whole Loan consists of four pari passu notes and accrues at an interest rate of 2.64050% per annum. The 1888 Century Park East Whole Loan has a 10-year term, is interest-only for the full term of the loan and accrues interest on an Actual/360 basis. The non-controlling Note A-2, with an original principal balance of $65,000,000, will be included in the BBCMS 2022-C15 securitization trust. Notes A-3 and A-4 are currently held by an affiliate of Barclays and are expected to be contributed to one or more future securitization trust(s). The 1888 Century Park East Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BBCMS 2022-C14 trust. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$70,000,000	$70,000,000	BBCMS 2022-C14	Yes
A-2	$65,000,000	$65,000,000	BBCMS 2022-C15	No
A-3(1)	$35,000,000	$35,000,000	An affiliate of Barclays	No
A-4(1)	$30,000,000	$30,000,000	An affiliate of Barclays	No
Whole Loan	$200,000,000	$200,000,000
(1)	Expected to be contributed to one or more future securitization trust(s). Note denominations are subject to change.

The Property. The 1888 Century Park East Property is a Class A, LEED Platinum certified, 20-story office building totaling 502,510 square feet situated on 2.1 acres in downtown Los Angeles, California. The 1888 Century Park East Property was built in 1970 and most recently renovated in 2016. Additionally, since the borrower sponsor acquired the 1888 Century Park East Property in 2013, the borrower sponsor has invested over $11.0 million in capital expenditures. The 1888 Century Park East Property features a recently modernized lobby, 24/7 security and key card access, and column-free floor plates, offering tenants 360 panoramic views of the Pacific Ocean, Santa Monica Mountains and Downtown Los Angeles Skyline. Tenants at the 1888 Century Park East Property also have access to the nine-story parking garage, which has 1,081 parking spaces (approximately 2.2 spaces per 1,000 square feet) and is part of the collateral. Twelve tenants have been at the 1888 Century Park East Property for over 10 years, and the weighted average tenure for tenants occupying all, or a portion of their current space, is 14.6 years. As of November 16, 2021, the 1888 Century Park East Property was 91.6% leased with 26.4% of the net rentable area leased to investment grade rated tenants.

COVID-19 Update. As of the date of this term sheet, the 1888 Century Park East Whole Loan is not subject to any modification or forbearance request and is current on debt service. As of the date of this term sheet, the borrower sponsor reported that no tenants at the 1888 Century Park East Property are dark, underutilizing their space, receiving or seeking rent relief due to COVID.

Major Tenants.

First Republic Bank (107,894 square feet; 21.5% of NRA; 23.4% of underwritten base rent; Moody’s/S&P/Fitch: Baa1/A-/A-). Founded in 1985, First Republic Bank is an American bank and wealth management company offering personal banking, business banking, trust, and wealth management services, catering to low-risk, high net worth clientele, and focusing on providing personalized customer experience. As of year-end 2020, First Republic Bank was the nation’s 17th largest commercial bank by deposits and the 11th largest by market capitalization. First Republic Bank has been a tenant at the 1888 Century Park East Property since June 1999 and has expanded its space 10 times. First Republic Bank most recently renewed its lease in 2016 and subsequently executed an approximately 32,000 square foot expansion in 2018. First Republic Bank’s current lease expires in 2030.

Sullivan & Cromwell LLP (51,822 square feet; 10.3% of NRA; 9.5% of underwritten base rent). Sullivan & Cromwell LLP is an international law firm recognized as the 18th largest law firm by gross revenue in 2020 per the AM Law 100. Founded in 1879, Sullivan & Cromwell LLP comprises approximately 875 lawyers across the firm’s 13 total offices, located in leading financial centers in Asia, Australia, Europe and the United States. Sullivan & Cromwell LLP offers over 50 practices and capabilities, and according to a third-party report, led all law firm advisers in global M&A deals announced in 2021 by volume. Sullivan & Cromwell LLP has been at the 1888 Century Park East Property since July 1998 and its primary office lease expires in June 2023.

Horizon Media, Inc. (49,138 square feet; 9.8% of NRA; 10.7% of underwritten base rent). Horizon Media, Inc. marketing and advertising company focuses on driving business-based outcomes for marketers. Founded in 1989, Horizon Media, Inc. has over 2,300 employees and is the third largest U.S. media agency according to third-party research data. Horizon Media, Inc. has worked with several household names, including Corona and Geico. Horizon Media, Inc. has been at the 1888 Century Park East Property since July 2011 and most recently extended its lease in March 2016. The lease extension began in July 2016 and expires in June 2027.

Environmental. According to a Phase I environmental assessment dated November 10, 2021, there was no evidence of any recognized environmental conditions at the 1888 Century Park East Property.

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Annex A-3	BBCMS 2022-C15

No. 2 – 1888 Century Park East

Historical and Current Occupancy
2018(1)	2019(1)	2020(1)	Current(2)
95.5%	92.9%	90.5%	91.6%
(1)	Historical occupancies are as of December 1 of each respective year.

(2)	Current occupancy is as of November 16, 2021.

Top Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF(3)	UW Base Rent(3)	% of Total UW Base Rent(3)	Lease Expiration Date
First Republic Bank	Baa1/A-/A-	107,894	21.5%	$63.84	$6,887,987	23.4%	11/30/2030
Sullivan & Cromwell LLP	NR/NR/NR	51,822	10.3%	53.70	2,782,956	9.5%	Various(4)
Horizon Media, Inc.	NR/NR/NR	49,138	9.8%	63.89	3,139,194	10.7%	6/30/2027
Perkins Coie, LLP	NR/NR/NR	39,835	7.9%	73.02	2,908,856	9.9%	6/30/2026
Gursey, Schneider & Co., LLP	NR/NR/NR	36,318	7.2%	61.90	2,248,206	7.7%	12/31/2022
Top Five Tenants		285,007	56.7%	$63.04	$17,967,198	61.1%

Other Tenants		175,188	34.9%	$65.16	$11,415,776	38.9%

Occupied Collateral Total / Wtd. Avg.		460,195	91.6%	$63.85	$29,382,974	100.0%
Vacant Space		42,315	8.4%

Collateral Total		502,510	100.0%

(1)	Based on the underwritten rent roll dated November 16, 2021.

(2)	In certain instances, ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.

(3)	UW Base Rent, UW Base Rent PSF and % of Total UW Base Rent are inclusive of approximately $797,606 of contractual rent steps through December 31, 2022 and approximately $861,503 of straight-line rent.

(4)	Sullivan & Cromwell LLP leases 1,430 square feet on a month-to-month basis and 50,392 square feet expiring on June 30, 2023.

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring(2)	% of UW Base Rent Expiring(2)	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring(2)	Cumulative % of UW Base Rent Expiring
Vacant	NAP	42,315	8.4%	NAP	NAP	42,315	8.4%	NAP	NAP
2022 & MTM	12	43,681	8.7	$2,534,176	8.6%	85,996	17.1%	$2,534,176	8.6%
2023	7	63,944	12.7	3,682,462	12.5	149,940	29.8%	$6,216,638	21.2%
2024	7	41,594	8.3	2,703,726	9.2	191,534	38.1%	$8,920,364	30.4%
2025	3	24,610	4.9	1,644,277	5.6	216,144	43.0%	$10,564,641	36.0%
2026	5	45,878	9.1	3,302,973	11.2	262,022	52.1%	$13,867,614	47.2%
2027	3	49,138	9.8	3,139,194	10.7	311,160	61.9%	$17,006,808	57.9%
2028	1	24,610	4.9	1,676,679	5.7	335,770	66.8%	$18,683,487	63.6%
2029	0	0	0.0	0	0.0	335,770	66.8%	$18,683,487	63.6%
2030	14	137,904	27.4	8,761,109	29.8	473,674	94.3%	$27,444,596	93.4%
2031	0	0	0.0	0	0.0	473,674	94.3%	$27,444,596	93.4%
2032	2	3,402	0.7	183,432	0.6	477,076	94.9%	$27,628,028	94.0%
2033 & Beyond	1	25,434	5.1	1,754,946	6.0	502,510	100.0%	$29,382,974	100.0%
Total	55	502,510	100.0%	$29,382,974	100.0%
(1)	Based on the underwritten rent roll dated November 16, 2021.

(2)	UW Base Rent Expiring, % of UW Base Rent Expiring and Cumulative UW Base Rent Expiring are inclusive of approximately $797,606 of contractual rent steps through December 31, 2022 and approximately $861,503 of straight-line rent.

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Annex A-3	BBCMS 2022-C15

No. 2 – 1888 Century Park East

Operating History and Underwritten Net Cash Flow
	2018	2019	2020	TTM (1)(2)	Underwritten(2)	Per Square Foot	%(3)
Base Rent(4)	$24,599,492	$23,983,319	$25,393,013	$26,798,078	$28,447,410	$56.61	73.3%
Rent Steps(5)	0	0	0	0	797,606	1.59	2.1
Straight-Line Rent(6)	0	0	0	0	861,503	1.71	2.2
Vacant Income	0	0	0	0	3,088,078	6.15	8.0
Gross Potential Rent	$24,599,492	$23,983,319	$25,393,013	$26,798,078	$33,194,597	$66.06	85.6%
Total Reimbursements	1,942,257	2,519,646	1,814,868	1,562,783	1,473,680	2.93	3.8
Total Parking Income(7)	4,775,593	4,304,787	2,522,566	2,240,701	3,867,649	7.70	10.0
Total Other Income	333,433	266,377	247,204	182,254	257,577	0.51	0.7
Net Rental Income	$31,650,775	$31,074,129	$29,977,651	$30,783,815	$38,793,504	$77.20	100.0%
(Vacancy/Credit Loss)	0	0	0	0	(3,088,078)	(6.15)	(8.6)
Effective Gross Income	$31,650,775	$31,074,129	$29,977,651	$30,783,815	$35,705,426	$71.05	92.0%
Total Expenses	10,969,071	11,534,175	11,485,410	11,274,350	11,539,757	22.96	32.3
Net Operating Income	$20,681,704	$19,539,954	$18,492,242	$19,509,465	$24,165,669	$48.09	67.7%
Total TI/LC, Capex/RR	0	0	0	0	854,267	1.70	2.4
Net Cash Flow	$20,681,704	$19,539,954	$18,492,242	$19,509,465	$23,311,402	$46.39	65.3%
(1)	TTM represents the trailing 12 months ending October 31, 2021.

(2)	The increase in Net Operating Income from TTM to Underwritten is primarily associated with rental rate increases, an increase in underwritten parking revenue, the inclusion of contractual rent steps and straight-line rent.

(3)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of the fields.

(4)	Base Rent is based on the underwritten rent roll as of November 16, 2021.

(5)	Rent Steps totaling $797,606 are taken through December 31, 2022.

(6)	Straight-Line Rent was underwritten for investment grade rated tenants through their respective lease term: First Republic Bank ($808,228), Turner Broadcasting Systems, Inc. ($43,793) and Mass Mutual ($9,481).

(7)	Underwritten Total Parking Income reflects the average parking revenue for the 2018, 2019 and 2020 periods.

The Market. The 1888 Century Park East Property is located at the east corner of Santa Monica Boulevard and Century Park East in the Century City office submarket within the larger West Los Angeles office market. 1888 Century Property is accessible via Santa Monica Boulevard, Olympic Boulevard, and Pico Boulevard. Additionally, upon completion of the Purple Line Extension Transit Project, it is anticipated that there will be a Metro Rail stop approximately 0.3 miles from the 1888 Century Park East Property. The 1888 Century Park East Property is approximately 10 miles west of downtown Los Angeles, five miles east of Santa Monica and the Pacific Ocean, and seven miles north of the Los Angeles International Airport. According to the appraiser, Century City is considered the “CBD” of the West Los Angeles office market and is home to many of the major law and financial firms, as well as the largest talent agency, Creative Artists Agency.

The Century City office submarket accounts for approximately 16.8% of overall building inventory in the market and ranked highest in inventory in the West Los Angeles office market, while maintaining the lowest vacancy rate of 11.4%. According to the appraiser, the Century City submarket saw overall office rents increase from $68.47 per square foot in 2019 to $75.64 per square foot in the third quarter of 2021, representing a 10.5% increase.

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Annex A-3	BBCMS 2022-C15

No. 2 – 1888 Century Park East

The following table presents certain information relating to comparable office leases for the 1888 Century Park East Property:

Comparable Office Leases(1)
Property / Location	Tenant SF	Year Built / Renovated	Tenant	Rent PSF	Commencement Date	Lease Term	Structure
1888 Century Park East Los Angeles, CA	502,510(2)	1970 / 2016	Various	$63.85(2)	Various(2)	Various(2)	Full Service Gross
1999 Avenue of the Stars Century City	5,112 3,018 2,884 3,172	NAV	NAV	$98.39 $100.56 $97.66 $91.57	Q1 2021 Q1 2021 Q4 2021 Q3 2020	66 30 45 50	Full Service Gross
Fox Plaza Century City	1,724 4,009	NAV	NAV	$68.19 $69.33	Q3 2019 Q2 2019	35 60	Full Service Gross
Century Plaza Towers Century City	4,528 14,489 5,019 3,843 45,187	NAV	NAV	$112.00 $85.65 $75.20 $78.45 $95.91	Q1 2021 Q1 2021 Q1 2021 Q1 2021 Q4 2020	24 120 39 60 184	Full Service Gross
10100 Santa Monica Century City	24,590 6,760 25,795	NAV	NAV	$83.38 $80.99 $95.60	Q3 2020 Q2 2020 Q4 2019	124 73 123	Full Service Gross
Constellation Place Century City	5,044 2,698 5,044 3,947	NAV	NAV	$94.94 $98.55 $94.98 $98.53	Q3 2020 Q3 2020 Q3 2020 Q3 2020	62 60 62 84	Full Service Gross
The Plaza Century City	1,438 16,914	NAV	NAV	$63.89 $66.66	Q1 2020 Q1 2020	62 96	Full Service Gross
Watt Plaza Century City	7,208 2,359 3,843	NAV	NAV	$67.04 $66.33 $78.45	Q2 2020 Q2 2020 Q1 2020	89 37 60	Full Service Gross
1900 Avenue of the Stars Century City	10,111 1,363	NAV	NAV	$55.74 $70.08	Q3 2020 Q1 2020	65 60	Full Service Gross
1901 Avenue of the Stars Century City	26,125	NAV	NAV	$69.41	Q1 2020	120	Full Service Gross
(1)	Source: Appraisal.

(2)	Tenant SF, Rent PSF, Commencement Date and Lease Term for the 1888 Century Park East Property are based on underwritten rent from the underwritten rent roll dated November 16, 2021.

The following table presents certain information relating to comparable office sales for the 1888 Century Park East Property:

Comparable Office Sales(1)
Property / Location	RSF	Year Built / Renovated	Occupancy	Sale Date	Sale Price	Price PSF	Adjusted Price PSF
1888 Century Park East Los Angeles, CA	502,510(2)	1970 / 2016	91.6%(2)
The Post Beverly Hills, CA	103,555	1993 / NAP	100.0%	Oct-2021	$153,200,000	$1,479	$879
9050 Washington Culver City, CA	172,039	1996 / NAP	100.0%	Jan-2021	$165,000,000	$959	$1,047
2041 Colorado Santa Monica, CA	93,252	1946 / NAP	100.0%	Oct-2020	$166,000,000	$1,780	$1,175
5900 Wilshire Los Angeles, CA	454,040	1971 / NAP	87.0%	Feb-2020	$303,800,000	$669	$882
Jefferson Creative Office Los Angeles, CA	152,146	1949 / NAP	100.0%	Feb-2020	$144,000,000	$946	$938
Lantana "South" Santa Monica, CA	201,922	2000 / NAP	100.0%	Oct-2019	$210,865,000	$1,044	$879
Blackwelder Creative Culver City, CA	151,908	1950 / NAP	100.0%	Oct-2019	$185,000,000	$1,218	$1,270
The Brickyard & The Los Angeles, CA	634,891	2016 / NAP	84.0%	Aug-2019	$610,000,000	$961	$925
C3 Culver City, CA	283,207	2017 / NAP	100.0%	May-2019	$260,000,000	$918	$726
(1)	Source: Appraisal.

(2)	Based on the underwritten rent roll dated November 16, 2021.

The Borrower. The borrower is FSP-1888 Century Park East, LLC, a Delaware limited liability company. The borrower is structured to be a single purpose bankruptcy-remote entity, having two independent directors in its organizational structure. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 1888 Century Park East Whole Loan. There is no non-recourse carveout guarantor or separate environmental indemnitor with respect to the 1888 Century Park East Whole Loan.

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No. 2 – 1888 Century Park East

The Borrower Sponsor. The borrower sponsor is Fifth Street Properties, LLC, a joint venture between California Public Employees’ Retirement System (“CalPERS”) and CommonWealth Partners LLC (“CWP”). The borrower is 99.0% owned by CalPERS and 1.0% owned by CWP. CWP is CalPERS’ partner for domestic, core office investments and has been designated as one of the few strategic partners for CalPERS’ overall real estate program. CWP has executed over $4 billion of transactions in partnerships with CalPERS since 1998. Founded in 1995, CWP is a privately held, vertically integrated real estate investment, development and management firm based in Los Angeles, with offices across the United States. With a total market value of over $495 billion as of November 16, 2021, CalPERS is the nation’s largest public pension fund, serving more than two million members in the retirement system and more than 1.5 million members and their families in the health program.

Property Management. The 1888 Century Park East Property is managed by Commonwealth Partners Management Services, L.P., an affiliate of the borrower sponsor.

Escrows and Reserves. At origination, the borrower funded a reserve of approximately $7,850,385 for outstanding tenant improvements ($6,908,144), leasing commissions ($374,877) and free rent ($567,364). The majority of the reserve is driven by an outstanding tenant improvement balance of approximately $4.4 million due to First Republic Bank and an outstanding tenant improvement balance of approximately $2.0 million due to Strategic Legal Practices.

Tax Escrows – During the continuance of a Trigger Period (as defined below), the borrower is required to deposit monthly 1/12th of the annual estimated real estate taxes.

Insurance Escrows – During the continuance of a Trigger Period, the borrower is required to deposit monthly into an insurance reserve 1/12th of estimated insurance premiums unless the borrower maintains a blanket policy in accordance with the 1888 Century Park East Whole Loan documents.

Replacement Reserve – During the continuation of a Trigger Period, the 1888 Century Park East Whole Loan documents provide for ongoing monthly deposits of approximately $8,375 (equal to $0.20 per square foot per annum) into a reserve for approved capital expenditures, subject to a cap of approximately $201,004.

Rollover Reserve – During the continuation of a Trigger Period, the 1888 Century Park East Whole Loan documents provide for ongoing monthly deposits of approximately $62,814 (equal to $1.50 per square foot per annum) into a reserve for tenant improvements and leasing commissions, subject to a cap of approximately $1,507,530.

Lockbox / Cash Management. The 1888 Century Park East Whole Loan is structured with a hard lockbox and springing cash management. The borrower is required to cause each tenant at the 1888 Century Park East Property to deposit rents directly into a lender-controlled lockbox account. In addition, the borrower is required to cause all rents received by the borrower or property managers with respect to the 1888 Century Park East Properties to be deposited into such lockbox account within two business days. All amounts in the lockbox account are remitted on each business day to the borrower at any time other than during the continuance of a Trigger Period, and during the continuance of a Trigger Period are required to be remitted to a lender-controlled deposit account daily to be applied and disbursed in accordance with the 1888 Century Park East Whole Loan documents. Upon the occurrence of a Trigger Period, all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the 1888 Century Park East Whole Loan documents are required to be held by the lender in an excess cash flow reserve account as additional collateral for the 1888 Century Park East Whole Loan.

A “Trigger Period” means a period commencing upon the occurrence of (i) an event of default under the 1888 Century Park East Whole Loan or mezzanine loan default, (ii) the debt yield of the 1888 Century Park East Whole Loan falling below 6.5% for two consecutive calendar quarters, or (iii) a First Republic Bank Trigger Event (as defined below), and expiring upon (a) with respect to clause (i) above, the cure (if applicable) of such event of default, (b) with respect to clause (ii) above, the date that the debt yield is equal to or greater than 6.5% for two consecutive calendar quarters or (c) with respect to clause (iii) above, the occurrence of a First Republic Bank Trigger Cure (as defined below).

A “First Republic Bank Trigger Event” means the occurrence of any of the following (i) First Republic Bank cancels or terminates its lease, (ii) First Republic Bank delivers notice of its intent to cancel or terminate its lease, provided that no First Republic Bank Trigger Event will be deemed to have occurred until the date that is 12 months prior to the actual termination and/or expiration date, (iii) the date on which First Republic Bank ceases operations at all or substantially all of the premises demised pursuant to its lease (other than (x) following a casualty or condemnation for a period not to exceed 90 days solely to the extent (I) such casualty or condemnation does not give rise to a right of First Republic Bank to terminate its lease and (II) First Republic Bank continues to pay rent as it comes due pursuant to its lease or (y) such closure is temporary (not to exceed 180 days) and is due to applicable directives from a governmental authority related to epidemics and pandemics and during such period First Republic Bank continues actually paying rent pursuant to its lease), (iv) a monetary or material non-monetary default beyond any applicable notice and cure period by First Republic Bank under the First Republic Bank lease; or (v) the filing or commencement by First Republic Bank of a bankruptcy or insolvency proceeding.

A “First Republic Trigger Cure” means (a) with respect to clause (ii) above, the date on which First Republic Bank rescinds its notice of termination and reaffirms its obligation under its lease, (b) with respect to clause (i) through (v) above, the earliest date on which either

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Annex A-3	BBCMS 2022-C15

No. 2 – 1888 Century Park East

(x) has entered a replacement lease with an investment grade tenant for substantially all of the First Republic Bank space with a term at least equal to the greater of (I) five years from the commencement of such lease and (II) two year following the 1888 Century Park East Whole Loan maturity date, (y) all of the following have occurred (I) there remain fewer than 12 months until the 1888 Century Park East Whole Loan maturity date, (II) at least 85% of the First Republic Bank space has been re-tenanted subject to the criteria outlined in the 1888 Century Park East Whole Loan documents, (III) the debt yield is greater than 8.75%, or (z) the borrower deposits an amount equal to the product of (I) $85.00 per square foot and (II) the number of square feet of First Republic Bank space that has not been re-let, (c) with respect to clause (iv) above, the date on which each applicable default has been cured in a manner acceptable to the lender, and no other non-monetary default exists under the First Republic Bank lease for a period of two consecutive months, and (d) with respect to clause (v) above, the date on which First Republic Bank’s bankruptcy or insolvency proceeding is terminated and the First Republic Bank lease is affirmed, assumed or assigned in a manner reasonably satisfactory to the lender and First Republic Bank is paying full unabated rent.

Subordinate and Mezzanine Debt. The borrower is permitted to incur a future mezzanine loan subject to the satisfaction of the requirements set forth in the 1888 Century Park East Whole Loan documents, including but not limited to: (i) no event of default is continuing; (ii) the aggregate loan-to-value ratio based on the 1888 Century Park East Whole Loan and the mezzanine loan is no greater than 41.8%; (iii) the actual combined debt service coverage ratio based on the 1888 Century Park East Whole Loan and the mezzanine loan is no less than 3.65x; (iv) the actual combined net cash flow debt yield based on the 1888 Century Park East Whole Loan and the mezzanine loan is no less than 9.76%; (v) the execution of an intercreditor agreement acceptable to the lender; (vi) receipt of a rating agency confirmation; (vii) the mezzanine lender and mezzanine loan documents are reasonably acceptable to the lender; and (viii) the mezzanine loan will be (a) a fixed rate loan or (b) a hedged floating rate loan, with an interest rate cap with a counterparty acceptable to the lender and with a strike price equal to the lesser of (x) 3.50% and (y) the rate per annum that results in an aggregate debt service coverage ratio (assuming an interest rate under the floating rate loan based on the index being equal to the applicable strike price) of not less than 1.10x, in each case with interest due and payable monthly (i.e., interest does not accrue) and such interest rate will not be subject to adjustment except after an event of default.

Partial Release. Not permitted.

Ground Lease. None.

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No. 3 – Coleman Highline Phase IV

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No. 3 – Coleman Highline Phase IV

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No. 3 – Coleman Highline Phase IV

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Barclays	Single Asset / Portfolio:	Single Asset
		Title:	Fee
Original Principal Balance(1):	$62,600,000	Property Type – Subtype:	Office – CBD
Cut-off Date Principal Balance(1):	$62,600,000	Net Rentable Area (SF):	657,934
% of IPB:	6.1%	Location:	San Jose, CA
Loan Purpose:	Acquisition	Year Built / Renovated:	2021 / NAP
Borrower:	SJCCRE1 LLC	Occupancy:	100.0%
Borrower Sponsor:	AGC Equity Partners Investments	Occupancy Date:	12/1/2021
	Ltd.	4th Most Recent NOI (As of)(4):	NAV
Interest Rate:	2.49450%	3rd Most Recent NOI (As of)(4):	NAV
Note Date:	12/1/2021	2nd Most Recent NOI (As of)(4):	NAV
Anticipated Repayment Date(2):	12/6/2026	Most Recent NOI (As of)(4):	NAV
Interest-only Period(2):	60 months	UW Economic Occupancy:	100.0%
Original Term(2):	60 months	UW Revenues:	$48,187,868
Original Amortization Term(2):	None	UW Expenses:	$13,726,489
Amortization Type:	Interest Only – ARD	UW NOI:	$34,461,379
Call Protection(3):	L(28),DorYM1(27),O(5)	UW NCF:	$34,329,793
Lockbox / Cash Management:	Hard / Springing	Appraised Value / Per SF:	$790,000,000 / $1,201
Additional Debt(1):	Yes	Appraisal Date:	11/8/2021
Additional Debt Balance(1):	$182,400,000 / $268,500,000
Additional Debt Type(1):	Pari Passu / Subordinate

Escrows and Reserves(5)				Financial Information(1)
	Initial	Monthly	Initial Cap		Senior Notes	Whole Loan
Taxes:	$0	Springing	N/A	Cut-off Date Loan / SF:	$372	$780
Insurance:	$0	Springing	N/A	Maturity Date Loan / SF(2):	$372	$780
Replacement Reserves:	$0	Springing	$263,174	Cut-off Date LTV:	31.0%	65.0%
TI/LC Reserve:	$0	Springing	N/A	Maturity Date LTV(2):	31.0%	65.0%
Other Reserves:	$10,790,118	Springing	N/A	UW NCF DSCR:	5.54x	2.64x
				UW NOI Debt Yield:	14.1%	6.7%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Senior Notes	$245,000,000	30.5%	Purchase Price(6)	$780,000,000	96.9%
Subordinate Notes	$268,500,000	33.4	Closing Costs	$13,749,008	1.7
Borrower Sponsor Equity	$291,039,125	36.2	Upfront Reserves	$10,790,118	1.3
Total Sources	$804,539,125	100.0%	Total Uses	$804,539,125	100.0%

(1)	The Coleman Highline Phase IV Mortgage Loan (as defined below) is part of a whole loan evidenced by nine pari passu senior notes, with an aggregate outstanding principal balance as of the Cut-off Date of $245.0 million (the “Coleman Highline Phase IV Senior Notes”) and two pari passu subordinate notes with an aggregate outstanding principal balance as of the Cut-Off Date of $268.5 million (the “Coleman Highline Phase IV Subordinate Companion Notes”). The Financial Information in the chart above reflects the Cut-off Date Balances of the Coleman Highline Phase IV Senior Notes and the Coleman Highline Phase IV Whole Loan (as defined below).

(2)	The Coleman Highline Phase IV Whole Loan has an anticipated repayment date (the “ARD”) of December 6, 2026, and a final maturity date of April 6, 2032, and requires interest-only payments on each due date up to but not including the ARD. Prior to the ARD, interest will accrue on the outstanding principal amount of the Coleman Highline Phase IV Whole Loan at 2.49450%. From and after the ARD, interest will accrue on the outstanding principal amount of the Coleman Highline Phase IV Whole Loan at 4.99450%. The information presented in the charts above for Interest-only Period, Original Term, Original Amortization Term, Maturity Date Loan / SF and Maturity Date LTV are based on the ARD.

(3)	The borrower has the option to prepay (with the payment of a yield maintenance premium) or defease the Coleman Highline Phase IV Whole Loan in full after the first payment date following the earlier to occur of (i) two years after the closing date of the securitization that includes the last note to be securitized and (ii) December 1, 2024.

(4)	The Coleman Highline Phase IV Property (as defined below) was built in 2021; as such, historical NOI is unavailable.

(5)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

(6)	Purchase price is shown inclusive of a $13,487,647 free rent credit, the outstanding balance of which was reserved at closing, and a $5,000,000 credit to the purchase price as the result of the developer of the asset also being a limited partner of the borrower.

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Annex A-3	BBCMS 2022-C15

No. 3 – Coleman Highline Phase IV

The Loan. The Coleman Highline Phase IV mortgage loan (the “Coleman Highline Phase IV Mortgage Loan”) is part of a fixed rate whole loan secured by the borrower’s fee interest in a 657,934 square foot Class A, LEED® Silver-designed office campus located on the Santa Clara/San Jose border in California (the “Coleman Highline Phase IV Property”). The Coleman Highline Phase IV Whole Loan was co-originated by Barclays Capital Real Estate Inc. and Bank of Montreal (“BMO”). The Coleman Highline Phase IV Mortgage Loan is part of a whole loan with an aggregate outstanding principal balance as of the Cut-off Date of $513.5 million (the “Coleman Highline Phase IV Whole Loan”) consisting of nine senior pari passu notes with an aggregate outstanding principal balance as of the Cut-off Date of $245.0 million and two pari passu subordinate notes with an aggregate outstanding principal balance as of the Cut-off Date of $268.5 million. The Coleman Highline Phase IV Mortgage Loan is evidenced by the non-controlling Notes A-5 and A-6, with an aggregate outstanding principal balance as of the Cut-off Date of $62.6 million. The Coleman Highline Phase IV Whole Loan will be serviced pursuant to the trust and servicing agreement for the COLEM 2022-HLNE trust. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced A/B Whole Loans—The Coleman Highline Phase IV Whole Loan” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the Preliminary Prospectus.

The Coleman Highline Phase IV Whole Loan has a five-year term to the ARD, is interest-only for the full term of the loan and accrues interest on an Actual/360 basis. The Coleman Highline Phase IV Whole Loan requires interest only payments on each due date at an initial interest rate of 2.49450% (the “Initial Interest Rate”) up to but not including the ARD. From and after the ARD, (i) interest will accrue on the outstanding principal amount of the Coleman Highline Phase IV Whole Loan at 4.99450% (the “Adjusted Interest Rate”). Any principal outstanding from and after the ARD will accrue interest at the Adjusted Interest Rate rather than the Initial Interest Rate. After ARD, all cash flow available from the Coleman Highline Phase IV Property after payment of the periodic payments required under the terms of the related Coleman Highline Phase IV Whole Loan documents and all escrows and property expenses required under the related Coleman Highline Phase IV Whole Loan documents will be used (i) first to accelerate amortization of principal (without payment of any yield maintenance premium or prepayment charge) on the Coleman Highline Phase IV Whole Loan and (ii) second to the Excess Interest (defined below). From and after ARD, interest is required to be paid on a current basis at the Initial Interest Rate; payment of the difference between the interest paid at the Initial Interest Rate and interest accruing at the Adjusted Interest Rate (the “Excess Interest”) will be deferred and will be required to be paid, on or before the final maturity date of April 6, 2032.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$26,650,000	$26,650,000	COLEM 2022-HLNE	No
A-2	$14,350,000	$14,350,000	COLEM 2022-HLNE	No
A-3	$40,000,000	$40,000,000	BBCMS 2022-C14	No
A-4	$30,000,000	$30,000,000	BBCMS 2022-C14	No
A-5	$35,000,000	$35,000,000	BBCMS 2022-C15	No
A-6	$27,600,000	$27,600,000	BBCMS 2022-C15	No
A-7(1)	$30,000,000	$30,000,000	MSC 2022-L8	No
A-8	$25,000,000	$25,000,000	BMO 2022-C1	No
A-9	$16,400,000	$16,400,000	BMO 2022-C1	No
Total Senior Notes	$245,000,000	$245,000,000
B-1	$174,525,000	$174,525,000	COLEM 2022-HLNE	Yes
B-2	$93,975,000	$93,975,000	COLEM 2022-HLNE	No
Whole Loan	$513,500,000	$513,500,000
(1)	MSC 2022-L8 is anticipated to settle on April 7, 2022.

The Property. The Coleman Highline Phase IV Property is a 2021-vintage, 657,934 square foot office property which is part of a multiphase, mixed-use development located on the Santa Clara/San Jose border in California (“Coleman Highline Development”). The 657,934 square feet of space consists of an eight-story, 603,363 square foot, Class A office building featuring LEED Silver design, Gensler architecture, 78,000 square foot floor plates and 14’-20’ floor-to-floor heights as well as a two-story, 52,214 square foot amenity building, which includes a dining hall, gym and health center, a 2,357 square foot welcome pavilion and a five-story, approximately 2,166 space parking garage (approximately 3.3 spaces per 1,000 square feet).

The Coleman Highline Phase IV Property was built to suit for Yahoo (formerly Verizon Media) to serve as its West Coast headquarters and Silicon Valley innovation hub and includes a data center on the ground floor and a broadcast lab and voiceover room aimed at content creation on the third floor. The amenity building includes a fitness center, locker rooms, a dining hall and health center that operates in partnership with Stanford Health. As of December 1, 2021, the Coleman Highline Phase IV Property was 100.0% leased to Oath Holdings Inc., an affiliate of Yahoo and guaranteed by Verizon Communications Inc. (NYSE: VZ; BBB+/Baa1/A- by S&P/Moody’s/Fitch), pursuant to a 657,934 square foot modified triple-net lease through April 30, 2037, with two, seven-year extension options and no early termination rights (other than material casualty or condemnation). Verizon Communications Inc. invested approximately $125 per square foot over and above their $100 per square foot tenant improvement allowance on areas including $20 million of additional base building work, data center space, a broadcast studio on the third floor, and interconnection between the office building and amenity building. Additionally, Yahoo is approximately 55% through the process of installing a new solar array on top of the parking garage at their own expense, for an estimated total cost of approximately $10.0 million in addition to the $225 per square foot investment mentioned above.

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Annex A-3	BBCMS 2022-C15

No. 3 – Coleman Highline Phase IV

COVID-19 Update. As of the date of this term sheet, the Coleman Highline Phase IV Whole Loan is not subject to any modification or forbearance request and is current on debt service. The sole tenant is still in its free rent period.

Major Tenant.

Oath Holdings Inc. (657,934 square feet; 100.0% of NRA; 100.0% of underwritten base rent): Oath Holdings Inc. is an affiliate of Yahoo that was assigned the lease following Apollo’s acquisition of Verizon Media (now Yahoo) in September 2021. Verizon Communications Inc. retained a 10% stake in Verizon Media (now Yahoo) and remained as the guarantor on the lease. Yahoo is a global media and tech company with brands that include Yahoo sites such as Yahoo Sports, Yahoo Fantasy, Yahoo Finance and Yahoo Sportsbook among others, in addition to other brands such as AOL, TechCrunch, Autoblog and Engadget. In addition to its brands, Yahoo is also a leading ad tech and media platform business, with approximately 240.0 million unique user profiles across 200 global partners and a network capacity of approximately 135 terabytes per second. Verizon Communications Inc. (NYSE: VZ; BBB+/Baa1/A- by S&P/Moody’s/Fitch), the lease guarantor, is one of the largest providers of technology and communication services, serving 99% of Fortune 500 Companies and 95 million retail connections in over 150 countries. Ranked 20th in the Fortune 500, Verizon Communications Inc. generated $128.3 billion in revenues in 2020 and reported $32.1 billion in net cash from operating activities and $4.21 in earnings per share through September 30, 2021.

Yahoo (formerly Verizon Media) executed its lease at the Coleman Highline Phase IV Property in July 2019, the lease commenced at the end of October 2021 and expires at the end of April 2037. The lease is modified triple-net with the tenant responsible for reimbursing all operating expenses including management fees (subject to a cap of 2.0% of base rent and other conditions summarized below), includes two, seven-year extension options to renew the entire premises at market rent with 12-15 months’ notice and no termination options (other than with respect to material casualty or condemnation). The tenant is responsible for 100% of operating expenses subject to a management fee cap of 2% of base rent and a 4% cap on increases in controllable operating expenses, which controllable operating expenses are capped following the second full calendar year after the lease commencement date on a non-cumulative but compounding basis. Controllable operating expenses include all operating expenses except (i) utility charges, (ii) cost of union labor, (iii) market wide labor rate increases due to extraordinary circumstances, (iv) costs arising due to force majeure, including costs arising due to extraordinary weather, (v) landlord’s insurance costs, (vi) costs related to compliance with government mandated transportation management programs, (vii) certain amortized capital expenses and (viii) tax expenses. Beginning in September 2021, Yahoo began marketing floors five through eight (approximately 245,000 square feet or 37% of NRA) for sublease. The sublease would not impact the Verizon Communications Inc.’s guarantee, the landlord has sublease consent rights (not to be unreasonably withheld, conditioned or delayed) for any sublease larger than 150,000 SF, and 50% of any subtenant rent or consideration in excess of tenant’s contractual rent must be shared with landlord.

The following table presents the annual base rent under the lease and the corresponding Verizon Communications Inc. guarantee:

Yahoo Rent Schedule and Verizon Communications Inc. Guarantee Through ARD
Months(1)	Annualized Base Rent	PSF	Remaining Lease Obligation	Verizon Communications Inc. Guarantee(2)
May 2022 - April 2023	$32,370,353	$49.20	$602,053,403	$690,200,000
May 2023 - April 2024	$33,341,463	$50.68	$569,683,050	$668,100,000
May 2024 - April 2025	$34,341,707	$52.20	$536,341,587	$629,500,000
May 2025 - April 2026	$35,371,959	$53.76	$501,999,880	$589,700,000
May 2026 - April 2027	$36,433,117	$55.38	$466,627,921	$548,600,000
May 2027 - April 2028	$37,526,111	$57.04	$430,194,804	$506,200,000
May 2028 - April 2029	$38,651,894	$58.75	$392,668,693	$462,400,000
May 2029 - April 2030	$39,811,451	$60.51	$354,016,799	$417,200,000
May 2030 - April 2031	$41,005,794	$62.33	$314,205,348	$370,600,000
May 2031 - April 2032	$42,235,968	$64.19	$273,199,554	$322,500,000
May 2032 - April 2033	$43,503,047	$66.12	$230,963,586	$272,900,000
May 2033 - April 2034	$44,808,139	$68.10	$187,460,539	$221,700,000
May 2034 - April 2035	$46,152,383	$70.15	$142,652,400	$168,900,000
May 2035 - April 2036	$47,536,954	$72.25	$96,500,017	$114,300,000
May 2036 - April 2037	$48,963,063	$74.42	$48,963,063	$58,100,000
(1)	Does not include for the base rent abatement period, which covers the first six months, commencing on the first full month following the lease commencement date.

(2)	Verizon Communications Inc. Guarantee amount is rounded to the nearest hundred thousand.

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Annex A-3	BBCMS 2022-C15

No. 3 – Coleman Highline Phase IV

Environmental. According to Phase I environmental assessments dated October 7, 2021, there was a recognized environmental condition identified at the Coleman Highline Phase IV Property, which was previously used as a test site for military tracked vehicles. Per the Phase I environmental report, the previous user, FMC Corporation, is operating a groundwater extraction and treatment system and is responsible for the completion of the groundwater remediation. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Environmental Considerations” in the Preliminary Prospectus.

Historical and Current Occupancy
2018(1)	2019(1)	2020(1)	Current(2)
NAV	NAV	NAV	100.0%
(1)	The Coleman Highline Phase IV Property was built in 2021; as such Historical Occupancies are unavailable.

(2)	Current occupancy is as of December 1, 2021.

Top Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF(3)	UW Base Rent(3)	% of Total UW Base Rent(3)	Lease Expiration Date
Oath Holdings Inc.	Baa1/BBB+/A-	657,934	100.0%	$49.20	$32,370,353	100.0%	4/30/2037(4)
Occupied Collateral Total / Wtd. Avg.		657,934	100.0%	$49.20	$32,370,353	100.0%
Vacant Space		0	0.0%

Collateral Total		657,934	100.0%

(1)	Based on the underwritten rent roll dated December 1, 2021.

(2)	Ratings are of Verizon Communications Inc., which guarantees the lease through the initial term plus extension options.

(3)	Yahoo (formerly Verizon Media) received a six-month rent abatement and will commence paying rent in May 2022. Yahoo (formerly Verizon Media) is required to reimburse for common area maintenance (“CAM”) charges during the rent abatement period, and the outstanding rent abatement of $10,790,117.60 was reserved at closing.

(4)	Yahoo (formerly Verizon Media) has two, seven-year renewal options.

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	NAP	0	0.0%	NAP	NAP	0	0.0%	NAP	NAP
2022 & MTM	0	0	0.0	$0	0.0%	0	0.0%	$0	0.0%
2023	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2024	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2025	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2026	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2027	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2028	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2029	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2030	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2031	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2032	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2033 & Beyond	1	657,934	100.0	32,370,353	100.0	657,934	100.0%	$32,370,353	100.0%
Total	1	657,934	100.0%	$32,370,353	100.0%
(1)	Based on the underwritten rent roll dated December 1, 2021.

(2)	Yahoo (formerly Verizon Media) received a six-month rent abatement and will commence paying rent in May 2022. Yahoo (formerly Verizon Media) is required to reimburse for CAM charges during the rent abatement period, and the outstanding rent abatement of $10,790,117.60 was reserved at closing.

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Annex A-3	BBCMS 2022-C15
No. 3 – Coleman Highline Phase IV

Operating History and Underwritten Net Cash Flow
	Underwritten	Per Square Foot	%(1)
Base Rent(2)	$32,370,353	$49.20	67.2%
Straight-Line Rent(3)	1,772,323	2.69	3.7
Vacant Income	0	0.00	0.0
Gross Potential Rent	$34,142,676	$51.89	70.9%
Total Reimbursements(4)	14,045,192	21.35	29.1
Total Other Income	0	0.00	0.0
Net Rental Income	$48,187,868	$73.24	100.0%
(Vacancy/Credit Loss)(5)	0	0.00	0.0
Effective Gross Income	$48,187,868	$73.24	100.0%
Total Expenses	$13,726,489	$20.86	28.5%
Net Operating Income	$34,461,379	$52.38	71.5%
Total TI/LC, Capex/RR	131,587	0.20	0.3
Net Cash Flow	$34,329,793	$52.18	71.2%
(1)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of the fields.

(2)	Base Rent reflects the current contract rent.

(3)	Straight-line rents were applied through ARD.

(4)	Total Reimbursements include an increase in taxes due to Prop 13 re-assessment as the tenant does not have any Prop 13 protections in its lease. Also included is the tenant’s contractual obligation to pay 2.0% of base rent to the landlord for management costs. Yahoo’s (formerly Verizon Media) lease is triple-net, and Yahoo (formerly Verizon Media) is required to reimburse for CAM charges during rent abatement.

(5)	No Vacancy/Credit Loss was underwritten due to Verizon Communication Inc.’s investment grade ratings. Yahoo (formerly Verizon Media) is leasing 100% of the space and has no contraction or termination options.

The Market. The Coleman Highline Phase IV Property is part of the Coleman Highline Development, a transit oriented, mixed-use development located near several major highways, public transportation options and Mineta San Jose International Airport offering access to the Coleman Highline Phase IV Property via planes, trains and automobiles. Direct access to US Highway 101 and California State Route 82 and close proximity to Interstate 280 provide tenants access to San Francisco as well as affluent suburbs such as Cupertino, Palo Alto and Mountain View. Public transportation access is provided via pedestrian walkway to Santa Clara Station which serves Amtrak and Caltrain lines and is also the planned terminal station for the Silicon Valley BART extension, which would make it one of three Bay Area stations where BART and Caltrain meet. When completed, the Coleman Highline Development is expected to contain seven office buildings, four amenity buildings, a hotel and retail space.

The Coleman Highline Development and Coleman Highline Phase IV Property are located in the San Jose-Sunnyvale-Santa Cara, California Metropolitan Statistical Area (the “San Jose MSA”), which is the 36th largest MSA in the country by population with an estimated population of 1,992,544 in 2021. Total employment in the San Jose MSA grew by 20.3% since 2011 (a total of 182,267 jobs) significantly outpacing the state of California, which grew by only 11.8% over that same period. Top employers in the San Jose MSA include Apple Inc., Alphabet Inc., Cisco Systems Inc. and Intel Corp. Within the San Jose MSA, the Coleman Highline Phase IV Property is located within the North San Jose office submarket, as defined by a third-party marketing report. The North San Jose Submarket has added an average of 327,185 square feet per year over the last 11 years, but deliveries have been sporadic, with five of the last 11 years having no new deliveries. Vacancy in the submarket is above the market average at 15.1%, but that number is below the annual average of 17.9% over the last 11 years.

According to the appraisal, as of 2021, the population within a one-mile, three-mile and five-mile radius totaled 10,373, 171,409 and 627,229 people, respectively, and median household income for the same radii was $91,615, $109,707 and $114,059, respectively.

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Annex A-3	BBCMS 2022-C15
No. 3 – Coleman Highline Phase IV

The following table presents certain information relating to a third-party marketing report’s statistics for the San Jose MSA office market and North San Jose office submarket as of the third quarter of 2021:

Availability			Inventory			Sales
	Submarket	Market		Submarket	Market		Submarket	Market
Market Rent/SF	$51.16	$61.59	Buildings	226	4,648	YTD Properties Sold	15	161
Vacancy Rate	15.10%	12.70%	Inventory (mm SF)	16.9	136.4	Average Sale Price (mm)	$79.5	$31.80
Vacant (mm SF)	2.6	17.3	Average Building (SF)	74,963	29,346	Average Price/SF	$639	$731
Availability Rate	19.9%	15.90%	Under Construction (SF)	622,142	7,788,118	Average Cap Rate	5.4%	4.80%
Available (mm SF)	3.4	21.7	12 Mo. Delivered (SF)	655,000	3,200,000

The following table presents certain information relating to comparable office leases for the Coleman Highline Phase IV Property:

Comparable Office Leases(1)
Property / Location	Tenant SF	Year Built / Renovated	Tenant	Rent PSF	Commencement Date	Lease Term	Lease Type
Coleman Highline Phase IV San Jose, CA	657,934(2)	2021 / NAP	Oath Holdings Inc.	$49.20(2)	Oct-2021(2)	186(2)	Triple Net
Nokia Sunnyvale, CA	231,000	2021 / NAV	Nokia	$52.80	Oct-2021	128	Triple Net
100 Winchester Cir Los Gatos, CA	81,330	2005 / NAV	Netflix	$48.00	Jan-2021	120	Triple Net
Coleman Highline Phase I San Jose, CA	162,557	2017 / NAV	Roku	$44.52	Apr-2020	117	Triple Net
Great American Corporate Center Santa Clara, CA	301,437	1984 / NAV	AirBnB	$45.00	Jan-2020	133	Triple Net
The Offices at Santana Row San Jose, CA	301,000	2019 / NAV	Splunk	$45.60	Mar-2019	130	Triple Net

(1)	Source: Appraisal.

(2)	Based on the underwritten rent roll dated December 1, 2021.

The following table presents certain information relating to comparable office sales for the Coleman Highline Phase IV Property:

Comparable Office Sales(1)
Property / Location	RSF	Year Built / Renovated	Occupancy	Sale Date	Sale Price	Price PSF	Adjusted Price PSF
Coleman Highline Phase IV San Jose, CA	657,934(2)	2021 / NAP	100.0%(2)
HQ@First San Jose, CA	603,666	2010 / 2018	100.0%	Jul-2021	$535,000,000	$886	$1,072
Nokia Sunnyvale, CA	231,000	2021 / NAP	100.0%	Jul-2021	$254,000,000	$1,100	$1,220
750 Moffett Blvd Mountain View, CA	222,000	2021 / NAV	100.0%	Jul-2021	$282,600,000	$1,273	$1,344
2225 Lawson Lane Santa Clara, CA	328,867	2012 / NAV	100.0%	Feb-2020	$276,300,000	$840	$1,017
Koll Center – Sierra Point Brisbane, CA	90,000	1986 / 2017	100.0%	Jun-2019	$77,000,000	$856	$1,009
(1)	Source: Appraisal.

(2)	Based on the underwritten rent roll dated December 1, 2021.

The Borrower. The borrower is SJCCRE1 LLC, a Delaware limited liability company. The borrower is structured to be a single purpose bankruptcy-remote entity, having two independent directors in its organizational structure. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Coleman Highline Phase IV Whole Loan. There is no non-recourse carveout guarantor or separate environmental indemnitor with respect to the Coleman Highline Phase IV Whole Loan.

The Borrower Sponsor. The borrower sponsor is AGC Equity Partners Investments Ltd., which is an affiliate of AGC Equity Partners (“AGC”). AGC is a London-based global alternative asset manager established in 2009 to invest in a wide range of real assets, private equity opportunities and liquid strategies through its balance sheet and investment funds, which currently has approximately $7.0 billion of assets under management. Notable AGC transactions include mission critical and headquarter commercial assets leased to tenants, including L’Oréal, PwC, Hilton, Lufthansa, Michelin, KPMG, Schroders, HPE, GEFCO, Vodafone and BP. AGC has also completed transactions in the logistics and student housing sectors with approximately 3 million square feet of logistics assets and approximately 3,000 student beds under management.

Property Management. The Coleman Highline Phase IV Property is managed by RiverRock Real Estate Group, Inc., a California corporation.

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Annex A-3	BBCMS 2022-C15
No. 3 – Coleman Highline Phase IV

Escrows and Reserves. At origination, the borrower funded a reserve of approximately $10,790,118 for free rent and rent abatements under the Yahoo lease.

Tax Escrows – During the continuance of a Trigger Period (as defined below), the borrower is required to deposit monthly 1/12th of the annual estimated real estate taxes.

Insurance Escrows – During the continuance of a Trigger Period, the borrower is required to deposit into an insurance reserve, on a monthly basis, 1/12th of estimated insurance premiums unless the borrower maintains a blanket policy in accordance with the Coleman Highline Phase IV Whole Loan documents.

Replacement Reserve – During the continuation of a Trigger Period, the Coleman Highline Phase IV Whole Loan documents provide for ongoing monthly deposits of approximately $10,966 into a reserve for approved capital expenditures, subject to a cap of $263,174.

Rollover Reserve – During the continuation of a Trigger Period, the Coleman Highline Phase IV Whole Loan documents provide for ongoing monthly deposits of approximately $82,242 into a reserve for tenant improvement and leasing commission obligations.

Operating Expense Reserve – During the continuation of a Trigger Period, the Coleman Highline Phase IV Whole Loan documents require the borrower to deposit an amount equal to the aggregate amount of approved operating expenses and approved extraordinary expenses to be incurred by the borrower for the then current interest accrual period.

Lockbox / Cash Management. The Coleman Highline Phase IV Whole Loan is structured with a hard lockbox and springing cash management. The borrower is required to cause each tenant at the Coleman Highline Phase IV Property to deposit rents directly into a lender-controlled lockbox account. In addition, the borrower is required to cause all rents received by the borrower or property managers with respect to the Coleman Highline Phase IV Property to be deposited into such lockbox account within two business days. All amounts in the lockbox account are remitted on each business day to the borrower at any time other than during the continuance of a Trigger Period, and during the continuance of a Trigger Period are required to be remitted to a lender-controlled cash management account on each business day to be applied and disbursed in accordance with the Coleman Highline Phase IV Whole Loan documents. Upon the occurrence of a Trigger Period all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the Coleman Highline Phase IV Whole Loan documents are required to be held by the lender in an excess cash flow reserve account as additional collateral for the Coleman Highline Phase IV Whole Loan.

A “Trigger Period” means the occurrence of (i) an event of default under the Coleman Highline Phase IV Whole Loan, (ii) the debt yield of the Coleman Highline Phase IV Whole Loan falling below 4.5% for one calendar quarter, (iii) a Specified Tenant Trigger Event (as defined below), or (iv) the ARD. A Trigger Period will be cured upon (a) with respect to clause (i) above, the cure (if applicable) of such event of default, (b) with respect to clause (ii) above, either (x) the date that the debt yield is equal to or greater than 4.5% for one calendar quarter or (y) the borrower prepays the Coleman Highline Phase IV Whole Loan or deposits funds or a letter of credit in an amount that, after giving effect to such prepayment, deposit or letter of credit, the debt yield would be equal to or greater than 4.5%, or (b) with respect to clause (iii) above, the cure of such Specified Tenant Trigger Event.

A “Specified Tenant Trigger Event” means the occurrence of (i) a material monetary default under the Specified Tenant Lease (as defined below) beyond all applicable notice and cure periods (a “Specified Tenant Default Trigger”), (ii) any bankruptcy or similar insolvency of Specified Tenant (as defined below) or Specified Tenant Lease Guarantor (as defined below) (a “Specified Tenant Bankruptcy Trigger”), (iii) the date on which a Specified Tenant cancels or terminates its Specified Tenant Lease with respect to at least 50% of the Specified Tenant space prior to the then current expiration date under such Specified Tenant Lease, or delivers notice that it is canceling or terminating its Specified Tenant Lease with respect to at least 50% of the Specified Tenant space (other than temporarily as a result of force majeure (including government stay-at-home orders) or during the time when Specified Tenant’s employees are working remotely due to COVID-19 (in each case for not more than nine months) but Specified Tenant has not ceased business operations, provided that in each case Specified Tenant is paying full unabated rent under its lease (or any free rent is reserved in full with the lender) and is not otherwise in default beyond applicable notice and cure periods under its lease) (a “Specified Tenant Termination Trigger”), or (iv) the date on which Specified Tenant under the Specified Tenant Lease goes dark or ceases business operations at 50% or more of the Specified Tenant space (other than temporarily as a result of casualty, permitted alterations under the Specified Tenant Lease or Force Majeure (including government stay-at-home orders) or during the time when Specified Tenant’s employees are working remotely due to COVID-19 (in each case for not more than nine months), provided that in each case Specified Tenant is paying full unabated rent under its Specified Tenant Lease (or any free rent is reserved in full with the lender) and is not otherwise in default beyond applicable notice and cure periods under its Specified Tenant Lease and Specified Tenant resumes operations in the Specified Tenant space within a reasonable amount of time relative to other similarly situated tenants in the geographic area where the Coleman Highline Phase IV Property is located after such government restrictions are lifted) (a “Specified Tenant Go Dark Trigger”); provided, however, that if either (a) the Specified Tenant Lease is guaranteed by Verizon Communications Inc. or a successor guarantor as permitted under the terms of the Specified Tenant Lease in effect as of the origination date, (b) the Specified Tenant or the guarantor of such replacement tenant’s lease has the credit rating of at least the investment grade rating by at least two of S&P, Moody’s or Fitch, or (c) the Specified Tenant has subleased the dark space to a tenant which has the credit rating of at least the investment grade rating by at least two of S&P, Moody’s or Fitch (or the guarantor of such tenant’s sublease has the credit rating of at least the investment grade rating by at least two of S&P, Moody’s or Fitch), who has accepted delivery thereof and is paying unabated

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rent (or any free rent is reserved in full with the lender) at a rate that is at least equal to the contract rate under the Specified Tenant Lease, such Specified Tenant will not be deemed to have “gone dark” and no Specified Tenant Trigger Event will be deemed to have occurred. A Specified Tenant Trigger Event will cure upon (i) if the Specified Tenant Trigger Event is caused solely by a Specified Tenant Default Trigger, the first to occur of (a) the cure (if applicable) of such default or (b) the borrower leasing the entire Specified Tenant space in accordance with the applicable terms and conditions under the Coleman Highline Phase IV Whole Loan documents to one or more replacement tenants reasonably acceptable to the lender, and each applicable replacement tenant has accepted the premises demised under its lease and is paying the full amount of the rent due thereunder (unless any such free rent is reserved with the lender); provided that each such replacement lease is a Qualified Lease (as defined below), (ii) if the Specified Tenant Trigger Event is caused solely by a Specified Tenant Bankruptcy Trigger, the first to occur of (a) Specified Tenant and/or Specified Tenant Lease Guarantor, as applicable, is no longer insolvent or subject to any bankruptcy or insolvency proceedings and Specified Tenant has affirmed the applicable Specified Tenant Lease pursuant to final, non-appealable order of a court of competent jurisdiction or (b) the borrower leasing the entire Specified Tenant space in accordance with the applicable terms and conditions under the Coleman Highline Phase IV Whole Loan documents to one or more replacement tenants reasonably acceptable to the lender, and each applicable replacement tenant has accepted the premises demised under its lease and is paying the full amount of the rent due thereunder (unless any such free rent is reserved with the lender); provided that each such replacement lease is a Qualified Lease, (iii) if the Specified Tenant Trigger Event is caused solely by a Specified Tenant Termination Trigger, the first to occur of (a) the applicable Specified Tenant has revoked or rescinded all termination or cancellation notices with respect to the applicable Specified Tenant Lease and has re-affirmed the applicable Specified Tenant Lease as being in full force and effect or (b) the borrower leasing the entire Specified Tenant space in accordance with the applicable terms and conditions under the Coleman Highline Phase IV Whole Loan documents to one or more replacement tenants reasonably acceptable to the lender, and each applicable replacement tenant has accepted the premises demised under its lease and is paying the full amount of the rent due thereunder (unless any such free rent is reserved with the lender); provided that (x) each such replacement lease is a Qualified Lease, and (y) the debt yield is equal to or greater than 5.50% (or the borrower prepays the Coleman Highline Phase IV Whole Loan in accordance with the provisions of the Coleman Highline Phase IV Whole Loan documents in an amount that, after giving effect to such prepayment, the debt yield would be equal to or greater than 5.50%), (iv) if the Specified Tenant Trigger Event is caused solely by the occurrence of a Specified Tenant Go Dark Trigger, the first to occur of (I) the applicable Specified Tenant re-commences its operations and the conduct of business in the ordinary course at its Specified Tenant space or a portion thereof, as the case may be, such that it is no longer dark, and has not vacated, ceased to conduct business in the ordinary course at the Coleman Highline Phase IV Property (or the applicable portion thereof), (II) the borrower leasing the entire Specified Tenant space (or the applicable portion thereof) in accordance with the applicable terms and conditions under the Coleman Highline Phase IV Whole Loan documents to one or more replacement tenants, and each applicable replacement tenant has accepted the premises demised under its lease and is paying the full amount of the rent due thereunder (unless any such free rent is reserved with the lender); provided, however, each such replacement lease is a Qualified Lease; or (III) the entirety of the dark space has been sublet to an entity or a wholly-owned subsidiary of an entity that has a credit rating of at least the investment grade rating by at least two of S&P, Moody’s or Fitch (or the guarantor of such tenant’s or subtenant’s obligations has the credit rating of at least the investment grade rating by at least two of S&P, Moody’s or Fitch), which entity has accepted delivery thereof and is paying unabated rent (unless any free rent is reserved with the lender) at a rate that is at least equal to the contract rate under the Specified Tenant Lease, and (v) if the Specified Tenant Trigger Event is caused by the occurrence of any of clause (i) through (iv) in the definition of “Specified Tenant Trigger Event”, the borrower delivers to the lender either (a) cash collateral or a letter of credit, (b) a guaranty in form and substance reasonably satisfactory to the lender from up to two entities that (X) each has a credit rating of at least the investment grade rating by at least two of S&P, Moody’s or Fitch, and (Y) collectively have and are obligated to maintain a minimum net worth and liquidity reasonably determined by the lender, or (c) subject to written confirmation from the rating agencies that the following will not result in the downgrade, withdrawal or qualification of the then current ratings or the proposed ratings assigned to any securities issued in connection with a securitization, a guaranty in form and substance reasonably satisfactory to the lender from a guarantor reasonably acceptable to the lender; in the case of each of (a), (b) or (c), in an amount equal to the Specified Tenant Rollover Reserve Cap.

A “Specified Tenant” means, as applicable, (i) Oath Holdings Inc., a Delaware corporation and (ii) any other lessee(s) of any space at the Coleman Highline Phase IV Property under a lease (a) that provides rental income representing 20% or more of the total rental income at the Coleman Highline Phase IV Property, (b) covers 20% or more of the total rentable square footage at the Coleman Highline Phase IV Property, (c) provides a lease term of more than 10 years, or (d) is with an affiliate of the borrower.

A “Specified Tenant Lease” means, collectively and/or individually (as the context requires), the lease at the Coleman Highline Phase IV Property with Specified Tenant (including, without limitation, any guaranty or similar instrument furnished thereunder).

A “Specified Tenant Lease Guarantor” means, as applicable, (i) Verizon Communications Inc., a Delaware corporation and (ii) any other guarantor(s) of the applicable Specified Tenant Lease(s).

A “Specified Tenant Rollover Reserve Cap” means an amount equal to (x) in the case of a Specified Tenant Default Trigger, a Specified Tenant Bankruptcy Trigger or a Specified Tenant Termination Trigger, $50.00 per square foot of any portion of the Specified Tenant space that has not been re-tenanted and (y) in the case of a Specified Tenant Go Dark Trigger, $50.00 per square foot of the dark or discontinued portion of the Specified Tenant space that has not been re-tenanted.

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A “Qualified Lease” means a lease (a) that (i) is with a replacement tenant that has (or whose obligations under the lease are guaranteed by an entity that has) the credit rating of at least the investment grade rating by at least two of S&P, Moody’s or Fitch or is otherwise reasonably acceptable to the lender, (ii) has a term that extends at least five years beyond the ARD and with an initial term of at least five years, and (iii) contains lease terms that are substantially similar to the Specified Tenant Lease in effect at the origination date or (b) that is reasonably acceptable to the lender.

Subordinate and Mezzanine Debt. The Coleman Highline Phase IV Property also secures the Coleman Highline Phase IV Subordinate Companion Notes, which have an aggregate Cut-off Date principal balance of $268,500,000. The Coleman Highline Phase IV Subordinate Companion Notes accrue interest at the Initial Interest Rate prior to the ARD and the Adjusted Interest Rate after the ARD. The Coleman Highline Phase IV Senior Notes are senior in right of payment to the Coleman Highline Phase IV Subordinate Companion Notes.

Partial Release. Not permitted.

Ground Lease. None.

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Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Barclays	Single Asset / Portfolio:	Portfolio
Original Principal Balance(1):	$60,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$60,000,000	Property Type – Subtype:	Industrial – Warehouse / Distribution
% of IPB:	5.8%	Net Rentable Area (SF):	2,180,017
Loan Purpose:	Refinance	Location:	New Castle, DE
Borrowers:	600 SLW 2, LLC, DRIP 2 LOT 5,	Year Built / Renovated:	Various / NAP
	LLC, DRIP 2, LLC and TSBP 2,	Occupancy:	98.2%
	LLC	Occupancy Date(5):	Various
Borrower Sponsors(2):	Various	4th Most Recent NOI (As of):	$9,655,202 (12/31/2018)
Interest Rate:	3.64950%	3rd Most Recent NOI (As of):	$10,049,316 (12/31/2019)
Note Date:	1/28/2022	2nd Most Recent NOI (As of):	$10,969,093 (12/31/2020)
Maturity Date:	2/6/2032	Most Recent NOI (As of):	$10,995,342 (TTM 11/30/2021)
Interest-only Period:	120 months	UW Economic Occupancy:	95.0%
Original Term:	120 months	UW Revenues:	$15,533,384
Original Amortization Term:	None	UW Expenses:	$3,582,225
Amortization Type:	Interest Only	UW NOI:	$11,951,159
Call Protection(3):	L(26),D(90),O(4)	UW NCF:	$11,395,097
Lockbox / Cash Management:	Springing	Appraised Value / Per SF:	$224,250,000 / $103
Additional Debt(1):	Yes	Appraisal Date:	1/5/2022
Additional Debt Balance(1):	$78,000,000
Additional Debt Type(1):	Pari Passu

Escrows and Reserves(4)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$63
Taxes:	$853,045	$142,174	N/A	Maturity Date Loan / SF:	$63
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	61.5%
Replacement Reserves:	$0	Springing	N/A	Maturity Date LTV:	61.5%
TI/LC Reserve:	$0	Springing	N/A	UW NCF DSCR:	2.23x
Unfunded Obligations Reserve:	$139,982	$0	N/A	UW NOI Debt Yield:	8.7%

Sources and Uses
Sources	Proceeds		% of Total	Uses	Proceeds	% of Total
Whole Loan	$138,000,000		100.0%	Loan Payoff	$89,548,238	64.9%
				Return of Equity	45,626,489	33.1
				Closing Costs	1,832,245	1.3
				Reserves	993,028	0.7
Total Sources	$138,000,000		100.0%	Total Uses	$138,000,000	100.0%

(1)	The Twin Spans Business Park and Delaware River Industrial Park Mortgage Loan (as defined below) is part of a whole loan evidenced by three pari passu notes, with an aggregate outstanding principal balance as of the Cut-off Date of $138.0 million (the “Twin Spans Business Park and Delaware River Industrial Park Whole Loan”). The Financial Information in the chart above reflects the Cut-off Date Balances of the Twin Spans Business Park and Delaware River Industrial Park Whole Loan.

(2)	The borrower sponsors are E. Thomas Harvey, III, E. Thomas Harvey III Revocable Trust U/A/D April 19, 1990, As Amended, JWH 2017 Delaware Trust, JVWH 2017 Delaware Trust, ETH 2017 Delaware Trust and TJH 2017 Delaware Trust.

(3)	Defeasance of the Twin Spans Business Park and Delaware River Industrial Park Whole Loan is permitted at any time after the date that is the earlier to occur of (i) two years after the closing date of the securitization that includes the last note to be securitized and (ii) January 28, 2025. The assumed defeasance lockout period of 26 payments is based on the anticipated closing date of the BBCMS 2022-C15 securitization trust in April 2022. The actual lockout period may be longer.

(4)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

(5)	Based on underwritten rent rolls dated January 1, 2022 and January 28, 2022.

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No. 4 – Twin Spans Business Park and Delaware River Industrial Park

The Loan. The Twin Spans Business Park and Delaware River Industrial Park mortgage loan (the “Twin Spans Business Park and Delaware River Industrial Park Mortgage Loan”) is part of a fixed rate whole loan secured by the borrowers’ fee interests in a portfolio of 14 warehouse/distribution properties located in New Castle, Delaware (the “Twin Spans Business Park and Delaware River Industrial Park Properties”). The Twin Spans Business Park and Delaware River Industrial Park Whole Loan was co-originated by Barclays Capital Real Estate Inc. and Citi Real Estate Funding Inc. and has an aggregate outstanding principal balance as of the Cut-off Date of $138.0 million. The Twin Spans Business Park and Delaware River Industrial Park Whole Loan consists of three pari passu notes and accrues interest at a rate of 3.64950% per annum. The Twin Spans Business Park and Delaware River Industrial Park Whole Loan has a 10-year term, is interest-only for the full term of the loan and accrues interest on an Actual/360 basis. The Twin Spans Business Park and Delaware River Industrial Park Mortgage Loan is evidenced by the controlling Note A-1, with an outstanding principal balance as of the Cut-off Date of $60.0 million. The Twin Spans Business Park and Delaware River Industrial Park Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BBCMS 2022-C15 transaction. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$60,000,000	$60,000,000	BBCMS 2022-C15	Yes
A-2(1)	$28,000,000	$28,000,000	An affiliate of Barclays	No
A-3	$50,000,000	$50,000,000	Benchmark 2022-B33	No
Whole Loan	$138,000,000	$138,000,000
(1)	Expected to be split and/or contributed to one or more future securitizations.

The Property. The Twin Spans Business Park and Delaware River Industrial Park Properties consist of 14 industrial buildings totaling 2,180,017 square feet located in New Castle, Delaware. Situated on the western banks of the Delaware River, the Twin Spans Business Park and Delaware River Industrial Park Properties are situated within two industrial and logistics parks, Twin Spans Business Park and Delaware River Industrial Park. The Twin Spans Business Park and Delaware River Industrial Park Properties were built between 1960 and 2018 and feature ceiling heights ranging from 20 to 37 feet, wide column spacing and numerous loading docks and drive-in doors. As of the underwritten rent rolls dated January 1, 2022 and January 28, 2022, the Twin Spans Business Park and Delaware River Industrial Park Properties were 98.2% leased to 23 different tenants from various industries including national, regional, and local food service groups, auto part materials distributors, personal protective equipment suppliers and freight logistics firms. No single tenant across the Twin Spans Business Park and Delaware River Industrial Park Properties occupies more than 15.4% of net rentable area or makes up more than 14.1% of UW Base Rent. Additionally, 10 of the 23 tenants, accounting for 46.3% of UW Base Rent, have been at the Twin Spans Business Park and Delaware River Industrial Park Properties for at least 14 years.

The following table presents detailed information with respect to each of the Twin Spans Business Park and Delaware River Industrial Park Properties:

Portfolio Summary
Property Name	City, State	Property Subtype	Allocated Whole Loan Amount	Total Sq. Ft.	Year Built	As-Is Appraised Value	U/W EGI	Occ. (%)	# of Tenants
350 Anchor Mill Road	New Castle, DE	Warehouse / Distribution	$25,750,000	421,291	2007	$40,750,000	$2,834,599	99.8%	2
301 Anchor Mill Road	New Castle, DE	Warehouse / Distribution	18,500,000	335,046	2002	32,950,000	2,103,763	100.0%	1
400 Ships Landing Way	New Castle, DE	Warehouse / Distribution	15,400,000	235,000	1996	23,550,000	1,824,640	100.0%	1
800 Ships Landing Way	New Castle, DE	Warehouse / Distribution	14,350,000	226,200	2002	23,000,000	1,634,997	100.0%	2
6 Dock View Drive	New Castle, DE	Warehouse / Distribution	12,900,000	201,079	2000	19,700,000	1,502,158	100.0%	3
501 Ships Landing Way	New Castle, DE	Warehouse / Distribution	9,600,000	159,630	1998	14,600,000	1,180,685	100.0%	3
250 Anchor Mill Road	New Castle, DE	Warehouse / Distribution	7,700,000	106,800	2004	12,550,000	903,310	100.0%	2
10 Dock View Drive	New Castle, DE	Warehouse / Distribution	6,400,000	100,630	2018	10,300,000	709,875	100.0%	3
7-23 Harbor View Drive	New Castle, DE	Warehouse / Distribution	5,750,000	68,067	1999	9,300,000	680,137	100.0%	3
200 Anchor Mill Road	New Castle, DE	Warehouse / Distribution	5,600,000	101,182	2007	10,200,000	651,534	100.0%	2
300 Anchor Mill Road	New Castle, DE	Warehouse / Distribution	5,400,000	83,850	1960	8,850,000	610,728	100.0%	1
27-55 Harbor View Drive	New Castle, DE	Warehouse / Distribution	5,150,000	68,453	1990	9,050,000	557,313	86.0%	2
100 Ships Landing Way	New Castle, DE	Warehouse / Distribution	3,000,000	44,800	2001	4,700,000	339,645	100.0%	1
600 Ships Landing Way	New Castle, DE	Warehouse / Distribution	2,500,000	27,989	2004	4,750,000	0	0.0%	0
Total / Wtd. Avg.			$138,000,000	2,180,017		$224,250,000	$15,533,384	98.2%	26

COVID-19 Update. As of the date of this term sheet, the Twin Spans Business Park and Delaware River Industrial Park Properties are open and operating. As of March 1, 2022, the borrower has reported that 100% of the January 2022 rent payments were received. All tenants made their February 2022 rent payment with the exception of Anchor Plastics (0.9% of net rentable area, 0.9% of underwritten base rent). Anchor Plastics has a lease expiration date in July 2022 and is being backfilled by another tenant. February rent will be

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recovered from the security deposit if necessary. The first payment date of the Twin Spans Business Park and Delaware River Industrial Park Whole Loan is March 6, 2022, and the borrowers made the March 2022 loan payment. The Twin Spans Business Park and Delaware River Industrial Park Whole Loan is not currently subject to any modification or forbearance requests.

Major Tenants.

Tire Rack, Inc (335,046 square feet; 15.4% of aggregate NRA; 14.1% of aggregate underwritten base rent). Tire Rack, Inc is a customer-direct wheels and car accessories distributor that has grown into a nationwide company that distributes more than 2 million tires annually. Tire Rack, Inc uses its space at the Twin Spans Business Park and Delaware River Industrial Park Properties as a distribution center for online and phone orders and has a small showroom to display its 24 tire brands. Tire Rack, Inc has occupied its space at the 301 Anchor Mill Road property since September 2002 and recently executed a five-year renewal option through June 30, 2027.

Zenith Products Corp (276,839 square feet; 12.7% of aggregate NRA; 13.6% of aggregate underwritten base rent). Zenith Products Corp was founded after World War II in Philadelphia, Pennsylvania as a small metal fabricating business making window boxes and small cabinets. Since then, the company has expanded and added capabilities with various metal presses for medicine cabinets, becoming a pioneer in the bath storage and organization industry. Zenith Products Corp has occupied 235,000 square feet at the 400 Ships Landing Way property since April 2010 and expanded into the 6 Dock View Drive property (41,839 square feet) in August 2021. Zenith Products Corp has a one-time termination option on April 1, 2025 for its 235,000 square feet space at the 400 Ships Landing Way property upon delivery of 180 days’ notice and payment of a termination fee.

Iron Mountain (197,840 square feet; 9.1% of aggregate NRA; 10.8% of aggregate underwritten base rent). Iron Mountain was founded in 1951 and is a global leader of storage and information management services. Iron Mountain stores and protects billions of valued assets, including business information, highly sensitive data and cultural and historical artifacts. Iron Mountain has occupied 134,240 square feet at the 6 Dock View Drive property since December 2000 and 63,600 square feet at the 250 Anchor Mill Road property since September 2004.

Environmental. According to the Phase I environmental reports, dated between January 27, 2022 and January 31, 2022, there are no recognized environmental conditions or recommendations for further action at the Twin Spans Business Park and Delaware River Industrial Park Properties other than (i) a controlled recognized environmental condition due to prior industrial operations at the 100 Ships Landing, 200 Anchor Mill Road, 250 Anchor Mill Road, 301 Anchor Mill Road, 350 Anchor Mill Road, 300 Anchor Mill Road, 400 Ships Landing Way, 501 Ships Landing Way, 800 Ships Landing Way and 600 Ships Landing Mortgaged Properties that resulted in soil and groundwater impacts, with respect to which certifications of completion of remedy from the Delaware Department of Natural Resources and environmental control were received in 1996 and 2007, and (ii) a controlled recognized environmental condition with respect to a portion of the 100 Ships Landing, 200 Anchor Mill Road, 250 Anchor Mill Road, 301 Anchor Mill Road, 350 Anchor Mill Road, 300 Anchor Mill Road, 400 Ships Landing Way, 501 Ships Landing Way, 800 Ships Landing Way and 600 Ships Landing Mortgaged Properties due to a release of diesel fuel from a leaking underground storage tank in 2014, with respect to which a remedial action work plan was approved and closure was reportedly obtained in 2014. See “Description of the Mortgage Pool—Environmental Considerations” in the Preliminary Prospectus.

Historical and Current Occupancy
2018(1)(2)	2019(1)(2)	2020(1)(2)	Current(3)
97.7%	98.6%	100.0%	98.2%
(1)	Historical occupancies are as of December 31 of each respective year.

(2)	Historical occupancies for the historical periods exclude the 600 Ships Landing Way property since This property was acquired by the sponsors in September 2021.

(3)	Current occupancy is as of January 1, 2022 and January 28, 2022.

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Top Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF(3)	UW Base Rent(3)	% of Total UW Base Rent(3)	Lease Expiration Date(4)
Tire Rack, Inc	NR/NR/NR	335,046	15.4%	$5.20	$1,742,239	14.1%	6/30/2027
Zenith Products Corp(5)	NR/NR/NR	276,839	12.7%	$6.06	$1,677,215	13.6%	7/31/2023
Best Warehousing & Transportation	NR/NR/NR	216,664	9.9%	$5.72	$1,238,984	10.0%	4/30/2025
Hermann Warehouse Corp.(6)	NR/NR/NR	203,892	9.4%	$4.80	$979,680	7.9%	4/30/2024
Iron Mountain(7)	Ba3/BB-/NR	197,840	9.1%	$6.75	$1,335,874	10.8%	2/28/2026
The Hibbert Company(8)	NR/NR/NR	134,373	6.2%	$6.15	$825,845	6.7%	1/31/2028
CEVA Logistics US Inc	Ba3/BB/NR	125,000	5.7%	$5.15	$643,171	5.2%	6/30/2023
Choctaw-Kaul Distribution Co	NR/NR/NR	104,268	4.8%	$5.50	$573,474	4.7%	8/31/2027
Speakman Co(6)	NR/NR/NR	83,850	3.8%	$5.48	$459,498	3.7%	5/31/2026
Carlyle Cocoa	NR/NR/NR	43,483	2.0%	$8.24	$358,300	2.9%	8/31/2024
Total Major Tenants		1,721,255	79.0%	$5.71	$9,834,281	79.8%

Other Tenants		421,173	19.3%	$5.93	$2,496,740	20.2%

Occupied Collateral Total / Wtd. Avg.		2,142,428	98.3%	$5.76	$12,331,021	100.0%
Vacant Space		37,589	1.7%

Collateral Total		2,180,017	100.0%

(1)	Based on the underwritten rent rolls dated January 1, 2022 and January 28, 2022.

(2)	In certain instances, ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.

(3)	UW Base Rent PSF, UW Base Rent and % of Total UW Base Rent are inclusive of approximately $795,691 of contractual rent steps through June 2023 and $13,598 of straight-line rent to Timken Co.

(4)	Certain tenants have the following renewal/extension options: Tire Rack, Inc – five, one-year options; Iron Mountain, The Hibbert Company, CEVA Logistics US Inc, and Choctaw-Kaul Distribution Co – one, five-year option each; Hermann Warehouse Corp. and Speakman Co. – two, five-year options each.

(5)	Zenith Products Corp leases 235,000 square feet at the 400 Ships Landing Way property expiring on March 31, 2027 and 41,839 square feet at the 6 Dockview Drive property expiring on July 31, 2023. Additionally, the tenant has a one-time termination option on April 1, 2025 for its 235,000 square feet space at the 400 Ships Landing Way property upon delivery of 180 days’ notice and payment of a termination fee.

(6)	Speakman Co is subleasing the entirety of its space (83,850 square feet) to Hermann Warehouse Corp., the fifth largest tenant at the Twin Spans Business Park and Delaware River Industrial Park Properties, through May 31, 2026.

(7)	Iron Mountain leases 134,240 square feet at the 6 Dockview Drive Mortgaged Property expiring on February 28, 2026 and 63,600 square feet at the 250 Anchor Mill Road property expiring on March 31, 2025.

(8)	The Hibbert Company currently occupies two suites: 101,200 square feet expiring on January 31, 2028 at the 800 Ships Landing Way property and 33,173 square feet on a month-to-month basis at the 10 Dockview Drive Mortgaged Property.

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring(2)	% of UW Base Rent Expiring(2)	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	NAP	37,589	1.7%	NAP	NAP	37,589	1.7%	NAP	NAP
2022 & MTM	5	165,549	7.6	$1,056,082	8.6%	203,138	9.3%	$1,056,082	8.6%
2023	2	166,839	7.7	880,189	7.1	369,977	17.0%	$1,936,271	15.7%
2024	4	287,557	13.2	1,555,325	12.6	657,534	30.2%	$3,491,596	28.3%
2025	5	399,721	18.3	2,283,577	18.5	1,057,255	48.5%	$5,775,173	46.8%
2026	3	252,913	11.6	1,546,850	12.5	1,310,168	60.1%	$7,322,023	59.4%
2027	5	733,914	33.7	4,176,824	33.9	2,044,082	93.8%	$11,498,847	93.3%
2028	2	135,200	6.2	832,174	6.7	2,179,282	100.0%	$12,331,021	100.0%
2029	0	0	0.0	0	0.0	2,179,282	100.0%	$12,331,021	100.0%
2030	0	0	0.0	0	0.0	2,179,282	100.0%	$12,331,021	100.0%
2031	0	0	0.0	0	0.0	2,179,282	100.0%	$12,331,021	100.0%
2032 & Beyond	1	735	0.0	0	0.0	2,180,017	100.0%	$12,331,021	100.0%
Total	27	2,180,017	100.0%	$12,331,021	100.0%
(1)	Based on the underwritten rent rolls dated January 1, 2022 and January 28, 2022.

(2)	UW Base Rent, UW Base Rent PSF and % of Total UW Base Rent are inclusive of approximately $795,691 of contractual rent steps through June 2023 and $13,598 of straight-line rent to Timken Co.

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No. 4 – Twin Spans Business Park and Delaware River Industrial Park

Operating History and Underwritten Net Cash Flow
	2018	2019	2020	TTM (1)	Underwritten	Per Square Foot	%(2)
Base Rent(3)	$10,331,886	$10,601,579	$11,015,388	$11,164,104	$11,521,732	$5.29	70.5%
Rent Steps(4)	0	0	0	0	795,691	0.36	4.9
Straight-Line Rent	0	0	0	0	13,598	0.01	0.1
Vacant Income	0	0	0	0	351,794	0.16	2.2
Gross Potential Rent	$10,331,886	$10,601,579	$11,015,388	$11,164,104	$12,682,815	$5.82	77.6%
Total Reimbursements	2,270,404	2,815,987	3,215,705	3,424,248	3,670,173	1.68	22.4
Total Other Income	802	0	0	0	0	0.00	0.0
Net Rental Income	$12,603,092	$13,417,567	$14,231,093	$14,588,352	$16,352,988	$7.50	100.0%
(Vacancy/Credit Loss)	0	0	0	0	(819,604)	(0.38)	(5.0)
Effective Gross Income	$12,603,092	$13,417,567	$14,231,093	$14,588,352	$15,533,384	$7.13	95.0%
Total Expenses	2,947,890	3,368,250	3,262,000	3,593,010	3,582,225	1.64	23.1
Net Operating Income	$9,655,202	$10,049,316	$10,969,093	$10,995,342	$11,951,159	$5.48	76.9%
Total TI/LC, Capex/RR	0	0	0	0	556,062	0.26	3.6
Net Cash Flow	$9,655,202	$10,049,316	$10,969,093	$10,995,342	$11,395,097	$5.23	73.4%
(1)	TTM represents the trailing 12 months ending November 30, 2022.

(2)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of the fields.

(3)	Base Rent is based on the underwritten rent rolls as of January 1, 2022 and January 28, 2022.

(4)	Rent Steps are taken through June 2023.

The Market. The Twin Spans Business Park and Delaware River Industrial Park Properties consist of 14 properties located in the New Castle County submarket within the Philadelphia – PA market. The Twin Spans Business Park and Delaware River Industrial Park Properties are situated proximate to Interstate 295, which connects to New Jersey by way of the Delaware Memorial Bridge and Interstate 95, a few miles to the west. Additionally, the area is served by several major arteries, including DE Route 40, US Route 13 (DuPont Highway), and DE Route 141 (Basin Road). All of these roadways provide area residents with access to Wilmington, suburban employment centers, and local shopping. The New Castle County Airport is situated on Route 13 a short distance south of Basin Road and offers both private passenger and freight service. Development throughout New Castle is varied and includes residential, commercial, industrial, and institutional uses. The area includes a total of 2,970,237 employees and has a 7.5% unemployment rate. The top three industries within the area are Health Care/Social Assistance, Educational Services and Prof/Scientific/Tech Services, which represent a combined total of 38% of the population. According to the appraisals, the 2021 population within a one-, three- and five-mile radius of the Twin Spans Business Park was 7,007, 39,151, and 111,104, respectively. The 2021 average household income within the same radii was $90,312, $77,923, and $75,508, respectively.

According to the appraisals, as of the third quarter of 2021, the New Castle County warehouse submarket consists of approximately 32,972,514 square feet of warehouse space, of which 31,634,158 square feet was occupied (including sublet space). The submarket has an asking rent of $8.26 per square foot and an occupancy of 95.9%.

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No. 4 – Twin Spans Business Park and Delaware River Industrial Park

The following table presents certain information relating to comparable office leases for the Twin Spans Business Park and Delaware River Industrial Park Properties:

Comparable Office Leases
Property / Location	Tenant SF(1)	Year Built / Renovated	Tenant(1)	Base Rent PSF	Commencement Date(1)	Structure
100 Ships Landing New Castle, DE	44,800	2001	Timken Co	$6.00	4/2001	NNN
200 Anchor Mill Road New Castle, DE	101,182	2007	Various	$6.00	Various	NNN
250 Anchor Mill Road New Castle, DE	106,800	2004	Various	$6.50	Various	NNN
301 Anchor Mill Road New Castle, DE	335,046	2002	Tire Rack, Inc	$5.50	9/2002	NNN
350 Anchor Mill Road New Castle, DE	421,291	2007	Various	$5.50/$10.00	Various	NNN
300 Anchor Mill Road New Castle, DE	83,850	1960	Speakman Co	NAV	4/2003	NAV
400 Ships Landing Way New Castle, DE	235,000	1996	Zenith Products Corp	$5.50	4/2010	NNN
501 Ships Landing Way New Castle, DE	159,630	1998	Various	$5.50/$6.00	Various	NNN
800 Ships Landing Way New Castle, DE	226,200	2002	Various	$5.50	Various	NNN
27-55 Harborview Drive New Castle, DE	68,453	1990	Various	$7.00/$8.00	Various	NNN
7-23 Harborview Drive New Castle, DE	68,067	1999	Various	$6.00/$8.50	Various	NNN
6 Dockview New Castle, DE	201,079	2000	Various	$5.50/$6.00	Various	NNN
10 Dockview Drive New Castle, DE	100,630	2018	Various	$6.00	Various	NNN
600 Ships Landing Way New Castle, DE	NAP	2004	NAP	$10.00	NAP	NNN
500 W. Basin Road New Castle, DE	116,350	1973	American Furniture Rentals	$6.34	1/2022	Modified Gross
820 Federal School Road New Castle, DE	1,080,322	2021	Amazon	$9.36	8/2021	NNN
2411 Bear Corbitt Road New Castle, DE	217,748	2021	New Acme LLC	$5.05	4/2021	NNN
300 White Clay Drive New Castle, DE	124,800	1983	Sardo & Sons	$5.00	5/2021	NNN
50 Harbor View Drive New Castle, DE	129,168	2023	PODS Enterprises, LLC	$7.75	2023	NNN
600 Pencader Drive Newark, DE	94,832	2001	DB USA	$5.75	Various	NNN
1800 Ogletown Road New Castle, DE	58,583	1990	Echo Data Services	$5.15	12/2020	NNN
301 Ruthar Drive Newark, DE	13,500	1987	Kosmos	$6.22	7/2019	NNN
12 McCullough Drive New Castle, DE	18,410	1988	Total Trans Logistics	$6.00	11/2020	NNN
620 A Street Wilmington, DE	21,915	1982	TBE International	$6.00	Various	NNN
20 Corporate Circle New Castle, DE	30,000	-	L&W Supply	$6.25	3/2021	NNN
(1)	Source: Appraisal.

(2)	Based on the underwritten rent rolls dated January 1, 2022 and January 28, 2022.

The Borrowers. The borrowers are 600 SLW 2, LLC, DRIP 2 Lot 5, LLC, DRIP 2, LLC and TSBP 2, LLC, each a Delaware limited liability company. Each borrower is structured to be a single purpose bankruptcy-remote entity with at least one independent director in its organizational structure. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Twin Spans Business Park and Delaware River Industrial Park Whole Loan.

The Borrower Sponsors. The borrower sponsors and non-recourse carveout guarantors are E. Thomas Harvey, III, E. Thomas Harvey III Revocable Trust U/A/D April 19, 1990, As Amended, JWH 2017 Delaware Trust, JVWH 2017 Delaware Trust, ETH 2017 Delaware Trust and TJH 2017 Delaware Trust, jointly and severally. E. Thomas Harvey, III is the Chairman and CEO of Harvey Hanna and Associates, Inc., a Newport, Delaware-based firm that has built and manages numerous industrial parks, business campuses, hotels and retail centers with a focus in the Mid-Atlantic region and northern and coastal Delaware. According to the borrower sponsor, eight of the 14 Twin Spans Business Park and Delaware River Industrial Park Properties have been in the sponsors’ portfolio for over 20 years.

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No. 4 – Twin Spans Business Park and Delaware River Industrial Park

Property Management. The Twin Spans Business Park and Delaware River Industrial Park Properties are currently managed by Harvey, Hanna & Associates, Inc., an affiliate of the borrowers.

Escrows and Reserves. At origination of the Twin Spans Business Park and Delaware River Industrial Park Whole Loan, the borrowers deposited approximately (i) $853,045 into a real estate tax reserve account and (ii) $139,982 into an outstanding TI/LC reserve account.

Tax Escrows – The borrowers are required to deposit into a real estate tax reserve, on a monthly basis, 1/12th of the estimated annual real estate taxes (initially estimated at approximately $142,174).

Insurance Escrows – The borrowers are required to deposit into an insurance reserve, on a monthly basis, 1/12th of the amount which would be sufficient to pay the insurance premiums due for the renewal of coverage; provided, however, such insurance reserve is waived so long as the borrowers maintain a blanket policy meeting the requirements of the Twin Spans Business Park and Delaware River Industrial Park Whole Loan documents.

Replacement Reserve – During a Trigger Period (as defined below), the borrowers are required to deposit into a replacement reserve, on a monthly basis, an amount equal to approximately $18,167.

Rollover Reserve – During a Trigger Period, the borrowers are required to deposit into a TI/LC reserve, on a monthly basis, an amount equal to approximately $27,250.

Lockbox / Cash Management. The Twin Spans Business Park and Delaware River Industrial Park Whole Loan is structured with a springing lockbox and springing cash management. Upon the first occurrence of a Trigger Period, the borrowers will be required to cause all revenues relating to the Twin Spans Business Park and Delaware River Industrial Park Properties into a lender-controlled lockbox account within one business day of receipt. On each business day during the continuance of a Trigger Period, all amounts in the lockbox account are required to be remitted to a lender-controlled cash management account. On each business day that no Trigger Period is continuing, all funds in the lockbox account are required to be swept into a borrower-controlled operating account.

A “Trigger Period” means a period (A) commencing upon the occurrence of an event of default, and (B) expiring upon the cure the acceptance by lender (if applicable) of such event of default. Upon the occurrence of a Trigger Period, excess cash flow will be held in the cash management account.

Subordinate and Mezzanine Debt. None.

Partial Release. Provided that no event of default is continuing under the Twin Spans Business Park and Delaware River Industrial Park Whole Loan documents, at any time after earlier of (a) January 28, 2025, and (b) the date that is two years after the closing date of the securitization that includes the last note to be securitized, the borrowers may deliver defeasance collateral and obtain release of one or more individual Twin Spans Business Park and Delaware River Industrial Park Properties, in each case, provided that, among other conditions, (i) the borrowers defease the portion of the Twin Spans Business Park and Delaware River Industrial Park Whole Loan in an amount equal to the sum of (a) 110% of the allocated loan amount for the individual Twin Spans Business Park and Delaware River Industrial Park Property being released, plus (b) any applicable Partial Release Rebalancing Amount (as defined below), (ii) as of the date of notice of the partial release and the consummation of the partial release, after giving effect to the release, the debt service coverage ratio for the remaining Twin Spans Business Park and Delaware River Industrial Park Properties is greater than the greater of (a) 2.21x, and (b) the debt service coverage ratio for all of the then-remaining Twin Spans Business Park and Delaware River Industrial Park Properties (including the individual Twin Spans Business Park and Delaware River Industrial Park Property to be released) for the 12 months immediately preceding such release (“DSCR Test”), (iii) as of the date of notice of the partial release and the consummation of the partial release, after giving effect to the release, the loan-to-value ratio for all of the then-remaining Twin Spans Business Park and Delaware River Industrial Park Properties is no greater than the lesser of (a) 61.5%, and (b) the loan-to-value ratio for all then-remaining Twin Spans Business Park and Delaware River Industrial Park Properties (including the individual Twin Spans Business Park and Delaware River Industrial Park Property to be released) immediately preceding such release (“LTV Test”), (iv) as of the date of notice of the partial release and the consummation of the partial release, after giving effect to the release, the debt yield for the remaining Twin Spans Business Park and Delaware River Industrial Park Properties is no less than the greater of (a) 8.60% and (b) the debt yield for all of the then-remaining Mortgaged Properties (including the individual Mortgaged Property to be released) for the 12 months immediately preceding such release (“DY Test”), (v) in the event that any of the required DSCR Test, LTV Test, and/or DY Test requirements are not satisfied, and provided the other requirements for such release under the related Twin Spans Business Park and Delaware River Industrial Park Whole Loan documents are satisfied, the borrowers may satisfy such DSCR Test, LTV Test, and/or DY Test requirements by defeasing a portion of the Twin Spans Business Park and Delaware River Industrial Park Whole Loan equal to an amount that, when deducted from the then-outstanding principal balance, would result in a debt service coverage ratio, loan-to-value ratio, and debt yield that satisfies the DSCR Test, LTV Test, and DY Test requirements (such amount, the “Partial Release Rebalancing Amount”), (vi) the borrowers deliver, if requested by the lender, servicer or one or more rating agencies, a REMIC opinion, and (vii) the borrowers deliver a rating agency confirmation. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Partial Releases” in the Preliminary Prospectus.

Ground Lease. None.

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No. 5 – IPCC National Storage Portfolio XVI

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No. 5 – IPCC National Storage Portfolio XVI

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No. 5 – IPCC National Storage Portfolio XVI

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	KeyBank	Single Asset / Portfolio:	Portfolio
Original Principal Balance(1):	$57,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$57,000,000	Property Type - Subtype:	Self-Storage – Self-Storage
% of IPB:	5.5%	Net Rentable Area (SF):	1,133,018
Loan Purpose:	Acquisition	Location:	Various
Borrower:	Self-Storage Portfolio XVI DST	Year Built / Renovated:	Various / Various
Borrower Sponsor:	Inland Private Capital Corporation	Occupancy:	93.1%
Interest Rate:	3.62800%	Occupancy Date:	11/17/2021
Note Date:	12/16/2021	4th Most Recent NOI (As of)(3):	NAV
Maturity Date:	1/1/2032	3rd Most Recent NOI (As of)(3):	NAV
Interest-only Period:	120 months	2nd Most Recent NOI (As of)(4):	$7,887,456 (12/31/2020)
Original Term:	120 months	Most Recent NOI (As of)(4):	$9,583,737 (TTM 10/31/2021)
Original Amortization Term:	None	UW Economic Occupancy:	86.4%
Amortization Type:	Interest Only	UW Revenues:	$16,218,302
Call Protection:	L(25),YM1(92),O(3)	UW Expenses:	$6,202,684
Lockbox / Cash Management:	None / Springing	UW NOI:	$10,015,618
Additional Debt(1):	Yes	UW NCF:	$9,834,867
Additional Debt Balance(1):	$60,000,000	Appraised Value / Per SF(5):	$244,900,000 / $216
Additional Debt Type(1):	Pari Passu	Appraisal Date(6):	Various

Escrows and Reserves(2)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$103
Taxes:	$0	Springing	N/A	Maturity Date Loan / SF:	$103
Insurance:	$0	Springing	N/A	Cut-off Date LTV(5):	47.8%
Replacement Reserves:	$246,500	Springing	$246,500	Maturity Date LTV(5):	47.8%
Flood Insurance Reserve:	$486,615	$0	N/A	UW NCF DSCR:	2.29x
				UW NOI Debt Yield:	8.6%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan(1)	$117,000,000	46.4%	Purchase Price	$243,118,000	96.4%
Borrower Sponsor Equity	135,299,554	53.6	Trust Reserve(2)	5,974,400	2.4
			Closing Costs	2,474,039	1.0
			Upfront Reserves	733,115	0.3
Total Sources	$252,299,554	100.0%	Total Uses	$252,299,554	100.0%

(1)	The IPCC National Storage Portfolio XVI Mortgage Loan (as defined below) is part of a whole loan evidenced by five pari passu notes with an aggregate original principal balance of $117,000,000. The financial information presented in the charts above is based on the $117,000,000 IPCC National Storage Portfolio XVI Whole Loan (as defined below).

(2)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below. Additionally, under the terms of the master lease, described under “The Borrower” below, the borrower funded $5,974,400 at loan origination into a trust reserve account for the benefit of the borrower, which is collateral for the IPCC National Storage Portfolio XVI Whole Loan, but is not held with the lender and is separate from the $246,500 initial replacement reserve. Collectively, the initial replacement reserve and the trust reserve account will be used to pay for (i) repairs and replacements of the structure, foundation, roof, exterior walls, and parking lot improvements at the IPCC National Storage Portfolio XVI Properties (as defined below), (ii) leasing commissions, (iii) any environmental costs, (iv) any repairs identified in the property condition reports, (v) insurance deductibles and (vi) any other necessary property improvements.

(3)	4th Most Recent NOI and 3rd Most Recent NOI are not available due to the previous owner not providing upon the borrower’s acquisition of the IPCC National Storage Portfolio XVI Properties.

(4)	The increase from 2nd Most Recent NOI to Most Recent NOI is primarily due to a mixture of either increased occupancy or rental rate increases at certain IPCC National Storage Portfolio XVI Properties.

(5)	The Appraised Value reflects a portfolio premium of approximately 15.3% over the aggregate “as-is” value of the individual IPCC National Storage Portfolio XVI Properties. The sum of the values on an individual basis is $212,410,000, which represents a Cut-off Date LTV and Maturity Date LTV of 55.1%.

(6)	Appraisal Dates for the IPCC National Storage Portfolio XVI Properties range from November 4, 2021 to November 24, 2021.

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No. 5 – IPCC National Storage Portfolio XVI

The Loan. The IPCC National Storage Portfolio XVI mortgage loan is part of a whole loan evidenced by five pari passu promissory notes in the aggregate original principal amount of $117,000,000 (the “IPCC National Storage Portfolio XVI Whole Loan”), which is secured by a first priority fee mortgage encumbering 19 self-storage properties located in eight states (the “IPCC National Storage Portfolio XVI Properties”). The non-controlling Note A-2, Note A-3 and Note A-5 (collectively, the “IPCC National Storage Portfolio XVI Mortgage Loan”), with an aggregate original principal amount of $57,000,000, will be included in the BBCMS 2022-C15 securitization trust. The controlling Note A-1 and non-controlling Note A-4, with an aggregate original principal amount of $60,000,000, were contributed to the BMO 2022-C1 securitization trust. The IPCC National Storage Portfolio XVI Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BMO 2022-C1 securitization trust. Proceeds of the IPCC National Storage Portfolio XVI Whole Loan, along with approximately $135.3 million of borrower sponsor equity, were used to acquire the IPCC National Storage Portfolio XVI Properties, fund reserves and pay closing costs. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” in the Preliminary Prospectus. The IPCC National Storage Portfolio XVI Mortgage Loan has a 10-year term and is interest only for the entire term.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$50,000,000	$50,000,000	BMO 2022-C1	Yes
A-2	$30,000,000	$30,000,000	BBCMS 2022-C15	No
A-3	$20,000,000	$20,000,000	BBCMS 2022-C15	No
A-4	$10,000,000	$10,000,000	BMO 2022-C1	No
A-5	$7,000,000	$7,000,000	BBCMS 2022-C15	No
Total	$117,000,000	$117,000,000

The Properties. The IPCC National Storage Portfolio XVI Properties are comprised of 19 self-storage properties totaling 1,133,018 square feet within 9,046 storage units located in eight states. The top three states by allocated loan amount are Texas (six properties, 24.6% of allocated loan amount, 24.8% of UW NOI), California (three properties, 20.1% of allocated loan amount, 19.9% of UW NOI), and Alabama (two properties, 15.8% of allocated loan amount, 15.7% of UW NOI). The remaining five states are Pennsylvania, Maine, Maryland, Nevada, and South Carolina, none of which represent more than 13.7% of the allocated loan amount or more than 13.7% of the UW NOI. The IPCC National Storage Portfolio XVI Properties were built between 1954 and 2018. The IPCC National Storage Portfolio XVI Properties range in size from 30,350 to 128,046 SF and contain 251 to 1,055 units, with no individual property comprising more than 11.3% of the total net rentable area based on square footage or more than 11.7% of the total storage units.

The IPCC National Storage Portfolio XVI Properties contain a total of 9,046 self-storage units, of which 3,647 are climate controlled. The IPCC National Storage Portfolio XVI Properties also include 504 leasable parking spaces that are 83.5% leased as of November 17, 2021, as well as 38 commercial units totaling 29,629 square feet that are 92.1% occupied. Based on self-storage net rentable area, the IPCC National Storage Portfolio XVI Properties were 93.1% occupied as of November 17, 2021, with individual property occupancies ranging from 82.7% to 98.6%.

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No. 5 – IPCC National Storage Portfolio XVI

The following table presents certain information relating to the IPCC National Storage Portfolio XVI Properties:

Portfolio Summary
Property Name	Location	Allocated Whole Loan Amount (“ALA”)	% of ALA	Occupancy(1)	Year Built/ Renovated	Net Rentable Area (SF)(1)	Storage Units	Appraised Value(2)	% of UW NOI
Crestwood Boulevard	Irondale, AL	$13,162,213	11.2%	82.7%	1954/2021	128,046	1,055	$27,200,000	11.2%
Hallmark Drive	Sacramento, CA	10,347,573	8.8	95.5%	1974/NAP	72,706	623	$20,670,000	8.9
Gray Road	Falmouth, ME	7,668,757	6.6	93.2%	2015-2017/ NAP	65,125	415	$11,700,000	6.5
Marconi Avenue	Sacramento, CA	7,645,935	6.5	97.4%	1964/2014	51,739	400	$16,390,000	6.4
Ocean Gateway	Ocean City, MD	7,230,592	6.2	93.0%	1988, 1995, 1996, 1999, 2001/NAP	63,650	487	$11,620,000	6.2
Amity Road	Harrisburg, PA	7,032,044	6.0	95.0%	1972, 1990/ 2008	58,432	606	$12,750,000	6.0
Gladstell Road	Conroe, TX	6,819,129	5.8	89.4%	1997/NAP	66,575	546	$10,600,000	6.1
US Route One	Falmouth, ME	6,441,247	5.5	93.9%	2016-2018/ NAP	46,925	305	$9,650,000	5.5
Farm to Market 1093	Richmond, TX	6,432,578	5.5	95.2%	2002/NAP	74,606	508	$9,800,000	5.4
Meade Avenue	Las Vegas, NV	5,673,357	4.8	91.6%	1978/NAP	57,274	456	$13,080,000	4.9
Camp Horne	Pittsburgh, PA	5,672,416	4.8	97.2%	2003/NAP	52,194	445	$9,470,000	4.9
Hazel Avenue	Orangevale, CA	5,505,970	4.7	92.3%	1989/NAP	44,062	417	$11,820,000	4.6
Hoover Court	Birmingham, AL	5,300,941	4.5	92.2%	1959/2016	41,412	419	$9,140,000	4.6
Highway 6 North	Houston, TX	5,218,804	4.5	95.4%	1981/NAP	68,012	616	$8,600,000	4.5
Farm to Market 725	New Braunfels, TX	4,693,612	4.0	96.1%	1984, 1985, 1995, 1997, 2017/NAP	67,300	572	$7,700,000	4.1
Hidden Hill Road	Spartanburg, SC	3,316,260	2.8	94.6%	2003/2016	54,100	309	$5,320,000	2.8
Arndt Road	Pittsburgh, PA	3,269,512	2.8	93.7%	2007/2010	30,350	251	$6,050,000	2.8
East Rosedale Street	Fort Worth, TX	2,865,552	2.4	98.6%	1972/2015	41,935	272	$6,090,000	2.4
Grisham Drive	Rowlett, TX	2,703,508	2.3	96.8%	1981/NAP	48,575	344	$4,760,000	2.3
Total		$117,000,000	100.0%	93.1%		1,133,018	9,046	$244,900,000	100.0%
(1)	Occupancy and Net Rentable Area (SF) reflect storage units only, excluding parking spaces and commercial units and are based on the underwritten rent rolls dated November 17, 2021.

(2)	The Total Appraised Value reflects a portfolio premium of approximately 15.3% over the aggregate “as-is” value of the individual IPCC National Storage Portfolio XVI Properties. The sum of the values on an individual basis is $212,410,000.

The following table presents detailed information with respect to the unit mix of the IPCC National Storage Portfolio XVI Properties:

Unit Mix(1)
Unit Type	Square Feet	% of Total Square Feet	Occupancy (SF)	Units	% of Total Units	Occupancy (Units)
Non-Climate Controlled Storage Units	752,563	64.7%	93.6%	5,399	56.3%	93.4%
Climate Controlled Storage Units	380,456	32.7	92.3%	3,647	38.0	91.6%
Parking Units	N/A	N/A	N/A	504	5.3	83.5%
Commercial Units	29,629	2.5	92.1%	38	0.4	89.5%
Total / Wtd. Avg.	1,162,647	100.0%	93.1%	9,588	100.0%	92.2%
(1)	Non-Climate Controlled Storage Units and Climate Controlled Storage Units are based on the underwritten rent rolls dated November 17, 2021, and Parking Units and Commercial Units are based on the borrower’s rent rolls dated November 17, 2021.

COVID-19 Update. As of the date of this term sheet, the IPCC National Storage Portfolio XVI Whole Loan is not subject to any modification or forbearance request and is current on debt service. The borrower sponsor provided an accounts receivable report dated October 31, 2021, which showed approximately $29,813 (0.2% of underwritten base rent) more than 30 days delinquent.

Environmental. According to the Phase I environmental assessments dated December 6, 2021, there was no evidence of any recognized environmental conditions at the IPCC National Storage Portfolio XVI Properties.

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No. 5 – IPCC National Storage Portfolio XVI

Historical and Current Occupancy
2018(1)	2019(1)(2)	2020(2)	Current(3)
NAV	90.4%	91.2%	93.1%
(1)	2018 Historical Occupancy was not provided by the seller. 2019 Historical Occupancy excludes occupancy for seven of the IPCC National Storage Portfolio XVI Properties, which the seller did not provide.

(2)	Historical Occupancies are as of December 31 of each respective year and are based on self-storage square footage.

(3)	Current Occupancy is based on the underwritten rent rolls dated as of November 17, 2021 and based on self-storage square footage only.

Operating History and Underwritten Net Cash Flow
	2020	TTM(1)	Underwritten	Per Square Foot	%(2)
Rents in Place	$12,864,040	$14,639,949	$15,230,256	$13.44	90.8%
Vacant Income	2,449,469	0	1,539,707	1.36	9.2
Gross Potential Rent	$15,313,509	$14,639,949	$16,769,963	$14.80	100.0%
(Vacancy / Credit Loss)	(3,013,576)	(616,944)	(2,281,148)	(2.01)	(13.6)
Parking Income	304,044	341,633	516,861	0.46	3.1
Other Income(3)	790,752	875,399	1,212,626	1.07	7.2
Effective Gross Income(4)	$13,394,729	$15,240,038	$16,218,302	$14.31	96.7%

Total Expenses	$5,507,273	$5,656,301	$6,202,684	$5.47	38.2%

Net Operating Income	$7,887,456	$9,583,737	$10,015,618	$8.84	61.8%
Total TI / LC, Capex / RR	0	0	180,751	0.16	1.1
Net Cash Flow	$7,887,456	$9,583,737	$9,834,867	$8.68	60.6%
(1)	TTM reflects the trailing 12-month period ending October 31, 2021.

(2)	% column represents percent of Gross Potential Rent for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

(3)	Other Income includes merchandise sales, tenant insurance, late fees, administrative fees, and for Underwritten Other Income only, $279,816 of commercial unit income.

(4)	Effective Gross Income increased from 2020 to TTM primarily due to a mixture of either increased occupancy or rental rate increases at certain IPCC National Storage Portfolio XVI Properties.

The Market. The IPCC National Storage Portfolio XVI Properties are located across eight states and 11 different metropolitan statistical areas, with three IPCC National Storage Portfolio XVI Properties located within the Sacramento, California metropolitan area (20.1% of allocated loan amount, 19.9% of UW NOI), three within the Houston, Texas metropolitan area (15.8% of allocated loan amount, 16.0% of UW NOI), and two within the Birmingham, Alabama metropolitan area (15.8% of allocated loan amount, 15.7% of UW NOI).

According to the appraisals, as of the third quarter of 2021, the Sacramento self-storage market reported an average vacancy rate of 9.7%, with average monthly rents of $130.81 and $144.27 per unit for 10x10 foot non-climate controlled and climate controlled units, respectively. The Houston self-storage market reported an average vacancy rate of 12.5%, with average monthly rents of $85.69 and $135.23 per unit for 10x10 foot non-climate controlled and climate controlled units, respectively. The Birmingham self-storage market reported an average vacancy rate of 9.3%, with average monthly rents of $78.13 and $123.13 per unit for 10x10 foot non-climate controlled and climate controlled units, respectively. The portfolio appraisal concluded stabilized effective gross income of $14.99 per square foot for the IPCC National Storage Portfolio XVI Properties.

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No. 5 – IPCC National Storage Portfolio XVI

The following table presents certain 2021 demographic information for the IPCC National Storage Portfolio XVI Properties:

Demographics Summary(1)
Property Name	City, State	1-mile Population	3-mile Population	5-mile Population	1-mile Median Household Income	3-mile Median Household Income	5-mile Median Household Income
Crestwood Boulevard	Irondale, AL	2,882	36,557	86,757	$56,240	$46,358	$56,271
Hallmark Drive	Sacramento, CA	20,549	140,487	388,658	$40,486	$57,872	$62,076
Gray Road	Falmouth, ME	1,931	24,080	69,851	$131,309	$93,617	$78,452
Marconi Avenue	Sacramento, CA	16,367	132,095	379,411	$71,365	$60,748	$60,254
Ocean Gateway	Ocean City, MD	849	12,957	31,264	$104,076	$74,323	$73,979
Amity Road	Harrisburg, PA	12,794	93,043	188,107	$50,382	$47,803	$57,522
Gladstell Road	Conroe, TX	11,946	57,517	109,749	$46,918	$54,692	$72,291
US Route One	Falmouth, ME	2,408	9,111	35,842	$159,210	$151,677	$105,298
Farm to Market 1093	Richmond, TX	12,709	89,061	220,535	$130,184	$134,279	$126,523
Meade Avenue	Las Vegas, NV	39,520	187,429	484,795	$34,720	$43,084	$43,812
Camp Horne	Pittsburgh, PA	4,492	47,525	146,544	$79,005	$68,021	$69,031
Hazel Avenue	Orangevale, CA	14,308	94,717	256,485	$84,438	$85,247	$86,989
Hoover Court	Birmingham, AL	8,020	64,601	132,361	$64,308	$76,071	$83,099
Highway 6 North	Houston, TX	17,598	150,983	317,570	$69,761	$74,444	$77,185
Farm to Market 725	New Braunfels, TX	3,262	34,500	84,610	$73,510	$71,849	$71,094
Hidden Hill Road	Spartanburg, SC	5,913	43,205	82,780	$48,938	$53,042	$50,400
Arndt Road	Pittsburgh, PA	4,418	36,674	117,025	$135,810	$102,635	$82,927
East Rosedale Street	Fort Worth, TX	8,389	95,623	234,254	$40,956	$45,390	$52,962
Grisham Drive	Rowlett, TX	9,383	82,484	270,907	$90,495	$80,497	$74,776
(1)	Source: Third party market data provider.

The Borrower. The borrowing entity for the IPCC National Storage Portfolio XVI Whole Loan is Self-Storage Portfolio XVI DST, a Delaware statutory trust and special purpose entity with one independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the IPCC National Storage Portfolio XVI Whole Loan. The borrower has master leased the IPCC National Storage Portfolio XVI Properties to the master tenant, Self-Storage Portfolio XVI LeaseCo, L.L.C. (the “IPCC XVI Master Tenant”). The IPCC XVI Master Tenant is a Delaware limited liability company structured to be bankruptcy-remote and is ultimately owned by the guarantor. The master lease generally imposes responsibility on the IPCC XVI Master Tenant for the operation, maintenance and management of the IPCC National Storage Portfolio XVI Properties and payment of all expenses incurred in the maintenance and repair of the IPCC National Storage Portfolio XVI Properties, other than capital expenses. The IPCC XVI Master Tenant’s interest in all tenant rents was assigned directly to the lender. The master lease is subordinate to the IPCC National Storage Portfolio XVI Whole Loan and, upon an event of default under the IPCC National Storage Portfolio XVI Whole Loan documents, the lender has the right to cause the termination of the master lease. There is no income underwritten from the master lease as the IPCC National Storage Portfolio XVI Whole Loan was underwritten to the underlying property income.

The borrower may (i) convert to a different form of entity under Delaware law (a “Conversion Event”) or (ii) transfer one or more of the IPCC National Storage Portfolio XVI Properties to a new special purpose entity owned by the same beneficial owners as the borrower in substantially the same proportions as immediately prior to the transfer of the related mortgaged properties (a “Drop Down Contribution”). The lender may deliver a written notice (a “Conversion Notice”) to the borrower and the signatory trustee if one or more of the IPCC National Storage Portfolio XVI Properties is in jeopardy of being foreclosed upon due to an event of default, and the borrower is required to effect a Conversion Event or a Drop Down Contribution within 10 business days from its receipt of Conversion Notice, unless it delivers a tax opinion (a “Conversion Opinion”) outlining (i) that the borrower is able to remedy the default situation giving rise to the jeopardy of foreclosure or (ii) that effectuating a Conversion Event or Drop Down Contribution, in light of the circumstances, would not reasonably improve the ability of the borrower to remedy the default situation. If the borrower fails to remedy the default situation within 30 days of the lender’s receipt of the Conversion Opinion, then the borrower is required to effect a Conversion Event or Drop Down Contribution, as applicable. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Delaware Statutory Trusts” in the Preliminary Prospectus.

The Borrower Sponsor. The borrower sponsor and nonrecourse carve-out guarantor is Inland Private Capital Corporation (“IPCC”). As of December 31, 2020, IPCC has sponsored 266 1031-exchange private placement programs since its inception that have provided approximately $6.3 billion in equity and included 748 properties. According to the borrower sponsor, as of December 31, 2020, IPCC had $9.0 billion in assets under management.

Property Management. The IPCC National Storage Portfolio XVI Properties are managed by Devon Self Storage Holdings (US) LLC, which is not affiliated with the borrower.

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Escrows and Reserves. At origination, the borrower deposited into escrow $246,500 for replacement reserves and approximately $486,615 for deficiency in flood insurance coverage.

Tax Escrows – The borrower is required to deposit into a real estate tax reserve, on a monthly basis, 1/12th of the estimated annual real estate taxes for each respective property; provided, such monthly deposits will be waived for each applicable property so long as (i) no event of default exists, (ii) the borrower provides the lender, at least 10 days prior to the date on which such taxes are due, satisfactory evidence that all applicable taxes have been paid, and (iii) no DSCR Trigger Event (as defined below) has occurred.

Insurance Escrows – The borrower is required to deposit into an insurance reserve, on a monthly basis, 1/12th of estimated insurance premiums for each respective property; provided, such monthly deposits will be waived for each applicable property so long as (i) no event of default exists, (ii) no DSCR Trigger Event has occurred, and (iii) the borrower maintains a blanket insurance policy acceptable to the lender.

Replacement Reserves – The borrower is required to escrow approximately $20,514 for replacement reserves on a monthly basis if at any time the balance of the reserve falls below $246,500, until such time as the reserve is restored to $246,500.

Lockbox / Cash Management. The IPCC National Storage Portfolio XVI Whole Loan documents require springing cash management. Within five business days of the borrower’s receipt of the lender’s notice that a Cash Sweep Event (as defined below) has occurred, the borrower is required to establish and maintain a cash management account controlled by the lender and the borrower, IPCC XVI Master Tenant, or property manager are required to send direction letters to all tenants under commercial leases instructing them to deposit all rents directly into the cash management account. In addition, the borrower, IPCC XVI Master Tenant, property manager and asset manager are required to deposit all revenues otherwise received into the cash management account within two business days of receipt. During the continuance of a Cash Sweep Event, all sums on deposit in the cash management account are required to be applied and disbursed in accordance with the IPCC National Storage Portfolio XVI Whole Loan documents, and in each case in connection with a Cash Sweep Event caused by a DSCR Trigger Event, all excess cash will be held by the lender as additional collateral for the IPCC National Storage Portfolio XVI Whole Loan.

A “Cash Sweep Event” will commence upon: (i) the occurrence of an event of default under the IPCC National Storage Portfolio XVI Whole Loan documents and will continue until such event of default is cured or (ii) the date on which the debt service coverage ratio as calculated in the IPCC National Storage Portfolio XVI Whole Loan documents is less than 1.80x (a “DSCR Trigger Event”) and will continue until the debt service coverage ratio is at least 1.85x for two consecutive quarters.

Subordinate and Mezzanine Debt. None.

Partial Release. At any time after February 1, 2024, and prior to the IPCC National Storage Portfolio XVI Whole Loan maturity date, the borrower may obtain the release of any of the IPCC National Storage Portfolio XVI Properties, provided that, among other things, (i) no event of default has occurred and is continuing, (ii) the borrower prepays a portion of the IPCC National Storage Portfolio XVI Whole Loan equal to 120% of the allocated loan amount of the property being released, and if such property is released prior to October 2, 2031, the payment of a yield maintenance premium pursuant to the IPCC National Storage Portfolio XVI Whole Loan documents, (iii) the debt service coverage ratio for the remaining IPCC National Storage Portfolio XVI Properties following the release is no less than the greater of (x) the debt service coverage ratio for the 12 calendar months immediately preceding such release (provided, however, that for the purposes of this clause (x) the debt service coverage ratio will be deemed to be no greater than 2.30x) and (y) 2.15x, (iv) the debt yield for the remaining properties is no less than the greater of (x) the debt yield for the remaining IPCC National Storage Portfolio XVI Properties for the 12 calendar months immediately preceding such release (provided, however, that for the purposes of this clause (x) the debt yield will be deemed to be no greater than 8.55%) and (y) 8.20%, (v) the loan-to-value ratio for the remaining IPCC National Storage Portfolio XVI Properties is no greater than the lesser of (x) the loan-to-value ratio immediately preceding such release and (y) 50.0% (provided, however, that this clause (v) will not apply to the release of any individual property to the extent that, after giving effect to such release, the aggregate allocated loan amount of all the individual properties which have been released is less than 20% of the total original principal balance), and (vi) the release is permitted under REMIC requirements.

Ground Lease. None.

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Mortgage Loan Information		Property Information
Mortgage Loan Seller(1):	SMC, BMO	Single Asset / Portfolio:	Single Asset
Original Principal Balance(2):	$53,000,000	Title:	Fee
Cut-off Date Principal Balance(2):	$53,000,000	Property Type - Subtype:	Multifamily – Mid Rise
% of Pool by IPB:	5.1%	Net Rentable Area (Units)(5):	208
Loan Purpose:	Refinance	Location:	Brooklyn, NY
Borrower:	Flushing & Little Nassau LLC	Year Built / Renovated:	2021 / NAP
Borrower Sponsor:	Zelig Weiss	Occupancy(5):	63.0%
Interest Rate:	4.04500%	Occupancy Date:	2/1/2022
Note Date:	3/4/2022	4th Most Recent NOI (As of)(6):	NAV
Maturity Date:	3/6/2032	3rd Most Recent NOI (As of)(6):	NAV
Interest-only Period:	120 months	2nd Most Recent NOI (As of)(6):	NAV
Original Term:	120 months	Most Recent NOI (As of)(6):	NAV
Original Amortization:	None	UW Economic Occupancy:	96.5%
Amortization Type:	Interest Only	UW Revenues:	$9,311,924
Call Protection(3):	L(25),D(90),O(5)	UW Expenses:	$1,115,312
Lockbox / Cash Management:	Soft / In Place	UW NOI:	$8,196,612
Additional Debt(2):	Yes	UW NCF:	$8,089,322
Additional Debt Balance(2):	$52,000,000	Appraised Value / Per Unit:	$179,000,000 / $860,577
Additional Debt Type(2):	Pari Passu	Appraisal Date:	1/24/2022

Escrows and Reserves(4)				Financial Information(2)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Unit:	$504,808
Taxes:	$228,507	$76,169	N/A	Maturity Date Loan / Unit:	$504,808
Insurance:	$74,374	$11,145	N/A	Cut-off Date LTV:	58.7%
Replacement Reserves:	$0	$5,061	$182,196	Maturity Date LTV:	58.7%
TI/LC:	$0	$990	N/A	UW NCF DSCR:	1.88x
Afford Unit Earnout Reserve:	$11,000,000	$0	N/A	UW NOI Debt Yield:	7.8%
Free Rent Reserve:	$925,000	$0	N/A
Housing Declaration Reserve:	$308,000	$0	N/A
Deferred Maintenance:	$6,050	$0	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan	$105,000,000	100.0%	Payoff Existing Debt	$72,974,654	69.5%
			Return of Equity	17,949,369	17.1
			Upfront Reserves	12,541,930	11.9
			Closing Costs	1,534,046	1.5
Total Sources	$105,000,000	100.0%	Total Uses	$105,000,000	100.0%

(1)	The Rose Castle Apartments Whole Loan (as defined below) was co-originated by Starwood Mortgage Capital LLC (“SMC”) and Bank of Montreal (“BMO”). SMC will contribute the Note A-1 with an outstanding principal balance of $500,000 and BMO will contribute Notes A-2, A-4, A-6, A-8 and A-10 with an aggregate outstanding principal balance of $52.5 million to the BBCMS 2022-C15 securitization.

(2)	The Rose Castle Apartments Mortgage Loan (as defined below) is part of a whole loan evidenced by 10 pari passu notes with an aggregate original principal balance of $105.0 million (the “Rose Castle Apartments Whole Loan”). The financial information presented in the chart above reflects the Cut-off Date balance of the $105.0 million Rose Castle Apartments Whole Loan.

(3)	The lockout period will be at least 25 payments beginning with and including the first payment date of April 6, 2022. Defeasance of the full $105.0 million Rose Castle Apartments Whole Loan is permitted after the date that is the earlier to occur of (i) two years from the closing date of the securitization that includes the last note to be securitized and (ii) March 4, 2025.

(4)	For a full description of Escrows and Reserves, see “Escrows and Reserves” below.

(5)	The Rose Castle Apartments Property consists of 131 market rate units, 77 affordable units, 45,000 square feet of retail space leased to Chestnut Supermarket, 13,200 square feet of additional commercial suites and 126 covered parking spaces. Most Recent Occupancy reflects the occupancy of the multifamily component of the Rose Castle Apartments Property, of which the market rate units are 100% leased, while the 77 affordable units (all of which count towards the 30% affordable threshold required under a 421-a tax abatement which has been applied for with respect to the Rose Castle Apartments Property) are expected to lease up in the coming months. With the affordable housing lottery having closed as of February 17, 2022, the placement of the 59 one- and two-bedroom affordable units by the New York City Housing Authority (“NYCHA”) is expected to take place in April 2022. The affordable studio units are expected to be leased directly by the NYCHA, are not subject to the affordable housing lottery and the NYCHA is required to pay rents directly to the Rose Castle Apartments Property owner for such units. Additionally, the studio units but not the other affordable housing units are leased at a premium to the other affordable units by the NYCHA at its determined fair market rent. At closing, the borrower was required to deposit $11,000,000 into an affordable unit earnout reserve, which will be tied to the occupancy of the 77 affordable units. Additionally, the borrower sponsor has

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guaranteed a 15-year master lease for approximately $2.03 million of rent attributable to the 77 affordable units, which master leased space will be reduced as true, third-party tenants are placed by the NYCHA.

(6)	Historical financial information is not available as the Rose Castle Apartments Property came online in late 2021.

The Loan. The Rose Castle Apartments Whole Loan is secured by a first mortgage lien on the borrower’s fee interest in a recently developed mid-rise multifamily property located in Brooklyn, New York (the “Rose Castle Apartments Property”). The Rose Castle Apartments Whole Loan was co-originated by Starwood Mortgage Capital LLC and Bank of Montreal. The Rose Castle Apartments Whole Loan has an outstanding principal balance as of the Cut-off Date of approximately $105.0 million and is comprised of 10 pari passu notes. The controlling Note A-1, along with the non-controlling Notes A-2, A-4, A-6, A-8 and A-10, with an aggregate original principal balance of $53.0 million, will be included in the BBCMS 2022-C15 securitization trust (the “Rose Castle Apartments Mortgage Loan”). The Rose Castle Apartments Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BBCMS 2022-C15 securitization trust. The remaining notes are expected to be contributed to MSC 2022-L8, which is anticipated to settle April 7, 2022. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “The Pooling and Servicing Agreement” in the Preliminary Prospectus. The Rose Castle Apartments Whole Loan has a 10-year term and is interest only for the entire loan term.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$500,000	$500,000	BBCMS 2022-C15	Yes
A-2	$40,000,000	$40,000,000	BBCMS 2022-C15	No
A-3	$25,000,000	$25,000,000	MSC 2022-L8(1)	No
A-4	$10,000,000	$10,000,000	BBCMS 2022-C15	No
A-5	$25,000,000	$25,000,000	MSC 2022-L8(1)	No
A-6	$1,500,000	$1,500,000	BBCMS 2022-C15	No
A-7	$1,500,000	$1,500,000	MSC 2022-L8(1)	No
A-8	$500,000	$500,000	BBCMS 2022-C15	No
A-9	$500,000	$500,000	MSC 2022-L8(1)	No
A-10	$500,000	$500,000	BBCMS 2022-C15	No
Total	$105,000,000	$105,000,000
(1)	MSC 2022-L8 is anticipated to settle on April 7, 2022.

The Property. The Rose Castle Apartments Property is a 208-unit, eight- and nine-story multifamily complex, located at 380 Flushing Avenue & 33 Little Nassau Street in the Bedford-Stuyvesant neighborhood of Brooklyn, New York. The Rose Castle Apartments Property was recently developed by the borrower sponsor and features a mix of studio, one-, two- and three-bedroom residential units, along with 58,200 square feet of commercial space, of which 45,000 square feet is leased to a local grocer, and 126 covered parking spaces. Rents from the commercial portion of the Rose Castle Apartments Property constitute 27.4% of the underwritten gross potential rent. The ground floor and basement commercial space is majority-leased to Chestnut Supermarket. Chestnut Supermarket signed a lease for 45,000 square feet for an approximately 10-year term with no termination options that expires in September 2032. Chestnut Supermarket is contracted to pay $41.11 per square feet, which is in line with the appraisal’s market rent. Chestnut Supermarket is a high-end, full-service kosher grocery store. Chestnut Supermarket has taken possession of its leased space, is currently completing buildout and anticipates opening for business in April 2022. Additionally, Chestnut Supermarket is in a six-month free rent period until September 2022 and the Rose Castle Apartments Whole Loan is full recourse up to the amount of $24,000,000 to the borrower sponsor until such time that Chestnut Supermarket has opened for business and paid rent for 90 days. The Rose Castle Apartments Property’s units feature stone countertops, hardwood floors, high-end cabinets and stainless steel appliances. Building amenities include a garage, tenant storage, bike storage, laundry room and a recreation room.

The Rose Castle Apartments Property has applied for a 35-year 421-a tax exemption under which 30% of units are required to be leased under the affordable housing guidelines determined by New York City Housing Department of Preservation & Development (“HPD”). Until such time that such 421-a tax exemption has been formally approved by New York City and is in full force and effect, the Rose Castle Apartments Whole Loan is full recourse to the borrower sponsor. For years one through 25 of such exemption, 100% of the projected assessed value of the Rose Castle Apartments Property improvements on the tax lot is exempt from real estate taxes. The exemption falls to 30% in years 26 through 35. Taxes were underwritten to a 10-year average over the loan term (assuming the exemption was obtained) and equate to $10,982 versus the appraisal’s estimated full tax liability of $2,049,460.

The Rose Castle Apartments Property consists of 131 market rate apartments, 77 affordable apartments, 45,000 square feet of retail space leased to the Chestnut Supermarket, 13,200 square feet of additional commercial suites, and 126 covered parking spaces. As it relates to the multifamily units, 100% of the market rate apartments were leased as of February 1, 2022, while the 77 affordable units (all of which count towards the 30% affordable threshold required under a 421-a tax abatement which has been applied for with respect to the Rose Castle Apartments Property) are expected to lease up in the coming months. With the affordable housing lottery having closed as of February 17, 2022, the placement of the 59 one and two-bedroom affordable units by the NYCHA is expected to take place in April 2022. The affordable studio units are expected to be leased directly by the NYCHA, are not subject to the affordable housing lottery and

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the NYCHA is required to pay rents directly to the Rose Castle Apartments Property owner for such units. Additionally, the studio units but not the other affordable housing units are leased at a premium to the other affordable units by the NYCHA at their determined fair market rent. At closing, the borrower was required to deposit $11,000,000 in an affordable unit earnout reserve, which will be tied to the occupancy of the 77 affordable units. Additionally, the borrower sponsor has guaranteed a 15-year master lease for approximately $2.03 million of rent attributable to the 77 affordable units, which master leased space will be reduced as true, third-party tenants are placed by the NYCHA.

The 58,200 square feet of commercial space at the Rose Castle Apartments Property was 97.9% leased as of March 3, 2022. Additionally, the Rose Castle Apartments Property offers a below-grade parking garage with street level access. The garage contains 126 spaces that will be offered primarily to the multifamily and commercial tenants. The borrower sponsor is currently in the process of leasing up these spaces and as such, has signed a 15-year guaranteed master lease for an annual rent of $529,200. The related master lease is required to remain in effect until (i) the third-party parking leases are in-place and paying rent or (ii) upon receipt of satisfactory evidence that after giving effect to the termination of the related parking master lease, the Rose Castle Apartments Whole Loan has a 7.5% or greater debt yield. The borrower sponsor anticipates parking income of $350 per space on a monthly basis which is in line with the appraisal’s market rent conclusion.

The following table presents detailed information with respect to the market rate units at the Rose Castle Apartments Property:

Market Rate Unit Summary
Unit Type	No. of Units(1)	% of Total	Average Unit Size (SF)(1)	Average Monthly Rental Rate(1)	Average Monthly Rental Rate per SF(1)	Average Monthly Market Rental Rate(2)	Average Monthly Market Rental Rate per SF(2)
1 BR / 1 BA	18	13.7%	561	$2,870	$5.12	$3,024	$5.73
2 BR / 1 BA	67	51.1	723	$2,835	$3.92	$3,579	$5.30
3 BR / 1 BA	29	22.1	877	$2,843	$3.24	$4,054	$4.64
3 BR / 2 BA	16	12.2	975	$3,350	$3.43	$4,678	$4.52
3 BR / 3 BA	1	0.8	1,797	$5,500	$3.06	$5,850	$3.26
Total/Wtd. Avg.	131	100.0%	774	$2,925	$3.78	$3,760	$5.10
(1)	Based on the borrower rent roll dated February 1, 2022.

(2)	Source: Appraisal.

The following table presents detailed information with respect to the affordable units at the Rose Castle Apartments Property:

Affordable Unit Summary
Unit Type	No. of Units(1)	% of Total	Average Unit Size (SF)(1)	Projected Monthly Rental Rate(1)	Projected Monthly Rental Rate per SF(1)	Average Monthly Market Rental Rate(2)(3)	Average Monthly Market Rental Rate per SF(2)(3)
Studio(4)	18	23.4%	364	$2,355	$6.48	$2,263	$6.22
1 BR / 1 BA	20	26.0	504	$1,867	$3.70	$2,838	$5.63
2 BR / 1 BA	39	50.6	689	$2,286	$3.32	$3,397	$4.93
Total/Wtd. Avg.	77	100.0%	565	$2,193	$3.88	$2,987	$5.41
(1)	Based on the borrower rent roll dated February 1, 2022 and sponsor projections.

(2)	Source: Appraisal.

(3)	Represents rents that are charged under affordable housing regulations for households earning 130% of area median income as projected in the appraisal.

(4)	The 18 affordable studio units are required to be leased by the NYCHA, which will place eligible low-income tenants directly through HPD. Under this program, the NYCHA is required to pay rents directly to the Rose Castle Apartments Property owner. Additionally, these units (a) qualify as affordable housing towards the 30% affordable threshold required under the applied-for 421-a tax abatement and (b) are leased at a premium to the other affordable units by the NYCHA at its determined fair market rent.

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Historical and Current Occupancy(1)
2017	2018	2019	Current(2)
NAP	NAP	NAP	63.0%
(1)	Historical occupancy is not available as the Rose Castle Apartments Property was completed in 2021.

(2)	Current Occupancy is as of February 1, 2022. Current Occupancy reflects the occupancy of the multifamily component of the Rose Castle Apartments Property, of which the market rate units are 100% leased, while the 77 affordable units are expected to lease up in the coming months.

Operating History and Underwritten Net Cash Flow(1)
	Underwritten	Per Unit	%(2)
Gross Potential Rent - Multifamily	$6,608,268	$31,771	72.6%
Gross Potential Rent - Commercial	2,497,640	12,008	27.4
Gross Potential Rent	$9,105,908	$43,778	100.0%
Total Reimbursements	0	0	0.0
Net Rental Income	$9,105,908	$43,778	100.0%
(Vacancy/Credit Loss)	(323,184)	(1,554)	(3.5)
Other Income(3)	529,200	2,544	5.8
Effective Gross Income	$9,311,924	$44,769	102.3%

Total Expenses	$1,115,312	$5,362	12.0%

Net Operating Income	$8,196,612	$39,407	88.0%

Replacement Reserves	60,730	292	0.7
TI/LC	46,560	224	0.5
Net Cash Flow	$8,089,322	$38,891	86.9%
(1)	The Rose Castle Apartments Property was completed in 2021 and historical financial and occupancy information is not available.

(2)	% column represents percentage of Net Rental Income for all revenue lines and represents percentage of Effective Gross Income for the remaining fields.

(3)	Other Income is comprised of projected parking income.

COVID-19 Update. As of the date of this term sheet, the Rose Castle Apartments Property is not subject to any modification or forbearance requests. The first payment date of the Rose Castle Apartments Whole Loan is April 6, 2022. The borrower has indicated no tenant deferments were requested or granted, nor were there any lease modification requests as of March 6, 2022.

Environmental. According to a Phase I environmental assessment dated January 25, 2022, there was no evidence of any recognized environmental concerns at the Rose Castle Apartments Property. The Phase I environmental assessment, however, did acknowledge historical environmental concerns at the Rose Castle Apartments Property. See “Description of the Mortgage Pool—Environmental Considerations” and “Risk Factors—Risks Relating to the Mortgage Loans—Adverse Environmental Conditions at or Near Mortgaged Properties May Result In Losses” in the Preliminary Prospectus.

The Market. The Rose Castle Apartments Property is located in the Bedford-Stuyvesant neighborhood of Brooklyn, New York. According to the appraisal, the Rose Castle Apartments Property is located in the Bushwick multifamily submarket. According to the appraisal, the Bushwick multifamily submarket has a vacancy rate of approximately 3.3% and average asking rents of $2,520 per unit as of the third quarter of 2021. Within a one-, three- and five-mile radius of the Rose Castle Apartments Property, the estimated 2022 population is 187,541, 1,332,990 and 3,005,094, respectively. Within the same radii, the estimated 2022 average annual household income is $111,467, $143,965 and $147,015, respectively.

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The following table presents certain information relating to comparable multifamily rental properties to the Rose Castle Apartments Property:

Comparable Rental Summary
Property Address	Year Built	Occupancy	# Units	Unit Mix	Average SF per Unit	Average Rent per SF	Average Rent per Unit
Rose Castle Apartments(1) 380 Flushing Avenue and 33 Little Nassau Street Brooklyn, NY	2021	63.0%	208	Studio (Affordable) 1BR / 1BA (Affordable) 1BR / 1BA 2BR / 1BA (Affordable) 2BR / 1BA 3BR / 1BA 3BR / 2BA 3BR / 3BA	364 504 561 689 723 877 975 1,797	$6.48 $3.70 $5.11 $3.32 $3.92 $3.24 $3.43 $3.06	$2,355 $1,867 $2,870 $2,286 $2,835 $2,843 $3,350 $5,500
180 Franklin Avenue 180 Franklin Avenue Brooklyn, NY	2016	96.0%	108	Studio 1BR / 1BA 2BR / 1BA	350 500 700	$6.00 $5.76 $5.00	$2,100 $2,879 $3,500
The Dean 1040 Dean Street Brooklyn, NY	2015	100.0%	121	Studio 1BR / 1BA 2BR / 1BA 3BR / 1BA	420 550 691 900	$6.79 $6.36 $6.37 $6.00	$2,850 $3,500 $4,400 $5,400
550 Vanderbilt Avenue 550 Vanderbilt Avenue Brooklyn, NY	2017	100.0%	211	Studio 1BR / 1BA 2BR / 1BA 3BR / 1BA 3BR / 2BA	465 694 875 1,200 2,412	$6.02 $5.19 $5.51 $4.88 $3.32	$2,800 $3,600 $4,820 $5,850 $8,000
The Rheingold 10 Montieth Street Brooklyn, NY	2018	80.0%	500	Studio 1BR / 1BA 1BR / 1BA 2BR / 1BA 2BR / 1BA	475 500 625 650 800	$5.23 $6.40 $5.36 $5.38 $5.00	$2,486 $3,200 $3,350 $3,500 $4,002
1097 Bedford Avenue 1097 Bedford Avenue Brooklyn, NY	2018	98.0%	48	Studio 1BR / 1BA 2BR / 1BA 3BR / 1BA	475 650 900 1,100	$5.47 $4.85 $4.61 $4.55	$2,600 $3,150 $4,150 $5,000
555 Waverly Avenue 555 Waverly Avenue Brooklyn, NY	2019	98.0%	152	Studio 1BR / 1BA 2BR / 1BA 3BR / 1BA	500 625 950 1,025	$5.35 $4.96 $4.42 $4.80	$2,675 $3,100 $4,200 $4,925
16 Charles Place/54 Troutman Street 16 Charles Place/54 Troutman Street Brooklyn, NY	2017	100.0%	46	1BR / 1BA 2BR / 1BA 3BR / 1BA	625 775 1,125	$4.32 $3.81 $3.11	$2,700 $2,950 $3,500
490 Myrtle Avenue 490 Myrtle Avenue Brooklyn, NY	2013	98.0%	93	3BR / 1BA	1,200	$3.75	$4,500
531 Myrtle Avenue 100 Steuben Street Brooklyn, NY	2015	98.0%	43	3BR / 2BA	1,250	$3.44	$4,300

Source: Appraisal, unless otherwise indicated. Comparables include a mix of affordable and market rate units.

(1)	Based on the borrower rent roll dated February 1, 2022.

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The following table presents certain information relating to comparable anchor leases for the retail portion of the Rose Castle Apartments Property:

Comparable Anchor Leases Summary
Property Name/Location	Year Built	Total NRA (SF)	Distance from Subject	Tenant Name	Lease Date/Term (Mos.)	Lease Area (SF)	Annual Base Rent PSF	Lease Type
Rose Castle Apartments 380 Flushing Avenue and 33 Little Nassau Street Brooklyn, NY	2021	45,000	-	Chestnut Supermarket	Mar. 2022 / 126.9	45,000	$41.11	Mod. Gross
1101-1123 Myrtle Avenue 1101-1123 Myrtle Avenue Brooklyn, NY	NAV	NAV	1.4 miles	Shop Fair Supermarket	Jun. 2021 / 120	25,000	$50.00	Mod. Gross
479-497 Flatbush Avenue 479-497 Flatbush Avenue Brooklyn, NY	NAV	NAV	3.0 miles	Workshop Middle School	Dec. 2020 / 120	11,000	$45.00	Mod. Gross
46 Cook Street 46 Cook Street Brooklyn, NY	NAV	NAV	1.1 miles	Medly Pharmacy	Oct. 2020 / 60	37,900	$45.00	Mod. Gross
1584 Flatbush Avenue 1584 Flatbush Avenue Brooklyn, NY	NAV	NAV	4.9 miles	Super Fresh Market and Feel Beauty Inc.	Sep. 2020 / 240	16,500	$59.00	Mod. Gross
8973 Bay Parkway 8973 Bay Parkway Brooklyn, NY	NAV	NAV	12.4 miles	Target	Apr. 2019 / 180	46,000	$42.67	NNN

Source: Appraisal, except for the Rose Castle Apartments Property, for which information is based on the underwritten commercial rent roll dated March 3, 2022.

The following table presents certain information relating to comparable office leases for the office portion of the Rose Castle Apartments Property:

Comparable Commercial Leases Summary
Property Name/Location	Year Built / Renovated	Total NRA (SF)	Distance from Subject	Tenant Name	Lease Date/Term (Mos.)	Lease Area (SF)	Annual Base Rent PSF	Lease Type
Rose Castle Apartments 380 Flushing Avenue & 33 Little Nassau Street Brooklyn, NY	2021 / NAP	13,200(1)	-	-	-	-	$48.95(1)	Mod. Gross
639 Flushing Avenue 639 Flushing Avenue Brooklyn, NY	NAV	NAV	0.6 miles	Office	Jan. 2022 / 60	2,720	$32.00	Mod. Gross
99-101 Walworth Street 99-101 Walworth Street Brooklyn, NY	NAV	NAV	0.6 miles	Office/Retail	Jun. 2021 / 60	2,000	$40.00	Mod. Gross
500 DeKalb Avenue 500 DeKalb Avenue Brooklyn, NY	NAV	NAV	0.9 miles	Office	Apr. 2021 / 60	7,080	$45.00	Mod. Gross
37 Washington Avenue 37 Washington Avenue Brooklyn, NY	NAV	NAV	0.5 miles	Miz-Mooz	Dec. 2020 / 60	5,100	$32.00	Mod. Gross

Source: Appraisal, except for the Rose Castle Apartments Property, which information is based on the underwritten commercial rent roll dated March 3, 2022.

(1)	Annual Base Rent PSF represents the weighted average annual commercial base rent at the Rose Castle Apartments Property excluding Chestnut Supermarket.

The Borrower. The borrower is Flushing & Little Nassau LLC, a Delaware limited liability company and special purpose entity with two independent directors. A non-consolidation opinion was provided in connection with the origination of the Rose Castle Apartments Whole Loan.

The Borrower Sponsor. The borrower sponsor and guarantor is Zelig Weiss. Zelig Weiss specializes in the development and management of hotels and mixed-use properties throughout Brooklyn, New York. The borrower sponsor acquired the land in 2014 and developed the Rose Castle Apartments Property for a total cost basis of approximately $137.9 million inclusive of closing costs and reserves in connection with the Rose Castle Apartments Mortgage Loan. The borrower sponsor is currently involved in litigation.

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“Description of the Mortgage Pool—Loan Purpose; Default History; Bankruptcy Issues and Other Proceedings” in the Preliminary Prospectus.

Property Management. The Rose Castle Apartments Property is managed by RC Management NY LLC, an affiliate of the borrower.

Escrows and Reserves. At origination, the borrower deposited into escrow approximately $228,507 for real estate taxes, approximately $74,374 for insurance premiums, $11,000,000 for an affordable unit earnout reserve, $925,000 for a free rent reserve related to Chestnut Supermarket, $308,000 for a housing declaration reserve and $6,050 for deferred maintenance.

Tax Escrows – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated tax payments, which currently equates to $76,169. Upon commencement of the expected tax abatements, the tax reserve will be adjusted to the billed tax amount.

Insurance Escrows – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated insurance payments, which currently equates to approximately $11,145.

Replacement Reserves – On a monthly basis, the borrower is required to escrow $5,061 for replacement reserves subject to a cap of $182,196.

TI/LC Reserves – On a monthly basis, the borrower is required to escrow $990 for tenant improvement and leasing commission reserves, except as described below. During a Major Tenant Trigger Event (as defined below), the borrower is required to reserve monthly $3,880 for tenant improvements and leasing commissions.

Affordable Unit Earnout Reserve - The Rose Castle Apartments Whole Loan is structured with a reserve equal to $11,000,000 in connection with the leasing of the affordable units at the Rose Castle Apartments Property. Such funds may be released to the borrower in $2,750,000 increments at such time that for each increment (x) at least (i) 25%, (ii) 50%, (iii) 75% and (iv) 100% of the 77 affordable units have taken occupancy and (y) no Rose Castle Apartments Sweep Event Period (as defined below) is ongoing.

Housing Declaration Reserve - The Rose Castle Apartments Whole Loan is structured with a reserve equal to $308,000 in connection with the amount owed by the borrower to the NYC Housing Development Corporation immediately prior to the HPD’s issuance of a completion notice and certificate of completion.

Lockbox / Cash Management. The Rose Castle Apartments Whole Loan is structured with a soft lockbox and in-place cash management. The borrower established a lockbox account and the borrower or property manager, as applicable, is required to pay all rents directly into the lockbox account and all funds on deposit are swept daily to a cash management account described herein. Upon the occurrence and during the continuance of a Rose Castle Apartments Sweep Event Period, the borrower is required to direct all non-residential tenants to pay rents directly to the lockbox account. All funds in the lockbox account are required to be swept daily to the aforementioned cash management account under the control of the lender to be applied and disbursed in accordance with the Rose Castle Apartments Whole Loan documents, and, provided no event of default exists, all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the Rose Castle Apartments Whole Loan documents are required to be held by the lender in an excess cash flow reserve account as additional collateral for the Rose Castle Apartments Whole Loan. To the extent that no Rose Castle Apartments Sweep Event Period is continuing, all excess cash flow funds are required to be disbursed to the borrower.

A “Rose Castle Apartments Sweep Event Period” will commence upon the earliest of the following: (i) the occurrence of an event of default under the Rose Castle Apartments Whole Loan documents; (ii) the date on which the debt service coverage ratio based on the trailing 12-month period (other than income, which will be calculated on the trailing six-month period annualized and as calculated in the loan documents) is less than 1.40x (a “Low DSCR Trigger Event”); or (iii) the occurrence of a Major Tenant Trigger Event (as defined below). Notwithstanding the foregoing, the Low DSCR Trigger Event will be suspended until the earlier of (i) three months after the affordable units have been fully placed by the NYCHA or (ii) March 6, 2023.

A Rose Castle Apartments Sweep Event Period will end: (a) with regard to clause (i), upon the cure of such event of default and the lender’s acceptance of such cure in its sole and absolute discretion; (b) with regard to clause (ii), upon the debt service coverage ratio based on the trailing 12-month period (other than income, which will be calculated on the trailing six-month period annualized and as calculated in the loan documents) being at least 1.45x for at least two consecutive calendar quarters; and (c) with regard to clause (iii), the Major Tenant Trigger Event is cured in accordance with the Rose Castle Apartments Whole Loan documents.

A “Major Tenant Trigger Event” commences if Chestnut Supermarket or an approved replacement tenant (a “Major Tenant”) (i) fails to renew its lease for at least five years on or before the date that is 12 months prior to its lease expiration, (ii) defaults under its lease, (iii) on or after the earlier of (a) the date on which the Chestnut Supermarket initially opens for business or (b) March 6, 2023, goes dark or otherwise ceases operations in its leased space, (iv) sublets any or all of its leased space pursuant to subleases that have not been consented to by the lender in writing, (v) vacates or gives notice to vacate its leased space, (vi) terminates or gives notice to terminate its lease or (vii) becomes a debtor in any bankruptcy or other insolvency proceeding. Notwithstanding the foregoing, so long as the debt service coverage ratio (based on the trailing 12 calendar months, as calculated by the lender without including any rent or other income

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related to any Major Tenant or any Major Tenant lease) is equal to or greater than 1.80x, no Major Tenant Trigger Event will be deemed to have occurred and any existing Major Tenant Trigger Event will end.

A Major Tenant Trigger Event will terminate: with regard to clause (ii), upon the Major Tenant curing such default, with regard to clause (iii), upon the Major Tenant resuming ordinary business operations in the entirety of the leased space for at least two consecutive calendar quarters, with regard to clause (iv), there has been a termination of any sublease of the leased space and the applicable Major Tenant is in possession of all of the applicable leased space pursuant to the terms of its lease, with regard to clauses (v) and (vi), upon the written rescission of such Major Tenant’s notice to vacate or terminate, with regard to clause (vii), if the lease for the Major Tenant is assumed or affirmed in such proceeding and the Major Tenant, among other things, is discharged from bankruptcy such that no proceedings are ongoing, and with regard to clauses (i) through (vii) above, upon (w) the full execution and delivery to the lender of an approved lease extension (solely with regard to clause (i) above) or one or more approved replacement leases for a term of at least five years with respect to the entirety of the Major Tenant’s leased space, (x) delivery of satisfactory estoppels from the Major Tenant or approved replacement tenant(s), (y) delivery of evidence satisfactory to the lender that all tenant improvements and leasing commissions related to the re-leasing of the Major Tenant space for which the borrower is responsible have been paid and (z) such Major Tenant is in occupancy of its premises, open for business and is then paying full unabated rent pursuant to the terms of its lease.

Subordinate and Mezzanine Debt. None.

Partial Release. Not permitted.

Ground Lease. None.

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Mortgage Loan Information		Property Information
Mortgage Loan Seller:	BMO	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$50,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$50,000,000	Property Type – Subtype:	Office – CBD
% of IPB:	4.8%	Net Rentable Area (SF):	337,543
Loan Purpose:	Refinance	Location:	Newark, NJ
Borrower:	TRF Urban Renewal Property Corp.	Year Built / Renovated:	2014 / NAP
Borrower Sponsor:	Arch Street Capital Advisors	Occupancy:	100.0%
Interest Rate:	4.26000%	Occupancy Date:	12/8/2021
Note Date:	12/8/2021	4th Most Recent NOI (As of):	$10,128,998 (12/31/2018)
Maturity Date:	1/6/2032	3rd Most Recent NOI (As of):	$10,342,514 (12/31/2019)
Interest-only Period:	120 months	2nd Most Recent NOI (As of):	$10,513,398 (12/31/2020)
Original Term:	120 months	Most Recent NOI (As of):	$10,645,261 (TTM 9/30/2021)
Original Amortization Term:	None	UW Economic Occupancy:	95.0%
Amortization Type:	Interest Only	UW Revenues:	$13,859,362
Call Protection(2):	L(27),D(88),O(5)	UW Expenses:	$3,558,666
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$10,300,695
Additional Debt(1):	Yes	UW NCF:	$9,726,872
Additional Debt Balance(1):	$60,000,000	Appraised Value / Per SF:	$182,200,000 / $540
Additional Debt Type(1):	Pari Passu	Appraisal Date:	11/12/2021

Escrows and Reserves				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$326
Taxes:	$0	$0	N/A	Maturity Date Loan / SF:	$326
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	60.4%
Replacement Reserves:	$0	$5,626	$135,017	Maturity Date LTV:	60.4%
TI / LC:	$0	$42,193	N/A	UW NCF DSCR:	2.05x
Other:	$0	$0	N/A	UW NOI Debt Yield:	9.4%

Sources and Uses
Sources	Proceeds		% of Total	Uses	Proceeds	% of Total
Whole Loan	$110,000,000		100.0%	Payoff Existing Debt	$107,720,166	97.9%
				Closing Costs	1,863,929	1.7
				Principal Equity Distribution	415,906	0.4
Total Sources	$110,000,000		100.0%	Total Uses	$110,000,000	100.0%

(1)	The 2 Riverfront Plaza Mortgage Loan (as defined below) is part of the 2 Riverfront Plaza Whole Loan (as defined below) evidenced by five pari passu notes with an aggregate original principal balance of $110,000,000. The financial information presented in the chart above reflects the 2 Riverfront Plaza Whole Loan. For additional information, see “The Loan” below.

(2)	The defeasance lockout period, with respect to a defeasance of the 2 Riverfront Plaza Whole Loan, will be at least 27 payment dates beginning with and including the first payment date on February 6, 2022. Defeasance of the full $110,000,000 2 Riverfront Plaza Whole Loan is permitted after the date that is earlier of (i) two years from the closing date of the securitization that includes the last note to be securitized and (ii) December 8, 2024.

The Loan. The seventh largest mortgage loan (the “2 Riverfront Plaza Mortgage Loan”) is part of a whole loan (the “2 Riverfront Plaza Whole Loan”) that is evidenced by five pari passu promissory notes in the aggregate original principal amount of $110,000,000. The 2 Riverfront Plaza Whole Loan was originated on December 8, 2021, by Bank of Montreal (“BMO”). The 2 Riverfront Plaza Whole Loan is secured by a first priority mortgage on the borrower’s fee simple interest in a 337,543 square foot, 12-story office building located in Newark, New Jersey (the “2 Riverfront Plaza Property”). The 2 Riverfront Plaza Whole Loan has a 10-year term, is interest-only for the full term of the loan and accrues interest at a rate of 4.26000% per annum. The 2 Riverfront Plaza Mortgage Loan is evidenced by the non-controlling promissory Notes A-2 and A-5, with an aggregate principal balance as of the Cut-off Date of $50,000,000. The remaining notes are currently held by the BMO 2022-C1 securitization trust or BMO, and the unsecuritized notes are expected to be contributed to one or more future securitization trusts. The 2 Riverfront Plaza Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BBCMS 2022-C15 securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “The Pooling and Servicing Agreement” in the Preliminary Prospectus.

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Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$37,500,000	$37,500,000	BMO 2022-C1	No
A-2	$45,000,000	$45,000,000	BBCMS 2022-C15	No
A-3(1)	$17,500,000	$17,500,000	BMO	No
A-4(1)	$5,000,000	$5,000,000	BMO	No
A-5	$5,000,000	$5,000,000	BBCMS 2022-C15	Yes
Total	$110,000,000	$110,000,000
(1)	Expected to be contributed to one or more future securitization(s).

The Property. The 2 Riverfront Plaza Property comprises a 12-story, class A office building that was constructed in 2014. The 2 Riverfront Plaza Property has a total net rentable area of 337,543 square feet and is situated on an approximately 0.75-acre site in Newark, New Jersey. Amenities at the 2 Riverfront Plaza Property include a two-story open lobby, a training center, a full-service cafeteria, a fitness area and covered parking. The 2 Riverfront Plaza Property has access to 263 surface parking spaces and 75 garage parking spaces, equating to a parking ratio of approximately 1.0 spaces per 1,000 square feet of rentable area.

As of December 8, 2021, the 2 Riverfront Plaza Property is 100.0% leased by Panasonic Corporation of North America through April 2031 with two five-year renewal options.

COVID-19 Update. As of the date of this term sheet, the 2 Riverfront Plaza Property is open and operating, and is not subject to any forbearance, modification or debt service relief requests. As of January 1, 2022, all tenants were current on their lease obligations. The first debt service payment for the 2 Riverfront Plaza Whole Loan was paid in February 2022.

Major Tenant.

Panasonic Corporation of North America (337,543 square feet; 100.0% of the NRA; 100.0% of underwritten base rent): Panasonic Corporation of North America is a major Japanese multinational conglomerate, headquartered in Kadoma, Osaka, Japan. In addition to consumer electronics, Panasonic Corporation of North America offers a wide range of products and services, including rechargeable batteries, automotive and avionic systems, industrial systems, as well as home renovation and construction. Panasonic Corporation of North America’s products include flat panel televisions, microwaves, audio and video equipment, biomedical devices, construction equipment, e-cockpit and driver assistance products.

Panasonic Corporation of North America had previously been headquartered in Secaucus, NJ for approximately 30 years, and relocated to the 2 Riverfront Plaza Property in 2013. The 2 Riverfront Plaza Property was built-to-suit for Panasonic Corporation of North America for their North American headquarters and executive offices. Panasonic Corporation of North America originally executed a lease for 279,219 square feet on the 1st, 2nd, and 5th through 12th floors of the building commencing in July 2013. Panasonic Corporation of North America later expanded into the balance of the building, leasing an additional 58,324 square feet on the 3rd and 4th floors with an amended and restated 15-year lease for the entire building commencing May 2016. The lease extends through April 2031 with two five-year renewal options. Panasonic Corporation of North America currently subleases approximately 37,155 square feet to KS Engineers on the 3rd floor (approximately 28,958 square feet) and 4th floor (approximately 8,197 square feet).

Environmental. According to a Phase I environmental assessment dated November 18, 2021, there was no evidence of any recognized environmental conditions at the 2 Riverfront Plaza Property.

Historical and Current Occupancy
2018(1)	2019(1)	2020(1)	Current(2)
100.0%	100.0%	100.0%	100.0%
(1)	Historical Occupancies are as of December 31 of each respective year.

(2)	Current Occupancy is as of December 8, 2021.

The Market. The 2 Riverfront Plaza Property is located in Newark, New Jersey within the Newark office submarket. The downtown area of Newark has benefited from government and private industry efforts to revitalize this commercial section of the city. The property is located less than five miles west of New York City, and within walking distance to Newark Penn Station, with direct access to Midtown Manhattan.

According to a third-party report dated as of January 28, 2022, the Newark office submarket has approximately 24.5 million square feet of inventory with an approximate vacancy rate of 10.2% and an approximate availability rate of 11.7%. The average rents for the Newark Office Submarket are $30.36 per square foot.

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The estimated 2021 average household income within a one-, three-, and five-mile radius of the 2 Riverfront Plaza Property was $71,702, $61,422, and $73,607, respectively. The estimated 2021 population within the same radii is 56,978, 327,853 and 780,556, respectively.

Office and Retail Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF(3)	UW Base Rent(3)	% of Total Base Rent	Lease Expiration Date	Renewal Options
Panasonic Corporation of North America	Baa1/A-/BBB-	337,543	100.0%	$32.66	$11,023,719	100.0%	4/30/2031	2, 5-Year options
Occupied Total		337,543	100.0%	$32.66	$11,023,719	100.0%
Vacant Space		0	0.0
Total / Wtd. Avg.		337,543	100.0%

(1)	Based on underwritten rent roll dated December 8, 2021.

(2)	In certain instances, ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.

(3)	UW Base Rent PSF and UW Base Rent includes rent steps of approximately $216,151 through June 2022.

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	NRA Expiring	% of NRA Expiring	UW Base Rent Expiring(3)	% of UW Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring(3)	Cumulative % of UW Base Rent Expiring
Vacant	NAP	0	0.0%	NAP	NAP	0	0.0%	NAP	NAP
MTM	0	0	0.0	$0	0.0%	0	0.0%	$0	0.0%
2022	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2023	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2024	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2025	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2026	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2027	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2028	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2029	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2030	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2031	1	337,543	100.0	11,023,719	100.0	337,543	100.0%	$11,023,719	100.0%
2032 & Beyond	0	0	0.0	0	0.0	337,543	100.0%	$11,023,719	100.0%
Total	1	337,543	100.0%	$11,023,719	100.0%
(1)	Based on the underwritten rent roll dated December 8, 2021.

(2)	Certain leases may have termination options that are exercisable prior to the originally stated expiration date of the lease and that are not considered in this Lease Rollover Schedule.

(3)	UW Base Rent Expiring and Cumulative UW Base Rent Expiring includes rent steps of approximately $216,151 through June 2022.

Operating History and Underwritten Net Cash Flow
	2018	2019	2020	TTM(1)	Underwritten	Per Square Foot	%(2)
Rents in Place	$10,117,649	$10,320,002	$10,526,402	$10,683,952	$10,807,568	$32.02	74.1%
Rent Steps(3)	0	0	0	0	216,151	0.64	1.5
Gross Potential Rent	$10,117,649	$10,320,002	$10,526,402	$10,683,952	$11,023,719	$32.66	75.6%
Total Reimbursements	3,961,045	3,763,916	3,476,897	3,524,063	3,556,555	10.54	24.4
Net Rental Income	$14,078,694	$14,083,918	$14,003,299	$14,208,015	$14,580,274	$43.20	100.0%
Vacancy	0	0	0	0	(729,014)	(2.16)	(5.0)
Other Income	13,850	22,512	21,414	8,101	8,101	0.02	0.1
Effective Gross Income	$14,092,544	$14,106,430	$14,024,713	$14,216,116	$13,859,362	$41.06	95.1%
Total Expenses	$3,963,545	$3,763,916	$3,511,314	$3,570,855	$3,558,666	$10.54	25.7%
Net Operating Income	$10,128,998	$10,342,514	$10,513,398	$10,645,261	$10,300,695	$30.52	74.3%
Cap Ex, Total TI/LC	0	0	0	0	573,823	1.70	4.1
Net Cash Flow	$10,128,998	$10,342,514	$10,513,398	$10,645,261	$9,726,872	$28.82	70.2%
(1)	TTM reflects the trailing 12 months ending September 30, 2021.

(2)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of the fields.

(3)	Rent Steps includes rent steps of approximately $216,151 through June 2022.

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The following table presents certain information relating to comparable office leases for the 2 Riverfront Plaza Property:

Comparable Office Leases(1)
Property Name/Location	Year Built/ Renovated	NRA (SF)	Tenant	Lease Size (SF)	Rent PSF	Commencement	Lease Term (Years)	Lease Type
2 Riverfront Plaza Newark, NJ	2014/NAP	337,543(2)	Panasonic Corporation of North America	337,543(2)	$32.66(2)	May-16(2)(3)	15.0 Yrs.(2)	NNN
Proposed bandwidth HQ Raleigh, NC	2023/NAP	533,889	Bandwidth, Inc.	533,889	$38.79	Mar-23	20.0 Yrs.	NNN
M Station East Morristown, NJ	2022/NAP	121,000	Deloitte	110,000	$41.75	Jul-22	15.0 Yrs.	NNN
Marriott Headquarters Bethesda, MD	2022/NAP	739,016	Marriott	733,483	$38.00	Jul-22	20.1 Yrs.	NNN
Colonial Pipeline Headquarters Alpharetta, GA	2020/NAP	109,182	Colonial Pipeline Company	109,182	$33.27	Oct-21	20.0 Yrs.	NNN
Anthem Tower Atlanta, GA	2019/NAP	319,175	Blue Cross Blue Shield	262,916	$39.83	Jul-21	12.0 Yrs.	NNN
Alkermes Waltham, MA	2020/NAP	NAV	Alkermes	220,000	$35.00	Jan-20	15.0 Yrs.	NNN
(1)	Source: Appraisal.

(2)	Based on the underwritten rent roll dated as of December 8, 2021, with rent steps of approximately $216,151 through June 2022.

(3)	Panasonic Corporation of North America originally executed a lease for 279,219 square feet on the 1st, 2nd, and 5th through 12th floors of the building commencing in July 2013.

The Borrower. The borrower is TRF Urban Renewal Property Corp., a Delaware corporation, structured to be a single purpose bankruptcy-remote entity with two independent directors. Counsel to the borrowers provided a non-consolidation opinion in connection with the origination of the 2 Riverfront Plaza Whole Loan.

The Borrower Sponsor. The borrower sponsor is Arch Street Capital Advisors and there is no non-recourse carveout guarantor. Arch Street Capital Advisors is a full-service real estate investment and advisory firm that has been in business for over 18 years and has transacted on $9.4 billion of real estate deals totaling over 16.2 million square feet. Their capital partners include international financial institutions, global pension funds and family offices.

Property Management. The 2 Riverfront Plaza Property is managed by SJP Corporate Real Estate Services, Inc., a Delaware corporation, an affiliate of the borrower sponsor.

Escrows and Reserves.

Insurance Escrows – The borrower will be required to deposit 1/12th of the annual insurance premiums into the insurance account on a monthly basis upon (i) if an acceptable blanket insurance policy is no longer in place or (ii) Panasonic Corporation of North America or any other tenant under an NNN lease pays all insurance premiums, provided (a) the borrower or master lessee enforces the tenant’s obligation to pay insurance premiums, (b) the borrower or master lessee delivers evidence of payment to the lender or (c) such NNN lease has not been cancelled or terminated.

Replacement Reserve – The borrower is required to escrow $5,626 for replacement reserves on a monthly basis, subject to a cap of $135,017.

TI/LC Reserve – The borrower is required to escrow $42,193 for TI/LC reserves on a monthly basis.

Lockbox / Cash Management. The 2 Riverfront Plaza Whole Loan is structured with a hard lockbox and springing cash management. The borrower is required to direct each tenant to remit all rents directly to a lender-controlled lockbox account. In addition, the borrower is required to cause all cash revenues relating to the 2 Riverfront Plaza Property and all other money received by the borrowers or the property manager with respect to the 2 Riverfront Plaza Property (other than tenant security deposits) to be deposited into the lockbox account within two business day of receipt. During the continuance of a Trigger Period (as defined below), all funds on deposit in the lockbox account will be transferred on each business day to a lender-controlled cash management account.

On each due date during the continuance of a Trigger Period, provided no event of default under the 2 Riverfront Plaza Whole Loan is then continuing, all funds on deposit in the cash management account are required to be applied to tax reserves, insurance premium reserves, debt service on the 2 Riverfront Plaza Whole Loan, operating expenses set forth in the lender-approved annual budget, rollover reserve, replacement reserve, and lender-approved extraordinary expenses, in accordance with the payment priorities in the 2 Riverfront Plaza Whole Loan documents and any excess funds are required to be deposited into an excess cash flow reserve account as additional collateral for the 2 Riverfront Plaza Whole Loan.

A “Trigger Period” will commence upon: (i) the occurrence of an event of default under the 2 Riverfront Plaza Whole Loan documents and will continue until such event of default is cured; (ii) the 49-month period prior to Panasonic Corporation of North America’s April 2031 lease expiration date; (iii) with respect to the Panasonic Corporation of North America lease, if the lease is terminated, the tenant goes dark in more than 50% of its current occupied space at loan origination or gives notice of its intent to vacate; (iv) the date on which the

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debt yield as calculated in the 2 Riverfront Plaza Whole Loan documents is less than 7.5% for two consecutive calendar quarters; or (v) if Panasonic Corporation of North America’s parent company is downgraded below a credit rating of “B”. A Trigger Period will expire upon, with respect to clause (i), the cure of such event of default, with respect to clause (ii) with respect to the Panasonic Corporation of North America lease, if Panasonic Corporation of North America enters into another NNN lease or two or more leases, with respect to clause (iii) above, at least fifty percent (50%) of the premises is not dark and occupied by the Panasonic Corporation of North America or a replacement tenant, and with respect to clause (iv) above, the lease is extended with respect to at least eighty percent (80%) of the premises and the debt yield is at least 9.5%.

Subordinate and Mezzanine Debt. None.

Partial Release. Not permitted.

Ground Lease. None.

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Mortgage Loan Information		Property Information
Mortgage Loan Seller:	KeyBank	Single Asset / Portfolio:	Portfolio
Original Principal Balance(1):	$46,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$46,000,000	Property Type - Subtype:	Self-Storage – Self-Storage
% of IPB:	4.5%	Net Rentable Area (SF):	912,654
Loan Purpose:	Acquisition	Location:	Various
Borrower:	Self-Storage Portfolio XV DST	Year Built / Renovated:	Various / Various
Borrower Sponsor:	Inland Private Capital Corporation	Occupancy:	95.2%
Interest Rate:	3.62800%	Occupancy Date:	11/17/2021
Note Date:	12/16/2021	4th Most Recent NOI (As of)(3):	NAV
Maturity Date:	1/1/2032	3rd Most Recent NOI (As of)(3):	NAV
Interest-only Period:	120 months	2nd Most Recent NOI (As of)(4):	$5,455,498 (12/31/2020)
Original Term:	120 months	Most Recent NOI (As of)(4):	$7,078,647 (TTM 10/31/2021)
Original Amortization Term:	None	UW Economic Occupancy:	86.9%
Amortization Type:	Interest Only	UW Revenues:	$13,111,982
Call Protection:	L(25),YM1(92),O(3)	UW Expenses:	$5,651,744
Lockbox / Cash Management:	None / Springing	UW NOI:	$7,460,240
Additional Debt(1):	Yes	UW NCF:	$7,258,080
Additional Debt Balance(1):	$40,000,000	Appraised Value / Per SF(5):	$183,300,000 / $201
Additional Debt Type(1):	Pari Passu	Appraisal Date(6):	Various

Escrows and Reserves(2)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$94
Taxes:	$0	Springing	N/A	Maturity Date Loan / SF:	$94
Insurance:	$0	Springing	N/A	Cut-off Date LTV(5):	46.9%
Replacement Reserves:	$192,000	Springing	$192,000	Maturity Date LTV(5):	46.9%
Flood Insurance Reserve:	$103,400	$0	N/A	UW NCF DSCR:	2.29x
				UW NOI Debt Yield:	8.7%

Sources and Uses
Sources	Proceeds		% of Total	Uses	Proceeds	% of Total
Whole Loan(1)	$86,000,000		45.1%	Purchase Price	$182,336,000	95.6%
Borrower Sponsor Equity	104,740,667		54.9	Trust Reserve(2)	6,493,840	3.4
				Closing Costs	1,615,427	0.8
				Upfront Reserves	295,400	0.2
Total Sources	$190,740,667		100.0%	Total Uses	$190,740,667	100.0%

(1)	The IPCC National Storage Portfolio XV Mortgage Loan (as defined below) is part of a whole loan evidenced by four pari passu notes with an aggregate original principal balance of $86,000,000. The financial information presented in the charts above is based on the $86,000,000 IPCC National Storage Portfolio XV Whole Loan (as defined below).

(2)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below. Additionally, under the terms of the master lease, described under “The Borrower” below, the IPCC National Storage Portfolio XV Borrower (as defined below) funded $6,493,840 at loan origination into a trust reserve account for the benefit of the IPCC National Storage Portfolio XV Borrower, which is collateral for the IPCC National Storage Portfolio XV Whole Loan, but is not held with the lender and is separate from the $192,000 initial replacement reserve. Collectively, the initial replacement reserve and the trust reserve account will be used to pay for (i) repairs and replacements of the structure, foundation, roof, exterior walls, and parking lot improvements at the IPCC National Storage Portfolio XV Properties (as defined below), (ii) leasing commissions, (iii) any environmental costs, (iv) any repairs identified in the property condition reports, (v) insurance deductibles and (vi) any other necessary property improvements.

(3)	4th Most Recent NOI and 3rd Most Recent NOI are not available due to the previous owner not providing upon the borrower’s acquisition of the IPCC National Storage Portfolio XV Properties.

(4)	The increase from 2nd Most Recent NOI to Most Recent NOI is primarily due to a mixture of either increased occupancy or rental rate increases at certain IPCC National Storage Portfolio XV Properties.

(5)	The Appraised Value reflects a portfolio premium of approximately 14.9% over the aggregate “as-is” value of the individual IPCC National Storage Portfolio XV Properties. The sum of the values on an individual basis is $159,570,000, which represents a Cut-off Date LTV and Maturity Date LTV of 53.9%.

(6)	Appraisal Dates for the IPCC National Storage Portfolio XV Properties range from November 5, 2021 to November 17, 2021.

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The Loan. The IPCC National Storage Portfolio XV mortgage loan is part of a whole loan evidenced by four pari passu promissory notes in the aggregate original principal amount of $86,000,000 (the “IPCC National Storage Portfolio XV Whole Loan”), which is secured by a first priority fee mortgage encumbering 17 self-storage properties located in eight states (the “IPCC National Storage Portfolio XV Properties”). The IPCC National Storage Portfolio XV Whole Loan has a 10-year term and is interest-only for the entire term. The controlling Note A-1 and non-controlling Note A-4 (collectively, the “IPCC National Storage Portfolio XV Mortgage Loan”), with an aggregate original principal amount of $46,000,000, will be included in the BBCMS 2022-C15 securitization trust. The non-controlling Note A-2 and Note A-3, with an aggregate original principal amount of $40,000,000, were contributed to the BMO 2022-C1 securitization trust. The IPCC National Storage Portfolio XV Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BBCMS 2022-C15 securitization trust. Proceeds of the IPCC National Storage Portfolio XV Whole Loan, along with approximately $104.7 million of borrower sponsor equity, were used to acquire the IPCC National Storage Portfolio XV Properties, fund reserves and pay closing costs. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$40,000,000	$40,000,000	BBCMS 2022-C15	Yes
A-2	$30,000,000	$30,000,000	BMO 2022-C1	No
A-3	$10,000,000	$10,000,000	BMO 2022-C1	No
A-4	$6,000,000	$6,000,000	BBCMS 2022-C15	No
Total	$86,000,000	$86,000,000

The Properties. The IPCC National Storage Portfolio XV Properties are comprised of 17 self-storage properties totaling 912,654 square feet within 8,707 storage units located in eight states. The top three states by allocated loan amount are Florida (six properties, 29.5% of allocated loan amount, 29.6% of UW NOI), Arizona (three properties, 25.3% of allocated loan amount, 25.4% of UW NOI), and Washington (one property, 10.1% of allocated loan amount, 10.1% of UW NOI). The remaining five states are Illinois, Massachusetts, Missouri, Oklahoma, and Virginia, none of which represent more than 9.2% of the allocated loan amount or 9.2% of the UW NOI. The IPCC National Storage Portfolio XV Properties were built between 1940 and 2005. The IPCC National Storage Portfolio XV Properties range in size from 21,019 to 105,143 square feet and contain 242 to 797 storage units, with no individual property comprising more than 11.5% of the total net rentable area based on square footage and 9.2% of the total storage units.

The IPCC National Storage Portfolio XV Properties contain a total of 8,707 self-storage units, of which 3,437 are climate controlled. The IPCC National Storage Portfolio XV Properties also include 659 leasable parking spaces that are 85.9% leased as of November 17, 2021. Based on self-storage net rentable area, the IPCC National Storage Portfolio XV Properties were 95.2% occupied as of November 17, 2021, with individual property occupancies ranging from 89.4% to 99.2%.

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The following table presents certain information relating to the IPCC National Storage Portfolio XV Properties:

Portfolio Summary
Property Name	Location	Allocated Whole Loan Amount (“ALA”)	% of ALA	Occupancy(1)	Year Built/ Renovated	Net Rentable Area (SF) (1)	Storage Units	Appraised Value(2)	% of UW NOI
West Indian School Road	Phoenix, AZ	$11,278,664	13.1%	94.1%	1979, 1997/NAP	105,143	754	$22,200,000	13.2%
Boalch Avenue Northwest	North Bend, WA	8,678,341	10.1	96.1%	2005/NAP	50,569	359	14,950,000	10.1
Lemay Ferry Road	Saint Louis, MO	6,518,099	7.6	96.6%	1999/NAP	53,859	539	11,540,000	7.5
East Southern Avenue	Mesa, AZ	6,188,353	7.2	96.3%	1978/NAP	65,000	575	12,900,000	7.2
Anderson Road	Tampa, FL	5,885,334	6.8	96.7%	1972, 1985, 1987, 1999/NAP	73,450	706	10,700,000	6.9
Stoney Island Avenue	Lynwood, IL	5,739,631	6.7	90.4%	1997-1999/2020	84,980	663	9,870,000	6.7
Duren Avenue	Lowell, MA	5,490,253	6.4	99.2%	2000/NAP	49,075	393	9,420,000	6.4
North Nova Road	Daytona Beach, FL	5,048,618	5.9	93.8%	1979-1989/NAP	64,657	752	9,500,000	5.9
Airport Road	Williamsburg, VA	4,525,403	5.3	93.8%	1995/NAP	38,106	339	8,450,000	5.3
South Pennington	Mesa, AZ	4,307,972	5.0	93.1%	1990/NAP	42,200	357	8,030,000	5.0
Southwest 14th Court	Pompano Beach, FL	4,071,613	4.7	98.6%	1977, 1989/NAP	59,872	797	8,690,000	4.7
Southeast Jennings Road	Port St. Lucie, FL	3,527,500	4.1	99.0%	1999/NAP	38,062	697	6,450,000	4.1
49th Street South and 8th Avenue South	Gulfport, FL	3,441,855	4.0	94.4%	1940, 1948, 1977, 1981, 1986/NAP	40,073	324	6,320,000	4.0
South Broadway	Edmond, OK	3,400,945	4.0	97.7%	1978/NAP	67,849	604	6,330,000	3.9
30th Avenue North	St. Petersburg, FL	3,367,615	3.9	94.5%	1977/2016	31,920	339	5,780,000	3.9
Main Street	Tewksbury, MA	2,456,532	2.9	94.0%	2000/NAP	21,019	267	4,270,000	2.8
Warwick Boulevard	Newport News, VA	2,073,272	2.4	89.4%	1988/NAP	26,820	242	4,170,000	2.4
Total		$86,000,000	100.0%	95.2%		912,654	8,707	$183,300,000	100.0%
(1)	Occupancy and Net Rentable Area (SF) reflect storage units only, excluding parking spaces, and are based on the underwritten rent rolls dated November 17, 2021.

(2)	The Total Appraised Value reflects a portfolio premium of approximately 14.9% over the aggregate “as-is” value of the individual IPCC National Storage Portfolio XV Properties. The sum of the values on an individual basis is $159,570,000.

The following table presents detailed information with respect to the unit mix of the IPCC National Storage Portfolio XV Properties:

Unit Mix(1)
Unit Type	Square Feet	% of Total Square Feet	Occupancy (SF)	Units	% of Total Units	Occupancy (Units)
Non-Climate Controlled Storage Units	629,631	69.0%	94.8%	5,270	56.3%	94.2%
Climate Controlled Storage Units	283,023	31.0	96.3%	3,437	36.7	96.3%
Parking Units	N/A	N/A	N/A	659	7.0	85.9%
Total / Wtd. Avg.	912,654	100.0%	95.2%	9,366	100.0%	94.4%
(1)	Non-Climate Controlled Storage Units and Climate Controlled Storage Units are based on the underwritten rent rolls dated November 17, 2021, and Parking Units are based on the borrower’s rent rolls dated November 17, 2021.

COVID-19 Update. As of the date of this term sheet, the IPCC National Storage Portfolio XV Whole Loan is not subject to any modification or forbearance request and is current on debt service. The borrower sponsor provided an accounts receivable report dated October 31, 2021, which showed approximately $18,230 (0.2% of underwritten base rent) more than 30 days delinquent.

Environmental. According to the Phase I environmental assessments dated December 6, 2021, there was no evidence of any recognized environmental conditions at the IPCC National Storage Portfolio XV Properties other than at the 49th Street South and 8th Avenue South property. The environmental site assessment for the 49th Street South and 8th Avenue South property noted that: (i) the discovery in 2019 of concentrations of 1-methylnaphthalene and naphthalene at the 49th Street South and 8th Avenue South property and (ii) the documented presence of 1-methylnaphthalene and 2-methylnaphthalene in excess of Florida’s groundwater and surface water cleanup levels (“GCTL Levels”) at an adjacent property (the “Open Release Site”) constituted a recognized environmental condition. The concentrations of 1-methylnaphthalene and naphthalene discovered at the 49th Street South and 8th Avenue South property in 2019 were above laboratory detection limits but were well below statutory limits. However, the environmental engineer noted that a previous subsurface investigation that was conducted at the Open Release Site in 2017 found concentrations of 1-methylnaphthalene and 2-methylnaphthalene that were in excess of Florida’s acceptable GCTL Levels. The regulatory status of the Open Release Site is uncertain. The release that generated the contamination at the Open Release Site was reported in 1988 but the Open Release Site is still listed as

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being in need of cleanup and regulatory discharge. The environmental engineer recommended that the Open Release Site continue to be monitored for progress and closure. The IPCC National Storage Portfolio XV Mortgage Loan documents require that the IPCC National Storage Portfolio XV Borrower abandon, as required by and in accordance with applicable environmental law, each groundwater monitoring well situated on the 49th Street South and 8th Avenue South property within 60 days after becoming aware of the closure of the recognized environmental concern on the adjacent property. See “Description of the Mortgage Pool—Environmental Considerations” in the Preliminary Prospectus.

Historical and Current Occupancy(1)
2018(2)	2019(2)	2020	Current(3)
NAV	88.0%	92.3%	95.2%
(1)	Historical Occupancies are as of December 31 of each respective year and are based on self-storage square footage.

(2)	2018 Historical Occupancy was not provided by the seller. 2019 Historical Occupancy excludes occupancy for three of the IPCC National Storage Portfolio XV Properties, which the seller did not provide.

(3)	Current Occupancy is based on the underwritten rent rolls as of November 17, 2021 and based on self-storage square footage only.

Operating History and Underwritten Net Cash Flow
	2020	TTM(1)	Underwritten	Per Square Foot	%(2)
Rents in Place	$10,150,914	$11,880,096	$12,190,776	$13.36	91.8%
Vacant Income	3,594,570	446,476	1,094,793	1.20	8.2
Gross Potential Rent	$13,745,484	$12,326,572	$13,285,568	$14.56	100.0%
(Vacancy / Credit Loss)	(4,176,959)	(983,305)	(1,740,500)	(1.91)	(13.1)
Parking Income	76,001	89,453	649,728	0.71	4.9
Other Income(3)	704,761	812,532	917,186	1.00	6.9
Effective Gross Income(4)	$10,349,287	$12,245,253	$13,111,982	$14.37	98.7%

Total Expenses	$4,893,790	$5,166,606	$5,651,744	$6.19	43.1%

Net Operating Income	$5,455,498	$7,078,647	$7,460,240	$8.17	56.9%
Total TI / LC, Capex / RR	0	0	202,160	0.22	1.5
Net Cash Flow	$5,455,498	$7,078,647	$7,258,080	$7.95	55.4%
(1)	TTM reflects the trailing 12- month period ending October 31, 2021.

(2)	% column represents percent of Gross Potential Rent for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

(3)	Other Income includes merchandise sales, tenant insurance, late fees and administrative fees.

(4)	Effective Gross Income increased from 2020 to TTM primarily due to a mixture of either increased occupancy or rental rate increases at certain IPCC National Storage Portfolio XV Properties.

The Market. The IPCC National Storage Portfolio XV Properties are located across eight states and 11 different metropolitan areas, with three IPCC National Storage Portfolio XV Properties located within the Phoenix, Arizona metropolitan area (25.3% of allocated loan amount, 25.4% of UW NOI), three within the Tampa-St. Petersburg, Florida metropolitan area (14.8% of allocated loan amount, 14.9% of UW NOI), and one within the Seattle, Washington metropolitan area (10.1% of allocated loan amount, 10.1% of UW NOI).

According to the appraisals, as of the third quarter of 2021, the Phoenix self-storage market reported an average vacancy rate of 13.4%, with average monthly rents of $133.67 and $154.42 per unit for 10x10 foot non-climate controlled and climate controlled units, respectively. The Tampa-St. Petersburg self-storage market reported an average vacancy rate of 10.0%, with average monthly rents of $125.01 and $163.38 per unit for 10x10 foot non-climate controlled and climate controlled units, respectively. The Seattle self-storage market reported an average vacancy rate of 14.3%, with average monthly rents of $149.64 and $188.05 per unit for 10x10 foot non-climate controlled and climate controlled units, respectively. The portfolio appraisal concluded stabilized effective gross income of $15.75 per square foot for the IPCC National Storage Portfolio XV Properties.

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The following table presents certain 2021 demographic information for the IPCC National Storage Portfolio XV Properties:

Demographics Summary(1)
Property Name	City, State	1-mile Population	3-mile Population	5-mile Population	1-mile Median Household Income	3-mile Median Household Income	5-mile Median Household Income
West Indian School Road	Phoenix, AZ	19,190	221,960	533,426	$37,146	$39,460	$44,084
Boalch Avenue Northwest	North Bend, WA	1,451	11,149	28,144	$59,188	$123,112	$144,426
Lemay Ferry Road	Saint Louis, MO	10,238	87,951	182,234	$66,130	$69,780	$68,738
East Southern Avenue	Mesa, AZ	21,741	179,541	427,863	$41,906	$48,652	$58,795
Anderson Road	Tampa, FL	3,575	110,798	288,258	$49,347	$53,619	$58,068
Stoney Island Avenue	Lynwood, IL	2,856	42,459	179,343	$60,147	$59,155	$63,870
Duren Avenue	Lowell, MA	24,392	133,024	203,167	$66,135	$67,466	$81,380
North Nova Road	Daytona Beach, FL	12,174	65,958	127,098	$36,023	$36,094	$41,274
Airport Road	Williamsburg, VA	2,839	27,505	66,123	$70,116	$78,598	$87,629
South Pennington	Mesa, AZ	14,180	160,284	425,355	$71,793	$58,358	$58,896
Southwest 14th Court	Pompano Beach, FL	9,236	137,015	433,510	$58,159	$50,640	$51,259
Southeast Jennings Road	Port St. Lucie, FL	8,512	45,062	115,388	$58,647	$56,697	$61,776
49th Street South and 8th Avenue South	Gulfport, FL	13,736	96,593	244,994	$44,924	$55,228	$57,541
South Broadway	Edmond, OK	6,814	56,122	162,824	$59,626	$71,001	$68,299
30th Avenue North	St. Petersburg, FL	12,162	94,409	247,668	$55,942	$57,241	$54,717
Main Street	Tewksbury, MA	5,035	49,003	187,055	$101,832	$100,143	$85,074
Warwick Boulevard	Newport News, VA	9,162	44,040	85,425	$48,110	$56,067	$59,117
(1)	Source: Third party market data provider.

The Borrower. The borrowing entity for the IPCC National Storage Portfolio XV Whole Loan is Self-Storage Portfolio XV DST, a Delaware statutory trust and special purpose entity with one independent director (the “IPCC National Storage Portfolio XV Borrower”). Legal counsel to the IPCC National Storage Portfolio XV Borrower delivered a non-consolidation opinion in connection with the origination of the IPCC National Storage Portfolio XV Whole Loan. The IPCC National Storage Portfolio XV Borrower has master leased the IPCC National Storage Portfolio XV Properties to the master tenant, Self-Storage Portfolio XV LeaseCo, L.L.C. (the “IPCC XV Master Tenant”). The IPCC XV Master Tenant is a Delaware limited liability company structured to be bankruptcy-remote and is ultimately owned by the guarantor. The master lease generally imposes responsibility on the IPCC XV Master Tenant for the operation, maintenance and management of the IPCC National Storage Portfolio XV Properties and payment of all expenses incurred in the maintenance and repair of the IPCC National Storage Portfolio XV Properties, other than capital expenses. The IPCC XV Master Tenant’s interest in all tenant rents was assigned directly to the lender. The master lease is subordinate to the IPCC National Storage Portfolio XV Whole Loan and, upon an event of default under the IPCC National Storage Portfolio XV Whole Loan documents, the lender has the right to cause the termination of the master lease. There is no income underwritten from the master lease as the IPCC National Storage Portfolio XV Whole Loan was underwritten to the underlying property income.

The IPCC National Storage Portfolio XV Borrower may (i) convert to a different form of entity under Delaware law (a “Conversion Event”) or (ii) transfer one or more of the IPCC National Storage Portfolio XV Properties to a new special purpose entity owned by the same beneficial owners as the IPCC National Storage Portfolio XV Borrower in substantially the same proportions as immediately prior to the transfer of the related mortgaged properties (a “Drop Down Contribution”). The lender may deliver a written notice (a “Conversion Notice”) to the IPCC National Storage Portfolio XV Borrower and the signatory trustee if one or more of the IPCC National Storage Portfolio XV Properties is in jeopardy of being foreclosed upon due to an event of default, and the IPCC National Storage Portfolio XV Borrower is required to effect a Conversion Event or a Drop Down Contribution within 10 business days from its receipt of Conversion Notice, unless it delivers a tax opinion (a “Conversion Opinion”) outlining (i) the IPCC National Storage Portfolio XV Borrower is able to remedy the default situation giving rise to the jeopardy of foreclosure or (ii) that effectuating a Conversion Event or Drop Down Contribution, in light of the circumstances, would not reasonably improve the ability of the IPCC National Storage Portfolio XV Borrower to remedy the default situation. If the IPCC National Storage Portfolio XV Borrower fails to remedy the default situation within 30 days of the lender’s receipt of the Conversion Opinion, then the IPCC National Storage Portfolio XV Borrower is required to effect a Conversion Event or Drop Down Contribution, as applicable. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Delaware Statutory Trusts” in the Preliminary Prospectus.

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The Borrower Sponsor. The borrower sponsor and nonrecourse carve-out guarantor is Inland Private Capital Corporation (“IPCC”). As of December 31, 2020, IPCC has sponsored 266 1031-exchange private placement programs since its inception that have provided approximately $6.3 billion in equity and included 748 properties. According to the borrower sponsor, as of December 31, 2020, IPCC had $9.0 billion in assets under management.

Property Management. The IPCC National Storage Portfolio XV Properties are managed by Devon Self Storage Holdings (US) LLC, which is not affiliated with the IPCC National Storage Portfolio XV Borrower.

Escrows and Reserves. At origination, the IPCC National Storage Portfolio XV Borrower deposited into escrow $192,000 for replacement reserves and $103,400 for deficiency in flood insurance coverage.

Tax Escrows – The IPCC National Storage Portfolio XV Borrower is required to deposit into a real estate tax reserve, on a monthly basis, 1/12th of the estimated annual real estate taxes for each respective property; provided, such monthly deposits will be waived for each applicable property so long as (i) no event of default exists, (ii) the IPCC National Storage Portfolio XV Borrower provides the lender, at least 10 days prior to the date on which such taxes are due, satisfactory evidence that all applicable taxes have been paid, and (iii) no DSCR Trigger Event (as defined below) has occurred.

Insurance Escrows – The IPCC National Storage Portfolio XV Borrower is required to deposit into an insurance reserve, on a monthly basis, 1/12th of estimated insurance premiums for each respective property; provided, such monthly deposits will be waived for each applicable property so long as (i) no event of default exists, (ii) no DSCR Trigger Event has occurred, and (iii) the IPCC National Storage Portfolio XV Borrower maintains a blanket insurance policy acceptable to the lender.

Replacement Reserves – The IPCC National Storage Portfolio XV Borrower is required to escrow approximately $18,274 for replacement reserves on a monthly basis if at any time the balance of the reserve falls below $192,000, until such time as the reserve is restored to $192,000.

Lockbox / Cash Management. The IPCC National Storage Portfolio XV Whole Loan documents require springing cash management. Within five business days of the IPCC National Storage Portfolio XV Borrower’s receipt of the lender’s notice that a Cash Sweep Event (as defined below) has occurred, the IPCC National Storage Portfolio XV Borrower is required to establish and maintain a cash management account controlled by the lender and the IPCC National Storage Portfolio XV Borrower, IPCC XV Master Tenant, or property manager are required to send direction letters to all tenants under commercial leases instructing them to deposit all rents directly into the cash management account. In addition, the IPCC National Storage Portfolio XV Borrower, IPCC XV Master Tenant, property manager and asset manager are required to deposit all revenues otherwise received into the cash management account within two business days of receipt. During the continuance of a Cash Sweep Event, all sums on deposit in the cash management account are required to be applied and disbursed in accordance with the IPCC National Storage Portfolio XV Whole Loan documents, and in each case in connection with a Cash Sweep Event caused by a DSCR Trigger Event, all excess cash will be held by the lender as additional collateral for the IPCC National Storage Portfolio XV Whole Loan.

A “Cash Sweep Event” will commence upon: (i) the occurrence of an event of default under the IPCC National Storage Portfolio XV Whole Loan documents and will continue until such event of default is cured or (ii) the date on which the debt service coverage ratio as calculated in the IPCC National Storage Portfolio XV Whole Loan documents is less than 1.80x based on a trailing three month period (a “DSCR Trigger Event”) and will continue until the debt service coverage ratio is at least 1.85x for two consecutive quarters based upon trailing three month period.

Subordinate and Mezzanine Debt. None.

Partial Release. At any time after February 1, 2024, and prior to the IPCC National Storage Portfolio XV Whole Loan maturity date, the IPCC National Storage Portfolio XV Borrower may obtain the release of any of the IPCC National Storage Portfolio XV Properties, provided that, among other things, (i) no event of default has occurred and is continuing, (ii) the IPCC National Storage Portfolio XV Borrower prepays a portion of the IPCC National Storage Portfolio XV Whole Loan equal to 120% of the allocated loan amount of the property being released, and if such property is released prior to October 2, 2031, the payment of a yield maintenance premium pursuant to the IPCC National Storage Portfolio XV Whole Loan documents, (iii) the debt service coverage ratio for the remaining IPCC National Storage Portfolio XV Properties following the release is no less than the greater of (x) the debt service coverage ratio for the 12 calendar months immediately preceding such release (provided, however, that for the purposes of this clause (x) the debt service coverage ratio will be deemed to be no greater than 2.30x) and (y) 2.15x, (iv) the debt yield for the remaining IPCC National Storage Portfolio XV Properties is no less than the greater of (x) the debt yield for the remaining properties for the 12 calendar months immediately preceding such release (provided, however, that for the purposes of this clause (x) the debt yield will be deemed to be no greater than 8.55%) and (y) 8.20%, (v) the loan-to-value ratio for the remaining properties is no greater than the lesser of (x) the loan-to-value ratio immediately preceding such release and (y) 50.0% (provided, however, that this clause (v) will not apply to the release of any individual property to the extent that, after giving effect to such release, the aggregate allocated loan amount of all the individual properties which have been released is less than 20% of the total original principal balance), and (vi) the release is permitted under REMIC requirements.

Ground Lease. None.

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Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Barclays	Single Asset / Portfolio:	Portfolio
Original Principal Balance(1):	$40,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$40,000,000	Property Type – Subtype:	Office – Suburban
% of IPB:	3.9%	Net Rentable Area (SF):	611,320
Loan Purpose:	Recapitalization	Location:	Las Vegas, NV
Borrowers:	PREH Power House TSSP LLC,	Year Built / Renovated:	Various / Various
	Power House TSSP, LLC and	Occupancy:	96.3%
	MRK Power House TSSP LLC	Occupancy Date(3):	Various
Borrower Sponsors:	Ofir Hagay, Ryan Tedder and	4th Most Recent NOI (As of)(4):	NAV
	Keith Kantrowitz	3rd Most Recent NOI (As of)(4):	NAV
Interest Rate:	4.25000%	2nd Most Recent NOI (As of):	$8,186,241 (12/31/2020)
Note Date:	12/30/2021	Most Recent NOI (As of):	$10,024,323 (TTM 7/31/2021)
Maturity Date:	1/6/2032	UW Economic Occupancy:	91.9%
Interest-only Period:	48 months	UW Revenues:	$13,231,194
Original Term:	120 months	UW Expenses:	$2,754,101
Original Amortization Term:	360 months	UW NOI:	$10,477,093
Amortization Type:	Interest Only, Amortizing Balloon	UW NCF:	$9,707,007
Call Protection(2):	L(27),D(88),O(5)	Appraised Value / Per SF:	$196,300,000 / $321
Lockbox / Cash Management:	Hard / Springing	Appraisal Date:	10/7/2021
Additional Debt(1):	Yes
Additional Debt Balance(1):	$76,000,000
Additional Debt Type(1):	Pari Passu

Escrows and Reserves(5)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$190
Taxes:	$95,265	$47,633	N/A	Maturity Date Loan / SF:	$169
Insurance:	$24,682	$24,682	N/A	Cut-off Date LTV:	59.1%
Replacement Reserves:	$0	$13,231	$366,750	Maturity Date LTV:	52.7%
TI/LC Reserve:	$780,000	$76,442	$6,100,000	UW NCF DSCR:	1.42x
Other:	$1,914,928	$0	N/A	UW NOI Debt Yield:	9.0%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan	$116,000,000	62.0%	Payoff Existing Debt	$96,470,412	51.6%
Equity(6)	68,090,576	36.4	Other Uses(7)	44,183,089	23.6
Other Sources	3,031,154	1.6	Principal Equity Distribution	41,621,499	22.2
			Upfront Reserves	2,814,875	1.5
			Closing Costs	2,031,854	1.1
Total Sources	$187,121,730	100.0%	Total Uses	$187,121,730	100.0%

(1)	The Moonwater Office Portfolio Mortgage Loan (as defined below) is part of a whole loan evidenced by four pari passu notes with an aggregate original principal balance as of the Cut-off Date of $116.0 million. Financial information presented in the chart above reflects the aggregate Cut-off Date balance of the $116.0 million Moonwater Office Portfolio Whole Loan (as defined below).

(2)	The borrowers have the option to defease the Moonwater Office Portfolio Whole Loan in full after the first payment date following the earlier to occur of (i) two years after the closing date of the securitization that includes the last note to be securitized and (ii) December 30, 2024 (the “Release Date”).

(3)	Occupancy is as of October 7, 2021 for the 9901-9921 Covington Cross Drive property and December 30, 2021 for the remaining properties.

(4)	4th Most Recent NOI and 3rd Most Recent NOI are unavailable as several of the Moonwater Office Portfolio Properties (as defined below) were recently acquired.

(5)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

(6)	Of the approximately $68.1 million of Equity, approximately $26.5 million is new fresh equity. The remainder of the Equity is imputed existing equity based on the closing statement.

(7)	Other Uses reflects the amount of equity recaptured by existing equity holders that remained in the ownership structure post recapitalization.

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The Loan. The Moonwater Office Portfolio mortgage loan (the “Moonwater Office Portfolio Mortgage Loan”) is part of a fixed rate whole loan secured by the borrowers’ fee interests in a six-property office portfolio comprising 611,320 square feet located in Las Vegas, Nevada (the “Moonwater Office Portfolio Properties”). The Moonwater Office Portfolio whole loan was co-originated by Barclays Capital Real Estate Inc. and Citi Real Estate Funding Inc. and has an aggregate outstanding principal balance as of the Cut-off Date of $116.0 million and consists of four pari passu notes and accrues interest at a rate of 4.25000% per annum (the “Moonwater Office Portfolio Whole Loan”). The Moonwater Office Portfolio Whole Loan has a 10-year loan term, is interest-only for the first 48 months of the loan and accrues interest on an Actual/360 basis. The Moonwater Office Portfolio Mortgage Loan is evidenced by the non-controlling Note A-3, with an outstanding principal balance as of the Cut-off Date of $40.0 million. The Moonwater Office Portfolio Whole Loan is serviced pursuant to the pooling and servicing agreement for the Benchmark 2022-B32 transaction. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1, A-2	$63,000,000	$63,000,000	Benchmark 2022-B32	Yes
A-3	$40,000,000	$40,000,000	BBCMS 2022-C15	No
A-4(1)	$13,000,000	$13,000,000	An affiliate of Barclays	No
Whole Loan	$116,000,000	$116,000,000
(1)	Expected to be split and/or contributed to one or more future securitizations.

The Properties. The Moonwater Office Portfolio Properties consist of six suburban office properties comprising 611,320 square feet located in Las Vegas, Nevada. The Moonwater Office Portfolio Properties were originally constructed between 1982 and 2007. As of October 7, 2021 and December 30, 2021, the Moonwater Office Portfolio Properties were 96.3% leased by seven tenants. The borrower sponsors are recapitalizing the Moonwater Office Portfolio, contributing approximately $68.1 million of new cash equity.

The following table presents detailed information with respect to each of the Moonwater Office Portfolio Properties:

Portfolio Summary
Property Name	Year Built/Renovated	Net Rentable Area (SF)	Occ. (%)(1)	Allocated Whole Loan Amount	Appraised Value
6543 Las Vegas Boulevard South	2007 / 2018	102,276	100.0%	$45,632,000	$66,700,000
6226 West Sahara Avenue	1982 / NAP	292,180	100.0%	$27,608,000	$40,600,000
10190 Covington Cross Drive	1997 / NAP	75,588	100.0%	$13,300,000	$26,600,000
1450 Center Crossing Road	2004 / NAP	52,975	100.0%	$13,250,000	$26,500,000
6551 Las Vegas Boulevard South	2007 / 2018	31,105	100.0%	$9,250,000	$18,500,000
9901-9921 Covington Cross Drive	1998 / NAP	57,196	60.1%	$6,960,000	$17,400,000
Total / Wtd. Avg.		611,320	96.3%	$116,000,000	$196,300,000
(1)	Occupancy is as of October 7, 2021 for the 9901-9921 Covington Cross Drive property and December 30, 2021 for the remaining properties.

COVID-19 Update. As of the date of this term sheet, the Moonwater Office Portfolio Properties were open and operating, there have been no loan modification or forbearance requests on the Moonwater Office Portfolio Loan, and all debt service payments have been made. All tenants at the Moonwater Office Portfolio Properties are current on rent payments in January 2022 and February 2022 and were not granted any COVID-19-related rent relief.

Major Tenants.

Nevada Power Company (292,180 square feet; 47.8% of NRA; 24.2% of underwritten base rent; Moody’s/S&P: Baa1/A). Nevada Power Company provides a wide range of energy services to nearly 1.3 million electric customers throughout the state and more than 50 million tourists annually. Nevada Power Company has served citizens in northern Nevada for more than 150 years, and southern Nevada since 1906. Nevada Power Company utilizes the 6226 West Sahara Avenue property as its corporate headquarters and has been located at the property since 1984. Nevada Power Company has two, five-year extension options. Nevada Power Company has an option to purchase the 6226 West Sahara Avenue property in January 2024 and in January 2039 (assuming it exercises is remaining extension options) with 360 days’ prior notice at a price equal to the fair market value of the mortgaged property.

WeWork (102,276 square feet; 16.7% of NRA; 31.1% of underwritten base rent; NYSE: WE). WeWork was founded in 2010 with the vision to create environments where people and companies come together and do their best work. Since opening their first location in New York City, they have grown into a global flexible space provider of traditional offices, shared workspaces and office suites with private amenities used by freelancers and small start-ups to Fortune 500 companies. WeWork operates in more than 700 locations globally in 150 cities and 38 countries. WeWork has two, five-year extension options and subleases approximately 50% of its space at the 6543 Las Vegas Boulevard South property (51,138 square of its 102,276 square feet) to DraftKings. The WeWork lease is structured with a $8 million surety bond (the “WeWork Surety Bond”) in place with Philadelphia Insurance Company. The WeWork Surety Bond amount will be reduced to $6 million in November 2022, $4 million in November 2023, reduced to $2 million in November 2024 and reduced to $0 in

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November 2025. The borrower may draw on the WeWork Surety Bond in whole or in part on or after (i) an event of default, (ii) the tenant terminating the WeWork Surety Bond without a substitute surety bond at least 30 days in advance of its expiration date, (iii) the WeWork Surety Bond not being renewed within 30 days of its expiration date or (iv) the bankruptcy, insolvency, reorganization or any other debtor creditor proceeding against the tenant.

Coin Cloud (75,588 square feet; 12.4% of NRA; 14.7% of underwritten base rent). Coin Cloud is the world’s largest network of two-way digital currency machines, providing a way for people to buy and sell Bitcoin and other digital currencies. Coin Cloud has two, five-year extension options. Additionally, Coin Cloud has the right to terminate its lease on July 31, 2028 with 12 months’ notice and payment of a termination fee. An excess cash flow sweep would commence in the event Coin Cloud provides notice to terminate (see “Specified Tenant Trigger Period” below).

Environmental. According to Phase I environmental assessments dated October 15, 2021 and October 18, 2021, there was no evidence of any recognized environmental conditions at the Moonwater Office Portfolio Properties.

Historical and Current Occupancy
2018(1)(2)	2019(1)(2)	2020(1)	Current(3)
N/A	N/A	93.5%	96.3%
(1)	Historical occupancies are as of December 31 of each respective year.

(2)	2018 and 2019 occupancies are unavailable as several of the Moonwater Office Portfolio Properties were recently acquired.

(3)	Current occupancy is as of October 7, 2021 for the 9901-9921 Covington Cross Drive property and December 30, 2021 for the remaining properties.

Top Tenant Summary(1)
Tenant	Property	Ratings (Moody’s/S&P/ Fitch)(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF(3)	UW Base Rent(3)	% of Total UW Base Rent(3)	Lease Expiration Date
Nevada Power Company(4)	6226 West Sahara Avenue	Baa1/A/NR	292,180	47.8%	$10.57	$3,089,000	24.2%	1/31/2029
WeWork(5)	6543 Las Vegas Boulevard South	NR/NR/NR	102,276	16.7%	$38.83	$3,971,269	31.1%	10/31/2034
Coin Cloud(6)	10190 Covington Cross Drive	NR/NR/NR	75,588	12.4%	$24.72	$1,868,535	14.7%	7/31/2031
Diamond Resort Corporation	1450 Center Crossing Road	NR/B+/ BB-	52,975	8.7%	$30.81	$1,632,419	12.8%	12/31/2023
Amazon.com Services, Inc.(7)	6551 Las Vegas Boulevard South	A1/AA/AA-	31,105	5.1%	$37.06	$1,152,646	9.0%	12/31/2026
DeVry Education Group, Inc.(8)	9901-9920 Covington Cross Drive	NR/NR/NR	23,381	3.8%	$29.64	$693,069	5.4%	7/31/2028
Adtalem Global Education Inc.(9)	9901-9920 Covington Cross Drive	B1/BB-/NR	10,969	1.8%	$31.21	$342,324	2.7%	7/31/2028
Total Major Tenants			588,474	96.3%	$21.66	$12,749,263	100.0%

Other Tenants			0	0.0%	$0.00	$0	0.0%

Occupied Collateral Total / Wtd. Avg.			588,474	96.3%	$21.66	$12,749,263	100.0%
Vacant Space			22,846	3.7%

Collateral Total			611,320	100.0%

(1)	Based on the underwritten rent rolls dated October 7, 2021 for the 9901-9921 Covington Cross Drive property and December 30, 2021 for the remaining properties.

(2)	In certain instances, ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.

(3)	Base Rent PSF, UW Base Rent and % of Total UW Base Rent include rent steps occurring through September 1, 2022 and the average rent over the lease term for investment grade tenants.

(4)	Nevada Power Company has two, five-year extension options.

(5)	WeWork has two, five-year extension options. WeWork subleases approximately 50% of its space at the 6543 Las Vegas Boulevard South property (51,138 square feet of its 102,276 square feet) to DraftKings.

(6)	Coin Cloud has two, five-year extension options. Additionally, Coin Cloud has the right to terminate its lease on July 31, 2028 with 12 months’ notice and payment of a termination fee.

(7)	Amazon.com Services, Inc. has three, five-year extension options. Additionally, Amazon.com Services, Inc. has the one-time right to terminate its lease in November 2024 with 12 months’ notice and payment of a termination fee.

(8)	DeVry Education Group, Inc. has one, five-year extension option.

(9)	Adtalem Global Education Inc. has one, five-year extension option.

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No. 9 – Moonwater Office Portfolio

Lease Rollover Schedule(1)(2)(3)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	NAP	22,846	3.7%	NAP	NAP	22,846	3.7%	NAP	NAP
2022 & MTM	0	0	0.0	$0	0.0%	22,846	3.7%	$0	0.0%
2023	1	52,975	8.7	1,632,419	12.8	75,821	12.4%	$1,632,419	12.8%
2024	0	0	0.0	0	0.0	75,821	12.4%	$1,632,419	12.8%
2025	0	0	0.0	0	0.0	75,821	12.4%	$1,632,419	12.8%
2026	1	31,105	5.1	1,152,646	9.0	106,926	17.5%	$2,785,065	21.8%
2027	0	0	0.0	0	0.0	106,926	17.5%	$2,785,065	21.8%
2028	2	34,350	5.6	1,035,393	8.1	141,276	23.1%	$3,820,458	30.0%
2029	1	292,180	47.8	3,089,000	24.2	433,456	70.9%	$6,909,458	54.2%
2030	0	0	0.0	0	0.0	433,456	70.9%	$6,909,458	54.2%
2031	1	75,588	12.4	1,868,535	14.7	509,044	83.3%	$8,777,994	68.9%
2032	0	0	0.0	$0	0.0	509,044	83.3%	$8,777,994	68.9%
2033 & Beyond	1	102,276	16.7	$3,971,269	31.1	611,320	100.0%	$12,749,263	100.0%
Total	7	611,320	100.0%	$12,749,263	100.0%
(1)	Based on the underwritten rent rolls dated October 7, 2021 for the 9901-9921 Covington Cross Drive property and December 30, 2021 for the remaining properties.

(2)	Certain tenants may have termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Rollover Schedule.

(3)	Base Rent includes rent steps occurring through September 1, 2022 and the average rent over the lease term for investment grade tenants.

Operating History and Underwritten Net Cash Flow(1)
	2020	TTM(2)	Underwritten	Per Square Foot	%(3)
Base Rent(4)(5)	$10,466,529	$12,255,375	$12,417,999	$20.31	86.2%
Rent Steps(6)	0	0	331,263	0.54	2.3
Potential Vacant Income	0	0	685,380	1.12	4.8
Gross Potential Rent	$10,466,529	$12,255,375	$13,434,643	$21.98	93.3%
Total Reimbursements	189,072	175,803	967,226	1.58	6.7
Total Other Income	0	0	0	0.00	0.0
Net Rental Income	$10,655,601	$12,431,178	$14,401,868	$23.56	100.0%
(Vacancy/Credit Loss)	0	0	(1,170,674)	(1.91)	(8.1)
Effective Gross Income	$10,655,601	$12,431,178	$13,231,194	$21.64	91.9%
Total Expenses	2,469,360	2,406,855	2,754,101	4.51	20.8
Net Operating Income	$8,186,241	$10,024,323	$10,477,093	$17.14	79.2%
Total TI/LC, Capex/RR	0	0	770,085	1.26	5.8
Net Cash Flow	$8,186,241	$10,024,323	$9,707,007	$15.88	73.4%
(1)	Historical information prior to 2020 is unavailable as several of the Moonwater Office Portfolio Properties were recently acquired.

(2)	TTM represents the trailing 12 months ending July 31, 2021.

(3)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of the fields.

(4)	Base Rent is based on the underwritten rent rolls dated October 7, 2021 for the 9901-9921 Covington Cross Drive property and December 30, 2021 for the remaining properties.

(5)	The increase in Base Rent from 2020 through Underwritten is driven by leasing velocity as WeWork and Amazon.com Services, Inc. both had executed leases in 2019 that had free rent periods which burned off in 2020 as well as Coin Cloud’s lease which was executed in 2021.

(6)	Rent Steps totaling $331,263 are taken through September 1, 2022.

The Market. The Moonwater Office Portfolio Properties are located in Las Vegas, Nevada, within the West Las Vegas office submarket. According to the appraisal, as of the second quarter of 2021, the West Las Vegas office submarket had a total office inventory of 8,002,377 square feet with a vacancy rate of 14.7% and an average asking rent of $1.85 per square foot per month.

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No. 9 – Moonwater Office Portfolio

The Borrowers. The borrowers are PREH Power House TSSP LLC, Power House TSSP, LLC and MRK Power House TSSP LLC, each a Delaware limited liability company and tenants-in-common. Each entity has waived any rights it may have to partition the properties or any part thereof. Each borrower is structured to be a single purpose bankruptcy-remote entity, having one independent director in its organizational structure. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Moonwater Office Portfolio Whole Loan.

The Borrower Sponsor. The borrower sponsors and non-recourse carveout guarantors are Ofir Hagay, Keith Kantrowitz and Ryan Tedder. Ofir Hagay is the chief executive officer of Moonwater Capital and has over 25 years’ experience in real estate development, international business, executive management and business consulting. Over the past 10 years, Hagay has acquired and leased 13 office properties in the Las Vegas area. Keith Kantrowitz has over 40 years of commercial real estate experience and is president of Power Express Mortgage Bankers, which currently services approximately $1 billion loans on behalf of Freddie Mac. Ryan Tedder is the lead vocalist of the band OneRepublic and invests in real estate holdings through Patriot Real Estate Holdings, LLC. Patriot Estate Holdings, LLC has a portfolio that includes office, retail, multifamily and single family rental properties.

Property Management. The Moonwater Office Portfolio Properties are managed by SKR Real Estate Services, LLC.

Escrows and Reserves. At origination of the Moonwater Office Portfolio Whole Loan, the borrowers funded reserves of (i) approximately $95,265 for real estate taxes, (ii) $24,682 for insurance premiums, (iii) $780,000 for a leasing reserve for the 9901-9921 Covington Cross Drive property, (iv) approximately $30,063 for immediate repairs and (iv) approximately $1,884,865 into a reserve for certain unfunded obligations, including tenant improvements and leasing commissions and capital expenses.

Tax Escrows – On a monthly basis, the borrowers are required to deposit 1/12th of an amount which would be sufficient to pay taxes for the next ensuing 12 months (currently equivalent to approximately $47,633 a month).

Insurance Escrows – On a monthly basis, the borrowers are required to deposit 1/12th of an amount which would be sufficient to pay taxes for the next ensuing 12 months (currently equivalent to approximately $24,682 a month).

Replacement Reserve – On a monthly basis, the borrowers are required to fund a replacement reserve of approximately $13,231, subject to a cap of approximately $366,750.

Rollover Reserve – On a monthly basis, the borrowers are required to fund a tenant improvement and leasing commission reserve in the amount of approximately $76,442, subject to a cap of approximately $6,100,000.

Lockbox / Cash Management. The Moonwater Office Portfolio Whole Loan is structured with a hard lockbox and springing cash management. The borrowers are required to cause each tenant at the Moonwater Office Portfolio Properties to deposit rents directly into a lender-controlled lockbox account. In addition, the borrowers are required to cause all rents received by the borrowers or property managers with respect to the Moonwater Office Portfolio Properties to be deposited into such lockbox account. All amounts in the lockbox account are remitted on each business day to the borrowers at any time other than during the continuance of a Trigger Period (as defined below), and during the continuance of a Trigger Period are required to be remitted to a lender-controlled cash management account on each business day to be applied and disbursed in accordance with the Moonwater Office Portfolio Whole Loan documents. Upon the occurrence of a Trigger Period all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the Moonwater Office Portfolio Whole Loan documents are required to be held by the lender in an excess cash flow reserve account as additional collateral for the Moonwater Office Portfolio Whole Loan.

A “Trigger Period” means a period commencing upon the earliest to occur of (i) an event of default under the Moonwater Office Portfolio Whole Loan, (ii) the debt service coverage ratio of the Moonwater Office Portfolio Whole Loan falling below 1.25x, and (iii) a Specified Tenant Trigger Period (as defined below). A Trigger Period will expire upon, with respect to clause (i), the cure of such event of default, with respect to clause (ii) the date the debt service coverage ratio of the Moonwater Office Portfolio Whole Loan is greater than or equal to 1.30x for one calendar quarter, and with respect to clause (iii) above, the end of such Specified Tenant Trigger Period.

A “Specified Tenant Trigger Period” means a period commencing upon the earliest to occur of (i) a Specified Tenant (as defined below) being in default under its lease beyond applicable notice and cure periods, (ii) a Specified Tenant failing to be in physical possession of its space, (iii) a Specified Tenant giving notice to terminate or actually terminating its lease for all or a portion of its space, (iv) any bankruptcy or insolvency of a Specified Tenant, (v) a Specified Tenant failing to extend or renew its lease prior to the applicable Specified Tenant Extension Deadline (as defined below) or (vi) with respect to the WeWork lease, the undrawn amount of the WeWork Surety Bond dated June 13, 2019 made by and between Philadelphia Indemnity Insurance Company and WeWork being reduced to an amount equal to one years’ worth of rent due under the WeWork lease, then upon the downgrade of the credit rating of WeWork below “CCC+” by S&P (or another agencies’ rated equivalent). A Specified Tenant Trigger Period will expire when (i) the applicable Specified Tenant Cure Conditions (as defined below) are satisfied or (ii) the borrower leasing 80% or more of the applicable Specified Tenant’s space with a minimum lease term of five years, the new tenant being in occupancy, open and operating and paying full rent under its lease.

The “Specified Tenant Cure Conditions” are, with respect to clause (i) above, the cure of such event of default, with respect to clause (ii) above, the applicable Specified Tenant being in actual, physical possession of its space, open for business, and not dark on any

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portion of its space, with respect to clause (iii) above, the Specified Tenant revoking all termination notices and re-affirming its lease as being in full force and effect, with respect to clause (iv) above, the applicable Specified Tenant no longer being subject to such bankruptcy or insolvency proceedings, with respect to clause (v) above, the applicable Specified Tenant renewing or extending its lease in accordance with applicable lease terms and with respect to clause (vi) above, the credit rating of WeWork being rated “CCC+” or higher by S&P (or equivalent rating of another agency).

In addition, in the event of a Specified Tenant Trigger Period relating to CoinCloud, upon deposit of excess cash flow into the excess cash flow reserve in an amount equal to one years’ rent payable by CoinCloud Tenant under its applicable Lease and provided no other Trigger Period is then continuing, such amount shall be transferred to a CoinCloud leasing reserve account and disbursed in accordance with the Moonwater Office Portfolio Whole Loan documents. In this event, the Specified Tenant Trigger Period will be cured and no further excess cash flow will be required to be deposited with respect to such Specified Tenant Trigger Period (and for the avoidance of doubt, to the extent any other Trigger Period is then continuing, excess cash flow shall continue to be required to be deposited into the excess cash flow reserve).

A “Specified Tenant” is (i) WeWork, Nevada Power Company, and Coin Cloud and (ii) any other lessee(s) or lease guarantors of the Specified Tenant space.

The “Specified Tenant Extension Deadline” means the earlier to occur of (i) one year (or 24 months with respect to the Nevada Power Company lease) prior to the expiration of the applicable term of the Specified Tenant’s lease and (ii) the renewal notice period under the applicable Specified Tenant lease.

Subordinate and Mezzanine Debt. None.

Partial Release. Provided no event of default has occurred or is continuing, the borrowers have the right to release the 6226 West Sahara Avenue property (i) on or prior to the Release Date, upon the proper exercise by Nevada Power Company of its purchase option under the terms of its lease and (ii) after the Release Date, for any reason. Provided no event of default has occurred or is continuing and only if a Specified Tenant Trigger Period has occurred for WeWork’s leased premises, the borrowers have the right to release the 6543 Las Vegas Boulevard South property any time following the Release Date with 30 days’ written notice. For both the 6226 West Sahara Avenue property release and the 6543 Las Vegas Boulevard South property release, the following conditions must be met: (i) the debt service coverage ratio and debt yield with respect to the remaining properties being greater than the greater of (1) the debt service coverage ratio and debt yield of the remaining properties prior to such release and (2) the debt service coverage ratio and debt yield of the Moonwater Office Portfolio Whole Loan at the origination date (1.42x and 9.0%, respectively); (ii) the loan-to-value ratio of the remaining properties being no greater than the lesser of (1) 59.1% or (2) the loan-to-value ratio of all the remaining properties prior to the release; (iii) borrowers’ payment of the greater of (1) 120% of the allocated loan amount and (2) 100% of the net sales proceeds and any other charges under the Moonwater Office Portfolio Whole Loan agreement; (iv) rating agency confirmation and delivery of REMIC opinions; and (v) other conditions as described in the Moonwater Office Portfolio Whole Loan documents.

Ground Lease. None.

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No. 10 – 26 Broadway

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No. 10 – 26 Broadway

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No. 10 – 26 Broadway

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	BMO	Single Asset / Portfolio:	Single Asset
		Title:	Fee
Original Principal Balance(1):	$33,900,000	Property Type – Subtype:	Office – CBD
Cut-off Date Principal Balance(1):	$33,900,000	Net Rentable Area (SF):	839,712
% of IPB:	3.3%	Location:	New York, NY
Loan Purpose:	Refinance	Year Built / Renovated:	1885-1926 / NAP
Borrower:	Broadway 26 Waterview LLC	Occupancy:	82.2%
Borrower Sponsors:	Meyer Chetrit and Jacob Chetrit	Occupancy Date:	1/1/2022
Interest Rate:	4.91000%	4th Most Recent NOI (As of):	$20,385,095 (12/31/2018)
Note Date:	2/4/2022	3rd Most Recent NOI (As of):	$20,387,313 (12/31/2019)
Maturity Date:	2/6/2032	2nd Most Recent NOI (As of):	$21,164,917 (12/31/2020)
Interest-only Period:	120 months	Most Recent NOI (As of)(4):	$16,131,665 (TTM 10/31/2021)
Original Term:	120 months	UW Economic Occupancy:	83.1%
Original Amortization Term:	None	UW Revenues:	$34,094,760
Amortization Type:	Interest Only	UW Expenses:	$13,561,974
Call Protection(2):	L(26),D(89),O(5)	UW NOI(4):	$20,532,786
Lockbox / Cash Management:	Hard / Springing	UW NCF:	$19,297,174
Additional Debt(1):	Yes	Appraised Value / Per SF:	$465,000,000 / $554
Additional Debt Balance(1):	$79,100,000 / $177,000,000 / $40,000,000	Appraisal Date:	11/3/2021
Additional Debt Type(1):	Pari Passu / Subordinate / Mezzanine

Escrows and Reserves(2)				Financial Information(1)
	Initial	Monthly	Initial Cap		Senior	Whole	Total Debt
Taxes:	$1,311,712	$582,236	N/A	Cut-off Date Loan / SF:	$135	$345	$393
Insurance:	$468,282	$46,828	N/A	Maturity Date Loan / SF:	$135	$345	$393
Replacement Reserves:	$1,500,000	$13,995	N/A	Cut-off Date LTV:	24.3%	62.4%	71.0%
Rollover Reserves:	$0	$89,974	$5,250,000	Maturity Date LTV:	24.3%	62.4%	71.0%
Deferred Maintenance:	$5,000	$0	N/A	UW NCF DSCR:	3.43x	1.34x	1.07x
Other(3):	$34,596,450	$0	N/A	UW NOI Debt Yield:	18.2%	7.1%	6.2%

Sources and Uses
Sources	Proceeds		% of Total	Uses	Proceeds		% of Total
Senior Notes	$113,000,000		34.2%	Payoff Existing Debt	$272,048,075		82.4%
Subordinate Notes	177,000,000		53.6	Reserves	37,881,444		11.5
Mezzanine Loan	40,000,000		12.1	Closing Costs	18,947,266		5.7
				Principal Equity Distribution	1,123,215		0.3
Total Sources	$330,000,000		100.0%	Total Uses	$330,000,000		100.0%

(1)	The 26 Broadway Mortgage Loan (as defined below) is part of the 26 Broadway Whole Loan (as defined below), which is comprised of six pari passu senior promissory notes with an aggregate original principal balance of $113,000,000 (collectively, the “26 Broadway Senior Loan”) and two pari passu promissory notes that are subordinate to the 26 Broadway Senior Loan with an aggregate original principal balance of $177,000,000 (collectively, the “26 Broadway Subordinate Debt”, and together with the 26 Broadway Senior Loan, the “26 Broadway Whole Loan”). Concurrently with the origination of the 26 Broadway Whole Loan, a $40.0 million 26 Broadway Mezzanine Loan (as defined below) was originated. For a full description of the 26 Broadway Mezzanine Loan, please refer to the “Subordinate and Mezzanine Debt” section below. The 26 Broadway total debt is comprised of the 26 Broadway Whole Loan and the 26 Broadway Mezzanine Loan (collectively, the “26 Broadway Total Debt”).

(2)	See “Escrows and Reserves” below for further discussion of reserve requirements.

(3)	Includes $31,000,000 reserve (the “Court of Claims Reserve”) related to a lease with the People of the State of New York (Court of Claims), representing primarily unpaid tenant improvement and leasing commission obligations and rent abatement amounts. The borrower delivered an executed copy of the Court of Claims lease on January 31, 2022, among other release conditions that were satisfied, resulting in approximately $28,629,179 of the Court of Claims Reserve being released to the borrower in accordance with the terms of the 26 Broadway Whole Loan documents. The remaining amount in the Court of Claims Reserve (approximately $2,370,821) is required to be released to the borrower to replicate full contractual rents under the lease of approximately $838,906 through July 2022 and to pay certain tenant improvement and leasing commission expenses of approximately $1,531,915 in accordance with the terms of the 26 Broadway Whole Loan documents.

(4)	The increase in UW NOI over Most Recent NOI is primarily due to rent steps taken through April 2023 of approximately $1,961,440 and straight line rent through the shorter of the loan term and the lease term for investment grade tenants of approximately $1,299,936.

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No. 10 – 26 Broadway

The Loan. The tenth largest mortgage loan (the “26 Broadway Mortgage Loan”) is part of a loan combination (the “26 Broadway Whole Loan”) that is evidenced by six pari passu promissory notes and two subordinate pari passu companion notes in the aggregate original principal amount of $290,0000,000. The 26 Broadway Whole Loan has a 10-year term, is interest-only for the full term of the loan and accrues interest at a rate of 4.91000% per annum. The 26 Broadway Whole Loan was originated on February 4, 2022, by Bank of Montreal and Starwood Mortgage Capital LLC. The 26 Broadway Whole Loan is secured by a first priority mortgage on the borrower’s fee simple interest in an 839,712 square foot, 29-story office building located in Manhattan, New York (the “26 Broadway Property”). The 26 Broadway Mortgage Loan is evidenced by the non-controlling promissory Notes A-3 and A-5, with an aggregate principal balance as of the Cut-off Date of $33,900,000. The 26 Broadway Whole Loan will be serviced pursuant to the trust and servicing agreement for the BWAY 2022-26BW securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “The Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the Preliminary Prospectus.

The following table presents certain information relating to the loan structure of the 26 Broadway Whole Loan:

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$22,600,000	$22,600,000	BWAY 2022-26BW	No
A-2	$22,600,000	$22,600,000	BWAY 2022-26BW	No
A-3	$20,000,000	$20,000,000	BBCMS 2022-C15	No
A-4	$20,000,000	$20,000,000	MSC 2022-L8(1)	No
A-5	$13,900,000	$13,900,000	BBCMS 2022-C15	No
A-6	$13,900,000	$13,900,000	MSC 2022-L8(1)	No
Total Senior Notes	$113,000,000	$113,000,000
B-1	$88,500,000	$88,500,000	BWAY 2022-26BW	Yes
B-2	$88,500,000	$88,500,000	BWAY 2022-26BW	No
Total	$290,000,000	$290,000,000
(1)	MSC 2022-L8 is expected to close on April 7, 2022.

The Property. The 26 Broadway Property comprises a Class A office building in the Financial District of Manhattan with 29 stories and 839,712 square feet of office space. The 26 Broadway Property was built between 1885 and 1926 as the headquarters for John D. Rockefeller’s Standard Oil Company and has remained a fixture of the Lower Manhattan skyline known for its curved, limestone façade that wraps around adjacent Broadway. In 1995, the New York City Landmarks Preservation Commission designated the 26 Broadway Property as an official New York City landmark. Standard Oil Company, its successor companies and related firms in the oil, pipeline, and drilling industry were the sole tenants at the 26 Broadway Property until 1956, and the 26 Broadway Property has since housed a diverse roster of tenants.

The 26 Broadway Property is surrounded by a number of restaurants and attractions. Additionally, the 26 Broadway Property is in close proximity to several subway stations providing tenants access throughout Manhattan and Greater New York City via the 2, 3, 5, J, R, W and Z trains. Further accessibility is provided by the South Ferry Station, which provides access to Brooklyn, New Jersey and Staten Island via the NY Waterway ferry system.

The 26 Broadway Property has three arched entranceways along Broadway. The 26 Broadway Property also features a historic 40-foot-high lobby which is clad in gray stone and adorned with numerous pediments and clocks with 23 passenger elevators and three freight elevators. In addition to spacious office floorplans with high ceiling heights of 12 feet, the 26 Broadway Property also features a bike room for an alternative means of transportation to and from work.

As of January 1, 2022, the 26 Broadway Property is 82.2% leased to 44 tenants, including education organizations, media companies, law firms, and one co-working tenant.

COVID-19 Update. As of the date of this term sheet, the 26 Broadway Property was open and operating, and no tenants have requested or received rent relief or lease modifications. All tenants are current on their lease obligations. As of April 6, 2022, the 26 Broadway Whole Loan is not subject to any modification or forbearance request. Tenants representing approximately 100.0% of the occupied square feet at the 26 Broadway Property and approximately 100.0% of the underwritten base rent made their February 2022 and March 2022 rental payments.

Environmental. According to the Phase I environmental assessment dated November 23, 2021, there was no evidence of any recognized environmental conditions at the 26 Broadway Property.

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No. 10 – 26 Broadway

Major Tenants.

New York City Department of Education (Construction Authority) (288,090 square feet, 34.3% of NRA, 40.8% of underwritten rent). The New York City Department of Education (Construction Authority) (“New York City Department of Education”) is the largest system of public schools in the United States, serving approximately 1.1 million students each year. According to the company website, the New York City Department of Education operates over 1,800 schools and has an annual budget of $38.0 billion for the 2021-2022 school year. New York City Department of Education’s network of schools also includes approximately 77,000 teachers. The New York City Department of Education has expanded since its initial lease in 2008. The New York City Department of Education leases 288,090 square feet at the 26 Broadway Property pursuant to two separate leases with a weighted average lease term (“WALT”) of approximately 18 years. The leases include (i) a 106,431 square feet lease (Suite 100), which expires on March 14, 2041, as to which the tenant has a termination option effective March 15, 2031, with 12-months’ notice and no termination fee and (ii) a 181,659 square feet lease (Suites 400 through 700), which expires on January 26, 2039, as to which the tenant has an ongoing termination option after December 31, 2029, with 15-months’ notice and no termination fee. The New York Department of Education has no lease renewal options.

Live Primary, LLC (73,565 square feet, 8.8% of NRA, 7.7% of underwritten rent). Live Primary, LLC (“Live Primary”) is a co-working tenant occupying the entire 3rd floor as well as a portion of the 8th floor of the 26 Broadway Property. Live Primary offers 24/7 access with numerous fitness studio classes, Peloton bicycles, and concierge services. Live Primary has a lease expiration of December 31, 2027, with one five-year lease renewal option and no unilateral termination options. Live Primary has a partial rent abatement through March 2023.

People of the State of New York (Court of Claims) (43,769 square feet, 5.2% of NRA, 7.2% of underwritten rent). People of the State of New York (Court of Claims) (“Court of Claims”) is the exclusive forum for civil litigation that seeks damages against the State of New York or certain other State-related entities. The court is part of the New York State Unified Court System and is governed by judges appointed by both the Governor and State Senate of New York. Court of Claims has a lease expiration of January 31, 2032, with no lease renewal options and no unilateral termination options. The lease has a rent abatement period which ends July 31, 2022.

NYFA 26 Broadway LLC (New York Film Academy) (43,865 square feet, 5.2% of NRA, 5.9% of underwritten rent). The New York Film Academy (“NYFA”) is an acting and film school based in New York City. NYFA is currently subleasing its space to two separate tenants, (i) New York City Charter School of the Arts (approximately 26,208 square feet) through June 2028 at a higher contractual rent (currently $44.44 per square foot) than is due from NYFA (currently $41.48 per square foot), and (ii) Empire Education d/b/a Mildred Elley College (approximately 17,657 square foot), which has been a subtenant since 2016 and most recently renewed for a three-year term in September 2020 at a contractual rent of $43.82 per square foot. Underwritten rent for NYFA is based on the original lease rent of $41.48 per square feet. NYFA has a lease expiration of June 28, 2030, with no lease renewal options and no unilateral termination options.

Jigsaw Productions LLC (29,590 square feet, 3.5% of NRA, 4.4% of underwritten rent). Jigsaw Productions LLC ("Jigsaw") is a production studio helmed by Academy Award-winning filmmaker Alex Gibney, a documentary filmmaker. Founded in 1978, the company acts as an incubator for diverse filmmakers. Through a partnership with Imagine Entertainment, a global entertainment corporation, Jigsaw has further expanded into feature films and television series. Jigsaw signed an initial lease at the 26 Broadway Property in 2016 and has since expanded three separate times on the 13th floor. Jigsaw leases 29,590 square feet at the 26 Broadway Property pursuant to three separate leases with a WALT of approximately five years. The leases include (i) a 23,640 square feet lease (Suites 76, 1300 and 1301), which expires on May 1, 2027, as to which the tenant has no termination option and no lease renewal option, (ii) a 3,250 square feet lease (Suite 1307) which expires January 31, 2023, as to which the tenant has no termination option and a renewal option through May 1, 2027 and (iii) 2,700 square feet leased on a month to month basis (1,400 square feet of which has successive one-year renewal options through the expiration date of the tenant’s lease for Suites 76, 1300 and 1301).

Historical and Current Occupancy
2019(1)	2020(1)	TTM(2)	Current(3)
92.2%	83.1%	82.2%	82.2%
(1)	Historical Occupancies are as of December 31 of each respective year.

(2)	TTM reflects the trailing 12 months ending in October 31, 2021.

(3)	Current Occupancy is as of January 1, 2022.

The Market. The 26 Broadway Property is situated on the southern tip of Manhattan, in the Financial District, which serves as a leading global financial center with several financial exchanges headquartered in the area, including the New York Mercantile Exchange, the New York Board of Trade, NASDAQ and the New York Stock Exchange. Manhattan’s Financial District benefits from access to public transportation with 2, 3, 5, J, R, W and Z trains servicing numerous subway stations in the area. Additionally, the Financial District is serviced by several ferry stops and a Port Authority Trans-Hudson station, which provide connectivity to nearby New Jersey. Access to the 26 Broadway Property is also provided by Franklin D. Roosevelt East River Drive and the Joe DiMaggio Highway which intersect and run along the perimeter of the Financial District.

According to a third-party report dated as of January 3, 2022, the Downtown office submarket, in which the 26 Broadway Property is located, is the second largest of the seven distinct New York Metropolitan (“NY Metro”) submarkets with 73.1 million square feet, amounting to 19.7% of the total NY Metro inventory, surpassed only by the Grand Central submarket. In the ten-year period beginning

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No. 10 – 26 Broadway

with the fourth quarter of 2011, new additions to the submarket totaled 8.1 million square feet, while 1.4 million square feet were removed by developer activity. The net total gain of 6.7 million square feet equates to an annualized inventory growth rate of 1.0%, exceeding the NY Metro growth rate by 0.5 percentage points over the same period. Additionally, as of the third quarter of 2021, the Downtown office submarket reported average asking rents of approximately $60.05 and a vacancy rate of 10.4%.

According to the appraisal, the 2020 population within a 0.25-, 0.50-, and 0.75-mile radius of the 26 Broadway Property was 12,478, 34,214, and 50,524, respectively. The 2020 median household income within the same radii was $157,778, $161,925, and $167,042, respectively.

Top Tenant Summary(1)
Tenant	Ratings Moody’s/ S&P/Fitch(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF(3)	UW Base Rent(3)	% of Total Base Rent	Lease Expiration Date
New York City Department of Education (Construction Authority)	Aa2/AA/AA-	288,090	34.3%	$44.44	$12,802,572	40.8%	Various(4)
Live Primary, LLC(5)	NR/NR/NR	73,565	8.8%	33.00	2,427,645	7.7%	12/31/2027
NYFA 26 Broadway LLC (New York Film Academy)(6)	NR/NR/NR	43,865	5.2%	42.52	1,864,989	5.9%	6/28/2030
People of the State of New York (Court of Claims)	Aa2/AA+/AA+	43,769	5.2%	51.64	2,260,362	7.2%	1/31/2032
Jigsaw Productions LLC	NR/NR/NR	29,590	3.5%	46.92	1,388,228	4.4%	Various(7)
Major Tenants Total		478,879	57.0%	$43.32	$20,743,796	66.1%
Other Tenants		211,586	25.2%	$50.36	$10,655,264	33.9%
Occupied Collateral Total / Wtd. Avg.		690,465	82.2%	$45.48	$31,399,060	100.0%
Vacant Space		149,247	17.8%
Total / Wtd. Avg.		839,712	100.0%

(1)	Based on underwritten rent roll dated January 1, 2022.

(2)	In certain instances, ratings provided are for the parent company or related government entity of the entity listed in the “Tenant” field whether or not the parent company or the government entity guarantees the lease.

(3)	UW Base Rent PSF and UW Base Rent include rent steps of approximately $1,961,400 through April 2023 and straight-lined rent of approximately $1,299,936 for investment grade tenants.

(4)	New York City Department of Education leases space at the 26 Broadway Property under two leases: (i) a 106,431 square foot lease (Suite 100), which expires on March 14, 2041, as to which the tenant has a termination option effective March 15, 2031, with 12-months’ notice and (ii) a 181,659 square foot lease (Suites 400 through 700), which expires on January 26, 2039, as to which the tenant has an ongoing termination option after December 31, 2029, with 15-months’ notice and no termination fee.

(5)	Live Primary has a partial rent abatement through March 2023.

(6)	NYFA is currently subleasing its space to two separate tenants, (i) New York City Charter School of the Arts (approximately 26,208 square feet) through June 2028 at a higher contractual rent (currently $44.44 per square foot) than is due from NYFA (currently $41.48 per square foot), and (ii) Empire Education d/b/a Mildred Elley College (approximately 17,657 square feet), which has been a subtenant since 2016 and most recently renewed for a three-year term in September 2020 at a contractual rent of $43.82 per square foot. Underwritten rent for NYFA is based on the original lease of $41.48 per square foot.

(7)	Jigsaw Productions LLC leases space at the 26 Broadway Property under three leases: (i) 23,640 square feet expiring May 1, 2027, (ii) 3,250 square feet expiring January 31, 2023 (with a renewal option through May 1, 2027), and (iii) 2,700 square feet leased on a month-to-month basis (1,400 square feet of which has successive one-year renewal options through the expiration date of the tenant’s lease for Suites 76, 1300 and 1301).

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No. 10 – 26 Broadway

Lease Rollover Schedule(1)(2)(3)
Year	Number of Leases Expiring	NRA Expiring	% of NRA Expiring	UW Base Rent Expiring(4)	% of UW Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring(4)	Cumulative % of UW Base Rent Expiring
Vacant	NAP	149,247	17.8%	NAP	NAP	149,247	17.8%	NAP	NAP
MTM	11	4,084	0.5	$114,540	0.4%	153,331	18.3%	$114,540	0.4%
2022	3	12,219	1.5	1,028,150	3.3	165,550	19.7%	$1,142,690	3.6%
2023	3	19,336	2.3	1,003,747	3.2	184,886	22.0%	$2,146,437	6.8%
2024	7	35,361	4.2	1,656,379	5.3	220,247	26.2%	$3,802,816	12.1%
2025	4	32,306	3.8	1,555,879	5.0	252,553	30.1%	$5,358,695	17.1%
2026	3	18,333	2.2	940,369	3.0	270,886	32.3%	$6,299,064	20.1%
2027	5	101,834	12.1	3,806,308	12.1	372,720	44.4%	$10,105,372	32.2%
2028	2	13,537	1.6	725,343	2.3	386,257	46.0%	$10,830,715	34.5%
2029	1	18,000	2.1	758,700	2.4	404,257	48.1%	$11,589,415	36.9%
2030	2	53,355	6.4	2,262,797	7.2	457,612	54.5%	$13,852,212	44.1%
2031	3	15,212	1.8	1,172,408	3.7	472,824	56.3%	$15,024,620	47.9%
2032 & Beyond	5	366,888	43.7	16,374,440	52.1	839,712	100.0%	$31,399,060	100.0%
Total/Wtd. Avg.	49	839,712	100.0%	$31,399,060	100.0%
(1)	Based on the underwritten rent roll dated January 1, 2022.

(2)	Certain leases may have termination options that are exercisable prior to the originally stated expiration date of the lease and that are not considered in this Lease Rollover Schedule.

(3)	Information includes leased storage space.

(4)	UW Base Rent Expiring and Cumulative UW Base Rent Expiring include rent steps of approximately $1,961,440 through April 2023 and straight-lined rent of approximately $1,299,936 for investment grade tenants.

Operating History and Underwritten Net Cash Flow
	2018	2019	2020	TTM(1)	Underwritten	Per Square Foot	%(2)
Rents in Place	$29,347,329	$31,101,158	$30,220,538	$26,039,156	$34,984,948	$41.66	86.2%
Rent Steps(3)	0	0	0	0	1,961,440	2.34	4.8
Straight Line Rent	0	0	0	0	1,299,936	1.55	3.2
Gross Potential Rent	$29,347,329	$31,101,158	$30,220,538	$26,039,156	$38,246,325	$45.55	94.3%
Total Reimbursements	3,117,216	3,379,561	3,239,469	2,857,517	2,316,385	2.76	5.7
Net Rental Income	$32,464,544	$34,480,720	$33,460,007	$28,896,673	$40,562,711	$48.31	100.0%
Vacancy(4)	0	0	0	0	(6,847,265)	(8.15)	(16.9)
Other Income	677,933	363,900	467,111	379,314	379,314	0.45	0.9
Effective Gross Income	$33,142,477	$34,844,620	$33,927,118	$29,275,988	$34,094,760	$40.60	84.1%
Total Expenses	$12,757,382	$14,457,307	$12,762,201	$13,144,323	$13,561,974	$16.15	39.8%
Net Operating Income(5)	$20,385,095	$20,387,313	$21,164,917	$16,131,665	$20,532,786	$24.45	60.2%
Cap Ex, Total TI/LC	0	0	0	0	1,235,611	1.47	3.6
Net Cash Flow	$20,385,095	$20,387,313	$21,164,917	$16,131,665	$19,297,174	$22.98	56.6%
(1)	TTM reflects the trailing 12 months ending October 31, 2021.

(2)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of the fields.

(3)	Underwritten Contractual Rent Steps through April 2023.

(4)	Underwritten Vacancy is based on 16.9% in-place vacancy according to the in-place rent roll.

(5)	The increase in UW NOI over Most Recent NOI is primarily due to rent steps taken through April 2023 of approximately $1,961,440 and straight line rent through the shorter of the loan term and the lease term for investment grade tenants of approximately $1,299,936.

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No. 10 – 26 Broadway

The appraisal identified six directly competitive comparable office buildings. The comparable buildings were built between 1927 and 1973 and range in size from 372,225 square feet to 870,000 square feet. Annual base rent per square foot ranged from $45.00 to $57.00 per square foot at these buildings.

The following table presents certain information relating to comparable office leases for the 26 Broadway Property:

Comparable Office Leases(1)

Property Name/Location	Year Built/ Renovated	NRA (SF)	Tenant	Lease Size (SF)	Rent PSF	Commencement	Lease Term (Years)	Lease Type
26 Broadway New York, NY	1885-1926 / NAP	839,712(2)	-	-	-	-	-	-
77 Water Street New York, NY	1969 / 2008	546,803	Impendi Analytics	7,354	$51.00	Jul-21	5.5 Yrs.	Modified Gross
88 Pine Street New York, NY	1973 / 2007	624,000	Land Bank of Taiwan	10,923	$47.00	Jun-21	11.8 Yrs.	Modified Gross
50 Broadway New York, NY	1927 / 2003	372,225	National Center for Law and Economic Justice	6,048	$45.00	May-21	10.4 Yrs.	Modified Gross
120 Wall Street New York, NY	1929 / 2013	618,801	Urban Homesteading Assistance Board	8,099	$51.00	Mar-21	15.1 Yrs.	Modified Gross
24 State Street New York, NY	1971 / NAP	870,000	TMP Worldwide (Radancy)	15,622	$53.00	Feb-21	5.3 Yrs.	Modified Gross
34 Whitehall Street New York, NY	1970 / 2002	705,782	IPC Systems, Inc.	26,652	$57.00	Feb-21	5.8 Yrs.	Modified Gross
(1)	Source: Appraisal.

(2)	Based on the underwritten rent roll dated as of January 1, 2022, with rent steps of approximately $1,961,440 through April 2023 and straight-lined rent of approximately $1,299,936 for investment grade tenants.

The Borrower. The borrower is Broadway 26 Waterview LLC, a Delaware limited liability company, structured to be a single purpose bankruptcy-remote entity with two independent directors. Counsel to the borrower provided a non-consolidation opinion in connection with the origination of the 26 Broadway Whole Loan.

The Borrower Sponsors. The borrower sponsors are Meyer Chetrit and Jacob Chetrit. The Chetrit Group, LLC (the “Chetrit Group”) is an experienced privately held New York City real estate development firm controlled by four brothers: two of which are the guarantors. Meyer Chetrit is a principal and the president of the Chetrit Group. Jacob Chetrit is among the principals of the Chetrit Group.

Property Management. The 26 Broadway Property is managed by JMS Management LLC, a Delaware corporation, an affiliate of the borrower sponsors.

Escrows and Reserves.

At origination, the borrower funded reserve funds of (i) $1,311,712 for taxes, (ii) $468,282 for insurance, (iii) $5,000 for required repairs (representing 110% of the estimated costs for required repairs to the 26 Broadway Property, consisting primarily of curing outstanding building code violations and correcting floor door opening for the Downtown Music LLC tenant on the 29th floor), (iv) $878,236 for tenant improvements and leasing commissions, (v) $1,500,000 for replacements, (vi) $1,699,032 for free rent, (vii) $1,019,182 for a Live Primary rent replication reserve on account of reduced monthly rent to be paid by Live Primary through March, 2023, which reserve is required to be disbursed to the borrower on each payment date in accordance with the schedule attached to the 26 Broadway Whole Loan documents, provided there is no continuing event of default or Cash Trap Period (as defined below), and (viii) $31,000,000 for a Court of Claims Lease (as defined below) reserve (representing primarily unpaid tenant improvement and leasing commission (“TI/LC”) obligations and rent abatement amounts), which reserve will be periodically disbursed to the borrower upon the lender’s receipt of proof of payment of TI/LC obligations and proof that the Court of Claims Tenant (as defined below) has commenced paying full contractual rent, provided there is no continuing event of default under the 26 Broadway Whole Loan documents. The borrower delivered an executed copy of the Court of Claims Lease on January 31, 2022, among other release conditions that were satisfied, resulting in approximately $28,629,179 of the Court of Claims Reserve being released to the borrower in accordance with the terms of the 26 Broadway Whole Loan documents. The remaining amount in the Court of Claims Reserve (approximately $2,370,821) is required to be released to the borrower to replicate full contractual rents under the lease of approximately $838,906 through July 2022 and to pay certain tenant improvement and leasing commission expenses of approximately $1,531,915 in accordance with the terms of the 26 Broadway Whole Loan documents.

Tax Escrows – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated real estate taxes, which currently equates to approximately $582,236.

Insurance Escrows – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated insurance premiums, which currently equates to $46,828 for insurance reserves.

Replacement Reserve – On a monthly basis, the borrower is required to escrow $13,995 for replacement reserves.

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No. 10 – 26 Broadway

Rollover Reserve – On a monthly basis, the borrower is required to escrow $89,974 for rollover reserves. The borrower’s obligation to make the monthly deposits will be suspended if and for so long as the balance of funds then on deposit in such reserve equals or exceeds $5,250,000 (the “Rollover Reserve Cap”); provided, however, that if the balance on deposit in such reserve at any time thereafter falls below the Rollover Reserve Cap, the borrower’s obligation to make the monthly deposits will thereafter recommence until the balance of funds on deposit once again equals or exceeds the Rollover Reserve Cap.

Lockbox / Cash Management. The 26 Broadway Whole Loan is structured with a hard lockbox and springing cash management. The borrower is required to direct each tenant to remit all rents directly to a lender-controlled lockbox account. In addition, the borrower is required to cause all cash revenues relating to the 26 Broadway Property and all other money received by the borrower or the 26 Broadway property manager with respect to the 26 Broadway Property (other than tenant security deposits) to be deposited into the lockbox account or a lender-controlled cash management account within three business day of receipt. If no Cash Trap Period is in effect, all funds in the lockbox account will be transferred to the borrower each day. During the continuance of a Cash Trap Period, all funds in the lockbox account are required to be swept each day into a lender-controlled cash management account.

On each due date during the continuance of a Cash Trap Period, provided no event of default has occurred or is continuing, all funds on deposit in the cash management account are required to be applied to tax reserves, insurance premium reserves, debt service on the 26 Broadway Whole Loan, operating expenses set forth in the lender-approved annual budget, rollover reserve, replacement reserve, lender-approved extraordinary expenses, and mezzanine monthly debt service, in accordance with the payment priorities in the 26 Broadway Whole Loan documents and any excess funds are required to be deposited (i) if a Primary Tenant Cash Trap Period (as defined below) exists, and no other Cash Trap Period exists, into a primary tenant reserve until the Primary Tenant Cash Trap Period is cured, and (ii) if any other Cash Trap Period exists, into an excess cash flow reserve account as additional collateral for the 26 Broadway Whole Loan.

A “Cash Trap Period” will commence upon: (i) an event of default under the 26 Broadway Whole Loan; (ii) any bankruptcy action by or against the borrower, the guarantor, principal, or the manager; (iii) the commencement of a Primary Tenant Cash Trap Period (as defined below); (iv) the failure by the borrower, after the end of a calendar quarter, to maintain a debt yield of at least 5.00% (calculated with respect to the 26 Broadway Whole Loan); or (v) the occurrence of a mezzanine loan default.

A Cash Trap Period will terminate, if ever: (i) in the case of clause (i) of the preceding paragraph, the lender accepts a cure of the 26 Broadway Whole Loan event of default giving rise to such Cash Trap Period; (ii) (x) in the case of a bankruptcy action by or against borrower, principal, or guarantor, such bankruptcy action no longer exists and there has been no material adverse change as a result thereof, and (y) in the case of a bankruptcy action by or against the manager only, if the borrower replaces the manager with a manager satisfying the requirements set forth in the 26 Broadway Whole Loan documents; (iii) in the case of clause (iii) of the preceding paragraph, such Primary Tenant Cash Trap Period has terminated; (iv) in the case of clause (iv) of the preceding paragraph, for two consecutive calendar quarters since the commencement of the existing Cash Trap Period, the debt yield for the 26 Broadway Whole Loan is greater than 5.00% (tested as of the last day of each such calendar quarter); or (v) in the case of clause (v) of the preceding paragraph, upon receipt of a notice from the mezzanine lender to the effect that such mezzanine loan default has been cured or waived.

A “Primary Tenant Cash Trap Period” will commence upon the occurrence of a Primary Tenant Trigger Event (as defined below), and end, if ever, upon the occurrence of a Primary Tenant Trigger Cure Event (as defined below).

A “Primary Tenant Trigger Event” means the occurrence of any of the following: (i) the earlier to occur of (a) 12 months prior to the earliest stated expiration (including the stated expiration of any renewal term) of a Primary Tenant Lease (as defined below) or (b) upon the date required under a Primary Tenant Lease by which the tenant thereunder is required to give notice of its exercise of a renewal option thereunder (and such renewal option has not been so exercised); (ii) the receipt by the borrower or the manager of notice from any tenant under a Primary Tenant Lease exercising its right to terminate its Primary Tenant Lease; (iii) the date that a Primary Tenant Lease (or any material portion thereof) is surrendered, cancelled or terminated prior to its then current expiration date or the receipt by the borrower or the manager of written notice from any tenant under a Primary Tenant Lease of its intent to surrender, cancel or terminate the Primary Tenant Lease (or any material portion thereof) prior to its then current expiration date; (iv) the date that any tenant under a Primary Tenant Lease discontinues its business (i.e., “goes dark”) at its Primary Tenant Space (as defined below) at the 26 Broadway Property (or any material portion thereof) or gives written notice that it intends to discontinue its business at its Primary Tenant Space at the 26 Broadway Property (or any material portion thereof); (v) upon a monetary or material non-monetary default under a Primary Tenant Lease by the tenant thereunder that continues beyond any applicable notice and cure period; or (vi) the occurrence of certain insolvency or bankruptcy events with respect to a Primary Tenant (as defined below) or its direct or indirect parent.

A “Primary Tenant Trigger Cure Event” means the occurrence of any of the following: (i) with respect to clauses (i), (ii), (iii), and (iv) of a Primary Tenant Trigger Event, the entirety (or substantially the entirety) of the Primary Tenant Space is leased pursuant to one or more Primary Tenant Qualified Leases (as defined below) and, (x) the debt service coverage ratio is at least 1.15x for the 26 Broadway Whole Loan and (y) sufficient funds have been accumulated in the Primary Tenant reserve account to cover all anticipated expenses to unaffiliated third-parties (except with respect to expenses to affiliates of the borrower or guarantor to the extent such expenses have been expressly approved by the lender) incurred by the borrower in leasing Primary Tenant Space at the 26 Broadway Property, including brokerage commissions and tenant improvements, free rent periods, and/or rent abatement periods set forth in all such Primary Tenant Qualified Leases and any shortfalls in required debt service payments or operating expenses as a result of any anticipated down time prior to the commencement of payments under such Primary Tenant Qualified Leases; (ii) with respect to clause (i) of a Primary Tenant

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No. 10 – 26 Broadway

Trigger Event, the date on which the tenant under the Primary Tenant Lease irrevocably exercises its renewal or extension option (or otherwise enters into an extension agreement with the borrower and reasonably acceptable to the lender) with respect to all of its Primary Tenant Space, and in the lender’s reasonable judgment, sufficient funds have been accumulated in the Primary Tenant reserve account (during the continuance of the subject Primary Tenant Cash Trap Period) to cover all anticipated expenses to unaffiliated third-parties (except with respect to expenses to affiliates of the borrower or the guarantor to the extent such expenses have been expressly approved by the lender) incurred by the borrower in leasing Primary Tenant Space at the 26 Broadway Property, including brokerage commissions and tenant improvements, free rent periods and/or rent abatement periods in connection with such renewal or extension; (iii) with respect to clause (ii) of a Primary Tenant Trigger Event, if such termination option is not validly exercised by the tenant under the applicable Primary Tenant Lease by the latest exercise date specified in such Primary Tenant Lease or is otherwise validly and irrevocably waived in writing by the related tenant; (iv) with respect to clause (v) of a Primary Tenant Trigger Event, the date on which the subject default has been cured, and no other default under such Primary Tenant Lease occurs for a period of six consecutive months following such cure; (v) with respect to clause (vi) of a Primary Tenant Trigger Event, either (a) the bankruptcy action related to the subject insolvency or bankruptcy events with respect to a Primary Tenant or its direct or indirect parent has terminated or been dismissed and the applicable Primary Tenant Lease has been affirmed, assumed or assigned in a manner reasonably satisfactory to the lender or (b) the applicable Primary Tenant Lease has been assumed and assigned to a third party in a manner reasonably satisfactory to the lender; (vi) in the case of clauses (i), (ii), (iii), (iv), (v) and (vi) of the definition of Primary Tenant Trigger Event, provided that no event of default is then continuing, the date on which the Primary Tenant reserve funds in the Primary Tenant reserve account collected with respect to the Primary Tenant Lease in question (including any Primary Tenant Lease Termination Payments with respect to such Primary Tenant Lease deposited into the Primary Tenant reserve account) is an amount equal to at least $50.00 per square foot of the applicable Primary Tenant Space which is the subject of the applicable Primary Tenant Cash Trap Period (provided, however, that if an event of default is then continuing, in no event shall this clause (vi) apply); and (vii) in the case of clauses (i), (ii), (iii) and (iv) of the definition of Primary Tenant Trigger Event, the date on which the borrower has deposited with the lender, from its own funds, or from any Primary Tenant Lease Termination Payment paid by Primary Tenant, an amount determined by the lender in good faith that, together with the funds then on deposit in the Primary Tenant reserve account, would be sufficient to cover all anticipated approved Primary Tenant Space leasing expenses, free rent periods, and/or rent abatement periods set forth in all such Primary Tenant Qualified Leases and any shortfalls in required payments under the loan agreement or operating expenses as a result of any anticipated down time prior to the commencement of payments under such Primary Tenant Qualified Leases, which amount will be held and disbursed in accordance with the provisions of the loan agreement.

A “Primary Tenant” means the tenant under a Primary Tenant Lease.

A “Primary Tenant Lease” means (i) the Court of Claims Lease and (ii) any lease that, either individually, or when taken together with any other lease with the same tenant or its affiliates, and assuming the exercise of all expansion rights and all preferential rights to lease additional space contained in such lease, either (i) constitutes 10% or more of the total annual rents applicable to the 26 Broadway Property or (ii) demises in excess of 84,000 square feet in the improvements, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the 26 Broadway Whole Loan documents.

“Primary Tenant Space” means that portion of the 26 Broadway Property demised to the Primary Tenant under the applicable Primary Tenant Lease.

A “Primary Tenant Qualified Lease” means either: (A) the original Primary Tenant Lease, as extended in accordance with (i) the express renewal option set forth in such Primary Tenant Lease and, with respect to which, the terms of such renewal are on market terms with respect to, among other things, base rent, additional rent and recoveries and tenant improvement allowances or (ii) a modification of the Primary Tenant Lease reasonably approved by the lender, or (B) one or more replacement leases with a term of not less than five years, at a net effective rental rate reasonably acceptable to the lender (but in no event less than a net effective rental rate that (together with all other replacement Primary Tenant Leases and other leases at the 26 Broadway Property that are not the subject of a Primary Tenant Cash Trap Period) would result in a debt service coverage ratio of at least 1.15x for the 26 Broadway Whole Loan), and otherwise in form and substance and upon terms reasonably acceptable to the lender.

“Primary Tenant Lease Termination Payments” mean all sums paid with respect to any rejection, termination, surrender or cancellation of any Primary Tenant Lease or any lease buy-out or surrender payment from any tenant under a Primary Tenant Lease.

“Court of Claims Lease” means (i) that certain agreement of lease entered into on January 31, 2022 between the borrower, as landlord, and the Court of Claims Tenant, as tenant, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the loan agreement or (ii) any replacement lease entered into in accordance with the terms of the loan agreement that (i) covers a portion of or the entirety of the Court of Claims space at the 26 Broadway Property, (ii) has a term of not less than five years (unless the lender reasonably approves a shorter lease term in writing) and (iii) has a net effective rental rate reasonably acceptable to the lender (which rate will be deemed reasonable to the extent comparable to existing local market rates) (a “Replacement Court of Claims Lease”).

“Court of Claims Tenant” means (i) The People of the State of New York, acting by and through the Commissioner of General Services, pursuant to Article 2, Section 3(12) of the New York State Public Buildings Law, or (ii) any tenant under a Replacement Court of Claims Lease.

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No. 10 – 26 Broadway

Subordinate and Mezzanine Debt. Concurrently with the funding of the 26 Broadway Whole Loan, HPS SIP V Real Asset REIT, LLC, a Delaware limited liability company, as agent for itself and for the mezzanine lenders from time to time party to the mezzanine loan agreement, funded a mezzanine loan in the amount of $40,000,000 (the “26 Broadway Mezzanine Loan”). The 26 Broadway Mezzanine Loan is secured by the pledge of the direct equity interest in the borrower and is coterminous with the 26 Broadway Whole Loan. The 26 Broadway Mezzanine Loan accrues interest at a rate of 8.75000% per annum and requires interest-only payments until its maturity date.

Partial Release. Not permitted.

Ground Lease. None.

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No. 11 – Autumn Lakes

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	SGFC	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$31,000,000	Title:	Fee
Cut-off Date Principal Balance:	$31,000,000	Property Type - Subtype:	Multifamily – Garden
% of Pool by IPB:	3.0%	Net Rentable Area (Units):	295
Loan Purpose:	Refinance	Location:	Newport News, VA
Borrower:	CIG Autumn Lakes, LLC	Year Built / Renovated:	1963 / 2021
Borrower Sponsor:	Bradley G. Newton	Occupancy:	99.0%
Interest Rate:	4.78500%	Occupancy Date:	2/9/2022
Note Date:	3/4/2022	4th Most Recent NOI (As of)(1):	NAV
Maturity Date:	3/5/2032	3rd Most Recent NOI (As of)(1):	NAV
Interest-only Period:	12 months	2nd Most Recent NOI (As of)(1):	NAV
Original Term:	120 months	Most Recent NOI (As of)(2):	$2,118,218 (TTM 12/31/2021)
Original Amortization:	360 months	UW Economic Occupancy:	95.7%
Amortization Type:	Interest Only, Amortizing Balloon	UW Revenues:	$3,865,612
Call Protection:	L(25),D(92),O(3)	UW Expenses:	$1,165,068
Lockbox / Cash Management:	Springing	UW NOI(2):	$2,700,543
Additional Debt:	No	UW NCF:	$2,626,793
Additional Debt Balance:	N/A	Appraised Value / Per Unit:	$49,300,000 / $167,119
Additional Debt Type:	N/A	Appraisal Date:	2/2/2022

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Unit:	$105,085
Taxes:	$55,923	$13,981	N/A	Maturity Date Loan / Unit:	$88,183
Insurance:	$10,291	$10,291	N/A	Cut-off Date LTV:	62.9%
Replacement Reserves:	$0	$6,146	N/A	Maturity Date LTV:	52.8%
Deferred Maintenance:	$1,250	$0	N/A	UW NCF DSCR:	1.35x
Other Reserves:	$50,157	$0	N/A	UW NOI Debt Yield:	8.7%

Sources and Uses
Sources	Proceeds		% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$31,000,000		100.0%	Loan Payoff	$12,595,945	40.6%
				Return of Equity	16,988,186	54.8
				Closing Costs	1,298,248	4.2
				Upfront Reserves	117,621	0.4
Total Sources	$31,000,000		100.0%	Total Uses	$31,000,000	100.0%

(1)	Historical financial information is not available as the Autumn Lakes Property (as defined below) was acquired by the borrower in July 2020.

(2)	The increase in UW NOI from Most Recent NOI is primarily due to the borrower’s acquisition in July 2020 of the Autumn Lakes Property and the implementation of a $4.3 million capital improvement project.

The Loan. The Autumn Lakes mortgage loan is secured by the borrower’s fee interest in a 295-unit multifamily property located in Newport News, Virginia (the “Autumn Lakes Property”). The Autumn Lakes mortgage loan was originated by SGFC and has an outstanding principal balance as of the Cut-off Date of $31.0 million (the “Autumn Lakes Mortgage Loan”). The Autumn Lakes Mortgage Loan has a 10-year term and is interest-only for the first 12 months of the term, followed by a 30-year amortization schedule.

The Property. The Autumn Lakes Property is a 295-unit garden multifamily property located in Newport New, Virginia. Built in 1963, the Autumn Lakes Property consists of 23, two-story multifamily buildings and three common area buildings situated on a 15.83-acre site. The Autumn Lakes Property’s unit mix includes 52 one-bedroom/one-bathroom units, 215 two-bedroom/one-bathroom units and 28 three-bedroom/one-bathroom units, with a weighted average unit size of 911 square feet. Unit amenities include a kitchen appliance package with dishwasher and balconies or patios. The Autumn Lakes Property features a swimming pool, common laundry and a playground area. Since acquisition, the borrower has commenced an approximately $4.3 million capital improvement project focused on interior unit upgrades and exterior and common area improvements, which included the installation of cameras and motion sensor lighting throughout the Autumn Lakes Property. Additionally, the borrower constructed a Newport News police substation on the Autumn Lakes Property to offer a 24/7 office to increase the police presence at the Autumn Lakes Property. As of the origination date, 146 units have been renovated

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No. 11 – Autumn Lakes

and the remaining unrenovated units will be renovated as tenants vacate their unit. Any such remaining capital improvement work remains subject to the terms and conditions of the Autumn Lakes Mortgage Loan documents, including, among other conditions, the lender’s prior written consent (not to be unreasonably withheld or delayed) for capital expenditures in excess of 4% of the original principal amount of the Autumn Lakes Mortgage Loan. The Autumn Lakes Property is subject to a 15-year Low-Income Housing Tax Credit (“LIHTC”) program, which provides affordable units for tenants with incomes below 60% of the area median income and restricts rent to be equal or less than 30% of the adjusted maximum per household. The LIHTC is set to expire in 2030, at which time all units will transition to free market rents with no restrictions. For a period of three years following the expiration of the LIHTC (i) there may be no eviction or termination of any tenancy (other than for good cause) of an existing tenant of any low-income unit and (ii) the gross rent with respect to any low-income unit may not be increased to an amount in excess of the then current maximum rent limit for such low-income unit. Parking is provided via 422 surface parking spaces resulting in a parking ratio of approximately 1.4 spaces per unit. As of the February 9, 2022 underwritten rent roll, the Autumn Lakes Property was 99.0% occupied.

The following table presents detailed information with respect to the unit mix of the Autumn Lakes Property:

Multifamily Unit Mix(1)
Unit Type	# of Units	% of Units	Occupied Units	Occupancy	Average Unit Size (SF)	Avg. Monthly Rent Per Unit(2)
One-Bedroom / One-Bathroom	52	17.6%	52	100.0%	750	$829
Two-Bedroom / One-Bathroom	215	72.9%	212	98.6%	925	$997
Three-Bedroom / One-Bathroom	28	9.5%	28	100.0%	1,100	$1,125
Collateral Total/Wtd. Avg.	295	100.0%	292	99.0%	911	$979
(1)	Based on the underwritten rent roll dated February 9, 2022.

(2)	Avg. Monthly Rent Per Unit is calculated using the in-place rent of the Occupied Units.

COVID-19 Update. As of March 4, 2022, the Autumn Lakes Property is open and operating. As of the date of this term sheet, the Autumn Lakes Mortgage Loan is not subject to any modification or forbearance requests.

Historical and Current Occupancy
2019(1)	2020(1)	2021(2)	Current(3)
NAV	NAV	98.6%	99.0%
(1)	Historical Occupancy prior to 2021 is unavailable as the Autumn Lakes Property was acquired by the borrower in July 2020.

(2)	2021 Occupancy is as of December 31.

(3)	Current occupancy is based on the underwritten rent roll as of February 9, 2022.

The Market. The Autumn Lakes Property is located in Newport News, Virginia. Newport News is on the southeastern end of the Virginia Peninsula on the northern shore of James River. The local economy is shaped by the presence of military bases and its suppliers. The city’s largest industries are shipbuilding, defense, and aerospace. The U.S. Air Force-U.S. Army installation at Joint Base Langley–Eustis is one of Newport News largest employers. The city is home to Newport News Shipbuilding (“NNS”), a division of Huntington Ingalls Industries, which is the largest industrial employer in Virginia. NNS is the only designer and builder of U.S. Navy aircraft carriers and one of two providers of U.S. Navy submarines. The immediate area surrounding the Autumn Lakes Property is predominately retail and industrial along major arterials and multifamily and single family residential away from the arterials. Access is provided via Interstates 64 and 664, U.S. Routes 17 and 60, and State Routes 143 and 171. Public transportation is provided by bus stops along Warwick Boulevard. According to the appraisal, the 2021 population within a one-, three- and five-mile radius of the Autumn Lakes Property was 14,056, 76,160 and 109,318, respectively. The 2021 average household income within the same radii was $67,698, $75,399 and $80,125, respectively.

According to the appraisal, the Autumn Lakes Property is located within the Virginia Beach-Norfolk-Newport News apartment market. As of the fourth quarter of 2021, the Virginia Beach-Norfolk-Newport News apartment market contained approximately 142,443 units with a vacancy rate of 1.5%, representing a 0.2% decrease over the previous quarter. As of the fourth quarter of 2021, the Virginia Beach-Norfolk-Newport News apartment market reported an effective rent of $1,335 per unit. As of the fourth quarter of 2021, there were 2,764 units under construction and a positive net absorption of 380 units within the Virginia Beach-Norfolk-Newport News apartment market. According to the appraisal, the Autumn Lakes Property is located within the Newport News submarket. As of the fourth quarter of 2021, the Newport News apartment submarket contained 26,929 units with a vacancy rate of 2.2%, representing a decrease of 0.1% over the previous quarter. As of the fourth quarter of 2021, the Newport News apartment submarket reported an effective rent of $1,192 per unit. As of the fourth quarter of 2021, there were 32 units under construction and positive net absorption of 18 units within the Newport News apartment submarket.

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No. 11 – Autumn Lakes

Underwritten Net Cash Flow
	TTM(1)	Underwritten	Per Unit	%(2)
Rents in Place	$3,338,316	$3,468,295	$11,757	85.9%
Other Income(3)	542,731	570,732	1,935	14.1
Gross Potential Rent	$3,881,047	$4,039,027	$13,692	100.0%
Total Reimbursements	0	0	0	0.0
Net Rental Income	$3,881,047	$4,039,027	$13,692	100.0%
(Vacancy/Credit Loss)(4)	(688,070)	(173,415)	(588)	(4.3)
(Concessions)	0	0	0	0.0
Effective Gross Income	$3,192,977	$3,865,612	$13,104	95.7%

Total Expenses	$1,074,759	$1,165,068	$3,949	30.1%

Net Operating Income(5)	$2,118,218	$2,700,543	$9,154	69.9%

Total TI/LC, Capex/RR	0	73,750	250	1.9

Net Cash Flow	$2,118,218	$2,626,793	$8,904	68.0%
(1)	TTM represents trailing 12 months as of December 31, 2021.

(2)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

(3)	Other Income represents laundry income, cable and phone income, ratio utility billing systems income, application fees, late fees, pet fees and miscellaneous income.

(4)	Underwritten Vacancy/Credit Loss represents the economic vacancy of 4.3%.

(5)	The increase in UW NOI from TTM NOI is primarily due to the borrower’s acquisition in July 2020 of the Autumn Lakes Property and the implementation of a $4.3 million capital improvement project.

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No. 12 – Residence Inn Portland

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	KeyBank	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$30,500,000	Title:	Fee
Cut-off Date Principal Balance:	$30,500,000	Property Type - Subtype:	Hospitality – Extended Stay
% of Pool by IPB:	3.0%	Net Rentable Area (Rooms):	179
Loan Purpose:	Refinance	Location:	Portland, ME
Borrower:	Apple Nine SPE Portland, Inc.	Year Built / Renovated:	2009 / 2016
Borrower Sponsor:	Apple Hospitality REIT, Inc.	Occupancy / ADR / RevPAR:	67.2% / $203.68 / $136.96
Interest Rate:	3.43000%	Occupancy / ADR / RevPAR Date:	12/31/2021
Note Date:	3/1/2022	4th Most Recent NOI (As of):	$5,084,063 (12/31/2018)
Maturity Date:	3/1/2032	3rd Most Recent NOI (As of)(3):	$5,367,740 (12/31/2019)
Interest-only Period:	120 months	2nd Most Recent NOI (As of)(3):	$1,688,000 (12/31/2020)
Original Term:	120 months	Most Recent NOI (As of):	$5,191,000 (12/31/2021)
Original Amortization:	None	UW Occupancy / ADR / RevPAR:	67.2%
Amortization Type:	Interest Only	UW Revenues:	$9,869,000
Call Protection:	L(25),YM1(89),O(6)	UW Expenses:	$5,199,835
Lockbox / Cash Management:	Springing	UW NOI:	$4,669,165
Additional Debt:	No	UW NCF:	$4,274,405
Additional Debt Balance:	N/A	Appraised Value / Per Room:	$73,700,000 / $411,732
Additional Debt Type:	N/A	Appraisal Date:	1/1/2022

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Room:	$170,391
Taxes(1):	$0	Springing	N/A	Maturity Date Loan / Room:	$170,391
Insurance(2):	$0	Springing	N/A	Cut-off Date LTV:	41.4%
FF&E Reserves:	$520,505	$32,897	N/A	Maturity Date LTV:	41.4%
				UW NCF DSCR:	4.03x
				UW NOI Debt Yield:	15.3%

Sources and Uses
	Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
	Mortgage Loan	$30,500,000	89.7%	Payoff Existing Debt	$33,500,000	98.5%
	Borrower Sponsor Equity	3,520,505	10.3	Upfront Reserves	520,505	1.5
	Total Sources	$34,020,505	100.0%	Total Uses	$34,020,505	100.0%

(1)	Monthly deposits of one-twelfth (1/12) of the estimated taxes spring upon (i) an event of default, (ii) the borrower failing to provide to the lender, within 10 days prior to the due date of such taxes, evidence of payment of taxes, or (iii) any bankruptcy action of the borrower or operating tenant.

(2)	Monthly deposits of one-twelfth (1/12) of the estimated annual insurance premiums spring upon (i) an event of default or (ii) the borrower failing to provide evidence to the lender that the Residence Inn Portland Property is covered under an acceptable blanket insurance policy and that all insurance premiums have been paid by the due date.

(3)	See “Operating History and Underwritten Net Cash Flow” below for information related to the fluctuations in historical NOI.

The Loan. The Residence Inn Portland mortgage loan (the “Residence Inn Portland Mortgage Loan”) has an outstanding principal balance as of the Cut-off Date of $30,500,000 and is secured by a first mortgage lien on the borrower’s fee interest in a 179-room, extended stay hotel located in Portland, Maine (the “Residence Inn Portland Property”). The Residence Inn Portland Mortgage Loan has a 10-year term and is interest-only for the entire term.

The Property. The Residence Inn Portland Property is a five-story, 179-room, extended stay hotel located in Portland, Maine. Situated on a 0.78-acre site, the Residence Inn Portland Property was constructed in 2009 by the previous owner and underwent an approximately $2.1 million renovation in 2016 to meet Marriott-brand standards. The borrower sponsor acquired the Residence Inn Portland Property in 2017 for $55.75 million and reports a total cost basis of approximately $56.5 million, which represents a loan-to-cost ratio of 54.0%. The Residence Inn Portland Property features 179 guestrooms and is comprised of 107 king studio suites, 30 queen/queen studio suites, 34 one-bedroom suites and eight two-bedroom suites. All of the guestrooms at the Residence Inn Portland Property feature kitchen and dining areas that include a full-size refrigerator, dishwasher, sink, electric stovetop, microwave, coffeemaker, dishes, pots and pans, flatware and typical kitchen cooking utensils. Amenities at the Residence Inn Portland Property include the Shipyard Lounge, approximately 1,230 square feet of meeting space, an indoor swimming pool, an outdoor courtyard with firepit, a business center, a fitness room, complimentary wireless internet access in all guestrooms, complimentary breakfast, a sundries shop and a guest laundry room. The ground level also includes a 1,976 square foot retail space leased to a third party.

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No. 12 – Residence Inn Portland

The Residence Inn Portland Property operates under a franchise agreement with Marriott International, Inc. that expires on October 13, 2032.

According to the borrower sponsor, the Residence Inn Portland Property’s top corporate accounts for 2021 are Abbott Laboratories, Leaderstat, Maine Health, Covetrus, Deloitte and ALE Solutions.

COVID-19 Update. As of March 1, 2022, the Residence Inn Portland Property was open and operating. As of the date of this term sheet, the Residence Inn Portland Mortgage Loan is not subject to any modification or forbearance requests.

The Market. The Residence Inn Portland Property is located at the northern quadrant of the intersection of Hancock Street and Fore Street, within the Old Port District of downtown Portland and one block northwest of the working waterfront of the Fore River. The Old Port neighborhood is a growing tourist destination as it contains a large concentration of restaurants, bars and retail, with new development expected to continue over the next several years, according to the appraisal. Additionally, tourism is further supported by the state-of-the-art marine passenger terminal, Portland Ocean Gateway, located in downtown Portland. The Portland International Jetport is less than five miles from the Residence Inn Portland Property.

New development is occurring in the Residence Inn Portland Property’s immediate area. In 2019, the payment-processing firm WEX Inc. unveiled its new 105,000-square foot global headquarters located across the street from the Residence Inn Portland Property. A five-story headquarters for the veterinary technology firm Covetrus that is expected to support 1,500 employees is under construction behind the Residence Inn Portland Property as part of a mixed-use development that will also include a 103-room, craft-beer themed Cambria Hotel. Across from the Covetrus building, construction has commenced on the Sun Life Insurance building, a 77,000 square foot office building with ground floor retail that is expected to open mid-2022 and house 500 employees. In addition, several apartment buildings, residential condominiums, and hotels have been constructed in recent years in downtown Portland.

The appraiser determined 2020 market demand segmentation of 30% commercial, 21% group, 35% leisure and 14% extended stay. The Residence Inn Portland Property had 2020 demand segmentation of 9% commercial, 4% group, 18% leisure and 69% extended stay. The Residence Inn Portland Property is the only extended stay hotel in downtown Portland. According to the appraisal, Northeastern University, Abbott Laboratories, Maine Medical Center, Wex, Tillson, TD Bank, Baker Neuman, Deloitte Consulting, and IBM all contribute extended stay demand to the market and the Residence Inn Portland Property.

Historical Occupancy, ADR, RevPAR
	Competitive Set(1)			Residence Inn Portland(2)			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR(3)	RevPAR(3)
2018	79.3%	$215.33	$170.82	78.4%	$180.55	$141.49	98.9%	83.8%	82.8%
2019	79.4%	$221.50	$175.93	79.9%	$184.84	$147.74	100.6%	83.4%	84.0%
2020	39.6%	$144.86	$57.39	48.3%	$140.69	$67.95	122.0%	97.1%	118.4%
2021	59.5%	$240.08	$142.90	67.2%	$203.68	$136.96	112.9%	84.8%	95.8%
TTM(4)	60.4%	$239.62	$144.72	68.0%	$203.46	$138.40	112.6%	84.9%	95.6%
(1)	Data provided by a third party market research report. The competitive set includes Westin Portland Harborview, Portland Regency Hotel & Spa (2018 and 2019 only), The Portland Harbor Hotel (2018 and 2019 only), Hilton Garden Inn Portland Downtown Waterfront, Hampton Inn Portland Downtown Waterfront, Courtyard Portland Downtown Waterfront, Hyatt Place Portland Old Port, Autograph Collection The Press Hotel (2018 and 2019 only), Holiday Inn Portland By The Bay (2020, 2021 and TTM only) and AC Hotel Portland Downtown Waterfront (2020, 2021 and TTM only).

(2)	Based on operating statements provided by the borrower, with the exception of TTM, which is based on data provided by a third party market research report.

(3)	According to the appraisal, the Residence Inn Portland Property is the only extended stay hotel in downtown Portland, and thus, several of the properties included in the competitive set are upscale, full-service hotels that demand higher ADR. As a result, the ADR and RevPAR for the Residence Inn Portland Property have been consistently below the competitive set average.

(4)	TTM represents the trailing 12-month period ending January 31, 2022.

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No. 12 – Residence Inn Portland

Operating History and Underwritten Net Cash Flow
	2018	2019(1)	2020(1)	2021	Underwritten	Per Room(2)	% of Total Revenue(3)
Occupancy	78.4%	79.9%	48.3%	67.2%	67.2%
ADR	$180.55	$184.84	$140.69	$203.68	$203.68
RevPAR	$141.49	$147.74	$67.95	$136.96	$136.96

Room Revenue	$9,244,343	$9,652,400	$4,452,000	$8,948,000	$8,948,000	$49,989	90.7%
Food & Beverage Revenue	314,649	304,709	45,000	126,000	126,000	704	1.3
Telephone Revenue	4,859	3,436	0	0	0	0	0.0
Other Departmental Revenue(4)	819,980	905,375	544,000	795,000	795,000	4,441	8.1
Total Revenue	$10,383,831	$10,865,921	$5,041,000	$9,869,000	$9,869,000	$55,134	100.0%

Room Expense	$1,647,239	$1,699,742	$857,000	$1,122,000	$1,575,700	$8,803	17.6%
Food & Beverage Expense	144,756	144,077	30,000	78,000	59,577	333	47.3
Telephone Expense	0	0	30,000	0	0	0	0.0
Other Departmental Expenses	335,321	342,194	357,000	358,000	358,000	2,000	45.0
Departmental Expenses	$2,127,316	$2,186,012	$1,274,000	$1,558,000	$1,993,277	$11,136	20.2%

Departmental Profit	$8,256,515	$8,679,908	$3,767,000	$8,311,000	$7,875,723	$43,998	79.8%

Operating Expenses	$2,467,929	$2,571,234	$1,521,000	$2,319,000	$2,319,000	$12,955	23.5%
Gross Operating Profit	$5,788,586	$6,108,675	$2,246,000	$5,992,000	$5,556,723	$31,043	56.3%

Management Fees	$311,136	$326,295	$152,000	$297,000	$296,070	$1,654	3.0%
Property Taxes	358,182	367,088	360,000	452,000	539,488	3,014	5.5
Property Insurance	35,205	47,552	46,000	52,000	52,000	291	0.5
Total Other Expenses	$704,523	$740,935	$558,000	$801,000	$887,558	$4,958	9.0%

Net Operating Income	$5,084,063	$5,367,740	$1,688,000	$5,191,000	$4,669,165	$26,085	47.3%
FF&E	415,353	434,637	201,640	394,760	394,760	2,205	4.0
Net Cash Flow	$4,668,710	$4,933,103	$1,486,360	$4,796,240	$4,274,405	$23,879	43.3%
(1)	The decrease in cash flow from 2019 to 2020 was due to the COVID-19 pandemic. Local governance resulted in the Residence Inn Portland Property being closed beginning in March 2020 until June 2020 when the Residence Inn Portland Property was permitted to open subject to compliance with state regulations that imposed certain capacity limits for indoor gatherings and required all guests traveling from out-of-state to present either a negative COVID-19 test or quarantine for 14 days. In May 2021, the State of Maine adjusted its policies and lifted both the capacity limits for indoor gatherings and the 14-day quarantine and/or negative COVID-19 test requirement for out-of-state visitors.

(2)	Per Room values are based on 179 rooms.

(3)	% of Total Revenue for Room Expense, Food & Beverage Expense, Telephone Expense and Other Departmental Expenses are based on their corresponding revenue line item.

(4)	Other Departmental Revenue primarily consists of parking revenue, as well as cancellation fees, gift shop revenue and miscellaneous other income.

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No. 13 – Bedrock Portfolio

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	SMC	Single Asset / Portfolio:	Portfolio
Original Principal Balance(1):	$26,000,000	Title(3):	Fee / Leasehold
Cut-off Date Principal Balance(1):	$26,000,000	Property Type – Subtype(4):	Various – Various
% of IPB:	2.5%	Net Rentable Area (SF)(4):	2,694,627
Loan Purpose:	Refinance	Location:	Detroit, MI
Borrowers(2):	Various	Year Built / Renovated(4):	Various / Various
Borrower Sponsor:	Bedrock Detroit	Occupancy(5):	88.7%
Interest Rate:	3.77800%	Occupancy Date:	Various
Note Date:	12/28/2021	4th Most Recent NOI (As of):	$42,141,735 (12/31/2018)
Maturity Date:	1/1/2029	3rd Most Recent NOI (As of):	$47,208,742 (12/31/2019)
Interest-only Period:	84 months	2nd Most Recent NOI (As of):	$54,095,059 (12/31/2020)
Original Term:	84 months	Most Recent NOI (As of):	$55,595,704 (TTM 9/30/2021)
Original Amortization Term:	None	UW Economic Occupancy:	87.7%
Amortization Type:	Interest Only	UW Revenues:	$97,560,449
Call Protection:	L(25),YM1(55),O(4)	UW Expenses:	$39,136,450
Lockbox / Cash Management:	Hard (Commercial); Springing (Residential) / Springing	UW NOI:	$58,423,999
Additional Debt(1):	Yes	UW NCF:	$54,409,505
Additional Debt Balance(1):	$404,000,000	Appraised Value / Per SF:	$724,300,000 / $269
Additional Debt Type(1):	Pari Passu	Appraisal Date:	Various

Escrows and Reserves				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$160
Taxes:	$1,696,002	$424,000	N/A	Maturity Date Loan / SF:	$160
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	59.4%
Replacement Reserves:	$62,336	$62,336	$1,469,568	Maturity Date LTV:	59.4%
TI/LC:	$280,690	$280,690	$5,000,000	UW NCF DSCR:	3.30x
Other(6):	$9,362,153	$0	N/A	UW NOI Debt Yield:	13.6%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan	$430,000,000	100.0%	Payoff Existing Debt	$331,057,990	77.0%
			Principal Equity Distribution	83,185,780	19.3
			Upfront Reserves	11,401,181	2.7
			Closing Costs	4,355,049	1.0
Total Sources	$430,000,000	100.0%	Total Uses	$430,000,000	100.0%

(1)	The Bedrock Portfolio Mortgage Loan (as defined below) is part of a whole loan evidenced by 10 pari passu notes with an aggregate original principal balance of $430 million (the “Bedrock Portfolio Whole Loan”). The financial information presented in the chart above reflects the Cut-off Date balance of the $430 million Bedrock Portfolio Whole Loan.

(2)	The borrowers of the Bedrock Portfolio Whole Loan are Michigan Parking Co LLC, 419 Fort Street LLC, 1001 Brush Street LLC, 1001 Webward LLC, One Webward Avenue LLC, 719 Griswold Associates LLC, 660 Woodward Associates LLC, 1234 Library LLC, 600 Webward Avenue LLC, 611 Webward Avenue LLC, 1505 Webward LLC, 1520 Webward Avenue LLC, Corktown Lofts LLC and WWA Parking LLC.

(3)	The property located at 1 Woodard Avenue (the “One Woodward Property”) is subject to a ground lease expiring in April 2040.

(4)	The Bedrock Portfolio Whole Loan is secured by the borrowers’ fee or leasehold interests in seven office buildings with ground floor retail (2,529,041 square feet; 80.7% of underwritten net cash flow), five parking garages (5,036 stalls; 16.1% of underwritten net cash flow) and two mixed-use multifamily buildings (53 units; 3.1% of underwritten net cash flow) that were built between 1913 and 2013. Each Mortgaged Property within the portfolio was renovated between 2010 and 2019. See “Portfolio Summary” table herein.

(5)	Occupancy represents occupancy for office and retail space in the Bedrock Portfolio.

(6)	At loan origination, the borrowers deposited (i) $8,392,690 into an outstanding TI/LC reserve, (ii) $477,905 into a free rent reserve, (iii) $250,000 into an outstanding environmental reserve with respect to the Assembly Property and (iv) $241,558 into a required repairs reserve.

The Loan. The Bedrock Portfolio Whole Loan is secured by a first mortgage lien on the borrowers’ fee or leasehold (with respect to the One Woodward Property) interests in a portfolio of office, mixed-use and parking garage properties located in the Detroit, Michigan central business district (the “Bedrock Portfolio Properties”). The Bedrock Portfolio Whole Loan was co-originated by Starwood Mortgage Capital LLC and JPMorgan Chase Bank, National Association (“JPM”). The Bedrock Portfolio Whole Loan has an aggregate outstanding principal balance as of the Cut-off Date of $430.0 million and is comprised of 10 pari passu notes. The non-controlling Note A-2-2 with an original principal balance of $26,000,000, will be included in the BBCMS 2022-C15 securitization trust (the “Bedrock Portfolio

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Mortgage Loan”). The Bedrock Portfolio Whole Loan has a seven-year term and is interest only for the entire loan term. The Bedrock Portfolio Whole Loan will be serviced pursuant to the pooling and servicing agreement for the Benchmark 2022-B32 securitization trust. The remaining notes are expected to be contributed to one or more future securitization trusts or may otherwise be transferred at any time. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Serviced Pari Passu Whole Loans” and “The Pooling and Servicing Agreement” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1-1	$125,000,000	$125,000,000	Benchmark 2022-B32	Yes
A-1-2	$50,000,000	$50,000,000	JPM	No
A-1-3	$50,000,000	$50,000,000	JPM	No
A-1-4	$50,000,000	$50,000,000	Benchmark 2022-B33	No
A-1-5	$30,000,000	$30,000,000	Benchmark 2022-B33	No
A-1-6	$39,000,000	$39,000,000	JPM	No
A-2-1	$40,000,000	$40,000,000	BMO 2022-C1	No
A-2-2	$26,000,000	$26,000,000	BBCMS 2022-C15	No
A-2-3	$10,000,000	$10,000,000	MSC 2022-L8(1)	No
A-2-4	$10,000,000	$10,000,000	MSC 2022-L8(1)	No
Total	$430,000,000	$430,000,000
(1)	MSC 2022-L8 is anticipated to settle on April 7, 2022.

The Properties. The Bedrock Portfolio Properties consists of seven office buildings with ground floor retail (2,529,041 square feet; 80.7% of underwritten net cash flow), five parking garages (5,036 stalls; 16.1% of underwritten net cash flow) and two mixed-use multifamily buildings (53 units; 3.1% of underwritten net cash flow). The Bedrock Portfolio Properties are located in Downtown Detroit and are accessible via the I-75, I-94 and I-96 expressways in addition to other major roadways. The Bedrock Portfolio Properties are a cross-collateralized portfolio encompassing several commercial and residential uses, with a tenant mix representing a wide array of industries. The office assets in the Bedrock Portfolio Properties include historic rehabilitations of landmark buildings, as well as ground up construction. The Bedrock Portfolio Properties represent a large share of the overall submarket and Detroit central business district (“CBD”) Class A office inventory.

As of November 10, 2021, the Bedrock Portfolio office properties were 91.2% leased to a diverse array of tenants, including several borrower-sponsor affiliated publicly traded entities. Dan Gilbert-affiliated and/or controlled entities including Quicken Loans, Amrock, Inc. and Bedrock Management Services LLC, account for approximately 58.0% of underwritten base rent.

Collectively, the five parking garages contribute approximately 16.1% of underwritten net cash flow. The parking garage component features a combination of long-term parking leases (37.8% of total parking garage revenue), month-to-month leases (22.6% of total parking garage revenue), transient parking (9.4% of total parking garage revenue), as well as contractual parking leases associated with on-site parking at the office properties (30.2% of total parking garage revenue). The parking garages benefit from high demand for parking in the Detroit CBD, with an average monthly utilization (occupancy) of 124.5% on leased and month-to-month parking spaces (not including transient parking) as of the third quarter of 2021. Utilization has averaged 122.8% since the first quarter of 2019. Due to the lack of available public transportation historically driven in part by resistance from the motor vehicle industry, Detroit has functioned primarily on personal car transportation, which continues to benefit the garages in the Bedrock Portfolio Properties.

Portfolio Summary
Property Name	Property Type / Subtype	Year Built / Renovated	SF / Stalls / Units	Allocated Whole Loan Cut-off Date Balance	% of Allocated Whole Loan Cut-off Date Balance	Appraised Value	% of Appraised Value	UW NCF	% of UW NCF
First National Building	Office / CBD	1921 / 2010	800,119 / 427 / -	99,140,800	23.1%	$162,000,000	22.4%	$14,276,324	26.2%
The Qube	Office / CBD	1958 / 2011	522,702 / - / -	63,038,000	14.7%	103,000,000	14.2%	$8,693,152	16.0%
Chrysler House	Office / CBD	1919 / 2013	343,488 / 924 / -	49,278,000	11.5%	83,000,000	11.5%	$6,142,746	11.3%
1001 Woodward	Office / CBD	1965 / 2013	319,039 / 731 / -	48,959,800	11.4%	80,000,000	11.0%	$6,887,443	12.7%
One Woodward	Office / CBD	1962 / 2013	370,257 / 90 / -	35,492,200	8.3%	58,000,000	8.0%	$5,096,070	9.4%
The Z Garage	Other / Parking Garage	2013 / 2015-2016	40,227 / 1,351 / -	29,007,800	6.7%	53,000,000	7.3%	$2,078,882	3.8%
Two Detroit Garage	Other / Parking Garage	2002 / 2015-2016	- / 1,106 / -	21,955,800	5.1%	37,000,000	5.1%	$2,928,886	5.4%
1505 & 1515 Woodward	Office / CBD	1925 / 2018	141,741 / - / -	20,777,600	4.8%	35,000,000	4.8%	$2,454,589	4.5%
1001 Brush Street	Other / Parking Garage	1993 / 2015-2016	38,519 / 1,309 / -	17,535,400	4.1%	32,000,000	4.4%	$1,683,875	3.1%
The Assembly	Mixed Use / Multifamily / Office / Retail	1913 / 2019	81,147 / 50 / 32	13,717,000	3.2%	23,100,000	3.2%	$1,334,926	2.5%
419 Fort Street Garage	Other / Parking Garage	2005 / 2015-2016	- / 637 / -	12,470,000	2.9%	21,000,000	2.9%	$1,584,990	2.9%
Vinton	Mixed Use / Multifamily / Retail	1917 / 2018	5,693 / - / 21	7,525,000	1.8%	17,500,000	2.4%	$377,823	0.7%
1401 First Street	Other / Parking Garage	1976 / 2017	- / 633 / -	7,421,800	1.7%	13,500,000	1.9%	$502,080	0.9%
Lane Bryant Building	Office / CBD	1917 / 2018	31,695 / - / -	3,680,800	0.9%	6,200,000	0.9%	$367,719	0.7%
Total			2,694,627 / 7,258 / 53	$430,000,000	100.0%	$724,300,000	100.0%	$54,409,505	100.0%

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Historical Parking Utilization(1)
Parking Garages	Stalls	Q1 2019	Q2 2019	Q3 2019	Q4 2019	Q1 2020	Q2 2020	Q3 2020	Q4 2020	Q1 2021	Q2 2021	Q3 2021	Average
1001 Brush Street	1,309	119.3%	118.6%	120.8%	119.0%	131.5%	127.1%	129.3%	122.7%	116.7%	91.5%	129.3%	120.5%
1401 First Street	633	147.9%	131.3%	130.3%	133.3%	107.7%	92.1%	80.9%	79.8%	76.8%	78.5%	80.9%	103.6%
419 Fort Street Garage	637	106.4%	109.6%	122.8%	120.1%	152.9%	163.7%	167.7%	153.4%	146.2%	142.1%	167.7%	141.1%
The Z Garage	1,351	119.3%	119.0%	120.0%	117.6%	125.7%	119.0%	112.2%	107.8%	101.1%	115.2%	112.2%	115.4%
Two Detroit Garage	1,106	119.0%	119.9%	120.8%	120.2%	122.9%	127.3%	134.2%	146.8%	162.6%	177.3%	134.2%	135.0%
Total / Wtd. Avg.	5,036	121.2%	119.4%	122.0%	120.8%	127.8%	125.2%	124.5%	122.5%	121.3%	121.4%	124.5%	122.8%
(1)	Historical parking utilization above 100% is attributable to transient parking allowing for a single space to be occupied by multiple users in a given day.

COVID-19 Update. As of January 1, 2022, the Bedrock Portfolio Properties are open and operating. No tenants are currently subject to rent abatements in connection with COVID-19. As of the date of this term sheet, the Bedrock Portfolio Whole Loan is not subject to any modification or forbearance requests. The first payment date was February 1, 2022 and the Bedrock Portfolio Whole Loan is current as of March 1, 2022.

Major Tenants.

Quicken Loans Inc. (905,935 square feet; 33.6% of portfolio NRA; 39.5% of underwritten base rent). Quicken Loans Inc. (“Quicken Loans”) was founded in 1985 and markets conventional, government insured and sub-prime debt consolidation and home financing loans, secured primarily by first or second mortgages on one-to-four family, owner-occupied residences. Quicken Loans originates loans through 18 stores and branches, one call center and an Internet site. During the third quarter of 2021, Quicken Loans originated approximately $88 billion of mortgage loans and generated net income of approximately $1.4 billion. Quicken Loans rebranded in July 2021 and is now known as Rocket Mortgage. Quicken Loans leases space in five buildings with staggered lease expiration dates, including (i) 183,664 square feet expiring in August 2023 for which it has two, five-year renewal options, (ii) 122,475 square feet expiring in April 2024 for which it has two, three-year renewal options, (iii) 15,602 square feet expiring in October 2025 for which it has no renewal options, (iv) 407,050 square feet expiring in July 2028 for which it has three, five-year renewal options, (v) 21,124 square feet expiring in January 2030 for which it has two, five-year renewal options and (vi) 156,020 square feet expiring in March 2032 for which it has two, five-year renewal options. Quicken Loans has no remaining termination options. Dan Gilbert, an affiliate of the borrower sponsor, has voting control in the parent company of Rocket Mortgage as a preferred shareholder.

Amrock, Inc (424,486 square feet; 15.8% of portfolio NRA; 16.7% of underwritten base rent). Amrock, Inc (“Amrock”) was founded in 1997 and provides title insurance, property valuations, and settlement services in the United States. Amrock offers residential solutions for a range of settlement services and products, including defined process work flows and data integrations; commercial title insurance coverages; valuation products and services through a network of residential real estate appraisers; title and settlement services in the state of Connecticut; escrow and closing services in the state of Washington; and ATLAS, a technology platform that supports title and settlement service platform, as well as allows a client to manage preferences, prioritize orders, and work flows. Amrock serves Fortune 100 companies and residential mortgage lenders, as well as residential lending institutions and smaller community-based lenders. Amrock has two, five-year renewal options and no termination options. Amrock is affiliated with Dan Gilbert and the borrower sponsor.

Quicken Loans and Amrock are subsidiaries of Rocket Mortgage Companies (NYSE:RKT) (“Rocket Mortgage”), founded and controlled by Dan Gilbert, which announced its IPO in the summer of 2020. Rocket Mortgage engages in the tech-driven real estate, mortgage and eCommerce businesses in the United States and Canada. As of January 12, 2022, Rocket Mortgage had a market capitalization of approximately $28.1 billion and approximately 24,000 employees.

Honigman Miller Schwartz and Cohn LLP (150,786 square feet; 5.6% of portfolio NRA; 6.7% of underwritten base rent). Honigman Miller Schwartz and Cohn LLP (“Honigman”) was founded in 1948 and is a law firm that employs over 350 attorneys and 350 staff and operates a local, national, and international practice from its Michigan offices in Detroit, Bloomfield Hills, Lansing, Ann Arbor, Kalamazoo, and Grand Rapids, its Illinois office in Chicago and its office in Washington, DC. Honigman’s attorneys practice in more than 60 different areas of business law. Honigman has two, five-year renewal options and no termination options.

Office and Retail Historical and Current Occupancy(1)
2016	2017	2018	2019	2020	Current(2)
82.5%	81.5%	85.0%	88.9%	92.4%	88.7%
(1)	Historical occupancies are as of December 31 of each respective year.

(2)	Current Occupancy is based on the underwritten rent roll as of various dates.

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Office and Retail Tenant Summary(1)
Tenant	Tenant Type	Ratings Moody’s/S&P/Fitch(2)	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	% of Total Base Rent	Lease Expiration Date	Renewal Options
Quicken Loans Inc.(3)(4)	Office	NR/NR/NR	905,935	33.6%	$26.04	39.5%	Various	Various
Amrock, Inc(4)	Office	NR/NR/NR	424,486	15.8%	$23.50	16.7%	1/31/2032	2, 5-Year
Honigman Miller Schwartz and Cohn LLP	Office	NR/NR/NR	150,786	5.6%	$26.50	6.7%	11/30/2025	2, 5-Year
LinkedIn Corporation	Office	Aaa/AAA/AAA	74,497	2.8%	$31.53	3.9%	7/31/2026	1, 5-Year
Coyote Logistics(5)	Office	A2/A-/NR	58,192	2.2%	$29.25	2.9%	10/31/2030	1, 5-Year
Kitch Drutchas Wagner Valitutti & Sherbrook, P.C.	Office	NR/NR/NR	56,265	2.1%	$27.17	2.6%	5/31/2028	1, 5-Year
Board of Trustees of Michigan State University	Office	NR/NR/NR	46,598	1.7%	$28.84	2.3%	9/30/2031	2, 1-Year
Bedrock Management Services LLC	Office	NR/NR/NR	39,087	1.5%	$26.81	1.8%	1/31/2032	1, 5-Year
JPMorgan Chase, National Association	Office	A2/A-/AA-	32,126	1.2%	$29.13	1.6%	5/31/2027	1, 5-Year
Fifth Third Bank	Office	Baa1/BBB+/A-	31,204	1.2%	$24.80	1.3%	10/31/2025	1, 5-Year
Ten Largest Tenants			1,819,176	67.5%	$25.97	79.2%
Remaining Occupied Office Tenants			461,647	17.1%	$22.47	17.4%
Remaining Occupied Retail Tenants			110,225	4.1%	$18.48	3.4%
Total Occupied			2,391,048	88.7%	$24.95	100.0%
Vacant			303,579	11.3%
Total / Wtd. Avg.			2,694,627	100.0%
(1)	Based on the underwritten rent roll dated as of November 10, 2021.

(2)	In certain instances, ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.

(3)	Quicken Loans Inc. has various lease expiration dates, including (i) 183,664 square feet expiring in August 2023 for which it has two, five-year renewal options, (ii) 122,475 square feet expiring in April 2024 for which it has three, three-year renewal options, (iii) 15,602 square feet expiring in October 2025 for which it has no renewal options, (iv) 407,050 square feet expiring in July 2028 for which it has two, five-year renewal options, (v) 21,124 square feet expiring in January 2030 for which it has two, five-year renewal options and (vi) 156,020 square feet expiring in March 2032 for which it has two, five-year renewal options. Quicken Loans Inc. has no remaining termination options.

(4)	Quicken Loans Inc. and Amrock, Inc are each affiliated with the borrower sponsor and the guarantor.

(5)	Coyote Logistics has a one-time right to terminate its lease, effective August 31, 2025, with at least nine months’ prior written notice and the payment of a termination fee in an amount equal to the sum of (i) the then unamortized brokerage commissions, tenant improvement allowance, the abatement of base rental and attorneys' fees incurred by landlord in negotiating the lease, amortized on a straight-line basis over the initial term of the lease with interest on the unamortized balance at a rate of 6% per annum, plus (ii) an amount equal to three full calendar months' rent at the then existing rates.

Office and Retail Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative NRA Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	303,579	11.3%	NAP	NAP	303,579	11.3%	NAP	NAP
2022 & MTM	44	146,690	5.4%	$3,246,316	5.4%	450,269	16.7%	$3,246,316	5.4%
2023	16	304,272	11.3%	7,252,186	12.2%	754,541	28.0%	$10,498,502	17.6%
2024	18	200,069	7.4%	5,784,259	9.7%	954,610	35.4%	$16,282,761	27.3%
2025	15	258,173	9.6%	6,687,343	11.2%	1,212,783	45.0%	$22,970,104	38.5%
2026	11	142,573	5.3%	4,271,955	7.2%	1,355,356	50.3%	$27,242,059	45.7%
2027	7	76,383	2.8%	1,493,570	2.5%	1,431,739	53.1%	$28,735,629	48.2%
2028	3	463,315	17.2%	12,537,526	21.0%	1,895,054	70.3%	$41,273,155	69.2%
2029	1	3,536	0.1%	97,240	0.2%	1,898,590	70.5%	$41,370,395	69.3%
2030	2	79,316	2.9%	2,329,710	3.9%	1,977,906	73.4%	$43,700,105	73.3%
2031	1	46,598	1.7%	1,343,886	2.3%	2,024,504	75.1%	$45,043,991	75.5%
2032 & Beyond	4	670,123	24.9%	14,612,316	24.5%	2,694,627	100.0%	$59,656,307	100.0%
Total	122	2,694,627	100.0%	$59,656,307	100.0%
(1)	Based on the underwritten rent roll dated as of November 10, 2021.

(2)	Certain tenants may have termination or contraction options (which may become exercisable prior to the originally stared expiration date of the tenant lease) that are not considered in the above Office and Retail Lease Rollover Schedule.

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Operating History and Underwritten Net Cash Flow(1)
	2018	2019	2020	TTM September 2021	Underwritten	Per Square Foot	%(2)
Rents In Place(3)	$49,546,085	$52,751,303	$57,994,616	$60,138,958	$59,656,311	$22.14	70.4%
Vacant Income	0	0	0	0	7,501,625	2.78	8.9
Gross Potential Rent	$49,546,085	$52,751,303	$57,994,616	$60,138,958	$67,157,936	$24.92	79.3%
Total Reimbursements	8,517,719	9,107,253	8,931,194	7,857,374	12,024,156	4.46	14.2
Percentage Rent	2,421,923	2,615,463	1,377,500	1,277,610	2,991,501	1.11	3.5
Other Rental Storage(4)	1,978,084	2,343,354	2,799,699	2,808,240	2,544,077	0.94	3.0
Gross Potential Income	$62,463,811	$66,817,372	$71,103,009	$72,082,182	$84,717,669	$31.44	100.0%
Vacancy/Credit Loss	(1,100,662)	(1,099,639)	(1,694,177)	(2,030,041)	(10,418,183)	(3.87)	(12.3)
Concessions	(89,423)	(49,389)	(45,615)	(44,800)	0	0.00	0.0
Parking (Contractual)	19,565,127	20,062,906	20,373,075	20,247,590	19,321,511	7.17	22.8
Parking (Transient)	4,382,014	5,250,614	1,860,131	2,231,702	2,004,714	0.74	2.4
Other Income	1,423,306	2,619,763	1,723,795	1,925,200	1,934,739	0.72	2.3
Effective Gross Income	$86,644,173	$93,601,628	$93,320,219	$94,411,832	$97,560,449	$36.21	115.2%
Total Expenses	44,502,438	46,392,886	39,225,160	38,816,129	39,136,450	14.52	40.1
Net Operating Income	$42,141,735	$47,208,742	$54,095,059	$55,595,704	$58,423,999	$21.68	59.9%
TI/LC	0	0	0	0	3,353,632	1.24	3.4
Capital Expenditures	0	0	0	0	660,862	0.25	0.7
Net Cash Flow	$42,141,735	$47,208,742	$54,095,059	$55,595,704	$54,409,505	$20.19	55.8%
(1)	Based on underwritten rent roll dated as of November 10, 2021.

(2)	% column represents percent of Gross Potential Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

(3)	Underwritten Rents In Place is inclusive of (i) contractual rent steps though December 2022 and (ii) straight-line average rent over the lease term for investment grade rated tenants.

(4)	Other Rental Storage includes grossed up multifamily income and other storage income.

The Market. The Bedrock Portfolio Properties are located in downtown Detroit, Michigan, which, according to the appraisal, remains the economic and entertainment focal point of southeast Michigan and serves as a major international crossing with Canada. The Bedrock Portfolio Properties benefit from Detroit’s hub layout that results in many roadways emanating from the central business district into the surrounding communities. Detroit is serviced by the Detroit-Metropolitan Wayne County Airport situated approximately 15 miles southwest in the City of Romulus. This international airport serves as the mid-western hub of operation for Delta Airlines, as well as servicing other commercial airlines. Passenger rail service to other cities is provided by Amtrak with the central station located in the New Center area immediately north of the central business district.

According to the appraisal, the primary demand generator in Downtown Detroit has been the growing employment base. A number of large employers have anchored the central business district including Quicken Loans, TitleSource, Blue Cross/Blue Shield, MSX International, Rossetti and Campbell Ewald. Downtown Detroit offers a number of entertainment districts including Foxtown, the sports venues (Ford Field, home to the NFL’s Detroit Lions, Comerica Park, home to MLB’s Detroit Tigers, and Little Caesars Arena, home to the NBA’s Detroit Pistons and the NHL’s Detroit Red Wings) and three casinos. There are a growing number of restaurants and bars throughout the Downtown area.

According to the appraisal, there have been several recent developments in Downtown Detroit that are expected to have a positive long-term impact on the Downtown market, including Ford’s acquisition of Michigan Central Station in Corktown. Ford is in the process of developing a multi-billion dollar walkable mobility innovation district in autonomous-vehicle development in Corktown, which is expected to open in the summer of 2022. Additionally, TCF Bank, formerly Chemical Bank, is constructing a new 20-story building downtown that is projected to add an additional 500 workers.

The appraisal identified four comparable office leases with rents ranging from $24.50 to $29.75 per square foot. Based on the identified lease comparables, the appraisal concluded market rents ranging between $26.50 and $29.50 per square foot for the seven office properties in the Bedrock Portfolio, generally in-line with underwritten base rents across the office component of the Bedrock Portfolio.

Office Lease Comparables(1)(2)
Property	Address	Year Built	Building Size (SF)	Tenant Name	Size (SF)	Lease Start Date	Lease Term	Rent PSF
Bedrock Portfolio Office Tenants		Various	2,694,627					$25.26
One Detroit Center	500 Woodward Ave.	1992	979,477	DT Midstream	22,727	Nov-21	126	$29.75
Renaissance Center	400 E. Jefferson Ave.	1980	7,123,170	Consulate of Italy	4,133	Mar-21	110	$26.00
Fisher Building	3011 W. Grand Blvd.	1928	634,819	Strategic Staffing	57,000	Jan-21	120	$24.50
Hemmeter Building	230 E. Grand River Ave.	1913	56,203	UHY	7,156	Sep-20	60	$25.00
Total / Wtd. Avg.		1945	2,198,417		22,754	Mar-21	116	$25.92
(1)	Source: Appraisals.

(2)	Bedrock Portfolio Office Tenants Rent PSF is based on the underwritten rent roll dated November 10, 2021.

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Partial Release. The Bedrock Portfolio Whole Loan documents permit the release of an individual property (each, an “Individual Property”) from the lien of the mortgage, provided no event of default has occurred and is continuing and upon satisfaction of certain conditions set forth in the Bedrock Portfolio Whole Loan documents, including, without limitation, the following: (a) the amount of the outstanding principal balance of the Bedrock Portfolio Whole Loan to be prepaid must equal or exceed 115% of the allocated loan amount for such applicable Individual Property; (b) the resulting debt service coverage ratio for the remaining Bedrock Portfolio Properties is equal to or greater than 3.10x; (c) unless the Individual Property to be released is subject to a non-monetary event of default that relates solely to such Individual Property and the borrowers have demonstrated in good faith that it has pursued a cure of the event of default, the Individual Property to be released is conveyed in an arm’s length transfer to a person other than the applicable individual borrower or any of its affiliates; and (d) upon release of the Individual Property, the customary REMIC rules are satisfied.

Ground Lease. The One Woodward Property is ground leased by one of the borrowers, as the ground lessee, under a ground lease with Lawrence Edwin Burch Living Trust and related individuals, who collectively comprise the ground lessor. The borrower assumed the ground lease in 2012, which expires in April 2040 and has five, 25-year remaining extension options. The current rent is approximately $43,775 per annum. The ground lessee’s interest in the ground lease is freely assignable to the lender without the consent of the ground lessor and, in the event that it is so assigned, is further assignable by the lender without the need to obtain the consent of the ground lessor. See “Description of the Mortgage Pool–Mortgage Pool Characteristics–Fee & Leasehold Estates; Ground Leases” in the Preliminary Prospectus for additional information.

Master Leases. The Qube property, the Chrysler House property, and the 1001 Woodward property, are each subject to a master lease that was originally entered into for the purpose of securing historic tax credit investors. None of the historic tax credit investors remain in the ownership of the master tenants, which are now wholly owned indirectly by Detroit Real Estate Holdings Company I LLC, which directly owns each of the borrowers. Each master tenant is required to comply with single purpose entity covenants in the Bedrock Portfolio Whole Loan documents, including having independent directors. Each master tenant granted the lender a mortgage and an assignment of leases and rents on its property.

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Annex A-3	BBCMS 2022-C15

No. 14 – Kings Row MHC

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	KeyBank	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$26,000,000	Title:	Fee
Cut-off Date Principal Balance:	$26,000,000	Property Type - Subtype:	Manufactured Housing – Manufactured Housing
% of Pool by IPB:	2.5%	Net Rentable Area (Pads):	336
Loan Purpose:	Recapitalization	Location:	Houston, TX
Borrower:	Kings Row MHC - Delaware LLC	Year Built / Renovated:	1960 / NAP
Borrower Sponsor:	Ray K. Farris II	Occupancy:	94.6%
Interest Rate:	4.64000%	Occupancy Date:	2/1/2022
Note Date:	3/8/2022	4th Most Recent NOI (As of)(1):	$1,168,487 (12/31/2019)
Maturity Date:	4/1/2032	3rd Most Recent NOI (As of)(1):	$1,515,441 (12/31/2020)
Interest-only Period:	None	2nd Most Recent NOI (As of)(1):	$1,807,229 (12/31/2021)
Original Term:	120 months	Most Recent NOI (As of)(1):	$1,832,579 (TTM 1/31/2022)
Original Amortization:	360 months	UW Economic Occupancy:	94.8%
Amortization Type:	Amortizing Balloon	UW Revenues:	$2,916,815
Call Protection:	L(25),YM1(92),O(3)	UW Expenses:	$856,516
Lockbox / Cash Management:	Springing	UW NOI(1):	$2,060,299
Additional Debt:	No	UW NCF:	$2,038,123
Additional Debt Balance:	N/A	Appraised Value / Per Pad:	$42,500,000 / $126,488
Additional Debt Type:	N/A	Appraisal Date:	12/30/2021

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Pad:	$77,381
Taxes:	$11,566	$3,855	N/A	Maturity Date Loan / Pad:	$62,869
Insurance:	$20,794	$5,199	N/A	Cut-off Date LTV:	61.2%
Replacement Reserves:	$1,848	$1,848	$66,528	Maturity Date LTV:	49.7%
				UW NCF DSCR:	1.27x
				UW NOI Debt Yield:	7.9%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$26,000,000	100.0%	Return of Equity	$25,532,806	98.2%
			Closing Costs	432,986	1.7
			Upfront Reserves	34,208	0.1
Total Sources	$26,000,000	100.0%	Total Uses	$26,000,000	100.0%

(1)	The increase in NOI across all historical periods and compared to UW NOI is due to the borrower sponsor consistently implementing rent increases.

The Loan. The Kings Row MHC mortgage loan is secured by the borrower’s fee interest in a 336-pad manufactured housing property located in Houston, Texas (the “Kings Row MHC Property”). The Kings Row MHC mortgage loan was originated by KeyBank and has an outstanding principal balance as of the Cut-off Date of $26.0 million (the “Kings Row MHC Mortgage Loan”). The Kings Row MHC Mortgage Loan has a 10-year term and is amortizing for the entire term.

The Property. The Kings Row MHC Property is a 336-pad manufactured housing property located in Houston, Texas. Built in 1960, the Kings Row MHC Property is situated on a 25.82-acre site. Of the total 336 pads, there are 22 pads (approximately 6.5% of total pads) that contain homes owned by a borrower-affiliate. The homes owned by the borrower-affiliate are not part of the collateral for the Kings Row MHC Mortgage Loan; however, income derived from the rental of all the pad sites, including those pad sites occupied by homes owned by the borrower-affiliate, was underwritten. The Kings Row MHC Property features a common area laundry, swimming pool, basketball court, playground and clubhouse with a fitness center, entertainment center, and kitchen. Parking is provided via 677 surface parking spaces resulting in a parking ratio of approximately 2.0 spaces per pad. As of the February 1, 2022, underwritten rent roll, the Kings Row MHC Property was 94.6% occupied.

COVID-19 Update. As of the date of this term sheet, the Kings Row MHC Mortgage Loan is not subject to any modification or forbearance requests. As of February 1, 2022, there are no outstanding rent collections aged greater than 30 days.

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Annex A-3	BBCMS 2022-C15

No. 14 – Kings Row MHC

Historical and Current Occupancy
2019(1)	2020(1)	2021(1)	Current(2)
94.9%	95.8%	95.2%	94.6%
(1)	Historical Occupancies are as of December 31 of each respective year.

(2)	Current Occupancy is based on the underwritten rent roll as of February 1, 2022.

The Market. The Kings Row MHC Property is located within Harris County in Houston, Texas. The Kings Row MHC Property is situated in an established area and is accessible by Telephone Road, which is a primary roadway that intersects with Sam Houston Tollway less than one mile south of the Kings Row MHC Property. The immediate area contains office, retail and industrial uses along the major arterials and is interspersed with single-family and multifamily residential developments outlying from the arterials. Attractions in Houston, Texas include the Space Center Houston, Buffalo Bayou Park, Houston Children’s Museum, Gerald D. Hines Waterwall Park and Houston Zoo. According to the appraisal, the 2021 population within a one-, three- and five-mile radius of the Kings Row MHC Property was 8,459, 58,542 and 254,534, respectively. The 2021 average household income within the same radii was $73,830, $94,348 and $83,213, respectively.

According to the appraisal, the Kings Row MHC Property is located within the Houston manufactured housing market, which contains approximately 8,613 homesites. As of the end of 2020, the Houston manufactured housing market had a vacancy rate of 2.0%, representing a 2.0% decrease over the previous year, and an average asking rent of $436 per homesite. There are no manufactured home communities planned or proposed in the Houston manufactured housing market.

Operating History and Underwritten Net Cash Flow
	2019	2020	2021	TTM(1)	Underwritten	Per Unit	%(2)
Rents in Place(3)	$1,639,493	$1,914,798	$2,155,577	$2,168,654	$2,349,204	$6,992	94.8%
Vacant Income	0	0	0	0	129,600	386	5.2
Gross Potential Rent	$1,639,493	$1,914,798	$2,155,577	$2,168,654	$2,478,804	$7,377	100.0%
(Vacancy/Credit Loss)	0	(15,077)	0	0	(129,600)	(386)	(5.2)
Net Rental Income	$1,639,493	$1,899,721	$2,155,577	$2,168,654	$2,349,204	$6,992	94.8%
Reimbursements	351,230	408,582	440,074	445,846	546,681	1,627	22.1
Other Income(4)	16,234	20,665	20,580	20,930	20,930	62	0.8
Effective Gross Income	$2,006,957	$2,328,968	$2,616,232	$2,635,431	$2,916,815	$8,681	100.0%

Total Expenses	$838,470	$813,527	$809,003	$802,852	$856,516	$2,549	29.4%

Net Operating Income	$1,168,487	$1,515,441	$1,807,229	$1,832,579	$2,060,299	$6,132	70.6%

Total TI/LC, Capex/RR	0	0	0	0	22,176	66	0.8

Net Cash Flow	$1,168,487	$1,515,441	$1,807,229	$1,832,579	$2,038,123	$6,066	69.9%
(1)	TTM represents trailing 12 months as of January 31, 2022.

(2)	% column represents percent of Gross Potential Rent for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

(3)	The increase in Rents in Place across all historical periods and compared to Underwritten is due to the borrower sponsor consistently implementing rent increases.

(4)	Other Income represents miscellaneous income.

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Annex A-3	BBCMS 2022-C15

No. 15 – Salina Meadows Office Park

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	BMO	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$25,000,000	Title:	Fee
Cut-off Date Principal Balance:	$25,000,000	Property Type – Subtype:	Office – Suburban
% of IPB:	2.4%	Net Rentable Area (SF):	237,496
Loan Purpose:	Acquisition	Location:	Syracuse, NY
Borrower:	Aevri Salina Meadows LLC	Year Built / Renovated:	1986-1988 / 2000
Borrower Sponsor:	Moshe Rothman	Occupancy:	90.7%
Interest Rate:	5.02000%	Occupancy Date:	2/28/2022
Note Date:	2/16/2022	4th Most Recent NOI (As of):	$2,154,775 (12/31/2018)
Maturity Date:	3/6/2032	3rd Most Recent NOI (As of):	$2,257,225 (12/31/2019)
Interest-only Period:	24 months	2nd Most Recent NOI (As of):	$1,894,731 (12/31/2020)
Original Term:	120 months	Most Recent NOI (As of):	$2,033,508 (12/31/2021)
Original Amortization Term:	360 months	UW Economic Occupancy:	90.2%
Amortization Type:	Interest Only, Amortizing Balloon	UW Revenues:	$4,097,098
Call Protection:	L(25),D(91),O(4)	UW Expenses:	$1,656,859
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$2,440,238
Additional Debt:	No	UW NCF:	$2,317,118
Additional Debt Balance:	N/A	Appraised Value / Per SF:	$41,400,000 / $174
Additional Debt Type:	N/A	Appraisal Date:	1/25/2022

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$105
Taxes:	$262,788	$47,482	N/A	Maturity Date Loan / SF:	$91
Insurance:	$0	$3,911	N/A	Cut-off Date LTV:	60.4%
Replacement Reserves:	$143,723	$2,969	N/A	Maturity Date LTV:	52.3%
TI/LC Reserve:	$1,500,000	$19,791	$2,250,000	UW NCF DSCR:	1.44x
Immediate Repair Reserve:	$3,875	$0	N/A	UW NOI Debt Yield:	9.8%
Other Reserves(1):	$550,465	$0	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$25,000,000	62.2%	Purchase Price	$37,500,000	93.3%
Borrower Sponsor Equity	15,172,893	37.8	Reserves	2,460,851	6.1
			Closing Costs	212,041	0.5
Total Sources	$40,172,893	100.0%	Total Uses	$40,172,893	100.0%

(1)	Other Reserves represent a free rent reserve equal to approximately $300,465 and an Alion reserve equal to $250,000 for leasing costs associated with re-leasing the Alion tenant’s space.

The Mortgage Loan. The Salina Meadows Office Park mortgage loan is evidenced by a promissory note in the original principal amount of $25,000,000 (the “Salina Meadows Office Park Mortgage Loan”). The Salina Meadows Office Park Mortgage Loan is secured by a first priority fee mortgage encumbering a 237,496 square foot office park located in Syracuse, New York (the “Salina Meadows Office Park Property”). The Salina Meadows Office Park Mortgage Loan was originated by Bank of Montreal and has an outstanding principal balance as of the Cut-off Date of $25,000,000. The Salina Meadows Office Park Mortgage Loan has a 10-year term and is interest-only for the initial 24 months.

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No. 15 – Salina Meadows Office Park

The Property. The Salina Meadows Office Park Property is a 237,496 square foot office park situated on an approximately 21.6-acre site, which was built in phases from 1986 through 1988 and renovated in 2000. The Salina Meadows Office Park Property is located in Syracuse, New York. The buildings offer amenities including a common conference/gathering center complete with audio-visual equipment, a fitness center with state-of-the-art equipment with shower and locker room facilities, a patio area and walking trails, along with approximately 1,205 space parking garage (approximately 5.1 spaces per 1,000 square feet). The Salina Meadows Office Park Property is located in the North Syracuse area of New York, approximately 5.0 miles north of downtown Syracuse. As of February 28, 2022, the Salina Meadows Office Park Property was 90.7% leased to 37 tenants.

COVID-19 Update. As of February 1, 2022, the Salina Meadows Office Park Mortgage Loan is not subject to any modification or forbearance request and is current on debt service.

Major Tenants.

National Grange (29,972 square feet; 12.6% of NRA; 14.6% of underwritten base rent): Established in 1867, National Grange is a social organization in the United States that encourages families to band together to promote the economic and political well-being of the community and agriculture. The foundation of the organization can be found in rural, suburban, and urban communities. National Grange’s lease at the Salina Meadows Office Park Property commenced in May 2015 and expires in April 2025.

Alion (27,857 square feet; 11.7% of NRA; 12.8% of underwritten base rent): Alion creates alliances between science and big government. Alion Science and Technology is an employee-owned development and research company that provides artificial intelligence, cyber solutions, electronic warfare, intelligence, surveillance, and reconnaissance, live, virtual, constructive solutions, and weapons platforms for air, ground, and sea. Based in the Washington, DC metro area, Alion engineers solutions for the US Department of Defense across its six core capability areas. Alion’s lease at the Salina Meadows Office Park Property commenced in March 2018 and expires in February 2025. Alion has a termination option effective March 31, 2023, with four-months’ notice and a termination fee equal to the sum of (i) the then unamortized portion of the costs of the landlord’s work and (ii) the unamortized remaining leasing costs in connection with its lease.

Parsons Engineering (20,069 square feet; 8.5% of NRA; 9.2% of underwritten base rent): Established in 1944, Parsons Engineering is a digitally enabled solutions provider, focused on the defense, intelligence, and critical infrastructure markets. The company provides software and hardware products, technical services, and integrated solutions to support its customers’ missions. The company’s clients include U.S. military and intelligence agencies and state and local governments and agencies. Parsons Engineering’s lease at the Salina Meadows Office Park Property commenced in October 2014 and expires in December 2024.

Historical and Current Occupancy
2019(1)	2020(1)	2021(1)	Current(2)
93.0%	80.0%	82.0%	90.7%
(1)	Historical Occupancies are as of December 31 of each respective year.

(2)	Current Occupancy is as of February 28, 2022.

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No. 15 – Salina Meadows Office Park

The following table presents a summary regarding the major tenants at the Salina Meadows Office Park Property:

Top Tenant Summary(1)
Tenant		Net Rentable Area (SF)		UW Base Rent PSF	UW Base Rent	% of Total UW
	Ratings (Moody’s/S&P/Fitch)		% of Total NRA			Base Rent	Lease Expiration Date
National Grange	NR/NR/NR	29,972	12.6%	$19.00	$569,468	14.6%	4/30/2025
Alion	NR/NR/NR	27,857	11.7%%	18.02	501,969	12.8%%	2/28/2025(2)
Parsons Engineering	NR/NR/NR	20,069	8.5%%	18.00	361,242	9.2%%	12/31/2024
Corvel	NR/NR/NR	14,683	6.2%%	18.75	275,306	7.0%%	9/30/2028
Leidos Engineering	NR/NR/NR	11,717	4.9%%	18.50	216,765	5.5%%	11/10/2024
Travelers	NR/NR/NR	8,725	3.7%%	19.50	170,138	4.4%%	5/31/2025
Osmose	NR/NR/NR	9,092	3.8%%	18.00	163,656	4.2%%	6/30/2023
National Safety Council	NR/NR/NR	6,675	2.8%%	19.75	131,831	3.4%%	1/31/2026
Maine Commerce Center LLC	NR/NR/NR	6,179	2.6%%	20.09	124,105	3.2%%	2/10/2027
SEFCU	NR/NR/NR	5,233	2.2%%	19.50	102,044	2.6%%	6/30/2026
Major Tenants		140,202	59.0%	$18.66	$2,616,524	67.0%

Other Tenants		75,229	31.7%	$17.17	$1,291,639	33.0%

Occupied Collateral Total / Wtd. Avg.		215,431	90.7%	$18.14	$3,908,163	100.0%

Vacant Space		22,065	9.3%

Collateral Total		237,496	100.0%

(1)	Based on the underwritten rent roll dated as of February 28, 2022.

(2)	Alion has a termination option effective March 31, 2023, with four-months’ notice and a termination fee equal to the sum of (i) the then unamortized portion of the costs of the landlord’s work and (ii) the unamortized remaining leasing costs in connection with its lease. $250,000 was reserved at closing for the leasing of the Alion tenant’s space if the termination option is exercised.

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No. 15 – Salina Meadows Office Park

The following table presents certain information relating to the lease rollover at the Salina Meadows Office Park Property:)

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	NAP	22,065	9.3%	NAP	NAP	22,065	9.3%	NAP	NAP
MTM(3)	3	4,371	1.8%	$0	0.0%	26,436	11.1%	0	0.0%
2022	7	14,380	6.1%	260,387	6.7%	40,816	17.2%	260,387	6.7%
2023	9	28,591	12.0%	480,389	12.3%	69,407	29.2%	740,777	19.0%
2024	4	38,651	16.3%	709,381	18.2%	108,058	45.5%	1,450,157	37.1%
2025	7	75,784	31.9%	1,414,512	36.2%	183,842	77.4%	2,864,669	73.3%
2026	4	16,894	7.1%	329,984	8.4%	200,736	84.5%	3,194,654	81.7%
2027	4	18,108	7.6%	355,680	9.1%	218,844	92.1%	3,550,334	90.8%
2028	1	14,683	6.2%	275,306	7.0%	233,527	98.3%	3,825,640	97.9%
2029	0	0	0.0%	0	0.0%	233,527	98.3%	3,825,640	97.9%
2030	0	0	0.0%	0	0.0%	233,527	98.3%	3,825,640	97.9%
2031	0	0	0.0%	0	0.0%	233,527	98.3%	3,825,640	97.9%
2032 & Beyond	1	3,969	1.7%	$82,523	2.1%	237,496	100.0%	3,908,163	100.0%
Total	40	237,496	100.0%	$3,908,163	100.0%
(1)	Based on the underwritten rent roll dated as of February 28, 2022.

(2)	Certain leases may have termination options that are exercisable prior to the originally stated expiration date of the lease and that are not considered in this Lease Rollover Schedule.

(3)	MTM includes common area, conference room and fitness center totaling 4,371 square feet.

Market Overview. The Salina Meadows Office Park Property is located in the North Syracuse area of New York, approximately 5.0 miles north of downtown Syracuse. Syracuse is located at the major crossroads of two interstates: I-90 and I-81 that provide access to the Salina Meadows Office Park Property with the immediate area consisting of a mixture of commercial and residential uses. The neighborhood adjacent to the Salina Meadows Office Park Property is primarily residential in nature to the east and west, with a mixture of residential and commercial development to the north and south. To the immediate east of the Salina Meadows Office Park Property is Interstate-81, to the immediate north is a garden apartment development, and immediately to the west and south are single family residential developments. The Salina Meadows Office Park Property is approximately 2.4 miles away from Destiny USA, which is the largest shopping mall in New York and also features an onsite hotel.

The Salina Meadows Office Park Property is located in the Syracuse, New York Metropolitan Statistical Area, which is the fifth largest Metropolitan Statistical Area in the New York State by population with an estimated population of 644,310 in 2021. Top employers in the area include SUNY Upstate Medical University, St. Joseph’s Hospital Health Center, Syracuse University and Lockheed Martin Corporation. According to the appraisal, as of the fourth quarter of 2021, the Syracuse Class A submarket contained approximately 3.9 million SF of inventory with an 8.2% vacancy rate and NNN rent of $17.13 PSF. According to the appraisal, the 2021 population was 8,096, 71,571, and 201,260 within a one-, three- and five-mile radius, respectively, and the average household income was $74,478, $68,350, and $68,393 within a one-, three- and five-mile radius, respectively.

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No. 15 – Salina Meadows Office Park

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Salina Meadows Office Park Property:

Operating History and Underwritten Net Cash Flow
	2018	2019	2020	2021	Underwritten	Per Square Foot	%(1)
Rents in Place	$3,738,007	$3,866,627	$3,384,552	$3,389,139	$4,334,408	$18.25	95.6%
Rent Steps	0	0	0	0	20,571	0.09	0.5
Gross Potential Rent	$3,738,007	$3,866,627	$3,384,552	$3,389,139	$4,354,979	$18.34	96.0%
Total Reimbursements	173,255	172,204	184,571	236,469	180,935	0.76	4.0
Net Rental Income	$3,911,262	$4,038,830	$3,569,123	$3,625,607	$4,535,914	$19.10	100.0%
Other Income	5,600	4,900	3,480	71,143	8,000	0.03	0.2
(Vacancy/Credit Loss)	0	0	0		(446,816)	(1.88)	(9.9)
Effective Gross Income	$3,916,862	$4,043,730	$3,572,603	$3,696,751	$4,097,098	$17.25	90.3%
Total Expenses	$1,762,087	$1,786,505	$1,677,872	$1,663,243	$1,656,859	$6.98	40.4%
Net Operating Income	$2,154,775	$2,257,225	$1,894,731	$2,033,508	$2,440,238	$10.27	59.6%
Capital Expenditures	0	0	0	0	35,624	0.15	0.9
TI/LC	0	0	0	0	87,496	0.37	2.1
Net Cash Flow	$2,154,775	$2,257,225	$1,894,731	$2,033,508	$2,317,118	$9.76	56.6%
(1)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of the fields.

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ANNEX B

FORM OF DISTRIBUTION DATE STATEMENT

B-1

(THIS PAGE INTENTIONALLY LEFT BLANK)

Distribution Date:	05/17/22	BBCMS Mortgage Trust 2022-C15
Determination Date:	05/11/22
Record Date:	04/29/22	Commercial Mortgage Pass-Through Certificates Series 2022-C15

Contacts
Role	Party and Contact Information
Depositor	Barclays Commercial Mortgage Securities LLC
	Daniel Vinson	(212) 412-4000
745 Seventh Avenue | New York, NY 10019 | United States
Certificate Administrator	Computershare Trust Company, N.A.
	Corporate Trust Services (CMBS)		cts.cmbs.bond.admin@wellsfargo.com; trustadministrationgroup@wellsfargo.com
9062 Old Annapolis Road | Columbia, MD 21045 | United States
Master Servicer	Midland Loan Services, a Division of PNC Bank, National Association
	Executive Vice President – Division Head	(913) 253-9000	noticeadmin@midlandls.com
10851 Mastin Street, Building 82, Suite 300 | Overland Park, KS 66210 | United States
Special Servicer	Rialto Capital Advisors, LLC
	Attention: Adam Singer, Managing Director	(305) 229-6465	adam.singer@rialtocapital.com
200 S. Biscayne Blvd., Suite 3550 | Miami, FL 33131 | United States
Operating Advisor & Asset Representations Reviewer	Pentalpha Surveillance LLC
	Don Simon	(203) 660-6100
PO Box 4839 | Greenwich, CT 06831 | United States
Trustee	Wilmington Trust, National Association
	CMBS Trustee	(302) 636-4140	CMBSTrustee@wilmingtontrust.com
1100 North Market Street | Wilmington, DE 19890 | United States

This report is compiled by Computershare Trust Company, N.A. from information provided by third parties. Computershare Trust Company, N.A. has not independently confirmed the accuracy of the information.
Please visit www.ctslink.com for additional information and if applicable, any special notices and any credit risk retention notices. In addition, certificate holders may register online for email notification when special notices are posted. For information or assistance please call 866-846-4526.

© 2021 Computershare. All rights reserved. Confidential.	Page 1 of 26

Distribution Date:	05/17/22	BBCMS Mortgage Trust 2022-C15
Determination Date:	05/11/22
Record Date:	04/29/22	Commercial Mortgage Pass-Through Certificates Series 2022-C15

Certificate Distribution Detail

Class	CUSIP	Pass-Through Rate (2)	Original Balance	Beginning Balance	Principal Distribution	Interest Distribution	Prepayment Penalties	Realized Losses	Total Distribution	Ending Balance	Current Credit Support¹	Original Credit Support¹

A-1		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
A-2		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
A-3		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
A-4		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
A-5		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
A-SB		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
A-S		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
B		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
C		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
D		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
E		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
F		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
G-RR		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
H-RR		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
S		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
R		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
Class RR		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
RR Int		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
Regular SubTotal			0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

X-A		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-B		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-D		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Certificate Distribution Detail continued to next page

© 2021 Computershare. All rights reserved. Confidential.	Page 2 of 26

Distribution Date:	05/17/22	BBCMS Mortgage Trust 2022-C15
Determination Date:	05/11/22
Record Date:	04/29/22	Commercial Mortgage Pass-Through Certificates Series 2022-C15

Certificate Distribution Detail
Class	CUSIP	Pass-Through Rate (2)	Original Balance	Beginning Balance	Principal Distribution	Interest Distribution	Prepayment Penalties	Realized Losses	Total Distribution	Ending Balance	Current Credit Support¹	Original Credit Support¹

X-F		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Notional SubTotal			0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Deal Distribution Total					0.00	0.00	0.00	0.00	0.00

*	Denotes the Controlling Class (if required)
(1)	Calculated by taking (A) the sum of the ending certificate balance of all classes in a series less (B) the sum of (i) the ending certificate balance of the designated class and (ii) the ending certificate balance of all classes which are not subordinate to the designated class and dividing the result by (A).
(2)	Pass-Through Rates with respect to any Class of Certificates on next month’s Payment Date is expected to be the same as the current respective Pass-Through Rate, subject to any modifications on the underlying loans, any change in certificate or pool balance, any change in the underlying index (if and as applicable), and any other matters provided in the governing documents.

© 2021 Computershare. All rights reserved. Confidential.	Page 3 of 26

Distribution Date:	05/17/22	BBCMS Mortgage Trust 2022-C15
Determination Date:	05/11/22
Record Date:	04/29/22	Commercial Mortgage Pass-Through Certificates Series 2022-C15

Certificate Factor Detail
Class	CUSIP	Beginning Balance	Principal Distribution	Interest Distribution	Interest Shortfalls / (Paybacks)	Cumulative Interest Shortfalls	Prepayment Penalties	Realized Losses	Total Distribution	Ending Balance
Regular Certificates
A-1		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-2		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-3		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-4		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-5		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-SB		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-S		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
B		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
C		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
D		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
E		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
F		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
G-RR		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
H-RR		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
S		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
R		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
Class RR		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
RR Int		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000

Notional Certificates
X-A		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
X-B		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
X-D		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
X-F		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000

© 2021 Computershare. All rights reserved. Confidential.	Page 4 of 26

Distribution Date:	05/17/22	BBCMS Mortgage Trust 2022-C15
Determination Date:	05/11/22
Record Date:	04/29/22	Commercial Mortgage Pass-Through Certificates Series 2022-C15

Certificate Interest Reconciliation Detail
Class	Accrual Period	Accrual Days	Prior Cumulative Interest Shortfalls	Accrued Certificate Interest	Net Aggregate Prepayment Interest Shortfall	Distributable Certificate Interest	Interest Shortfalls / (Paybacks)	Payback of Prior Realized Losses	Additional Interest Distribution Amount	Interest Distribution	Cumulative Interest Shortfalls
A-1	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-2	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-3	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-4	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-5	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-SB	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-A	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-B	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-S	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
B	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
C	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-D	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-F	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
D	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
E	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
F	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
G-RR	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
H-RR	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Class RR	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
RR Int	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Totals			0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

© 2021 Computershare. All rights reserved. Confidential.	Page 5 of 26

Distribution Date:	05/17/22	BBCMS Mortgage Trust 2022-C15
Determination Date:	05/11/22
Record Date:	04/29/22	Commercial Mortgage Pass-Through Certificates Series 2022-C15

Additional Information

Total Available Distribution Amount (1)	0.00

(1)	The Available Distribution Amount includes any Prepayment Premiums.

© 2021 Computershare. All rights reserved. Confidential.	Page 6 of 26

Distribution Date:	05/17/22	BBCMS Mortgage Trust 2022-C15
Determination Date:	05/11/22
Record Date:	04/29/22	Commercial Mortgage Pass-Through Certificates Series 2022-C15

Bond / Collateral Reconciliation - Cash Flows

Total Funds Collected

Interest
Interest Paid or Advanced	0.00
Interest Reductions due to Nonrecoverability Determination	0.00
Interest Adjustments	0.00
Deferred Interest	0.00
ARD Interest	0.00
Net Prepayment Interest Excess / (Shortfall)	0.00
Extension Interest	0.00
Interest Reserve Withdrawal	0.00
Total Interest Collected	0.00

Principal
Scheduled Principal	0.00
Unscheduled Principal Collections
Principal Prepayments	0.00
Collection of Principal after Maturity Date	0.00
Recoveries From Liquidations and Insurance Proceeds	0.00
Excess of Prior Principal Amounts Paid	0.00
Curtailments	0.00
Negative Amortization	0.00
Principal Adjustments	0.00

Total Principal Collected	0.00

Other
Prepayment Penalties / Yield Maintenance	0.00
Gain on Sale / Excess Liquidation Proceeds	0.00
Borrower Option Extension Fees	0.00
Total Other Collected	0.00

Total Funds Collected	0.00
Total Funds Distributed

Fees
Master Servicing Fee	0.00
Certificate Administrator Fee	0.00
Trustee Fee	0.00
CREFC® Intellectual Property Royalty License Fee	0.00
Operating Advisor Fee	0.00
Asset Representations Reviewer Fee	0.00

Total Fees	0.00

Expenses/Reimbursements
Reimbursement for Interest on Advances	0.00
ASER Amount	0.00
Special Servicing Fees (Monthly)	0.00
Special Servicing Fees (Liquidation)	0.00
Special Servicing Fees (Work Out)	0.00
Legal Fees	0.00
Rating Agency Expenses	0.00
Taxes Imposed on Trust Fund	0.00
Non-Recoverable Advances	0.00
Workout Delayed Reimbursement Amounts	0.00
Other Expenses	0.00
Total Expenses/Reimbursements	0.00

Interest Reserve Deposit	0.00

Payments to Certificateholders and Others
Interest Distribution	0.00
Principal Distribution	0.00
Prepayment Penalties / Yield Maintenance	0.00
Total Payments to Certificateholders and Others	0.00

Total Funds Distributed	0.00

© 2021 Computershare. All rights reserved. Confidential.	Page 7 of 26

Distribution Date:	05/17/22	BBCMS Mortgage Trust 2022-C15
Determination Date:	05/11/22
Record Date:	04/29/22	Commercial Mortgage Pass-Through Certificates Series 2022-C15

Bond / Collateral Reconciliation - Balances

Collateral Reconciliation
		Total
Beginning Scheduled Collateral Balance	0.00	0.00
(-) Scheduled Principal Collections	0.00	0.00
(-) Unscheduled Principal Collections	0.00	0.00
(-) Principal Adjustments (Cash)	0.00	0.00
(-) Principal Adjustments (Non-Cash)	0.00	0.00
(-) Realized Losses from Collateral	0.00	0.00
(-) Other Adjustments²	0.00	0.00

Ending Scheduled Collateral Balance	0.00	0.00
Beginning Actual Collateral Balance	0.00	0.00
Ending Actual Collateral Balance	0.00	0.00
Certificate Reconciliation
Total
Beginning Certificate Balance	0.00
(-) Principal Distributions	0.00
(-) Realized Losses	0.00
Realized Loss and Realized Loss Adjustments on Collateral	0.00
Current Period NRA¹	0.00
Current Period WODRA¹	0.00
Principal Used to Pay Interest	0.00
Non-Cash Principal Adjustments	0.00
Certificate Other Adjustments**	0.00
Ending Certificate Balance	0.00

NRA/WODRA Reconciliation
	Non-Recoverable Advances (NRA) from Principal	Workout Delayed Reimbursement of Advances (WODRA) from Principal
Beginning Cumulative Advances	0.00	0.00
Current Period Advances	0.00	0.00
Ending Cumulative Advances	0.00	0.00

Under / Over Collateralization Reconciliation
Beginning UC / (OC)	0.00
UC / (OC) Change	0.00
Ending UC / (OC)	0.00
Net WAC Rate	0.00%
UC / (OC) Interest	0.00

(1)	Current Period NRA and WODRA displayed will represent the portion applied as Realized Losses to the bonds.
(2)	Other Adjustments value will represent miscellaneous items that may impact the Scheduled Balance of the collateral.
**	A negative value for Certificate Other Adjustments represents the payback of prior Principal Shortfalls, if any.

© 2021 Computershare. All rights reserved. Confidential.	Page 8 of 26

Distribution Date:	05/17/22	BBCMS Mortgage Trust 2022-C15
Determination Date:	05/11/22
Record Date:	04/29/22	Commercial Mortgage Pass-Through Certificates Series 2022-C15

Current Mortgage Loan and Property Stratification

Aggregate Pool

Scheduled Balance
Scheduled Balance	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals
Debt Service Coverage Ratio¹
Debt Service Coverage Ratio	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals

(1)	Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases the most current DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The debt service coverage ratio information was provided to the Certificate Administrator by the Master Servicer and the Certificate Administrator has not independently confirmed the accuracy of such information.
(2)	Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the Maturity Date.
(3)	Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut Off Date Balance of each property as disclosed in the offering document. The Scheduled Balance Totals reflect the aggregate balances of all pooled loans as reported in the CREFC Loan Periodic Update File. To the extent that the Scheduled Balance Total figure for the “State” and “Property” stratification tables is not equal to the sum of the scheduled balance figures for each state or property, the difference is explained by loans that have been modified into a split loan structure. The “State” and “Property” stratification tables do not include the balance of the subordinate note (sometimes called the B-piece or a “hope note”) of a loan that has been modified into a split-loan structure. Rather, the scheduled balance for each state or property only reflects the balance of the senior note (sometimes called the A-piece) of a loan that has been modified into a split-loan structure.

© 2021 Computershare. All rights reserved. Confidential.	Page 9 of 26

Distribution Date:	05/17/22	BBCMS Mortgage Trust 2022-C15
Determination Date:	05/11/22
Record Date:	04/29/22	Commercial Mortgage Pass-Through Certificates Series 2022-C15

Current Mortgage Loan and Property Stratification

Aggregate Pool

State³
State	# Of Properties	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals
Property Type³
Property Type	# Of Properties	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals

Note: Please refer to footnotes on the next page of the report.

© 2021 Computershare. All rights reserved. Confidential.	Page 10 of 26

Distribution Date:	05/17/22	BBCMS Mortgage Trust 2022-C15
Determination Date:	05/11/22
Record Date:	04/29/22	Commercial Mortgage Pass-Through Certificates Series 2022-C15

Current Mortgage Loan and Property Stratification

Aggregate Pool

Note Rate
Note Rate	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals
Seasoning
Seasoning	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals

(1)	Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases the most current DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The debt service coverage ratio information was provided to the Certificate Administrator by the Master Servicer and the Certificate Administrator has not independently confirmed the accuracy of such information.
(2)	Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the Maturity Date.
(3)	Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut Off Date Balance of each property as disclosed in the offering document. The Scheduled Balance Totals reflect the aggregate balances of all pooled loans as reported in the CREFC Loan Periodic Update File. To the extent that the Scheduled Balance Total figure for the “State” and “Property” stratification tables is not equal to the sum of the scheduled balance figures for each state or property, the difference is explained by loans that have been modified into a split loan structure. The “State” and “Property” stratification tables do not include the balance of the subordinate note (sometimes called the B-piece or a “hope note”) of a loan that has been modified into a split-loan structure. Rather, the scheduled balance for each state or property only reflects the balance of the senior note (sometimes called the A-piece) of a loan that has been modified into a split-loan structure.

© 2021 Computershare. All rights reserved. Confidential.	Page 11 of 26

Distribution Date:	05/17/22	BBCMS Mortgage Trust 2022-C15
Determination Date:	05/11/22
Record Date:	04/29/22	Commercial Mortgage Pass-Through Certificates Series 2022-C15

Current Mortgage Loan and Property Stratification

Aggregate Pool

Anticipated Remaining Term (ARD and Balloon Loans)
Anticipated Remaining Term	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals
Remaining Amortization Term (ARD and Balloon Loans)
Remaining Amortization Term	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals

(1)	Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases the most current DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The debt service coverage ratio information was provided to the Certificate Administrator by the Master Servicer and the Certificate Administrator has not independently confirmed the accuracy of such information.
(2)	Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the Maturity Date.
(3)	Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut Off Date Balance of each property as disclosed in the offering document. The Scheduled Balance Totals reflect the aggregate balances of all pooled loans as reported in the CREFC Loan Periodic Update File. To the extent that the Scheduled Balance Total figure for the “State” and “Property” stratification tables is not equal to the sum of the scheduled balance figures for each state or property, the difference is explained by loans that have been modified into a split loan structure. The “State” and “Property” stratification tables do not include the balance of the subordinate note (sometimes called the B-piece or a “hope note”) of a loan that has been modified into a split-loan structure. Rather, the scheduled balance for each state or property only reflects the balance of the senior note (sometimes called the A-piece) of a loan that has been modified into a split-loan structure.

© 2021 Computershare. All rights reserved. Confidential.	Page 12 of 26

Distribution Date:	05/17/22	BBCMS Mortgage Trust 2022-C15
Determination Date:	05/11/22
Record Date:	04/29/22	Commercial Mortgage Pass-Through Certificates Series 2022-C15

Current Mortgage Loan and Property Stratification

Aggregate Pool

Age of Most Recent NOI
Age of Most Recent NOI	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals
Remaining Stated Term (Fully Amortizing Loans)
Age of Most Recent NOI	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals

(1)	Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases the most current DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The debt service coverage ratio information was provided to the Certificate Administrator by the Master Servicer and the Certificate Administrator has not independently confirmed the accuracy of such information.
(2)	Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the Maturity Date.
(3)	Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut Off Date Balance of each property as disclosed in the offering document. The Scheduled Balance Totals reflect the aggregate balances of all pooled loans as reported in the CREFC Loan Periodic Update File. To the extent that the Scheduled Balance Total figure for the “State” and “Property” stratification tables is not equal to the sum of the scheduled balance figures for each state or property, the difference is explained by loans that have been modified into a split loan structure. The “State” and “Property” stratification tables do not include the balance of the subordinate note (sometimes called the B-piece or a “hope note”) of a loan that has been modified into a split-loan structure. Rather, the scheduled balance for each state or property only reflects the balance of the senior note (sometimes called the A-piece) of a loan that has been modified into a split-loan structure.

© 2021 Computershare. All rights reserved. Confidential.	Page 13 of 26

Distribution Date:	05/17/22	BBCMS Mortgage Trust 2022-C15
Determination Date:	05/11/22
Record Date:	04/29/22	Commercial Mortgage Pass-Through Certificates Series 2022-C15

Mortgage Loan Detail (Part 1)
Pros ID	Loan ID	Loan Group	Prop Type (1)	City	State	Interest Accrual Type	Gross Rate	Scheduled Interest	Scheduled Principal	Principal Adjustments	Anticipated Repay Date	Original Maturity Date	Adjusted Maturity Date	Beginning Scheduled Balance	Ending Scheduled Balance	Paid Through Date

Totals
1 Property Type Codes
HC - Health Care	MU - Mixed Use	WH - Warehouse	MF - Multi-Family
SS - Self Storage	LO - Lodging	RT - Retail	SF - Single Family Rental
98 - Other	IN - Industrial	OF - Office	MH - Mobile Home Park
SE - Securities	CH - Cooperative Housing	ZZ - Missing Information/Undefined

© 2021 Computershare. All rights reserved. Confidential.	Page 14 of 26

Distribution Date:	05/17/22	BBCMS Mortgage Trust 2022-C15
Determination Date:	05/11/22
Record Date:	04/29/22	Commercial Mortgage Pass-Through Certificates Series 2022-C15

Mortgage Loan Detail (Part 2)

Pros ID	Loan Group	Most Recent Fiscal NOI	Most Recent NOI	Most Recent NOI Start Date	Most Recent NOI End Date	Appraisal Reduction Date	Appraisal Reduction Amount	Cumulative ASER	Current P&I Advances	Cumulative P&I Advances	Cumulative Servicer Advances	Current NRA/WODRA from Principal	Defease Status

Totals

© 2021 Computershare. All rights reserved. Confidential.	Page 15 of 26

Distribution Date:	05/17/22	BBCMS Mortgage Trust 2022-C15
Determination Date:	05/11/22
Record Date:	04/29/22	Commercial Mortgage Pass-Through Certificates Series 2022-C15

Principal Prepayment Detail

			Unscheduled Principal		Prepayment Premiums
Pros ID	Loan Number	Loan Group	Amount	Prepayment / Liquidation Code	Prepayment Premium Amount	Yield Maintenance Amount

Totals

Note: Principal Prepayment Amount listed here may include Principal Adjustment Amounts on the loan in addition to the Unscheduled Principal Amount.

© 2021 Computershare. All rights reserved. Confidential.	Page 16 of 26

Distribution Date:	05/17/22	BBCMS Mortgage Trust 2022-C15
Determination Date:	05/11/22
Record Date:	04/29/22	Commercial Mortgage Pass-Through Certificates Series 2022-C15

Historical Detail

	Delinquencies¹												Prepayments				Rate and Maturities
	30-59 Days		60-89 Days		90 Days or More		Foreclosure		REO		Modifications		Curtailments		Payoff		Next Weighted Avg.
Distribution Date	#	Balance	#	Balance	#	Balance	#	Balance	#	Balance	#	Balance	#	Amount	#	Amount	Coupon	Remit	WAM¹

(1)	Foreclosure and REO Totals are included in the delinquencies aging categories.

© 2021 Computershare. All rights reserved. Confidential.	Page 17 of 26

Distribution Date:	05/17/22	BBCMS Mortgage Trust 2022-C15
Determination Date:	05/11/22
Record Date:	04/29/22	Commercial Mortgage Pass-Through Certificates Series 2022-C15

Delinquency Loan Detail

Pros ID	Loan ID	Paid Through Date	Months Delinquent	Mortgage Loan Status¹	Current P&I Advances	Outstanding P&I Advances	Outstanding Servicer Advances	Actual Principal Balance	Servicing Transfer Date	Resolution Strategy Code²	Bankruptcy Date	Foreclosure Date	REO Date

Totals

1 Mortgage Loan Status
A - Payment Not Received But Still in Grace Period	0 - Current	4 - Performing Matured Balloon
B - Late Payment But Less Than 30 days Delinquent	1 - 30-59 Days Delinquent	5 - Non Performing Matured Balloon
	2 - 60-89 Days Delinquent	6 - 121+ Days Delinquent
3 - 90-120 Days Delinquent

2 Resolution Strategy Code
1 - Modification	6 - DPO	10 - Deed in Lieu of Foreclosures
2 - Foreclosure	7 - REO	11- Full Payoff
3 - Bankruptcy	8 - Resolved	12 - Reps and Warranties
4 - Extension	9 - Pending Return to Master Servicer	13 - TBD
5 - Note Sale	98 - Other

Note: Outstanding P & I Advances include the current period advance.

© 2021 Computershare. All rights reserved. Confidential.	Page 18 of 26

Distribution Date:	05/17/22	BBCMS Mortgage Trust 2022-C15
Determination Date:	05/11/22
Record Date:	04/29/22	Commercial Mortgage Pass-Through Certificates Series 2022-C15

Collateral Stratification and Historical Detail

Maturity Dates and Loan Status¹
	Total	Performing	Non-Performing	REO/Foreclosure

Past Maturity	0	0	0	0
0 - 6 Months	0	0	0	0
7 - 12 Months	0	0	0	0
13 - 24 Months	0	0	0	0
25 - 36 Months	0	0	0	0
37 - 48 Months	0	0	0	0
49 - 60 Months	0	0	0	0
> 60 Months	0	0	0	0

Historical Delinquency Information
	Total	Current	30-59 Days	60-89 Days	90+ Days	REO/Foreclosure

Feb-22	0	0	0	0	0	0
Jan-22	0	0	0	0	0	0
Dec-21	0	0	0	0	0	0
Nov-21	0	0	0	0	0	0
Oct-21	0	0	0	0	0	0
Sep-21	0	0	0	0	0	0
Aug-21	0	0	0	0	0	0
Jul-21	0	0	0	0	0	0
Jun-21	0	0	0	0	0	0
May-22	0	0	0	0	0	0
Apr-22	0	0	0	0	0	0
Mar-22	0	0	0	0	0	0
(1)	Maturity dates used in this chart are based on the dates provided by the Master Servicer in the Loan Periodic File.

© 2021 Computershare. All rights reserved. Confidential.	Page 19 of 26

Distribution Date:	05/17/22	BBCMS Mortgage Trust 2022-C15
Determination Date:	05/11/22
Record Date:	04/29/22	Commercial Mortgage Pass-Through Certificates Series 2022-C15

Specially Serviced Loan Detail - Part 1

Pros ID	Loan ID	Ending Scheduled Balance	Actual Balance	Appraisal Value	Appraisal Date	Net Operating Income	DSCR	DSCR Date	Maturity Date	Remaining Amort Term

Totals

© 2021 Computershare. All rights reserved. Confidential.	Page 20 of 26

Distribution Date:	05/17/22	BBCMS Mortgage Trust 2022-C15
Determination Date:	05/11/22
Record Date:	04/29/22	Commercial Mortgage Pass-Through Certificates Series 2022-C15

Specially Serviced Loan Detail - Part 2

Pros ID	Loan ID	Property Type¹	State	Servicing Transfer Date	Resolution Strategy Code²	Special Servicing Comments

1 Property Type Codes
HC - Health Care	MU - Mixed Use	WH - Warehouse
MF - Multi-Family	SS - Self Storage	LO - Lodging
RT - Retail	SF - Single Family Rental	98 - Other
IN - Industrial	OF - Office	MH - Mobile Home Park
SE - Securities	CH - Cooperative Housing	ZZ - Missing Information/Undefined

2 Resolution Strategy Code
1 - Modification	6 - DPO	10 - Deed in Lieu of Foreclosures
2 - Foreclosure	7 - REO	11- Full Payoff
3 - Bankruptcy	8 - Resolved	12 - Reps and Warranties
4 - Extension	9 - Pending Return to Master Servicer	13 - TBD
5 - Note Sale	98 - Other

© 2021 Computershare. All rights reserved. Confidential.	Page 21 of 26

Distribution Date:	05/17/22	BBCMS Mortgage Trust 2022-C15
Determination Date:	05/11/22
Record Date:	04/29/22	Commercial Mortgage Pass-Through Certificates Series 2022-C15

Modified Loan Detail

		Pre-Modification		Post-Modification
Pros ID	Loan Number	Balance	Rate	Balance	Rate	Modification Code¹	Modification Booking Date	Modification Closing Date	Modification Effective Date

Totals

1 Modification Codes
1 - Maturity Date Extension	5 - Temporary Rate Reduction	8 - Other
2 - Amortization Change	6 - Capitalization on Interest	9 - Combination
3 - Principal Write-Off	7 - Capitalization on Taxes	10 - Forbearance

Note: Please refer to Servicer Reports for modification comments.

© 2021 Computershare. All rights reserved. Confidential.	Page 22 of 26

Distribution Date:	05/17/22	BBCMS Mortgage Trust 2022-C15
Determination Date:	05/11/22
Record Date:	04/29/22	Commercial Mortgage Pass-Through Certificates Series 2022-C15

Historical Liquidated Loan Detail

Pros ID¹	Loan Number	Dist.Date	Loan Beginning Scheduled Balance	Most Recent Appraised Value or BPO	Gross Sales Proceeds or Other Proceeds	Fees, Advances, and Expenses	Net Proceeds Received on Liquidation	Net Proceeds Available for Distribution	Realized Loss to Loan	Current Period Adjustment to Loan	Cumulative Adjustment to Loan	Loss to Loan with Cumulative Adjustment	Percent of Original Loan Balance

Current Period Totals
Cumulative Totals

Note: Fees, Advances and Expenses also include outstanding P & I advances and unpaid fees (servicing, trustee, etc.).

© 2021 Computershare. All rights reserved. Confidential.	Page 23 of 26

Distribution Date:	05/17/22	BBCMS Mortgage Trust 2022-C15
Determination Date:	05/11/22
Record Date:	04/29/22	Commercial Mortgage Pass-Through Certificates Series 2022-C15

Historical Bond / Collateral Loss Reconciliation Detail

Pros ID	Loan Number	Distribution Date	Certificate Interest Paid from Collateral Principal Collections	Reimb of Prior Realized Losses from Collateral Interest Collections	Aggregate Realized Loss to Loan	Loss Covered by Credit Support/Deal Structure	Loss Applied to Certificate Interest Payment	Loss Applied to Certificate Balance	Non-Cash Principal Adjustment	Realized Losses from NRA/WODRA	Total Loss Applied to Certificate Balance

Current Period Totals
Cumulative Totals

© 2021 Computershare. All rights reserved. Confidential.	Page 24 of 26

Distribution Date:	05/17/22	BBCMS Mortgage Trust 2022-C15
Determination Date:	05/11/22
Record Date:	04/29/22	Commercial Mortgage Pass-Through Certificates Series 2022-C15

Interest Shortfall Detail - Collateral Level

Pros ID	Interest Adjustments	Deferred Interest Collected	Special Servicing Fees			ASER	PPIS / (PPIE)	Non- Recoverable Interest	Interest on Advances	Reimbursement of Advances from Interest	Other Shortfalls / (Refunds)	Modified Interest Reduction / (Excess)
			Monthly	Liquidation	Work Out

Total

Note: Interest Adjustments listed for each loan do not include amounts that were used to adjust the Weighted Average Net Rate of the mortgage loans.									Collateral Shortfall Total		0.00

© 2021 Computershare. All rights reserved. Confidential.	Page 25 of 26

Distribution Date:	05/17/22	BBCMS Mortgage Trust 2022-C15
Determination Date:	05/11/22
Record Date:	04/29/22	Commercial Mortgage Pass-Through Certificates Series 2022-C15

Supplemental Notes

None

© 2021 Computershare. All rights reserved. Confidential.	Page 26 of 26

ANNEX C

FORM OF OPERATING ADVISOR ANNUAL REPORT1

Report Date: This report will be delivered annually no later than [INSERT DATE], pursuant to the terms and conditions of the Pooling and Servicing Agreement, dated as of April 1, 2022 (the “Pooling and Servicing Agreement”).
Transaction: BBCMS Mortgage Trust 2022-C15, Commercial Mortgage Pass-Through Certificates Series 2022-C15
Operating Advisor: Pentalpha Surveillance LLC
Special Servicer: Rialto Capital Advisors, LLC
Directing Certificateholder: RREF IV-D AIV RR, LLC

I.	Population of Mortgage Loans that Were Considered in Compiling this Report

1.	The Special Servicer has notified the Operating Advisor that [●] Specially Serviced Loans were transferred to special servicing in the prior calendar year [INSERT YEAR].

(a)	[●] of those Specially Serviced Loans are still being analyzed by the Special Servicer as part of the development of an Asset Status Report.

(b)	[Final] Asset Status Reports were issued with respect to [●] of such Specially Serviced Loans. This report is based only on the Specially Serviced Loans in respect of which an Asset Status Report has been issued. The Asset Status Reports may not yet be fully implemented.

2.	Prior to an Operating Advisor Consultation Event, if any Mortgage Loan is in special servicing and if the Special Servicer has subsequently completed a Major Decision with respect to such Specially Serviced Loan, the Special Servicer has provided the applicable fully executed Major Decision Reporting Package approved or deemed approved by the Directing Certificateholder to the Operating Advisor.

3.	After an Operating Advisor Consultation Event, the Special Servicer has provided to the Operating Advisor:

(a)	with respect to each Major Decision for the following non-Specially Serviced Loans, the related Major Decision Reporting Package and the opportunity to consult with respect to such Major Decision and recommended action:

________________________

________________________

________________________

________________________

(b)	with respect to following Specially Serviced Loans, each related Asset Status Report and the opportunity to consult with respect to such recommended action:

________________________

1 This report is an indicative report and does not reflect the final form of annual report to be used in any particular year. The Operating Advisor will have the ability to modify or alter the organization and content of any particular report, subject to the compliance with the terms of the Pooling and Servicing Agreement, including, without limitation, provisions relating to Privileged Information.

II. Executive Summary

Based on the requirements and qualifications set forth in the Pooling and Servicing Agreement, as well as the items listed below, the Operating Advisor (in accordance with the Operating Advisor’s analysis requirements outlined in the Pooling and Servicing Agreement) has undertaken a limited review of the Special Servicer’s reported actions under the Pooling and Servicing Agreement on the loans identified in this report. Based solely on such limited review and subject to the assumptions, limitations and qualifications set forth herein, the Operating Advisor believes, in its sole discretion exercised in good faith, that the Special Servicer [is/is not] operating in compliance with the Servicing Standard with respect to its performance of its duties under the Pooling and Servicing Agreement during the prior calendar year on an “trust-level basis”. [The Operating Advisor believes, in its sole discretion exercised in good faith, that the Special Servicer has failed to materially comply with the Servicing Standard as a result of the following material deviations.]

●	[LIST OF MATERIAL DEVIATION ITEMS]

In addition, the Operating Advisor notes the following: [PROVIDE SUMMARY OF ANY ADDITIONAL MATERIAL INFORMATION].

●	[ADD RECOMMENDATION OF REPLACEMENT OF SPECIAL SERVICER, IF APPLICABLE]

III.	List of Items that were Considered in Compiling this Report

In rendering the assessment set forth in this report, the Operating Advisor examined and relied upon the accuracy and the completion of the items listed below:

1.    Any Major Decision Reporting Package that is delivered or made available to the Operating Advisor by the Special Servicer pursuant to the Pooling and Servicing Agreement.

2.    Reports by the Special Servicer made available to Privileged Persons that are posted on the certificate administrator’s website that is relevant to the Operating Advisor’s obligations under the Pooling and Servicing Agreement, each Asset Status Report (after an Operating Advisor Consultation Event), and each Final Asset Status Report, in each case, delivered or made available to the Operating Advisor pursuant to the terms of the Pooling and Servicing Agreement.

3.    The Special Servicer’s assessment of compliance report, attestation report by a third party regarding the Special Servicer’s compliance with its obligations and net present value calculations and Appraisal Reduction Amount calculations delivered or made available to the Operating Advisor pursuant to the terms of the Pooling and Servicing Agreement.

4.    [LIST OTHER REVIEWED INFORMATION].

5.    [INSERT IF AFTER AN OPERATING ADVISOR CONSULTATION EVENT: Consulted with the Special Servicer as provided under the Pooling and Servicing Agreement on Asset Status Reports for a Specially Serviced Loan delivered or made available to the Operating Advisor pursuant to the terms of the Pooling and Servicing Agreement and with respect to Major Decisions processed by the Special Servicer.]

NOTE: The Operating Advisor’s review of the above materials should be considered a limited review and not be considered a full or limited audit, legal review or legal conclusion. For instance, we did not review each page of the Special Servicer’s policy and procedure manuals (including amendments and appendices), review underlying lease agreements or similar underlying documents, re-engineer the quantitative aspects of their net present value calculations, visit any related property, visit the Special Servicer, visit the Directing Certificateholder or interact with any borrower. In addition, our review of the net present value calculations and Appraisal Reduction calculations is limited to the mathematical accuracy of the calculations and the corresponding application of the non-discretionary portions of the applicable formulas, and as such, does not take into account the reasonableness of the discretionary portions of such formulas.

IV.	Assumptions, Qualifications Related to the Work Product Undertaken and Opinions Related to this Report

1.    As provided in the Pooling and Servicing Agreement, the Operating Advisor (i) is not required to report on instances of non-compliance with, or deviations from, the Servicing Standard or the special servicer’s obligations under the Pooling and Servicing Agreement that the Operating Advisor determines, in its sole discretion exercised in good faith, to be immaterial and (ii) will not be required in the ordinary course to provide or obtain a legal opinion, legal review or legal conclusion as part of that assessment.

2.    In rendering our assessment herein, we have assumed that all executed factual statements, instruments, and other documents that we have relied upon in rendering this assessment have been executed by persons with legal capacity to execute such documents.

3.    Other than the receipt of any Major Decision Reporting Package or any Asset Status Report that is delivered or made available to the Operating Advisor pursuant to the terms of the Pooling and Servicing Agreement, the Operating Advisor did not participate in, or have access to, the Special Servicer’s and Directing Certificateholder’s discussion(s) regarding any Specially Serviced Loan. The Operating Advisor does not have authority to speak with the Directing Certificateholder or borrower directly. As such, the Operating Advisor generally relied upon the information delivered to it by the Special Servicer as well as its interaction with the Special Servicer, if any, in gathering the relevant information to generate this report. The services that we perform are not designed and cannot be relied upon to detect fraud or illegal acts should any exist.

4.    The Special Servicer has the legal authority and responsibility to service any Specially Serviced Loans pursuant to the Pooling and Servicing Agreement. The Operating Advisor has no responsibility or authority to alter the standards set forth therein or direct the actions of the Special Servicer.

5.    Confidentiality and other contractual limitations limit the Operating Advisor’s ability to outline the details or substance of any communications held between it and the Special Servicer regarding any Specially Serviced Loans and certain information it reviewed in connection with its duties under the Pooling and Servicing Agreement. As a result, this report may not reflect all the relevant information that the Operating Advisor is given access to by the Special Servicer.

6.    There are many tasks that the Special Servicer undertakes on an ongoing basis related to Specially Serviced Loans. These include, but are not limited to, assumptions, ownership changes, collateral substitutions, capital reserve changes, etc. The Operating Advisor does not participate in any discussions regarding such actions. As such, Operating Advisor has not assessed the Special Servicer’s operational compliance with respect to those types of actions.

7.    The Operating Advisor is not empowered to speak with any investors directly. If the investors have questions regarding this report, they should address such questions to the certificate administrator through the certificate administrator’s website.

8.    This report does not constitute recommendations to buy, sell or hold any security, nor does the Operating Advisor take into account market prices of securities or financial markets generally when performing its limited review of the Special Servicer as described above. The Operating Advisor does not have a fiduciary relationship with any Certificateholder or any other party or individual. Nothing is intended to or should be construed as creating a fiduciary relationship between the Operating Advisor and any Certificateholder, party or individual.

Terms used but not defined herein have the meaning set forth in the Pooling and Servicing Agreement.

[THIS PAGE INTENTIONALLY LEFT BLANK]

ANNEX D-1

MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

Each sponsor will make, as of the date specified in the MLPA or such other date as set forth below, with respect to each Mortgage Loan sold by it that we include in the issuing entity, representations and warranties generally to the effect set forth below. The exceptions to the representations and warranties set forth below are identified on Annex D-2 to this prospectus. Capitalized terms used but not otherwise defined in this Annex D-1 will have the meanings set forth in this prospectus or, if not defined in this prospectus, in the related MLPA; provided, however, that for the purposes of this Annex D-1, with respect to each sponsor, any reference to a “Mortgage Loan” will refer to the Mortgage Loans sold by such sponsor that we include in the issuing entity.

Each MLPA, together with the related representations and warranties, serves to contractually allocate risk between the related sponsor, on the one hand, and the issuing entity, on the other. We present the related representations and warranties set forth below for the sole purpose of describing some of the terms and conditions of that risk allocation. The presentation of representations and warranties below is not intended as statements regarding the actual characteristics of the Mortgage Loans, the Mortgaged Properties or other matters. We cannot assure you that the Mortgage Loans actually conform to the statements made in the representations and warranties that we present below. The representations, warranties and exceptions have been provided to you for informational purposes only and prospective investors should not rely on the representations, warranties and exceptions as a basis for any investment decision. For disclosure regarding the characteristics, risks and other information regarding the Mortgage Loans, Mortgaged Properties and the certificates, you should read and rely solely on the prospectus. None of the depositor or the underwriters or their respective affiliates makes any representation regarding the accuracy or completeness of the representations, warranties and exceptions.

1.   Whole Loan; Ownership of Mortgage Loans. Except with respect to a Mortgage Loan that is part of a Whole Loan, each Mortgage Loan is a whole loan and not a participation interest in a mortgage loan. At the time of the sale, transfer and assignment to the depositor, no Mortgage Note or Mortgage was subject to any assignment (other than assignments to the Mortgage Loan Seller or (with respect to any Non-Serviced Mortgage Loan) to the related Non-Serviced Trustee for the related non-serviced securitization trust), participation (it being understood that a Mortgage Loan that is part of a Whole Loan does not constitute a participation) or pledge, and the Mortgage Loan Seller had good title to, and was the sole owner of, each Mortgage Loan free and clear of any and all liens, charges, pledges, encumbrances, participations (other than with respect to agreements among noteholders with respect to a Whole Loan), any other ownership interests and other interests on, in or to such Mortgage Loan other than any servicing rights appointment, subservicing or similar agreement. The Mortgage Loan Seller has full right and authority to sell, assign and transfer each Mortgage Loan, and the assignment to the depositor constitutes a legal, valid and binding assignment of such Mortgage Loan free and clear of any and all liens, pledges, charges or security interests of any nature encumbering such Mortgage Loan.

2.   Loan Document Status. Each related Mortgage Note, Mortgage, Assignment of Leases (if a separate instrument), guaranty and other agreement executed by or on behalf of the related Mortgagor, guarantor or other obligor in connection with such Mortgage Loan is the legal, valid and binding obligation of the related Mortgagor, guarantor or other obligor (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency or market value limit deficiency legislation), as applicable, and is enforceable in accordance with its terms, except as such enforcement may be limited by (i) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity) or at law and except that certain provisions in such Mortgage Loan documents (including, without limitation, provisions requiring the payment of default interest, late fees or prepayment premium/yield maintenance charge) may be further limited or rendered unenforceable by applicable law, but (subject to the limitations set forth above) such limitations or unenforceability will not render such Mortgage Loan documents invalid as a

D-1-1

whole or materially interfere with the Mortgagee’s realization of the principal benefits and/or security provided thereby (clauses (i) and (ii) collectively, the “Standard Qualifications”).

Except as set forth in the immediately preceding sentence, there is no valid offset, defense, counterclaim or right of rescission available to the related Mortgagor with respect to any of the related Mortgage Notes, Mortgages or other Mortgage Loan documents, including, without limitation, any such valid offset, defense, counterclaim or right based on intentional fraud by Mortgage Loan Seller in connection with the origination of the Mortgage Loan, that would deny the Mortgagee the principal benefits intended to be provided by the Mortgage Note, Mortgage or other Mortgage Loan documents.

3.   Mortgage Provisions. The Mortgage Loan documents for each Mortgage Loan, together with applicable state law, contain provisions that render the rights and remedies of the holder thereof adequate for the practical realization against the Mortgaged Property of the principal benefits of the security intended to be provided thereby, including realization by judicial or, if applicable, non-judicial foreclosure subject to the limitations set forth in the Standard Qualifications.

4.   Hospitality Provisions. The Mortgage Loan documents for each Mortgage Loan that is secured by a hospitality property operated pursuant to a franchise agreement includes an executed comfort letter or similar agreement signed by the Mortgagor and franchisor of such property enforceable by the issuing entity against such franchisor, either directly or as an assignee of the originator. The Mortgage or related security agreement for each Mortgage Loan secured by a hospitality property creates a security interest in the revenues of such property for which a UCC financing statement has been filed in the appropriate filing office.

5.   Mortgage Status; Waivers and Modifications. Since origination and except by written instruments set forth in the related Mortgage File or as otherwise provided in the related Mortgage Loan documents (a)(1) there has been no forbearance, waiver or modification of the material terms of the Mortgage Loan which such forbearance, waiver or modification relates to the COVID-19 emergency, (2) as of the Cut-off Date, to the knowledge of the related Mortgage Loan Seller, after due inquiry, there has been no request for a forbearance, waiver or modification of the material terms of the Mortgage Loan, which such request relates to the COVID-19 emergency and (3) other than as related to the COVID-19 emergency, the material terms of such Mortgage, Mortgage Note, Mortgage Loan guaranty and related Mortgage Loan documents have not been waived, impaired, modified, altered, satisfied, canceled, subordinated or rescinded in any respect which materially interferes with the security intended to be provided by such Mortgage; (b) no related Mortgaged Property or any portion thereof has been released from the lien of the related Mortgage in any manner which materially interferes with the security intended to be provided by such Mortgage or the use or operation of the remaining portion of such Mortgaged Property; and (c) neither the Mortgagor nor the guarantor has been released from its material obligations under the Mortgage Loan. With respect to each Mortgage Loan, except as contained in a written document included in the Mortgage File, there have been no modifications, amendments or waivers, that could be reasonably expected to have a material adverse effect on such Mortgage Loan consented to by the Mortgage Loan Seller on or after the Cut-off Date.

6.   Lien; Valid Assignment. Subject to the Standard Qualifications, each endorsement or assignment of Mortgage and assignment of Assignment of Leases from the Mortgage Loan Seller or its affiliate is in recordable form (but for the insertion of the name of the assignee and any related recording information which is not yet available to the Mortgage Loan Seller) and constitutes a legal, valid and binding endorsement or assignment from the Mortgage Loan Seller, or its affiliate, as applicable. Each related Mortgage and Assignment of Leases is freely assignable without the consent of the related Mortgagor. Each related Mortgage is a legal, valid and enforceable first lien on the related Mortgagor’s fee (or if identified on the Mortgage Loan Schedule, leasehold) interest in the Mortgaged Property in the principal amount of such Mortgage Loan or allocated loan amount (subject only to Permitted Encumbrances (as defined below) and the exceptions to paragraph 7 below (each such exception, a “Title Exception”)), except as the enforcement thereof may be limited by the Standard Qualifications. Such Mortgaged Property (subject to Permitted Encumbrances and Title Exceptions) as of origination and, to the Mortgage Loan Seller’s knowledge, as of the Cut-off Date, is free and clear of any recorded mechanics’ or materialmen’s liens and other recorded encumbrances that would be prior to or equal with the lien of the

D-1-2

related Mortgage (which lien secures the related Whole Loan, in the case of a Mortgage Loan that is part of a Whole Loan), except those which are bonded over, escrowed for or insured against by the applicable Title Policy (as described below), and as of origination and, to the Mortgage Loan Seller’s knowledge, as of the Cut-off Date, no rights exist which under law could give rise to any such lien or encumbrance that would be prior to or equal with the lien of the related Mortgage, except those which are bonded over, escrowed for or insured against by the applicable Title Policy. Notwithstanding anything herein to the contrary, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of Uniform Commercial Code financing statements is required to effect such perfection.

7.   Permitted Liens; Title Insurance. Each Mortgaged Property securing a Mortgage Loan is covered by an American Land Title Association loan title insurance policy or a comparable form of loan title insurance policy approved for use in the applicable jurisdiction (or, if such policy is yet to be issued, by a pro forma policy, a preliminary title policy or a “marked up” commitment, in each case with escrow instructions and binding on the title insurer) (the “Title Policy”) in the original principal amount of such Mortgage Loan (or, with respect to a Mortgage Loan secured by multiple properties, an amount equal to at least the allocated loan amount with respect to the Title Policy for each such property) after all advances of principal (including any advances held in escrow or reserves), that insures for the benefit of the owner of the indebtedness secured by the Mortgage, the first priority lien of the Mortgage (which lien secures the related Whole Loan, in the case of a Mortgage Loan that is part of a Whole Loan), which lien is subject only to (a) the lien of current real property taxes, water charges, sewer rents and assessments not yet due and payable; (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record specifically identified in the Title Policy; (c) the exceptions (general and specific) and exclusions set forth in such Title Policy; (d) other matters to which like properties are commonly subject; (e) the rights of tenants (as tenants only) under leases (including subleases) pertaining to the related Mortgaged Property; (f) if the related Mortgage Loan constitutes a cross-collateralized Mortgage Loan, the lien of the Mortgage for another Mortgage Loan contained in the same cross-collateralized group of Mortgage Loans, and (g) condominium declarations of record and identified in such Title Policy, provided that none of clauses (a) through (g), individually or in the aggregate, materially and adversely interferes with the value or principal use of the Mortgaged Property, the security intended to be provided by such Mortgage, or the current ability of the related Mortgaged Property to generate net cash flow sufficient to service the related Mortgage Loan or the Mortgagor’s ability to pay its obligations when they become due (collectively, the “Permitted Encumbrances”). For purposes of clause (a) of the immediately preceding sentence, any such taxes, assessments and other charges will not be considered due and payable until the date on which interest and/or penalties would be payable thereon. Except as contemplated by clause (f) of the second preceding sentence none of the Permitted Encumbrances are mortgage liens that are senior to or coordinate and co-equal with the lien of the related Mortgage. Such Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) is in full force and effect, all premiums thereon have been paid and no claims have been made by the Mortgage Loan Seller thereunder and no claims have been paid thereunder. Neither the Mortgage Loan Seller, nor to the Mortgage Loan Seller’s knowledge, any other holder of the Mortgage Loan, has done, by act or omission, anything that would materially impair the coverage under such Title Policy. Each Title Policy contains no exclusion for, or affirmatively insures (except for any Mortgaged Property located in a jurisdiction where such affirmative insurance is not available in which case such exclusion may exist), that the Mortgaged Property shown on the survey is the same as the property legally described in the Mortgage.

8.   Junior Liens. It being understood that B notes secured by the same Mortgage as a Mortgage Loan are not subordinate mortgages or junior liens, except for any Mortgage Loan that is cross-collateralized and cross-defaulted with another Mortgage Loan, as of the Cut-off Date there are no subordinate mortgages or junior mortgage liens encumbering the related Mortgaged Property other than Permitted Encumbrances, mechanics’ or materialmen’s liens (which are the subject of the representation in paragraph (6) above), and equipment and other personal property financing. The Mortgage Loan Seller has no knowledge of any mezzanine debt secured directly by interests in the related Mortgagor other than as set forth on Schedule D-1 to this Annex D-1.

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9.    Assignment of Leases and Rents. There exists as part of the related Mortgage File an Assignment of Leases (either as a separate instrument or incorporated into the related Mortgage). Subject to the Permitted Encumbrances and Title Exceptions (and, in the case of a Mortgage Loan that is part of a Whole Loan, subject to the related Assignment of Leases constituting security for the entire Whole Loan), each related Assignment of Leases creates a valid first-priority collateral assignment of, or a valid first-priority lien or security interest in, rents and certain rights under the related lease or leases, subject only to a license granted to the related Mortgagor to exercise certain rights and to perform certain obligations of the lessor under such lease or leases, including the right to operate the related leased property, except as the enforcement thereof may be limited by the Standard Qualifications. The related Mortgage or related Assignment of Leases, subject to applicable law and the Standard Qualifications, provides that, upon an event of default under the Mortgage Loan, a receiver may be appointed for the collection of rents or for the related Mortgagee to enter into possession to collect the rents or for rents to be paid directly to the Mortgagee.

10.  Financing Statements. Subject to the Standard Qualifications, each Mortgage Loan or related security agreement establishes a valid security interest in, and a UCC-1 financing statement has been filed and/or recorded (or, in the case of fixtures, the Mortgage constitutes a fixture filing) in all places necessary at the time of the origination of the Mortgage Loan (or, if not filed and/or recorded, has submitted or caused to be submitted in proper form for filing and/or recording) to perfect a valid security interest in, the personal property (creation and perfection of which is governed by the UCC) owned by the Mortgagor and necessary to operate such Mortgaged Property in its current use other than (1) non-material personal property, (2) personal property subject to purchase money security interests and (3) personal property that is leased equipment. Each UCC-1 financing statement, if any, filed with respect to personal property constituting a part of the related Mortgaged Property and each UCC-3 assignment, if any, filed with respect to such financing statement was in suitable form for filing in the filing office in which such financing statement was filed. Notwithstanding anything herein to the contrary, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of Uniform Commercial Code financing statements is required to effect such perfection.

11.  Condition of Property. The Mortgage Loan Seller or the originator of the Mortgage Loan inspected or caused to be inspected each related Mortgaged Property within six months of origination of the Mortgage Loan and within twelve months of the Cut-off Date.

An engineering report or property condition assessment was prepared in connection with the origination of each Mortgage Loan no more than twelve months prior to the Cut-off Date. To the Mortgage Loan Seller’s knowledge, based solely upon due diligence customarily performed in connection with the origination of comparable mortgage loans, as of the Closing Date, each related Mortgaged Property was free and clear of any material damage (other than (i) deferred maintenance for which escrows were established at origination and (ii) any damage fully covered by insurance) that would affect materially and adversely the use or value of such Mortgaged Property as security for the Mortgage Loan.

12.  Taxes and Assessments. As of the date of origination and, to the Mortgage Loan Seller’s knowledge, as of the Cut-off Date, all taxes, governmental assessments and other outstanding governmental charges (including, without limitation, water and sewage charges) due with respect to the Mortgaged Property (excluding any related personal property) securing a Mortgage Loan that is or could become a lien on the related Mortgaged Property that became due and owing prior to the Cut-off Date with respect to each related Mortgaged Property have been paid, or, if the appropriate amount of such taxes or charges is being appealed or is otherwise in dispute, the unpaid taxes or charges are covered by an escrow of funds or other security sufficient to pay such tax or charge and reasonably estimated interest and penalties, if any, thereon. For purposes of this representation and warranty, any such taxes, assessments and other charges will not be considered due and payable until the date on which interest and/or penalties would be payable thereon.

13.  Condemnation. As of the date of origination and to the Mortgage Loan Seller’s knowledge as of the Cut-off Date, there is no proceeding pending and, to the Mortgage Loan Seller’s knowledge as of the date of origination and as of the Cut-off Date, there is no proceeding threatened for the total or partial

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condemnation of such Mortgaged Property that would have a material adverse effect on the value, use or operation of the Mortgaged Property.

14.  Actions Concerning Mortgage Loan. To the Mortgage Loan Seller’s knowledge, based on evaluation of the Title Policy (as defined in paragraph 7), an engineering report or property condition assessment as described in paragraph 11, applicable local law compliance materials as described in paragraph 25, and the ESA (as defined in paragraph 41), as of origination there was no pending or filed action, suit or proceeding, arbitration or governmental investigation involving any Mortgagor, guarantor, or Mortgagor’s interest in the Mortgaged Property, an adverse outcome of which would reasonably be expected to materially and adversely affect (a) such Mortgagor’s title to the Mortgaged Property, (b) the validity or enforceability of the Mortgage, (c) such Mortgagor’s ability to perform under the related Mortgage Loan, (d) such guarantor’s ability to perform under the related guaranty, (e) the principal benefit of the security intended to be provided by the Mortgage Loan documents; (f) the current ability of the Mortgaged Property to generate net cash flow sufficient to service such Mortgage Loan; or (g) the current principal use of the Mortgaged Property.

15.  Escrow Deposits. All escrow deposits and escrow payments currently required to be escrowed with the Mortgagee pursuant to each Mortgage Loan (including capital improvements and environmental remediation reserves) are in the possession, or under the control, of the Mortgage Loan Seller or its servicer, and there are no delinquencies (subject to any applicable grace or cure periods) in connection therewith, and all such escrows and deposits (or the right thereto) that are required under the related Mortgage Loan documents are being conveyed by the Mortgage Loan Seller to the depositor or its servicer (or, in the case of a Non-Serviced Mortgage Loan, to the related depositor under the Non-Serviced PSA or Non-Serviced Master Servicer for the related non-serviced securitization trust).

16.  No Holdbacks. The principal amount of the Mortgage Loan stated on the Mortgage Loan Schedule has been fully disbursed as of the Closing Date and there is no requirement for future advances thereunder (except in those cases where the full amount of the Mortgage Loan has been disbursed but a portion thereof is being held in escrow or reserve accounts pending the satisfaction of certain conditions relating to leasing, repairs, occupancy, performance or other matters with respect to the related Mortgaged Property, the Mortgagor or other considerations determined by the Mortgage Loan Seller to merit such holdback).

17.  Insurance. Each related Mortgaged Property is, and is required pursuant to the related Mortgage to be, insured by a property insurance policy providing coverage for loss in accordance with coverage found under a “special cause of loss form” or “all risk form” that includes replacement cost valuation issued by an insurer meeting the requirements of the related Mortgage Loan documents and having a claims-paying or financial strength rating meeting the Insurance Rating Requirements (as defined below), in an amount (subject to customary deductibles) not less than the lesser of (1) the original principal balance of the Mortgage Loan and (2) the full insurable value on a replacement cost basis of the improvements, furniture, furnishings, fixtures and equipment owned by the Mortgagor included in the Mortgaged Property (with no deduction for physical depreciation), but, in any event, not less than the amount necessary or containing such endorsements as are necessary to avoid the operation of any coinsurance provisions with respect to the related Mortgaged Property.

“Insurance Ratings Requirements” means either (1) a claims paying or financial strength rating of at least “A-:VIII” from A.M. Best Company or “A3” (or the equivalent) from Moody’s Investors Service, Inc. or “A-” from S&P Global Ratings, acting through Standard & Poor’s Financial Services LLC, or (2) the Syndicate Insurance Ratings Requirements. “Syndicate Insurance Ratings Requirements” means insurance provided by a syndicate of insurers, as to which (i) if such syndicate consists of 5 or more members, at least 60% of the coverage is provided by insurers that meet the Insurance Ratings Requirements (under clause (1) of the definition of such term) and up to 40% of the coverage is provided by insurers that have a claims paying or financial strength rating of at least “BBB-” by S&P Global Ratings, acting through Standard & Poor’s Financial Services LLC, and (ii) if such syndicate consists of 4 or fewer members, at least 75% of the coverage is provided by insurers that meet the Insurance Ratings Requirements (under clause (1) of the definition of such term) and up to 25% of the coverage is provided

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by insurers that have a claims paying or financial strength rating of at least “BBB-” by S&P Global Ratings, acting through Standard & Poor’s Financial Services LLC.

Each related Mortgaged Property is also covered, and required to be covered pursuant to the related Mortgage Loan documents, by business interruption or rental loss insurance which (subject to a customary deductible) covers a period of not less than 12 months (or, with respect to each Mortgage Loan on a single asset with a principal balance of $50 million or more, 18 months).

If any material part of the improvements, exclusive of a parking lot, located on a Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, the related Mortgagor is required to maintain insurance in an amount equal to the maximum amount available under the National Flood Insurance Program, plus such additional excess flood coverage in an amount as is generally required by prudent institutional commercial mortgage lenders originating mortgage loans for securitization.

If the Mortgaged Property is located within 25 miles of the coast of the Gulf of Mexico or the Atlantic coast of Florida, Georgia, South Carolina or North Carolina, the related Mortgagor is required to maintain coverage for windstorm and/or windstorm related perils and/or “named storms” issued by an insurer meeting the Insurance Rating Requirements or endorsement covering damage from windstorm and/or windstorm related perils and/or named storms, in an amount not less than the lesser of (1) the original principal balance of the Mortgage Loan and (2) the full insurable value on a replacement cost basis of the improvements, furniture, furnishings, fixtures and equipment owned by the Mortgagor and included in the Mortgaged Property (with no deduction for physical depreciation), but, in any event, not less than the amount necessary or containing such endorsements as are necessary to avoid the operation of any coinsurance provisions with respect to the related Mortgaged Property by an insurer meeting the Insurance Rating Requirements.

The Mortgaged Property is covered, and required to be covered pursuant to the related Mortgage Loan documents, by a commercial general liability insurance policy issued by an insurer meeting the Insurance Rating Requirements including coverage for property damage, contractual damage and personal injury (including bodily injury and death) in amounts as are generally required by the Mortgage Loan Seller for similar commercial and multifamily loans intended for securitization, and in any event not less than $1 million per occurrence and $2 million in the aggregate.

An architectural or engineering consultant has performed an analysis of each of the Mortgaged Properties located in seismic zones 3 or 4 in order to evaluate the seismic condition of such property, for the sole purpose of assessing the probable maximum loss or scenario expected loss (“PML”) for the Mortgaged Property in the event of an earthquake. In such instance, the PML was based on a 475-year return period, an exposure period of 50 years and a 10% probability of exceedance. If the resulting report concluded that the PML would exceed 20% of the amount of the replacement costs of the improvements, earthquake insurance on such Mortgaged Property was obtained by an insurer rated at least “A:VIII” by A.M. Best Company or “A3” (or the equivalent) from Moody’s Investors Service, Inc. or “A-” by S&P Global Ratings, acting through Standard & Poor’s Financial Services LLC, in an amount not less than 100% of the PML.

The Mortgage Loan documents require insurance proceeds (or an amount equal to such insurance proceeds) in respect of a property loss to be applied either (a) to the repair or restoration of all or part of the related Mortgaged Property, with respect to all property losses in excess of 5% of the then-outstanding principal amount of the related Mortgage Loan or Whole Loan, as applicable, the Mortgagee (or a trustee appointed by it) having the right to hold and disburse such proceeds as the repair or restoration progresses, or (b) to the payment of the outstanding principal balance of such Mortgage Loan together with any accrued interest thereon.

All premiums on all insurance policies referred to in this section that are required by the Mortgage Loan documents to be paid as of the Cut-off Date have been paid, and such insurance policies name the Mortgagee under the Mortgage Loan and its successors and assigns as a loss payee under a mortgagee endorsement clause or, in the case of the general liability insurance policy, as named or additional

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insured. Such insurance policies will inure to the benefit of the trustee (or, in the case of a Non-Serviced Mortgage Loan, the applicable Non-Serviced Trustee). Each related Mortgage Loan obligates the related Mortgagor to maintain all such insurance and, at such Mortgagor’s failure to do so, authorizes the Mortgagee to maintain such insurance at the Mortgagor’s cost and expense and to charge such Mortgagor for related premiums. All such insurance policies (other than commercial liability policies) require at least 10 days’ prior notice to the Mortgagee of termination or cancellation arising because of nonpayment of a premium and at least 30 days’ prior notice to the Mortgagee of termination or cancellation (or such lesser period, not less than 10 days, as may be required by applicable law) arising for any reason other than non-payment of a premium and no such notice has been received by the Mortgage Loan Seller.

18.  Access; Utilities; Separate Tax Parcels. Based solely on evaluation of the Title Policy (as defined in paragraph 7) and survey, if any, an engineering report or property condition assessment as described in paragraph 11, applicable local law compliance materials as described in paragraph 25, and the ESA (as defined in paragraph 41), each Mortgaged Property (a) is located on or adjacent to a public road and has direct legal access to such road, or has permanent access from a recorded easement or right of way permitting ingress and egress to/from a public road, (b) is served by or has access rights to public or private water and sewer (or well and septic) and other utilities necessary for the current use of the Mortgaged Property, all of which are adequate for the current use of the Mortgaged Property, and (c) constitutes one or more separate tax parcels which do not include any property which is not part of the Mortgaged Property or is subject to an endorsement under the related Title Policy insuring the Mortgaged Property, or in certain cases, an application has been made or is required to be made to the applicable governing authority for creation of separate tax parcels (or the Mortgage Loan documents so require such application in the future), in which case the Mortgage Loan requires the Mortgagor to escrow an amount sufficient to pay taxes for the existing tax parcel of which the Mortgaged Property is a part until the separate tax parcels are created.

19.  No Encroachments. To the Mortgage Loan Seller’s knowledge based solely on surveys obtained in connection with origination and the Title Policy obtained in connection with the origination of each Mortgage Loan, and except for encroachments that do not materially and adversely affect the current marketability or principal use of the Mortgaged Property: (a) all material improvements that were included for the purpose of determining the appraised value of the related Mortgaged Property at the time of the origination of such Mortgage Loan are within the boundaries of the related Mortgaged Property, except for encroachments that are insured against by the applicable Title Policy; (b) no material improvements on adjoining parcels encroach onto the related Mortgaged Property except for encroachments that are insured against by the applicable Title Policy; and (c) no material improvements encroach upon any easements except for encroachments that are insured against by the applicable Title Policy.

20.  No Contingent Interest or Equity Participation. No Mortgage Loan has a shared appreciation feature, any other contingent interest feature or a negative amortization feature (except that an ARD Loan may provide for the accrual of the portion of interest in excess of the rate in effect prior to the Anticipated Repayment Date) or an equity participation by the Mortgage Loan Seller.

21.  REMIC. The Mortgage Loan is a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code (but determined without regard to the rule in Treasury Regulations Section 1.860G-2(f)(2) that treats certain defective mortgage loans as qualified mortgages), and, accordingly, (A) the issue price of the Mortgage Loan to the related Mortgagor at origination did not exceed the non-contingent principal amount of the Mortgage Loan and (B) either: (a) such Mortgage Loan is secured by an interest in real property (including permanently affixed buildings and distinct structural components, such as wiring, plumbing systems and central heating and air-conditioning systems, that are integrated into such buildings, serve such buildings in their passive functions and do not produce or contribute to the production of income other than consideration for the use or occupancy of space, but excluding personal property) having a fair market value (i) at the date the Mortgage Loan was originated at least equal to 80% of the adjusted issue price of the Mortgage Loan (together with any related Pari Passu Companion Loans) on such date or (ii) at the Closing Date at least equal to 80% of the adjusted issue price of the Mortgage Loan (together with any related Pari Passu Companion Loans) on such date, provided that for

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purposes hereof, the fair market value of the real property interest must first be reduced by (A) the amount of any lien on the real property interest that is senior to the Mortgage Loan and (B) a proportionate amount of any lien that is in parity with the Mortgage Loan; or (b) substantially all of the proceeds of such Mortgage Loan were used to acquire, improve or protect the real property which served as the only security for such Mortgage Loan (other than a recourse feature or other third-party credit enhancement within the meaning of Treasury Regulations Section 1.860G-2(a)(1)(ii)). If the Mortgage Loan was “significantly modified” prior to the Closing Date so as to result in a taxable exchange under Section 1001 of the Code, it either (x) was modified as a result of the default or reasonably foreseeable default of such Mortgage Loan or (y) satisfies the provisions of either sub-clause (B)(a)(i) above (substituting the date of the last such modification for the date the Mortgage Loan was originated) or sub-clause (B)(a)(ii), including the proviso thereto. For purposes of the preceding sentence, a Mortgage Loan will not be considered “significantly modified” solely by reason of the borrower having been granted a COVID-19 related forbearance provided that: (a) such Mortgage Loan forbearance is covered by Revenue Procedures 2020-26 (as extended by Revenue Procedure 2021-12) by reason of satisfying the requirements for such coverage stated in Section 5.02(2) of Revenue Procedure 2020-26; and (b) the related Mortgage Loan Seller identifies such Mortgage Loan and provides (x) the date on which such forbearance was granted, (y) the length in months of the forbearance, and (z) how the payments in forbearance will be paid (that is, by extension of maturity, change of amortization schedule, etc.). Any prepayment premiums and yield maintenance charges applicable to the Mortgage Loan constitute “customary prepayment penalties” within the meaning of Treasury Regulations Section 1.860G-1(b)(2). All terms used in this paragraph will have the same meanings as set forth in the related Treasury Regulations.

22.  Compliance with Usury Laws. The mortgage rate (exclusive of any default interest, late charges, yield maintenance charge or prepayment premium) of such Mortgage Loan complied as of the date of origination with, or was exempt from, applicable state or federal laws, regulations and other requirements pertaining to usury.

23.  Authorized to do Business. To the extent required under applicable law, as of the Cut-off Date or as of the date that such entity held the Mortgage Note, each holder of the Mortgage Note was authorized to transact and do business in the jurisdiction in which each related Mortgaged Property is located, or the failure to be so authorized does not materially and adversely affect the enforceability of such Mortgage Loan by the issuing entity.

24.  Trustee under Deed of Trust. With respect to each Mortgage which is a deed of trust, as of the date of origination and, to the Mortgage Loan Seller’s knowledge, as of the Closing Date, a trustee, duly qualified under applicable law to serve as such, currently so serves and is named in the deed of trust or has been substituted in accordance with the Mortgage and applicable law or may be substituted in accordance with the Mortgage and applicable law by the related Mortgagee.

25.  Local Law Compliance. To the Mortgage Loan Seller’s knowledge, based upon any of a letter from any governmental authorities, a legal opinion, an architect’s letter, a zoning consultant’s report, an endorsement to the related Title Policy, a survey, or other affirmative investigation of local law compliance consistent with the investigation conducted by the Mortgage Loan Seller for similar commercial and multifamily mortgage loans intended for securitization, the improvements located on or forming part of each Mortgaged Property securing a Mortgage Loan are in material compliance with applicable laws, zoning ordinances, rules, covenants, and restrictions (collectively “Zoning Regulations”) governing the occupancy, use, and operation of such Mortgaged Property or constitute a legal non-conforming use or structure and any non-conformity with zoning laws constitutes a legal non-conforming use or structure which does not materially and adversely affect the use, operation or value of such Mortgaged Property. In the event of casualty or destruction, (a) the Mortgaged Property may be restored or repaired to the full extent necessary to maintain the use of the structure immediately prior to such casualty or destruction, (b) law and ordinance insurance coverage has been obtained for the Mortgaged Property in amounts customarily required by the Mortgage Loan Seller for similar commercial and multifamily loans intended for securitization, (c) title insurance policy coverage has been obtained with respect to any non-conforming use or structure, or (d) the inability to restore the Mortgaged Property to the full extent of the

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use or structure immediately prior to the casualty would not materially and adversely affect the use or operation of such Mortgaged Property. The Mortgage Loan documents require the related Mortgagor to be qualified to do business in the jurisdiction in which the related Mortgaged Property is located.

26.  Licenses and Permits. Each Mortgagor covenants in the Mortgage Loan documents that it will keep all material licenses, permits, franchises, certificates of occupancy and applicable governmental approvals necessary for the operation of the Mortgaged Property in full force and effect, and to the Mortgage Loan Seller’s knowledge based upon any of a letter from any government authorities, zoning consultant’s report or other affirmative investigation of local law compliance consistent with the investigation conducted by the Mortgage Loan Seller for similar commercial and multifamily mortgage loans intended for securitization; all such material licenses, permits, franchises, certificates of occupancy and applicable governmental approvals are in effect or the failure to obtain or maintain such material licenses, permits, franchises or certificates of occupancy and applicable governmental approvals does not materially and adversely affect the use and/or operation of the Mortgaged Property as it was used and operated as of the date of origination of the Mortgage Loan or the rights of a holder of the related Mortgage Loan. The Mortgage Loan documents require the related Mortgagor to comply in all material respects with all applicable regulations, zoning and building laws.

27.  Recourse Obligations. The Mortgage Loan documents for each Mortgage Loan (a) provide that such Mortgage Loan becomes full recourse to the Mortgagor and guarantor (which is a natural person or persons, or an entity or entities distinct from the Mortgagor (but may be affiliated with the Mortgagor) that collectively, as of the date of origination of the related Mortgage Loan, have assets other than equity in the related Mortgaged Property that are not de minimis) in any of the following events (or negotiated provisions of substantially similar effect): (i) if any petition for bankruptcy, insolvency, dissolution or liquidation pursuant to federal bankruptcy law, or any similar federal or state law, will be filed by, consented to, or acquiesced in by, the Mortgagor; (ii) the Mortgagor or guarantor will have solicited or caused to be solicited petitioning creditors to cause an involuntary bankruptcy filing with respect to the Mortgagor or (iii) voluntary transfers of either the Mortgaged Property or controlling equity interests in the Mortgagor made in violation of the Mortgage Loan documents; and (b) contains provisions for recourse against the Mortgagor and guarantor (which is a natural person or persons, or an entity or entities distinct from the Mortgagor (but may be affiliated with the Mortgagor) that collectively, as of the date of origination of the related Mortgage Loan, have assets other than equity in the related Mortgaged Property that are not de minimis), for losses and damages resulting from the following (or negotiated provisions of substantially similar effect): (i) the Mortgagor’s misappropriation of rents after an event of default, security deposits, insurance proceeds, or condemnation awards; (ii) the Mortgagor’s fraud or intentional material misrepresentation; (iii) breaches of the environmental covenants in the Mortgage Loan documents; or (iv) the Mortgagor’s commission of intentional material physical waste at the Mortgaged Property (but, in some cases, only to the extent there is sufficient cash flow generated by the related Mortgaged Property to prevent such waste).

28.  Mortgage Releases. The terms of the related Mortgage or related Mortgage Loan documents do not provide for release of any material portion of the Mortgaged Property from the lien of the Mortgage except (a) a partial release, accompanied by principal repayment, or partial defeasance (as described in paragraph 33) of not less than a specified percentage at least equal to the lesser of (i) 110% of the related allocated loan amount of such portion of the Mortgaged Property and (ii) the outstanding principal balance of the Mortgage Loan, (b) upon payment in full of such Mortgage Loan, (c) upon a Defeasance (defined in paragraph 33 below), (d) releases of out-parcels that are unimproved or other portions of the Mortgaged Property which will not have a material adverse effect on the underwritten value of the Mortgaged Property and which were not afforded any material value in the appraisal obtained at the origination of the Mortgage Loan and are not necessary for physical access to the Mortgaged Property or compliance with zoning requirements, or (e) as required pursuant to an order of condemnation. With respect to any partial release under the preceding clauses (a) or (d), either: (x) such release of collateral (i) would not constitute a “significant modification” of the subject Mortgage Loan within the meaning of Treasury Regulations Section 1.860G-2(b)(2) and (ii) would not cause the subject Mortgage Loan to fail to be a “qualified mortgage” within the meaning of Section 860G(a)(3)(A) of the Code; or (y) the Mortgagee or servicer can, in accordance with the related Mortgage Loan documents, condition such release of

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collateral on the related Mortgagor’s delivery of an opinion of tax counsel to the effect specified in the immediately preceding clause (x). For purposes of the preceding clause (x), if the fair market value of the real property constituting such Mortgaged Property (reduced by (1) the amount of any lien on the real property that is senior to the Mortgage Loan and (2) a proportionate amount of any lien on the real property that is in parity with the Mortgage Loan) after the release is not equal to at least 80% of the principal balance of the Mortgage Loan (together with any related Pari Passu Companion Loans) outstanding after the release, the Mortgagor is required to make a payment of principal in an amount not less than the amount required by the Treasury Regulations.

In the case of any Mortgage Loan, in the event of a taking of any portion of a Mortgaged Property by a State or any political subdivision or authority thereof, whether by legal proceeding or by agreement, the Mortgagor can be required to pay down the principal balance of the Mortgage Loan (together with any related Pari Passu Companion Loans) in an amount not less than the amount required by the Treasury Regulations and, to such extent, the award from any such taking may not be required to be applied to the restoration of the Mortgaged Property or released to the Mortgagor, if, immediately after the release of such portion of the Mortgaged Property from the lien of the Mortgage (but taking into account the planned restoration) the fair market value of the real property constituting the remaining Mortgaged Property (reduced by (1) the amount of any lien on the real property that is senior to the Mortgage Loan and (2) a proportionate amount of any lien on the real property that is in parity with the Mortgage Loan) is not equal to at least 80% of the remaining principal balance of the Mortgage Loan (together with any related Pari Passu Companion Loans).

No such Mortgage Loan that is secured by more than one Mortgaged Property or that is cross-collateralized with another Mortgage Loan permits the release of cross-collateralization of the related Mortgaged Properties or a portion thereof, including due to a partial condemnation, other than in compliance with the Treasury Regulations.

29.  Financial Reporting and Rent Rolls. Each Mortgage Loan requires the Mortgagor to provide the owner or holder of the Mortgage Loan with (a) quarterly (other than for single-tenant properties) and annual operating statements, (b) quarterly (other than for single-tenant properties) rent rolls (or maintenance schedules in the case of Mortgage Loans secured by residential cooperative properties) for properties that have any individual lease which accounts for more than 5% of the in-place base rent, and (c) annual financial statements.

30.  Acts of Terrorism Exclusion. With respect to each Mortgage Loan over $20 million, as of origination the related special-form all-risk insurance policy and business interruption policy (issued by an insurer meeting the Insurance Rating Requirements) do not specifically exclude Acts of Terrorism, as defined in the Terrorism Risk Insurance Act of 2002, as amended by the Terrorism Risk Insurance Program Reauthorization Act of 2007 and the Terrorism Risk Insurance Program Reauthorization Act of 2015 (collectively referred to as “TRIPRA”), from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy. With respect to each Mortgage Loan, the related Mortgage Loan documents do not expressly waive or prohibit the Mortgagee from requiring coverage for Acts of Terrorism, as defined in TRIPRA, or damages related thereto, except to the extent that any right to require such coverage may be limited by commercial availability on commercially reasonable terms, or as otherwise indicated on Annex D-2; provided, that if TRIPRA or a similar or subsequent statute is not in effect, then, provided that terrorism insurance is commercially available, the Mortgagor under each Mortgage Loan is required to carry terrorism insurance, but in such event the Mortgagor will not be required to spend on terrorism insurance coverage more than two times the amount of the insurance premium that is payable in respect of the property and business interruption/rental loss insurance required under the related Mortgage Loan documents (without giving effect to the cost of terrorism and earthquake components of such casualty and business interruption/rental loss insurance) at the time of the origination of the Mortgage Loan, and if the cost of terrorism insurance exceeds such amount, the Mortgagor is required to purchase the maximum amount of terrorism insurance available with funds equal to such amount.

31.  Due on Sale or Encumbrance. Subject to specific exceptions set forth below, each Mortgage Loan contains a “due-on-sale” or other such provision for the acceleration of the payment of the unpaid

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principal balance of such Mortgage Loan if, without the consent of the holder of the Mortgage (which consent, in some cases, may not be unreasonably withheld) and/or complying with the requirements of the related Mortgage Loan documents (which provide for transfers without the consent of the Mortgagee which are customarily acceptable to the Mortgage Loan Seller, including, but not limited to, transfers of worn-out or obsolete furnishings, fixtures, or equipment promptly replaced with property of equivalent value and functionality and transfers by leases entered into in accordance with the Mortgage Loan documents), (a) the related Mortgaged Property, or any equity interest of greater than 50% in the related Mortgagor, is directly or indirectly pledged, transferred or sold, other than as related to (i) family and estate planning transfers or transfers upon death or legal incapacity, (ii) transfers to certain affiliates as defined in the related Mortgage Loan documents, (iii) transfers of less than, or other than, a controlling interest in a Mortgagor, (iv) transfers to another holder of direct or indirect equity in the Mortgagor, a specific Person designated in the related Mortgage Loan documents or a Person satisfying specific criteria identified in the related Mortgage Loan documents, (v) transfers of common stock in publicly traded companies or (vi) a substitution or release of collateral within the parameters of paragraphs 28 and 33 herein, or (vii) by reason of any mezzanine debt that existed at the origination of the related Mortgage Loan as set forth on Schedule D-1 to this Annex D-1, or future permitted mezzanine debt as set forth on Schedule D-2 to this Annex D-1 or (b) the related Mortgaged Property is encumbered with a subordinate lien or security interest against the related Mortgaged Property, other than (i) any Companion Loan of any Mortgage Loan or any subordinate debt that existed at origination and is permitted under the related Mortgage Loan documents, (ii) purchase money security interests (iii) any Mortgage Loan that is cross-collateralized and cross-defaulted with another Mortgage Loan as set forth on Schedule D-3 to this Annex D-1 or (iv) Permitted Encumbrances. The Mortgage or other Mortgage Loan documents provide that to the extent any Rating Agency fees are incurred in connection with the review of and consent to any transfer or encumbrance, the Mortgagor is responsible for such payment along with all other reasonable fees and expenses incurred by the Mortgagee relative to such transfer or encumbrance.

32.  Single-Purpose Entity. Each Mortgage Loan requires the Mortgagor to be a Single-Purpose Entity for at least as long as the Mortgage Loan is outstanding. Each Mortgage Loan with a Cut-off Date Balance of $30 million or more has a counsel’s opinion regarding non-consolidation of the Mortgagor. For this purpose, a “Single-Purpose Entity” means an entity, other than an individual, whose organizational documents and the related Mortgage Loan documents (or if the Mortgage Loan has a Cut-off Date Balance equal to $10 million or less, its organizational documents or the related Mortgage Loan documents) provide substantially to the effect that it was formed or organized solely for the purpose of owning and operating one or more of the Mortgaged Properties and prohibit it from engaging in any business unrelated to such Mortgaged Property or Mortgaged Properties, and whose organizational documents further provide, or which entity represented in the related Mortgage Loan documents, substantially to the effect that it does not have any assets other than those related to its interest in and operation of such Mortgaged Property or Mortgaged Properties, or any indebtedness other than as permitted by the related Mortgage(s) or the other related Mortgage Loan documents, that it has its own books and records and accounts separate and apart from those of any other person (other than a Mortgagor for a Mortgage Loan that is cross-collateralized and cross-defaulted with the related Mortgage Loan), and that it holds itself out as a legal entity, separate and apart from any other person or entity.

33.  Defeasance. With respect to any Mortgage Loan that, pursuant to the Mortgage Loan documents, can be defeased (a “Defeasance”), (i) the Mortgage Loan documents provide for defeasance as a unilateral right of the Mortgagor, subject to satisfaction of conditions specified in the Mortgage Loan documents; (ii) the Mortgage Loan cannot be defeased within two years after the Closing Date; (iii) the Mortgagor is permitted to pledge only United States “government securities” within the meaning of Treasury Regulations Section 1.860G-2(a)(8)(ii), the revenues from which will be sufficient to make all scheduled payments under the Mortgage Loan when due, including the entire remaining principal balance on the maturity date (or on or after the first date on which payment may be made without payment of a yield maintenance charge or prepayment premium) or, if the Mortgage Loan is an ARD Loan, the entire principal balance outstanding on the Anticipated Repayment Date (or on or after the first date on which payment may be made without payment of a yield maintenance charge or prepayment premium), and if the Mortgage Loan permits partial releases of real property in connection with partial defeasance, the revenues from the collateral will be sufficient to pay all such scheduled payments calculated on a principal

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amount equal to a specified percentage at least equal to the lesser of (A) 110% of the allocated loan amount for the real property to be released and (B) the outstanding principal balance of the Mortgage Loan; (iv) the defeasance collateral is not permitted to be subject to prepayment, call, or early redemption; (v) the Mortgagor is required to provide a certification from an independent certified public accountant that the collateral is sufficient to make all scheduled payments under the Mortgage Note as set forth in clause (iii) above; (vi) the defeased note and the defeasance collateral are required to be assumed by a Single-Purpose Entity; (vii) the Mortgagor is required to provide an opinion of counsel that the Trustee has a perfected security interest in such collateral prior to any other claim or interest; and (viii) the Mortgagor is required to pay all rating agency fees associated with defeasance (if rating confirmation is a specific condition precedent thereto) and all other reasonable expenses associated with defeasance, including, but not limited to, accountant’s fees and opinions of counsel.

34.  Fixed Interest Rates. Each Mortgage Loan bears interest at a rate that remains fixed throughout the remaining term of such Mortgage Loan, except in the case of ARD Loans and situations where default interest is imposed.

35.  Ground Leases. For purposes of this Annex D-1, a “Ground Lease” means a lease creating a leasehold estate in real property where the fee owner as the ground lessor conveys for a term or terms of years its entire interest in the land and buildings and other improvements, if any, comprising the premises demised under such lease to the ground lessee (who may, in certain circumstances, own the building and improvements on the land), subject to the reversionary interest of the ground lessor as fee owner.

With respect to any Mortgage Loan where the Mortgage Loan is secured by a Ground Leasehold estate in whole or in part, and the related Mortgage does not also encumber the related lessor’s fee interest in such Mortgaged Property, based upon the terms of the Ground Lease and any estoppel or other agreement received from the ground lessor in favor of Mortgage Loan Seller, its successors and assigns (collectively, the “Ground Lease and Related Documents”), Mortgage Loan Seller represents and warrants that:

(a)   The Ground Lease or a memorandum regarding such Ground Lease has been duly recorded or submitted for recordation in a form that is acceptable for recording in the applicable jurisdiction. The Ground Lease and Related Documents permit the interest of the lessee to be encumbered by the related Mortgage and do not restrict the use of the related Mortgaged Property by such lessee, its successors or assigns in a manner that would materially adversely affect the security provided by the related Mortgage. No material change in the terms of the Ground Lease had occurred since the origination of the Mortgage Loan, except by any written instruments which are included in the related Mortgage File;

(b)   The lessor under such Ground Lease has agreed in a writing included in the related Mortgage File (or in such Ground Lease and Related Documents) that the Ground Lease may not be amended, modified, canceled or terminated by agreement of lessor and lessee without the prior written consent of the Mortgagee;

(c)   The Ground Lease has an original term (or an original term plus one or more optional renewal terms, which, under all circumstances, may be exercised, and will be enforceable, by either the Mortgagor or the Mortgagee) that extends not less than 20 years beyond the stated maturity of the related Mortgage Loan, or 10 years past the stated maturity if such Mortgage Loan fully amortizes by the stated maturity (or, with respect to a Mortgage Loan that accrues on an actual 360 basis, substantially amortizes);

(d)   The Ground Lease either (i) is not subject to any interests, estates, liens or encumbrances superior to, or of equal priority with, the Mortgage, except for the related fee interest of the ground lessor and the Permitted Encumbrances and Title Exceptions; or (ii) is the subject of a subordination, non-disturbance or attornment agreement or similar agreement to which the Mortgagee on the lessor’s fee interest is subject;

(e)   Subject to the notice requirements of the Ground Lease and Related Documents, the Ground Lease does not place commercially unreasonable restrictions on the identity of the Mortgagee and the Ground Lease is assignable to the holder of the Mortgage Loan and its successors and assigns without

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the consent of the lessor thereunder (provided that proper notice is delivered to the extent required in accordance with the Ground Lease or, if such consent is required it either has been obtained or cannot be unreasonably withheld, provided that such Ground Lease has not been terminated and all amounts due thereunder have been paid), and in the event it is so assigned, it is further assignable by the holder of the Mortgage Loan and its successors and assigns without the consent of the lessor (provided that proper notice is delivered to the extent required in accordance with the Ground Lease or, if such consent is required it either has been obtained or cannot be unreasonably withheld, provided that such Ground Lease has not been terminated and all amounts due thereunder have been paid);

(f)    The Mortgage Loan Seller has not received any written notice of material default under or notice of termination of such Ground Lease. To the Mortgage Loan Seller’s knowledge, there is no material default under such Ground Lease and no condition that, but for the passage of time or giving of notice, would result in a material default under the terms of such Ground Lease and to the Mortgage Loan Seller’s knowledge, such Ground Lease is in full force and effect as of the Closing Date;

(g)   The Ground Lease and Related Documents require the lessor to give to the Mortgagee written notice of any default, provided that no notice of default or termination is effective against the Mortgagee unless such notice is given to the Mortgagee;

(h)   A Mortgagee is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under the Ground Lease through legal proceedings) to cure any default under the Ground Lease which is curable after the Mortgagee’s receipt of notice of any default before the lessor may terminate the Ground Lease;

(i)   The Ground Lease does not impose any restrictions on subletting that would be viewed as commercially unreasonable by the Mortgage Loan Seller in connection with the origination of similar commercial or multifamily loans intended for securitization;

(j)   Under the terms of the Ground Lease and Related Documents, any related insurance proceeds or the portion of the condemnation award allocable to the ground lessee’s interest (other than in respect of a total or substantially total loss or taking as addressed in subpart (k)) will be applied either to the repair or to restoration of all or part of the related Mortgaged Property with (so long as such proceeds are in excess of the threshold amount specified in the related Mortgage Loan documents) the Mortgagee or a trustee appointed by it having the right to hold and disburse such proceeds as repair or restoration progresses, or to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest;

(k)   In the case of a total or substantially total taking or loss, under the terms of the Ground Lease and Related Documents, any related insurance proceeds, or portion of the condemnation award allocable to ground lessee’s interest in respect of a total or substantially total loss or taking of the related Mortgaged Property to the extent not applied to restoration, will be applied first to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest; and

(l)   Provided that the Mortgagee cures any defaults which are susceptible to being cured, the ground lessor has agreed to enter into a new lease with the Mortgagee upon termination of the Ground Lease for any reason, including rejection of the Ground Lease in a bankruptcy proceeding.

36.  Servicing. The servicing and collection practices used by the Mortgage Loan Seller with respect to the Mortgage Loan have been, in all respects legal and have met with customary industry standards for servicing of commercial loans for conduit loan programs.

37.  Origination and Underwriting. The origination practices of the Mortgage Loan Seller (or the related originator if the Mortgage Loan Seller was not the originator) with respect to each Mortgage Loan have been, in all material respects, legal and as of the date of its origination, such Mortgage Loan and the origination thereof complied in all material respects with, or was exempt from, all requirements of federal, state or local law relating to the origination of such Mortgage Loan; provided that such representation and

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warranty does not address or otherwise cover any matters with respect to federal, state or local law otherwise covered in this Annex D-1.

38.  No Material Default; Payment Record. No Mortgage Loan has been more than 30 days delinquent, without giving effect to any grace or cure period, in making required payments in the prior 12 months (or since origination if such Mortgage Loan has been originated within the past 12 months), and as of Cut-off Date, no Mortgage Loan is delinquent (beyond any applicable grace or cure period) in making required payments. To the Mortgage Loan Seller’s knowledge, there is (a) no material default, breach, violation or event of acceleration existing under the related Mortgage Loan, or (b) no event (other than payments due but not yet delinquent) which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration, which default, breach, violation or event of acceleration in the case of either clause (a) or clause (b), materially and adversely affects the value of the Mortgage Loan or the value, use or operation of the related Mortgaged Property; provided, however, that this representation and warranty does not cover any default, breach, violation or event of acceleration that specifically pertains to or arises out of an exception scheduled to any other representation and warranty made by the Mortgage Loan Seller in this Annex D-1. No person other than the holder of such Mortgage Loan may declare any event of default under the Mortgage Loan or accelerate any indebtedness under the Mortgage Loan documents.

39.  Bankruptcy. As of the date of origination of the related Mortgage Loan and to the Mortgage Loan Seller’s knowledge as of the Cut-off Date, neither the Mortgaged Property (other than any tenants of such Mortgaged Property), nor any portion thereof, is the subject of, and no Mortgagor, guarantor or tenant occupying a single-tenant property is a debtor in state or federal bankruptcy, insolvency or similar proceeding.

40.  Organization of Mortgagor. With respect to each Mortgage Loan, in reliance on certified copies of the organizational documents of the Mortgagor delivered by the Mortgagor in connection with the origination of such Mortgage Loan, the Mortgagor is an entity organized under the laws of a state of the United States of America, the District of Columbia or the Commonwealth of Puerto Rico. Except with respect to any Mortgage Loan that is cross-collateralized and cross-defaulted with another Mortgage Loan and other than as set forth on Schedule D-4 to this Annex D-1, no Mortgage Loan has a Mortgagor that is an Affiliate of a Mortgagor with respect to another Mortgage Loan. An “Affiliate” for purposes of this paragraph (40) means, a Mortgagor that is under direct or indirect common ownership and control with another Mortgagor.

41.  Environmental Conditions. A Phase I environmental site assessment (or update of a previous Phase I and or Phase II environmental site assessment) and, with respect to certain Mortgage Loans, a Phase II environmental site assessment (collectively, an “ESA”) meeting ASTM requirements conducted by a reputable environmental consultant in connection with such Mortgage Loan within 12 months prior to its origination date (or an update of a previous ESA was prepared), and such ESA (i) did not identify the existence of recognized environmental conditions (as such term is defined in ASTM E1527-13 or its successor, hereinafter “Environmental Condition”) at the related Mortgaged Property or the need for further investigation, or (ii) if the existence of an Environmental Condition or need for further investigation was indicated in any such ESA, then at least one of the following statements is true: (A) an amount reasonably estimated by a reputable environmental consultant to be sufficient to cover the estimated cost to cure any material noncompliance with applicable Environmental Laws or the Environmental Condition has been escrowed by the related Mortgagor and is held or controlled by the related Mortgagee; (B) if the only Environmental Condition relates to the presence of asbestos-containing materials, radon in indoor air, lead based paint or lead in drinking water, the only recommended action in the ESA is the institution of such a plan, an operations or maintenance plan has been required to be instituted by the related Mortgagor that can reasonably be expected to mitigate the identified risk; (C) the Environmental Condition identified in the related environmental report was remediated or abated or in all material respects prior to the date hereof, and, if and as appropriate, a no further action or closure letter was obtained from the applicable governmental regulatory authority (or the environmental issue affecting the related Mortgaged Property was otherwise listed by such governmental authority as “closed” or a reputable environmental consultant has concluded that no further action is required); (D) an environmental policy or a lender’s

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pollution legal liability insurance policy that covers liability for the identified circumstance or condition was obtained from an insurer rated no less than “A-” (or the equivalent) by Moody’s Investors Service, Inc., S&P Global Ratings, acting through Standard & Poor’s Financial Services LLC, Fitch Ratings, Inc. and/or A.M. Best Company; (E) a party not related to the Mortgagor was identified as the responsible party for such condition or circumstance and such responsible party has financial resources reasonably estimated to be adequate to address the situation; or (F) a party related to the Mortgagor having financial resources reasonably estimated to be adequate to address the situation is required to take action. To the Mortgage Loan Seller’s knowledge, except as set forth in the ESA, there is no Environmental Condition (as such term is defined in ASTM E1527-13 or its successor) at the related Mortgaged Property.

42.  Appraisal. The Mortgage File contains an appraisal of the related Mortgaged Property with an appraisal date within 6 months of the Mortgage Loan origination date, and within 12 months of the Cut-off Date. The appraisal is signed by an appraiser that (i) is a Member of the Appraisal Institute, and (ii) to the Mortgage Loan Seller’s knowledge, had no interest, direct or indirect, in the Mortgaged Property or the Mortgagor or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan. Each appraiser has represented in such appraisal or in a supplemental letter that the appraisal satisfies the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation. Each appraisal contains a statement or is accomplished by a letter from the appraiser, to the effect that the appraisal was performed in accordance with the requirement of the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as in effect on the date such Mortgage Loan was originated.

43.  Mortgage Loan Schedule. The information pertaining to each Mortgage Loan which is set forth in the Mortgage Loan Schedule attached as an exhibit to the related MLPA is true and correct in all material respects as of the Cut-off Date and contains all information required by the Pooling and Servicing Agreement to be contained therein.

44.  Cross-Collateralization. No Mortgage Loan is cross-collateralized or cross-defaulted with any other mortgage loan that is outside the Mortgage Pool, except in the case of a Mortgage Loan that is part of a Whole Loan.

45.  Advance of Funds by the Mortgage Loan Seller. Except for loan proceeds advanced at the time of loan origination or other payments contemplated by the Mortgage Loan documents, no advance of funds has been made by the Mortgage Loan Seller to the related Mortgagor, and no funds have been received from any person other than the related Mortgagor or an affiliate, directly, or, to the knowledge of the Mortgage Loan Seller, indirectly for, or on account of, payments due on the Mortgage Loan. Neither the Mortgage Loan Seller nor any affiliate thereof has any obligation to make any capital contribution to any Mortgagor under a Mortgage Loan, other than contributions made on or prior to the date hereof.

46.  Compliance with Anti-Money Laundering Laws. The Mortgage Loan Seller has complied in all material respects with all applicable anti-money laundering laws and regulations, including without limitation the USA Patriot Act of 2001 with respect to the origination of the Mortgage Loan.

For purposes of this Annex D-1, “Mortgagee” means the mortgagee, grantee or beneficiary under any Mortgage, any holder of legal title to any portion of any Mortgage Loan or, if applicable, any agent or servicer on behalf of such party.

For purposes of this Annex D-1, “Mortgagor” means the obligor or obligors on a Mortgage Note, including without limitation, any person that has acquired the related Mortgaged Property and assumed the obligations of the original obligor under the Mortgage Note and including in connection with any Mortgage Loan that utilizes an indemnity deed of trust structure, the borrower and the Mortgaged Property owner/payment guarantor/mortgagor individually and collectively, as the context may require.

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For purposes of this Annex D-1, the phrases “the Mortgage Loan Seller’s knowledge” or “the Mortgage Loan Seller’s belief” and other words and phrases of like import mean, except where otherwise expressly set forth in these representations and warranties, the actual state of knowledge or belief of the Mortgage Loan Seller, its officers and employees directly responsible for the underwriting, origination, servicing or sale of the Mortgage Loans regarding the matters expressly set forth in these representations and warranties in each case without having conducted any independent inquiry into such matters and without any obligation to have done so (except (i) having sent to the servicers servicing the Mortgage Loans on behalf of the Mortgage Loan Seller, if any, specific inquiries regarding the matters referred to and (ii) as expressly set forth in these representations and warranties). All information contained in documents which are part of or required to be part of a Mortgage File (to the extent such documents exist) will be deemed within the Mortgage Loan Seller’s knowledge.

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Schedule D-1 to Annex D-1

MORTGAGE LOANS WITH EXISTING MEZZANINE DEBT

Barclays Capital Real Estate Inc.	Bank of Montreal	KeyBank National Association	Starwood Mortgage Capital LLC	Societe Generale Financial Corporation
N/A	26 Broadway (Loan No. 10)	N/A	N/A	N/A
AMF Portfolio (Loan No. 29)

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Schedule D-2 to Annex D-1

MORTGAGE LOANS WITH RESPECT TO WHICH MEZZANINE DEBT
IS PERMITTED IN THE FUTURE

Barclays Capital Real Estate Inc.	Bank of Montreal	KeyBank National Association	Starwood Mortgage Capital LLC	Societe Generale Financial Corporation
1888 Century Park East (Loan No. 2)	N/A	N/A	N/A	N/A

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Schedule D-3 to Annex D-1

CROSS-COLLATERALIZED MORTGAGE LOANS

None.

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Schedule D-4 to Annex D-1

MORTGAGE LOANS WITH AFFILIATED BORROWERS

Barclays Capital Real Estate Inc.	Bank of Montreal	KeyBank National Association	Starwood Mortgage Capital LLC	Societe Generale Financial Corporation
Adams County Self Storage (Loan No. 24)	N/A	IPCC National Storage Portfolio XVI (Loan No. 5)	N/A	64-68 Maspeth Avenue (Loan No. 34)
Statesville Mini Storage (Loan No. 31)		IPCC National Storage Portfolio XV (Loan No. 8)		65 Maspeth Avenue (Loan No. 35)
Brush Hill Office Flex (Loan No. 33)		Orange Professional Building (Loan No. 46)		484 Humboldt Street (Loan No. 43)
Il Palazzo (Loan No. 37)

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ANNEX D-2

EXCEPTIONS TO MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

Barclays Capital Real Estate Inc.
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(6) Lien; Valid Assignment	The Summit (Loan No. 1)	The sole tenant at the Summit 3 Mortgaged Property has a right of first offer to purchase Mortgaged Property. The tenant has agreed that such right of first offer will not apply in connection with any exercise of remedies pursuant to the mortgage, including (i) a purchase of the Mortgaged Property (or any portion thereof) at a foreclosure sale, (ii) a transfer of the Mortgaged Property (or any portion thereof) to the lender or its designee pursuant to a deed-in-lieu of foreclosure, or (iii) any subsequent sale of the Mortgaged Property (or any portion thereof) by the lender or its designee after such foreclosure or deed-in-lieu of foreclosure.
(6) Lien; Valid Assignment	Moonwater Office Portfolio (Loan No. 9)	The sole tenant at the 6226 West Sahara Avenue Mortgaged Property, Nevada Power Company, has a right of first offer to purchase the Mortgaged Property on the last day of its primary term and on the last day of each of the second and fifth extended terms upon 360 days’ prior notice, at a price equal to the fair market value of the Mortgaged Property. The tenant has agreed that such right of first offer will not apply in connection with any exercise of remedies pursuant to the mortgage, including: (i) the judicial or nonjudicial foreclosure of the security instrument, (ii) the delivery of a deed-in-lieu of judicial foreclosure or nonjudicial foreclosure of the security instrument, (iii) any offer, notice, pleading, agreement, transaction or other event or condition of any kind arising out of or relating to any of the events referred to in the foregoing clauses (i) or (ii), or (iv) the first subsequent transfer following any of the events referred to in the foregoing clauses (i) or (ii).
(6) Lien; Valid Assignment	Walgreens - Waterbury (Loan No. 44)	The sole tenant at the Mortgaged Property has a right of first refusal to purchase the Mortgaged Property. The tenant has agreed that such right of first refusal shall not apply to a successor landlord through foreclosure, deed in lieu of foreclosure or any other enforcement action under the mortgage; provided however, such right of first refusal will apply to subsequent purchasers of the Mortgaged Property.
(6) Lien; Valid Assignment	Walgreens - Port Allen (Loan No. 46)	The sole tenant at the Mortgaged Property has a right of first refusal to purchase the Mortgaged Property. The tenant has agreed that such right of first refusal shall not apply to a successor landlord through foreclosure, deed in lieu of foreclosure or any other enforcement action under the mortgage; provided however, such right of first refusal will apply to subsequent purchasers of the Mortgaged Property.
(6) Lien; Valid Assignment	Walgreens Fayetteville (Loan No. 49)	The sole tenant at the Mortgaged Property has a right of first refusal to purchase the Mortgaged Property. The tenant has agreed that such right of first refusal will not apply to a successor landlord through a foreclosure, deed-in-lieu of foreclosure or any other enforcement action under the mortgage; provided, however, such right of first refusal will apply to subsequent purchasers of the Mortgaged Property.
(15) Escrow Deposits	Coleman Highline Phase IV (Loan No. 3)	The Mortgagor is a party to that certain Lease Escrow Holdback Agreement (the “Escrow Agreement”), made and entered into as of the origination date of the Mortgage Loan, by and among the Mortgagor, as buyer, First American Title Insurance Company, as escrow agent (the “Escrow Agent”) and CAP Tranche 2, LLC, as seller (the “Seller”), with respect to certain outstanding work funded by the Seller. In connection with the purchase of the Mortgaged Property by the Mortgagor on the origination date of the Mortgage Loan, the Seller was required to escrow $12,463,682 (the “Escrow Funds”) directly with the Escrow Agent for certain outstanding work. All of the Mortgagor’s right, title and interest in the Escrow Agreement has been assigned to the lender pursuant to a

D-2-1

Barclays Capital Real Estate Inc.
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
collateral assignment, executed by the Mortgagor and the lender, and acknowledged and consented to by the Seller and the Escrow Agent. The Escrow Agreement provides that the Escrow Funds are to be released only upon satisfaction of certain customary disbursement requirements. The Mortgage Loan documents require the Mortgagor to (i) comply with all terms of the Escrow Agreement in all material respects, (ii) use commercially reasonable effort to cause other parties to the Escrow Agreement to comply with all the terms of the Escrow Agreement in all material respect and (iii) without the prior written consent of the lender, not (x) fail to exercise any right under the Escrow Agreement, (y) waive any right under the Escrow Agreement or (z) enter into, permit or suffer any amendment, modification or termination of the Escrow Agreement. To the extent the Mortgagor is entitled to disbursements of any Escrow Funds under the Escrow Agreement, the Mortgage Loan documents require the Mortgagor to deposit such Escrow Funds in the rollover reserve account held by the lender or the servicer under the Mortgage Loan documents.
(15) Escrow Deposits	Balch Springs Self Storage (Loan No. 32)	The Mortgagor is a party to (i) that certain Short Form Escrow Agreement (the “Damaged Unit Escrow Agreement”), made and entered into as of the origination date of the Mortgage Loan, by and among the Mortgagor, as buyer, Fidelity National Title, National Commercial Services, as escrow agent (the “Escrow Agent”) and CLC BSTX I LLC, as seller (the “Seller”) and (ii) that certain Short Form Escrow Agreement (the “Rent Escrow Agreement” and together with the Damaged Unit Escrow Agreement, the “Escrow Agreements”), made and entered into as of the origination date of the Mortgage Loan, by and among the Mortgagor, as buyer, the Escrow Agent and the Seller. In connection with the purchase of the Mortgaged Property by the Mortgagor on the origination date of the Mortgage Loan, the Seller was required to escrow (i) $154,500 (the “Damaged Unit Escrow Funds”) directly with the Escrow Agent for certain outstanding work funded by the Seller in connection with damage to units 473, 474 and 475 at the Mortgaged Property and (ii) $4,800 (the “Escrowed Rent Funds” and together with the Damaged Unit Escrow Funds, the “Escrow Funds”) directly with the Escrow Agent for escrowed rent. The Escrow Agreement provides that the Escrow Funds are to be released only upon satisfaction of certain customary disbursement requirements. To the extent the Mortgagor is entitled to disbursements of any Escrow Funds under the Escrow Agreements, the Mortgage Loan documents require the Mortgagor to deposit such Escrow Funds in the damaged unit reserve account held by the lender or the servicer under the Mortgage Loan documents.
(17) Insurance	The Summit (Loan No. 1)

The Mortgage Loan documents permit the Mortgagor to maintain a portion of the insurance coverage required by the Mortgage Loan documents with insurance companies which do not meet the requirements set forth in the Mortgage Loan documents (the “Otherwise Rated Insurers”) in their current participation amounts and positions within the syndicate provided that (x) the Mortgagor must replace the Otherwise Rated Insurers at renewal with insurance companies meeting the rating requirements set forth in the Mortgage Loan documents and (y) if, prior to renewal, the current AM Best rating of any such Otherwise Rated Insurer is withdrawn or downgraded, the Mortgagor must replace any Otherwise Rated Insurer with an insurance company meeting the rating requirements set forth in the Mortgage Loan documents.

The Mortgage Loan documents permit the Mortgagor to obtain comprehensive “all risk” or “special form” insurance with a deductible in an amount of up to $100,000 per occurrence, except for windstorm and earthquake insurance, which will provide for no deductible in excess of 5% of the total insurance value of the Mortgaged Property.

(17) Insurance	1888 Century Park East (Loan No. 2)	The Mortgage Loan documents permit the Mortgagor to maintain a portion of the insurance coverage required by the Mortgage Loan documents with insurance companies which do not meet the requirements set forth in the Mortgage Loan documents (the “Otherwise

D-2-2

Barclays Capital Real Estate Inc.
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception

Rated Insurers”) in their current participation amounts and positions within the syndicate provided that (x) the Mortgagor must replace the Otherwise Rated Insurers at renewal with insurance companies meeting the rating requirements set forth in the Mortgage Loan documents and (y) if, prior to renewal, the current AM Best rating of any such Otherwise Rated Insurer is withdrawn or downgraded, the Mortgagor must replace any otherwise Rated Insurer with an insurance company meeting the rating requirements set forth in the Mortgage Loan documents.

The Mortgage Loan documents permit the Mortgagor to obtain terrorism coverage from the highest rated insurance company providing such coverage, in the event that (x) the Mortgagor obtains standalone coverage and (y) such coverage is not available from an insurance company which meets the requirements set forth in the Mortgage Loan documents.

The Mortgage Loan documents permit the Mortgagor to obtain comprehensive “all risk” or “special form” insurance with a deductible in an amount of up to $100,000 per occurrence, except for windstorm and earthquake insurance, which will provide for no deductible in excess of 5% of the total insurance value of the Mortgaged Property.

(17) Insurance	Meadowood Mall (Loan No. 21)	The Mortgage Loan documents permit the Mortgagor to obtain comprehensive “all risk” or “special form” insurance with a deductible in an amount of up to $500,000, except for windstorm and earthquake insurance, which will provide for no deductible in excess of 5% of the total insurance value of the Mortgaged Property.
(17) Insurance	Walgreens - Waterbury (Loan No. 44)	The insurance coverage obtained by the Mortgagor does not name the Mortgagee and its successors and assigns as a loss payee or as mortgagee. Additionally, the Mortgagee will not receive a notice of cancellation. This was mitigated by the fact that the sole tenant at the Mortgaged Property, Walgreens, (i) is an investment-grade tenant and (ii) following a casualty, (x) must rebuild the Mortgaged Property to 100% replacement costs, (y) is not entitled to any period of rent abatement and (z) is not entitled to terminate its lease.
(17) Insurance	Walgreens - Port Allen (Loan No. 46)	The insurance coverage obtained by the Mortgagor does not name the Mortgagee and its successors and assigns as a loss payee or as mortgagee. Additionally, the Mortgagee will not receive a notice of cancellation. This was mitigated by the fact that the sole tenant at the Mortgaged Property, Walgreens, (i) is an investment-grade tenant and (ii) following a casualty, (x) must rebuild the Mortgaged Property to 100% replacement costs, (y) is not entitled to any period of rent abatement and (z) is not entitled to terminate its lease.
(17) Insurance	Walgreens Fayetteville (Loan No. 49)	The insurance coverage obtained by the Mortgagor does not name the Mortgagee and its successors and assigns as a loss payee or as mortgagee. Additionally, the Mortgagee will not receive a notice of cancellation. This was mitigated by the fact that the sole tenant at the Mortgaged Property, Walgreens, (i) is an investment-grade tenant and (ii) following a casualty, (x) must rebuild the Mortgaged Property to 100% replacement costs, (y) is not entitled to any period of rent abatement and (z) is not entitled to terminate its lease.
(27) Recourse Obligations	1888 Century Park East (Loan No. 2)	The Mortgage Loan documents do not provide for a separate carveout guarantor that is distinct from the Mortgagor.
(27) Recourse Obligations	Coleman Highline Phase IV (Loan No. 3)	The Mortgage Loan documents do not provide for a separate carveout guarantor that is distinct from the Mortgagor.
(40) Organization of Mortgagor	Adams County Self Storage (Loan No. 24)	The Mortgagor is affiliated with the Mortgagor under the Mortgage Loan known as Statesville Mini Storage and the Mortgagor under the Mortgage Loan known as Brush Hill Office Flex, which Mortgage Loans are being sold to the Trust by Barclays Capital Real Estate Inc.

D-2-3

Barclays Capital Real Estate Inc.
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(40) Organization of Mortgagor	Statesville Mini Storage (Loan No. 31)	The Mortgagor is affiliated with the Mortgagor under the Mortgage Loan known as Adams County Self Storage and the Mortgagor under the Mortgage Loan known as Brush Hill Office Flex, which Mortgage Loans are being sold to the Trust by Barclays Capital Real Estate Inc.
(40) Organization of Mortgagor	Brush Hill Office Flex (Loan No. 33)	The Mortgagor is affiliated with the Mortgagor under the Mortgage Loan known as Adams County Self Storage and the Mortgagor under the Mortgage Loan known as Statesville Mini Storage, which Mortgage Loans are being sold to the Trust by Barclays Capital Real Estate Inc.
(40) Organization of Mortgagor	Il Palazzo (Loan No. 36)	The Mortgagor is affiliated with the Mortgagor under the Mortgage Loan known as Orange Professional Building, which Mortgage Loan is being sold to the Trust by KeyBank National Association.

D-2-4

Bank of Montreal
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(6) Lien; Valid Assignment	2 Riverfront Plaza (Loan No. 7)	As an inducement to the original owner to develop the land, the City of Newark entered into a PILOT agreement with the original owner of the property, certain sections of which are consented to by Panasonic. The PILOT agreement runs to the current owner (the mortgagor on 2 Riverfront). The annual service charge (i.e. the payments in lieu of taxes) under the PILOT agreement is a continuous, automatic, enforceable and perfected statutory municipal lien for all purposes, and the owner’s right to encumber fee title to the parcel is subordinate to the lien of the annual service charge and to the rights of the City, the NJ Economic Development Authority and the trustee under the related indenture.
(14) Actions Concerning the Mortgage Loan	Rose Castle Apartments (Loan No. 6)

The guarantor and the Mortgagor, among others, are defendants in a lawsuit seeking to enforce a settlement agreement that was filed on April 30, 2021. The settlement agreement contemplated that, upon fulfilling certain obligations, the plaintiff and defendants would receive title to certain parcels and entities owned by each of the parties, and the parties would then split the costs of maintaining and developing the properties. The plaintiff filed a notice of pendency as to the Mortgaged Property and another parcel unrelated to the Mortgaged Property. The plaintiff requested that title to the unrelated parcel be assigned to him and requested that he be admitted as a member of the entity that previously owned the Mortgaged Property. The Mortgagor’s motion to cancel the notice of pendency was granted, and the court dismissed the lawsuit as against various defendants, including the Mortgagor. The plaintiff has filed an appeal and the defendants’ motion to dismiss the appeal is pending.

The guarantor is also a defendant in a lawsuit in connection with a guarantor affiliate’s lease of a property other than the Mortgaged Property. The plaintiff, as lessor, alleged that the lessee failed to make rent payments, failed to provide the plaintiff with financial information concerning the related hotel’s cash flows and operations, and refused to cooperate in turning over and vacating the premises. In addition, the plaintiff alleges that the guarantor caused the lessee to pay substantial management fees to various management companies, at least one of which is owned and/or controlled by the guarantor. The plaintiff alleges damages of at least $165,000,000, plus interest. As of March 2022, the parties are in preliminary settlement discussions.

Additionally, the Mortgagor is a defendant in four pending lawsuits filed between 2020 and 2022 related to injuries allegedly incurred in connection with the construction of the Mortgaged Property. According to Mortgagor’s counsel the total anticipated liability in connection with three of the claims is estimated to be approximately $975,000, plus potential lost earnings, and the amount in controversy with respect to the May 2021 claim is near the primary policy limit.

(17) Insurance	26 Broadway (Loan No. 10)	The lender has agreed to accept James River Casualty Company (identified in the loan agreement as having an A-XI rating by A.M. Best), as approved carrier on the condition that such carrier would be replaced with a carrier satisfying the ratings requirements set forth in the loan agreement policy renewal on 6/10/2022.
(17) Insurance	All BMO Mortgage Loans	The Mortgage Loan documents may permit the related Mortgagor to cause the insurance required at the related Mortgaged Property under the Mortgage Loan documents to be maintained by a tenant at the related Mortgaged Property.
(25) Local Law Compliance	2 Riverfront Plaza (Loan No. 7)	The zoning report delivered at closing had certain municipal violation searches pending at closing. The borrower has agreed via a post-closing agreement to use commercially reasonable efforts to deliver to the lender an updated Zoning and Site Requirements Summary prepared by Nationwide Zoning Services, LLC (“Nationwide Zoning”) in substantially the same form as the report attached as Exhibit A to the post-closing agreement (the “Updated Zoning Report”), incorporating all

D-2-5

Bank of Montreal
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
results of municipal violation searches requested by Nationwide Zoning from the City of Newark.
(25) Local Law Compliance	HIX Bradenton (Loan No. 26)	Pursuant to the Zoning Compliance report (the “Zoning Report”) prepared by the zoning consultant, there are two (2) open fire code violations. The violations are related to 1) fire alarm trouble; and 2) fire sprinkler system not having a current service inspection tag. A re-inspection is scheduled for March 4, 2022. As a post-closing obligation, the borrower is required to have these violations cleared in the Bradenton Fire Department database within 30 days. The borrower/guarantor are also liable for recourse for any losses that the lender incurs in connection with the open fire code violations. Additionally, according to the Zoning Report the mortgaged property is legal non-conforming as to use. The borrower/guarantor are liable for any losses that the lender incurs if the mortgaged property is not permitted to be used as a hotel following a casualty/condemnation.
(25) Local Law Compliance	AMF Portfolio (Loan No. 29)	The Millburn Court Mortgaged Property is the subject of certain fire code violations. The Timberwood and Sandalwood Mortgaged Properties are legal non-conforming as to use.
(25) Local Law Compliance	NYC MFRT Portfolio (Loan No. 25)	The 45 John Property does not have a certificate of occupancy in place. 45 Borrower must obtain a temporary or permanent certificate of occupancy for the 45 Property. The Loan Documents include a provision requiring that 45 Borrower diligently prosecute to completion any actions needed to obtain a temporary or permanent certificate of occupancy. Any losses with respect to the certificate of occupancy is recourse to Borrower and Guarantor. Failure to have a TCO in place is recourse to Guarantor. In addition, the lack of a certificate of occupancy is a loss-recourse item. Also note, the property is subject to a number of violations that are required to be remediated and cleared by the loan documents. The loan documents provide for recourse with respect to violations.
(26) Licenses and Permits	NYC MFRT Portfolio (Loan No. 25)	The 45 John Property does not have a certificate of occupancy in place. 45 Borrower must obtain a temporary or permanent certificate of occupancy for the 45 Property. The Loan Documents include a provision requiring that 45 Borrower diligently prosecute to completion any actions needed to obtain a temporary or permanent certificate of occupancy. Any losses with respect to the certificate of occupancy is recourse to Borrower and Guarantor. Failure to have a TCO in place is recourse to Guarantor.
(27) Recourse Obligations	2 Riverfront Plaza (Loan No. 7)	The Mortgage Loan documents do not provide for a separate guarantor distinct from the Mortgagor.
(28) Mortgage Releases

Rose Castle Apartments (Loan No. 6)

2 Riverfront Plaza (Loan No. 7)

26 Broadway (Loan No. 10)

Salina Meadows Office Park (Loan No. 15)

Poplin Place (Loan No. 17)

NYC MFRT Portfolio (Loan No. 25)

HIX Bradenton (Loan No. 26)

AMF Portfolio (Loan No. 29)

In the event of a taking of any portion of any of the Mortgaged Property by a state or any political subdivision or authority thereof, the Mortgagor cannot be required to pay down the principal balance of the Mortgage Loan in an amount not less than the amount required by the loan-to-value ratio and other requirements of the REMIC provisions if the related Mortgagor provides an opinion of counsel to the holder of the Mortgage Loan that the trust will continue to maintain its status as a REMIC trust if such amount is not paid.
(28) Mortgage Releases	AMF Portfolio (Loan No. 29)	In the event of a partial release of the Mortgaged Property, the Mortgagor is required to provide an opinion of counsel to the holder of

D-2-6

Bank of Montreal
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
the Mortgage Loan that the trust will continue to maintain its status as a REMIC trust if such amount is not paid.
(30) Acts of Terrorism Exclusion	All BMO Mortgage Loans	The Mortgage Loan documents may permit the related Mortgagor to cause the insurance required at the related Mortgaged Property under the Mortgage Loan documents to be maintained by a tenant at the related Mortgaged Property.
(32) Single-Purpose Entity	2 Riverfront Plaza (Loan No. 7)	2 Riverfront Plaza is a Shari’ah compliant loan, so, as set forth in its recycled entity certificate, (i) the borrower has maintained all of its books, records, financial statements and bank accounts separate from those of any other person or entity (except the master lessee) and (ii) other than with the master lessee, the borrower has not commingled its assets with those of any other person or entity and has held all of its assets in its own name.
(34) Fixed Interest Rates	AMF Portfolio (Loan No. 29)	The Mortgage Loan’s fixed interest rate for the first 83 months of its term is 3.72381004379935% per annum, which rate thereafter steps up to a fixed interest rate of 3.93100% per annum.

D-2-7

KeyBank National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(6) Lien; Valid Assignment	IPCC National Storage Portfolio XV (Loan No. 8)	With respect to the East Southern Avenue Mortgaged Property, T-Mobile West Towner LLC (“T-Mobile”) has a right of first refusal to purchase a portion of the Mortgaged Property. T-Mobile has agreed, through a recorded subordination non-disturbance agreement, that such right of first refusal is subject and subordinate to the related Mortgage Loan and will not apply if the Mortgaged Property is sold in connection with a foreclosure or deed-in-lieu of foreclosure.
(17) Insurance	IPCC National Storage Portfolio XVI (Loan No. 5)	The Mortgagor at the origination of the related Mortgage Loan acknowledged that the flood insurance it obtained did not satisfy the insurance requirements of the related Mortgage Loan documents. In turn $486,614.70 was escrowed at the origination of the related Mortgage Loan which represents 110% of the deficiency in flood insurance coverage that is required under the related Mortgage Loan documents. The Mortgagor is required to provide the Mortgagee with evidence acceptable to the Mortgagee that the Mortgagor has obtained such additional flood insurance as required by the Mortgagee in accordance with the related Mortgage Loan documents. Upon receipt of this evidence, the $486,614.70 will be released to the Mortgagor.
(17) Insurance	IPCC National Storage Portfolio XVI (Loan No. 5) IPCC National Storage Portfolio XV (Loan No. 8)	The Mortgage Loan documents permit the Mortgagor to obtain comprehensive “all risk” or “special form” insurance with a deductible in an amount up to $25,000 per occurrence, except for windstorm insurance (including loss caused directly by the peril of flood and hail), which will provide for a deductible that will be satisfactory to the Mortgagee in its sole discretion.
(17) Insurance	Fleet Farm Green Bay (Loan No. 16)	Under the related Mortgage Loan documents, Fleet Farm Group, LLC (“Fleet Farm”), the sole tenant, is allowed to obtain insurance for the related Mortgaged Property. Fleet Farm has exercised its right to provide insurance for the related Mortgaged Property and has obtained insurance policies naming both the Mortgagor and the related Mortgagee as a loss payee on the property coverage and as additional insured on the property liability coverage. Pursuant to the Mortgage Loan documents, if any time the related Mortgagee is not in receipt of written evidence that all insurance required under the related Mortgage Loan documents is in full force and effect, the related Mortgagee has the right, without notice to take such action the related Mortgagee deems necessary to protect its interest in the related Mortgaged Property.
(25) Local Law Compliance	IPCC National Storage Portfolio XVI (Loan No. 5)	With respect to the Highway 6 North Mortgaged Property, there are open fire code violations. Pursuant to the related Mortgage Loan documents, the Mortgagor is required to cure and satisfy the fire code violations within 90 days following the origination of the related Mortgage Loan.
(25) Local Law Compliance	IPCC National Storage Portfolio XVI (Loan No. 5)	The Hoover Court Mortgaged Property is non-conforming as to use. Under the current zoning code, the use of the Mortgaged Property for self storage purpose is no longer permitted by right. No nonconforming building or structure which has been damaged by fire or other causes to the extent of more than 50% of its current replacement value at the time of such damage will be rebuilt or restored except in conformity with the provisions of this ordinance. If a nonconforming building is damaged less than 50% of its current replacement value it may be rebuilt or restored and used as before the damage, provided that such rebuilding or restoration is completed within 12 months of the date of such damage.

D-2-8

KeyBank National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(25) Local Law Compliance	IPCC National Storage Portfolio XVI (Loan No. 5) IPCC National Storage Portfolio XV (Loan No. 8)	A number of final zonings reports are pending and must be delivered to the Mortgagor within 120 days following the origination of the Mortgage Loan. The final zoning reports must: (i) be substantially identical to the latest version of the draft zoning reports; (ii) include confirmations that there are no open outstanding building, zoning, fire code and/or other municipal code violations; and (iii) not include any other material changes from the last zoning reports. If a final zoning report discloses any open or outstanding building, zoning, fire and/or municipal code violations, then the related Mortgagor must (i) promptly remediate such violations and (ii) if required by the Mortgagee (in its sole discretion), deposit with the Mortgagee an amount equal to 125% of the estimated costs to remediate and clear such violation.
(25) Local Law Compliance	IPCC National Storage Portfolio XV (Loan No. 8)	The East Southern Mortgaged Property is non-conforming as to use. Under the current zoning code, the use of the Mortgaged Property for self storage purpose is no longer permitted by right. A lawful nonconforming building or structure that is damaged or partially destroyed may be restored or rebuilt if the cost of repair or reconstruction does not exceed 50% of the construction value, exclusive of the foundation, of the building or structure. Replacement of the damaged portions of the building is allowed by right provided that the replaced portions do not exceed the size, extent, and configuration that previously existed. If the cost of repair or reconstruction exceeds 50% of the construction value, exclusive of the foundation, of the building or structure replacement, the land and building will be subject to all of the requirements of the current zoning code. However, the zoning administrator may approve a special use permit for the structure to be rebuilt to less than the size, extent, and configuration as previously existed as long as the previous use is continued or the original use is reestablished, as provided for in the related zoning code. Law and ordinance insurance coverage has been obtained for this Mortgaged Property.
(25) Local Law Compliance	IPCC National Storage Portfolio XV (Loan No. 8)	The Duren Avenue Mortgaged Property is non-conforming as to use. Under the current zoning code, the use of the Mortgaged Property for self storage purpose is no longer permitted by right. A nonconforming structure may be reconstructed after a catastrophe or after demolition in accordance with the following provisions: (i) the floor area, ground coverage, number of stories, and height of the structure in existence before the demolition will delimit the maximum permissible size and shape of the rebuilt structure; (ii) reconstruction of the premises must commence within one year after such catastrophe or demolition; and (iv) in the event of demolition and reconstruction, a special permit must be required from the zoning authority prior to such demolition. The zoning authority must not grant such special permit unless the proposed reconstruction is determined to be compatible in style and scale with the existing neighborhood and off-street parking is provided in accordance with the current zoning code.
(25) Local Law Compliance	IPCC National Storage Portfolio XV (Loan No. 8)	The South Pennington Mortgaged Property is non-conforming as to use. Under the current zoning code, the use of the Mortgaged Property for self storage purpose is no longer permitted by right. A lawful nonconforming building or structure that is damaged or partially destroyed may be restored or rebuilt if the cost of repair or reconstruction does not exceed 50% of the construction value, exclusive of the foundation, of the building or structure. Replacement of the damaged portions of the building is allowed by right provided that the replaced portions do not exceed the size, extent, and configuration that previously existed. If the cost of repair or reconstruction exceeds 50% of the construction value, exclusive of the foundation, of the building or structure replacement, the land and building will be subject to all of the requirements of the current zoning code. However, the zoning administrator may approve a special use permit for the structure to be rebuilt to less than the size, extent, and configuration as previously existed as long as the previous use is continued or the original use is reestablished, as provided for in the related zoning code.

D-2-9

KeyBank National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(25) Local Law Compliance	Fleet Farm Green Bay (Loan No. 16)	The presence of an automobile repair facility at the related Mortgaged Property is considered a non-conforming use. This use is “grandfathered” under the related zoning code in that this use may be continued as long as (i) the applicable structure is not structurally altered or enlarged and (ii) the nonconforming use is not abandoned for a period of 12 months or more. If the non-conforming structure is damaged and such damage exceeds 50% or more of the assessed value of the applicable structure then any reconstructed structure must be in compliance will all of the requirements of the current zoning code. However, if the non-conforming structure is damaged by violent wind, vandalism, fire, flood, ice, snow, mold or infestation, then it may be restored or rebuilt to its size, location and use that it had immediately before the damage or destruction. Such reconstruction must start within one year from the date of damage/destruction and must be diligently pursued until completion.
(25) Local Law Compliance	Mini U Storage Columbia (Loan No. 20)	With respect to the related Mortgaged Property, the zoning report cited a fire code violation showing a failed fire inspection that occurred on August 11, 2021. The zoning report noted that the cause of the failure was that the batteries powering the fire alarm control panel were more than 5 years old or in need of replacement. The related property manager provided a related work proposal, invoice, and proof of payment for the replacement of two batteries in the fire alarm control panel. A post-closing agreement requires the Mortgagor to, no later than May 31, 2022, deliver to Mortgagee either (i) a written update (acceptable to the Mortgagee in its discretion) to the zoning report, or (ii) other written evidence acceptable to Mortgagee in its discretion, in either case confirming there are no outstanding fire code violations at the Mortgaged Property.
(25) Local Law Compliance	Self Stor-It (Loan No. 47)	With respect to the related Mortgaged Property, a final zoning report has not yet been delivered. Pursuant to a post-closing agreement, the Mortgagor is obligated to deliver the final zoning report as a post-closing obligation. The related Mortgage Loan documents include a full recourse carveout that makes the related Mortgagor fully liable until the related final zoning report indicates that (i) the use of the related Mortgaged Property is not illegal or (ii) the related Mortgaged Property can be rebuilt as a self storage property after a casualty event.
(26) Licenses and Permits	Kings Row MHC (Loan No. 14)	The certificate of fact for the related Mortgagor issued by the Office of the Secretary of State of Texas, reflecting the Mortgagor’s registration in the State of Texas as a foreign limited liability is pending. Pursuant to a post-closing agreement, the Mortgagor is obligated to deliver a copy of the filed certificate as a post-closing obligation.
(26) Licenses and Permits	Mini U Storage Columbia (Loan No. 20)	With respect to the related Mortgaged Property, the zoning report cited a fire code violation showing a failed fire inspection that occurred on August 11, 2021. The zoning report noted that the cause of the failure was that the batteries powering the fire alarm control panel were more than 5 years old or in need of replacement. The related property manager provided a related work proposal, invoice, and proof of payment for the replacement of two batteries in the fire alarm control panel. A post-closing agreement requires the Mortgagor to, no later than May 31, 2022, deliver to Mortgagee either (i) a written update (acceptable to the Mortgagee in its discretion) to the zoning report, or (ii) other written evidence acceptable to Mortgagee in its discretion, in either case confirming there are no outstanding fire code violations at the Mortgaged Property.
(27) Recourse Obligations	IPCC National Storage Portfolio XVI (Loan No. 5) IPCC National Storage Portfolio XV (Loan No. 8)	The related Mortgage Loan documents provide for liability for actual losses, liabilities, costs and damages in connection with “intentional misrepresentation” as opposed to “intentional material misrepresentation.”

D-2-10

KeyBank National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(27) Recourse Obligations

Residence Inn Portland (Loan No. 12)

Kings Row MHC (Loan No. 14)

Mini U Storage Columbia (Loan No. 20)

Highway 50 Storage (Loan No. 39)

Pine Ridge Square (Loan No. 40)

Orange Professional Building (Loan No. 45)

Self Stor-It (Loan No. 47)

The related Mortgage Loan documents provide for liability for actual losses, liabilities, costs and damages in connection with “willful misrepresentation” as opposed to “intentional material misrepresentation.”
(27) Recourse Obligations	Kings Row MHC (Loan No. 14) Fleet Farm Green Bay (Loan No. 16) Pine Ridge Square (Loan No. 40)	The related Mortgage Loan documents provide for liability for actual losses, liabilities, costs and damages in connection with “material physical waste” as opposed to “intentional material physical waste.”
(28) Mortgage Releases

IPCC National Storage Portfolio XVI (Loan No. 5)

IPCC National Storage Portfolio XV (Loan No. 8)

Residence Inn Portland (Loan No. 12)

Kings Row MHC (Loan No. 14)

Fleet Farm Green Bay (Loan No. 16)

Mini U Storage Columbia (Loan No. 20)

Highway 50 Storage (Loan No. 39)

Pine Ridge Square (Loan No. 40)

Orange Professional Building (Loan No. 45)

Self Stor-It (Loan No. 47)

With respect to the related Mortgage Loan, the Mortgage Loan documents provide that a principal paydown is not required if the Mortgagee receives an opinion of counsel that if such amount is not paid, the securitization will not fail to maintain its status as a REMIC trust and that the REMIC trust will not be subject to tax as a result of the related release of such portion of the lien of the security instrument.
(28) Mortgage Releases	Residence Inn Portland (Loan No. 12)	In the event of a taking of any portion of any of the Mortgaged Property by a state or any political subdivision or authority thereof, the Mortgagor cannot be required to pay down the principal balance of the Mortgage Loan in an amount not less than the amount required by the loan-to-value ratio and other requirements of the REMIC provisions if the related Mortgagor provides an opinion of counsel to the holder of the Mortgage Loan that the trust will continue to maintain its status as a REMIC trust if such amount is not paid.

D-2-11

KeyBank National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(30) Acts of Terrorism Exclusion	Fleet Farm Green Bay (Loan No. 16)	Under the related Mortgage Loan documents, Fleet Farm, the sole tenant, is allowed to provide insurance for the related Mortgaged Property. Fleet Farm has exercised its right to obtain terrorism insurance that names both the Mortgagor and the related Mortgagee as loss payees and as additional insured parties. Pursuant to the Mortgage Loan documents, if any time the related Mortgagee is not in receipt of written evidence that all insurance required under the related Mortgage Loan documents is in full force and effect, the related Mortgagee has the right, without notice to take such action the related Mortgagee deems necessary to protect its interest in the related Mortgaged Property.
(32) Single-Purpose Entity	Mini U Storage Columbia (Loan No. 20)	With respect to the prior loan that was refinanced by the related Mortgage Loan (the “Prior Loan”), the originating lender required a newly formed entity to act as its borrower, and the Mortgagor formed Columbia RE, LLC, a Maryland limited liability company (“Columbia RE LLC”) for that purpose. To avoid paying recordation and transfer taxes to transfer fee ownership of the subject property to Columbia RE LLC, the Mortgagor used an indemnity deed of trust mechanism that was available in the State of Maryland allowing the Mortgagor to retain fee ownership of the related Mortgaged Property and pledge it as collateral for the Prior Loan, and the Mortgagor also provided a guaranty for such Prior Loan. At the origination of the Mortgage Loan, 100% of the Mortgagor’s membership interests in Columbia RE LLC was conveyed to the Dahn Corporation (an affiliate of Mortgagor and the property manager of the related Mortgaged Property), and the Prior Loan was paid in full with the proceeds of the related Mortgage Loan. The Mortgagor made representations in the related Mortgage Loan documents that as of the date of the origination of the related Mortgage Loan (or within 24 hours if necessary to settle escrow funds), the Mortgagor had no contingent or actual obligations not related to the Mortgaged Property, including without limitation, any contingent or actual obligations with respect to Columbia RE LLC, the Prior Loan or the related guaranty or deed of trust. A full recourse carveout was also included in the related Mortgage Loan documents for the Mortgagor’s failure to convey its interests in Columbia RE LLC to the Dahn Corporation pursuant to the related Mortgage Loan documents. Additionally, prior to the date of the origination of the related Mortgage Loan, the Mortgage Loan owned two trucks/vans and collected fees from renting them to tenants. Prior to the origination of the related Mortgage Loan, the Mortgagor conveyed the trucks/vans to an affiliate of the Dahn Corporation.
(40) Organization of Mortgagor	IPCC National Storage Portfolio XVI (Loan No. 5)	The Mortgagor under the Mortgage Loan is affiliated with the Mortgagor under the IPCC National Storage Portfolio XV Mortgage Loan.
(40) Organization of Mortgagor	IPCC National Storage Portfolio XV (Loan No. 8)	The Mortgagor under the Mortgage Loan is affiliated with the Mortgagor under the IPCC National Storage Portfolio XVI Mortgage Loan.
(40) Organization of Mortgagor	Il Palazzo (Loan No. 36)	The Mortgagor under the Mortgage Loan is affiliated with the Mortgagor under the Orange Professional Building Mortgage Loan.
(40) Organization of Mortgagor	Orange Professional Building (Loan No. 45)	The Mortgagor under the Mortgage Loan is affiliated with the Mortgagor under the Il Palazzo Mortgage Loan.
(41) Environmental Conditions	Residence Inn Portland (Loan No. 12)	A phase I environmental site assessment was issued in connection with the origination of the related Mortgage Loan on December 18, 2019 which is not within twelve months of the Cut-off Date of this transaction.

D-2-12

Starwood Mortgage Capital LLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(7) Permitted Liens; Title Insurance	Visions Hotel Portfolio III (Loan No. 22)	In connection with a proposed transfer of the TownePlace Suites New Hartford Mortgaged Property or the Fairfield Inn Cortland Mortgaged Property to a competitor of the franchisor, Marriott International, Inc., the franchisor has a right of first refusal to purchase the related Mortgaged Property. Such right of first refusal will apply if a competitor of the franchisor acquires the Mortgaged Property through foreclosure proceedings.
(7) Permitted Liens; Title Insurance	5 Mile Plaza (Loan No. 28)	Jack in the Box, the ninth largest tenant at the Mortgaged Property, has a right of first refusal to purchase and right of first refusal to lease its leased portion if the related borrower receives and intends to accept an offer from a third party to purchase or lease the related portion Jack in the Box occupies at the Mortgaged Property.
(14) Actions Concerning Mortgage Loan	Rose Castle Apartments (Loan No. 6)

The guarantor and the Mortgagor, among others, are defendants in a lawsuit seeking to enforce a settlement agreement that was filed on April 30, 2021. The settlement agreement contemplated that, upon fulfilling certain obligations, the plaintiff and defendants would receive title to certain parcels and entities owned by each of the parties, and the parties would then split the costs of maintaining and developing the properties. The plaintiff filed a notice of pendency as to the Mortgaged Property and another parcel unrelated to the Mortgaged Property. The plaintiff requested that title to the unrelated parcel be assigned to him and requested that he be admitted as a member of the entity that previously owned the Mortgaged Property. The Mortgagor’s motion to cancel the notice of pendency was granted, and the court dismissed the lawsuit as against various defendants, including the Mortgagor. The plaintiff has filed an appeal and the defendants’ motion to dismiss the appeal is pending.

The guarantor is also a defendant in a lawsuit in connection with a guarantor affiliate’s lease of a property other than the Mortgaged Property. The plaintiff, as lessor, alleged that the lessee failed to make rent payments, failed to provide the plaintiff with financial information concerning the related hotel’s cash flows and operations, and refused to cooperate in turning over and vacating the premises. In addition, the plaintiff alleges that the guarantor caused the lessee to pay substantial management fees to various management companies, at least one of which is owned and/or controlled by the guarantor. The plaintiff alleges damages of at least $165,000,000, plus interest. As of March 2022, the parties are in preliminary settlement discussions.

Additionally, the Mortgagor is a defendant in four pending lawsuits filed between 2020 and 2022 related to injuries allegedly incurred in connection with the construction of the Mortgaged Property. According to Mortgagor’s counsel the total anticipated liability in connection with three of the claims is estimated to be approximately $975,000, plus potential lost earnings, and the amount in controversy with respect to the May 2021 claim is near the primary policy limit.

(25) Local Law Compliance	Visions Hotel Portfolio III (Loan No. 22)	The DoubleTree Utica Mortgaged Property is legal non-conforming as to use.
(25) Local Law Compliance	5 Mile Plaza (Loan No. 28)	The Mortgaged Property is legal non-conforming as to use.
(25) Local Law Compliance	5 Mile Plaza (Loan No. 28)	The Mortgaged Property is the subject of certain fire code violations.
(26) Licenses and Permits	5 Mile Plaza (Loan No. 28)	The Mortgaged Property has outstanding certificates of occupancy for two units.

D-2-13

Starwood Mortgage Capital LLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(32) Single-Purpose Entity	Visions Hotel Portfolio III (Loan No. 22)	The Mortgagor of the Home2 Suites Utica Mortgaged Property previously owned certain property other than the Home2 Suites Utica Mortgaged Property.
(35) Ground Leases	Bedrock Portfolio (Loan No. 13)

The Mortgagor’s leasehold interest in two parcels at the One Woodward Mortgaged Property are each evidenced by a ground lease. The first ground lease (the “Parcel B Ground Lease”) covers a portion of the One Woodward Mortgaged Property including a portion of the building and patio. The second ground lease (the “Parcel C Ground Lease”) is with the City of Detroit and pertains to the sidewalk area around the building, including the ramp to the underground parking at the One Woodward Mortgaged Property.

The Parcel C Ground Lease is silent with respect to any restrictions on the identity of the mortgagee and whether the ground lease is assignable to the holder of the Mortgage Loan and its successors and assigns without the consent of the lessor thereunder, and in the event it is so assigned, it is further assignable by the holder of the Mortgage Loan and its successors and assigns without the consent of the lessor.

The Parcel C Ground Lease is silent as to whether the leasehold interest of the lessee is permitted to be encumbered by the related Mortgage.

The Parcel C Ground Lease does not require the lessor to give the Mortgagee written notice of any default.

Each of the Parcel B Ground Lease and the Parcel C Ground Lease (i) are silent on whether the ground lease may not be amended, modified, canceled or terminated without the prior written consent of the Mortgagee, (ii) do not expressly provide Mortgagee a reasonable opportunity to cure any default under the related ground lease, (iii) are silent on whether any related insurance proceeds or the portion of the condemnation award allocable to the related ground lessee’s interest will be applied either to the repair or restoration of the Mortgaged Property or to the payment of the outstanding principal balance of the Mortgage Loan and (iv) are silent on whether any related insurance proceeds or the portion of the condemnation award allocable to the related ground lessee’s interest will be applied first to the payment of the outstanding principal balance of the Mortgage Loan in the event of a total or substantially total taking or loss.

The Parcel C Ground Lease does not expressly provide that a new ground lease is required in connection with the termination of such ground lease for any reason.

D-2-14

Societe Generale Financial Corporation
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(25) Local Law Compliance	Autumn Lakes (Loan No. 11)

The related Mortgaged Property is divided between two zoning districts. The portion of the Mortgaged Property located in the “C-1 Retail Commercial District” is legal non-conforming as to use as multifamily uses are no longer permitted under the current zoning code for such district. If a structure containing a legal non-conforming use is destroyed by fire, natural disaster or other act of God, such structure may be restored to its prior legal non-conforming use provided that such restoration does not exceed the degree of non-conformity which existed prior to such destruction and is commenced within two years of the date of destruction. Otherwise, such structure may only be restored in accordance with the current zoning code.

Certain building code violations are open at the Mortgaged Property. The Mortgage Loan documents require the Mortgagor to cure and use commercially reasonable efforts to remove of record (or to cause to be cured and removed of record) any such violations.

(25) Local Law Compliance	New Highlands Self Storage (Loan No. 37)	The Mortgaged Property is legal non-conforming as to use as self-storage uses are no longer permitted under the current zoning code. If a structure containing a legal-non-conforming use suffers a calamity or is damaged or demolished, such structure may be restored to its prior legal non-conforming use within its original foundation or footprint provided that a building permit is issued prior to 24 months from the date of demolition or calamity and construction meets applicable development standards as well as any applicable building or environmental health codes. If the building permit lapses or is otherwise revoked after the 24 month period has expired, the Mortgaged Property may only be restored in accordance with the current zoning code.
(28) Mortgage Releases	All Societe Generale Financial Corporation Mortgage Loans	If the subject Mortgage Loan is included in a REMIC and the loan-to-value ratio of the related Mortgaged Property following a condemnation exceeds 125%, the related Mortgagor may be able to avoid having to pay down the subject Mortgage Loan if it delivers an opinion of counsel to the effect that the failure to make such pay down will not cause such REMIC to fail to qualify as such.
(32) Single-Purpose Entity	New Highlands Self Storage (Loan No. 37)	The Mortgagor is a recycled Single-Purpose Entity that previously owned two parcels adjacent to the Mortgaged Property that were transferred prior to the origination of the Mortgage Loan.
(40) Organization of Mortgagor	64-68 Maspeth Avenue (Loan No. 34) 65 Maspeth Avenue (Loan No. 35) 484 Humboldt Street (Loan No. 43)	The Mortgagors are affiliated entities.

D-2-15

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ANNEX E

CLASS A-SB PLANNED PRINCIPAL BALANCE SCHEDULE

Distribution Date	Class A-SB Planned Principal Balance ($)
May 2022	23,405,000.00
June 2022	23,405,000.00
July 2022	23,405,000.00
August 2022	23,405,000.00
September 2022	23,405,000.00
October 2022	23,405,000.00
November 2022	23,405,000.00
December 2022	23,405,000.00
January 2023	23,405,000.00
February 2023	23,405,000.00
March 2023	23,405,000.00
April 2023	23,405,000.00
May 2023	23,405,000.00
June 2023	23,405,000.00
July 2023	23,405,000.00
August 2023	23,405,000.00
September 2023	23,405,000.00
October 2023	23,405,000.00
November 2023	23,405,000.00
December 2023	23,405,000.00
January 2024	23,405,000.00
February 2024	23,405,000.00
March 2024	23,405,000.00
April 2024	23,405,000.00
May 2024	23,405,000.00
June 2024	23,405,000.00
July 2024	23,405,000.00
August 2024	23,405,000.00
September 2024	23,405,000.00
October 2024	23,405,000.00
November 2024	23,405,000.00
December 2024	23,405,000.00
January 2025	23,405,000.00
February 2025	23,405,000.00
March 2025	23,405,000.00
April 2025	23,405,000.00
May 2025	23,405,000.00
June 2025	23,405,000.00
July 2025	23,405,000.00
August 2025	23,405,000.00
September 2025	23,405,000.00
October 2025	23,405,000.00
November 2025	23,405,000.00
December 2025	23,405,000.00
January 2026	23,405,000.00
February 2026	23,405,000.00
March 2026	23,405,000.00
April 2026	23,405,000.00
May 2026	23,405,000.00
June 2026	23,405,000.00
July 2026	23,405,000.00
August 2026	23,405,000.00
September 2026	23,405,000.00
October 2026	23,405,000.00
November 2026	23,405,000.00
December 2026	23,314,594.58
January 2027	23,030,609.50
February 2027	22,745,532.86
Distribution Date	Class A-SB Planned Principal Balance ($)
March 2027	22,388,237.04
April 2027	22,076,778.02
May 2027	21,706,959.17
June 2027	21,364,653.53
July 2027	20,992,186.38
August 2027	20,647,133.91
September 2027	20,300,756.08
October 2027	19,924,332.83
November 2027	19,575,177.04
December 2027	19,196,055.00
January 2028	18,844,100.00
February 2028	18,490,792.88
March 2028	18,079,147.30
April 2028	17,722,898.25
May 2028	17,336,885.15
June 2028	16,977,782.64
July 2028	16,588,997.41
August 2028	16,227,019.61
September 2028	15,863,650.81
October 2028	15,455,629.09
November 2028	15,072,817.60
December 2028	14,659,421.08
January 2029	14,273,563.74
February 2029	13,825,731.04
March 2029	13,349,992.29
April 2029	12,959,354.60
May 2029	12,538,355.08
June 2029	12,144,611.94
July 2029	11,720,595.52
August 2029	11,323,723.27
September 2029	10,925,333.04
October 2029	10,496,802.10
November 2029	10,095,247.37
December 2029	9,663,642.18
January 2030	9,258,898.87
February 2030	8,852,607.18
March 2030	8,359,678.08
April 2030	7,949,941.81
May 2030	7,510,388.39
June 2030	7,097,401.19
July 2030	6,654,689.54
August 2030	6,238,426.64
September 2030	5,820,570.84
October 2030	5,373,129.44
November 2030	4,951,960.86
December 2030	4,501,301.15
January 2031	4,076,794.54
February 2031	3,650,663.17
March 2031	3,139,745.09
April 2031	2,710,022.93
May 2031	2,251,053.57
June 2031	1,817,928.17
July 2031	1,355,652.63
August 2031	919,098.07
September 2031	480,872.17
October 2031 and thereafter	0.00

E-1

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ANNEX F

ASSUMED PRINCIPAL AND INTEREST PAYMENT SCHEDULE FOR
THE AMF PORTFOLIO WHOLE LOAN

Monthly Payment Date	Whole Loan Principal Balance ($)	Whole Loan Interest Payment ($)	Whole Loan Principal Payment ($)	Mezzanine Loan Principal Balance ($)	Mezzanine Loan Interest Payment ($)	Mezzanine Loan Principal Payment ($)
12/06/21	172,000,000.00	533,746.11	0.00	13,000,000.00	72,283.06	0.00
01/06/22	172,000,000.00	551,537.64	0.00	13,000,000.00	74,692.50	0.00
02/06/22	172,000,000.00	551,537.64	0.00	13,000,000.00	74,692.50	0.00
03/06/22	172,000,000.00	498,163.03	0.00	13,000,000.00	67,464.19	0.00
04/06/22	172,000,000.00	551,537.64	0.00	13,000,000.00	74,692.50	0.00
05/06/22	172,000,000.00	533,746.11	0.00	13,000,000.00	72,283.06	0.00
06/06/22	172,000,000.00	551,537.64	0.00	13,000,000.00	74,692.50	0.00
07/06/22	172,000,000.00	533,746.11	0.00	13,000,000.00	72,283.06	0.00
08/06/22	172,000,000.00	551,537.64	0.00	13,000,000.00	74,692.50	0.00
09/06/22	172,000,000.00	551,537.64	0.00	13,000,000.00	74,692.50	0.00
10/06/22	172,000,000.00	533,746.11	0.00	13,000,000.00	72,283.06	0.00
11/06/22	172,000,000.00	551,537.64	0.00	13,000,000.00	74,692.50	0.00
12/06/22	172,000,000.00	533,746.11	0.00	13,000,000.00	72,283.06	0.00
01/06/23	172,000,000.00	551,537.64	0.00	13,000,000.00	74,692.50	0.00
02/06/23	172,000,000.00	551,537.64	0.00	13,000,000.00	74,692.50	0.00
03/06/23	172,000,000.00	498,163.03	0.00	13,000,000.00	67,464.19	0.00
04/06/23	172,000,000.00	551,537.64	0.00	13,000,000.00	74,692.50	0.00
05/06/23	172,000,000.00	533,746.11	0.00	13,000,000.00	72,283.06	0.00
06/06/23	172,000,000.00	551,537.64	0.00	13,000,000.00	74,692.50	0.00
07/06/23	172,000,000.00	533,746.11	0.00	13,000,000.00	72,283.06	0.00
08/06/23	172,000,000.00	551,537.64	0.00	13,000,000.00	74,692.50	0.00
09/06/23	172,000,000.00	551,537.64	0.00	13,000,000.00	74,692.50	0.00
10/06/23	172,000,000.00	533,746.11	0.00	13,000,000.00	72,283.06	0.00
11/06/23	172,000,000.00	551,537.64	0.00	13,000,000.00	74,692.50	0.00
12/06/23	172,000,000.00	533,746.11	0.00	13,000,000.00	72,283.06	0.00
01/06/24	172,000,000.00	551,537.64	0.00	13,000,000.00	74,692.50	0.00
02/06/24	172,000,000.00	551,537.64	0.00	13,000,000.00	74,692.50	0.00
03/06/24	172,000,000.00	515,954.57	0.00	13,000,000.00	69,873.63	0.00
04/06/24	172,000,000.00	551,537.64	0.00	13,000,000.00	74,692.50	0.00
05/06/24	172,000,000.00	533,746.11	0.00	13,000,000.00	72,283.06	0.00
06/06/24	172,000,000.00	551,537.64	0.00	13,000,000.00	74,692.50	0.00
07/06/24	172,000,000.00	533,746.11	0.00	13,000,000.00	72,283.06	0.00
08/06/24	172,000,000.00	551,537.64	0.00	13,000,000.00	74,692.50	0.00
09/06/24	172,000,000.00	551,537.64	0.00	13,000,000.00	74,692.50	0.00
10/06/24	172,000,000.00	533,746.11	0.00	13,000,000.00	72,283.06	0.00
11/06/24	172,000,000.00	551,537.64	0.00	13,000,000.00	74,692.50	0.00
12/06/24	172,000,000.00	533,746.11	0.00	13,000,000.00	72,283.06	269,845.82
01/06/25	172,000,000.00	551,537.64	0.00	12,730,154.18	73,779.06	250,558.28
02/06/25	172,000,000.00	551,537.64	0.00	12,479,595.90	72,930.91	251,406.43
03/06/25	172,000,000.00	498,163.03	0.00	12,228,189.47	65,104.42	312,607.53
04/06/25	172,000,000.00	551,537.64	0.00	11,915,581.93	71,021.71	253,315.63
05/06/25	172,000,000.00	533,746.11	0.00	11,662,266.30	67,900.87	274,228.01
06/06/25	172,000,000.00	551,537.64	0.00	11,388,038.29	69,235.96	255,101.38
07/06/25	172,000,000.00	533,746.11	0.00	11,132,936.91	66,166.87	275,962.01
08/06/25	172,000,000.00	551,537.64	0.00	10,856,974.90	67,438.30	256,899.05
09/06/25	172,000,000.00	551,537.64	0.00	10,600,075.85	66,568.69	257,768.66
10/06/25	172,000,000.00	533,746.11	0.00	10,342,307.19	63,576.90	278,551.98
11/06/25	172,000,000.00	551,537.64	0.00	10,063,755.22	64,753.23	259,584.12
12/06/25	172,000,000.00	533,746.11	0.00	9,804,171.10	61,814.06	280,314.82
01/06/26	172,000,000.00	551,537.64	0.00	9,523,856.28	62,925.65	261,411.69
02/06/26	172,000,000.00	551,537.64	0.00	9,262,444.58	62,040.77	262,296.58
03/06/26	172,000,000.00	498,163.03	0.00	9,000,148.01	55,234.86	322,477.09
04/06/26	172,000,000.00	551,537.64	0.00	8,677,670.92	60,061.29	264,276.05
05/06/26	172,000,000.00	533,746.11	0.00	8,413,394.87	57,258.11	284,870.77
06/06/26	172,000,000.00	551,537.64	0.00	8,128,524.09	58,202.41	266,134.93
07/06/26	172,000,000.00	533,746.11	0.00	7,862,389.16	55,453.10	286,675.78
08/06/26	172,000,000.00	551,537.64	0.00	7,575,713.39	56,331.13	268,006.21
09/06/26	172,000,000.00	551,537.64	0.00	7,307,707.18	55,423.93	268,913.42
10/06/26	172,000,000.00	533,746.11	0.00	7,038,793.76	52,755.14	289,373.74

F-1

Monthly Payment Date	Whole Loan Principal Balance ($)	Whole Loan Interest Payment ($)	Whole Loan Principal Payment ($)	Mezzanine Loan Principal Balance ($)	Mezzanine Loan Interest Payment ($)	Mezzanine Loan Principal Payment ($)
11/06/26	172,000,000.00	551,537.64	0.00	6,749,420.02	53,534.11	270,803.23
12/06/26	172,000,000.00	533,746.11	0.00	6,478,616.79	50,920.10	291,208.78
01/06/27	172,000,000.00	551,537.64	0.00	6,187,408.00	51,631.68	272,705.66
02/06/27	172,000,000.00	551,537.64	0.00	5,914,702.34	50,708.57	273,628.78
03/06/27	172,000,000.00	498,163.03	0.00	5,641,073.57	44,964.68	332,747.27
04/06/27	172,000,000.00	551,537.64	0.00	5,308,326.29	48,655.97	275,681.38
05/06/27	172,000,000.00	533,746.11	0.00	5,032,644.92	46,183.33	295,945.55
06/06/27	172,000,000.00	551,537.64	0.00	4,736,699.37	46,720.99	277,616.35
07/06/27	172,000,000.00	533,746.11	0.00	4,459,083.02	44,304.44	297,824.44
08/06/27	172,000,000.00	551,537.64	0.00	4,161,258.58	44,773.11	279,564.23
09/06/27	172,000,000.00	551,537.64	0.00	3,881,694.35	43,826.78	280,510.57
10/06/27	172,000,000.00	533,746.11	0.00	3,601,183.78	41,494.10	300,634.78
11/06/27	172,000,000.00	551,537.64	0.00	3,300,549.01	41,859.58	282,477.76
12/06/27	172,000,000.00	533,746.11	0.00	3,018,071.25	39,583.93	302,544.95
01/06/28	172,000,000.00	551,537.64	0.00	2,715,526.29	39,879.27	284,458.08
02/06/28	172,000,000.00	551,537.64	0.00	2,431,068.22	38,916.37	285,420.98
03/06/28	172,000,000.00	515,954.57	0.00	2,145,647.24	35,501.81	324,418.61
04/06/28	172,000,000.00	551,537.64	0.00	1,821,228.63	36,852.04	287,485.30
05/06/28	172,000,000.00	533,746.11	0.00	1,533,743.33	34,721.51	307,407.37
06/06/28	172,000,000.00	551,537.64	0.00	1,226,335.97	34,838.32	289,499.03
07/06/28	172,000,000.00	533,746.11	0.00	936,836.94	32,766.15	309,362.73
08/06/28	172,000,000.00	551,537.64	0.00	627,474.21	32,811.15	291,526.19
09/06/28	172,000,000.00	551,537.64	0.00	335,948.02	31,824.33	292,513.02
10/06/28	172,000,000.00	533,746.11	268,854.37	43,435.00	29,839.51	43,435.00
11/06/28	171,731,145.63	581,314.70	294,560.29	0.00	0.00	0.00
12/06/28	171,436,585.35	561,597.68	314,277.31	0.00	0.00	0.00
01/06/29	171,122,308.04	579,253.77	296,621.22	0.00	0.00	0.00
02/06/29	170,825,686.82	578,249.70	297,625.29	0.00	0.00	0.00
03/06/29	170,528,061.53	521,380.07	354,494.91	0.00	0.00	0.00
04/06/29	170,173,566.62	576,042.25	299,832.74	0.00	0.00	0.00
05/06/29	169,873,733.88	556,478.04	319,396.95	0.00	0.00	0.00
06/06/29	169,554,336.93	573,946.14	301,928.85	0.00	0.00	0.00
07/06/29	169,252,408.09	554,442.68	321,432.31	0.00	0.00	0.00
08/06/29	168,930,975.78	571,836.05	304,038.94	0.00	0.00	0.00
09/06/29	168,626,936.84	570,806.87	305,068.12	0.00	0.00	0.00
10/06/29	168,321,868.72	551,394.39	324,480.60	0.00	0.00	0.00
11/06/29	167,997,388.12	568,675.83	307,199.16	0.00	0.00	0.00
12/06/29	167,690,188.96	549,325.11	326,549.88	0.00	0.00	0.00
01/06/30	167,363,639.08	566,530.57	309,344.42	0.00	0.00	0.00
02/06/30	167,054,294.66	565,483.43	310,391.56	0.00	0.00	0.00
03/06/30	166,743,903.11	509,810.22	366,064.77	0.00	0.00	0.00
04/06/30	166,377,838.34	563,193.60	312,681.38	0.00	0.00	0.00
05/06/30	166,065,156.96	544,001.78	331,873.21	0.00	0.00	0.00
06/06/30	165,733,283.75	561,011.77	314,863.22	0.00	0.00	0.00
07/06/30	165,418,420.53	541,883.18	333,991.81	0.00	0.00	0.00
08/06/30	165,084,428.72	558,815.38	317,059.61	0.00	0.00	0.00
09/06/30	164,767,369.11	557,742.12	318,132.87	0.00	0.00	0.00
10/06/30	164,449,236.24	538,708.29	337,166.70	0.00	0.00	0.00
11/06/30	164,112,069.55	555,523.91	320,351.07	0.00	0.00	0.00
12/06/30	163,791,718.47	536,554.37	339,320.62	0.00	0.00	0.00
01/06/31	163,452,397.86	553,290.91	322,584.08	0.00	0.00	0.00
02/06/31	163,129,813.78	552,198.95	323,676.04	0.00	0.00	0.00
03/06/31	162,806,137.74	497,770.72	378,104.27	0.00	0.00	0.00
04/06/31	162,428,033.48	549,823.41	326,051.58	0.00	0.00	0.00
05/06/31	162,101,981.90	531,019.08	344,855.91	0.00	0.00	0.00
06/06/31	161,757,125.99	547,552.36	328,322.62	0.00	0.00	0.00
07/06/31	161,428,803.37	528,813.86	347,061.13	0.00	0.00	0.00
08/06/31	161,081,742.23	545,266.17	330,608.81	0.00	0.00	0.00
09/06/31	160,751,133.42	544,147.05	331,727.93	0.00	0.00	0.00
10/06/31	160,419,405.48	525,507.24	350,367.75	0.00	0.00	0.00
11/06/31	160,069,037.73	541,838.14	160,069,037.73	0.00	0.00	0.00

F-2

No dealer, salesman or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

TABLE OF CONTENTS

Summary of Certificates and VRR Interest	3
Important Notice Regarding the Offered Certificates	16
Important Notice About Information Presented in this Prospectus	17
Summary of Terms	26
Summary of Risk Factors	61
Risk Factors	63
Description of the Mortgage Pool	155
Transaction Parties	256
Credit Risk Retention	312
Description of the Certificates	330
Description of the Mortgage Loan Purchase Agreements	368
Pooling and Servicing Agreement	378
Certain Legal Aspects of Mortgage Loans	489
Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties	505
Pending Legal Proceedings Involving Transaction Parties	508
Use of Proceeds	508
Yield and Maturity Considerations	508
Material Federal Income Tax Considerations	521
Certain State and Local Tax Considerations	533
Method of Distribution (Underwriter)	533
Incorporation of Certain Information by Reference	536
Where You Can Find More Information	537
Financial Information	537
Certain ERISA Considerations	537
Legal Investment	541
Legal Matters	542
Ratings	542
Index of Defined Terms	546

Dealers will be required to deliver a prospectus when acting as underwriters of these certificates and with respect to unsold allotments or subscriptions. In addition, all dealers selling these certificates will deliver a prospectus until the date that is ninety days from the date of this prospectus.

$ 879,969,000
(Approximate)

Barclays Commercial Mortgage
Securities LLC
Depositor

BBCMS MORTGAGE TRUST
2022-C15
Issuing Entity

Commercial Mortgage Pass-Through
Certificates,
Series 2022-C15

Class A-1	$12,900,000
Class A-2	$75,600,000
Class A-3	$87,800,000
Class A-4	$0	–
	$220,000,000
Class A-5	$277,300,000	–
	$497,300,000
Class A-SB	$23,405,000
Class X-A	$697,005,000
Class X-B	$182,964,000
Class A-S	$94,593,000
Class B	$46,053,000
Class C	$42,318,000

PRELIMINARY
PROSPECTUS

Barclays

Co-Lead Manager and Joint Bookrunner

BMO Capital Markets

Co-Lead Manager and Joint Bookrunner

Société Générale

Co-Lead Manager and Joint Bookrunner

KeyBanc Capital Markets

Co-Lead Manager and Joint Bookrunner

Drexel Hamilton

Co-Manager

Bancroft Capital, LLC

Co-Manager

March , 2022